                                                Filed Pursuant to Rule 424(b)(2)
                                                Registration Number 333-33823



PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JUNE 24, 1998)

                                  $50,703,106
                                 (APPROXIMATE)

                     FUND AMERICA INVESTORS CORPORATION II
                                     ISSUER
                    PASS-THROUGH CERTIFICATES, SERIES 1998-B

    The Pass-Through Certificates, Series 1998-B, Class 1A (the "Class 1A Certificates") and Class 2A (the "Class 2A Certificates," and together with the Class 1A Certificates, the "Certificates"), will represent, in the aggregate, the entire beneficial ownership interest in two groups of underlying securities, each of which will constitute a separate sub-trust, held by a trust (the "Trust") consisting primarily of all or a portion of (i) three classes of Guaranteed REMIC Pass-Through Certificates issued by Fannie Mae, formerly known as the Federal National Mortgage Association ("Fannie Mae"), as part of separate series of such certificates, including two classes of Combinable and Recombinable REMIC Certificates (the "Pooled Fannie Mae Certificates"), (ii) one class of Guaranteed REMIC Pass-Through Securities issued by Ginnie Mae, formerly known as the Government National Mortgage Association ("Ginnie Mae"), representing a beneficial ownership interest in a trust established by Ginnie Mae (the "Pooled Ginnie Mae Certificate"), (iii) two classes of certificates issued by Freddie Mac, formerly known as the Federal Home Loan Mortgage Corporation ("Freddie Mac"), as part of separate series of such certificates, including one class of Payment Exchange Certificates and one class of Multiclass Mortgage Participation Certificates (the "Pooled Freddie Mac Certificates," and together with the Pooled Fannie Mae Certificates and the Pooled Ginnie Mae Certificate, the "Pooled Agency Certificates"), and (iv) a single class of Pass-Through Certificates, Series 1997-3, which represents a beneficial ownership interest in a trust established by Bear Stearns Mortgage Securities, Inc. (the "Pooled Non-Agency Certificate," and together with the Pooled Agency Certificates, the "Pooled Certificates"). The Pooled Certificates or portions thereof underlying the Class 1A Certificates are also referred to herein as the "Group 1A Pooled Certificates" and the Pooled Certificates or portions thereof underlying the Class 2A Certificates are also referred to herein as the "Group 2A Pooled Certificates." The designations used herein for each Pooled Certificate and the allocation thereof to the Class 1A and/or Class 2A Certificates are set forth under "Description of the Pooled
Certificates -- General" and the characteristics of the Pooled Certificates are described herein under "Description of the Pooled Certificates" and in Annex 1 and Annex 2 attached hereto. Capitalized terms used but not otherwise defined
herein are defined in the Prospectus.             (Cover continued on next page)

 THESE CERTIFICATES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                         ------------------------------
THESE CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE ISSUER,
      THE TRUSTEE, THE UNDERWRITER, OR ANY OF THEIR RESPECTIVE AFFILIATES. DISTRIBUTIONS ON THE CERTIFICATES WILL BE MADE SOLELY FROM ASSETS TRANSFERRED OR
          PLEDGED TO THE TRUST FOR THE BENEFIT OF CERTIFICATEHOLDERS.
                         ------------------------------

    Prospective investors should consider, among other things, the factors set forth on Page (iv) herein, those under "Risk Factors," commencing at Page 28 of the Prospectus and at Page S-14 of this Prospectus Supplement, and the discussion under "Yield and Prepayment Considerations" commencing at Page S-28 herein.


====================================================================================================
                                                         INITIAL PRINCIPAL AMOUNT  PASS-THROUGH RATE
----------------------------------------------------------------------------------------------------
Class 1A...............................................               $24,651,553                (1)
----------------------------------------------------------------------------------------------------
Class 2A...............................................               $26,051,553                (1)
====================================================================================================

(1) The effective per annum interest rate borne by either Class of Certificates during each Interest Accrual Period (as defined herein) with respect to a Distribution Date (as defined herein) will equal a fraction, expressed as a percentage truncated at the fourth decimal place, the numerator of which is equal to the aggregate amount in respect of interest paid on such Class of Certificates for the related Interest Accrual Period multiplied by 12, and the denominator of which is the principal amount of such Class of Certificates immediately prior to such Distribution Date. Under certain circumstances, the principal amount of either Class of Certificates could be paid in full while interest would remain payable, in which case, the calculation of the effective per annum interest rate borne by such Class of Certificates would not be meaningful. The effective per annum interest rate borne by the Class 1A Certificates and the Class 2A Certificates during the first Interest Accrual Period is projected to be approximately 11.1466% and 10.8958%, respectively.

    The Certificates will be purchased by Bear, Stearns & Co. Inc. (the "Underwriter") from Fund America Investors Corporation II (the "Company") and will be offered by the Underwriter from time to time in negotiated transactions at varying prices to be determined at the time of sale. Proceeds to the Company from the sale of the Certificates are expected to be approximately 110.0% of the aggregate principal balance of the Certificates, plus accrued interest thereon from June 1, 1998 to but not including the Closing Date, but before deducting expenses payable by the Company, estimated to be $200,000.

    The Certificates are offered by the Underwriter when, as and if issued, delivered to and accepted by the Underwriter and subject to certain other conditions. Delivery of the Certificates is expected to be made in book entry form only, through the same day funds settlement system of The Depository Trust Company on or about June 30, 1998.
                         ------------------------------
                            BEAR, STEARNS & CO. INC.
            THE DATE OF THIS PROSPECTUS SUPPLEMENT IS JUNE 26, 1998

     (cover continued from previous page)

         The Pooled Fannie Mae Certificates are guaranteed as to timely distribution of principal and interest by Fannie Mae. Freddie Mac guarantees to the record holder of the Pooled Freddie Mac Certificates the timely payment of interest and the payment of the principal amount of the Pooled Freddie Mac Certificates as described in the applicable Freddie Mac Offering Circulars.
The Pooled Ginnie Mae Certificate is guaranteed as to timely payment of principal and accrual of interest by Ginnie Mae, which guarantee is backed by the full faith and credit of the United States. Payments with respect to the Pooled Non-Agency Certificate are not guaranteed by Fannie Mae, Freddie Mac, Ginnie Mae, or any other person. The Pooled Non-Agency Certificate represents an undivided ownership interest in underlying certificates that include certain Fannie Mae and Freddie Mac certificates.

         The Pooled Fannie Mae Certificates (individually, the "Pooled Fannie Mae 98-23 Certificate," the "Pooled Fannie Mae 97-78 Certificate," and the "Pooled Fannie Mae 98-42 Certificate") are each one class of three separate series of Guaranteed Fannie Mae REMIC Certificates (each, an "Underlying Fannie Mae Series") that represent beneficial ownership interests in separate trusts established by Fannie Mae (each, an "Underlying Fannie Mae Trust" and individually, the "Underlying Fannie Mae 98-23 Trust," the "Underlying Fannie Mae 97-78 Trust," and the "Underlying Fannie Mae 98-42 Trust"). The Pooled Fannie Mae 98-23 Certificate represents a beneficial ownership interest in the Underlying Fannie Mae 98-23 Trust. The assets of the Underlying Fannie Mae 98-23 Trust consist of certain previously issued REMIC certificates ("Fannie Mae REMIC Certificates"), which evidence beneficial ownership interests in related Fannie Mae REMIC Trusts ("Fannie Mae REMIC Trusts"). Underlying the assets in the Fannie Mae REMIC Trusts are interests in certain Fannie Mae Guaranteed Mortgage Pass-Through Certificates ("Fannie Mae MBS"), each of which represents a beneficial ownership interest in a pool of first lien, single-family, fixed-rate residential mortgage loans ("Fannie Mae Mortgages").

         The Pooled Fannie Mae 97-78 Certificate represents a beneficial ownership interest in the Underlying Fannie Mae 97-78 Trust. The assets of the Underlying Fannie Mae 97-78 Trust include (i) certain Fannie Mae REMIC Certificates that evidence beneficial ownership interests in related Fannie Mae REMIC Trusts and (ii) certain Fannie Mae Stripped Mortgage-Backed Securities ("Fannie Mae SMBS"). Underlying the Fannie Mae REMIC Certificates are certain Fannie Mae MBS and certain "fully modified pass-through" mortgage-backed securities guaranteed as to timely payment of principal and interest by Ginnie Mae ("Ginnie Mae Certificates"). Underlying the Fannie Mae SMBS are beneficial ownership interests in certain principal and interest distributions made in respect of certain Fannie Mae MBS. Each Fannie Mae MBS represents a beneficial ownership interest in a pool of Fannie Mae Mortgages. Each Ginnie Mae Certificate is based on and backed by a pool of mortgage loans that are either insured by the Federal Housing Administration ("FHA") or partially guaranteed by the Department of Veterans Affairs ("VA") (collectively, "Ginnie Mae Mortgages").

         The Pooled Fannie Mae 98-42 Certificate represents a beneficial ownership interest in the Underlying Fannie Mae 98-42 Trust. The assets of the Underlying Fannie Mae 98-42 Trust include (i) "regular interests" in a separate trust fund the assets of which consist of (x) certain Fannie Mae Guaranteed Mortgage Pass-Through Certificates and (y) certain previously issued REMIC certificates evidencing beneficial ownership in the related Fannie Mae REMIC Trusts and (ii) certain non-interest bearing cash deposits. Underlying the assets in the Fannie Mae REMIC Trusts are interests in certain Fannie Mae Guaranteed Mortgage Pass-Through Certificates, each of which represents a beneficial ownership interest in a pool of Fannie Mae Mortgages.

         The Pooled Freddie Mac Certificates (individually, the "Pooled Freddie Mac G063 Certificate" and the "Pooled Freddie Mac 2008 Certificate") are each all or a portion of one class of two separate series of Payment Exchange Certificates or Multiclass Mortgage Participation Certificates, respectively (each, an "Underlying Freddie Mac Series"). The Pooled Freddie Mac G063 Certificate represents a beneficial ownership interest in a trust established by Freddie Mac (the "Underlying Freddie Mac G063 Trust"). The assets of the Underlying Freddie Mac G063 Trust consist of Freddie Mac Giant Stripped Securities, Series GS007, which in turn consist of Giant IO Securities and Giant PO Securities, backed by Ginnie Mae Certificates and/or Giant Securities backed by Ginnie Mae Certificates ("Ginnie Mae-Related Securities").
Underlying the Ginnie-Mae Related Securities are pools of Ginnie Mae Mortgages.

                                      (ii)

         The Pooled Freddie Mac 2008 Certificate represents a beneficial ownership interest in a trust established by Freddie Mac (the "Underlying Freddie Mac 2008 Trust"). The assets of the Underlying Freddie Mac 2008 Trust consist of Freddie Mac Multiclass PCs which are in turn backed by pools of first-lien, fixed-rate residential mortgage loans and mortgage participations ("Freddie Mac Mortgages").

         The Pooled Ginnie Mae Certificate is one class of a series of Guaranteed REMIC Pass-Through Securities (the "Underlying Ginnie Mae Series"), which represents a beneficial ownership interest in a trust established by Ginnie Mae (the "Underlying Ginnie Mae Trust"). The assets of the Underlying Ginnie Mae Trust include Ginnie Mae Certificates guaranteed pursuant to Ginnie Mae programs for first lien, single-family, fixed rate, residential mortgage loans.

         The Pooled Non-Agency Certificate is a portion of a single class of Pass-Through Certificates, Series 1997-3, which represents a beneficial ownership interest in a trust established by Bear Stearns Mortgage Securities, Inc. (the "Underlying Non-Agency Trust"). The assets of the Underlying Non-Agency Trust consist of all or a portion of (i) three classes of certain Fannie Mae REMIC Certificates, (ii) one class of Fannie Mae SMBS, and (iii) seven classes of Multiclass Mortgage Securities, Multiclass Mortgage Participation Certificates or Modifiable and Combinable REMIC Certificates issued by Freddie Mac as part of six separate series of such securities or certificates (collectively, the "Underlying 1997-3 Agency Certificates," and together with the Fannie Mae REMIC Certificates, Fannie Mae MBS, Fannie Mae SMBS, Ginnie Mae-Related Securities, and Freddie Mac Giant Stripped Securities underlying the other Underlying Trusts, the "Underlying Agency Certificates").

         Three classes of the Pooled Certificates are entitled to receive distributions of interest on the principal balance or notional balance thereof based on separate formulae that vary inversely with the London interbank offered quotations for one-month Eurodollar deposits ("LIBOR"), subject to minimum and maximum rates (the "Pooled Inverse Floating Rate Certificates"). One of the Pooled Inverse Floating Rate Certificates is also an "interest only" certificate, which does not have a principal balance and is not entitled to receive distributions of principal (an "IO Certificate"). One class of the Pooled Certificates is a Payment Exchange Certificate that is also an IO Certificate (the "Pooled PEC/IO Certificate," and together with the Pooled Inverse Floating Rate Certificate that is also an IO Certificate, the "Pooled IO Certificates"), which has a fixed interest rate of 8.00% and is also entitled to receive interest payment supplement amounts that vary with the rate of prepayments experienced on the mortgages underlying the Freddie Mac Giant Stripped Securities (as defined in the Underlying Offering Circular Term Sheets attached hereto as Annex 2) and the level of LIBOR. Lower levels of LIBOR and faster prepayments will increase the interest payment supplement amount, subject to the available funds. Two classes of the Pooled Certificates are accrual classes with fixed interest rates (the "Pooled Accrual Certificates"). Amounts representing interest are not distributed to the holders of the Pooled Accrual Certificates; instead, such amounts are added to the principal balance thereof. One class of the Pooled Certificates is entitled to receive distributions of interest on the principal balance thereof equal to the interest received on the underlying assets (the "Pooled WAC Certificate"). The annual interest rate on the Pooled WAC Certificate is determined by multiplying the interest received on the underlying assets by 12 and then dividing such amount by the principal balance of such Pooled WAC Certificate. See "Description of the Pooled Certificates" herein.

         It is a condition to the issuance of the Certificates that they be assigned a rating of "Aaa" by Moody's Investors Service, Inc. ("Moody's") and "AAA" by Fitch IBCA, Inc. ("Fitch," and together with Moody's, the "Rating Agencies"). See "Ratings" herein.

         Distributions of principal and interest on the Certificates with respect to a month will be made on the 25th day of such month (each, a "Distribution Date") or, if such 25th day is not a business day, then on the first Business Day after the first Business Day (as defined herein) after the 25th day of each month. On each Distribution Date, holders of each Class of Certificates will be entitled to receive interest from funds received as interest on the related group of Pooled Certificates and principal from funds received as principal on the related group of Pooled Certificates, as more fully described herein under "Description of the Certificates" herein.

         THE CERTIFICATES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS. IN PARTICULAR, NO INVESTOR SHOULD PURCHASE THE CERTIFICATES UNLESS THE INVESTOR

                                     (iii)

UNDERSTANDS AND IS ABLE TO BEAR THE PREPAYMENT, YIELD, LIQUIDITY, AND MARKET RISKS ASSOCIATED WITH THE CERTIFICATES.

         The Certificates are complex securities and it is important that each investor in the Certificates possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained and incorporated in this Prospectus Supplement in the context of that investor's financial situation.

         The yield to maturity on each Class of Certificates will depend on the purchase price of the Certificates, the amount of interest distributed on the Certificates, and the rate and timing of principal payments on the related group of Pooled Certificates, which in turn will be affected by the rate and timing of principal payments on the Underlying Agency Certificates, which in turn will be affected by the rate and timing of principal payments (including prepayments, repurchases, defaults, and liquidations) on the Fannie Mae Mortgages, Freddie Mac Mortgages and the Ginnie Mae Mortgages (collectively, the "Mortgage Loans" and with respect to any Underlying Agency Certificates, the "Underlying Mortgage Loans" or a "Mortgage Pool"). Generally, the Mortgage Loans may be prepaid at any time without penalty. The yield to maturity on the Certificates also will be sensitive to the level of LIBOR. Mortgage Loan prepayment rates are likely to fluctuate significantly from time to time, as is the level of LIBOR. Investors should consider the associated risks, including:

    o High levels of LIBOR can significantly reduce the interest due on any of the Underlying Agency Certificates that are inverse floating rate certificates. Similarly, high levels of LIBOR can significantly reduce the interest due on the Pooled Inverse Floating Rate Certificates. Generally, a high level of LIBOR will have a negative effect on the yield to investors in the Certificates.

    o High levels of LIBOR can significantly reduce payments to the Pooled PEC/IO Certificate. Relatively high levels of LIBOR will reduce the supplemental amount of interest available for payments on the Pooled PEC/IO Certificate in excess of the amount calculated at the base fixed rate. As mortgage prepayment rates decrease, the supplemental amount will also decrease. Therefore, high levels of LIBOR (especially coupled with low prepayment rates) may significantly reduce the supplemental interest payments to the Pooled PEC/IO Certificate.

    o If the notional principal balances of the Pooled IO Certificates are reduced to zero (or, in the case of the Pooled Inverse Floating Rate Certificates, if increased LIBOR levels reduce the interest rate payable on such certificates to zero), interest payments on the Certificates will be significantly reduced.

    o Slight variations in Mortgage Loan characteristics could substantially affect the weighted average life and yield of the Underlying Agency Certificates, particularly those certificates that are support classes, which in turn could substantially affect the weighted average life and yield of the Pooled Certificates, particularly those Pooled Certificates that are support classes.

    o Although the Pooled Non-Agency Certificate represents a beneficial ownership interest in certain Fannie Mae and Freddie Mac certificates, the Pooled Non-Agency Certificate is not itself guaranteed by Fannie Mae, Freddie Mac, or any other person.

    o The Underlying Agency Certificates were issued as parts of different Underlying Series and the rates of prepayments on the Underlying Mortgage Loans will be different. Under various circumstances, including differing prepayment rates of the Underlying Mortgage Loans, the Underlying Agency Certificates could mature at times other than those expected by investors, which in turn could cause the Pooled Certificates to mature at times other than those expected by investors, which could then cause either Class of Certificates to take on a cash flow profile different from that expected by investors. For example, with respect to the Pooled Certificates, if the Pooled Accrual Certificates, the Pooled PEC/IO Certificate, and the Pooled WAC Certificate were to mature prior to the Pooled Inverse Floating Rate Certificates, the Certificates would, at that point, have the payment and yield characteristics of an inverse floating rate security. Similarly, if only one or two of the classes of Pooled Certificates mature prior to the others, the Certificates would thereafter have the combined payment and yield characteristics of the remaining classes.





                                      (iv)

    o The yield to investors on the Certificates can be expected to decrease to the extent that the notional principal balance of the Pooled IO Certificates reduces faster than anticipated.

    o If, on any Distribution Date, the amount by which a Pooled Accrual Certificate has accreted exceeds the aggregate distributions of principal on the other Pooled Certificates in such Pooled Accrual Certificate's Class, the principal balance of that Class of Certificates will be increased by the amount of such excess.

    o The yield to maturity of Certificates purchased at a discount or premium will be more sensitive to the rate and timing of payments thereon. Holders of Certificates purchased at a discount (or premium) should consider the risk that a slower (or faster) than anticipated rate of principal payments to the Certificates could result in an actual yield that is lower than the anticipated yield.

    o As of the June 1998 Pooled Non-Agency Certificate Payment Date, the interest accrued and unpaid on the principal balance (an "Interest Deficiency") in respect of the Fannie Mae 1993-246/F Certificate (which is one of the Underlying Agency Certificates underlying the Pooled Non-Agency Certificate) allocable to the Pooled Non-Agency Certificate was approximately $810,814.17. There can be no assurance as to whether holders of the Fannie Mae 1993-246/F Certificate, and in turn, the Pooled Non-Agency Certificate will in the future receive full distributions of interest at the rate calculated according to their interest rate formula on a timely basis or whether payment of any of the Interest Deficiency will be received.

         To the extent statements contained herein do not relate to historic or current information, this Prospectus Supplement may be deemed to contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "1933 Act"), and Section 21E of the Securities and Exchange Act of 1934, as amended (the "1934 Act"). Actual results could differ materially from those projected in such statements as a result of the matters set forth below, under "Summary of Terms--Yield and Prepayment Considerations" and "Yield and Prepayment Considerations" and elsewhere in this Prospectus Supplement.

         There is currently no secondary market for the Certificates and there can be no assurance that one will develop. The Underwriter intends to establish a market in the Certificates, but is not obligated to do so. There is no assurance that any such market, if established, will continue.

         No election will be made to treat the Trust or any of its assets as a "real estate mortgage investment conduit" ("REMIC") for federal income tax purposes.

         The Certificates offered by this Prospectus Supplement constitute a separate series of Certificates being offered by the Company pursuant to its Prospectus dated June 24, 1998, of which this Prospectus Supplement is a part and which accompanies this Prospectus Supplement. The Prospectus contains important information regarding this offering that is not contained herein and prospective investors are urged to read the Prospectus and this Prospectus Supplement in full. Prospective investors are also urged to read the documents relating to the Pooled Certificates described under "Description of the Pooled Certificates--Additional Information" herein.

                              --------------------

                         REPORTS TO CERTIFICATEHOLDERS

         Unless and until definitive certificates are issued with respect to the Certificates, monthly reports containing information concerning the Trust, which are prepared by the Trustee, will be sent to Cede & Co., as nominee of The Depository Trust Company ("DTC") and registered holder of the Certificates. Such reports may be available to beneficial owners of the Certificates in accordance with the regulations and procedures of DTC.

         CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE CERTIFICATES OFFERED HEREBY, INCLUDING OVER-ALLOTMENT, STABILIZING TRANSACTIONS, SYNDICATE SHORT COVERING TRANSACTIONS AND PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING" HEREIN.





                                      (v)

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                                                                           PAGE
SUMMARY OF TERMS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-2
RISK FACTORS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-14
         General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-14
         Uncertainty of Yield . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-14
DESCRIPTION OF THE CERTIFICATES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-15
         Book Entry . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-15
         Payments of Interest and Principal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-16
         Optional Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-18
         Mandatory Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-19
         Exchange of Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-19
DESCRIPTION OF THE POOLED CERTIFICATES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-19
         General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-19
         Pooled Fannie Mae Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-19
         Pooled Freddie Mac Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-20
         Pooled Ginnie Mae Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-21
         Pooled Non-Agency Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-21
         Pooled Certificates - Principal Types  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-23
         Pooled Certificates - Interest Types . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-23
         The Underlying Mortgage Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-24
         Additional Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-24
YIELD AND PREPAYMENT CONSIDERATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-28
         General Considerations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-28
         Final Scheduled Distribution Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-30
         Weighted Average Lives . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-30
         SPA Model  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-30
         Pricing Assumption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-30
         Decrement and Weighted Average Life Table  . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-31
         Pre-Tax Yield Tables . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-34
         Actual Experience Will Vary from Assumptions . . . . . . . . . . . . . . . . . . . . . . . . . .  S-35
THE POOLING AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-35
         General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-35
         Assignment of Pooled Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-35
         Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-36
         Reports to Certificateholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-36
         Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-37
         Certificateholder Action . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-38
         Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-38
         Indemnification of the Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-38
         Certain Matters Regarding the Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-38
FEDERAL INCOME TAX CONSIDERATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-38
         Tax Characterization of the Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-39
ERISA CONSIDERATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-40
LEGAL INVESTMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-41
UNDERWRITING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-41
LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-42
RATINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-42
INDEX OF TERMS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-43
ANNEX 1 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-46
ANNEX 2 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-50

                                SUMMARY OF TERMS

         The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying prospectus dated June 24, 1998 (the "Prospectus"). A description of the Pooled Certificates being deposited into the Trust is set forth under "Description of the Pooled Certificates-- General" and in Annex 1 and Annex 2 hereto. Unless otherwise specified herein, references herein to an amount or percentage of Pooled Certificates refers to the amount or percentage calculated based on the aggregate outstanding principal balance or notional principal balance as reported by Fannie Mae, Freddie Mac, and Ginnie Mae and based on information provided to holders of the Pooled Non-Agency Certificate with respect to the Underlying Series (the "Pooled Certificate Principal Balance" or the "Pooled Certificate Notional Principal Balance," as applicable) of such Pooled Certificates as of each Certificate's June 1998 Pooled Certificate Distribution Date after giving effect to distributions made on the Pooled Certificates on or prior to such dates. References to "FNMA," "FHLMC," or "GNMA" in the Prospectus shall be deemed to refer, respectively, to "Fannie Mae," "Freddie Mac," or "Ginnie Mae" in this Prospectus Supplement.

Title of Certificates . . . . . . . . .    Pass-Through Certificates, Series 1998-B, Class 1A and Class 2A.

Trust . . . . . . . . . . . . . . . . .    The Certificates will represent the entire beneficial ownership interest in two groups of underlying securities, each of which will constitute a separate sub-trust, held by a trust (the "Trust") formed pursuant to a Pooling
                                           Agreement (the "Agreement") between Fund America Investors Corporation II (the
                                           "Company") and U.S. Bank Trust National Association, as Trustee (the
                                           "Trustee").  The Company expects to acquire the Pooled Certificates from Bear,
                                           Stearns & Co. Inc. (the "Underwriter") on the Closing Date.  See
                                           "Underwriting" herein and "The Issuer" in the Prospectus.  The Trustee will act as certificate administrator and will perform certain administrative functions for the Trust, including, among other things, calculating amounts due to Certificateholders and the preparation and distribution of monthly reports.  Consequently, there will be no separate servicing agreement among the parties relating to the transaction.  See "The Pooling Agreement" herein.

Book-Entry;
Denominations . . . . . . . . . . . . .    Each Class of Certificates will be registered as a single certificate registered in the name of Cede & Co. as nominee of The Depository Trust
                                           Company ("DTC"), and beneficial interests will be held by investors through the book-entry facilities of DTC in minimum denominations of $25,000 and increments of $1 in excess thereof.  See "Description of the Certificates--
                                           Book Entry; Physical Certificates" herein and "Description of the
                                           Certificates--Book Entry Registration" in the Prospectus.

Pooled Certificates . . . . . . . . . .    The Trust will consist primarily of the Pooled Certificates, which will consist of two groups of underlying securities that consist of all or a portion of (i) three classes of Guaranteed REMIC Pass-Through Certificates issued by Fannie Mae, as part of separate series of such certificates, including two classes of Combinable and Recombinable REMIC Certificates (the
                                           "Pooled Fannie Mae Certificates"), (ii) one class of Guaranteed REMIC Pass-
                                           Through Securities issued by Ginnie Mae, representing a beneficial ownership interest in a separate trust established by Ginnie Mae (the "Pooled Ginnie Mae
                                           Certificate"), (iii) two classes of certificates issued by Freddie Mac, as part of separate

                                           series of such certificates, including one class of Payment Exchange
                                           Certificates and one class of Multiclass Mortgage Participation Certificates
                                           (the "Pooled Freddie Mac Certificates," and together with the Pooled Fannie
                                           Mae Certificates and the Pooled Ginnie Mae Certificate, the "Pooled Agency
                                           Certificates") and (iv) a single class of Pass-Through Certificates, Series
                                           1997-3, which represents a beneficial ownership interest in a trust established by Bear Stearns Mortgage Securities, Inc. (the "Pooled Non-Agency
                                           Certificate," and together with the Pooled Agency Certificates, the "Pooled
                                           Certificates").  The designations used herein for each Pooled Certificate and the allocation thereof to the Class 1A and/or Class 2A Certificates are set forth under "Description of the Pooled Certificates--General" and the
                                           characteristics of the Pooled Certificates are described herein under
                                           "Description of the Pooled Certificates" and in Annex 1 and Annex 2 attached hereto.

                                           The Pooled Fannie Mae Certificates are guaranteed as to timely distribution of principal and interest by Fannie Mae.  Freddie Mac guarantees to the record holder of the Pooled Freddie Mac Certificates the timely payment of interest and the payment of the principal amount of the Pooled Freddie Mac Certificates as described in the Underlying Freddie Mac Offering Circulars.  The Pooled
                                           Ginnie Mae Certificate is guaranteed as to timely payment of principal and accrual of interest by Ginnie Mae, which guarantee is backed by the full faith and credit of the United States.  Payments with respect to the Pooled Non-
                                           Agency Certificate are not guaranteed by Fannie Mae, Freddie Mac, Ginnie Mae or any other person.  The Pooled Non-Agency Certificate represents an undivided ownership interest in underlying certificates that include certain
                                           Fannie Mae and Freddie Mac certificates.  See "Description of the Pooled
                                           Certificates--General."

                                           The Pooled Fannie Mae Certificates (individually, the "Pooled Fannie Mae 98-23
                                           Certificate," the "Pooled Fannie Mae 97-78 Certificate," and the "Pooled
                                           Fannie Mae 98-42 Certificate") are each one class of three separate series of
                                           Guaranteed Fannie Mae REMIC Certificates (each, an "Underlying Fannie Mae
                                           Series") that represent beneficial ownership interests in separate trusts established by Fannie Mae (each, an "Underlying Fannie Mae Trust" and individually, the "Underlying Fannie Mae 98-23 Trust," the "Underlying Fannie
                                           Mae 97-78 Trust" and the "Underlying Fannie Mae 98-42 Trust").  The Pooled
                                           Fannie Mae 98-23 Certificate represents a beneficial ownership interest in the
                                           Underlying Fannie Mae 98-23 Trust.  The assets of the Underlying Fannie Mae
                                           98-23 Trust consist of certain previously issued REMIC certificates ("Fannie
                                           Mae REMIC Certificates") evidencing beneficial ownership interests in related
                                           Fannie Mae REMIC Trusts ("Fannie Mae REMIC Trusts").  Underlying the assets in the Fannie Mae REMIC Trusts are interests in certain Fannie Mae Guaranteed
                                           Mortgage Pass-Through Certificates ("Fannie Mae MBS"), each of which represents a beneficial ownership interest in a pool of first lien, single-
                                           family, fixed-rate residential mortgage loans ("Fannie Mae Mortgages").  Both
                                           Classes of Certificates are entitled to receive distributions on the Pooled
                                           Fannie Mae 98-23 Certificate.  The Class 1A Certificates will be allocated
                                           50.0% of such distributions, and the Class 2A Certificates will be allocated the remaining 50.0%.

                                           The Pooled Fannie Mae 97-78 Certificate represents a beneficial ownership interest in the Underlying Fannie Mae 97-78 Trust.  The assets of the
                                           Underlying Fannie Mae 97-78 Trust include (i) certain Fannie Mae REMIC
                                           Certificates that evidence beneficial ownership interests in related Fannie
                                           Mae REMIC Trusts and (ii) certain Fannie Mae Stripped Mortgage-Backed
                                           Securities ("Fannie Mae SMBS").  Underlying the Fannie Mae REMIC Certificates
                                           are certain Fannie Mae MBS and certain "fully modified pass-through" mortgage-
                                           backed securities guaranteed as to timely payment of principal and interest by
                                           Ginnie Mae ("Ginnie Mae Certificates").  Underlying the Fannie Mae SMBS are
                                           beneficial ownership interests in certain principal and interest distributions made in respect of certain Fannie Mae MBS.  Each Fannie Mae MBS represents a beneficial ownership interest in a pool of Fannie Mae Mortgages.  Each Ginnie
                                           Mae Certificate is based on and backed by a pool of mortgage loans that are either insured by the Federal Housing Administration ("FHA") or partially guaranteed by the Department of Veterans Affairs ("VA") (collectively, "Ginnie
                                           Mae Mortgages").  Both Classes of Certificates are entitled to receive distributions on the Pooled Fannie Mae 97-78 Certificate.  The Class 1A
                                           Certificates will be allocated 50.0% of such distributions, and the Class 2A
                                           Certificates will be allocated the remaining 50.0%.

                                           The Pooled Fannie Mae 98-42 Certificate represents a beneficial ownership interest in the Underlying Fannie Mae 98-42 Trust.  The assets of the
                                           Underlying Fannie Mae 98-42 Trust include (i) "regular interests" in a separate trust fund the assets of which consist of (x) certain Fannie Mae
                                           Guaranteed Mortgage Pass-Through Certificates and (y) certain previously issued REMIC certificates  evidencing beneficial ownership in the related
                                           Fannie Mae REMIC Trusts and (ii) certain non-interest bearing cash deposits.
                                           Underlying the assets in the Fannie Mae REMIC Trusts are interests in certain
                                           Fannie Mae Guaranteed Mortgage Pass-Through Certificates, each of which represents a beneficial ownership interest in a pool of Fannie Mae Mortgages.
                                           Only the Class 1A Certificates are entitled to receive distributions on the
                                           Pooled Fannie Mae 98-42 Certificate.

                                           The Pooled Freddie Mac Certificates (individually, the "Pooled Freddie Mac
                                           G063 Certificate" and the "Pooled Freddie Mac 2008 Certificate") are each all or a portion of one class of two separate series of Payment Exchange
                                           Certificates or Multiclass Mortgage Participation Certificates, respectively
                                           (each, an "Underlying Freddie Mac Series").  The Pooled Freddie Mac G063
                                           Certificate represents a beneficial ownership interest in a trust established by Freddie Mac (the "Underlying Freddie Mac G063 Trust").  The assets of the
                                           Underlying Freddie Mac G063 Trust consist of Freddie Mac Giant Stripped
                                           Securities, Series GS007 ("Freddie Mac Giant Stripped Securities"), which in turn consist of Giant IO Securities and Giant PO Securities, backed by Ginnie
                                           Mae Certificates and/or Giant Securities backed by Ginnie Mae Certificates
                                           ("Ginnie Mae-Related Securities").  Underlying the Ginnie Mae-Related
                                           Securities are pools of Ginnie Mae Mortgages.  Both Classes of Certificates are entitled to receive distributions on the Pooled Freddie Mac G063
                                           Certificate.  The Class 1A Certificates will be allocated 50.0% of such distributions, and the Class 2A Certificates will be allocated the remaining
                                           50.0%.

                                           The Pooled Freddie Mac 2008 Certificate represents a beneficial ownership interest in a trust established by Freddie Mac (the "Underlying Freddie Mac
                                           2008 Trust").  The assets of the Underlying Freddie Mac 2008 Trust consist of
                                           Freddie Mac Multiclass PCs which are in turn backed by pools of first-lien, fixed-rate residential mortgage loans and mortgage participations ("Freddie
                                           Mac Mortgages").  Both Classes of Certificates are entitled to receive distributions on the Pooled Freddie Mac 2008 Certificate.  The Class 1A
                                           Certificates will be allocated 50.0% of such distributions, and the Class 2A
                                           Certificates will be allocated the remaining 50.0%.

                                           The Pooled Ginnie Mae Certificate is one class of a series of Guaranteed REMIC
                                           Pass-Through Securities (the "Underlying Ginnie Mae Series"), which represents a beneficial ownership interest in a trust established by Ginnie Mae (the
                                           "Underlying Ginnie Mae Trust").  The assets of the Underlying Ginnie Mae Trust include Ginnie Mae Certificates guaranteed pursuant to Ginnie Mae programs for first lien, single-family, fixed rate, residential mortgage loans.  Only the
                                           Class 2A Certificates will be entitled to receive distributions on the Pooled
                                           Ginnie Mae Certificate.

                                           The Pooled Non-Agency Certificate is a portion of a single class of Pass-
                                           Through Certificates, Series 1997-3, which represents a beneficial ownership interest in a trust established by Bear Stearns Mortgage Securities, Inc. (the
                                           "Underlying Non-Agency Trust").  The assets of the Underlying Non-Agency Trust consist of all or a portion of (i) three classes of certain Fannie Mae REMIC
                                           Certificates, (ii) one class of Fannie Mae SMBS, and (iii) seven classes of
                                           Multiclass Mortgage Securities, Multiclass Mortgage Participation Certificates
                                           or Modifiable and Combinable REMIC Certificates issued by Freddie Mac as part of six separate series of such securities or certificates (collectively, the
                                           "Underlying 1997-3 Agency Certificates" and together with the Fannie Mae REMIC
                                           Certificates, Fannie Mae MBS, Fannie Mae SMBS, Ginnie Mae-Related Securities,
                                           and Freddie Mac Giant Stripped Securities underlying the other Underlying
                                           Trusts, the "Underlying Agency Certificates").  Both Classes of Certificates
                                           are entitled to receive distributions on the Pooled Non-Agency Certificate.
                                           The Class 1A Certificates will be allocated 50.0% of such distributions, and the Class 2A Certificates will be allocated the remaining 50.0%.

                                           Each underlying series was issued pursuant to a separate agreement (each, an
                                           "Underlying Agreement").

                                           In the case of the Pooled Fannie Mae Certificates, the distribution date is the 25th day of each month for the Pooled Fannie Mae 98-23 Certificate and the
                                           Pooled Fannie Mae 97-78 Certificate and the 1th day of the month for the

                                           Pooled Fannie Mae 98-42 Certificate (each, a "Pooled Fannie Mae Certificate
                                           Distribution Date").  In the case of the Pooled Freddie Mac Certificates, the distribution date is the 15th day of each month for the Pooled Freddie Mac
                                           2008 Certificate and the 17th day of each month for the Pooled Freddie Mac
                                           G063 Certificate (each, a "Pooled Freddie Mac Certificate Distribution Date").
                                           In the case of the Pooled Ginnie Mae Certificate, the distribution date is the
                                           2th day of each month (the "Pooled Ginnie Mae Certificate Distribution
                                           Date").

                                           In the case of the Pooled Non-Agency Certificate, the distribution date is the
                                           25th day of the month (the "Pooled Non-Agency Certificate Date" and, together with the Pooled Fannie Mae Certificate Distribution Dates, the Pooled Freddie
                                           Mac Certificate Distribution Dates, and the Pooled Ginnie Mae Certificate
                                           Distribution Date, a "Pooled Certificate Distribution Date"), or if such day is not a business day as defined in the Underlying Agreement, then the next succeeding business day, as so defined.

                                           Three classes of the Pooled Certificates are entitled to receive distributions of interest on the principal balance or notional balance thereof based on separate formulae that vary inversely with the London interbank offered quotations for one-month Eurodollar deposits ("LIBOR"), subject to minimum and maximum rates (the "Pooled Inverse Floating Rate Certificates").  One of the
                                           Pooled Inverse Floating Rate Certificates is also an "interest only"
                                           certificate, which does not have a principal balance and is not entitled to receive distributions of principal (an "IO Certificate").  One class of the
                                           Pooled Certificates is a Payment Exchange Certificate that is also an IO
                                           Certificate (the "Pooled PEC/IO Certificate," and together with the Pooled
                                           Inverse Floating Rate Certificate that is also an IO Certificate, the "Pooled
                                           IO Certificates"), which has a fixed interest rate of 8.00% and is also entitled to receive interest payment supplement amounts that vary with the rate of prepayments experienced on the mortgages underlying the Freddie Mac
                                           Giant Stripped Securities (as defined in the Underlying Offering Circular Term
                                           Sheets attached hereto as Annex 2) and the level of LIBOR.  Lower levels of
                                           LIBOR and faster prepayments will increase the interest payment supplement amount, subject to the available funds.  Two classes of the Pooled
                                           Certificates are accrual classes with fixed interest rates (the "Pooled
                                           Accrual Certificates").  Amounts representing interest are not distributed to the holders of the Pooled Accrual Certificates; instead, such amounts are added to the principal balance thereof. One class of the Pooled Certificates is entitled to receive distributions of interest on the principal balance thereof equal to the interest received on the underlying assets (the "Pooled
                                           WAC Certificate").  The annual interest rate on the Pooled WAC Certificate is determined by multiplying the interest received on the underlying assets by 12 and then dividing such amount by the principal balance of such Pooled WAC
                                           Certificate.

                                           Two classes of the Pooled Certificates are classes of Combinable and
                                           Recombinable REMIC Certificates ("RCR Certificates"), which may be exchanged for certain classes of Fannie Mae REMIC Certificates that represent beneficial ownership interest in the Underlying Fannie Mae Trusts.  Both the interest and principal payment characteristics of the RCR Certificates will reflect the interest and principal payment characteristics of the classes of Fannie Mae
                                           REMIC Certificates that are combined to form such classes of RCR Certificates.
                                           See "Description of the Pooled Certificates" herein.  In the Agreement, the
                                           Trustee has agreed not to exchange any portion of the RCR Certificates for a related class or classes of Fannie REMIC Certificates pursuant to the relevant
                                           Underlying Agreement.

                                           Annex 1 hereto sets forth approximate information for each of the Pooled
                                           Certificates.  The tables and the descriptions of the Pooled Certificates herein are subject to and qualified by reference to the

                                           provisions of the Underlying Prospectus Information (as defined below) and the other documents related to the Pooled Certificates or the other mortgage-
                                           backed securities issued as part of the Underlying Series.  THE INFORMATION
                                           SET FORTH IN THE TABLES AND ELSEWHERE HEREIN HAS BEEN DERIVED FROM INFORMATION
                                           PROVIDED BY FANNIE MAE, FREDDIE MAC, AND GINNIE MAE, AND BASED ON INFORMATION
                                           PROVIDED TO HOLDERS OF THE POOLED NON-AGENCY CERTIFICATE, BUT SUCH INFORMATION
                                           HAS NOT BEEN INDEPENDENTLY VERIFIED.  THIS INFORMATION COMPRISES ALL MATERIAL
                                           INFORMATION ON THE SUBJECT THAT THE COMPANY AND THE UNDERWRITER POSSESS OR CAN
                                           ACQUIRE WITHOUT UNREASONABLE EFFORT AND EXPENSE.

                                           Annex 2 hereto contains the Prospectus Supplement for each of the Pooled
                                           Fannie Mae Certificates (the "Underlying Fannie Mae Prospectus Information"),
                                           the cover page and terms sheet from the Offering Circular Supplements for each of the Pooled Freddie Mac Certificates (the "Underlying Freddie Mac Offering
                                           Circular Term Sheets"), the Offering Circular Supplement for the Pooled Ginnie
                                           Mae Certificate (the "Underlying Ginnie Mae Offering Circular Supplement"),
                                           and the Prospectus Supplement for the Pooled Non-Agency Certificate (the
                                           "Underlying Non-Agency Prospectus Information," and together with the
                                           Underlying Fannie Mae Prospectus Information, the Underlying Freddie Mac
                                           Offering Circular Term Sheets, and the Underlying Ginnie Mae Offering Circular
                                           Supplement, the "Underlying Prospectus Information").  The Prospectuses
                                           underlying the Prospectus Supplements for the Pooled Fannie Mae Certificates
                                           and the Pooled Non-Agency Certificate are incorporated herein by reference.
                                           The Offering Circular Supplements and the related Offering Circulars for each of the Pooled Freddie Mac Certificates and the Offering Circular for the
                                           Pooled Ginnie Mae Certificate are also incorporated herein by reference.  The related Prospectuses and Offering Circulars are hereinafter referred to as the
                                           "Underlying Prospectuses."  Investors should purchase Certificates only if they have read and understood this Prospectus Supplement, the Prospectus, the
                                           Underlying Prospectus Information, the Underlying Prospectuses and the other documents described or incorporated by reference herein "Description of the
                                           Pooled Certificates--Additional Information."

                                           It should be noted that there have been material changes in facts and circumstances since the dates of the Underlying Prospectus Information, including changes in prepayment rates, prevailing interest rates, and other economic factors, which may limit the usefulness of, and be directly contrary to the assumptions used in preparing the information set forth in, such documents.

Closing Date  . . . . . . . . . . . . .    On or about June 30, 1998 (the "Closing Date").

Distribution Dates  . . . . . . . . . .    Distributions of principal and interest on the Certificates with respect to a month will be made on the 25th day of such month (each, a "Distribution Date")
                                           or, if such 25th day is not a business day, then on the first Business Day
                                           (as defined herein) after the 25th day of each month.  A "Business Day" means a day other than a Saturday, a Sunday, or a day on which banking institutions in New York, New York or the city in which the corporate trust office of the
                                           Trustee is located

                                           are authorized or obligated by law or executive order to be closed.  The first
                                           Distribution Date is expected to be July 27, 1998.

Record Date . . . . . . . . . . . . . .    Distributions will be made on each Distribution Date to holders of record as of the close of business on the last Business Day of the calendar month preceding the month in which such Distribution Date occurs; provided that for this purpose the Distribution Date is deemed to occur on the 25th of each month, without regard to whether such day is a Business Day (the "Record
                                           Date").  See "Description of the Certificates--Payments of Interest and
                                           Principal" herein.

Original Principal
Amount  . . . . . . . . . . . . . . . .    The initial aggregate principal amount of the Class 1A Certificates will be equal to the aggregate Group 1A Pooled Certificate Principal Balance following the June 1998 Pooled Certificate Distribution Date and the initial aggregate principal amount of the Class 2A Certificates will be equal to the aggregate
                                           Group 2A Pooled Certificate Principal Balance following the June 1998 Pooled
                                           Certificate Distribution Date.  The original principal amount of the Class 1A
                                           Certificates will be reduced to reflect any exchange of Class 1A Certificates for a pro rata portion of the Group 1A Pooled Certificates and the original principal amount of the Class 2A Certificates will be reduced to reflect any exchange of Class 2A Certificates for a pro rata portion of the Group 2A
                                           Pooled Certificates.

Distributions of Interest
and Principal . . . . . . . . . . . . .    On each Distribution Date, holders of the Certificates of a Class will be entitled to receive principal distributions from funds received on the Pooled
                                           Certificates of the related group, to the extent, if any, that the principal balance of the class of certificates is greater than the aggregate principal balance of the related Pooled Certificates, subject to the reallocation of certain amounts received as principal to pay interest, in each case, after payment of the Trustee's Fees, as more fully described herein under
                                           "Description of the Certificates."

                                           On each Distribution Date, the remaining amounts shall be distributed as interest.  The effective per annum interest rate borne by either Class of
                                           Certificates during the calendar month preceding the month in which the
                                           Distribution Date occurs (each, an "Interest Accrual Period") will equal a fraction, expressed as a percentage truncated at the fourth decimal place, the numerator of which is equal to the aggregate amount in respect of interest paid on the related Class of Certificates for the related Interest Accrual
                                           Period multiplied by 12, and the denominator of which is the principal amount of the related Class of Certificates immediately prior to such Distribution
                                           Date.  Under certain circumstances, the principal amount of the related Class of Certificates could be paid in full while interest would remain payable, in which case, the calculation of the effective per annum interest rate borne by the related Class of Certificates would not be meaningful.  The effective per annum interest rate borne by the Class 1A Certificates and the Class 2A
                                           Certificates during the first Interest Accrual Period is projected to be approximately 11.1466% and 10.8958%, respectively.

Optional Termination by
the Company, or its designee  . . . . .    The Trust may be terminated, at the option of the Company, or its designee, on any Distribution Date on or after the date on which the aggregate Pooled
                                           Certificate Principal Balance has declined to 10% or less of the initial aggregate Pooled Certificate Principal Balance, as such sum is reduced by the original face amount of any Certificates exchanged for a pro rata portion of the Pooled Certificates.  In addition, the sub-trust consisting of either the
                                           Group 1A Pool or the Group 2A Pool may be terminated, at the option of the
                                           Company or its designee, on any Distribution Date on or after the date on which (i) in the case of the Group 1A Pool, the aggregate Pooled Certificate
                                           Principal Balance of the Group 1A Pooled Certificates has declined to 10% or less of the initial aggregate Group 1A Pooled Certificate Principal Balance and (ii) in the case of the Group 2A Pool, the aggregate Pooled Certificate
                                           Principal Balance of the Group 2A Pooled Certificates has declined to 10% or less of the initial aggregate Group 2A Pooled Certificate Principal Balance in both cases as reduced by the original face amount of any Class 1A Certificates or Class 2A Certificates exchanged for a pro rata portion of the Group 1A
                                           Pooled Certificates or the Group 2A Pooled Certificates, respectively.  In the event of any such termination, the applicable Certificateholders will receive the unpaid principal balance of their Certificates plus accrued interest
                                           thereon   In the case of the Pooled Non-Agency Certificate, the
                                           Certificateholders will receive any Interest Deficiency (as defined herein) on the underlying Fannie Mae 1993-246/F Certificate and interest thereon.  See
                                           "Description of the Certificates--Optional Termination" herein.

Mandatory Termination . . . . . . . . .    On the Distribution Date following the first Distribution Date on which the
                                           Group 1A or the Group 2A Pooled Certificate Principal Balance or Pooled
                                           Certificate Notional Principal Balance of all but one of the Group 1A or the
                                           Group 2A Pooled Certificates has been reduced to zero, the Trust will be terminated with respect to such group of Pooled Certificates and the remaining
                                           Pooled Certificates related to such Class of Certificates will be distributed in kind pro rata to the Certificateholders of the related Class.  See
                                           "Description of the Certificates--Mandatory Termination" herein.

Exchange of Certificates  . . . . . . .    Beginning on the Distribution Date in June 1999 and on any Distribution Date
                                           thereafter, holders of a minimum of 10% of the initial principal amount of either Class of Certificates, without taking into account any reductions in the initial principal amount due to a prior exchange of such Certificates, will be entitled to exchange such Class of Certificates for a pro rata portion of the related group of Pooled Certificates.  Holders of Certificates to be exchanged will be charged an exchange fee by the Trustee equal to the greater of (i) $500 and (ii) 0.02% of the outstanding principal amount of such Class of Certificates.

Yield and Prepayment
Considerations  . . . . . . . . . . . .    General Considerations.  The yield to maturity and weighted average life of the Certificates will be affected by, among other things, the amount and timing of principal and interest payments, the level of LIBOR, the payment priorities and other characteristics of the Pooled Certificates and the
                                           Underlying Agency Certificates, the occurrence of an optional or mandatory termination with respect to the Underlying Agency Certificates, the Pooled
                                           Certificates or the Certificates, and the
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                                       S-9
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                                           purchase price paid for the Certificates.  In addition to the discussion below, prospective investors should review the discussion under "Yield and
                                           Prepayment Considerations" herein.

                                           Mortgage Loan Prepayments.  If prevailing mortgage rates fall significantly below the mortgage rates on the Fannie Mae Mortgages, the Freddie Mac
                                           Mortgages or the Ginnie Mae Mortgages (collectively, the "Mortgage Loans" and with respect to any Underlying Agency Certificates, the "Underlying Mortgage
                                           Loans" or a "Mortgage Pool"), the Mortgage Loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the mortgage rates on the Mortgage Loans.  Other factors affecting prepayments of
                                           Mortgage Loans include changes in mortgagors' housing needs, job transfers, unemployment, net equity in the mortgaged properties, and servicing decisions.
                                           The Mortgage Loans may be prepaid at any time without penalty and, except for the Ginnie Mae Mortgages, usually have due-on-sale clauses.  Because the payment of installments of principal of and interest on the respective
                                           Mortgage Loans are guaranteed by one or more government agencies, losses in respect of the respective Underlying Mortgage Loans will have the effect of a prepayment.

                                           Timing of Payments.  The timing and amount of payments on the Mortgage Loans may significantly affect an investor's yield.  In general, the earlier a prepayment of principal on a Mortgage Loan, the greater will be the effect on an investor's yield to maturity.  As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated during the period immediately following the issuance of the
                                           Certificates will not be offset by a subsequent like reduction (or increase)
                                           in the rate of principal prepayments.  In addition, interest amounts on the
                                           Pooled PEC/IO Certificate contain a supplemental amount that varies directly with the level of prepayments on the related Mortgage Loans.  Furthermore, the effective yield to Certificateholders will be slightly lower than the yield that would otherwise be produced because, while interest generally will accrue on the Certificates from the first day of a month, the distribution of such interest will not be made earlier than the Distribution Date of the month following the month of accrual.

                                           Underlying Securities.  The Pooled Certificates were issued as part of different Underlying Series at different times, are backed by different
                                           Underlying Agency Certificates and different Mortgage Pools, have different allocations of principal and interest among various classes and will perform differently in various interest and prepayment rate environments.  The performance characteristics of either Class of Certificates will reflect a combination of the performance characteristics of the related group of Pooled
                                           Certificates which themselves reflect a combination of the performance characteristics of the related group of Underlying Agency Certificates.
                                           Because certain of the Pooled Certificates have additional layers of underlying assets, the inclusion of those Pooled Certificates in the Trust may make it more difficult to analyze the likely yield and payment experience of either Class of Certificates.

                                           Discounts and Premiums.  In the case of any Certificates purchased at a discount, a slower than anticipated rate of principal payments on the
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                                      S-10
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                                           Certificates, other things being equal, could result in an actual yield that is lower than the anticipated yield.  In the case of any Certificates purchased at a premium, a faster than anticipated rate of principal payments on the Certificates, other things being equal, could result in an actual yield that is lower than the anticipated yield.

                                           Notional Balances.  The Pooled IO Certificates have notional principal balances that reduce proportionately with the aggregate outstanding principal balances of certain related classes in the same Underlying Series (the
                                           "Related Certificates").  Accordingly, the amount and timing of payments on the Pooled IO Certificates, and accordingly the yield on the Certificates, will be sensitive to the rate and timing of principal payments on such Related
                                           Certificates.  Relatively fast prepayments of the underlying Mortgage Loans may significantly shorten, and relatively slow underlying Mortgage Loan prepayments may significantly extend, the life of the Related Certificates and therefore the Pooled IO Certificates.  Consequently, a rapid rate of principal prepayments on the Mortgage Loans underlying the Pooled IO Certificates will have a negative effect on the yield on such certificates and may reduce the yield on the Certificates.  If the life of the Related Certificates is significantly shortened, the life of the Pooled IO Certificates will be significantly shortened and the yield to investors in the Certificates can be expected to decrease.  Similarly, the exercise of any optional redemption rights with respect to the Underlying Series of which the Pooled IO
                                           Certificates are a part may have a negative effect on the yield on such certificates and may reduce the yield on the Certificates.  The Pooled IO
                                           Certificates are part of both the Group 1A Pooled Certificates and the Group
                                           2A Pooled Certificates.

                                           Pooled Non-Agency Certificate.  Although the Pooled Non-Agency Certificate
                                           represents a  beneficial ownership interest in certain Fannie Mae and Freddie
                                           Mac certificates, payments on the Pooled Non-Agency Certificate are not guaranteed by Fannie Mae, Freddie Mac, or any other person.

                                           Reinvestment Risk.  Because prevailing interest rates are subject to fluctuation, there can be no assurance that investors in the Certificates will be able to reinvest the distributions thereon at yields equaling or exceeding the yield on the Certificates.  Yields on any such reinvestments may be lower, and may even be significantly lower, than the yield on the Certificates.
                                           Generally, when prevailing interest rates increase, prepayment rates on mortgage loans tend to decrease, resulting in a reduced return of principal to investors at a time when reinvestment at such higher prevailing rates would be desirable.  Conversely, when prevailing interest rates decline, prepayment rates on mortgage loans tend to increase, resulting in a greater return of principal to investors at a time when reinvestment at comparable yields may not be possible.  Prospective investors in the Certificates should consider the related reinvestment risks in light of other investments that may be available to such investors.

                                           LIBOR.  The yield to maturity on the Pooled Certificates will reflect the amount and timing of interest received on the Underlying Agency Certificates, certain of which are sensitive to the level of LIBOR from time to time.
                                           Similarly, the yield to maturity on the Certificates will
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                                      S-11
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                                           reflect the amount and timing of interest received on the Pooled Certificates, certain of which are also sensitive to the level of LIBOR from time to time.
                                           For example, the amount of interest payable on the Pooled Inverse Floating
                                           Rate Certificates and the supplemental interest payment on the Pooled PEC/IO
                                           Certificate will vary inversely with the level of LIBOR.  CONSEQUENTLY, A HIGH
                                           LEVEL OF LIBOR WILL REDUCE THE INTEREST PAYABLE ON THE POOLED INVERSE FLOATING
                                           RATE CERTIFICATES AND THE SUPPLEMENTAL INTEREST PAYMENTS TO THE POOLED PEC/IO
                                           CERTIFICATE AND MAY THEREFORE REDUCE THE YIELD TO INVESTORS IN THE
                                           CERTIFICATES.

                                           Unrelated Underlying Securities.  The Underlying Agency Certificates were issued as parts of different Underlying Series and the rates of prepayments on the Underlying Mortgage Loans will be different.  Under various circumstances, including differing prepayment rates of the Underlying Mortgage Loans, the
                                           Underlying Agency Certificates could mature at times other than those expected by investors, which in turn could cause the Pooled Certificates to mature at times other than those expected by investors, which could then cause either
                                           Class of Certificates to take on a cash flow profile different from that expected by investors.  For example, with respect to the Pooled Certificates, if the Pooled Accrual Certificates, the Pooled PEC/IO Certificate, and the
                                           Pooled WAC Certificate were to mature prior to the Pooled Inverse Floating
                                           Rate Certificates, the Certificates would, at that point, have the payment and yield characteristics of an inverse floating rate security.  Similarly, if one or more of the classes of Pooled Certificates were to mature prior to the others, the Certificates would thereafter have the combined payment and yield characteristics of the remaining classes.  See Annex 1 attached hereto.

Liquidity . . . . . . . . . . . . . . .    There is currently no secondary market for the Certificates, and there can be no assurance that one will develop.  The Underwriter intends to establish a market in the Certificates, but it is not obligated to do so.  There is no assurance that any such market, if established, will continue.  Each Class of
                                           Certificateholders will receive monthly reports pertaining to the related
                                           Certificates as described under "The Pooling Agreement--Reports to
                                           Certificateholders" herein.  There are a limited number of sources that provide certain information about mortgage pass-through certificates in the secondary market; however, there can be no assurance that any of these sources will provide information about the related Class of Certificates.  Investors should consider the effect of limited information on the liquidity of each
                                           Class of the Certificates.

Certain Federal Income Tax
Consequences  . . . . . . . . . . . . .    No election will be made to treat the Trust as a REMIC for federal income tax purposes.  For federal income tax purposes, the Trust will be classified as a grantor trust under Subpart E, part I of Subchapter J of the Code and not as a partnership or as an association taxable as a corporation.  See "Federal
                                           Income Tax Considerations" herein and "Certain Federal Income Tax
                                           Consequences--Federal Income Tax Consequences for Securities as to Which No
                                           REMIC Election is Made" in the Prospectus.

ERISA Considerations  . . . . . . . . .    Fiduciaries of employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts and
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                                      S-12
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                                           annuities, Keogh plans, and collective investment funds in which such plans, accounts, annuities or arrangements are invested, that are subject to the
                                           Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or corresponding provisions of the Code (any of the foregoing, a "Plan"), persons acting on behalf of a Plan, or persons using the assets of a Plan (each, a
                                           "Plan Investor"), should review carefully with their legal advisors whether the purchase or holding of Certificates will result in unfavorable consequences for the Plan or its fiduciaries under the Plan Asset Regulations
                                           (as defined in the Prospectus) or the prohibited transaction provisions of
                                           ERISA or the Code (the "Prohibited Transaction Provisions").  Such
                                           consequences could result unless one of the exceptions in, or exemptions from, the Plan Asset Regulations and Prohibited Transaction Provisions is
                                           applicable.  See "ERISA Considerations" herein and in the Prospectus.  Each purchaser of a Certificate, by virtue of its purchase of such Certificate, will be deemed to have represented either that (i) it is not a Plan Investor or (ii) an exemption granted by the Department of Labor exists which exempts the acquisition, holding or transfer of a Certificate by such purchaser and the operation and management of the Trust and its assets, from the prohibited transaction rules of ERISA and the related excise tax provisions of the Code.

Legal Investment  . . . . . . . . . . .    Institutions whose investment activities are subject to legal investment laws and regulations or to review by certain regulatory authorities may be subject to restrictions on investment in the Certificates.  Any such institution should consult its legal advisors in determining whether and to what extent there may be restrictions on its ability to invest in the Certificates.  Both the Class 1A Certificates and the Class 2A Certificates will constitute
                                           "mortgage related securities" for purposes of the Secondary Mortgage Market
                                           Enhancement Act of 1984 ("SMMEA").  See "Legal Investment" herein and in the
                                           Prospectus.

Rating  . . . . . . . . . . . . . . . .    As a condition of their issuance, each Class of Certificates will be rated
                                           "Aaa" by Moody's and "AAA" by Fitch.  Moody's and Fitch are referred to herein as the "Rating Agencies."

                                           The ratings of each Class of Certificates should be evaluated independently from similar ratings on other types of securities.  A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating Agencies.  See "Ratings" herein.

                                           The Company has not requested a rating of the Certificates by any rating agency other than the Rating Agencies.  However, there can be no assurance as to whether any other rating agency will rate the Certificates or, if it does, what rating would be assigned by such other rating agency.  The rating assigned by such other rating agency to the Certificates could be lower than the respective ratings assigned by the Rating Agencies.
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                                      S-13

                                  RISK FACTORS

         GENERAL

         THE CERTIFICATES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS. IN PARTICULAR, NO INVESTOR SHOULD PURCHASE THE CERTIFICATES UNLESS THE INVESTOR UNDERSTANDS AND IS ABLE TO BEAR THE PREPAYMENT, YIELD, LIQUIDITY, AND MARKET RISKS ASSOCIATED WITH THE CERTIFICATES.

         The Certificates are complex securities and it is important that each investor in the Certificates possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained and incorporated in this Prospectus Supplement in the context of that investor's financial situation.

         In addition to the matters described elsewhere in this Prospectus Supplement and Prospectus, particularly "Risk Factors" in the Prospectus, prospective investors should consider the following:

         UNCERTAINTY OF YIELD

         The Certificates have no stated interest rate. Instead, each Class of Certificateholders will receive on each Distribution Date an amount generally equal to interest paid on the related group of Pooled Certificates for such month less the Trustee's Fee, subject to the reallocation of certain amounts received as principal to pay interest on the Certificates. See "Description of the Certificates--Payments of Interest and Principal" herein. The amount of interest payable on the Pooled Certificates will vary based upon a number of factors, including the rate of prepayments thereon and level of LIBOR. See "Yield and Prepayment Considerations" herein.

         The yield to maturity on each Class of Certificates will depend on the purchase price of the Certificates, the amount of interest distributed on the Certificates, and the rate and timing of principal payments on the related group of Pooled Certificates, which in turn will be affected by the rate and timing of principal payments on the Underlying Agency Certificates, which in turn will be affected by the rate and timing of principal payments (including prepayments, repurchases, defaults, and liquidations) on the Fannie Mae Mortgages, the Freddie Mac Mortgages and the Ginnie Mae Mortgages (collectively, the "Mortgage Loans" and with respect to any Underlying Agency Certificates, the "Underlying Mortgage Loans" or a "Mortgage Pool"). Generally, the Mortgage Loans may be prepaid at any time without penalty. The yield to maturity on the Certificates also will be sensitive to the level of LIBOR. Mortgage Loan prepayment rates are likely to fluctuate significantly from time to time, as is the level of LIBOR. Investors should consider the associated risks, including:

    o High levels of LIBOR can significantly reduce the interest due on any of the Underlying Agency Certificates that are inverse floating rate certificates. Similarly, high levels of LIBOR can significantly reduce the interest due on the Pooled Inverse Floating Rate Certificates. Generally, a high level of LIBOR will have a negative effect on the yield to investors in the Certificates.

    o High levels of LIBOR can also significantly reduce payments to the Pooled PEC/IO Certificate. Relatively high levels of LIBOR will reduce the supplemental amount of interest available for payments on the Pooled PEC/IO Certificate in excess of the amount calculated at the base fixed rate. As mortgage prepayment rates decrease, the supplemental amount will also decrease. Therefore, high levels of LIBOR (especially coupled with low prepayment rates) may significantly reduce the supplemental interest payments to the Pooled PEC/IO Certificate.

    o If the notional principal balances of the Pooled IO Certificates are reduced to zero (or, in the case of the Pooled Inverse Floating Rate Certificates, if increased LIBOR levels reduce the interest rate payable on such certificates to zero), interest payments on the Certificates will be significantly reduced.

    o Slight variations in Mortgage Loan characteristics could substantially affect the weighted average life and yield of the Underlying Agency Certificates, particularly those certificates that are support classes, which in turn could substantially affect the weighted average life and yield of the Pooled Certificates, particularly those Pooled Certificates that are support classes.

    o Although the Pooled Non-Agency Certificate represents beneficial ownership interest in certain Fannie Mae and Freddie Mac certificates, the Pooled Non-Agency Certificate is not itself guaranteed by Fannie Mae, Freddie Mac, or any other person.

    o The Underlying Agency Certificates were issued as parts of different Underlying Series and the rates of prepayments on the Underlying Mortgage Loans will be different. Under various circumstances, including differing prepayment rates of the Underlying Mortgage Loans, the Underlying Agency Certificates could mature at times other than those expected by investors, which in turn could cause the Pooled Certificates to mature at times other than those expected by investors, which could then cause either Class of Certificates to take on a cash flow profile different from that expected by investors. For example, with respect to the Pooled Certificates, if the Pooled Accrual Certificates, the Pooled PEC/IO Certificate, and the Pooled WAC Certificate were to mature prior to the Pooled Inverse Floating Rate Certificates, the Certificates would, at that point, have the payment and yield characteristics of an inverse floating rate security. Similarly, if only one or two of the classes of Pooled Certificates mature prior to the others, the Certificates would thereafter have the combined payment and yield characteristics of the remaining classes.

    o The yield to investors on the Certificates can be expected to decrease to the extent that the notional principal balance of the Pooled IO Certificates reduces faster than anticipated.

    o If, on any Distribution Date, the amount by which a Pooled Accrual Certificate has accreted exceeds the aggregate distributions of principal on the other Pooled Certificates in such Pooled Accrual Certificate's Class, the principal balance of that Class of Certificates will be increased by the amount of such excess.

    o The yield to maturity of Certificates purchased at a discount or premium will be more sensitive to the rate and timing of payments thereon. Holders of Certificates purchased at a discount (or premium) should consider the risk that a slower (or faster) than anticipated rate of principal payments to the Certificates could result in an actual yield that is lower than the anticipated yield.

    o As of the June 1998 Pooled Non-Agency Certificate Payment Date, the interest accrued and unpaid on the principal balance (an "Interest Deficiency") in respect of the Fannie Mae 1993-246/F Certificate (which is one of the Underlying Agency Certificates underlying the Pooled Non-Agency Certificate) allocable to the Pooled Non-Agency Certificate was approximately $810,814.17. There can be no assurance as to whether holders of the Fannie Mae 1993-246/F Certificate, and in turn, the Pooled Non-Agency Certificate will in the future receive full distributions of interest at the rate calculated according to their interest rate formula on a timely basis or whether payment of any of the Interest Deficiency will be received.

                        DESCRIPTION OF THE CERTIFICATES

         The following summaries describing certain provisions of the Certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the Prospectus and the provisions of the Pooling Agreement relating to the Certificates offered hereby.

         BOOK ENTRY

         Each Class of Certificates will be represented by a single certificate registered in the name of Cede & Co. ("Cede") as the nominee of DTC, and beneficial interests therein will be held by investors through the book-entry facilities of DTC, in minimum denominations of $25,000 and increments of $1 in excess thereof. The certificates registered in the name of Cede can be held in physical certificate form by investors only if (i) the Company advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Certificates and the Company is unable to locate a qualified successor within 30 days or
(ii) the Company, at its option, elects to terminate the book-entry system through DTC.

         With respect to the certificates registered in the name of Cede, all references herein to actions by holders of either Class of Certificates shall refer to actions taken by DTC upon instructions from its participants, and all references herein to distributions, notices, reports, and statements to holders of either Class of Certificates shall refer to distributions, notices, reports, and statements to DTC or Cede, as the case may be, for distribution to the beneficial owners of the Certificates in accordance with DTC procedures. Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a beneficial owner of either Class of Certificate to pledge such Certificate to persons or entities who do not participate in the DTC system may be limited. In addition, beneficial owners of either Class of Certificates held through DTC may experience delays in the receipt of distributions on such Certificates. The book entry procedures of DTC are more fully described under "Description of the Certificates--Book-Entry Registration" in the Prospectus.

         If either Class of Certificates are issued in physical certificate form, they will be transferable and exchangeable on a "Certificate Register" to be maintained by the Trustee at the office or agency of the Trustee maintained for that purpose in St. Paul, Minnesota. Certificates surrendered to the Trustee for registration of transfer or exchange must be accompanied by a written instrument of transfer in form satisfactory to the Trustee. No service charge will be made for any registration of transfer or exchange of such Certificates, but payment of a sum sufficient to cover any tax or other governmental charge may be required. Such office or agency of the Trustee is currently located at 180 East 5th Street, St. Paul, Minnesota 55101.

         PAYMENTS OF INTEREST AND PRINCIPAL

         Distributions of principal and interest on the Certificates with respect to a month will be made on the 25th day of such month (each, a "Distribution Date") or, if such 25th day is not a business day, then on the first Business Day after the 25th day of each month. The first Distribution Date is expected to be July 27, 1998.

         Distributions will be made on each Distribution Date to holders of record as of the close of business on the last Business Day of the calendar month preceding the month in which such Distribution Date occurs; provided that for this purpose the Distribution Date is deemed to occur on the 25th of each month, without regard to whether such day is a Business Day (the "Record Date").

         The effective per annum interest rate borne by either Class of Certificates during the calendar month preceding the month in which the Distribution Date occurs (each, an "Interest Accrual Period") will equal a fraction, expressed as a percentage truncated at the fourth decimal place, the numerator of which is equal to the aggregate amount in respect of interest paid on such Class of Certificates for the related Interest Accrual Period, multiplied by 12, and the denominator of which is the principal amount of the such Class of Certificates immediately prior to such Distribution Date. Under certain circumstances, the principal amount of either Class of Certificates could be paid in full while interest would remain payable, in which case, the calculation of the effective per annum interest rate borne by such Class of Certificates would not be meaningful. The effective per annum interest rate borne by the Class 1A Certificates and the Class 2A Certificates during the first Interest Accrual Period is projected to be approximately 11.1466% and 10.8958%, respectively.

         On each Distribution Date, holders of the Certificates will be entitled to receive interest from funds received as interest (and on some Distribution Dates, from funds received as principal, up to the amount of accrual on the Pooled Accrual Certificates for such Distribution Date) on the Pooled Certificates. On each Distribution Date, holders of the Certificates will be entitled to receive principal from funds received as principal on the Pooled Certificates. Notwithstanding any such reallocation, however, the Certificateholders will be required to include in income their allocable shares of interest and original issue discount attributable to the Pooled Certificates.

         If, on any Distribution Date, the amount by which a Pooled Accrual Certificate has accreted exceeds the aggregate distributions of principal on the other Pooled Certificates in such Pooled Accrual Certificate's Class, the principal balance of that Class of Certificates will be increased by the amount of such excess.

         The Trustee as holder of the Pooled Certificates, will cause all distributions received by it on the Pooled Certificates, from whatever source, to be deposited directly into one or more accounts held in trust by the Trustee for the benefit of the Certificateholders (such accounts referred to collectively herein as the "Asset Proceeds Account").

         On each Distribution Date, the Trustee will apply the aggregate amount on deposit in the Asset Proceeds Account as of such Distribution Date to pay the Trustee Fee, the Class 1A Available Distribution, and the Class 2A Available Distribution. From amounts with respect to interest received on the Pooled Certificates, the Trustee shall first pay to the Trustee the Trustee Fee. The Trustee then shall pay from amounts remaining in the Asset Proceeds Account the Class 1A Available Distribution to the Class 1A Certificateholders and the Class 2A Available Distribution to the Class 2A Certificateholders in the following manner and order of priority:

         The Class 1A Available Distribution shall be applied as follows:

                 first, as principal, from the Class 1A Available Distribution, an amount, if any, such that the principal balance of the Class 1A Certificates after such distribution is equal to the aggregate principal balance of the Class 1A Pooled Certificates.

                 second, from the remaining Class 1A Available Distribution, as interest; and

         The Class 2A Available Distribution shall be applied as follows:

                 first, as principal, from the Class 2A Available Distribution, an amount, if any, such that the principal balance of the Class 2A Certificates after such distribution is equal to the aggregate principal balance of the Class 2A Pooled Certificates.

                 second, from the remaining Class 2A Available Distribution, as interest; and

         "Available Distribution" means, either the "Class 1A Available Distribution" or the "Class 2A Available Distribution," as appropriate.

         "Class 1A Available Distribution" means, as of any Distribution Date, all distributions received by the Trustee on the Group 1A Pooled Certificates and deposited by the Trustee in the Asset Proceeds Account as of such Distribution Date, minus the pro rata portion of the Trustee Fee paid to the Trustee, each as of such Distribution Date.

         "Class 2A Available Distribution" means, as of any Distribution Date, all distributions received by the Trustee on the Group 2A Pooled Certificates and deposited by the Trustee in the Asset Proceeds Account as of such Distribution Date, minus the pro rata portion of the Trustee Fee paid to the Trustee, each as of such Distribution Date.

         "Group 1A Pool" means, the Group 1A Pooled Certificates.

         "Group 2A Pool" means, the Group 2A Pooled Certificates.

         "Group 1A Pooled Certificates" means (1) a portion of the Pooled Fannie Mae 97-78 Certificate, (2) a portion of the Pooled Fannie Mae 98-23 Certificate, (3) the Pooled Fannie Mae 98-42 Certificate, (4) a portion of the Freddie Mac G063 Certificate, (5) a portion of the Pooled Freddie Mac 2008 Certificate, and (6) a portion of the Pooled Non-Agency Certificate.

         "Group 2A Pooled Certificates" means (1) a portion of the Pooled Fannie Mae 97-78 Certificate, (2) a portion of the Pooled Fannie Mae 98-23 Certificate, (3) the Pooled Ginnie Mae Certificate, (4) a portion of the Pooled Freddie Mac G063 Certificate, (5) a portion of the Pooled Freddie Mac 2008 Certificate, and (6) a portion of the Pooled Non-Agency Certificate.

         The Group 1A Pooled Certificates and the Group 2A Pooled Certificates will each constitute a separate sub- trust.

         "Trustee Fee" means, with respect to any Distribution Date, the monthly fee equal to 1/12th of the product of 0.02% and the principal balance of the Certificates immediately prior to the Distribution Date, but not less than $100 with respect to any Distribution Date. In any event, the Company shall not be responsible for any portion of the Trustee Fee.

         The full name of each abbreviated underlying series is set forth herein under "Description of the Pooled Certificates--General." Copies of the Underlying Agreements are available from the Underwriter, at 245 Park Avenue New York, New York, Attention: MORTGAGE DEPARTMENT.

         The Underwriter will convey the Pooled Certificates to the Company on the Closing Date pursuant to a Purchase Agreement dated as of the Closing Date. The Underwriter will be obligated to make certain representations and warranties (see "The Pooling Agreement--Assignment of Pooled Certificates" herein) with respect to the Pooled Certificates, and those representations and warranties will be assigned to the Trust for the benefit of the Certificateholders. If the Underwriter breaches a representation or warranty with respect to the Pooled Certificates that materially and adversely affects the interests of the Certificateholders and the Underwriter repurchases, or elects to substitute one or more securities for, a Pooled Certificate, the foregoing definition will be modified with respect to the related Distribution Date to delete the portion thereof relating to the Pooled Certificate being repurchased or substituted for and to reflect, in the case of a repurchase, the repurchase price received with respect thereto as described herein under "The Pooling Agreement--Assignment of Pooled Certificates" or in the case of a substitution, the addition of a comparable provision with respect to the new mortgage related security or securities.

         The sole source of payment on the Certificates will be distributions on the related Pooled Certificates. The Certificates will not be guaranteed by the Company, the Underwriter, the Trustee, or any other person.

         OPTIONAL TERMINATION

         The Trust may be terminated at the option of the Company, or its designee, on any Distribution Date on or after the date on which the aggregate Pooled Certificate Principal Balance has declined to 10% or less of the initial aggregate Pooled Certificate Principal Balance, as such sum is reduced by the original face amount of any Certificates exchanged for a pro rata portion of the Pooled Certificates. In addition, the sub-trust consisting of either the Group 1A Pool or the Group 2A Pool may be terminated, at the option of the Company or its designee, on any Distribution Date on or after the date on which
(i) in the case of the Group 1A Pool, the aggregate Pooled Certificate Principal Balance of the Group 1A Pooled Certificates has declined to 10% or less of the initial aggregate Group 1A Pooled Certificate Principal Balance and
(ii) in the case of the Group 2A Pool, the aggregate Pooled Certificate Principal Balance of the Group 2A Pooled Certificates has declined to 10% or less of the initial aggregate Group 2A Pooled Certificate Principal Balance, in both cases as reduced by the original face amount of any Class 1A or Class 2A Certificates exchanged for a pro rata portion of the Group 1A Pooled Certificates or the Group 2A Pooled Certificates, respectively. In the event of any such termination, the applicable Certificateholders will receive the unpaid principal balance of their Certificates plus accrued interest thereon. In the case of the Pooled Non-Agency Certificate, the Certificateholders will receive any Interest Deficiency (as defined herein) on the underlying Fannie Mae 1993-246/F Certificate and interest thereon. In connection with any such termination, the aggregate amount then on deposit in the Asset Proceeds Account will be disbursed to the Trustee, the applicable Certificateholders, and other persons entitled thereto, in accordance with the terms of the Agreement.

         MANDATORY TERMINATION

         On the Distribution Date following the first Distribution Date on which the Group 1A or Group 2A Pooled Certificate Principal Balance or Pooled Certificate Notional Principal Balance of all but one of the Group 1A or Group 2A Pooled Certificates has been reduced to zero, the Trust will be terminated with respect to such group of Pooled Certificates and the remaining Pooled Certificates will be distributed in kind pro rata to the Certificateholders of the related Class.

         EXCHANGE OF CERTIFICATES

         Beginning on the Distribution Date in June 1999 and on any Distribution Date thereafter, holders of a minimum of 10% of the initial principal amount of either Class of Certificates, without taking into account any reductions in the initial principal amount due to a prior exchange of Certificates, will be entitled to exchange such Class of Certificates for a pro rata portion of each of the related Pooled Certificates. Holders of either Class of Certificates to be exchanged will be charged an exchange fee by the Trustee equal to the greater of (i) $500 and (ii) 0.02% of the outstanding principal amount of such Class of Certificates. Holders will be required to provide the Trustee with irrevocable written notice, accompanied by the exchange fee, of any proposed exchange of such Class of Certificates at least five Business Days prior to the proposed date of such exchange, which must be a Business Day.

                     DESCRIPTION OF THE POOLED CERTIFICATES

         GENERAL

         The Certificates will represent, in the aggregate, the entire beneficial ownership interest in a Trust consisting primarily of seven groups of Pooled Certificates. The following is a list of the Pooled Certificates with the designations used herein for such group of Pooled Certificates and other related information. Definitions of abbreviations used for principal types and interest types appear under "--Pooled Certificates--Principal Types" and "-- Pooled Certificates--Interest Types" herein.

         POOLED FANNIE MAE CERTIFICATES

         Guaranteed REMIC Pass-Through Certificates
         Fannie Mae REMIC Trust   1998-23

                 Designation:                               SG
                 % of Class in each group of
                    Pooled Certificates:                    Group 1A - 50.00%
                                                            Group 2A - 50.00%
                 Principal Type:                            NOTIONAL
                 Current Notional Principal
                    Balance of Pooled
                    Certificates in each group
                    of Pooled Certificates:                 Group 1A - $3,045,481
                                                            Group 2A - $3,045,481
                 Interest Type:                             INVERSE/IO
                 Interest Rate or Formula:                  20.41667% - (2.33334 x LIBOR)
                                                            Minimum Rate: 0.00%; Maximum Rate:  20.41667%

         Guaranteed REMIC Pass-Through Certificates
         Fannie Mae REMIC Trust 1997-78

                 Designation:                               SK
                 % of Class in each group of
                          Pooled Certificates:              Group 1A - 50.00%
                                                            Group 2A - 50.00%
                 Principal Type:                            PT
                 Current Principal
                          Balance of Pooled
                          Certificates in each group of
                          Pooled Certificates:              Group 1A - $911,534
                                                            Group 2A - $911,534
                 Interest Type:                             INVERSE
                 Interest Rate or Formula:                  98.98571% - (12.0714285 x LIBOR);
                                                            Minimum Rate: 0.00%; Maximum Rate:  8.45%
         Guaranteed REMIC Pass-Through Certificates
         Fannie Mae REMIC Trust 1998-42

                 Designation:                               Z
                 % of Class in each group of
                          Pooled Certificates:              Group 1A - 100.00%
                 Principal Type:                            SUPPORT
                 Current Principal
                          Balance of Pooled
                          Certificates in each group of
                          Pooled Certificates:              Group 1A - $5,000,000
                 Interest Type:                             FIX/ACCRUAL
                 Interest Rate or Formula:                  6.50%

         POOLED FREDDIE MAC CERTIFICATES

         Multiclass Mortgage Securities, Series G063

                 Designation:                               A
                 % of Class in each group of
                          Pooled Certificates:              Group 1A - 6.50%
                                                            Group 2A - 6.50%
                 Principal Type:                            NOTIONAL
                 Current Notional Principal
                          Balance of Pooled
                          Certificates in each group of
                          Pooled Certificates:              Group 1A - $5,192,460
                                                            Group 2A - $5,192,460
                 Interest Type:                             PEC/IO
                 Interest Rate or Formula:                  8.00% + Interest Payment Supplement Amount


         Multiclass Mortgage Participation Certificates, Series 2008

                 Designation:                               SE
                 % of Class in each group of
                          Pooled Certificates:              Group 1A -50.00%
                                                            Group 2A - 50.00%
                 Principal Type:                            SUPPORT
                 Current Principal

                 Balance of Pooled
                          Certificates in each group of
                          Pooled Certificates:              Group 1A - $1,894,420,50
                                                            Group 2A - $1,894,420.50
                 Interest Type:                             INVERSE
                 Interest Rate or Formula:                          35.23333% - (4.666667 x LIBOR);
                                                            Minimum Rate: 0.00%; Maximum Rate: 35.23333%

         POOLED GINNIE MAE CERTIFICATES

         Guaranteed REMIC Pass-Through Securities
         Ginnie Mae REMIC Trust 1998-14

                 Designation:                               Z
                 % of Class in each group of
                    Pooled Certificates:
                                                            Group 2A - 100.00%
                 Principal Type:                            SUPPORT
                 Current Principal
                    Balance of Pooled
                    Certificates in each group of
                    Pooled Certificates:                    Group 2A - $6,400,000
                 Interest Type:                             FIX/ACCRUAL
                 Interest Rate or Formula:                  6.50%


         POOLED NON-AGENCY CERTIFICATE

         Bear Stearns Mortgage Securities, Inc.
         Pass-Through Certificates, Series 1997-3

                 Designation:                               A
                 % of Class in each group of
                    Pooled Certificates:                    Group 1A - 36.2819147367%
                                                            Group 2A - 36.2819147367%
                 Principal Type:                            PT
                 Current Principal
                    Balance of Pooled
                    Certificates in each group of
                    Pooled Certificates:                    Group 1A - $16,845,598.58
                                                            Group 2A - $16,845,598.58
                 Interest Type:                             WAC
                 Interest Rate or Formula:                  (Aggregate interest paid on underlying assets x 12)/
                                                                    Principal Balance of WAC Certificate

         The Pooled Fannie Mae Certificates are guaranteed as to timely distribution of principal and interest by Fannie Mae. Freddie Mac guarantees to each holder of the Pooled Freddie Mac Certificates the timely payment of interest at the rates described above and the payment of the principal amount of the Pooled Freddie Mac Certificates as described in the Underlying Freddie Mac Offering Circular. The Pooled Ginnie Mae Certificate is guaranteed as to timely payment of principal and accrual of interest by Ginnie Mae, which guarantee is backed by the full faith and credit of the United States.
Payments with respect to the Pooled Non-Agency Certificate are not guaranteed by Fannie Mae, Freddie Mac, Ginnie Mae or any other person. The Pooled Non-Agency Certificate represents an undivided ownership interest in underlying certificates that include certain Fannie Mae and Freddie Mac certificates.

         The sponsor of the issuer of the Pooled Non-Agency Certificate is an affiliate of the Underwriter; however, the Underwriter acquired the Pooled Non-Agency Certificate in the secondary trading market from parties unaffiliated with it.

         The Pooled Fannie Mae Certificates (individually, the "Pooled Fannie Mae 98-23 Certificate," the "Pooled Fannie Mae 97-78 Certificate," and the "Pooled Fannie Mae 98-42 Certificate") are each one class of three separate series of Guaranteed Fannie Mae REMIC Certificates (each, an "Underlying Fannie Mae Series") that represent beneficial ownership interests in separate trusts established by Fannie Mae (each, an "Underlying Fannie Mae Trust" and individually, the "Underlying Fannie Mae 98-23 Trust," the "Underlying Fannie Mae 97-78 Trust," and the "Underlying Fannie Mae 98-42 Trust"). The Pooled Fannie Mae 98-23 Certificate represents a beneficial ownership interest in the Underlying Fannie Mae 98-23 Trust. The assets of the Underlying Fannie Mae 98-23 Trust consist of certain previously issued REMIC certificates ("Fannie Mae REMIC Certificates") evidencing beneficial ownership interests in related Fannie Mae REMIC Trusts ("Fannie Mae REMIC Trusts"). Underlying the assets in the Fannie Mae REMIC Trusts are interests in certain Fannie Mae Guaranteed Mortgage Pass-Through Certificates ("Fannie Mae MBS"), each of which represents a beneficial ownership interest in a pool of first lien, single-family, fixed-rate residential mortgage loans ("Fannie Mae Mortgages").

         The Pooled Fannie Mae 97-78 Certificate represents a beneficial ownership interest in the Underlying Fannie Mae 97-78 Trust. The assets of the Underlying Fannie Mae 97-78 Trust include (i) certain Fannie Mae REMIC Certificates that evidence beneficial ownership interests in related Fannie Mae REMIC Trusts and (ii) certain Fannie Mae Stripped Mortgage-Backed Securities ("Fannie Mae SMBS"). Underlying the Fannie Mae REMIC Certificates are certain Fannie Mae MBS and certain "fully modified pass-through" mortgage-backed securities guaranteed as to timely payment of principal and interest by Ginnie Mae ("Ginnie Mae Certificates"). Underlying the Fannie Mae SMBS are beneficial ownership interests in certain principal and interest distributions made in respect of certain Fannie Mae MBS. Each Fannie Mae MBS represents a beneficial ownership interest in a pool of Fannie Mae Mortgages. Each Ginnie Mae Certificate is based on and backed by a pool of mortgage loans that are either insured by the Federal Housing Administration ("FHA") or partially guaranteed by the Department of Veterans Affairs ("VA") ("Ginnie Mae Mortgages").

         The Pooled Fannie Mae 98-23 Certificate and the Pooled Fannie Mae 97-78 Certificate are each classes of Combinable and Recombinable REMIC Certificates (together, "RCR Certificates"), which may be exchanged for a proportionate interest in certain classes of Fannie Mae REMIC Certificates that represent beneficial ownership interests in the respective Underlying Fannie Mae Trusts. The characteristics of the RCR Certificates will reflect the characteristics of the Fannie Mae REMIC Certificates used to form such RCR Certificates. In the Agreement, the Trustee has agreed not to exchange any portion of the RCR Certificates for a related class or classes of Fannie REMIC Certificates pursuant to the relevant Underlying Agreement.

         The Pooled Fannie Mae 98-42 Certificate represents a beneficial ownership interest in the Underlying Fannie Mae 98-42 Trust. The assets of the Underlying Fannie Mae 98-42 Trust include (i) "regular interests" in a separate trust fund the assets of which consist of (x) certain Fannie Mae Guaranteed Mortgage Pass-Through Certificates and (y) certain previously issued REMIC certificates evidencing beneficial ownership in the related Fannie Mae REMIC Trusts and (ii) certain non-interest bearing cash deposits. Underlying the assets in the Fannie Mae REMIC Trusts are interests in certain Fannie Mae Guaranteed Mortgage Pass-Through Certificates, each of which represents a beneficial ownership interest in a pool of Fannie Mae Mortgages.

         The Pooled Freddie Mac Certificates (individually, the "Pooled Freddie Mac G063 Certificate" and the "Pooled Freddie Mac 2008 Certificate") are each all or a portion of one class of two separate series of Payment Exchange Certificates or Multiclass Mortgage Participation Certificates, respectively (each, an "Underlying Freddie Mac Series"). The Pooled Freddie Mac G063 Certificate represents a beneficial ownership interest in a trust established by Freddie Mac (the "Underlying Freddie Mac G063 Trust"). The assets of the Underlying Freddie Mac G063 Trust consist of Freddie Mac Giant Stripped Securities, Series GS007 ("Freddie Mac Giant Stripped Securities"), which in turn consist of Giant IO Securities and Giant PO Securities, backed by Ginnie Mae Certificates and/or Giant Certificates backed by Ginnie Mae Certificates ("Ginnie Mae-Related Securities"). Underlying the Ginnie Mae-Related Securities are pools of Ginnie Mae Mortgages.

The Pooled Freddie Mac 2008 Certificate represents a beneficial ownership interest in a trust established by Freddie Mac (the "Underlying Freddie Mac 2008 Trust"). The assets of the Underlying Freddie Mac 2008 Trust consist of Freddie Mac Multiclass PCs which are in turn backed by pools of first-lien, fixed-rate residential mortgage loans and mortgage participations ("Freddie Mac Mortgages").

         The Pooled Ginnie Mae Certificate is one class of a series of Guaranteed REMIC Pass-Through Securities (the "Underlying Ginnie Mae Series"), which represents a beneficial ownership interest in a trust established by Ginnie Mae (the "Underlying Ginnie Mae Trust"). The assets of the Underlying Ginnie Mae Trust include Ginnie Mae Certificates guaranteed pursuant to Ginnie Mae programs for first lien, single-family, fixed rate, residential mortgage loans.

         The Pooled Non-Agency Certificate is a portion of a single class of Pass-Through Certificates, Series 1997-3, which represents a beneficial ownership interest in a trust established by Bear Stearns Mortgage Securities, Inc. (the "Underlying Non-Agency Trust"). The assets of the Underlying Non-Agency Trust consist of all or a portion of (i) three classes of certain Fannie Mae REMIC Certificates, (ii) one class of Fannie Mae SMBS, and (iii) seven classes of Multiclass Mortgage Securities, Multiclass Mortgage Participation Certificates or Modifiable and Combinable REMIC Certificates issued by Freddie Mac as part of six separate series of such securities or certificates (collectively, the "Underlying 1997-3 Agency Certificates," and together with the Fannie Mae REMIC Certificates, Fannie Mae MBS, Fannie Mae SMBS, Ginnie Mae-Related Securities, and Freddie Mac Giant Stripped Securities underlying the other Underlying Trusts, the "Underlying Agency Certificates").

         The distribution dates for the Pooled Fannie Mae Certificates are the 18th or the 25th day of each month. The distribution dates for the Pooled Freddie Mac Certificates are the 15th or the 17th day of each month. The distribution date for the Pooled Ginnie Mae Certificate is the 20th day of each month, and the distribution date for the Pooled Non- Agency Certificate is the 25th day of each month, or if, in each case, such day is not a business day as defined in the applicable Underlying Agreement, then the next succeeding business day, as so defined.

         Additional characteristics of the Pooled Certificates are described below and in Annex 1 and Annex 2.

         POOLED CERTIFICATES - PRINCIPAL TYPES

         The Pooled Certificates were structured as pass-through classes ("PT Classes"), notional or support classes.

         A PT Class is designed to receive principal payments based on payments of principal received on the underlying assets. Payments of principal received on the underlying assets will be passed-through as principal on the PT Class. With respect to the RCR Certificates, the principal payments on such certificates will be based on the principal payments received on the Fannie Mae REMIC Certificates that are combined to form them.

         The Pooled IO Certificates are "interest only" certificates and do not have an actual principal balance, and as such, are not entitled to receive distributions of principal. Such classes have a notional principal balance, which is the amount used as a reference to calculate the amount of interest due on a Pooled IO Certificate ("Notional Classes"). The notional principal balances of Pooled IO Certificates reduce proportionately with their Related Certificates.

         A support class ("Support Class") is designed to receive principal payments after scheduled payments have been made on other specified classes.

         POOLED CERTIFICATES - INTEREST TYPES

         Three classes of the Pooled Certificates are entitled to receive distributions of interest on the principal balance or notional balance thereof based on a formula that varies inversely with LIBOR, subject to minimum and maximum rates ("Inverse Classes").

         The Pooled Non-Agency Certificate is entitled to receive distributions of interest on the principal balance thereof equal to the interest received on the underlying assets (the "WAC Class"). The annual interest rate on the WAC Class is determined by multiplying the interest received on the underlying assets by 12 and then dividing such amount by the principal balance of the Pooled Non-Agency Certificate.

         Two of the classes of Pooled Certificates are Pooled Accrual Certificates and as such, accrete all of their interest at a fixed rate, which is added to their outstanding principal balance ("Accrual Classes"). This accretion may continue until the class begins receiving principal payments, until some other event has occurred, or until the class is retired. In the case of both of the Pooled Accrual Certificates, the accretion continues so long as such respective class remains outstanding and the accreted interest is paid as principal.

         One class of the Pooled Certificates is a Pooled PEC/IO Certificate and is entitled to receive interest as described below.

         Distributions on the Pooled PEC/IO Certificate. The Pooled PEC/IO Certificate is a Notional Class. The notional principal balance of the Pooled PEC/IO Certificate reduces proportionately with the Freddie Mac Giant Stripped Securities. A PEC certificate represents the entire beneficial ownership interest in related classes of multiclass securities issued under the same transaction, together with rights and obligations under an associated interest payment exchange. The Pooled PEC/IO Certificate receives distributions, at a fixed interest rate of 8.00%, plus is entitled to receive the interest payment supplement amount. The interest payment supplement amount is a variable amount of interest that varies inversely with the level of LIBOR and directly with the rate of prepayments.

         THE UNDERLYING MORTGAGE LOANS

         The Mortgage Loans consist of conventional, fixed rate, one- to four-family, fully-amortizing, level monthly payment, first mortgage loans with original maturities of up to approximately 30 years. Payments on the Mortgage Loans underlying the Pooled Certificates will either be distributed in the same month of payment or the month succeeding the month of payment.

         ADDITIONAL INFORMATION

         The descriptions of the Pooled Certificates and the Mortgage Loans do not purport to be complete. Set forth below are lists of documents relevant to each of the Pooled Certificates.

         Documents relevant to the Pooled Fannie Mae 98-23 Certificate include the following:

         o Fannie Mae's Prospectus Supplement for Guaranteed REMIC Pass-Through Certificates dated March 5, 1998 to Prospectus dated November 12, 1997.

         o Fannie Mae's Prospectus for Guaranteed REMIC Pass-Through Certificates dated November 12, 1997.

         Documents relevant to the Pooled Fannie Mae 97-78 Certificate include the following:

         o Fannie Mae's Prospectus Supplement for Guaranteed REMIC Pass-Through Certificates dated October 8, 1997 to Prospectus dated June 14, 1996.

         o Fannie Mae's Prospectus for Guaranteed REMIC Pass-Through Certificates dated June 14, 1996.

         o Fannie Mae's Prospectus for Guaranteed Mortgage Pass-Through Certificates dated August 1, 1997.

         o Fannie Mae's Prospectus for Stripped Mortgage-Backed Securities dated July 1, 1996.

         o Fannie Mae's Prospectus for Guaranteed MBS Pass-Through Securities dated October 1, 1996.

         o Fannie Mae's Information Statement dated March 31, 1997 and any supplements thereto.

         Documents relevant to the Pooled Fannie Mae 98-42 Certificate include the following:

         o Fannie Mae's Prospectus Supplement for Guaranteed REMIC Pass-Through Certificates dated May 29, 1998 to Prospectus dated November 12, 1997.

         o Fannie Mae's Prospectus for Guaranteed REMIC Pass-Through Certificates dated November 12, 1997.

         o Fannie Mae's Prospectus for Guaranteed Mortgage Pass-Through Certificates dated August 1, 1997.

         o Fannie Mae's Information Statement dated March 31, 1998 and any supplements thereto.

         Documents relevant to the Pooled Freddie Mac G063 Certificate (the Pooled PEC/IO Certificate) include the following:

         o Freddie Mac's Offering Circular Supplement for Multiclass Mortgage Securities, Payment Exchange Certificates and Modifiable and Combinable REMIC Certificates, Series G063, dated January 1, 1997.

         o Freddie Mac's Offering Circular for Multiclass Series, dated January 1, 1997.

         o Freddie Mac's Offering Circular for Giant GNMA-Backed Securities and Other Pass-Through Securities dated January 1, 1997, which describes Giant Securities generally, and its Stripped Giant Securities, Series GS007 Offering Circular Supplement dated June 2, 1997.

         o Freddie Mac's Information Statement dated March 31, 1997, its Information Statement Supplement dated May 15, 1997 and any other Information Statement Supplements published by Freddie Mac through the time of purchase.

         Documents relevant to the Pooled Freddie Mac 2008 Certificate include the following:

         o Freddie Mac's Offering Circular Supplement for Multiclass Mortgage Participation Certificates, Multiclass Mortgage Securities and Modifiable and Combinable REMIC Certificates, Series 2008, dated October 15, 1997 to Offering Circular dated January 1, 1997.

         o Freddie Mac's Offering Circular for Multiclass Mortgage Participation Certificates dated January 1, 1997.

         o Freddie Mac's Offering Circular Supplement for its Series 1619, 1644 and 1686 Multiclass PC's.

         o Freddie Mac's Information Statement dated March 31, 1997, its Information Statement Supplements dated May 15, 1997, August 14, 1997 and November 14, 1997 and any other Information Statement Supplements published by Freddie Mac through the time of purchase.

         Documents relevant to the Pooled Ginnie Mae Certificate include the following:

         o Ginnie Mae's Offering Circular Supplement for Guaranteed REMIC Pass-Through Securities and MX Securities, Series 1998-14 dated June 24, 1998 to Base Offering Circular dated November 1, 1997.

         o   Ginnie Mae's Base Offering Circular dated November 1, 1997.

         Documents relevant to the Pooled Non-Agency Certificate include the following:

         o Bear Stearns Mortgage Securities, Inc.'s Prospectus Supplement for Pass-Through Certificates, Series 1997- 3, Class A-1, March 25, 1997.

         o Bear Stearns Mortgage Securities, Inc.'s Prospectus for Mortgage Pass-Through Certificates dated October 10, 1996.

         o Fannie Mae's Prospectus Supplement for Guaranteed REMIC Pass-Through Certificates, Trust 1992-45, dated February 7, 1992.

         o Fannie Mae's Prospectus for Guaranteed REMIC Pass-Through Certificates dated January 4, 1990.

         o Fannie Mae's Prospectus for Guaranteed Mortgage Pass-Through Certificates dated January 1, 1992.

         o   Fannie Mae's Information Statement dated November 21, 1991.

         o   Fannie Mae's Preliminary Data Statement for Stripped
             Mortgage-Backed Securities, Trust 000252-CL, dated October 28,
             1993.

         o Fannie Mae's Prospectus for Stripped Mortgage-Backed Securities dated December 1, 1992.

         o Fannie Mae's Prospectus Supplement for Guaranteed REMIC Pass-Through Certificates Trust 1993-346, dated November 12, 1993.

         o Fannie Mae's Prospectus for Guaranteed REMIC Pass-Through Certificates dated December 29, 1992.

         o Fannie Mae's Prospectus for Stripped Mortgage-Backed Securities dated December 1, 1992.

         o Fannie Mae's Prospectus for Guaranteed MBS Pass-Through Certificates dated December 1, 1992.

         o Fannie Mae's Prospectus Supplements for Trust 1992-50, Trust 1992-150, Trust 1993-21 and Trust 1993-216 and the Information Statement dated February 16, 1993 and any supplements thereto.

         o Fannie Mae's Prospectus Supplement for Guaranteed REMIC Pass-Through Certificates, Trust 1997-G2, dated January 16, 1997 to Prospectus dated June 14, 1996.

         o Fannie Mae's Prospectus for Guaranteed REMIC Pass-Through Certificates dated June 14, 1996.

         o Fannie Mae's Prospectus for Guaranteed Mortgage Pass-Through Certificates dated January 1, 1997.

         o   Fannie Mae's Information Statement dated February 22, 1996.

         o Freddie Mac's Offering Circular Supplement for Multiclass Mortgage Securities, Series G003, dated October 21, 1992.

         o Freddie Mac's Multiclass Mortgage Securities Offering Circular dated September 1, 1992.

         o Freddie Mac's Giant GNMA-Backed Securities Offering Circular dated September 1, 1992.

         o Freddie Mac's Information Statement dated March 19, 1992, its Information Statement Supplements dated April 28, 1992, July 30, 1992 and November 13, 1992 and any other Information Statement Supplements published by Freddie Mac through the time of purchase.

         o Freddie Mac's Offering Circular Supplement for Multiclass Mortgage Participation Certificates, Series 1505, dated March 19, 1993.

         o Freddie Mac's Multiclass Mortgage Participation Certificates Offering Circular dated January 1, 1993.

         o Freddie Mac's Mortgage Participation Certificates Offering Circular dated June 30, 1992 and its Mortgage Participation Certificates Offering Circular Supplements dated August 3, 1992, November 2, 1992, April 30, 1993 and August 17, 1993.

         o Freddie Mac's Giant Mortgage Participation Certificates Offering Circular dated December 23, 1991, and its Giant Mortgage Participation Certificates Offering Circular Supplement dated December 3, 1992.

         o Freddie Mac's Information Statement dated April 9, 1993, its Information Statement Supplements dated April 30, 1993 and August 2, 1993 and any other Information Statement Supplements published by Freddie Mac through the time of purchase.

         o Freddie Mac's Offering Circular Supplement for Multiclass Mortgage Participation Certificates, Series 1603, dated September 9, 1993.

         o Freddie Mac's Multiclass Mortgage Participation Certificates Offering Circular dated August 1, 1993.

         o Freddie Mac's Offering Circular Supplement for Multiclass Mortgage Participation Certificates, Series 1723, dated March 29, 1994.

         o Freddie Mac's Multiclass Mortgage Participation Certificates Offering Circular dated January 18, 1994.

         o Freddie Mac's Mortgage Participation Certificates Offering Circular dated February 15, 1994.

         o Freddie Mac's Stripped Giant Mortgage Participation Certificates, Series 165 Offering Circular Supplement dated March 29, 1994.

         o Freddie Mac's Information Statement dated March 31, 1994 and any Information Statement Supplements published by Freddie Mac through the time of purchase.

         o Freddie Mac's Offering Circular Supplement for Multiclass Mortgage Participation Certificates, Callable Pass-Through Certificates and Modifiable and Combinable REMIC Certificates, Series 1869, dated July 12, 1996 to Offering Circular dated October 1, 1995.

         o Freddie Mac's Offering Circular Supplement dated August 31, 1993 to Offering Circular dated August 1, 1993 and Freddie Mac's Offering Circular Supplement dated February 17, 1994 to Offering Circular Dated January 18, 1994.

         o Freddie Mac's Mortgage Participation Certificates Offering Circular dated September 1, 1995.

         o Freddie Mac's Giant Participation Certificates and Other Structured Pass-Through Participation Certificates Offering Circulars dated September 1, 1995 and January 1, 1997.

         o Freddie Mac's Information Statement dated March 29, 1996, its Information Statement Supplements dated May 15, 1996, August 14, 1996, November 14, 1996 and January 30, 1997, and any other Information Statement Supplements published subsequently by Freddie Mac.

         Fannie Mae documents may be obtained from Fannie Mae by writing or calling its MBS Helpline at 3900 Wisconsin Avenue, N.W., Area 2H-3S, Washington, D.C. 20016; telephone 1-800-BEST-MBS or 202-752-6547.

         Investors can order the Freddie Mac documents from Freddie Mac by writing or calling its Investor Inquiry Department at 8200 Jones Branch Drive, McLean, Virginia 22102; outside Washington, D.C. metropolitan area, telephone 800/336-3672; within Washington, D.C. metropolitan area, telephone 703/450-3777. Freddie Mac also publishes a supplemental statement applicable to each series shortly after the applicable closing date. Investors can obtain the supplemental statement, any offering materials for specific certificates, and historic and current information concerning specific certificates from Freddie Mac's Investor Inquiry Department. Freddie Mac's Internet Web-Site (http://www.freddiemac.com) displays the offering circular supplements, the supplemental statements, schedules of the certificates, and information, updated monthly, regarding each class of the applicable Underlying Freddie Mac Series.

         Investors can order the Ginnie Mae documents from Ginnie Mae by calling the Information Agent at 800/234-GNMA and can obtain supplemental information in electronic form on gREX.

         In addition, copies of the respective Prospectus Supplements, Prospectuses, Offering Circular Supplements, Offering Circulars, and the other documents set forth above relating to the Pooled Certificates, including the Pooled Non-Agency Certificate, may be obtained from the Underwriter by writing Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167, Attention:
Mortgage Department.

                      YIELD AND PREPAYMENT CONSIDERATIONS

         GENERAL CONSIDERATIONS

         The yield to maturity and weighted average life of the Certificates will be affected by, among other things, the amount and timing of principal payments, including prepayments (for this purpose the term "prepayments" includes payments resulting from refinancing, liquidations, purchases by the original transferors or others), and interest payments on the Mortgage Loans, the level of LIBOR, the payment priorities and other characteristics of the Pooled Certificates and the Underlying Agency Certificates, the purchase price paid for the Certificates, and the occurrence of an optional or mandatory termination with respect to the Underlying Agency Certificates, the Pooled Certificates or the Certificates. No representation is made as to the anticipated rate of prepayments on the Mortgage Loans or the anticipated yield to maturity of the Certificates. Prospective investors are urged to consider their own estimates as to the anticipated rate of future prepayments on the Mortgage Loans and the suitability of the Certificates to their investment objectives. If prevailing mortgage rates fall significantly below the mortgage rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the mortgage rates on the Mortgage Loans. Other factors affecting prepayments of Mortgage Loans include changes in mortgagors' housing needs, job transfers, unemployment, net equity in the mortgaged properties and servicing decisions. The Mortgage Loans may be prepaid at any time without penalty and generally have due-on-sale clauses. Because the payment of installments of principal of and interest on the respective Mortgage Loans are guaranteed by one or more governmental agencies, liquidations resulting from default, casualty or condemnation in respect of the respective Mortgage Loans will have the effect of a prepayment.

         The timing and amount of payments, including prepayments, on the Mortgage Loans may significantly affect an investor's yield. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. In addition, interest amounts on the Pooled PEC/IO Certificate contain a supplemental amount that varies directly with the level of prepayments on the related Mortgage Loans.

         The Pooled Certificates were issued at different times, are backed directly or indirectly by different Underlying Agency Certificates and different Mortgage Pools, have different allocations of principal and interest and payment priorities among various classes, are subject to optional termination to the extent described herein and in the Underlying Agreements and will perform differently in various interest and prepayment rate environments. The performance characteristics of each Class of Certificates will reflect a combination of the performance characteristics of the related group of Pooled Certificates, which will themselves reflect a combination of the related group of Underlying Agency Certificates. Because some of the Pooled Certificates have additional layers of underlying assets, the inclusion of those Pooled Certificates in the Trust may make it more difficult to predict the likely yield and payment experience of the Certificates.

         Since interest generally will be due on each Mortgage Loan on the first day of the month, but the distribution of such interest will not be made until the Pooled Certificate Distribution Dates and then the amounts received with respect to a Pooled Certificate Distribution Date will not be distributed until the related Distribution Date, the yield to investors in the Certificates will be lower than the yield produced without such delays. Since the amount of the distributions on the Certificates is based on information in respect of the Underlying Series, if such information is not received in a timely manner, payments will not be made until the following Distribution Date and the yield to investors may be lower than the yield produced if such information had been received in a timely manner.

         In the case of any Certificates purchased at a discount, a slower than anticipated rate of principal payments on the Certificates, other things being equal, could result in an actual yield that is lower than the anticipated yield. In the case of any Certificates purchased at a premium, a faster than anticipated rate of principal payments on the Certificates, other things being equal, could result in an actual yield that is lower than the anticipated yield.

         The Pooled IO Certificates have notional principal balances that reduce proportionately with the principal balance of certain related classes in the same Underlying Series. Accordingly, the amount and timing of payments on the related groups of Pooled Certificates, and accordingly the yield on both classes of Certificates, will be sensitive to the rate and timing of principal payments on such Related Certificates. Relatively fast prepayments of underlying Mortgage Loans may significantly shorten, and relatively slow prepayments of underlying Mortgage Loans may significantly extend, the life of the Related Certificates and therefore the Pooled IO Certificates. Generally, a rapid rate of principal prepayments on the Mortgage Loans underlying the Pooled IO Certificates will have a negative effect on the yield on such certificates and may reduce the yield on the Certificates. If the life of the Related Certificates is significantly shortened, the life of the Pooled IO Certificates will be significantly shortened and the yield to investors in both Classes of Certificates can be expected to decrease. Similarly, the exercise of any optional redemption rights with respect to the Underlying Series of which the Pooled IO Certificates are a part may have a negative effect on the yield on such certificates and may reduce the yield on both Classes of Certificates. The Pooled IO Certificates are part of the Group 1A Pooled Certificates and the Group 2A Pooled Certificates.

         Because prevailing interest rates are subject to fluctuation, there can be no assurance that investors in the Certificates will be able to reinvest the payments thereon at yields equaling or exceeding the yields on the Certificates. Yields on any such reinvestments may be lower, and may even be significantly lower, than yields on the Certificates. Generally, when prevailing interest rates increase, prepayment rates on mortgage loans tend to decrease, resulting in a reduced return of principal to investors at a time when reinvestment at such higher prevailing rates would be desirable. Conversely, when prevailing interest rates decline, prepayment rates on mortgage loans tend to increase, resulting in a greater return of principal to investors at a time when reinvestment at comparable yields may not be possible. Prospective investors in the Certificates should consider the related reinvestment risks in light of other investments that may be available to such investors.

         The yield to maturity on the Pooled Certificates will reflect the amount and timing of interest amounts received on the Underlying Agency Certificates, certain of which are sensitive to the level of LIBOR from time to time. Similarly, the yield to maturity on the Certificates will reflect the amount and timing of interest amounts received on the Pooled Certificates, certain of which are also sensitive to the level of LIBOR from time to time. For example, the amount of interest payable on the Pooled Inverse Floating Rate Certificates will vary inversely with the level of LIBOR. Consequently, a high level of LIBOR will reduce the interest payable on the Pooled Inverse Floating Rate Certificates and may therefore reduce the yield to investors in the Certificates. Similarly, the amount of supplemental interest payable on the Pooled PEC/IO Certificate may vary inversely with the level of LIBOR. Consequently, a high level of LIBOR can significantly reduce supplemental interest payments to the Pooled PEC/IO

Certificate and (especially in combination with fast Mortgage prepayment rates) reduce the yield to investors in the Certificates.

         The Underlying Agency Certificates were issued as parts of different Underlying Series and the rates of prepayments on the Underlying Mortgage Loans will be different. Under various circumstances, including differing prepayment rates of the Underlying Mortgage Loans, the Underlying Agency Certificates could mature at times other than those expected by investors, which in turn could cause the Pooled Certificates to mature at times other than those expected by investors, which could then cause either Class of Certificates to take on a cash flow profile different from that expected by investors.

         FINAL SCHEDULED DISTRIBUTION DATE

         The "Final Scheduled Distribution Date" for distributions on the Certificates is the Distribution Date in July, 2027. The Final Scheduled Distribution Date is the Distribution Date one month after the latest final distribution date of any of the Pooled Certificates. Since the rate of payment of principal on the Mortgage Loans can be expected to exceed the rate of payments used in calculating such final distribution date, the date of the final distribution on the Certificates is expected to be earlier, and could be substantially earlier, than the Final Scheduled Distribution Date.

         WEIGHTED AVERAGE LIVES

         The weighted average life of a security refers to the average amount of time that will elapse from the applicable settlement date until each dollar of principal of such security will be distributed to the investor. The weighted average life of a Certificate in either Class is determined by (i) multiplying the amount of payments made in respect of principal on such Certificate in the related Class on each Distribution Date by the number of years from the Closing Date to such Distribution Date; (ii) summing the results; and (iii) dividing the sum by the aggregate amount of the principal payments on such Certificate in the related Class referred to in clause (i). The weighted average lives of the Certificates will be influenced by, among other factors, the rate at which principal is paid on the Mortgage Loans.

         SPA MODEL

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The standard prepayment assumption model used in this Prospectus Supplement ("SPA") represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. SPA does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans underlying the Pooled Certificates. 100% SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 0.2% per annum in each month thereafter (for example 0.4% per annum in the second month) until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the mortgage loans, 100% SPA assumes a constant prepayment rate of 6% per annum. Multiples will be calculated from this prepayment rate series; for example, 50% SPA assumes prepayment rates will be 0.1% per annum in month one, 0.2% per annum in month two, reaching 3.0% per annum in month 30 and remaining constant at 3.0% per annum thereafter. 0% SPA assumes no prepayments.

         PRICING ASSUMPTION

         The Certificates were structured assuming, among other things, a prepayment assumption of 200% SPA with respect to the Pooled Certificates. The prepayment assumptions to be used for pricing purposes for the Certificates may vary as determined at the time of sale. The actual prepayment rates may vary considerably from the rates used for any pricing assumption.

         DECREMENT AND WEIGHTED AVERAGE LIFE TABLE

         The following tables indicate the percentages of the Original Principal Balance of each Class of Certificates outstanding after certain dates and the weighted average lives (in years), assuming various constant percentages of SPA.

         For the following tables it was assumed, among other things, that (i) the Trust consists of the groups of Pooled Certificates related to a particular Class of Certificates in the principal or notional amounts described in Annex 1 hereto; (ii) the initial principal balance of the Class 1A Certificates will be $24,651,553 the initial principal balance of the Class 2A Certificates will be $26,051,553; (iii) Distribution Dates on the Certificates occur on the 25th of each month commencing in July 1998; (iv) each Mortgage Loan underlying a guaranteed mortgage pass-through certificate issued by Fannie Mae, certificate issued by Ginnie Mae, or a participation certificate issued by Freddie Mac has a mortgage rate, remaining term to maturity, and loan age equal to the weighted average mortgage rate, weighted average remaining term to maturity, and weighted average loan age, respectively, of all of the Mortgage Loans underlying such guaranteed mortgage pass-through certificate, certificate issued by Ginnie Mae, or participation certificate, or in the case of the Pooled Accrual Certificates, equal to the assumptions for such characteristics included in the related Underlying Prospectus Information; (v) the Mortgage Loans prepay at the constant percentages of SPA specified in the tables; (vi) all amounts due with respect to the Mortgage Loans underlying the groups of the Pooled Certificates are applied to the payment of the respective groups of Pooled Certificates on the 25th day of each month; (vii) there are no optional terminations of the Certificates or the Pooled Certificates and the mandatory termination is assumed not to occur; (viii) the settlement date is the Closing Date, which is June 30, 1998; (ix) each month consists of 30 days; (x) any reinvestment income on funds in the Asset Proceeds Account will be paid to the Trustee and will not be available to make principal and interest payments on the Certificates; (xi) the only expenses to be paid on any Distribution Date by the Trust will be the monthly payment of the Trustee Fee, which is assumed to equal 1/12 of the product of 0.020% and the principal balance immediately prior to the applicable Distribution Date, but without giving effect to the minimum Trustee Fee of $100 for any Distribution Date; (xii) interest rates applicable to each Class of Certificates for each Interest Accrual Period subsequent to the first Interest Accrual Period will be calculated based on the indicated level of LIBOR; (xiii) there will be no substitution of Pooled Certificates; and (xiv) no Certificates will be exchanged for pro rata portions of each of the Pooled Certificates.

PERCENTAGE OF INITIAL PRINCIPAL AMOUNT OUTSTANDING OF THE CLASS 1A CERTIFICATES


                                    % of SPA


                                         50%            100%            200%            300%            400%
                                        -----           ----            ----            ----            ----
            Initial Balance              100%            100%           100%            100%             100%
            June 25, 1999                100              99             75              71              65
            June 25, 2000                100              98             69              61              46
            June 25, 2001                100              97             65              51              38
            June 25, 2002                101              96             62              44              30
            June 25, 2003                102              96             59              34              23
            June 25, 2004                103              97             53              26              15
            June 25, 2005                104              97             46              21               6
            June 25, 2006                105              96             40              14               4
            June 25, 2007                106              94             35               8               3
            June 25, 2008                105              92             30               5               2
            June 25, 2009                103              90             24               4               2
            June 25, 2010                102              89             18               3               1
            June 25, 2011                100              88             12               2               1
            June 25, 2012                 99              87             10               1               *
            June 25, 2013                 98              86              8               1               *
            June 25, 2014                 96              85              7               1               *
            June 25, 2015                 95              82              5               *               *
            June 25, 2016                 94              79              4               *               *
            June 25, 2017                 95              79              3               *               *
            June 25, 2018                 92              82              2               *               *
            June 25, 2019                 90              50              1               *               *
            June 25, 2020                 92              16              1               *               *
            June 25, 2021                 94               2              *               *               *
            June 25, 2022                 97               *              *               *               *
            June 25, 2023                 79               *              *               0               0
            June 25, 2024                 20               0              0               0               0
            June 25, 2025                  0               0              0               0               0
            June 25, 2026                  0               0              0               0               0
            June 25, 2027                  0               0              0               0               0

           Weighted Average
           Life (in years)              24.0            19.1            6.8             3.9             2.8


----------

*        Principal balance less than 0.5% of Initial Principal Amount.

PERCENTAGE OF INITIAL PRINCIPAL AMOUNT OUTSTANDING OF THE CLASS 2A CERTIFICATES


                                    % of SPA


                                         50%            100%            200%            300%            400%
                                        -----           ----            ----            ----            ----
            Initial Balance              100%            100%           100%            100%             100%
            June 25, 1999                100              99             96              93              88
            June 25, 2000                101              98             93              85              71
            June 25, 2001                102              98             92              78              36
            June 25, 2002                103              98             90              41              28
            June 25, 2003                104              99             90              33              21
            June 25, 2004                105              99             86              25              14
            June 25, 2005                107             100             46              20               6
            June 25, 2006                108             100             38              13               4
            June 25, 2007                110              99             33               8               3
            June 25, 2008                109              97             29               5               2
            June 25, 2009                109              96             23               3               2
            June 25, 2010                108              96             17               3               1
            June 25, 2011                107              96             11               2               1
            June 25, 2012                107              96              9               1               *
            June 25, 2013                106              96              8               1               *
            June 25, 2014                 90              79              6               1               *
            June 25, 2015                 73              61              5               *               *
            June 25, 2016                 56              41              3               *               *
            June 25, 2017                 37              23              3               *               *
            June 25, 2018                 17               8              2               *               *
            June 25, 2019                 10               6              1               *               *
            June 25, 2020                  8               4              1               *               *
            June 25, 2021                  4               2              *               *               *
            June 25, 2022                  1               *              *               *               *
            June 25, 2023                  *               *              *               0               0
            June 25, 2024                  0               0              0               0               0
            June 25, 2025                  0               0              0               0               0
            June 25, 2026                  0               0              0               0               0
            June 25, 2027                  0               0              0               0               0

           Weighted Average             18.1            17.1            8.4             4.6             3.3
           Life (in years)


----------
*        Principal balance less than 0.5% of Initial Principal Amount.

         PRE-TAX YIELD TABLES

         The significance of the effects of prepayments and changes in LIBOR on the Certificates is illustrated in the following tables entitled "Sensitivity of the Certificates to Prepayments and LIBOR," which shows the pre-tax yield (on a corporate bond equivalent basis) to the holders of such Classes of Certificates under different constant percentages of SPA and levels of LIBOR. The yields of such Classes of Certificates set forth in the following tables were calculated using the assumptions specified above under "--Decrement and Weighted Average Life Tables" and assuming that (i) interest rates applicable to the related groups of Pooled Certificates for each Interest Accrual Period subsequent to the first Interest Accrual Period will be calculated based on the indicated level of LIBOR, (ii) the aggregate purchase price (expressed as a percentage of the initial principal balance) of the Certificates is 109.0% with respect to the Class 1A Certificates and 107.5% with respect to the Class 2A Certificates (plus accrued interest from June 1, 1998) and (iii) the Certificates are purchased on June 30, 1998.

         THE YIELD TO INVESTORS IN THE CERTIFICATES WILL BE SENSITIVE TO THE LEVEL OF LIBOR AND TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) OF THE MORTGAGE LOANS, WHICH GENERALLY CAN BE PREPAID AT ANY TIME.

Changes in LIBOR may not correlate with changes in prevailing mortgage interest rates. It is possible that lower prevailing mortgage interest rates, which might be expected to result in faster prepayments, could occur concurrently with an increased level of LIBOR.





        SENSITIVITY OF THE CLASS 1A CERTIFICATES TO PREPAYMENTS AND LIBOR
                           (Pre-Tax Yield to Maturity)


                                    % of SPA


         LIBOR                         50%               100%             200%            300%            400%
         -----                        -----              ----             ----            ----            ----
         2.65%                         11.2               11.1             13.0            10.8           10.0
         3.65                          10.2               10.1             11.5            9.9            9.5
         4.65                          9.1                9.0              10.0            8.8            8.7
         5.65                          8.1                8.0              8.5             7.5            7.0
         6.65                          7.2                7.0              6.8             6.0            5.6
         7.65                          6.3                6.0              5.3             5.1            4.9
         8.65                          5.7                5.3              4.1             4.5            4.5


        SENSITIVITY OF THE CLASS 2A CERTIFICATES TO PREPAYMENTS AND LIBOR
                           (Pre-Tax Yield to Maturity)


                                    % of SPA


         LIBOR                         50%               100%             200%            300%            400%
         -----                        -----              ----             ----            ----            ----
         2.65%                         11.3               11.1             11.7            10.3           9.7
         3.65                          10.3               10.0             10.6            9.5            9.3
         4.65                          9.3                9.0              9.4             8.6            8.7
         5.65                          8.3                8.0              8.2             7.6            7.2
         6.65                          7.3                7.1              6.9             6.3            6.1
         7.65                          6.4                6.1              5.7             5.6            5.5
         8.65                          5.7                5.4              4.8             5.1            5.2

         The yields set forth in the above tables were calculated by determining the monthly discount rates which when applied to the assumed stream of cash flows to be paid on the Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of the Certificates indicated, and converting such monthly rates to corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as payments of principal of and interest on the Certificates and consequently does not purport to reflect the return of any investment in the Certificates when such reinvestment rates are considered.

         ACTUAL EXPERIENCE WILL VARY FROM ASSUMPTIONS

         Discrepancies will exist between the characteristics of the actual Pooled Certificates and Mortgage Loans and characteristics of the Pooled Certificates and Mortgage Loans assumed in preparing the tables contained herein. To the extent that the Pooled Certificates and Mortgage Loans have characteristics that differ from those assumed in preparing the tables, the Certificates may mature earlier or later than indicated by the tables, and the weighted average lives and pre-tax yields and the cash flows on the Certificates may also differ. In addition, it is unlikely that the Mortgage Loans will prepay at any constant rate. The timing of changes in the rate of prepayment may significantly affect the yield realized by a holder of the Certificates.

                             THE POOLING AGREEMENT

         GENERAL

         The Certificates will be issued pursuant to a Pooling Agreement between Fund America Investors Corporation II, as the depositor, and U. S. Bank Trust National Association, as the Trustee (the "Agreement"). Reference is made to the Prospectus for important information in addition to that set forth herein regarding the terms and conditions of the Agreement and the Certificates. References to the "FNMA," "FHLMC," or "GNMA" in the Prospectus shall be deemed to mean, respectively, the "Fannie Mae," "Freddie Mac," or "Ginnie Mae" in this Prospectus Supplement. The Certificates will be transferable and exchangeable at the Corporate Trust Office of the Trustee, which will serve as Certificate Registrar and Paying Agent. The Trustee will provide to a prospective or actual Certificateholder without charge, upon written request, a copy of the Agreement. Requests should be addressed to the Trustee at 180 East 5th Street, St. Paul, MN 55101. The Trustee will also act as securities administrator for the Trust. Consequently, there will be no separate servicing agreement among the parties relating to the transaction.

         ASSIGNMENT OF POOLED CERTIFICATES

         At the time of issuance of the Certificates, the Company will cause the Pooled Certificates to be assigned to the Trustee. The Underwriter, which will sell the Pooled Certificates to the Company, will represent to the Company, among other things, that as of the Closing Date, (i) it is the owner of the Pooled Certificates free and clear of any lien or adverse interests of any person and (ii) that it has acquired its ownership in the Pooled Certificates in good faith without notice of any adverse claim. The Company, following its purchase and immediately prior to the transfer to the Trustee, will make similar representations.

         Upon discovery or receipt of notice by either the Company or the Trustee of a breach of any of the representations and warranties regarding the Pooled Certificates which materially and adversely affects the interests of the Certificateholders, the Company, or the Trustee, the party discovering such breach will give prompt notice to the other and to the Underwriter. Within thirty days of the earlier of either discovery by or notice to the Underwriter of any such breach, the Underwriter shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Underwriter shall, at the election of the Majority Certificateholders, repurchase each Pooled Certificate affected by the breach at a repurchase price equal to (i) with respect to any Pooled Certificate that is not a Pooled IO Certificate, the outstanding principal balance of the Pooled Certificate as of the date of repurchase plus accrued interest thereon and (ii) with respect to any Pooled IO Certificates, the highest bid obtained by the Trustee from three dealers then active in the market for such Pooled IO Certificates (or such lesser number as may then be active). In the event the Trustee is able to obtain a bid from only one active dealer, then the Trustee may obtain an opinion (a "FMV Opinion") of an investment banking firm of national reputation (other than an affiliate of the Company) to determine whether such bid is at least equal to the fair market value of such Pooled IO Certificates and the repurchase price shall be the higher of the bid or the fair market value as stated in any such FMV Opinion. If the Trustee is unable to obtain a bid from any active dealer, then the Trustee shall obtain a FMV Opinion and the repurchase price shall be equal to the fair market value of the Pooled IO Certificates as stated in such FMV Opinion.

         Notwithstanding the foregoing, for a period of 90 days following the Closing Date, in lieu of repurchasing Pooled Certificates, other than the Pooled IO Certificates, as described above, the Underwriter may substitute therefor one or more mortgage related securities issued by Ginnie Mae, Fannie Mae, or Freddie Mac (each a "Substitute Pooled Certificate") which meet the following criteria: (i) such substitution shall be (a) in the case of the Pooled Accrual Certificates, with one or more accrual certificates bearing a coupon no less than the coupon of the Pooled Accrual Certificate being substituted for or (b) in the case of the Pooled Inverse Floating Rate Certificates, other than the Pooled IO Certificate, with one or more inverse floating rate certificates based on LIBOR whose combined coupon will be at least equal to the coupon of the Pooled Certificates being substituted for at all levels of LIBOR, (ii) the sum of the outstanding principal amounts of the Substitute Pooled Certificates equals or exceeds the sum of the outstanding principal amounts of the Pooled Certificates being substituted for, (iii) the Substitute Pooled Certificates as of the date of substitution ultimately are backed by mortgage loans (a) with a weighted average pass-through rate no more than 50 basis points below or no more than 50 basis points above the weighted average pass-through rate of the mortgages loans ultimately backing the Pooled Certificates being substituted for and (b) which are conventional, fixed rate, one- to four-family, fully amortizing, level payment, first mortgage loans with original maturities of up to 30 years, (iv) the inclusion of which in the Trust Fund will not result in a withdrawal or downgrading in the ratings assigned to such Class of Certificates by the Rating Agencies, written confirmation of which shall be provided by the Rating Agencies to the Trustee, and (v) such substitution will not cause the Trust to lose its status as a grantor trust for federal income tax purposes as indicated in an opinion of counsel to be provided to the Trustee.

         ACCOUNTS

         The Trustee shall establish and maintain the Asset Proceeds Account in the name of the Trustee for the benefit of the Certificateholders. The Asset Proceeds Account shall be an Eligible Account as defined in the Agreement. The Trustee, in its capacity as holder of the Pooled Certificates, will cause all distributions received by it on the Pooled Certificates from whatever source, to be deposited directly into the Asset Proceeds Account. Amounts on deposit in the Asset Proceeds Account will be invested in certain investments permitted by the Agreement ("Permitted Investments"). Any income on such investments will be paid to the Trustee as additional compensation and losses on such investments shall be reimbursed by the Trustee from its own funds.

         REPORTS TO CERTIFICATEHOLDERS

         On each Distribution Date, the Trustee will prepare, to the extent it receives distribution information with respect to the Pooled Certificates, and will forward by mail, a statement to each Certificateholder and to the Company stating:

         (i) the Class 1A Available Distribution and the Class 2A Available Distribution for such Distribution Date;

         (ii) the interest distribution amount and the principal distribution amount for such Distribution Date for each Class of Certificates and, with respect to each, the components thereof as described in the definitions of such terms and as reported in the related distribution information;

         (iii) the principal balance of each Class of Certificates before and after applying payments on such Distribution Date;

         (iv) the effective interest rate on each Class of Certificates for such Distribution Date;

         (v) the outstanding Pooled Certificate Principal Balance or Pooled Certificate Notional Principal Balance, as the case may be, for each group of Pooled Certificates immediately prior to and after taking into account distributions made on such Distribution Date of, and the current interest rate, on each of the Pooled Certificates on such Distribution Date;

         (vi) the original principal amount of each Class of Certificates and the original principal amount of each Class of Certificates as reduced to reflect any exchange of Certificates for a pro rata portion of the related Pooled Certificates; and

         (vii)   the amount of the Trustee Fee for such Distribution Date.

In the case of the information furnished pursuant to clauses (ii) and (iii) above, the amounts shall also be expressed as a dollar amount per $1000 of principal face amount.

         In addition, the Trustee promptly will furnish to the Company and, upon request, to the Certificateholders, copies of any notices, statements, reports, or other information received by the Trustee in its capacity as the holder of the Pooled Certificates.

         On or before March 31st of each calendar year, commencing in 1999, the Trustee will prepare and deliver by first class mail to the Company and each person who at any time during the prior calendar year was a Certificateholder of record a statement containing the information required to be contained in the regular monthly report to Certificateholders, as set forth in clauses (ii) and (v) above aggregated for such prior calendar year or in the case of a Certificateholder, the applicable portion thereof during which such person was a Certificateholder. Such obligation of the Trustee will be satisfied to the extent that substantially comparable information is provided by the Trustee pursuant to any requirements of the Code and regulations thereunder as from time to time are in force.

         AMENDMENTS

         The Agreement may be amended by the Company and the Trustee, without the prior written consent of any Certificateholder (i) to cure any ambiguity or mistake, (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein, (iii) to make any other provisions with respect to matters or questions arising under the Agreement that are not materially inconsistent with other provisions of the Agreement, and (iv) to make such modifications as may be required in connection with a substitution or repurchase of a Pooled Certificate permitted under the Agreement; provided, however, that such amendment will not, as evidenced by an opinion of counsel (at the expense of the party seeking such amendment) delivered to the Trustee, adversely affect in any material respect the interests of any Certificateholder. Counsel shall be entitled to rely on a letter from each Rating Agency that the modification will not cause the then-existing rating of the Certificates to be downgraded as conclusive evidence that the modification does not adversely affect in any material respect the interests of any Certificateholder. The Agreement may also be amended by the Company and the Trustee and the holders of Certificates evidencing more than 50% of the aggregate principal amount of the Certificates (the "Majority Certificateholders") for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or modifying in any manner the rights of Certificateholders; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, amounts required to be distributed on any Certificate without the consent of the holder of such Certificate; (ii) modify the provisions of the Section of the Agreement governing amendments of the Agreement, without the consent of the holders of all Certificates; or (iii) be made unless the Trustee has received an opinion of counsel (at the expense of the party seeking such amendment) that such amendment will not adversely affect the status of the Trust as a grantor trust for federal income tax purposes.

         CERTIFICATEHOLDER ACTION

         No Certificateholder will have any right to institute any action, suit or proceeding in equity or at law upon or under or with respect to the Agreement unless such holder previously has given to the Trustee and the Company a written notice of default and unless also the Majority Certificateholders have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee thereunder and have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 30 days after its receipt of such notice, request and offer of indemnity, will have neglected or refused to institute any such action, suit or proceeding.

         TERMINATION

         The respective obligations and responsibilities of the Company and the Trustee created by the Agreement will terminate upon the final distribution to Certificateholders by the Trustee of all amounts required to be distributed pursuant to the Agreement. Such distribution will occur, among other circumstances, on the Distribution Date following the first Distribution Date on which the principal balance or notional principal balance of all but one of the Pooled Certificates has been reduced to zero, and if the Company exercises its option to purchase the Pooled Certificates as described herein under "Description of the Certificates--Optional Termination."

         INDEMNIFICATION OF THE TRUSTEE

         The Trustee and its directors, officers, employees, and agents, will be indemnified by the Trust against any loss, liability, or expense arising out of or incurred in connection with, the exercise and performance of any powers and duties of the Trustee under the Agreement, with certain exceptions described in the Agreement. The Trustee and its directors, officers, employees and agents will not be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the obligations and duties of the Trustee.

         CERTAIN MATTERS REGARDING THE TRUSTEE

         The Trustee for the Certificates will be U. S. Bank Trust National Association. The Trustee's corporate office is located at 180 East 5th Street, St. Paul, MN 55101 and its telephone number is (612) 244-0011.

         The Trustee may at any time resign and be discharged from the trust by giving 30 days' written notice thereof to the Company and the Certificateholders. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee. If no successor trustee has been so appointed and has accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee. If at any time the Trustee fails to meet the eligibility requirements or is incapable of acting, or certain insolvency events occur, then the Company shall remove the Trustee and appoint a successor trustee. The Majority Certificateholders may at any time remove the Trustee and appoint a successor trustee. No resignation, discharge or removal of the Trustee will become effective until a successor trustee shall have assumed the Trustee's responsibilities and obligations under the Agreement.

                       FEDERAL INCOME TAX CONSIDERATIONS

         The following discussion represents the opinion of Hunton & Williams, counsel to the Trust ("Counsel"), as to the material federal income tax consequences of the purchase, ownership and disposition of Certificates. However, the discussion does not purport to deal with federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of Certificateholders that are insurance companies, regulated investment companies or dealers in securities. Prospective investors are urged to consult their own tax advisors in determining the Federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of Certificates.

         The following discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. No ruling on any of the issues discussed below will be sought from the Internal Revenue Service (the "IRS"). As a result, the IRS may disagree with all or part of the discussion below.

         TAX CHARACTERIZATION OF THE TRUST

         Counsel is of the opinion that the Trust will be classified for federal income tax purposes as a grantor trust under subpart E, Part I of subchapter J of the Code and not as an association taxable as a corporation. Accordingly, each holder of a Certificate will be treated for federal income tax purposes as the owner of a pro rata undivided interest in, with respect to the Class 1A Certificates, the Group 1A Pooled Certificates and, with respect to the Class 2A Certificates, the Group 2A Pooled Certificates.

         Each holder of a Certificate must report on its federal income tax return the interest income and original issue discount attributable to the portion of the Pooled Certificates that is allocable to such Certificate, notwithstanding the reallocation of certain amounts received as principal to pay interest in certain cases. Certain of the Pooled Certificates were issued with original issue discount. Certificateholders must include any such original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash or a portion of the cash attributable to such income. A Certificateholder generally may deduct the portion of the expenses incurred by the Trust that is allocable to such Certificate, at the same time and to the same extent as such items would be reported by such holder if it had purchased and held directly such interest in the Pooled Certificates and incurred directly its share of expenses incurred by the Trust. In general, the Certificates will be treated as "Standard Certificates" as described in "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for Securities as to Which No REMIC Election is Made" in the Prospectus.

         A Certificateholder that is an individual, estate or trust will be allowed deductions for such expenses only to the extent that the sum of those expenses and the holder's other miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, in the case of a Certificateholder who is an individual, certain otherwise allowable itemized deductions will be reduced, but not by more than 80%, by an amount equal to 3% of such Certificateholder's adjusted gross income in excess of a statutorily defined threshold. Moreover, a Certificateholder that is not a corporation cannot deduct such expenses for purposes of the alternative minimum tax (if applicable). Such deductions will include servicing and administrative fees paid to the Trustee.

         A Certificateholder must allocate the purchase price of its Certificates among its share of the Pooled Certificates based upon the relative fair market value of the Pooled Certificates as of the date such Certificateholder purchased its Certificates.

         The tax consequences to a Certificateholder of ownership of an undivided interest in the Pooled Certificates are described in the Underlying Prospectuses. In addition, a general discussion of the tax consequences to a holder of REMIC Regular Interests and Standard Certificates can be found in "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Securities and --Federal Income Tax Consequences for Securities as to Which No REMIC Election is Made." It should be noted that recently enacted tax legislation made a number of changes to the Code. Included among the changes are (i) lower tax rates for certain capital gains of individuals resulting from the holding of property for more than 18 months and (ii) a provision that would subject pools of prepayable debt obligations to the provisions of section 1272(a)(6) of the Code for taxable years beginning after August 5, 1997. The consequences of the application of section 1272(a)(6) in the case of the Trust are not clear, but may require the use of a prepayment assumption that differs from the prepayment assumptions used for computing the inclusion of any original issue discount on the Pooled Certificates.

         The Certificates generally will be treated as qualifying assets for domestic building and loan associations, mutual savings banks, and real estate investment trusts, and income from the Certificates generally will constitute qualifying income for such entities, in each case to the extent that the Pooled Certificates and the income therefrom are treated as such. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Securities."

         A Certificateholder may be subject to backup withholding as described in "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Securities" in the Prospectus. The backup withholding rate for reportable payments (including interest payments and original issue discount) made on or after January 1, 1993 is 31%.

                              ERISA CONSIDERATIONS

         Fiduciaries of employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans, and collective investment funds in which such plans, accounts, annuities or arrangements are invested, that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or corresponding provisions of the Code (any of the foregoing, a "Plan"), persons acting on behalf of a Plan, or persons using the assets of a Plan (each, a "Plan Investor"), should consult with their own counsel to determine whether the purchase or holding of the Certificates could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or the Code.

         Sections 406 and 407 of ERISA and Section 4975 of the Code prohibit certain transactions that involve (i) a Plan that is subject to ERISA or
Section 4975 of the Code and any party in interest or disqualified person with respect to the Plan and (ii) plan assets. The Plan Asset Regulations define the assets of a benefit plan ("Plan Assets") to include not only securities (such as the Certificates) held by a Plan but also the underlying assets of the issuer of any equity securities (the "Look-Through Rule"), unless one or more exceptions specified in the regulations are satisfied. The Certificates are treated as equity securities for purposes of the Plan Asset Regulations. Nonetheless, the Look-Through Rule will not apply to the Certificates as long as one or more of the exceptions specified in the Plan Asset Regulations are satisfied. An exception to the Look Through Rule will apply if the security is registered under the Securities Exchange Act of 1934, as amended, is freely transferable and is part of a class of securities that is held by more than 100 unrelated investors (the "Publicly Offered Exception"). In addition, an exception will apply if, immediately after the most recent acquisition of an equity interest, benefit plan investors do not own 25% or more of the value of any class of equity interests in the trustee (the "Insignificant Participation Exception"). However, based on the information available to the Underwriter at the time of the printing of the Prospectus, no assurances can be given that either the Publicly Offered Exception or the Insignificant Participation Exception will apply to the initial purchase of the Certificates. In addition, there can be no assurance that either the Publicly Offered Exception or the Insignificant Participation Exception will apply to subsequent purchases of the Certificates.

         The Department of Labor has issued to Bear Stearns & Co. Inc. an individual administrative exemption, Prohibited Transaction Exemption 90-30 ("PTE 90-30"), from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, holding and resale by a Plan Investor of certificates in pass-through trusts that meet the conditions and requirements of that exemption. PTE 90-30 may apply to the acquisition, holding and resale of the Certificates, provided that both the Pooled Agency Certificates and the Pooled Non-Agency Certificate represent "guaranteed governmental mortgage pool certificates," or fractional undivided interests in such certificates, within the meaning of the Plan Asset Regulations and that the specified conditions of the exemption are met. For purposes of the Plan Asset Regulations, a "guaranteed governmental mortgage pool certificate" includes a certificate backed by or evidencing an interest in, specified mortgages or participation interests therein if interest and principal payable on the certificate are guaranteed by Ginnie Mae, Freddie Mac or Fannie Mae. The Prospectus pursuant to which the Pooled Fannie Mae Certificates were offered and the Offering Circulars relating to the Pooled Freddie Mac Certificates and the Pooled Ginnie Mae Certificates state that Fannie Mae, Freddie Mac, and Ginnie Mae respectively, had been advised by their respective counsel that each such respective class of Pooled Agency Certificates should qualify as "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulations. In addition, one or more alternative exemptions may be available with respect to certain prohibited transactions, depending in part upon the type of Plan fiduciary making the decision to acquire the Certificates and the circumstances under which such decision is made, including, but not limited to,
(a) Prohibited

Transaction Class Exemption 95-60, regarding investments by insurance company general accounts, (b) Prohibited Transaction Class Exemption 91-38, regarding investments by bank collective investment funds; or (c) Prohibited Transaction Class Exemption 90-1, regarding investments by insurance company pooled separate accounts. A purchaser of Certificates should be aware, however, that even if the conditions specified in one or more exemptions are met, the scope of the relief provided by such exemptions might not cover all acts that might be construed as prohibited transactions. Before purchasing Certificates, a Plan Investor should consult with its counsel to determine whether the Pooled Certificates would constitute "guaranteed governmental mortgage pool certificates" and whether conditions of any exemptions would be met. Each purchaser of a Certificate, by virtue of its purchase of such Certificate, will be deemed to have represented either that (i) it is not a Plan Investor or (ii) an exemption granted by the Department of Labor exists which exempts the acquisition, holding or transfer of a Certificate by such purchaser and the operation and management of the Trust and its assets, from the prohibited transaction rules of ERISA and the related excise tax provisions of the Code.

         A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA, or Code Section 4975. However, such governmental plan may be subject to Federal, state and local law, which is, to a material extent, similar to the provisions of ERISA or Code Section 4975 ("Similar Law"). A fiduciary of a governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for the availability of any exemptive relief under any Similar Law.

                                LEGAL INVESTMENT

         Institutions whose investment activities are subject to legal investment laws and regulations or to review by certain regulatory authorities may be subject to restrictions on investment in the Certificates. Any such institution should consult its legal advisors in determining whether and to what extent there may be restrictions on its ability to invest in the Certificates. Both the Class 1A Certificates and the Class 2A Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

                                  UNDERWRITING

         Subject to the terms and conditions set forth in the Underwriting Agreement dated June 26, 1998 and the related Terms Agreement dated the date hereof (the "Underwriting Agreement") between the Company and Bear, Stearns & Co. Inc. (the "Underwriter"), the Company has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Company, all of the Certificates. The Underwriting Agreement provides that the Underwriter's obligations thereunder are subject to certain conditions precedent, and that the Underwriter will be obligated to purchase all of the Certificates if any are purchased.

         The Underwriter has advised the Company that it proposes to offer the Certificates from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale. The Underwriter may effect such transactions by selling the Certificates to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the Underwriter and/or commissions from any purchaser of the Certificates for whom they may act as agents. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Certificates may be deemed to be underwriters, and any discounts, concessions or commissions received by them, and any profit on the resale of the Certificates positioned by them, may be deemed to be underwriting discounts and commissions under the 1933 Act.

         The Company has agreed to indemnify the Underwriter against certain civil liabilities, including liabilities under the Act, to the extent and under the circumstances set forth in the Underwriting Agreement.

         Because the Pooled Certificates were sold by the Underwriter to the Company, and thereafter, the Certificates will be purchased initially by the Underwriter from the Company, the economic risks and benefits associated with the sale of the Pooled Certificates and the purchase by the Underwriter of the Certificates are borne or realized primarily by the Underwriter and its affiliates.

                                 LEGAL MATTERS

         Certain legal matters relating to the Certificates will be passed upon for the Company and the Trust by Hunton & Williams, Richmond, Virginia.
Certain legal matters with respect to the Underwriter will be passed upon by Stroock & Stroock & Lavan LLP, New York, New York.

                                    RATINGS

         As a condition to their issuance, the Certificates will be rated "Aaa" by Moody's and "AAA" by Fitch.

         The rating assigned by Moody's to the Certificates addresses the likelihood of the receipt by Certificateholders of all distributions to which such Certificateholders are entitled. The rating is based principally on the guarantees of Fannie Mae, Freddie Mac and Ginnie Mae on the Pooled Certificates and on the assets securing the Underlying Agency Certificates. Moody's ratings do not represent any assessment of the likelihood that prepayments will be made by borrowers or the degree to which such prepayments will differ from that originally anticipated. The rating does not address the possibility that, as a result of prepayments, Certificateholders may suffer a lower than anticipated yield on the Certificates.

         The rating by Fitch on the Certificates addresses the likelihood of the receipt by Certificateholders of all distributions to which such Certificateholders are entitled. Fitch takes into consideration the credit quality of Fannie Mae, Freddie Mac and Ginnie Mae, structural and legal aspects associated with the Certificates and the extent to which the payment stream on the Pooled Certificates is adequate to make payments required under the Certificates. The rating of Fitch does not constitute a statement regarding frequency of prepayments on the Mortgage Loans or the corresponding effects on yield to investors, and does not represent any assessment of the likelihood or rate of prepayments.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the Certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the Certificates.

   The Company has not requested a rating of the Certificates by any rating agency other than Moody's and Fitch. However, there can be no assurance as to whether any other rating agency will rate the Certificates or, in such event, what rating would be assigned to the Certificates by such other rating agency. The rating assigned by such other rating agency to the Certificates may be lower than the rating assigned by or Moody's or Fitch.

                                 INDEX OF TERMS



1933 Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . v
1934 Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . v
Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2, S-35
Asset Proceeds Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-17
Available Distribution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-17
Business Day  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-7
Cede  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-15
Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-16
Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . i
Class 1A Available Distribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-17
Class 1A Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . i
Class 2A Available Distribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-17
Class 2A Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . i
Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-7
Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-39
Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  i, S-2
Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-38
Distribution Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  iii, S-7, S-16
DTC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  v, S-2
ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-40
Fannie Mae  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  i, S-2, S-35
Fannie Mae MBS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-22
Fannie Mae Mortgages  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ii, S-4, S-22
Fannie Mae REMIC Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-22
Fannie Mae REMIC Trusts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-22
Fannie Mae SMBS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-22
FHA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ii, S-4, S-22
FHLMC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2, S-35
Final Scheduled Distribution Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-30
Fitch . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . iii
Fixed Class . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-24
Floater Classes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-23
FMV Opinion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-36
FNMA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2, S-35
Freddie Mac . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  i, S-2, S-35
Freddie Mac Giant Stripped Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-4, S-22
Freddie Mac Mortgages . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  iii, S-5, S-22, S-23
fully modified pass-through . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ii, S-4, S-22
Ginnie Mae  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  i, S-2, S-35
Ginnie Mae Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ii, S-4, S-22
Ginnie Mae Mortgages  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ii, S-4, S-22
Ginnie Mae-Related Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-4, S-22
GNMA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2, S-35
Group 1A Pool . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-17
Group 1A Pooled Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . i, S-17
Group 2A Pool . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-17
Group 2A Pooled Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . i, S-18
Insignificant Participation Exception . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-40
Interest Accrual Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-8, S-16
interest only . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-23
IRS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-39

LIBOR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . iii
Look-Through Rule . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-40
Majority Certificateholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-37
Moody's . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . iii
Mortgage Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  iv, S-10, S-14
Mortgage Pool . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  iv, S-10, S-14
mortgage related securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-41
Notional Class  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-24
Notional Classes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-23
Permitted Investments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-36
Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-40
Plan Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-40
Plan Investor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-40
Pooled Agency Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  i, S-3
Pooled Certificate Distribution Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-6
Pooled Certificate Principal Balance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2
Pooled Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  i, S-3
Pooled FAIT 1993-2 Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
Pooled Fannie Mae 97-78 Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ii, S-3, S-22
Pooled Fannie Mae 98-23 Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ii, S-3, S-22
Pooled Fannie Mae 98-42 Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-22
Pooled Fannie Mae Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  i, S-2
Pooled Freddie Mac 2008 Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ii, S-4, S-22
Pooled Freddie Mac Certificate Distribution Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-5
Pooled Freddie Mac Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  i, S-3
Pooled Freddie Mac G063 Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ii, S-4, S-22
Pooled Ginnie Mae Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . i
Pooled Non-Agency Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . i
Pooled Non-Agency Certificate Payment Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-6
prepayments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-28
Prospectus  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2
PT Classes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-23
Publicly Offered Exception  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-40
Rating Agencies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . iii, S-13
RCR Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-22
Record Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-8, S-16
REMIC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . v
Similar Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-41
SMMEA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-13
SPA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-30
Standard Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-39
Substitute Pooled Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-36
Support Class . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-23
Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  i, S-2
Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2
Trustee Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-18
Underlying 1997-3 Agency Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . iii, S-23
Underlying Agency Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . iii, S-23
Underlying Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-5
Underlying Fannie Mae 97-78 Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ii, S-3, S-22
Underlying Fannie Mae 98-23 Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ii, S-3, S-22
Underlying Fannie Mae 98-42 Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ii, S-3, S-22
Underlying Fannie Mae Prospectus Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-7
Underlying Fannie Mae Series  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ii, S-3, S-22
Underlying Fannie Mae Trusts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ii, S-3, S-22

Underlying Freddie Mac 2043 Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  iii, S-5, S-23
Underlying Freddie Mac G063 Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-4, S-22
Underlying Freddie Mac Offering Circular Term Sheets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-7
Underlying Freddie Mac Series . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-4, S-22
Underlying Ginnie Mae Series  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  iii, S-5, S-23
Underlying Ginnie Mae Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . iii, S-23
Underlying Mortgage Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  iv, S-10, S-14
Underlying Non-Agency Prospectus Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-7
Underlying Non-Agency Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . iii, S-23
Underlying Prospectus Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-7
Underlying Prospectuses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-7
Underwriter . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  i, S-2, S-41
Underwriting Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-41
VA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ii, S-4, S-22
WAC Class . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-24
Weighted average  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-46

                                                                         ANNEX 1

                     POOLED CERTIFICATE CURRENT INFORMATION

         The table in this Annex 1 sets forth information for each of the Pooled Certificates concerning such Pooled Certificates and the related Mortgage Loans. The table and the descriptions of the Pooled Certificates herein are subject to and qualified by reference to the information with respect to the provisions of the Underlying Agreements and Underlying Prospectuses and the other prospectuses related to the Pooled Certificates. The information set forth in the table and elsewhere herein has been derived from information provided by Fannie Mae, Ginnie Mae and Freddie Mac and based on information provided to investors of the Pooled Non-Agency Certificate, but such information has not been independently verified by the Depositor or the Underwriter. This information comprises all material information on the subject that the Depositor and the Underwriter possess or can acquire without unreasonable expense or effort.

         "Weighted average" numbers are calculated based on the loan balances as of June 1, 1998.

         The issue date for the Pooled Fannie Mae Certificates are as follows:
98-23, March 30, 1998, 97-78, November 28, 1997, 98-42, June 30, 1998.  The
issue dates for the Pooled Freddie Mac Certificates are as follows: G063/A, June 30, 1997; 2008, November 28, 1997. The issue date for the Pooled Ginnie Mae Certificate is June 30, 1998. The issue date for the Pooled Non-Agency Certificate is March 27, 1997.

         The following is a description of each item reported in the following table. The table should be read in conjunction with these descriptions and the additional information contained in Annex 2.

         1. ISSUER AND SERIES/CLASS. These first two columns indicate, collectively, the issuer name, series, and class designation of each Pooled Certificate. For the full name of each Pooled Certificate, see "Description of the Pooled
                 Certificates--General."

         2. CERTIFICATE INTEREST TYPE. INV indicates that the Pooled Certificates bear interest at rates that are based on an index (in this case, LIBOR) and that vary inversely with changes in the index. FIX indicates that the Pooled Certificates bear interest at a fixed rate. Z indicates that the Pooled Certificates accrete the amount of accrued interest otherwise distributable on such Pooled Certificates, which amount will be added as principal to the principal balance of such Pooled Certificates on each applicable distribution date. Such accretion will continue until such Pooled Certificate is retired. PEC/IO indicates that the Pooled Certificates bear interest at a fixed rate, plus is entitled to receive variable supplemental amounts of interest, which interest varies inversely with LIBOR and directly with the rate of prepayments. WAC indicates that the Pooled Certificates bear interest equal to the aggregate amount of the interest received on the underlying assets multiplied by 12, then dividing such amount by the principal balance of the Pooled Certificate. RCR indicates that the Pooled Certificates are Combination and Recombination Certificates and interest payment characteristics resemble those of the Fannie Mae REMIC Certificates that are combined to form such Classes of RCR Certificates.

         3. CURRENT COUPON. This coupon indicates the interest rates applicable to the July 1998 distribution on the Pooled Certificates.

         4. GROUP/CLASS ORIGINAL PRINCIPAL BALANCE OR NOTIONAL PRINCIPAL BALANCE IN TRUST. This column lists the original principal balance or notional principal balance of the Pooled Certificates included in the Trust and in the related group of Pooled Certificates.

         5. GROUP/CLASS % IN TRUST. This is the percentage which the respective Pooled Certificates constitute of its class and the percentage in the related groups of Pooled Certificates.

         6. GROUP/CLASS CURRENT PRINCIPAL BALANCE OR NOTIONAL PRINCIPAL BALANCE IN TRUST. This column shows the principal balance or notional principal balance of the Pooled Certificates included in the Trust and in a related group of Pooled Certificates after the distributions made in June 1998.

         7. ORIGINAL MORTGAGE LOAN BALANCE. This is the original aggregate scheduled principal balance of the Mortgage Loans underlying each Pooled Certificate in a related group of Pooled Certificates.

         8. CURRENT MORTGAGE LOAN BALANCE. This is the aggregate scheduled principal balance of the Mortgage Loans underlying each Pooled Certificate in a related group of Pooled Certificates as of June 1, 1998.

         9. WAC. Under this heading is the current weighted average of the note rates on the Mortgage Loans underlying each Pooled Certificate.

         10. CNWAC. Under this heading is the current weighted average of the net rates (that is, note rate less any servicing fee and any other administrative fees) on the Mortgage Loans underlying each Pooled Certificate.

         11. WAM. Under this heading is the current weighted average of the remaining terms to maturity of the Mortgage Loans underlying each Pooled Certificate (in months).

         12. WALA/CAGE. Under this heading is the weighted average months since origination for the Mortgage Loans underlying each Pooled Certificate.

ANNEX 1



----------------------------------------------------------------------------------------------------------------------------------
                                                            Group/Class                            Group/Class
                                                          Original Principal                      Current Principal
                              Certificate                    or Notional                           or Notional        Original
                               Interest       Current      Principal Balance    Group/Class %     Principal Balance    Mortgage
   Issuer       Series/Class     Type         Coupon          in Trust           in Trust            in Trust        Loan Balance
----------------------------------------------------------------------------------------------------------------------------------
Fannie Mae (1)    1998-23/SG   INV/IO/RCR     7.14579%         Group 1A -       Group 1A - 50%       Group 1A -      $25,631,822
                                                               $3,045,481       Group 2A - 50%       $3,045,481         (2)
                                                               Group 2A -                            Group 2A -
                                                               $3,045,481                            $3,045,481
----------------------------------------------------------------------------------------------------------------------------------
Fannie Mae (1)    1997-78/SK     INV/RCR      8.45000%         Group 1A -       Group 1A - 50%       Group 1A -      $30,471,262
                                                                 $911,534       Group 2A - 50%         $911,534         (2)
                                                               Group 2A -                            Group 2A -
                                                                 $911,534                              $911,534
----------------------------------------------------------------------------------------------------------------------------------
Fannie Mae (1)     1998-42/Z      FIX/Z       6.50000%         Group 1A -      Group 1A - 100%       Group 1A -     $500,000,000
                                                               $5,000,000                            $5,000,000         (3)
----------------------------------------------------------------------------------------------------------------------------------
Freddie Mac         G063/A       PEC/IO       9.57409%         Group 1A -      Group 1A - 6.5%       Group 1A -     $337,000,000
                                                               $6,500,000      Group 2A - 6.5%       $5,192,460
                                                                Group 2 -                            Group 2A -
                                                               $6,500,000                            $5,192,460
----------------------------------------------------------------------------------------------------------------------------------
Freddie Mac (1)     2008/SE        INV        8.39999%         Group 1A -       Group 1A - 50%       Group 1A -      $46,712,104
                                                            $1,894,420.50       Group 2A - 50%    $1,894,420.50         (2)
                                                               Group 2A -                            Group 2A -
                                                            $1,894,420.50                         $1,894,420.50
----------------------------------------------------------------------------------------------------------------------------------
Ginnie Mae (1)     1998-14/Z      FIX/Z       6.50000%         Group 2A -      Group 2A - 100%       Group 2A -   $1,125,210,000
                                                               $6,400,000                            $6,400,000         (3)
----------------------------------------------------------------------------------------------------------------------------------
BSMSI              1997-3/A1       WAC        9.05093%         Group 1A -       Group 1A & 2A-       Group 1A &      $54,672,353
                                                (5)        $19,836,176.50       36.2819147367%       Group 2A -         (2)
                                                               Group 2A -                        $16,845,598.58
                                                           $19,836,176.50
----------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------


                   Current
                    Mortgage                                 WALA/
   Issuer          Loan Balance   WAC      CNWAC   WAM       CAGE
--------------------------------------------------------------------
Fannie Mae (1)     $25,631,822    7.534     7.000   283       63
                       (2)


--------------------------------------------------------------------
Fannie Mae (1)     $30,471,262    7.483     7.000   289       59
                       (2)


--------------------------------------------------------------------
Fannie Mae (1)    $500,000,000    7.120     6.500   357        2
                       (3)         (3)       (3)    (3)       (3)
--------------------------------------------------------------------
Freddie Mac       $269,209,080    8.500     8.000   347       13



--------------------------------------------------------------------
Freddie Mac (1)    $46,712,104    7.435     7.000   291       56
                       (2)


--------------------------------------------------------------------
Ginnie Mae (1)  $1,125,210,000    7.300     6.500   356        4
                       (3)         (3)       (3)    (3)       (3)
--------------------------------------------------------------------
BSMSI              $46,429,740    7.790     7.297   274       74
                       (2)         (4)       (4)    (4)       (4)


--------------------------------------------------------------------



----------
1 In cases where the Pooled Certificates receive payment from a specified collateral group, only the characteristics of the group relating to the Pooled Certificates have been used in calculating the above information.
2 Based on original and current principal balances of the underlying securities, rather than the balance of the Mortgage Loans underlying such securities.
3 Original and Current Mortgage Loan balances and WAC, CNWAC, WAM and WALA are as set forth in the related Offering Circular supplements.
4 Weighted average calculations are based on the current principal balance (excluding notional balances) of each of the underlying securities as of the June 1998 Distribution Date.
5    Based on a June coupon date.

                       UNDERLYING NON-AGENCY CERTIFICATES

                       Underlying Non-Agency Certificates

--------------------------------------------------------------------------------------------------------------------------------
                                                          Class Original     Class Percent
                                                           Principal or        in Trust        Class Current        Original
                                 Certificate    Current      Notional       Notional Balance   Principal or      Mortgage Loan
 Issuer       Series     Class     Type (7)     Coupon    Balance in Trust     in Trust          Balance            Balance
--------------------------------------------------------------------------------------------------------------------------------
FNMA           92G45        Z       FIX/Z      6.00000%      $6,000,000        35.29412%        $8,506,983         $200,000,000
--------------------------------------------------------------------------------------------------------------------------------
FNMA           252-CL      IO      FIX/IO      7.50000%      $6,000,000         0.30380%        $3,519,142       $1,975,000,000
--------------------------------------------------------------------------------------------------------------------------------
FNMA           93246        F        FLT       7.43750%     $52,725,397        48.89887%       $32,709,683         $107,825,398
                                                                                                                       (2)
--------------------------------------------------------------------------------------------------------------------------------
FHLMC           G003       SA        INV      12.25000%      $1,800,000        42.45283%          $415,320         $350,000,000
--------------------------------------------------------------------------------------------------------------------------------
FHLMC           1505       QB        INV       7.49583%      $2,280,000        23.60248%        $2,280,000         $500,000,000
--------------------------------------------------------------------------------------------------------------------------------
FHLMC           1603       SB        INV       8.79375%      $3,000,000        36.37387%        $2,104,653       $1,895,089,961
--------------------------------------------------------------------------------------------------------------------------------
FHLMC           1723       SB        INV       3.93750%        $440,000        20.53333%          $413,101         $390,500,000
--------------------------------------------------------------------------------------------------------------------------------
FHLMC (1)       1869       TG      FIX/IO      8.00000%     $11,000,000        47.05265%        $6,229,576         $400,000,000
--------------------------------------------------------------------------------------------------------------------------------
FHLMC (1)       1933       SA      INV/IO      1.31250%     $44,233,880       100.00000%       $30,841,493         $581,287,000
--------------------------------------------------------------------------------------------------------------------------------
FHLMC (1)       1933       SG      INV/IO      1.81250%     $22,000,000        10.44466%       $15,023,653       $1,200,000,000
--------------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------


                  Current                                WALA/
 Issuer         Mortgage Loan     WAC    NWAC    WAM     CAGE
---------------------------------------------------------------
FNMA              $79,473,260    8.500   8.000   215      135
---------------------------------------------------------------
FNMA           $1,158,384,267    7.931   7.500   286       62
---------------------------------------------------------------
FNMA              $66,892,518    7.614   7.136   289      60
                      (2)         (3)     (3)    (3)      (3)
---------------------------------------------------------------
FHLMC            $143,102,170    8.500   8.000   215      135
---------------------------------------------------------------
FHLMC            $307,176,936    7.642   7.000   283       62
---------------------------------------------------------------
FHLMC          $1,261,182,925    7.535   7.000   290       58
---------------------------------------------------------------
FHLMC            $217,205,088    8.536   8.000   278       68
---------------------------------------------------------------
FHLMC (1)        $262,672,560    8.502   8.000   328       25
---------------------------------------------------------------
FHLMC (1)        $454,918,718    8.099    7.50   337       18
---------------------------------------------------------------
FHLMC (1)        $841,943,206    8.513   8.000   336       19
---------------------------------------------------------------


----------
1 In cases where the Pooled Certificates receive payment from a specified collateral group, only the characteristics of the group relating to the Pooled Certificates have been used in calculating the above information.
2 Based on original and current principal balances of the underlying securities, rather than the balance of the Mortgage Loans underlying such securities.
3 Weighted average calculations are based on the current principal balance (excluding notional balances) of each of the underlying securities as of the June 1998 Distribution Date.

                                                                         ANNEX 2





                         POOLED CERTIFICATE INFORMATION

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED NOVEMBER 12, 1997)

                                  $154,102,606

                              [FANNIE MAE LOGO]
                   GUARANTEED REMIC PASS-THROUGH CERTIFICATES

                         FANNIE MAE REMIC TRUST 1998-23

    The Guaranteed REMIC Pass-Through Certificates offered hereby (the "REMIC Certificates") will represent beneficial ownership interests in one of two trust funds. The REMIC Certificates, other than the RL Class, will represent beneficial ownership interests in Fannie Mae REMIC Trust 1998-23 (the "Trust"). The assets of the Trust will consist of the "regular interests" in a separate trust fund (the "Lower Tier REMIC"). The assets of the Lower Tier REMIC will consist of certain previously issued REMIC certificates (the "Underlying REMIC Certificates") evidencing beneficial ownership interests in the related Fannie Mae REMIC Trusts (the "Underlying REMIC Trusts") as further described in Exhibit A hereto. The assets of the Underlying REMIC Trusts evidence beneficial ownership interests in certain Fannie Mae Guaranteed Mortgage Pass-Through Certificates. The Fannie Mae Guaranteed Mortgage Pass-Through Certificates are collectively referred to herein as the "MBS." Each MBS represents a beneficial ownership interest in a pool (each, a "Pool") of first lien, single-family, fixed-rate residential mortgage loans having the characteristics described herein. The Certificates will be issued and guaranteed as to timely distribution of principal and interest by Fannie Mae.

    This Prospectus Supplement is intended to be used in conjunction with the REMIC Prospectus (defined herein). Investors should not purchase the Certificates before reading this Prospectus Supplement, the REMIC Prospectus and the additional Disclosure Documents (defined herein). Such documents may be obtained as described on page S-2.
                            ------------------------

     SEE "ADDITIONAL RISK FACTORS" ON PAGE S-7 HEREOF AND "CERTAIN RISK FACTORS" BEGINNING ON PAGE 10 OF THE REMIC PROSPECTUS FOR A DISCUSSION OF CERTAIN RISKS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE CERTIFICATES.
                                                  (Cover continued on next page)
                            ------------------------

THE CERTIFICATES MAY NOT BE SUITABLE INVESTMENTS FOR ALL INVESTORS. NO INVESTOR
  SHOULD PURCHASE CERTIFICATES UNLESS SUCH INVESTOR UNDERSTANDS AND IS ABLE TO
   BEAR THE PREPAYMENT, YIELD, LIQUIDITY AND OTHER RISKS ASSOCIATED WITH SUCH
                                 CERTIFICATES.

THE CERTIFICATES, TOGETHER WITH ANY INTEREST THEREON, ARE NOT GUARANTEED BY THE
     UNITED STATES. THE OBLIGATIONS OF FANNIE MAE UNDER ITS GUARANTY OF THE CERTIFICATES ARE OBLIGATIONS SOLELY OF FANNIE MAE AND DO NOT CONSTITUTE AN
 OBLIGATION OF THE UNITED STATES OR ANY AGENCY OR INSTRUMENTALITY THEREOF OTHER THAN FANNIE MAE. THE CERTIFICATES ARE EXEMPT FROM THE REGISTRATION REQUIREMENTS
 OF THE SECURITIES ACT OF 1933 AND ARE "EXEMPTED SECURITIES" WITHIN THE MEANING
                    OF THE SECURITIES EXCHANGE ACT OF 1934.
================================================================================

                                ORIGINAL
                                  CLASS          PRINCIPAL       INTEREST        INTEREST
   CLASS(1)        GROUP         BALANCE          TYPE(2)          RATE          TYPE(2)
-----------------------------------------------------------------------------------------
F    ..........      1       $    22,500,000      SC/PT                  (3)      FLT
FA   ..........      1            18,575,000      SC/PT                  (3)      FLT
SA   ..........      1             5,867,857      SC/PT                  (3)      INV
FB   ..........      2            18,498,118      SC/PT                  (3)      FLT
SB   ..........      2             3,963,883      SC/PT                  (3)      INV
FC   ..........      3            17,098,252      SC/PT                  (3)      FLT
SC   ..........      3             2,442,607      SC/PT                  (3)      INV
SD   ..........      3             6,090,962(4)    NTL                   (3)     INV/IO
SE   ..........      3             6,090,962(4)    NTL                   (3)     INV/IO
PO   ..........      3             6,090,962      SC/PT                  (5)       PO



                            FINAL
           CUSIP        DISTRIBUTION
CLASS(1)  NUMBER            DATE
-----------------------------------------------------------------------------------------
F     31359T A A 6       August 2023
FA    31359T A B 4       August 2023
SA    31359T A C 2       August 2023
FB    31359T A D 0        May 2013
SB    31359T A E 8        May 2013
FC    31359T A F 5        May 2023
SC    31359T A G 3        May 2023
SD    31359T A H 1        May 2023
SE    31359T A J 7        May 2023
PO    31359T A K 4        May 2023


                                ORIGINAL
                                  CLASS          PRINCIPAL       INTEREST        INTEREST
   CLASS(1)        GROUP         BALANCE          TYPE(2)          RATE          TYPE(2)
-----------------------------------------------------------------------------------------
A    ..........      4       $    22,212,463      SC/PT                 5.50%     FIX
FD   ..........      5            13,459,262      SC/PT                  (3)      FLT
SK   ..........      5             2,884,128      SC/PT                  (3)      INV
SP   ..........      5             8,918,077(4)    NTL                   (3)     INV/IO
SQ   ..........      5             8,918,077(4)    NTL                   (3)     INV/IO
PL   ..........      5             8,918,077      SC/PT                  (5)       PO
FE   ..........      6             8,371,998      SC/PT                  (3)      FLT
SN   ..........      6             3,219,999      SC/PT                  (3)      INV
R    ..........                            0       NPR                     0      NPR
RL   ..........                            0       NPR                     0      NPR


                            FINAL
           CUSIP        DISTRIBUTION
CLASS(1)  NUMBER            DATE
--------------------------------------
A     31359TAL2         December 2008
FD    31359TAM0           July 2023
SK    31359TAN8           July 2023
SP    31359TAP3           July 2023
SQ    31359TAQ1           July 2023
PL    31359TAR9           July 2023
FE    31359TAS7           May 2023
SN    31359TAT5           May 2023
R     31359TAU2         August 2023
RL    31359TAV0          August 2023

================================================================================

(1) The SG, SH, SJ, SM, SO, SL and B Classes are RCR Classes. See "Description of the Certificates -- Combination and Recombination" herein and Schedule 1 hereto for a description of the RCR Classes.
(2) See "Description of the Certificates--Class Definitions and Abbreviations" in the REMIC Prospectus and "Description of the Certificates--Distributions of Interest" and "--Distributions of Principal" herein.
(3) The F, FA, SA, FB, SB, FC, SC, SD, SE, FE and SN Classes will bear interest based on "LIBOR," the FD and SK Classes will bear interest based on the "10-Year Treasury Index" and the SP and SQ Classes will bear interest based on "COFI," as described under "Description of the Certificates--Distributions of Interest" herein and "Description of the Certificates--Indices Applicable to Floating Rate and Inverse Floating Rate Classes" in the REMIC Prospectus.
(4) These Classes will be Notional Classes, will not have principal balances and will bear interest on their respective notional principal balances. The notional principal balances of the Notional Classes initially will be as set forth above and thereafter will be calculated as specified herein. See "Description of the Certificates--Distributions of Interest--Notional Classes" herein.
(5) These Classes will be Principal Only Classes and will bear no interest.

                            ------------------------

    The Certificates will be offered by Bear, Stearns & Co. Inc. (the "Dealer") from time to time in negotiated transactions, at varying prices to be determined at the time of sale.

    The Certificates will be offered by the Dealer, subject to issuance by Fannie Mae, to prior sale or to withdrawal or modification of the offer without notice, when, as and if delivered to and accepted by the Dealer, and subject to approval of certain legal matters by counsel. It is expected that the FC and FD Classes and the Group 1, Group 2 and Group 4 Classes will be available through the book-entry system of the Federal Reserve Banks and that the SC, SD, SE, PO, SK, SP, SQ and PL Classes, the Group 6 Classes and the RCR Certificates will be available through the book-entry facilities of The Depository Trust Company on or about March 30, 1998 (the "Settlement Date"). It is expected that the R and RL Classes in registered, certificated form will be available for delivery at the offices of the Dealer, 245 Park Avenue, New York, New York 10167, on or about the Settlement Date.
                            ------------------------

                            BEAR, STEARNS & CO. INC.

                                 MARCH 5, 1998

(Cover continued from previous page)

    Certain of the REMIC Certificates may, upon notice and payment of an exchange fee, be exchanged for the related Combinable and Recombinable REMIC Certificates ("RCR Certificates") as provided herein. Each RCR Certificate issued in such an exchange will represent a beneficial ownership interest in, and will entitle the Holder thereof to receive a proportionate share of the distributions on, the related REMIC Certificates. Certain characteristics of the RCR Certificates are set forth in Schedule 1 hereto. As used herein, unless the context requires otherwise, the term "Certificates" includes REMIC Certificates and RCR Certificates and the term "Classes" includes the Classes of REMIC Certificates and RCR Certificates. See "Description of the Certificates--Combination and Recombination" herein and Schedule 1 hereto.

    THE YIELDS TO INVESTORS IN THE GROUP 1, GROUP 2, GROUP 3, GROUP 4, GROUP 5 AND GROUP 6 CLASSES WILL BE SENSITIVE IN VARYING DEGREES TO, AMONG OTHER THINGS, THE RATE OF PRINCIPAL DISTRIBUTIONS OF THE RELATED UNDERLYING REMIC CERTIFICATES, WHICH IN TURN WILL BE SENSITIVE IN VARYING DEGREES TO THE RATE OF PRINCIPAL PAYMENTS OF THE RELATED MORTGAGE LOANS, THE CHARACTERISTICS OF THE MORTGAGE LOANS INCLUDED IN THE RELATED POOLS AND THE PRIORITY SEQUENCES AFFECTING DISTRIBUTIONS ON THE UNDERLYING REMIC CERTIFICATES. THE YIELD TO INVESTORS IN EACH CLASS WILL ALSO BE SENSITIVE TO THE PURCHASE PRICE PAID FOR SUCH CLASS AND, IN THE CASE OF ANY FLOATING RATE OR INVERSE FLOATING RATE CLASS, FLUCTUATIONS IN THE LEVEL OF THE APPLICABLE INDEX (AS DEFINED HEREIN). ACCORDINGLY, INVESTORS SHOULD CONSIDER THE FOLLOWING RISKS:

      - THE MORTGAGE LOANS GENERALLY MAY BE PREPAID AT ANY TIME WITHOUT PENALTY, AND, ACCORDINGLY, THE RATE OF PRINCIPAL PAYMENTS THEREON IS LIKELY TO VARY CONSIDERABLY FROM TIME TO TIME.

      - SLIGHT VARIATIONS IN MORTGAGE LOAN CHARACTERISTICS COULD SUBSTANTIALLY AFFECT THE WEIGHTED AVERAGE LIVES AND YIELDS OF SOME OR ALL OF THE CLASSES.

      - IN THE CASE OF ANY CERTIFICATES PURCHASED AT A DISCOUNT TO THEIR PRINCIPAL AMOUNTS (INCLUDING ANY PRINCIPAL ONLY CLASS), A SLOWER THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS IS LIKELY TO RESULT IN A LOWER THAN ANTICIPATED YIELD.

      - IN THE CASE OF ANY CERTIFICATES PURCHASED AT A PREMIUM TO THEIR PRINCIPAL AMOUNTS, A FASTER THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS IS LIKELY TO RESULT IN A LOWER THAN ANTICIPATED YIELD.

      - IN THE CASE OF ANY INTEREST ONLY CLASS, A FASTER THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS IS LIKELY TO RESULT IN A LOWER THAN ANTICIPATED YIELD AND, IN CERTAIN CASES, AN ACTUAL LOSS ON THE INVESTMENT.

      - THE YIELD ON ANY FLOATING RATE OR INVERSE FLOATING RATE CLASS WILL BE SENSITIVE TO THE LEVEL OF THE APPLICABLE INDEX. SEE "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS OF INTEREST--FLOATING RATE AND INVERSE FLOATING RATE CLASSES" HEREIN.

SEE "CERTAIN RISK FACTORS--YIELD CONSIDERATIONS" IN THE REMIC PROSPECTUS AND "ADDITIONAL RISK FACTORS--ADDITIONAL YIELD AND PREPAYMENT CONSIDERATIONS" AND "DESCRIPTION OF THE CERTIFICATES--YIELD TABLES" HEREIN.

    IN ADDITION, INVESTORS SHOULD PURCHASE CERTIFICATES ONLY AFTER CONSIDERING THE FOLLOWING:

      - THE ACTUAL FINAL PAYMENT OF ANY CLASS WILL LIKELY OCCUR EARLIER, AND COULD OCCUR MUCH EARLIER, THAN THE FINAL DISTRIBUTION DATE FOR SUCH CLASS SPECIFIED ON THE COVER PAGE. SEE "DESCRIPTION OF THE CERTIFICATES--WEIGHTED AVERAGE LIVES OF THE CERTIFICATES" HEREIN AND "DESCRIPTION OF THE CERTIFICATES--WEIGHTED AVERAGE LIFE AND FINAL DISTRIBUTION DATES" IN THE REMIC PROSPECTUS.

      - THE RATE OF PRINCIPAL DISTRIBUTIONS OF THE CERTIFICATES IS UNCERTAIN AND INVESTORS MAY BE UNABLE TO REINVEST THE DISTRIBUTIONS THEREON AT YIELDS EQUALING THE YIELDS ON THE CERTIFICATES. SEE "CERTAIN RISK FACTORS--SUITABILITY AND REINVESTMENT CONSIDERATIONS" IN THE REMIC PROSPECTUS.

      - INVESTORS WHOSE INVESTMENT ACTIVITIES ARE SUBJECT TO LEGAL INVESTMENT LAWS AND REGULATIONS OR TO REVIEW BY REGULATORY AUTHORITIES MAY BE SUBJECT TO RESTRICTIONS ON INVESTMENT IN CERTAIN CLASSES OF THE CERTIFICATES. INVESTORS SHOULD CONSULT THEIR LEGAL ADVISORS TO DETERMINE WHETHER AND TO WHAT EXTENT THE CERTIFICATES CONSTITUTE LEGAL INVESTMENTS OR ARE SUBJECT TO RESTRICTIONS ON INVESTMENT. SEE "LEGAL INVESTMENT CONSIDERATIONS" IN THE REMIC PROSPECTUS.

      - THE DEALER INTENDS TO MAKE A MARKET FOR THE CERTIFICATES BUT IS NOT OBLIGATED TO DO SO. THERE CAN BE NO ASSURANCE THAT SUCH A SECONDARY MARKET WILL DEVELOP OR, IF DEVELOPED, THAT IT WILL CONTINUE. THUS, INVESTORS MAY NOT BE ABLE TO SELL THEIR CERTIFICATES READILY OR AT PRICES THAT WILL ENABLE THEM TO REALIZE THEIR ANTICIPATED YIELD. NO INVESTOR SHOULD PURCHASE CERTIFICATES UNLESS SUCH INVESTOR UNDERSTANDS AND IS ABLE TO BEAR THE RISK THAT THE VALUE OF THE CERTIFICATES WILL FLUCTUATE OVER TIME AND THAT THE CERTIFICATES MAY NOT BE READILY SALABLE.

    These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this Prospectus Supplement, the REMIC Prospectus or the Prospectus Supplements for the Underlying REMIC Trusts (collectively, the "Underlying REMIC Disclosure Documents"). Any representation to the contrary is a criminal offense.

    Elections will be made to treat the Lower Tier REMIC and the Trust as "real estate mortgage investment conduits" ("REMICs") pursuant to the Internal Revenue Code of 1986, as amended (the "Code"). The R and RL Classes will be subject to transfer restrictions. See "Description of the Certificates--Characteristics of the R and RL Classes" and "Certain Additional Federal Income Tax Consequences" herein, and "Description of the Certificates--Additional Characteristics of Residual Certificates" and "Certain Federal Income Tax Consequences" in the REMIC Prospectus.

    Investors should purchase the Certificates only if they have read and understood this Prospectus Supplement and the following documents (collectively, the "Disclosure Documents"):

      - Fannie Mae's Prospectus for Guaranteed REMIC Pass-Through Certificates dated November 12, 1997 (the "REMIC Prospectus");

      - Fannie Mae's Information Statement dated March 31, 1997 and any supplements thereto (collectively, the "Information Statement"); and

      - The Underlying REMIC Disclosure Documents.

    The Information Statement is incorporated herein by reference and, together with the other Disclosure Documents, may be obtained from Fannie Mae by writing or calling its MBS Helpline at 3900 Wisconsin Avenue, N.W., Area 2H-3S, Washington, D.C. 20016 (telephone 1-800-BEST-MBS or 202-752-6547). Such documents, other than the Underlying REMIC Disclosure Documents, may also be obtained from Bear, Stearns & Co. Inc. by writing or calling its Prospectus Department at One Metro Tech Center North, Brooklyn, New York 11201 (telephone 718-272-1581).

                               TABLE OF CONTENTS

                                       PAGE
                                       ----
REFERENCE SHEET......................  S- 4
ADDITIONAL RISK FACTORS..............  S- 7
  Additional Yield and Prepayment
     Considerations..................  S- 7
DESCRIPTION OF THE CERTIFICATES......  S- 7
  General............................  S- 8
     Structure.......................  S- 8
     Fannie Mae Guaranty.............  S- 8
     Characteristics of
       Certificates..................  S- 8
     Authorized Denominations........  S- 9
     Distribution Dates..............  S- 9
     Record Date.....................  S- 9
     REMIC Trust Factors.............  S- 9
     Optional Termination............  S- 9
     Voting the Underlying REMIC
       Certificates..................  S- 9
  Combination and Recombination......  S- 9
     General.........................  S- 9
     Procedures......................  S-10
     Additional Considerations.......  S-10
  Book-Entry Procedures..............  S-10
     General.........................  S-10
     Method of Distribution..........  S-11
  The Underlying REMIC Certificates..  S-11
  Final Data Statement...............  S-12
  Distributions of Interest..........  S-12
     Categories of Classes...........  S-12
     General.........................  S-12
     Interest Accrual Periods........  S-13
     Notional Classes................  S-13
     Floating Rate and Inverse
       Floating Rate Classes.........  S-13
  Calculation of LIBOR...............  S-13
  Calculation of 10-Year Treasury
     Index...........................  S-14
  Calculation of COFI................  S-14
  Distributions of Principal.........  S-14
     Categories of Classes...........  S-14
     Principal Distribution Amount...  S-15
     Group 1 Principal Distribution
       Amount........................  S-16

                                       PAGE
                                       ----
     Group 2 Principal Distribution
       Amount........................  S-16
     Group 3 Principal Distribution
       Amount........................  S-16
     Group 4 Principal Distribution
       Amount........................  S-16
     Group 5 Principal Distribution
       Amount........................  S-16
     Group 6 Principal Distribution
       Amount........................  S-16
  Structuring Assumptions............  S-16
     Pricing Assumptions.............  S-16
     Prepayment Assumptions..........  S-16
  Yield Tables.......................  S-17
     General.........................  S-17
     The Inverse Floating Rate
       Classes and the SG, SH, SJ,
       SM, SO and SL Classes.........  S-17
     The Principal Only Classes......  S-21
  Weighted Average Lives of the
     Certificates....................  S-21
  Decrement Tables...................  S-22
  Characteristics of the R and RL
     Classes.........................  S-24
CERTAIN ADDITIONAL FEDERAL INCOME TAX
  CONSEQUENCES.......................  S-24
  REMIC Elections and Special Tax
     Attributes......................  S-24
  Taxation of Beneficial Owners of
     Regular Certificates............  S-25
  Taxation of Beneficial Owners of
     Residual Certificates...........  S-25
  Taxation of Beneficial Owners of
     RCR Certificates................  S-25
     General.........................  S-25
     Combination RCR Classes.........  S-25
     Exchanges.......................  S-25
PLAN OF DISTRIBUTION.................  S-26
LEGAL MATTERS........................  S-26
EXHIBIT A............................  A-1
SCHEDULE 1...........................  A-2

                                REFERENCE SHEET

     THIS REFERENCE SHEET IS NOT A SUMMARY OF THE REMIC TRANSACTION AND IT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE CERTIFICATES. INVESTORS SHOULD PURCHASE THE CERTIFICATES ONLY AFTER READING THIS PROSPECTUS SUPPLEMENT AND EACH OF THE ADDITIONAL DISCLOSURE DOCUMENTS DESCRIBED HEREIN IN THEIR ENTIRETY.

CHARACTERISTICS OF THE UNDERLYING REMIC CERTIFICATES

     The table contained in Exhibit A hereto sets forth information with respect to the Underlying REMIC Certificates, including certain information regarding the underlying Mortgage Loans. Certain additional information as to the Underlying REMIC Certificates may be obtained by performing an analysis of current Fannie Mae principal factors in the context of applicable information contained in the related Underlying REMIC Disclosure Documents, which may be obtained from Fannie Mae as described herein.

     See "Description of the Certificates--The Underlying REMIC Certificates" herein.

COMBINATION AND RECOMBINATION

     Holders of certain REMIC Certificates will be entitled, upon notice and payment of an exchange fee, to exchange all or a portion of such Certificates for a proportionate interest in the related RCR Certificates as reflected on
Schedule 1 hereto. The Holders of RCR Certificates will be entitled to receive distributions from the related REMIC Certificates. See "Description of the Certificates--Combination and Recombination" herein. Schedule 1 sets forth all of the available combinations of REMIC Certificates and the related RCR Certificates.

INTEREST RATES

     The Fixed Rate Class will bear interest at the applicable per annum interest rate set forth on the cover.

     The Floating Rate and Inverse Floating Rate Classes will bear interest during the initial Interest Accrual Period at initial interest rates specified or determined as described below, and will bear interest during each Interest Accrual Period thereafter, subject to the applicable maximum and minimum interest rates, at rates determined as described below:

                        INITIAL        MAXIMUM    MINIMUM                       FORMULA FOR
                       INTEREST       INTEREST    INTEREST                    CALCULATION OF
        CLASS            RATE           RATE        RATE                     INTEREST RATE(1)
        -----          --------       --------    --------                   ----------------
F  ..................   6.57500%       8.00000%    0.95%                  LIBOR + 95 basis points
FA ..................   6.57500%       8.00000%    0.95%                  LIBOR + 95 basis points
SA ..................   9.97500%      49.35000%    0.00%                   49.35% - (7 X LIBOR)
FB ..................   6.12500%       8.50000%    0.50%                 LIBOR + 50 basis points)
SB ..................  11.08333%      37.33333%    0.00%              37.33333% - (4.666666 X LIBOR)
FC ..................   6.57500%       8.00000%    0.95%                  LIBOR + 95 basis points
SC ..................   9.97500%      49.35000%    0.00%                   49.35% - (7 X LIBOR)
SD...................   4.30209%(2)   17.50005%    0.00%               17.50005% - (2.33334 X LIBOR)
SE...................   2.91662%(2)    2.91662%    0.00%               20.41667% - (2.33334 X LIBOR)
FD ..................   5.93000%       8.50000%    0.30%         10-Year Treasury Index + 30 basis points
SK ..................  11.99333%      38.26667%    0.00%     38.26667% - (4.66666667 X 10-Year Treasury Index)
SP ..................   5.86366%      17.50000%    0.00%              17.50000% - (2.33333333 X COFI)
SQ ..................   2.91666%       2.91666%    0.00%              20.41666% - (2.33333333 X COFI)
FE...................   6.08750%(2)    9.00000%    0.40%                  LIBOR + 40 basis points
SN...................   7.57250%(2)   22.36000%    0.00%                  22.36% - (2.6 X LIBOR)
SG...................   7.21871%(2)   20.41667%    0.00%               20.41667% - (2.33334 X LIBOR)
SH...................   7.21871%(2)   20.41667%    0.00%               20.41667% - (2.33334 X LIBOR)
SJ ..................   2.85519%      14.12570%    0.00%              14.12570% - (2.003645 X LIBOR)
SM...................   2.93083%       9.35130%    0.00%      9.35130% - (1.140402 X 10-Year Treasury Index)
SO ..................   8.78032%      20.41666%    0.00%              20.41666% - (2.33333333 X COFI)
SL ..................   8.78032%      20.41666%    0.00%              20.41666% - (2.33333333 X COFI)

---------------
(1) LIBOR will be established on the basis of the "BBA Method" in the case of the F, FA, SA, FB, SB, FC, SC, FE, SN and SJ Classes, and will be established on the basis of the "LIBO Method" in the case of the SD, SE, SG and SH Classes. See "Description of the Certificates--Calculation of LIBOR" herein.
(2) The initial interest rates for these Classes are assumed rates. The actual initial interest rates for these Classes will be calculated on the basis of the applicable formulas for the calculation of such interest rates on the Index Determination Date occurring on March 23, 1998.

     See "Description of the Certificates--Distributions of Interest--Floating Rate and Inverse Floating Rate Classes" herein.

     Distributions of interest to be allocated from REMIC Certificates to RCR Certificates on any Distribution Date will be allocated on a pro rata basis.

NOTIONAL CLASSES

     The notional principal balances of the Notional Classes will be equal to the indicated percentages of the outstanding balances specified below immediately prior to the related Distribution Date:

                          CLASSES
                          -------
SD .........................................................  100% of PO Class
SE .........................................................  100% of PO Class
SG .........................................................  100% of PO Class
SL .........................................................  100% of PL Class
SP .........................................................  100% of PL Class
SQ .........................................................  100% of PL Class

See "Description of the Certificates--Distributions of Interest--Notional Classes" and "--Yield Tables--The Inverse Floating Rate Classes and the SG, SH, SJ, SM, SO and SL Classes" herein.

DISTRIBUTIONS OF PRINCIPAL

     The portion of the Principal Distribution Amount allocated to each Class of Certificates will be determined as described herein under "Description of the Certificates--Distributions of Principal--Principal Distribution Amount."

  Group 1 Principal Distribution Amount

     To the F, FA and SA Classes, pro rata, to zero.

  Group 2 Principal Distribution Amount

     To the FB and SB Classes, pro rata, to zero.

  Group 3 Principal Distribution Amount

     To the FC, SC and PO Classes, pro rata, to zero.

  Group 4 Principal Distribution Amount

     To the A Class, to zero.

  Group 5 Principal Distribution Amount

     To the FD, SK and PL Classes, pro rata, to zero.

  Group 6 Principal Distribution Amount

     To the FE and SN Classes, pro rata, to zero.

     Distributions of principal to be allocated from REMIC Certificates to RCR Certificates on any Distribution Date will be allocated on a pro rata basis.

WEIGHTED AVERAGE LIVES (YEARS)*

                                      PSA PREPAYMENT ASSUMPTION
                                -------------------------------------
       GROUP 1 CLASSES           0%     100%    195%    350%    500%
       ---------------           --     ----    ----    ----    ----
F, FA and SA..................   25.0   21.9    16.2     2.2      1.0

                                      PSA PREPAYMENT ASSUMPTION
                                -------------------------------------
       GROUP 2 CLASSES           0%     100%    195%    350%    500%
       ---------------           --     ----    ----    ----    ----
FB and SB.....................   14.5   11.7     5.8     0.9      0.5

                                      PSA PREPAYMENT ASSUMPTION
                                -------------------------------------
       GROUP 3 CLASSES           0%     100%    195%    350%    500%
       ---------------           --     ----    ----    ----    ----
FC, SC, SD, SE, PO, SG, SH and
  SJ..........................   24.6   20.8    14.4     1.9      0.9

                                      PSA PREPAYMENT ASSUMPTION
                                -------------------------------------
        GROUP 4 CLASS            0%     100%    130%    350%    500%
        -------------            --     ----    ----    ----    ----
A.............................   10.2    9.2     8.9     2.0      0.9

                                      PSA PREPAYMENT ASSUMPTION
                                -------------------------------------
       GROUP 5 CLASSES           0%     100%    195%    350%    500%
       ---------------           --     ----    ----    ----    ----
FD, SK, SP, SQ, PL, SM, SO and
  SL..........................   24.6   20.3    13.3     1.9      0.9

                                      PSA PREPAYMENT ASSUMPTION
                                -------------------------------------
       GROUP 6 CLASSES           0%     100%    260%    350%    500%
       ---------------           --     ----    ----    ----    ----
FE, SN and B..................   23.0   15.8     7.0     2.3      0.9

     -------------------------
     * Determined as specified under "Description of the Certificates--Weighted Average Lives of the Certificates" herein.

                            ADDITIONAL RISK FACTORS

ADDITIONAL YIELD AND PREPAYMENT CONSIDERATIONS

     The rate of principal distributions of the Group 1, Group 2, Group 3, Group 4, Group 5 and Group 6 Classes will be directly related to the rate of principal distributions of the related Underlying REMIC Certificates, which in turn will be sensitive in varying degrees to the rate of payments of principal (including prepayments) of the related Mortgage Loans and the priority sequences affecting distributions on the Underlying REMIC Certificates. As described in the related Underlying REMIC Disclosure Documents, the Underlying REMIC Certificates are subordinate in priority of principal distributions to certain other classes of certificates evidencing beneficial ownership interests in the related Underlying REMIC Trusts and, accordingly, distributions of principal of the related Mortgage Loans may for extended periods be applied to the distribution of principal of those classes of certificates having priority over such Underlying REMIC Certificates. In particular, certain of the Underlying REMIC Certificates are Support classes that are entitled to receive principal distributions on any Distribution Date only if scheduled distributions have been made on other specified classes of certificates evidencing beneficial ownership interests in the related Underlying REMIC Trusts. Accordingly, such Underlying REMIC Certificates may receive no principal distributions for extended periods of time or may receive principal distributions that vary widely from period to period. In addition, certain of the Underlying REMIC Certificates have Principal Balance Schedules and, as a result, may receive principal distributions at a rate faster or slower than would otherwise have been the case (and in some cases may receive no distributions of principal for extended periods). Prepayments on the related Mortgage Loans may have occurred at a rate faster or slower than that initially assumed. This Prospectus Supplement contains no information as to whether such classes have adhered to their Principal Balance Schedules, whether any related Support classes remain outstanding or whether such classes otherwise have performed as originally anticipated. Additional information as to the Underlying REMIC Certificates may be obtained by performing an analysis of current Fannie Mae principal factors in the context of applicable information contained in the related Underlying REMIC Disclosure Documents, which may be obtained from Fannie Mae as described herein.

     It is highly unlikely that the Mortgage Loans underlying the Underlying REMIC Certificates will prepay at any of the rates assumed herein, will prepay at a constant PSA rate until maturity or that such Mortgage Loans will prepay at the same rate. Investors must make their own decisions as to the appropriate assumptions, including prepayment assumptions, to be used in deciding whether to purchase the Certificates.

     The effective yields on the Delay Classes (as defined herein) will be reduced below the yields otherwise produced because principal and interest payable on a Distribution Date will not be distributed until on or about the 25th day following the end of the related Interest Accrual Period and will not bear interest during such delay. As a result of the foregoing, the market values of the Delay Classes will be lower than would have been the case if there were no such delay. No interest at all will be paid on any Class after its principal balance has been reduced to zero.

                        DESCRIPTION OF THE CERTIFICATES

     The following summaries describing certain provisions of the Certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the remaining provisions of this Prospectus Supplement, the additional Disclosure Documents and the provisions of the Trust Agreement (defined below). Capitalized terms used and not otherwise defined in this Prospectus Supplement have the meanings assigned to such terms in the applicable Disclosure Document or the Trust Agreement (as the context may require).

GENERAL

     Structure. The Trust and the Lower Tier REMIC will be created pursuant to a trust agreement dated as of March 1, 1998 (the "Trust Agreement"), executed by the Federal National Mortgage Association ("Fannie Mae") in its corporate capacity and in its capacity as trustee (the "Trustee"), and the Certificates in the Classes and aggregate original principal balances set forth on the cover hereof will be issued by Fannie Mae pursuant thereto. A description of Fannie Mae and its business, together with certain financial statements and other financial information, is contained in the Information Statement.

     The Certificates (other than the R and RL Classes) will be designated as the "regular interests," and the R Class will be designated as the "residual interest," in the REMIC constituted by the Trust. The interests in the Lower Tier REMIC other than the RL Class (the "Lower Tier Regular Interests") will be designated as the "regular interests," and the RL Class will be designated as the "residual interest," in the Lower Tier REMIC. The assets of the Lower Tier REMIC will consist of the Underlying REMIC Certificates (which evidence beneficial ownership interests in the Underlying REMIC Trusts).

     Fannie Mae Guaranty. Fannie Mae guarantees to each holder of an MBS the timely payment of scheduled installments of principal of and interest on the underlying Mortgage Loans, whether or not received, together with the full principal balance of any foreclosed Mortgage Loan, whether or not such balance is actually recovered. The guaranty obligations of Fannie Mae with respect to the Underlying REMIC Certificates are described in the Underlying REMIC Disclosure Documents. In addition, Fannie Mae will be obligated to distribute on a timely basis to the Holders of Certificates required installments of principal and interest and to distribute the principal balance of each Class of Certificates in full no later than the applicable Final Distribution Date, whether or not sufficient funds are available in the Trust Account. The guaranties of Fannie Mae are not backed by the full faith and credit of the United States. See "Description of the Certificates--Fannie Mae's Guaranty" in the REMIC Prospectus and "Description of the Certificates--General--Fannie Mae Guaranty" in the related Underlying REMIC Disclosure Documents.

     Characteristics of Certificates. The FC and FD Classes and the Group 1, Group 2 and Group 4 Classes (the "Fed Book-Entry Certificates") will be issued and maintained and may be transferred by Holders only on the book-entry system of the Federal Reserve Banks. Such entities whose names appear on the book-entry records of a Federal Reserve Bank as the entities for whose accounts such Certificates have been deposited are herein referred to as "Holders" or "Certificateholders."

     The SC, SD, SE, PO, SK, SP, SQ and PL Classes, the Group 6 Classes and the RCR Certificates will be represented by one or more certificates (the "DTC Certificates") to be registered at all times in the name of the nominee of the Depository (as defined herein), which Depository will maintain such Certificates through its book-entry facilities. When used herein with respect to any DTC Certificate, the terms "Holders" and "Certificateholders" refer to the nominee of the Depository.

     A Holder is not necessarily the beneficial owner of a book-entry Certificate. Beneficial owners will ordinarily hold book-entry Certificates through one or more financial intermediaries, such as banks, brokerage firms and securities clearing organizations. See "Description of the Certificates--Denominations, Certificate Form" in the REMIC Prospectus.

     The R and RL Certificates will not be issued in book-entry form but will be issued in fully registered, certificated form. As to the R or RL Certificate, "Holder" or "Certificateholder" refers to the registered owner thereof. The R or RL Certificates will be transferable at the corporate trust office of the Transfer Agent, or at the agency of the Transfer Agent in New York, New York. The Transfer Agent initially will be State Street Bank and Trust Company in Boston, Massachusetts ("State Street"). A service charge may be imposed for any registration of transfer of the R or RL Certificate and Fannie Mae may require payment of a sum sufficient to cover any tax or other governmental charge. See also "Characteristics of the R and RL Classes" herein.

     The distribution to the Holder of the R and RL Classes of the proceeds of any remaining assets of the Trust and the Lower Tier REMIC, as applicable, will be made only upon presentation and surrender of the related Certificate at the office of the Paying Agent. The Paying Agent initially will be State Street.

     Authorized Denominations. The Certificates, other than the R and RL Certificates, will be issued in minimum denominations of $1,000 and integral multiples of $1 in excess thereof. The R and RL Classes will be issued as single Certificates and will not have principal balances.

     Distribution Dates. Distributions on the Certificates will be made on the 25th day of each month (or, if the 25th day is not a business day, on the first business day next succeeding such 25th day) (each, a "Distribution Date"), commencing in the month following the Settlement Date.

     Record Date. Each monthly distribution on the Certificates will be made to Holders of record on the last day of the preceding month.

     REMIC Trust Factors. As soon as practicable following the eleventh calendar day of each month, Fannie Mae will publish or otherwise make available for each Class of Certificates the factor (carried to eight decimal places) which, when multiplied by the original principal balance of a Certificate of such Class, will equal the remaining principal balance of such Certificate after giving effect to the distribution of principal to be made on the following Distribution Date.

     Optional Termination. Consistent with its policy described under "Description of Certificates--Termination" in the MBS Prospectus, Fannie Mae will agree not to effect indirectly an early termination of the Lower Tier REMIC or the Trust through the exercise of its right to repurchase the Mortgage Loans underlying any MBS unless only one Mortgage Loan remains in the related Pool or the principal balance of such Pool at the time of repurchase is less than one percent of the original principal balance thereof.

     Voting the Underlying REMIC Certificates. In the event any issue arises under the trust agreement governing any of the Underlying REMIC Trusts that requires the vote of holders of certificates outstanding thereunder, the Trustee will vote the related Underlying REMIC Certificates in accordance with instructions received from Holders of Certificates of the related Classes having principal balances aggregating not less than 51% of the aggregate principal balance of all such Classes outstanding. In the absence of such instructions, the Trustee will vote in a manner consistent, in its sole judgment, with the best interests of Certificateholders.

COMBINATION AND RECOMBINATION

     General. Subject to the rules, regulations and procedures of the Depository, all or a portion of the SD, SE, PO, SC, SK, PL, SP, SQ, FE and SN Classes of REMIC Certificates may be exchanged for a proportionate interest in one or more RCR Certificates as reflected on Schedule 1 hereto. Similarly, all or a portion of one or more RCR Certificates may be exchanged as reflected on
Schedule 1, for certain REMIC Certificates. This process may occur repeatedly.

     The RCR Certificates issued in an exchange will represent a beneficial ownership interest in, and will be entitled to receive a proportionate share of the distributions on, the related REMIC Certificates, and the Holders of RCR Certificates will be treated as the beneficial owners of a proportionate interest in the related REMIC Certificates.

     The Classes of REMIC Certificates and RCR Certificates that are outstanding at any given time, and the outstanding principal balances (or notional principal balances) of such Classes, will depend upon any related distributions of principal as well as any exchanges that occur. The principal balances and/or notional principal balances of the REMIC Certificates and RCR Certificates involved in any exchange will bear the same relationship as that borne by the original principal balances and/or original notional principal balances of the related Classes.

     Procedures. A Holder proposing to effect an exchange must notify Fannie Mae's Capital Markets Department through a dealer who is a member of Fannie Mae's "REMIC Dealer Group." Such notice must be given in writing or by telefax not later than two business days before the proposed exchange date (which date, subject to Fannie Mae's approval, can be any business day other than the first or last business day of the month). The notice must include the outstanding principal balance of both the Certificates to be exchanged and the Certificates to be received, and the proposed exchange date. Promptly after the receipt of a Holder's notice, Fannie Mae will telephone the dealer to provide instructions for delivering the Certificates and the exchange fee to Fannie Mae by wire transfer. A Holder's notice becomes irrevocable on the second business day before the proposed exchange date.

     A fee will be payable to Fannie Mae in connection with each exchange equal to 1/32 of 1% of the outstanding principal balance (exclusive of any notional principal balance) of the Certificates to be submitted for exchange, provided that the fee payable in connection with each exchange will in no event be less than $2,000.

     The first distribution on a REMIC Certificate or an RCR Certificate received in an exchange transaction will be made on the Distribution Date in the month following the month of the exchange. Such distribution will be made to the Holder of record as of the close of business on the last day of the month of the exchange.

     Additional Considerations. The characteristics of RCR Certificates will reflect the characteristics of the REMIC Certificates used to form such RCR Certificates.

     At any given time, a Holder's ability to exchange REMIC Certificates for RCR Certificates or to exchange RCR Certificates for REMIC Certificates will be limited by a number of factors. A Holder must, at the time of the proposed exchange, own Certificates of the Class or of the related Classes in the proportions necessary to effect a desired exchange. A Holder that does not own Certificates of the related Classes in the necessary proportions may not be able to obtain the necessary REMIC Certificates or RCR Certificates, as applicable. The Holder of needed Certificates may refuse or be unable to sell at a reasonable price or any price, or certain Certificates may have been purchased and placed into other financial structures. In addition, principal distributions will, over time, diminish the amounts available for exchange. Only the combinations listed on Schedule 1 are permitted.

BOOK-ENTRY PROCEDURES

     General. The Fed Book-Entry Certificates will be issued and maintained only on the book-entry system of the Federal Reserve Banks. Such Certificates may be held of record only by entities eligible to maintain book-entry accounts with the Federal Reserve Banks. Beneficial owners ordinarily will hold such Certificates through one or more financial intermediaries, such as banks, brokerage firms and securities clearing organizations. A Holder that is not the beneficial owner of such a Certificate, and each other financial intermediary in the chain to the beneficial owner, will have the responsibility of establishing and maintaining accounts for their respective customers. The rights of the beneficial owner of such a Certificate with respect to Fannie Mae and the Federal Reserve Banks may be exercised only through the Holder of such Certificate. Fannie Mae and the Federal Reserve Banks will have no direct obligation to a beneficial owner of such a Certificate that is not also the Holder of the Certificate. The Federal Reserve Banks will act only upon the instructions of the Holder in recording transfers of such a Certificate. See "Description of the Certificates--Denominations, Certificate Form" in the REMIC Prospectus.

     The DTC Certificates will be registered at all times in the name of the nominee of The Depository Trust Company, a New York-chartered limited purpose trust company, or any successor depository selected or approved by Fannie Mae (the "Depository"). In accordance with its normal procedures, the Depository will record the positions held by each Depository participating firm (each, a "Depository Participant") in the DTC Certificates, whether held for its own account or as a nominee for another person. State Street will act as Paying Agent for, and perform certain administrative functions with respect to, the DTC Certificates.

     No person acquiring a beneficial ownership interest in the DTC Certificates (a "beneficial owner" or an "investor") will be entitled to receive a physical certificate representing such ownership interest. An investor's interest in the DTC Certificates will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (a "financial intermediary") that maintains such investor's account for such purpose. In turn, the financial intermediary's record ownership of such interest will be recorded on the records of the Depository (or of a Depository Participant that acts as an agent for the financial intermediary if such intermediary is not a Depository Participant). Accordingly, an investor will not be recognized by the Trustee or the Depository as a Certificateholder and must rely on the foregoing arrangements to evidence its interest in the DTC Certificates. Beneficial ownership of an investor's interest in the DTC Certificates may be transferred only by compliance with the procedures of an investor's financial intermediary and of Depository Participants. In general, beneficial ownership of an investor's interest in the DTC Certificates will be subject to the rules, regulations and procedures governing the Depository and Depository Participants as in effect from time to time.

     Method of Distribution. Fannie Mae's fiscal agent for the Fed Book-Entry Certificates is the Federal Reserve Bank of New York. The Federal Reserve Banks will make distributions on such Certificates on behalf of Fannie Mae on the applicable Distribution Dates by crediting Holders' accounts at the Federal Reserve Banks.

     Each distribution on the DTC Certificates will be distributed by the Paying Agent to the Depository in immediately available funds. The Depository will be responsible for crediting the amount of such distributions to the accounts of the Depository Participants entitled thereto, in accordance with the Depository's normal procedures, which currently provide for distributions in same-day funds settled through the New York Clearing House. Each Depository Participant and each financial intermediary will be responsible for disbursing such distributions to the beneficial owners of the DTC Certificates that it represents. Accordingly, the beneficial owners may experience some delay in their receipt of distributions.

THE UNDERLYING REMIC CERTIFICATES

     The Underlying REMIC Certificates represent beneficial ownership interests in the related Underlying REMIC Trusts, the assets of which evidence beneficial ownership interests in certain MBS having the general characteristics set forth in the MBS Prospectus. Each MBS evidences beneficial ownership interests in a Pool of conventional Level Payment Mortgage Loans secured by first mortgages or deeds of trust on one- to four-family residential properties, as described under "The Mortgage Pools" and "Yield Considerations" in the MBS Prospectus. The Underlying REMIC Certificates provide that distributions thereon will be passed through monthly, commencing in the month following the initial issuance thereof. The general characteristics of the Underlying REMIC Certificates are described in the related Underlying REMIC Disclosure Documents.

     The table contained in Exhibit A hereto sets forth certain information with respect to each of the Underlying REMIC Certificates, including the numerical designation of the related trust, the class designation, the date of issue, the CUSIP number, the interest rate, the interest type, the final distribution date, the principal type, the original principal balance of the entire class, the current principal factor for such class and the principal balance of such class contained in the Lower Tier REMIC as of the Issue Date. The table also sets forth the approximate weighted average WAC, approximate weighted average WAM and approximate weighted average CAGE of the Mortgage Loans underlying the related MBS as of the Issue Date, the underlying security type and the related Class group.

     To request further information regarding the Underlying REMIC Certificates, telephone Fannie Mae at 1-800-BEST-MBS or 202-752-6547. Other data specific to the Certificates is available in electronic form by calling Fannie Mae at 1-800-752-6440 or 202-752-6000. It should be noted that there may have been material changes in facts and circumstances since the dates the Underlying

REMIC Disclosure Documents were prepared, including, but not limited to, changes in prepayment speeds and prevailing interest rates and other economic factors, which may limit the usefulness of the information set forth in such documents.

FINAL DATA STATEMENT

     Following the issuance of the Certificates, Fannie Mae will prepare a Final Data Statement setting forth, among other information, the current principal balances of the Underlying REMIC Certificates as of the Issue Date. The Final Data Statement will not accompany this Prospectus Supplement but will be made available by Fannie Mae. To request the Final Data Statement, telephone Fannie Mae at 1-800-BEST-MBS or 202-752-6547. The contents of the Final Data Statement and other data specific to the Certificates are available in electronic form by calling Fannie Mae at 1-800-752-6440 or 202-752-6000.

DISTRIBUTIONS OF INTEREST

     Categories of Classes

     For the purpose of payments of interest, the Classes will be categorized as follows:

          INTEREST TYPE*                                          CLASSES
          --------------                                          -------
GROUP 1 CLASSES
Floating Rate                                     F and FA
Inverse Floating Rate                             SA

GROUP 2 CLASSES
Floating Rate                                     FB
Inverse Floating Rate                             SB

GROUP 3 CLASSES
Floating Rate                                     FC
Inverse Floating Rate                             SC, SD and SE
Interest Only                                     SD and SE
Principal Only                                    PO
RCR**                                             SG, SH and SJ

GROUP 4 CLASS
Fixed Rate                                        A

GROUP 5 CLASSES
Floating Rate                                     FD
Inverse Floating Rate                             SK, SP and SQ
Interest Only                                     SP and SQ
Principal Only                                    PL
RCR**                                             SM, SO, and SL

GROUP 6 CLASSES
Floating Rate                                     FE
Inverse Floating Rate                             SN
RCR**                                             B

NO PAYMENT RESIDUAL                               R and RL

---------------
      * See "Description of the Certificates--Class Definitions and Abbreviations" in the REMIC Prospectus.
     ** See "Description of the Certificates--Combination and
        Recombination" herein and Schedule 1 for a further description of the RCR Classes.

     General. The interest-bearing Certificates will bear interest at the applicable per annum interest rates set forth on the cover or described herein. Interest on the interest-bearing Certificates is calculated on the basis of a 360-day year consisting of twelve 30-day months and is distributable monthly on each Distribution Date, commencing in the month after the Settlement Date.

     Distributions of interest to be allocated from REMIC Certificates to RCR Certificates on any Distribution Date will be allocated on a pro rata basis.

     Interest Accrual Periods. Interest to be distributed on a Distribution Date will accrue on the interest-bearing Certificates during the one-month periods set forth below (each, an "Interest Accrual Period").

                     CLASSES                              INTEREST ACCRUAL PERIODS
                     -------                              ------------------------
The SD, SE, FE, SN, SG and SH Classes               One month period ending on the day
                                                      preceding the Distribution Date
All other interest-bearing Classes (collectively,   Calendar month preceding the month in
  the "Delay Classes")                                which the Distribution Date occurs

See "Additional Risk Factors--Additional Yield and Prepayment Considerations" herein.

     Solely for purposes of facilitating the trading of the Principal Only Classes, such Classes will be treated as Delay Classes.

     Notional Classes. The Notional Classes will not have principal balances and will bear interest at the applicable per annum interest rates described herein during each Interest Accrual Period on their respective notional principal balances. The notional principal balances of the Notional Classes will be calculated as specified herein under "Reference Sheet--Notional Classes."

The notional principal balance of a Notional Class is used for purposes of the determination of interest distributions thereon and does not represent an interest in any distributions of principal. Although a Notional Class will not have a principal balance, a REMIC Trust Factor (as described herein) will be published with respect to such Class that will be applicable to the notional principal balance thereof, and references herein to the principal balances of the Certificates generally shall be deemed to refer also to the notional principal balances of the Notional Classes.

     Floating Rate and Inverse Floating Rate Classes. The Floating Rate and Inverse Floating Rate Classes will bear interest during each Interest Accrual Period, subject to applicable maximum and minimum interest rates, at rates determined as described herein under "Reference Sheet--Interest Rates."

     The yields with respect to such Classes will be affected by changes in the index specified (each, an "Index"), which changes may not correlate with changes in mortgage interest rates. It is possible that lower mortgage interest rates could occur concurrently with an increase in the level of the applicable Index. Conversely, higher mortgage interest rates could occur concurrently with a decrease in the level of the applicable Index.

     The establishment of each Index value by Fannie Mae and Fannie Mae's determination of the rate or rates of interest for the applicable Class or Classes for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding. Each such rate of interest may be obtained by telephoning Fannie Mae at 1-800-BEST-MBS or 202-752-6547.

CALCULATION OF LIBOR

     On each Index Determination Date, until the principal balances and notional principal balances of the F, FA, SA, FB, SB, FC, SC, SD, SE, FE, SN, SG, SH and SJ Classes have been reduced to zero, Fannie Mae will establish LIBOR for the related Interest Accrual Period. LIBOR will be established on the basis of the "BBA Method" in the case of F, FA, SA, FB, SB, FC, SC, FE, SN and SJ Classes and will be established on the basis of the "LIBO Method" in the case of the SD, SE, SG and SH Classes, as described in the REMIC Prospectus under "Description of the Certificates--Indices Applicable to Floating Rate and Inverse Floating Rate Classes--LIBOR." With respect to the "BBA Method," Interest Settlement Rates currently are based on rates quoted by sixteen BBA designated banks and are calculated by eliminating the four highest rates and the four lowest rates and averaging the eight remaining rates.

     If on the initial Index Determination Date, Fannie Mae is unable to determine LIBOR in the manner specified in the REMIC Prospectus, LIBOR for the next succeeding Interest Accrual Period will be equal to LIBOR as determined for such Interest Accrual Period for the related Underlying REMIC Certificate in the case of the FC, SC, SD, SE, SG, SH and SJ Classes, and will be equal to 5.6250% in the case of the F, FA, SA, FB and SB Classes and 5.6875% in the case of the FE and SN Classes.

CALCULATION OF 10-YEAR TREASURY INDEX

     On each Index Determination Date, until the principal balances of the FD, SK and SM Classes have been reduced to zero, Fannie Mae will ascertain the average yield on U.S. Treasury securities, adjusted to a constant maturity of ten years, in effect for the week ending on the last Friday immediately preceding the related Index Determination Date in the manner described in the REMIC Prospectus under "Description of the Certificates--Indices Applicable to Floating Rate and Inverse Floating Rate Classes--Treasury Index" with respect to yields on U.S. Treasury securities at "constant maturity."

CALCULATION OF COFI

     Except as otherwise specified below, the amount of interest which will accrue in respect of the SP, SQ, SO and SL Classes (the "COFI Classes") during each Interest Accrual Period following its initial Interest Accrual Period will be determined on the basis of the Eleventh District Cost of Funds Index for the second month next preceding the month in which such Interest Accrual Period commences if such Eleventh District Cost of Funds Index for such second preceding month is published on or before the tenth day of the month in which such Interest Accrual Period commences. For example, if the Eleventh District Cost of Funds Index for May is announced on or before July 10, interest accrued on the COFI Classes for the Interest Accrual Period commencing in July and distributable in August will be based on the Eleventh District Cost of Funds relating to May. If the Eleventh District Cost of Funds Index for the applicable month is not published on or before the tenth day of the second following month, interest will accrue on the COFI Classes at a rate determined as provided in the REMIC Prospectus under "Description of the Certificates--Indices Applicable to Floating Rate and Inverse Floating Rate Classes--COFI." Under certain circumstances, an alternative index may be applicable to the COFI Classes. A change of index from the Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level, and, particularly if LIBOR is the alternative index, could increase the degree of index volatility.

     For information regarding historical values of the Eleventh District Cost of Funds Index as reported by the Federal Home Loan Bank of San Francisco ("FHLBSF"), see "Description of the Certificates--Indices Applicable to Floating Rate and Inverse Floating Rate Classes--COFI" in the REMIC Prospectus.

     The values of the Eleventh District Cost of Funds Index as reported by the FHLBSF since October 1997 were as follows:

October 1997................................................   4.957%
November 1997...............................................   4.949%
December 1997...............................................   4.963%
January 1998................................................   4.987%

DISTRIBUTIONS OF PRINCIPAL

     Categories of Classes

     For the purpose of payments of principal, the Classes will be categorized as follows:

        PRINCIPAL TYPE*                     CLASSES
        ---------------                     -------
GROUP 1 CLASSES
Structured                       F, FA and SA
  Collateral/Pass-Through

        PRINCIPAL TYPE*                     CLASSES
        ---------------                     -------
GROUP 2 CLASSES
Structured                       FB and SB
  Collateral/Pass-Through
GROUP 3 CLASSES
Structured                       FC, SC and PO
  Collateral/Pass-Through
Notional                         SD and SE
RCR**                            SG, SH and SJ
GROUP 4 CLASS
Structured                       A
  Collateral/Pass-Through
GROUP 5 CLASSES
Structured                       FD, SK and PL
  Collateral/Pass-Through
Notional                         SP and SQ
RCR**                            SM, SO and SL
GROUP 6 CLASSES
Structured                       FE and SN
  Collateral/Pass-Through
RCR**                            B
NO PAYMENT RESIDUAL              R and RL

     --------------------
      * See "Description of the Certificates--Class Definitions and Abbreviations" in the REMIC Prospectus.
     ** See "Description of the Certificates--Combination and
        Recombination" herein and Schedule 1 for a further description of the RCR Classes.

     Principal Distribution Amount

     On each Distribution Date, principal will be distributed on the Certificates in an amount (the "Principal Distribution Amount") equal to the sum of (i) the aggregate distributions of principal concurrently made on the Class 1993-138-FA, Class 1993-138-SA and Class 1993-138-SB REMIC Certificates (the "Group 1 Principal Distribution Amount"), (ii) the distribution of principal concurrently made on the Class 1993-140-N REMIC Certificate (the "Group 2 Principal Distribution Amount"), (iii) the aggregate distributions of principal concurrently made on the Class 1993-50-FA and Class 1993-50-SA REMIC Certificates (the "Group 3 Principal Distribution Amount"), (iv) the aggregate distributions of principal concurrently made on the Class 1993-234-FC, Class 1993-234-SC and Class 1993-234-SD REMIC Certificates (the "Group 4 Principal Distribution Amount"), (v) the aggregate distributions of principal concurrently made on the Class 1993-99-F and Class 1993-99-S REMIC Certificates (the "Group 5 Principal Distribution Amount") and (vi) the aggregate distributions of principal concurrently made on the Class 1993-110-FH and Class 1993-110-SH REMIC Certificates (the "Group 6 Principal Distribution Amount"). The portion of each class of Underlying REMIC Certificates held by the Lower Tier REMIC will be as set forth in Exhibit A.

     Group 1 Principal Distribution Amount

     On each Distribution Date, the Group 1 Principal Distribution
Amount will be distributed, concurrently, as principal of the F, FA and SA Classes, pro rata (or 47.9306148750%, 39.5693853913% and
12.4999997337%, respectively), until the principal balances thereof are reduced to zero.

     Group 2 Principal Distribution Amount

     On each Distribution Date, the Group 2 Principal Distribution
Amount will be distributed, concurrently, as principal of the FB and SB Classes, pro rata (or 82.3529390814% and 17.6470609186%, respectively), until the principal balances thereof are reduced to zero.

     Group 3 Principal Distribution Amount

     On each Distribution Date, the Group 3 Principal Distribution        STRUCTURED
Amount will be distributed, concurrently, as principal of the FC, SC      COLLATERAL/
and PO Classes, pro rata (or 66.7071293920%, 9.5295882411% and            PASS-THROUGH
23.7632823669%, respectively), until the principal balances thereof       CLASSES
are reduced to zero.

     Group 4 Principal Distribution Amount

     On each Distribution Date, the Group 4 Principal Distribution
Amount will be distributed as principal of the A Class, until the principal balance thereof is reduced to zero.

     Group 5 Principal Distribution Amount

     On each Distribution Date, the Group 5 Principal Distribution
Amount will be distributed, concurrently, as principal of the FD, SK and PL Classes, pro rata (or 53.2798115010%, 11.4171041611% and
35.3030843379%, respectively), until the principal balances thereof are reduced to zero.

     Group 6 Principal Distribution Amount

     On each Distribution Date, the Group 6 Principal Distribution
Amount will be distributed, concurrently, as principal of the FE and SN Classes, pro rata (or 72.2222236600% and 27.7777763400%, respectively), until the principal balances thereof are reduced to zero.

     Distributions of principal to be allocated from REMIC Certificates to RCR Certificates on any Distribution Date will be allocated on a pro rata basis.

STRUCTURING ASSUMPTIONS

     Pricing Assumptions. Unless otherwise specified, the information in the tables in this Prospectus Supplement has been prepared on the basis of the actual characteristics of each Pool underlying the Underlying REMIC Certificates, the priority sequences affecting distributions on the Underlying REMIC Certificates and the following assumptions (such characteristics and assumptions, collectively, the "Pricing Assumptions"):

        - the Mortgage Loans prepay at the constant percentages of PSA specified in the related table; and

        - the closing date for the sale of the Certificates is March 30, 1998.

     Prepayment Assumptions. Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used herein is The Bond Market Association's standard prepayment model ("PSA"). To assume a specified rate of PSA is to assume a specified rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans computed as described under "Description of the Certificates--Prepayment Models" in the REMIC Prospectus. It is highly unlikely that prepayments will occur at any constant PSA rate or at any other constant rate.

YIELD TABLES

     General. The tables below indicate the sensitivity of the pre-tax corporate bond equivalent yields to maturity of applicable Classes to various constant percentages of PSA and, where specified, to changes in the applicable Index. The yields set forth in the tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable Classes, would cause the discounted present value of such assumed streams of cash flows to equal the assumed aggregate purchase prices of such Classes and converting such monthly rates to corporate bond equivalent rates. Such calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Certificates and consequently do not purport to reflect the return on any investment in the Certificates when such reinvestment rates are considered. There can be no assurance that the pre-tax yields on the Certificates will correspond to any of the pre-tax yields shown herein or that the aggregate purchase prices of the applicable Certificates will be as assumed. In addition, there can be no assurance that the applicable Index will correspond to the levels shown herein. Furthermore, because some of the Mortgage Loans will likely have remaining terms to maturity shorter or longer than those assumed and interest rates higher or lower than those assumed, the principal distributions on the Certificates are likely to differ from those assumed, even if all Mortgage Loans prepay at the indicated constant percentages of PSA. Moreover, it is not likely that the Mortgage Loans will prepay at a constant PSA rate until maturity, that all of such Mortgage Loans will prepay at the same rate or that the level of the applicable Index will remain constant.

     The Inverse Floating Rate Classes and the SG, SH, SJ, SM, SO and SL Classes. THE YIELDS TO INVESTORS IN THE INVERSE FLOATING RATE CLASSES AND THE SG, SH, SJ, SM, SO AND SL CLASSES WILL BE SENSITIVE IN VARYING DEGREES TO THE RATE OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) OF THE RELATED MORTGAGE LOANS AND TO THE LEVEL OF THE APPLICABLE INDEX. THE MORTGAGE LOANS GENERALLY CAN BE PREPAID AT ANY TIME. IN ADDITION, THE RATE OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) OF THE MORTGAGE LOANS IS LIKELY TO VARY, AND MAY VARY CONSIDERABLY, FROM POOL TO POOL. AS INDICATED IN THE TABLES BELOW, IT IS POSSIBLE THAT, UNDER CERTAIN INDEX AND PREPAYMENT SCENARIOS, INVESTORS IN THE SD, SE, SP, SQ, SG AND SL CLASSES WOULD NOT FULLY RECOUP THEIR INITIAL INVESTMENTS.

     Changes in the applicable Index may not correlate with changes in prevailing mortgage interest rates. It is possible that lower prevailing mortgage interest rates, which might be expected to result in faster prepayments, could occur concurrently with an increased level of such Index.

     The information set forth in the following tables was prepared on the basis of the Pricing Assumptions and the assumptions that (i) the interest rates applicable to the Inverse Floating Rate Classes and the SG, SH, SJ, SM, SO and SL Classes for the initial Interest Accrual Period are the rates listed in the table under "Reference Sheet--Interest Rates" herein and for each Interest Accrual Period subsequent to the initial Interest Accrual Period will be based on the indicated level of the applicable Index and (ii) the aggregate purchase prices of such Classes (expressed in each case as a percentage of original principal balance) are as follows:

                           CLASS                              PRICE*
                           -----                              ------
SA .........................................................  75.0%
SB .........................................................  98.0%
SC .........................................................  75.0%
SD .........................................................  13.0%
SE .........................................................  12.5%
SK .........................................................  98.0%
SP .........................................................  60.0%
SQ .........................................................  40.0%
SN .........................................................  92.5%
SG .........................................................  25.0%
SH .........................................................  87.0%
SJ .........................................................  71.5%
SM..........................................................  74.5%
SO .........................................................  95.0%
SL .........................................................  33.0%

---------------
        * The prices do not include accrued interest. Accrued interest has been added to such prices in calculating the yields set forth in the tables below.

              SENSITIVITY OF THE SA CLASS TO PREPAYMENTS AND LIBOR
                          (PRE-TAX YIELDS TO MATURITY)

                                                  PSA PREPAYMENT ASSUMPTION
                                            -------------------------------------
                  LIBOR                      50%    100%    195%    350%    500%
                  -----                     -----   -----   -----   -----   -----
3.625%....................................  33.4%   33.4%   33.5%   43.9%   61.2%
5.625%....................................  13.8%   13.8%   14.2%   25.8%   42.9%
7.050%....................................   1.2%    1.3%    1.8%   13.6%   30.5%

              SENSITIVITY OF THE SB CLASS TO PREPAYMENTS AND LIBOR
                          (PRE-TAX YIELDS TO MATURITY)

                                                  PSA PREPAYMENT ASSUMPTION
                                            -------------------------------------
                  LIBOR                      50%    100%    195%    350%    500%
                  -----                     -----   -----   -----   -----   -----
3.625%....................................  21.5%   21.5%   21.5%   22.1%   22.8%
5.625%....................................  11.5%   11.5%   11.7%   12.8%   14.1%
7.625%....................................   1.9%    1.9%    2.1%    3.8%    5.7%
8.000%....................................   0.2%    0.2%    0.4%    2.2%    4.2%

              SENSITIVITY OF THE SC CLASS TO PREPAYMENTS AND LIBOR
                          (PRE-TAX YIELDS TO MATURITY)

                                                  PSA PREPAYMENT ASSUMPTION
                                            -------------------------------------
                  LIBOR                      50%    100%    195%    350%    500%
                  -----                     -----   -----   -----   -----   -----
3.625%....................................  33.4%   33.4%   33.6%   46.3%   64.4%
5.625%....................................  13.8%   13.9%   14.4%   28.1%   46.0%
7.050%....................................   1.3%    1.4%    2.0%   15.8%   33.5%

              SENSITIVITY OF THE SD CLASS TO PREPAYMENTS AND LIBOR
                          (PRE-TAX YIELDS TO MATURITY)

                                                    PSA PREPAYMENT ASSUMPTION
                                            -----------------------------------------
                  LIBOR                      50%    100%    195%     350%      500%
                  -----                     -----   -----   -----   -------   -------
3.65625%..................................  77.6%   77.6%   77.5%     26.5%   (66.4)%
5.65625%..................................  35.4%   35.4%   34.8%   (36.0)%      *
7.50000%..................................    *       *       *        *         *

---------------
     * The pre-tax yield to maturity would be less than (99.9)%.

              SENSITIVITY OF THE SE CLASS TO PREPAYMENTS AND LIBOR
                          (PRE-TAX YIELDS TO MATURITY)

                                                   PSA PREPAYMENT ASSUMPTION
                                            ---------------------------------------
                  LIBOR                      50%    100%    195%     350%     500%
                  -----                     -----   -----   -----   -------   -----
7.50% and below...........................  24.3%   24.3%   23.0%   (56.5)%     *
8.10%.....................................  11.5%   11.2%    8.5%   (84.6)%     *
8.75%.....................................    *       *       *        *        *

---------------
     * The pre-tax yield to maturity would be less than (99.9)%.

      SENSITIVITY OF THE SK CLASS TO PREPAYMENTS AND 10-YEAR TREASURY INDEX
                          (PRE-TAX YIELDS TO MATURITY)

                                                  PSA PREPAYMENT ASSUMPTION
                                            -------------------------------------
          10-YEAR TREASURY INDEX             50%    100%    195%    350%    500%
          ----------------------            -----   -----   -----   -----   -----
3.63%.....................................  22.4%   22.4%   22.4%   22.7%   23.0%
5.63%.....................................  12.5%   12.5%   12.5%   13.1%   13.8%
7.63%.....................................   2.8%    2.8%    2.8%    3.7%    4.8%
8.20%.....................................   0.1%    0.1%    0.2%    1.1%    2.2%

              SENSITIVITY OF THE SP CLASS TO PREPAYMENTS AND COFI
                          (PRE-TAX YIELDS TO MATURITY)

                                                     PSA PREPAYMENT ASSUMPTION
                                            -------------------------------------------
                   COFI                      50%      100%     195%      350%     500%
                   ----                     ------   ------   -------   -------   -----
2.987%....................................   17.5%    17.3%     14.6%   (70.1)%     *
4.987%....................................    8.2%     7.7%      3.7%   (91.2)%     *
6.987%....................................  (6.4)%   (7.6)%   (13.6)%      *        *
7.500%....................................    *        *         *         *        *

---------------
     * The pre-tax yield to maturity would be less than (99.9)%.

               SENSITIVITY OF THE SQ CLASS TO PREPAYMENTS AND COFI
                          (PRE-TAX YIELDS TO MATURITY)

                                                    PSA PREPAYMENT ASSUMPTION
                                            ------------------------------------------
                   COFI                      50%      100%     195%     350%     500%
                   ----                     ------   ------   ------   -------   -----
7.50% and below...........................    4.7%     4.1%   (0.5)%   (99.8)%     *
8.10%.....................................  (1.5)%   (2.4)%   (7.9)%      *        *
8.75%.....................................    *        *        *         *        *

---------------
     * The pre-tax yield to maturity would be less than (99.9)%.

               SENSITIVITY OF THE SN CLASS TO PREPAYMENTS AND LIBOR
                           (PRE-TAX YIELDS TO MATURITY)

                                                  PSA PREPAYMENT ASSUMPTION
                                            -------------------------------------
                  LIBOR                      50%    100%    260%    350%    500%
                  -----                     -----   -----   -----   -----   -----
3.6875%...................................  14.2%   14.3%   14.9%   17.2%   22.2%
5.6875%...................................   8.5%    8.6%    9.2%   11.6%   16.8%
7.6875%...................................   2.9%    3.0%    3.7%    6.1%   11.5%
8.6000%...................................   0.4%    0.5%    1.2%    3.7%    9.1%

              SENSITIVITY OF THE SG CLASS TO PREPAYMENTS AND LIBOR
                          (PRE-TAX YIELDS TO MATURITY)

                                                    PSA PREPAYMENT ASSUMPTION
                                            -----------------------------------------
                  LIBOR                      50%    100%    195%     350%      500%
                  -----                     -----   -----   -----   -------   -------
3.65625%..................................  51.8%   51.8%   51.6%    (9.8)%   (99.2)%
5.65625%..................................  30.6%   30.6%   29.7%   (44.6)%      *
7.65625%..................................   9.1%    8.7%    5.7%   (90.4)%      *
8.75000%..................................    *       *       *        *         *

---------------
     * The pre-tax yield to maturity would be less than (99.9)%.

              SENSITIVITY OF THE SH CLASS TO PREPAYMENTS AND LIBOR
                          (PRE-TAX YIELDS TO MATURITY)

                                                  PSA PREPAYMENT ASSUMPTION
                                            -------------------------------------
                  LIBOR                      50%    100%    195%    350%    500%
                  -----                     -----   -----   -----   -----   -----
3.65625%..................................  14.1%   14.1%   14.4%   20.9%   29.1%
5.65625%..................................   8.7%    8.7%    9.0%   15.7%   24.0%
7.65625%..................................   3.4%    3.5%    3.8%   10.5%   18.9%
8.75000%..................................   0.6%    0.7%    1.0%    7.8%   16.1%

              SENSITIVITY OF THE SJ CLASS TO PREPAYMENTS AND LIBOR
                          (PRE-TAX YIELDS TO MATURITY)

                                                  PSA PREPAYMENT ASSUMPTION
                                            -------------------------------------
                  LIBOR                      50%    100%    195%    350%    500%
                  -----                     -----   -----   -----   -----   -----
3.625%....................................  10.2%   10.3%   11.0%   27.3%   48.6%
5.625%....................................   5.0%    5.1%    5.9%   22.2%   43.3%
7.050%....................................   1.5%    1.6%    2.4%   18.6%   39.6%

     SENSITIVITY OF THE SM CLASS TO PREPAYMENTS AND 10-YEAR TREASURY INDEX
                          (PRE-TAX YIELDS TO MATURITY)

                                                PSA PREPAYMENT ASSUMPTION
                                            ----------------------------------
          10-YEAR TREASURY INDEX            50%    100%   195%   350%    500%
          ----------------------            ----   ----   ----   -----   -----
3.63%.....................................  7.7%   7.8%   8.6%   23.0%   41.4%
5.63%.....................................  4.8%   5.0%   5.8%   20.2%   38.6%
7.63%.....................................  2.1%   2.2%   3.0%   17.4%   35.7%
8.20%.....................................  1.3%   1.5%   2.3%   16.6%   34.9%

              SENSITIVITY OF THE SO CLASS TO PREPAYMENTS AND COFI
                          (PRE-TAX YIELDS TO MATURITY)

                                                  PSA PREPAYMENT ASSUMPTION
                                            -------------------------------------
                   COFI                      50%    100%    195%    350%    500%
                   ----                     -----   -----   -----   -----   -----
2.987%....................................  14.5%   14.5%   14.6%   16.6%   19.0%
4.987%....................................   9.4%    9.4%    9.6%   11.7%   14.3%
6.987%....................................   4.5%    4.5%    4.6%    6.9%    9.7%
8.750%....................................   0.2%    0.3%    0.4%    2.8%    5.7%

              SENSITIVITY OF THE SL CLASS TO PREPAYMENTS AND COFI
                          (PRE-TAX YIELDS TO MATURITY)

                                                   PSA PREPAYMENT ASSUMPTION
                                            ---------------------------------------
                   COFI                      50%    100%    195%     350%     500%
                   ----                     -----   -----   -----   -------   -----
2.987%....................................  43.1%   43.1%   42.3%   (24.3)%     *
4.987%....................................  27.5%   27.4%   25.7%   (50.5)%     *
6.987%....................................  11.6%   11.3%    7.7%   (83.2)%     *
8.750%....................................    *       *       *        *        *

---------------
     * The pre-tax yield to maturity would be less than (99.9)%.

     The Principal Only Classes. THE PRINCIPAL ONLY CLASSES WILL NOT BEAR INTEREST. AS INDICATED IN THE TABLE BELOW, A LOW RATE OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) ON THE RELATED MORTGAGE LOANS WILL HAVE A NEGATIVE EFFECT ON THE YIELDS TO INVESTORS IN THE PRINCIPAL ONLY CLASSES.

     The information set forth in the following table was prepared on the basis of the Pricing Assumptions and the assumption that the aggregate purchase prices of the Principal Only Classes (expressed in each case as a percentage of original principal balance) are as follows:

                          CLASSES                             PRICE
                          -------                             ------
PO..........................................................  61.0%
PL..........................................................  62.0%

            SENSITIVITY OF THE PRINCIPAL ONLY CLASSES TO PREPAYMENTS
                          (PRE-TAX YIELDS TO MATURITY)

                                                PSA PREPAYMENT ASSUMPTION
                                            ----------------------------------
                 CLASSES                    50%    100%   195%   350%    500%
                 -------                    ----   ----   ----   -----   -----
PO .......................................  2.2%   2.4%   3.5%   28.1%   61.2%
PL .......................................  2.2%   2.4%   3.7%   27.9%   60.1%

WEIGHTED AVERAGE LIVES OF THE CERTIFICATES

     The weighted average life of a Certificate is determined by (a) multiplying the amount of the reduction, if any, of the principal balance of such Certificate from one Distribution Date to the next Distribution Date by the number of years from the Settlement Date to the second such Distribution Date,
(b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in principal balance of such Certificate referred to in clause (a). For a description of the factors which may influence the weighted average life of a Certificate, see "Description of the Certificates--Weighted Average Life and Final Distribution Dates" in the REMIC Prospectus.

     In general, the weighted average lives of the Certificates will be shortened if the level of prepayments of principal of the related Mortgage Loans increases. However, the weighted average lives will depend upon a variety of other factors, including the timing of changes in such rate of principal payments and the priority sequences affecting distributions on the related Underlying REMIC Certificates. See "Distributions of Principal" herein and "Description of the Certificates--Distributions of Principal" in the Underlying REMIC Disclosure Documents.

     The effect of the foregoing factors may differ as to various Classes and the effects on any Class may vary at different times during the life of such Class. Accordingly, no assurance can be given as to the weighted average life of any Class. Further, to the extent the prices of the Certificates represent discounts or premiums to their respective original principal balances, variability in the weighted average lives of such Classes of Certificates could result in variability in the related yields to maturity. For an example of how the weighted average lives of the Classes may be affected at various constant prepayment rates, see the Decrement Tables below.

DECREMENT TABLES

     The following tables indicate the percentages of original principal balances of the specified Classes that would be outstanding after each of the dates shown at various constant PSA rates and the corresponding weighted average lives of such Classes. The tables have been prepared on the basis of the Pricing Assumptions, except that with respect to the information set forth for each such Class under 0% PSA it has been assumed that the underlying Mortgage Loans have the original and remaining terms to maturity and bear interest at the per annum rates specified below:

                               ORIGINAL      REMAINING
 MORTGAGE LOANS RELATING TO      TERMS         TERMS      INTEREST   RELATED
TRUST ASSETS SPECIFIED BELOW  TO MATURITY   TO MATURITY    RATES     GROUPS
----------------------------  -----------   -----------   --------   -------
          1993-138            360 months    305 months      9.5%     Group 1
          1993-140            240 months    185 months      9.5%     Group 2
          1993-50             360 months    302 months      9.5%     Group 3
          1993-234            180 months    129 months      8.0%     Group 4
          1993-99             360 months    304 months      9.5%     Group 5
          1993-110            360 months    302 months     10.0%     Group 6

     It is not likely that (i) all of the underlying Mortgage Loans will have the interest rates, CAGEs or remaining terms to maturity assumed or (ii) the underlying Mortgage Loans will prepay at a constant PSA level. In addition, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables at the specified constant PSA rates, even if the distributions of the weighted average remaining terms to maturity and the weighted average CAGEs of the Mortgage Loans are identical to the distributions of the remaining terms to maturity and CAGEs specified in the Pricing Assumptions.

               PERCENT OF ORIGINAL PRINCIPAL BALANCES OUTSTANDING

                             F, FA AND SA CLASSES
                     -------------------------------------
                                PSA PREPAYMENT
                                  ASSUMPTION
                     -------------------------------------
        DATE          0%     100%    195%    350%    500%
        ----          --     ----    ----    ----    ----
Initial Percent.....   100     100     100     100     100
March 1999..........   100     100     100     100      47
March 2000..........   100     100     100      59       0
March 2001..........   100     100     100       3       0
March 2002..........   100     100     100       0       0
March 2003..........   100     100     100       0       0
March 2004..........   100     100     100       0       0
March 2005..........   100     100     100       0       0
March 2006..........   100     100     100       0       0
March 2007..........   100     100     100       0       0
March 2008..........   100     100     100       0       0
March 2009..........   100     100     100       0       0
March 2010..........   100     100      89       0       0
March 2011..........   100     100      77       0       0
March 2012..........   100     100      66       0       0
March 2013..........   100     100      56       0       0
March 2014..........   100     100      46       0       0
March 2015..........   100     100      38       0       0
March 2016..........   100     100      30       0       0
March 2017..........   100     100      23       0       0
March 2018..........   100      92      17       0       0
March 2019..........   100      68      12       0       0
March 2020..........   100      46       7       0       0
March 2021..........   100      24       3       0       0
March 2022..........   100       5       0       0       0
March 2023..........    47       0       0       0       0
March 2024..........     0       0       0       0       0
March 2025..........     0       0       0       0       0
March 2026..........     0       0       0       0       0
March 2027..........     0       0       0       0       0
March 2028..........     0       0       0       0       0
Weighted Average
 Life (years)**.....  25.0    21.9    16.2     2.2     1.0


                                FB AND SB CLASSES
                      -------------------------------------
                                 PSA PREPAYMENT
                                   ASSUMPTION
                      -------------------------------------
        DATE           0%     100%    195%    350%    500%
        ----           --     ----    ----    ----    ----
Initial Percent.....    100     100     100     100     100
March 1999..........    100     100     100      41       0
March 2000..........    100     100      99       0       0
March 2001..........    100     100      86       0       0
March 2002..........    100     100      73       0       0
March 2003..........    100     100      60       0       0
March 2004..........    100     100      46       0       0
March 2005..........    100     100      34       0       0
March 2006..........    100     100      21       0       0
March 2007..........    100     100      10       0       0
March 2008..........    100      97       0       0       0
March 2009..........    100      70       0       0       0
March 2010..........    100      42       0       0       0
March 2011..........    100      13       0       0       0
March 2012..........     87       0       0       0       0
March 2013..........      0       0       0       0       0
March 2014..........      0       0       0       0       0
March 2015..........      0       0       0       0       0
March 2016..........      0       0       0       0       0
March 2017..........      0       0       0       0       0
March 2018..........      0       0       0       0       0
March 2019..........      0       0       0       0       0
March 2020..........      0       0       0       0       0
March 2021..........      0       0       0       0       0
March 2022..........      0       0       0       0       0
March 2023..........      0       0       0       0       0
March 2024..........      0       0       0       0       0
March 2025..........      0       0       0       0       0
March 2026..........      0       0       0       0       0
March 2027..........      0       0       0       0       0
March 2028..........      0       0       0       0       0
Weighted Average
 Life (years)**.....   14.5    11.7     5.8     0.9     0.5

                          FC, SC, SD+, SE+, PO, SG+, SH
                                 AND SJ CLASSES
                      -------------------------------------
                                 PSA PREPAYMENT
                                   ASSUMPTION
                      -------------------------------------
        DATE           0%     100%    195%    350%    500%
        ----           --     ----    ----    ----    ----
Initial Percent.....    100     100     100     100     100
March 1999..........    100     100     100     100      36
March 2000..........    100     100     100      40       0
March 2001..........    100     100     100       0       0
March 2002..........    100     100     100       0       0
March 2003..........    100     100     100       0       0
March 2004..........    100     100     100       0       0
March 2005..........    100     100     100       0       0
March 2006..........    100     100     100       0       0
March 2007..........    100     100      97       0       0
March 2008..........    100     100      86       0       0
March 2009..........    100     100      75       0       0
March 2010..........    100     100      65       0       0
March 2011..........    100     100      56       0       0
March 2012..........    100     100      48       0       0
March 2013..........    100     100      40       0       0
March 2014..........    100     100      33       0       0
March 2015..........    100     100      27       0       0
March 2016..........    100      99      21       0       0
March 2017..........    100      81      16       0       0
March 2018..........    100      63      12       0       0
March 2019..........    100      46       8       0       0
March 2020..........    100      29       4       0       0
March 2021..........    100      13       1       0       0
March 2022..........     93       1       0       0       0
March 2023..........     14       0       0       0       0
March 2024..........      0       0       0       0       0
March 2025..........      0       0       0       0       0
March 2026..........      0       0       0       0       0
March 2027..........      0       0       0       0       0
March 2028..........      0       0       0       0       0
Weighted Average
 Life (years)**.....   24.6    20.8    14.4     1.9     0.9

                                    A CLASS
                     -------------------------------------
                                PSA PREPAYMENT
                                  ASSUMPTION
                     -------------------------------------
        DATE          0%     100%    130%    350%    500%
        ----          --     ----    ----    ----    ----
Initial Percent.....   100     100     100     100     100
March 1999..........   100     100     100      90      38
March 2000..........   100     100     100      41       0
March 2001..........   100     100     100      14       0
March 2002..........   100     100     100       2       0
March 2003..........   100     100     100       0       0
March 2004..........   100     100     100       0       0
March 2005..........   100     100     100       0       0
March 2006..........   100      93      78       0       0
March 2007..........   100      57      48       0       0
March 2008..........    63      12      10       0       0
March 2009..........     0       0       0       0       0
March 2010..........     0       0       0       0       0
March 2011..........     0       0       0       0       0
March 2012..........     0       0       0       0       0
March 2013..........     0       0       0       0       0
March 2014..........     0       0       0       0       0
March 2015..........     0       0       0       0       0
March 2016..........     0       0       0       0       0
March 2017..........     0       0       0       0       0
March 2018..........     0       0       0       0       0
March 2019..........     0       0       0       0       0
March 2020..........     0       0       0       0       0
March 2021..........     0       0       0       0       0
March 2022..........     0       0       0       0       0
March 2023..........     0       0       0       0       0
March 2024..........     0       0       0       0       0
March 2025..........     0       0       0       0       0
March 2026..........     0       0       0       0       0
March 2027..........     0       0       0       0       0
March 2028..........     0       0       0       0       0
Weighted Average
 Life (years)**.....  10.2     9.2     8.9     2.0     0.9

                          FD, SK, SP+, SQ+, PL, SM, SO
                                 AND SL+ CLASSES
                      -------------------------------------
                                 PSA PREPAYMENT
                                   ASSUMPTION
                      -------------------------------------
        DATE           0%     100%    195%    350%    500%
        ----           --     ----    ----    ----    ----
Initial Percent.....    100     100     100     100     100
March 1999..........    100     100     100      96      36
March 2000..........    100     100     100      39       0
March 2001..........    100     100     100       2       0
March 2002..........    100     100     100       0       0
March 2003..........    100     100     100       0       0
March 2004..........    100     100     100       0       0
March 2005..........    100     100      94       0       0
March 2006..........    100     100      88       0       0
March 2007..........    100     100      81       0       0
March 2008..........    100     100      72       0       0
March 2009..........    100     100      63       0       0
March 2010..........    100     100      55       0       0
March 2011..........    100     100      47       0       0
March 2012..........    100     100      40       0       0
March 2013..........    100     100      34       0       0
March 2014..........    100     100      28       0       0
March 2015..........    100      98      23       0       0
March 2016..........    100      83      18       0       0
March 2017..........    100      68      14       0       0
March 2018..........    100      53      10       0       0
March 2019..........    100      39       7       0       0
March 2020..........    100      25       4       0       0
March 2021..........    100      12       1       0       0
March 2022..........     87       1       0       0       0
March 2023..........     23       0       0       0       0
March 2024..........      0       0       0       0       0
March 2025..........      0       0       0       0       0
March 2026..........      0       0       0       0       0
March 2027..........      0       0       0       0       0
March 2028..........      0       0       0       0       0
Weighted Average
 Life (years)**.....   24.6    20.3    13.3     1.9     0.9


                              FE, SN AND B CLASSES
                      -------------------------------------
                                 PSA PREPAYMENT
                                   ASSUMPTION
                      -------------------------------------
        DATE           0%     100%    260%    350%    500%
        ----           --     ----    ----    ----    ----
Initial Percent.....    100     100     100     100     100
March 1999..........    100     100     100     100      34
March 2000..........    100     100     100      56       2
March 2001..........    100     100     100      22       0
March 2002..........    100     100      92       *       0
March 2003..........    100     100      77       0       0
March 2004..........    100     100      64       0       0
March 2005..........    100     100      51       0       0
March 2006..........    100     100      40       0       0
March 2007..........    100     100      23       0       0
March 2008..........    100     100       0       0       0
March 2009..........    100     100       0       0       0
March 2010..........    100     100       0       0       0
March 2011..........    100     100       0       0       0
March 2012..........    100      99       0       0       0
March 2013..........    100      70       0       0       0
March 2014..........    100      43       0       0       0
March 2015..........    100      18       0       0       0
March 2016..........    100       0       0       0       0
March 2017..........    100       0       0       0       0
March 2018..........    100       0       0       0       0
March 2019..........    100       0       0       0       0
March 2020..........    100       0       0       0       0
March 2021..........     52       0       0       0       0
March 2022..........      0       0       0       0       0
March 2023..........      0       0       0       0       0
March 2024..........      0       0       0       0       0
March 2025..........      0       0       0       0       0
March 2026..........      0       0       0       0       0
March 2027..........      0       0       0       0       0
March 2028..........      0       0       0       0       0
Weighted Average
 Life (years)**.....   23.0    15.8     7.0     2.3     0.9

---------------
 * Indicates an outstanding balance greater than 0% and less than 0.5% of the original principal balance.

** Determined as specified under "Weighted Average Lives of the Certificates" herein.

 + In the case of a Notional Class, the Decrement Table indicates the percentage of the original notional principal balance outstanding.

CHARACTERISTICS OF THE R AND RL CLASSES

     The R and RL Classes will not have principal balances and will not bear interest. The Holder of the R Class will be entitled to receive the proceeds of the remaining assets of the Trust, if any, after the principal balances of all Classes have been reduced to zero, and the Holder of the RL Class will be entitled to receive the proceeds of the remaining assets of the Lower Tier REMIC, if any, after the principal balances of the Lower Tier Regular Interests have been reduced to zero. It is not anticipated that there will be any material assets remaining in either such circumstance.

     The R and RL Classes will be subject to certain transfer restrictions. No transfer of record or beneficial ownership of an R or RL Certificate will be allowed to a "disqualified organization." In addition, no transfer of record or beneficial ownership of an R or RL Certificate will be allowed to any person that is not a "U.S. Person" without the written consent of Fannie Mae. Under regulations issued by the Treasury Department (the "Regulations"), a transfer of a "noneconomic residual interest" to a U.S. Person will be disregarded for all federal tax purposes unless no significant purpose of the transfer is to impede the assessment or collection of tax. The R and RL Classes will constitute noneconomic residual interests under the Regulations. Any transferee of an R or RL Certificate must execute and deliver an affidavit and an Internal Revenue Service Form W-9 on which the transferee provides its taxpayer identification number. See "Description of the Certificates--Additional Characteristics of Residual Certificates" and "Certain Federal Income Tax Consequences--Taxation of Beneficial Owners of Residual Certificates" in the REMIC Prospectus. Transferors of an R or RL Certificate should consult with their own tax advisors for further information regarding such transfers.

     The Holder of the R Class will be considered to be the holder of the "residual interest" in the REMIC constituted by the Trust, and the Holder of the RL Class will be considered to be the holder of the "residual interest" in the REMIC constituted by the Lower Tier REMIC. See "Certain Federal Income Tax Consequences" in the REMIC Prospectus. Pursuant to the Trust Agreement, Fannie Mae will be obligated to provide to such Holders (i) such information as is necessary to enable them to prepare their federal income tax returns and (ii) any reports regarding the R or RL Class that may be required under the Code.

               CERTAIN ADDITIONAL FEDERAL INCOME TAX CONSEQUENCES

     The following tax discussion, when read in conjunction with the discussion of "Certain Federal Income Tax Consequences" in the REMIC Prospectus, describes the current federal income tax treatment of investors in the Certificates. These two tax discussions do not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Certificates.

REMIC ELECTIONS AND SPECIAL TAX ATTRIBUTES

     Elections will be made to treat the Lower Tier REMIC and the Trust as REMICs for federal income tax purposes. The REMIC Certificates, other than the R and RL Classes, will be designated as the "regular interests," and the R Class will be designated as the "residual interest," in the REMIC constituted by the Trust. The Lower Tier Regular Interests will be designated as the "regular interests" and the RL Class will be designated as the "residual interest" in the Lower Tier REMIC.

     As a consequence of the qualification of the Lower Tier REMIC and the Trust as REMICs, the REMIC Certificates and any related RCR Certificates generally will be treated as "regular or residual interests in a REMIC" for domestic building and loan associations, "real estate assets" for real estate investment trusts, and, except for the R and RL Classes, as "qualified mortgages" for other REMICs. See "Certain Federal Income Tax Consequences--Special Tax Attributes" in the REMIC Prospectus.

TAXATION OF BENEFICIAL OWNERS OF REGULAR CERTIFICATES

     The Notional Classes, the Principal Only Classes and the SA and SC Classes will be, and certain other Classes of REMIC Certificates may be, issued with original issue discount ("OID") for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of the cash attributable to such income. The Prepayment Assumption that will be used in determining the rate of accrual of original issue discount will be 195% PSA in the case of the Group 1, Group 2, Group 3 and Group 5 Classes, 130% PSA in the case of the Group 4 Classes and 260% PSA in the case of the Group 6 Classes. See "Certain Federal Income Tax Consequences--Taxation of Beneficial Owners of Regular Certificates--Original Issue Discount" in the REMIC Prospectus. No representation is made as to whether the Mortgage Loans underlying the MBS will prepay at any of those rates or any other rate. See "Description of the Certificates--Weighted Average Lives of the Certificates" herein and "Description of the Certificates--Weighted Average Life and Final Distribution Dates" in the REMIC Prospectus. In addition, certain Classes of REMIC Certificates may be treated as having been issued at a premium for federal income tax purposes. See "Certain Federal Income Tax Consequences--Taxation of Beneficial Owners of Regular Certificates--Certificates Purchased at a Premium" in the REMIC Prospectus.

TAXATION OF BENEFICIAL OWNERS OF RESIDUAL CERTIFICATES

     For purposes of determining the portion of the taxable income of the Trust (or the Lower Tier REMIC) that generally will not be treated as excess inclusions, the rate to be used is 6.94% (which is 120% of the "federal long-term rate"). See "Certain Federal Income Tax Consequences--Taxation of Beneficial Owners of Residual Certificates--Excess Inclusions" and "--Foreign Investors--Residual Certificates" in the REMIC Prospectus.

TAXATION OF BENEFICIAL OWNERS OF RCR CERTIFICATES

     General. The arrangement pursuant to which the RCR Classes will be created, sold and administered will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code. The interests in the REMIC Certificates that have been exchanged for RCR Certificates (including any exchanges effective on the Settlement Date) will be the assets of such trust and the RCR Certificates will evidence an ownership interest in those REMIC Certificates. For a general discussion of the federal income tax treatment of investors in REMIC Certificates, see "Certain Federal Income Tax Consequences" in the REMIC Prospectus.

     The RCR Classes will represent beneficial ownership of the underlying Regular Certificates set forth in Schedule 1. The RCR Certificates (the "Combination RCR Certificates") will represent beneficial ownership of undivided interests in two or more underlying Regular Certificates.

     Combination RCR Classes. A beneficial owner of a Combination RCR Certificate will be treated as the beneficial owner of a proportionate interest in the related Class or Classes of REMIC Certificates. A purchaser of a Combination RCR Certificate must allocate its purchase price among the related Classes of REMIC Certificates in proportion to their relative fair market values at the time of purchase. Such owner should account for its ownership interest in each related Class of REMIC Certificates as described under "--Taxation of Beneficial Owners of Regular Certificates" herein and "Certain Federal Income Tax Consequences--Taxation of Beneficial Owners of Regular Certificates" in the REMIC Prospectus. When a beneficial owner sells a Combination RCR Certificate, such owner must allocate the sale proceeds among the related Classes of REMIC Certificates in proportion to their relative fair market values at the time of sale.

     Exchanges. An exchange, as described under "Description of the Certificates--Combination and Recombination" herein, by a beneficial owner of
(i) a combination of REMIC Certificates or (ii) all or a portion of an RCR Class for the related RCR Class or REMIC Certificates, respectively, will not be a taxable exchange. Such owner will be treated as continuing to own after the exchange the same combination of interests in the related REMIC Certificates that it owned immediately prior to the exchange.

                              PLAN OF DISTRIBUTION

     The Dealer will receive the Certificates in exchange for the Underlying REMIC Certificates pursuant to a Fannie Mae commitment. The Dealer proposes to offer the Certificates directly to the public from time to time in negotiated transactions at varying prices to be determined at the time of sale. The Dealer may effect such transactions to or through dealers.

                                 LEGAL MATTERS

     Certain legal matters will be passed upon for the Dealer by Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038-4982.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                       EXHIBIT A

                         UNDERLYING REMIC CERTIFICATES

 UNDERLYING                 DATE
   REMIC                     OF          CUSIP    INTEREST   INTEREST
   TRUST        CLASS       ISSUE       NUMBER      RATE     TYPE(1)
 ----------     -----       -----       ------    --------   --------
1993-138         FA      August 1993   31359DFC2      (2)     FLT
1993-138         SA      August 1993   31359DFD0      (2)     INV
1993-138         SB      August 1993   31359DFE8      (2)     INV
1993-140         N       August 1993   31359BH83     7.0%     FIX
1993-50          FA       May 1993     31358U3H7      (2)     FLT
1993-50          SA       May 1993     31358U3J3      (2)     INV
1993-234         FC     December 1993  31359FKH0      (2)     FLT
1993-234         SC     December 1993  31359FKJ6      (2)     INV
1993-234         SD     December 1993  31359FKK3      (2)     INV
1993-99          F        July 1993    31359A5U9      (2)     FLT
1993-99          S        July 1993    31359A5V7      (2)     INV
1993-110         FH       July 1993    31359BHT7      (2)     FLT
1993-110         SH       July 1993    31359BHU4      (2)     INV


                                          ORIGINAL      MARCH        PRINCIPAL
 UNDERLYING       FINAL                  PRINCIPAL       1998       BALANCE IN
   REMIC      DISTRIBUTION   PRINCIPAL    BALANCE       CLASS        THE LOWER
   TRUST          DATE        TYPE(1)     OF CLASS      FACTOR      TIER REMIC
 ----------   ------------   ---------   ---------      ------      ----------
1993-138       August 2023    SUP       $44,520,000   1.00000000  $32,860,000.00
1993-138       August 2023    SUP        13,515,000   1.00000000    9,975,357.00
1993-138       August 2023    SUP         5,565,000   1.00000000    4,107,500.00
1993-140        May 2013      SUP        32,950,000   0.68169958   22,462,001.16
1993-50         May 2023      SUP        59,296,767   0.79081841   13,678,601.78
1993-50         May 2023      SUP        25,412,900   0.79081841   11,953,220.27
1993-234      December 2008   SUP        23,758,777   0.98659080   13,574,282.81
1993-234      December 2008   SUP         8,872,713   0.98659080    5,069,314.66
1993-234      December 2008   SUP         6,246,510   0.98659080    3,568,865.94
1993-99         July 2023     SUP        40,184,893   0.90188958   11,440,372.82
1993-99         July 2023     SUP        17,222,097   0.90188958   13,821,094.35
1993-110        May 2023      TAC        22,945,008   0.88104332    7,534,799.65
1993-110        May 2023      TAC        12,354,992   0.88104332    4,057,197.44

                            APPROXIMATE   APPROXIMATE
              APPROXIMATE    WEIGHTED      WEIGHTED
 UNDERLYING    WEIGHTED       AVERAGE       AVERAGE    UNDERLYING
   REMIC        AVERAGE         WAM          CAGE       SECURITY   CLASS
   TRUST          WAC       (IN MONTHS)   (IN MONTHS)     TYPE     GROUP
 ----------   -----------   -----------   -----------  ----------  -----
1993-138          7.517%        291           57          MBS        1
1993-138          7.517         291           57          MBS        1
1993-138          7.517         291           57          MBS        1
1993-140          7.548         179           56          MBS        2
1993-50           7.536         287           60          MBS        3
1993-50           7.536         287           60          MBS        3
1993-234          6.177         123           53          MBS        4
1993-234          6.177         123           53          MBS        4
1993-234          6.177         123           53          MBS        4
1993-99           7.528         288           59          MBS        5
1993-99           7.528         288           59          MBS        5
1993-110          7.981         285           62          MBS        6
1993-110          7.981         285           62          MBS        6

---------------

(1) See "Description of the Certificates--Class Definitions and Abbreviations" in the REMIC Prospectus.
(2) These Classes bear interest during their respective interest accrual periods, subject to the applicable maximum and minimum interest rates, as further described in the related Underlying REMIC Disclosure Documents.

                                                                      SCHEDULE 1

                          AVAILABLE RECOMBINATIONS(1)

            REMIC CERTIFICATES              RCR CERTIFICATES
------------------------------------------  ------
                               ORIGINAL
                               PRINCIPAL
                              OR NOTIONAL
                               PRINCIPAL     RCR
          CLASS                 BALANCE     CLASS
          -----               -----------   -----
Recombination 1
SD                            $6,090,962     SG
SE                             6,090,962
Recombination 2
SD                             6,090,962     SH
SE                             6,090,962
PO                             6,090,962
Recombination 3
SC                             2,442,607     SJ
PO                             6,090,962
Recombination 4
SK                             2,884,128     SM
PL                             8,918,077
Recombination 5
SP                             8,918,077     SO
SQ                             8,918,077
PL                             8,918,077
Recombination 6
SP                             8,918,077     SL
SQ                             8,918,077
Recombination 7
FE                             8,371,998     B
SN                             3,219,999

                                  RCR CERTIFICATES
                           ----------------------------------
                             ORIGINAL
                             PRINCIPAL
                            OR NOTIONAL
                             PRINCIPAL    INTEREST  INTEREST
          CLASS               BALANCE       RATE     TYPE(2)
          -----             -----------   --------  --------
Recombination 1
SD                          $ 6,090,962    (3)      INV/IO
SE
Recombination 2
SD                            6,090,962    (3)        INV
SE
PO
Recombination 3
SC                            8,533,569    (3)        INV
PO
Recombination 4
SK                           11,802,205    (3)        INV
PL
Recombination 5
SP                            8,918,077    (3)        INV
SQ
PL
Recombination 6
SP                            8,918,077    (3)      INV/IO
SQ
Recombination 7
FE                           11,591,997    6.5%       FIX
SN

                                      RCR CERTIFICATES
                           --------------------------------------

                                                      FINAL
                           PRINCIPAL    CUSIP      DISTRIBUTION
          CLASS             TYPE(2)    NUMBER          DATE
          -----            ---------   ------      ------------
Recombination 1
SD                           NTL      31359TAW8     May 2023
SE
Recombination 2
SD                          SC/PT     31359TAX6     May 2023
SE
PO
Recombination 3
SC                          SC/PT     31359TAY4     May 2023
PO
Recombination 4
SK                          SC/PT     31359TAZ1    July 2023
PL
Recombination 5
SP                          SC/PT     31359TBB3    July 2023
SQ
PL
Recombination 6
SP                           NTL      31359TBC1    July 2023
SQ
Recombination 7
FE                          SC/PT     31359TBA5    May 2023
SN

---------------
(1) The principal balances and/or notional principal balances of the REMIC Certificates and RCR Certificates involved in any exchange will bear the same relationship as that borne by the original principal balances and/or original notional principal balances of the related Classes.

(2) See "Description of the Certificates--Class Definitions and Abbreviations" in the REMIC Prospectus and "Description of the Certificates--Distributions of Interest" and "--Distributions of Principal" herein.

(3) For a description of these interest rates, see "Description of the Certificates--Distributions of Interest" herein.

================================================================================

NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ADDITIONAL DISCLOSURE DOCUMENTS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS SUPPLEMENT AND THE AFOREMENTIONED DOCUMENTS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE CERTIFICATES OFFERED HEREBY IN ANY STATE TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH STATE. THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE AFOREMENTIONED DOCUMENTS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THEREOF.

                            ------------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Table of Contents.....................  S- 3
Reference Sheet.......................  S- 4
Additional Risk Factors...............  S- 7
Description of the Certificates.......  S- 7
Certain Additional Federal Income Tax
  Consequences........................  S-24
Plan of Distribution..................  S-26
Legal Matters.........................  S-26
Exhibit A.............................  A- 1
Schedule 1............................  A- 2

======================================================

                                  $154,102,606

                              [FANNIE MAE LOGO]
                               GUARANTEED REMIC
                          PASS-THROUGH CERTIFICATES
                        FANNIE MAE REMIC TRUST 1998-23
                           ------------------------
                            PROSPECTUS SUPPLEMENT
                           ------------------------
                           BEAR, STEARNS & CO. INC.

                                MARCH 5, 1998

================================================================================

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JUNE 14, 1996)

                                 $2,102,833,336

                               [FANNIE MAE LOGO]
                   GUARANTEED REMIC PASS-THROUGH CERTIFICATES

                         FANNIE MAE REMIC TRUST 1997-78

   The Guaranteed REMIC Pass-Through Certificates offered hereby (the "REMIC Certificates") will represent beneficial ownership interests in one of two trust funds. The REMIC Certificates, other than the RL Class, will represent beneficial ownership interests in Fannie Mae REMIC Trust 1997-78 (the "Trust"). The assets of the Trust will consist of the "regular interests" in a separate trust fund (the "Lower Tier REMIC"). The assets of the Lower Tier REMIC will consist of (i) two groups of Fannie Mae Guaranteed Mortgage Pass-Through Certificates described herein (the "Group 1 MBS" and "Group 6 MBS" and, together, the "Trust MBS"), (ii) certain previously issued REMIC certificates (the "Underlying REMIC Certificates") evidencing beneficial ownership interests in the related Fannie Mae REMIC Trusts (the "Underlying REMIC Trusts") as further described in Exhibit A hereto and (iii) certain Fannie Mae Stripped Mortgage-Backed Securities (the "Trust SMBS") as further described in Exhibit A. The assets of the Underlying REMIC Trusts evidence beneficial ownership interests in (i) certain Fannie Mae Guaranteed Mortgage Pass-Through Certificates and (ii) certain "fully modified pass-through" mortgage backed securities (the "GNMA Certificates") guaranteed as to timely payment of principal and interest by the Government National Mortgage Association ("GNMA"). The Trust SMBS evidence beneficial ownership interests in certain principal and interest distributions made in respect of certain Fannie Mae Guaranteed Mortgage Pass-Through Certificates. The Fannie Mae Guaranteed Mortgage Pass-Through Certificates are collectively referred to herein as the "MBS." Each MBS represents a beneficial ownership interest in a pool (each, a "Pool") of first lien, single-family, fixed-rate residential mortgage loans having the characteristics described herein. Each GNMA Certificate is based on and backed by a pool of mortgage loans (together with the pools and mortgage loans underlying the MBS, the "Pools" and "Mortgage Loans," respectively) which are either insured or guaranteed by the Federal Housing Administration ("FHA"), the Department of Veterans Affairs ("VA") or the Rural Housing Service ("FmHA"). The Certificates will be issued and guaranteed as to timely distribution of principal and interest by Fannie Mae.

   Investors should not purchase the Certificates before reading this Prospectus Supplement and the additional Disclosure Documents listed at the bottom of page S-2.
                            ------------------------

    SEE "ADDITIONAL RISK FACTORS" ON PAGE S-10 HEREOF AND "RISK FACTORS" BEGINNING ON PAGE 8 OF THE REMIC PROSPECTUS ATTACHED HERETO FOR A DISCUSSION OF CERTAIN RISKS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE CERTIFICATES.
                                                  (Cover continued on next page)
                            ------------------------

THE CERTIFICATES MAY NOT BE SUITABLE INVESTMENTS FOR ALL INVESTORS. NO INVESTOR
  SHOULD PURCHASE CERTIFICATES UNLESS SUCH INVESTOR UNDERSTANDS AND IS ABLE TO
   BEAR THE PREPAYMENT, YIELD, LIQUIDITY AND OTHER RISKS ASSOCIATED WITH SUCH
                                 CERTIFICATES.
THE CERTIFICATES, TOGETHER WITH ANY INTEREST THEREON, ARE NOT GUARANTEED BY THE
     UNITED STATES. THE OBLIGATIONS OF FANNIE MAE UNDER ITS GUARANTY OF THE CERTIFICATES ARE OBLIGATIONS SOLELY OF FANNIE MAE AND DO NOT CONSTITUTE AN
 OBLIGATION OF THE UNITED STATES OR ANY AGENCY OR INSTRUMENTALITY THEREOF OTHER THAN FANNIE MAE. THE CERTIFICATES ARE EXEMPT FROM THE REGISTRATION REQUIREMENTS
 OF THE SECURITIES ACT OF 1933 AND ARE "EXEMPTED SECURITIES" WITHIN THE MEANING
                    OF THE SECURITIES EXCHANGE ACT OF 1934.
================================================================================


                           ORIGINAL
                             CLASS          PRINCIPAL       INTEREST        INTEREST
 CLASS(1)     GROUP         BALANCE          TYPE(2)          RATE          TYPE(2)
PB .......      1       $   155,973,200       PAC                 6.000%     FIX
PC .......      1            70,011,500       PAC                 6.250      FIX
PD .......      1            42,180,000       PAC                 6.500      FIX
PH .......      1            54,193,100       PAC                 6.250      FIX
PG .......      1            35,521,000       PAC                 6.000      FIX
PJ .......      1            54,830,500       PAC                 6.500      FIX
PE .......      1           245,849,700       PAC                 7.000      FIX
IA .......      1            47,593,271(3)    NTL                 7.000     FIX/IO
FD .......      1            55,345,666       TAC             (4)            FLT
SD .......      1            27,672,834       TAC             (4)            INV
FC .......      1            30,142,588       SUP             (4)            FLT
SC .......      1            25,059,412       SUP             (4)            INV
FB .......      1            30,000,000       SUP             (4)            FLT
SE .......      1             2,500,000       SUP             (4)            INV
FA .......      1           129,304,711      TAC/AD           (4)            FLT
SA .......      1           129,304,711(3)    NTL             (4)           INV/IO
SB .......      1            16,163,089      TAC/AD           (4)            INV
Z ........      1            25,252,700       SUP             (5)           FIX/Z
IO .......      1            25,252,700(3)    NTL                 8.000     FIX/IO
FH .......      2             5,381,497      SC/PT            (4)            FLT
SH .......      2             1,395,204      SC/PT            (4)            INV
A ........      3            25,000,000      SC/PT                6.000      FIX
B ........      4            32,300,000      SC/PT                6.500      FIX
FJ .......      5            22,007,022      SC/PT            (4)            FLT
PL .......      5             6,641,172      SC/PT            (6)             PO
SL .......      5             6,641,172(3)    NTL             (4)           INV/IO

[CAPTION]
                                   FINAL
                 CUSIP         DISTRIBUTION
 CLASS(1)       NUMBER             DATE
[S]         [C]               [C]
PB .......  31359R D B 5        August 2014
PC .......  31359R D C 3       October 2017
PD .......  31359R D D 1       January 2021
PH .......  31359R D E 9       January 2021
PG .......  31359R D F 6         June 2023
PJ .......  31359R D G 4         June 2023
PE .......  31359R D H 2       December 2027
IA .......  31359R D J 8         June 2023
FD .......  31359R D K 5       December 2027
SD .......  31359R D L 3       December 2027
FC .......  31359RDM1          December 2027
SC .......  31359R D N 9       December 2027
FB .......  31359R D P 4       December 2027
SE .......  31359R D Q 2       December 2027
FA .......  31359R D R 0       December 2027
SA .......  31359R D S 8       December 2027
SB .......  31359R D T 6       December 2027
Z ........  31359R D U 3       December 2027
IO .......  31359R D V 1       February 1998
FH .......  31359RDW9          October 2023
SH .......  31359R D X 7       October 2023
A ........  31359R D Y 5         June 2022
B ........  31359R D Z 2         July 2023
FJ .......  31359R E A 6      September 2023
PL .......  31359R E B 4      September 2023
SL .......  31359R E C 2      September 2023

                           ORIGINAL
                             CLASS          PRINCIPAL       INTEREST        INTEREST
 CLASS(1)     GROUP         BALANCE          TYPE(2)          RATE          TYPE(2)
PM........      5       $     1,823,068      SC/PT            (6)             PO
SM........      5             1,823,068(3)    NTL             (4)           INV/IO
C ........      6            75,000,000       SEQ                 6.765%     FIX
D ........      6           119,228,400       SEQ                 6.500      FIX
E ........      6            30,895,600       SEQ                 9.500      FIX
G ........      6            74,876,000       SEQ                 7.000      FIX
FG .......      7            24,588,236      SC/PT            (4)            FLT
SG .......      7            24,588,236(3)    NTL             (4)           INV/IO
PN .......      8           112,660,700       PAC                 6.000      FIX
PQ .......      8            43,800,400       PAC                 6.250      FIX
PR .......      8            65,074,500       PAC                 6.500      FIX
PS .......      8            61,333,200       PAC                 6.500      FIX
PT .......      8           165,608,300       PAC                 7.000      FIX
IB .......      8            53,838,364(3)    NTL                 7.000     FIX/IO
IC .......      8            40,046,200(3)    NTL                 7.000     FIX/IO
FR .......      8           173,652,988      TAC/AD           (4)            FLT
SR........      8           173,652,988(3)    NTL             (4)           INV/IO
SO .......      8            21,706,624      TAC/AD           (4)            INV
ID .......      8            34,350,000(3)    NTL                 8.000     FIX/IO
ZA .......      8            34,350,000       SUP             (5)           FIX/Z
PO .......      9             5,510,425      SC/PT            (6)             PO
SP .......      9             5,510,425(3)    NTL             (4)           INV/IO
SQ .......      9             5,510,425(3)    NTL             (4)           INV/IO
R ........                            0       NPR                     0      NPR
RL .......                            0       NPR                     0      NPR

                                   FINAL
                 CUSIP         DISTRIBUTION
 CLASS(1)       NUMBER             DATE
PM........  31359R E D 0      September 2023
SM........  31359R E E 8      September 2023
C ........  31359R E F 5        March 2025
D ........  31359R E G 3        March 2025
E ........  31359R E H 1        March 2025
G ........  31359R E J 7       December 2027
FG .......  31359R E K 4       November 2023
SG .......  31359R E L 2       November 2023
PN .......  31359R E M 0       December 2014
PQ .......  31359R E N 8       October 2017
PR .......  31359R E P 3       December 2020
PS .......  31359R E Q 1        April 2023
PT .......  31359R E R 9       October 2027
IB .......  31359R E S 7        April 2020
IC .......  31359R E T 5       October 2027
FR .......  31359R E U 2       October 2027
SR........  31359R E V 0       October 2027
SO .......  31359REW8          October 2027
ID .......  31359R E X 6       February 1998
ZA .......  31359R E Y 4       October 2027
PO .......  31359R E Z 1         July 2023
SP .......  31359R F A 5         July 2023
SQ .......  31359R F B 3         July 2023
R ........  31359R F C 1       December 2027
RL .......  31359R F D 9       December 2027

================================================================================

(1) The SJ, SK, SN and ST Classes are RCR Classes. See "Description of the Certificates -- Combination and Recombination herein and Schedule 1 hereto for a description of the RCR Classes.
(2) See "Description of the Certificates--Class Definitions and Abbreviations" in the REMIC Prospectus and "Description of the Certificates--Distributions of Interest" and "--Distributions of Principal" herein.
(3) These Classes will be Notional Classes, will not have principal balances and will bear interest on their respective notional principal balances. The notional principal balances of the Notional Classes initially will be as set forth above and thereafter will be calculated as specified herein. See "Description of the Certificates--Distributions of Interest--Notional Classes" herein.
(4) The FD, SD, FC, SC, FB, SE, FA, SA, SB, FH, SH, FJ, SL, SM, FG, SG, FR, SR and SO Classes will bear interest based on "LIBOR" and the SP and SQ Classes will bear interest based on "COFI," as described under "Description of the Certificates--Distributions of Interest" herein and "Description of the Certificates--Indices Applicable to Floating Rate and Inverse Floating Rate Classes" in the REMIC Prospectus.
(5) No interest will accrue on the Z and ZA Classes prior to the Interest Accrual Period in February 1998; thereafter, interest will accrue thereon at a rate of 8.00% per annum.
(6) These Classes will be Principal Only Classes and will bear no interest.
                            ------------------------

   The Certificates will be offered by Bear, Stearns & Co. Inc. (the "Dealer") from time to time in negotiated transactions, at varying prices to be determined at the time of sale.

   The Certificates will be offered by the Dealer, subject to issuance by Fannie Mae, to prior sale or to withdrawal or modification of the offer without notice, when, as and if delivered to and accepted by the Dealer, and subject to approval of certain legal matters by counsel. It is expected that the Classes (except the PL, SL, PM, SM, SP, SQ, R and RL Classes) will be available through the book-entry system of the Federal Reserve Banks and that the PL, SL, PM, SM, SP and SQ Classes and the RCR Certificates will be available through the book-entry facilities of The Depository Trust Company on or about November 28, 1997 (the "Settlement Date"). It is expected that the R and RL Classes in registered, certificated form will be available for delivery at the offices of the Dealer, 245 Park Avenue, New York, New York 10167, on or about the Settlement Date.

                            ------------------------

                            BEAR, STEARNS & CO. INC.

                                OCTOBER 8, 1997.

(Cover continued from previous page)

    Certain of the Classes of REMIC Certificates may, upon notice and payment of an exchange fee, be exchanged for one or more Classes (each, an "RCR Class") of Combinable and Recombinable REMIC Certificates ("RCR Certificates") as provided herein. Each RCR Certificate issued in such an exchange will represent a beneficial ownership interest in, and will entitle the Holder thereof to receive a proportionate share of the distributions on, the related Classes of REMIC Certificates. The characteristics of the RCR Classes are set forth in Schedule 1 hereto. As used herein, unless the context requires otherwise, the term "Certificates" includes REMIC Certificates and RCR Certificates and the term "Classes" includes the Classes of REMIC Certificates and the Classes of RCR Certificates. See "Description of the Certificates--Combination and Recombination" herein and Schedule 1 hereto.

    THE YIELDS TO INVESTORS IN THE GROUP 1 AND GROUP 6 CLASSES WILL BE SENSITIVE IN VARYING DEGREES TO, AMONG OTHER THINGS, THE RATE OF PRINCIPAL DISTRIBUTIONS ON THE GROUP 1 MBS AND GROUP 6 MBS, RESPECTIVELY, WHICH IN TURN WILL BE DETERMINED BY THE RATE OF PRINCIPAL PAYMENTS OF THE RELATED MORTGAGE LOANS AND THE CHARACTERISTICS OF SUCH MORTGAGE LOANS. THE YIELDS TO INVESTORS IN THE GROUP 2, GROUP 3, GROUP 4, GROUP 5, GROUP 7, GROUP 8 AND GROUP 9 CLASSES WILL BE SENSITIVE IN VARYING DEGREES TO, AMONG OTHER THINGS, THE RATE OF PRINCIPAL DISTRIBUTIONS OF THE RELATED UNDERLYING REMIC CERTIFICATES AND THE TRUST SMBS, AS APPLICABLE, WHICH IN TURN WILL BE SENSITIVE IN VARYING DEGREES TO THE RATE OF PRINCIPAL PAYMENTS OF THE RELATED MORTGAGE LOANS, THE CHARACTERISTICS OF THE MORTGAGE LOANS INCLUDED IN THE RELATED POOLS AND, IF APPLICABLE, THE PRIORITY SEQUENCES AFFECTING THE UNDERLYING REMIC CERTIFICATES. THE YIELD TO INVESTORS IN EACH CLASS WILL ALSO BE SENSITIVE TO THE PURCHASE PRICE PAID FOR SUCH CLASS AND, IN THE CASE OF ANY FLOATING RATE OR INVERSE FLOATING RATE CLASS, FLUCTUATIONS IN THE LEVEL OF THE APPLICABLE INDEX (AS DEFINED HEREIN). ACCORDINGLY, INVESTORS SHOULD CONSIDER THE FOLLOWING RISKS:

       - THE MORTGAGE LOANS GENERALLY MAY BE PREPAID AT ANY TIME WITHOUT PENALTY, AND, ACCORDINGLY, THE RATE OF PRINCIPAL PAYMENTS THEREON IS LIKELY TO VARY CONSIDERABLY FROM TIME TO TIME.

       - SLIGHT VARIATIONS IN MORTGAGE LOAN CHARACTERISTICS COULD SUBSTANTIALLY AFFECT THE WEIGHTED AVERAGE LIVES AND YIELDS OF SOME OR ALL OF THE CLASSES.

       - IN THE CASE OF ANY CERTIFICATES PURCHASED AT A DISCOUNT TO THEIR PRINCIPAL AMOUNTS (INCLUDING ANY PRINCIPAL ONLY CLASS), A SLOWER THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS IS LIKELY TO RESULT IN A LOWER THAN ANTICIPATED YIELD.

       - IN THE CASE OF ANY CERTIFICATES PURCHASED AT A PREMIUM TO THEIR PRINCIPAL AMOUNTS, A FASTER THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS IS LIKELY TO RESULT IN A LOWER THAN ANTICIPATED YIELD.

       - IN THE CASE OF ANY INTEREST ONLY CLASS, A FASTER THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS IS LIKELY TO RESULT IN A LOWER THAN ANTICIPATED YIELD AND, IN CERTAIN CASES, AN ACTUAL LOSS ON THE INVESTMENT.

       - THE YIELD ON ANY FLOATING RATE OR INVERSE FLOATING RATE CLASS WILL BE SENSITIVE TO THE LEVEL OF THE APPLICABLE INDEX. SEE "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS OF INTEREST--FLOATING RATE AND INVERSE FLOATING RATE CLASSES" HEREIN.

SEE "RISK FACTORS--YIELD CONSIDERATIONS" IN THE REMIC PROSPECTUS AND "ADDITIONAL RISK FACTORS--ADDITIONAL YIELD AND PREPAYMENT CONSIDERATIONS" AND "YIELD TABLES" HEREIN.

    IN ADDITION, INVESTORS SHOULD PURCHASE CERTIFICATES ONLY AFTER CONSIDERING THE FOLLOWING:

       - THE ACTUAL FINAL PAYMENT OF ANY CLASS WILL LIKELY OCCUR EARLIER, AND COULD OCCUR MUCH EARLIER, THAN THE FINAL DISTRIBUTION DATE FOR SUCH CLASS SPECIFIED ON THE COVER PAGE. SEE "DESCRIPTION OF THE CERTIFICATES--WEIGHTED AVERAGE LIVES OF THE CERTIFICATES" HEREIN AND "DESCRIPTION OF THE CERTIFICATES--WEIGHTED AVERAGE LIFE AND FINAL DISTRIBUTION DATES" IN THE REMIC PROSPECTUS.

       - THE RATE OF PRINCIPAL DISTRIBUTIONS OF THE CERTIFICATES IS UNCERTAIN AND INVESTORS MAY BE UNABLE TO REINVEST THE DISTRIBUTIONS THEREON AT YIELDS EQUALING THE YIELDS ON THE CERTIFICATES. SEE "RISK
        FACTORS--SUITABILITY AND REINVESTMENT CONSIDERATIONS" IN THE REMIC PROSPECTUS.

       - INVESTORS WHOSE INVESTMENT ACTIVITIES ARE SUBJECT TO LEGAL INVESTMENT LAWS AND REGULATIONS OR TO REVIEW BY REGULATORY AUTHORITIES MAY BE SUBJECT TO RESTRICTIONS ON INVESTMENT IN CERTAIN CLASSES OF THE CERTIFICATES. INVESTORS SHOULD CONSULT THEIR LEGAL ADVISORS TO DETERMINE WHETHER AND TO WHAT EXTENT THE CERTIFICATES CONSTITUTE LEGAL INVESTMENTS OR ARE SUBJECT TO RESTRICTIONS ON INVESTMENT. SEE "LEGAL INVESTMENT CONSIDERATIONS" IN THE REMIC PROSPECTUS.

       - THE DEALER INTENDS TO MAKE A MARKET FOR THE CERTIFICATES BUT IS NOT OBLIGATED TO DO SO. THERE CAN BE NO ASSURANCE THAT SUCH A SECONDARY MARKET WILL DEVELOP OR, IF DEVELOPED, THAT IT WILL CONTINUE. THUS, INVESTORS MAY NOT BE ABLE TO SELL THEIR CERTIFICATES READILY OR AT PRICES THAT WILL ENABLE THEM TO REALIZE THEIR ANTICIPATED YIELD. NO INVESTOR SHOULD PURCHASE CERTIFICATES UNLESS SUCH INVESTOR UNDERSTANDS AND IS ABLE TO BEAR THE RISK THAT THE VALUE OF THE CERTIFICATES WILL FLUCTUATE OVER TIME AND THAT THE CERTIFICATES MAY NOT BE READILY SALABLE.

    These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this Prospectus Supplement, the REMIC Prospectus, the MBS Prospectus, the Prospectus Supplements for the Underlying REMIC Trusts (collectively, the "Underlying REMIC Disclosure Documents"), the SMBS Prospectus or the Mega Prospectus (each as defined below). Any representation to the contrary is a criminal offense.

    Elections will be made to treat the Lower Tier REMIC and the Trust as "real estate mortgage investment conduits" ("REMICs") pursuant to the Internal Revenue Code of 1986, as amended (the "Code"). The R and RL Classes will be subject to transfer restrictions. See "Description of the Certificates--Characteristics of the R and RL Classes" and "Certain Additional Federal Income Tax Consequences" herein, and "Description of the Certificates--Additional Characteristics of Residual Certificates" and "Certain Federal Income Tax Consequences" in the REMIC Prospectus.

    Investors should purchase the Certificates only if they have read and understood this Prospectus Supplement and the following documents (collectively, the "Disclosure Documents"):

       - Fannie Mae's Prospectus for Guaranteed REMIC Pass-Through Certificates dated June 14, 1996 (the "REMIC Prospectus"), which is attached to this Prospectus Supplement;

       - Fannie Mae's Prospectus for Guaranteed Mortgage Pass-Through Certificates dated August 1, 1997 (the "MBS Prospectus");

       - Fannie Mae's Prospectus for Stripped Mortgage-Backed Securities dated July 1, 1996 (the "SMBS Prospectus");

       - Fannie Mae's Prospectus for Guaranteed MBS Pass-Through Securities dated October 1, 1996 (the "Mega Prospectus");

       - Fannie Mae's Information Statement dated March 31, 1997 and any supplements thereto (collectively, the "Information Statement"); and

       - The Underlying REMIC Disclosure Documents.

    The MBS Prospectus, SMBS Prospectus, the Mega Prospectus and the Information Statement are incorporated herein by reference and, together with the other Disclosure Documents, may be obtained from Fannie Mae by writing or calling its MBS Helpline at 3900 Wisconsin Avenue, N.W., Area 2H-3S, Washington, D.C. 20016 (telephone 1-800-BEST-MBS or 202-752-6547). Such documents, other than the Underlying REMIC Disclosure Documents, may also be obtained from Bear, Stearns & Co. Inc. by writing or calling its Prospectus Department at One Metro Tech Center North, Brooklyn, New York 11201 (telephone 718-272-1581).

                               TABLE OF CONTENTS

                                         PAGE
                                         ----
REFERENCE SHEET........................  S- 4
ADDITIONAL RISK FACTORS................  S-10
  Additional Yield and Prepayment
    Considerations.....................  S-10
DESCRIPTION OF THE CERTIFICATES........  S-11
  General..............................  S-11
    Structure..........................  S-11
    Fannie Mae Guaranty................  S-11
    Characteristics of Certificates....  S-11
    Authorized Denominations...........  S-12
    Distribution Dates.................  S-12
    Record Date........................  S-12
    REMIC Trust Factors................  S-12
    Optional Termination...............  S-12
    Voting the Underlying REMIC
       Certificates and Trust SMBS.....  S-12
  Combination and Recombination........  S-12
    General............................  S-12
    Procedures.........................  S-13
    Additional Considerations..........  S-13
  Book-Entry Procedures................  S-14
    General............................  S-14
    Method of Distribution.............  S-14
  The Trust MBS........................  S-15
  The Underlying REMIC Certificates and
    the Trust SMBS.....................  S-15
  Final Data Statement.................  S-16
  Distributions of Interest............  S-16
    Categories of Classes..............  S-16
    General............................  S-17
    Interest Accrual Periods...........  S-17
    Accrual Classes....................  S-17
    Notional Classes...................  S-17
    Floating Rate and Inverse Floating
       Rate Classes....................  S-18
  Calculation of LIBOR.................  S-18
  Calculation of COFI..................  S-18
  Distributions of Principal...........  S-19
    Categories of Classes..............  S-19
    Principal Distribution Amount......  S-20
    Group 1 Principal Distribution
       Amount..........................  S-20
       Group 1 Accrual Amount..........  S-20
       Group 1 Cash Flow Distribution
         Amount........................  S-21
    Group 2 Principal Distribution
       Amount..........................  S-22
    Group 3 Principal Distribution
       Amount..........................  S-22
    Group 4 Principal Distribution
       Amount..........................  S-22

                                         PAGE
                                         ----
    Group 5 Principal Distribution
       Amount..........................  S-22
    Group 6 Principal Distribution
       Amount..........................  S-22
    Group 7 Principal Distribution
       Amount..........................  S-22
    Group 8 Principal Distribution
       Amount..........................  S-23
       Group 8 Accrual Amount..........  S-23
       Group 8 Cash Flow Distribution
         Amount........................  S-23
    Group 9 Principal Distribution
       Amount..........................  S-23
  Structuring Assumptions..............  S-23
    Pricing Assumptions................  S-23
    Prepayment Assumptions.............  S-24
    Structuring Range and Rate.........  S-24
    Initial Effective Ranges...........  S-24
  Yield Tables.........................  S-25
    General............................  S-25
    The IA, IO, IB, IC and ID
       Classes.........................  S-25
    The Inverse Floating Rate Classes
       and the SJ, SK, SN and ST
       Classes.........................  S-26
    The Principal Only Classes.........  S-30
  Weighted Average Lives of the
    Certificates.......................  S-31
  Decrement Tables.....................  S-32
  Characteristics of the R and RL
    Classes............................  S-37
CERTAIN ADDITIONAL FEDERAL INCOME TAX
  CONSEQUENCES.........................  S-37
  REMIC Elections and Special Tax
    Attributes.........................  S-37
  Taxation of Beneficial Owners of
    Regular Certificates...............  S-38
  Taxation of Beneficial Owners of
    Residual Certificates..............  S-38
  Taxation of Beneficial Owners of RCR
    Certificates.......................  S-39
    General............................  S-39
    Combination RCR Classes............  S-39
    Exchanges..........................  S-39
PLAN OF DISTRIBUTION...................  S-39
    General............................  S-39
    Increase in Certificates...........  S-39
LEGAL MATTERS..........................  S-40
EXHIBIT A..............................  A-1
SCHEDULE 1.............................  A-2
PRINCIPAL BALANCE SCHEDULES............  B-1

                                REFERENCE SHEET

     THIS REFERENCE SHEET IS NOT A SUMMARY OF THE REMIC TRANSACTION AND IT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE CERTIFICATES. INVESTORS SHOULD PURCHASE THE CERTIFICATES ONLY AFTER READING THIS PROSPECTUS SUPPLEMENT AND EACH OF THE ADDITIONAL DISCLOSURE DOCUMENTS DESCRIBED HEREIN IN THEIR ENTIRETY.

ASSUMED CHARACTERISTICS OF THE MORTGAGE LOANS UNDERLYING THE TRUST MBS (AS OF NOVEMBER 1, 1997)

                                                APPROXIMATE
                                 ORIGINAL     WEIGHTED AVERAGE   APPROXIMATE
                APPROXIMATE       TERM TO      REMAINING TERM    CALCULATED     APPROXIMATE
MORTGAGE LOAN    PRINCIPAL       MATURITY       TO MATURITY       LOAN AGE        WEIGHTED
    GROUP         BALANCE       (IN MONTHS)     (IN MONTHS)      (IN MONTHS)   AVERAGE COUPON
-------------  --------------   -----------   ----------------   -----------   --------------
Group 1 MBS    $1,000,000,000       360             355               4            7.700%
Group 6 MBS    $  300,000,000       360             342              15            7.700%

     The actual remaining terms to maturity, calculated loan ages and interest rates of most of the related Mortgage Loans will differ from the weighted averages shown above, perhaps significantly. See "Description of the Certificates--Structuring Assumptions--Pricing Assumptions" herein.

CHARACTERISTICS OF THE UNDERLYING REMIC CERTIFICATES AND THE TRUST SMBS

     The table contained in Exhibit A hereto sets forth information with respect to the Underlying REMIC Certificates and the Trust SMBS, including certain information regarding the underlying Mortgage Loans. Certain additional information as to the Underlying REMIC Certificates may be obtained by performing an analysis of current Fannie Mae principal factors in the context of applicable information contained in the related Underlying REMIC Disclosure Documents, which may be obtained from Fannie Mae as described herein.

     See "Description of the Certificates--The Underlying REMIC Certificates and the Trust SMBS" herein.

COMBINATION AND RECOMBINATION

     Holders of certain Classes of REMIC Certificates will be entitled, upon notice and payment of an exchange fee, to exchange all or a portion of such Classes for a proportionate interest in the related RCR Classes as reflected on
Schedule 1 hereto. The Holders of RCR Classes will be entitled to receive distributions of principal and interest from the related Classes of REMIC Certificates. See "Description of the Certificates--Combination and Recombination" herein. Schedule 1 sets forth all of the available combinations of the Classes of REMIC Certificates and the related RCR Classes.

INTEREST RATES

     The Fixed Rate Classes will bear interest at the applicable per annum interest rates set forth on the cover.

     The Floating Rate and Inverse Floating Rate Classes will bear interest during the initial Interest Accrual Period at initial interest rates specified or determined as described below, and will bear interest during each Interest Accrual Period thereafter, subject to the applicable maximum and minimum interest rates, at rates determined as described below:

                       INITIAL         MAXIMUM     MINIMUM               FORMULA FOR
                       INTEREST        INTEREST    INTEREST            CALCULATION OF
        CLASS            RATE            RATE        RATE               INTEREST RATE
        -----          --------        --------    --------            --------------
FD ..................  6.05000%         9.00000%    0.40%          LIBOR + 40 basis points
SD ..................  5.90000%        17.20000%    0.00%            17.2% - (2 X LIBOR)
FC ..................  6.65000%         8.50000%    1.00%         LIBOR + 100 basis points
SC ..................  4.44000%        18.00000%    0.00%            18% - (2.4 X LIBOR)
FB ..................  6.45000%         9.00000%    0.80%          LIBOR + 80 basis points
SE ..................  8.40000%         8.40000%    0.00%           98.4% - (12 X LIBOR)
FA ..................  6.05000%         9.00000%    0.40%          LIBOR + 40 basis points
SA ..................  1.85000%         7.50000%    0.00%               7.5% - LIBOR
SB ..................  8.80000%         8.80000%    0.00%            68.8% - (8 X LIBOR)
FH ..................  6.62500%         8.50000%    1.00%         LIBOR + 100 basis points
SH ..................  7.23213%        28.92855%    0.00%       28.92855% - (3.85714 X LIBOR)
FJ ..................  6.42500%         9.00000%    0.80%          LIBOR + 80 basis points
SL ..................  6.21324%        24.85294%    0.00%     24.85294% - (3.31372549 X LIBOR)
SM...................  8.45000%         8.45000%    0.00%     98.98571% - (12.0714285 X LIBOR)
SJ ..................  6.21324%        24.85294%    0.00%     24.85294% - (3.31372549 X LIBOR)
SK ..................  8.45000%         8.45000%    0.00%     98.98571% - (12.0714285 X LIBOR)
SN ..................  6.69500%        21.32000%    0.00%          21.32% - (2.6 X LIBOR)
FG ..................  6.60625%(1)      8.50000%    0.95%          LIBOR + 95 basis points
SG ..................  0.45000%(1)      0.45000%    0.00%               7.55% - LIBOR
FR ..................  6.05000%         9.00000%    0.40%          LIBOR + 40 basis points
SR ..................  1.85000%         7.50000%    0.00%               7.5% - LIBOR
SO ..................  8.80000%         8.80000%    0.00%            68.8% - (8 X LIBOR)
SP ..................  4.80432%        16.33331%    0.00%       16.33331% - (2.33333 X COFI)
SQ ..................  4.19990%         4.19999%    0.00%       20.53330% - (2.33333 X COFI)
ST ..................  9.00431%        20.53330%    0.00%       20.53330% - (2.33333 X COFI)

---------------
(1) The initial interest rates for these Classes are assumed rates. The actual initial interest rates for these Classes will be calculated on the basis of the applicable formulas for the calculation of such interest rates on the Index Determination Date occurring on November 21, 1997.

     See "Description of the Certificates--Distributions of Interest--Floating Rate and Inverse Floating Rate Classes" herein.

     On any Distribution Date when distributions of interest are to be allocated from REMIC Certificates to RCR Certificates, such distributions will be allocated on a pro rata basis from the applicable Classes of REMIC Certificates to the related RCR Class.

NOTIONAL CLASSES

     The notional principal balances of the Notional Classes will be equal to the indicated percentages of the outstanding balances specified below immediately prior to the related Distribution Date:

                     CLASSES
                     -------
IA ...............................................       14.2857142857%    of PB Class
                                                         14.2857142857%    of PG Class
                                                         10.7142857143%    of PC Class
                                                         10.7142857143%    of PH Class
                                                          7.1428571429%    of PD Class
                                                          7.1428571429%    of PJ Class
SA ...............................................                 100%    of FA Class
IO(1).............................................                 100%    of Z Class
SL................................................                 100%    of PL Class
SM................................................                 100%    of PM Class
SG ...............................................                 100%    of FG Class
IB and IC(2)......................................       28.5714285714%    of PN Class
                                                         25.0000000000%    of PQ Class
                                                         21.4285714286%    of PR Class
                                                         21.4285714286%    of PS Class
                                                         14.2857142857%    of PT Class
SR ...............................................                 100%    of FR Class
ID(1).............................................                 100%    of ZA Class
SP ...............................................                 100%    of PO Class
SQ ...............................................                 100%    of PO Class
ST ...............................................                 100%    of PO Class

     -------------------------
     (1) Prior to the Interest Accrual Period in February 1998, the IO and ID Classes will have notional principal balances calculated as specified above. Thereafter, the notional principal balances of the IO and ID Classes will be deemed to be zero and, accordingly, Holders of the IO and ID Classes will no longer be entitled to any distributions of interest.

     (2) In the aggregate. On each Distribution Date, reductions in the principal balances of the PN, PQ, PR, PS and PT Classes will be applied, sequentially, to reduce the notional principal balances of the IB and IC Classes, in that order, until the respective notional principal balances thereof are reduced to zero.

See "Description of the Certificates--Distributions of Interest--Notional Classes" and "--Yield Tables--The IA, IO, IB, IC and ID Classes" and "--The Inverse Floating Rate Classes and the SJ, SK, SN and ST Classes" herein.

DISTRIBUTIONS OF PRINCIPAL

     The portion of the Principal Distribution Amount allocated to each Class of Certificates will be determined as described herein under "Description of the Certificates--Distributions of Principal--Principal Distribution Amount."

  Group 1 Principal Distribution Amount

     Group 1 Accrual Amount

     Commencing in March 1998, to the FA and SB Classes, in proportion to their original principal balances, to zero, and then to the Z Class.

     Group 1 Cash Flow Distribution Amount

     1. To the PB and PC Classes, in that order, to their Planned Balances.

     2. To the PD and PH Classes, in proportion to their original principal balances, to their Planned Balances.

     3. To the PG and PJ Classes, in proportion to their original principal balances, to their Planned Balances.

     4. To the PE Class, to its Planned Balance.

     5. (a) 50% of the remaining amount in the following order:

          first, to the FD and SD Classes, in proportion to their original principal balances, to their Targeted Balances,

          second, to the FC, SC, FB and SE Classes, in proportion to their original principal balances, to zero, and third, to the FD and SD Classes, in proportion to their original principal balances, to zero, and

        (b) 50% of such remaining amount in the following order:

          first, to the FA and SB Classes, in proportion to their original principal balances, to their Targeted Balances,

          second, to the Z Class, to zero, and

          third, to the FA and SB Classes, in proportion to their original principal balances, to zero.

     6. To the PB and PC Classes, in that order, to zero.

     7. To the PD and PH Classes, in proportion to their original principal balances, to zero.

     8. To the PG and PJ Classes, in proportion to their original principal balances, to zero.

     9. To the PE Class, to zero.

  Group 2 Principal Distribution Amount

     To the FH and SH Classes, in proportion to their original principal balances, to zero.

  Group 3 Principal Distribution Amount

     To the A Class, to zero.

  Group 4 Principal Distribution Amount

     To the B Class, to zero.

  Group 5 Principal Distribution Amount

     To the FJ, PL and PM Classes, in proportion to their original principal balances, to zero.

  Group 6 Principal Distribution Amount

     1. To the C, D and E Classes, in proportion to their original principal balances, to zero.

     2. To the G Class, to zero.

  Group 7 Principal Distribution Amount

     To the FG Class, to zero.

  Group 8 Principal Distribution Amount

     Group 8 Accrual Amount

     Commencing in March 1998, to the FR and SO Classes, in proportion to their original principal balances, to zero, and then to the ZA Class.

     Group 8 Cash Flow Distribution Amount

     1. To the PN, PQ, PR, PS and PT Classes, in that order, to their Planned Balances.

     2. To the FR and SO Classes, in proportion to their original principal balances, to their Targeted Balances.

     3. To the ZA Class, to zero.

     4. To the FR and SO Classes, in proportion to their original principal balances, to zero.

     5. To the PN, PQ, PR, PS and PT Classes, in that order, to zero.

  Group 9 Principal Distribution Amount

     To the PO Class, to zero.

     On any Distribution Date when distributions of principal are to be allocated from REMIC Certificates to RCR Certificates, such distributions will be allocated on a pro rata basis from the applicable Classes of REMIC Certificates to the related RCR Class.

WEIGHTED AVERAGE LIVES (YEARS)*

                                      PSA PREPAYMENT ASSUMPTION
                                -------------------------------------
       GROUP 1 CLASSES           0%     100%    165%    250%    500%
       ---------------           --     ----    ----    ----    ----
PB ...........................    8.0    2.5     2.5     2.5      2.2
PC ...........................   14.8    4.5     4.5     4.5      3.0
PD and PH.....................   17.8    6.0     6.0     6.0      3.6
PG and PJ.....................   20.4    7.9     7.9     7.9      4.3
PE ...........................   23.9   13.8    13.8    13.8      7.4
IA ...........................   13.2    4.5     4.5     4.5      3.0
FC, SC, FB and SE.............   29.1   23.9    15.5     2.8      1.1
Z  ...........................   28.1   23.3    19.4     1.6      1.0
IO ...........................    0.2    0.2     0.2     0.2      0.2

                                          PSA PREPAYMENT ASSUMPTION
                                ---------------------------------------------
                                 0%     100%    160%    165%    250%    500%
                                 --     ----    ----    ----    ----    ----
FD and SD.....................   27.0   11.3     3.0     3.0     3.0      1.7
FA, SA and SB.................   15.9   10.5     4.8     4.5     3.1      1.4

                                      PSA PREPAYMENT ASSUMPTION
                                -------------------------------------
       GROUP 2 CLASSES           0%     100%    165%    350%    500%
       ---------------           --     ----    ----    ----    ----
FH and SH.....................   25.7    23.4    20.8     1.3     0.6

                                      PSA PREPAYMENT ASSUMPTION
                                -------------------------------------
        GROUP 3 CLASS            0%     100%    140%    350%    500%
        -------------            --     ----    ----    ----    ----
A.............................   17.2     6.9     6.9     6.4     4.4

                                      PSA PREPAYMENT ASSUMPTION
                                -------------------------------------
        GROUP 4 CLASS            0%     100%    165%    350%    500%
        -------------            --     ----    ----    ----    ----
B.............................   20.8    13.7    13.7    10.8     7.6

                                      PSA PREPAYMENT ASSUMPTION
                                -------------------------------------
       GROUP 5 CLASSES           0%     100%    165%    350%    500%
       ---------------           --     ----    ----    ----    ----
FJ, PL, SL, PM, SM, SJ, SK and
  SN..........................   25.5    22.6    19.3     2.2     1.1

                                      PSA PREPAYMENT ASSUMPTION
                                -------------------------------------
       GROUP 6 CLASSES           0%     100%    180%    350%    500%
       ---------------           --     ----    ----    ----    ----
C, D and E....................   18.9     7.1     4.5     2.5     1.8
G.............................   28.7    21.9    16.6     9.7     6.8

                                      PSA PREPAYMENT ASSUMPTION
                                -------------------------------------
       GROUP 7 CLASSES           0%     100%    250%    350%    500%
       ---------------           --     ----    ----    ----    ----
FG and SG.....................   25.6    22.7    14.0     4.2     1.6

                                      PSA PREPAYMENT ASSUMPTION
                                -------------------------------------
       GROUP 8 CLASSES           0%     100%    165%    250%    500%
       ---------------           --     ----    ----    ----    ----
PN ...........................    8.3     2.5     2.5     2.5     2.2
PQ ...........................   15.1     4.5     4.5     4.5     3.0
PR ...........................   17.9     6.0     6.0     6.0     3.6
PS ...........................   20.5     7.9     7.9     7.9     4.3
PT ...........................   23.9    13.8    13.8    13.8     7.4
IB ...........................   11.5     3.6     3.6     3.6     2.6
IC ...........................   22.4    11.3    11.3    11.3     6.1
ID ...........................    0.2     0.2     0.2     0.2     0.2
ZA ...........................   28.0    23.2    19.3     1.6     1.0

                                          PSA PREPAYMENT ASSUMPTION
                                ---------------------------------------------
                                 0%     100%    160%    165%    250%    500%
                                 --     ----    ----    ----    ----    ----
FR, SR and SO.................   15.7    10.5     4.8     4.5     3.1     1.4

                                      PSA PREPAYMENT ASSUMPTION
                                -------------------------------------
       GROUP 9 CLASSES           0%     100%    175%    350%    500%
       ---------------           --     ----    ----    ----    ----
PO, SP, SQ and ST.............   25.1    21.5    17.1     2.1     1.0

     -----------------------
     * Determined as specified under "Description of the Certificates--Weighted Average Lives of the Certificates" herein.

                            ADDITIONAL RISK FACTORS

ADDITIONAL YIELD AND PREPAYMENT CONSIDERATIONS

     The rate of distributions of principal of the Group 1 and Group 6 Classes will be sensitive in varying degrees to the rate of principal distributions on the Group 1 MBS and Group 6 MBS, respectively, which in turn will reflect the rate of amortization (including prepayments) of the related Mortgage Loans. There can be no assurance that the Mortgage Loans underlying the Group 1 MBS or Group 6 MBS will have the characteristics assumed herein. Because the rate of principal distributions on the Group 1 and Group 6 Classes will be related to the rate of amortization of the related Mortgage Loans, which are likely to include Mortgage Loans with remaining terms to maturity shorter or longer than those assumed and interest rates higher or lower than those assumed, the rate of principal distributions on such Classes is likely to differ from the rate anticipated by an investor, even if the related Mortgage Loans prepay at the indicated constant percentages of PSA.

     The rate of distributions of principal of the Group 2, Group 3, Group 4, Group 5, Group 7, Group 8 and Group 9 Classes will be directly related to the rate of distributions of principal of the related Underlying REMIC Certificates and the Trust SMBS, as applicable, which in turn will be sensitive in varying degrees to the rate of payments of principal (including prepayments) of the related Mortgage Loans and, if applicable, the priority sequences affecting such Underlying REMIC Certificates. As described in the related Underlying REMIC Disclosure Documents, the Underlying REMIC Certificates are subordinate in priority of principal distributions to certain other classes of certificates evidencing beneficial ownership interests in the related Underlying REMIC Trusts and, accordingly, distributions of principal of the related Mortgage Loans may for extended periods be applied to the distribution of principal of those classes of certificates having priority over such Underlying REMIC Certificates. In particular, certain of the Underlying REMIC Certificates are Support classes that are entitled to receive principal distributions on any Distribution Date only if scheduled distributions have been made on other specified classes of certificates evidencing beneficial ownership interests in the related Underlying REMIC Trusts. Accordingly, such Underlying REMIC Certificates may receive no principal distributions for extended periods of time or may receive principal distributions that vary widely from period to period. In addition, certain of the Underlying REMIC Certificates have Principal Balance Schedules and, as a result, may receive principal distributions at a rate faster or slower than would otherwise have been the case (and in some cases may receive no distributions of principal for extended periods). Prepayments on the related Mortgage Loans may have occurred at a rate faster or slower than that initially assumed. This Prospectus Supplement contains no information as to whether such classes have adhered to their Principal Balance Schedules, whether any related Support classes remain outstanding or whether such classes otherwise have performed as originally anticipated. Additional information as to the Underlying REMIC Certificates may be obtained by performing an analysis of current Fannie Mae principal factors in the context of applicable information contained in the related Underlying REMIC Disclosure Documents, which may be obtained from Fannie Mae as described herein.

     It is highly unlikely that the Mortgage Loans underlying the Trust MBS, Underlying REMIC Certificates or Trust SMBS, as applicable, will prepay at any of the rates assumed herein, will prepay at a constant PSA rate until maturity or that such Mortgage Loans will prepay at the same rate. Investors must make their own decisions as to the appropriate assumptions, including prepayment assumptions, to be used in deciding whether to purchase the Certificates.

     The effective yields on the Delay Classes (as defined herein) will be reduced below the yields otherwise produced because principal and interest payable on a Distribution Date will not be distributed until the 18th or 25th day, as applicable, following the end of the related Interest Accrual Period and will not bear interest during such delay. As a result of the foregoing, the market values of the Delay Classes will be lower than would have been the case if there were no such delay. No interest at all will be paid on any Class after its principal balance has been reduced to zero.

                        DESCRIPTION OF THE CERTIFICATES

     The following summaries describing certain provisions of the Certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the remaining provisions of this Prospectus Supplement, the additional Disclosure Documents and the provisions of the Trust Agreement (defined below). Capitalized terms used and not otherwise defined in this Prospectus Supplement have the meanings assigned to such terms in the applicable Disclosure Document or the Trust Agreement (as the context may require).

GENERAL

     Structure. The Trust and the Lower Tier REMIC will be created pursuant to a trust agreement dated as of November 1, 1997 (the "Trust Agreement"), executed by the Federal National Mortgage Association ("Fannie Mae") in its corporate capacity and in its capacity as trustee (the "Trustee"), and the Certificates in the Classes and aggregate original principal balances set forth on the cover hereof will be issued by Fannie Mae pursuant thereto. A description of Fannie Mae and its business, together with certain financial statements and other financial information, is contained in the Information Statement.

     The Certificates (other than the R and RL Classes) will be designated as the "regular interests," and the R Class will be designated as the "residual interest," in the REMIC constituted by the Trust. The interests in the Lower Tier REMIC other than the RL Class (the "Lower Tier Regular Interests") will be designated as the "regular interests," and the RL Class will be designated as the "residual interest," in the Lower Tier REMIC. The assets of the Lower Tier REMIC will consist of the Trust MBS, Underlying REMIC Certificates (which evidence beneficial ownership interests in the Underlying REMIC Trusts) and Trust SMBS.

     Fannie Mae Guaranty. Fannie Mae guarantees to each holder of an MBS the timely payment of scheduled installments of principal of and interest on the underlying Mortgage Loans, whether or not received, together with the full principal balance of any foreclosed Mortgage Loan, whether or not such balance is actually recovered. The guaranty obligations of Fannie Mae with respect to the Underlying REMIC Certificates are described in the Underlying REMIC Disclosure Documents. The guarantee obligations of Fannie Mae with respect to the Trust SMBS are described in the SMBS Prospectus. In addition, Fannie Mae will be obligated to distribute on a timely basis to the Holders of Certificates required installments of principal and interest and to distribute the principal balance of each Class of Certificates in full no later than the applicable Final Distribution Date, whether or not sufficient funds are available in the Trust Account. The guaranties of Fannie Mae are not backed by the full faith and credit of the United States. See "Description of the Certificates--Fannie Mae's Guaranty" in the REMIC Prospectus, "Description of Certificates--The Corporation's Guaranty" in the MBS Prospectus, "Description of the Certificates--General--Fannie Mae Guaranty" in the related Underlying REMIC Disclosure Documents and "The SMBS Certificates--Fannie Mae Obligations" in the SMBS Prospectus.

     Characteristics of Certificates. The Classes of REMIC Certificates other than the PL, SL, PM, SM, SP, SQ, R and the RL Classes (the "Fed Book-Entry Certificates") will be issued and maintained and may be transferred by Holders only on the book-entry system of the Federal Reserve Banks. Such entities whose names appear on the book-entry records of a Federal Reserve Bank as the entities for whose accounts such Certificates have been deposited are herein referred to as "Holders" or "Certificateholders."

     The PL, SL, PM, SM, SP and SQ Classes and the RCR Certificates will be represented by one or more certificates (the "DTC Certificates") to be registered at all times in the name of the nominee of the Depository (as defined herein), which Depository will maintain such Certificates through its book-entry facilities. When used herein with respect to any DTC Certificate, the terms "Holders" and "Certificateholders" refer to the nominee of the Depository.

     A Holder is not necessarily the beneficial owner of a book-entry Certificate. Beneficial owners will ordinarily hold book-entry Certificates through one or more financial intermediaries, such as banks, brokerage firms and securities clearing organizations. See "Description of the Certificates--Denominations, Certificate Form" in the REMIC Prospectus.

     The R and RL Certificates will not be issued in book-entry form but will be issued in fully registered, certificated form. As to the R or RL Certificate, "Holder" or "Certificateholder" refers to the registered owner thereof. The R or RL Certificates will be transferable at the corporate trust office of the Transfer Agent, or at the agency of the Transfer Agent in New York, New York. The Transfer Agent initially will be State Street Bank and Trust Company in Boston, Massachusetts ("State Street"). A service charge may be imposed for any registration of transfer of the R or RL Certificate and Fannie Mae may require payment of a sum sufficient to cover any tax or other governmental charge. See also "Characteristics of the R and RL Classes" herein.

     The distribution to the Holder of the R and RL Classes of the proceeds of any remaining assets of the Trust and the Lower Tier REMIC, as applicable, will be made only upon presentation and surrender of the related Certificate at the office of the Paying Agent. The Paying Agent initially will be State Street.

     Authorized Denominations. The Certificates, other than the R and RL Certificates, will be issued in minimum denominations of $1,000 and integral multiples of $1 in excess thereof. The R and RL Classes will be issued as single Certificates and will not have principal balances.

     Distribution Dates. Distributions on the Group 1, Group 6 and Group 8 Classes will be made on the 18th day of each month (or, if such 18th day is not a business day, on the first business day next succeeding such 18th day), and distributions on the Group 2, Group 3, Group 4, Group 5, Group 7 and Group 9 Classes will be made on the 25th day of each month (or, if the 25th day is not a business day, on the first business day next succeeding such 25th day) (each, a "Distribution Date"), commencing in the month following the Settlement Date.

     Record Date. Each monthly distribution on the Certificates will be made to Holders of record on the last day of the preceding month.

     REMIC Trust Factors. As soon as practicable following the eleventh calendar day of each month, Fannie Mae will publish or otherwise make available for each Class of Certificates the factor (carried to eight decimal places) which, when multiplied by the original principal balance of a Certificate of such Class, will equal the remaining principal balance of such Certificate after giving effect to the distribution of principal to be made on the following Distribution Date and any interest to be added as principal to the principal balances of the Accrual Classes on such Distribution Date.

     Optional Termination. Consistent with its policy described under "Description of Certificates--Termination" in the MBS Prospectus, Fannie Mae will agree not to effect indirectly an early termination of the Lower Tier REMIC or the Trust through the exercise of its right to repurchase the Mortgage Loans underlying any MBS unless only one Mortgage Loan remains in the related Pool or the principal balance of such Pool at the time of repurchase is less than one percent of the original principal balance thereof.

     Voting the Underlying REMIC Certificates and Trust SMBS. In the event any issue arises under the trust agreement governing any of the Underlying REMIC Trusts or under the trust indenture governing the Trust SMBS that requires the vote of holders of certificates outstanding thereunder, the Trustee will vote the related Underlying REMIC Certificates or the Trust SMBS, as applicable, in accordance with instructions received from Holders of Certificates of the related Classes having principal balances aggregating not less than 51% of the aggregate principal balance of all such Classes outstanding. In the absence of such instructions, the Trustee will vote in a manner consistent, in its sole judgment, with the best interests of Certificateholders.

COMBINATION AND RECOMBINATION

     General. Subject to the rules, regulations and procedures of the Depository, all or a portion of the PL, SL, PM, SM, SP and SQ Classes of REMIC Certificates may be exchanged for a proportionate interest in one or more RCR Classes as reflected on Schedule 1 hereto. Similarly, all or a portion of one or more RCR Classes may be exchanged as reflected on Schedule 1, for certain Classes of REMIC Certificates. This process may occur repeatedly.

     Each RCR Class issued in an exchange will represent a beneficial ownership interest in, and will be entitled to receive a proportionate share of the distributions on, the related Classes of REMIC Certificates, and the Holders of an RCR Class will be treated as the beneficial owners of a proportionate interest in the related Classes of REMIC Certificates.

     The Classes of REMIC Certificates and RCR Certificates that are outstanding at any given time, and the outstanding principal balances (or notional principal balances) of such Classes, will depend upon distributions of principal of such Classes as well as any exchanges that occur. The aggregate outstanding principal balance of all the Classes of REMIC Certificates and RCR Classes (exclusive of any notional principal balance) will at all times equal the aggregate outstanding principal balance of the related Underlying REMIC Certificates.

     Procedures. A Holder proposing to effect an exchange must notify Fannie Mae's Capital Markets Department through a dealer who is a member of Fannie Mae's "REMIC Dealer Group." Such notice must be given in writing or by telefax not later than two business days before the proposed exchange date (which date, subject to Fannie Mae's approval, can be any business day other than the first or last business day of the month). The notice must include the outstanding principal balance of both the Certificates to be exchanged and the Certificates to be received, and the proposed exchange date. Promptly after the receipt of a Holder's notice, Fannie Mae will telephone the dealer to provide instructions for delivering the Certificates and the exchange fee to Fannie Mae by wire transfer. A Holder's notice becomes irrevocable on the second business day before the proposed exchange date.

     A fee will be payable to Fannie Mae in connection with each exchange equal to 1/32 of 1% of the outstanding principal balance (exclusive of any notional principal balance) of the Certificates to be submitted for exchange, provided that the fee payable in connection with each exchange will in no event be less than $2,000.

     The first distribution on a REMIC Certificate or an RCR Certificate received in an exchange transaction will be made on the Distribution Date in the month following the month of the exchange. Such distribution will be made to the Holder of record as of the close of business on the last day of the month of the exchange.

     Certificates to be exchanged must be delivered to Fannie Mae as provided in
Schedule 1, based on the original principal balances of the related Classes of REMIC Certificates or RCR Certificates and will not change as a result of any reductions (or increases) in the outstanding principal balances of the Certificates.

     Additional Considerations. The characteristics of an RCR Class will reflect the characteristics of the Classes of REMIC Certificates used to form such RCR Class.

     At any given time, a Holder's ability to exchange REMIC Certificates for RCR Certificates or to exchange RCR Certificates for REMIC Certificates will be limited by a number of factors. A Holder must, at the time of the proposed exchange, own the appropriate Classes in the appropriate proportions in order to effect a desired exchange. A Holder that does not own the appropriate Classes or the appropriate portions of such Classes may not be able to obtain the necessary Class or Classes of REMIC Certificates or the RCR Class. The Holder of a needed Class may refuse or be unable to sell at a reasonable price or any price, or certain Classes may have been purchased and placed into other financial structures. In addition, principal distributions will, over time, diminish the amounts available for exchange. Only the combinations listed on Schedule 1 are permitted.

BOOK-ENTRY PROCEDURES

     General. The Fed Book-Entry Certificates will be issued and maintained only on the book-entry system of the Federal Reserve Banks. Such Certificates may be held of record only by entities eligible to maintain book-entry accounts with the Federal Reserve Banks. Beneficial owners ordinarily will hold such Certificates through one or more financial intermediaries, such as banks, brokerage firms and securities clearing organizations. A Holder that is not the beneficial owner of such a Certificate, and each other financial intermediary in the chain to the beneficial owner, will have the responsibility of establishing and maintaining accounts for their respective customers. The rights of the beneficial owner of such a Certificate with respect to Fannie Mae and the Federal Reserve Banks may be exercised only through the Holder of such Certificate. Fannie Mae and the Federal Reserve Banks will have no direct obligation to a beneficial owner of such a Certificate that is not also the Holder of the Certificate. The Federal Reserve Banks will act only upon the instructions of the Holder in recording transfers of such a Certificate. See "Description of the Certificates--Denominations, Certificate Form" in the REMIC Prospectus.

     The DTC Certificates will be registered at all times in the name of the nominee of The Depository Trust Company, a New York-chartered limited purpose trust company, or any successor depository selected or approved by Fannie Mae (the "Depository"). In accordance with its normal procedures, the Depository will record the positions held by each Depository participating firm (each, a "Depository Participant") in the DTC Certificates, whether held for its own account or as a nominee for another person. State Street will act as Paying Agent for, and perform certain administrative functions with respect to, the DTC Certificates.

     No person acquiring a beneficial ownership interest in the DTC Certificates (a "beneficial owner" or an "investor") will be entitled to receive a physical certificate representing such ownership interest. An investor's interest in the DTC Certificates will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (a "financial intermediary") that maintains such investor's account for such purpose. In turn, the financial intermediary's record ownership of such interest will be recorded on the records of the Depository (or of a Depository Participant that acts as an agent for the financial intermediary if such intermediary is not a Depository Participant). Accordingly, an investor will not be recognized by the Trustee or the Depository as a Certificateholder and must rely on the foregoing arrangements to evidence its interest in the DTC Certificates. Beneficial ownership of an investor's interest in the DTC Certificates may be transferred only by compliance with the procedures of an investor's financial intermediary and of Depository Participants. In general, beneficial ownership of an investor's interest in the DTC Certificates will be subject to the rules, regulations and procedures governing the Depository and Depository Participants as in effect from time to time.

     Method of Distribution. Fannie Mae's fiscal agent for the Fed Book-Entry Certificates is the Federal Reserve Bank of New York. The Federal Reserve Banks will make distributions on such Certificates on behalf of Fannie Mae on the applicable Distribution Dates by crediting Holders' accounts at the Federal Reserve Banks.

     Each distribution on the DTC Certificates will be distributed by the Paying Agent to the Depository in immediately available funds. The Depository will be responsible for crediting the amount of such distributions to the accounts of the Depository Participants entitled thereto, in accordance with the Depository's normal procedures, which currently provide for distributions in same-day funds settled through the New York Clearing House. Each Depository Participant and each financial intermediary will be responsible for disbursing such distributions to the beneficial owners of the DTC Certificates that it represents. Accordingly, the beneficial owners may experience some delay in their receipt of distributions.

THE TRUST MBS

     The Trust MBS included in each group specified below will have the aggregate unpaid principal balance and Pass-Through Rate set forth below and the general characteristics described in the MBS Prospectus. The Trust MBS will provide that principal and interest on the related Mortgage Loans will be passed through monthly, commencing in the month following the month of the initial issuance of the Trust MBS. The Mortgage Loans underlying the Trust MBS will be conventional Level Payment Mortgage Loans secured by first mortgages or deeds of trust on one- to four-family ("single-family") residential properties and having an original maturity of up to 30 years. See "The Mortgage Pools" and "Yield Considerations" in the MBS Prospectus. The characteristics of the Group 1 and Group 6 MBS and the related Mortgage Loans as of November 1, 1997 (the "Issue Date") are expected to be as follows:

GROUP 1 MBS
Aggregate Unpaid Principal Balance.......................       $1,000,000,000
MBS Pass-Through Rate....................................           7.00%
RELATED MORTGAGE LOANS
Range of WACs (per annum percentages)....................       7.25% to 9.50%
Range of WAMs............................................  241 months to 360 months
Approximate Weighted Average WAM.........................         355 months
Approximate Weighted Average CAGE........................          4 months
GROUP 6 MBS
Aggregate Unpaid Principal Balance.......................        $300,000,000
MBS Pass-Through Rate....................................           7.00%
RELATED MORTGAGE LOANS
Range of WACs (per annum percentages)....................       7.25% to 9.50%
Range of WAMs............................................  241 months to 360 months
Approximate Weighted Average WAM.........................         342 months
Approximate Weighted Average CAGE........................         15 months

THE UNDERLYING REMIC CERTIFICATES AND THE TRUST SMBS

     The Underlying REMIC Certificates represent beneficial ownership interests in the related Underlying REMIC Trusts, the assets of which evidence beneficial ownership interests in certain MBS having the general characteristics set forth in the MBS Prospectus or beneficial ownership interests in distributions made in respect of certain GNMA Certificates. The Trust SMBS evidence beneficial ownership interests in certain interest and principal distributions made with respect of certain MBS. Each MBS evidences beneficial ownership interests in a Pool of conventional Level Payment Mortgage Loans secured by first mortgages or deeds of trust on one- to four-family residential properties, as described under "The Mortgage Pools" and "Yield Considerations" in the MBS Prospectus. Each GNMA Certificate is based on and backed by a pool of mortgage loans that are either insured or guaranteed by the FHA, the VA or the FmHA. The Underlying REMIC Certificates and the Trust SMBS provide that distributions thereon will be passed through monthly, commencing in the month following the initial issuance thereof. The general characteristics of the Underlying REMIC Certificates are described in the related Underlying REMIC Disclosure Documents. The general characteristics of the Trust SMBS are described in the SMBS Prospectus.

     The table contained in Exhibit A hereto sets forth certain information with respect to each of the Underlying REMIC Certificates and the Trust SMBS, including the numerical designation of the related trust, the class designation, the date of issue, the CUSIP number, the interest rate, the interest type, the final distribution date, the principal type, the original notional principal balance or principal balance of the entire class, the current principal factor for such class and the notional principal balance or principal balance of such class contained in the Lower Tier REMIC as of the Issue Date. The table also sets forth the approximate weighted average WAC, approximate weighted average WAM or WARM and approximate weighted average CAGE or WALA of the Mortgage Loans underlying the related MBS or GNMA Certificates as of the Issue Date, the underlying security type and the related Class group.

     To request further information regarding the Underlying REMIC Certificates and the Trust SMBS, telephone Fannie Mae at 1-800-BEST-MBS or 202-752-6547. Other data specific to the Certificates is available in electronic form by calling Fannie Mae at 1-800-752-6440 or 202-752-6000. It should be noted that there may have been material changes in facts and circumstances since the dates the Underlying REMIC Disclosure Documents were prepared, including, but not limited to, changes in prepayment speeds and prevailing interest rates and other economic factors, which may limit the usefulness of the information set forth in such documents.

FINAL DATA STATEMENT

     Following the issuance of the Certificates, Fannie Mae will prepare a Final Data Statement setting forth, among other information, the current principal balances of the Underlying REMIC Certificates and the Trust SMBS as of the Issue Date and with respect to the Trust MBS, the Pool number, the current WAC (or original WAC, if the current WAC is not available) and the current WAM (or Adjusted WAM, if the current WAM is not available) of the Mortgage Loans underlying each Trust MBS, along with the weighted average of all the current or original WACs and the weighted average of all the current or Adjusted WAMs, based on the current unpaid principal balances of the Mortgage Loans underlying the Trust MBS as of the Issue Date. The Final Data Statement will not accompany this Prospectus Supplement but will be made available by Fannie Mae. To request the Final Data Statement, telephone Fannie Mae at 1-800-BEST-MBS or 202-752-6547. The contents of the Final Data Statement and other data specific to the Certificates are available in electronic form by calling Fannie Mae at 1-800-752-6440 or 202-752-6000.

DISTRIBUTIONS OF INTEREST

  Categories of Classes

     For the purpose of payments of interest, the Classes will be categorized as follows:

    INTEREST TYPE*                                         CLASSES
    --------------                                         -------
GROUP 1 CLASSES
Fixed Rate                             PB, PC, PD, PH, PG, PJ, PE, IA, Z and IO
Accrual                                Z
Floating Rate                          FD, FC, FB and FA
Inverse Floating Rate                  SD, SC, SE, SA and SB
Interest Only                          IA, SA and IO

GROUP 2 CLASSES
Floating Rate                          FH
Inverse Floating Rate                  SH

GROUP 3 CLASS
Fixed Rate                             A

GROUP 4 CLASS
Fixed Rate                             B

GROUP 5 CLASSES
Floating Rate                          FJ
Inverse Floating Rate                  SL and SM
Interest Only                          SL and SM
Principal Only                         PL and PM
RCR**                                  SJ, SK and SN

GROUP 6 CLASSES
Fixed Rate                             C, D, E and G

GROUP 7 CLASSES
Floating Rate                          FG
Inverse Floating Rate                  SG
Interest Only                          SG

    INTEREST TYPE*                                         CLASSES
    --------------                                         -------
GROUP 8 CLASSES
Fixed Rate                             PN, PQ, PR, PS, PT, IB, IC, ID and ZA
Accrual                                ZA
Floating Rate                          FR
Inverse Floating Rate                  SR and SO
Interest Only                          IB, IC, SR and ID

GROUP 9 CLASSES
Inverse Floating Rate                  SP and SQ
Interest Only                          SP and SQ
Principal Only                         PO
RCR**                                  ST

NO PAYMENT RESIDUAL                    R and RL

---------------
      * See "Description of the Certificates--Class Definitions and Abbreviations" in the REMIC Prospectus.
     ** See "Description of the Certificates--Combination and
        Recombination" herein and Schedule 1 for a further description of the RCR Classes.

     General. The interest-bearing Certificates will bear interest at the applicable per annum interest rates set forth on the cover or described herein. Interest on the interest-bearing Certificates is calculated on the basis of a 360-day year consisting of twelve 30-day months and is distributable monthly on each Distribution Date, commencing (except with respect to the Accrual Classes) in the month after the Settlement Date. Interest to be distributed or, in the case of the Accrual Classes, added to principal on each interest-bearing Certificate on a Distribution Date will consist of one month's interest on the outstanding principal balance of such Certificate immediately prior to such Distribution Date.

     On any Distribution Date when distributions of interest are to be allocated from REMIC Certificates to RCR Certificates, such distributions will be allocated on a pro rata basis from the applicable Class or Classes of REMIC Certificates to the related RCR Class.

     Interest Accrual Periods. Interest to be distributed on a Distribution Date will accrue on the interest-bearing Certificates during the one-month periods set forth below (each, an "Interest Accrual Period").

           CLASSES                         INTEREST ACCRUAL PERIODS
           -------                         ------------------------
All Floating Rate and Inverse      One month period ending on the day
  Floating Rate Classes (other       preceding the Distribution Date
  than the FH, SH, SP, SQ and
  ST Classes) and the SJ, SK
  and SN Classes
All Fixed Rate Classes and the     Calendar month preceding the month in
  FH, SH, SP, SQ and ST              which the Distribution Date occurs
  Classes (collectively, the
  "Delay Classes")

See "Additional Risk Factors--Additional Yield and Prepayment Considerations" herein.

     Solely for purposes of facilitating the trading of the Principal Only Classes, the PL, PM and PO Classes will be treated as Delay Classes.

     Accrual Classes. The Z and ZA Classes are Accrual Classes. The Accrual Classes will bear no interest prior to the Interest Accrual Period in February 1998. Commencing in February 1998, interest will accrue on the Accrual Classes at the per annum rate set forth on the cover hereof; however, such interest will not be distributed thereon for so long as such Classes remain outstanding. Interest so accrued and unpaid on the Accrual Classes will be added as principal to the respective principal balances thereof on each Distribution Date. Distributions of principal of the Accrual Classes will be made as described herein.

     Notional Classes. The IA, SA, IO, SL, SM, SG, IB, IC, SR, ID, SP, SQ and ST Classes will be Notional Classes. The Notional Classes will not have principal balances and will bear interest at the applicable per annum interest rates set forth on the cover or as described herein during each Interest

Accrual Period on their respective notional principal balances. The notional principal balances of the Notional Classes will be calculated as specified herein under "Reference Sheet--Notional Classes."

The notional principal balance of a Notional Class is used for purposes of the determination of interest distributions thereon and does not represent an interest in any distributions of principal. Although a Notional Class will not have a principal balance, a REMIC Trust Factor (as described herein) will be published with respect to such Class that will be applicable to the notional principal balance thereof, and references herein to the principal balances of the Certificates generally shall be deemed to refer also to the notional principal balances of the Notional Classes.

     Floating Rate and Inverse Floating Rate Classes. The Floating Rate and Inverse Floating Rate Classes will bear interest during each Interest Accrual Period, subject to applicable maximum and minimum interest rates, at rates determined as described herein under "Reference Sheet--Interest Rates."

     The yields with respect to such Classes will be affected by changes in the index specified (each, an "Index"), which changes may not correlate with changes in mortgage interest rates. It is possible that lower mortgage interest rates could occur concurrently with an increase in the level of the applicable Index. Conversely, higher mortgage interest rates could occur concurrently with a decrease in the level of the applicable Index.

     The establishment of each Index value by Fannie Mae and Fannie Mae's determination of the rate or rates of interest for the applicable Class or Classes for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding. Each such rate of interest may be obtained by telephoning Fannie Mae at 1-800-BEST-MBS or 202-752-6547.

CALCULATION OF LIBOR

     On each Index Determination Date, until the principal balances and notional principal balances of the Floating Rate and Inverse Floating Rate Classes (other than the SP, SQ and ST Classes) and the SJ, SK and SN Classes have been reduced to zero, Fannie Mae will establish LIBOR for the related Interest Accrual Period in the manner described in the REMIC Prospectus under "Description of the Certificates--Indices Applicable to Floating Rate and Inverse Floating Rate Classes--LIBOR."

     If on the initial Index Determination Date, Fannie Mae is unable to determine LIBOR in the manner specified in the REMIC Prospectus, LIBOR for the next succeeding Interest Accrual Period will be equal to 5.65% in the case of the FD, SD, FC, SC, FB, SE, FA, SA, SB, FR, SR and SO Classes and 5.625% in the case of the FH, SH, FJ, SL, SJ, SM, SK and SN Classes, and will be equal to LIBOR as determined for such Interest Accrual Period for the related Underlying REMIC Certificates in the case of the FG and SG Classes.

CALCULATION OF COFI

     Except as otherwise specified below, the amount of interest which will accrue in respect of the SP, SQ and ST Classes (the "COFI Classes") during each Interest Accrual Period following its initial Interest Accrual Period will be determined on the basis of the Eleventh District Cost of Funds Index for the second month next preceding the month in which such Interest Accrual Period commences if such Eleventh District Cost of Funds Index for such second preceding month is published on or before the tenth day of the month in which such Interest Accrual Period commences. For example, if the Eleventh District Cost of Funds Index for May is announced on or before July 10, interest accrued on the COFI Classes for the Interest Accrual Period commencing in July and distributable in August will be based on the Eleventh District Cost of Funds relating to May. If the Eleventh District Cost of Funds Index for the applicable month is not published on or before the tenth day of the second following month, interest will accrue on the COFI Classes at a rate determined as provided in the REMIC Prospectus under "Description of the Certificates--Indices Applicable to Floating Rate and Inverse Floating Rate Classes--COFI." Under certain circumstances, an alternative index may be applicable to the COFI Classes. A change of index from the Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level, and, particularly if LIBOR is the alternative index, could increase the degree of index volatility.

     For information regarding historical values of the Eleventh District Cost of Funds Index as reported by the Federal Home Loan Bank of San Francisco ("FHLBSF"), see "Description of the Certificates--Indices Applicable to Floating Rate and Inverse Floating Rate Classes--COFI" in the REMIC Prospectus.

     The values of the Eleventh District Cost of Funds Index as reported by the FHLBSF for the period from May 1996 through September 1997 were as follows:

May 1996...................................................   4.823%
June 1996..................................................   4.809%
July 1996..................................................   4.819%
August 1996................................................   4.839%
September 1996.............................................   4.834%
October 1996...............................................   4.839%
November 1996..............................................   4.835%
December 1996..............................................   4.842%
January 1997...............................................   4.821%
February 1997..............................................   4.759%
March 1997.................................................   4.780%
April 1997.................................................   4.822%
May 1997...................................................   4.864%
June 1997..................................................   4.853%
July 1997..................................................   4.887%
August 1997................................................   4.904%
September 1997.............................................   4.941%

DISTRIBUTIONS OF PRINCIPAL

     Categories of Classes

     For the purpose of payments of principal, the Classes will be categorized as follows:

        PRINCIPAL TYPE*                     CLASSES
        ---------------                     -------
GROUP 1 CLASSES
PAC(1)                           PB, PC, PD, PH, PG, PJ and PE
TAC(1)                           FD, SD, FA and SB
Support                          FC, SC, FB, SE and Z
Notional                         IA, SA and IO
Accretion Directed               FA and SB
GROUP 2 CLASSES
Structured                       FH and SH
  Collateral/Pass-Through
GROUP 3 CLASS
Structured                       A
  Collateral/Pass-Through
GROUP 4 CLASS
Structured                       B
  Collateral/Pass-Through
GROUP 5 CLASSES
Structured                       FJ, PL and PM
  Collateral/Pass-Through
Notional                         SL and SM
RCR**                            SJ, SK and SN
GROUP 6 CLASSES
Sequential Pay                   C, D, E and G
GROUP 7 CLASSES
Structured                       FG
  Collateral/Pass-Through
Notional                         SG

GROUP 8 CLASSES
PAC(1)                                         PN, PQ, PR, PS and PT
TAC(1)                                         FR and SO
Support                                        ZA
Notional                                       IB, IC, SR and ID
Accretion Directed                             FR and SO
GROUP 9 CLASSES
Structured Collateral/Pass-Through             PO
Notional                                       SP and SQ
RCR**                                          ST
NO PAYMENT RESIDUAL                            R and RL

---------------
 * See "Description of the Certificates--Class Definitions and Abbreviations" in the REMIC Prospectus.
 ** See "Description of the Certificates--Combination and Recombination" herein and Schedule 1 for a further description of the RCR Classes.
(1) The Principal Balance Schedules are set forth herein beginning on page B-1.

     Principal Distribution Amount

     Principal will be distributed monthly on the Certificates in an amount (the "Principal Distribution Amount") equal to the sum of (i) the aggregate distributions of principal to be made on the Group 1 MBS in the month of such Distribution Date (the "Group 1 Cash Flow Distribution Amount") and any interest accrued and added on such Distribution Date to the principal balance of the Z Class (the "Group 1 Accrual Amount", and together with the Group 1 Cash Flow Distribution Amount, the "Group 1 Principal Distribution Amount"), (ii) the distribution of principal concurrently made on the Class 1993-G34-G REMIC Certificate (the "Group 2 Principal Distribution Amount"), (iii) the aggregate distributions of principal concurrently made on the Class 1993-198-F and Class 1993-198-S REMIC Certificates (the "Group 3 Principal Distribution Amount"),
(iv) the aggregate distributions of principal concurrently made on the Class 1993-121-FB and Class 1993-121-SC REMIC Certificates (the "Group 4 Principal Distribution Amount"), (v) the aggregate distributions of principal concurrently made on the Class 1993-178-FA and Class 1993-178-SA REMIC Certificates (the "Group 5 Principal Distribution Amount"), (vi) the aggregate distributions of principal to be made on the Group 6 MBS in the month of such Distribution Date (the "Group 6 Principal Distribution Amount"), (vii) the distribution of principal concurrently made on the Class 1993-210-FD REMIC Certificate (the "Group 7 Principal Distribution Amount"), (viii) the aggregate distributions of principal concurrently made on the Trust SMBS (the "Group 8 Cash Flow Distribution Amount") and any interest accrued and added on such Distribution Date to the principal balance of the ZA Class (the "Group 8 Accrual Amount", and together with the Group 8 Cash Flow Distribution Amount, the "Group 8 Principal Distribution Amount") and (ix) the distribution of principal concurrently made on the Class 1993-103-SB REMIC Certificate (the "Group 9 Principal Distribution Amount").

  Group 1 Principal Distribution Amount

     Group 1 Accrual Amount

     Commencing in March 1998, on each Distribution Date, the Group 1 Accrual Amount will be distributed, concurrently, as principal of the FA and SB Classes, in proportion to their original principal balances (or 88.8888888125% and 11.1111111875%, respectively), without regard to their Targeted Balances and until the principal balances thereof are reduced to zero, and then to the Z Class.

ACCRETION
DIRECTED
CLASSES
AND
ACCRUAL
CLASS

     Group 1 Cash Flow Distribution Amount

     On each Distribution Date, the Group 1 Cash Flow Distribution Amount will be distributed as principal of the Group 1 Classes in the following order of priority:
          (i) sequentially, to the PB and PC Classes, in that order, until the principal balances thereof are reduced to their respective Planned Balances for such Distribution Date;

          (ii) concurrently, to the PD and PH Classes, in proportion to their original principal balances (or 43.7673998242% and 56.2326001758%, respectively), until the principal balances thereof are reduced to their respective Planned Balances for such Distribution Date;
          (iii) concurrently, to the PG and PJ Classes, in proportion to their original principal balances (or 39.3142338533% and 60.6857661467%, respectively), until the principal balances thereof are reduced to their respective Planned Balances for such Distribution Date;

          (iv) to the PE Class, until the principal balance thereof is reduced to its Planned Balance for such Distribution Date;

PAC
CLASSES

          (v) (a) 50% of the remaining amount in the following order of priority:

             first, concurrently, to the FD and SD Classes, in proportion to their original principal balances (or
        66.6666658636% and 33.3333341364%, respectively), until the principal balances thereof are reduced to their respective

        Targeted Balances for such Distribution Date;

TAC
CLASSES

             second, concurrently, to the FC, SC, FB and SE Classes, in proportion to their original principal balances (or
        34.3693279515%, 28.5733643474%, 34.2067455702% and
        2.8505621309%, respectively), until the principal balances thereof are reduced to zero; and

SUPPORT
CLASSES

             third, concurrently, to the FD and SD Classes, in proportion to their original principal balances, without regard to their Targeted Balances and until the principal balances thereof are reduced to zero, and

TAC
CLASSES

          (b) 50% of such remaining amount in the following order of priority:

             first, concurrently, to the FA and SB Classes, in proportion to their original principal balances (or
        88.8888888125% and 11.1111111875%, respectively), until the principal balances thereof are reduced to their respective

        Targeted Balances for such Distribution Date;

TAC
CLASSES

             second, to the Z Class, until the principal balance

        thereof is reduced to zero; and

SUPPORT
CLASS

             third, concurrently, to the FA and SB Classes, in proportion to their original principal balances, without regard to their Targeted Balances and until the principal balances thereof are reduced to zero;

TAC
CLASSES

          (vi) sequentially, to the PB and PC Classes, in that order, without regard to their Planned Balances and until the respective principal balances thereof are reduced to zero;

          (vii) concurrently, to the PD and PH Classes, in proportion to their original principal balances, without regard to their Planned Balances and until the principal balances thereof are reduced to zero;

          (viii) concurrently, to the PG and PJ Classes, in proportion to their original principal balances, without regard to their Planned Balances and until the principal balances thereof are reduced to zero; and

          (ix) to the PE Class, without regard to its Planned Balance and until the principal balance thereof is reduced to zero.

PAC
CLASSES

  Group 2 Principal Distribution Amount
     On each Distribution Date, the Group 2 Principal Distribution Amount will be distributed, concurrently, as principal of the FH and SH Classes, in proportion to their original principal balances (or
79.4117521195 and 20.5882478805%, respectively), until the principal balances thereof are reduced to zero.

STRUCTURED
COLLATERAL/
PASS-THROUGH
CLASSES

  Group 3 Principal Distribution Amount
     On each Distribution Date, the Group 3 Principal Distribution Amount will be distributed as principal of the A Class, until the principal balance thereof is reduced to zero.

STRUCTURED
COLLATERAL/
PASS-THROUGH
CLASS

  Group 4 Principal Distribution Amount
     On each Distribution Date, the Group 4 Principal Distribution Amount will be distributed as principal of the B Class, until the principal balance thereof is reduced to zero.

STRUCTURED
COLLATERAL/
PASS-THROUGH
CLASS

  Group 5 Principal Distribution Amount
     On each Distribution Date, the Group 5 Principal Distribution Amount will be distributed, concurrently, as principal of the FJ, PL and PM Classes, in proportion to their original principal balances (or 72.2222203990%, 21.7948701961% and 5.9829094049%, respectively), until the principal balances thereof are reduced to zero.

STRUCTURED
COLLATERAL/
PASS-THROUGH
CLASSES

  Group 6 Principal Distribution Amount

     On each Distribution Date, the Group 6 Principal Distribution Amount will be distributed as principal of the Group 6 Classes in the following order of priority:
          (i) concurrently, to the C, D and E Classes, in proportion to their original principal balances (or 33.3149730815%, 52.9612124873% and 13.7238144312%, respectively), until the principal balances thereof are reduced to zero; and

          (ii) to the G Class, until the principal balance thereof is reduced to zero.

SEQUENTIAL
PAY
CLASSES

  Group 7 Principal Distribution Amount
     On each Distribution Date, the Group 7 Principal Distribution Amount will be distributed as principal of the FG Class, until the principal balance thereof is reduced to zero.

STRUCTURED
COLLATERAL/

PASS-THROUGH

CLASS

  Group 8 Principal Distribution Amount

     Group 8 Accrual Amount
     Commencing in March 1998, on each Distribution Date, the Group 8 Accrual Amount will be distributed, concurrently, as principal of the FR and SO Classes, in proportion to their original principal balances (or 88.8888886614% and 11.1111113386%, respectively), without regard to their Targeted Balances and until the principal balances thereof are reduced to zero, and then to the ZA Class.

ACCRETION
DIRECTED

CLASSES

AND ACCRUAL

CLASS

     Group 8 Cash Flow Distribution Amount

     On each Distribution Date, the Group 8 Cash Flow Distribution Amount will be distributed as principal of the Group 8 Classes in the following order of priority:
          (i) sequentially, to the PN, PQ, PR, PS and PT Classes, in that order, until the principal balances thereof are reduced to their respective Planned Balances for such Distribution Date;

PAC
CLASSES

          (ii) concurrently, to the FR and SO Classes, in proportion to their original principal balances (or 88.8888886614% and 11.1111113386%, respectively), until the principal balances thereof are reduced to their respective Targeted Balances for such Distribution Date;

TAC
CLASSES

          (iii) to the ZA Class, until the principal balance thereof is reduced to zero;

SUPPORT
CLASS

          (iv) concurrently, to the FR and SO Classes, in proportion to their original principal balances, without regard to their Targeted Balances and until the principal balances thereof are reduced to zero; and

TAC
CLASSES

          (v) sequentially, to the PN, PQ, PR, PS and PT Classes, in that order, without regard to their Planned Balances and until the respective principal balances thereof are reduced to zero.

PAC
CLASSES

  Group 9 Principal Distribution Amount
     On each Distribution Date, the Group 9 Principal Distribution Amount will be distributed as principal of the PO Class, until the principal balance thereof is reduced to zero.

STRUCTURED
COLLATERAL/
PASS-THROUGH
CLASS

     On any Distribution Date when distributions of principal are to be allocated from REMIC
Certificates to RCR Certificates, such distributions will be allocated on a pro rata basis from the applicable Classes of REMIC Certificates to the related RCR Class.

STRUCTURING ASSUMPTIONS

     Pricing Assumptions. Unless otherwise specified, the information in the tables in this Prospectus Supplement has been prepared on the basis of the actual characteristics of each Pool underlying the Underlying REMIC Certificates and the Trust SMBS, the priority sequences affecting the principal distributions of the Underlying REMIC Certificates and the following assumptions (such characteristics and assumptions, collectively, the "Pricing Assumptions"):

        - the Mortgage Loans underlying the Group 1 MBS and Group 6 MBS have the original terms to maturity, remaining terms to maturity, CAGEs and interest rates as specified herein under "Reference Sheet--Assumed Characteristics of the Mortgage Loans Underlying the Trust MBS;

        - all payments (including prepayments) on the Mortgage Loans underlying the GNMA Certificates, are distributed on the Certificates in the month in which such payments are received;

        - the Mortgage Loans prepay at the constant percentages of PSA specified in the related table; and

        - the closing date for the sale of the Certificates is November 28, 1997.

     Prepayment Assumptions. Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used herein is the Public Securities Association's standard prepayment model ("PSA"). To assume a specified rate of PSA is to assume a specified rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans computed as described under "Description of the Certificates--Prepayment Models" in the REMIC Prospectus. It is highly unlikely that prepayments will occur at any constant PSA rate or at any other constant rate.

     Structuring Range and Rate. The Principal Balance Schedules have been prepared on the basis of the Pricing Assumptions and the assumption that the related Mortgage Loans prepay at a constant PSA rate within the Structuring Range or at the applicable rate set forth below.

 PRINCIPAL BALANCE
SCHEDULE REFERENCES          RELATED CLASSES          STRUCTURING RANGE AND RATE
-------------------          ---------------          --------------------------
Planned Balances      PB, PC, PD, PH, PG, PJ, PE,     Between 100% and 250%
                        PN, PQ, PR, PS and PT
Targeted Balances     FD and SD                                160%
Targeted Balances     FA, SB, FR and SO                        (1)

     -------------------------
     (1) The Targeted Balances relating to the specified Classes have not been structured to hold at any constant percentage of PSA.

     THERE IS NO ASSURANCE THAT THE BALANCE OF ANY CLASS LISTED ABOVE WILL CONFORM ON ANY DISTRIBUTION DATE TO THE APPLICABLE BALANCE SPECIFIED FOR SUCH DISTRIBUTION DATE IN THE PRINCIPAL BALANCE SCHEDULES HEREIN, OR THAT DISTRIBUTIONS OF PRINCIPAL OF SUCH CLASS WILL BEGIN OR END ON THE RESPECTIVE DISTRIBUTION DATES SPECIFIED THEREIN. Because any excess of the principal distribution on any Distribution Date over the amount necessary to reduce any such Class to its scheduled balance will be distributed or allocated, the ability to so reduce such Class will not be enhanced by the averaging of high and low principal payments from month to month. In addition, even if prepayments occur on the related Mortgage Loans at rates falling within the Structuring Range specified above, principal distributions may be insufficient to reduce the applicable Classes to their scheduled balances if such prepayments do not occur at a constant PSA rate. Moreover, because of the diverse remaining terms to maturity of the related Mortgage Loans (which may include recently originated Mortgage Loans), the Classes specified above may not be reduced to their scheduled balances, even if prepayments occur at a constant rate within the Structuring Range or at the applicable rate specified above.

     Initial Effective Ranges. The Effective Range for a Class is the range of prepayment rates (measured by constant PSA rates) that would reduce such Class to its scheduled balance on each Distribution Date. The Initial Effective Ranges set forth in the table below are based upon the assumed characteristics of the related Mortgage Loans specified in the Pricing Assumptions.

RELATED CLASSES   INITIAL EFFECTIVE RANGES
---------------   ------------------------
      PB           Between 100% and 333%
      PC           Between 100% and 289%
      PD           Between 100% and 258%
      PH           Between 100% and 258%
      PG           Between 100% and 250%
      PJ           Between 100% and 250%
      PE           Between 100% and 250%
      PN           Between 100% and 327%
      PQ           Between 100% and 288%
      PR           Between 100% and 258%
      PS           Between 100% and 250%
      PT           Between 100% and 250%

     The actual Effective Ranges at any time will be based upon the actual characteristics of the related Mortgage Loans at such time, which are likely to vary (and may vary considerably) from the

Pricing Assumptions. The actual Effective Ranges calculated on the basis of the actual characteristics likely will differ from the Initial Effective Ranges. As a result, the applicable Classes might not be reduced to their scheduled balances even if prepayments were to occur at a constant PSA rate within the Initial Effective Ranges (particularly if such rate were at the lower or higher end of such ranges). In addition, even if prepayments occur at rates falling within the actual Effective Ranges, principal distributions may be insufficient to reduce the applicable Classes to their scheduled balances if such prepayments do not occur at a constant PSA rate. It is highly unlikely that the related Mortgage Loans will prepay at any constant PSA rate. In general, the actual Effective Ranges may narrow, widen or shift upward or downward to reflect actual prepayment experience over time. The stability in principal payment of the PAC Classes will be supported in part by the related TAC and Support Classes. When the related TAC and Support Classes are retired, any outstanding PAC Classes may no longer have Effective Ranges and will be more sensitive to prepayments.

YIELD TABLES

     General. The tables below indicate the sensitivity of the pre-tax corporate bond equivalent yields to maturity of applicable Classes to various constant percentages of PSA and, where specified, to changes in the applicable Index. The yields set forth in the tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable Classes, would cause the discounted present value of such assumed streams of cash flows to equal the assumed aggregate purchase prices of such Classes and converting such monthly rates to corporate bond equivalent rates. Such calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Certificates and consequently do not purport to reflect the return on any investment in the Certificates when such reinvestment rates are considered. There can be no assurance that the pre-tax yields on the Certificates will correspond to any of the pre-tax yields shown herein or that the aggregate purchase prices of the Certificates will be as assumed. In addition, there can be no assurance that the applicable Index will correspond to the levels shown herein. Furthermore, because some of the Mortgage Loans will likely have remaining terms to maturity shorter or longer than those assumed and interest rates higher or lower than those assumed, the principal distributions on the Certificates are likely to differ from those assumed, even if all Mortgage Loans prepay at the indicated constant percentages of PSA. Moreover, it is not likely that the Mortgage Loans will prepay at a constant PSA rate until maturity, that all of such Mortgage Loans will prepay at the same rate or that the level of the applicable Index will remain constant.

     The IA, IO, IB, IC and ID Classes. THE YIELDS TO INVESTORS IN THE IA, IO, IB, IC AND ID CLASSES WILL BE VERY SENSITIVE TO THE RATE OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) OF THE RELATED MORTGAGE LOANS. THE MORTGAGE LOANS GENERALLY CAN BE PREPAID AT ANY TIME. ON THE BASIS OF THE ASSUMPTIONS DESCRIBED BELOW, THE YIELD TO MATURITY ON THE IA, IB AND IC CLASSES WOULD BE 0% IF PREPAYMENTS OF THE RELATED MORTGAGE LOANS WERE TO OCCUR AT CONSTANT RATES OF APPROXIMATELY 413% PSA, 426% PSA AND 466% PSA, RESPECTIVELY. IF THE ACTUAL PREPAYMENT RATES OF THE RELATED MORTGAGE LOANS WERE TO EXCEED THE APPLICABLE LEVELS FOR AS LITTLE AS ONE MONTH WHILE EQUALING SUCH LEVELS FOR THE REMAINING MONTHS, THE INVESTORS IN THE IA, IB AND IC CLASSES, AS APPLICABLE, WOULD NOT FULLY RECOUP THEIR INITIAL INVESTMENTS.

     The information set forth in the following tables was prepared on the basis of the Pricing Assumptions and the assumption that the aggregate purchase prices of the IA, IO, IB, IC and ID Classes (expressed in each case as a percentage of the original principal balance) are as follows:

                           CLASS                               PRICE*
                           -----                              ---------
IA .........................................................  23.53125%
IO .........................................................   1.37500%
IB .........................................................  19.81250%
IC .........................................................  45.37500%
ID..........................................................   1.37500%

---------------
        * The prices do not include accrued interest. Accrued interest has been added to such prices in calculating the yields set forth in the tables below.

                   SENSITIVITY OF THE IA CLASS TO PREPAYMENTS

                                                        PSA PREPAYMENT ASSUMPTION
                                                  --------------------------------------
                                                   50%    100%    165%    250%     500%
                                                  -----   -----   -----   -----   ------
Pre-Tax Yields to Maturity......................  17.5%   10.5%   10.5%   10.5%   (7.6)%

                   SENSITIVITY OF THE IO CLASS TO PREPAYMENTS

                                                      PSA PREPAYMENT ASSUMPTION
                                                  ---------------------------------
                                                   50%    100%   165%   250%   500%
                                                  -----   ----   ----   ----   ----
Pre-Tax Yields to Maturity......................   9.3%   9.3%   9.3%   9.3%   9.3%

                   SENSITIVITY OF THE IB CLASS TO PREPAYMENTS

                                                        PSA PREPAYMENT ASSUMPTION
                                                  --------------------------------------
                                                   50%    100%    165%    250%     500%
                                                  -----   -----   -----   -----   ------
Pre-Tax Yields to Maturity......................  18.9%   10.5%   10.5%   10.5%   (6.8)%

                   SENSITIVITY OF THE IC CLASS TO PREPAYMENTS

                                                        PSA PREPAYMENT ASSUMPTION
                                                  --------------------------------------
                                                   50%    100%    165%    250%     500%
                                                  -----   -----   -----   -----   ------
Pre-Tax Yields to Maturity......................  12.7%   10.0%   10.0%   10.0%   (1.8)%

                   SENSITIVITY OF THE ID CLASS TO PREPAYMENTS

                                                     PSA PREPAYMENT ASSUMPTION
                                                  --------------------------------
                                                  50%    100%   165%   250%   500%
                                                  ----   ----   ----   ----   ----
Pre-Tax Yields to Maturity......................  9.3%   9.3%   9.3%   9.3%   9.3%

     The Inverse Floating Rate Classes and the SJ, SK, SN and ST Classes. THE YIELDS TO INVESTORS IN THE INVERSE FLOATING RATE CLASSES AND THE SJ, SK, SN AND ST CLASSES WILL BE SENSITIVE IN VARYING DEGREES TO THE RATE OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) OF THE RELATED MORTGAGE LOANS AND TO THE LEVEL OF THE APPLICABLE INDEX. THE MORTGAGE LOANS GENERALLY CAN BE PREPAID AT ANY TIME. IN ADDITION, THE RATE OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) OF THE MORTGAGE LOANS IS LIKELY TO VARY, AND MAY VARY CONSIDERABLY, FROM POOL TO POOL. AS INDICATED IN THE TABLES BELOW, IT IS POSSIBLE THAT, UNDER CERTAIN INDEX AND PREPAYMENT SCENARIOS, INVESTORS IN THE SA, SL, SM, SG, SR, SP, SQ AND ST CLASSES WOULD NOT FULLY RECOUP THEIR INITIAL INVESTMENTS.

     Changes in the applicable Index may not correlate with changes in prevailing mortgage interest rates. It is possible that lower prevailing mortgage interest rates, which might be expected to result in faster prepayments, could occur concurrently with an increased level of such Index.

     The information set forth in the following tables was prepared on the basis of the Pricing Assumptions and the assumptions that (i) the interest rates applicable to the Inverse Floating Rate Classes and the SJ, SK, SN and ST Classes for the initial Interest Accrual Period are the actual and assumed rates appearing in the table under "Reference Sheet--Interest Rates" herein and for each Interest Accrual Period subsequent to the initial Interest Accrual Period will be based on the indicated level of the Index and (ii) the aggregate purchase prices of such Classes (expressed in each case as a percentage of original principal balance) are as follows:

                           CLASS                                PRICE*
                           -----                              ----------
SD .........................................................   90.84375%
SC .........................................................   75.00000%
SE .........................................................   92.75000%
SA .........................................................    4.06250%
SB .........................................................   99.00000%
SH .........................................................   76.25000%
SL .........................................................   16.00000%
SM..........................................................   16.00000%
SG .........................................................    2.78125%
SR .........................................................    4.00000%
SO..........................................................  100.00000%
SP..........................................................   23.50000%
SQ..........................................................   24.00000%
SJ .........................................................   72.00000%
SK .........................................................   88.50000%
SN .........................................................   88.50000%
ST..........................................................   23.75000%

---------------
        * The prices do not include accrued interest. Accrued interest has been added to such prices in calculating the yields set forth in the tables below.

              SENSITIVITY OF THE SD CLASS TO PREPAYMENTS AND LIBOR
                          (PRE-TAX YIELDS TO MATURITY)

                                                      PSA PREPAYMENT ASSUMPTION
                                            ---------------------------------------------
                  LIBOR                      50%    100%    160%    165%    250%    500%
                  -----                     -----   -----   -----   -----   -----   -----
3.65%.....................................  11.3%   11.8%   14.3%   14.3%   14.3%   16.6%
5.65%.....................................   6.9%    7.3%    9.8%    9.8%    9.9%   12.3%
7.65%.....................................   2.5%    2.9%    5.5%    5.5%    5.5%    8.0%
8.60%.....................................   0.5%    0.9%    3.4%    3.4%    3.4%    6.0%

              SENSITIVITY OF THE SC CLASS TO PREPAYMENTS AND LIBOR
                          (PRE-TAX YIELDS TO MATURITY)

                                                  PSA PREPAYMENT ASSUMPTION
                                            -------------------------------------
                  LIBOR                      50%    100%    165%    250%    500%
                  -----                     -----   -----   -----   -----   -----
3.65%.....................................  12.8%   12.8%   13.8%   22.9%   41.8%
5.65%.....................................   6.5%    6.6%    7.5%   16.7%   35.5%
7.50% and above...........................   1.1%    1.2%    2.0%   11.0%   29.8%

              SENSITIVITY OF THE SE CLASS TO PREPAYMENTS AND LIBOR
                          (PRE-TAX YIELDS TO MATURITY)

                                                  PSA PREPAYMENT ASSUMPTION
                                              ----------------------------------
                  LIBOR                       50%    100%   165%   250%    500%
                  -----                       ----   ----   ----   -----   -----
7.50% and below...........................    9.3%   9.3%   9.6%   11.8%   16.4%
7.85%.....................................    4.7%   4.8%   5.0%    7.3%   12.0%
8.20%.....................................    0.3%   0.3%   0.5%    2.9%    7.6%

              SENSITIVITY OF THE SA CLASS TO PREPAYMENTS AND LIBOR
                          (PRE-TAX YIELDS TO MATURITY)

                                                          PSA PREPAYMENT ASSUMPTION
                                              -------------------------------------------------
                  LIBOR                        50%      100%    160%    165%    250%     500%
                  -----                       ------   ------   -----   -----   -----   -------
3.65%.....................................    107.7%   101.9%   90.7%   89.6%   82.4%     36.5%
5.65%.....................................     46.6%    42.5%   29.8%   28.4%   18.5%   (38.7)%
7.50% and above...........................         *        *       *       *       *         *

---------------
     * The pre-tax yield to maturity would be less than (99.9)%.

              SENSITIVITY OF THE SB CLASS TO PREPAYMENTS AND LIBOR
                          (PRE-TAX YIELDS TO MATURITY)

                                                   PSA PREPAYMENT ASSUMPTION
                                            ---------------------------------------
                  LIBOR                     50%    100%   160%   165%   250%   500%
                  -----                     ----   ----   ----   ----   ----   ----
7.50% and below...........................  9.1%   9.1%   9.3%   9.3%   9.4%   9.7%
8.05%.....................................  4.6%   4.6%   4.8%   4.8%   4.9%   5.4%
8.60%.....................................  0.1%   0.1%   0.3%   0.3%   0.5%   1.0%

              SENSITIVITY OF THE SH CLASS TO PREPAYMENTS AND LIBOR
                          (PRE-TAX YIELDS TO MATURITY)

                                                  PSA PREPAYMENT ASSUMPTION
                                            -------------------------------------
                  LIBOR                      50%    100%    165%    350%    500%
                  -----                     -----   -----   -----   -----   -----
3.625%....................................  20.2%   20.2%   20.3%   41.0%   72.4%
5.625%....................................   9.9%   10.0%   10.1%   31.4%   62.6%
7.500%....................................   1.1%    1.2%    1.3%   22.7%   53.6%

              SENSITIVITY OF THE SL CLASS TO PREPAYMENTS AND LIBOR
                          (PRE-TAX YIELDS TO MATURITY)

                                                    PSA PREPAYMENT ASSUMPTION
                                            -----------------------------------------
                  LIBOR                      50%    100%    165%     350%      500%
                  -----                     -----   -----   -----   -------   -------
3.625%....................................  91.8%   91.8%   91.8%     58.7%   (29.2)%
5.625%....................................  42.1%   42.1%   42.1%   (11.7)%   (97.7)%
7.500%....................................      *       *       *         *         *

---------------
     * The pre-tax yield to maturity would be less than (99.9)%.

              SENSITIVITY OF THE SM CLASS TO PREPAYMENTS AND LIBOR
                          (PRE-TAX YIELDS TO MATURITY)

                                                    PSA PREPAYMENT ASSUMPTION
                                            -----------------------------------------
                  LIBOR                      50%    100%    165%     350%      500%
                  -----                     -----   -----   -----   -------   -------
7.50% and below...........................  59.0%   59.0%   59.0%     14.4%   (72.9)%
7.85%.....................................  28.4%   28.4%   28.3%   (36.1)%         *
8.20%.....................................      *       *       *         *         *

---------------
     * The pre-tax yield to maturity would be less than (99.9)%.

              SENSITIVITY OF THE SG CLASS TO PREPAYMENTS AND LIBOR
                          (PRE-TAX YIELDS TO MATURITY)

                                                   PSA PREPAYMENT ASSUMPTION
                                            ---------------------------------------
                  LIBOR                      50%    100%    250%     350%     500%
                  -----                     -----   -----   -----   -------   -----
3.65625%..................................  16.3%   16.2%   13.8%   (13.6)%       *
5.65625%..................................  16.3%   16.2%   13.8%   (13.6)%       *
7.55000%..................................      *       *       *         *       *

---------------
     * The pre-tax yield to maturity would be less than (99.9)%.

              SENSITIVITY OF THE SR CLASS TO PREPAYMENTS AND LIBOR
                          (PRE-TAX YIELDS TO MATURITY)

                                                        PSA PREPAYMENT ASSUMPTION
                                            -------------------------------------------------
                  LIBOR                      50%      100%    160%    165%    250%     500%
                  -----                     ------   ------   -----   -----   -----   -------
3.65%.....................................  110.5%   104.3%   92.7%   91.6%   84.0%     35.8%
5.65%.....................................   47.9%    43.6%   30.7%   29.3%   19.2%   (40.0)%
7.50% and above...........................       *        *       *       *       *         *

---------------
     * The pre-tax yield to maturity would be less than (99.9)%.

              SENSITIVITY OF THE SO CLASS TO PREPAYMENTS AND LIBOR
                          (PRE-TAX YIELDS TO MATURITY)

                                                   PSA PREPAYMENT ASSUMPTION
                                            ---------------------------------------
                  LIBOR                     50%    100%   160%   165%   250%   500%
                  -----                     ----   ----   ----   ----   ----   ----
7.50% and below...........................  9.0%   9.0%   9.0%   9.0%   9.0%   9.0%
8.05%.....................................  4.5%   4.5%   4.5%   4.5%   4.5%   4.6%
8.60%.....................................  0.0%   0.0%   0.1%   0.1%   0.2%   0.3%

              SENSITIVITY OF THE SP CLASS TO PREPAYMENTS AND COFI
                          (PRE-TAX YIELDS TO MATURITY)

                                                     PSA PREPAYMENT ASSUMPTION
                                            --------------------------------------------
                   COFI                       50%      100%      175%      350%     500%
                   ----                     -------   -------   -------   -------   ----
2.941%....................................    42.5%     42.5%     42.4%   (13.9)%    *
4.941%....................................    20.8%     20.7%     20.0%   (53.2)%    *
6.941%....................................  (13.4)%   (14.5)%   (18.4)%         *    *
7.000% and above..........................        *         *         *         *    *

---------------
     * The pre-tax yield to maturity would be less than (99.9)%.

              SENSITIVITY OF THE SQ CLASS TO PREPAYMENTS AND COFI
                          (PRE-TAX YIELDS TO MATURITY)

                                                  PSA PREPAYMENT ASSUMPTION
                                            --------------------------------------
                   COFI                      50%    100%    175%     350%     500%
                   ----                     -----   -----   -----   -------   ----
7.0% and below............................  17.5%   17.4%   16.5%   (60.3)%    *
7.9%......................................   7.0%    6.7%    4.9%   (85.6)%    *
8.8%......................................      *       *       *         *    *

---------------
     * The pre-tax yield to maturity would be less than (99.9)%.

              SENSITIVITY OF THE SJ CLASS TO PREPAYMENTS AND LIBOR
                          (PRE-TAX YIELDS TO MATURITY)

                                                  PSA PREPAYMENT ASSUMPTION
                                            -------------------------------------
                  LIBOR                      50%    100%    165%    350%    500%
                  -----                     -----   -----   -----   -----   -----
3.625%....................................  18.5%   18.5%   18.7%   32.1%   51.0%
5.625%....................................   9.3%    9.3%    9.6%   23.5%   42.2%
7.500% and above..........................   1.4%    1.5%    1.7%   15.7%   34.3%

              SENSITIVITY OF THE SK CLASS TO PREPAYMENTS AND LIBOR
                          (PRE-TAX YIELDS TO MATURITY)

                                                 PSA PREPAYMENT ASSUMPTION
                                            -----------------------------------
                  LIBOR                     50%    100%   165%    350%    500%
                  -----                     ----   ----   -----   -----   -----
7.50% and below...........................  9.9%   9.9%   10.0%   15.0%   21.5%
7.85%.....................................  5.1%   5.2%    5.3%   10.4%   17.0%
8.20%.....................................  0.5%   0.6%    0.7%    5.9%   12.6%

              SENSITIVITY OF THE SN CLASS TO PREPAYMENTS AND LIBOR
                          (PRE-TAX YIELDS TO MATURITY)

                                                  PSA PREPAYMENT ASSUMPTION
                                            -------------------------------------
                  LIBOR                      50%    100%    165%    350%    500%
                  -----                     -----   -----   -----   -----   -----
3.625%....................................  13.8%   13.9%   13.9%   18.7%   25.1%
5.625%....................................   7.9%    7.9%    8.0%   13.0%   19.5%
7.625%....................................   2.1%    2.2%    2.3%    7.4%   14.0%
8.200%....................................   0.5%    0.6%    0.7%    5.8%   12.4%

              SENSITIVITY OF THE ST CLASS TO PREPAYMENTS AND COFI
                          (PRE-TAX YIELDS TO MATURITY)

                                                    PSA PREPAYMENT ASSUMPTION
                                            -----------------------------------------
                   COFI                      50%    100%    175%     350%      500%
                   ----                     -----   -----   -----   -------   -------
2.941%....................................  62.2%   62.2%   62.2%     15.4%   (76.4)%
4.941%....................................  39.9%   39.9%   39.8%   (18.1)%      *
6.941%....................................  18.4%   18.3%   17.5%   (58.3)%      *
8.800%....................................    *       *       *        *         *

---------------
     * The pre-tax yield to maturity would be less than (99.9)%.

     The Principal Only Classes. THE PRINCIPAL ONLY CLASSES WILL NOT BEAR INTEREST. AS INDICATED IN THE TABLES BELOW, A LOW RATE OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) ON THE RELATED MORTGAGE LOANS WILL HAVE A NEGATIVE EFFECT ON THE YIELDS TO INVESTORS IN THE PRINCIPAL ONLY CLASSES.

     The information set forth in the following tables was prepared on the basis of the Pricing Assumptions and the assumption that the aggregate purchase prices of the Principal Only Classes (expressed in each case as a percentage of original principal balance) are as follows:

                           CLASS                              PRICE
                           -----                              ------
PL..........................................................  56.0%
PM..........................................................  72.5%
PO..........................................................  50.0%

            SENSITIVITY OF THE PRINCIPAL ONLY CLASSES TO PREPAYMENTS
                          (PRE-TAX YIELDS TO MATURITY)

                                                PSA PREPAYMENT ASSUMPTION
                                            ----------------------------------
                  CLASS                     50%    100%   165%   350%    500%
                  -----                     ----   ----   ----   -----   -----
PL .......................................  2.5%   2.6%   3.0%   28.2%   63.3%
PM........................................  1.4%   1.4%   1.7%   15.1%   32.8%

                                                PSA PREPAYMENT ASSUMPTION
                                            ----------------------------------
                  CLASS                     50%    100%   175%   350%    500%
                  -----                     ----   ----   ----   -----   -----
PO .......................................  3.0%   3.3%   4.2%   36.0%   84.4%

WEIGHTED AVERAGE LIVES OF THE CERTIFICATES

     The weighted average life of a Certificate is determined by (a) multiplying the amount of the reduction, if any, of the principal balance of such Certificate from one Distribution Date to the next Distribution Date by the number of years from the Settlement Date to the second such Distribution Date,
(b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in principal balance of such Certificate referred to in clause (a). For a description of the factors which may influence the weighted average life of a Certificate, see "Description of the Certificates--Weighted Average Life and Final Distribution Dates" in the REMIC Prospectus.

     In general, the weighted average lives of the Certificates will be shortened if the level of prepayments of principal of the related Mortgage Loans increases. However, the weighted average lives will depend upon a variety of other factors, including the timing of changes in such rate of principal payments, the priority sequences of distributions of principal of the Group 1, Group 6 and Group 8 Classes and, in the case of the Group 2, Group 3, Group 4, Group 5, Group 7, and Group 9 Classes, the priority sequences of principal distributions of the related Underlying REMIC Certificates. The weighted average lives of certain Group 1 and Group 8 Classes will also depend on the distribution of principal of certain Classes in accordance with the Principal Balance Schedules. See "Distributions of Principal" herein and "Description of the Certificates--Distributions of Principal" in the Underlying REMIC Disclosure Documents.

     The effect of the foregoing factors may differ as to various Classes and the effects on any Class may vary at different times during the life of such Class. Accordingly, no assurance can be given as to the weighted average life of any Class. Further, to the extent the prices of the Certificates represent discounts or premiums to their respective original principal balances, variability in the weighted average lives of such Classes of Certificates could result in variability in the related yields to maturity. For an example of how the weighted average lives of the Classes may be affected at various constant prepayment rates, see the Decrement Tables below.

DECREMENT TABLES

     The following tables indicate the percentages of original principal balances of the specified Classes that would be outstanding after each of the dates shown at various constant PSA rates and the corresponding weighted average lives of such Classes. The tables have been prepared on the basis of the Pricing Assumptions, except that with respect to the information set forth for each such Class under 0% PSA it has been assumed that the underlying Mortgage Loans have the original and remaining terms to maturity and bear interest at the per annum rates specified below:

                               ORIGINAL      REMAINING
 MORTGAGE LOANS RELATING TO      TERMS         TERMS      INTEREST   RELATED
TRUST ASSETS SPECIFIED BELOW  TO MATURITY   TO MATURITY    RATES     GROUPS
----------------------------  -----------   -----------   --------   -------
        Group 1 MBS           360 months    360 months      9.5%     Group 1
          1993-G34            360 months    311 months      8.0%     Group 2
          1993-198            360 months    311 months      9.0%     Group 3
          1993-121            360 months    308 months      9.5%     Group 4
          1993-178            360 months    310 months      9.5%     Group 5
        Group 6 MBS           360 months    360 months      9.5%     Group 6
          1993-210            360 months    312 months      9.0%     Group 7
         Trust SMBS           360 months    359 months      9.5%     Group 8
          1993-103            360 months    308 months      9.5%     Group 9

     It is not likely that (i) all of the underlying Mortgage Loans will have the interest rates, CAGEs or WALAs or remaining terms to maturity assumed or
(ii) the underlying Mortgage Loans will prepay at a constant PSA level. In addition, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables at the specified constant PSA rates, even if the distributions of the weighted average remaining terms to maturity and the weighted average CAGEs or WALAs of the Mortgage Loans are identical to the distributions of the remaining terms to maturity and CAGEs or WALAs specified in the Pricing Assumptions.

               PERCENT OF ORIGINAL PRINCIPAL BALANCES OUTSTANDING

                                   PB CLASS
                     -------------------------------------
                                PSA PREPAYMENT
                                  ASSUMPTION
                     -------------------------------------
        DATE          0%     100%    165%    250%    500%
        ----          --     ----    ----    ----    ----
Initial Percent.....   100     100     100     100     100
November 1998.......    96      91      91      91      91
November 1999.......    92      75      75      75      75
November 2000.......    87      33      33      33       0
November 2001.......    82       0       0       0       0
November 2002.......    76       0       0       0       0
November 2003.......    70       0       0       0       0
November 2004.......    63       0       0       0       0
November 2005.......    55       0       0       0       0
November 2006.......    46       0       0       0       0
November 2007.......    37       0       0       0       0
November 2008.......    27       0       0       0       0
November 2009.......    16       0       0       0       0
November 2010.......     4       0       0       0       0
November 2011.......     0       0       0       0       0
November 2012.......     0       0       0       0       0
November 2013.......     0       0       0       0       0
November 2014.......     0       0       0       0       0
November 2015.......     0       0       0       0       0
November 2016.......     0       0       0       0       0
November 2017.......     0       0       0       0       0
November 2018.......     0       0       0       0       0
November 2019.......     0       0       0       0       0
November 2020.......     0       0       0       0       0
November 2021.......     0       0       0       0       0
November 2022.......     0       0       0       0       0
November 2023.......     0       0       0       0       0
November 2024.......     0       0       0       0       0
November 2025.......     0       0       0       0       0
November 2026.......     0       0       0       0       0
November 2027.......     0       0       0       0       0
Weighted Average
 Life (years)**.....   8.0     2.5     2.5     2.5     2.2

                                    PC CLASS
                      -------------------------------------
                                 PSA PREPAYMENT
                                   ASSUMPTION
                      -------------------------------------
        DATE           0%     100%    165%    250%    500%
        ----           --     ----    ----    ----    ----
Initial Percent.....    100     100     100     100     100
November 1998.......    100     100     100     100     100
November 1999.......    100     100     100     100     100
November 2000.......    100     100     100     100      55
November 2001.......    100      88      88      88       0
November 2002.......    100       6       6       6       0
November 2003.......    100       0       0       0       0
November 2004.......    100       0       0       0       0
November 2005.......    100       0       0       0       0
November 2006.......    100       0       0       0       0
November 2007.......    100       0       0       0       0
November 2008.......    100       0       0       0       0
November 2009.......    100       0       0       0       0
November 2010.......    100       0       0       0       0
November 2011.......     78       0       0       0       0
November 2012.......     45       0       0       0       0
November 2013.......      8       0       0       0       0
November 2014.......      0       0       0       0       0
November 2015.......      0       0       0       0       0
November 2016.......      0       0       0       0       0
November 2017.......      0       0       0       0       0
November 2018.......      0       0       0       0       0
November 2019.......      0       0       0       0       0
November 2020.......      0       0       0       0       0
November 2021.......      0       0       0       0       0
November 2022.......      0       0       0       0       0
November 2023.......      0       0       0       0       0
November 2024.......      0       0       0       0       0
November 2025.......      0       0       0       0       0
November 2026.......      0       0       0       0       0
November 2027.......      0       0       0       0       0
Weighted Average
 Life (years)**.....   14.8     4.5     4.5     4.5     3.0

                                PD AND PH CLASSES
                      -------------------------------------
                                 PSA PREPAYMENT
                                   ASSUMPTION
                      -------------------------------------
        DATE           0%     100%    165%    250%    500%
        ----           --     ----    ----    ----    ----
Initial Percent.....    100     100     100     100     100
November 1998.......    100     100     100     100     100
November 1999.......    100     100     100     100     100
November 2000.......    100     100     100     100     100
November 2001.......    100     100     100     100       0
November 2002.......    100     100     100     100       0
November 2003.......    100      48      48      48       0
November 2004.......    100       0       0       0       0
November 2005.......    100       0       0       0       0
November 2006.......    100       0       0       0       0
November 2007.......    100       0       0       0       0
November 2008.......    100       0       0       0       0
November 2009.......    100       0       0       0       0
November 2010.......    100       0       0       0       0
November 2011.......    100       0       0       0       0
November 2012.......    100       0       0       0       0
November 2013.......    100       0       0       0       0
November 2014.......     77       0       0       0       0
November 2015.......     45       0       0       0       0
November 2016.......     10       0       0       0       0
November 2017.......      0       0       0       0       0
November 2018.......      0       0       0       0       0
November 2019.......      0       0       0       0       0
November 2020.......      0       0       0       0       0
November 2021.......      0       0       0       0       0
November 2022.......      0       0       0       0       0
November 2023.......      0       0       0       0       0
November 2024.......      0       0       0       0       0
November 2025.......      0       0       0       0       0
November 2026.......      0       0       0       0       0
November 2027.......      0       0       0       0       0
Weighted Average
 Life (years)**.....   17.8     6.0     6.0     6.0     3.6

---------------
** Determined as specified under "Weighted Average Lives of the Certificates" herein.

                               PJ AND PG CLASSES
                     -------------------------------------
                                PSA PREPAYMENT
                                  ASSUMPTION
                     -------------------------------------
        DATE          0%     100%    165%    250%    500%
        ----          --     ----    ----    ----    ----
Initial Percent.....   100     100     100     100     100
November 1998.......   100     100     100     100     100
November 1999.......   100     100     100     100     100
November 2000.......   100     100     100     100     100
November 2001.......   100     100     100     100      88
November 2002.......   100     100     100     100       0
November 2003.......   100     100     100     100       0
November 2004.......   100      95      95      95       0
November 2005.......   100      42      42      42       0
November 2006.......   100       0       0       0       0
November 2007.......   100       0       0       0       0
November 2008.......   100       0       0       0       0
November 2009.......   100       0       0       0       0
November 2010.......   100       0       0       0       0
November 2011.......   100       0       0       0       0
November 2012.......   100       0       0       0       0
November 2013.......   100       0       0       0       0
November 2014.......   100       0       0       0       0
November 2015.......   100       0       0       0       0
November 2016.......   100       0       0       0       0
November 2017.......    69       0       0       0       0
November 2018.......    24       0       0       0       0
November 2019.......     0       0       0       0       0
November 2020.......     0       0       0       0       0
November 2021.......     0       0       0       0       0
November 2022.......     0       0       0       0       0
November 2023.......     0       0       0       0       0
November 2024.......     0       0       0       0       0
November 2025.......     0       0       0       0       0
November 2026.......     0       0       0       0       0
November 2027.......     0       0       0       0       0
Weighted Average
 Life (years)**.....  20.4     7.9     7.9     7.9     4.3

                                    PE CLASS
                      -------------------------------------
                                 PSA PREPAYMENT
                                   ASSUMPTION
                      -------------------------------------
        DATE           0%     100%    165%    250%    500%
        ----           --     ----    ----    ----    ----
Initial Percent.....    100     100     100     100     100
November 1998.......    100     100     100     100     100
November 1999.......    100     100     100     100     100
November 2000.......    100     100     100     100     100
November 2001.......    100     100     100     100     100
November 2002.......    100     100     100     100      92
November 2003.......    100     100     100     100      63
November 2004.......    100     100     100     100      44
November 2005.......    100     100     100     100      30
November 2006.......    100      97      97      97      21
November 2007.......    100      81      81      81      14
November 2008.......    100      67      67      67      10
November 2009.......    100      56      56      56       7
November 2010.......    100      46      46      46       4
November 2011.......    100      38      38      38       3
November 2012.......    100      31      31      31       2
November 2013.......    100      25      25      25       1
November 2014.......    100      21      21      21       1
November 2015.......    100      17      17      17       1
November 2016.......    100      13      13      13       *
November 2017.......    100      11      11      11       *
November 2018.......    100       8       8       8       *
November 2019.......     90       7       7       7       *
November 2020.......     70       5       5       5       *
November 2021.......     48       4       4       4       *
November 2022.......     24       3       3       3       *
November 2023.......      2       2       2       2       *
November 2024.......      1       1       1       1       *
November 2025.......      1       1       1       1       *
November 2026.......      *       *       *       *       *
November 2027.......      0       0       0       0       0
Weighted Average
 Life (years)**.....   23.9    13.8    13.8    13.8     7.4

                                    IA+ CLASS
                      -------------------------------------
                                 PSA PREPAYMENT
                                   ASSUMPTION
                      -------------------------------------
        DATE           0%     100%    165%    250%    500%
        ----           --     ----    ----    ----    ----
Initial Percent.....    100     100     100     100     100
November 1998.......     98      96      96      96      96
November 1999.......     96      88      88      88      88
November 2000.......     94      69      69      69      46
November 2001.......     91      51      51      51      17
November 2002.......     89      38      38      38       0
November 2003.......     86      28      28      28       0
November 2004.......     82      18      18      18       0
November 2005.......     79       8       8       8       0
November 2006.......     75       0       0       0       0
November 2007.......     71       0       0       0       0
November 2008.......     66       0       0       0       0
November 2009.......     61       0       0       0       0
November 2010.......     55       0       0       0       0
November 2011.......     50       0       0       0       0
November 2012.......     44       0       0       0       0
November 2013.......     39       0       0       0       0
November 2014.......     33       0       0       0       0
November 2015.......     27       0       0       0       0
November 2016.......     21       0       0       0       0
November 2017.......     13       0       0       0       0
November 2018.......      5       0       0       0       0
November 2019.......      0       0       0       0       0
November 2020.......      0       0       0       0       0
November 2021.......      0       0       0       0       0
November 2022.......      0       0       0       0       0
November 2023.......      0       0       0       0       0
November 2024.......      0       0       0       0       0
November 2025.......      0       0       0       0       0
November 2026.......      0       0       0       0       0
November 2027.......      0       0       0       0       0
Weighted Average
 Life (years)**.....   13.2     4.5     4.5     4.5     3.0

                           FC, SC, FB AND SE CLASSES
                     -------------------------------------
                                PSA PREPAYMENT
                                  ASSUMPTION
                     -------------------------------------
        DATE          0%     100%    165%    250%    500%
        ----          --     ----    ----    ----    ----
Initial Percent.....   100     100     100     100     100
November 1998.......   100     100      98      88      58
November 1999.......   100     100      95      65       0
November 2000.......   100     100      91      41       0
November 2001.......   100     100      88      23       0
November 2002.......   100     100      85      11       0
November 2003.......   100     100      84       4       0
November 2004.......   100     100      83       *       0
November 2005.......   100     100      82       0       0
November 2006.......   100     100      81       0       0
November 2007.......   100     100      79       0       0
November 2008.......   100     100      75       0       0
November 2009.......   100     100      70       0       0
November 2010.......   100     100      66       0       0
November 2011.......   100     100      60       0       0
November 2012.......   100     100      55       0       0
November 2013.......   100     100      50       0       0
November 2014.......   100     100      45       0       0
November 2015.......   100     100      40       0       0
November 2016.......   100      97      35       0       0
November 2017.......   100      87      30       0       0
November 2018.......   100      77      26       0       0
November 2019.......   100      67      22       0       0
November 2020.......   100      57      18       0       0
November 2021.......   100      48      15       0       0
November 2022.......   100      39      12       0       0
November 2023.......   100      30       9       0       0
November 2024.......   100      21       6       0       0
November 2025.......   100      13       3       0       0
November 2026.......    54       5       1       0       0
November 2027.......     0       0       0       0       0
Weighted Average
 Life (years)**.....  29.1    23.9    15.5     2.8     1.1

                                     Z CLASS
                      -------------------------------------
                                 PSA PREPAYMENT
                                   ASSUMPTION
                      -------------------------------------
        DATE           0%     100%    165%    250%    500%
        ----           --     ----    ----    ----    ----
Initial Percent.....    100     100     100     100     100
November 1998.......    106     106     106     106      47
November 1999.......    115     115     115      12       0
November 2000.......    125     125     125       0       0
November 2001.......    135     135     135       0       0
November 2002.......    146     146     146       0       0
November 2003.......    158     158     158       0       0
November 2004.......    171     171     171       0       0
November 2005.......    186     186     186       0       0
November 2006.......    201     201     201       0       0
November 2007.......    218     218     218       0       0
November 2008.......    236     236     236       0       0
November 2009.......    255     255     245       0       0
November 2010.......    276     276     228       0       0
November 2011.......    299     299     210       0       0
November 2012.......    324     324     192       0       0
November 2013.......    351     351     173       0       0
November 2014.......    380     380     155       0       0
November 2015.......    412     371     138       0       0
November 2016.......    446     336     121       0       0
November 2017.......    483     301     105       0       0
November 2018.......    523     267      91       0       0
November 2019.......    566     233      76       0       0
November 2020.......    613     199      63       0       0
November 2021.......    664     166      51       0       0
November 2022.......    676     134      40       0       0
November 2023.......    654     103      30       0       0
November 2024.......    514      73      20       0       0
November 2025.......    360      44      12       0       0
November 2026.......    189      16       4       0       0
November 2027.......      0       0       0       0       0
Weighted Average
 Life (years)**.....   28.1    23.3    19.4     1.6     1.0

                                    IO+ CLASS
                      -------------------------------------
                                 PSA PREPAYMENT
                                   ASSUMPTION
                      -------------------------------------
        DATE           0%     100%    165%    250%    500%
        ----           --     ----    ----    ----    ----
Initial Percent.....    100     100     100     100     100
November 1998.......      0       0       0       0       0
November 1999.......      0       0       0       0       0
November 2000.......      0       0       0       0       0
November 2001.......      0       0       0       0       0
November 2002.......      0       0       0       0       0
November 2003.......      0       0       0       0       0
November 2004.......      0       0       0       0       0
November 2005.......      0       0       0       0       0
November 2006.......      0       0       0       0       0
November 2007.......      0       0       0       0       0
November 2008.......      0       0       0       0       0
November 2009.......      0       0       0       0       0
November 2010.......      0       0       0       0       0
November 2011.......      0       0       0       0       0
November 2012.......      0       0       0       0       0
November 2013.......      0       0       0       0       0
November 2014.......      0       0       0       0       0
November 2015.......      0       0       0       0       0
November 2016.......      0       0       0       0       0
November 2017.......      0       0       0       0       0
November 2018.......      0       0       0       0       0
November 2019.......      0       0       0       0       0
November 2020.......      0       0       0       0       0
November 2021.......      0       0       0       0       0
November 2022.......      0       0       0       0       0
November 2023.......      0       0       0       0       0
November 2024.......      0       0       0       0       0
November 2025.......      0       0       0       0       0
November 2026.......      0       0       0       0       0
November 2027.......      0       0       0       0       0
Weighted Average
 Life (years)**.....    0.2     0.2     0.2     0.2     0.2

---------------
 * Indicates an outstanding balance greater than 0% and less than 0.5% of the original principal balance.

** Determined as specified under "Weighted Average Lives of the Certificates" herein.

 + In the case of a Notional Class, the Decrement Table indicates the percentage of the original notional principal balance outstanding.

                                   FD AND SD CLASSES
                     ---------------------------------------------
                                    PSA PREPAYMENT
                                      ASSUMPTION
                     ---------------------------------------------
        DATE          0%     100%    160%    165%    250%    500%
        ----          --     ----    ----    ----    ----    ----
Initial Percent.....   100     100     100     100     100     100
November 1998.......   100      90      84      84      84      84
November 1999.......   100      74      55      55      55      36
November 2000.......   100      74      41      41      41       0
November 2001.......   100      74      29      29      29       0
November 2002.......   100      74      19      19      19       0
November 2003.......   100      74      12      12      12       0
November 2004.......   100      74       6       6       6       0
November 2005.......   100      74       2       2       1       0
November 2006.......   100      74       0       0       *       0
November 2007.......   100      72       0       0       *       0
November 2008.......   100      68       0       0       *       0
November 2009.......   100      63       0       0       *       0
November 2010.......   100      55       0       0       *       0
November 2011.......   100      47       0       0       *       0
November 2012.......   100      38       0       0       *       0
November 2013.......   100      28       0       0       *       0
November 2014.......   100      18       0       0       *       0
November 2015.......   100       7       0       0       *       0
November 2016.......   100       0       0       0       *       0
November 2017.......   100       0       0       0       *       0
November 2018.......   100       0       0       0       *       0
November 2019.......   100       0       0       0       *       0
November 2020.......   100       0       0       0       *       0
November 2021.......   100       0       0       0       *       0
November 2022.......   100       0       0       0       *       0
November 2023.......    93       0       0       0       *       0
November 2024.......    51       0       0       0       *       0
November 2025.......     4       0       0       0       *       0
November 2026.......     0       0       0       0       *       0
November 2027.......     0       0       0       0       0       0
Weighted Average
 Life (years)**.....  27.0    11.3     3.0     3.0     3.0     1.7

                                 FA, SA+ AND SB CLASSES
                      ---------------------------------------------
                                     PSA PREPAYMENT
                                       ASSUMPTION
                      ---------------------------------------------
        DATE           0%     100%    160%    165%    250%    500%
        ----           --     ----    ----    ----    ----    ----
Initial Percent.....    100     100     100     100     100     100
November 1998.......     99      93      89      89      83      75
November 1999.......     97      83      70      69      69      21
November 2000.......     96      81      58      56      48       0
November 2001.......     94      79      48      46      30       0
November 2002.......     92      77      40      37      18       0
November 2003.......     90      75      33      30       9       0
November 2004.......     88      73      27      24       4       0
November 2005.......     85      70      22      19       1       0
November 2006.......     82      68      18      14       *       0
November 2007.......     80      64      13      10       *       0
November 2008.......     76      58       8       4       *       0
November 2009.......     73      52       2       0       *       0
November 2010.......     69      44       0       0       *       0
November 2011.......     65      35       0       0       *       0
November 2012.......     61      25       0       0       *       0
November 2013.......     56      15       0       0       *       0
November 2014.......     51       4       0       0       *       0
November 2015.......     46       0       0       0       *       0
November 2016.......     40       0       0       0       *       0
November 2017.......     34       0       0       0       *       0
November 2018.......     27       0       0       0       *       0
November 2019.......     19       0       0       0       *       0
November 2020.......     11       0       0       0       *       0
November 2021.......      2       0       0       0       *       0
November 2022.......      0       0       0       0       *       0
November 2023.......      0       0       0       0       *       0
November 2024.......      0       0       0       0       *       0
November 2025.......      0       0       0       0       *       0
November 2026.......      0       0       0       0       *       0
November 2027.......      0       0       0       0       0       0
Weighted Average
 Life (years)**.....   15.9    10.5     4.8     4.5     3.1     1.4

                                FH AND SH CLASSES
                      -------------------------------------
                                 PSA PREPAYMENT
                                   ASSUMPTION
                      -------------------------------------
        DATE           0%     100%    165%    350%    500%
        ----           --     ----    ----    ----    ----
Initial Percent.....    100     100     100     100     100
November 1998.......    100     100     100      81       0
November 1999.......    100     100     100       0       0
November 2000.......    100     100     100       0       0
November 2001.......    100     100     100       0       0
November 2002.......    100     100     100       0       0
November 2003.......    100     100     100       0       0
November 2004.......    100     100     100       0       0
November 2005.......    100     100     100       0       0
November 2006.......    100     100     100       0       0
November 2007.......    100     100     100       0       0
November 2008.......    100     100     100       0       0
November 2009.......    100     100     100       0       0
November 2010.......    100     100     100       0       0
November 2011.......    100     100     100       0       0
November 2012.......    100     100     100       0       0
November 2013.......    100     100     100       0       0
November 2014.......    100     100     100       0       0
November 2015.......    100     100      94       0       0
November 2016.......    100     100      76       0       0
November 2017.......    100     100      59       0       0
November 2018.......    100     100      44       0       0
November 2019.......    100      96      30       0       0
November 2020.......    100      59      17       0       0
November 2021.......    100      25       6       0       0
November 2022.......    100       3       *       0       0
November 2023.......      0       0       0       0       0
November 2024.......      0       0       0       0       0
November 2025.......      0       0       0       0       0
November 2026.......      0       0       0       0       0
November 2027.......      0       0       0       0       0
Weighted Average
 Life (years)**.....   25.7    23.4    20.8     1.3     0.6

                                     A CLASS
                      -------------------------------------
                                 PSA PREPAYMENT
                                   ASSUMPTION
                      -------------------------------------
        DATE           0%     100%    140%    350%    500%
        ----           --     ----    ----    ----    ----
Initial Percent.....    100     100     100     100     100
November 1998.......    100     100     100     100     100
November 1999.......    100     100     100     100     100
November 2000.......    100     100     100     100     100
November 2001.......    100     100     100     100      59
November 2002.......    100      90      90      89      23
November 2003.......    100      64      64      56       0
November 2004.......    100      43      43      30       0
November 2005.......    100      25      25      10       0
November 2006.......    100      10      10       0       0
November 2007.......    100       0       0       0       0
November 2008.......    100       0       0       0       0
November 2009.......    100       0       0       0       0
November 2010.......    100       0       0       0       0
November 2011.......    100       0       0       0       0
November 2012.......     98       0       0       0       0
November 2013.......     78       0       0       0       0
November 2014.......     56       0       0       0       0
November 2015.......     32       0       0       0       0
November 2016.......      6       0       0       0       0
November 2017.......      0       0       0       0       0
November 2018.......      0       0       0       0       0
November 2019.......      0       0       0       0       0
November 2020.......      0       0       0       0       0
November 2021.......      0       0       0       0       0
November 2022.......      0       0       0       0       0
November 2023.......      0       0       0       0       0
November 2024.......      0       0       0       0       0
November 2025.......      0       0       0       0       0
November 2026.......      0       0       0       0       0
November 2027.......      0       0       0       0       0
Weighted Average
 Life (years)**.....   17.2     6.9     6.9     6.4     4.4

                                    B CLASS
                     -------------------------------------
                                PSA PREPAYMENT
                                  ASSUMPTION
                     -------------------------------------
        DATE          0%     100%    165%    350%    500%
        ----          --     ----    ----    ----    ----
Initial Percent.....   100     100     100     100     100
November 1998.......   100     100     100     100     100
November 1999.......   100     100     100     100     100
November 2000.......   100     100     100     100     100
November 2001.......   100     100     100     100     100
November 2002.......   100     100     100     100      98
November 2003.......   100     100     100     100      67
November 2004.......   100     100     100     100      46
November 2005.......   100     100     100      82      31
November 2006.......   100     100     100      63      21
November 2007.......   100      85      85      48      14
November 2008.......   100      70      70      36      10
November 2009.......   100      57      57      27       6
November 2010.......   100      47      47      21       4
November 2011.......   100      38      38      15       3
November 2012.......   100      30      30      11       2
November 2013.......   100      24      24       8       1
November 2014.......   100      19      19       6       1
November 2015.......   100      15      15       4       *
November 2016.......   100      11      11       3       *
November 2017.......    80       8       8       2       *
November 2018.......    39       6       6       1       *
November 2019.......     4       4       4       1       *
November 2020.......     2       2       2       *       *
November 2021.......     1       1       1       *       *
November 2022.......     0       0       0       *       *
November 2023.......     0       0       0       0       0
November 2024.......     0       0       0       0       0
November 2025.......     0       0       0       0       0
November 2026.......     0       0       0       0       0
November 2027.......     0       0       0       0       0
Weighted Average
 Life (years)**.....  20.8    13.7    13.7    10.8     7.6

                            FJ, PL, SL+, PM, SM+, SJ,
                                SK AND SN CLASSES
                      -------------------------------------
                                 PSA PREPAYMENT
                                   ASSUMPTION
                      -------------------------------------
        DATE           0%     100%    165%    350%    500%
        ----           --     ----    ----    ----    ----
Initial Percent.....    100     100     100     100     100
November 1998.......    100     100     100     100      57
November 1999.......    100     100     100      63       *
November 2000.......    100     100     100       *       *
November 2001.......    100     100     100       *       *
November 2002.......    100     100     100       *       *
November 2003.......    100     100     100       *       *
November 2004.......    100     100     100       *       *
November 2005.......    100     100     100       *       *
November 2006.......    100     100     100       *       *
November 2007.......    100     100     100       *       *
November 2008.......    100     100     100       *       *
November 2009.......    100     100     100       *       *
November 2010.......    100     100     100       *       *
November 2011.......    100     100     100       *       *
November 2012.......    100     100     100       *       *
November 2013.......    100     100      88       *       *
November 2014.......    100     100      74       *       *
November 2015.......    100     100      61       *       *
November 2016.......    100     100      50       *       *
November 2017.......    100     100      39       *       *
November 2018.......    100      86      29       *       *
November 2019.......    100      61      20       *       *
November 2020.......    100      38      11       *       *
November 2021.......    100      16       4       *       *
November 2022.......    100       *       *       *       *
November 2023.......      *       *       *       *       *
November 2024.......      *       *       *       *       *
November 2025.......      *       *       *       *       *
November 2026.......      *       *       *       *       *
November 2027.......      0       0       0       0       0
Weighted Average
 Life (years)**.....   25.5    22.6    19.3     2.2     1.1


                               C, D AND E CLASSES
                      -------------------------------------
                                 PSA PREPAYMENT
                                   ASSUMPTION
                      -------------------------------------
        DATE           0%     100%    180%    350%    500%
        ----           --     ----    ----    ----    ----
Initial Percent.....    100     100     100     100     100
November 1998.......     99      93      88      79      70
November 1999.......     98      84      74      54      39
November 2000.......     97      76      61      35      16
November 2001.......     96      68      50      20       1
November 2002.......     95      60      40       8       0
November 2003.......     94      53      31       0       0
November 2004.......     92      47      23       0       0
November 2005.......     91      41      16       0       0
November 2006.......     89      35      10       0       0
November 2007.......     87      29       4       0       0
November 2008.......     85      24       0       0       0
November 2009.......     83      19       0       0       0
November 2010.......     80      14       0       0       0
November 2011.......     77      10       0       0       0
November 2012.......     74       6       0       0       0
November 2013.......     71       2       0       0       0
November 2014.......     67       0       0       0       0
November 2015.......     63       0       0       0       0
November 2016.......     58       0       0       0       0
November 2017.......     53       0       0       0       0
November 2018.......     48       0       0       0       0
November 2019.......     42       0       0       0       0
November 2020.......     35       0       0       0       0
November 2021.......     28       0       0       0       0
November 2022.......     20       0       0       0       0
November 2023.......     11       0       0       0       0
November 2024.......      2       0       0       0       0
November 2025.......      0       0       0       0       0
November 2026.......      0       0       0       0       0
November 2027.......      0       0       0       0       0
Weighted Average
 Life (years)**.....   18.9     7.1     4.5     2.5     1.8


                                     G CLASS
                      -------------------------------------
                                 PSA PREPAYMENT
                                   ASSUMPTION
                      -------------------------------------
        DATE           0%     100%    180%    350%    500%
        ----           --     ----    ----    ----    ----
Initial Percent.....    100     100     100     100     100
November 1998.......    100     100     100     100     100
November 1999.......    100     100     100     100     100
November 2000.......    100     100     100     100     100
November 2001.......    100     100     100     100     100
November 2002.......    100     100     100     100      71
November 2003.......    100     100     100      97      49
November 2004.......    100     100     100      75      34
November 2005.......    100     100     100      58      23
November 2006.......    100     100     100      45      16
November 2007.......    100     100     100      35      11
November 2008.......    100     100      98      27       7
November 2009.......    100     100      85      21       5
November 2010.......    100     100      74      16       3
November 2011.......    100     100      63      12       2
November 2012.......    100     100      54       9       2
November 2013.......    100     100      46       7       1
November 2014.......    100      94      39       5       1
November 2015.......    100      84      33       4       *
November 2016.......    100      73      28       3       *
November 2017.......    100      64      23       2       *
November 2018.......    100      55      19       2       *
November 2019.......    100      46      15       1       *
November 2020.......    100      38      12       1       *
November 2021.......    100      30       9       *       *
November 2022.......    100      23       6       *       *
November 2023.......    100      16       4       *       *
November 2024.......    100       9       2       *       *
November 2025.......     73       3       1       *       *
November 2026.......     38       0       0       0       0
November 2027.......      0       0       0       0       0
Weighted Average
 Life (years)**.....   28.7    21.9    16.6     9.7     6.8

---------------
 * Indicates an outstanding balance greater than 0% and less than 0.5% of the original principal balance.

** Determined as specified under "Weighted Average Lives of the Certificates" herein.

 + In the case of a Notional Class, the Decrement Table indicates the percentage of the original notional principal balance outstanding.

                              FG AND SG+ CLASSES
                     -------------------------------------
                                PSA PREPAYMENT
                                  ASSUMPTION
                     -------------------------------------
        DATE          0%     100%    250%    350%    500%
        ----          --     ----    ----    ----    ----
Initial Percent.....   100     100     100     100     100
November 1998.......   100     100     100     100     100
November 1999.......   100     100     100     100       0
November 2000.......   100     100     100      77       0
November 2001.......   100     100     100      41       0
November 2002.......   100     100     100      22       0
November 2003.......   100     100     100      12       0
November 2004.......   100     100     100       9       0
November 2005.......   100     100     100       6       0
November 2006.......   100     100     100       *       0
November 2007.......   100     100      86       0       0
November 2008.......   100     100      73       0       0
November 2009.......   100     100      61       0       0
November 2010.......   100     100      51       0       0
November 2011.......   100     100      42       0       0
November 2012.......   100     100      34       0       0
November 2013.......   100     100      27       0       0
November 2014.......   100     100      22       0       0
November 2015.......   100     100      17       0       0
November 2016.......   100     100      13       0       0
November 2017.......   100     100      10       0       0
November 2018.......   100      87       7       0       0
November 2019.......   100      64       4       0       0
November 2020.......   100      42       3       0       0
November 2021.......   100      21       1       0       0
November 2022.......   100       3       0       0       0
November 2023.......     0       0       0       0       0
November 2024.......     0       0       0       0       0
November 2025.......     0       0       0       0       0
November 2026.......     0       0       0       0       0
November 2027.......     0       0       0       0       0
Weighted Average
 Life (years)**.....  25.6    22.7    14.0     4.2     1.6

                                    PN CLASS
                      -------------------------------------
                                 PSA PREPAYMENT
                                   ASSUMPTION
                      -------------------------------------
        DATE           0%     100%    165%    250%    500%
        ----           --     ----    ----    ----    ----
Initial Percent.....    100     100     100     100     100
November 1998.......     96      90      90      90      90
November 1999.......     92      73      73      73      73
November 2000.......     88      35      35      35       0
November 2001.......     83       0       0       0       0
November 2002.......     77       0       0       0       0
November 2003.......     71       0       0       0       0
November 2004.......     65       0       0       0       0
November 2005.......     57       0       0       0       0
November 2006.......     49       0       0       0       0
November 2007.......     41       0       0       0       0
November 2008.......     31       0       0       0       0
November 2009.......     20       0       0       0       0
November 2010.......      9       0       0       0       0
November 2011.......      0       0       0       0       0
November 2012.......      0       0       0       0       0
November 2013.......      0       0       0       0       0
November 2014.......      0       0       0       0       0
November 2015.......      0       0       0       0       0
November 2016.......      0       0       0       0       0
November 2017.......      0       0       0       0       0
November 2018.......      0       0       0       0       0
November 2019.......      0       0       0       0       0
November 2020.......      0       0       0       0       0
November 2021.......      0       0       0       0       0
November 2022.......      0       0       0       0       0
November 2023.......      0       0       0       0       0
November 2024.......      0       0       0       0       0
November 2025.......      0       0       0       0       0
November 2026.......      0       0       0       0       0
November 2027.......      0       0       0       0       0
Weighted Average
 Life (years)**.....    8.3     2.5     2.5     2.5     2.2

                                    PQ CLASS
                      -------------------------------------
                                 PSA PREPAYMENT
                                   ASSUMPTION
                      -------------------------------------
        DATE           0%     100%    165%    250%    500%
        ----           --     ----    ----    ----    ----
Initial Percent.....    100     100     100     100     100
November 1998.......    100     100     100     100     100
November 1999.......    100     100     100     100     100
November 2000.......    100     100     100     100      54
November 2001.......    100      95      95      95       0
November 2002.......    100       6       6       6       0
November 2003.......    100       0       0       0       0
November 2004.......    100       0       0       0       0
November 2005.......    100       0       0       0       0
November 2006.......    100       0       0       0       0
November 2007.......    100       0       0       0       0
November 2008.......    100       0       0       0       0
November 2009.......    100       0       0       0       0
November 2010.......    100       0       0       0       0
November 2011.......     89       0       0       0       0
November 2012.......     53       0       0       0       0
November 2013.......     13       0       0       0       0
November 2014.......      0       0       0       0       0
November 2015.......      0       0       0       0       0
November 2016.......      0       0       0       0       0
November 2017.......      0       0       0       0       0
November 2018.......      0       0       0       0       0
November 2019.......      0       0       0       0       0
November 2020.......      0       0       0       0       0
November 2021.......      0       0       0       0       0
November 2022.......      0       0       0       0       0
November 2023.......      0       0       0       0       0
November 2024.......      0       0       0       0       0
November 2025.......      0       0       0       0       0
November 2026.......      0       0       0       0       0
November 2027.......      0       0       0       0       0
Weighted Average
 Life (years)**.....   15.1     4.5     4.5     4.5     3.0

                                   PR CLASS
                     -------------------------------------
                                PSA PREPAYMENT
                                  ASSUMPTION
                     -------------------------------------
        DATE          0%     100%    165%    250%    500%
        ----          --     ----    ----    ----    ----
Initial Percent.....   100     100     100     100     100
November 1998.......   100     100     100     100     100
November 1999.......   100     100     100     100     100
November 2000.......   100     100     100     100     100
November 2001.......   100     100     100     100       0
November 2002.......   100     100     100     100       0
November 2003.......   100      48      48      48       0
November 2004.......   100       0       0       0       0
November 2005.......   100       0       0       0       0
November 2006.......   100       0       0       0       0
November 2007.......   100       0       0       0       0
November 2008.......   100       0       0       0       0
November 2009.......   100       0       0       0       0
November 2010.......   100       0       0       0       0
November 2011.......   100       0       0       0       0
November 2012.......   100       0       0       0       0
November 2013.......   100       0       0       0       0
November 2014.......    80       0       0       0       0
November 2015.......    47       0       0       0       0
November 2016.......    12       0       0       0       0
November 2017.......     0       0       0       0       0
November 2018.......     0       0       0       0       0
November 2019.......     0       0       0       0       0
November 2020.......     0       0       0       0       0
November 2021.......     0       0       0       0       0
November 2022.......     0       0       0       0       0
November 2023.......     0       0       0       0       0
November 2024.......     0       0       0       0       0
November 2025.......     0       0       0       0       0
November 2026.......     0       0       0       0       0
November 2027.......     0       0       0       0       0
Weighted Average
 Life (years)**.....  17.9     6.0     6.0     6.0     3.6

                                    PS CLASS
                      -------------------------------------
                                 PSA PREPAYMENT
                                   ASSUMPTION
                      -------------------------------------
        DATE           0%     100%    165%    250%    500%
        ----           --     ----    ----    ----    ----
Initial Percent.....    100     100     100     100     100
November 1998.......    100     100     100     100     100
November 1999.......    100     100     100     100     100
November 2000.......    100     100     100     100     100
November 2001.......    100     100     100     100      86
November 2002.......    100     100     100     100       0
November 2003.......    100     100     100     100       0
November 2004.......    100      95      95      95       0
November 2005.......    100      42      42      42       0
November 2006.......    100       0       0       0       0
November 2007.......    100       0       0       0       0
November 2008.......    100       0       0       0       0
November 2009.......    100       0       0       0       0
November 2010.......    100       0       0       0       0
November 2011.......    100       0       0       0       0
November 2012.......    100       0       0       0       0
November 2013.......    100       0       0       0       0
November 2014.......    100       0       0       0       0
November 2015.......    100       0       0       0       0
November 2016.......    100       0       0       0       0
November 2017.......     71       0       0       0       0
November 2018.......     25       0       0       0       0
November 2019.......      0       0       0       0       0
November 2020.......      0       0       0       0       0
November 2021.......      0       0       0       0       0
November 2022.......      0       0       0       0       0
November 2023.......      0       0       0       0       0
November 2024.......      0       0       0       0       0
November 2025.......      0       0       0       0       0
November 2026.......      0       0       0       0       0
November 2027.......      0       0       0       0       0
Weighted Average
 Life (years)**.....   20.5     7.9     7.9     7.9     4.3

                                    PT CLASS
                      -------------------------------------
                                 PSA PREPAYMENT
                                   ASSUMPTION
                      -------------------------------------
        DATE           0%     100%    165%    250%    500%
        ----           --     ----    ----    ----    ----
Initial Percent.....    100     100     100     100     100
November 1998.......    100     100     100     100     100
November 1999.......    100     100     100     100     100
November 2000.......    100     100     100     100     100
November 2001.......    100     100     100     100     100
November 2002.......    100     100     100     100      91
November 2003.......    100     100     100     100      63
November 2004.......    100     100     100     100      43
November 2005.......    100     100     100     100      30
November 2006.......    100      97      97      97      20
November 2007.......    100      81      81      81      14
November 2008.......    100      67      67      67      10
November 2009.......    100      56      56      56       7
November 2010.......    100      46      46      46       4
November 2011.......    100      38      38      38       3
November 2012.......    100      31      31      31       2
November 2013.......    100      25      25      25       1
November 2014.......    100      21      21      21       1
November 2015.......    100      17      17      17       1
November 2016.......    100      13      13      13       *
November 2017.......    100      11      11      11       *
November 2018.......    100       8       8       8       *
November 2019.......     91       7       7       7       *
November 2020.......     70       5       5       5       *
November 2021.......     48       4       4       4       *
November 2022.......     23       3       3       3       *
November 2023.......      2       2       2       2       *
November 2024.......      1       1       1       1       *
November 2025.......      1       1       1       1       *
November 2026.......      *       *       *       *       *
November 2027.......      0       0       0       0       0
Weighted Average
 Life (years)**.....   23.9    13.8    13.8    13.8     7.4

---------------
 * Indicates an outstanding balance greater than 0% and less than 0.5% of the original principal balance.

** Determined as specified under "Weighted Average Lives of the Certificates" herein.

 + In the case of a Notional Class, the Decrement Table indicates the percentage of the original notional principal balance outstanding.

                                   IB+ CLASS
                     -------------------------------------
                                PSA PREPAYMENT
                                  ASSUMPTION
                     -------------------------------------
        DATE          0%     100%    165%    250%    500%
        ----          --     ----    ----    ----    ----
Initial Percent.....   100     100     100     100     100
November 1998.......    98      94      94      94      94
November 1999.......    95      84      84      84      84
November 2000.......    93      61      61      61      31
November 2001.......    90      39      39      39       0
November 2002.......    86      21      21      21       0
November 2003.......    83       6       6       6       0
November 2004.......    79       0       0       0       0
November 2005.......    74       0       0       0       0
November 2006.......    70       0       0       0       0
November 2007.......    64       0       0       0       0
November 2008.......    59       0       0       0       0
November 2009.......    52       0       0       0       0
November 2010.......    45       0       0       0       0
November 2011.......    38       0       0       0       0
November 2012.......    31       0       0       0       0
November 2013.......    23       0       0       0       0
November 2014.......    15       0       0       0       0
November 2015.......     6       0       0       0       0
November 2016.......     0       0       0       0       0
November 2017.......     0       0       0       0       0
November 2018.......     0       0       0       0       0
November 2019.......     0       0       0       0       0
November 2020.......     0       0       0       0       0
November 2021.......     0       0       0       0       0
November 2022.......     0       0       0       0       0
November 2023.......     0       0       0       0       0
November 2024.......     0       0       0       0       0
November 2025.......     0       0       0       0       0
November 2026.......     0       0       0       0       0
November 2027.......     0       0       0       0       0
Weighted Average
 Life (years)**.....  11.5     3.6     3.6     3.6     2.6

                                    IC+ CLASS
                      -------------------------------------
                                 PSA PREPAYMENT
                                   ASSUMPTION
                      -------------------------------------
        DATE           0%     100%    165%    250%    500%
        ----           --     ----    ----    ----    ----
Initial Percent.....    100     100     100     100     100
November 1998.......    100     100     100     100     100
November 1999.......    100     100     100     100     100
November 2000.......    100     100     100     100     100
November 2001.......    100     100     100     100      87
November 2002.......    100     100     100     100      54
November 2003.......    100     100     100     100      37
November 2004.......    100      90      90      90      26
November 2005.......    100      73      73      73      18
November 2006.......    100      57      57      57      12
November 2007.......    100      48      48      48       8
November 2008.......    100      40      40      40       6
November 2009.......    100      33      33      33       4
November 2010.......    100      27      27      27       3
November 2011.......    100      22      22      22       2
November 2012.......    100      18      18      18       1
November 2013.......    100      15      15      15       1
November 2014.......    100      12      12      12       1
November 2015.......    100      10      10      10       *
November 2016.......     96       8       8       8       *
November 2017.......     82       6       6       6       *
November 2018.......     67       5       5       5       *
November 2019.......     54       4       4       4       *
November 2020.......     42       3       3       3       *
November 2021.......     28       2       2       2       *
November 2022.......     14       2       2       2       *
November 2023.......      1       1       1       1       *
November 2024.......      1       1       1       1       *
November 2025.......      *       *       *       *       *
November 2026.......      *       *       *       *       *
November 2027.......      0       0       0       0       0
Weighted Average
 Life (years)**.....   22.4    11.3    11.3    11.3     6.1

                                 FR, SR+ AND SO CLASSES
                      ---------------------------------------------
                                     PSA PREPAYMENT
                                       ASSUMPTION
                      ---------------------------------------------
        DATE           0%     100%    160%    165%    250%    500%
        ----           --     ----    ----    ----    ----    ----
Initial Percent.....    100     100     100     100     100     100
November 1998.......     99      94      89      89      82      75
November 1999.......     97      83      70      69      69      18
November 2000.......     96      82      58      56      48       0
November 2001.......     94      80      49      46      30       0
November 2002.......     92      78      40      37      18       0
November 2003.......     90      76      33      30       9       0
November 2004.......     87      73      27      24       4       0
November 2005.......     85      71      22      19       1       0
November 2006.......     82      68      18      14       *       0
November 2007.......     79      64      13      10       *       0
November 2008.......     76      59       8       4       *       0
November 2009.......     73      52       1       0       *       0
November 2010.......     69      44       0       0       *       0
November 2011.......     65      35       0       0       *       0
November 2012.......     61      25       0       0       *       0
November 2013.......     56      15       0       0       *       0
November 2014.......     51       4       0       0       *       0
November 2015.......     45       0       0       0       *       0
November 2016.......     39       0       0       0       *       0
November 2017.......     33       0       0       0       *       0
November 2018.......     26       0       0       0       *       0
November 2019.......     18       0       0       0       *       0
November 2020.......     10       0       0       0       *       0
November 2021.......      1       0       0       0       *       0
November 2022.......      0       0       0       0       *       0
November 2023.......      0       0       0       0       *       0
November 2024.......      0       0       0       0       *       0
November 2025.......      0       0       0       0       *       0
November 2026.......      0       0       0       0       *       0
November 2027.......      0       0       0       0       0       0
Weighted Average
 Life (years)**.....   15.7    10.5     4.8     4.5     3.1     1.4

                                   ID+ CLASS
                     -------------------------------------
                                PSA PREPAYMENT
                                  ASSUMPTION
                     -------------------------------------
        DATE          0%     100%    165%    250%    500%
        ----          --     ----    ----    ----    ----
Initial Percent.....   100     100     100     100     100
November 1998.......     0       0       0       0       0
November 1999.......     0       0       0       0       0
November 2000.......     0       0       0       0       0
November 2001.......     0       0       0       0       0
November 2002.......     0       0       0       0       0
November 2003.......     0       0       0       0       0
November 2004.......     0       0       0       0       0
November 2005.......     0       0       0       0       0
November 2006.......     0       0       0       0       0
November 2007.......     0       0       0       0       0
November 2008.......     0       0       0       0       0
November 2009.......     0       0       0       0       0
November 2010.......     0       0       0       0       0
November 2011.......     0       0       0       0       0
November 2012.......     0       0       0       0       0
November 2013.......     0       0       0       0       0
November 2014.......     0       0       0       0       0
November 2015.......     0       0       0       0       0
November 2016.......     0       0       0       0       0
November 2017.......     0       0       0       0       0
November 2018.......     0       0       0       0       0
November 2019.......     0       0       0       0       0
November 2020.......     0       0       0       0       0
November 2021.......     0       0       0       0       0
November 2022.......     0       0       0       0       0
November 2023.......     0       0       0       0       0
November 2024.......     0       0       0       0       0
November 2025.......     0       0       0       0       0
November 2026.......     0       0       0       0       0
November 2027.......     0       0       0       0       0
Weighted Average
 Life (years)**.....   0.2     0.2     0.2     0.2     0.2

                                    ZA CLASS
                      -------------------------------------
                                 PSA PREPAYMENT
                                   ASSUMPTION
                      -------------------------------------
        DATE           0%     100%    165%    250%    500%
        ----           --     ----    ----    ----    ----
Initial Percent.....    100     100     100     100     100
November 1998.......    106     106     106     106      36
November 1999.......    115     115     115       9       0
November 2000.......    125     125     125       0       0
November 2001.......    135     135     135       0       0
November 2002.......    146     146     146       0       0
November 2003.......    158     158     158       0       0
November 2004.......    171     171     171       0       0
November 2005.......    186     186     186       0       0
November 2006.......    201     201     201       0       0
November 2007.......    218     218     218       0       0
November 2008.......    236     236     236       0       0
November 2009.......    255     255     243       0       0
November 2010.......    276     276     226       0       0
November 2011.......    299     299     209       0       0
November 2012.......    324     324     190       0       0
November 2013.......    351     351     172       0       0
November 2014.......    380     380     154       0       0
November 2015.......    412     368     137       0       0
November 2016.......    446     334     120       0       0
November 2017.......    483     299     105       0       0
November 2018.......    523     265      90       0       0
November 2019.......    566     231      76       0       0
November 2020.......    613     197      63       0       0
November 2021.......    664     165      51       0       0
November 2022.......    669     133      40       0       0
November 2023.......    641     102      29       0       0
November 2024.......    500      72      20       0       0
November 2025.......    345      43      12       0       0
November 2026.......    173      15       4       0       0
November 2027.......      0       0       0       0       0
Weighted Average
 Life (years)**.....   28.0    23.2    19.3     1.6     1.0

                          PO, SP+, SQ+ AND ST+ CLASSES
                      -------------------------------------
                                 PSA PREPAYMENT
                                   ASSUMPTION
                      -------------------------------------
        DATE           0%     100%    175%    350%    500%
        ----           --     ----    ----    ----    ----
Initial Percent.....    100     100     100     100     100
November 1998.......    100     100     100     100      44
November 1999.......    100     100     100      53       0
November 2000.......    100     100     100       7       0
November 2001.......    100     100     100       0       0
November 2002.......    100     100     100       0       0
November 2003.......    100     100     100       0       0
November 2004.......    100     100     100       0       0
November 2005.......    100     100     100       0       0
November 2006.......    100     100     100       0       0
November 2007.......    100     100     100       0       0
November 2008.......    100     100     100       0       0
November 2009.......    100     100     100       0       0
November 2010.......    100     100      88       0       0
November 2011.......    100     100      77       0       0
November 2012.......    100     100      66       0       0
November 2013.......    100     100      56       0       0
November 2014.......    100     100      46       0       0
November 2015.......    100     100      38       0       0
November 2016.......    100      95      30       0       0
November 2017.......    100      76      23       0       0
November 2018.......    100      58      16       0       0
November 2019.......    100      40      11       0       0
November 2020.......    100      23       5       0       0
November 2021.......    100       7       1       0       0
November 2022.......     59       0       0       0       0
November 2023.......      0       0       0       0       0
November 2024.......      0       0       0       0       0
November 2025.......      0       0       0       0       0
November 2026.......      0       0       0       0       0
November 2027.......      0       0       0       0       0
Weighted Average
 Life (years)**.....   25.1    21.5    17.1     2.1     1.0

---------------
 * Indicates an outstanding balance greater than 0% and less than 0.5% of the original principal balance.

** Determined as specified under "Weighted Average Lives of the Certificates" herein.

 + In the case of a Notional Class, the Decrement Table indicates the percentage of the original notional principal balance outstanding.

CHARACTERISTICS OF THE R AND RL CLASSES

     The R and RL Classes will not have principal balances and will not bear interest. The Holder of the R Class will be entitled to receive the proceeds of the remaining assets of the Trust, if any, after the principal balances of all Classes have been reduced to zero, and the Holder of the RL Class will be entitled to receive the proceeds of the remaining assets of the Lower Tier REMIC, if any, after the principal balances of the Lower Tier Regular Interests have been reduced to zero. It is not anticipated that there will be any material assets remaining in either such circumstance.

     The R and RL Classes will be subject to certain transfer restrictions. No transfer of record or beneficial ownership of an R or RL Certificate will be allowed to a "disqualified organization." In addition, no transfer of record or beneficial ownership of an R or RL Certificate will be allowed to any person that is not a "U.S. Person" without the written consent of Fannie Mae. Under regulations issued by the Treasury Department on December 23, 1992 (the "Regulations"), a transfer of a "noneconomic residual interest" to a U.S. Person will be disregarded for all federal tax purposes unless no significant purpose of the transfer is to impede the assessment or collection of tax. The R and RL Classes will constitute noneconomic residual interests under the Regulations. Any transferee of an R or RL Certificate must execute and deliver an affidavit and an Internal Revenue Service Form W-9 on which the transferee provides its taxpayer identification number. See "Description of the Certificates--Additional Characteristics of Residual Certificates" and "Certain Federal Income Tax Consequences--Taxation of Beneficial Owners of Residual Certificates" in the REMIC Prospectus. Transferors of an R or RL Certificate should consult with their own tax advisors for further information regarding such transfers.

     The Holder of the R Class will be considered to be the holder of the "residual interest" in the REMIC constituted by the Trust, and the Holder of the RL Class will be considered to be the holder of the "residual interest" in the REMIC constituted by the Lower Tier REMIC. See "Certain Federal Income Tax Consequences" in the REMIC Prospectus. Pursuant to the Trust Agreement, Fannie Mae will be obligated to provide to such Holders (i) such information as is necessary to enable them to prepare their federal income tax returns and (ii) any reports regarding the R or RL Class that may be required under the Code.

               CERTAIN ADDITIONAL FEDERAL INCOME TAX CONSEQUENCES

     The following tax discussion, when read in conjunction with the discussion of "Certain Federal Income Tax Consequences" in the REMIC Prospectus, describes the current federal income tax treatment of investors in the Certificates. These two tax discussions do not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Certificates.

REMIC ELECTIONS AND SPECIAL TAX ATTRIBUTES

     Elections will be made to treat the Lower Tier REMIC and the Trust as REMICs for federal income tax purposes. Arnold & Porter, special tax counsel to Fannie Mae, will deliver its opinion to Fannie Mae that, assuming compliance with the Trust Agreement, the Lower Tier REMIC and the Trust will qualify as REMICs for federal income tax purposes. The REMIC Certificates, other than the R and RL Classes, will be designated as the "regular interests," and the R Class will be designated as the "residual interest," in the REMIC constituted by the Trust. The Lower Tier Regular Interests will be designated as the "regular interests" and the RL Class will be designated as the "residual interest" in the Lower Tier REMIC.

     As a consequence of the qualification of the Lower Tier REMIC and the Trust as REMICs, the REMIC Certificates and any related RCR Certificates generally will be treated as "regular or residual interests in a REMIC" for domestic building and loan associations, "real estate assets" for real estate investment trusts, and, except for the R and RL Classes, as "qualified mortgages" for other REMICs. The Small Business Job Protection Act of 1996 repeals the bad debt reserve method of accounting for mutual savings banks and domestic building and loan associations for tax years beginning after December 31, 1995. As a result, section 593(d) of the Code is no longer applicable to treat the Certificates as "qualifying real property loans." See "Certain Federal Income Tax Consequences--Special Tax Attributes" in the REMIC Prospectus.

TAXATION OF BENEFICIAL OWNERS OF REGULAR CERTIFICATES

     The Notional Classes, the Principal Only Classes, the Accrual Classes, the SD Class, the SC Class and the SH Class will be, and certain other Classes of REMIC Certificates may be, issued with original issue discount ("OID") for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of the cash attributable to such income. The Prepayment Assumption that will be used in determining the rate of accrual of original issue discount will be 165% PSA in the case of the Group 1, Group 2, Group 4, Group 5 and Group 8 Classes, 140% PSA in the case of the Group 3 Classes, 180% PSA in the case of the Group 6 Classes, 100% PSA in the case of the Group 7 Classes and 175% PSA in the case of the Group 9 Classes. See "Certain Federal Income Tax Consequences--Taxation of Beneficial Owners of Regular Certificates--Original Issue Discount" in the REMIC Prospectus. No representation is made as to whether the Mortgage Loans underlying the MBS or the GNMA Certificates will prepay at any of those rates or any other rate. See "Description of the Certificates--Weighted Average Lives of the Certificates" herein and "Description of the Certificates--Weighted Average Life and Final Distribution Dates" in the REMIC Prospectus. In addition, certain Classes of REMIC Certificates may be treated as having been issued at a premium for federal income tax purposes. See "Certain Federal Income Tax Consequences--Taxation of Beneficial Owners of Regular Certificates--Certificates Purchased at a Premium" in the REMIC Prospectus.

     The Taxpayer Relief Act of 1997 adds provisions to the Code that require the recognition of gain upon the "constructive sale of an appreciated financial position." A constructive sale of an appreciated financial position occurs if a taxpayer enters into certain transactions or series of such transactions with respect to a financial instrument that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. These provisions do not apply to Classes of Certificates other than the Notional Classes.

TAXATION OF BENEFICIAL OWNERS OF RESIDUAL CERTIFICATES

     Under the Regulations, neither the R Class nor the RL Class will have significant value. Special rules regarding the treatment of "excess inclusions" by certain thrift institutions no longer apply because of the amendment of sections 593 and 860E of the Code by the Small Business Job Protection Act of 1996. See "Certain Federal Income Tax Consequences--Taxation of Beneficial Owners of Residual Certificates--Excess Inclusions" in the REMIC Prospectus.

     For purposes of determining the portion of the taxable income of the Trust (or the Lower Tier REMIC) that generally will not be treated as excess inclusions, the rate to be used is 120% of the "federal long-term rate." The rate will be published on or about October 20, 1997. See "Certain Federal Income Tax Consequences--Taxation of Beneficial Owners of Residual Certificates--Excess Inclusions" and "--Foreign Investors--Residual Certificates" in the REMIC Prospectus. The federal income tax consequences of any consideration paid to a transferee on the transfer of an R or RL Certificate are unclear; any transferee receiving such consideration should consult its own tax advisors.

     Fannie Mae intends to determine the accruals of OID on the Underlying REMIC Certificates using the same Prepayment Assumptions, as provided above, that will be used to determine the accruals of OID on the related Regular Certificates. The IRS, however, could take the position that the proper Prepayment Assumption to be used with respect to the Underlying REMIC Certificates is the Prepayment Assumption set forth in the related Underlying REMIC Disclosure Documents. See also "Certain Federal Income Tax Consequences--Taxation of Beneficial Owners of Residual Certificates--Taxable Income or Net Loss of a REMIC Trust" in the REMIC Prospectus.

     The Taxpayer Relief Act of 1997 adds provisions to the Code that will apply to an "electing large partnership." If an electing large partnership holds an R or RL Certificate, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity by section 860E(e) of the Code. An exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

TAXATION OF BENEFICIAL OWNERS OF RCR CERTIFICATES

     General. The arrangement pursuant to which the RCR Classes will be created, sold and administered will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code. The interests in the REMIC Certificates that have been exchanged for RCR Certificates (including any exchanges effective on the Settlement Date) will be the assets of such trust and the RCR Certificates will evidence an ownership interest in those REMIC Certificates. For a general discussion of the federal income tax treatment of investors in REMIC Certificates, see "Certain Federal Income Tax Consequences" in the REMIC Prospectus.

     The RCR Classes will represent beneficial ownership of the underlying Regular Certificates set forth in Schedule 1. The RCR Certificates (the "Combination RCR Certificates") will represent beneficial ownership of undivided interests in two or more underlying Regular Certificates.

     Combination RCR Classes. A beneficial owner of a Combination RCR Certificate will be treated as the beneficial owner of a proportionate interest in the related Class or Classes of REMIC Certificates. A purchaser of a Combination RCR Certificate must allocate its purchase price among the related Classes of REMIC Certificates in proportion to their relative fair market values at the time of purchase. Such owner should account for its ownership interest in each related Class of REMIC Certificates as described under "--Taxation of Beneficial Owners of Regular Certificates" herein and "Certain Federal Income Tax Consequences--Taxation of Beneficial Owners of Regular Certificates" in the REMIC Prospectus. When a beneficial owner sells a Combination RCR Certificate, such owner must allocate the sale proceeds among the related Classes of REMIC Certificates in proportion to their relative fair market values at the time of sale.

     Exchanges. An exchange, as described under "Description of the Certificates--Combination and Recombination" herein, by a beneficial owner of
(i) a combination of REMIC Certificates or (ii) all or a portion of an RCR Class for the related RCR Class or REMIC Certificates, respectively, will not be a taxable exchange. Such owner will be treated as continuing to own after the exchange the same combination of interests in the related REMIC Certificates that it owned immediately prior to the exchange.

                              PLAN OF DISTRIBUTION

     General. The Dealer will receive the Certificates in exchange for the Trust MBS, Underlying REMIC Certificates and Trust SMBS pursuant to a Fannie Mae commitment. The Dealer proposes to offer the Certificates directly to the public from time to time in negotiated transactions at varying prices to be determined at the time of sale. The Dealer may effect such transactions to or through dealers.

     Increase in Certificates. Before the Settlement Date, Fannie Mae and the Dealer may agree to offer hereby Group 1 or Group 6 Classes in addition to those contemplated as of the date hereof. In such event, the related Trust MBS will be increased in principal balance, but it is expected that all such additional Trust MBS will have the same characteristics as described herein under "Description of the Certificates--The Trust MBS." The proportion that the original principal balance of each Group 1 or Group 6 Class bears to the aggregate original principal balance of all Group 1 or Group 6 Classes, respectively, will remain the same. In addition, the dollar amounts reflected in the Principal Balance Schedules will be increased in a pro rata amount that corresponds to the increase of the principal balances of the applicable Classes.

                                 LEGAL MATTERS

     Certain legal matters will be passed upon for the Dealer by Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038-4982.

                                                                       EXHIBIT A

                  UNDERLYING REMIC CERTIFICATES AND TRUST SMBS

 UNDERLYING
   REMIC
   TRUST                     DATE
 AND TRUST                    OF          CUSIP    INTEREST   INTEREST
    SMBS        CLASS       ISSUE        NUMBER      RATE     TYPE(1)
 ----------     -----       -----        ------    --------   --------
1993-G34         G       October 1993   31359EB34    6.75%      FIX
1993-198         F       October 1993   31359EMR9      (2)      FLT
1993-198         S       October 1993   31359EMS7      (2)      INV
1993-121         FB       July 1993     31359BNE3      (2)      FLT
1993-121         SC       July 1993     31359BNF0      (2)      INV
1993-178         FA     September 1993  31359D6Z1      (2)      FLT
1993-178         SA     September 1993  31359D7A5      (2)      INV
1993-210         FD     November 1993   31359E6N6      (2)      FLT
000289-CL        PO      October 1997   31364HQ75      (3)      PO
000289-CL        IO      October 1997   31364HQ83     7.00      FIX
1993-103         SB       July 1993     31359BCJ4      (2)      INV

                                           ORIGINAL
                                          PRINCIPAL                     PRINCIPAL
                                          BALANCE OR                   BALANCE OR
 UNDERLYING                                ORIGINAL                     NOTIONAL
   REMIC                                   NOTIONAL      NOVEMBER       PRINCIPAL
   TRUST          FINAL                   PRINCIPAL        1997        BALANCE IN
 AND TRUST    DISTRIBUTION   PRINCIPAL     BALANCE         CLASS        THE LOWER
    SMBS          DATE        TYPE(1)      OF CLASS       FACTOR       TIER REMIC
 ----------   ------------   ---------    ----------     --------      ----------
1993-G34      October 2023     SUP      $   28,362,962   0.49138576   $  6,776,701
1993-198        June 2022      PAC          27,300,000   1.00000000     15,000,000
1993-198        June 2022      PAC          18,200,000   1.00000000     10,000,000
1993-121        July 2023      PAC          22,100,000   1.00000000     22,100,000
1993-121        July 2023      PAC          10,200,000   1.00000000     10,200,000
                September
1993-178          2023       TAC/SUP        26,000,000   0.84642395     22,007,022
                September
1993-178          2023       TAC/SUP        10,000,000   0.84642395      8,464,240
1993-210      November 2023    SUP          30,588,236   1.00000000     24,588,236
000289-CL     November 2027    STP       2,050,000,000   0.99733340    678,186,712
000289-CL     November 2027    NTL       2,050,000,000   0.99733340    775,070,528
1993-103        July 2023      SUP          11,040,000   0.91840422      5,510,425


                            APPROXIMATE   APPROXIMATE
 UNDERLYING                  WEIGHTED      WEIGHTED
   REMIC      APPROXIMATE     AVERAGE       AVERAGE
   TRUST       WEIGHTED       WARM OR       WALA OR    UNDERLYING
 AND TRUST      AVERAGE         WAM          CAGE       SECURITY   CLASS
    SMBS          WAC       (IN MONTHS)   (IN MONTHS)     TYPE     GROUP
 ----------   -----------   -----------   -----------  ----------  -----
1993-G34          8.000%        296           54          GNMA       2
1993-198          7.085         299           50          MBS        3
1993-198          7.085         299           50          MBS        3
1993-121          7.543         295           53          MBS        4
1993-121          7.543         295           53          MBS        4
1993-178          7.485         297           52          MBS        5
1993-178          7.485         297           52          MBS        5
1993-210          7.055         301           49          MBS        7
000289-CL         7.687         355            5          MBS        8
000289-CL         7.687         355            5          MBS        8
1993-103          7.509         293           55          MBS        9

---------------
(1) See "Description of the Certificates--Class Definitions and Abbreviations" in the REMIC Prospectus.
(2) These Classes bear interest during their respective interest accrual periods, subject to the applicable maximum and minimum interest rates, as further described in the related Underlying REMIC Disclosure Documents.
(3) This Class is a Principal Only Class and bears no interest.

                                                                      SCHEDULE 1

                          AVAILABLE RECOMBINATIONS(1)

            REMIC CERTIFICATES              RCR CERTIFICATES
------------------------------------------  ------
                               ORIGINAL
                               PRINCIPAL
                              OR NOTIONAL
                               PRINCIPAL     RCR
          CLASS                 BALANCE     CLASS
          -----               -----------   -----
Recombination 1
PL                            $6,641,172     SJ
SL                             6,641,172
Recombination 2
PM                             1,823,068     SK
SM                             1,823,068
Recombination 3
PL                             6,641,172     SN
SL                             6,641,172
PM                             1,823,068
SM                             1,823,068
Recombination 4
SP                             5,510,425     ST
SQ                             5,510,425

            REMIC CERTIFI         RCR CERTIFICATES
-------------------------  ----------------------------------
                             ORIGINAL
                             PRINCIPAL
                            OR NOTIONAL
                             PRINCIPAL    INTEREST  INTEREST
          CLASS               BALANCE       RATE     TYPE(2)
          -----             -----------   --------  --------
Recombination 1
PL                          $6,641,172       (3)      INV
SL
Recombination 2
PM                           1,823,068       (3)      INV
SM
Recombination 3
PL                           8,464,240       (3)      INV
SL
PM
SM
Recombination 4
SP                           5,510,425       (3)    INV/IO
SQ

            REMIC CERTIFI             RCR CERTIFICATES
-------------------------  --------------------------------------

                                                      FINAL
                           PRINCIPAL    CUSIP      DISTRIBUTION
          CLASS             TYPE(2)    NUMBER          DATE
          -----            ---------   ------      ------------
Recombination 1
PL                          SC/PT     31359RFE7  September 2023
SL
Recombination 2
PM                          SC/PT     31359RFF4  September 2023
SM
Recombination 3
PL                          SC/PT     31359RFG2  September 2023
SL
PM
SM
Recombination 4
SP                           NTL      31359RFH0     July 2023
SQ

---------------
(1) The principal balances and/or notional principal balances of the REMIC Certificates and RCR Certificates involved in any exchange will bear the same relationship as that borne by the original principal balances and/or original notional principal balances of the related Classes.

(2) See "Description of the Certificates--Class Definitions and Abbreviations" in the REMIC Prospectus and "Description of the Certificates--Distributions of Interest" and "--Distributions of Principal" herein.

(3) For a description of these interest rates, see "Description of the Certificates--Distribution of Interest" herein.

                          PRINCIPAL BALANCE SCHEDULES

                         PB CLASS          PC CLASS         PD CLASS         PH CLASS         PG CLASS         PJ CLASS
    DISTRIBUTION          PLANNED          PLANNED          PLANNED          PLANNED          PLANNED          PLANNED
        DATE              BALANCE          BALANCE          BALANCE          BALANCE          BALANCE          BALANCE
    ------------         --------          --------         --------         --------         --------         --------
Initial Balance.....  $155,973,200.00   $70,011,500.00   $42,180,000.00   $54,193,100.00   $35,521,000.00   $54,830,500.00
December 1997.......   155,238,185.76    70,011,500.00    42,180,000.00    54,193,100.00    35,521,000.00    54,830,500.00
January 1998........   154,423,493.74    70,011,500.00    42,180,000.00    54,193,100.00    35,521,000.00    54,830,500.00
February 1998.......   153,529,368.28    70,011,500.00    42,180,000.00    54,193,100.00    35,521,000.00    54,830,500.00
March 1998..........   152,556,094.90    70,011,500.00    42,180,000.00    54,193,100.00    35,521,000.00    54,830,500.00
April 1998..........   151,504,000.19    70,011,500.00    42,180,000.00    54,193,100.00    35,521,000.00    54,830,500.00
May 1998............   150,373,451.73    70,011,500.00    42,180,000.00    54,193,100.00    35,521,000.00    54,830,500.00
June 1998...........   149,164,857.85    70,011,500.00    42,180,000.00    54,193,100.00    35,521,000.00    54,830,500.00
July 1998...........   147,878,667.50    70,011,500.00    42,180,000.00    54,193,100.00    35,521,000.00    54,830,500.00
August 1998.........   146,515,369.97    70,011,500.00    42,180,000.00    54,193,100.00    35,521,000.00    54,830,500.00
September 1998......   145,075,494.61    70,011,500.00    42,180,000.00    54,193,100.00    35,521,000.00    54,830,500.00
October 1998........   143,559,610.59    70,011,500.00    42,180,000.00    54,193,100.00    35,521,000.00    54,830,500.00
November 1998.......   141,968,326.46    70,011,500.00    42,180,000.00    54,193,100.00    35,521,000.00    54,830,500.00
December 1998.......   140,302,289.87    70,011,500.00    42,180,000.00    54,193,100.00    35,521,000.00    54,830,500.00
January 1999........   138,562,187.08    70,011,500.00    42,180,000.00    54,193,100.00    35,521,000.00    54,830,500.00
February 1999.......   136,748,742.58    70,011,500.00    42,180,000.00    54,193,100.00    35,521,000.00    54,830,500.00
March 1999..........   134,862,718.56    70,011,500.00    42,180,000.00    54,193,100.00    35,521,000.00    54,830,500.00
April 1999..........   132,904,914.44    70,011,500.00    42,180,000.00    54,193,100.00    35,521,000.00    54,830,500.00
May 1999............   130,876,166.29    70,011,500.00    42,180,000.00    54,193,100.00    35,521,000.00    54,830,500.00
June 1999...........   128,777,346.28    70,011,500.00    42,180,000.00    54,193,100.00    35,521,000.00    54,830,500.00
July 1999...........   126,609,362.05    70,011,500.00    42,180,000.00    54,193,100.00    35,521,000.00    54,830,500.00
August 1999.........   124,373,156.09    70,011,500.00    42,180,000.00    54,193,100.00    35,521,000.00    54,830,500.00
September 1999......   122,069,705.04    70,011,500.00    42,180,000.00    54,193,100.00    35,521,000.00    54,830,500.00
October 1999........   119,700,019.03    70,011,500.00    42,180,000.00    54,193,100.00    35,521,000.00    54,830,500.00
November 1999.......   116,271,576.18    70,011,500.00    42,180,000.00    54,193,100.00    35,521,000.00    54,830,500.00
December 1999.......   110,915,567.14    70,011,500.00    42,180,000.00    54,193,100.00    35,521,000.00    54,830,500.00
January 2000........   105,424,508.33    70,011,500.00    42,180,000.00    54,193,100.00    35,521,000.00    54,830,500.00
February 2000.......    99,960,694.77    70,011,500.00    42,180,000.00    54,193,100.00    35,521,000.00    54,830,500.00
March 2000..........    94,523,985.11    70,011,500.00    42,180,000.00    54,193,100.00    35,521,000.00    54,830,500.00
April 2000..........    89,114,238.71    70,011,500.00    42,180,000.00    54,193,100.00    35,521,000.00    54,830,500.00
May 2000............    83,731,315.67    70,011,500.00    42,180,000.00    54,193,100.00    35,521,000.00    54,830,500.00
June 2000...........    78,375,076.79    70,011,500.00    42,180,000.00    54,193,100.00    35,521,000.00    54,830,500.00
July 2000...........    73,045,383.59    70,011,500.00    42,180,000.00    54,193,100.00    35,521,000.00    54,830,500.00
August 2000.........    67,742,098.31    70,011,500.00    42,180,000.00    54,193,100.00    35,521,000.00    54,830,500.00
September 2000......    62,465,083.88    70,011,500.00    42,180,000.00    54,193,100.00    35,521,000.00    54,830,500.00
October 2000........    57,214,203.96    70,011,500.00    42,180,000.00    54,193,100.00    35,521,000.00    54,830,500.00
November 2000.......    51,989,322.87    70,011,500.00    42,180,000.00    54,193,100.00    35,521,000.00    54,830,500.00
December 2000.......    46,790,305.67    70,011,500.00    42,180,000.00    54,193,100.00    35,521,000.00    54,830,500.00
January 2001........    41,617,018.08    70,011,500.00    42,180,000.00    54,193,100.00    35,521,000.00    54,830,500.00
February 2001.......    36,469,326.52    70,011,500.00    42,180,000.00    54,193,100.00    35,521,000.00    54,830,500.00
March 2001..........    31,347,098.10    70,011,500.00    42,180,000.00    54,193,100.00    35,521,000.00    54,830,500.00
April 2001..........    26,250,200.61    70,011,500.00    42,180,000.00    54,193,100.00    35,521,000.00    54,830,500.00
May 2001............    21,178,502.50    70,011,500.00    42,180,000.00    54,193,100.00    35,521,000.00    54,830,500.00
June 2001...........    16,131,872.94    70,011,500.00    42,180,000.00    54,193,100.00    35,521,000.00    54,830,500.00
July 2001...........    11,110,181.71    70,011,500.00    42,180,000.00    54,193,100.00    35,521,000.00    54,830,500.00
August 2001.........     6,113,299.32    70,011,500.00    42,180,000.00    54,193,100.00    35,521,000.00    54,830,500.00
September 2001......     1,141,096.90    70,011,500.00    42,180,000.00    54,193,100.00    35,521,000.00    54,830,500.00
October 2001........             0.00    66,204,946.25    42,180,000.00    54,193,100.00    35,521,000.00    54,830,500.00
November 2001.......             0.00    61,281,719.85    42,180,000.00    54,193,100.00    35,521,000.00    54,830,500.00

                         PB CLASS          PC CLASS         PD CLASS         PH CLASS         PG CLASS         PJ CLASS
    DISTRIBUTION          PLANNED          PLANNED          PLANNED          PLANNED          PLANNED          PLANNED
        DATE              BALANCE          BALANCE          BALANCE          BALANCE          BALANCE          BALANCE
    ------------         --------          --------         --------         --------         --------         --------
December 2001.......  $          0.00   $56,382,790.81   $42,180,000.00   $54,193,100.00   $35,521,000.00   $54,830,500.00
January 2002........             0.00    51,508,032.90    42,180,000.00    54,193,100.00    35,521,000.00    54,830,500.00
February 2002.......             0.00    46,657,320.54    42,180,000.00    54,193,100.00    35,521,000.00    54,830,500.00
March 2002..........             0.00    41,830,528.78    42,180,000.00    54,193,100.00    35,521,000.00    54,830,500.00
April 2002..........             0.00    37,027,533.34    42,180,000.00    54,193,100.00    35,521,000.00    54,830,500.00
May 2002............             0.00    32,248,210.55    42,180,000.00    54,193,100.00    35,521,000.00    54,830,500.00
June 2002...........             0.00    27,492,437.37    42,180,000.00    54,193,100.00    35,521,000.00    54,830,500.00
July 2002...........             0.00    22,760,091.44    42,180,000.00    54,193,100.00    35,521,000.00    54,830,500.00
August 2002.........             0.00    18,051,050.95    42,180,000.00    54,193,100.00    35,521,000.00    54,830,500.00
September 2002......             0.00    13,365,194.80    42,180,000.00    54,193,100.00    35,521,000.00    54,830,500.00
October 2002........             0.00     8,702,402.45    42,180,000.00    54,193,100.00    35,521,000.00    54,830,500.00
November 2002.......             0.00     4,062,554.00    42,180,000.00    54,193,100.00    35,521,000.00    54,830,500.00
December 2002.......             0.00             0.00    41,937,322.97    53,881,307.19    35,521,000.00    54,830,500.00
January 2003........             0.00             0.00    39,926,509.47    51,297,802.77    35,521,000.00    54,830,500.00
February 2003.......             0.00             0.00    37,925,582.11    48,727,000.10    35,521,000.00    54,830,500.00
March 2003..........             0.00             0.00    35,934,489.47    46,168,833.12    35,521,000.00    54,830,500.00
April 2003..........             0.00             0.00    33,953,180.38    43,623,236.13    35,521,000.00    54,830,500.00
May 2003............             0.00             0.00    31,981,603.99    41,090,143.74    35,521,000.00    54,830,500.00
June 2003...........             0.00             0.00    30,019,709.65    38,569,490.93    35,521,000.00    54,830,500.00
July 2003...........             0.00             0.00    28,067,447.02    36,061,212.96    35,521,000.00    54,830,500.00
August 2003.........             0.00             0.00    26,124,765.98    33,565,245.49    35,521,000.00    54,830,500.00
September 2003......             0.00             0.00    24,191,616.68    31,081,524.47    35,521,000.00    54,830,500.00
October 2003........             0.00             0.00    22,267,949.54    28,609,986.17    35,521,000.00    54,830,500.00
November 2003.......             0.00             0.00    20,353,715.22    26,150,567.20    35,521,000.00    54,830,500.00
December 2003.......             0.00             0.00    18,448,864.63    23,703,204.49    35,521,000.00    54,830,500.00
January 2004........             0.00             0.00    16,553,348.94    21,267,835.33    35,521,000.00    54,830,500.00
February 2004.......             0.00             0.00    14,667,119.57    18,844,397.28    35,521,000.00    54,830,500.00
March 2004..........             0.00             0.00    12,790,128.17    16,432,828.24    35,521,000.00    54,830,500.00
April 2004..........             0.00             0.00    10,922,326.68    14,033,066.44    35,521,000.00    54,830,500.00
May 2004............             0.00             0.00     9,063,667.25    11,645,050.40    35,521,000.00    54,830,500.00
June 2004...........             0.00             0.00     7,214,102.28     9,268,718.98    35,521,000.00    54,830,500.00
July 2004...........             0.00             0.00     5,373,584.44     6,904,011.35    35,521,000.00    54,830,500.00
August 2004.........             0.00             0.00     3,542,066.60     4,550,866.99    35,521,000.00    54,830,500.00
September 2004......             0.00             0.00     1,719,501.91     2,209,225.67    35,521,000.00    54,830,500.00
October 2004........             0.00             0.00             0.00             0.00    35,436,423.78    54,699,947.46
November 2004.......             0.00             0.00             0.00             0.00    33,815,257.06    52,197,501.54
December 2004.......             0.00             0.00             0.00             0.00    32,202,007.53    49,707,276.65
January 2005........             0.00             0.00             0.00             0.00    30,596,633.96    47,229,209.16
February 2005.......             0.00             0.00             0.00             0.00    28,999,095.33    44,763,235.73
March 2005..........             0.00             0.00             0.00             0.00    27,409,350.80    42,309,293.35
April 2005..........             0.00             0.00             0.00             0.00    25,827,359.78    39,867,319.34
May 2005............             0.00             0.00             0.00             0.00    24,253,081.86    37,437,251.33
June 2005...........             0.00             0.00             0.00             0.00    22,686,476.84    35,019,027.29
July 2005...........             0.00             0.00             0.00             0.00    21,127,504.74    32,612,585.48
August 2005.........             0.00             0.00             0.00             0.00    19,576,125.79    30,217,864.51
September 2005......             0.00             0.00             0.00             0.00    18,032,300.39    27,834,803.25
October 2005........             0.00             0.00             0.00             0.00    16,495,989.17    25,463,340.97
November 2005.......             0.00             0.00             0.00             0.00    14,967,152.97    23,103,417.15
December 2005.......             0.00             0.00             0.00             0.00    13,445,752.80    20,754,971.68

                         PB CLASS          PC CLASS         PD CLASS         PH CLASS         PG CLASS         PJ CLASS
    DISTRIBUTION          PLANNED          PLANNED          PLANNED          PLANNED          PLANNED          PLANNED
        DATE              BALANCE          BALANCE          BALANCE          BALANCE          BALANCE          BALANCE
    ------------         --------          --------         --------         --------         --------         --------
January 2006........  $          0.00   $         0.00   $         0.00   $         0.00   $11,931,749.90   $18,417,944.69
February 2006.......             0.00             0.00             0.00             0.00    10,425,105.69    16,092,276.62
March 2006..........             0.00             0.00             0.00             0.00     8,925,781.80    13,777,908.24
April 2006..........             0.00             0.00             0.00             0.00     7,433,740.03    11,474,780.64
May 2006............             0.00             0.00             0.00             0.00     5,948,942.42     9,182,835.14
June 2006...........             0.00             0.00             0.00             0.00     4,471,351.16     6,902,013.44
July 2006...........             0.00             0.00             0.00             0.00     3,000,928.67     4,632,257.51
August 2006.........             0.00             0.00             0.00             0.00     1,537,637.54     2,373,509.61
September 2006......             0.00             0.00             0.00             0.00        81,440.55       125,712.28
October 2006 and
  thereafter........             0.00             0.00             0.00             0.00             0.00             0.00

                         PE CLASS          FD CLASS         SD CLASS         FA CLASS          SB CLASS         PN CLASS
    DISTRIBUTION          PLANNED          TARGETED         TARGETED         TARGETED          TARGETED          PLANNED
        DATE              BALANCE          BALANCE          BALANCE           BALANCE          BALANCE           BALANCE
    ------------         --------          --------         --------         --------          --------         --------
Initial Balance.....  $245,849,700.00   $55,345,666.00   $27,672,834.00   $129,304,711.00   $16,163,089.00   $112,660,700.00
December 1997.......   245,849,700.00    54,925,164.59    27,462,583.29     96,978,500.00    12,122,312.59    112,056,398.75
January 1998........   245,849,700.00    54,446,411.20    27,223,206.59     96,978,500.00    12,122,312.59    111,391,877.83
February 1998.......   245,849,700.00    53,909,633.20    26,954,817.58     96,978,500.00    12,122,312.59    110,667,347.24
March 1998..........   245,849,700.00    53,315,109.64    26,657,555.79     96,978,500.00    12,122,312.59    109,883,047.54
April 1998..........   245,849,700.00    52,663,171.15    26,331,586.53     96,978,500.00    12,122,312.59    109,039,250.29
May 1998............   245,849,700.00    51,954,199.76    25,977,100.82     96,978,500.00    12,122,312.59    108,136,257.92
June 1998...........   245,849,700.00    51,188,628.65    25,594,315.25     96,978,500.00    12,122,312.59    107,174,403.60
July 1998...........   245,849,700.00    50,366,941.82    25,183,471.82     96,978,500.00    12,122,312.59    106,154,135.14
August 1998.........   245,849,700.00    49,489,673.70    24,744,837.74     96,978,500.00    12,122,312.59    105,075,847.55
September 1998......   245,849,700.00    48,557,408.71    24,278,705.23     96,978,500.00    12,122,312.59    103,939,963.52
October 1998........   245,849,700.00    47,570,780.69    23,785,391.20     96,978,500.00    12,122,312.59    102,746,935.62
November 1998.......   245,849,700.00    46,530,472.31    23,265,236.99     96,978,500.00    12,122,312.59    101,497,245.98
December 1998.......   245,849,700.00    45,437,214.38    22,718,608.00     96,978,500.00    12,122,312.59    100,191,423.51
January 1999........   245,849,700.00    44,291,785.12    22,145,893.35     96,978,500.00    12,122,312.59     98,830,021.78
February 1999.......   245,849,700.00    43,095,009.31    21,547,505.43     96,978,500.00    12,122,312.59     97,413,609.17
March 1999..........   245,849,700.00    41,847,757.46    20,923,879.48     96,978,500.00    12,122,312.59     95,942,782.22
April 1999..........   245,849,700.00    40,550,944.80    20,275,473.13     96,978,500.00    12,122,312.59     94,418,240.19
May 1999............   245,849,700.00    39,205,530.31    19,602,765.86     96,978,500.00    12,122,312.59     92,840,687.90
June 1999...........   245,849,700.00    37,812,515.59    18,906,258.47     96,978,500.00    12,122,312.59     91,211,001.06
July 1999...........   245,849,700.00    36,372,943.76    18,186,472.53     96,978,500.00    12,122,312.59     89,531,507.49
August 1999.........   245,849,700.00    34,887,898.24    17,443,949.75     95,829,501.88    11,978,687.83     87,806,747.20
September 1999......   245,849,700.00    33,358,501.49    16,679,251.35     93,366,287.08    11,670,785.98     86,039,484.66
October 1999........   245,849,700.00    31,785,913.67    15,892,957.41     90,838,003.09    11,354,750.47     84,239,721.36
November 1999.......   245,849,700.00    30,502,519.53    15,251,260.32     88,688,210.50    11,086,026.40     82,159,114.21
December 1999.......   245,849,700.00    29,799,511.88    14,899,756.48     87,305,557.49    10,913,194.77     78,599,466.62
January 2000........   245,849,700.00    29,081,018.79    14,540,509.92     85,895,948.67    10,736,993.67     74,991,096.98
February 2000.......   245,849,700.00    28,373,773.02    14,186,887.02     84,505,655.29    10,563,206.99     71,343,223.06
March 2000..........   245,849,700.00    27,677,662.00    13,838,831.50     83,134,448.91    10,391,806.19     67,674,593.08
April 2000..........   245,849,700.00    26,992,574.16    13,496,287.57     81,782,103.16    10,222,762.97     64,012,187.86
May 2000............   245,849,700.00    26,318,398.93    13,159,199.94     80,448,393.73    10,056,049.29     60,367,827.17
June 2000...........   245,849,700.00    25,655,026.76    12,827,513.84     79,133,098.38     9,891,637.37     56,741,536.42
July 2000...........   245,849,700.00    25,002,349.04    12,501,174.97     77,835,996.86     9,729,499.68     53,133,221.84
August 2000.........   245,849,700.00    24,360,258.16    12,180,129.52     76,556,870.92     9,569,608.94     49,542,790.14
September 2000......   245,849,700.00    23,728,647.48    11,864,324.17     75,295,504.35     9,411,938.12     45,970,148.54
October 2000........   245,849,700.00    23,107,411.30    11,553,706.07     74,051,682.85     9,256,460.43     42,415,204.69
November 2000.......   245,849,700.00    22,496,444.90    11,248,222.86     72,825,194.08     9,103,149.33     38,877,866.75
December 2000.......   245,849,700.00    21,895,644.47    10,947,822.63     71,615,827.64     8,951,978.52     35,358,043.32
January 2001........   245,849,700.00    21,304,907.16    10,652,453.97     70,423,375.04     8,802,921.95     31,855,643.49
February 2001.......   245,849,700.00    20,724,131.03    10,362,065.90     69,247,629.68     8,655,953.78     28,370,576.82
March 2001..........   245,849,700.00    20,153,215.08    10,076,607.91     68,088,386.82     8,511,048.42     24,902,753.32
April 2001..........   245,849,700.00    19,592,059.19     9,796,029.95     66,945,443.58     8,368,180.51     21,452,083.47
May 2001............   245,849,700.00    19,040,564.17     9,520,282.43     65,818,598.94     8,227,324.93     18,018,478.19
June 2001...........   245,849,700.00    18,498,631.71     9,249,316.19     64,707,653.67     8,088,456.77     14,601,848.91
July 2001...........   245,849,700.00    17,966,164.40     8,983,082.53     63,612,410.35     7,951,551.36     11,202,107.44
August 2001.........   245,849,700.00    17,443,065.70     8,721,533.17     62,532,673.34     7,816,584.23      7,819,166.11
September 2001......   245,849,700.00    16,929,239.95     8,464,620.28     61,468,248.78     7,683,531.16      4,452,937.65
October 2001........   245,849,700.00    16,424,592.35     8,212,296.47     60,418,944.56     7,552,368.13      1,103,335.28
November 2001.......   245,849,700.00    15,929,028.96     7,964,514.77     59,384,570.28     7,423,071.34              0.00

                         PE CLASS          FD CLASS         SD CLASS         FA CLASS          SB CLASS         PN CLASS
    DISTRIBUTION          PLANNED          TARGETED         TARGETED         TARGETED          TARGETED          PLANNED
        DATE              BALANCE          BALANCE          BALANCE           BALANCE          BALANCE           BALANCE
    ------------         --------          --------         --------         --------          --------         --------
December 2001.......  $245,849,700.00   $15,442,456.70   $ 7,721,228.63   $ 58,364,937.28   $ 7,295,617.22   $          0.00
January 2002........   245,849,700.00    14,964,783.32     7,482,391.93     57,359,858.59     7,169,982.38              0.00
February 2002.......   245,849,700.00    14,495,917.41     7,247,958.96     56,369,148.91     7,046,143.67              0.00
March 2002..........   245,849,700.00    14,035,768.39     7,017,884.44     55,392,624.63     6,924,078.13              0.00
April 2002..........   245,849,700.00    13,584,246.51     6,792,123.49     54,430,103.76     6,803,763.02              0.00
May 2002............   245,849,700.00    13,141,262.82     6,570,631.64     53,481,405.97     6,685,175.80              0.00
June 2002...........   245,849,700.00    12,706,729.20     6,353,364.82     52,546,352.54     6,568,294.12              0.00
July 2002...........   245,849,700.00    12,280,558.31     6,140,279.37     51,624,766.33     6,453,095.84              0.00
August 2002.........   245,849,700.00    11,862,663.61     5,931,332.01     50,716,471.83     6,339,559.03              0.00
September 2002......   245,849,700.00    11,452,959.35     5,726,479.87     49,821,295.06     6,227,661.93              0.00
October 2002........   245,849,700.00    11,051,360.57     5,525,680.47     48,939,063.59     6,117,383.00              0.00
November 2002.......   245,849,700.00    10,657,783.07     5,328,891.71     48,069,606.55     6,008,700.87              0.00
December 2002.......   245,849,700.00    10,272,143.43     5,136,071.88     47,212,754.61     5,901,594.37              0.00
January 2003........   245,849,700.00     9,894,358.98     4,947,179.65     46,368,339.92     5,796,042.53              0.00
February 2003.......   245,849,700.00     9,524,347.80     4,762,174.05     45,536,196.11     5,692,024.56              0.00
March 2003..........   245,849,700.00     9,162,028.74     4,581,014.51     44,716,158.32     5,589,519.83              0.00
April 2003..........   245,849,700.00     8,807,321.38     4,403,660.83     43,908,063.17     5,488,507.94              0.00
May 2003............   245,849,700.00     8,460,146.02     4,230,073.15     43,111,748.65     5,388,968.62              0.00
June 2003...........   245,849,700.00     8,120,423.72     4,060,212.00     42,327,054.29     5,290,881.83              0.00
July 2003...........   245,849,700.00     7,788,076.25     3,894,038.26     41,553,820.95     5,194,227.66              0.00
August 2003.........   245,849,700.00     7,463,026.08     3,731,513.17     40,791,890.96     5,098,986.41              0.00
September 2003......   245,849,700.00     7,145,196.41     3,572,598.33     40,041,108.01     5,005,138.54              0.00
October 2003........   245,849,700.00     6,834,511.14     3,417,255.69     39,301,317.16     4,912,664.68              0.00
November 2003.......   245,849,700.00     6,530,894.87     3,265,447.55     38,572,364.86     4,821,545.64              0.00
December 2003.......   245,849,700.00     6,234,272.89     3,117,136.55     37,854,098.88     4,731,762.40              0.00
January 2004........   245,849,700.00     5,944,571.17     2,972,285.69     37,146,368.37     4,643,296.08              0.00
February 2004.......   245,849,700.00     5,661,716.37     2,830,858.28     36,449,023.77     4,556,128.01              0.00
March 2004..........   245,849,700.00     5,385,635.83     2,692,818.00     35,761,916.85     4,470,239.64              0.00
April 2004..........   245,849,700.00     5,116,257.53     2,558,128.85     35,084,900.64     4,385,612.61              0.00
May 2004............   245,849,700.00     4,853,510.15     2,426,755.16     34,417,829.50     4,302,228.72              0.00
June 2004...........   245,849,700.00     4,597,323.02     2,298,661.59     33,760,559.04     4,220,069.91              0.00
July 2004...........   245,849,700.00     4,347,626.09     2,173,813.12     33,112,946.10     4,139,118.29              0.00
August 2004.........   245,849,700.00     4,104,350.00     2,052,175.07     32,474,848.81     4,059,356.13              0.00
September 2004......   245,849,700.00     3,867,426.00     1,933,713.07     31,846,126.50     3,980,765.84              0.00
October 2004........   245,849,700.00     3,636,785.99     1,818,393.06     31,226,639.74     3,903,330.00              0.00
November 2004.......   245,849,700.00     3,412,362.49     1,706,181.31     30,616,250.30     3,827,031.32              0.00
December 2004.......   245,849,700.00     3,194,088.67     1,597,044.39     30,014,821.15     3,751,852.67              0.00
January 2005........   245,849,700.00     2,981,898.28     1,490,949.19     29,422,216.43     3,677,777.08              0.00
February 2005.......   245,849,700.00     2,775,725.70     1,387,862.90     28,838,301.44     3,604,787.71              0.00
March 2005..........   245,849,700.00     2,575,505.93     1,287,753.01     28,262,942.65     3,532,867.86              0.00
April 2005..........   245,849,700.00     2,381,174.57     1,190,587.33     27,696,007.67     3,462,000.99              0.00
May 2005............   245,849,700.00     2,192,667.80     1,096,333.94     27,137,365.29     3,392,170.69              0.00
June 2005...........   245,849,700.00     2,009,922.42     1,004,961.24     26,586,885.34     3,323,360.69              0.00
July 2005...........   245,849,700.00     1,832,875.79       916,437.92     26,044,438.83     3,255,554.88              0.00
August 2005.........   245,849,700.00     1,661,465.86       830,732.95     25,509,897.81     3,188,737.25              0.00
September 2005......   245,849,700.00     1,495,631.18       747,815.61     24,983,135.49     3,122,891.96              0.00
October 2005........   245,849,700.00     1,335,310.84       667,655.44     24,464,026.08     3,058,003.28              0.00
November 2005.......   245,849,700.00     1,180,444.53       590,222.28     23,952,444.89     2,994,055.63              0.00
December 2005.......   245,849,700.00     1,030,972.47       515,486.25     23,448,268.28     2,931,033.56              0.00

                         PE CLASS          FD CLASS         SD CLASS         FA CLASS          SB CLASS         PN CLASS
    DISTRIBUTION          PLANNED          TARGETED         TARGETED         TARGETED          TARGETED          PLANNED
        DATE              BALANCE          BALANCE          BALANCE           BALANCE          BALANCE           BALANCE
    ------------         --------          --------         --------         --------          --------         --------
January 2006........  $245,849,700.00   $   886,835.46   $   443,417.74   $ 22,951,373.64   $ 2,868,921.73   $          0.00
February 2006.......   245,849,700.00       747,974.85       373,987.43     22,461,639.42     2,807,704.95              0.00
March 2006..........   245,849,700.00       614,332.53       307,166.27     21,978,945.06     2,747,368.15              0.00
April 2006..........   245,849,700.00       485,850.94       242,925.47     21,503,171.02     2,687,896.40              0.00
May 2006............   245,849,700.00       362,473.06       181,236.53     21,034,198.78     2,629,274.87              0.00
June 2006...........   245,849,700.00       244,142.40       122,071.20     20,571,910.77     2,571,488.87              0.00
July 2006...........   245,849,700.00       130,803.00        65,401.50     20,116,190.40     2,514,523.82              0.00
August 2006.........   245,849,700.00        22,399.42        11,199.71     19,666,922.06     2,458,365.28              0.00
September 2006......   245,849,700.00             0.00             0.00     19,223,991.13     2,402,998.91              0.00
October 2006........   242,370,809.10             0.00             0.00     18,787,283.85     2,348,410.50              0.00
November 2006.......   238,715,548.20             0.00             0.00     18,350,942.61     2,293,867.84              0.00
December 2006.......   235,112,269.91             0.00             0.00     17,905,391.99     2,238,174.02              0.00
January 2007........   231,560,254.95             0.00             0.00     17,450,799.55     2,181,349.96              0.00
February 2007.......   228,058,793.82             0.00             0.00     16,987,329.59     2,123,416.22              0.00
March 2007..........   224,607,186.76             0.00             0.00     16,515,143.16     2,064,392.91              0.00
April 2007..........   221,204,743.50             0.00             0.00     16,034,398.24     2,004,299.80              0.00
May 2007............   217,850,783.26             0.00             0.00     15,545,249.64     1,943,156.22              0.00
June 2007...........   214,544,634.50             0.00             0.00     15,047,849.16     1,880,981.16              0.00
July 2007...........   211,285,634.88             0.00             0.00     14,542,345.54     1,817,793.21              0.00
August 2007.........   208,073,131.11             0.00             0.00     14,028,884.59     1,753,610.59              0.00
September 2007......   204,906,478.81             0.00             0.00     13,507,609.17     1,688,451.16              0.00
October 2007........   201,785,042.41             0.00             0.00     12,978,659.26     1,622,332.42              0.00
November 2007.......   198,708,195.02             0.00             0.00     12,442,172.02     1,555,271.51              0.00
December 2007.......   195,675,318.32             0.00             0.00     11,898,281.78     1,487,285.23              0.00
January 2008........   192,685,802.44             0.00             0.00     11,347,120.14     1,418,390.03              0.00
February 2008.......   189,739,045.84             0.00             0.00     10,788,815.97     1,348,602.01              0.00
March 2008..........   186,834,455.19             0.00             0.00     10,223,495.50     1,277,936.95              0.00
April 2008..........   183,971,445.31             0.00             0.00      9,651,282.26     1,206,410.29              0.00
May 2008............   181,149,438.97             0.00             0.00      9,072,297.24     1,134,037.16              0.00
June 2008...........   178,367,866.88             0.00             0.00      8,486,658.85     1,060,832.36              0.00
July 2008...........   175,626,167.48             0.00             0.00      7,894,483.00       986,810.38              0.00
August 2008.........   172,923,786.95             0.00             0.00      7,295,883.08       911,985.39              0.00
September 2008......   170,260,179.00             0.00             0.00      6,690,970.07       836,371.27              0.00
October 2008........   167,634,804.83             0.00             0.00      6,079,852.52       759,981.57              0.00
November 2008.......   165,047,133.00             0.00             0.00      5,462,636.62       682,829.58              0.00
December 2008.......   162,496,639.36             0.00             0.00      4,839,426.20       604,928.28              0.00
January 2009........   159,982,806.91             0.00             0.00      4,210,322.80       526,290.35              0.00
February 2009.......   157,505,125.75             0.00             0.00      3,575,425.70       446,928.22              0.00
March 2009..........   155,063,092.92             0.00             0.00      2,934,831.92       366,853.99              0.00
April 2009..........   152,656,212.39             0.00             0.00      2,288,636.30       286,079.54              0.00
May 2009............   150,283,994.89             0.00             0.00      1,636,931.48       204,616.44              0.00
June 2009...........   147,945,957.85             0.00             0.00        979,807.99       122,476.00              0.00
July 2009...........   145,641,625.32             0.00             0.00        317,354.23        39,669.28              0.00
August 2009.........   143,370,527.86             0.00             0.00              0.00             0.00              0.00
September 2009......   141,132,202.46             0.00             0.00              0.00             0.00              0.00
October 2009........   138,926,192.46             0.00             0.00              0.00             0.00              0.00
November 2009.......   136,752,047.43             0.00             0.00              0.00             0.00              0.00
December 2009.......   134,609,323.15             0.00             0.00              0.00             0.00              0.00
January 2010........   132,497,581.44             0.00             0.00              0.00             0.00              0.00

                         PE CLASS          FD CLASS         SD CLASS         FA CLASS          SB CLASS         PN CLASS
    DISTRIBUTION          PLANNED          TARGETED         TARGETED         TARGETED          TARGETED          PLANNED
        DATE              BALANCE          BALANCE          BALANCE           BALANCE          BALANCE           BALANCE
    ------------         --------          --------         --------         --------          --------         --------
February 2010.......  $130,416,390.18   $         0.00   $         0.00   $          0.00   $         0.00   $          0.00
March 2010..........   128,365,323.12             0.00             0.00              0.00             0.00              0.00
April 2010..........   126,343,959.88             0.00             0.00              0.00             0.00              0.00
May 2010............   124,351,885.85             0.00             0.00              0.00             0.00              0.00
June 2010...........   122,388,692.07             0.00             0.00              0.00             0.00              0.00
July 2010...........   120,453,975.24             0.00             0.00              0.00             0.00              0.00
August 2010.........   118,547,337.53             0.00             0.00              0.00             0.00              0.00
September 2010......   116,668,386.62             0.00             0.00              0.00             0.00              0.00
October 2010........   114,816,735.54             0.00             0.00              0.00             0.00              0.00
November 2010.......   112,992,002.64             0.00             0.00              0.00             0.00              0.00
December 2010.......   111,193,811.50             0.00             0.00              0.00             0.00              0.00
January 2011........   109,421,790.87             0.00             0.00              0.00             0.00              0.00
February 2011.......   107,675,574.61             0.00             0.00              0.00             0.00              0.00
March 2011..........   105,954,801.57             0.00             0.00              0.00             0.00              0.00
April 2011..........   104,259,115.60             0.00             0.00              0.00             0.00              0.00
May 2011............   102,588,165.40             0.00             0.00              0.00             0.00              0.00
June 2011...........   100,941,604.52             0.00             0.00              0.00             0.00              0.00
July 2011...........    99,319,091.27             0.00             0.00              0.00             0.00              0.00
August 2011.........    97,720,288.63             0.00             0.00              0.00             0.00              0.00
September 2011......    96,144,864.24             0.00             0.00              0.00             0.00              0.00
October 2011........    94,592,490.28             0.00             0.00              0.00             0.00              0.00
November 2011.......    93,062,843.45             0.00             0.00              0.00             0.00              0.00
December 2011.......    91,555,604.88             0.00             0.00              0.00             0.00              0.00
January 2012........    90,070,460.10             0.00             0.00              0.00             0.00              0.00
February 2012.......    88,607,098.96             0.00             0.00              0.00             0.00              0.00
March 2012..........    87,165,215.56             0.00             0.00              0.00             0.00              0.00
April 2012..........    85,744,508.21             0.00             0.00              0.00             0.00              0.00
May 2012............    84,344,679.39             0.00             0.00              0.00             0.00              0.00
June 2012...........    82,965,435.66             0.00             0.00              0.00             0.00              0.00
July 2012...........    81,606,487.59             0.00             0.00              0.00             0.00              0.00
August 2012.........    80,267,549.79             0.00             0.00              0.00             0.00              0.00
September 2012......    78,948,340.73             0.00             0.00              0.00             0.00              0.00
October 2012........    77,648,582.82             0.00             0.00              0.00             0.00              0.00
November 2012.......    76,368,002.24             0.00             0.00              0.00             0.00              0.00
December 2012.......    75,106,328.96             0.00             0.00              0.00             0.00              0.00
January 2013........    73,863,296.69             0.00             0.00              0.00             0.00              0.00
February 2013.......    72,638,642.76             0.00             0.00              0.00             0.00              0.00
March 2013..........    71,432,108.16             0.00             0.00              0.00             0.00              0.00
April 2013..........    70,243,437.42             0.00             0.00              0.00             0.00              0.00
May 2013............    69,072,378.62             0.00             0.00              0.00             0.00              0.00
June 2013...........    67,918,683.28             0.00             0.00              0.00             0.00              0.00
July 2013...........    66,782,106.36             0.00             0.00              0.00             0.00              0.00
August 2013.........    65,662,406.20             0.00             0.00              0.00             0.00              0.00
September 2013......    64,559,344.47             0.00             0.00              0.00             0.00              0.00
October 2013........    63,472,686.12             0.00             0.00              0.00             0.00              0.00
November 2013.......    62,402,199.35             0.00             0.00              0.00             0.00              0.00
December 2013.......    61,347,655.55             0.00             0.00              0.00             0.00              0.00
January 2014........    60,308,829.28             0.00             0.00              0.00             0.00              0.00
February 2014.......    59,285,498.19             0.00             0.00              0.00             0.00              0.00

                         PE CLASS          FD CLASS         SD CLASS         FA CLASS          SB CLASS         PN CLASS
    DISTRIBUTION          PLANNED          TARGETED         TARGETED         TARGETED          TARGETED          PLANNED
        DATE              BALANCE          BALANCE          BALANCE           BALANCE          BALANCE           BALANCE
    ------------         --------          --------         --------         --------          --------         --------
March 2014..........  $ 58,277,443.01   $         0.00   $         0.00   $          0.00   $         0.00   $          0.00
April 2014..........    57,284,447.49             0.00             0.00              0.00             0.00              0.00
May 2014............    56,306,298.38             0.00             0.00              0.00             0.00              0.00
June 2014...........    55,342,785.36             0.00             0.00              0.00             0.00              0.00
July 2014...........    54,393,701.02             0.00             0.00              0.00             0.00              0.00
August 2014.........    53,458,840.81             0.00             0.00              0.00             0.00              0.00
September 2014......    52,538,003.02             0.00             0.00              0.00             0.00              0.00
October 2014........    51,630,988.72             0.00             0.00              0.00             0.00              0.00
November 2014.......    50,737,601.71             0.00             0.00              0.00             0.00              0.00
December 2014.......    49,857,648.54             0.00             0.00              0.00             0.00              0.00
January 2015........    48,990,938.40             0.00             0.00              0.00             0.00              0.00
February 2015.......    48,137,283.14             0.00             0.00              0.00             0.00              0.00
March 2015..........    47,296,497.21             0.00             0.00              0.00             0.00              0.00
April 2015..........    46,468,397.61             0.00             0.00              0.00             0.00              0.00
May 2015............    45,652,803.88             0.00             0.00              0.00             0.00              0.00
June 2015...........    44,849,538.08             0.00             0.00              0.00             0.00              0.00
July 2015...........    44,058,424.71             0.00             0.00              0.00             0.00              0.00
August 2015.........    43,279,290.69             0.00             0.00              0.00             0.00              0.00
September 2015......    42,511,965.36             0.00             0.00              0.00             0.00              0.00
October 2015........    41,756,280.42             0.00             0.00              0.00             0.00              0.00
November 2015.......    41,012,069.88             0.00             0.00              0.00             0.00              0.00
December 2015.......    40,279,170.07             0.00             0.00              0.00             0.00              0.00
January 2016........    39,557,419.59             0.00             0.00              0.00             0.00              0.00
February 2016.......    38,846,659.27             0.00             0.00              0.00             0.00              0.00
March 2016..........    38,146,732.14             0.00             0.00              0.00             0.00              0.00
April 2016..........    37,457,483.42             0.00             0.00              0.00             0.00              0.00
May 2016............    36,778,760.46             0.00             0.00              0.00             0.00              0.00
June 2016...........    36,110,412.75             0.00             0.00              0.00             0.00              0.00
July 2016...........    35,452,291.85             0.00             0.00              0.00             0.00              0.00
August 2016.........    34,804,251.38             0.00             0.00              0.00             0.00              0.00
September 2016......    34,166,147.00             0.00             0.00              0.00             0.00              0.00
October 2016........    33,537,836.37             0.00             0.00              0.00             0.00              0.00
November 2016.......    32,919,179.14             0.00             0.00              0.00             0.00              0.00
December 2016.......    32,310,036.88             0.00             0.00              0.00             0.00              0.00
January 2017........    31,710,273.12             0.00             0.00              0.00             0.00              0.00
February 2017.......    31,119,753.25             0.00             0.00              0.00             0.00              0.00
March 2017..........    30,538,344.55             0.00             0.00              0.00             0.00              0.00
April 2017..........    29,965,916.14             0.00             0.00              0.00             0.00              0.00
May 2017............    29,402,338.97             0.00             0.00              0.00             0.00              0.00
June 2017...........    28,847,485.78             0.00             0.00              0.00             0.00              0.00
July 2017...........    28,301,231.06             0.00             0.00              0.00             0.00              0.00
August 2017.........    27,763,451.08             0.00             0.00              0.00             0.00              0.00
September 2017......    27,234,023.81             0.00             0.00              0.00             0.00              0.00
October 2017........    26,712,828.93             0.00             0.00              0.00             0.00              0.00
November 2017.......    26,199,747.78             0.00             0.00              0.00             0.00              0.00
December 2017.......    25,694,663.36             0.00             0.00              0.00             0.00              0.00
January 2018........    25,197,460.31             0.00             0.00              0.00             0.00              0.00
February 2018.......    24,708,024.87             0.00             0.00              0.00             0.00              0.00
March 2018..........    24,226,244.85             0.00             0.00              0.00             0.00              0.00

                         PE CLASS          FD CLASS         SD CLASS         FA CLASS          SB CLASS         PN CLASS
    DISTRIBUTION          PLANNED          TARGETED         TARGETED         TARGETED          TARGETED          PLANNED
        DATE              BALANCE          BALANCE          BALANCE           BALANCE          BALANCE           BALANCE
    ------------         --------          --------         --------         --------          --------         --------
April 2018..........  $ 23,752,009.66   $         0.00   $         0.00   $          0.00   $         0.00   $          0.00
May 2018............    23,285,210.21             0.00             0.00              0.00             0.00              0.00
June 2018...........    22,825,738.97             0.00             0.00              0.00             0.00              0.00
July 2018...........    22,373,489.88             0.00             0.00              0.00             0.00              0.00
August 2018.........    21,928,358.37             0.00             0.00              0.00             0.00              0.00
September 2018......    21,490,241.34             0.00             0.00              0.00             0.00              0.00
October 2018........    21,059,037.12             0.00             0.00              0.00             0.00              0.00
November 2018.......    20,634,645.45             0.00             0.00              0.00             0.00              0.00
December 2018.......    20,216,967.49             0.00             0.00              0.00             0.00              0.00
January 2019........    19,805,905.78             0.00             0.00              0.00             0.00              0.00
February 2019.......    19,401,364.19             0.00             0.00              0.00             0.00              0.00
March 2019..........    19,003,247.98             0.00             0.00              0.00             0.00              0.00
April 2019..........    18,611,463.69             0.00             0.00              0.00             0.00              0.00
May 2019............    18,225,919.21             0.00             0.00              0.00             0.00              0.00
June 2019...........    17,846,523.69             0.00             0.00              0.00             0.00              0.00
July 2019...........    17,473,187.56             0.00             0.00              0.00             0.00              0.00
August 2019.........    17,105,822.50             0.00             0.00              0.00             0.00              0.00
September 2019......    16,744,341.43             0.00             0.00              0.00             0.00              0.00
October 2019........    16,388,658.48             0.00             0.00              0.00             0.00              0.00
November 2019.......    16,038,689.01             0.00             0.00              0.00             0.00              0.00
December 2019.......    15,694,349.54             0.00             0.00              0.00             0.00              0.00
January 2020........    15,355,557.77             0.00             0.00              0.00             0.00              0.00
February 2020.......    15,022,232.54             0.00             0.00              0.00             0.00              0.00
March 2020..........    14,694,293.85             0.00             0.00              0.00             0.00              0.00
April 2020..........    14,371,662.81             0.00             0.00              0.00             0.00              0.00
May 2020............    14,054,261.64             0.00             0.00              0.00             0.00              0.00
June 2020...........    13,742,013.65             0.00             0.00              0.00             0.00              0.00
July 2020...........    13,434,843.23             0.00             0.00              0.00             0.00              0.00
August 2020.........    13,132,675.82             0.00             0.00              0.00             0.00              0.00
September 2020......    12,835,437.93             0.00             0.00              0.00             0.00              0.00
October 2020........    12,543,057.09             0.00             0.00              0.00             0.00              0.00
November 2020.......    12,255,461.83             0.00             0.00              0.00             0.00              0.00
December 2020.......    11,972,581.73             0.00             0.00              0.00             0.00              0.00
January 2021........    11,694,347.31             0.00             0.00              0.00             0.00              0.00
February 2021.......    11,420,690.11             0.00             0.00              0.00             0.00              0.00
March 2021..........    11,151,542.60             0.00             0.00              0.00             0.00              0.00
April 2021..........    10,886,838.22             0.00             0.00              0.00             0.00              0.00
May 2021............    10,626,511.35             0.00             0.00              0.00             0.00              0.00
June 2021...........    10,370,497.29             0.00             0.00              0.00             0.00              0.00
July 2021...........    10,118,732.23             0.00             0.00              0.00             0.00              0.00
August 2021.........     9,871,153.30             0.00             0.00              0.00             0.00              0.00
September 2021......     9,627,698.49             0.00             0.00              0.00             0.00              0.00
October 2021........     9,388,306.66             0.00             0.00              0.00             0.00              0.00
November 2021.......     9,152,917.55             0.00             0.00              0.00             0.00              0.00
December 2021.......     8,921,471.75             0.00             0.00              0.00             0.00              0.00
January 2022........     8,693,910.68             0.00             0.00              0.00             0.00              0.00
February 2022.......     8,470,176.57             0.00             0.00              0.00             0.00              0.00
March 2022..........     8,250,212.51             0.00             0.00              0.00             0.00              0.00
April 2022..........     8,033,962.37             0.00             0.00              0.00             0.00              0.00

                         PE CLASS          FD CLASS         SD CLASS         FA CLASS          SB CLASS         PN CLASS
    DISTRIBUTION          PLANNED          TARGETED         TARGETED         TARGETED          TARGETED          PLANNED
        DATE              BALANCE          BALANCE          BALANCE           BALANCE          BALANCE           BALANCE
    ------------         --------          --------         --------         --------          --------         --------
May 2022............  $  7,821,370.80   $         0.00   $         0.00   $          0.00   $         0.00   $          0.00
June 2022...........     7,612,383.25             0.00             0.00              0.00             0.00              0.00
July 2022...........     7,406,945.94             0.00             0.00              0.00             0.00              0.00
August 2022.........     7,205,005.86             0.00             0.00              0.00             0.00              0.00
September 2022......     7,006,510.72             0.00             0.00              0.00             0.00              0.00
October 2022........     6,811,409.01             0.00             0.00              0.00             0.00              0.00
November 2022.......     6,619,649.92             0.00             0.00              0.00             0.00              0.00
December 2022.......     6,431,183.38             0.00             0.00              0.00             0.00              0.00
January 2023........     6,245,960.01             0.00             0.00              0.00             0.00              0.00
February 2023.......     6,063,931.15             0.00             0.00              0.00             0.00              0.00
March 2023..........     5,885,048.82             0.00             0.00              0.00             0.00              0.00
April 2023..........     5,709,265.72             0.00             0.00              0.00             0.00              0.00
May 2023............     5,536,535.23             0.00             0.00              0.00             0.00              0.00
June 2023...........     5,366,811.38             0.00             0.00              0.00             0.00              0.00
July 2023...........     5,200,048.87             0.00             0.00              0.00             0.00              0.00
August 2023.........     5,036,203.02             0.00             0.00              0.00             0.00              0.00
September 2023......     4,875,229.81             0.00             0.00              0.00             0.00              0.00
October 2023........     4,717,085.84             0.00             0.00              0.00             0.00              0.00
November 2023.......     4,561,728.31             0.00             0.00              0.00             0.00              0.00
December 2023.......     4,409,115.05             0.00             0.00              0.00             0.00              0.00
January 2024........     4,259,204.49             0.00             0.00              0.00             0.00              0.00
February 2024.......     4,111,955.63             0.00             0.00              0.00             0.00              0.00
March 2024..........     3,967,328.09             0.00             0.00              0.00             0.00              0.00
April 2024..........     3,825,282.04             0.00             0.00              0.00             0.00              0.00
May 2024............     3,685,778.22             0.00             0.00              0.00             0.00              0.00
June 2024...........     3,548,777.93             0.00             0.00              0.00             0.00              0.00
July 2024...........     3,414,243.04             0.00             0.00              0.00             0.00              0.00
August 2024.........     3,282,135.95             0.00             0.00              0.00             0.00              0.00
September 2024......     3,152,419.60             0.00             0.00              0.00             0.00              0.00
October 2024........     3,025,057.45             0.00             0.00              0.00             0.00              0.00
November 2024.......     2,900,013.51             0.00             0.00              0.00             0.00              0.00
December 2024.......     2,777,252.27             0.00             0.00              0.00             0.00              0.00
January 2025........     2,656,738.76             0.00             0.00              0.00             0.00              0.00
February 2025.......     2,538,438.48             0.00             0.00              0.00             0.00              0.00
March 2025..........     2,422,317.46             0.00             0.00              0.00             0.00              0.00
April 2025..........     2,308,342.19             0.00             0.00              0.00             0.00              0.00
May 2025............     2,196,479.64             0.00             0.00              0.00             0.00              0.00
June 2025...........     2,086,697.28             0.00             0.00              0.00             0.00              0.00
July 2025...........     1,978,963.01             0.00             0.00              0.00             0.00              0.00
August 2025.........     1,873,245.23             0.00             0.00              0.00             0.00              0.00
September 2025......     1,769,512.76             0.00             0.00              0.00             0.00              0.00
October 2025........     1,667,734.89             0.00             0.00              0.00             0.00              0.00
November 2025.......     1,567,881.34             0.00             0.00              0.00             0.00              0.00
December 2025.......     1,469,922.28             0.00             0.00              0.00             0.00              0.00
January 2026........     1,373,828.28             0.00             0.00              0.00             0.00              0.00
February 2026.......     1,279,570.37             0.00             0.00              0.00             0.00              0.00
March 2026..........     1,187,119.98             0.00             0.00              0.00             0.00              0.00
April 2026..........     1,096,448.95             0.00             0.00              0.00             0.00              0.00
May 2026............     1,007,529.53             0.00             0.00              0.00             0.00              0.00

                         PE CLASS          FD CLASS         SD CLASS         FA CLASS          SB CLASS         PN CLASS
    DISTRIBUTION          PLANNED          TARGETED         TARGETED         TARGETED          TARGETED          PLANNED
        DATE              BALANCE          BALANCE          BALANCE           BALANCE          BALANCE           BALANCE
    ------------         --------          --------         --------         --------          --------         --------
June 2026...........  $    920,334.36   $         0.00   $         0.00   $          0.00   $         0.00   $          0.00
July 2026...........       834,836.50             0.00             0.00              0.00             0.00              0.00
August 2026.........       751,009.37             0.00             0.00              0.00             0.00              0.00
September 2026......       668,826.80             0.00             0.00              0.00             0.00              0.00
October 2026........       588,262.97             0.00             0.00              0.00             0.00              0.00
November 2026.......       509,292.47             0.00             0.00              0.00             0.00              0.00
December 2026.......       431,890.22             0.00             0.00              0.00             0.00              0.00
January 2027........       356,031.53             0.00             0.00              0.00             0.00              0.00
February 2027.......       281,692.05             0.00             0.00              0.00             0.00              0.00
March 2027..........       208,847.81             0.00             0.00              0.00             0.00              0.00
April 2027..........       137,475.15             0.00             0.00              0.00             0.00              0.00
May 2027............        67,550.78             0.00             0.00              0.00             0.00              0.00
June 2027 and
  thereafter........             0.00             0.00             0.00              0.00             0.00              0.00

                         PQ CLASS         PR CLASS         PS CLASS         PT CLASS          FR CLASS          SO CLASS
    DISTRIBUTION         PLANNED          PLANNED          PLANNED           PLANNED          TARGETED          TARGETED
        DATE             BALANCE          BALANCE          BALANCE           BALANCE           BALANCE          BALANCE
    ------------         --------         --------         --------         --------          --------          --------
Initial Balance.....  $43,800,400.00   $65,074,500.00   $61,333,200.00   $165,608,300.00   $173,652,988.00   $21,706,624.00
December 1997.......   43,800,400.00    65,074,500.00    61,333,200.00    165,608,300.00    130,239,000.00    16,279,875.37
January 1998........   43,800,400.00    65,074,500.00    61,333,200.00    165,608,300.00    130,239,000.00    16,279,875.37
February 1998.......   43,800,400.00    65,074,500.00    61,333,200.00    165,608,300.00    130,239,000.00    16,279,875.37
March 1998..........   43,800,400.00    65,074,500.00    61,333,200.00    165,608,300.00    130,239,000.00    16,279,875.37
April 1998..........   43,800,400.00    65,074,500.00    61,333,200.00    165,608,300.00    130,239,000.00    16,279,875.37
May 1998............   43,800,400.00    65,074,500.00    61,333,200.00    165,608,300.00    130,239,000.00    16,279,875.37
June 1998...........   43,800,400.00    65,074,500.00    61,333,200.00    165,608,300.00    130,239,000.00    16,279,875.37
July 1998...........   43,800,400.00    65,074,500.00    61,333,200.00    165,608,300.00    130,239,000.00    16,279,875.37
August 1998.........   43,800,400.00    65,074,500.00    61,333,200.00    165,608,300.00    130,239,000.00    16,279,875.37
September 1998......   43,800,400.00    65,074,500.00    61,333,200.00    165,608,300.00    130,239,000.00    16,279,875.37
October 1998........   43,800,400.00    65,074,500.00    61,333,200.00    165,608,300.00    130,239,000.00    16,279,875.37
November 1998.......   43,800,400.00    65,074,500.00    61,333,200.00    165,608,300.00    130,239,000.00    16,279,875.37
December 1998.......   43,800,400.00    65,074,500.00    61,333,200.00    165,608,300.00    130,239,000.00    16,279,875.37
January 1999........   43,800,400.00    65,074,500.00    61,333,200.00    165,608,300.00    130,239,000.00    16,279,875.37
February 1999.......   43,800,400.00    65,074,500.00    61,333,200.00    165,608,300.00    130,239,000.00    16,279,875.37
March 1999..........   43,800,400.00    65,074,500.00    61,333,200.00    165,608,300.00    130,239,000.00    16,279,875.37
April 1999..........   43,800,400.00    65,074,500.00    61,333,200.00    165,608,300.00    130,239,000.00    16,279,875.37
May 1999............   43,800,400.00    65,074,500.00    61,333,200.00    165,608,300.00    130,239,000.00    16,279,875.37
June 1999...........   43,800,400.00    65,074,500.00    61,333,200.00    165,608,300.00    130,239,000.00    16,279,875.37
July 1999...........   43,800,400.00    65,074,500.00    61,333,200.00    165,608,300.00    130,239,000.00    16,279,875.37
August 1999.........   43,800,400.00    65,074,500.00    61,333,200.00    165,608,300.00    128,841,793.13    16,105,224.51
September 1999......   43,800,400.00    65,074,500.00    61,333,200.00    165,608,300.00    125,634,466.68    15,704,308.70
October 1999........   43,800,400.00    65,074,500.00    61,333,200.00    165,608,300.00    122,377,678.52    15,297,210.17
November 1999.......   43,800,400.00    65,074,500.00    61,333,200.00    165,608,300.00    119,302,087.62    14,912,761.30
December 1999.......   43,800,400.00    65,074,500.00    61,333,200.00    165,608,300.00    117,477,922.14    14,684,740.61
January 2000........   43,800,400.00    65,074,500.00    61,333,200.00    165,608,300.00    115,640,320.17    14,455,040.35
February 2000.......   43,800,400.00    65,074,500.00    61,333,200.00    165,608,300.00    113,795,021.14    14,224,377.97
March 2000..........   43,800,400.00    65,074,500.00    61,333,200.00    165,608,300.00    111,952,987.51    13,994,123.76
April 2000..........   43,800,400.00    65,074,500.00    61,333,200.00    165,608,300.00    110,129,539.02    13,766,192.69
May 2000............   43,800,400.00    65,074,500.00    61,333,200.00    165,608,300.00    108,331,178.53    13,541,397.63
June 2000...........   43,800,400.00    65,074,500.00    61,333,200.00    165,608,300.00    106,557,673.92    13,319,709.55
July 2000...........   43,800,400.00    65,074,500.00    61,333,200.00    165,608,300.00    104,808,727.48    13,101,091.24
August 2000.........   43,800,400.00    65,074,500.00    61,333,200.00    165,608,300.00    103,084,044.22    12,885,505.82
September 2000......   43,800,400.00    65,074,500.00    61,333,200.00    165,608,300.00    101,383,331.82    12,672,916.77
October 2000........   43,800,400.00    65,074,500.00    61,333,200.00    165,608,300.00     99,706,300.63    12,463,287.87
November 2000.......   43,800,400.00    65,074,500.00    61,333,200.00    165,608,300.00     98,052,663.58    12,256,583.23
December 2000.......   43,800,400.00    65,074,500.00    61,333,200.00    165,608,300.00     96,422,136.30    12,052,767.32
January 2001........   43,800,400.00    65,074,500.00    61,333,200.00    165,608,300.00     94,814,436.93    11,851,804.89
February 2001.......   43,800,400.00    65,074,500.00    61,333,200.00    165,608,300.00     93,229,286.20    11,653,661.04
March 2001..........   43,800,400.00    65,074,500.00    61,333,200.00    165,608,300.00     91,666,407.32    11,458,301.18
April 2001..........   43,800,400.00    65,074,500.00    61,333,200.00    165,608,300.00     90,125,526.09    11,265,691.02
May 2001............   43,800,400.00    65,074,500.00    61,333,200.00    165,608,300.00     88,606,370.74    11,075,796.60
June 2001...........   43,800,400.00    65,074,500.00    61,333,200.00    165,608,300.00     87,108,671.94    10,888,584.24
July 2001...........   43,800,400.00    65,074,500.00    61,333,200.00    165,608,300.00     85,632,162.86    10,704,020.60
August 2001.........   43,800,400.00    65,074,500.00    61,333,200.00    165,608,300.00     84,176,579.01    10,522,072.62
September 2001......   43,800,400.00    65,074,500.00    61,333,200.00    165,608,300.00     82,741,658.34    10,342,707.53
October 2001........   43,800,400.00    65,074,500.00    61,333,200.00    165,608,300.00     81,327,141.14    10,165,892.88
November 2001.......   41,570,672.62    65,074,500.00    61,333,200.00    165,608,300.00     79,932,770.04     9,991,596.49

                         PQ CLASS         PR CLASS         PS CLASS         PT CLASS          FR CLASS          SO CLASS
    DISTRIBUTION         PLANNED          PLANNED          PLANNED           PLANNED          TARGETED          TARGETED
        DATE             BALANCE          BALANCE          BALANCE           BALANCE           BALANCE          BALANCE
    ------------         --------         --------         --------         --------          --------          --------
December 2001.......  $38,254,063.77   $65,074,500.00   $61,333,200.00   $165,608,300.00   $ 78,558,290.00   $ 9,819,786.48
January 2002........   34,953,823.26    65,074,500.00    61,333,200.00    165,608,300.00     77,203,448.27     9,650,431.26
February 2002.......   31,669,866.05    65,074,500.00    61,333,200.00    165,608,300.00     75,867,994.37     9,483,499.51
March 2002..........   28,402,107.55    65,074,500.00    61,333,200.00    165,608,300.00     74,551,680.07     9,318,960.22
April 2002..........   25,150,463.59    65,074,500.00    61,333,200.00    165,608,300.00     73,254,259.40     9,156,782.64
May 2002............   21,914,850.44    65,074,500.00    61,333,200.00    165,608,300.00     71,975,488.55     8,996,936.28
June 2002...........   18,695,184.80    65,074,500.00    61,333,200.00    165,608,300.00     70,715,125.92     8,839,390.94
July 2002...........   15,491,383.79    65,074,500.00    61,333,200.00    165,608,300.00     69,472,932.07     8,684,116.71
August 2002.........   12,303,364.97    65,074,500.00    61,333,200.00    165,608,300.00     68,248,669.71     8,531,083.91
September 2002......    9,131,046.30    65,074,500.00    61,333,200.00    165,608,300.00     67,042,103.66     8,380,263.15
October 2002........    5,974,346.19    65,074,500.00    61,333,200.00    165,608,300.00     65,853,000.84     8,231,625.29
November 2002.......    2,833,183.44    65,074,500.00    61,333,200.00    165,608,300.00     64,681,130.26     8,085,141.47
December 2002.......            0.00    64,781,977.29    61,333,200.00    165,608,300.00     63,526,262.99     7,940,783.06
January 2003........            0.00    61,671,647.38    61,333,200.00    165,608,300.00     62,388,172.10     7,798,521.69
February 2003.......            0.00    58,576,613.76    61,333,200.00    165,608,300.00     61,266,632.75     7,658,329.27
March 2003..........            0.00    55,496,796.90    61,333,200.00    165,608,300.00     60,161,422.04     7,520,177.93
April 2003..........            0.00    52,432,117.68    61,333,200.00    165,608,300.00     59,072,319.06     7,384,040.05
May 2003............            0.00    49,382,497.37    61,333,200.00    165,608,300.00     57,999,104.89     7,249,888.28
June 2003...........            0.00    46,347,857.66    61,333,200.00    165,608,300.00     56,941,562.50     7,117,695.48
July 2003...........            0.00    43,328,120.63    61,333,200.00    165,608,300.00     55,899,476.81     6,987,434.76
August 2003.........            0.00    40,323,208.78    61,333,200.00    165,608,300.00     54,872,634.61     6,859,079.48
September 2003......            0.00    37,333,044.97    61,333,200.00    165,608,300.00     53,860,824.64     6,732,603.24
October 2003........            0.00    34,357,552.49    61,333,200.00    165,608,300.00     52,863,837.43     6,607,979.83
November 2003.......            0.00    31,396,655.01    61,333,200.00    165,608,300.00     51,881,465.39     6,485,183.32
December 2003.......            0.00    28,450,276.60    61,333,200.00    165,608,300.00     50,913,502.73     6,364,187.99
January 2004........            0.00    25,518,341.70    61,333,200.00    165,608,300.00     49,959,745.49     6,244,968.33
February 2004.......            0.00    22,600,775.16    61,333,200.00    165,608,300.00     49,019,991.49     6,127,499.08
March 2004..........            0.00    19,697,502.20    61,333,200.00    165,608,300.00     48,094,040.33     6,011,755.18
April 2004..........            0.00    16,808,448.44    61,333,200.00    165,608,300.00     47,181,693.33     5,897,711.80
May 2004............            0.00    13,933,539.85    61,333,200.00    165,608,300.00     46,282,753.58     5,785,344.33
June 2004...........            0.00    11,072,702.81    61,333,200.00    165,608,300.00     45,397,025.88     5,674,628.37
July 2004...........            0.00     8,225,864.08    61,333,200.00    165,608,300.00     44,524,316.69     5,565,539.71
August 2004.........            0.00     5,392,950.77    61,333,200.00    165,608,300.00     43,664,434.21     5,458,054.40
September 2004......            0.00     2,573,890.37    61,333,200.00    165,608,300.00     42,817,188.28     5,352,148.66
October 2004........            0.00             0.00    61,101,810.76    165,608,300.00     41,982,390.38     5,247,798.92
November 2004.......            0.00             0.00    58,310,240.18    165,608,300.00     41,159,853.62     5,144,981.82
December 2004.......            0.00             0.00    55,532,307.23    165,608,300.00     40,349,392.71     5,043,674.20
January 2005........            0.00             0.00    52,767,940.89    165,608,300.00     39,550,824.01     4,943,853.12
February 2005.......            0.00             0.00    50,017,070.49    165,608,300.00     38,763,965.41     4,845,495.79
March 2005..........            0.00             0.00    47,279,625.73    165,608,300.00     37,988,636.35     4,748,579.65
April 2005..........            0.00             0.00    44,555,536.67    165,608,300.00     37,224,657.90     4,653,082.34
May 2005............            0.00             0.00    41,844,733.73    165,608,300.00     36,471,852.57     4,558,981.68
June 2005...........            0.00             0.00    39,147,147.69    165,608,300.00     35,730,044.44     4,466,255.66
July 2005...........            0.00             0.00    36,462,709.66    165,608,300.00     34,999,059.08     4,374,882.49
August 2005.........            0.00             0.00    33,791,351.15    165,608,300.00     34,278,723.52     4,284,840.54
September 2005......            0.00             0.00    31,133,003.98    165,608,300.00     33,568,866.28     4,196,108.38
October 2005........            0.00             0.00    28,487,600.33    165,608,300.00     32,869,317.33     4,108,664.76
November 2005.......            0.00             0.00    25,855,072.73    165,608,300.00     32,179,908.09     4,022,488.60
December 2005.......            0.00             0.00    23,235,354.07    165,608,300.00     31,500,471.37     3,937,559.01

                         PQ CLASS         PR CLASS         PS CLASS         PT CLASS          FR CLASS          SO CLASS
    DISTRIBUTION         PLANNED          PLANNED          PLANNED           PLANNED          TARGETED          TARGETED
        DATE             BALANCE          BALANCE          BALANCE           BALANCE           BALANCE          BALANCE
    ------------         --------         --------         --------         --------          --------          --------
January 2006........  $         0.00   $         0.00   $20,628,377.57   $165,608,300.00   $ 30,830,841.41   $ 3,853,855.27
February 2006.......            0.00             0.00    18,034,076.78    165,608,300.00     30,170,853.84     3,771,356.82
March 2006..........            0.00             0.00    15,452,385.61    165,608,300.00     29,520,345.68     3,690,043.29
April 2006..........            0.00             0.00    12,883,238.31    165,608,300.00     28,879,155.29     3,609,894.49
May 2006............            0.00             0.00    10,326,569.46    165,608,300.00     28,247,122.37     3,530,890.38
June 2006...........            0.00             0.00     7,782,313.96    165,608,300.00     27,624,088.01     3,453,011.08
July 2006...........            0.00             0.00     5,250,407.08    165,608,300.00     27,009,894.55     3,376,236.90
August 2006.........            0.00             0.00     2,730,784.38    165,608,300.00     26,404,385.67     3,300,548.28
September 2006......            0.00             0.00       223,381.79    165,608,300.00     25,807,406.35     3,225,925.87
October 2006........            0.00             0.00             0.00    163,336,435.54     25,218,802.82     3,152,350.43
November 2006.......            0.00             0.00             0.00    160,872,144.14     24,621,656.42     3,077,707.12
December 2006.......            0.00             0.00             0.00    158,442,907.71     24,012,115.27     3,001,514.48
January 2007........            0.00             0.00             0.00    156,048,241.10     23,390,404.81     2,923,800.67
February 2007.......            0.00             0.00             0.00    153,687,665.78     22,756,746.05     2,844,593.32
March 2007..........            0.00             0.00             0.00    151,360,709.76     22,111,355.76     2,763,919.53
April 2007..........            0.00             0.00             0.00    149,066,907.48     21,454,446.43     2,681,805.87
May 2007............            0.00             0.00             0.00    146,805,799.74     20,786,226.36     2,598,278.35
June 2007...........            0.00             0.00             0.00    144,576,933.63     20,106,899.70     2,513,362.52
July 2007...........            0.00             0.00             0.00    142,379,862.41     19,416,666.59     2,427,083.38
August 2007.........            0.00             0.00             0.00    140,214,145.45     18,715,723.13     2,339,465.45
September 2007......            0.00             0.00             0.00    138,079,348.12     18,004,261.51     2,250,532.74
October 2007........            0.00             0.00             0.00    135,975,041.76     17,282,469.97     2,160,308.80
November 2007.......            0.00             0.00             0.00    133,900,803.54     16,550,532.97     2,068,816.67
December 2007.......            0.00             0.00             0.00    131,856,216.43     15,808,631.21     1,976,078.95
January 2008........            0.00             0.00             0.00    129,840,869.08     15,056,941.64     1,882,117.75
February 2008.......            0.00             0.00             0.00    127,854,355.77     14,295,637.55     1,786,954.73
March 2008..........            0.00             0.00             0.00    125,896,276.34     13,524,888.65     1,690,611.12
April 2008..........            0.00             0.00             0.00    123,966,236.07     12,744,861.09     1,593,107.67
May 2008............            0.00             0.00             0.00    122,063,845.67     11,955,717.49     1,494,464.72
June 2008...........            0.00             0.00             0.00    120,188,721.16     11,157,617.06     1,394,702.16
July 2008...........            0.00             0.00             0.00    118,340,483.79     10,350,715.60     1,293,839.48
August 2008.........            0.00             0.00             0.00    116,518,760.03      9,535,165.57     1,191,895.72
September 2008......            0.00             0.00             0.00    114,723,181.43      8,711,116.09     1,088,889.54
October 2008........            0.00             0.00             0.00    112,953,384.59      7,878,713.08       984,839.16
November 2008.......            0.00             0.00             0.00    111,209,011.08      7,038,099.23       879,762.42
December 2008.......            0.00             0.00             0.00    109,489,707.38      6,189,414.12       773,676.78
January 2009........            0.00             0.00             0.00    107,795,124.80      5,332,794.16       666,599.29
February 2009.......            0.00             0.00             0.00    106,124,919.43      4,468,372.73       558,546.60
March 2009..........            0.00             0.00             0.00    104,478,752.05      3,596,280.21       449,535.04
April 2009..........            0.00             0.00             0.00    102,856,288.12      2,716,643.99       339,580.51
May 2009............            0.00             0.00             0.00    101,257,197.64      1,829,588.53       228,698.57
June 2009...........            0.00             0.00             0.00     99,681,155.14        935,235.41       116,904.43
July 2009...........            0.00             0.00             0.00     98,127,839.64         33,703.36         4,212.92
August 2009.........            0.00             0.00             0.00     96,596,934.50              0.00             0.00
September 2009......            0.00             0.00             0.00     95,088,127.46              0.00             0.00
October 2009........            0.00             0.00             0.00     93,601,110.53              0.00             0.00
November 2009.......            0.00             0.00             0.00     92,135,579.92              0.00             0.00
December 2009.......            0.00             0.00             0.00     90,691,236.01              0.00             0.00
January 2010........            0.00             0.00             0.00     89,267,783.31              0.00             0.00

                         PQ CLASS         PR CLASS         PS CLASS         PT CLASS          FR CLASS          SO CLASS
    DISTRIBUTION         PLANNED          PLANNED          PLANNED           PLANNED          TARGETED          TARGETED
        DATE             BALANCE          BALANCE          BALANCE           BALANCE           BALANCE          BALANCE
    ------------         --------         --------         --------         --------          --------          --------
February 2010.......  $         0.00   $         0.00   $         0.00   $ 87,864,930.36   $          0.00   $         0.00
March 2010..........            0.00             0.00             0.00     86,482,389.68              0.00             0.00
April 2010..........            0.00             0.00             0.00     85,119,877.76              0.00             0.00
May 2010............            0.00             0.00             0.00     83,777,114.97              0.00             0.00
June 2010...........            0.00             0.00             0.00     82,453,825.50              0.00             0.00
July 2010...........            0.00             0.00             0.00     81,149,737.33              0.00             0.00
August 2010.........            0.00             0.00             0.00     79,864,582.18              0.00             0.00
September 2010......            0.00             0.00             0.00     78,598,095.44              0.00             0.00
October 2010........            0.00             0.00             0.00     77,350,016.14              0.00             0.00
November 2010.......            0.00             0.00             0.00     76,120,086.88              0.00             0.00
December 2010.......            0.00             0.00             0.00     74,908,053.79              0.00             0.00
January 2011........            0.00             0.00             0.00     73,713,666.50              0.00             0.00
February 2011.......            0.00             0.00             0.00     72,536,678.06              0.00             0.00
March 2011..........            0.00             0.00             0.00     71,376,844.93              0.00             0.00
April 2011..........            0.00             0.00             0.00     70,233,926.89              0.00             0.00
May 2011............            0.00             0.00             0.00     69,107,687.04              0.00             0.00
June 2011...........            0.00             0.00             0.00     67,997,891.71              0.00             0.00
July 2011...........            0.00             0.00             0.00     66,904,310.47              0.00             0.00
August 2011.........            0.00             0.00             0.00     65,826,716.03              0.00             0.00
September 2011......            0.00             0.00             0.00     64,764,884.24              0.00             0.00
October 2011........            0.00             0.00             0.00     63,718,594.01              0.00             0.00
November 2011.......            0.00             0.00             0.00     62,687,627.32              0.00             0.00
December 2011.......            0.00             0.00             0.00     61,671,769.11              0.00             0.00
January 2012........            0.00             0.00             0.00     60,670,807.31              0.00             0.00
February 2012.......            0.00             0.00             0.00     59,684,532.73              0.00             0.00
March 2012..........            0.00             0.00             0.00     58,712,739.10              0.00             0.00
April 2012..........            0.00             0.00             0.00     57,755,222.96              0.00             0.00
May 2012............            0.00             0.00             0.00     56,811,783.64              0.00             0.00
June 2012...........            0.00             0.00             0.00     55,882,223.25              0.00             0.00
July 2012...........            0.00             0.00             0.00     54,966,346.63              0.00             0.00
August 2012.........            0.00             0.00             0.00     54,063,961.27              0.00             0.00
September 2012......            0.00             0.00             0.00     53,174,877.34              0.00             0.00
October 2012........            0.00             0.00             0.00     52,298,907.63              0.00             0.00
November 2012.......            0.00             0.00             0.00     51,435,867.47              0.00             0.00
December 2012.......            0.00             0.00             0.00     50,585,574.77              0.00             0.00
January 2013........            0.00             0.00             0.00     49,747,849.94              0.00             0.00
February 2013.......            0.00             0.00             0.00     48,922,515.84              0.00             0.00
March 2013..........            0.00             0.00             0.00     48,109,397.79              0.00             0.00
April 2013..........            0.00             0.00             0.00     47,308,323.53              0.00             0.00
May 2013............            0.00             0.00             0.00     46,519,123.14              0.00             0.00
June 2013...........            0.00             0.00             0.00     45,741,629.07              0.00             0.00
July 2013...........            0.00             0.00             0.00     44,975,676.07              0.00             0.00
August 2013.........            0.00             0.00             0.00     44,221,101.17              0.00             0.00
September 2013......            0.00             0.00             0.00     43,477,743.65              0.00             0.00
October 2013........            0.00             0.00             0.00     42,745,444.99              0.00             0.00
November 2013.......            0.00             0.00             0.00     42,024,048.88              0.00             0.00
December 2013.......            0.00             0.00             0.00     41,313,401.16              0.00             0.00
January 2014........            0.00             0.00             0.00     40,613,349.77              0.00             0.00
February 2014.......            0.00             0.00             0.00     39,923,744.80              0.00             0.00

                         PQ CLASS         PR CLASS         PS CLASS         PT CLASS          FR CLASS          SO CLASS
    DISTRIBUTION         PLANNED          PLANNED          PLANNED           PLANNED          TARGETED          TARGETED
        DATE             BALANCE          BALANCE          BALANCE           BALANCE           BALANCE          BALANCE
    ------------         --------         --------         --------         --------          --------          --------
March 2014..........  $         0.00   $         0.00   $         0.00   $ 39,244,438.37   $          0.00   $         0.00
April 2014..........            0.00             0.00             0.00     38,575,284.65              0.00             0.00
May 2014............            0.00             0.00             0.00     37,916,139.83              0.00             0.00
June 2014...........            0.00             0.00             0.00     37,266,862.09              0.00             0.00
July 2014...........            0.00             0.00             0.00     36,627,311.55              0.00             0.00
August 2014.........            0.00             0.00             0.00     35,997,350.28              0.00             0.00
September 2014......            0.00             0.00             0.00     35,376,842.25              0.00             0.00
October 2014........            0.00             0.00             0.00     34,765,653.32              0.00             0.00
November 2014.......            0.00             0.00             0.00     34,163,651.17              0.00             0.00
December 2014.......            0.00             0.00             0.00     33,570,705.36              0.00             0.00
January 2015........            0.00             0.00             0.00     32,986,687.22              0.00             0.00
February 2015.......            0.00             0.00             0.00     32,411,469.87              0.00             0.00
March 2015..........            0.00             0.00             0.00     31,844,928.18              0.00             0.00
April 2015..........            0.00             0.00             0.00     31,286,938.75              0.00             0.00
May 2015............            0.00             0.00             0.00     30,737,379.90              0.00             0.00
June 2015...........            0.00             0.00             0.00     30,196,131.63              0.00             0.00
July 2015...........            0.00             0.00             0.00     29,663,075.58              0.00             0.00
August 2015.........            0.00             0.00             0.00     29,138,095.06              0.00             0.00
September 2015......            0.00             0.00             0.00     28,621,074.98              0.00             0.00
October 2015........            0.00             0.00             0.00     28,111,901.85              0.00             0.00
November 2015.......            0.00             0.00             0.00     27,610,463.75              0.00             0.00
December 2015.......            0.00             0.00             0.00     27,116,650.31              0.00             0.00
January 2016........            0.00             0.00             0.00     26,630,352.68              0.00             0.00
February 2016.......            0.00             0.00             0.00     26,151,463.53              0.00             0.00
March 2016..........            0.00             0.00             0.00     25,679,877.03              0.00             0.00
April 2016..........            0.00             0.00             0.00     25,215,488.80              0.00             0.00
May 2016............            0.00             0.00             0.00     24,758,195.92              0.00             0.00
June 2016...........            0.00             0.00             0.00     24,307,896.87              0.00             0.00
July 2016...........            0.00             0.00             0.00     23,864,491.58              0.00             0.00
August 2016.........            0.00             0.00             0.00     23,427,881.34              0.00             0.00
September 2016......            0.00             0.00             0.00     22,997,968.82              0.00             0.00
October 2016........            0.00             0.00             0.00     22,574,658.04              0.00             0.00
November 2016.......            0.00             0.00             0.00     22,157,854.36              0.00             0.00
December 2016.......            0.00             0.00             0.00     21,747,464.44              0.00             0.00
January 2017........            0.00             0.00             0.00     21,343,396.25              0.00             0.00
February 2017.......            0.00             0.00             0.00     20,945,559.03              0.00             0.00
March 2017..........            0.00             0.00             0.00     20,553,863.30              0.00             0.00
April 2017..........            0.00             0.00             0.00     20,168,220.79              0.00             0.00
May 2017............            0.00             0.00             0.00     19,788,544.50              0.00             0.00
June 2017...........            0.00             0.00             0.00     19,414,748.60              0.00             0.00
July 2017...........            0.00             0.00             0.00     19,046,748.48              0.00             0.00
August 2017.........            0.00             0.00             0.00     18,684,460.71              0.00             0.00
September 2017......            0.00             0.00             0.00     18,327,803.00              0.00             0.00
October 2017........            0.00             0.00             0.00     17,976,694.21              0.00             0.00
November 2017.......            0.00             0.00             0.00     17,631,054.35              0.00             0.00
December 2017.......            0.00             0.00             0.00     17,290,804.53              0.00             0.00
January 2018........            0.00             0.00             0.00     16,955,866.96              0.00             0.00
February 2018.......            0.00             0.00             0.00     16,626,164.93              0.00             0.00
March 2018..........            0.00             0.00             0.00     16,301,622.81              0.00             0.00

                         PQ CLASS         PR CLASS         PS CLASS         PT CLASS          FR CLASS          SO CLASS
    DISTRIBUTION         PLANNED          PLANNED          PLANNED           PLANNED          TARGETED          TARGETED
        DATE             BALANCE          BALANCE          BALANCE           BALANCE           BALANCE          BALANCE
    ------------         --------         --------         --------         --------          --------          --------
April 2018..........  $         0.00   $         0.00   $         0.00   $ 15,982,166.01   $          0.00   $         0.00
May 2018............            0.00             0.00             0.00     15,667,721.00              0.00             0.00
June 2018...........            0.00             0.00             0.00     15,358,215.26              0.00             0.00
July 2018...........            0.00             0.00             0.00     15,053,577.29              0.00             0.00
August 2018.........            0.00             0.00             0.00     14,753,736.58              0.00             0.00
September 2018......            0.00             0.00             0.00     14,458,623.60              0.00             0.00
October 2018........            0.00             0.00             0.00     14,168,169.82              0.00             0.00
November 2018.......            0.00             0.00             0.00     13,882,307.63              0.00             0.00
December 2018.......            0.00             0.00             0.00     13,600,970.39              0.00             0.00
January 2019........            0.00             0.00             0.00     13,324,092.38              0.00             0.00
February 2019.......            0.00             0.00             0.00     13,051,608.80              0.00             0.00
March 2019..........            0.00             0.00             0.00     12,783,455.76              0.00             0.00
April 2019..........            0.00             0.00             0.00     12,519,570.27              0.00             0.00
May 2019............            0.00             0.00             0.00     12,259,890.19              0.00             0.00
June 2019...........            0.00             0.00             0.00     12,004,354.29              0.00             0.00
July 2019...........            0.00             0.00             0.00     11,752,902.17              0.00             0.00
August 2019.........            0.00             0.00             0.00     11,505,474.29              0.00             0.00
September 2019......            0.00             0.00             0.00     11,262,011.94              0.00             0.00
October 2019........            0.00             0.00             0.00     11,022,457.22              0.00             0.00
November 2019.......            0.00             0.00             0.00     10,786,753.06              0.00             0.00
December 2019.......            0.00             0.00             0.00     10,554,843.19              0.00             0.00
January 2020........            0.00             0.00             0.00     10,326,672.10              0.00             0.00
February 2020.......            0.00             0.00             0.00     10,102,185.09              0.00             0.00
March 2020..........            0.00             0.00             0.00      9,881,328.22              0.00             0.00
April 2020..........            0.00             0.00             0.00      9,664,048.31              0.00             0.00
May 2020............            0.00             0.00             0.00      9,450,292.90              0.00             0.00
June 2020...........            0.00             0.00             0.00      9,240,010.30              0.00             0.00
July 2020...........            0.00             0.00             0.00      9,033,149.52              0.00             0.00
August 2020.........            0.00             0.00             0.00      8,829,660.32              0.00             0.00
September 2020......            0.00             0.00             0.00      8,629,493.13              0.00             0.00
October 2020........            0.00             0.00             0.00      8,432,599.09              0.00             0.00
November 2020.......            0.00             0.00             0.00      8,238,930.03              0.00             0.00
December 2020.......            0.00             0.00             0.00      8,048,438.47              0.00             0.00
January 2021........            0.00             0.00             0.00      7,861,077.56              0.00             0.00
February 2021.......            0.00             0.00             0.00      7,676,801.15              0.00             0.00
March 2021..........            0.00             0.00             0.00      7,495,563.73              0.00             0.00
April 2021..........            0.00             0.00             0.00      7,317,320.40              0.00             0.00
May 2021............            0.00             0.00             0.00      7,142,026.94              0.00             0.00
June 2021...........            0.00             0.00             0.00      6,969,639.71              0.00             0.00
July 2021...........            0.00             0.00             0.00      6,800,115.72              0.00             0.00
August 2021.........            0.00             0.00             0.00      6,633,412.56              0.00             0.00
September 2021......            0.00             0.00             0.00      6,469,488.44              0.00             0.00
October 2021........            0.00             0.00             0.00      6,308,302.15              0.00             0.00
November 2021.......            0.00             0.00             0.00      6,149,813.05              0.00             0.00
December 2021.......            0.00             0.00             0.00      5,993,981.08              0.00             0.00
January 2022........            0.00             0.00             0.00      5,840,766.77              0.00             0.00
February 2022.......            0.00             0.00             0.00      5,690,131.17              0.00             0.00
March 2022..........            0.00             0.00             0.00      5,542,035.91              0.00             0.00
April 2022..........            0.00             0.00             0.00      5,396,443.14              0.00             0.00

                         PQ CLASS         PR CLASS         PS CLASS         PT CLASS          FR CLASS          SO CLASS
    DISTRIBUTION         PLANNED          PLANNED          PLANNED           PLANNED          TARGETED          TARGETED
        DATE             BALANCE          BALANCE          BALANCE           BALANCE           BALANCE          BALANCE
    ------------         --------         --------         --------         --------          --------          --------
May 2022............  $         0.00   $         0.00   $         0.00   $  5,253,315.57   $          0.00   $         0.00
June 2022...........            0.00             0.00             0.00      5,112,616.41              0.00             0.00
July 2022...........            0.00             0.00             0.00      4,974,309.42              0.00             0.00
August 2022.........            0.00             0.00             0.00      4,838,358.84              0.00             0.00
September 2022......            0.00             0.00             0.00      4,704,729.44              0.00             0.00
October 2022........            0.00             0.00             0.00      4,573,386.49              0.00             0.00
November 2022.......            0.00             0.00             0.00      4,444,295.74              0.00             0.00
December 2022.......            0.00             0.00             0.00      4,317,423.43              0.00             0.00
January 2023........            0.00             0.00             0.00      4,192,736.29              0.00             0.00
February 2023.......            0.00             0.00             0.00      4,070,201.50              0.00             0.00
March 2023..........            0.00             0.00             0.00      3,949,786.72              0.00             0.00
April 2023..........            0.00             0.00             0.00      3,831,460.06              0.00             0.00
May 2023............            0.00             0.00             0.00      3,715,190.11              0.00             0.00
June 2023...........            0.00             0.00             0.00      3,600,945.87              0.00             0.00
July 2023...........            0.00             0.00             0.00      3,488,696.81              0.00             0.00
August 2023.........            0.00             0.00             0.00      3,378,412.80              0.00             0.00
September 2023......            0.00             0.00             0.00      3,270,064.19              0.00             0.00
October 2023........            0.00             0.00             0.00      3,163,621.69              0.00             0.00
November 2023.......            0.00             0.00             0.00      3,059,056.48              0.00             0.00
December 2023.......            0.00             0.00             0.00      2,956,340.12              0.00             0.00
January 2024........            0.00             0.00             0.00      2,855,444.59              0.00             0.00
February 2024.......            0.00             0.00             0.00      2,756,342.26              0.00             0.00
March 2024..........            0.00             0.00             0.00      2,659,005.91              0.00             0.00
April 2024..........            0.00             0.00             0.00      2,563,408.68              0.00             0.00
May 2024............            0.00             0.00             0.00      2,469,524.11              0.00             0.00
June 2024...........            0.00             0.00             0.00      2,377,326.13              0.00             0.00
July 2024...........            0.00             0.00             0.00      2,286,789.02              0.00             0.00
August 2024.........            0.00             0.00             0.00      2,197,887.45              0.00             0.00
September 2024......            0.00             0.00             0.00      2,110,596.42              0.00             0.00
October 2024........            0.00             0.00             0.00      2,024,891.33              0.00             0.00
November 2024.......            0.00             0.00             0.00      1,940,747.89              0.00             0.00
December 2024.......            0.00             0.00             0.00      1,858,142.19              0.00             0.00
January 2025........            0.00             0.00             0.00      1,777,050.64              0.00             0.00
February 2025.......            0.00             0.00             0.00      1,697,450.00              0.00             0.00
March 2025..........            0.00             0.00             0.00      1,619,317.36              0.00             0.00
April 2025..........            0.00             0.00             0.00      1,542,630.15              0.00             0.00
May 2025............            0.00             0.00             0.00      1,467,366.10              0.00             0.00
June 2025...........            0.00             0.00             0.00      1,393,503.28              0.00             0.00
July 2025...........            0.00             0.00             0.00      1,321,020.06              0.00             0.00
August 2025.........            0.00             0.00             0.00      1,249,971.76              0.00             0.00
September 2025......            0.00             0.00             0.00      1,180,259.17              0.00             0.00
October 2025........            0.00             0.00             0.00      1,111,861.62              0.00             0.00
November 2025.......            0.00             0.00             0.00      1,044,758.70              0.00             0.00
December 2025.......            0.00             0.00             0.00        978,932.32              0.00             0.00
January 2026........            0.00             0.00             0.00        914,360.66              0.00             0.00
February 2026.......            0.00             0.00             0.00        851,039.38              0.00             0.00
March 2026..........            0.00             0.00             0.00        788,933.76              0.00             0.00
April 2026..........            0.00             0.00             0.00        728,024.85              0.00             0.00
May 2026............            0.00             0.00             0.00        668,293.99              0.00             0.00

                         PQ CLASS         PR CLASS         PS CLASS         PT CLASS          FR CLASS          SO CLASS
    DISTRIBUTION         PLANNED          PLANNED          PLANNED           PLANNED          TARGETED          TARGETED
        DATE             BALANCE          BALANCE          BALANCE           BALANCE           BALANCE          BALANCE
    ------------         --------         --------         --------         --------          --------          --------
June 2026...........  $         0.00   $         0.00   $         0.00   $    609,765.66   $          0.00   $         0.00
July 2026...........            0.00             0.00             0.00        552,400.37              0.00             0.00
August 2026.........            0.00             0.00             0.00        496,182.39              0.00             0.00
September 2026......            0.00             0.00             0.00        441,110.85              0.00             0.00
October 2026........            0.00             0.00             0.00        387,465.64              0.00             0.00
November 2026.......            0.00             0.00             0.00        337,070.08              0.00             0.00
December 2026.......            0.00             0.00             0.00        289,392.23              0.00             0.00
January 2027........            0.00             0.00             0.00        244,165.97              0.00             0.00
February 2027.......            0.00             0.00             0.00        201,355.60              0.00             0.00
March 2027..........            0.00             0.00             0.00        162,312.46              0.00             0.00
April 2027..........            0.00             0.00             0.00        129,536.78              0.00             0.00
May 2027............            0.00             0.00             0.00         98,369.10              0.00             0.00
June 2027...........            0.00             0.00             0.00         68,920.21              0.00             0.00
July 2027...........            0.00             0.00             0.00         41,731.98              0.00             0.00
August 2027.........            0.00             0.00             0.00         19,186.97              0.00             0.00
September 2027......            0.00             0.00             0.00          4,928.12              0.00             0.00
October 2027 and
  thereafter........            0.00             0.00             0.00              0.00              0.00             0.00

------------------------------------------------------
                          ------------------------------------------------------
------------------------------------------------------
                          ------------------------------------------------------

NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ADDITIONAL DISCLOSURE DOCUMENTS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS SUPPLEMENT AND THE AFOREMENTIONED DOCUMENTS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE CERTIFICATES OFFERED HEREBY IN ANY STATE TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH STATE. THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE AFOREMENTIONED DOCUMENTS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THEREOF.

                            ------------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
           PROSPECTUS SUPPLEMENT
Table of Contents.....................  S- 3
Reference Sheet.......................  S- 4
Additional Risk Factors...............  S-10
Description of the Certificates.......  S-11
Certain Additional Federal Income Tax
  Consequences........................  S-37
Plan of Distribution..................  S-39
Legal Matters.........................  S-40
Exhibit A.............................  A- 1
Schedule 1............................  A- 2
Principal Balance Schedules...........  B- 1

              REMIC PROSPECTUS
Prospectus Supplement.................     2
Summary of Prospectus.................     3
Risk Factors..........................     8
Description of the Certificates.......    10
The Trust Agreement...................    23
Certain Federal Income Tax
  Consequences........................    25
Legal Investment Considerations.......    37
Legal Opinion.........................    37
ERISA Considerations..................    37
Glossary..............................    39

======================================================

                                 $2,102,833,336

                               [FANNIE MAE LOGO]
                                GUARANTEED REMIC
                           PASS-THROUGH CERTIFICATES
                         FANNIE MAE REMIC TRUST 1997-78
                            ------------------------

                             PROSPECTUS SUPPLEMENT
                            ------------------------
                            BEAR, STEARNS & CO. INC.

                                OCTOBER 8, 1997

------------------------------------------------------
                          ------------------------------------------------------

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED NOVEMBER 12, 1997)

                                  $636,015,467

                               [FANNIE MAE LOGO]
                   GUARANTEED REMIC PASS-THROUGH CERTIFICATES

                         FANNIE MAE REMIC TRUST 1998-42

   The Guaranteed REMIC Pass-Through Certificates offered hereby (the "REMIC Certificates") will represent beneficial ownership interests in one of two trust funds. The REMIC Certificates, other than the RL Class, will represent beneficial ownership interests in Fannie Mae REMIC Trust 1998-42 (the "Trust"). The assets of the Trust will consist of (i) the "regular interests" in a separate trust fund (the "Lower Tier REMIC") and (ii) certain non-interest bearing cash deposits (the "Retail Cash Deposits") to be applied as described herein. The assets of the Lower Tier REMIC will consist of (i) certain Fannie Mae Guaranteed Mortgage Pass-Through Certificates described herein (the "Trust MBS") and (ii) certain previously issued REMIC certificates (the "Underlying REMIC Certificates") evidencing beneficial ownership interests in the related Fannie Mae REMIC Trusts (the "Underlying REMIC Trusts") as further described in Exhibit A hereto. The assets of the Underlying REMIC Trusts evidence beneficial ownership interests in certain Fannie Mae Guaranteed Mortgage Pass-Through Certificates (together with the Trust MBS, the "MBS"). Each MBS represents a beneficial ownership interest in a pool (each, a "Pool") of first lien, single-family, fixed-rate residential mortgage loans (the "Mortgage Loans") having the characteristics described herein. The Certificates will be issued and guaranteed as to timely distribution of principal and interest by Fannie Mae.

   This Prospectus Supplement is intended to be used only in conjunction with the REMIC Prospectus (defined herein). Investors should not purchase the Certificates before reading this Prospectus Supplement, the REMIC Prospectus and the additional Disclosure Documents (defined herein). Such documents may be obtained as described on page S-2.

   PROSPECTIVE INVESTORS IN THE GG, DD AND UU CLASSES SHOULD CONSIDER CAREFULLY, AS SHOULD PROSPECTIVE INVESTORS IN ANY CLASS OF CERTIFICATES, WHETHER SUCH AN INVESTMENT IS APPROPRIATE FOR THEIR INVESTMENT OBJECTIVES. SEE "DESCRIPTION OF THE CERTIFICATES--THE RETAIL CERTIFICATES" HEREIN.

                            ------------------------

    SEE "ADDITIONAL RISK FACTORS" ON PAGE S-9 HEREOF AND "CERTAIN RISK FACTORS" BEGINNING ON PAGE 10 OF THE REMIC PROSPECTUS FOR A DISCUSSION OF CERTAIN RISKS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE CERTIFICATES.
                                                  (Cover continued on next page)

                            ------------------------

THE CERTIFICATES MAY NOT BE SUITABLE INVESTMENTS FOR ALL INVESTORS. NO INVESTOR
  SHOULD PURCHASE CERTIFICATES UNLESS SUCH INVESTOR UNDERSTANDS AND IS ABLE TO
   BEAR THE PREPAYMENT, YIELD, LIQUIDITY AND OTHER RISKS ASSOCIATED WITH SUCH
                                 CERTIFICATES.

THE CERTIFICATES, TOGETHER WITH ANY INTEREST THEREON, ARE NOT GUARANTEED BY THE
     UNITED STATES. THE OBLIGATIONS OF FANNIE MAE UNDER ITS GUARANTY OF THE CERTIFICATES ARE OBLIGATIONS SOLELY OF FANNIE MAE AND DO NOT CONSTITUTE AN
 OBLIGATION OF THE UNITED STATES OR ANY AGENCY OR INSTRUMENTALITY THEREOF OTHER THAN FANNIE MAE. THE CERTIFICATES ARE EXEMPT FROM THE REGISTRATION REQUIREMENTS
 OF THE SECURITIES ACT OF 1933 AND ARE "EXEMPTED SECURITIES" WITHIN THE MEANING
                    OF THE SECURITIES EXCHANGE ACT OF 1934.

=================================================================================================================
                                 ORIGINAL                                                              FINAL
                                  CLASS          PRINCIPAL    INTEREST   INTEREST      CUSIP        DISTRIBUTION
CLASS(1)               GROUP     BALANCE          TYPE(2)       RATE     TYPE(2)       NUMBER           DATE
-----------------------------------------------------------------------------------------------------------------
PB ..................    1     $ 28,343,333         PAC         6.00%      FIX      31359T 2 B 3    October 2010
PC ..................    1       57,525,000         PAC         6.00       FIX      31359T 2 C 1      May 2017
PD ..................    1       55,790,000         PAC         6.00       FIX      31359T 2 D 9      May 2021
PE ..................    1       23,633,333         PAC         6.50       FIX      31359T 2 E 7   September 2022
PG ..................    1      143,500,000         PAC         6.50       FIX      31359T 2 F 4     July 2028
IO ..................    1       10,896,794(3)      NTL         6.50     FIX/IO     31359T 2 G 2      May 2021
FA ..................    1       26,216,667         CPT          (4)       FLT      31359T 2 H 0    October 2027
SC ..................    1        2,184,722         CPT          (4)       INV      31359T 2 J 6    October 2027
SD ..................    1        5,881,945         CPT          (4)       INV      31359T 2 K 3    October 2027
B ...................    1       35,000,000         TAC         6.50       FIX      31359T 2 L 1   February 2028
FE ..................    1       49,678,985         TAC          (4)       FLT      31359T 2 M 9   February 2028
SE ..................    1       11,464,382         TAC          (4)       INV      31359T 2 N 7   February 2028
C ...................    1        2,336,046         TAC         6.50       FIX      31359T 2 P 2     July 2028
D ...................    1        2,250,000         TAC         6.00       FIX      31359T 2 Q 0     July 2028
E ...................    1        2,250,000         TAC         7.00       FIX      31369T 2 R 8     July 2028
FG ..................    1        9,703,081         TAC          (4)       FLT      31359T 2 S 6     July 2028
SG ..................    1        2,239,173         TAC          (4)       INV      31359T 2 T 4     July 2028
Z ...................    1        5,000,000         SUP         6.50      FIX/Z     31359T 2 U 1      May 2027
=================================================================================================================

=================================================================================================================
                                 ORIGINAL                                                              FINAL
                                  CLASS          PRINCIPAL    INTEREST   INTEREST      CUSIP        DISTRIBUTION
CLASS(1)               GROUP     BALANCE          TYPE(2)       RATE     TYPE(2)       NUMBER           DATE
-----------------------------------------------------------------------------------------------------------------
FB ..................    1     $ 10,000,000         SUP          (4)       FLT      31359T 2 V 9     July 2028
SB ..................    1        3,076,923         SUP          (4)       INV      31359T 2 W 7     July 2028
G ...................    1        1,217,380         SUP         7.00%      FIX      31359T 2 X 5     July 2028
FJ ..................    1       18,375,000         SUP          (4)       FLT      31359T 2 Y 3     July 2028
SJ ..................    1        2,625,000         SUP          (4)       INV      31359T 2 Z 0     July 2028
PN ..................    1        1,709,030         SUP          (5)       PO       31359T 3 A 4     July 2028
F ...................    2       67,476,846        SC/PT         (4)       FLT      31359T 3 B 2     March 2024
S ...................    2       18,810,386        SC/PT         (4)       INV      31359T 3 C 0     March 2024
GA ..................    3        5,735,000        SC/SEQ       6.50       FIX      31359T 3 D 8     June 2023
GB ..................    3        6,344,847        SC/SEQ       6.50       FIX      31359T 3 E 6     June 2023
GG ..................    3       10,000,000      SC/SEQ/RTL     6.50       FIX      31359T 3 F 3     June 2023
DA ..................    4        5,853,000        SC/SEQ       6.50       FIX      31359T 3 G 1     April 2027
DB ..................    4        3,244,388        SC/SEQ       6.50       FIX      31359T 3 H 9     April 2027
DD ..................    4        9,797,000      SC/SEQ/RTL     6.50       FIX      31359T 3 J 5     April 2027
UU ..................    4        8,754,000      SC/SEQ/RTL     6.50       FIX      31359T 3 K 2     April 2027
R ...................                     0         NPR            0       NPR      31359T 3 L 0     July 2028
RL ..................                     0         NPR            0       NPR      31359T 3 M 8     July 2028
=================================================================================================================

(1) The H, A, SA, J, FH, SH and K Classes are RCR Classes. See "Description of the Certificates--Combination and Recombination" herein and Schedule 1 hereto for a description of the RCR Classes.
(2) See "Description of the Certificates--Class Definitions and Abbreviations" in the REMIC Prospectus and "Description of the Certificates--Distributions of Interest" and "--Distributions of Principal" herein.
(3) This Class will be a Notional Class, will not have a principal balance and will bear interest on its notional principal balance. The notional principal balance of the Notional Class initially will be as set forth above and thereafter will be calculated as specified herein. See "Description of the Certificates--Distributions of Interest--Notional Class" herein.
(4) These Classes will bear interest based on "LIBOR" as described under "Description of the Certificates--Distributions of Interest" herein and "Description of the Certificates--Indices Applicable to Floating Rate and Inverse Floating Rate Classes" in the REMIC Prospectus.
(5) This Class will be a Principal Only Class and will bear no interest.

                            ------------------------

    The Certificates will be offered by Bear, Stearns & Co. Inc. (the "Dealer") from time to time in negotiated transactions, at varying prices to be determined at the time of sale.

    The Certificates will be offered by the Dealer, subject to issuance by Fannie Mae, to prior sale or to withdrawal or modification of the offer without notice, when, as and if delivered to and accepted by the Dealer, and subject to approval of certain legal matters by counsel. It is expected that the Group 1, Group 2, Group 3 and Group 4 Classes (other than the GG, DD and UU Classes) and the RCR Certificates will be available through the book-entry system of the Federal Reserve Banks and that the GG, DD and UU Classes will be available through the book-entry facilities of The Depository Trust Company on or about June 30, 1998 (the "Settlement Date"). It is expected that the R and RL Classes in registered, certificated form will be available for delivery at the offices of the Dealer, 245 Park Avenue, New York, New York 10167, on or about the Settlement Date.
                            ------------------------

                            BEAR, STEARNS & CO. INC.

                                  MAY 29, 1998

(Cover continued from previous page)

    Certain of the REMIC Certificates may, upon notice and payment of an exchange fee, be exchanged for the related Combinable and Recombinable REMIC Certificates ("RCR Certificates") as provided herein. Each RCR Certificate issued in such an exchange will represent a beneficial ownership interest in, and will entitle the Holder thereof to receive a proportionate share of the distributions on, the related REMIC Certificates. Certain characteristics of the RCR Certificates are set forth in Schedule 1 hereto. As used herein, unless the context requires otherwise, the term "Certificates" includes REMIC Certificates and RCR Certificates and the term "Classes" includes the Classes of REMIC Certificates and RCR Certificates. See "Description of the Certificates--Combination and Recombination" herein and Schedule 1 hereto.

    THE YIELDS TO INVESTORS IN THE GROUP 1 CLASSES WILL BE SENSITIVE IN VARYING DEGREES TO, AMONG OTHER THINGS, THE RATE OF PRINCIPAL DISTRIBUTIONS ON THE TRUST MBS, WHICH IN TURN WILL BE DETERMINED BY THE RATE OF PRINCIPAL PAYMENTS OF THE RELATED MORTGAGE LOANS AND THE CHARACTERISTICS OF SUCH MORTGAGE LOANS. THE YIELDS TO INVESTORS IN THE GROUP 2, GROUP 3 AND GROUP 4 CLASSES WILL BE SENSITIVE IN VARYING DEGREES TO, AMONG OTHER THINGS, THE RATE OF PRINCIPAL DISTRIBUTIONS ON THE RELATED UNDERLYING REMIC CERTIFICATES, WHICH IN TURN WILL BE SENSITIVE IN VARYING DEGREES TO THE RATE OF PRINCIPAL PAYMENTS OF THE RELATED MORTGAGE LOANS, THE CHARACTERISTICS OF THE MORTGAGE LOANS INCLUDED IN THE RELATED POOLS AND, IF APPLICABLE, THE PRIORITY SEQUENCES AFFECTING THE UNDERLYING REMIC CERTIFICATES. THE YIELD TO INVESTORS IN EACH CLASS WILL ALSO BE SENSITIVE TO THE PURCHASE PRICE PAID FOR SUCH CLASS AND, IN THE CASE OF ANY FLOATING RATE OR INVERSE FLOATING RATE CLASS, FLUCTUATIONS IN THE LEVEL OF THE INDEX (AS DEFINED HEREIN). ACCORDINGLY, INVESTORS SHOULD CONSIDER THE FOLLOWING
RISKS:

       - THE MORTGAGE LOANS GENERALLY MAY BE PREPAID AT ANY TIME WITHOUT PENALTY, AND, ACCORDINGLY, THE RATE OF PRINCIPAL PAYMENTS THEREON IS LIKELY TO VARY CONSIDERABLY FROM TIME TO TIME.

       - SLIGHT VARIATIONS IN MORTGAGE LOAN CHARACTERISTICS COULD SUBSTANTIALLY AFFECT THE WEIGHTED AVERAGE LIVES AND YIELDS OF SOME OR ALL OF THE CLASSES.

       - IN THE CASE OF ANY CERTIFICATES PURCHASED AT A DISCOUNT TO THEIR PRINCIPAL AMOUNTS (INCLUDING ANY PRINCIPAL ONLY CLASS), A SLOWER THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS IS LIKELY TO RESULT IN A LOWER THAN ANTICIPATED YIELD.

       - IN THE CASE OF ANY CERTIFICATES PURCHASED AT A PREMIUM TO THEIR PRINCIPAL AMOUNTS, A FASTER THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS IS LIKELY TO RESULT IN A LOWER THAN ANTICIPATED YIELD.

       - IN THE CASE OF ANY INTEREST ONLY CLASS, A FASTER THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS IS LIKELY TO RESULT IN A LOWER THAN ANTICIPATED YIELD AND, IN CERTAIN CASES, AN ACTUAL LOSS ON THE INVESTMENT.

       - THE YIELD ON ANY FLOATING RATE OR INVERSE FLOATING RATE CLASS WILL BE SENSITIVE TO THE LEVEL OF THE INDEX. SEE "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS OF INTEREST--FLOATING RATE AND INVERSE FLOATING RATE CLASSES" HEREIN.

SEE "CERTAIN RISK FACTORS--YIELD CONSIDERATIONS" IN THE REMIC PROSPECTUS AND "ADDITIONAL RISK FACTORS--ADDITIONAL YIELD AND PREPAYMENT CONSIDERATIONS" AND "YIELD TABLES" HEREIN.

    IN ADDITION, INVESTORS SHOULD PURCHASE CERTIFICATES ONLY AFTER CONSIDERING THE FOLLOWING:

       - THE ACTUAL FINAL PAYMENT OF ANY CLASS WILL LIKELY OCCUR EARLIER, AND COULD OCCUR MUCH EARLIER, THAN THE FINAL DISTRIBUTION DATE FOR SUCH CLASS SPECIFIED ON THE COVER PAGE. SEE "DESCRIPTION OF THE CERTIFICATES--WEIGHTED AVERAGE LIVES OF THE CERTIFICATES" HEREIN AND "DESCRIPTION OF THE CERTIFICATES--WEIGHTED AVERAGE LIFE AND FINAL DISTRIBUTION DATES" IN THE REMIC PROSPECTUS.

       - THE RATE OF PRINCIPAL DISTRIBUTIONS OF THE CERTIFICATES IS UNCERTAIN AND INVESTORS MAY BE UNABLE TO REINVEST THE DISTRIBUTIONS THEREON AT YIELDS EQUALING THE YIELDS ON THE CERTIFICATES. SEE "CERTAIN RISK FACTORS--SUITABILITY AND REINVESTMENT CONSIDERATIONS" IN THE REMIC PROSPECTUS.

       - INVESTORS WHOSE INVESTMENT ACTIVITIES ARE SUBJECT TO LEGAL INVESTMENT LAWS AND REGULATIONS OR TO REVIEW BY REGULATORY AUTHORITIES MAY BE SUBJECT TO RESTRICTIONS ON INVESTMENT IN CERTAIN CLASSES OF THE CERTIFICATES. INVESTORS SHOULD CONSULT THEIR LEGAL ADVISORS TO DETERMINE WHETHER AND TO WHAT EXTENT THE CERTIFICATES CONSTITUTE LEGAL INVESTMENTS OR ARE SUBJECT TO RESTRICTIONS ON INVESTMENT. SEE "LEGAL INVESTMENT CONSIDERATIONS" IN THE REMIC PROSPECTUS.

       - THE DEALER INTENDS TO MAKE A MARKET FOR THE CERTIFICATES BUT IS NOT OBLIGATED TO DO SO. THERE CAN BE NO ASSURANCE THAT SUCH A SECONDARY MARKET WILL DEVELOP OR, IF DEVELOPED, THAT IT WILL CONTINUE. THUS, INVESTORS MAY NOT BE ABLE TO SELL THEIR CERTIFICATES READILY OR AT PRICES THAT WILL ENABLE THEM TO REALIZE THEIR ANTICIPATED YIELD. NO INVESTOR SHOULD PURCHASE CERTIFICATES UNLESS SUCH INVESTOR UNDERSTANDS AND IS ABLE TO BEAR THE RISK THAT THE VALUE OF THE CERTIFICATES WILL FLUCTUATE OVER TIME AND THAT THE CERTIFICATES MAY NOT BE READILY SALABLE.

    THE GG, DD AND UU CLASSES (THE "RETAIL CERTIFICATES") MAY NOT BE AN APPROPRIATE INVESTMENT FOR ALL PROSPECTIVE INVESTORS. THE RETAIL CERTIFICATES WOULD NOT BE AN APPROPRIATE INVESTMENT FOR ANY INVESTOR REQUIRING A PARTICULAR DISTRIBUTION OF PRINCIPAL ON A SPECIFIC DATE OR AN OTHERWISE PREDICTABLE STREAM OF PRINCIPAL DISTRIBUTIONS. ANY INVESTOR WHO PURCHASES A RETAIL CERTIFICATE AT A PREMIUM (OR A DISCOUNT) SHOULD CONSIDER THE RISK THAT RELATIVELY EARLY (OR LATE) PRINCIPAL DISTRIBUTIONS FOLLOWING ISSUANCE OF THE CERTIFICATES, COULD RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN SUCH INVESTOR'S ANTICIPATED YIELD. IN ADDITION, ALTHOUGH THE DEALER INTENDS TO MAKE A SECONDARY MARKET IN THE RETAIL CERTIFICATES, IT HAS NO OBLIGATION TO DO SO, AND ANY SUCH MARKET MAKING MAY BE DISCONTINUED AT ANY TIME. FINALLY, THERE CAN BE NO ASSURANCE THAT THE PRICE AT WHICH AN INVESTOR MAY BE ABLE TO SELL A RETAIL CERTIFICATE WILL BE THE SAME AS THE PRICE AT WHICH SUCH INVESTOR PURCHASED SUCH CERTIFICATE. SEE "DESCRIPTION OF THE CERTIFICATES--THE RETAIL CERTIFICATES" HEREIN.

    These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this Prospectus Supplement, the REMIC Prospectus, the Prospectus Supplements for the Underlying REMIC Trusts (collectively, the "Underlying REMIC Disclosure Documents") or the MBS Prospectus (each as defined below). Any representation to the contrary is a criminal offense.

    Elections will be made to treat the Lower Tier REMIC and the Trust as "real estate mortgage investment conduits" ("REMICs") pursuant to the Internal Revenue Code of 1986, as amended (the "Code"). The R and RL Classes will be subject to transfer restrictions. See "Description of the Certificates--Characteristics of the R and RL Classes" and "Certain Additional Federal Income Tax Consequences" herein, and "Description of the Certificates--Additional Characteristics of Residual Certificates" and "Certain Federal Income Tax Consequences" in the REMIC Prospectus.

    Investors should purchase the Certificates only if they have read and understood this Prospectus Supplement and the following documents (collectively, the "Disclosure Documents"):

       - Fannie Mae's Prospectus for Guaranteed REMIC Pass-Through Certificates dated November 12, 1997 (the "REMIC Prospectus");

       - Fannie Mae's Prospectus for Guaranteed Mortgage Pass-Through Certificates dated August 1, 1997 (the "MBS Prospectus");

       - Fannie Mae's Information Statement dated March 31, 1998 and any supplements thereto (collectively, the "Information Statement"); and

       - The Underlying REMIC Disclosure Documents.

    The Information Statement is incorporated herein by reference and, together with the other Disclosure Documents, may be obtained from Fannie Mae by writing or calling its MBS Helpline at 3900 Wisconsin Avenue, N.W., Area 2H-3S, Washington, D.C. 20016 (telephone 1-800-BEST-MBS or 202-752-6547). Such documents, other than the Underlying REMIC Disclosure Documents, may also be obtained from Bear, Stearns & Co. Inc. by writing or calling its Prospectus Department at One Metro Tech Center North, Brooklyn, New York 11201 (telephone 718-272-1581).

                               TABLE OF CONTENTS

                                         PAGE
                                         ----
REFERENCE SHEET........................  S- 4
ADDITIONAL RISK FACTORS................  S- 9
  Additional Yield and Prepayment
    Considerations.....................  S- 9
DESCRIPTION OF THE CERTIFICATES........  S-10
  General..............................  S-10
    Structure..........................  S-10
    Fannie Mae Guaranty................  S-10
    Characteristics of Certificates....  S-10
    Authorized Denominations...........  S-11
    Distribution Dates.................  S-11
    Record Date........................  S-11
    REMIC Trust Factors................  S-11
    Optional Termination...............  S-11
    Voting the Underlying REMIC
       Certificates....................  S-12
  The Retail Certificates..............  S-12
    General............................  S-12
    Method of Distribution.............  S-12
    Retail Interest Distributions......  S-12
    Retail Principal Distributions.....  S-13
       General.........................  S-13
       Rounding of Retail Principal
         Distributions.................  S-13
       Retail Principal Distribution
         Requests......................  S-13
       Excess Retail Principal
         Distribution by Random Lot....  S-14
       Beneficial Owners...............  S-15
       Tax Information.................  S-15
    Certain Principal Distribution
       Considerations..................  S-15
    Investment Determination...........  S-20
  Combination and Recombination........  S-20
    General............................  S-20
    Procedures.........................  S-21
    Additional Considerations..........  S-21
  Book-Entry Procedures................  S-21
    General............................  S-21
    Method of Distribution.............  S-22
  The Trust MBS........................  S-22
  The Underlying REMIC Certificates....  S-23
  Final Data Statement.................  S-23
  Distributions of Interest............  S-24
    Categories of Classes..............  S-24
    General............................  S-24
    Interest Accrual Periods...........  S-24
    Accrual Class......................  S-24
    Notional Class.....................  S-25
    Floating Rate and Inverse Floating
       Rate Classes....................  S-25

                                         PAGE
                                         ----
  Calculation of LIBOR.................  S-25
  Distributions of Principal...........  S-26
    Categories of Classes and
       Components......................  S-26
    Components.........................  S-26
    Principal Distribution Amount......  S-26
    Group 1 Principal Distribution
       Amount..........................  S-27
       Z Accrual Amount................  S-27
       Group 1 Cash Flow Distribution
         Amount........................  S-27
    Group 2 Principal Distribution
       Amount..........................  S-28
    Group 3 Principal Distribution
       Amount..........................  S-28
    Group 4 Principal Distribution
       Amount..........................  S-28
  Structuring Assumptions..............  S-28
    Pricing Assumptions................  S-28
    Prepayment Assumptions.............  S-29
    Structuring Range and Rate.........  S-29
    Initial Effective Ranges...........  S-29
  Yield Tables.........................  S-30
    General............................  S-30
    The Inverse Floating Rate Classes
       and the SA and SH Classes.......  S-30
    The IO Class.......................  S-33
    The Principal Only Class...........  S-33
  Weighted Average Lives of the
    Certificates.......................  S-34
  Decrement Tables.....................  S-35
  Characteristics of the R and RL
    Classes............................  S-38
CERTAIN ADDITIONAL FEDERAL INCOME TAX
  CONSEQUENCES.........................  S-38
  REMIC Elections and Special Tax
    Attributes.........................  S-38
  Taxation of Beneficial Owners of
    Regular Certificates...............  S-39
  Taxation of Beneficial Owners of
    Residual Certificates..............  S-39
  Taxation of Beneficial Owners of RCR
    Certificates.......................  S-39
    General............................  S-39
    Combination RCR Classes............  S-39
    Exchanges..........................  S-39
PLAN OF DISTRIBUTION...................  S-40
    General............................  S-40
    Increase in Certificates...........  S-40
LEGAL MATTERS..........................  S-40
EXHIBIT A..............................  A-1
SCHEDULE 1.............................  A-2
PRINCIPAL BALANCE SCHEDULES............  B-1

                                REFERENCE SHEET

     THIS REFERENCE SHEET IS NOT A SUMMARY OF THE REMIC TRANSACTION AND IT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE CERTIFICATES. INVESTORS SHOULD PURCHASE THE CERTIFICATES ONLY AFTER READING THIS PROSPECTUS SUPPLEMENT AND EACH OF THE ADDITIONAL DISCLOSURE DOCUMENTS DESCRIBED HEREIN IN THEIR ENTIRETY.

THE RETAIL CERTIFICATES

  Description

     The Retail Certificates represent an indirect interest in certain Mortgage Loans. The Retail Certificates are guaranteed by Fannie Mae but are not guaranteed by, and are not a debt or obligation of, the United States. See "Description of the Certificates--General--Fannie Mae Guaranty" herein.

  Investment Objective

     Each individual investor should determine, in consultation with his or her investment advisor, whether or not the Retail Certificates satisfy his or her specified investment objectives, particularly in light of the related redemption feature, as described herein. See "Description of the Certificates--The Retail Certificates--Investment Determination" herein.

  Liquidity

     If a Retail Certificate is sold prior to its maturity, an investor may receive sales proceeds (less applicable transaction costs) that are less than the amount originally invested. The Dealer intends to make a market for the purchase and sale of the Retail Certificates after their initial issuance, but is not obligated to do so. There is no assurance that such a secondary market will develop or, if it develops, that it will continue. See "Description of the Certificates--The Retail Certificates--Investment Determination" herein.

  Federal Income Taxes

     Interest on the Retail Certificates will be taxed in the year it is earned, which may not be the year it is paid. Relevant federal income tax information for the preceding calendar year will be mailed to investors who own Retail Certificates, as required by the Internal Revenue Service. Investors should be aware, however, that such information need not be furnished before March 15 of any calendar year following a calendar year in which income accrues on a Retail Certificate. See "Description of the Certificates--The Retail Certificates--Retail Principal Distributions--Tax Information" and "Certain Additional Federal Income Tax Consequences" herein.

  Maturity

     Unlike many other fixed income securities, the Retail Certificates do not have fixed principal redemption schedules or fixed principal distribution dates. The timing of principal distributions may vary considerably based upon a number of factors, including changes in prevailing interest rates. If prevailing interest rates decrease, principal distributions on the Retail Certificates may accelerate, and any reinvestment of such distributions might be at such lower prevailing interest rates. Conversely, if prevailing interest rates increase, principal distributions on the Retail Certificates may slow down, and investors might not be able to reinvest their principal at such higher prevailing interest rates. In such case, the market value of such Retail Certificates is likely to have declined. See "Description of the Certificates--The Retail Certificates--Certain Principal Distribution Considerations" herein.

ASSUMED CHARACTERISTICS OF THE MORTGAGE LOANS UNDERLYING THE TRUST MBS (AS OF JUNE 1, 1998)

                                            APPROXIMATE
                             ORIGINAL     WEIGHTED AVERAGE   APPROXIMATE
             APPROXIMATE      TERM TO      REMAINING TERM    CALCULATED     APPROXIMATE
              PRINCIPAL      MATURITY       TO MATURITY       LOAN AGE        WEIGHTED
               BALANCE      (IN MONTHS)     (IN MONTHS)      (IN MONTHS)   AVERAGE COUPON
             ------------   -----------   ----------------   -----------   --------------
Trust MBS    $500,000,000       360             357               2            7.12%

     The actual remaining terms to maturity, calculated loan ages and interest rates of most of the related Mortgage Loans will differ from the weighted averages shown above, perhaps significantly. See "Description of the Certificates--Structuring Assumptions--Pricing Assumptions" herein.

CHARACTERISTICS OF THE UNDERLYING REMIC CERTIFICATES

     The table contained in Exhibit A hereto sets forth information with respect to the Underlying REMIC Certificates, including certain information regarding the underlying Mortgage Loans. Certain additional information as to the Underlying REMIC Certificates may be obtained by performing an analysis of current Fannie Mae principal factors in the context of applicable information contained in the related Underlying REMIC Disclosure Documents, which may be obtained from Fannie Mae as described herein.

     See "Description of the Certificates--The Underlying REMIC Certificates" herein.

COMBINATION AND RECOMBINATION

     Holders of certain REMIC Certificates will be entitled, upon notice and payment of an exchange fee, to exchange all or a portion of such Certificates for a proportionate interest in the related RCR Certificates as reflected on
Schedule 1 hereto. The Holders of RCR Certificates will be entitled to receive distributions of principal and interest from the related REMIC Certificates. See "Description of the Certificates--Combination and Recombination" herein.
Schedule 1 sets forth all of the available combinations of the REMIC Certificates and the related RCR Certificates.

INTEREST RATES

     The first distribution of interest on each Retail Class Unit will be made on July 18, 1998 or July 25, 1998, as applicable, in an amount equal to approximately $5.41 for each Retail Class Unit. Distributions of interest in that approximate amount on each monthly Distribution Date will continue on each Retail Class Unit until such Unit is retired. See "Description of the Certificates--The Retail Certificates--Retail Interest Distributions" herein.

     The Fixed Rate Classes will bear interest at the applicable per annum interest rates set forth on the cover.

     The Floating Rate and Inverse Floating Rate Classes will bear interest during the initial Interest Accrual Period at initial interest rates specified or determined as described below, and will bear interest during each Interest Accrual Period thereafter, subject to the applicable maximum and minimum interest rates, at rates determined as described below:

                          INITIAL        MAXIMUM    MINIMUM                FORMULA FOR
                          INTEREST      INTEREST    INTEREST              CALCULATION OF
CLASS                       RATE          RATE        RATE               INTEREST RATE(1)
-----                     --------      --------    --------             ----------------
FA .....................  6.00625%       8.50000%    0.35%           LIBOR + 35 basis points
SD .....................  8.21786%      33.42857%    0.00%       33.42857% - (4.45714267 X LIBOR)
SC .....................  7.80000%       7.80000%    0.00%             97.8% - (12 X LIBOR)
FE .....................  6.05625%       8.00000%    0.40%           LIBOR + 40 basis points
SE .....................  8.42291%      32.93333%    0.00%       32.93333% - (4.33333333 X LIBOR)
FG .....................  6.05625%       8.00000%    0.40%           LIBOR + 40 basis points
SG .....................  8.42291%      32.93333%    0.00%       32.93333% - (4.33333333 X LIBOR)
FB .....................  6.40625%       8.50000%    0.75%           LIBOR + 75 basis points
SB .....................  6.80468%      25.18750%    0.00%          25.1875% - (3.25 X LIBOR)
FJ .....................  6.60625%       8.00000%    0.95%           LIBOR + 95 basis points
SJ .....................  9.75625%      49.35000%    0.00%             49.35% - (7 X LIBOR)
F  .....................  6.65625%       9.00000%    1.00%           LIBOR + 100 basis points
S  .....................  8.40750%      28.69762%    0.00%        28.69762% - (3.587203 X LIBOR)
SA .....................  8.10468%      26.48750%    0.00%          26.4875% - (3.25 X LIBOR)
FH .....................  6.05625%       8.00000%    0.40%           LIBOR + 40 basis points
SH .....................  8.42291%      32.93333%    0.00%       32.93333% - (4.33333333 X LIBOR)

---------------
(1) LIBOR will be established on the basis of the "BBA Method". See "Description of the Certificates--Calculation of LIBOR" herein.

     See "Description of the Certificates--Distributions of Interest--Floating Rate and Inverse Floating Rate Classes" herein.

     Distributions of interest to be allocated from REMIC Certificates to RCR Certificates on any Distribution Date will be allocated on a pro rata basis.

NOTIONAL CLASS

     The notional principal balance of the Notional Class will be equal to the indicated percentage of the outstanding balances specified below immediately prior to the related Distribution Date:

CLASS
-----
IO......................................................   7.6923076923% of PB Class
                                                           7.6923076923% of PC Class
                                                           7.6923076923% of PD Class

See "Description of the Certificates--Distributions of Interest--Notional Class" and "--Yield Tables--The IO Class" herein.

COMPONENTS

                                                            ORIGINAL            PRINCIPAL
                                                        PRINCIPAL BALANCE         TYPE
                                                        -----------------       ---------
FA1...................................................     $ 5,294,315             PAC
FA2...................................................     $ 6,181,372             PAC
FA3...................................................     $14,740,980             SUP
SC1 ..................................................     $   441,193             PAC
SC2 ..................................................     $   515,114             PAC
SC3 ..................................................     $ 1,228,415             SUP
SD1...................................................     $ 1,187,827             PAC
SD2...................................................     $ 1,386,847             PAC
SD3...................................................     $ 3,307,271             SUP

DISTRIBUTIONS OF PRINCIPAL

     The portion of the Principal Distribution Amount allocated to each Class of Certificates will be determined as described herein under "Description of the Certificates--Distributions of Principal--Principal Distribution Amount."

  Group 1 Principal Distribution Amount

     Z Accrual Amount

     1. To the B, FE and SE Classes, pro rata, to their Targeted Balances.

     2. To the C, D, E, FG and SG Classes, pro rata, to their Targeted Balances.

     3. To the FA3, SC3 and SD3 Components, pro rata, to zero, and then to the Z Class.

     Group 1 Cash Flow Distribution Amount

      1. To the FA1, SC1 and SD1 Components, pro rata, to their Planned
         Balances.

      2. To the PB Class and the FA2, SC2 and SD2 Components, pro rata, to their Planned Balances.

      3. To the PC, PD, PE and PG Classes, in that order, to their Planned Balances.

      4. To the B, FE and SE Classes, pro rata, to their Targeted Balances.

      5. To the C, D, E, FG and SG Classes, pro rata, to their Targeted
         Balances.

      6. To the Z Class, to zero.

      7. To the FA3, SC3 and SD3 Components, pro rata, to zero.

      8. To the FB, SB, G, PN, FJ and SJ Classes, pro rata, to zero.

      9. To the B, FE and SE Classes, pro rata, to zero.

     10. To the C, D, E, FG and SG Classes, pro rata, to zero.

     11. To the FA1, SC1 and SD1 Components, pro rata, to zero.

     12. To the PB Class and the FA2, SC2 and SD2 Components, pro rata, to zero.

     13. To the PC, PD, PE and PG Classes, in that order, to zero.

  Group 2 Principal Distribution Amount

     To the F and S Classes, pro rata, to zero.

  Group 3 Principal Distribution Amount

     1. To the GA Class, to zero.

     2. To the GB and GG Classes, pro rata, to zero.

  Group 4 Principal Distribution Amount

     To the DA, DB, DD and UU Classes, in that order, to zero.

     Distributions of principal to be allocated from REMIC Certificates to RCR Certificates on any Distribution Date will be allocated on a pro rata basis.

WEIGHTED AVERAGE LIVES (YEARS)*

                                      PSA PREPAYMENT ASSUMPTION
                                -------------------------------------
GROUP 1 CLASSES                  0%     100%    170%    250%    500%
---------------                  --     ----    ----    ----    ----
PB............................   6.7     2.5     2.5     2.5      2.4
PC............................  12.7     4.0     4.0     4.0      3.0
PD............................  17.2     6.0     6.0     6.0      3.7
PE............................  19.6     7.5     7.5     7.5      4.3
PG............................  23.2    13.1    13.1    13.1      7.1
IO............................  13.3     4.5     4.5     4.5      3.1
FA, SC, SD and SA.............  18.4    14.0     3.0     1.7      1.3
B, FE, SE and J...............  22.8    10.0     3.8     2.7      1.6
C, D, E, FG, SG and K.........  27.8    19.1    14.5     6.7      2.4
Z.............................  28.4    21.2     1.0     0.4      0.2
FB, SB, G, PN, FJ, SJ and H...  29.6    27.1    22.1     2.6      1.2
A, FH and SH..................  23.6    11.5     5.5     3.4      1.7

                                      PSA PREPAYMENT ASSUMPTION
                                -------------------------------------
GROUP 2 CLASSES                  0%     100%    155%    250%    500%
---------------                  --     ----    ----    ----    ----
F and S.......................  24.9    20.3    15.9     6.9      1.1

                                      PSA PREPAYMENT ASSUMPTION
                                -------------------------------------
GROUP 3 CLASSES                  0%     100%    200%    300%    500%
---------------                  --     ----    ----    ----    ----
GA............................  23.9    17.0     7.8     2.1      0.8
GB and GG**...................  24.4    18.4    10.2     2.9      1.0

                                      PSA PREPAYMENT ASSUMPTION
                                -------------------------------------
GROUP 4 CLASSES                  0%     100%    160%    250%    500%
---------------                  --     ----    ----    ----    ----
DA............................  26.7    16.4     1.0     0.3      0.1
DB............................  27.1    18.2     5.4     1.1      0.4
DD**..........................  27.7    20.8    14.3     3.0      0.9
UU**..........................  28.4    24.7    21.7     6.8      1.2

-------------------------
 * Determined as specified under "Description of the Certificates--Weighted Average Lives of the Certificates" herein.
** The weighted average lives shown in the tables for the Classes of Retail
   Certificates apply to such Classes as a whole and are not likely to reflect the experience of any investor in such Classes of Retail Certificates. Because investors will receive principal distributions subject to the distribution priorities and allocations described under "Description of the Certificates--The Retail Certificates--Retail Principal Distributions" herein, the weighted average lives of Retail Class Units will vary among different investors. See "Description of the Certificates--The Retail Certificates--Certain Principal Distribution Considerations" herein.

                            ADDITIONAL RISK FACTORS

ADDITIONAL YIELD AND PREPAYMENT CONSIDERATIONS

     The rate of distributions of principal of the Group 1 Classes will be sensitive in varying degrees to the rate of principal distributions on the Trust MBS, which in turn will reflect the rate of amortization (including prepayments) of the related Mortgage Loans. There can be no assurance that the Mortgage Loans underlying the Trust MBS will have the characteristics assumed herein. Because the rate of principal distributions on the Group 1 Classes will be related to the rate of amortization of the related Mortgage Loans, which are likely to include Mortgage Loans with remaining terms to maturity shorter or longer than those assumed and interest rates higher or lower than those assumed, the rate of principal distributions on such Classes is likely to differ from the rate anticipated by an investor, even if the related Mortgage Loans prepay at the indicated constant percentages of PSA.

     The rate of distributions of principal of the Group 2, Group 3 and Group 4 Classes will be directly related to the rate of distributions of principal of the related Underlying REMIC Certificates, which in turn will be sensitive in varying degrees to the rate of payments of principal (including prepayments) of the related Mortgage Loans and the priority sequences affecting such Underlying REMIC Certificates. As described in the related Underlying REMIC Disclosure Documents, the Underlying REMIC Certificates are subordinate in priority of principal distributions to certain other classes of certificates evidencing beneficial ownership interests in the related Underlying REMIC Trusts and, accordingly, distributions of principal of the related Mortgage Loans may for extended periods be applied to the distribution of principal of those classes of certificates having priority over such Underlying REMIC Certificates. In particular, all but one of the Underlying REMIC Certificates are Support classes (and the remaining Underlying REMIC Certificate consists in part of a Support component) that are entitled to receive principal distributions on any Distribution Date only if scheduled distributions have been made on other specified classes of certificates evidencing beneficial ownership interests in the related Underlying REMIC Trust. Accordingly, such Underlying REMIC Certificates (or Component) may receive no principal distributions for extended periods of time or may receive principal distributions that vary widely from period to period. In addition, one of the Underlying REMIC Certificates consists in part of a component that has a Principal Balance Schedule and, as a result, may receive principal distributions at a rate faster or slower than would otherwise have been the case (and may receive no distributions of principal for an extended period). Prepayments on the related Mortgage Loans may have occurred at a rate faster or slower than that initially assumed. This Prospectus Supplement contains no information as to whether such component has adhered to its Principal Balance Schedule, whether any related Support classes remain outstanding or whether such component otherwise has performed as originally anticipated. Additional information as to the Underlying REMIC Certificates may be obtained by performing an analysis of current Fannie Mae principal factors in the context of applicable information contained in the related Underlying REMIC Disclosure Documents, which may be obtained from Fannie Mae as described herein.

     It is highly unlikely that the Mortgage Loans underlying the Trust MBS or the Underlying REMIC Certificates, as applicable, will prepay at any of the rates assumed herein, will prepay at a constant PSA rate until maturity or that such Mortgage Loans will prepay at the same rate. Investors must make their own decisions as to the appropriate assumptions, including prepayment assumptions, to be used in deciding whether to purchase the Certificates.

     The effective yields on the Delay Classes (as defined herein) will be reduced below the yields otherwise produced because principal and interest payable on a Distribution Date will not be distributed until on or about the 18th or 25th day, as applicable, following the end of the related Interest Accrual Period and will not bear interest during such delay. No interest at all will be paid on any Class after its principal balance has been reduced to zero. As a result of the foregoing, the market values of the Delay Classes will be lower than would have been the case if there were no such delay.

                        DESCRIPTION OF THE CERTIFICATES

     The following summaries describing certain provisions of the Certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the remaining provisions of this Prospectus Supplement, the additional Disclosure Documents and the provisions of the Trust Agreement (defined below). Capitalized terms used and not otherwise defined in this Prospectus Supplement have the meanings assigned to such terms in the applicable Disclosure Document or the Trust Agreement (as the context may require).

GENERAL

     Structure. The Trust and the Lower Tier REMIC will be created pursuant to a trust agreement dated as of June 1, 1998 (the "Trust Agreement"), executed by the Federal National Mortgage Association ("Fannie Mae") in its corporate capacity and in its capacity as trustee (the "Trustee"), and the Certificates in the Classes and aggregate original principal balances set forth on the cover hereof will be issued by Fannie Mae pursuant thereto. A description of Fannie Mae and its business, together with certain financial statements and other financial information, is contained in the Information Statement.

     The REMIC Certificates (other than the R and RL Classes) will be designated as the "regular interests," and the R Class will be designated as the "residual interest," in the REMIC constituted by the Trust. The interests in the Lower Tier REMIC other than the RL Class (the "Lower Tier Regular Interests") will be designated as the "regular interests," and the RL Class will be designated as the "residual interest," in the Lower Tier REMIC. The assets of the Lower Tier REMIC will consist of the Trust MBS and Underlying REMIC Certificates (which evidence beneficial ownership interests in the Underlying REMIC Trusts).

     The assets of the Trust will consist of (i) the Lower Tier Regular Interests and (ii) certain non-interest bearing cash deposits (the "Retail Cash Deposits"). The Retail Cash Deposits will be used, if necessary, to round the amount of any principal distribution on any Class of Retail Certificates to an amount equal to an integral multiple of $1,000 as described herein. The Retail Cash Deposits will not be available for application toward any distributions on the other Classes of Certificates offered hereby (other than the R Class).

     Fannie Mae Guaranty. Fannie Mae guarantees to each holder of an MBS the timely payment of scheduled installments of principal of and interest on the underlying Mortgage Loans, whether or not received, together with the full principal balance of any foreclosed Mortgage Loan, whether or not such balance is actually recovered. The guaranty obligations of Fannie Mae with respect to the Underlying REMIC Certificates are described in the Underlying REMIC Disclosure Documents. In addition, Fannie Mae will be obligated to distribute on a timely basis to the Holders of Certificates required installments of principal and interest and to distribute the principal balance of each Class of Certificates in full no later than the applicable Final Distribution Date, whether or not sufficient funds are available in the Trust Account. The guaranties of Fannie Mae are not backed by the full faith and credit of the United States. See "Description of the Certificates--Fannie Mae's Guaranty" in the REMIC Prospectus, "Description of Certificates--The Corporation's Guaranty" in the MBS Prospectus, and "Description of the Certificates--General--Fannie Mae Guaranty" in the related Underlying REMIC Disclosure Documents.

     Characteristics of Certificates. The GG, DD and UU Classes will be represented by one or more certificates (the "DTC Certificates") to be registered at all times in the name of the nominee of the Depository (as defined herein), which Depository will maintain such Certificates through its book-entry facilities. When used herein with respect to any DTC Certificate, the terms "Holders" and "Certificateholders" refer to the nominee of the Depository.

     The Certificates of all other Classes except for the R and the RL Classes (the "Fed Book-Entry Certificates") will be issued and maintained and may be transferred by Holders only on the book-entry system of the Federal Reserve Banks. Such entities whose names appear on the book-entry records of a Federal Reserve Bank as the entities for whose accounts such Certificates have been deposited are herein referred to as "Holders" or "Certificateholders."

     A Holder is not necessarily the beneficial owner of a book-entry Certificate. Beneficial owners will ordinarily hold book-entry Certificates through one or more financial intermediaries, such as banks, brokerage firms and securities clearing organizations. See "Description of the Certificates--Denominations, Certificate Form" in the REMIC Prospectus.

     The R and RL Certificates will not be issued in book-entry form but will be issued in fully registered, certificated form. As to the R or RL Certificate, "Holder" or "Certificateholder" refers to the registered owner thereof. The R or RL Certificates will be transferable at the corporate trust office of the Transfer Agent, or at the agency of the Transfer Agent in New York, New York. The Transfer Agent initially will be State Street Bank and Trust Company in Boston, Massachusetts ("State Street"). A service charge may be imposed for any registration of transfer of the R or RL Certificate and Fannie Mae may require payment of a sum sufficient to cover any tax or other governmental charge. See also "Characteristics of the R and RL Classes" herein.

     The distribution to the Holder of the R and RL Classes of the proceeds of any remaining assets of the Trust and the Lower Tier REMIC, as applicable, will be made only upon presentation and surrender of the related Certificate at the office of the Paying Agent. The Paying Agent initially will be State Street.

     Authorized Denominations. The Certificates, other than the Retail Certificates and the R and RL Certificates, will be issued in minimum denominations of $1,000 and integral multiples of $1 in excess thereof. The Retail Certificates will be issued in minimum denominations of $1,000 and integral multiples thereof. The R and RL Classes will be issued as single Certificates and will not have principal balances.

     Distribution Dates. Distributions on the Group 1 and Group 4 Classes will be made on the 18th day of each month (or, if such 18th day is not a business day, on the first business day next succeeding such 18th day), and distributions on the Group 2 and Group 3 Classes will be made on the 25th day of each month (or, if the 25th day is not a business day, on the first business day next succeeding such 25th day) (each, a "Distribution Date"), commencing in the month following the Settlement Date.

     Record Date. Each monthly distribution on the Certificates will be made to Holders of record on the last day of the preceding month.

     REMIC Trust Factors. As soon as practicable following the eleventh calendar day of each month, Fannie Mae will publish or otherwise make available for each Class of Certificates the factor (carried to eight decimal places) which, (i) in the case of each such Class of Certificates other than the Retail Certificates, when multiplied by the original principal balance of a Certificate of such Class, will equal the remaining principal balance of such Certificate and (ii) in the case of each Class of Retail Certificates, when multiplied by the aggregate original principal balance of such Class, will equal the aggregate remaining principal balance of such Class, in each case after giving effect to the distribution of principal to be made on the following Distribution Date and any interest to be added as principal to the principal balance of the Accrual Class on such Distribution Date. As a result, the factor for the Retail Certificates will reflect the reduction in aggregate principal balance of such Class taken as a whole, and will not reflect the reduction in principal balance of the Retail Certificates owned by any particular investor. For purposes of determining the factor for the Retail Certificates, any rounding of the distribution of principal thereof will be disregarded.

     Optional Termination. Consistent with its policy described under "Description of Certificates--Termination" in the MBS Prospectus, Fannie Mae will agree not to effect indirectly an early termination of the Lower Tier REMIC or the Trust through the exercise of its right to repurchase the Mortgage Loans underlying any MBS unless only one Mortgage Loan remains in the related Pool or the principal balance of such Pool at the time of repurchase is less than one percent of the original principal balance thereof.

     Voting the Underlying REMIC Certificates. In the event any issue arises under the trust agreement governing any of the Underlying REMIC Trusts that requires the vote of holders of certificates outstanding thereunder, the Trustee will vote the related Underlying REMIC Certificates in accordance with instructions received from Holders of Certificates of the related Classes having principal balances aggregating not less than 51% of the aggregate principal balance of all such Classes outstanding. In the absence of such instructions, the Trustee will vote in a manner consistent, in its sole judgment, with the best interests of Certificateholders.

THE RETAIL CERTIFICATES

     General

     The GG, DD and UU Classes will consist of Retail Certificates. Each Class of Retail Certificates will be represented by one or more certificates to be registered at all times in the name of the nominee of The Depository Trust Company, a New York-chartered limited purpose trust company, or any successor depositary selected or approved by Fannie Mae (the "Depository"). The Depository will maintain each Class of Retail Certificates in integral multiples of $1,000 through its book-entry facilities. In accordance with its normal procedures, the Depository will record the positions held by each Depository participating firm (each, a "Depository Participant") in the Retail Certificates, whether held for its own account or as a nominee for another person. State Street will act as paying agent for, and perform certain administrative functions with respect to, the Retail Certificates.

     No person acquiring a beneficial ownership interest in the Retail Certificates (a "beneficial owner" or an "investor") will be entitled to receive a physical certificate representing such ownership interest. An investor's interest in a Retail Certificate will be recorded, in integral multiples of $1,000, on the records of the brokerage firm, bank, thrift institution or other financial intermediary (a "financial intermediary") that maintains such investor's account for such purpose. In turn, the financial intermediary's record ownership of such Certificate will be recorded, in integral multiples of $1,000, on the records of the Depository (or of a Depository Participant that acts as agent for the financial intermediary if such intermediary is not a Depository Participant). Therefore, the investor must rely on the foregoing arrangements to evidence its interest in the Retail Certificates. Beneficial ownership of the Retail Certificates may be transferred only by compliance with the procedures of an investor's financial intermediary and of the Depository Participants. In general, beneficial ownership of the Retail Certificates will be subject to the rules, regulations and procedures governing the Depository and Depository Participants as in effect from time to time.

     Method of Distribution

     Each distribution of principal and interest on a Class of Retail Certificates will be distributed by State Street to the Depository in immediately available funds. The Depository will be responsible for crediting the amount of such distributions to the accounts of the Depository Participants entitled thereto, in accordance with the Depository's normal procedures. Each Depository Participant and each financial intermediary will be responsible for disbursing such distribution to the beneficial owners of the Retail Certificates that it represents. Accordingly, the beneficial owners may experience some delay in their receipt of distributions.

     Retail Interest Distributions

     Interest to be distributed on a Class of Retail Certificates on each Distribution Date will consist of one month's interest at the applicable per annum rate set forth on the cover hereof on the outstanding principal balance thereof immediately prior to such Distribution Date. For further discussion, see "Distributions of Interest" herein.

     Retail Principal Distributions

     General. Distributions of principal of a Class of Retail Certificates on any Distribution Date (each, a "Retail Principal Distribution") will be made, in each case in integral multiples of $1,000, in accordance with the priorities and limitations set forth herein. On each Distribution Date, State Street, or the Depository in the case of excess Retail Principal Distributions by random lot as described below, will determine the portion of the Retail Principal Distribution, if any, to be made on the related Retail Certificates held for the account of each Depository Participant. Each Depository Participant and each financial intermediary will in turn determine the portion of the Retail Principal Distribution to be made on the related Retail Certificates held for the account of each investor that it represents.

     Rounding of Retail Principal Distributions. On each Distribution Date on which amounts are available for the distribution of principal of a Class of Retail Certificates (as described under "Distributions of Principal" herein), the amount of such distribution will be rounded, as necessary, to an amount equal to an integral multiple of $1,000. Such rounding will be accomplished on the first Distribution Date on which a Retail Principal Distribution for such Class is made by withdrawing from the related Retail Cash Deposit the amount of funds, if any, needed to round the amount otherwise allocable as principal of such Class of Retail Certificates to the next higher integral multiple of $1,000. On each succeeding Distribution Date on which a Retail Principal Distribution is to be made for such Class, the aggregate amount allocable as principal to such Class of Retail Certificates will be applied first to repay any funds withdrawn from the related Retail Cash Deposit on the preceding Distribution Date, and then the remainder of such allocable amount, if any, will be similarly rounded upward and applied as a Retail Principal Distribution. This procedure will continue on succeeding Distribution Dates until the principal balance of such Class of Retail Certificates has been reduced to zero. Thus, the Retail Principal Distribution for such Class on any Distribution Date may be slightly more or less than would be the case in the absence of such rounding procedures, but such difference will in no event exceed $999.99 on any Distribution Date. The aggregate of all Retail Principal Distributions made through any Distribution Date will in no event be less than what would have been the case in the absence of such rounding procedures.

     Retail Principal Distribution Requests. An investor in a Class of Retail Certificates may request that distributions of principal of such Class of Retail Certificates be allocated to such investor (up to the amount of such investor's ownership interest in such Class of Retail Certificates) in integral multiples of $1,000, on the earliest possible Distribution Date, subject to the priorities and limitations described below (each, a "Retail Principal Distribution Request"). Any Retail Principal Distribution Request must be submitted to the financial intermediary that maintains the account evidencing the related investor's interest in the related Class of Retail Certificates. If such financial intermediary is not a Depository Participant, it must notify the related Depository Participant of such request. The related Depository Participant must in turn make the request in writing to the Depository on a form required by the Depository. Upon the receipt of a request, the Depository will date and time stamp such request and forward it to State Street. State Street shall not be deemed liable for any delay in delivery to State Street of Retail Principal Distribution Requests or the withdrawal of such requests. The exact procedures to be followed by the Depository for purposes of determining the order of receipt will be those established from time to time by the Depository. State Street will maintain a list of those Depository Participants representing investors that have submitted Retail Principal Distribution Requests, together with the order of receipt and the amounts of such requests. State Street will notify the Depository and the appropriate Depository Participants as to which requests should be honored on each Distribution Date. Retail Principal Distribution Requests will be honored by the Depository in accordance with the procedures, and subject to the priorities and limitations, described below. The exact procedures to be followed by State Street and the Depository for purposes of determining such priorities and limitations will be those established from time to time by State Street or the Depository, as the case may be. The decisions of State Street and the Depository concerning such matters will be final and binding on all affected persons.

     An investor may withdraw a Retail Principal Distribution Request by notifying the financial intermediary that maintains the account evidencing such investor's Retail Certificates. If such financial intermediary is not a Depository Participant, it must notify the related Depository Participant, which must in turn forward the withdrawal of such request, on a form required by the Depository, to State Street.

     In order for a Retail Principal Distribution Request, or a withdrawal of such request, to be honored with respect to a Distribution Date, it must be received by the Depository and forwarded to State Street, in the case of a Retail Principal Distribution Request, or received by the Depository Participant and forwarded to State Street, in the case of a withdrawal of such request, by the last day of the month preceding the month in which such Distribution Date occurs (the "Record Date"), in accordance with the procedures described above. Priority of distribution of principal of a Class of Retail Certificates will be given to investors on whose behalf Retail Principal Distribution Requests have been duly received and not withdrawn. Such requests will be honored by the Depository in the following order of priority:

          (i) requests on behalf of Deceased Owners (as defined below) will be honored in the order of their receipt by the Depository until such requests have been honored, with respect to each Deceased Owner on whose behalf such a request has been made, in an initial amount up to $100,000 of original principal balance per Deceased Owner; and

          (ii) requests on behalf of Living Owners (as defined below) will be honored in the order of their receipt by the Depository until such requests have been honored, with respect to each Living Owner on whose behalf such a request has been made, in an initial amount up to $10,000 of original principal balance per Living Owner.

Thereafter, requests on behalf of Deceased Owners will be honored as provided in clause (i) above up to an additional amount equal to $100,000 of original principal balance, and requests on behalf of Living Owners will be honored as provided in clause (ii) above up to an additional amount equal to $10,000 of original principal balance. This sequence of priorities will be repeated until all Retail Principal Distribution Requests have been honored.

     To the extent that the Retail Principal Distribution Requests exceed the aggregate amount of principal available for distribution on the related Class of Retail Certificates on a Distribution Date, such requests will automatically be honored on succeeding Distribution Dates, without the need for any further Retail Principal Distribution Requests, all in accordance with the applicable procedures of State Street. A Retail Principal Distribution Request submitted on behalf of a Living Owner who thereafter becomes a Deceased Owner will become entitled to the priority of a newly submitted request on behalf of a Deceased Owner, provided that, as to any Distribution Date, the Depository has received and forwarded to State Street appropriate evidence of death and any required tax waivers on or before the related Record Date. Upon the transfer of beneficial ownership of any Retail Certificate, any Retail Principal Distribution Request relating thereto will be deemed to have been withdrawn only upon the receipt by State Street of notification of such withdrawal using a form required by the Depository.

     Excess Retail Principal Distribution by Random Lot. To the extent the Retail Principal Distribution for a Class of Retail Certificates on any Distribution Date exceeds the amount evidenced by the applicable Retail Principal Distribution Requests received by State Street for such Class, the Retail Certificates of such Class in respect of which distributions of principal are to be made (in integral multiples of $1,000) will be determined in accordance with the then applicable random lot procedures of the Depository and the established procedures of the Depository Participants and financial intermediaries. Accordingly, a Depository Participant or financial intermediary may elect to allot the remaining portion of such Retail Principal Distribution to the accounts of some investors (which could include such Depository Participant or financial intermediary) without allotting such distributions to the accounts of other investors.

     Beneficial Owners. A "Deceased Owner" is a beneficial owner of Retail Certificates who was living at the time such interest was acquired and whose executor or other authorized representative causes to be furnished to the Depository evidence of death satisfactory to State Street and any tax waivers requested by State Street. A "Living Owner" is any other beneficial owner of Retail Certificates. Retail Certificates beneficially owned by tenants by the entirety, joint tenants or tenants in common will be considered to be beneficially owned by a single owner. The death of a tenant by the entirety, joint tenant or tenant in common will be deemed to be the death of the beneficial owner, and the Retail Certificates so beneficially owned will be eligible for priority in principal distribution, subject to the limitations stated above. Retail Certificates beneficially owned by a trust will be considered to be beneficially owned by each beneficiary of the trust to the extent of such beneficiary's beneficial interest in such Retail Certificates, but in no event will a trust's beneficiaries collectively be deemed to be beneficial owners of a principal amount of Retail Certificates greater than the principal amount of Retail Certificates of which such trust is the owner. The death of a beneficiary of a trust will be deemed to be the death of a beneficial owner of the Retail Certificates beneficially owned by the trust to the extent of such beneficiary's beneficial interest in the Retail Certificates owned by such trust. The death of an individual who was a tenant by the entirety, joint tenant or tenant in common in a tenancy which is the beneficiary of a trust will be deemed to be the death of the beneficiary of the trust. The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial ownership interests in Retail Certificates will be deemed to be the death of the beneficial owner of such Retail Certificates regardless of the registration of ownership, if such beneficial interest can be established to the satisfaction of State Street. Such beneficial interest will be deemed to exist in typical cases of street name or nominee ownership, ownership by a trustee, ownership under the Uniform Gifts to Minors Act and community property or other joint ownership arrangements between spouses. Beneficial interest will include the power to sell, transfer or otherwise dispose of Retail Certificates and the right to receive the proceeds therefrom, as well as interest and principal distributable with respect thereto.

     Tax Information. Information allowing beneficial owners of the Retail Certificates to calculate properly the taxable income attributable to the Retail Certificates will be made available by Fannie Mae to Depository Participants and financial intermediaries as required by federal income tax law. Financial intermediaries, in turn, will be obligated to supply such information to individuals and other beneficial owners who are not "exempt recipients." Beneficial owners should be aware, however, that such information need not be furnished before March 15 of any calendar year following a calendar year in which income accrues on a Retail Certificate. The Classes of Retail Certificates may be issued with "original issue discount" or at a premium for federal income tax purposes. Prospective investors in a Class of Retail Certificates should be aware that the beneficial owners of Retail Certificates must include in gross income original issue discount, if any, as it accrues under a method that generally results in recognition of some taxable income in advance of receipt of the cash attributable to such income. Prospective investors in a Class of Retail Certificates also should be aware that beneficial owners of Retail Certificates should treat any premium, any original issue discount and any market discount with respect to such Certificates in the same manner as beneficial owners of other "regular interests" in a REMIC. See "Certain Federal Income Tax Consequences--Taxation of Beneficial Owners of Regular Certificates" in the REMIC Prospectus. Because the Retail Certificates will not receive payments of principal on a pro rata basis, however, a payment in full of a Retail Certificate may be treated as a prepayment for purposes of the premium, original issue discount and market discount rules. Additional tax consequences affecting beneficial owners of the Retail Certificates are discussed under "Certain Additional Federal Income Tax Consequences--Taxation of Beneficial Owners of the Regular Certificates" herein and "Certain Federal Income Tax Consequences-- Taxation of Beneficial Owners of Regular Certificates" in the REMIC Prospectus.

     Certain Principal Distribution Considerations

     Because there may be little or no distribution of principal of a Class of Retail Certificates on any particular Distribution Date, there is no assurance that a Retail Principal Distribution Request will be honored, either in whole or in part, within any particular time after it is submitted. The likelihood that any particular Retail Principal Distribution Request will be honored within any particular time after submission will also be affected by the aggregate principal balance of the related Class of Retail Certificates beneficially owned by persons having priority to right of distribution, either due to their status as Deceased Owners or because of earlier submission of their Retail Principal Distribution Requests. Conversely, the amount of principal available to be distributed on a Class of Retail Certificates on any Distribution Date may exceed the amount necessary to satisfy such Retail Principal Distribution Requests, in which case non-requesting investors may receive distributions of principal in accordance with the random lot procedures referred to herein.

     During periods in which interest rates generally are higher than the per annum rate at which interest accrues on a Class of Retail Certificates, a greater number of investors may be expected to submit Retail Principal Distribution Requests. During such periods, however, there may be a concurrent reduction in the rate of prepayments on the related Mortgage Loans, thus reducing the funds available for Retail Principal Distributions. Conversely, Retail Principal Distributions may be greater when prevailing interest rates decline relative to the rates of interest on the related Mortgage Loans. Under such conditions, investors may be less likely to submit Retail Principal Distribution Requests while mortgagors may be more likely to prepay the related Mortgage Loans. Investors whose Retail Certificates are selected for distribution under such conditions may be unable to reinvest the proceeds of such distributions at effective interest rates equal to the specified per annum rate at which interest accrues on such Retail Certificates.

     Because the rate of Retail Principal Distributions for any Class is dependent upon the rate of principal distributions (including prepayments) on the related Mortgage Loans and the priority sequences of distributions described herein under "Description of the Certificates--Distributions of Principal," no assurance can be given as to the Distribution Date on which any Class of Retail Certificates will begin to receive principal distributions, as to the rate at which such distributions will continue thereafter or as to the date on which the principal amount of any Class of Retail Certificates will be distributed in full. In addition, it is possible that certain investors in the Retail Certificates may not receive Retail Principal Distributions until the Final Distribution Date for such Class. Any investor who purchases a Retail Certificate at a premium (or a discount) should consider the risk that relatively early (or late) principal distributions following issuance of the Certificates could result in an actual yield that is lower than such investor's anticipated yield. See "Distributions of Principal," "Yield Considerations," "Weighted Average Lives of the Certificates" and "Decrement Tables" herein.

     As described under "Distributions of Principal" herein, the amount of principal allocated on each Distribution Date to the Retail Certificates primarily will depend on the sufficiency of the Group 3 Principal Distribution Amount or Group 4 Principal Distribution Amount (each as defined herein), as applicable, to reduce the principal balances of those Classes of Certificates that have higher principal payment priorities than the applicable Classes of Retail Certificates to zero. As a result, the amount of principal distributable on the Retail Certificates on any Distribution Date will be sensitive to the level of prepayments of the related Mortgage Loans.

     To illustrate the effect of prepayments on the distributions of principal of each Class of Retail Certificates, the following tables indicate the approximately aggregate distributions of principal of each Class of Retail Certificates during the periods shown. The following tables show the amounts that would be available for distributions of principal of each Class of Retail Certificates during the periods indicated at various constant percentages of PSA (as defined under "Structuring Assumptions--Prepayment Assumptions" herein), based on the allocations of principal described under "Distributions of Principal" herein. The amounts shown have been calculated on the basis of the Pricing Assumptions (as defined herein) (except that with respect to the information set forth below under 0% PSA, it has been assumed that the related Mortgage Loans have remaining terms to maturity of 360 months and interest rates of 9.5% per annum in the case of the Mortgage Loans underlying the Group 3 Classes and 9.0% per annum in the case of the Mortgage Loans underlying the

Group 4 Classes) and on the assumption that principal distributions on each Class of Retail Certificates are not rounded to integral multiples of $1,000 and are made on or about the 18th or 25th day, as applicable, of each month in which such distributions are required to be made. THE AMOUNTS IN THE TABLES ARE HYPOTHETICAL NUMBERS ONLY, APPLY TO EACH CLASS OF RETAIL CERTIFICATES TAKEN AS A WHOLE, AND ARE PRESENTED SOLELY TO SHOW THE RELATIONSHIP BETWEEN PREPAYMENTS AND DISTRIBUTIONS ON EACH CLASS OF RETAIL CERTIFICATES IN ORDER TO ASSIST INVESTORS IN ANALYZING THAT RELATIONSHIP. BECAUSE OF THE DISTRIBUTION PRIORITIES AND ALLOCATIONS DESCRIBED ABOVE AND BECAUSE INVESTORS IN THE RETAIL CERTIFICATES WILL RECEIVE PRINCIPAL DISTRIBUTIONS IN INTEGRAL MULTIPLES OF $1,000, THERE IS NO ASSURANCE THAT ANY INVESTOR WILL RECEIVE A DISTRIBUTION OF PRINCIPAL ON ANY DISTRIBUTION DATE. INVESTORS ARE URGED TO CONSULT THEIR OWN FINANCIAL ADVISORS AS TO THE SIGNIFICANCE OF PREPAYMENTS IN TERMS OF THE INVESTORS' FINANCIAL AND INVESTMENT OBJECTIVES.

            AGGREGATE RETAIL PRINCIPAL DISTRIBUTIONS OF THE GG CLASS
                        (FOR ILLUSTRATIVE PURPOSES ONLY)
                             (AMOUNTS IN THOUSANDS)

                                                          PSA PREPAYMENT ASSUMPTION
DISTRIBUTION                                   -----------------------------------------------
    DATE                                         0%       100%      200%      300%      500%
------------                                   -------   -------   -------   -------   -------
June 1999....................................  $     0   $     0   $     0   $     0   $ 5,487
June 2000....................................        0         0         0         0     4,513
June 2001....................................        0         0         0     6,304         0
June 2002....................................        0         0         0     3,696         0
June 2003....................................        0         0         0         0         0
June 2004....................................        0         0         0         0         0
June 2005....................................        0         0         0         0         0
June 2006....................................        0         0         0         0         0
June 2007....................................        0         0     1,810         0         0
June 2008....................................        0         0     2,836         0         0
June 2009....................................        0         0     2,675         0         0
June 2010....................................        0         0     2,497         0         0
June 2011....................................        0         0       182         0         0
June 2012....................................        0         0         0         0         0
June 2013....................................        0         0         0         0         0
June 2014....................................        0         0         0         0         0
June 2015....................................        0         0         0         0         0
June 2016....................................        0     3,182         0         0         0
June 2017....................................        0     4,498         0         0         0
June 2018....................................        0     2,320         0         0         0
June 2019....................................        0         0         0         0         0
June 2020....................................        0         0         0         0         0
June 2021....................................        0         0         0         0         0
June 2022....................................        0         0         0         0         0
June 2023....................................   10,000         0         0         0         0
June 2024....................................        0         0         0         0         0
June 2025....................................        0         0         0         0         0
June 2026....................................        0         0         0         0         0
June 2027....................................        0         0         0         0         0
June 2028....................................        0         0         0         0         0
Total*.......................................  $10,000   $10,000   $10,000   $10,000   $10,000
                                               =======   =======   =======   =======   =======

---------------
* Total principal payments may not equal the sums of the respective columns due to rounding.

            AGGREGATE RETAIL PRINCIPAL DISTRIBUTIONS OF THE DD CLASS
                        (FOR ILLUSTRATIVE PURPOSES ONLY)
                             (AMOUNTS IN THOUSANDS)

                                                            PSA PREPAYMENT ASSUMPTION
DISTRIBUTION                                        ------------------------------------------
    DATE                                              0%      100%     160%     250%     500%
------------                                        ------   ------   ------   ------   ------
June 1999.........................................  $    0   $    0   $    0   $    0   $8,859
June 2000.........................................       0        0        0        0      938
June 2001.........................................       0        0        0    5,044        0
June 2002.........................................       0        0        0    4,753        0
June 2003.........................................       0        0        0        0        0
June 2004.........................................       0        0        0        0        0
June 2005.........................................       0        0        0        0        0
June 2006.........................................       0        0        0        0        0
June 2007.........................................       0        0        0        0        0
June 2008.........................................       0        0        0        0        0
June 2009.........................................       0        0       61        0        0
June 2010.........................................       0        0    1,486        0        0
June 2011.........................................       0        0    1,519        0        0
June 2012.........................................       0        0    1,519        0        0
June 2013.........................................       0        0    1,494        0        0
June 2014.........................................       0        0    1,450        0        0
June 2015.........................................       0        0    1,392        0        0
June 2016.........................................       0        0      876        0        0
June 2017.........................................       0      534        0        0        0
June 2018.........................................       0    2,541        0        0        0
June 2019.........................................       0    2,492        0        0        0
June 2020.........................................       0    2,433        0        0        0
June 2021.........................................       0    1,798        0        0        0
June 2022.........................................       0        0        0        0        0
June 2023.........................................       0        0        0        0        0
June 2024.........................................       0        0        0        0        0
June 2025.........................................       0        0        0        0        0
June 2026.........................................   9,006        0        0        0        0
June 2027.........................................     791        0        0        0        0
June 2028.........................................       0        0        0        0        0
Total*............................................  $9,797   $9,797   $9,797   $9,797   $9,797
                                                    ======   ======   ======   ======   ======

---------------
* Total principal payments may not equal the sums of the respective columns due to rounding.

            AGGREGATE RETAIL PRINCIPAL DISTRIBUTIONS OF THE UU CLASS
                        (FOR ILLUSTRATIVE PURPOSES ONLY)
                             (AMOUNTS IN THOUSANDS)

                                                            PSA PREPAYMENT ASSUMPTION
DISTRIBUTION                                        ------------------------------------------
    DATE                                              0%      100%     160%     250%     500%
------------                                        ------   ------   ------   ------   ------
June 1999.........................................  $    0   $    0   $    0   $    0   $    0
June 2000.........................................       0        0        0        0    8,754
June 2001.........................................       0        0        0        0        0
June 2002.........................................       0        0        0      214        0
June 2003.........................................       0        0        0    3,345        0
June 2004.........................................       0        0        0    2,016        0
June 2005.........................................       0        0        0      932        0
June 2006.........................................       0        0        0      391        0
June 2007.........................................       0        0        0      327        0
June 2008.........................................       0        0        0      273        0
June 2009.........................................       0        0        0      227        0
June 2010.........................................       0        0        0      189        0
June 2011.........................................       0        0        0      156        0
June 2012.........................................       0        0        0      129        0
June 2013.........................................       0        0        0      106        0
June 2014.........................................       0        0        0       87        0
June 2015.........................................       0        0        0       72        0
June 2016.........................................       0        0      448       58        0
June 2017.........................................       0        0    1,249       47        0
June 2018.........................................       0        0    1,171       38        0
June 2019.........................................       0        0    1,091       30        0
June 2020.........................................       0        0    1,011       24        0
June 2021.........................................       0      569      932       19        0
June 2022.........................................       0    2,296      856       15        0
June 2023.........................................       0    2,192      771        9        0
June 2024.........................................       0    2,066      683        4        0
June 2025.........................................       0    1,524      504       39        0
June 2026.........................................       0      106       37        7        0
June 2027.........................................   8,754        0        0        0        0
June 2028.........................................       0        0        0        0        0
Total*............................................  $8,754   $8,754   $8,754   $8,754   $8,754
                                                    ======   ======   ======   ======   ======

---------------
* Total principal payments may not equal the sums of the respective columns due to rounding.

     The foregoing tables have been prepared on the basis of assumptions, some or all of which are likely to differ from actual experience. There can be no assurance that the related Mortgage Loans will have the assumed characteristics or will prepay at any of the constant rates shown in the tables or at any other particular rate or that the amounts available for distribution of principal of a Class of Retail Certificates will correspond to any of the amounts shown herein. The rates of Retail Principal Distributions for any Class of Retail Certificates will be directly related to the rate of principal distributions on the related Underlying REMIC Certificate, which in turn will be sensitive to the rate of principal payments of the related Mortgage Loans, the characteristics of such Mortgage Loans and the priority sequence affecting the related Underlying REMIC Certificate. As a result, the amounts available for distribution of principal of a Class of Retail Certificates are likely to differ from those shown in the table above, even if all the Mortgage Loans prepay at the indicated constant percentages of PSA. In particular, the diverse remaining terms to maturity of the Mortgage Loans could produce lower yields than those produced by Mortgage Loans having the assumed characteristics. In addition, the Mortgage Loans will not prepay at a constant level of PSA until maturity and it is extremely unlikely that all of such Mortgage Loans will prepay at the same rate. The timing of the changes in the rate of prepayments may significantly affect the actual amounts available for distribution of principal to an investor (and may affect the resulting yield to maturity), even if the average rate of principal prepayments is consistent with an investor's expectation. In general, the earlier the payment of principal of the Mortgage Loans, the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate slower (or faster) than the rate anticipated by the investor during the period immediately following the issuance of the Retail Certificates will not be equally offset by a subsequent like increase (or decrease) in the rate of principal prepayments. Investors are urged to consult their own financial advisors as to the appropriate prepayment assumption to be used in deciding whether to purchase any Retail Certificates.

     The weighted average lives of a Class of Retail Certificates shown in the table referenced under "Decrement Tables" herein apply to such Class taken as a whole; as a result of the distribution priorities and allocations described above, the weighted average lives of individual Retail Certificates beneficially owned by individual investors may vary significantly from the weighted average life of the related Class as a whole. Although distributions of principal and interest on the Retail Certificates are guaranteed by Fannie Mae as described herein, Fannie Mae can give no assurance as to any particular principal distribution scenario, as to any particular weighted average life for a Class of Retail Certificates or as to the date or dates on which any particular investor will receive distributions of principal. In addition, there is no assurance that procedures of the financial intermediaries or the Depository will not change. Investors in the Retail Certificates should understand that they are assuming all risks and benefits associated with the rate of principal distributions on such Retail Certificates, whether such rate is rapid or slow and with variations in such rate from time to time. Investors in the Retail Certificates should also consider that the effective yields to Holders of the Retail Certificates will be lower than the yields otherwise produced because principal and interest payable on a Distribution Date will not be distributed until on or about the 18th or 25th day, as applicable, following the end of the related Interest Accrual Period and will not bear interest during such delay.

     Investment Determination

     The Retail Certificates may not be an appropriate investment for all prospective investors. The Retail Certificates would not be an appropriate investment for any investor requiring a particular distribution of principal on a specified date or an otherwise predictable stream of principal distributions. There is no assurance that any investor in the Retail Certificates will receive a principal distribution (in integral multiples of $1,000) on any particular Distribution Date. Any investor who purchases a Retail Certificate at a premium (or a discount) should consider the risk that relatively early (or late) principal distributions following issuance of the Certificates could result in an actual yield that is lower than such investor's anticipated yield. In addition, although the Dealer intends to make a secondary market in the Retail Certificates, it has no obligation to do so, and any such market making may be discontinued at any time. There is no assurance that such a secondary market will develop, that any such market will continue or that information on any such secondary market will be as readily available as information regarding certain other types of investments. Thus, investors may not be able to sell their Retail Certificates readily or at a price that will enable them to realize their anticipated yield. The price of the Retail Certificates in any such secondary market will be affected by various factors, and the volatility of such price may differ from that evidenced by certain other types of investments. Accordingly, there can be no assurance that the price at which an investor may be able to sell a Retail Certificate will be the same as or higher than the purchase price at which such investor purchased such Certificate; in fact, such price may be lower and, under certain circumstances, substantially lower than the original price for such Retail Certificate.

COMBINATION AND RECOMBINATION

     General. Subject to the rules, regulations and procedures of the Federal Reserve Banks, all or a portion of the FE, FG, SE, SG, SC, SD, FB and SB Classes of REMIC Certificates may be exchanged for a proportionate interest in the related RCR Certificates in accordance with the available combinations reflected on Schedule 1 hereto. Similarly, all or a portion of the RCR Certificates may be exchanged in accordance with the available combinations reflected on Schedule 1, for the related REMIC Certificates. This process may occur repeatedly.

     The RCR Certificates issued in an exchange will represent a beneficial ownership interest in, and will be entitled to receive a proportionate share of the distributions on, the related REMIC Certificates, and the Holders of RCR Certificates will be treated as the beneficial owners of a proportionate interest in the related REMIC Certificates.

     The Classes of REMIC Certificates and RCR Certificates that are outstanding at any given time, and the outstanding principal balances of such Classes, will depend upon any related distributions of principal as well as any exchanges that occur. The principal balances of the REMIC Certificates and RCR Certificates involved in any exchange will bear the same relationship as that borne by the original principal balances of the related Classes.

     Procedures. A Holder proposing to effect an exchange must notify Fannie Mae's Capital Markets Department through a dealer who is a member of Fannie Mae's "REMIC Dealer Group." Such notice must be given in writing or by telefax not later than two business days before the proposed exchange date (which date, subject to Fannie Mae's approval, can be any business day other than the first or last business day of the month). The notice must include the outstanding principal balance of both the Certificates to be exchanged and the Certificates to be received, and the proposed exchange date. Promptly after the receipt of a Holder's notice, Fannie Mae will telephone the dealer to provide instructions for delivering the Certificates and the exchange fee to Fannie Mae by wire transfer. A Holder's notice becomes irrevocable on the second business day before the proposed exchange date.

     A fee will be payable to Fannie Mae in connection with each exchange equal to 1/32 of 1% of the outstanding principal balance (exclusive of any notional principal balance) of the Certificates to be submitted for exchange, provided that the fee payable in connection with each exchange will in no event be less than $2,000.

     The first distribution on a REMIC Certificate or an RCR Certificate received in an exchange transaction will be made on the Distribution Date in the month following the month of the exchange. Such distribution will be made to the Holder of record as of the close of business on the last day of the month of the exchange.

     Additional Considerations. The characteristics of RCR Certificates will reflect the characteristics of the REMIC Certificates used to form such RCR Certificates.

     At any given time, a Holder's ability to exchange REMIC Certificates for RCR Certificates or to exchange RCR Certificates for REMIC Certificates will be limited by a number of factors. A Holder must, at the time of the proposed exchange, own Certificates of the Class or of the related Classes in the proportions necessary to effect a desired exchange. A Holder that does not own Certificates of the related Classes in the necessary proportions may not be able to obtain the necessary REMIC Certificates or RCR Certificates, as applicable. The Holder of needed Certificates may refuse or be unable to sell at a reasonable price or any price, or certain Certificates may have been purchased and placed into other financial structures. In addition, principal distributions will, over time, diminish the amounts available for exchange. Only the combinations listed on Schedule 1 are permitted.

BOOK-ENTRY PROCEDURES

     General. The DTC Certificates will be registered at all times in the name of the nominee of The Depository Trust Company, a New York-chartered limited purpose trust company, or any successor depository selected or approved by Fannie Mae (the "Depository"). In accordance with its normal procedures, the Depository will record the positions held by each Depository participating firm (each, a "Depository Participant") in the DTC Certificates, whether held for its own account or as a nominee for another person. State Street will act as Paying Agent for, and perform certain administrative functions with respect to, the DTC Certificates.

     No person acquiring a beneficial ownership interest in the DTC Certificates (a "beneficial owner" or an "investor") will be entitled to receive a physical certificate representing such ownership interest. An investor's interest in the DTC Certificates will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (a "financial intermediary") that maintains such investor's account for such purpose. In turn, the financial intermediary's record ownership of such interest will be recorded on the records of the Depository (or of a Depository Participant that acts as an agent for the financial intermediary if such intermediary is not a Depository Participant). Accordingly, an investor will not be recognized by the Trustee or the Depository as a Certificateholder and must rely on the foregoing arrangements to evidence its interest in the DTC Certificates. Beneficial ownership of an investor's interest in the DTC Certificates may be transferred only by compliance with the procedures of an investor's financial intermediary and of Depository Participants. In general, beneficial ownership of an investor's interest in the DTC Certificates will be subject to the rules, regulations and procedures governing the Depository and Depository Participants as in effect from time to time.

     The Fed Book-Entry Certificates will be issued and maintained only on the book-entry system of the Federal Reserve Banks. Such Certificates may be held of record only by entities eligible to maintain book-entry accounts with the Federal Reserve Banks. Beneficial owners ordinarily will hold such Certificates through one or more financial intermediaries, such as banks, brokerage firms and securities clearing organizations. A Holder that is not the beneficial owner of such a Certificate, and each other financial intermediary in the chain to the beneficial owner, will have the responsibility of establishing and maintaining accounts for their respective customers. The rights of the beneficial owner of such a Certificate with respect to Fannie Mae and the Federal Reserve Banks may be exercised only through the Holder of such Certificate. Fannie Mae and the Federal Reserve Banks will have no direct obligation to a beneficial owner of such a Certificate that is not also the Holder of the Certificate. The Federal Reserve Banks will act only upon the instructions of the Holder in recording transfers of such a Certificate. See "Description of the Certificates--Denominations, Certificate Form" in the REMIC Prospectus.

     Method of Distribution. Each distribution on the DTC Certificates will be distributed by the Paying Agent to the Depository in immediately available funds. The Depository will be responsible for crediting the amount of such distributions to the accounts of the Depository Participants entitled thereto, in accordance with the Depository's normal procedures, which currently provide for distributions in same-day funds settled through the New York Clearing House. Each Depository Participant and each financial intermediary will be responsible for disbursing such distributions to the beneficial owners of the DTC Certificates that it represents. Accordingly, the beneficial owners may experience some delay in their receipt of distributions.

     Fannie Mae's fiscal agent for the Fed Book-Entry Certificates is the Federal Reserve Bank of New York. The Federal Reserve Banks will make distributions on such Certificates on behalf of Fannie Mae on the applicable Distribution Dates by crediting Holders' accounts at the Federal Reserve Banks.

THE TRUST MBS

     The Trust MBS will have the aggregate unpaid principal balance and Pass-Through Rate set forth below and the general characteristics described in the MBS Prospectus. The Trust MBS will provide that principal and interest on the related Mortgage Loans will be passed through monthly, commencing in the month following the month of the initial issuance of the Trust MBS. The Mortgage Loans underlying the Trust MBS will be conventional Level Payment Mortgage Loans secured by first mortgages or deeds of trust on one- to four-family ("single-family") residential properties and having original maturities of up to 30 years. See "The Mortgage Pools" and "Yield

Considerations" in the MBS Prospectus. The characteristics of the Trust MBS and the related Mortgage Loans as of June 1, 1998 (the "Issue Date") are expected to be as follows:

TRUST MBS
Aggregate Unpaid Principal Balance.......................        $500,000,000
MBS Pass-Through Rate....................................           6.50%

RELATED MORTGAGE LOANS
Range of WACs (per annum percentages)....................       6.75% to 9.00%
Range of WAMs............................................  241 months to 360 months
Approximate Weighted Average WAM.........................         357 months
Approximate Weighted Average CAGE........................          2 months

THE UNDERLYING REMIC CERTIFICATES

     The Underlying REMIC Certificates represent beneficial ownership interests in the related Underlying REMIC Trusts, the assets of which evidence beneficial ownership interests in certain MBS having the general characteristics set forth in the MBS Prospectus. Each MBS evidences beneficial ownership interests in a Pool of conventional Level Payment Mortgage Loans secured by first mortgages or deeds of trust on one- to four-family residential properties, as described under "The Mortgage Pools" and "Yield Considerations" in the MBS Prospectus. The Underlying REMIC Certificates provide that distributions thereon will be passed through monthly, commencing in the month following the initial issuance thereof. The general characteristics of the Underlying REMIC Certificates are described in the related Underlying REMIC Disclosure Documents.

     The table contained in Exhibit A hereto sets forth certain information with respect to each of the Underlying REMIC Certificates, including the numerical designation of the related trust, the class designation, the date of issue, the CUSIP number, the interest rate, the interest type, the final distribution date, the principal type, the original principal balance of the entire class, the current principal factor for such class and the principal balance of such class contained in the Lower Tier REMIC as of the Issue Date. The table also sets forth the approximate weighted average WAC, approximate weighted average WAM and approximate weighted average CAGE of the Mortgage Loans underlying the related MBS as of the Issue Date, the underlying security type and the related Class Group.

     To request further information regarding the Underlying REMIC Certificates, telephone Fannie Mae at 1-800-BEST-MBS or 202-752-6547. Other data specific to the Certificates is available in electronic form by calling Fannie Mae at 1-800-752-6440 or 202-752-6000. It should be noted that there may have been material changes in facts and circumstances since the dates the Underlying REMIC Disclosure Documents were prepared, including, but not limited to, changes in prepayment speeds and prevailing interest rates and other economic factors, which may limit the usefulness of the information set forth in such documents.

FINAL DATA STATEMENT

     Following the issuance of the Certificates, Fannie Mae will prepare a Final Data Statement setting forth, among other information, the current principal balances of the Underlying REMIC Certificates as of the Issue Date and with respect to the Trust MBS, the Pool number, the current WAC (or original WAC, if the current WAC is not available) and the current WAM (or Adjusted WAM, if the current WAM is not available) of the Mortgage Loans underlying the Trust MBS, along with the weighted averages of all the current or original WACs and the weighted averages of all the current or Adjusted WAMs, based on the current unpaid principal balances of the Mortgage Loans underlying each of the Trust MBS as of the Issue Date. The Final Data Statement will not accompany this Prospectus Supplement but will be made available by Fannie Mae. To request the Final Data Statement, telephone Fannie Mae at 1-800-BEST-MBS or 202-752-6547. The contents of the Final Data Statement and other data specific to the Certificates are available in electronic form by calling Fannie Mae at 1-800-752-6440 or 202-752-6000.

DISTRIBUTIONS OF INTEREST

     Categories of Classes

     For the purpose of payments of interest, the Classes will be categorized as follows:

INTEREST TYPE*                     CLASSES
--------------                     -------
GROUP 1 CLASSES
Fixed Rate             PB, PC, PD, PE, PG, IO, B, C,
                         D, E, Z and G
Accrual                Z
Floating Rate          FA, FE, FG, FB and FJ
Inverse Floating Rate  SC, SD, SE, SG, SB and SJ
Interest Only          IO
Principal Only         PN
RCR**                  H, A, SA, J, FH, SH and K

GROUP 2 CLASSES
Floating Rate          F
Inverse Floating Rate  S

GROUP 3 CLASSES
Fixed Rate             GA, GB and GG

GROUP 4 CLASSES
Fixed Rate             DA, DB, DD and UU
NO PAYMENT RESIDUAL    R and RL

---------------
 * See "Description of the Certificates--Class Definitions and Abbreviations" in the REMIC Prospectus.
** See "Description of the Certificates--Combination and Recombination" herein and Schedule 1 for a further description of the RCR Classes.

     General. The interest-bearing Certificates will bear interest at the applicable per annum interest rates set forth on the cover or described herein. Interest on the interest-bearing Certificates is calculated on the basis of a 360-day year consisting of twelve 30-day months and is distributable monthly on each Distribution Date, commencing (except with respect to the Accrual Class) in the month after the Settlement Date. Interest to be distributed or, in the case of the Accrual Class, added to principal on each interest-bearing Certificate on a Distribution Date will consist of one month's interest on the outstanding principal balance of such Certificate immediately prior to such Distribution Date.

     Distributions of interest to be allocated from REMIC Certificates to RCR Certificates on any Distribution Date will be allocated on a pro rata basis.

     Interest Accrual Periods. Interest to be distributed on a Distribution Date will accrue on the interest-bearing Certificates during the one-month periods set forth below (each, an "Interest Accrual Period").

           CLASSES                         INTEREST ACCRUAL PERIODS
           -------                         ------------------------
All Fixed Rate Classes and the     Calendar month preceding the month in
  FB, SB, FJ, SJ, H, A, J and        which the Distribution Date occurs
  K Classes (collectively, the
  "Delay Classes")

All other Floating Rate and        One month period ending on the day
  Inverse Floating Rate              preceding the Distribution Date
  Classes and the SA, FH and
  SH Classes

See "Additional Risk Factors--Additional Yield and Prepayment Considerations" herein.

     Solely for purposes of facilitating the trading of the Principal Only Class, such Class will be treated as a Delay Class.

     Accrual Class. Interest will accrue on the Accrual Class at the applicable per annum rate set forth on the cover hereof; however, such interest will not be distributed thereon for so long as such Class remains outstanding. Interest so accrued and unpaid on the Accrual Class will be added as principal to the principal balance thereof on each Distribution Date. Distributions of principal of the Accrual Class will be made as described herein.

     Notional Class. The Notional Class will not have a principal balance and will bear interest at the applicable per annum interest rate set forth on the cover during each Interest Accrual Period on its notional principal balance. The notional principal balance of the Notional Class will be calculated as specified herein under "Reference Sheet--Notional Class."

     The notional principal balance of a Notional Class is used for purposes of the determination of interest distributions thereon and does not represent an interest in any distributions of principal. Although a Notional Class will not have a principal balance, a REMIC Trust Factor (as described herein) will be published with respect to such Class that will be applicable to the notional principal balance thereof, and references herein to the principal balances of the Certificates generally shall be deemed to refer also to the notional principal balance of the Notional Class.

     Floating Rate and Inverse Floating Rate Classes. The Floating Rate and Inverse Floating Rate Classes will bear interest during each Interest Accrual Period, subject to applicable maximum and minimum interest rates, at rates determined as described herein under "Reference Sheet--Interest Rates."

     The yields with respect to such Classes will be affected by changes in the index specified (the "Index"), which changes may not correlate with changes in mortgage interest rates. It is possible that lower mortgage interest rates could occur concurrently with an increase in the level of the Index. Conversely, higher mortgage interest rates could occur concurrently with a decrease in the level of the Index.

     The establishment of each Index value by Fannie Mae and Fannie Mae's determination of the rate or rates of interest for the applicable Class or Classes for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding. Each such rate of interest may be obtained by telephoning Fannie Mae at 1-800-BEST-MBS or 202-752-6547.

CALCULATION OF LIBOR

     On each Index Determination Date, until the principal balances of the Floating Rate and Inverse Floating Rate Classes have been reduced to zero, Fannie Mae will establish LIBOR for the related Interest Accrual Period. LIBOR will be established on the basis of the "BBA Method," as described in the REMIC Prospectus under "Description of the Certificates--Indices Applicable to Floating Rate and Inverse Floating Rate Classes--LIBOR." With respect to the "BBA Method," Interest Settlement Rates currently are based on rates quoted by sixteen BBA designated banks and are calculated by eliminating the four highest rates and the four lowest rates and averaging the eight remaining rates.

     If on the initial Index Determination Date, Fannie Mae is unable to determine LIBOR in the manner specified in the REMIC Prospectus, LIBOR for the next succeeding Interest Accrual Period will be equal to 5.65625%.

DISTRIBUTIONS OF PRINCIPAL

     Categories of Classes and Components

     For the purpose of payments of principal, the Classes and Components will be categorized as follows:

PRINCIPAL TYPE*                                 CLASSES AND COMPONENTS
---------------                                 ----------------------

GROUP 1 CLASSES AND COMPONENTS
PAC**                                 FA1, SC1, SD1, PB, FA2, SC2, SD2, PC, PD,
                                        PE and PG
TAC**                                 B, FE, SE, C, D, E, FG and SG
Support                               Z, FA3, SC3, SD3, FB, SB, G, PN, FJ and SJ
Accretion Directed                    B, FE, SE, C, D, E, FG, SG, FA3, SC3 and
                                        SD3
Notional                              IO
Component                             FA, SC and SD
RCR***                                H, A, SA, J, FH, SH and K

GROUP 2 CLASSES
Structured                            F and S
  Collateral/Pass-Through

GROUP 3 CLASSES
Structured                            GA, GB and GG
  Collateral/Sequential Pay
Retail                                GG

GROUP 4 CLASSES
Structured                            DA, DB, DD and UU
  Collateral/Sequential Pay
Retail                                DD and UU

NO PAYMENT RESIDUAL                   R and RL

--------------------
  * See "Description of the Certificates--Class Definitions and
    Abbreviations" in the REMIC Prospectus.
 ** The Principal Balance Schedules are set forth herein beginning on page B-1.
*** See "Description of the Certificates--Combination and
    Recombination" herein and Schedule 1 for a further description of the RCR Classes.

     Components. For purposes of calculating payments thereon, the FA, SC and SD Classes are comprised of multiple payment Components having the designations and original principal balances specified herein under "Reference Sheet--Components." The payment characteristics of the FA, SC and SD Classes will reflect a combination of the payment characteristics of the related Components. Components are not separately transferable from the related Class of Certificates.

     Principal Distribution Amount

     On each Distribution Date, principal will be distributed on the Certificates in an amount (the "Principal Distribution Amount") equal to the sum of (i) the aggregate distributions of principal to be made on the Trust MBS in the month of such Distribution Date (the "Group 1 Cash Flow Distribution Amount") and any interest accrued and added to the principal balance of the Z Class (the "Z Accrual Amount," and together with the Group 1 Cash Flow Distribution Amount, the "Group 1 Principal Distribution Amount"), (ii) the aggregate distributions of principal concurrently made on the Class 1994-50-FA, Class 1994-50-SA and Class 1994-50-SB REMIC Certificates (the "Group 2 Principal Distribution Amount"), (iii) the distribution of principal concurrently made on the Class 1994-41-G REMIC Certificate (the "Group 3 Principal Distribution Amount") and (iv) the distribution of principal concurrently made on the Class 1997-13-Q REMIC Certificate (the "Group 4

Principal Distribution Amount"). The portion of each class of Underlying REMIC Certificates held by the Lower Tier REMIC will be set forth in Exhibit A.

  Group 1 Principal Distribution Amount

     Z Accrual Amount

     On each Distribution Date, the Z Accrual Amount will be distributed as principal of the Classes and Components specified below in the following order of priority:

          (i) concurrently, to the B, FE and SE Classes, pro rata (or
     36.4039674208%, 51.6717757555% and 11.9242568237%, respectively),
     until the principal balances thereof are reduced to their                      ACCRETION
     respective Targeted Balances for such Distribution Date;                       DIRECTED/
                                                                                    TAC
          (ii) concurrently, to the C, D, E, FG and SG Classes, pro                 CLASSES
     rata (or 12.4401356885%, 11.9819152959%, 11.9819152959%,
     51.6717754003% and 11.9242583194%, respectively), until the principal balances thereof are reduced to their respective
     Targeted Balances for such Distribution Date;
                                                                                    ACCRETION
          (iii) concurrently, to the FA3, SC3 and SD3 Components, pro               DIRECTED
     rata (or 76.4705888456%, 6.3725490705% and 17.1568620839%,                     COMPONENTS
     respectively), until the respective principal balances thereof                 AND
     are reduced to zero, and then to the Z Class.                                  ACCRUAL
                                                                                    CLASS

     Group 1 Cash Flow Distribution Amount

     On each Distribution Date, the Group 1 Cash Flow Distribution Amount will be distributed as principal of the Group 1 Classes and Components in the following order of priority:

          (i) concurrently, to the FA1, SC1 and SD1 Components, pro rata (or 76.4705882353%, 6.3725502233% and 17.1568615414%, respectively), until the principal balances thereof are reduced to their respective Planned Balances for such Distribution Date;

          (ii) concurrently, to the PB Class and the FA2, SC2 and SD2
     Components, pro rata (or 77.8092977271%, 16.9693597542%,                       PAC
     1.4141123978% and 3.8072301209%, respectively), until the                      COMPONENTS
     principal balances thereof are reduced to their respective                     AND
     Planned Balances for such Distribution Date;                                   CLASSES

          (iii) sequentially, to the PC, PD, PE and PG Classes, in that order, until the principal balances thereof are reduced to their respective Planned Balances for such Distribution Date;

          (iv) concurrently, to the B, FE and SE Classes, pro rata, until the principal balances thereof are reduced to their respective Targeted Balances for such Distribution Date;

          (v) concurrently, to the C, D, E, FG and SG Classes, pro                  TAC
     rata, until the principal balances thereof are reduced to their                CLASSES
     respective Targeted Balances for such Distribution Date;

          (vi) to the Z Class, until the principal balance thereof is reduced to zero;
                                                                                    SUPPORT
          (vii) concurrently, to the FA3, SC3 and SD3 Components, pro               COMPONENTS
     rata, until the principal balances thereof are reduced to zero;                AND
                                                                                    CLASSES
          (viii) concurrently, to the FB, SB, G, PN, FJ and SJ
     Classes, pro rata (or 27.0245926225%, 8.3152590606%,
     3.2899198567%, 4.6185839530%, 49.6576889438% and 7.0939555634%,
     respectively), until the principal balances thereof are reduced to zero;

          (ix) concurrently, to the B, FE and SE Classes, pro rata,
     without regard to their Targeted Balances and until the principal
     balances thereof are reduced to zero;                                          TAC
                                                                                    CLASSES
          (x) concurrently, to the C, D, E, FG and SG Classes, pro
     rata, without regard to their Targeted Balances and until the principal balances thereof are reduced to zero;

          (xi) concurrently, to the FA1, SC1 and SD1 Components, pro rata, without regard to their Planned Balances and until the principal balances thereof are reduced to zero;
                                                                                    PAC
          (xii) concurrently, to the PB Class and the FA2, SC2 and SD2              COMPONENTS
     Components, pro rata, without regard to their Planned Balances                 AND
     and until the principal balances thereof are reduced to zero; and              CLASSES

          (xiii) sequentially, to the PC, PD, PE and PG Classes, in that order, without regard to their Planned Balances and until the respective principal balances thereof are reduced to zero.

  Group 2 Principal Distribution Amount

     On each Distribution Date, the Group 2 Principal Distribution                  STRUCTURED
Amount will be distributed, concurrently, as principal of the F and S               COLLATERAL/
Classes, pro rata (or 78.2002672191% and 21.7997327809%,                            PASS-THROUGH
respectively), until the principal balances thereof are reduced to                  CLASSES
zero.

  Group 3 Principal Distribution Amount

     On each Distribution Date, the Group 3 Principal Distribution Amount will be distributed as principal of the Group 3 Classes in the following order of priority:

          (i) to the GA Class, until the principal balance thereof is
     reduced to zero; and                                                           STRUCTURED
                                                                                    COLLATERAL/
          (ii) concurrently, to the GB and GG Classes, pro rata (or                 SEQUENTIAL
     38.8186380698% and 61.1813619302%, respectively), until the                    PAY CLASSES
     principal balances thereof are reduced to zero.

  Group 4 Principal Distribution Amount

     On each Distribution Date, the Group 4 Principal Distribution                  STRUCTURED
Amount will be distributed, sequentially, as principal of the DA, DB,               COLLATERAL/
DD and UU Classes in that order, until the principal balances thereof               SEQUENTIAL
are reduced to zero.                                                                PAY CLASSES

     Distributions of principal to be allocated from REMIC Certificates to RCR Certificates on any Distribution Date will be allocated on a pro rata basis.

STRUCTURING ASSUMPTIONS

     Pricing Assumptions. Unless otherwise specified, the information in the tables in this Prospectus Supplement has been prepared on the basis of the actual characteristics of each Pool underlying the Underlying REMIC Certificates, the priority sequences affecting the principal distributions of the

Underlying REMIC Certificates and the following assumptions (such characteristics and assumptions, collectively, the "Pricing Assumptions"):

        - the Mortgage Loans underlying the Trust MBS have the original terms to maturity, remaining terms to maturity, CAGEs and interest rates as specified herein under "Reference Sheet--Assumed Characteristics of the Mortgage Loans Underlying the Trust MBS";

        - the Mortgage Loans prepay at the constant percentages of PSA specified in the related table; and

        - the closing date for the sale of the Certificates is June 30, 1998.

     Prepayment Assumptions. Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used herein is The Bond Market Association's standard prepayment model ("PSA"). To assume a specified rate of PSA is to assume a specified rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans computed as described under "Description of the Certificates--Prepayment Models" in the REMIC Prospectus. It is highly unlikely that prepayments will occur at any constant PSA rate or at any other constant rate.

     Structuring Range and Rate. The Principal Balance Schedules have been prepared on the basis of the Pricing Assumptions and the assumption that the related Mortgage Loans prepay at a constant PSA rate within the applicable Structuring Range or at the applicable rate set forth below.

 PRINCIPAL BALANCE
SCHEDULE REFERENCES    RELATED CLASSES AND COMPONENTS     STRUCTURING RANGE AND RATE
-------------------    ------------------------------     --------------------------
Planned Balances      FA1, SC1, SD1, PB, FA2, SC2,
                        SD2, PC, PD, PE and PG            Between 100% and 250%
Targeted Balances     B, FE, SE, C, D, E, FG, SG, A,
                        J, FH, SH and K                           170%

     THERE IS NO ASSURANCE THAT THE BALANCE OF ANY CLASS OR COMPONENT LISTED ABOVE WILL CONFORM ON ANY DISTRIBUTION DATE TO THE APPLICABLE BALANCE SPECIFIED FOR SUCH DISTRIBUTION DATE IN THE PRINCIPAL BALANCE SCHEDULES HEREIN, OR THAT DISTRIBUTIONS OF PRINCIPAL OF SUCH CLASS OR COMPONENT WILL BEGIN OR END ON THE RESPECTIVE DISTRIBUTION DATES SPECIFIED THEREIN. Because any excess of the principal distribution on any Distribution Date over the amount necessary to reduce any such Class or Component to its scheduled balance will be distributed or allocated, the ability to so reduce such Class or Component will not be enhanced by the averaging of high and low principal payments from month to month. In addition, even if prepayments occur on the related Mortgage Loans at rates falling within the applicable Structuring Range specified above, principal distributions may be insufficient to reduce the applicable Class or Component to its scheduled balance if such prepayments do not occur at a constant PSA rate. Moreover, because of the diverse remaining terms to maturity of the related Mortgage Loans (which may include recently originated Mortgage Loans), the Classes and Components specified above may not be reduced to their scheduled balances, even if prepayments occur at a constant rate within the applicable Structuring Range or at the applicable rate specified above.

     Initial Effective Ranges. The Effective Range for a Class or Component is the range of prepayment rates (measured by constant PSA rates) that would reduce such Class or Component to its scheduled balance on each Distribution Date. The Initial Effective Ranges set forth in the table below are based upon the assumed characteristics of the related Mortgage Loans specified in the Pricing Assumptions.

RELATED CLASSES AND COMPONENTS  INITIAL EFFECTIVE RANGES
------------------------------  ------------------------
FA1                               Between 100% and 752%
SC1                               Between 100% and 752%
SD1                               Between 100% and 752%
PB                                Between 100% and 413%
FA2                               Between 100% and 413%
SC2                               Between 100% and 413%
SD2                               Between 100% and 413%
PC                                Between 100% and 294%
PD                                Between 100% and 258%
PE                                Between 100% and 251%
PG                                Between 100% and 250%

     The actual Effective Ranges at any time will be based upon the actual characteristics of the related Mortgage Loans at such time, which are likely to vary (and may vary considerably) from the Pricing Assumptions. The actual Effective Ranges calculated on the basis of the actual characteristics likely will differ from the Initial Effective Ranges. As a result, the applicable Class or Component might not be reduced to their scheduled balances even if prepayments were to occur at a constant PSA rate within the Initial Effective Ranges (particularly if such rate were at the lower or higher end of such ranges). In addition, even if prepayments occur at rates falling within the actual Effective Ranges, principal distributions may be insufficient to reduce the applicable Classes and Components to their scheduled balances if such prepayments do not occur at a constant PSA rate. It is highly unlikely that the related Mortgage Loans will prepay at any constant PSA rate. In general, the actual Effective Ranges may narrow, widen or shift upward or downward to reflect actual prepayment experience over time. The stability in principal payment of the PAC Classes and Components will be supported in part by the related Support and TAC Classes and Components. When the Support and TAC Classes and Components are retired, any outstanding PAC Class or Component may no longer have an Effective Range and will be more sensitive to prepayments.

YIELD TABLES

     General. The tables below indicate the sensitivity of the pre-tax corporate bond equivalent yields to maturity of applicable Classes to various constant percentages of PSA and, where specified, to changes in the Index. The yields set forth in the tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable Classes, would cause the discounted present value of such assumed streams of cash flows to equal the assumed aggregate purchase prices of such Classes and converting such monthly rates to corporate bond equivalent rates. Such calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Certificates and consequently do not purport to reflect the return on any investment in the Certificates when such reinvestment rates are considered. There can be no assurance that the pre-tax yields on the applicable Certificates will correspond to any of the pre-tax yields shown herein or that the aggregate purchase prices of the applicable Certificates will be as assumed. In addition, there can be no assurance that the Index will correspond to the levels shown herein. Furthermore, because some of the Mortgage Loans will likely have remaining terms to maturity shorter or longer than those assumed and interest rates higher or lower than those assumed, the principal distributions on the Certificates are likely to differ from those assumed, even if all Mortgage Loans prepay at the indicated constant percentages of PSA. Moreover, it is not likely that the Mortgage Loans will prepay at a constant PSA rate until maturity, that all of such Mortgage Loans will prepay at the same rate or that the level of the Index will remain constant.

     The Inverse Floating Rate Classes and the SA and SH Classes. THE YIELDS TO INVESTORS IN THE INVERSE FLOATING RATE CLASSES AND THE SA AND SH CLASSES WILL BE SENSITIVE IN VARYING

DEGREES TO THE RATE OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) OF THE RELATED MORTGAGE LOANS AND TO THE LEVEL OF THE INDEX. THE MORTGAGE LOANS GENERALLY CAN BE PREPAID AT ANY TIME. IN ADDITION, THE RATE OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) OF THE MORTGAGE LOANS IS LIKELY TO VARY, AND MAY VARY CONSIDERABLY, FROM POOL TO POOL.

     Changes in the Index may not correlate with changes in prevailing mortgage interest rates. It is possible that lower prevailing mortgage interest rates, which might be expected to result in faster prepayments, could occur concurrently with an increased level of such Index.

     The information set forth in the following tables was prepared on the basis of the Pricing Assumptions and the assumptions that (i) the interest rates applicable to the Inverse Floating Rate Classes and the SA and SH Classes for the initial Interest Accrual Period are the rates listed in the table under "Reference Sheet--Interest Rates" herein and for each Interest Accrual Period subsequent to the initial Interest Accrual Period will be based on the indicated level of the Index and (ii) the aggregate purchase prices of such Classes (expressed in each case as a percentage of original principal balance) are as follows:

CLASS                                                         PRICE*
-----                                                         -------
SC .........................................................  98.500%
SD .........................................................  95.000%
SE .........................................................  95.000%
SG .........................................................  83.000%
SB .........................................................  82.875%
SJ .........................................................  90.750%
S  .........................................................  82.000%
SA .........................................................  96.000%
SH .........................................................  93.000%

---------------
* The prices do not include accrued interest. Accrued interest has been added to such prices in calculating the yields set forth in the tables below.

              SENSITIVITY OF THE SC CLASS TO PREPAYMENTS AND LIBOR
                          (PRE-TAX YIELDS TO MATURITY)

                                            PSA PREPAYMENT ASSUMPTION
                                         --------------------------------
LIBOR                                    50%    100%   170%   250%   500%
-----                                    ----   ----   ----   ----   ----
7.5000% and below......................  8.1%   8.2%   8.5%   8.9%   9.2%
7.8125%................................  4.3%   4.3%   4.7%   5.1%   5.5%
8.1500%................................  0.1%   0.1%   0.6%   1.1%   1.5%

              SENSITIVITY OF THE SD CLASS TO PREPAYMENTS AND LIBOR
                          (PRE-TAX YIELDS TO MATURITY)

                                               PSA PREPAYMENT ASSUMPTION
                                         -------------------------------------
LIBOR                                     50%    100%    170%    250%    500%
-----                                    -----   -----   -----   -----   -----
3.65625%...............................  19.0%   19.0%   20.0%   21.3%   22.4%
5.65625%...............................   9.1%    9.2%   10.4%   11.8%   12.9%
7.50000% and above.....................   0.4%    0.4%    1.9%    3.3%    4.4%

              SENSITIVITY OF THE SE CLASS TO PREPAYMENTS AND LIBOR
                          (PRE-TAX YIELDS TO MATURITY)

                                               PSA PREPAYMENT ASSUMPTION
                                         -------------------------------------
LIBOR                                     50%    100%    170%    250%    500%
-----                                    -----   -----   -----   -----   -----
3.65625%...............................  18.8%   19.0%   19.9%   20.2%   21.5%
5.65625%...............................   9.3%    9.5%   10.4%   10.9%   12.3%
7.60000%...............................   0.3%    0.6%    1.5%    2.1%    3.6%

              SENSITIVITY OF THE SG CLASS TO PREPAYMENTS AND LIBOR
                          (PRE-TAX YIELDS TO MATURITY)

                                               PSA PREPAYMENT ASSUMPTION
                                         -------------------------------------
LIBOR                                     50%    100%    170%    250%    500%
-----                                    -----   -----   -----   -----   -----
3.65625%...............................  21.4%   21.5%   21.6%   22.9%   28.1%
5.65625%...............................  10.6%   10.7%   11.0%   12.5%   17.8%
7.60000%...............................   0.8%    1.0%    1.3%    2.9%    8.2%

              SENSITIVITY OF THE SB CLASS TO PREPAYMENTS AND LIBOR
                          (PRE-TAX YIELDS TO MATURITY)

                                               PSA PREPAYMENT ASSUMPTION
                                         -------------------------------------
LIBOR                                     50%    100%    170%    250%    500%
-----                                    -----   -----   -----   -----   -----
3.65625%...............................  16.5%   16.5%   16.6%   22.6%   31.3%
5.65625%...............................   8.5%    8.5%    8.7%   15.0%   23.7%
7.75000%...............................   0.7%    0.7%    0.9%    7.3%   15.9%

              SENSITIVITY OF THE SJ CLASS TO PREPAYMENTS AND LIBOR
                          (PRE-TAX YIELDS TO MATURITY)

                                               PSA PREPAYMENT ASSUMPTION
                                         -------------------------------------
LIBOR                                     50%    100%    170%    250%    500%
-----                                    -----   -----   -----   -----   -----
3.65625%...............................  27.3%   27.3%   27.3%   29.9%   34.0%
5.65625%...............................  11.0%   11.0%   11.1%   14.2%   18.4%
7.05000%...............................   0.3%    0.4%    0.4%    3.7%    8.1%

              SENSITIVITY OF THE S CLASS TO PREPAYMENTS AND LIBOR
                          (PRE-TAX YIELDS TO MATURITY)

                                               PSA PREPAYMENT ASSUMPTION
                                         -------------------------------------
LIBOR                                     50%    100%    155%    250%    500%
-----                                    -----   -----   -----   -----   -----
3.65625%...............................  19.7%   19.8%   19.9%   21.4%   38.1%
5.65625%...............................  10.7%   10.8%   11.1%   12.8%   29.6%
7.65625%...............................   2.3%    2.4%    2.7%    4.4%   21.3%
8.00000%...............................   0.9%    1.0%    1.3%    3.0%   19.9%

              SENSITIVITY OF THE SA CLASS TO PREPAYMENTS AND LIBOR
                          (PRE-TAX YIELDS TO MATURITY)

                                               PSA PREPAYMENT ASSUMPTION
                                         -------------------------------------
LIBOR                                     50%    100%    170%    250%    500%
-----                                    -----   -----   -----   -----   -----
3.65625%...............................  15.9%   16.0%   16.8%   17.8%   18.6%
5.65625%...............................   8.9%    8.9%    9.9%   11.0%   11.8%
7.65625%...............................   2.0%    2.0%    3.2%    4.3%    5.2%
8.15000%...............................   0.3%    0.3%    1.5%    2.7%    3.6%

              SENSITIVITY OF THE SH CLASS TO PREPAYMENTS AND LIBOR
                          (PRE-TAX YIELDS TO MATURITY)

                                            PSA PREPAYMENT ASSUMPTION
                                      -------------------------------------
LIBOR                                  50%    100%    170%    250%    500%
-----                                 -----   -----   -----   -----   -----
3.65625%..........................    19.3%   19.5%   20.4%   20.9%   22.9%
5.65625%..........................     9.5%    9.8%   10.6%   11.3%   13.5%
7.60000%..........................     0.4%    0.7%    1.5%    2.3%    4.6%

     The IO Class. THE YIELD TO INVESTORS IN THE IO CLASS WILL BE VERY SENSITIVE TO THE RATE OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) OF THE RELATED MORTGAGE LOANS. THE MORTGAGE LOANS GENERALLY CAN BE PREPAID AT ANY TIME. ON THE BASIS OF THE ASSUMPTIONS DESCRIBED BELOW, THE YIELD TO MATURITY ON THE IO CLASS WOULD BE 0% IF PREPAYMENTS OF THE RELATED MORTGAGE LOANS WERE TO OCCUR AT A CONSTANT RATE OF APPROXIMATELY 400% PSA. IF THE ACTUAL PREPAYMENT RATE OF THE RELATED MORTGAGE LOANS WERE TO EXCEED THE APPLICABLE LEVEL FOR AS LITTLE AS ONE MONTH WHILE EQUALING SUCH LEVEL FOR THE REMAINING MONTHS, THE INVESTORS IN THE IO CLASS WOULD NOT FULLY RECOUP THEIR INITIAL INVESTMENTS.

     The information set forth in the following tables was prepared on the basis of the Pricing Assumptions and the assumption that the aggregate purchase price of the IO Class (expressed as a percentage of the original principal balance) is as follows:

CLASS                                                          PRICE*
-----                                                         --------
IO..........................................................  23.3125%

---------------
* The price does not include accrued interest. Accrued interest has been added to such price in calculating the yields set forth in the table below.

                   SENSITIVITY OF THE IO CLASS TO PREPAYMENTS

                                                    PSA PREPAYMENT ASSUMPTION
                                               -----------------------------------
                                                50%    100%   170%   250%    500%
                                               -----   ----   ----   ----   ------
Pre-Tax Yields to Maturity...................  17.9%   8.9%   8.9%   8.9%   (8.6)%

     The Principal Only Class. THE PRINCIPAL ONLY CLASS WILL NOT BEAR INTEREST. AS INDICATED IN THE TABLE BELOW, A LOW RATE OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) ON THE RELATED MORTGAGE LOANS WILL HAVE A NEGATIVE EFFECT ON THE YIELD TO INVESTORS IN THE PRINCIPAL ONLY CLASS.

     The information set forth in the following table was prepared on the basis of the Pricing Assumptions and the assumption that the aggregate purchase price of the Principal Only Class (expressed as a percentage of original principal balance) is as follows:

CLASS                                                          PRICE
-----                                                         --------
PN..........................................................  62.9375%

             SENSITIVITY OF THE PRINCIPAL ONLY CLASS TO PREPAYMENTS
                          (PRE-TAX YIELDS TO MATURITY)

                                                PSA PREPAYMENT ASSUMPTION
                                            ----------------------------------
CLASS                                       50%    100%   170%   250%    500%
-----                                       ----   ----   ----   -----   -----
PN........................................  1.6%   1.7%   2.1%   18.5%   41.5%

WEIGHTED AVERAGE LIVES OF THE CERTIFICATES

     The weighted average life of a Certificate is determined by (a) multiplying the amount of the reduction, if any, of the principal balance of such Certificate from one Distribution Date to the next Distribution Date by the number of years from the Settlement Date to the second such Distribution Date,
(b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in principal balance of such Certificate referred to in clause (a). For a description of the factors which may influence the weighted average life of a Certificate, see "Description of the Certificates--Weighted Average Life and Final Distribution Dates" in the REMIC Prospectus.

     In general, the weighted average lives of the Certificates will be shortened if the level of prepayments of principal of the related Mortgage Loans increases. However, the weighted average lives will depend upon a variety of other factors, including the timing of changes in such rate of principal payments, the priority sequence of distributions of principal of the Group 1 Classes and, in the case of the Group 2, Group 3 and Group 4 Classes, the priority sequences of principal distributions of the related Underlying REMIC Certificates. The weighted average lives of certain Group 1 Classes will also depend on the distribution of principal of certain Classes and Components in accordance with the Principal Balance Schedules. See "Distributions of Principal" herein and "Description of the Certificates--Distributions of Principal" in the Underlying REMIC Disclosure Documents.

     The effect of the foregoing factors may differ as to various Classes and the effects on any Class may vary at different times during the life of such Class. Accordingly, no assurance can be given as to the weighted average life of any Class. Further, to the extent the prices of the Certificates represent discounts or premiums to their respective original principal balances, variability in the weighted average lives of such Classes of Certificates could result in variability in the related yields to maturity. For an example of how the weighted average lives of the Classes may be affected at various constant prepayment rates, see the Decrement Tables below.

     As described under "Distributions of Principal--Components" herein, for purposes of calculating payments thereon, the FA, SC and SD Classes are comprised of multiple payment components. Since such components are not divisible, the payment characteristics of such Classes will reflect a combination of the payment characteristics of the related Components.

DECREMENT TABLES

     The following tables indicate the percentages of original principal balances of the specified Classes that would be outstanding after each of the dates shown at various constant PSA rates and the corresponding weighted average lives of such Classes. The tables have been prepared on the basis of the Pricing Assumptions, except that with respect to the information set forth for each such Class under 0% PSA it has been assumed that the underlying Mortgage Loans have the original and remaining terms to maturity and bear interest at the per annum rates specified below:

 MORTGAGE LOANS RELATING     ORIGINAL      REMAINING
     TO TRUST ASSETS           TERMS         TERMS      INTEREST   RELATED
     SPECIFIED BELOW        TO MATURITY   TO MATURITY    RATES     GROUPS
 -----------------------    -----------   -----------   --------   -------
        Trust MBS           360 months    360 months     9.00%     Group 1
         1994-50            360 months    309 months     9.00%     Group 2
         1994-41            360 months    309 months     9.50%     Group 3
         1997-13            360 months    345 months     9.00%     Group 4

     It is not likely that (i) all of the underlying Mortgage Loans will have the interest rates, CAGEs or remaining terms to maturity assumed or (ii) the underlying Mortgage Loans will prepay at a constant PSA level. In addition, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables at the specified constant PSA rates, even if the distributions of the weighted average remaining terms to maturity and the weighted average CAGEs of the Mortgage Loans are identical to the distributions of the remaining terms to maturity and CAGEs specified in the Pricing Assumptions.

               PERCENT OF ORIGINAL PRINCIPAL BALANCES OUTSTANDING

                                   PB CLASS
                     -------------------------------------
                                PSA PREPAYMENT
                                  ASSUMPTION
                     -------------------------------------
        DATE          0%     100%    170%    250%    500%
        ----          --     ----    ----    ----    ----
Initial Percent.....   100     100     100     100     100
June 1999...........   100     100     100     100     100
June 2000...........   100      93      93      93      93
June 2001...........   100       4       4       4       0
June 2002...........    92       0       0       0       0
June 2003...........    79       0       0       0       0
June 2004...........    64       0       0       0       0
June 2005...........    48       0       0       0       0
June 2006...........    30       0       0       0       0
June 2007...........    11       0       0       0       0
June 2008...........     0       0       0       0       0
June 2009...........     0       0       0       0       0
June 2010...........     0       0       0       0       0
June 2011...........     0       0       0       0       0
June 2012...........     0       0       0       0       0
June 2013...........     0       0       0       0       0
June 2014...........     0       0       0       0       0
June 2015...........     0       0       0       0       0
June 2016...........     0       0       0       0       0
June 2017...........     0       0       0       0       0
June 2018...........     0       0       0       0       0
June 2019...........     0       0       0       0       0
June 2020...........     0       0       0       0       0
June 2021...........     0       0       0       0       0
June 2022...........     0       0       0       0       0
June 2023...........     0       0       0       0       0
June 2024...........     0       0       0       0       0
June 2025...........     0       0       0       0       0
June 2026...........     0       0       0       0       0
June 2027...........     0       0       0       0       0
June 2028...........     0       0       0       0       0
Weighted Average
 Life (years)**.....   6.7     2.5     2.5     2.5     2.4

                                    PC CLASS
                      -------------------------------------
                                 PSA PREPAYMENT
                                   ASSUMPTION
                      -------------------------------------
        DATE           0%     100%    170%    250%    500%
        ----           --     ----    ----    ----    ----
Initial Percent.....    100     100     100     100     100
June 1999...........    100     100     100     100     100
June 2000...........    100     100     100     100     100
June 2001...........    100     100     100     100      43
June 2002...........    100      49      49      49       0
June 2003...........    100       0       0       0       0
June 2004...........    100       0       0       0       0
June 2005...........    100       0       0       0       0
June 2006...........    100       0       0       0       0
June 2007...........    100       0       0       0       0
June 2008...........     94       0       0       0       0
June 2009...........     79       0       0       0       0
June 2010...........     63       0       0       0       0
June 2011...........     46       0       0       0       0
June 2012...........     27       0       0       0       0
June 2013...........      6       0       0       0       0
June 2014...........      0       0       0       0       0
June 2015...........      0       0       0       0       0
June 2016...........      0       0       0       0       0
June 2017...........      0       0       0       0       0
June 2018...........      0       0       0       0       0
June 2019...........      0       0       0       0       0
June 2020...........      0       0       0       0       0
June 2021...........      0       0       0       0       0
June 2022...........      0       0       0       0       0
June 2023...........      0       0       0       0       0
June 2024...........      0       0       0       0       0
June 2025...........      0       0       0       0       0
June 2026...........      0       0       0       0       0
June 2027...........      0       0       0       0       0
June 2028...........      0       0       0       0       0
Weighted Average
 Life (years)**.....   12.7     4.0     4.0     4.0     3.0

                                    PD CLASS
                      -------------------------------------
                                 PSA PREPAYMENT
                                   ASSUMPTION
                      -------------------------------------
        DATE           0%     100%    170%    250%    500%
        ----           --     ----    ----    ----    ----
Initial Percent.....    100     100     100     100     100
June 1999...........    100     100     100     100     100
June 2000...........    100     100     100     100     100
June 2001...........    100     100     100     100     100
June 2002...........    100     100     100     100       7
June 2003...........    100      98      98      98       0
June 2004...........    100      49      49      49       0
June 2005...........    100       2       2       2       0
June 2006...........    100       0       0       0       0
June 2007...........    100       0       0       0       0
June 2008...........    100       0       0       0       0
June 2009...........    100       0       0       0       0
June 2010...........    100       0       0       0       0
June 2011...........    100       0       0       0       0
June 2012...........    100       0       0       0       0
June 2013...........    100       0       0       0       0
June 2014...........     83       0       0       0       0
June 2015...........     57       0       0       0       0
June 2016...........     29       0       0       0       0
June 2017...........      0       0       0       0       0
June 2018...........      0       0       0       0       0
June 2019...........      0       0       0       0       0
June 2020...........      0       0       0       0       0
June 2021...........      0       0       0       0       0
June 2022...........      0       0       0       0       0
June 2023...........      0       0       0       0       0
June 2024...........      0       0       0       0       0
June 2025...........      0       0       0       0       0
June 2026...........      0       0       0       0       0
June 2027...........      0       0       0       0       0
June 2028...........      0       0       0       0       0
Weighted Average
 Life (years)**.....   17.2     6.0     6.0     6.0     3.7

                                    PE CLASS
                      -------------------------------------
                                 PSA PREPAYMENT
                                   ASSUMPTION
                      -------------------------------------
        DATE           0%     100%    170%    250%    500%
        ----           --     ----    ----    ----    ----
Initial Percent.....    100     100     100     100     100
June 1999...........    100     100     100     100     100
June 2000...........    100     100     100     100     100
June 2001...........    100     100     100     100     100
June 2002...........    100     100     100     100     100
June 2003...........    100     100     100     100       0
June 2004...........    100     100     100     100       0
June 2005...........    100     100     100     100       0
June 2006...........    100       2       2       2       0
June 2007...........    100       0       0       0       0
June 2008...........    100       0       0       0       0
June 2009...........    100       0       0       0       0
June 2010...........    100       0       0       0       0
June 2011...........    100       0       0       0       0
June 2012...........    100       0       0       0       0
June 2013...........    100       0       0       0       0
June 2014...........    100       0       0       0       0
June 2015...........    100       0       0       0       0
June 2016...........    100       0       0       0       0
June 2017...........     95       0       0       0       0
June 2018...........     16       0       0       0       0
June 2019...........      0       0       0       0       0
June 2020...........      0       0       0       0       0
June 2021...........      0       0       0       0       0
June 2022...........      0       0       0       0       0
June 2023...........      0       0       0       0       0
June 2024...........      0       0       0       0       0
June 2025...........      0       0       0       0       0
June 2026...........      0       0       0       0       0
June 2027...........      0       0       0       0       0
June 2028...........      0       0       0       0       0
Weighted Average
 Life (years)**.....   19.6     7.5     7.5     7.5     4.3

---------------
** Determined as specified under "Weighted Average Lives of the Certificates" herein.

                                   PG CLASS
                     -------------------------------------
                                PSA PREPAYMENT
                                  ASSUMPTION
                     -------------------------------------
        DATE          0%     100%    170%    250%    500%
        ----          --     ----    ----    ----    ----
Initial Percent.....   100     100     100     100     100
June 1999...........   100     100     100     100     100
June 2000...........   100     100     100     100     100
June 2001...........   100     100     100     100     100
June 2002...........   100     100     100     100     100
June 2003...........   100     100     100     100      82
June 2004...........   100     100     100     100      57
June 2005...........   100     100     100     100      39
June 2006...........   100     100     100     100      27
June 2007...........   100      84      84      84      18
June 2008...........   100      70      70      70      13
June 2009...........   100      58      58      58       9
June 2010...........   100      48      48      48       6
June 2011...........   100      40      40      40       4
June 2012...........   100      33      33      33       3
June 2013...........   100      27      27      27       2
June 2014...........   100      22      22      22       1
June 2015...........   100      18      18      18       1
June 2016...........   100      14      14      14       1
June 2017...........   100      12      12      12       *
June 2018...........   100       9       9       9       *
June 2019...........    88       7       7       7       *
June 2020...........    73       6       6       6       *
June 2021...........    56       4       4       4       *
June 2022...........    37       3       3       3       *
June 2023...........    16       2       2       2       *
June 2024...........     2       2       2       2       *
June 2025...........     1       1       1       1       *
June 2026...........     1       1       1       1       *
June 2027...........     *       *       *       *       *
June 2028...........     0       0       0       0       0
Weighted Average
 Life (years)**.....  23.2    13.1    13.1    13.1     7.1

                                    IO+ CLASS
                      -------------------------------------
                                 PSA PREPAYMENT
                                   ASSUMPTION
                      -------------------------------------
        DATE           0%     100%    170%    250%    500%
        ----           --     ----    ----    ----    ----
Initial Percent.....    100     100     100     100     100
June 1999...........    100     100     100     100     100
June 2000...........    100      99      99      99      99
June 2001...........    100      81      81      81      57
June 2002...........     98      59      59      59       3
June 2003...........     96      39      39      39       0
June 2004...........     93      19      19      19       0
June 2005...........     90       1       1       1       0
June 2006...........     86       0       0       0       0
June 2007...........     82       0       0       0       0
June 2008...........     77       0       0       0       0
June 2009...........     72       0       0       0       0
June 2010...........     65       0       0       0       0
June 2011...........     58       0       0       0       0
June 2012...........     50       0       0       0       0
June 2013...........     42       0       0       0       0
June 2014...........     33       0       0       0       0
June 2015...........     22       0       0       0       0
June 2016...........     11       0       0       0       0
June 2017...........      0       0       0       0       0
June 2018...........      0       0       0       0       0
June 2019...........      0       0       0       0       0
June 2020...........      0       0       0       0       0
June 2021...........      0       0       0       0       0
June 2022...........      0       0       0       0       0
June 2023...........      0       0       0       0       0
June 2024...........      0       0       0       0       0
June 2025...........      0       0       0       0       0
June 2026...........      0       0       0       0       0
June 2027...........      0       0       0       0       0
June 2028...........      0       0       0       0       0
Weighted Average
 Life (years)**.....   13.3     4.5     4.5     4.5     3.1

                            FA, SC, SD AND SA CLASSES
                      -------------------------------------
                                 PSA PREPAYMENT
                                   ASSUMPTION
                      -------------------------------------
        DATE           0%     100%    170%    250%    500%
        ----           --     ----    ----    ----    ----
Initial Percent.....    100     100     100     100     100
June 1999...........    100     100     100      89      44
June 2000...........     96      78      73      22      22
June 2001...........     84      57      35       1       0
June 2002...........     78      56      21       0       0
June 2003...........     75      56      11       0       0
June 2004...........     71      56       3       0       0
June 2005...........     68      56       *       0       0
June 2006...........     63      56       *       0       0
June 2007...........     59      56       *       0       0
June 2008...........     56      56       *       0       0
June 2009...........     56      56       *       0       0
June 2010...........     56      56       *       0       0
June 2011...........     56      56       0       0       0
June 2012...........     56      56       0       0       0
June 2013...........     56      56       0       0       0
June 2014...........     56      56       0       0       0
June 2015...........     56      56       0       0       0
June 2016...........     56      56       0       0       0
June 2017...........     56      56       0       0       0
June 2018...........     56      56       0       0       0
June 2019...........     56      54       0       0       0
June 2020...........     56      52       0       0       0
June 2021...........     56      37       0       0       0
June 2022...........     56      13       0       0       0
June 2023...........     56       0       0       0       0
June 2024...........     56       0       0       0       0
June 2025...........     56       0       0       0       0
June 2026...........     56       0       0       0       0
June 2027...........     25       0       0       0       0
June 2028...........      0       0       0       0       0
Weighted Average
 Life (years)**.....   18.4    14.0     3.0     1.7     1.3

                             B, FE, SE AND J CLASSES
                      -------------------------------------
                                 PSA PREPAYMENT
                                   ASSUMPTION
                      -------------------------------------
        DATE           0%     100%    170%    250%    500%
        ----           --     ----    ----    ----    ----
Initial Percent.....    100     100     100     100     100
June 1999...........     96      86      82      82      82
June 2000...........     93      69      57      57      23
June 2001...........     93      69      46      46       0
June 2002...........     92      68      36      29       0
June 2003...........     92      68      28       9       0
June 2004...........     91      67      22       0       0
June 2005...........     91      67      17       0       0
June 2006...........     90      66      13       0       0
June 2007...........     90      66      10       0       0
June 2008...........     89      64       8       0       0
June 2009...........     88      60       5       0       0
June 2010...........     88      54       1       0       0
June 2011...........     87      47       0       0       0
June 2012...........     86      39       0       0       0
June 2013...........     85      30       0       0       0
June 2014...........     84      21       0       0       0
June 2015...........     83      11       0       0       0
June 2016...........     82       1       0       0       0
June 2017...........     81       0       0       0       0
June 2018...........     80       0       0       0       0
June 2019...........     79       0       0       0       0
June 2020...........     77       0       0       0       0
June 2021...........     76       0       0       0       0
June 2022...........     74       0       0       0       0
June 2023...........     73       0       0       0       0
June 2024...........     60       0       0       0       0
June 2025...........     22       0       0       0       0
June 2026...........      0       0       0       0       0
June 2027...........      0       0       0       0       0
June 2028...........      0       0       0       0       0
Weighted Average
 Life (years)**.....   22.8    10.0     3.8     2.7     1.6

                              C, D, E, FG, SG AND
                                   K CLASSES
                     -------------------------------------
                                PSA PREPAYMENT
                                  ASSUMPTION
                     -------------------------------------
        DATE          0%     100%    170%    250%    500%
        ----          --     ----    ----    ----    ----
Initial Percent.....   100     100     100     100     100
June 1999...........   100     100     100     100     100
June 2000...........   100     100     100     100     100
June 2001...........   100     100     100     100       0
June 2002...........   100     100     100     100       0
June 2003...........   100     100     100     100       0
June 2004...........   100     100     100      76       0
June 2005...........   100     100     100      31       0
June 2006...........   100     100     100       7       0
June 2007...........   100     100     100       *       0
June 2008...........   100     100     100       *       0
June 2009...........   100     100     100       *       0
June 2010...........   100     100     100       *       0
June 2011...........   100     100      83       *       0
June 2012...........   100     100      60       *       0
June 2013...........   100     100      38       *       0
June 2014...........   100     100      15       *       0
June 2015...........   100     100       0       *       0
June 2016...........   100     100       0       *       0
June 2017...........   100      54       0       *       0
June 2018...........   100       2       0       *       0
June 2019...........   100       0       0       *       0
June 2020...........   100       0       0       *       0
June 2021...........   100       0       0       *       0
June 2022...........   100       0       0       *       0
June 2023...........   100       0       0       *       0
June 2024...........   100       0       0       *       0
June 2025...........   100       0       0       *       0
June 2026...........     1       0       0       *       0
June 2027...........     0       0       0       *       0
June 2028...........     0       0       0       0       0
Weighted Average
 Life (years)**.....  27.8    19.1    14.5     6.7     2.4


                                     Z CLASS
                      -------------------------------------
                                 PSA PREPAYMENT
                                   ASSUMPTION
                      -------------------------------------
        DATE           0%     100%    170%    250%    500%
        ----           --     ----    ----    ----    ----
Initial Percent.....    100     100     100     100     100
June 1999...........    107     107      58       0       0
June 2000...........    114     114       0       0       0
June 2001...........    121     121       0       0       0
June 2002...........    130     130       0       0       0
June 2003...........    138     138       0       0       0
June 2004...........    148     148       0       0       0
June 2005...........    157     157       0       0       0
June 2006...........    168     168       0       0       0
June 2007...........    179     179       0       0       0
June 2008...........    191     191       0       0       0
June 2009...........    204     204       0       0       0
June 2010...........    218     218       0       0       0
June 2011...........    232     232       0       0       0
June 2012...........    248     248       0       0       0
June 2013...........    264     264       0       0       0
June 2014...........    282     282       0       0       0
June 2015...........    301     301       0       0       0
June 2016...........    321     321       0       0       0
June 2017...........    343     343       0       0       0
June 2018...........    366     366       0       0       0
June 2019...........    390     218       0       0       0
June 2020...........    416      59       0       0       0
June 2021...........    444       0       0       0       0
June 2022...........    474       0       0       0       0
June 2023...........    506       0       0       0       0
June 2024...........    539       0       0       0       0
June 2025...........    576       0       0       0       0
June 2026...........    614       0       0       0       0
June 2027...........      0       0       0       0       0
June 2028...........      0       0       0       0       0
Weighted Average
 Life (years)**.....   28.4    21.2     1.0     0.4     0.2

                            FB, SB, G, PN, FJ, SJ AND
                                    H CLASSES
                      -------------------------------------
                                 PSA PREPAYMENT
                                   ASSUMPTION
                      -------------------------------------
        DATE           0%     100%    170%    250%    500%
        ----           --     ----    ----    ----    ----
Initial Percent.....    100     100     100     100     100
June 1999...........    100     100     100     100      84
June 2000...........    100     100     100      89       0
June 2001...........    100     100     100      26       0
June 2002...........    100     100     100       0       0
June 2003...........    100     100     100       0       0
June 2004...........    100     100     100       0       0
June 2005...........    100     100     100       0       0
June 2006...........    100     100     100       0       0
June 2007...........    100     100     100       0       0
June 2008...........    100     100     100       0       0
June 2009...........    100     100     100       0       0
June 2010...........    100     100     100       0       0
June 2011...........    100     100     100       0       0
June 2012...........    100     100     100       0       0
June 2013...........    100     100     100       0       0
June 2014...........    100     100     100       0       0
June 2015...........    100     100      96       0       0
June 2016...........    100     100      85       0       0
June 2017...........    100     100      75       0       0
June 2018...........    100     100      65       0       0
June 2019...........    100     100      55       0       0
June 2020...........    100     100      47       0       0
June 2021...........    100     100      39       0       0
June 2022...........    100     100      31       0       0
June 2023...........    100      91      25       0       0
June 2024...........    100      71      18       0       0
June 2025...........    100      51      13       0       0
June 2026...........    100      32       8       0       0
June 2027...........    100      13       3       0       0
June 2028...........      0       0       0       0       0
Weighted Average
 Life (years)**.....   29.6    27.1    22.1     2.6     1.2


                              A, FH AND SH CLASSES
                      -------------------------------------
                                 PSA PREPAYMENT
                                   ASSUMPTION
                      -------------------------------------
        DATE           0%     100%    170%    250%    500%
        ----           --     ----    ----    ----    ----
Initial Percent.....    100     100     100     100     100
June 1999...........     97      88      85      85      85
June 2000...........     94      74      64      64      36
June 2001...........     94      74      54      54       0
June 2002...........     94      73      47      40       0
June 2003...........     93      73      40      24       0
June 2004...........     93      73      35      12       0
June 2005...........     92      72      31       5       0
June 2006...........     92      72      27       1       0
June 2007...........     91      71      25       *       0
June 2008...........     91      70      23       *       0
June 2009...........     90      66      20       *       0
June 2010...........     90      62      17       *       0
June 2011...........     89      56      14       *       0
June 2012...........     88      49      10       *       0
June 2013...........     88      42       6       *       0
June 2014...........     87      34       2       *       0
June 2015...........     86      26       0       *       0
June 2016...........     85      17       0       *       0
June 2017...........     84       9       0       *       0
June 2018...........     83       *       0       *       0
June 2019...........     82       0       0       *       0
June 2020...........     81       0       0       *       0
June 2021...........     80       0       0       *       0
June 2022...........     79       0       0       *       0
June 2023...........     77       0       0       *       0
June 2024...........     66       0       0       *       0
June 2025...........     35       0       0       *       0
June 2026...........      *       0       0       *       0
June 2027...........      0       0       0       *       0
June 2028...........      0       0       0       0       0
Weighted Average
 Life (years)**.....   23.6    11.5     5.5     3.4     1.7

---------------
 * Indicates an outstanding balance greater than 0% and less than 0.5% of the original principal balance.

** Determined as specified under "Weighted Average Lives of the Certificates" herein.

 + In the case of a Notional Class, the Decrement Table indicates the percentage of the original notional principal balance outstanding.

                                F AND S CLASSES
                     -------------------------------------
                                PSA PREPAYMENT
                                  ASSUMPTION
                     -------------------------------------
        DATE          0%     100%    155%    250%    500%
        ----          --     ----    ----    ----    ----
Initial Percent.....   100     100     100     100     100
June 1999...........   100     100     100     100      54
June 2000...........   100     100     100     100       0
June 2001...........   100     100     100     100       0
June 2002...........   100     100     100      86       0
June 2003...........   100     100     100      74       0
June 2004...........   100     100     100      59       0
June 2005...........   100     100     100      45       0
June 2006...........   100     100     100      33       0
June 2007...........   100     100     100      22       0
June 2008...........   100     100     100      13       0
June 2009...........   100     100      89       4       0
June 2010...........   100     100      77       0       0
June 2011...........   100     100      68       0       0
June 2012...........   100     100      60       0       0
June 2013...........   100     100      53       0       0
June 2014...........   100     100      45       0       0
June 2015...........   100      90      38       0       0
June 2016...........   100      77      32       0       0
June 2017...........   100      65      26       0       0
June 2018...........   100      52      20       0       0
June 2019...........   100      40      15       0       0
June 2020...........   100      28      10       0       0
June 2021...........   100      17       5       0       0
June 2022...........   100       6       2       0       0
June 2023...........    46       0       0       0       0
June 2024...........     0       0       0       0       0
June 2025...........     0       0       0       0       0
June 2026...........     0       0       0       0       0
June 2027...........     0       0       0       0       0
June 2028...........     0       0       0       0       0
Weighted Average
 Life (years)**.....  24.9    20.3    15.9     6.9     1.1

                                    GA CLASS
                      -------------------------------------
                                 PSA PREPAYMENT
                                   ASSUMPTION
                      -------------------------------------
        DATE           0%     100%    200%    300%    500%
        ----           --     ----    ----    ----    ----
Initial Percent.....    100     100     100     100     100
June 1999...........    100     100     100     100       0
June 2000...........    100     100     100      81       0
June 2001...........    100     100     100       0       0
June 2002...........    100     100     100       0       0
June 2003...........    100     100     100       0       0
June 2004...........    100     100     100       0       0
June 2005...........    100     100     100       0       0
June 2006...........    100     100      33       0       0
June 2007...........    100     100       0       0       0
June 2008...........    100     100       0       0       0
June 2009...........    100     100       0       0       0
June 2010...........    100     100       0       0       0
June 2011...........    100     100       0       0       0
June 2012...........    100     100       0       0       0
June 2013...........    100     100       0       0       0
June 2014...........    100     100       0       0       0
June 2015...........    100      42       0       0       0
June 2016...........    100       0       0       0       0
June 2017...........    100       0       0       0       0
June 2018...........    100       0       0       0       0
June 2019...........    100       0       0       0       0
June 2020...........    100       0       0       0       0
June 2021...........    100       0       0       0       0
June 2022...........     12       0       0       0       0
June 2023...........      0       0       0       0       0
June 2024...........      0       0       0       0       0
June 2025...........      0       0       0       0       0
June 2026...........      0       0       0       0       0
June 2027...........      0       0       0       0       0
June 2028...........      0       0       0       0       0
Weighted Average
 Life (years)**.....   23.9    17.0     7.8     2.1     0.8

                                GB AND GG CLASSES
                      -------------------------------------
                                 PSA PREPAYMENT
                                   ASSUMPTION
                      -------------------------------------
        DATE           0%     100%    200%    300%    500%
        ----           --     ----    ----    ----    ----
Initial Percent.....    100     100     100     100     100
June 1999...........    100     100     100     100      45
June 2000...........    100     100     100     100       0
June 2001...........    100     100     100      37       0
June 2002...........    100     100     100       0       0
June 2003...........    100     100     100       0       0
June 2004...........    100     100     100       0       0
June 2005...........    100     100     100       0       0
June 2006...........    100     100     100       0       0
June 2007...........    100     100      82       0       0
June 2008...........    100     100      54       0       0
June 2009...........    100     100      27       0       0
June 2010...........    100     100       2       0       0
June 2011...........    100     100       0       0       0
June 2012...........    100     100       0       0       0
June 2013...........    100     100       0       0       0
June 2014...........    100     100       0       0       0
June 2015...........    100     100       0       0       0
June 2016...........    100      68       0       0       0
June 2017...........    100      23       0       0       0
June 2018...........    100       0       0       0       0
June 2019...........    100       0       0       0       0
June 2020...........    100       0       0       0       0
June 2021...........    100       0       0       0       0
June 2022...........    100       0       0       0       0
June 2023...........      0       0       0       0       0
June 2024...........      0       0       0       0       0
June 2025...........      0       0       0       0       0
June 2026...........      0       0       0       0       0
June 2027...........      0       0       0       0       0
June 2028...........      0       0       0       0       0
Weighted Average
 Life (years)**.....   24.4    18.4    10.2     2.9     1.0

                                    DA CLASS
                      -------------------------------------
                                 PSA PREPAYMENT
                                   ASSUMPTION
                      -------------------------------------
        DATE           0%     100%    160%    250%    500%
        ----           --     ----    ----    ----    ----
Initial Percent.....    100     100     100     100     100
June 1999...........    100     100      47       0       0
June 2000...........    100     100       8       0       0
June 2001...........    100     100       0       0       0
June 2002...........    100     100       0       0       0
June 2003...........    100     100       0       0       0
June 2004...........    100     100       0       0       0
June 2005...........    100     100       0       0       0
June 2006...........    100     100       0       0       0
June 2007...........    100     100       0       0       0
June 2008...........    100     100       0       0       0
June 2009...........    100     100       0       0       0
June 2010...........    100     100       0       0       0
June 2011...........    100     100       0       0       0
June 2012...........    100     100       0       0       0
June 2013...........    100     100       0       0       0
June 2014...........    100      68       0       0       0
June 2015...........    100      24       0       0       0
June 2016...........    100       0       0       0       0
June 2017...........    100       0       0       0       0
June 2018...........    100       0       0       0       0
June 2019...........    100       0       0       0       0
June 2020...........    100       0       0       0       0
June 2021...........    100       0       0       0       0
June 2022...........    100       0       0       0       0
June 2023...........    100       0       0       0       0
June 2024...........    100       0       0       0       0
June 2025...........      0       0       0       0       0
June 2026...........      0       0       0       0       0
June 2027...........      0       0       0       0       0
June 2028...........      0       0       0       0       0
Weighted Average
 Life (years)**.....   26.7    16.4     1.0     0.3     0.1

                                   DB CLASS
                     -------------------------------------
                                PSA PREPAYMENT
                                  ASSUMPTION
                     -------------------------------------
        DATE          0%     100%    160%    250%    500%
        ----          --     ----    ----    ----    ----
Initial Percent.....   100     100     100     100     100
June 1999...........   100     100     100      32       0
June 2000...........   100     100     100      32       0
June 2001...........   100     100      61       0       0
June 2002...........   100     100      32       0       0
June 2003...........   100     100      32       0       0
June 2004...........   100     100      32       0       0
June 2005...........   100     100      32       0       0
June 2006...........   100     100      32       0       0
June 2007...........   100     100      32       0       0
June 2008...........   100     100      32       0       0
June 2009...........   100     100       0       0       0
June 2010...........   100     100       0       0       0
June 2011...........   100     100       0       0       0
June 2012...........   100     100       0       0       0
June 2013...........   100     100       0       0       0
June 2014...........   100     100       0       0       0
June 2015...........   100     100       0       0       0
June 2016...........   100      63       0       0       0
June 2017...........   100       0       0       0       0
June 2018...........   100       0       0       0       0
June 2019...........   100       0       0       0       0
June 2020...........   100       0       0       0       0
June 2021...........   100       0       0       0       0
June 2022...........   100       0       0       0       0
June 2023...........   100       0       0       0       0
June 2024...........   100       0       0       0       0
June 2025...........    85       0       0       0       0
June 2026...........     0       0       0       0       0
June 2027...........     0       0       0       0       0
June 2028...........     0       0       0       0       0
Weighted Average
 Life (years)**.....  27.1    18.2     5.4     1.1     0.4

                                    DD CLASS
                      -------------------------------------
                                 PSA PREPAYMENT
                                   ASSUMPTION
                      -------------------------------------
        DATE           0%     100%    160%    250%    500%
        ----           --     ----    ----    ----    ----
Initial Percent.....    100     100     100     100     100
June 1999...........    100     100     100     100      10
June 2000...........    100     100     100     100       0
June 2001...........    100     100     100      49       0
June 2002...........    100     100     100       0       0
June 2003...........    100     100     100       0       0
June 2004...........    100     100     100       0       0
June 2005...........    100     100     100       0       0
June 2006...........    100     100     100       0       0
June 2007...........    100     100     100       0       0
June 2008...........    100     100     100       0       0
June 2009...........    100     100      99       0       0
June 2010...........    100     100      84       0       0
June 2011...........    100     100      69       0       0
June 2012...........    100     100      53       0       0
June 2013...........    100     100      38       0       0
June 2014...........    100     100      23       0       0
June 2015...........    100     100       9       0       0
June 2016...........    100     100       0       0       0
June 2017...........    100      95       0       0       0
June 2018...........    100      69       0       0       0
June 2019...........    100      43       0       0       0
June 2020...........    100      18       0       0       0
June 2021...........    100       0       0       0       0
June 2022...........    100       0       0       0       0
June 2023...........    100       0       0       0       0
June 2024...........    100       0       0       0       0
June 2025...........    100       0       0       0       0
June 2026...........      8       0       0       0       0
June 2027...........      0       0       0       0       0
June 2028...........      0       0       0       0       0
Weighted Average
 Life (years)**.....   27.7    20.8    14.3     3.0     0.9

                                    UU CLASS
                      -------------------------------------
                                 PSA PREPAYMENT
                                   ASSUMPTION
                      -------------------------------------
        DATE           0%     100%    160%    250%    500%
        ----           --     ----    ----    ----    ----
Initial Percent.....    100     100     100     100     100
June 1999...........    100     100     100     100     100
June 2000...........    100     100     100     100       0
June 2001...........    100     100     100     100       0
June 2002...........    100     100     100      98       0
June 2003...........    100     100     100      59       0
June 2004...........    100     100     100      36       0
June 2005...........    100     100     100      26       0
June 2006...........    100     100     100      21       0
June 2007...........    100     100     100      17       0
June 2008...........    100     100     100      14       0
June 2009...........    100     100     100      12       0
June 2010...........    100     100     100      10       0
June 2011...........    100     100     100       8       0
June 2012...........    100     100     100       6       0
June 2013...........    100     100     100       5       0
June 2014...........    100     100     100       4       0
June 2015...........    100     100     100       3       0
June 2016...........    100     100      95       3       0
June 2017...........    100     100      81       2       0
June 2018...........    100     100      67       2       0
June 2019...........    100     100      55       1       0
June 2020...........    100     100      43       1       0
June 2021...........    100      93      33       1       0
June 2022...........    100      67      23       1       0
June 2023...........    100      42      14       1       0
June 2024...........    100      19       6       1       0
June 2025...........    100       1       *       *       0
June 2026...........    100       *       *       *       0
June 2027...........      0       0       0       0       0
June 2028...........      0       0       0       0       0
Weighted Average
 Life (years)**.....   28.4    24.7    21.7     6.8     1.2

---------------
 * Indicates an outstanding balance greater than 0% and less than 0.5% of the original principal balance.

** Determined as specified under "Weighted Average Lives of the Certificates" herein.

CHARACTERISTICS OF THE R AND RL CLASSES

     The R and RL Classes will not have principal balances and will not bear interest. The Holder of the R Class will be entitled to receive the proceeds of the remaining assets of the Trust, if any, after the principal balances of all Classes have been reduced to zero, and the Holder of the RL Class will be entitled to receive the proceeds of the remaining assets of the Lower Tier REMIC, if any, after the principal balances of the Lower Tier Regular Interests have been reduced to zero. It is not anticipated that there will be any material assets remaining in either such circumstance.

     The R and RL Classes will be subject to certain transfer restrictions. No transfer of record or beneficial ownership of an R or RL Certificate will be allowed to a "disqualified organization." In addition, no transfer of record or beneficial ownership of an R or RL Certificate will be allowed to any person that is not a "U.S. Person" without the written consent of Fannie Mae. Under regulations issued by the Treasury Department (the "Regulations"), a transfer of a "noneconomic residual interest" to a U.S. Person will be disregarded for all federal tax purposes unless no significant purpose of the transfer is to impede the assessment or collection of tax. The R and RL Classes will constitute noneconomic residual interests under the Regulations. Any transferee of an R or RL Certificate must execute and deliver an affidavit and an Internal Revenue Service Form W-9 on which the transferee provides its taxpayer identification number. See "Description of the Certificates--Additional Characteristics of Residual Certificates" and "Certain Federal Income Tax Consequences--Taxation of Beneficial Owners of Residual Certificates" in the REMIC Prospectus. Transferors of an R or RL Certificate should consult with their own tax advisors for further information regarding such transfers.

     The Holder of the R Class will be considered to be the holder of the "residual interest" in the REMIC constituted by the Trust, and the Holder of the RL Class will be considered to be the holder of the "residual interest" in the REMIC constituted by the Lower Tier REMIC. See "Certain Federal Income Tax Consequences" in the REMIC Prospectus. Pursuant to the Trust Agreement, Fannie Mae will be obligated to provide to such Holders (i) such information as is necessary to enable them to prepare their federal income tax returns and (ii) any reports regarding the R or RL Class that may be required under the Code.

               CERTAIN ADDITIONAL FEDERAL INCOME TAX CONSEQUENCES

     The following tax discussion, when read in conjunction with the discussion of "Certain Federal Income Tax Consequences" in the REMIC Prospectus, describes the current federal income tax treatment of investors in the Certificates. These two tax discussions do not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Certificates.

REMIC ELECTIONS AND SPECIAL TAX ATTRIBUTES

     Elections will be made to treat the Lower Tier REMIC and the Trust as REMICs for federal income tax purposes. The REMIC Certificates, other than the R and RL Classes, will be designated as the "regular interests," and the R Class will be designated as the "residual interest," in the REMIC constituted by the Trust. The Lower Tier Regular Interests will be designated as the "regular interests" and the RL Class will be designated as the "residual interest" in the Lower Tier REMIC.

     As a consequence of the qualification of the Lower Tier REMIC and the Trust as REMICs, the REMIC Certificates and any related RCR Certificates generally will be treated as "regular or residual interests in a REMIC" for domestic building and loan associations, "real estate assets" for real estate investment trusts, and, except for the R and RL Classes, as "qualified mortgages" for other REMICS. See "Certain Federal Income Tax Consequences--Special Tax Attributes" in the REMIC Prospectus.

TAXATION OF BENEFICIAL OWNERS OF REGULAR CERTIFICATES

     The Notional Class, the Principal Only Class, the Accrual Class and the SG, SB and S Classes will be, and certain other Classes of REMIC Certificates may be, issued with original issue discount ("OID") for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of the cash attributable to such income. The Prepayment Assumption that will be used in determining the rate of accrual of original issue discount will be 170% PSA in the case of the Group 1 Classes, 155% PSA in the case of the Group 2 Classes, 200% PSA in the case of the Group 3 Classes and 160% PSA in the case of the Group 4 Classes. See "Certain Federal Income Tax Consequences--Taxation of Beneficial Owners of Regular Certificates--Original Issue Discount" in the REMIC Prospectus. No representation is made as to whether the Mortgage Loans underlying the MBS will prepay at any of those rates or any other rate. See "Description of the Certificates--Weighted Average Lives of the Certificates" herein and "Description of the Certificates--Weighted Average Life and Final Distribution Dates" in the REMIC Prospectus. In addition, certain Classes of REMIC Certificates may be treated as having been issued at a premium for federal income tax purposes. See "Certain Federal Income Tax Consequences--Taxation of Beneficial Owners of Regular Certificates--Certificates Purchased at a Premium" in the REMIC Prospectus.

     Additional tax consequences affecting beneficial owners of Retail Certificates are discussed under "Description of the Certificates--The Retail Certificates--Retail Principal Distributions--Tax Information" herein.

TAXATION OF BENEFICIAL OWNERS OF RESIDUAL CERTIFICATES

     For purposes of determining the portion of the taxable income of the Trust (or the Lower Tier REMIC) that generally will not be treated as excess inclusions, the rate to be used is 7.06% (which is 120% of the "federal long-term rate"). See "Certain Federal Income Tax Consequences--Taxation of Beneficial Owners of Residual Certificates--Excess Inclusions" and "--Foreign Investors--Residual Certificates" in the REMIC Prospectus.

TAXATION OF BENEFICIAL OWNERS OF RCR CERTIFICATES

     General. The arrangement pursuant to which the RCR Classes will be created, sold and administered will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code. The interests in the REMIC Certificates that have been exchanged for RCR Certificates (including any exchanges effective on the Settlement Date) will be the assets of such trust and the RCR Certificates will evidence an ownership interest in those REMIC Certificates. For a general discussion of the federal income tax treatment of investors in REMIC Certificates, see "Certain Federal Income Tax Consequences" in the REMIC Prospectus.

     The RCR Classes will represent beneficial ownership of the underlying Regular Certificates set forth in Schedule 1. The RCR Certificates will represent beneficial ownership of undivided interests in two or more underlying Regular Certificates ("Combination RCR Certificates").

     All RCR Classes are Combination RCR Classes.

     Combination RCR Classes. A beneficial owner of a Combination RCR Certificate will be treated as the beneficial owner of a proportionate interest in the related Class or Classes of REMIC Certificates. A purchaser of a Combination RCR Certificate must allocate its purchase price among the related Classes of REMIC Certificates in proportion to their relative fair market values at the time of purchase. Such owner should account for its ownership interest in each related Class of REMIC Certificates as described under "--Taxation of Beneficial Owners of Regular Certificates" herein and "Certain Federal Income Tax Consequences--Taxation of Beneficial Owners of Regular Certificates" in the REMIC Prospectus. When a beneficial owner sells a Combination RCR Certificate, such owner must allocate the sale proceeds among the related Classes of REMIC Certificates in proportion to their relative fair market values at the time of sale.

     Exchanges. An exchange, as described under "Description of the Certificates--Combination and Recombination" herein, by a beneficial owner of
(i) a combination of REMIC Certificates or (ii) all or a portion of an RCR Class for the related RCR Class or REMIC Certificates, respectively, will not be a taxable exchange. Such owner will be treated as continuing to own after the exchange the same combination of interests in the related REMIC Certificates that it owned immediately prior to the exchange.

                              PLAN OF DISTRIBUTION

     General. The Dealer will receive the Certificates in exchange for the Trust MBS and the Underlying REMIC Certificates pursuant to a Fannie Mae commitment. The Dealer proposes to offer the Certificates directly to the public from time to time in negotiated transactions at varying prices to be determined at the time of sale. The Dealer may effect such transactions to or through dealers.

     Increase in Certificates. Before the Settlement Date, Fannie Mae and the Dealer may agree to offer hereby Group 1 Classes in addition to those contemplated as of the date hereof. In such event, the Trust MBS will be increased in principal balance, but it is expected that all such additional Trust MBS will have the same characteristics as described herein under "Description of the Certificates--The Trust MBS." The proportion that the original principal balance of each Group 1 Class bears to the aggregate original principal balance of all Group 1 Classes, respectively, will remain the same. In addition, the dollar amounts reflected in the Principal Balance Schedules will be increased in a pro rata amount that corresponds to the increase of the principal balances of the applicable Classes and Components.

                                 LEGAL MATTERS

     Certain legal matters will be passed upon for the Dealer by Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038-4982.

                                                                       EXHIBIT A

                         UNDERLYING REMIC CERTIFICATES

 UNDERLYING                DATE
   REMIC                    OF        CUSIP      INTEREST   INTEREST
   TRUST        CLASS     ISSUE      NUMBER        RATE     TYPE(1)
 ----------     -----     -----      ------      --------   --------
1994-50          FA     March 1994  31359H K W 3    (2)       FLT
1994-50          SA     March 1994  31359H K X 1    (2)       INV
1994-50          SB     March 1994  31359H K Y 9    (2)       INV
1994-41           G     March 1994  31359H E S 9    6.5%      FIX
1997-13           Q     March 1997  31359N J 9 3    6.5       FIX

                                                                     PRINCIPAL
                                                                    BALANCE IN
                                          ORIGINAL       JUNE       LOWER TIER
 UNDERLYING       FINAL                  PRINCIPAL       1998          REMIC
   REMIC      DISTRIBUTION   PRINCIPAL    BALANCES      CLASS          AS OF
   TRUST          DATE        TYPE(1)     OF CLASS      FACTOR      ISSUE DATE
 ----------   ------------   ---------   ---------      ------      ----------
1994-50        March 2024      SUP      $92,100,510   0.99886695   $ 67,476,896
1994-50        March 2024      SUP       19,688,051   0.99886695     14,424,334
1994-50        March 2024      SUP        5,986,539   0.99886695      4,386,002
1994-41         June 2023      SUP       28,000,000   0.95999337     22,079,847
1997-13        April 2027      CPT       29,552,000   0.93558433     27,648,388


                            APPROXIMATE   APPROXIMATE
              APPROXIMATE    WEIGHTED      WEIGHTED
 UNDERLYING    WEIGHTED       AVERAGE       AVERAGE    UNDERLYING
   REMIC        AVERAGE         WAM          CAGE       SECURITY   CLASS
   TRUST          WAC       (IN MONTHS)   (IN MONTHS)     TYPE     GROUP
 ----------   -----------   -----------   -----------  ----------  -----
1994-50           7.083%        296            54         MBS        2
1994-50           7.083         296            54         MBS        2
1994-50           7.083         296            54         MBS        2
1994-41           7.489         297            53         MBS        3
1997-13           7.249         321            32         MBS        4

---------------
(1) See "Description of the Certificates--Class Definitions and Abbreviations" in the REMIC Prospectus.
(2) These Classes bear interest during their respective interest accrual periods, subject to the applicable maximum and minimum interest rates, as further described in the related Underlying REMIC Disclosure Document.

                                                                      SCHEDULE 1

                          AVAILABLE RECOMBINATIONS(1)

            REMIC CERTIFICATES              RCR CERTIFICATES
------------------------------------------  ------
                               ORIGINAL
                               PRINCIPAL     RCR
          CLASS                 BALANCE     CLASS
          -----                ---------    -----
RECOMBINATION 1
   FB                         $10,000,000    H
   SB                           3,076,923
RECOMBINATION 2
   FE                          49,678,985    A
   FG                           9,703,081
   SE                          11,464,382
   SG                           2,239,173
RECOMBINATION 3
   SD                           5,881,945    SA
   SC                           2,184,722
RECOMBINATION 4
   FE                          49,678,985    J
   SE                          11,464,382
RECOMBINATION 5
   FE                          49,678,985    FH
   FG                           9,703,081
RECOMBINATION 6
   SE                          11,464,382    SH
   SG                           2,239,173
RECOMBINATION 7
   FG                           9,703,081    K
   SG                           2,239,173

                                  RCR CERTIFICATES
                           ----------------------------------
                             ORIGINAL
                             PRINCIPAL    INTEREST  INTEREST
          CLASS               BALANCE       RATE     TYPE(2)
          -----              ---------    --------  --------
RECOMBINATION 1
   FB                       $13,076,923      6.5%    FIX
   SB
RECOMBINATION 2
   FE                        73,085,621      6.5     FIX
   FG
   SE
   SG
RECOMBINATION 3
   SD                         8,066,667      (3)     INV
   SC
RECOMBINATION 4
   FE                        61,143,367      6.5     FIX
   SE
RECOMBINATION 5
   FE                        59,382,066      (3)     FLT
   FG
RECOMBINATION 6
   SE                        13,703,555      (3)     INV
   SG
RECOMBINATION 7
   FG                        11,942,254      6.5     FIX
   SG

                                      RCR CERTIFICATES
                           --------------------------------------
                                                      FINAL
                           PRINCIPAL    CUSIP      DISTRIBUTION
          CLASS             TYPE(2)    NUMBER          DATE
          -----            ---------   ------      ------------
RECOMBINATION 1
   FB                         SUP     31359T3N6    July 2028
   SB
RECOMBINATION 2
   FE                         TAC     31359T3P1    July 2028
   FG
   SE
   SG
RECOMBINATION 3
   SD                         CPT     31359T3Q9   October 2027
   SC
RECOMBINATION 4
   FE                         TAC     31359T3R7  February 2028
   SE
RECOMBINATION 5
   FE                         TAC     31359T3S5    July 2028
   FG
RECOMBINATION 6
   SE                         TAC     31359T3T3    July 2028
   SG
RECOMBINATION 7
   FG                         TAC     31359T3U0    July 2028
   SG

---------------
(1) The principal balances of the REMIC Certificates and RCR Certificates involved in any exchange will bear the same relationship as that borne by the original principal balances of the related Classes.
(2) See "Description of the Certificates--Class Definitions and Abbreviations" in the REMIC Prospectus and "Description of the Certificates--Distributions of Interest" and "--Distributions of Principal" herein.
(3) For a description of these interest rates, see "Description of the Certificates--Distributions of Interest" herein.

                          PRINCIPAL BALANCE SCHEDULES

                           FA1            SC1            SD1                              FA2            SC2
                        COMPONENT      COMPONENT      COMPONENT        PB CLASS        COMPONENT      COMPONENT
    DISTRIBUTION         PLANNED        PLANNED        PLANNED         PLANNED          PLANNED        PLANNED
        DATE             BALANCE        BALANCE        BALANCE         BALANCE          BALANCE        BALANCE
    ------------        ---------      ---------      ---------        -------         ---------      ---------
Initial Balance.....  $5,294,315.00   $441,193.00   $1,187,827.00   $28,343,333.00   $6,181,372.00   $515,114.00
July 1998...........   5,294,315.00    441,193.00    1,187,827.00    28,343,333.00    6,181,372.00    515,114.00
August 1998.........   5,294,315.00    441,193.00    1,187,827.00    28,343,333.00    6,181,372.00    515,114.00
September 1998......   5,294,315.00    441,193.00    1,187,827.00    28,343,333.00    6,181,372.00    515,114.00
October 1998........   5,294,315.00    441,193.00    1,187,827.00    28,343,333.00    6,181,372.00    515,114.00
November 1998.......   5,294,315.00    441,193.00    1,187,827.00    28,343,333.00    6,181,372.00    515,114.00
December 1998.......   5,294,315.00    441,193.00    1,187,827.00    28,343,333.00    6,181,372.00    515,114.00
January 1999........   5,294,315.00    441,193.00    1,187,827.00    28,343,333.00    6,181,372.00    515,114.00
February 1999.......   5,294,315.00    441,193.00    1,187,827.00    28,343,333.00    6,181,372.00    515,114.00
March 1999..........   5,294,315.00    441,193.00    1,187,827.00    28,343,333.00    6,181,372.00    515,114.00
April 1999..........   5,294,315.00    441,193.00    1,187,827.00    28,343,333.00    6,181,372.00    515,114.00
May 1999............   5,294,315.00    441,193.00    1,187,827.00    28,343,333.00    6,181,372.00    515,114.00
June 1999...........   5,294,315.00    441,193.00    1,187,827.00    28,343,333.00    6,181,372.00    515,114.00
July 1999...........   5,294,315.00    441,193.00    1,187,827.00    28,343,333.00    6,181,372.00    515,114.00
August 1999.........   5,294,315.00    441,193.00    1,187,827.00    28,343,333.00    6,181,372.00    515,114.00
September 1999......   5,294,315.00    441,193.00    1,187,827.00    28,343,333.00    6,181,372.00    515,114.00
October 1999........   5,294,315.00    441,193.00    1,187,827.00    28,343,333.00    6,181,372.00    515,114.00
November 1999.......   5,294,315.00    441,193.00    1,187,827.00    28,343,333.00    6,181,372.00    515,114.00
December 1999.......   5,294,315.00    441,193.00    1,187,827.00    28,343,333.00    6,181,372.00    515,114.00
January 2000........   5,294,315.00    441,193.00    1,187,827.00    28,343,333.00    6,181,372.00    515,114.00
February 2000.......   5,294,315.00    441,193.00    1,187,827.00    28,343,333.00    6,181,372.00    515,114.00
March 2000..........   3,548,008.64    295,667.44      796,027.52    28,343,333.00    6,181,372.00    515,114.00
April 2000..........   1,745,498.27    145,458.22      391,618.17    28,343,333.00    6,181,372.00    515,114.00
May 2000............           0.00          0.00            0.00    28,228,934.93    6,156,423.03    513,034.92
June 2000...........           0.00          0.00            0.00    26,282,922.31    5,732,018.89    477,667.93
July 2000...........           0.00          0.00            0.00    24,282,205.71    5,295,684.40    441,306.75
August 2000.........           0.00          0.00            0.00    22,227,667.87    4,847,612.09    403,967.41
September 2000......           0.00          0.00            0.00    20,120,217.76    4,388,000.19    365,666.45
October 2000........           0.00          0.00            0.00    17,960,790.06    3,917,052.55    326,420.83
November 2000.......           0.00          0.00            0.00    15,812,206.48    3,448,469.89    287,372.30
December 2000.......           0.00          0.00            0.00    13,674,411.06    2,982,240.01    248,519.84
January 2001........           0.00          0.00            0.00    11,547,348.10    2,518,350.76    209,862.43
February 2001.......           0.00          0.00            0.00     9,430,962.22    2,056,790.07    171,399.06
March 2001..........           0.00          0.00            0.00     7,325,198.31    1,597,545.91    133,128.74
April 2001..........           0.00          0.00            0.00     5,230,001.54    1,140,606.33     95,050.47
May 2001............           0.00          0.00            0.00     3,145,317.36      685,959.43     57,163.25
June 2001...........           0.00          0.00            0.00     1,071,091.50      233,593.38     19,466.10
July 2001 and
  thereafter........           0.00          0.00            0.00             0.00            0.00          0.00

                           SD2
                        COMPONENT        PC CLASS         PD CLASS         PE CLASS         PG CLASS          B CLASS
    DISTRIBUTION         PLANNED         PLANNED          PLANNED          PLANNED           PLANNED          PLANNED
        DATE             BALANCE         BALANCE          BALANCE          BALANCE           BALANCE          BALANCE
    ------------        ---------        -------          -------          -------           -------          -------
Initial Balance.....  $1,386,847.00   $57,525,000.00   $55,790,000.00   $23,633,333.00   $143,500,000.00   $35,000,000.00
July 1998...........   1,386,847.00    57,525,000.00    55,790,000.00    23,633,333.00    143,500,000.00    34,718,943.69
August 1998.........   1,386,847.00    57,525,000.00    55,790,000.00    23,633,333.00    143,500,000.00    34,393,022.81
September 1998......   1,386,847.00    57,525,000.00    55,790,000.00    23,633,333.00    143,500,000.00    34,022,342.95
October 1998........   1,386,847.00    57,525,000.00    55,790,000.00    23,633,333.00    143,500,000.00    33,607,042.99
November 1998.......   1,386,847.00    57,525,000.00    55,790,000.00    23,633,333.00    143,500,000.00    33,147,295.23
December 1998.......   1,386,847.00    57,525,000.00    55,790,000.00    23,633,333.00    143,500,000.00    32,643,305.21
January 1999........   1,386,847.00    57,525,000.00    55,790,000.00    23,633,333.00    143,500,000.00    32,095,311.70
February 1999.......   1,386,847.00    57,525,000.00    55,790,000.00    23,633,333.00    143,500,000.00    31,503,586.56
March 1999..........   1,386,847.00    57,525,000.00    55,790,000.00    23,633,333.00    143,500,000.00    30,868,434.58
April 1999..........   1,386,847.00    57,525,000.00    55,790,000.00    23,633,333.00    143,500,000.00    30,190,193.22
May 1999............   1,386,847.00    57,525,000.00    55,790,000.00    23,633,333.00    143,500,000.00    29,469,232.46
June 1999...........   1,386,847.00    57,525,000.00    55,790,000.00    23,633,333.00    143,500,000.00    28,705,954.38
July 1999...........   1,386,847.00    57,525,000.00    55,790,000.00    23,633,333.00    143,500,000.00    27,900,792.92
August 1999.........   1,386,847.00    57,525,000.00    55,790,000.00    23,633,333.00    143,500,000.00    27,054,213.50
September 1999......   1,386,847.00    57,525,000.00    55,790,000.00    23,633,333.00    143,500,000.00    26,166,712.56
October 1999........   1,386,847.00    57,525,000.00    55,790,000.00    23,633,333.00    143,500,000.00    25,238,817.11
November 1999.......   1,386,847.00    57,525,000.00    55,790,000.00    23,633,333.00    143,500,000.00    24,271,084.31
December 1999.......   1,386,847.00    57,525,000.00    55,790,000.00    23,633,333.00    143,500,000.00    23,264,100.86
January 2000........   1,386,847.00    57,525,000.00    55,790,000.00    23,633,333.00    143,500,000.00    22,218,482.44
February 2000.......   1,386,847.00    57,525,000.00    55,790,000.00    23,633,333.00    143,500,000.00    21,134,873.14
March 2000..........   1,386,847.00    57,525,000.00    55,790,000.00    23,633,333.00    143,500,000.00    20,845,277.45
April 2000..........   1,386,847.00    57,525,000.00    55,790,000.00    23,633,333.00    143,500,000.00    20,545,817.62
May 2000............   1,381,249.47    57,525,000.00    55,790,000.00    23,633,333.00    143,500,000.00    20,236,844.61
June 2000...........   1,286,030.54    57,525,000.00    55,790,000.00    23,633,333.00    143,500,000.00    19,918,721.76
July 2000...........   1,188,134.94    57,525,000.00    55,790,000.00    23,633,333.00    143,500,000.00    19,591,824.37
August 2000.........   1,087,605.84    57,525,000.00    55,790,000.00    23,633,333.00    143,500,000.00    19,256,539.09
September 2000......     984,487.73    57,525,000.00    55,790,000.00    23,633,333.00    143,500,000.00    18,913,263.46
October 2000........     878,826.35    57,525,000.00    55,790,000.00    23,633,333.00    143,500,000.00    18,562,405.29
November 2000.......     773,695.57    57,525,000.00    55,790,000.00    23,633,333.00    143,500,000.00    18,217,018.20
December 2000.......     669,092.66    57,525,000.00    55,790,000.00    23,633,333.00    143,500,000.00    17,877,048.25
January 2001........     565,014.89    57,525,000.00    55,790,000.00    23,633,333.00    143,500,000.00    17,542,442.00
February 2001.......     461,459.55    57,525,000.00    55,790,000.00    23,633,333.00    143,500,000.00    17,213,146.46
March 2001..........     358,423.95    57,525,000.00    55,790,000.00    23,633,333.00    143,500,000.00    16,889,109.09
April 2001..........     255,905.40    57,525,000.00    55,790,000.00    23,633,333.00    143,500,000.00    16,570,277.86
May 2001............     153,901.23    57,525,000.00    55,790,000.00    23,633,333.00    143,500,000.00    16,256,601.15
June 2001...........      52,408.80    57,525,000.00    55,790,000.00    23,633,333.00    143,500,000.00    15,948,027.81
July 2001...........           0.00    56,249,149.85    55,790,000.00    23,633,333.00    143,500,000.00    15,644,507.13
August 2001.........           0.00    53,610,042.45    55,790,000.00    23,633,333.00    143,500,000.00    15,345,988.86
September 2001......           0.00    50,984,168.93    55,790,000.00    23,633,333.00    143,500,000.00    15,052,423.17
October 2001........           0.00    48,371,460.98    55,790,000.00    23,633,333.00    143,500,000.00    14,763,760.69
November 2001.......           0.00    45,771,850.62    55,790,000.00    23,633,333.00    143,500,000.00    14,479,952.47
December 2001.......           0.00    43,185,270.25    55,790,000.00    23,633,333.00    143,500,000.00    14,200,949.98
January 2002........           0.00    40,611,652.57    55,790,000.00    23,633,333.00    143,500,000.00    13,926,705.16
February 2002.......           0.00    38,050,930.68    55,790,000.00    23,633,333.00    143,500,000.00    13,657,170.32
March 2002..........           0.00    35,503,037.98    55,790,000.00    23,633,333.00    143,500,000.00    13,392,298.22
April 2002..........           0.00    32,967,908.25    55,790,000.00    23,633,333.00    143,500,000.00    13,132,042.03
May 2002............           0.00    30,445,475.58    55,790,000.00    23,633,333.00    143,500,000.00    12,876,355.33

                           SD2
                        COMPONENT        PC CLASS         PD CLASS         PE CLASS         PG CLASS          B CLASS
    DISTRIBUTION         PLANNED         PLANNED          PLANNED          PLANNED           PLANNED          PLANNED
        DATE             BALANCE         BALANCE          BALANCE          BALANCE           BALANCE          BALANCE
    ------------        ---------        -------          -------          -------           -------          -------
June 2002...........  $        0.00   $27,935,674.42   $55,790,000.00   $23,633,333.00   $143,500,000.00   $12,625,192.12
July 2002...........           0.00    25,438,439.52    55,790,000.00    23,633,333.00    143,500,000.00    12,378,506.78
August 2002.........           0.00    22,953,706.00    55,790,000.00    23,633,333.00    143,500,000.00    12,136,254.13
September 2002......           0.00    20,481,409.33    55,790,000.00    23,633,333.00    143,500,000.00    11,898,389.37
October 2002........           0.00    18,021,485.27    55,790,000.00    23,633,333.00    143,500,000.00    11,664,868.09
November 2002.......           0.00    15,573,869.92    55,790,000.00    23,633,333.00    143,500,000.00    11,435,646.27
December 2002.......           0.00    13,138,499.72    55,790,000.00    23,633,333.00    143,500,000.00    11,210,680.29
January 2003........           0.00    10,715,311.45    55,790,000.00    23,633,333.00    143,500,000.00    10,989,926.93
February 2003.......           0.00     8,304,242.17    55,790,000.00    23,633,333.00    143,500,000.00    10,773,343.33
March 2003..........           0.00     5,905,229.32    55,790,000.00    23,633,333.00    143,500,000.00    10,560,887.00
April 2003..........           0.00     3,518,210.60    55,790,000.00    23,633,333.00    143,500,000.00    10,352,515.86
May 2003............           0.00     1,143,124.08    55,790,000.00    23,633,333.00    143,500,000.00    10,148,188.19
June 2003...........           0.00             0.00    54,569,908.15    23,633,333.00    143,500,000.00     9,947,862.64
July 2003...........           0.00             0.00    52,218,501.47    23,633,333.00    143,500,000.00     9,751,498.21
August 2003.........           0.00             0.00    49,878,843.03    23,633,333.00    143,500,000.00     9,559,054.29
September 2003......           0.00             0.00    47,550,872.20    23,633,333.00    143,500,000.00     9,370,490.63
October 2003........           0.00             0.00    45,234,528.55    23,633,333.00    143,500,000.00     9,185,767.30
November 2003.......           0.00             0.00    42,929,752.07    23,633,333.00    143,500,000.00     9,004,844.79
December 2003.......           0.00             0.00    40,636,482.95    23,633,333.00    143,500,000.00     8,827,683.87
January 2004........           0.00             0.00    38,354,661.80    23,633,333.00    143,500,000.00     8,654,245.73
February 2004.......           0.00             0.00    36,084,229.45    23,633,333.00    143,500,000.00     8,484,491.85
March 2004..........           0.00             0.00    33,825,127.07    23,633,333.00    143,500,000.00     8,318,384.09
April 2004..........           0.00             0.00    31,577,296.12    23,633,333.00    143,500,000.00     8,155,884.63
May 2004............           0.00             0.00    29,340,678.37    23,633,333.00    143,500,000.00     7,996,956.00
June 2004...........           0.00             0.00    27,115,215.90    23,633,333.00    143,500,000.00     7,841,561.05
July 2004...........           0.00             0.00    24,900,851.07    23,633,333.00    143,500,000.00     7,689,662.98
August 2004.........           0.00             0.00    22,697,526.52    23,633,333.00    143,500,000.00     7,541,225.30
September 2004......           0.00             0.00    20,505,185.22    23,633,333.00    143,500,000.00     7,396,211.88
October 2004........           0.00             0.00    18,323,770.42    23,633,333.00    143,500,000.00     7,254,586.88
November 2004.......           0.00             0.00    16,153,225.65    23,633,333.00    143,500,000.00     7,116,314.79
December 2004.......           0.00             0.00    13,993,494.75    23,633,333.00    143,500,000.00     6,981,360.43
January 2005........           0.00             0.00    11,844,521.85    23,633,333.00    143,500,000.00     6,849,688.92
February 2005.......           0.00             0.00     9,706,251.33    23,633,333.00    143,500,000.00     6,714,092.51
March 2005..........           0.00             0.00     7,578,627.90    23,633,333.00    143,500,000.00     6,543,318.58
April 2005..........           0.00             0.00     5,461,596.52    23,633,333.00    143,500,000.00     6,377,520.49
May 2005............           0.00             0.00     3,355,102.47    23,633,333.00    143,500,000.00     6,216,638.12
June 2005...........           0.00             0.00     1,259,091.27    23,633,333.00    143,500,000.00     6,060,612.01
July 2005...........           0.00             0.00             0.00    22,806,841.74    143,500,000.00     5,909,383.28
August 2005.........           0.00             0.00             0.00    20,731,634.04    143,500,000.00     5,762,893.62
September 2005......           0.00             0.00             0.00    18,666,747.47    143,500,000.00     5,621,085.41
October 2005........           0.00             0.00             0.00    16,612,128.72    143,500,000.00     5,483,901.55
November 2005.......           0.00             0.00             0.00    14,567,724.68    143,500,000.00     5,351,285.54
December 2005.......           0.00             0.00             0.00    12,533,482.57    143,500,000.00     5,223,181.47
January 2006........           0.00             0.00             0.00    10,509,349.87    143,500,000.00     5,099,534.01
February 2006.......           0.00             0.00             0.00     8,495,274.28    143,500,000.00     4,980,288.39
March 2006..........           0.00             0.00             0.00     6,491,203.86    143,500,000.00     4,865,390.40
April 2006..........           0.00             0.00             0.00     4,497,086.84    143,500,000.00     4,754,786.40
May 2006............           0.00             0.00             0.00     2,512,871.78    143,500,000.00     4,648,423.30

                           SD2
                        COMPONENT        PC CLASS         PD CLASS         PE CLASS         PG CLASS          B CLASS
    DISTRIBUTION         PLANNED         PLANNED          PLANNED          PLANNED           PLANNED          PLANNED
        DATE             BALANCE         BALANCE          BALANCE          BALANCE           BALANCE          BALANCE
    ------------        ---------        -------          -------          -------           -------          -------
June 2006...........  $        0.00   $         0.00   $         0.00   $   538,507.48   $143,500,000.00   $ 4,546,248.55
July 2006...........           0.00             0.00             0.00             0.00    142,073,943.00     4,448,210.17
August 2006.........           0.00             0.00             0.00             0.00    140,119,127.67     4,354,256.68
September 2006......           0.00             0.00             0.00             0.00    138,174,011.08     4,264,337.17
October 2006........           0.00             0.00             0.00             0.00    136,238,543.12     4,178,401.21
November 2006.......           0.00             0.00             0.00             0.00    134,312,673.83     4,096,398.94
December 2006.......           0.00             0.00             0.00             0.00    132,396,353.65     4,018,280.99
January 2007........           0.00             0.00             0.00             0.00    130,489,533.15     3,943,998.52
February 2007.......           0.00             0.00             0.00             0.00    128,592,163.20     3,873,503.19
March 2007..........           0.00             0.00             0.00             0.00    126,704,194.95     3,806,747.14
April 2007..........           0.00             0.00             0.00             0.00    124,825,579.77     3,743,683.05
May 2007............           0.00             0.00             0.00             0.00    122,956,269.28     3,684,264.06
June 2007...........           0.00             0.00             0.00             0.00    121,096,215.35     3,628,443.82
July 2007...........           0.00             0.00             0.00             0.00    119,256,421.62     3,572,153.26
August 2007.........           0.00             0.00             0.00             0.00    117,442,978.52     3,513,112.49
September 2007......           0.00             0.00             0.00             0.00    115,655,519.42     3,451,392.81
October 2007........           0.00             0.00             0.00             0.00    113,893,682.68     3,387,064.24
November 2007.......           0.00             0.00             0.00             0.00    112,157,111.70     3,320,195.54
December 2007.......           0.00             0.00             0.00             0.00    110,445,454.65     3,250,854.28
January 2008........           0.00             0.00             0.00             0.00    108,758,364.63     3,179,106.78
February 2008.......           0.00             0.00             0.00             0.00    107,095,499.42     3,105,018.18
March 2008..........           0.00             0.00             0.00             0.00    105,456,521.53     3,028,652.43
April 2008..........           0.00             0.00             0.00             0.00    103,841,098.10     2,950,072.35
May 2008............           0.00             0.00             0.00             0.00    102,248,900.82     2,869,339.62
June 2008...........           0.00             0.00             0.00             0.00    100,679,605.87     2,786,514.78
July 2008...........           0.00             0.00             0.00             0.00     99,132,893.92     2,701,657.27
August 2008.........           0.00             0.00             0.00             0.00     97,608,449.98     2,614,825.46
September 2008......           0.00             0.00             0.00             0.00     96,105,963.40     2,526,076.65
October 2008........           0.00             0.00             0.00             0.00     94,625,127.78     2,435,467.09
November 2008.......           0.00             0.00             0.00             0.00     93,165,640.93     2,343,051.98
December 2008.......           0.00             0.00             0.00             0.00     91,727,204.83     2,248,885.51
January 2009........           0.00             0.00             0.00             0.00     90,309,525.53     2,153,020.88
February 2009.......           0.00             0.00             0.00             0.00     88,912,313.12     2,055,510.29
March 2009..........           0.00             0.00             0.00             0.00     87,535,281.63     1,956,404.99
April 2009..........           0.00             0.00             0.00             0.00     86,178,149.12     1,855,755.24
May 2009............           0.00             0.00             0.00             0.00     84,840,637.43     1,753,610.40
June 2009...........           0.00             0.00             0.00             0.00     83,522,472.25     1,650,018.87
July 2009...........           0.00             0.00             0.00             0.00     82,223,383.05     1,545,028.17
August 2009.........           0.00             0.00             0.00             0.00     80,943,103.00     1,438,684.90
September 2009......           0.00             0.00             0.00             0.00     79,681,368.93     1,331,034.82
October 2009........           0.00             0.00             0.00             0.00     78,437,921.35     1,222,122.75
November 2009.......           0.00             0.00             0.00             0.00     77,212,504.25     1,111,992.74
December 2009.......           0.00             0.00             0.00             0.00     76,004,865.18     1,000,687.95
January 2010........           0.00             0.00             0.00             0.00     74,814,755.17       888,250.72
February 2010.......           0.00             0.00             0.00             0.00     73,641,928.67       774,722.59
March 2010..........           0.00             0.00             0.00             0.00     72,486,143.48       660,144.30
April 2010..........           0.00             0.00             0.00             0.00     71,347,160.77       544,555.80
May 2010............           0.00             0.00             0.00             0.00     70,224,744.98       427,996.25

                           SD2
                        COMPONENT        PC CLASS         PD CLASS         PE CLASS         PG CLASS          B CLASS
    DISTRIBUTION         PLANNED         PLANNED          PLANNED          PLANNED           PLANNED          PLANNED
        DATE             BALANCE         BALANCE          BALANCE          BALANCE           BALANCE          BALANCE
    ------------        ---------        -------          -------          -------           -------          -------
June 2010...........  $        0.00   $         0.00   $         0.00   $         0.00   $ 69,118,663.78   $   310,504.08
July 2010...........           0.00             0.00             0.00             0.00     68,028,688.07       192,116.95
August 2010.........           0.00             0.00             0.00             0.00     66,954,591.83        72,871.79
September 2010......           0.00             0.00             0.00             0.00     65,896,152.25             0.00
October 2010........           0.00             0.00             0.00             0.00     64,853,149.52             0.00
November 2010.......           0.00             0.00             0.00             0.00     63,825,366.88             0.00
December 2010.......           0.00             0.00             0.00             0.00     62,812,590.55             0.00
January 2011........           0.00             0.00             0.00             0.00     61,814,609.68             0.00
February 2011.......           0.00             0.00             0.00             0.00     60,831,216.37             0.00
March 2011..........           0.00             0.00             0.00             0.00     59,862,205.52             0.00
April 2011..........           0.00             0.00             0.00             0.00     58,907,374.92             0.00
May 2011............           0.00             0.00             0.00             0.00     57,966,525.08             0.00
June 2011...........           0.00             0.00             0.00             0.00     57,039,459.33             0.00
July 2011...........           0.00             0.00             0.00             0.00     56,125,983.68             0.00
August 2011.........           0.00             0.00             0.00             0.00     55,225,906.78             0.00
September 2011......           0.00             0.00             0.00             0.00     54,339,039.98             0.00
October 2011........           0.00             0.00             0.00             0.00     53,465,197.20             0.00
November 2011.......           0.00             0.00             0.00             0.00     52,604,194.90             0.00
December 2011.......           0.00             0.00             0.00             0.00     51,755,852.13             0.00
January 2012........           0.00             0.00             0.00             0.00     50,919,990.42             0.00
February 2012.......           0.00             0.00             0.00             0.00     50,096,433.72             0.00
March 2012..........           0.00             0.00             0.00             0.00     49,285,008.45             0.00
April 2012..........           0.00             0.00             0.00             0.00     48,485,543.42             0.00
May 2012............           0.00             0.00             0.00             0.00     47,697,869.80             0.00
June 2012...........           0.00             0.00             0.00             0.00     46,921,821.12             0.00
July 2012...........           0.00             0.00             0.00             0.00     46,157,233.13             0.00
August 2012.........           0.00             0.00             0.00             0.00     45,403,943.93             0.00
September 2012......           0.00             0.00             0.00             0.00     44,661,793.83             0.00
October 2012........           0.00             0.00             0.00             0.00     43,930,625.35             0.00
November 2012.......           0.00             0.00             0.00             0.00     43,210,283.17             0.00
December 2012.......           0.00             0.00             0.00             0.00     42,500,614.12             0.00
January 2013........           0.00             0.00             0.00             0.00     41,801,467.17             0.00
February 2013.......           0.00             0.00             0.00             0.00     41,112,693.35             0.00
March 2013..........           0.00             0.00             0.00             0.00     40,434,145.78             0.00
April 2013..........           0.00             0.00             0.00             0.00     39,765,679.58             0.00
May 2013............           0.00             0.00             0.00             0.00     39,107,151.90             0.00
June 2013...........           0.00             0.00             0.00             0.00     38,458,421.85             0.00
July 2013...........           0.00             0.00             0.00             0.00     37,819,350.52             0.00
August 2013.........           0.00             0.00             0.00             0.00     37,189,800.85             0.00
September 2013......           0.00             0.00             0.00             0.00     36,569,637.78             0.00
October 2013........           0.00             0.00             0.00             0.00     35,958,728.03             0.00
November 2013.......           0.00             0.00             0.00             0.00     35,356,940.23             0.00
December 2013.......           0.00             0.00             0.00             0.00     34,764,144.78             0.00
January 2014........           0.00             0.00             0.00             0.00     34,180,213.92             0.00
February 2014.......           0.00             0.00             0.00             0.00     33,605,021.63             0.00
March 2014..........           0.00             0.00             0.00             0.00     33,038,443.63             0.00
April 2014..........           0.00             0.00             0.00             0.00     32,480,357.40             0.00
May 2014............           0.00             0.00             0.00             0.00     31,930,642.10             0.00

                           SD2
                        COMPONENT        PC CLASS         PD CLASS         PE CLASS         PG CLASS          B CLASS
    DISTRIBUTION         PLANNED         PLANNED          PLANNED          PLANNED           PLANNED          PLANNED
        DATE             BALANCE         BALANCE          BALANCE          BALANCE           BALANCE          BALANCE
    ------------        ---------        -------          -------          -------           -------          -------
June 2014...........  $        0.00   $         0.00   $         0.00   $         0.00   $ 31,389,178.53   $         0.00
July 2014...........           0.00             0.00             0.00             0.00     30,855,849.22             0.00
August 2014.........           0.00             0.00             0.00             0.00     30,330,538.25             0.00
September 2014......           0.00             0.00             0.00             0.00     29,813,131.37             0.00
October 2014........           0.00             0.00             0.00             0.00     29,303,515.87             0.00
November 2014.......           0.00             0.00             0.00             0.00     28,801,580.63             0.00
December 2014.......           0.00             0.00             0.00             0.00     28,307,216.08             0.00
January 2015........           0.00             0.00             0.00             0.00     27,820,314.15             0.00
February 2015.......           0.00             0.00             0.00             0.00     27,340,768.27             0.00
March 2015..........           0.00             0.00             0.00             0.00     26,868,473.37             0.00
April 2015..........           0.00             0.00             0.00             0.00     26,403,325.83             0.00
May 2015............           0.00             0.00             0.00             0.00     25,945,223.48             0.00
June 2015...........           0.00             0.00             0.00             0.00     25,494,065.55             0.00
July 2015...........           0.00             0.00             0.00             0.00     25,049,752.67             0.00
August 2015.........           0.00             0.00             0.00             0.00     24,612,186.88             0.00
September 2015......           0.00             0.00             0.00             0.00     24,181,271.57             0.00
October 2015........           0.00             0.00             0.00             0.00     23,756,911.47             0.00
November 2015.......           0.00             0.00             0.00             0.00     23,339,012.60             0.00
December 2015.......           0.00             0.00             0.00             0.00     22,927,482.38             0.00
January 2016........           0.00             0.00             0.00             0.00     22,522,229.42             0.00
February 2016.......           0.00             0.00             0.00             0.00     22,123,163.67             0.00
March 2016..........           0.00             0.00             0.00             0.00     21,730,196.28             0.00
April 2016..........           0.00             0.00             0.00             0.00     21,343,239.70             0.00
May 2016............           0.00             0.00             0.00             0.00     20,962,207.55             0.00
June 2016...........           0.00             0.00             0.00             0.00     20,587,014.68             0.00
July 2016...........           0.00             0.00             0.00             0.00     20,217,577.10             0.00
August 2016.........           0.00             0.00             0.00             0.00     19,853,812.03             0.00
September 2016......           0.00             0.00             0.00             0.00     19,495,637.82             0.00
October 2016........           0.00             0.00             0.00             0.00     19,142,973.95             0.00
November 2016.......           0.00             0.00             0.00             0.00     18,795,741.03             0.00
December 2016.......           0.00             0.00             0.00             0.00     18,453,860.80             0.00
January 2017........           0.00             0.00             0.00             0.00     18,117,256.08             0.00
February 2017.......           0.00             0.00             0.00             0.00     17,785,850.75             0.00
March 2017..........           0.00             0.00             0.00             0.00     17,459,569.77             0.00
April 2017..........           0.00             0.00             0.00             0.00     17,138,339.13             0.00
May 2017............           0.00             0.00             0.00             0.00     16,822,085.90             0.00
June 2017...........           0.00             0.00             0.00             0.00     16,510,738.12             0.00
July 2017...........           0.00             0.00             0.00             0.00     16,204,224.87             0.00
August 2017.........           0.00             0.00             0.00             0.00     15,902,476.17             0.00
September 2017......           0.00             0.00             0.00             0.00     15,605,423.08             0.00
October 2017........           0.00             0.00             0.00             0.00     15,312,997.58             0.00
November 2017.......           0.00             0.00             0.00             0.00     15,025,132.65             0.00
December 2017.......           0.00             0.00             0.00             0.00     14,741,762.17             0.00
January 2018........           0.00             0.00             0.00             0.00     14,462,820.93             0.00
February 2018.......           0.00             0.00             0.00             0.00     14,188,244.68             0.00
March 2018..........           0.00             0.00             0.00             0.00     13,917,970.05             0.00
April 2018..........           0.00             0.00             0.00             0.00     13,651,934.53             0.00
May 2018............           0.00             0.00             0.00             0.00     13,390,076.53             0.00

                           SD2
                        COMPONENT        PC CLASS         PD CLASS         PE CLASS         PG CLASS          B CLASS
    DISTRIBUTION         PLANNED         PLANNED          PLANNED          PLANNED           PLANNED          PLANNED
        DATE             BALANCE         BALANCE          BALANCE          BALANCE           BALANCE          BALANCE
    ------------        ---------        -------          -------          -------           -------          -------
June 2018...........  $        0.00   $         0.00   $         0.00   $         0.00   $ 13,132,335.30   $         0.00
July 2018...........           0.00             0.00             0.00             0.00     12,878,650.95             0.00
August 2018.........           0.00             0.00             0.00             0.00     12,628,964.42             0.00
September 2018......           0.00             0.00             0.00             0.00     12,383,217.48             0.00
October 2018........           0.00             0.00             0.00             0.00     12,141,352.73             0.00
November 2018.......           0.00             0.00             0.00             0.00     11,903,313.57             0.00
December 2018.......           0.00             0.00             0.00             0.00     11,669,044.18             0.00
January 2019........           0.00             0.00             0.00             0.00     11,438,489.53             0.00
February 2019.......           0.00             0.00             0.00             0.00     11,211,595.40             0.00
March 2019..........           0.00             0.00             0.00             0.00     10,988,308.28             0.00
April 2019..........           0.00             0.00             0.00             0.00     10,768,575.43             0.00
May 2019............           0.00             0.00             0.00             0.00     10,552,344.87             0.00
June 2019...........           0.00             0.00             0.00             0.00     10,339,565.32             0.00
July 2019...........           0.00             0.00             0.00             0.00     10,130,186.22             0.00
August 2019.........           0.00             0.00             0.00             0.00      9,924,157.78             0.00
September 2019......           0.00             0.00             0.00             0.00      9,721,430.83             0.00
October 2019........           0.00             0.00             0.00             0.00      9,521,956.97             0.00
November 2019.......           0.00             0.00             0.00             0.00      9,325,688.40             0.00
December 2019.......           0.00             0.00             0.00             0.00      9,132,578.08             0.00
January 2020........           0.00             0.00             0.00             0.00      8,942,579.55             0.00
February 2020.......           0.00             0.00             0.00             0.00      8,755,647.07             0.00
March 2020..........           0.00             0.00             0.00             0.00      8,571,735.50             0.00
April 2020..........           0.00             0.00             0.00             0.00      8,390,800.38             0.00
May 2020............           0.00             0.00             0.00             0.00      8,212,797.83             0.00
June 2020...........           0.00             0.00             0.00             0.00      8,037,684.62             0.00
July 2020...........           0.00             0.00             0.00             0.00      7,865,418.12             0.00
August 2020.........           0.00             0.00             0.00             0.00      7,695,956.32             0.00
September 2020......           0.00             0.00             0.00             0.00      7,529,257.77             0.00
October 2020........           0.00             0.00             0.00             0.00      7,365,281.63             0.00
November 2020.......           0.00             0.00             0.00             0.00      7,203,987.63             0.00
December 2020.......           0.00             0.00             0.00             0.00      7,045,336.07             0.00
January 2021........           0.00             0.00             0.00             0.00      6,889,287.82             0.00
February 2021.......           0.00             0.00             0.00             0.00      6,735,804.28             0.00
March 2021..........           0.00             0.00             0.00             0.00      6,584,847.43             0.00
April 2021..........           0.00             0.00             0.00             0.00      6,436,379.77             0.00
May 2021............           0.00             0.00             0.00             0.00      6,290,364.30             0.00
June 2021...........           0.00             0.00             0.00             0.00      6,146,764.62             0.00
July 2021...........           0.00             0.00             0.00             0.00      6,005,544.77             0.00
August 2021.........           0.00             0.00             0.00             0.00      5,866,669.35             0.00
September 2021......           0.00             0.00             0.00             0.00      5,730,103.42             0.00
October 2021........           0.00             0.00             0.00             0.00      5,595,812.58             0.00
November 2021.......           0.00             0.00             0.00             0.00      5,463,762.92             0.00
December 2021.......           0.00             0.00             0.00             0.00      5,333,920.93             0.00
January 2022........           0.00             0.00             0.00             0.00      5,206,253.68             0.00
February 2022.......           0.00             0.00             0.00             0.00      5,080,728.63             0.00
March 2022..........           0.00             0.00             0.00             0.00      4,957,313.78             0.00
April 2022..........           0.00             0.00             0.00             0.00      4,835,977.50             0.00
May 2022............           0.00             0.00             0.00             0.00      4,716,688.67             0.00

                           SD2
                        COMPONENT        PC CLASS         PD CLASS         PE CLASS         PG CLASS          B CLASS
    DISTRIBUTION         PLANNED         PLANNED          PLANNED          PLANNED           PLANNED          PLANNED
        DATE             BALANCE         BALANCE          BALANCE          BALANCE           BALANCE          BALANCE
    ------------        ---------        -------          -------          -------           -------          -------
June 2022...........  $        0.00   $         0.00   $         0.00   $         0.00   $  4,599,416.58   $         0.00
July 2022...........           0.00             0.00             0.00             0.00      4,484,130.98             0.00
August 2022.........           0.00             0.00             0.00             0.00      4,370,802.03             0.00
September 2022......           0.00             0.00             0.00             0.00      4,259,400.35             0.00
October 2022........           0.00             0.00             0.00             0.00      4,149,896.92             0.00
November 2022.......           0.00             0.00             0.00             0.00      4,042,263.20             0.00
December 2022.......           0.00             0.00             0.00             0.00      3,936,470.98             0.00
January 2023........           0.00             0.00             0.00             0.00      3,832,492.55             0.00
February 2023.......           0.00             0.00             0.00             0.00      3,730,300.52             0.00
March 2023..........           0.00             0.00             0.00             0.00      3,629,867.90             0.00
April 2023..........           0.00             0.00             0.00             0.00      3,531,168.12             0.00
May 2023............           0.00             0.00             0.00             0.00      3,434,174.97             0.00
June 2023...........           0.00             0.00             0.00             0.00      3,338,862.58             0.00
July 2023...........           0.00             0.00             0.00             0.00      3,245,205.52             0.00
August 2023.........           0.00             0.00             0.00             0.00      3,153,178.67             0.00
September 2023......           0.00             0.00             0.00             0.00      3,062,757.28             0.00
October 2023........           0.00             0.00             0.00             0.00      2,973,917.00             0.00
November 2023.......           0.00             0.00             0.00             0.00      2,886,633.73             0.00
December 2023.......           0.00             0.00             0.00             0.00      2,800,883.82             0.00
January 2024........           0.00             0.00             0.00             0.00      2,716,643.90             0.00
February 2024.......           0.00             0.00             0.00             0.00      2,633,890.95             0.00
March 2024..........           0.00             0.00             0.00             0.00      2,552,602.27             0.00
April 2024..........           0.00             0.00             0.00             0.00      2,472,755.50             0.00
May 2024............           0.00             0.00             0.00             0.00      2,394,328.62             0.00
June 2024...........           0.00             0.00             0.00             0.00      2,317,299.85             0.00
July 2024...........           0.00             0.00             0.00             0.00      2,241,647.83             0.00
August 2024.........           0.00             0.00             0.00             0.00      2,167,351.42             0.00
September 2024......           0.00             0.00             0.00             0.00      2,094,389.82             0.00
October 2024........           0.00             0.00             0.00             0.00      2,022,742.53             0.00
November 2024.......           0.00             0.00             0.00             0.00      1,952,389.35             0.00
December 2024.......           0.00             0.00             0.00             0.00      1,883,310.35             0.00
January 2025........           0.00             0.00             0.00             0.00      1,815,485.92             0.00
February 2025.......           0.00             0.00             0.00             0.00      1,748,896.67             0.00
March 2025..........           0.00             0.00             0.00             0.00      1,683,523.57             0.00
April 2025..........           0.00             0.00             0.00             0.00      1,619,347.80             0.00
May 2025............           0.00             0.00             0.00             0.00      1,556,350.85             0.00
June 2025...........           0.00             0.00             0.00             0.00      1,494,514.48             0.00
July 2025...........           0.00             0.00             0.00             0.00      1,433,820.67             0.00
August 2025.........           0.00             0.00             0.00             0.00      1,374,251.72             0.00
September 2025......           0.00             0.00             0.00             0.00      1,315,790.12             0.00
October 2025........           0.00             0.00             0.00             0.00      1,258,418.67             0.00
November 2025.......           0.00             0.00             0.00             0.00      1,202,120.38             0.00
December 2025.......           0.00             0.00             0.00             0.00      1,146,878.57             0.00
January 2026........           0.00             0.00             0.00             0.00      1,092,676.70             0.00
February 2026.......           0.00             0.00             0.00             0.00      1,039,498.55             0.00
March 2026..........           0.00             0.00             0.00             0.00        987,328.10             0.00
April 2026..........           0.00             0.00             0.00             0.00        936,149.60             0.00
May 2026............           0.00             0.00             0.00             0.00        885,947.47             0.00

                           SD2
                        COMPONENT        PC CLASS         PD CLASS         PE CLASS         PG CLASS          B CLASS
    DISTRIBUTION         PLANNED         PLANNED          PLANNED          PLANNED           PLANNED          PLANNED
        DATE             BALANCE         BALANCE          BALANCE          BALANCE           BALANCE          BALANCE
    ------------        ---------        -------          -------          -------           -------          -------
June 2026...........  $        0.00   $         0.00   $         0.00   $         0.00   $    836,706.42   $         0.00
July 2026...........           0.00             0.00             0.00             0.00        788,411.30             0.00
August 2026.........           0.00             0.00             0.00             0.00        741,047.28             0.00
September 2026......           0.00             0.00             0.00             0.00        694,599.68             0.00
October 2026........           0.00             0.00             0.00             0.00        649,054.05             0.00
November 2026.......           0.00             0.00             0.00             0.00        604,396.15             0.00
December 2026.......           0.00             0.00             0.00             0.00        560,611.95             0.00
January 2027........           0.00             0.00             0.00             0.00        517,687.62             0.00
February 2027.......           0.00             0.00             0.00             0.00        475,609.53             0.00
March 2027..........           0.00             0.00             0.00             0.00        434,364.27             0.00
April 2027..........           0.00             0.00             0.00             0.00        393,938.58             0.00
May 2027............           0.00             0.00             0.00             0.00        354,319.45             0.00
June 2027...........           0.00             0.00             0.00             0.00        315,494.03             0.00
July 2027...........           0.00             0.00             0.00             0.00        277,449.67             0.00
August 2027.........           0.00             0.00             0.00             0.00        240,173.87             0.00
September 2027......           0.00             0.00             0.00             0.00        203,654.35             0.00
October 2027........           0.00             0.00             0.00             0.00        167,879.02             0.00
November 2027.......           0.00             0.00             0.00             0.00        132,835.93             0.00
December 2027.......           0.00             0.00             0.00             0.00         98,513.32             0.00
January 2028........           0.00             0.00             0.00             0.00         64,899.62             0.00
February 2028.......           0.00             0.00             0.00             0.00         31,983.40             0.00
March 2028 and
  thereafter........           0.00             0.00             0.00             0.00              0.00             0.00

                         FE CLASS         SE CLASS         C CLASS         D CLASS         E CLASS        FG CLASS
    DISTRIBUTION         TARGETED         TARGETED        TARGETED        TARGETED        TARGETED        TARGETED
        DATE             BALANCE          BALANCE          BALANCE         BALANCE         BALANCE         BALANCE
    ------------         --------         --------        --------        --------        --------        --------
Initial Balance.....  $49,678,985.00   $11,464,382.00   $2,336,046.00   $2,250,000.00   $2,250,000.00   $9,703,081.00
July 1998...........   49,280,053.79    11,372,320.94    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
August 1998.........   48,817,441.84    11,265,564.33    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
September 1998......   48,291,299.00    11,144,146.75    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
October 1998........   47,701,822.42    11,008,113.68    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
November 1998.......   47,049,256.64    10,857,521.57    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
December 1998.......   46,333,893.42    10,692,437.73    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
January 1999........   45,556,071.67    10,512,940.39    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
February 1999.......   44,716,177.26    10,319,118.59    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
March 1999..........   43,814,642.81    10,111,072.16    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
April 1999..........   42,851,947.32     9,888,911.65    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
May 1999............   41,828,615.92     9,652,758.23    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
June 1999...........   40,745,219.35     9,402,743.62    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
July 1999...........   39,602,373.52     9,139,009.95    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
August 1999.........   38,400,739.05     8,861,709.67    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
September 1999......   37,141,020.59     8,571,005.38    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
October 1999........   35,823,966.20     8,267,069.73    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
November 1999.......   34,450,366.67     7,950,085.20    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
December 1999.......   33,021,054.78     7,620,243.97    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
January 2000........   31,536,904.45     7,277,747.72    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
February 2000.......   29,998,829.87     6,922,807.40    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
March 2000..........   29,587,777.88     6,827,949.25    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
April 2000..........   29,162,724.73     6,729,860.05    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
May 2000............   28,724,168.57     6,628,654.77    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
June 2000...........   28,272,625.14     6,524,452.44    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
July 2000...........   27,808,627.11     6,417,375.96    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
August 2000.........   27,332,723.33     6,307,552.00    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
September 2000......   26,845,478.05     6,195,110.78    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
October 2000........   26,347,470.11     6,080,185.86    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
November 2000.......   25,857,227.82     5,967,053.02    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
December 2000.......   25,374,674.63     5,855,694.58    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
January 2001........   24,899,734.66     5,746,093.04    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
February 2001.......   24,432,332.70     5,638,231.04    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
March 2001..........   23,972,394.21     5,532,091.38    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
April 2001..........   23,519,845.30     5,427,657.01    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
May 2001............   23,074,612.70     5,324,911.02    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
June 2001...........   22,636,623.84     5,223,836.66    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
July 2001...........   22,205,806.71     5,124,417.31    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
August 2001.........   21,782,090.01     5,026,636.53    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
September 2001......   21,365,403.00     4,930,477.98    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
October 2001........   20,955,675.59     4,835,925.49    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
November 2001.......   20,552,838.33     4,742,963.04    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
December 2001.......   20,156,822.32     4,651,574.72    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
January 2002........   19,767,559.33     4,561,744.80    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
February 2002.......   19,384,981.70     4,473,457.64    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
March 2002..........   19,009,022.35     4,386,697.79    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
April 2002..........   18,639,614.83     4,301,449.89    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
May 2002............   18,276,693.24     4,217,698.75    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00

                         FE CLASS         SE CLASS         C CLASS         D CLASS         E CLASS        FG CLASS
    DISTRIBUTION         TARGETED         TARGETED        TARGETED        TARGETED        TARGETED        TARGETED
        DATE             BALANCE          BALANCE          BALANCE         BALANCE         BALANCE         BALANCE
    ------------         --------         --------        --------        --------        --------        --------
June 2002...........  $17,920,192.28   $ 4,135,429.29   $2,336,046.00   $2,250,000.00   $2,250,000.00   $9,703,081.00
July 2002...........   17,570,047.22     4,054,626.58    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
August 2002.........   17,226,193.92     3,975,275.81    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
September 2002......   16,888,568.77     3,897,362.31    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
October 2002........   16,557,108.76     3,820,871.53    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
November 2002.......   16,231,751.41     3,745,789.06    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
December 2002.......   15,912,434.80     3,672,100.61    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
January 2003........   15,599,097.57     3,599,792.01    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
February 2003.......   15,291,678.90     3,528,849.24    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
March 2003..........   14,990,118.49     3,459,258.37    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
April 2003..........   14,694,356.58     3,391,005.61    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
May 2003............   14,404,333.97     3,324,077.32    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
June 2003...........   14,119,991.97     3,258,459.93    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
July 2003...........   13,841,272.38     3,194,140.02    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
August 2003.........   13,568,117.56     3,131,104.28    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
September 2003......   13,300,470.38     3,069,339.54    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
October 2003........   13,038,274.17     3,008,832.72    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
November 2003.......   12,781,472.83     2,949,570.87    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
December 2003.......   12,530,010.71     2,891,541.15    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
January 2004........   12,283,832.68     2,834,730.83    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
February 2004.......   12,042,884.10     2,779,127.30    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
March 2004..........   11,807,110.81     2,724,718.08    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
April 2004..........   11,576,459.15     2,671,490.77    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
May 2004............   11,350,875.92     2,619,433.10    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
June 2004...........   11,130,308.39     2,568,532.89    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
July 2004...........   10,914,704.34     2,518,778.11    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
August 2004.........   10,704,011.96     2,470,156.79    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
September 2004......   10,498,179.97     2,422,657.09    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
October 2004........   10,297,157.51     2,376,267.29    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
November 2004.......   10,100,894.16     2,330,975.75    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
December 2004.......    9,909,340.00     2,286,770.94    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
January 2005........    9,722,445.52     2,243,641.44    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
February 2005.......    9,529,980.04     2,199,226.32    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
March 2005..........    9,287,583.59     2,143,288.68    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
April 2005..........    9,052,249.85     2,088,980.89    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
May 2005............    8,823,893.49     2,036,283.26    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
June 2005...........    8,602,430.09     1,985,176.32    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
July 2005...........    8,387,776.09     1,935,640.78    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
August 2005.........    8,179,848.74     1,887,657.54    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
September 2005......    7,978,566.23     1,841,207.73    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
October 2005........    7,783,847.50     1,796,272.63    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
November 2005.......    7,595,612.40     1,752,833.76    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
December 2005.......    7,413,781.55     1,710,872.79    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
January 2006........    7,238,276.39     1,670,371.60    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
February 2006.......    7,069,019.21     1,631,312.25    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
March 2006..........    6,905,933.04     1,593,676.97    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
April 2006..........    6,748,941.78     1,557,448.22    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
May 2006............    6,597,970.03     1,522,608.58    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00

                         FE CLASS         SE CLASS         C CLASS         D CLASS         E CLASS        FG CLASS
    DISTRIBUTION         TARGETED         TARGETED        TARGETED        TARGETED        TARGETED        TARGETED
        DATE             BALANCE          BALANCE          BALANCE         BALANCE         BALANCE         BALANCE
    ------------         --------         --------        --------        --------        --------        --------
June 2006...........  $ 6,452,943.24   $ 1,489,140.86   $2,336,046.00   $2,250,000.00   $2,250,000.00   $9,703,081.00
July 2006...........    6,313,787.60     1,457,028.02    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
August 2006.........    6,180,430.07     1,426,253.20    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
September 2006......    6,052,798.35     1,396,799.72    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
October 2006........    5,930,820.88     1,368,651.07    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
November 2006.......    5,814,426.91     1,341,790.92    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
December 2006.......    5,703,546.32     1,316,203.09    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
January 2007........    5,598,109.81     1,291,871.59    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
February 2007.......    5,498,048.76     1,268,780.58    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
March 2007..........    5,403,295.26     1,246,914.38    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
April 2007..........    5,313,782.12     1,226,257.50    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
May 2007............    5,229,442.83     1,206,794.59    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
June 2007...........    5,150,211.60     1,188,510.46    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
July 2007...........    5,070,312.81     1,170,072.27    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
August 2007.........    4,986,510.36     1,150,733.25    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
September 2007......    4,898,905.47     1,130,516.73    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
October 2007........    4,807,597.53     1,109,445.67    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
November 2007.......    4,712,684.13     1,087,542.57    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
December 2007.......    4,614,261.18     1,064,829.58    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
January 2008........    4,512,422.80     1,041,328.42    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
February 2008.......    4,407,261.47     1,017,060.41    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
March 2008..........    4,298,867.97       992,046.53    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
April 2008..........    4,187,331.44       966,307.33    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
May 2008............    4,072,739.42       939,863.01    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
June 2008...........    3,955,177.88       912,733.42    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
July 2008...........    3,834,731.17       884,938.03    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
August 2008.........    3,711,482.14       856,495.94    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
September 2008......    3,585,512.12       827,425.94    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
October 2008........    3,456,900.94       797,746.43    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
November 2008.......    3,325,726.97       767,475.51    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
December 2008.......    3,192,067.13       736,630.93    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
January 2009........    3,055,996.92       705,230.11    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
February 2009.......    2,917,590.43       673,290.15    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
March 2009..........    2,776,920.41       640,827.83    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
April 2009..........    2,634,058.20       607,859.63    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
May 2009............    2,489,073.84       574,401.70    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
June 2009...........    2,342,036.08       540,469.90    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
July 2009...........    2,193,012.32       506,079.80    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
August 2009.........    2,042,068.73       471,246.67    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
September 2009......    1,889,270.25       435,985.47    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
October 2009........    1,734,680.51       400,310.92    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
November 2009.......    1,578,362.02       364,237.42    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
December 2009.......    1,420,376.04       327,779.11    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
January 2010........    1,260,782.69       290,949.87    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
February 2010.......    1,099,640.91       253,763.31    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
March 2010..........      937,008.54       216,232.76    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
April 2010..........      772,942.27       178,371.31    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
May 2010............      607,497.70       140,191.79    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00

                         FE CLASS         SE CLASS         C CLASS         D CLASS         E CLASS        FG CLASS
    DISTRIBUTION         TARGETED         TARGETED        TARGETED        TARGETED        TARGETED        TARGETED
        DATE             BALANCE          BALANCE          BALANCE         BALANCE         BALANCE         BALANCE
    ------------         --------         --------        --------        --------        --------        --------
June 2010...........  $   440,729.36   $   101,706.78   $2,336,046.00   $2,250,000.00   $2,250,000.00   $9,703,081.00
July 2010...........      272,690.72        62,928.63    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
August 2010.........      103,434.19        23,869.43    2,336,046.00    2,250,000.00    2,250,000.00    9,703,081.00
September 2010......            0.00             0.00    2,319,918.68    2,234,466.71    2,234,466.71    9,636,093.99
October 2010........            0.00             0.00    2,278,621.78    2,194,690.94    2,194,690.94    9,464,561.78
November 2010.......            0.00             0.00    2,237,068.07    2,154,667.83    2,154,667.83    9,291,962.89
December 2010.......            0.00             0.00    2,195,269.21    2,114,408.59    2,114,408.59    9,118,345.68
January 2011........            0.00             0.00    2,153,236.61    2,073,924.21    2,073,924.21    8,943,757.61
February 2011.......            0.00             0.00    2,110,981.46    2,033,225.49    2,033,225.49    8,768,245.17
March 2011..........            0.00             0.00    2,068,514.73    1,992,322.98    1,992,322.98    8,591,853.91
April 2011..........            0.00             0.00    2,025,847.17    1,951,227.04    1,951,227.04    8,414,628.46
May 2011............            0.00             0.00    1,982,989.31    1,909,947.81    1,909,947.81    8,236,612.58
June 2011...........            0.00             0.00    1,939,951.46    1,868,495.22    1,868,495.22    8,057,849.11
July 2011...........            0.00             0.00    1,896,743.74    1,826,879.01    1,826,879.01    7,878,380.01
August 2011.........            0.00             0.00    1,853,376.35    1,785,109.02    1,785,109.02    7,698,247.72
September 2011......            0.00             0.00    1,809,858.70    1,743,194.30    1,743,194.30    7,517,491.34
October 2011........            0.00             0.00    1,766,200.28    1,701,144.00    1,701,144.00    7,336,150.22
November 2011.......            0.00             0.00    1,722,410.37    1,658,967.05    1,658,967.05    7,154,262.95
December 2011.......            0.00             0.00    1,678,498.09    1,616,672.24    1,616,672.24    6,971,867.40
January 2012........            0.00             0.00    1,634,472.35    1,574,268.14    1,574,268.14    6,789,000.56
February 2012.......            0.00             0.00    1,590,341.88    1,531,763.18    1,531,763.18    6,605,698.74
March 2012..........            0.00             0.00    1,546,115.24    1,489,165.57    1,489,165.57    6,421,997.42
April 2012..........            0.00             0.00    1,501,800.78    1,446,483.39    1,446,483.39    6,237,931.35
May 2012............            0.00             0.00    1,457,406.69    1,403,724.52    1,403,724.52    6,053,534.54
June 2012...........            0.00             0.00    1,412,940.99    1,360,896.67    1,360,896.67    5,868,840.27
July 2012...........            0.00             0.00    1,368,411.52    1,318,007.40    1,318,007.40    5,683,881.14
August 2012.........            0.00             0.00    1,323,825.95    1,275,064.10    1,275,064.10    5,498,689.00
September 2012......            0.00             0.00    1,279,191.80    1,232,074.00    1,232,074.00    5,313,295.03
October 2012........            0.00             0.00    1,234,516.39    1,189,044.17    1,189,044.17    5,127,729.74
November 2012.......            0.00             0.00    1,189,806.92    1,145,981.53    1,145,981.53    4,942,022.95
December 2012.......            0.00             0.00    1,145,070.42    1,102,892.86    1,102,892.86    4,756,203.87
January 2013........            0.00             0.00    1,100,313.75    1,059,784.75    1,059,784.75    4,570,301.02
February 2013.......            0.00             0.00    1,055,543.63    1,016,663.70    1,016,663.70    4,384,342.31
March 2013..........            0.00             0.00    1,010,766.63      973,536.01      973,536.01    4,198,355.02
April 2013..........            0.00             0.00      965,989.16      930,407.89      930,407.89    4,012,365.81
May 2013............            0.00             0.00      921,217.52      887,285.36      887,285.36    3,826,400.77
June 2013...........            0.00             0.00      876,457.82      844,174.34      844,174.34    3,640,485.34
July 2013...........            0.00             0.00      831,716.07      801,080.61      801,080.61    3,454,644.45
August 2013.........            0.00             0.00      786,998.11      758,009.79      758,009.79    3,268,902.42
September 2013......            0.00             0.00      742,309.67      714,967.41      714,967.41    3,083,282.97
October 2013........            0.00             0.00      697,656.34      671,958.84      671,958.84    2,897,809.37
November 2013.......            0.00             0.00      653,043.58      628,989.35      628,989.35    2,712,504.25
December 2013.......            0.00             0.00      608,476.70      586,064.05      586,064.05    2,527,389.76
January 2014........            0.00             0.00      563,960.93      543,187.97      543,187.97    2,342,487.50
February 2014.......            0.00             0.00      519,501.32      500,365.99      500,365.99    2,157,818.57
March 2014..........            0.00             0.00      475,102.86      457,602.90      457,602.90    1,973,403.56
April 2014..........            0.00             0.00      430,770.36      414,903.35      414,903.35    1,789,262.58
May 2014............            0.00             0.00      386,508.55      372,271.88      372,271.88    1,605,415.20

                         FE CLASS         SE CLASS         C CLASS         D CLASS         E CLASS        FG CLASS
    DISTRIBUTION         TARGETED         TARGETED        TARGETED        TARGETED        TARGETED        TARGETED
        DATE             BALANCE          BALANCE          BALANCE         BALANCE         BALANCE         BALANCE
    ------------         --------         --------        --------        --------        --------        --------
June 2014...........  $         0.00   $         0.00   $  342,322.04   $  329,712.93   $  329,712.93   $1,421,880.58
July 2014...........            0.00             0.00      298,215.31      287,230.84      287,230.84    1,238,677.37
August 2014.........            0.00             0.00      254,192.75      244,829.80      244,829.80    1,055,823.73
September 2014......            0.00             0.00      210,258.62      202,513.94      202,513.94      873,337.42
October 2014........            0.00             0.00      166,417.09      160,287.28      160,287.28      691,235.74
November 2014.......            0.00             0.00      122,672.21      118,153.70      118,153.70      509,535.51
December 2014.......            0.00             0.00       79,027.94       76,117.02       76,117.02      328,253.16
January 2015........            0.00             0.00       35,488.12       34,180.95       34,180.95      147,404.69
February 2015 and
  thereafter........            0.00             0.00            0.00            0.00            0.00            0.00

                        SG CLASS         A CLASS          J CLASS          FH CLASS         SH CLASS         K CLASS
    DISTRIBUTION        TARGETED         TARGETED         TARGETED         TARGETED         TARGETED         TARGETED
        DATE             BALANCE         BALANCE          BALANCE          BALANCE          BALANCE          BALANCE
    ------------        --------         --------         --------         --------         --------         --------
Initial Balance.....  $2,239,173.00   $73,085,621.00   $61,143,367.00   $59,382,066.00   $13,703,555.00   $11,942,254.00
July 1998...........   2,239,173.00    72,594,628.74    60,652,374.74    58,983,134.79    13,611,493.95    11,942,254.00
August 1998.........   2,239,173.00    72,025,260.17    60,083,006.17    58,520,522.84    13,504,737.33    11,942,254.00
September 1998......   2,239,173.00    71,377,699.77    59,435,445.77    57,994,380.02    13,383,319.75    11,942,254.00
October 1998........   2,239,173.00    70,652,190.11    58,709,936.11    57,404,903.43    13,247,286.68    11,942,254.00
November 1998.......   2,239,173.00    69,849,032.23    57,906,778.23    56,752,337.66    13,096,694.57    11,942,254.00
December 1998.......   2,239,173.00    68,968,585.16    57,026,331.16    56,036,974.43    12,931,610.73    11,942,254.00
January 1999........   2,239,173.00    68,011,266.06    56,069,012.06    55,259,152.67    12,752,113.39    11,942,254.00
February 1999.......   2,239,173.00    66,977,549.85    55,035,295.85    54,419,258.26    12,558,291.59    11,942,254.00
March 1999..........   2,239,173.00    65,867,968.98    53,925,714.98    53,517,723.81    12,350,245.16    11,942,254.00
April 1999..........   2,239,173.00    64,683,112.97    52,740,858.97    52,555,028.32    12,128,084.65    11,942,254.00
May 1999............   2,239,173.00    63,423,628.16    51,481,374.16    51,531,696.92    11,891,931.23    11,942,254.00
June 1999...........   2,239,173.00    62,090,216.97    50,147,962.97    50,448,300.35    11,641,916.62    11,942,254.00
July 1999...........   2,239,173.00    60,683,637.48    48,741,383.48    49,305,454.53    11,378,182.95    11,942,254.00
August 1999.........   2,239,173.00    59,204,702.74    47,262,448.74    48,103,820.07    11,100,882.67    11,942,254.00
September 1999......   2,239,173.00    57,654,279.98    45,712,025.98    46,844,101.59    10,810,178.38    11,942,254.00
October 1999........   2,239,173.00    56,033,289.93    44,091,035.93    45,527,047.20    10,506,242.73    11,942,254.00
November 1999.......   2,239,173.00    54,342,705.87    42,400,451.87    44,153,447.67    10,189,258.20    11,942,254.00
December 1999.......   2,239,173.00    52,583,552.77    40,641,298.77    42,724,135.79     9,859,416.98    11,942,254.00
January 2000........   2,239,173.00    50,756,906.18    38,814,652.18    41,239,985.46     9,516,920.72    11,942,254.00
February 2000.......   2,239,173.00    48,863,891.28    36,921,637.28    39,701,910.88     9,161,980.41    11,942,254.00
March 2000..........   2,239,173.00    48,357,981.15    36,415,727.15    39,290,858.90     9,067,122.25    11,942,254.00
April 2000..........   2,239,173.00    47,834,838.78    35,892,584.78    38,865,805.73     8,969,033.05    11,942,254.00
May 2000............   2,239,173.00    47,295,077.34    35,352,823.34    38,427,249.57     8,867,827.77    11,942,254.00
June 2000...........   2,239,173.00    46,739,331.59    34,797,077.59    37,975,706.15     8,763,625.44    11,942,254.00
July 2000...........   2,239,173.00    46,168,257.08    34,226,003.08    37,511,708.11     8,656,548.96    11,942,254.00
August 2000.........   2,239,173.00    45,582,529.34    33,640,275.34    37,035,804.33     8,546,725.00    11,942,254.00
September 2000......   2,239,173.00    44,982,842.85    33,040,588.85    36,548,559.07     8,434,283.78    11,942,254.00
October 2000........   2,239,173.00    44,369,909.98    32,427,655.98    36,050,551.12     8,319,358.86    11,942,254.00
November 2000.......   2,239,173.00    43,766,534.86    31,824,280.86    35,560,308.84     8,206,226.02    11,942,254.00
December 2000.......   2,239,173.00    43,172,623.22    31,230,369.22    35,077,755.64     8,094,867.58    11,942,254.00
January 2001........   2,239,173.00    42,588,081.71    30,645,827.71    34,602,815.67     7,985,266.04    11,942,254.00
February 2001.......   2,239,173.00    42,012,817.75    30,070,563.75    34,135,413.71     7,877,404.04    11,942,254.00
March 2001..........   2,239,173.00    41,446,739.59    29,504,485.59    33,675,475.21     7,771,264.38    11,942,254.00
April 2001..........   2,239,173.00    40,889,756.32    28,947,502.32    33,222,926.31     7,666,830.01    11,942,254.00
May 2001............   2,239,173.00    40,341,777.74    28,399,523.74    32,777,693.72     7,564,084.02    11,942,254.00
June 2001...........   2,239,173.00    39,802,714.52    27,860,460.52    32,339,704.86     7,463,009.66    11,942,254.00
July 2001...........   2,239,173.00    39,272,478.03    27,330,224.03    31,908,887.72     7,363,590.31    11,942,254.00
August 2001.........   2,239,173.00    38,750,980.55    26,808,726.55    31,485,171.02     7,265,809.53    11,942,254.00
September 2001......   2,239,173.00    38,238,134.98    26,295,880.98    31,068,484.00     7,169,650.98    11,942,254.00
October 2001........   2,239,173.00    37,733,855.09    25,791,601.09    30,658,756.60     7,075,098.49    11,942,254.00
November 2001.......   2,239,173.00    37,238,055.37    25,295,801.37    30,255,919.33     6,982,136.04    11,942,254.00
December 2001.......   2,239,173.00    36,750,651.04    24,808,397.04    29,859,903.32     6,890,747.72    11,942,254.00
January 2002........   2,239,173.00    36,271,558.14    24,329,304.14    29,470,640.34     6,800,917.80    11,942,254.00
February 2002.......   2,239,173.00    35,800,693.35    23,858,439.35    29,088,062.70     6,712,630.65    11,942,254.00
March 2002..........   2,239,173.00    35,337,974.14    23,395,720.14    28,712,103.35     6,625,870.79    11,942,254.00
April 2002..........   2,239,173.00    34,883,318.72    22,941,064.72    28,342,695.83     6,540,622.89    11,942,254.00
May 2002............   2,239,173.00    34,436,645.99    22,494,391.99    27,979,774.24     6,456,871.75    11,942,254.00

                        SG CLASS         A CLASS          J CLASS          FH CLASS         SH CLASS         K CLASS
    DISTRIBUTION        TARGETED         TARGETED         TARGETED         TARGETED         TARGETED         TARGETED
        DATE             BALANCE         BALANCE          BALANCE          BALANCE          BALANCE          BALANCE
    ------------        --------         --------         --------         --------         --------         --------
June 2002...........  $2,239,173.00   $33,997,875.58   $22,055,621.58   $27,623,273.28   $ 6,374,602.29   $11,942,254.00
July 2002...........   2,239,173.00    33,566,927.80    21,624,673.80    27,273,128.22     6,293,799.58    11,942,254.00
August 2002.........   2,239,173.00    33,143,723.73    21,201,469.73    26,929,274.92     6,214,448.81    11,942,254.00
September 2002......   2,239,173.00    32,728,185.08    20,785,931.08    26,591,649.77     6,136,535.31    11,942,254.00
October 2002........   2,239,173.00    32,320,234.30    20,377,980.30    26,260,189.77     6,060,044.54    11,942,254.00
November 2002.......   2,239,173.00    31,919,794.48    19,977,540.48    25,934,832.41     5,984,962.06    11,942,254.00
December 2002.......   2,239,173.00    31,526,789.41    19,584,535.41    25,615,515.80     5,911,273.61    11,942,254.00
January 2003........   2,239,173.00    31,141,143.59    19,198,889.59    25,302,178.57     5,838,965.01    11,942,254.00
February 2003.......   2,239,173.00    30,762,782.15    18,820,528.15    24,994,759.91     5,768,022.24    11,942,254.00
March 2003..........   2,239,173.00    30,391,630.87    18,449,376.87    24,693,199.50     5,698,431.37    11,942,254.00
April 2003..........   2,239,173.00    30,027,616.19    18,085,362.19    24,397,437.58     5,630,178.61    11,942,254.00
May 2003............   2,239,173.00    29,670,665.31    17,728,411.31    24,107,414.99     5,563,250.32    11,942,254.00
June 2003...........   2,239,173.00    29,320,705.92    17,378,451.92    23,823,072.99     5,497,632.93    11,942,254.00
July 2003...........   2,239,173.00    28,977,666.42    17,035,412.42    23,544,353.40     5,433,313.02    11,942,254.00
August 2003.........   2,239,173.00    28,641,475.85    16,699,221.85    23,271,198.56     5,370,277.28    11,942,254.00
September 2003......   2,239,173.00    28,312,063.93    16,369,809.93    23,003,551.38     5,308,512.55    11,942,254.00
October 2003........   2,239,173.00    27,989,360.89    16,047,106.89    22,741,355.17     5,248,005.72    11,942,254.00
November 2003.......   2,239,173.00    27,673,297.71    15,731,043.71    22,484,553.84     5,188,743.87    11,942,254.00
December 2003.......   2,239,173.00    27,363,805.88    15,421,551.88    22,233,091.73     5,130,714.15    11,942,254.00
January 2004........   2,239,173.00    27,060,817.52    15,118,563.52    21,986,913.69     5,073,903.83    11,942,254.00
February 2004.......   2,239,173.00    26,764,265.41    14,822,011.41    21,745,965.10     5,018,300.31    11,942,254.00
March 2004..........   2,239,173.00    26,474,082.89    14,531,828.89    21,510,191.81     4,963,891.08    11,942,254.00
April 2004..........   2,239,173.00    26,190,203.92    14,247,949.92    21,279,540.15     4,910,663.77    11,942,254.00
May 2004............   2,239,173.00    25,912,563.03    13,970,309.03    21,053,956.93     4,858,606.10    11,942,254.00
June 2004...........   2,239,173.00    25,641,095.29    13,698,841.29    20,833,389.39     4,807,705.90    11,942,254.00
July 2004...........   2,239,173.00    25,375,736.45    13,433,482.45    20,617,785.34     4,757,951.11    11,942,254.00
August 2004.........   2,239,173.00    25,116,422.76    13,174,168.76    20,407,092.97     4,709,329.79    11,942,254.00
September 2004......   2,239,173.00    24,863,091.07    12,920,837.07    20,201,260.97     4,661,830.10    11,942,254.00
October 2004........   2,239,173.00    24,615,678.80    12,673,424.80    20,000,238.51     4,615,440.29    11,942,254.00
November 2004.......   2,239,173.00    24,374,123.92    12,431,869.92    19,803,975.17     4,570,148.75    11,942,254.00
December 2004.......   2,239,173.00    24,138,364.95    12,196,110.95    19,612,421.01     4,525,943.94    11,942,254.00
January 2005........   2,239,173.00    23,908,340.96    11,966,086.96    19,425,526.52     4,482,814.44    11,942,254.00
February 2005.......   2,239,173.00    23,671,460.37    11,729,206.37    19,233,061.04     4,438,399.33    11,942,254.00
March 2005..........   2,239,173.00    23,373,126.27    11,430,872.27    18,990,664.59     4,382,461.68    11,942,254.00
April 2005..........   2,239,173.00    23,083,484.75    11,141,230.75    18,755,330.86     4,328,153.89    11,942,254.00
May 2005............   2,239,173.00    22,802,430.75    10,860,176.75    18,526,974.49     4,275,456.26    11,942,254.00
June 2005...........   2,239,173.00    22,529,860.41    10,587,606.41    18,305,511.09     4,224,349.32    11,942,254.00
July 2005...........   2,239,173.00    22,265,670.88    10,323,416.88    18,090,857.10     4,174,813.78    11,942,254.00
August 2005.........   2,239,173.00    22,009,760.28    10,067,506.28    17,882,929.74     4,126,830.54    11,942,254.00
September 2005......   2,239,173.00    21,762,027.97     9,819,773.97    17,681,647.24     4,080,380.73    11,942,254.00
October 2005........   2,239,173.00    21,522,374.14     9,580,120.14    17,486,928.51     4,035,445.63    11,942,254.00
November 2005.......   2,239,173.00    21,290,700.16     9,348,446.16    17,298,693.40     3,992,006.76    11,942,254.00
December 2005.......   2,239,173.00    21,066,908.34     9,124,654.34    17,116,862.55     3,950,045.79    11,942,254.00
January 2006........   2,239,173.00    20,850,902.00     8,908,648.00    16,941,357.40     3,909,544.60    11,942,254.00
February 2006.......   2,239,173.00    20,642,585.48     8,700,331.48    16,772,100.23     3,870,485.25    11,942,254.00
March 2006..........   2,239,173.00    20,441,864.02     8,499,610.02    16,609,014.05     3,832,849.97    11,942,254.00
April 2006..........   2,239,173.00    20,248,644.01     8,306,390.01    16,452,022.79     3,796,621.22    11,942,254.00
May 2006............   2,239,173.00    20,062,832.62     8,120,578.62    16,301,051.04     3,761,781.58    11,942,254.00

                        SG CLASS         A CLASS          J CLASS          FH CLASS         SH CLASS         K CLASS
    DISTRIBUTION        TARGETED         TARGETED         TARGETED         TARGETED         TARGETED         TARGETED
        DATE             BALANCE         BALANCE          BALANCE          BALANCE          BALANCE          BALANCE
    ------------        --------         --------         --------         --------         --------         --------
June 2006...........  $2,239,173.00   $19,884,338.11   $ 7,942,084.11   $16,156,024.25   $ 3,728,313.86   $11,942,254.00
July 2006...........   2,239,173.00    19,713,069.64     7,770,815.64    16,016,868.62     3,696,201.02    11,942,254.00
August 2006.........   2,239,173.00    19,548,937.28     7,606,683.28    15,883,511.08     3,665,426.20    11,942,254.00
September 2006......   2,239,173.00    19,391,852.07     7,449,598.07    15,755,879.35     3,635,972.72    11,942,254.00
October 2006........   2,239,173.00    19,241,725.96     7,299,471.96    15,633,901.89     3,607,824.07    11,942,254.00
November 2006.......   2,239,173.00    19,098,471.83     7,156,217.83    15,517,507.91     3,580,963.92    11,942,254.00
December 2006.......   2,239,173.00    18,962,003.41     7,019,749.41    15,406,627.32     3,555,376.09    11,942,254.00
January 2007........   2,239,173.00    18,832,235.40     6,889,981.40    15,301,190.81     3,531,044.59    11,942,254.00
February 2007.......   2,239,173.00    18,709,083.35     6,766,829.35    15,201,129.77     3,507,953.58    11,942,254.00
March 2007..........   2,239,173.00    18,592,463.64     6,650,209.64    15,106,376.26     3,486,087.38    11,942,254.00
April 2007..........   2,239,173.00    18,482,293.62     6,540,039.62    15,016,863.12     3,465,430.50    11,942,254.00
May 2007............   2,239,173.00    18,378,491.43     6,436,237.43    14,932,523.84     3,445,967.59    11,942,254.00
June 2007...........   2,239,173.00    18,280,976.07     6,338,722.07    14,853,292.61     3,427,683.46    11,942,254.00
July 2007...........   2,239,173.00    18,182,639.08     6,240,385.08    14,773,393.81     3,409,245.27    11,942,254.00
August 2007.........   2,239,173.00    18,079,497.63     6,137,243.63    14,689,591.38     3,389,906.25    11,942,254.00
September 2007......   2,239,173.00    17,971,676.21     6,029,422.21    14,601,986.48     3,369,689.73    11,942,254.00
October 2007........   2,239,173.00    17,859,297.22     5,917,043.22    14,510,678.55     3,348,618.67    11,942,254.00
November 2007.......   2,239,173.00    17,742,480.70     5,800,226.70    14,415,765.13     3,326,715.57    11,942,254.00
December 2007.......   2,239,173.00    17,621,344.76     5,679,090.76    14,317,342.18     3,304,002.58    11,942,254.00
January 2008........   2,239,173.00    17,496,005.24     5,553,751.24    14,215,503.82     3,280,501.42    11,942,254.00
February 2008.......   2,239,173.00    17,366,575.89     5,424,321.89    14,110,342.47     3,256,233.42    11,942,254.00
March 2008..........   2,239,173.00    17,233,168.51     5,290,914.51    14,001,948.98     3,231,219.53    11,942,254.00
April 2008..........   2,239,173.00    17,095,892.78     5,153,638.78    13,890,412.45     3,205,480.33    11,942,254.00
May 2008............   2,239,173.00    16,954,856.44     5,012,602.44    13,775,820.43     3,179,036.01    11,942,254.00
June 2008...........   2,239,173.00    16,810,165.31     4,867,911.31    13,658,258.88     3,151,906.43    11,942,254.00
July 2008...........   2,239,173.00    16,661,923.21     4,719,669.21    13,537,812.18     3,124,111.03    11,942,254.00
August 2008.........   2,239,173.00    16,510,232.08     4,567,978.08    13,414,563.14     3,095,668.94    11,942,254.00
September 2008......   2,239,173.00    16,355,192.08     4,412,938.08    13,288,593.14     3,066,598.94    11,942,254.00
October 2008........   2,239,173.00    16,196,901.37     4,254,647.37    13,159,981.94     3,036,919.43    11,942,254.00
November 2008.......   2,239,173.00    16,035,456.49     4,093,202.49    13,028,807.98     3,006,648.51    11,942,254.00
December 2008.......   2,239,173.00    15,870,952.06     3,928,698.06    12,895,148.13     2,975,803.93    11,942,254.00
January 2009........   2,239,173.00    15,703,481.03     3,761,227.03    12,759,077.92     2,944,403.11    11,942,254.00
February 2009.......   2,239,173.00    15,533,134.58     3,590,880.58    12,620,671.43     2,912,463.15    11,942,254.00
March 2009..........   2,239,173.00    15,360,002.24     3,417,748.24    12,480,001.41     2,880,000.83    11,942,254.00
April 2009..........   2,239,173.00    15,184,171.83     3,241,917.83    12,337,139.20     2,847,032.63    11,942,254.00
May 2009............   2,239,173.00    15,005,729.55     3,063,475.55    12,192,154.85     2,813,574.70    11,942,254.00
June 2009...........   2,239,173.00    14,824,759.98     2,882,505.98    12,045,117.08     2,779,642.90    11,942,254.00
July 2009...........   2,239,173.00    14,641,346.13     2,699,092.13    11,896,093.32     2,745,252.80    11,942,254.00
August 2009.........   2,239,173.00    14,455,569.42     2,513,315.42    11,745,149.75     2,710,419.67    11,942,254.00
September 2009......   2,239,173.00    14,267,509.73     2,325,255.73    11,592,351.25     2,675,158.48    11,942,254.00
October 2009........   2,239,173.00    14,077,245.45     2,134,991.45    11,437,761.53     2,639,483.92    11,942,254.00
November 2009.......   2,239,173.00    13,884,853.46     1,942,599.46    11,281,443.04     2,603,410.42    11,942,254.00
December 2009.......   2,239,173.00    13,690,409.16     1,748,155.16    11,123,457.05     2,566,952.11    11,942,254.00
January 2010........   2,239,173.00    13,493,986.56     1,551,732.56    10,963,863.69     2,530,122.87    11,942,254.00
February 2010.......   2,239,173.00    13,295,658.24     1,353,404.24    10,802,721.93     2,492,936.31    11,942,254.00
March 2010..........   2,239,173.00    13,095,495.32     1,153,241.32    10,640,089.56     2,455,405.76    11,942,254.00
April 2010..........   2,239,173.00    12,893,567.60       951,313.60    10,476,023.29     2,417,544.31    11,942,254.00
May 2010............   2,239,173.00    12,689,943.50       747,689.50    10,310,578.71     2,379,364.79    11,942,254.00

                        SG CLASS         A CLASS          J CLASS          FH CLASS         SH CLASS         K CLASS
    DISTRIBUTION        TARGETED         TARGETED         TARGETED         TARGETED         TARGETED         TARGETED
        DATE             BALANCE         BALANCE          BALANCE          BALANCE          BALANCE          BALANCE
    ------------        --------         --------         --------         --------         --------         --------
June 2010...........  $2,239,173.00   $12,484,690.14   $   542,436.14   $10,143,810.36   $ 2,340,879.78   $11,942,254.00
July 2010...........   2,239,173.00    12,277,873.35       335,619.35     9,975,771.72     2,302,101.63    11,942,254.00
August 2010.........   2,239,173.00    12,069,557.62       127,303.62     9,806,515.19     2,263,042.43    11,942,254.00
September 2010......   2,223,714.46    11,859,808.47             0.00     9,636,094.01     2,223,714.46    11,859,808.47
October 2010........   2,184,130.09    11,648,691.88             0.00     9,464,561.79     2,184,130.09    11,648,691.88
November 2010.......   2,144,299.57    11,436,262.46             0.00     9,291,962.89     2,144,299.57    11,436,262.46
December 2010.......   2,104,234.05    11,222,579.75             0.00     9,118,345.70     2,104,234.06    11,222,579.75
January 2011........   2,063,944.49    11,007,702.13             0.00     8,943,757.63     2,063,944.49    11,007,702.13
February 2011.......   2,023,441.61    10,791,686.80             0.00     8,768,245.19     2,023,441.61    10,791,686.80
March 2011..........   1,982,735.93    10,574,589.86             0.00     8,591,853.93     1,982,735.93    10,574,589.86
April 2011..........   1,941,837.74    10,356,466.21             0.00     8,414,628.47     1,941,837.74    10,356,466.21
May 2011............   1,900,757.14    10,137,369.73             0.00     8,236,612.59     1,900,757.14    10,137,369.73
June 2011...........   1,859,504.02     9,917,353.13             0.00     8,057,849.11     1,859,504.02     9,917,353.13
July 2011...........   1,818,088.07     9,696,468.10             0.00     7,878,380.03     1,818,088.07     9,696,468.10
August 2011.........   1,776,519.07     9,474,766.82             0.00     7,698,247.74     1,776,519.08     9,474,766.82
September 2011......   1,734,806.05     9,252,297.39             0.00     7,517,491.34     1,734,806.05     9,252,297.39
October 2011........   1,692,958.09     9,029,108.33             0.00     7,336,150.23     1,692,958.10     9,029,108.33
November 2011.......   1,650,984.10     8,805,247.06             0.00     7,154,262.96     1,650,984.10     8,805,247.06
December 2011.......   1,608,892.81     8,580,760.23             0.00     6,971,867.42     1,608,892.81     8,580,760.23
January 2012........   1,566,692.76     8,355,693.33             0.00     6,789,000.57     1,566,692.76     8,355,693.33
February 2012.......   1,524,392.33     8,130,091.09             0.00     6,605,698.76     1,524,392.34     8,130,091.09
March 2012..........   1,481,999.71     7,903,997.14             0.00     6,421,997.43     1,481,999.71     7,903,997.14
April 2012..........   1,439,522.92     7,677,454.29             0.00     6,237,931.37     1,439,522.92     7,677,454.29
May 2012............   1,396,969.80     7,450,504.35             0.00     6,053,534.55     1,396,969.80     7,450,504.35
June 2012...........   1,354,348.03     7,223,188.32             0.00     5,868,840.29     1,354,348.04     7,223,188.32
July 2012...........   1,311,665.15     6,995,546.30             0.00     5,683,881.15     1,311,665.15     6,995,546.30
August 2012.........   1,268,928.49     6,767,617.49             0.00     5,498,689.00     1,268,928.49     6,767,617.49
September 2012......   1,226,145.26     6,539,440.32             0.00     5,313,295.05     1,226,145.26     6,539,440.32
October 2012........   1,183,322.49     6,311,052.23             0.00     5,127,729.74     1,183,322.49     6,311,052.23
November 2012.......   1,140,467.07     6,082,490.02             0.00     4,942,022.95     1,140,467.07     6,082,490.02
December 2012.......   1,097,585.74     5,853,789.63             0.00     4,756,203.89     1,097,585.74     5,853,789.63
January 2013........   1,054,685.07     5,624,986.10             0.00     4,570,301.03     1,054,685.07     5,624,986.10
February 2013.......   1,011,771.51     5,396,113.84             0.00     4,384,342.32     1,011,771.51     5,396,113.84
March 2013..........     968,851.36     5,167,206.39             0.00     4,198,355.03       968,851.36     5,167,206.39
April 2013..........     925,930.76     4,938,296.60             0.00     4,012,365.83       925,930.77     4,938,296.60
May 2013............     883,015.74     4,709,416.52             0.00     3,826,400.77       883,015.74     4,709,416.52
June 2013...........     840,112.18     4,480,597.54             0.00     3,640,485.36       840,112.18     4,480,597.54
July 2013...........     797,225.81     4,251,870.28             0.00     3,454,644.47       797,225.81     4,251,870.28
August 2013.........     754,362.25     4,023,264.67             0.00     3,268,902.42       754,362.25     4,023,264.67
September 2013......     711,526.99     3,794,809.98             0.00     3,083,282.99       711,526.99     3,794,809.98
October 2013........     668,725.38     3,566,534.76             0.00     2,897,809.38       668,725.38     3,566,534.76
November 2013.......     625,962.65     3,338,466.92             0.00     2,712,504.27       625,962.65     3,338,466.92
December 2013.......     583,243.91     3,110,633.67             0.00     2,527,389.76       583,243.91     3,110,633.67
January 2014........     540,574.15     2,883,061.67             0.00     2,342,487.51       540,574.15     2,883,061.67
February 2014.......     497,958.23     2,655,776.80             0.00     2,157,818.57       497,958.23     2,655,776.80
March 2014..........     455,400.92     2,428,804.50             0.00     1,973,403.58       455,400.92     2,428,804.50
April 2014..........     412,906.83     2,202,169.42             0.00     1,789,262.58       412,906.84     2,202,169.42
May 2014............     370,480.51     1,975,895.72             0.00     1,605,415.21       370,480.51     1,975,895.72

                        SG CLASS         A CLASS          J CLASS          FH CLASS         SH CLASS         K CLASS
    DISTRIBUTION        TARGETED         TARGETED         TARGETED         TARGETED         TARGETED         TARGETED
        DATE             BALANCE         BALANCE          BALANCE          BALANCE          BALANCE          BALANCE
    ------------        --------         --------         --------         --------         --------         --------
June 2014...........  $  328,126.36   $ 1,750,006.96   $         0.00   $ 1,421,880.60   $   328,126.36   $ 1,750,006.96
July 2014...........     285,848.68     1,524,526.07             0.00     1,238,677.38       285,848.69     1,524,526.07
August 2014.........     243,651.68     1,299,475.43             0.00     1,055,823.75       243,651.68     1,299,475.43
September 2014......     201,539.45     1,074,876.89             0.00       873,337.44       201,539.45     1,074,876.89
October 2014........     159,515.97       850,751.74             0.00       691,235.76       159,515.98       850,751.74
November 2014.......     117,585.14       627,120.67             0.00       509,535.52       117,585.14       627,120.67
December 2014.......      75,750.75       404,003.93             0.00       328,253.18        75,750.75       404,003.93
January 2015........      34,016.47       181,421.16             0.00       147,404.69        34,016.47       181,421.16
February 2015 and
  thereafter........           0.00             0.00             0.00             0.00             0.00             0.00

================================================================================

NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ADDITIONAL DISCLOSURE DOCUMENTS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS SUPPLEMENT AND THE AFOREMENTIONED DOCUMENTS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE CERTIFICATES OFFERED HEREBY IN ANY STATE TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH STATE. THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE AFOREMENTIONED DOCUMENTS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THEREOF.

                            ------------------------

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                        PAGE
                                        ----
Table of Contents.....................  S- 3
Reference Sheet.......................  S- 4
Additional Risk Factors...............  S- 9
Description of the Certificates.......  S-10
Certain Additional Federal Income Tax
  Consequences........................  S-38
Plan of Distribution..................  S-40
Legal Matters.........................  S-40
Exhibit A.............................  A- 1
Schedule 1............................  A- 2
Principal Balance Schedules...........  B- 1

              REMIC PROSPECTUS
Prospectus Supplement.................     2
Documents Incorporated by Reference...     3
Available Information.................     3
Summary of Prospectus.................     4
Certain Risk Factors..................    10
Description of the Certificates.......    13
The Trust Agreement...................    27
Ginnie Mae and the Ginnie Mae
  Programs............................    30
Certain Federal Income Tax
  Consequences........................    31
Legal Investment Considerations.......    42
Legal Opinion.........................    42
ERISA Considerations..................    42
Plan of Distribution..................    43
Glossary..............................    44

======================================================

                                  $636,015,467

                               [FANNIE MAE LOGO]

                                GUARANTEED REMIC
                           PASS-THROUGH CERTIFICATES
                         FANNIE MAE REMIC TRUST 1998-42

                           ------------------------
                             PROSPECTUS SUPPLEMENT
                           ------------------------

                            BEAR, STEARNS & CO. INC.

                                  MAY 29, 1998

================================================================================

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

             SUPPLEMENT TO PROSPECTUS SUPPLEMENT DATED MAY 29, 1998

                                  $636,015,467

                               [FANNIE MAE LOGO]
                   GUARANTEED REMIC PASS-THROUGH CERTIFICATES
                         FANNIE MAE REMIC TRUST 1998-42

                           ------------------------

This is a Supplement to the Prospectus Supplement dated May 29, 1998 (the "Prospectus Supplement"). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Prospectus Supplement.

Notwithstanding anything set forth on the cover of the Prospectus Supplement, the CUSIP Number for the E Class is 31359T2R8.

SEE "ADDITIONAL RISK FACTORS" ON PAGE S-9 OF THE PROSPECTUS SUPPLEMENT AND "CERTAIN RISK FACTORS" BEGINNING ON PAGE 10 OF THE REMIC PROSPECTUS FOR A DISCUSSION OF CERTAIN RISKS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE CERTIFICATES.

                            ------------------------

THE CERTIFICATES MAY NOT BE SUITABLE INVESTMENTS FOR ALL INVESTORS. NO INVESTOR SHOULD PURCHASE CERTIFICATES UNLESS SUCH INVESTOR UNDERSTANDS AND IS ABLE TO BEAR THE PREPAYMENT, YIELD, LIQUIDITY AND OTHER RISKS ASSOCIATED WITH SUCH CERTIFICATES.

THE CERTIFICATES, TOGETHER WITH ANY INTEREST THEREON, ARE NOT GUARANTEED BY THE UNITED STATES. THE OBLIGATIONS OF FANNIE MAE UNDER ITS GUARANTY OF THE CERTIFICATES ARE OBLIGATIONS SOLELY OF FANNIE MAE AND DO NOT CONSTITUTE AN OBLIGATION OF THE UNITED STATES OR ANY AGENCY OR INSTRUMENTALITY THEREOF OTHER THAN FANNIE MAE. THE CERTIFICATES ARE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 AND ARE "EXEMPTED SECURITIES" WITHIN THE MEANING OF THE SECURITIES EXCHANGE ACT OF 1934.

                 The date of this Supplement is June 24, 1998.

OFFERING CIRCULAR SUPPLEMENT
(TO OFFERING CIRCULAR DATED JANUARY 1, 1997)

$337,000,000
FEDERAL HOME LOAN MORTGAGE CORPORATION
MULTICLASS MORTGAGE SECURITIES, PAYMENT EXCHANGE CERTIFICATES AND

MODIFIABLE AND COMBINABLE REMIC CERTIFICATES, SERIES G063
                                                              [FREDDIE MAC LOGO]

Offered Securities:    Classes of Multiclass Securities and Payment Exchange
                         Certificates ("PECs") listed below; MACR Classes listed on
                         Appendix 1 to this Supplement
Guarantee:             Principal and interest guaranteed by Freddie Mac, as
                         described in this Supplement
Tax Status:            REMIC (Double-Tier)
Underlying Assets:     Freddie Mac Stripped Giant Securities, Series GS007,
                         consisting of $500,187,500 of 8% Giant IO Securities and
                         $337,000,000 of Giant PO Securities, backed by
                         GNMA-Related Securities (GNMA Certificates and Giant
                         Securities)
Payment Dates:         Monthly, beginning July 17, 1997
Form of Securities:    Regular, PECs and MACR Classes: Book-entry (Participants
                         Trust Company)
                       Residual Classes (R and RS): Certificated
Offering Terms:        Classes offered in negotiated transactions at varying prices through Bear, Stearns & Co. Inc. (the "Underwriter")
Closing Date:          June 30, 1997

THE RISKS ASSOCIATED WITH THE SECURITIES MAY MAKE THEM UNSUITABLE FOR SOME INVESTORS. SEE "CERTAIN RISK CONSIDERATIONS" AND "PREPAYMENT AND YIELD ANALYSIS" IN THIS SUPPLEMENT.

INVESTORS SHOULD READ THIS SUPPLEMENT IN CONJUNCTION WITH THE DOCUMENTS LISTED UNDER "AVAILABLE INFORMATION" IN THIS SUPPLEMENT.

THE OBLIGATIONS OF FREDDIE MAC UNDER ITS GUARANTEES OF THE SECURITIES ARE OBLIGATIONS OF FREDDIE MAC ONLY. THE SECURITIES, INCLUDING ANY INTEREST THEREON, ARE NOT GUARANTEED BY THE UNITED STATES AND DO NOT CONSTITUTE DEBTS OR OBLIGATIONS OF THE UNITED STATES OR ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OTHER THAN FREDDIE MAC. INCOME ON THE SECURITIES HAS NO EXEMPTION UNDER FEDERAL LAW FROM FEDERAL, STATE OR LOCAL TAXATION. THE SECURITIES ARE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 AND ARE "EXEMPTED SECURITIES" WITHIN THE MEANING OF THE SECURITIES EXCHANGE ACT OF 1934.
================================================================================

                             ORIGINAL                                                                      WEIGHTED AVERAGE
  CLASS OF MULTICLASS       PRINCIPAL     PRINCIPAL OR    CLASS    INTEREST      CUSIP     FINAL PAYMENT       LIFE AT
   SECURITIES OR PECS       AMOUNT(1)     OTHER TYPE(2)   COUPON    TYPE(2)     NUMBER        DATE(3)        160% PSA(4)
  -------------------       ---------     -------------   ------   --------     ------     -------------   ----------------
A ......................   $100,000,000    NTL(PT)         (5)      PEC/IO     3133TADZ2   June 17, 2027      --
F ......................    161,000,000       PT           (6)        FLT      3133TA E 5 7 June 17, 2027        9.0Yrs
FA......................     26,000,000       PT           (6)        FLT      3133TA E 6 5 June 17, 2027        9.0
FB .....................     27,000,000       PT           (6)        FLT      3133TA E 7 3 June 17, 2027        9.0
FC .....................     29,000,000       PT           (6)        FLT      3133TA E 8 1 June 17, 2027        9.0
FD......................     30,000,000       PT           (6)        FLT      3133TA E 9 9 June 17, 2027        9.0
FE .....................     31,000,000       PT           (6)        FLT      3133TA E A 6 June 17, 2027        9.0
FG......................     33,000,000       PT           (6)        FLT      3133TA E B 4 June 17, 2027        9.0
IA .....................    100,000,000    NTL(PT)          8%      FIX/IO     3133TA E E 8 June 17, 2027     --
S ......................    337,000,000    NTL(PT)         (5)      PEC/IO     3133TA F 6 4 June 17, 2027     --
SA......................    337,000,000    NTL(PT)         (6)      INV/IO     3133TA F 7 2 June 17, 2027     --
SB .....................    337,000,000    NTL(PT)         (6)      INV/IO     3133TA F 8 0 June 17, 2027     --
SC .....................    337,000,000    NTL(PT)         (6)      INV/IO     3133TA F 9 8 June 17, 2027     --
R ......................              0      NPR           0          NPR      3133TA F 4 9 June 17, 2027     --
RS .....................              0      NPR           0          NPR      3133TA F 5 6 June 17, 2027     --

================================================================================

(1) The amount shown for a Notional Class is its original notional principal amount and does not represent principal that will be paid; see "Payments -- Interest" in this Supplement.
(2) See "Description of Multiclass Securities -- Standard Definitions and Abbreviations for Classes" in the Multiclass Securities Offering Circular. The abbreviation "PEC" denotes a Class whose Class Coupon varies, in whole or in part, based upon payments of interest made to or from a related PECs Class. The type of Class with which a Notional Class will reduce is indicated in parentheses.
(3) See "Final Payment Dates" in this Supplement.
(4) Determined as described under "Prepayment and Yield Analysis" in this Supplement, and subject to the assumptions and qualifications in that section. Prepayments will not occur at the rate assumed, and the actual weighted average lives of the Classes may differ significantly from those shown.
(5) Calculated as described under "Terms Sheet -- Class Coupons -- PECs Classes" in this Supplement. The minimum Class Coupons of the A and S Classes will be 8% and 0%, respectively.
(6) Calculated as shown under "Terms Sheet -- Class Coupons -- Floating Rate and Inverse Floating Rate Classes" in this Supplement.

                            ------------------------

                            BEAR, STEARNS & CO. INC.
                OFFERING CIRCULAR SUPPLEMENT DATED JUNE 2, 1997

                          CERTAIN RISK CONSIDERATIONS

     THE SECURITIES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS. IN PARTICULAR, NO INVESTOR SHOULD PURCHASE SECURITIES OF ANY CLASS UNLESS THE INVESTOR UNDERSTANDS AND IS ABLE TO BEAR THE PREPAYMENT, YIELD, LIQUIDITY AND MARKET RISKS ASSOCIATED WITH THAT CLASS.
                            ------------------------

     THE SECURITIES ARE COMPLEX SECURITIES AND IT IS IMPORTANT THAT EACH INVESTOR IN ANY CLASS POSSESS, EITHER ALONE OR TOGETHER WITH AN INVESTMENT ADVISOR, THE EXPERTISE NECESSARY TO EVALUATE THE INFORMATION CONTAINED AND INCORPORATED IN THIS SUPPLEMENT IN THE CONTEXT OF THAT INVESTOR'S FINANCIAL SITUATION.
                            ------------------------

     The yield of each Class will depend upon its purchase price, its sensitivity to the rate of principal payments on the Mortgages and the actual characteristics of the Mortgages. In addition, the yields of the Floating Rate, Inverse Floating Rate and PECs Classes will be sensitive to the level of LIBOR. The Mortgages are subject to prepayment at any time without penalty. Mortgage prepayment rates are likely to fluctuate significantly from time to time, as is the level of LIBOR. Investors should consider the associated risks, including:

        - Fast Mortgage prepayment rates can reduce the yields of the Interest Only Classes and any other Classes purchased at a premium over their principal amounts. Under some prepayment scenarios, investors in the Interest Only Classes could fail to fully recover their investments.

        - Slow Mortgage prepayment rates can reduce the yields of the Principal Only Classes and any other Classes purchased at a discount to their principal amounts.

        - Small differences in the characteristics of the Mortgages can have a significant effect on the weighted average lives and yields of the Classes.

        - Low levels of LIBOR can reduce the yields of the Floating Rate
         Classes.

        - High levels of LIBOR can significantly reduce the yields of the Inverse Floating Rate and PECs Classes and (especially in combination with fast Mortgage prepayment rates) may result in the failure of investors in those Classes to fully recover their investments.

        - Relatively high levels of LIBOR will reduce, and relatively low levels of LIBOR will increase, the aggregate amount of interest available for payments on the PECs Classes. Pursuant to the "Interest Payment Exchange" feature of the PECs Classes, such interest will be allocated to the A and S Classes in varying proportions from period to period, based on applicable levels of LIBOR and on calculated or actual Mortgage prepayment rates.

See "Prepayment and Yield Analysis" in this Supplement.
                            ------------------------

     THE UNDERWRITER INTENDS TO MAKE A MARKET FOR THE PURCHASE AND SALE OF THE SECURITIES AFTER THEIR INITIAL ISSUANCE BUT HAS NO OBLIGATION TO DO SO. THERE IS NO ASSURANCE THAT SUCH A SECONDARY MARKET WILL DEVELOP OR, IF IT DEVELOPS, THAT IT WILL CONTINUE. CONSEQUENTLY, INVESTORS MAY NOT BE ABLE TO SELL THEIR SECURITIES READILY OR AT PRICES THAT WILL ENABLE THEM TO REALIZE THEIR DESIRED YIELD. THE MARKET VALUES OF THE SECURITIES ARE LIKELY TO FLUCTUATE; SUCH FLUCTUATIONS MAY BE SIGNIFICANT AND COULD RESULT IN SIGNIFICANT LOSSES TO INVESTORS.
                            ------------------------

     THE SECONDARY MARKETS FOR MORTGAGE-RELATED SECURITIES HAVE EXPERIENCED PERIODS OF ILLIQUIDITY AND CAN BE EXPECTED TO DO SO IN THE FUTURE. ILLIQUIDITY CAN HAVE A SEVERELY ADVERSE EFFECT ON THE PRICES OF SECURITIES THAT ARE ESPECIALLY SENSITIVE TO PREPAYMENT OR INTEREST RATE RISK OR THAT HAVE BEEN STRUCTURED TO MEET THE INVESTMENT REQUIREMENTS OF LIMITED CATEGORIES OF INVESTORS.

     FREDDIE MAC'S MULTICLASS MORTGAGE SECURITIES OFFERING CIRCULAR DATED JANUARY 1, 1997 (THE "MULTICLASS SECURITIES OFFERING CIRCULAR") ACCOMPANIES THIS SUPPLEMENT. CAPITALIZED TERMS THAT ARE USED IN THIS SUPPLEMENT WITHOUT FURTHER DEFINITION HAVE THE MEANINGS GIVEN THEM IN THE MULTICLASS SECURITIES OFFERING CIRCULAR. INVESTORS SHOULD PURCHASE SECURITIES ONLY IF THEY HAVE READ AND UNDERSTOOD THIS SUPPLEMENT, THE MULTICLASS SECURITIES OFFERING CIRCULAR AND THE DOCUMENTS LISTED UNDER "AVAILABLE INFORMATION" IN THIS SUPPLEMENT.

                                  TERMS SHEET

     THIS TERMS SHEET CONTAINS SELECTED INFORMATION ABOUT THIS SERIES. INVESTORS SHOULD REFER TO THE REMAINDER OF THIS SUPPLEMENT FOR FURTHER INFORMATION.

MACR CERTIFICATES

     This Series provides for the issuance of Classes (each, a "MACR Class") of Modifiable and Combinable REMIC Certificates ("MACR Certificates") in exchange for certain Classes of Multiclass Securities. Holders of such Multiclass Securities will be entitled to exchange all or a portion of their Multiclass Securities for related MACR Certificates, and Holders of MACR Certificates will be entitled to exchange all or a portion of their MACR Certificates for related Multiclass Securities or MACR Certificates. Appendix 1 to this Supplement shows the characteristics of the MACR Classes and the "Combinations" of Classes of Multiclass Securities and MACR Certificates.

     See "MACR Certificates" in the Multiclass Securities Offering Circular for a description of MACR Certificates and procedures for effecting exchanges. The fee payable to Freddie Mac in connection with each exchange will equal 2/32 of 1% of the outstanding principal amount (exclusive of any notional principal amount) of the Securities submitted for exchange (but not less than $5,000).

PAYMENT EXCHANGE CERTIFICATES

     This Series also provides for the issuance of Classes (each, a "PECs Class") of Payment Exchange Certificates ("PECs"). On the Closing Date, each PECs Class will represent the entire beneficial interest in a Class or Classes of Multiclass Securities, together with the rights and obligations of such PECs Class under the associated interest payment exchange ("Interest Payment Exchange"), as described under Class Coupons -- PECs Classes" in this Terms Sheet and "Payment Exchange Certificates" in this Supplement. On the Closing Date, the A Class will represent the entire beneficial interest in the IA and SB Classes, and the S Class will represent the entire beneficial interest in the SC Class, in each case subject to the Interest Payment Exchange feature of the PECs.

     The Holders of each Class of PECs will be entitled to receive payments of interest from the underlying Class or Classes of Multiclass Securities, adjusted for payments under the Interest Payment Exchange. Pursuant to the Interest Payment Exchange, the A Class in effect will transfer to the S Class the amount of payments received on the SB Class on each Payment Date in exchange for the "Interest Payment Supplement Amount," if any, for that Payment Date as described below.

     As described in this Supplement, a Holder or Holders of proportionate amounts of the Classes of PECs will be entitled, on a one-time basis and upon payment of a conversion fee, to convert all or a portion of their PECs into the underlying Multiclass Securities. Once PECs are converted into Multiclass Securities, the Interest Payment Exchange will terminate as to those PECs and the converted PECs will not be reissued.

     See "Payment Exchange Certificates" in this Supplement for a description of PECs and procedures for effecting a conversion. The fee payable to Freddie Mac in connection with a conversion of PECs into Multiclass Securities will equal 2/32 of 1% of the outstanding notional principal amount of the PECs submitted for conversion (but not more than $60,000).

     As used in this Supplement, unless the context requires otherwise, the term "Securities" includes Multiclass Securities, MACR Certificates and PECs and the term "Classes" includes Classes of Multiclass Securities, MACR Certificates and PECs.

CLASS COUPONS

     Fixed Rate Classes

     The Fixed Rate Classes will bear interest at the Class Coupons shown on the cover page of this Supplement and on Appendix 1 to this Supplement.

     Principal Only Classes

     The PC, PD, PE, PG, PH, PJ and PK Classes will be Principal Only Classes and will not bear interest.

     Floating Rate and Inverse Floating Rate Classes

     The Floating Rate and Inverse Floating Rate Classes will bear interest as follows:

                                                                              CLASS COUPON SUBJECT TO
                                                                            ---------------------------
                 CLASS                    INITIAL RATE*    CLASS COUPON     MINIMUM RATE   MAXIMUM RATE
                 -----                    -------------   ---------------   ------------   ------------
F, FA, FB, FC, FD, FE and FG............      6.6875%     LIBOR + 1%            1.0%          9.5%
SA......................................      1.5         8.5% - LIBOR            0           1.5
SB......................................      1.3125      7.0% - LIBOR            0           1.3125
SC......................................      0           5.6875% - LIBOR         0           5.6875

---------------

* Initial Rate will be in effect during the first Accrual Period; Class Coupon will adjust monthly thereafter.

See "Payments -- Interest" in this Supplement and "Description of Multiclass Securities -- Interest Rate Indices" in the Multiclass Securities Offering Circular.

     PECs Classes

     Holders of each PECs Class will receive payments of interest from its underlying Class or Classes of Multiclass Securities, adjusted as follows pursuant to the Interest Payment Exchange.

     The Holders of the A Class will be entitled to receive, on each Payment Date, an amount of interest equal to (A) the aggregate amount of interest received on that Payment Date on the underlying IA and SB Classes, minus (B) the amount of interest received on that Payment Date on the underlying SB Class (the "SB Amount") plus (C) commencing August 17, 1997, an amount of interest equal to the "Interest Payment Supplement Amount" for that Payment Date.

     The Holders of the S Class will be entitled to receive, on each Payment Date, an amount of interest equal to (A) the amount of interest received on that Payment Date on the underlying SC Class (the "SC Amount") plus (B) the SB Amount for that Payment Date minus (C) commencing August 17, 1997, the Interest Payment Supplement Amount for that Payment Date.

     The "Interest Payment Supplement Amount" for any given Payment Date ("Payment Date II") is calculated as follows:

        1. Determine the "Applicable PSA Rate" for the preceding Payment Date ("Payment Date I") using the "PSA Rate Table" shown below and the level of LIBOR used to determine the Class Coupons of the Floating Rate and Inverse Floating Rate Classes for the Accrual Period applicable to Payment Date I. The "Applicable PSA Rate" for Payment Date I will be equal to the lesser of (a) the "Calculated PSA Rate" determined from the table (using linear interpolation for LIBOR levels between those shown in the PSA Rate Table) and (b) the "Actual PSA Rate" for Payment Date I. The Actual PSA Rate for Payment Date I is the one-month PSA prepayment rate of the Mortgages applicable to Payment Date I, as reflected by the actual reduction made on the Stripped Giant Securities on Payment Date I.

        2. Using the Applicable PSA Rate for Payment Date I and the "Premium Table" attached as Appendix 2 to this Supplement, determine the "Premium" for Payment Date I (using linear interpolation for Applicable PSA Rates between those shown in the Premium Table).

        3. The Interest Payment Supplement Amount for Payment Date II is equal to the lesser of (a) the product of (i) the outstanding notional principal amount of the A Class as of the Record Date for Payment Date I, (ii) 1/100 of the Premium for Payment Date I and (iii) 1.006961062, and (b) the sum of the SB and SC Amounts for Payment Date II.

                                 PSA RATE TABLE

                    LIBOR                       CALCULATED PSA RATE
                    -----                       -------------------
3.6875% and Lower.............................      1,000% PSA
4.6875........................................        400% PSA
5.1875........................................        275% PSA
5.6875........................................        250% PSA
6.1875 and Higher.............................        160% PSA

     As a result of the Interest Payment Exchange, the Class Coupons of the PECs Classes for each Accrual Period will equal:

            CLASS               INITIAL RATE*            CLASS COUPON
            -----               -------------   -------------------------------
A.............................     8.0%         8% + IPSA Percentage
S.............................     1.3125       7% - (LIBOR + IPSA Percentage),
                                                but not less than 0%

where the "IPSA Percentage" for either PECs Class is equal to the percentage derived by dividing (a) 12 times the Interest Payment Supplement Amount for the related Payment Date by (b) the outstanding notional principal amount of such PECs Class as of the related Record Date.
---------------

* Initial Rate will be in effect during the first Accrual Period; Class Coupon will adjust monthly thereafter.

NOTIONAL CLASSES

     MULTICLASS SECURITIES

       ORIGINAL NOTIONAL
CLASS  PRINCIPAL AMOUNT    REDUCES PROPORTIONATELY WITH
-----  -----------------   ----------------------------
IA       $100,000,000      Stripped Giant Securities
SA        337,000,000      Stripped Giant Securities
SB        337,000,000      Stripped Giant Securities
SC        337,000,000      Stripped Giant Securities

     PECS CLASSES

       ORIGINAL NOTIONAL
CLASS  PRINCIPAL AMOUNT    REDUCES PROPORTIONATELY WITH
-----  -----------------   ----------------------------
A        $100,000,000      Stripped Giant Securities
S         337,000,000      Stripped Giant Securities

     MACR CLASSES

       ORIGINAL NOTIONAL
CLASS  PRINCIPAL AMOUNT    REDUCES PROPORTIONATELY WITH
-----  -----------------   ----------------------------
IC       $191,187,500      Stripped Giant Securities
ID         30,875,000      Stripped Giant Securities
IE         32,062,500      Stripped Giant Securities
IG         34,437,500      Stripped Giant Securities
IH         35,625,000      Stripped Giant Securities
IJ         36,812,500      Stripped Giant Securities
IK         39,187,500      Stripped Giant Securities

See "Payments -- Interest -- Notional Classes" in this Supplement.

ALLOCATION OF PRINCIPAL

     MULTICLASS SECURITIES

     On each Payment Date, Freddie Mac will pay the "GNMA Principal Payment Amount" for that Payment Date to F, FA, FB, FC, FD, FE and FG, pro rata, until retired.

     MACR CLASSES

     On any Payment Date when payments of principal are to be allocated from Multiclass Securities to MACR Certificates, such payments will be allocated from the applicable Class of Multiclass Securities to the related MACR Class.

     See "Payments -- Principal" and "Prepayment and Yield Analysis" in this Supplement.

FREDDIE MAC GUARANTEE

     Freddie Mac guarantees to each Holder of a Security (i) the timely payment of interest at the applicable Class Coupon and (ii) the payment of the principal amount of the Holder's Security as described in this Supplement. The Government National Mortgage Association ("GNMA") guarantees the payment of interest and principal on GNMA Certificates.

REMIC STATUS

     Freddie Mac will form an "Upper-Tier REMIC Pool" and a "Lower-Tier REMIC Pool" for this Series. Elections will be made to treat each REMIC Pool as a "real estate mortgage investment conduit" ("REMIC") pursuant to the Internal Revenue Code (the "Code"). The R and RS Classes will be "Residual Classes" and the other Classes of Multiclass Securities will be "Regular Classes." The Residual Classes will be subject to transfer restrictions. See "Certain Federal Income Tax Consequences" in this Supplement and in the Multiclass Securities Offering Circular.

WEIGHTED AVERAGE LIVES (IN YEARS)*

                                    PSA PREPAYMENT ASSUMPTION
                                ---------------------------------
                                 0%    100%   160%   300%   500%
                                 --    ----   ----   ----   ----
C, D, E, F, FA, FB, FC, FD,
  FE, FG, G, H, J, K, L, M, N,
  O, PC, PD, PE, PG, PH, PJ,
  PK, Q, T and U and
  Underlying GNMA-Related
  Securities..................   20.5   11.7    9.0    5.6    3.7

     --------------------
      * Determined as described under "Prepayment and Yield Analysis" in this Supplement, and subject to the assumptions and qualifications in that section. Prepayments will not occur at any assumed rate shown or any other constant rate and the actual weighted average lives of any or all of the Classes and of the GNMA-Related Securities are likely to differ from those shown, perhaps significantly.

THE STRIPPED GIANT SECURITIES

     As of the Closing Date, the Stripped Giant Securities will consist of $500,187,500 of 8% Giant IO Securities and $337,000,000 of Giant PO Securities. The Stripped Giant Securities will be backed by GNMA-Related Securities having interest rates of 8.0% per annum. See "General Information -- Structure of Transaction" in this Supplement.

ASSUMED MORTGAGE CHARACTERISTICS (AS OF JUNE 1, 1997)

                                                                     PER ANNUM
                                                                   INTEREST RATE
                    REMAINING TERM                                  OF RELATED
                     TO MATURITY      LOAN AGE       PER ANNUM     GNMA-RELATED
PRINCIPAL BALANCE    (IN MONTHS)     (IN MONTHS)   INTEREST RATE    SECURITIES
-----------------   --------------   -----------   -------------   -------------
  $337,000,000           356              3            8.5%            8.0%

     The actual remaining terms to maturity and loan ages of most of the Mortgages differ from those shown above, in some cases significantly. See "General Information -- Structure of Transaction" and "-- The Mortgages" in this Supplement.

                             AVAILABLE INFORMATION

     Investors should purchase Securities only if they have read and understood this Supplement, the Multiclass Securities Offering Circular and the following documents:

        - Freddie Mac's Giant GNMA-Backed Securities and Other Pass-Through Securities Offering Circular dated January 1, 1997, which describes Giant Securities generally, and its Stripped Giant Securities, Series GS007 Offering Circular Supplement dated June 2, 1997 (together, the "Giant Securities Offering Circular").

        - Freddie Mac's Information Statement dated March 31, 1997, its Information Statement Supplement dated May 15, 1997 and any other Information Statement Supplements published by Freddie Mac through the time of purchase.

     This Supplement incorporates by reference the documents listed above. Investors can order these documents: from Freddie Mac, by writing or calling its Investor Inquiry Department at 8200 Jones Branch Drive, McLean, Virginia 22102 (outside Washington, D.C. metropolitan area, phone 800/336-FMPC; within Washington, D.C. metropolitan area, phone 703/450-3777); or from the Underwriter, by writing or calling its Prospectus Department at One MetroTech Center North, Brooklyn, New York 11201-3859 (phone 212/272-1581).

     Freddie Mac will publish a Supplemental Statement applicable to this Series (which will contain a description of the GNMA-Related Securities and other information) shortly after the Closing Date. Investors can obtain the Supplemental Statement, any offering materials for specific Giant Securities and historic and current information concerning specific Giant Securities and the Securities from Freddie Mac's Investor Inquiry Department.

     Freddie Mac's Internet Web-Site (http://www.freddiemac.com) will display this Supplement, the Supplemental Statement, schedules of the GNMA-Related Securities and information, updated monthly, regarding each Class of this Series.

                              GENERAL INFORMATION

MULTICLASS SECURITY AGREEMENT

     Freddie Mac will create the Securities under the Multiclass Mortgage Security Agreement, dated as of January 1, 1997, and a Terms Supplement, to be dated the Closing Date (together, the "Multiclass Security Agreement"). Investors can order copies of the Multiclass Security Agreement by writing or calling the Investor Inquiry Department at Freddie Mac at the address or phone numbers shown under "Available Information" in this Supplement. The Multiclass Security Agreement is incorporated by reference in this Supplement.

     Holders and anyone having a beneficial interest in the Securities should refer to the Multiclass Security Agreement for a complete description of their rights and obligations and the rights and obligations of Freddie Mac. Holders and beneficial owners of Securities will acquire their Securities subject to all terms and conditions of the Multiclass Security Agreement, including the Terms Supplement.

FORM OF SECURITIES

     The Regular Classes of Multiclass Securities, the PECs Classes and the MACR Classes will be maintained and transferred through the book-entry facilities of Participants Trust Company or its successor (the "Depository") subject to the rules and procedures of the Depository in effect from time to time. The Depository is a New York-chartered limited purpose trust company registered with the Securities and Exchange Commission as a clearing agency pursuant to Section 17A of the Securities Exchange Act of 1934. The Depository performs services for its participants, principally brokerage firms and other financial institutions ("Depository Participants"), some of which own the Depository.

     Each such Class will be represented by one or more certificates held by or on behalf of the Depository. Neither Holders nor beneficial owners of such Classes will receive certificates. Beneficial ownership will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary where the beneficial owner maintains an account for that purpose. In turn, the financial intermediary's interest in such a Class will be recorded on the records of the Depository (or of a Depository Participant that acts as agent for the financial intermediary, if the intermediary is not itself a Depository Participant).

     The Residual Classes will be issued and may be held of record only in certificated form and will be transferable at Texas Commerce Bank National Association or its successor (the "Registrar").

     The Classes will be issued in the denominations specified under "Description of Multiclass Securities -- Form of Multiclass Securities, Holders, Minimum Principal Amounts and Transfers" in the Multiclass Securities Offering Circular.

HOLDERS

     The term "Holders" means (i) in the case of a Regular Class of Multiclass Securities, a PECs Class or a MACR Class, the Depository Participants that appear on the book-entry records of the Depository as registered holders of that Class and (ii) in the case of a Residual Class, the entities or individuals that appear on the records of the Registrar as the registered holders of that Class. The beneficial owner of a Security is not necessarily the Holder.

STRUCTURE OF TRANSACTION

     General

     This Series will be a "Double-Tier Series." The Regular Classes of Multiclass Securities and the R Class will represent beneficial ownership interests in the Upper-Tier REMIC Pool. The Upper-Tier REMIC Pool will consist of the classes of "regular interests" in the Lower-Tier REMIC Pool (the "Mortgage Securities"). The RS Class will represent the residual interest in the Lower-Tier REMIC Pool.

     The Lower-Tier REMIC Pool will consist of Stripped Giant Securities (Giant PO and Giant IO Securities) issued as part of Freddie Mac Stripped Giant Securities, Series GS007, which is expected to settle prior to the Closing Date. The Giant PO Securities will have an outstanding principal amount, as of the Closing Date, of $337,000,000. The Giant IO Securities will have an outstanding notional principal amount, as of the Closing Date, of $500,187,500 and an interest rate of 8.0% per annum.

     The GNMA-Related Securities underlying the Stripped Giant Securities will have interest rates of 8.0% per annum. The GNMA-Related Securities may include GNMA Certificates and/or Giant Securities. GNMA Certificates represent ownership interests in pools consisting of specified Mortgages. Giant Securities represent beneficial ownership interests in discrete pools consisting of specified GNMA Certificates (or, in some cases, other Giant Securities). All of the GNMA-Related Securities will be GNMA I Certificates or Giant Securities that are backed by GNMA I Certificates. See "Description of Multiclass Securities -- GNMA Certificates" in the Multiclass Securities Offering Circular.

     The Underwriter expects to acquire the Stripped Giant Securities from Freddie Mac prior to the Closing Date and to redeliver them to Freddie Mac on the Closing Date in exchange for the Multiclass Securities.

THE MORTGAGES

     The Mortgages underlying the GNMA-Related Securities are fixed-rate, first lien residential mortgages and mortgage participations. For purposes of this Supplement, Freddie Mac has made certain assumptions regarding the remaining terms to maturity and loan ages of the Mortgages underlying the GNMA-Related Securities. See "Terms Sheet -- Assumed Mortgage Characteristics" in this Supplement. However, the characteristics of most of the Mortgages differ from those assumed, in some cases significantly. This is the case even if the weighted average characteristics of the Mortgages are the same as those of mortgages having the characteristics assumed. Small differences in the characteristics of the Mortgages can have a significant effect on the weighted average lives and yields of the Classes. See "Prepayment and Yield Analysis" in this Supplement.

                         PAYMENT EXCHANGE CERTIFICATES

GENERAL

     On the Closing Date, each Class of PECs will represent the entire beneficial ownership interest in its underlying Class or Classes of Multiclass Securities and, subject to its rights and obligations under the Interest Payment Exchange, will be entitled to receive the entire cash flow from such underlying Class or Classes of Multiclass Securities. Therefore, Holders of the A Class will be treated as Holders of proportionate interests in the underlying IA and SB Classes of Multiclass Securities and Holders of the S Class will be treated as Holders of proportionate interests in the underlying SC Class of Multiclass Securities, subject in each case to the Interest Payment Exchange.

     Pursuant to the Interest Payment Exchange, the A Class in effect will transfer to the S Class the amount of payments received on the SB Class on each Payment Date in exchange for the Interest Payment Supplement Amount, if any, for that Payment Date.

     In general, the descriptions in the Multiclass Securities Offering Circular of Regular Classes of Multiclass Securities also apply to PECs Classes, except where the context requires otherwise. For example, PECs Classes are guaranteed by Freddie Mac, are assigned Class Factors, are entitled to receive payments of interest, are categorized by "Principal Type," "Interest Type" and "Other Type," and are issued in book-entry form to "Holders" in prescribed denominations, in the same manner as are Regular Classes of Multiclass Securities. In addition, the discussions under "ERISA Considerations" and "Legal Investment Considerations" in the Multiclass Securities Offering Circular apply to PECs Classes as well as Multiclass Securities.

     On the Closing Date, Freddie Mac will issue the PECs Classes shown on the cover page of this Supplement. As described below under "Procedures," Classes of PECs may be converted, in whole or in part, into their underlying Classes of Multiclass Securities.

CONVERSION

     A Holder or Holders of both Classes of PECs will be permitted to convert such Classes into their underlying Classes of Multiclass Securities so long as the notional principal amounts of the Classes of PECs submitted for conversion represent equal percentages of their outstanding notional principal amounts. Each Holder of a Class of PECs submitted for conversion will receive in conversion like percentages of the notional principal amounts of the Class or Classes of Multiclass Securities underlying that Class of PECs; thus, the converting Holder or Holders will receive proportionate amounts of the IA and SB Classes in exchange for the A Class and proportionate amounts of the SC Class in exchange for the S Class. Immediately after a conversion of PECs into Multiclass Securities, the PECs so converted will be retired and will not be reissued, and the Interest Payment Exchange will terminate as to such converted PECs. Conversions will be on a one-time basis, so that Multiclass Securities received in a conversion may not later be reconverted into PECs.

     AT ANY GIVEN TIME, A HOLDER'S ABILITY TO CONVERT PECS INTO MULTICLASS SECURITIES WILL BE LIMITED BY A NUMBER OF FACTORS. A HOLDER MUST, AT THE TIME OF THE PROPOSED CONVERSION, OWN, TOGETHER WITH ANY OTHER HOLDERS PARTICIPATING IN THE CONVERSION, BOTH CLASSES OF PECS IN THE APPROPRIATE PROPORTIONS IN ORDER TO EFFECT A DESIRED CONVERSION. A HOLDER THAT DOES NOT OWN BOTH CLASSES OF PECS IN THE APPROPRIATE AMOUNTS MAY NOT BE ABLE TO OBTAIN THE NECESSARY CLASS OF PECS. THE HOLDER OF A NEEDED CLASS MAY REFUSE OR BE UNABLE TO SUBMIT SUCH CLASS FOR CONVERSION OR SUCH CLASS MAY HAVE BEEN PURCHASED AND PLACED INTO OTHER FINANCIAL STRUCTURES. IN ADDITION, REDUCTIONS IN THE NOTIONAL PRINCIPAL AMOUNTS OF THE PEC CLASSES WILL, OVER TIME, DIMINISH THE AMOUNTS AVAILABLE FOR CONVERSION.

PROCEDURES

     A Holder proposing to effectuate a conversion must notify Freddie Mac's Structured Finance Department through a dealer who is a member of Freddie Mac's "REMIC Dealer Group." Such notice must be given in writing or by telefax not later than two Business Days before the proposed conversion date (which date, subject to Freddie Mac's approval, can be any Business Day other than the first or last Business Day of the month). The notice must include the outstanding notional principal amount of both the PECs to be converted, the amounts owned by such Holders and the proposed conversion date. Promptly after the receipt of a notice of conversion, Freddie Mac will telephone the dealer to provide instructions for delivering the PECs and the conversion fee to Freddie Mac by wire transfer. A notice of conversion becomes irrevocable on the second Business Day before the proposed conversion date.

     A fee will be payable to Freddie Mac in connection with each conversion equal to 2/32 of 1% of the outstanding notional principal amount of the PECs to be submitted for conversion (but not more than $60,000).

     The last payment on the PECs surrendered in a conversion transaction will be made on the Payment Date in the month of conversion. Such payment will be made to the Holders of record as of the Record Date occurring on the last day of the month preceding the conversion. The first payment on Multiclass Securities received in a conversion transaction will be made on the Payment Date in the month following the month of the conversion. Such payment will be made to the Holders of record as of the Record Date occurring on the last day of the month of the conversion.

     The outstanding notional principal amounts of all Classes of Securities, including PECs, are available from Freddie Mac's Internet Web-Site or by writing or calling Freddie Mac's Investor Inquiry Department at the address or phone numbers shown under "Available Information."

                                    PAYMENTS

PAYMENT DATES; RECORD DATES

     Freddie Mac will make payments of principal and interest on the Securities to Holders entitled to such payments on the second "Business Day" after the 15th calendar day of each month (a "Payment Date"), beginning in the month following the Closing Date.

     On each Payment Date, any payment on a Security will be made to the Holder of record as of the end of the preceding calendar month (each, a "Record Date").

METHOD OF PAYMENT

     The Depository will act as Freddie Mac's paying agent for the Regular Classes of Multiclass Securities, the PECs Classes and the MACR Classes. The Depository will credit payments on such Classes in immediately available funds to the accounts of Holders of these Classes monthly on each Payment Date in accordance with the rules and procedures of the Depository.

     The Registrar will mail any payments on the Residual Classes by check to the addresses of the Holders of these Classes as they appear on the Registrar's records, not later than the applicable Payment Date. A Holder of a Residual Class will be required to present the Holder's certificate to the Registrar for payment under the circumstances described under "Description of Multiclass Securities -- Form of Multiclass Securities, Holders, Minimum Principal Amounts and Transfers" in the Multiclass Securities Offering Circular.

     A Holder that is not also the beneficial owner of a Security, and each other financial intermediary in the chain to the beneficial owner, will be responsible for remitting payments to their customers.

CLASS FACTORS

     Description of Factors

     On or about the ninth business day of each month after the Closing Date, Freddie Mac will make available (including on its Internet Web-Site) a Class Factor for each Class having a principal amount. The Class Factor for any Class for any month will be a truncated seven-digit decimal which, when multiplied by the original principal amount of a Security of that Class (assuming such Class was issued on the Closing

Date), will equal its remaining principal amount, after giving effect to any principal payment to be made on the Payment Date in the same month. For example, the January Class Factor for any Class will reflect the remaining principal amount of a Security of that Class, after giving effect to any principal payment to be made on January 17. Freddie Mac will also make available a Class Factor for each Notional Class, which will reflect the remaining notional principal amount of a Security of that Class in an analogous manner. The Class Factor for each Class for the month of the Closing Date is 1.0000000.

     The Class Factors will reflect Freddie Mac's published Class Factors for the Stripped Giant PCs, which will be based in part on preliminary GNMA Certificate factors or, in some cases, on Freddie Mac's own calculation of assumed Mortgage amortization schedules, and may not reflect payments actually received on the GNMA Certificates in a given month. See "Description of Multiclass Securities -- Class Factors" in the Multiclass Securities Offering Circular.

     Use of Factors

     For any Payment Date, investors can calculate the reduction in the principal amount of a Security of any Class entitled to principal payments by multiplying the original principal amount of that Security by the difference between its Class Factors for the preceding and current months. The amount of interest to be paid on a Security of any Class on each Payment Date will equal 30 days' interest on its outstanding principal amount (or notional principal amount) as determined by its Class Factor for the preceding month. See "General Information -- Structure of Transaction" in this Supplement.

     For example, the reduction in the principal amount of any Security entitled to principal payments on February 17 will reflect the difference between its January and February Class Factors. The amount of interest to be paid on any Security on February 17 will equal 30 days' interest at its Class Coupon, accrued during the month of January in the case of a Fixed Rate Class or the A Class or from January 17 to February 17 in the case of a Floating Rate or Inverse Floating Rate Class or the S Class, on the principal amount or notional principal amount of such Security determined by its January 1 Class Factor. If the outstanding balance of any Fixed Rate Class or the A Class is reduced on the Payment Date that falls within an Accrual Period, that Class will accrue interest during such Accrual Period on its reduced balance, even though its balance had been higher for approximately the first 17 days of the Accrual Period. No interest at all will be paid on any Class after its balance has been reduced to zero.

INTEREST

     Freddie Mac will pay interest on each Payment Date to the Holders of each Class of Securities on which interest has accrued.

     Categories of Classes

     For purposes of interest payments, the Classes of Multiclass Securities and the PECs Classes will be categorized as shown under "Interest Type" on the cover page of this Supplement, and the MACR Classes will be categorized as shown under "Interest Type" on Appendix 1 to this Supplement. The abbreviations used on the cover page and Appendix 1 are explained under "Description of Multiclass Securities -- Standard Definitions and Abbreviations for Classes" in the Multiclass Securities Offering Circular.

     Accrual Periods

     The Accrual Period for the Fixed Rate and A Classes will be the calendar month preceding the related Payment Date. The Accrual Period for the Floating Rate, Inverse Floating Rate and S Classes will be from the 17th of the month preceding the related Payment Date to the 17th of the month of that Payment Date. In each case, interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest payable on any Class on any Payment Date will consist of 30 days' interest on its balance as of the related Record Date.

     Fixed Rate Classes

     The Fixed Rate Classes will bear interest at the Class Coupons shown on the cover page of this Supplement and on Appendix 1 to this Supplement.

     Principal Only Classes

     The PC, PD, PE, PG, PH, PJ and PK Classes will be Principal Only Classes and will not be entitled to payments of interest.

     Notional Classes

     The Notional Classes will not receive principal payments. For convenience in describing interest payments, the Notional Classes will have notional principal amounts. The table under "Terms Sheet -- Notional Classes" in this Supplement shows the original notional principal amount of each Notional Class. Each Notional Class will reduce proportionately with the Stripped Giant Securities.

     Floating Rate and Inverse Floating Rate Classes

     The Floating Rate and Inverse Floating Rate Classes will bear interest as shown under "Terms Sheet -- Class Coupons" in this Supplement. The Class Coupons for the Floating Rate and Inverse Floating Rate Classes will be based on the arithmetic mean of the London interbank offered quotations for one-month Eurodollar deposits ("LIBOR").

     For information regarding the manner in which Freddie Mac determines LIBOR and calculates the Class Coupons for the Floating Rate and Inverse Floating Rate Classes, see "Description of Multiclass Securities -- Interest Rate Indices" in the Multiclass Securities Offering Circular.

     Freddie Mac's determination of LIBOR and its calculation of the Class Coupons will be final, except in the case of clear error. Investors can get LIBOR levels and the Class Coupons for the current and preceding Accrual Periods from Freddie Mac's Internet Web-Site or by writing or calling Freddie Mac's Investor Inquiry Department at the address or phone numbers shown under "Available Information" in this Supplement.

     PECs Classes

     Holders of each Class of PECs will receive payments of interest from its underlying Class or Classes of Multiclass Securities, adjusted as set forth under "Terms Sheet -- Class Coupons -- PECs Classes" pursuant to the Interest Payment Exchange.

     Freddie Mac's calculation of the Class Coupons of the PECs Classes will be final, except in the case of clear error. Investors can get Class Coupons of the PECs Classes for the current and preceding Accrual Periods from Freddie Mac's Internet Web-Site or by writing or calling Freddie Mac's Investor Inquiry Department at the address or phone numbers shown under "Available Information" in this Supplement.

PRINCIPAL

     Freddie Mac will pay principal on each applicable Payment Date to the Holders of the Classes on which principal is then due. The Holders of each such Class will receive principal payments on a pro rata basis among the Securities of that Class.

     Categories of Classes

     For purposes of principal payments, the Classes of Multiclass Securities and the PECs Classes will be categorized as shown under "Principal or Other Type" on the cover page of this Supplement, and the MACR Classes will be categorized as shown under "Principal or Other Type" on Appendix 1 to this Supplement. The abbreviations used on the cover page and Appendix 1 are explained under "Description of Multiclass Securities -- Standard Definitions and Abbreviations for Classes" in the Multiclass Securities Offering Circular.

     Amount of Payments

     The total amount of principal payments that will be made on the Securities on each Payment Date will equal the amount of principal required to be paid on the Giant PO Securities on that Payment Date (the "GNMA Principal Payment Amount").

     Allocation of Payments

     On each Payment Date, Freddie Mac will pay the GNMA Principal Payment Amount as described under "Terms Sheet -- Allocation of Principal" in this Supplement.

GUARANTEES

     Freddie Mac guarantees to each Holder of a Security (i) the timely payment of interest at the applicable Class Coupon and (ii) the payment of the principal amount of the Holder's Security as described in this Supplement. See "Description of Multiclass Securities -- Guarantees" in the Multiclass Securities Offering Circular.

     Freddie Mac also guarantees the payment of interest and principal on the Stripped Giant Securities and Giant Securities. See "Description of Pass-Through Securities -- Guarantees" in the Giant Securities Offering Circular.

     GNMA guarantees the timely payment of principal and interest on the GNMA Certificates. The obligations of GNMA under its guarantees of the GNMA Certificates are backed by the full faith and credit of the United States.

OPTIONAL REDEMPTION

     Freddie Mac may redeem the Mortgage Securities and the RS Class, in whole but not in part, on any Payment Date when their aggregate outstanding principal amount would be less than 1% of their aggregate original principal amount. Upon any redemption, the redemption price of the Mortgage Securities will be applied to retire the outstanding Regular Classes and the R Class. Any outstanding PECs or MACR Classes will be retired from the proceeds of redemption of their related Regular Classes. The GNMA-Related Securities are not redeemable. See "Description of Multiclass Securities -- Optional Redemption" in the Multiclass Securities Offering Circular.

RESIDUAL PROCEEDS

     Upon surrender of their certificates to the Registrar, the Holders of the RS Class will receive the proceeds of the remaining assets of the Lower-Tier REMIC Pool, if any, after all required principal and interest payments on the Mortgage Securities and the RS Class have been made. Any such remaining assets are not likely to be significant.

     Upon like surrender, the Holders of the R Class will receive the proceeds of the remaining assets of the Upper-Tier REMIC Pool after all required principal and interest payments on the Regular Classes and the R Class have been made. Any such remaining assets are not likely to be significant.

                         PREPAYMENT AND YIELD ANALYSIS

GENERAL

     Mortgage Prepayments

     The rate of principal payments on the GNMA-Related Securities and on the Securities will depend on the rate of principal payments on the Mortgages. Mortgage principal payments may be in the form of scheduled amortization or partial or full prepayments. "Prepayments" include prepayments by the borrower, liquidations resulting from default, casualty or condemnation and payments made by GNMA pursuant to its guarantee of principal (other than scheduled amortization) on GNMA Certificates. The Mortgages are subject to prepayment at any time without penalty.

     Mortgage prepayment rates are likely to fluctuate significantly. In general, when prevailing mortgage interest rates decline significantly below the interest rates on the Mortgages, the prepayment rate on the Mortgages is likely to increase, although a number of other factors also may influence the prepayment rate, including general economic conditions, homeowner mobility, geographic distribution, refinancing opportunities and government subsidy programs, if any.

     None of the Mortgages includes a "due-on-transfer" clause. Consequently, the holder of a Mortgage generally may not demand the payment in full of the remaining principal balance of that Mortgage on the sale or other transfer of the mortgaged property to a creditworthy transferee.

     PSA Model

     Prepayments on pools of mortgages are commonly measured relative to a variety of prepayment models. The particular model used in this Supplement is the Public Securities Association's standard prepayment model, or "PSA." This model assumes that mortgages will prepay at an annual rate of 0.2% in the first month after origination, that the prepayment rate increases at an annual rate of 0.2% per month up to the 30th month after origination and that the prepayment rate is constant at 6% per annum in the 30th and later months (this assumption is called "100% PSA"). For example, at 100% PSA, mortgages with a loan age of three months (i.e., mortgages in their fourth month after origination) are assumed to prepay at an annual rate of 0.8%. "0% PSA" assumes no prepayments; "50% PSA" assumes prepayment rates equal to 0.50 times 100% PSA; "200% PSA" assumes prepayment rates equal to 2.00 times 100% PSA; and so forth. PSA is not a description of historical prepayment experience or a prediction of the rate of prepayment of the Mortgages.

     Weighted Average Life

     The weighted average life of a security refers to the average amount of time that will elapse from the date of its issuance until each dollar of principal has been repaid to the investor. The weighted average lives of the Classes will depend primarily on the rate at which principal is paid on the Mortgages. This Supplement shows weighted average lives under various Mortgage prepayment assumptions. In each case, Freddie Mac has calculated the weighted average life by (i) multiplying the assumed net reduction, if any, in the principal amount on each Payment Date by the number of years from the Closing Date to such Payment Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount.

     Yield

     The yield of each Class will depend upon its purchase price, its sensitivity to the rate of principal payments on the Mortgages and the actual characteristics of the Mortgages. The yield of each Floating Rate, Inverse Floating Rate or PECs Class will also depend on its sensitivity to the level of LIBOR. This Supplement shows pre-tax yields to maturity under various scenarios. In each case, Freddie Mac has calculated the pre-tax yield by (i) determining the monthly discount rate (whether positive or negative) that, when applied to an assumed stream of cash flows to be paid on the applicable Class, would cause the discounted present value of such assumed stream of cash flows to equal an assumed purchase price (including accrued interest, if any) of that Class and
(ii) converting such monthly rate to a corporate bond equivalent (i.e., semiannual payment) rate. The yield calculations do not take into account any variations in the interest rates at which investors may be able to reinvest payments received. Consequently, they do not reflect the return on any investment when reinvestment rates other than the discount rate are considered.

     Modeling Assumptions

     In order to prepare the various tables and other statistical information in this Supplement, Freddie Mac has made certain assumptions regarding the GNMA-Related Securities and underlying Mortgages. Unless otherwise noted, each table is based on the following assumptions (the "Modeling Assumptions"), among others:

        - The Mortgages have the assumed characteristics shown under "Terms
          Sheet -- Assumed Mortgage Characteristics" in this Supplement;
        - As of the Closing Date, the Stripped Giant Securities have the principal and notional principal balances set forth under "Terms Sheet -- The Stripped Giant Securities";
        - Payments on the Classes are always received on the 17th of the month, whether or not a Business Day;
        - Freddie Mac does not make an optional redemption; and
        - Each Class is held from the Closing Date to retirement and is not exchanged or converted in whole or in part.

     When reading the tables and the related text, investors should bear in mind that the Modeling Assumptions, like any other stated assumptions, are unlikely to be entirely consistent with actual experience. For example, most of the Mortgages do not have the characteristics assumed, many Payment Dates will occur on a Business Day after the 17th of the month and Freddie Mac may make an optional redemption as described under "Payments -- Optional Redemption" above.

     In addition, payments on the Classes will depend in part on preliminary GNMA Certificate factors and, in some cases, on Freddie Mac's own calculations of assumed Mortgage amortization schedules, both of which may not reflect payments actually received on the GNMA Certificates in a given month. See "Payments -- Class Factors -- Description of Factors" in this Supplement and "Description of Multiclass Securities -- Class Factors" in the Multiclass Securities Offering Circular.

     Principal Payment Uncertainty

     Mortgages and mortgage securities, such as the Stripped Giant Securities, the GNMA-Related Securities and the Securities, are subject to prepayment uncertainty. The rate of principal payments on the GNMA-Related Securities and on the Securities will depend on the rate of principal payments on the Mortgages.

     Suitability

     The Securities, especially the Interest Only, Inverse Floating Rate, Principal Only and Residual Classes, are not suitable investments for all investors. The Securities are not appropriate investments for any investor that requires a single lump sum payment on a predetermined date or an otherwise certain payment stream. In addition, although the Underwriter intends to make a market for the purchase and sale of the Securities after their initial issuance, it has no obligation to do so. There is no assurance that such a secondary market will develop, that any secondary market will continue, or that the price at which an investor can sell an investment in any Class will enable the investor to realize a desired yield on that investment. The market values of the Classes are likely to fluctuate; such fluctuations may be significant and could result in significant losses to investors. The secondary markets for mortgage-related securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of Classes that are especially sensitive to prepayment or interest rate risk or that have been structured to meet the investment requirements of limited categories of investors. Investors are encouraged to consult their own advisors regarding the financial, legal, tax and other aspects of an investment in the Securities. The flexibility created by the ability to modify and combine certain Classes of Multiclass Securities and MACR Classes or to convert PECs Classes into Classes of Multiclass Securities may affect the liquidity of the Classes and the prices that potential purchasers are willing to pay in the secondary market. No investor should purchase Securities of any Class unless the investor understands and is able to bear the prepayment, yield, liquidity and market risks associated with that Class.

PREPAYMENT AND WEIGHTED AVERAGE LIFE CONSIDERATIONS

     Pass-Through Classes

     Each Pass-Through Class will receive a portion of the principal payments made on the GNMA-Related Securities on each Payment Date. The sensitivity of a Pass-Through Class to prepayments on the Mortgages will be the same as that of the GNMA-Related Securities.

     MACR Classes

     The principal payment characteristics of a MACR Class will reflect the principal payment characteristics of the Classes of Multiclass Securities or MACR Certificates which are combined to form such MACR Class.

     Declining Balances Table

     The following table shows, for the indicated Classes of Securities and the underlying GNMA-Related Securities, (i) the percentages of their original principal amounts (or, in the case of the GNMA-Related Securities, their outstanding principal amount as of the Closing Date) that would be outstanding after each of the dates shown at various constant percentages of PSA and (ii) their corresponding weighted average lives. Freddie Mac has prepared this table using the Modeling Assumptions. The Mortgages do not have the characteristics assumed, and Mortgage prepayment rates may differ from the constant rates shown. These differences may affect the actual payment behavior and weighted average life of any Class and of the GNMA-Related Securities. For example, because of the diverse remaining terms to maturity and loan ages of the Mortgages, principal payments on any Class may be faster or slower than indicated, even if the Mortgages were to prepay at the constant rates shown. This may be the case even if the weighted average remaining term to maturity and weighted average loan age of the Mortgages are the same as those of mortgages having the characteristics assumed.

  PERCENTAGES OF ORIGINAL PRINCIPAL AMOUNTS OUTSTANDING* AND WEIGHTED AVERAGE
                                     LIVES

                                 C, D, E, F, FA, FB, FC, FD, FE, FG, G, H, J, K, L, M, N, O, PC, PD, PE, PG, PH,
                                            PJ, PK, Q, T AND U AND UNDERLYING GNMA-RELATED SECURITIES
                                ----------------------------------------------------------------------------------
                                                            PSA PREPAYMENT ASSUMPTION
                                ----------------------------------------------------------------------------------
             DATE                     0%              100%             160%             300%             500%
------------------------------  --------------   --------------   --------------   --------------   --------------
Closing Date..................        100              100              100              100              100
June 17, 1998.................         99               97               96               94               90
June 17, 1999.................         98               92               89               81               70
June 17, 2000.................         97               86               80               66               49
June 17, 2001.................         96               80               71               53               34
June 17, 2002.................         95               74               64               43               23
June 17, 2003.................         94               69               57               35               16
June 17, 2004.................         93               64               51               28               11
June 17, 2005.................         91               59               45               23                8
June 17, 2006.................         90               55               40               18                5
June 17, 2007.................         88               51               36               15                4
June 17, 2008.................         86               47               31               12                2
June 17, 2009.................         84               43               28               10                2
June 17, 2010.................         82               39               25                8                1
June 17, 2011.................         80               36               22                6                1
June 17, 2012.................         77               33               19                5                1
June 17, 2013.................         75               29               16                4                0
June 17, 2014.................         72               27               14                3                0
June 17, 2015.................         68               24               12                2                0
June 17, 2016.................         65               21               11                2                0
June 17, 2017.................         61               19                9                1                0
June 17, 2018.................         57               16                8                1                0
June 17, 2019.................         52               14                6                1                0
June 17, 2020.................         47               12                5                1                0
June 17, 2021.................         41               10                4                0                0
June 17, 2022.................         36                8                3                0                0
June 17, 2023.................         29                6                2                0                0
June 17, 2024.................         22                4                2                0                0
June 17, 2025.................         14                3                1                0                0
June 17, 2026.................          6                1                0                0                0
June 17, 2027.................          0                0                0                0                0

Weighted Average
  Life (Years)................       20.5             11.7              9.0              5.6              3.7

---------------

* Rounded to nearest whole percentage.

YIELD CONSIDERATIONS

     An investor seeking to maximize yield should make a decision whether to invest in any Class based on the anticipated yield of that Class resulting from its purchase price, the investor's own projection of Mortgage prepayment rates under a variety of scenarios and, in the case of the PECs, Floating Rate and Inverse Floating Rate Classes, the investor's own projection of levels of LIBOR under a variety of scenarios. Freddie Mac makes no representation regarding Mortgage prepayment rates, the level of LIBOR or the yield of any Class.

     Prepayments: Effect on Yields

     The yields to investors will be sensitive in varying degrees to the rate of prepayments on the underlying Mortgages. In the case of the Interest Only Classes and any other Classes purchased at a premium over their principal amounts, faster than anticipated rates of Mortgage principal payments could result in actual yields to investors that are lower than the anticipated yields. Investors in the Interest Only Classes should also consider the risk that rapid rates of Mortgage principal payments could result in the failure of investors to fully recover their investments. In the case of the Principal Only Classes and any other Classes purchased at a discount to their principal amounts, slower than anticipated rates of principal payments could result in actual yields to investors that are lower than the anticipated yields.

     Rapid rates of prepayments on the Mortgages are likely to coincide with periods of low prevailing interest rates. During such periods, the yields at which an investor may be able to reinvest amounts received as principal payments on the investor's Class may be lower than the yield on that Class. Conversely, slow rates of prepayments on the Mortgages are likely to coincide with periods of high prevailing interest rates. During such periods, the amount of principal payments available to an investor for reinvestment at such high rates may be relatively low.

     The Mortgages will not prepay at any constant rate until maturity, nor will all of the Mortgages prepay at the same rate at any one time. Moreover, as described under "Description of Multiclass Securities -- Class Factors" in the Multiclass Securities Offering Circular, a portion of the payments (including prepayments) on the GNMA-Related Securities are likely to be distributed in the month following the month in which they are received by Freddie Mac. The timing of changes in the rate of prepayments, and of the actual receipt of such payments, may affect the actual yield to an investor, even if the average rate of principal prepayments is consistent with the investor's expectation. In general, the earlier a prepayment of principal on the Mortgages, the greater the effect on an investor's yield. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the Closing Date is not likely to be offset by a later equivalent reduction (or increase) in the rate of principal prepayments.

     LIBOR: Effect on Yields of the Floating Rate, Inverse Floating Rate and PECs Classes

     Investors in the Floating Rate Classes should consider the risk that lower than anticipated levels of LIBOR could result in actual yields to investors that are lower than the anticipated yields and the fact that their Class Coupon cannot exceed their specified maximum rates. Conversely, investors in the Inverse Floating Rate and PECs Classes should consider the risk that higher than anticipated levels of LIBOR could result in actual yields to investors that are significantly lower than the anticipated yields and the fact that their Class Coupons can fall or remain as low as 0% (except in the case of the A Class, which has a minimum Class Coupon of 8%). Further, high levels of LIBOR (especially in combination with fast Mortgage prepayment rates) may result in the failure of investors in the Inverse Floating Rate and PECs Classes to fully recover their investments.

     Changes in LIBOR may not correlate with changes in mortgage interest rates. It is possible that lower prevailing mortgage interest rates (which would be expected to result in faster prepayments) could occur concurrently with a higher level of LIBOR. Conversely, higher prevailing mortgage interest rates (which would be expected to result in slower prepayments) could occur concurrently with a lower level of LIBOR.

     LIBOR will not remain constant at any level. The timing of changes in the level of LIBOR may affect the actual yield to an investor, even if the average level is consistent with the investor's expectation. In general, the earlier a change in the level of LIBOR, the greater the effect on an investor's yield. As a result, the effect on an investor's yield of a LIBOR level that is higher (or lower) than the rate anticipated by the investor during earlier periods is not likely to be offset by a later equivalent reduction (or increase).

     Payment Delay: Effect on Yields of Fixed Rate and A Classes

     The effective yield on any Fixed Rate Class or the A Class will be less than the yield otherwise produced by its Class Coupon and purchase price because
(i) on the first Payment Date 30 days' interest will be payable on that Class even though interest began to accrue approximately 47 days earlier and (ii) on each subsequent Payment Date the interest payable will accrue during the related Accrual Period, which will end approximately 17 days earlier.

     Interest Payment Exchange: Effect on Yields of PECs Classes

     Relatively high levels of LIBOR will reduce, and relatively low levels of LIBOR will increase, the aggregate amount of interest available for payments on the PECs Classes. Pursuant to the Interest Payment Exchange, such interest will be allocated to the A and S Classes in varying proportions from period to period, based on applicable levels of LIBOR and on calculated or actual Mortgage prepayment rates.

     The Interest Payment Exchange is designed to compensate Holders of the A Class, in part, for the reduction in yield that would be expected to occur if relatively fast Mortgage prepayments are made in low interest rate environments. Other things being equal, the Interest Payment Supplement Amount generally will increase as the level of LIBOR declines and will decline as the level of LIBOR increases, up to a LIBOR level of 6.1875% (at which level and above the Interest Payment Supplement Amount will equal $0 in all cases). Thus, the Interest Payment Exchange in general will cause the yield of the A Class to be higher than would be the case if it only received interest of 8% per annum from the IA Class, and the yield of the S Class to be lower than would be the case if it were entitled to receive all of the SB and SC Amounts. In some cases the Interest Payment Supplement Amount payable from the S Class to the A Class may exceed, and in other cases it may be less than, the SB Amount payable from the A Class to the S Class.

     Yield Tables

     The following tables show the pre-tax yields to maturity (corporate bond equivalent) of the Interest Only and Principal Only Classes at various constant percentages of PSA and, in the case of the Inverse Floating Rate and PECs Classes, at various constant levels of LIBOR. The tables for the Interest Only Classes also show annual and total interest payments on those Classes. Freddie Mac has prepared these tables using the Modeling Assumptions and the assumed purchase prices shown in the table captions. Where the assumed price is expressed as a dollar amount, it includes accrued interest. The assumed prices are not necessarily those at which actual sales will occur.

                      INTEREST PAYMENTS AND PRE-TAX YIELDS

                                    A CLASS
                        (ASSUMED PRICE: $42,222,569.44)
                            (PAYMENTS IN THOUSANDS)

                                                                                                                 6.1875% LIBOR
                                           4.6875% LIBOR                           5.6875% LIBOR                   AND HIGHER
                               --------------------------------------  --------------------------------------  ------------------
                                           PSA PREPAYMENT                          PSA PREPAYMENT                PSA PREPAYMENT
                                             ASSUMPTION                              ASSUMPTION                    ASSUMPTION
      TWELVE CONSECUTIVE       --------------------------------------  --------------------------------------  ------------------
        MONTHS THROUGH           100%      160%      300%      500%      100%      160%      300%      500%      100%      160%
      ------------------         ----      ----      ----      ----      ----      ----      ----      ----      ----      ----
June 17, 1998................. $  7,918  $  7,886  $  8,810  $  9,404  $  7,918  $  7,886  $  8,450  $  8,330  $  7,918  $  7,886
June 17, 1999.................    7,618     7,447     9,321    10,173     7,618     7,447     8,495     7,829     7,618     7,447
June 17, 2000.................    7,156     6,763     8,716     8,848     7,156     6,763     7,679     6,220     7,156     6,763
June 17, 2001.................    6,661     6,055     7,107     6,177     6,661     6,055     6,254     4,327     6,661     6,055
June 17, 2002.................    6,194     5,415     5,747     4,259     6,194     5,415     5,062     2,989     6,194     5,415
June 17, 2003.................    5,753     4,837     4,641     2,931     5,753     4,837     4,091     2,063     5,753     4,837
June 17, 2004.................    5,337     4,315     3,742     2,014     5,337     4,315     3,302     1,421     5,337     4,315
June 17, 2005.................    4,945     3,845     3,012     1,382     4,945     3,845     2,661       978     4,945     3,845
June 17, 2006.................    4,574     3,421     2,419       946     4,574     3,421     2,140       671     4,574     3,421
June 17, 2007.................    4,224     3,038     1,939       646     4,224     3,038     1,718       460     4,224     3,038
June 17, 2008.................    3,894     2,693     1,551       440     3,894     2,693     1,376       315     3,894     2,693
June 17, 2009.................    3,581     2,382     1,237       299     3,581     2,382     1,099       214     3,581     2,382
June 17, 2010.................    3,285     2,101       983       202     3,285     2,101       876       146     3,285     2,101
June 17, 2011.................    3,005     1,849       779       136     3,005     1,849       695        99     3,005     1,849
June 17, 2012.................    2,740     1,621       614        91     2,740     1,621       550        67     2,740     1,621
June 17, 2013.................    2,489     1,416       483        61     2,489     1,416       433        45     2,489     1,416
June 17, 2014.................    2,251     1,232       377        40     2,251     1,232       339        30     2,251     1,232
June 17, 2015.................    2,025     1,066       293        27     2,025     1,066       264        20     2,025     1,066
June 17, 2016.................    1,811       916       226        17     1,811       916       204        13     1,811       916
June 17, 2017.................    1,607       782       172        11     1,607       782       157         9     1,607       782
June 17, 2018.................    1,414       662       130         7     1,414       662       119         6     1,414       662
June 17, 2019.................    1,229       553        97         5     1,229       553        89         4     1,229       553
June 17, 2020.................    1,054       456        71         3     1,054       456        66         2     1,054       456
June 17, 2021.................      887       369        51         2       887       369        48         1       887       369
June 17, 2022.................      727       291        36         1       727       291        34         1       727       291
June 17, 2023.................      575       221        24         1       575       221        23         0       575       221
June 17, 2024.................      429       159        15         0       429       159        15         0       429       159
June 17, 2025.................      289       103         9         0       289       103         8         0       289       103
June 17, 2026.................      155        53         4         0       155        53         4         0       155        53
June 17, 2027.................       32        10         1         0        32        10         1         0        32        10
                               --------  --------  --------  --------  --------  --------  --------  --------  --------  --------
Total Payments*............... $ 93,859  $ 71,958  $ 62,605  $ 48,122  $ 93,859  $ 71,958  $ 56,252  $ 36,260  $ 93,859  $ 71,958
                               ========  ========  ========  ========  ========  ========  ========  ========  ========  ========
Pre-Tax Yield.................    12.8%      9.5%      9.8%      4.4%     12.8%      9.5%      6.9%    (4.7)%     12.8%      9.5%

                                  6.1875% LIBOR
                                    AND HIGHER
                                ------------------
                                  PSA PREPAYMENT
                                    ASSUMPTION
      TWELVE CONSECUTIVE        ------------------
        MONTHS THROUGH            300%      500%
      ------------------          ----      ----
June 17, 1998.................  $  7,810  $  7,700
June 17, 1999.................     7,050     6,494
June 17, 2000.................     5,894     4,760
June 17, 2001.................     4,787     3,301
June 17, 2002.................     3,883     2,286
June 17, 2003.................     3,146     1,581
June 17, 2004.................     2,546     1,092
June 17, 2005.................     2,058       754
June 17, 2006.................     1,661       519
June 17, 2007.................     1,338       357
June 17, 2008.................     1,076       245
June 17, 2009.................       863       168
June 17, 2010.................       691       115
June 17, 2011.................       551        78
June 17, 2012.................       438        53
June 17, 2013.................       347        36
June 17, 2014.................       274        24
June 17, 2015.................       215        16
June 17, 2016.................       168        11
June 17, 2017.................       130         7
June 17, 2018.................       100         5
June 17, 2019.................        76         3
June 17, 2020.................        57         2
June 17, 2021.................        42         1
June 17, 2022.................        30         1
June 17, 2023.................        21         0
June 17, 2024.................        13         0
June 17, 2025.................         8         0
June 17, 2026.................         4         0
June 17, 2027.................         1         0
                                --------  --------
Total Payments*...............  $ 45,275  $ 29,612
                                ========  ========
Pre-Tax Yield.................      1.6%   (10.3)%

---------------

* Total payments may not equal sums of columns due to rounding.

                                    S CLASS
                         (ASSUMED PRICE: $5,214,723.96)
                            (PAYMENTS IN THOUSANDS)

                                           4.6875% LIBOR                           5.6875% LIBOR                 6.4375% LIBOR
                               --------------------------------------  --------------------------------------  ------------------
                                           PSA PREPAYMENT                          PSA PREPAYMENT                PSA PREPAYMENT
                                             ASSUMPTION                              ASSUMPTION                    ASSUMPTION
      TWELVE CONSECUTIVE       --------------------------------------  --------------------------------------  ------------------
        MONTHS THROUGH           100%      160%      300%      500%      100%      160%      300%      500%      100%      160%
      ------------------         ----      ----      ----      ----      ----      ----      ----      ----      ----      ----
June 17, 1998................. $  7,433  $  7,401  $  6,327  $  5,516  $  4,378  $  4,360  $  3,678  $  3,628  $  2,087  $  2,079
June 17, 1999.................    7,421     7,254     4,597     2,648     4,212     4,117     2,454     2,256     1,805     1,765
June 17, 2000.................    6,971     6,588     2,919       550     3,956     3,739     1,473     1,173     1,696     1,603
June 17, 2001.................    6,489     5,898     2,343       340     3,683     3,348     1,179       799     1,578     1,435
June 17, 2002.................    6,034     5,275     1,918       254     3,424     2,994       968       560     1,468     1,283
June 17, 2003.................    5,604     4,712     1,570       190     3,181     2,674       794       393     1,363     1,146
June 17, 2004.................    5,199     4,204     1,285       142     2,951     2,386       652       275     1,265     1,023
June 17, 2005.................    4,817     3,746     1,051       106     2,734     2,126       535       193     1,172       911
June 17, 2006.................    4,456     3,332       859        80     2,529     1,891       438       135     1,084       811
June 17, 2007.................    4,115     2,959       702        59     2,336     1,680       359        95     1,001       720
June 17, 2008.................    3,793     2,623       573        44     2,153     1,489       294        66       923       638
June 17, 2009.................    3,488     2,320       467        33     1,980     1,317       241        46       848       564
June 17, 2010.................    3,200     2,047       380        24     1,816     1,162       197        32       778       498
June 17, 2011.................    2,927     1,801       309        18     1,661     1,022       161        23       712       438
June 17, 2012.................    2,669     1,579       251        13     1,515       896       131        16       649       384
June 17, 2013.................    2,425     1,380       203        10     1,376       783       107        11       590       336
June 17, 2014.................    2,193     1,200       164         7     1,245       681        86         8       533       292
June 17, 2015.................    1,973     1,038       132         5     1,120       589        70         5       480       253
June 17, 2016.................    1,764       893       106         4     1,001       507        56         4       429       217
June 17, 2017.................    1,566       762        84         3       889       433        45         2       381       185
June 17, 2018.................    1,377       645        67         2       782       366        36         2       335       157
June 17, 2019.................    1,198       539        52         1       680       306        28         1       291       131
June 17, 2020.................    1,027       445        40         1       583       252        22         1       250       108
June 17, 2021.................      864       360        31         1       490       204        17         0       210        87
June 17, 2022.................      708       284        23         0       402       161        13         0       172        69
June 17, 2023.................      560       216        16         0       318       122         9         0       136        52
June 17, 2024.................      418       155        11         0       237        88         6         0       102        38
June 17, 2025.................      281       100         7         0       160        57         4         0        68        24
June 17, 2026.................      151        52         3         0        86        29         2         0        37        13
June 17, 2027.................       31        10         1         0        17         6         0         0         7         2
                               --------  --------  --------  --------  --------  --------  --------  --------  --------  --------
Total Payments*............... $ 91,151  $ 69,816  $ 26,493  $ 10,055  $ 51,894  $ 39,785  $ 14,055  $  9,724  $ 22,451  $ 17,261
                               ========  ========  ========  ========  ========  ========  ========  ========  ========  ========
Pre-Tax Yield.................   199.0%    196.3%    139.6%     82.3%     99.2%     96.5%     51.7%     42.1%     35.3%     32.2%

                                                              7.0000% LIBOR AND
                                  6.4375% LIBOR                     HIGHER
                                ------------------  --------------------------------------
                                  PSA PREPAYMENT                PSA PREPAYMENT
                                    ASSUMPTION                    ASSUMPTION
      TWELVE CONSECUTIVE        ------------------  --------------------------------------
        MONTHS THROUGH            300%      500%      100%      160%      300%      500%
      ------------------          ----      ----      ----      ----      ----      ----
June 17, 1998.................  $  2,061  $  2,035  $    369  $    369  $    369  $    369
June 17, 1999.................     1,671     1,539         0         0         0         0
June 17, 2000.................     1,397     1,128         0         0         0         0
June 17, 2001.................     1,134       782         0         0         0         0
June 17, 2002.................       920       542         0         0         0         0
June 17, 2003.................       745       375         0         0         0         0
June 17, 2004.................       603       259         0         0         0         0
June 17, 2005.................       488       179         0         0         0         0
June 17, 2006.................       394       123         0         0         0         0
June 17, 2007.................       317        85         0         0         0         0
June 17, 2008.................       255        58         0         0         0         0
June 17, 2009.................       204        40         0         0         0         0
June 17, 2010.................       164        27         0         0         0         0
June 17, 2011.................       131        19         0         0         0         0
June 17, 2012.................       104        13         0         0         0         0
June 17, 2013.................        82         9         0         0         0         0
June 17, 2014.................        65         6         0         0         0         0
June 17, 2015.................        51         4         0         0         0         0
June 17, 2016.................        40         3         0         0         0         0
June 17, 2017.................        31         2         0         0         0         0
June 17, 2018.................        24         1         0         0         0         0
June 17, 2019.................        18         1         0         0         0         0
June 17, 2020.................        13         0         0         0         0         0
June 17, 2021.................        10         0         0         0         0         0
June 17, 2022.................         7         0         0         0         0         0
June 17, 2023.................         5         0         0         0         0         0
June 17, 2024.................         3         0         0         0         0         0
June 17, 2025.................         2         0         0         0         0         0
June 17, 2026.................         1         0         0         0         0         0
June 17, 2027.................         0         0         0         0         0         0
                                --------  --------  --------  --------  --------  --------
Total Payments*...............  $ 10,939  $  7,227  $    369  $    369  $    369  $    369
                                ========  ========  ========  ========  ========  ========
Pre-Tax Yield.................     24.9%     14.0%        **        **        **        **

---------------

 * Total payments may not equal sums of columns due to rounding.
** Less than (99.9)%.

                                    SA CLASS
                        (ASSUMED PRICE: $17,032,541.67)
                            (PAYMENTS IN THOUSANDS)

                                           7.0000% LIBOR
                                             AND LOWER                             7.5000% LIBOR                 8.0000% LIBOR
                               --------------------------------------  --------------------------------------  ------------------
                                           PSA PREPAYMENT                          PSA PREPAYMENT                PSA PREPAYMENT
                                             ASSUMPTION                              ASSUMPTION                    ASSUMPTION
      TWELVE CONSECUTIVE       --------------------------------------  --------------------------------------  ------------------
        MONTHS THROUGH           100%      160%      300%      500%      100%      160%      300%      500%      100%      160%
      ------------------         ----      ----      ----      ----      ----      ----      ----      ----      ----      ----
June 17, 1998................. $  5,003  $  4,983  $  4,935  $  4,866  $  3,476  $  3,462  $  3,430  $  3,384  $  1,949  $  1,942
June 17, 1999.................    4,814     4,705     4,455     4,104     3,209     3,137     2,970     2,736     1,605     1,568
June 17, 2000.................    4,522     4,274     3,724     3,008     3,014     2,849     2,483     2,005     1,507     1,425
June 17, 2001.................    4,209     3,826     3,025     2,086     2,806     2,551     2,016     1,391     1,403     1,275
June 17, 2002.................    3,914     3,421     2,453     1,444     2,609     2,281     1,636       963     1,305     1,140
June 17, 2003.................    3,635     3,056     1,988       999     2,424     2,038     1,325       666     1,212     1,019
June 17, 2004.................    3,373     2,727     1,609       690     2,248     1,818     1,073       460     1,124       909
June 17, 2005.................    3,125     2,430     1,300       476     2,083     1,620       867       318     1,042       810
June 17, 2006.................    2,890     2,161     1,049       328     1,927     1,441       700       219       963       720
June 17, 2007.................    2,669     1,920       845       226     1,780     1,280       564       150       890       640
June 17, 2008.................    2,460     1,702       680       155     1,640     1,134       453       103       820       567
June 17, 2009.................    2,263     1,505       545       106     1,508     1,003       364        71       754       502
June 17, 2010.................    2,076     1,328       436        72     1,384       885       291        48       692       443
June 17, 2011.................    1,899     1,168       348        49     1,266       779       232        33       633       389
June 17, 2012.................    1,731     1,024       277        34     1,154       683       185        22       577       341
June 17, 2013.................    1,573       895       220        23     1,048       597       146        15       524       298
June 17, 2014.................    1,422       778       173        15       948       519       115        10       474       259
June 17, 2015.................    1,280       673       136        10       853       449        91         7       427       224
June 17, 2016.................    1,144       579       106         7       763       386        71         5       381       193
June 17, 2017.................    1,016       494        82         5       677       330        55         3       339       165
June 17, 2018.................      893       418        63         3       596       279        42         2       298       139
June 17, 2019.................      777       350        48         2       518       233        32         1       259       117
June 17, 2020.................      666       288        36         1       444       192        24         1       222        96
June 17, 2021.................      560       233        26         1       374       156        18         1       187        78
June 17, 2022.................      459       184        19         0       306       123        13         0       153        61
June 17, 2023.................      363       140        13         0       242        93         9         0       121        47
June 17, 2024.................      271       100         8         0       181        67         6         0        90        33
June 17, 2025.................      183        65         5         0       122        43         3         0        61        22
June 17, 2026.................       98        34         2         0        65        22         2         0        33        11
June 17, 2027.................       20         7         0         0        13         4         0         0         7         2
                               --------  --------  --------  --------  --------  --------  --------  --------  --------  --------
Total Payments*............... $ 59,307  $ 45,469  $ 28,608  $ 18,711  $ 39,678  $ 30,453  $ 19,213  $ 12,614  $ 20,050  $ 15,437
                               ========  ========  ========  ========  ========  ========  ========  ========  ========  ========
Pre-Tax Yield.................    25.4%     22.2%     14.6%      3.4%     14.0%     10.7%      2.8%    (9.0)%      2.0%    (1.4)%

                                                                8.5000% LIBOR
                                  8.0000% LIBOR                   AND HIGHER
                                ------------------  --------------------------------------
                                  PSA PREPAYMENT                PSA PREPAYMENT
                                    ASSUMPTION                    ASSUMPTION
      TWELVE CONSECUTIVE        ------------------  --------------------------------------
        MONTHS THROUGH            300%      500%      100%      160%      300%      500%
      ------------------          ----      ----      ----      ----      ----      ----
June 17, 1998.................  $  1,926  $  1,903  $    421  $    421  $    421  $    421
June 17, 1999.................     1,485     1,368         0         0         0         0
June 17, 2000.................     1,241     1,003         0         0         0         0
June 17, 2001.................     1,008       695         0         0         0         0
June 17, 2002.................       818       481         0         0         0         0
June 17, 2003.................       663       333         0         0         0         0
June 17, 2004.................       536       230         0         0         0         0
June 17, 2005.................       433       159         0         0         0         0
June 17, 2006.................       350       109         0         0         0         0
June 17, 2007.................       282        75         0         0         0         0
June 17, 2008.................       227        52         0         0         0         0
June 17, 2009.................       182        35         0         0         0         0
June 17, 2010.................       145        24         0         0         0         0
June 17, 2011.................       116        16         0         0         0         0
June 17, 2012.................        92        11         0         0         0         0
June 17, 2013.................        73         8         0         0         0         0
June 17, 2014.................        58         5         0         0         0         0
June 17, 2015.................        45         3         0         0         0         0
June 17, 2016.................        35         2         0         0         0         0
June 17, 2017.................        27         2         0         0         0         0
June 17, 2018.................        21         1         0         0         0         0
June 17, 2019.................        16         1         0         0         0         0
June 17, 2020.................        12         0         0         0         0         0
June 17, 2021.................         9         0         0         0         0         0
June 17, 2022.................         6         0         0         0         0         0
June 17, 2023.................         4         0         0         0         0         0
June 17, 2024.................         3         0         0         0         0         0
June 17, 2025.................         2         0         0         0         0         0
June 17, 2026.................         1         0         0         0         0         0
June 17, 2027.................         0         0         0         0         0         0
                                --------  --------  --------  --------  --------  --------
Total Payments*...............  $  9,817  $  6,518  $    421  $    421  $    421  $    421
                                ========  ========  ========  ========  ========  ========
Pre-Tax Yield.................    (9.6)%   (21.9)%        **        **        **        **

---------------

 * Total payments may not equal sums of columns due to rounding.
** Less than (99.9)%.

                                    SB CLASS
                        (ASSUMED PRICE: $14,903,473.96)
                            (PAYMENTS IN THOUSANDS)

                                           5.6875% LIBOR
                                             AND LOWER                             6.0000% LIBOR                 6.6875% LIBOR
                               --------------------------------------  --------------------------------------  ------------------
                                           PSA PREPAYMENT                          PSA PREPAYMENT                PSA PREPAYMENT
                                             ASSUMPTION                              ASSUMPTION                    ASSUMPTION
      TWELVE CONSECUTIVE       --------------------------------------  --------------------------------------  ------------------
        MONTHS THROUGH           100%      160%      300%      500%      100%      160%      300%      500%      100%      160%
      ------------------         ----      ----      ----      ----      ----      ----      ----      ----      ----      ----
June 17, 1998................. $  4,378  $  4,360  $  4,318  $  4,257  $  3,423  $  3,410  $  3,378  $  3,332  $  1,323  $  1,319
June 17, 1999.................    4,212     4,117     3,898     3,591     3,209     3,137     2,970     2,736     1,003       980
June 17, 2000.................    3,956     3,739     3,259     2,632     3,014     2,849     2,483     2,005       942       890
June 17, 2001.................    3,683     3,348     2,646     1,825     2,806     2,551     2,016     1,391       877       797
June 17, 2002.................    3,424     2,994     2,147     1,264     2,609     2,281     1,636       963       815       713
June 17, 2003.................    3,181     2,674     1,739       874     2,424     2,038     1,325       666       757       637
June 17, 2004.................    2,951     2,386     1,408       604     2,248     1,818     1,073       460       703       568
June 17, 2005.................    2,734     2,126     1,138       417     2,083     1,620       867       318       651       506
June 17, 2006.................    2,529     1,891       918       287     1,927     1,441       700       219       602       450
June 17, 2007.................    2,336     1,680       740       197     1,780     1,280       564       150       556       400
June 17, 2008.................    2,153     1,489       595       136     1,640     1,134       453       103       513       354
June 17, 2009.................    1,980     1,317       477        93     1,508     1,003       364        71       471       314
June 17, 2010.................    1,816     1,162       382        63     1,384       885       291        48       432       277
June 17, 2011.................    1,661     1,022       305        43     1,266       779       232        33       396       243
June 17, 2012.................    1,515       896       242        29     1,154       683       185        22       361       213
June 17, 2013.................    1,376       783       192        20     1,048       597       146        15       328       186
June 17, 2014.................    1,245       681       152        13       948       519       115        10       296       162
June 17, 2015.................    1,120       589       119         9       853       449        91         7       267       140
June 17, 2016.................    1,001       507        93         6       763       386        71         5       238       121
June 17, 2017.................      889       433        72         4       677       330        55         3       212       103
June 17, 2018.................      782       366        55         3       596       279        42         2       186        87
June 17, 2019.................      680       306        42         2       518       233        32         1       162        73
June 17, 2020.................      583       252        31         1       444       192        24         1       139        60
June 17, 2021.................      490       204        23         1       374       156        18         1       117        49
June 17, 2022.................      402       161        16         0       306       123        13         0        96        38
June 17, 2023.................      318       122        11         0       242        93         9         0        76        29
June 17, 2024.................      237        88         7         0       181        67         6         0        56        21
June 17, 2025.................      160        57         4         0       122        43         3         0        38        14
June 17, 2026.................       86        29         2         0        65        22         2         0        20         7
June 17, 2027.................       17         6         0         0        13         4         0         0         4         1
                               --------  --------  --------  --------  --------  --------  --------  --------  --------  --------
Total Payments*............... $ 51,894  $ 39,785  $ 25,032  $ 16,372  $ 39,626  $ 30,400  $ 19,160  $ 12,562  $ 12,636  $  9,753
                               ========  ========  ========  ========  ========  ========  ========  ========  ========  ========
Pre-Tax Yield.................    25.4%     22.2%     14.6%      3.4%     17.3%     14.0%      6.2%    (5.4)%    (1.9)%    (5.3)%

                                                                7.0000% LIBOR
                                  6.6875% LIBOR                   AND HIGHER
                                ------------------  --------------------------------------
                                  PSA PREPAYMENT                PSA PREPAYMENT
                                    ASSUMPTION                    ASSUMPTION
      TWELVE CONSECUTIVE        ------------------  --------------------------------------
        MONTHS THROUGH            300%      500%      100%      160%      300%      500%
      ------------------          ----      ----      ----      ----      ----      ----
June 17, 1998.................  $  1,309  $  1,295  $    369  $    369  $    369  $    369
June 17, 1999.................       928       855         0         0         0         0
June 17, 2000.................       776       627         0         0         0         0
June 17, 2001.................       630       435         0         0         0         0
June 17, 2002.................       511       301         0         0         0         0
June 17, 2003.................       414       208         0         0         0         0
June 17, 2004.................       335       144         0         0         0         0
June 17, 2005.................       271        99         0         0         0         0
June 17, 2006.................       219        68         0         0         0         0
June 17, 2007.................       176        47         0         0         0         0
June 17, 2008.................       142        32         0         0         0         0
June 17, 2009.................       114        22         0         0         0         0
June 17, 2010.................        91        15         0         0         0         0
June 17, 2011.................        73        10         0         0         0         0
June 17, 2012.................        58         7         0         0         0         0
June 17, 2013.................        46         5         0         0         0         0
June 17, 2014.................        36         3         0         0         0         0
June 17, 2015.................        28         2         0         0         0         0
June 17, 2016.................        22         1         0         0         0         0
June 17, 2017.................        17         1         0         0         0         0
June 17, 2018.................        13         1         0         0         0         0
June 17, 2019.................        10         0         0         0         0         0
June 17, 2020.................         7         0         0         0         0         0
June 17, 2021.................         5         0         0         0         0         0
June 17, 2022.................         4         0         0         0         0         0
June 17, 2023.................         3         0         0         0         0         0
June 17, 2024.................         2         0         0         0         0         0
June 17, 2025.................         1         0         0         0         0         0
June 17, 2026.................         0         0         0         0         0         0
June 17, 2027.................         0         0         0         0         0         0
                                --------  --------  --------  --------  --------  --------
Total Payments*...............  $  6,241  $  4,179  $    369  $    369  $    369  $    369
                                ========  ========  ========  ========  ========  ========
Pre-Tax Yield.................   (13.5)%   (26.0)%        **        **        **        **

---------------

 * Total payments may not equal sums of columns due to rounding.
** Less than (99.9)%.

                                    SC CLASS
                         (ASSUMED PRICE: $4,212,500.00)
                            (PAYMENTS IN THOUSANDS)

                                                                                                                 5.6875% LIBOR
                                           3.6875% LIBOR                           4.6875% LIBOR                   AND HIGHER
                               --------------------------------------  --------------------------------------  ------------------
                                           PSA PREPAYMENT                          PSA PREPAYMENT                PSA PREPAYMENT
                                             ASSUMPTION                              ASSUMPTION                    ASSUMPTION
      TWELVE CONSECUTIVE       --------------------------------------  --------------------------------------  ------------------
        MONTHS THROUGH           100%      160%      300%      500%      100%      160%      300%      500%      100%      160%
      ------------------         ----      ----      ----      ----      ----      ----      ----      ----      ----      ----
June 17, 1998................. $  6,109  $  6,082  $  6,018  $  5,926  $  3,055  $  3,041  $  3,009  $  2,963  $      0  $      0
June 17, 1999.................    6,419     6,274     5,940     5,472     3,209     3,137     2,970     2,736         0         0
June 17, 2000.................    6,029     5,698     4,965     4,011     3,014     2,849     2,483     2,005         0         0
June 17, 2001.................    5,612     5,101     4,033     2,781     2,806     2,551     2,016     1,391         0         0
June 17, 2002.................    5,218     4,562     3,271     1,926     2,609     2,281     1,636       963         0         0
June 17, 2003.................    4,847     4,075     2,651     1,332     2,424     2,038     1,325       666         0         0
June 17, 2004.................    4,497     3,636     2,145       920     2,248     1,818     1,073       460         0         0
June 17, 2005.................    4,166     3,239     1,734       635     2,083     1,620       867       318         0         0
June 17, 2006.................    3,854     2,882     1,399       437     1,927     1,441       700       219         0         0
June 17, 2007.................    3,559     2,559     1,127       301     1,780     1,280       564       150         0         0
June 17, 2008.................    3,280     2,269       906       207     1,640     1,134       453       103         0         0
June 17, 2009.................    3,017     2,007       727       141     1,508     1,003       364        71         0         0
June 17, 2010.................    2,768     1,770       582        97     1,384       885       291        48         0         0
June 17, 2011.................    2,532     1,558       464        66     1,266       779       232        33         0         0
June 17, 2012.................    2,309     1,366       369        45     1,154       683       185        22         0         0
June 17, 2013.................    2,097     1,193       293        30     1,048       597       146        15         0         0
June 17, 2014.................    1,896     1,038       231        20       948       519       115        10         0         0
June 17, 2015.................    1,706       898       181        14       853       449        91         7         0         0
June 17, 2016.................    1,526       772       141         9       763       386        71         5         0         0
June 17, 2017.................    1,354       659       109         6       677       330        55         3         0         0
June 17, 2018.................    1,191       558        84         4       596       279        42         2         0         0
June 17, 2019.................    1,036       466        64         3       518       233        32         1         0         0
June 17, 2020.................      888       384        48         2       444       192        24         1         0         0
June 17, 2021.................      747       311        35         1       374       156        18         1         0         0
June 17, 2022.................      613       245        25         1       306       123        13         0         0         0
June 17, 2023.................      484       186        17         0       242        93         9         0         0         0
June 17, 2024.................      361       134        11         0       181        67         6         0         0         0
June 17, 2025.................      243        87         7         0       122        43         3         0         0         0
June 17, 2026.................      131        45         3         0        65        22         2         0         0         0
June 17, 2027.................       27         9         1         0        13         4         0         0         0         0
                               --------  --------  --------  --------  --------  --------  --------  --------  --------  --------
Total Payments*............... $ 78,514  $ 60,063  $ 37,583  $ 24,386  $ 39,257  $ 30,032  $ 18,791  $ 12,193  $      0  $      0
                               ========  ========  ========  ========  ========  ========  ========  ========  ========  ========
Pre-Tax Yield.................   198.9%    196.3%    189.9%    180.7%     84.9%     82.1%     75.5%     65.8%        **        **

                                  5.6875% LIBOR
                                    AND HIGHER
                                ------------------
                                  PSA PREPAYMENT
                                    ASSUMPTION
      TWELVE CONSECUTIVE        ------------------
        MONTHS THROUGH            300%      500%
      ------------------          ----      ----
June 17, 1998.................  $      0  $      0
June 17, 1999.................         0         0
June 17, 2000.................         0         0
June 17, 2001.................         0         0
June 17, 2002.................         0         0
June 17, 2003.................         0         0
June 17, 2004.................         0         0
June 17, 2005.................         0         0
June 17, 2006.................         0         0
June 17, 2007.................         0         0
June 17, 2008.................         0         0
June 17, 2009.................         0         0
June 17, 2010.................         0         0
June 17, 2011.................         0         0
June 17, 2012.................         0         0
June 17, 2013.................         0         0
June 17, 2014.................         0         0
June 17, 2015.................         0         0
June 17, 2016.................         0         0
June 17, 2017.................         0         0
June 17, 2018.................         0         0
June 17, 2019.................         0         0
June 17, 2020.................         0         0
June 17, 2021.................         0         0
June 17, 2022.................         0         0
June 17, 2023.................         0         0
June 17, 2024.................         0         0
June 17, 2025.................         0         0
June 17, 2026.................         0         0
June 17, 2027.................         0         0
                                --------  --------
Total Payments*...............  $      0  $      0
                                ========  ========
Pre-Tax Yield.................        **        **

---------------

 * Total payments may not equal sums of columns due to rounding.
** Less than (99.9)%.

                                    IA CLASS
                        (ASSUMED PRICE: $38,644,444.44)
                            (PAYMENTS IN THOUSANDS)

                                                                            PSA PREPAYMENT ASSUMPTION
                     TWELVE CONSECUTIVE                      --------------------------------------------------------
                       MONTHS THROUGH                          100%        160%        300%        364%        500%
                     ------------------                        ----        ----        ----        ----        ----
June 17, 1998............................................... $  7,918    $  7,886    $  7,810    $  7,775    $  7,700
June 17, 1999...............................................    7,618       7,447       7,050       6,871       6,494
June 17, 2000...............................................    7,156       6,763       5,894       5,517       4,760
June 17, 2001...............................................    6,661       6,055       4,787       4,271       3,301
June 17, 2002...............................................    6,194       5,415       3,883       3,303       2,286
June 17, 2003...............................................    5,753       4,837       3,146       2,551       1,581
June 17, 2004...............................................    5,337       4,315       2,546       1,968       1,092
June 17, 2005...............................................    4,945       3,845       2,058       1,516         754
June 17, 2006...............................................    4,574       3,421       1,661       1,166         519
June 17, 2007...............................................    4,224       3,038       1,338         895         357
June 17, 2008...............................................    3,894       2,693       1,076         686         245
June 17, 2009...............................................    3,581       2,382         863         525         168
June 17, 2010...............................................    3,285       2,101         691         400         115
June 17, 2011...............................................    3,005       1,849         551         304          78
June 17, 2012...............................................    2,740       1,621         438         231          53
June 17, 2013...............................................    2,489       1,416         347         174          36
June 17, 2014...............................................    2,251       1,232         274         131          24
June 17, 2015...............................................    2,025       1,066         215          98          16
June 17, 2016...............................................    1,811         916         168          73          11
June 17, 2017...............................................    1,607         782         130          54           7
June 17, 2018...............................................    1,414         662         100          39           5
June 17, 2019...............................................    1,229         553          76          28           3
June 17, 2020...............................................    1,054         456          57          20           2
June 17, 2021...............................................      887         369          42          14           1
June 17, 2022...............................................      727         291          30          10           1
June 17, 2023...............................................      575         221          21           6           0
June 17, 2024...............................................      429         159          13           4           0
June 17, 2025...............................................      289         103           8           2           0
June 17, 2026...............................................      155          53           4           1           0
June 17, 2027...............................................       32          10           1           0           0
                                                             --------    --------    --------    --------    --------
Total Payments*............................................. $ 93,859    $ 71,958    $ 45,275    $ 38,636    $ 29,612
                                                             ========    ========    ========    ========    ========
Pre-Tax Yield...............................................    14.9%       11.6%        3.7%        0.0%      (8.1)%

---------------
* Total payments may not equal sums of columns due to rounding.

                                    IC CLASS
                        (ASSUMED PRICE: $73,883,347.22)
                            (PAYMENTS IN THOUSANDS)

                                                                PSA PREPAYMENT ASSUMPTION
               TWELVE CONSECUTIVE                --------------------------------------------------------
                 MONTHS THROUGH                    100%        160%        300%        364%        500%
               ------------------                  ----        ----        ----        ----        ----
June 17, 1998................................... $ 15,139    $ 15,077    $ 14,932    $ 14,865    $ 14,722
June 17, 1999...................................   14,565      14,237      13,479      13,137      12,417
June 17, 2000...................................   13,681      12,931      11,268      10,548       9,101
June 17, 2001...................................   12,735      11,576       9,151       8,166       6,311
June 17, 2002...................................   11,842      10,352       7,423       6,314       4,371
June 17, 2003...................................   10,999       9,247       6,015       4,877       3,023
June 17, 2004...................................   10,204       8,251       4,868       3,762       2,089
June 17, 2005...................................    9,454       7,351       3,934       2,898       1,441
June 17, 2006...................................    8,746       6,540       3,175       2,229         993
June 17, 2007...................................    8,076       5,808       2,558       1,712         683
June 17, 2008...................................    7,444       5,148       2,057       1,312         469
June 17, 2009...................................    6,846       4,554       1,650       1,003         321
June 17, 2010...................................    6,281       4,017       1,321         765         219
June 17, 2011...................................    5,745       3,534       1,054         582         149
June 17, 2012...................................    5,239       3,099         838         441         101
June 17, 2013...................................    4,759       2,708         664         333          69
June 17, 2014...................................    4,304       2,355         524         251          46
June 17, 2015...................................    3,872       2,038         411         188          31
June 17, 2016...................................    3,462       1,752         321         139          21
June 17, 2017...................................    3,073       1,496         248         103          14
June 17, 2018...................................    2,703       1,265         191          75           9
June 17, 2019...................................    2,351       1,058         145          54           6
June 17, 2020...................................    2,015         872         108          39           4
June 17, 2021...................................    1,695         706          79          27           2
June 17, 2022...................................    1,390         557          57          19           1
June 17, 2023...................................    1,098         423          39          12           1
June 17, 2024...................................      819         304          26           8           0
June 17, 2025...................................      552         197          15           4           0
June 17, 2026...................................      296         102           7           2           0
June 17, 2027...................................       60          20           1           0           0
                                                 --------    --------    --------    --------    --------
Total Payments*................................. $179,446    $137,575    $ 86,560    $ 73,866    $ 56,614
                                                 ========    ========    ========    ========    ========
Pre-Tax Yield...................................    14.9%       11.6%        3.7%        0.0%      (8.1)%

---------------
* Total payments may not equal sums of columns due to rounding.

                                    ID CLASS
                        (ASSUMED PRICE: $11,931,472.22)
                            (PAYMENTS IN THOUSANDS)

                                                                   PSA PREPAYMENT ASSUMPTION
                TWELVE CONSECUTIVE                  --------------------------------------------------------
                  MONTHS THROUGH                      100%        160%        300%        364%        500%
                ------------------                    ----        ----        ----        ----        ----
June 17, 1998...................................... $  2,445    $  2,435    $  2,411    $  2,401    $  2,377
June 17, 1999......................................    2,352       2,299       2,177       2,121       2,005
June 17, 2000......................................    2,209       2,088       1,820       1,703       1,470
June 17, 2001......................................    2,057       1,869       1,478       1,319       1,019
June 17, 2002......................................    1,912       1,672       1,199       1,020         706
June 17, 2003......................................    1,776       1,493         971         788         488
June 17, 2004......................................    1,648       1,332         786         608         337
June 17, 2005......................................    1,527       1,187         635         468         233
June 17, 2006......................................    1,412       1,056         513         360         160
June 17, 2007......................................    1,304         938         413         276         110
June 17, 2008......................................    1,202         831         332         212          76
June 17, 2009......................................    1,106         735         266         162          52
June 17, 2010......................................    1,014         649         213         124          35
June 17, 2011......................................      928         571         170          94          24
June 17, 2012......................................      846         501         135          71          16
June 17, 2013......................................      768         437         107          54          11
June 17, 2014......................................      695         380          85          40           7
June 17, 2015......................................      625         329          66          30           5
June 17, 2016......................................      559         283          52          23           3
June 17, 2017......................................      496         242          40          17           2
June 17, 2018......................................      436         204          31          12           1
June 17, 2019......................................      380         171          23           9           1
June 17, 2020......................................      325         141          17           6           1
June 17, 2021......................................      274         114          13           4           0
June 17, 2022......................................      224          90           9           3           0
June 17, 2023......................................      177          68           6           2           0
June 17, 2024......................................      132          49           4           1           0
June 17, 2025......................................       89          32           2           1           0
June 17, 2026......................................       48          16           1           0           0
June 17, 2027......................................       10           3           0           0           0
                                                    --------    --------    --------    --------    --------
Total Payments*.................................... $ 28,979    $ 22,217    $ 13,979    $ 11,929    $  9,143
                                                    ========    ========    ========    ========    ========
Pre-Tax Yield......................................    14.9%       11.6%        3.7%        0.0%      (8.1)%

---------------
* Total payments may not equal sums of columns due to rounding.

                                    IE CLASS
                        (ASSUMED PRICE: $12,390,375.00)
                            (PAYMENTS IN THOUSANDS)

                                                                   PSA PREPAYMENT ASSUMPTION
                TWELVE CONSECUTIVE                  --------------------------------------------------------
                  MONTHS THROUGH                      100%        160%        300%        364%        500%
                ------------------                    ----        ----        ----        ----        ----
June 17, 1998...................................... $  2,539    $  2,528    $  2,504    $  2,493    $  2,469
June 17, 1999......................................    2,443       2,388       2,261       2,203       2,082
June 17, 2000......................................    2,294       2,168       1,890       1,769       1,526
June 17, 2001......................................    2,136       1,941       1,535       1,369       1,058
June 17, 2002......................................    1,986       1,736       1,245       1,059         733
June 17, 2003......................................    1,845       1,551       1,009         818         507
June 17, 2004......................................    1,711       1,384         816         631         350
June 17, 2005......................................    1,585       1,233         660         486         242
June 17, 2006......................................    1,467       1,097         532         374         166
June 17, 2007......................................    1,354         974         429         287         114
June 17, 2008......................................    1,248         863         345         220          79
June 17, 2009......................................    1,148         764         277         168          54
June 17, 2010......................................    1,053         674         221         128          37
June 17, 2011......................................      964         593         177          98          25
June 17, 2012......................................      879         520         141          74          17
June 17, 2013......................................      798         454         111          56          12
June 17, 2014......................................      722         395          88          42           8
June 17, 2015......................................      649         342          69          31           5
June 17, 2016......................................      581         294          54          23           3
June 17, 2017......................................      515         251          42          17           2
June 17, 2018......................................      453         212          32          13           1
June 17, 2019......................................      394         177          24           9           1
June 17, 2020......................................      338         146          18           7           1
June 17, 2021......................................      284         118          13           5           0
June 17, 2022......................................      233          93          10           3           0
June 17, 2023......................................      184          71           7           2           0
June 17, 2024......................................      137          51           4           1           0
June 17, 2025......................................       93          33           3           1           0
June 17, 2026......................................       50          17           1           0           0
June 17, 2027......................................       10           3           0           0           0
                                                    --------    --------    --------    --------    --------
Total Payments*.................................... $ 30,093    $ 23,072    $ 14,516    $ 12,388    $  9,494
                                                    ========    ========    ========    ========    ========
Pre-Tax Yield......................................    14.9%       11.6%        3.7%        0.0%      (8.1)%

---------------
* Total payments may not equal sums of columns due to rounding.

                                    IG CLASS
                        (ASSUMED PRICE: $13,308,180.56)
                            (PAYMENTS IN THOUSANDS)

                                                                  PSA PREPAYMENT ASSUMPTION
                TWELVE CONSECUTIVE                 --------------------------------------------------------
                  MONTHS THROUGH                     100%        160%        300%        364%        500%
                ------------------                   ----        ----        ----        ----        ----
June 17, 1998..................................... $  2,727    $  2,716    $  2,690    $  2,678    $  2,652
June 17, 1999.....................................    2,624       2,564       2,428       2,366       2,237
June 17, 2000.....................................    2,464       2,329       2,030       1,900       1,639
June 17, 2001.....................................    2,294       2,085       1,648       1,471       1,137
June 17, 2002.....................................    2,133       1,865       1,337       1,137         787
June 17, 2003.....................................    1,981       1,666       1,083         878         545
June 17, 2004.....................................    1,838       1,486         877         678         376
June 17, 2005.....................................    1,703       1,324         709         522         260
June 17, 2006.....................................    1,575       1,178         572         402         179
June 17, 2007.....................................    1,455       1,046         461         308         123
June 17, 2008.....................................    1,341         927         370         236          84
June 17, 2009.....................................    1,233         820         297         181          58
June 17, 2010.....................................    1,131         724         238         138          40
June 17, 2011.....................................    1,035         637         190         105          27
June 17, 2012.....................................      944         558         151          80          18
June 17, 2013.....................................      857         488         120          60          12
June 17, 2014.....................................      775         424          94          45           8
June 17, 2015.....................................      697         367          74          34           6
June 17, 2016.....................................      624         316          58          25           4
June 17, 2017.....................................      553         269          45          19           2
June 17, 2018.....................................      487         228          34          14           2
June 17, 2019.....................................      423         191          26          10           1
June 17, 2020.....................................      363         157          19           7           1
June 17, 2021.....................................      305         127          14           5           0
June 17, 2022.....................................      250         100          10           3           0
June 17, 2023.....................................      198          76           7           2           0
June 17, 2024.....................................      148          55           5           1           0
June 17, 2025.....................................       99          35           3           1           0
June 17, 2026.....................................       53          18           1           0           0
June 17, 2027.....................................       11           4           0           0           0
                                                   --------    --------    --------    --------    --------
Total Payments*................................... $ 32,323    $ 24,781    $ 15,592    $ 13,305    $ 10,198
                                                   ========    ========    ========    ========    ========
Pre-Tax Yield.....................................    14.9%       11.6%        3.7%        0.0%      (8.1)%

---------------
* Total payments may not equal sums of columns due to rounding.

                                    IH CLASS
                        (ASSUMED PRICE: $13,767,083.33)
                            (PAYMENTS IN THOUSANDS)

                                                                  PSA PREPAYMENT ASSUMPTION
                TWELVE CONSECUTIVE                 --------------------------------------------------------
                  MONTHS THROUGH                     100%        160%        300%        364%        500%
                ------------------                   ----        ----        ----        ----        ----
June 17, 1998..................................... $  2,821    $  2,809    $  2,782    $  2,770    $  2,743
June 17, 1999.....................................    2,714       2,653       2,512       2,448       2,314
June 17, 2000.....................................    2,549       2,409       2,100       1,966       1,696
June 17, 2001.....................................    2,373       2,157       1,705       1,522       1,176
June 17, 2002.....................................    2,207       1,929       1,383       1,177         814
June 17, 2003.....................................    2,050       1,723       1,121         909         563
June 17, 2004.....................................    1,901       1,537         907         701         389
June 17, 2005.....................................    1,762       1,370         733         540         269
June 17, 2006.....................................    1,630       1,219         592         415         185
June 17, 2007.....................................    1,505       1,082         477         319         127
June 17, 2008.....................................    1,387         959         383         244          87
June 17, 2009.....................................    1,276         848         307         187          60
June 17, 2010.....................................    1,170         749         246         143          41
June 17, 2011.....................................    1,071         659         196         108          28
June 17, 2012.....................................      976         578         156          82          19
June 17, 2013.....................................      887         505         124          62          13
June 17, 2014.....................................      802         439          98          47           9
June 17, 2015.....................................      721         380          77          35           6
June 17, 2016.....................................      645         326          60          26           4
June 17, 2017.....................................      573         279          46          19           3
June 17, 2018.....................................      504         236          36          14           2
June 17, 2019.....................................      438         197          27          10           1
June 17, 2020.....................................      375         163          20           7           1
June 17, 2021.....................................      316         132          15           5           0
June 17, 2022.....................................      259         104          11           3           0
June 17, 2023.....................................      205          79           7           2           0
June 17, 2024.....................................      153          57           5           1           0
June 17, 2025.....................................      103          37           3           1           0
June 17, 2026.....................................       55          19           1           0           0
June 17, 2027.....................................       11           4           0           0           0
                                                   --------    --------    --------    --------    --------
Total Payments*................................... $ 33,437    $ 25,635    $ 16,129    $ 13,764    $ 10,549
                                                   ========    ========    ========    ========    ========
Pre-Tax Yield.....................................    14.9%       11.6%        3.7%        0.0%      (8.1)%

---------------
* Total payments may not equal sums of columns due to rounding.

                                    IJ CLASS
                        (ASSUMED PRICE: $14,225,986.11)
                            (PAYMENTS IN THOUSANDS)

                                                                  PSA PREPAYMENT ASSUMPTION
                TWELVE CONSECUTIVE                 --------------------------------------------------------
                  MONTHS THROUGH                     100%        160%        300%        364%        500%
                ------------------                   ----        ----        ----        ----        ----
June 17, 1998..................................... $  2,915    $  2,903    $  2,875    $  2,862    $  2,835
June 17, 1999.....................................    2,805       2,741       2,595       2,529       2,391
June 17, 2000.....................................    2,634       2,490       2,170       2,031       1,752
June 17, 2001.....................................    2,452       2,229       1,762       1,572       1,215
June 17, 2002.....................................    2,280       1,993       1,429       1,216         842
June 17, 2003.....................................    2,118       1,781       1,158         939         582
June 17, 2004.....................................    1,965       1,589         937         724         402
June 17, 2005.....................................    1,820       1,415         758         558         277
June 17, 2006.....................................    1,684       1,259         611         429         191
June 17, 2007.....................................    1,555       1,118         492         330         131
June 17, 2008.....................................    1,433         991         396         253          90
June 17, 2009.....................................    1,318         877         318         193          62
June 17, 2010.....................................    1,209         774         254         147          42
June 17, 2011.....................................    1,106         681         203         112          29
June 17, 2012.....................................    1,009         597         161          85          20
June 17, 2013.....................................      916         521         128          64          13
June 17, 2014.....................................      829         453         101          48           9
June 17, 2015.....................................      746         392          79          36           6
June 17, 2016.....................................      667         337          62          27           4
June 17, 2017.....................................      592         288          48          20           3
June 17, 2018.....................................      520         244          37          14           2
June 17, 2019.....................................      453         204          28          10           1
June 17, 2020.....................................      388         168          21           7           1
June 17, 2021.....................................      326         136          15           5           0
June 17, 2022.....................................      268         107          11           4           0
June 17, 2023.....................................      211          81           8           2           0
June 17, 2024.....................................      158          58           5           1           0
June 17, 2025.....................................      106          38           3           1           0
June 17, 2026.....................................       57          20           1           0           0
June 17, 2027.....................................       12           4           0           0           0
                                                   --------    --------    --------    --------    --------
Total Payments*................................... $ 34,552    $ 26,490    $ 16,667    $ 14,223    $ 10,901
                                                   ========    ========    ========    ========    ========
Pre-Tax Yield.....................................    14.9%       11.6%        3.7%        0.0%      (8.1)%

---------------
* Total payments may not equal sums of columns due to rounding.

                                    IK CLASS
                        (ASSUMED PRICE: $15,143,791.67)
                            (PAYMENTS IN THOUSANDS)

                                                                  PSA PREPAYMENT ASSUMPTION
                TWELVE CONSECUTIVE                 --------------------------------------------------------
                  MONTHS THROUGH                     100%        160%        300%        364%        500%
                ------------------                   ----        ----        ----        ----        ----
June 17, 1998..................................... $  3,103    $  3,090    $  3,061    $  3,047    $  3,018
June 17, 1999.....................................    2,985       2,918       2,763       2,693       2,545
June 17, 2000.....................................    2,804       2,650       2,310       2,162       1,865
June 17, 2001.....................................    2,610       2,373       1,876       1,674       1,294
June 17, 2002.....................................    2,427       2,122       1,522       1,294         896
June 17, 2003.....................................    2,255       1,895       1,233        1000         620
June 17, 2004.....................................    2,092       1,691         998         771         428
June 17, 2005.....................................    1,938       1,507         806         594         295
June 17, 2006.....................................    1,793       1,340         651         457         203
June 17, 2007.....................................    1,655       1,190         524         351         140
June 17, 2008.....................................    1,526       1,055         422         269          96
June 17, 2009.....................................    1,403         933         338         206          66
June 17, 2010.....................................    1,287         823         271         157          45
June 17, 2011.....................................    1,178         724         216         119          31
June 17, 2012.....................................    1,074         635         172          90          21
June 17, 2013.....................................      975         555         136          68          14
June 17, 2014.....................................      882         483         107          51           9
June 17, 2015.....................................      794         418          84          38           6
June 17, 2016.....................................      710         359          66          29           4
June 17, 2017.....................................      630         307          51          21           3
June 17, 2018.....................................      554         259          39          15           2
June 17, 2019.....................................      482         217          30          11           1
June 17, 2020.....................................      413         179          22           8           1
June 17, 2021.....................................      347         145          16           6           0
June 17, 2022.....................................      285         114          12           4           0
June 17, 2023.....................................      225          87           8           2           0
June 17, 2024.....................................      168          62           5           2           0
June 17, 2025.....................................      113          40           3           1           0
June 17, 2026.....................................       61          21           1           0           0
June 17, 2027.....................................       12           4           0           0           0
June 17, 2028 and after...........................        0           0           0           0           0
                                                   --------    --------    --------    --------    --------
Total Payments*................................... $ 36,781    $ 28,199    $ 17,742    $ 15,140    $ 11,604
                                                   ========    ========    ========    ========    ========
Pre-Tax Yield.....................................    14.9%       11.6%        3.7%        0.0%      (8.1)%

---------------
* Total payments may not equal sums of columns due to rounding.

                                 PRE-TAX YIELDS

                     PC, PD, PE, PG, PH, PJ AND PK CLASSES
                             (ASSUMED PRICE: 66.0%)

      100% PSA          160% PSA   300% PSA   500% PSA
      --------          --------   --------   --------
        4.0%              5.3%       8.7%      13.2%

     The Mortgages will not prepay at any constant rate, nor will LIBOR remain constant at any level. Moreover, the Mortgages have characteristics that differ from those of the Modeling Assumptions. Therefore, the actual pre-tax yield of any Class may differ from any of those shown in the table for that Class, even if purchased at the assumed price shown, and the actual annual and total payments for the Interest Only Classes may also differ from those shown.

                              FINAL PAYMENT DATES

     The Final Payment Date for each Class is the latest date by which it will be retired. The assumptions used in calculating the Final Payment Dates are highly conservative, and the actual retirement of any Class may occur earlier than its Final Payment Date.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following generally describes the anticipated material federal income tax consequences of purchasing, owning and disposing of Multiclass Securities, PECs Classes and MACR Classes. It does not address special rules which may apply to particular types of investors. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. Investors should consult their own tax advisors regarding the federal, state, local and other tax consequences to them of the purchase, ownership, exchange or disposition of the Classes.

     Subject to the assumptions described in "Certain Federal Income Tax Consequences -- REMIC Election" in the Multiclass Securities Offering Circular, the Upper-Tier REMIC Pool and the Lower-Tier REMIC Pool will each qualify as a REMIC for federal income tax purposes.

     The arrangement pursuant to which each PECs Class is created, sold and administered (a "PECs Pool") should be classified as a grantor trust under subpart E, part I of subchapter J of the Code, and Freddie Mac intends to report income, gain, loss and deduction to the Internal Revenue Service and to Holders in accordance with this characterization. If the PECs Pools are not so classified, however, the PECs Classes will be treated as interests in a partnership. Certain federal income tax consequences that might result from such partnership characterization are discussed below under "PECs
Classes -- Partnership Rules."

     The arrangement pursuant to which the MACR Classes are created, sold and administered (the "MACR Pool") will be classified as a grantor trust under subpart E, part I of subchapter J of the Code. The interests in the Regular Classes that have been exchanged with Freddie Mac for the MACR Classes (including any exchanges effective on the Closing Date) will be the assets of the MACR Pool and the MACR Classes will represent beneficial ownership of these assets.

REGULAR CLASSES

     The Regular Classes will be the "regular interests" in the Upper-Tier REMIC Pool. The Regular Classes will be treated as debt instruments for federal income tax purposes and may be issued with original issue discount ("OID") or at a premium. Based in part on the level of LIBOR as of the date of this Supplement and on assumptions regarding the initial prices at which substantial portions of the Regular Classes will be sold to the public, Freddie Mac expects to report income to the Internal Revenue Service and to Holders of the Regular Classes assuming they are issued as follows:

        - OID:  IA, SA, SB and SC Classes.

        - Premium:  F, FA, FB, FC, FD, FE and FG Classes.

OID generally will result in recognition of taxable income in advance of the receipt of cash attributable to such income. The "Prepayment Assumption" used in determining whether OID is de minimis and in computing the rate of accrual of OID or the amortization of premium is 160% PSA. See "Certain Federal Income Tax Consequences -- Taxation of Regular Classes -- Original Issue Discount" and
"-- Premium" in the Multiclass Securities Offering Circular.

     Freddie Mac intends to report any original issue or market discount or premium with respect to the Floating Rate Classes assuming that each variable rate is a fixed rate equal to the value of the variable rate as of the date of this Supplement. See "Certain Federal Income Tax
Consequences -- Taxation of Regular Classes -- Floating Rate and Inverse Floating Rate Classes" in the Multiclass Securities Offering Circular.

RESIDUAL CLASSES

     The R Class will be the "residual interest" in the Upper-Tier REMIC Pool and the RS Class will be the "residual interest" in the Lower-Tier REMIC Pool. Special tax considerations apply to the Residual Classes. The taxation of the Residual Classes can produce a significantly less favorable after-tax return than if (i) the Residual Classes were taxable as debt instruments or (ii) no portion of the taxable income on the Residual Classes were treated as "excess inclusions." In certain periods, taxable income and the resulting tax liability on the R Class may exceed any payments on that Class. See "Certain Federal Income Tax Consequences -- Taxation of Residual Classes" in the Multiclass Securities Offering Circular. In addition, a substantial tax may be imposed on certain transferors of the Residual Classes and certain beneficial owners of such Classes that are "pass-through entities." See "Certain Federal Income Tax Consequences -- Transfers of Interests in a Residual Class -- Disqualified Organizations" in the Multiclass Securities Offering Circular. Investors should not purchase a Residual Class before consulting their tax advisors.

     Certain Transfers of Residual Classes

     The REMIC Regulations (as defined under "Certain Federal Income Tax Consequences -- Transfers of Interests in a Residual Class -- Additional Transfer Restrictions" in the Multiclass Securities Offering Circular) disregard:

        - A transfer of a "noneconomic residual" unless no significant purpose of the transfer is to impede the assessment or collection of tax; and

        - Except in certain cases, a transfer of a residual interest to a foreign investor or a transfer of a residual interest from a foreign investor to a U.S. investor (accordingly, the Multiclass Security Agreement prohibits the transfer of an interest in a Residual Class to or from a foreign investor without Freddie Mac's written consent).

In such cases, the transferor would continue to be treated as the owner of the residual interest and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC. See "Certain Federal Income Tax Consequences -- Transfers of Interests in a Residual Class -- Additional Transfer Restrictions" in the Multiclass Securities Offering Circular.

     Residual Classes with Negative Fair Market Values

     The federal income tax consequences of any consideration paid to a transferee on a transfer of a Residual Class are unclear. The REMIC Regulations do not address whether a residual interest could have a negative basis and a negative issue price. The preamble indicates that the Internal Revenue Service is considering the tax treatment of these types of residual interests. Any transferee receiving consideration should consult its tax advisors.

     Reporting and Administrative Matters

     Freddie Mac will furnish Holders of the Residual Classes the information it deems necessary or appropriate to enable them to prepare any reports required under the Code or applicable Treasury regulations. Freddie Mac does not intend to hold the Residual Classes for its account, and applicable law may not permit Freddie Mac to perform tax administrative functions for the REMIC Pools. Accordingly, the Holders of the Residual Classes may have certain tax administrative obligations (for which Freddie Mac will act as attorney-in-fact and agent). See "Certain Federal Income Tax Consequences -- Reporting and Administrative Matters" in the Multiclass Securities Offering Circular.

PECS CLASSES

     A beneficial owner of a PECs Class will be treated as owning (i) a proportionate interest in the Regular Class or Classes underlying the PECs Class and (ii) a proportionate interest in a notional principal contract represented by the rights and obligations of the PECs Class under the Interest Payment Exchange (the "Swap Agreement"). Amounts paid by a PECs Class to the other PECs Class under the Interest Payment Exchange will be treated as payments made pursuant to the Swap Agreement and amounts received by a PECs Class from the other PECs Class under the Interest Payment Exchange will be treated as payments received pursuant to the Swap Agreement.

     Tax Status

     The federal income tax status of the Regular Class or Classes underlying a PECs Class is described under "Certain Federal Income Tax Consequences -- Status of Multiclass Securities" in the Multiclass Securities Offering Circular.

     A beneficial owner's interest in the Swap Agreement will not constitute (i) a "real estate asset" within the meaning of Code Section 856(c)(5)(A) if held by a real estate investment trust, (ii) a "qualified mortgage" under Code Section 860G(a)(3) if held by a REMIC or (iii) an asset described in Code Section 7701(a)(19)(C) if held by a thrift. Income received under the Swap Agreement will not constitute income described in Code Section 856(c)(3)(B) for a real estate investment trust, but should constitute income described in Code Section 851(b)(2) for a regulated investment company.

     Allocations

     A beneficial owner of a PECs Class will be treated as purchasing each of the underlying Regular Class or Classes for an amount equal to its fair market value at the time of purchase of the PECs Class. If the aggregate amount of such fair market value or values exceeds the cost of the PECs Class, the excess will be treated as a premium payment received with respect to the Swap Agreement. If the cost of the PECs Class exceeds the aggregate amount of such fair market value or values, the excess will be treated as a premium payment made with respect to the Swap Agreement. Accordingly, a beneficial owner's basis in its underlying Regular Class or Classes may be greater or less than the amount the beneficial owner paid for its PECs Class.

     Similarly, a beneficial owner that sells its PECs Class will be treated as selling each of the underlying Regular Class or Classes for its fair market value at the time of sale of the PECs Class. Any difference between the aggregate amount of the fair market value or values and the sales price of the PECs Class should be treated as a payment made or received, as appropriate, with respect to a termination of the Swap Agreement.

     If a beneficial owner of a PECs Class acquires a proportionate interest in the other PECs Class, the beneficial owner's offsetting interests in the Swap Agreement will cancel. Consequently, to the extent of such proportionate interest, such acquisition should be treated as (i) an acquisition of the Regular Class or Classes underlying the other PECs Class and (ii) a termination of the Swap Agreement. Any difference between the fair market value of the Regular Class or Classes underlying the other PECs Class at the time of its purchase and the amount paid for the other PECs Class should be treated as a payment made or received, as appropriate, with respect to the termination of the Swap Agreement.

     Taxation of Underlying Regular Classes

     The material federal income tax consequences to a beneficial owner of a PECs Class of purchasing, owning and disposing of its interests in the Regular Class or Classes underlying the PECs Class are described above under "Regular Classes" and under "Certain Federal Income Tax Consequences -- Taxation of Regular Classes," "-- Sale or Exchange of Multiclass Securities" and
"-- Taxation of Certain Foreign Investors" in the Multiclass Securities Offering Circular.

     Taxation of Swap Agreement

     The Swap Agreement is a notional principal contract within the meaning of Treasury Regulation Section 1.446-3 (the "Swap Regulations").

     Periodic Payments. A beneficial owner of a PECs Class will be treated as having made or received a payment each month pursuant to the notional principal contract in an amount equal to the net amount paid or received by the beneficial owner under the Interest Payment Exchange. Such a payment will constitute a "periodic payment" within the meaning of the Swap Regulations. The Swap Regulations provide that all taxpayers, regardless of their method of accounting, must recognize the ratable daily portion of a periodic payment for the taxable year to which it relates. Net income or deduction with respect to a periodic payment should be considered to be ordinary income or deduction.

     In the case of a beneficial owner that is an individual, estate or trust, Code Section 67 may limit the deductibility of a net payment made pursuant to the Swap Agreement. Code Section 67 allows certain itemized deductions only to the extent that the aggregate of such deductions exceeds 2% of the taxpayer's adjusted gross income. Also, a net payment may not be deductible by such taxpayers for purposes of the alternative minimum tax. A beneficial owner that is an individual, estate or trust should consult its tax advisor regarding the application of Code Section 67 and the alternative minimum tax.

     Nonperiodic Payments. Any amount that is treated as a premium payment made or received with respect to the Swap Agreement, as described above under "PECs Classes -- Allocations," will constitute a "nonperiodic payment" under the Swap Regulations. A nonperiodic payment generally must be amortized over the term of the Swap Agreement in a manner that reflects the economic substance of the transaction. For information reporting purposes, Freddie Mac intends (i) to assume that all of a PECs Class will be held by the original purchasers and (ii) to amortize any initial premium deemed paid or received with respect to the Swap Agreement under a constant yield method, by assuming that the notional principal amount under the Swap Agreement will reduce in accordance with the Prepayment Assumption and making adjustments for actual prepayments. The amount of any premium payment that is amortized in any taxable year will be treated as a periodic payment deemed received or made under the Swap Agreement. A beneficial owner of a PECs Class that is deemed to have made or received a premium payment with respect to the Swap Agreement should consult its tax advisor regarding the appropriate method of amortizing that premium.

     The Swap Regulations treat a nonperiodic payment made with respect to a notional principal contract as a loan for federal income tax purposes if the payment is "significant." If a premium payment is deemed to be made or received, beneficial owners should consult their tax advisors as to whether such deemed payment would be treated as a loan under the Swap Regulations.

     Termination Payments. Any amount that is treated as made or received with respect to the termination of the Swap Agreement, as described above under "PECs Classes -- Allocations," will be considered a "termination payment" under the Swap Regulations. A beneficial owner will have gain or loss from a termination of the Swap Agreement equal to (i) the sum of the unamortized portion of any nonperiodic payment deemed received upon entering into the Swap Agreement plus any termination payment deemed received, minus (ii) the sum of the unamortized portion of any premium payment deemed made by the beneficial owner upon entering into the Swap Agreement plus any termination payment deemed made. The character of gain or loss upon the termination of the Swap Agreement is not clear. If the Swap Agreement were treated as "actively traded" property for purposes of Code
Section 1092, the gain or loss on termination of the Swap Agreement would be capital gain or loss as a result of the application of Code Section 1234A.

     Foreign Investors. If a beneficial owner is a non-U.S. person not engaged in trade or business within the U.S., such owner will not be subject to U.S. withholding tax on income or gain from the Swap Agreement.

     Tax-Exempt Organizations. In general, income or gain from the Swap Agreement will not be subject to the tax on unrelated business taxable income for a tax-exempt organization if the PECs Class does not constitute "debt-financed" property. A portion of any income or gain from the underlying Regular Class or Classes would constitute unrelated business taxable income if a beneficial owner that is a tax-exempt organization were considered to have borrowed funds as a result of a significant nonperiodic payment, as described above under "PECs Classes -- Taxation of Swap Agreement -- Nonperiodic Payments."

     Conversion

     A conversion of a PECs Class into its underlying Regular Class or Classes, as described under "Payment Exchange Certificates -- Conversion" in this Supplement, will not be a taxable exchange as to the beneficial owner's interest in the underlying Regular Class or Classes. The beneficial owner will be treated as continuing to own after the exchange the same interests in the Regular Class or Classes that it owned immediately prior to the exchange.

     Information Reporting

     Freddie Mac will furnish or make available to Holders of a PECs Class, within a reasonable time after the end of each calendar year, such information as Freddie Mac deems necessary or desirable to assist Holders in preparing their federal income tax returns, or to enable Holders to make such information available to beneficial owners or other financial intermediaries for which such Holders hold such PECs Classes as nominees. The amount reported by Freddie Mac may not be correct for any particular beneficial owner of a PECs Class.

     Application of the Straddle Rules

     If the interest of a beneficial owner of a PECs Class in the Swap Agreement substantially offsets the beneficial owner's interest in the underlying Regular Class or Classes, the Internal Revenue Service might take the position that such interests in the Swap Agreement and the Regular Class or Classes constitute positions in a straddle. If this contention were correct, the straddle rules of Code Section 1092 would apply, with the following consequences. On sale of a PECs Class, a selling beneficial owner's gain or loss with respect to its interest in the underlying Regular Class or Classes would be short-term because the beneficial owner's holding period would be tolled. Similarly, gain or loss realized with respect to the Swap Agreement in connection with a sale of a PECs Class would be short-term. In addition, the straddle rules might require a beneficial owner to capitalize, rather than deduct, a portion of any interest and carrying charges allocable to such beneficial owner's PECs Class. Beneficial owners are advised to consult their own tax advisors regarding this issue and potential elections that may be made concerning straddles.

     Partnership Rules

     As discussed above, Freddie Mac intends to treat PECs Classes as beneficial interests in grantor trusts. The Internal Revenue Service, however, could assert that the interests are partnership interests. If the PECs Classes were treated as partnership interests: (i) they would not be classified as interests in a taxable mortgage pool, (ii) they would not be classified as interests in a publicly traded partnership taxable as a corporation, (iii) they would be treated as "real estate assets" for purposes of Section 856(c)(5)(A) of the Code as if the underlying Regular Classes were held directly (but only to the extent that the underlying Regular Classes are so treated) and (iv) the income attributable to the underlying Regular Classes would be treated as "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code to the same extent that the interest and OID on the underlying Regular Classes is so treated. A partnership interest would not, however, be treated as a qualifying asset for a REMIC. Moreover, it is possible that a partnership interest will not be treated as a qualifying asset for purposes of Section 7701(a)(19)(C) of the Code. Although the matter is not free from doubt, there should be no U.S. income or withholding tax on payments to investors that are non-U.S. persons in the event a PECs Class were classified as a partnership interest, provided such persons otherwise are not engaged in trade or business within the U.S. and applicable certification requirements are satisfied. If a PECs Class were classified as a partnership interest, investment therein should not cause a non-U.S. person to be treated as engaged in a trade or business within the U.S..

MACR CLASSES

     For a discussion of certain federal income tax consequences applicable to the MACR Classes, see "Certain Federal Income Tax Consequences -- Taxation of MACR Classes," "-- Exchanges of MACR Classes and Multiclass Securities" and
"-- Taxation of Certain Foreign Investors" in the Multiclass Securities Offering Circular.

             LEGAL INVESTMENT CONSIDERATIONS; ERISA CONSIDERATIONS

     Investors should consult their legal advisors to determine whether and to what extent any Classes constitute legal investments for such investors. An institution under the jurisdiction of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the National Credit Union Administration, the Department of the Treasury or any other federal or state agency with similar authority should review any applicable regulations, policy statements and guidelines before purchasing or pledging any Class. See "Legal Investment Considerations" in the Multiclass Securities Offering Circular. Fiduciaries of ERISA plans should review "ERISA Considerations" in the Multiclass Securities Offering Circular.

                              PLAN OF DISTRIBUTION

     Subject to the terms and conditions of the Purchase Agreement between Freddie Mac and the Underwriter, Freddie Mac has agreed to sell, and the Underwriter has agreed to purchase, all of the Multiclass Securities and PECs, if any are sold and purchased.

     The Underwriter proposes to offer the Securities directly to the public from time to time for sale in negotiated transactions at varying prices to be determined at the time of sale, plus accrued interest from June 1, 1997 on the Fixed Rate and A Classes and from June 17, 1997 on the Floating Rate, Inverse Floating Rate and S Classes. The Securities are offered by the Underwriter, subject to sale by Freddie Mac and receipt and acceptance by the Underwriter and subject to the Underwriter's right to reject any order in whole or in part. The Underwriter may effect such transactions by sales to or through certain securities dealers (which may include Freddie Mac through its Securities Sales and Trading Group). Such dealers may receive compensation in the form of discounts, concessions or commissions from the Underwriter and/or commissions from any purchasers for which they act as agents.

     The Purchase Agreement provides that Freddie Mac will indemnify the Underwriter against certain liabilities.

     It is expected that the Regular Classes of Multiclass Securities, the PECs Classes and the MACR Classes will be available through the book-entry facilities of the Depository, and the Residual Classes will be available (in certificated form) at the offices of the Underwriter, on or about the Closing Date.

                                 LEGAL MATTERS

     The legality of the Securities will be passed upon for Freddie Mac by Maud Mater, Esq., Senior Vice President -- General Counsel and Secretary of Freddie Mac. Certain legal matters relating to the Securities will be passed upon for the Underwriter by Stroock & Stroock & Lavan LLP.

                                                                      APPENDIX 1

                             AVAILABLE COMBINATIONS

                        MULTICLASS SECURITIES                                          MACR CERTIFICATES
----------------------------------------------------------------------   ---------------------------------------------
                        ORIGINAL PRINCIPAL                                        MAXIMUM ORIGINAL
                       OR NOTIONAL PRINCIPAL                             MACR   PRINCIPAL OR NOTIONAL      EXCHANGE
        CLASS                 AMOUNT           EXCHANGE PROPORTIONS(1)   CLASS   PRINCIPAL AMOUNT(2)    PROPORTIONS(1)
        -----          ---------------------   -----------------------   -----  ---------------------   --------------
COMBINATION 1(6)
F                          $161,000,000                 100%              C         $161,000,000             100%
SA                          161,000,000             (7)
SB                          161,000,000             (7)
SC                          161,000,000             (7)
COMBINATION 2(6)
FA                         $ 26,000,000                 100%              D         $ 26,000,000             100%
SA                           26,000,000             (7)
SB                           26,000,000             (7)
SC                           26,000,000             (7)
COMBINATION 3(6)
FB                         $ 27,000,000                 100%              E         $ 27,000,000             100%
SA                           27,000,000             (7)
SB                           27,000,000             (7)
SC                           27,000,000             (7)
COMBINATION 4(6)
FC                         $ 29,000,000                 100%              G         $ 29,000,000             100%
SA                           29,000,000             (7)
SB                           29,000,000             (7)
SC                           29,000,000             (7)
COMBINATION 5(6)
FD                         $ 30,000,000                 100%              H         $ 30,000,000             100%
SA                           30,000,000             (7)
SB                           30,000,000             (7)
SC                           30,000,000             (7)
COMBINATION 6(6)
FE                         $ 31,000,000                 100%              J         $ 31,000,000             100%
SA                           31,000,000             (7)
SB                           31,000,000             (7)
SC                           31,000,000             (7)
COMBINATION 7(6)
FG                         $ 33,000,000                 100%              K         $ 33,000,000             100%
SA                           33,000,000             (7)
SB                           33,000,000             (7)
SC                           33,000,000             (7)
COMBINATION 8(6)
C (MACR Class)             $161,000,000                 100%              PC        $161,000,000             100%
                                                                          IC         191,187,500           (8)
COMBINATION 9(6)
D (MACR Class)             $ 26,000,000                 100%              PD        $ 26,000,000             100%
                                                                          ID          30,875,000           (8)
COMBINATION 10(6)
E (MACR Class)             $ 27,000,000                 100%              PE        $ 27,000,000             100%
                                                                          IE          32,062,500           (8)

                                                          MACR CERTIFICATES
---------------------  ----------------------------------------------------------------------------------------
                                                                                               WEIGHTED AVERAGE
                        PRINCIPAL OR    CLASS    INTEREST     CUSIP                              LIFE AT 160%
        CLASS          OTHER TYPE(3)    COUPON   TYPE(3)     NUMBER    FINAL PAYMENT DATE(4)        PSA(5)
        -----          --------------   ------   --------   ---------  ---------------------   ----------------
COMBINATION 1(6)
F                          PT           9.5 %      FIX      3133TA E 2 4     June 17, 2027           9.0Yrs
SA
SB
SC
COMBINATION 2(6)
FA                         PT           9.5 %      FIX      3133TA E 3 2     June 17, 2027           9.0Yrs
SA
SB
SC
COMBINATION 3(6)
FB                         PT           9.5 %      FIX      3133TA E 4 0     June 17, 2027           9.0Yrs
SA
SB
SC
COMBINATION 4(6)
FC                         PT           9.5 %      FIX      3133TA E C 2     June 17, 2027           9.0Yrs
SA
SB
SC
COMBINATION 5(6)
FD                         PT           9.5 %      FIX      3133TA E D 0     June 17, 2027           9.0Yrs
SA
SB
SC
COMBINATION 6(6)
FE                         PT           9.5 %      FIX      3133TA E N 8     June 17, 2027           9.0Yrs
SA
SB
SC
COMBINATION 7(6)
FG                         PT           9.5 %      FIX      3133TA E P 3     June 17, 2027           9.0Yrs
SA
SB
SC
COMBINATION 8(6)
C (MACR Class)             PT            0  %      PO       3133TA E U 2     June 17, 2027           9.0Yrs
                        NTL(PT)          8       FIX/IO     3133TA E F 5     June 17, 2027        --
COMBINATION 9(6)
D (MACR Class)             PT            0  %      PO       3133TA E V 0     June 17, 2027           9.0Yrs
                        NTL(PT)          8       FIX/IO     3133TA E G 3     June 17, 2027        --
COMBINATION 10(6)
E (MACR Class)             PT            0  %      PO       3133TAEW8      June 17, 2027             9.0Yrs
                        NTL(PT)          8       FIX/IO     3133TA E H 1     June 17, 2027        --

                        MULTICLASS SECURITIES                                          MACR CERTIFICATES
----------------------------------------------------------------------   ---------------------------------------------
                        ORIGINAL PRINCIPAL                                        MAXIMUM ORIGINAL
                       OR NOTIONAL PRINCIPAL                             MACR   PRINCIPAL OR NOTIONAL      EXCHANGE
        CLASS                 AMOUNT           EXCHANGE PROPORTIONS(1)   CLASS   PRINCIPAL AMOUNT(2)    PROPORTIONS(1)
        -----          ---------------------   -----------------------   -----  ---------------------   --------------
COMBINATION 11(6)
G (MACR Class)             $ 29,000,000                 100%              PG        $ 29,000,000             100%
                                                                          IG          34,437,500           (8)
COMBINATION 12(6)
H (MACR Class)             $ 30,000,000                 100%              PH        $ 30,000,000             100%
                                                                          IH          35,625,000           (8)
COMBINATION 13(6)
J (MACR Class)             $ 31,000,000                 100%              PJ        $ 31,000,000             100%
                                                                          IJ          36,812,500           (8)
COMBINATION 14(6)
K (MACR Class)             $ 33,000,000                 100%              PK        $ 33,000,000             100%
                                                                          IK          39,187,500           (8)
COMBINATION 15(6)
PC (MACR Class)            $161,000,000                 100%              L         $161,000,000             100%
IC (MACR Class)             161,000,000             (9)
COMBINATION 16(6)
PD (MACR Class)            $ 26,000,000                 100%              M         $ 26,000,000             100%
ID (MACR Class)              26,000,000             (9)
COMBINATION 17(6)
PE (MACR Class)            $ 27,000,000                 100%              N         $ 27,000,000             100%
IE (MACR Class)              27,000,000             (9)
COMBINATION 18(6)
PG (MACR Class)            $ 29,000,000                 100%              O         $ 29,000,000             100%
IG (MACR Class)              29,000,000             (9)
COMBINATION 19(6)
PH (MACR Class)            $ 30,000,000                 100%              Q         $ 30,000,000             100%
IH (MACR Class)              30,000,000             (9)
COMBINATION 20(6)
PJ (MACR Class)            $ 31,000,000                 100%              T         $ 31,000,000             100%
IJ (MACR Class)              31,000,000             (9)
COMBINATION 21(6)
PK (MACR Class)            $ 33,000,000                 100%              U         $ 33,000,000             100%
IK (MACR Class)              33,000,000             (9)

                                                          MACR CERTIFICATES
---------------------  ----------------------------------------------------------------------------------------
                                                                                               WEIGHTED AVERAGE
                        PRINCIPAL OR    CLASS    INTEREST     CUSIP                              LIFE AT 160%
        CLASS          OTHER TYPE(3)    COUPON   TYPE(3)     NUMBER    FINAL PAYMENT DATE(4)        PSA(5)
        -----          --------------   ------   --------   ---------  ---------------------   ----------------
COMBINATION 11(6)
G (MACR Class)             PT            0  %      PO       3133TA E X 6     June 17, 2027           9.0Yrs
                        NTL(PT)          8       FIX/IO     3133TA E J 7     June 17, 2027        --
COMBINATION 12(6)
H (MACR Class)             PT            0  %      PO       3133TA E Y 4     June 17, 2027           9.0Yrs
                        NTL(PT)          8       FIX/IO     3133TA E K 4     June 17, 2027        --
COMBINATION 13(6)
J (MACR Class)             PT            0  %      PO       3133TA E Z 1     June 17, 2027           9.0Yrs
                        NTL(PT)          8       FIX/IO     3133TA E L 2     June 17, 2027        --
COMBINATION 14(6)
K (MACR Class)             PT            0  %      PO       3133TA F 2 3     June 17, 2027           9.0Yrs
                        NTL(PT)          8       FIX/IO     3133TA E M 0     June 17, 2027        --
COMBINATION 15(6)
PC (MACR Class)            PT            8  %      FIX      3133TA E Q 1     June 17, 2027           9.0Yrs
IC (MACR Class)
COMBINATION 16(6)
PD (MACR Class)            PT            8  %      FIX      3133TA E R 9     June 17, 2027           9.0Yrs
ID (MACR Class)
COMBINATION 17(6)
PE (MACR Class)            PT            8  %      FIX      3133TA E S 7     June 17, 2027           9.0Yrs
IE (MACR Class)
COMBINATION 18(6)
PG (MACR Class)            PT            8  %      FIX      3133TA E T 5     June 17, 2027           9.0Yrs
IG (MACR Class)
COMBINATION 19(6)
PH (MACR Class)            PT            8  %      FIX      3133TA F 3 1     June 17, 2027           9.0Yrs
IH (MACR Class)
COMBINATION 20(6)
PJ (MACR Class)            PT            8  %      FIX      3133TA F A 5     June 17, 2027           9.0Yrs
IJ (MACR Class)
COMBINATION 21(6)
PK (MACR Class)            PT            8  %      FIX      3133TA F B 3     June 17, 2027           9.0Yrs
IK (MACR Class)

---------------

(1) Exchange proportions shown are constant proportions of the original principal amounts of the Classes of Multiclass Securities or MACR Certificates. In accordance with the exchange proportions, Multiclass Securities may be exchanged for MACR Certificates, and vice versa (and, in the case of Combinations 8 through 21, MACR Certificates may be exchanged for MACR Certificates).
(2) The amount shown for a Notional Class is its original notional principal amount and does not represent principal that will be paid; see
    "Payments -- Interest" in this Supplement.
(3) See "Description of Multiclass Securities -- Standard Definitions and Abbreviations for Classes" in the Multiclass Securities Offering Circular. The type of Class with which a Notional Class will reduce is indicated in parentheses.
(4) See "Final Payment Dates" in this Supplement.
(5) Determined as described under "Prepayment and Yield Analysis" in this Supplement, and subject to the assumptions and qualifications in that section. Prepayments will not occur at the rate assumed and the actual weighted average lives of the MACR Classes may differ significantly from those shown.
(6) Combinations 1 through 21 will not be available unless the PECs Classes have been converted into Multiclass Securities in whole or in part.
(7) Original notional principal amount of each of the SA, SB and SC Classes being exchanged equals the original principal amount of the Floating Rate Class being exchanged.
(8) Original notional principal amount of the Notional Class being exchanged equals 1.1875 times the original principal amount of the Principal Only Class being exchanged.
(9) Original notional principal amount of the Notional Class being exchanged equals the original principal amount of the Principal Only Class being exchanged.

                                                                      APPENDIX 2

                                 PREMIUM TABLE

                              APPLICABLE PSA RATE

                         160% PSA
     PAYMENT DATE        AND BELOW    200% PSA     250% PSA     300% PSA     350% PSA     400% PSA     450% PSA     500% PSA
     ------------        ---------    --------     --------     --------     --------     --------     --------     --------
July 17, 1997.........  0.000000000  0.011822361  0.026649972  0.041533165  0.056472376  0.071468050  0.086520633  0.101630579
August 17, 1997.......  0.000000000  0.014733997  0.033229213  0.051811577  0.070481952  0.089241215  0.108090256  0.127029977
September 17, 1997....  0.000000000  0.017631580  0.039783174  0.062060727  0.084465748  0.106999770  0.129664355  0.152461097
October 17, 1997......  0.000000000  0.020516904  0.046315952  0.072287122  0.098432832  0.124755554  0.151257811  0.177942184
November 17, 1997.....  0.000000000  0.023391787  0.052831703  0.082497372  0.112392445  0.142520662  0.172885857  0.203491962
December 17, 1997.....  0.000000000  0.026258074  0.059334652  0.092698213  0.126354015  0.160307461  0.194564108  0.229129674
January 17, 1998......  0.000000000  0.029117637  0.065829095  0.102896510  0.140327176  0.178128618  0.216308597  0.254875129
February 17, 1998.....  0.000000000  0.031972379  0.072319411  0.113099273  0.154321788  0.195997124  0.238135808  0.280748743
March 17, 1998........  0.000000000  0.034824241  0.078810070  0.123313671  0.168347953  0.213926324  0.260062710  0.306771591
April 17, 1998........  0.000000000  0.037675199  0.085305638  0.133547045  0.182416040  0.231929940  0.282106801  0.332965457
May 17, 1998..........  0.000000000  0.040527274  0.091810788  0.143806922  0.196536701  0.250022107  0.304286142  0.359352888
June 17, 1998.........  0.000000000  0.043382532  0.098330310  0.154101032  0.210720899  0.268217401  0.326619405  0.385957252
July 17, 1998.........  0.000000000  0.046243089  0.104869116  0.164437320  0.224979927  0.286530871  0.349125917  0.412802798
August 17, 1998.......  0.000000000  0.049111114  0.111432257  0.174823968  0.239325438  0.304978080  0.371825707  0.439914722
September 17, 1998....  0.000000000  0.051988837  0.118024926  0.185269409  0.253769466  0.323575136  0.394739559  0.467319236
October 17, 1998......  0.000000000  0.054878547  0.124652474  0.195782347  0.268324457  0.342338734  0.417889063  0.495043645
November 17, 1998.....  0.000000000  0.057782604  0.131320421  0.206371775  0.283003300  0.361286200  0.441296677  0.523116417
December 17, 1998.....  0.000000000  0.060703439  0.138034465  0.217046998  0.297819353  0.380435529  0.464985784  0.551567278
January 17, 1999......  0.000000000  0.063643562  0.144800498  0.227817656  0.312786480  0.399805439  0.488980762  0.580427292
February 17, 1999.....  0.000000000  0.066605565  0.151624620  0.238693740  0.327919086  0.419415415  0.513307048  0.609728962
March 17, 1999........  0.000000000  0.069592131  0.158513149  0.249685625  0.343232150  0.439285768  0.537991214  0.639506333
April 17, 1999........  0.000000000  0.072606037  0.165472641  0.260804091  0.358741268  0.459437684  0.563061049  0.669795098
May 17, 1999..........  0.000000000  0.075650163  0.172509902  0.272060351  0.374462694  0.479893288  0.588545638  0.700632718
June 17, 1999.........  0.000000000  0.078727496  0.179632009  0.283466080  0.390413382  0.500675709  0.614475456  0.732058549
July 17, 1999.........  0.000000000  0.081841143  0.186846324  0.295033446  0.406611034  0.521809143  0.640882459  0.764113975
August 17, 1999.......  0.000000000  0.084994330  0.194160512  0.306775144  0.423074150  0.543318930  0.667800194  0.796842555
September 17, 1999....  0.000000000  0.088190418  0.201582569  0.318704427  0.439822081  0.565231628  0.695263902  0.830290177
October 17, 1999......  0.000000000  0.088129650  0.201443668  0.318484824  0.439519022  0.564842155  0.694784831  0.829718066
November 17, 1999.....  0.000000000  0.088068433  0.201303741  0.318263598  0.439213723  0.564449804  0.694302219  0.829141727
December 17, 1999.....  0.000000000  0.088006764  0.201162780  0.318040736  0.438906166  0.564054552  0.693816039  0.828561126
January 17, 2000......  0.000000000  0.087944639  0.201020776  0.317816226  0.438596336  0.563656378  0.693326264  0.827976233
February 17, 2000.....  0.000000000  0.087882054  0.200877722  0.317590057  0.438284215  0.563255259  0.692832867  0.827387014
March 17, 2000........  0.000000000  0.087819007  0.200733610  0.317362214  0.437969785  0.562851173  0.692335821  0.826793438
April 17, 2000........  0.000000000  0.087755493  0.200588432  0.317132685  0.437653028  0.562444098  0.691835097  0.826195469
May 17, 2000..........  0.000000000  0.087691509  0.200442180  0.316901459  0.437333928  0.562034011  0.691330669  0.825593077
June 17, 2000.........  0.000000000  0.087627051  0.200294845  0.316668521  0.437012467  0.561620889  0.690822508  0.824986226
July 17, 2000.........  0.000000000  0.087562117  0.200146420  0.316433859  0.436688626  0.561204709  0.690310585  0.824374884
August 17, 2000.......  0.000000000  0.087496701  0.199996896  0.316197460  0.436362388  0.560785448  0.689794873  0.823759016
September 17, 2000....  0.000000000  0.087430802  0.199846265  0.315959310  0.436033734  0.560363083  0.689275342  0.823138587
October 17, 2000......  0.000000000  0.087364414  0.199694518  0.315719397  0.435702646  0.559937590  0.688751964  0.822513565
November 17, 2000.....  0.000000000  0.087297535  0.199541648  0.315477707  0.435369106  0.559508945  0.688224709  0.821883912
December 17, 2000.....  0.000000000  0.087230160  0.199387645  0.315234226  0.435033095  0.559077125  0.687693548  0.821249595
January 17, 2001......  0.000000000  0.087162286  0.199232501  0.314988941  0.434694595  0.558642105  0.687158451  0.820610578
February 17, 2001.....  0.000000000  0.087093909  0.199076207  0.314741839  0.434353585  0.558203862  0.686619389  0.819966825
March 17, 2001........  0.000000000  0.087025025  0.198918754  0.314492905  0.434010048  0.557762370  0.686076331  0.819318301
April 17, 2001........  0.000000000  0.086955630  0.198760134  0.314242125  0.433663965  0.557317605  0.685529248  0.818664969
May 17, 2001..........  0.000000000  0.086885721  0.198600339  0.313989486  0.433315315  0.556869542  0.684978107  0.818006792
June 17, 2001.........  0.000000000  0.086815293  0.198439358  0.313734973  0.432964079  0.556418156  0.684422880  0.817343734
July 17, 2001.........  0.000000000  0.086744343  0.198277183  0.313478573  0.432610238  0.555963422  0.683863533  0.816675758
August 17, 2001.......  0.000000000  0.086672867  0.198113805  0.313220270  0.432253772  0.555505315  0.683300038  0.816002827
September 17, 2001....  0.000000000  0.086600860  0.197949214  0.312960050  0.431894662  0.555043808  0.682732361  0.815324902
October 17, 2001......  0.000000000  0.086528319  0.197783402  0.312697900  0.431532885  0.554578876  0.682160471  0.814641946
November 17, 2001.....  0.000000000  0.086455240  0.197616359  0.312433803  0.431168424  0.554110493  0.681584335  0.813953921
December 17, 2001.....  0.000000000  0.086381618  0.197448077  0.312167746  0.430801257  0.553638633  0.681003923  0.813260787
January 17, 2002......  0.000000000  0.086307449  0.197278544  0.311899713  0.430431363  0.553163268  0.680419201  0.812562507
February 17, 2002.....  0.000000000  0.086232729  0.197107752  0.311629689  0.430058722  0.552684374  0.679830136  0.811859040
March 17, 2002........  0.000000000  0.086157454  0.196935692  0.311357660  0.429683313  0.552201922  0.679236695  0.811150348
April 17, 2002........  0.000000000  0.086081620  0.196762354  0.311083610  0.429305115  0.551715885  0.678638845  0.810436391
May 17, 2002..........  0.000000000  0.086005223  0.196587727  0.310807523  0.428924106  0.551226237  0.678036553  0.809717128
June 17, 2002.........  0.000000000  0.085928258  0.196411802  0.310529384  0.428540266  0.550732950  0.677429784  0.808992519
July 17, 2002.........  0.000000000  0.085850720  0.196234570  0.310249177  0.428153572  0.550235995  0.676818505  0.808262524
August 17, 2002.......  0.000000000  0.085772606  0.196056020  0.309966888  0.427764003  0.549735346  0.676202680  0.807527101
September 17, 2002....  0.000000000  0.085693911  0.195876142  0.309682499  0.427371537  0.549230974  0.675582276  0.806786210


     PAYMENT DATE        550% PSA
     ------------        --------
July 17, 1997.........  0.116798348
August 17, 1997.......  0.146061295
September 17, 1997....  0.175391616
October 17, 1997......  0.204811309
November 17, 1997.....  0.234343009
December 17, 1997.....  0.264010042
January 17, 1998......  0.293836487
February 17, 1998.....  0.323847228
March 17, 1998........  0.354068024
April 17, 1998........  0.384525572
May 17, 1998..........  0.415247583
June 17, 1998.........  0.446262855
July 17, 1998.........  0.477601359
August 17, 1998.......  0.509294323
September 17, 1998....  0.541374326
October 17, 1998......  0.573875400
November 17, 1998.....  0.606833135
December 17, 1998.....  0.640284796
January 17, 1999......  0.674269443
February 17, 1999.....  0.708828067
March 17, 1999........  0.744003727
April 17, 1999........  0.779841711
May 17, 1999..........  0.816389693
June 17, 1999.........  0.853697916
July 17, 1999.........  0.891819380
August 17, 1999.......  0.930810055
September 17, 1999....  0.970729097
October 17, 1999......  0.970060217
November 17, 1999.....  0.969386393
December 17, 1999.....  0.968707587
January 17, 2000......  0.968023763
February 17, 2000.....  0.967334881
March 17, 2000........  0.966640904
April 17, 2000........  0.965941793
May 17, 2000..........  0.965237509
June 17, 2000.........  0.964528013
July 17, 2000.........  0.963813265
August 17, 2000.......  0.963093226
September 17, 2000....  0.962367856
October 17, 2000......  0.961637114
November 17, 2000.....  0.960900960
December 17, 2000.....  0.960159351
January 17, 2001......  0.959412248
February 17, 2001.....  0.958659608
March 17, 2001........  0.957901390
April 17, 2001........  0.957137550
May 17, 2001..........  0.956368047
June 17, 2001.........  0.955592836
July 17, 2001.........  0.954811876
August 17, 2001.......  0.954025122
September 17, 2001....  0.953232530
October 17, 2001......  0.952434056
November 17, 2001.....  0.951629655
December 17, 2001.....  0.950819281
January 17, 2002......  0.950002891
February 17, 2002.....  0.949180437
March 17, 2002........  0.948351873
April 17, 2002........  0.947517154
May 17, 2002..........  0.946676232
June 17, 2002.........  0.945829060
July 17, 2002.........  0.944975590
August 17, 2002.......  0.944115775
September 17, 2002....  0.943249566

                         160% PSA
     PAYMENT DATE        AND BELOW    200% PSA     250% PSA     300% PSA     350% PSA     400% PSA     450% PSA     500% PSA
     ------------        ---------    --------     --------     --------     --------     --------     --------     --------
October 17, 2002......  0.000000000  0.085614631  0.195694926  0.309395994  0.426976153  0.548722850  0.674957258  0.806039807
November 17, 2002.....  0.000000000  0.085534761  0.195512362  0.309107359  0.426577826  0.548210946  0.674327590  0.805287852
December 17, 2002.....  0.000000000  0.085454297  0.195328440  0.308816575  0.426176536  0.547695233  0.673693237  0.804530302
January 17, 2003......  0.000000000  0.085373234  0.195143149  0.308523628  0.425772260  0.547175683  0.673054163  0.803767115
February 17, 2003.....  0.000000000  0.085291568  0.194956479  0.308228500  0.425364974  0.546652265  0.672410332  0.802998246
March 17, 2003........  0.000000000  0.085209293  0.194768419  0.307931175  0.424954656  0.546124950  0.671761708  0.802223654
April 17, 2003........  0.000000000  0.085126406  0.194578958  0.307631636  0.424541283  0.545593709  0.671108255  0.801443294
May 17, 2003..........  0.000000000  0.085042902  0.194388087  0.307329866  0.424124831  0.545058512  0.670449934  0.800657122
June 17, 2003.........  0.000000000  0.084958775  0.194195794  0.307025849  0.423705278  0.544519328  0.669786710  0.799865094
July 17, 2003.........  0.000000000  0.084874022  0.194002068  0.306719566  0.423282598  0.543976126  0.669118544  0.799067165
August 17, 2003.......  0.000000000  0.084788638  0.193806899  0.306411001  0.422856768  0.543428877  0.668445400  0.798263290
September 17, 2003....  0.000000000  0.084702617  0.193610275  0.306100136  0.422427765  0.542877549  0.667767238  0.797453423
October 17, 2003......  0.000000000  0.084615954  0.193412185  0.305786954  0.421995564  0.542322111  0.667084021  0.796637520
November 17, 2003.....  0.000000000  0.084528646  0.193212619  0.305471437  0.421560140  0.541762532  0.666395710  0.795815533
December 17, 2003.....  0.000000000  0.084440686  0.193011564  0.305153566  0.421121469  0.541198780  0.665702266  0.794987416
January 17, 2004......  0.000000000  0.084352070  0.192809009  0.304833325  0.420679526  0.540630823  0.665003650  0.794153122
February 17, 2004.....  0.000000000  0.084262794  0.192604943  0.304510695  0.420234286  0.540058628  0.664299821  0.793312604
March 17, 2004........  0.000000000  0.084172851  0.192399355  0.304185657  0.419785724  0.539482165  0.663590741  0.792465814
April 17, 2004........  0.000000000  0.084082237  0.192192232  0.303858194  0.419333814  0.538901398  0.662876369  0.791612705
May 17, 2004..........  0.000000000  0.083990946  0.191983563  0.303528286  0.418878531  0.538316297  0.662156664  0.790753227
June 17, 2004.........  0.000000000  0.083898974  0.191773336  0.303195915  0.418419849  0.537726827  0.661431586  0.789887333
July 17, 2004.........  0.000000000  0.083806315  0.191561540  0.302861062  0.417957741  0.537132956  0.660701094  0.789014972
August 17, 2004.......  0.000000000  0.083712964  0.191348161  0.302523708  0.417492182  0.536534649  0.659965145  0.788136096
September 17, 2004....  0.000000000  0.083618915  0.191133189  0.302183834  0.417023145  0.535931872  0.659223699  0.787250655
October 17, 2004......  0.000000000  0.083524164  0.190916610  0.301841420  0.416550604  0.535324592  0.658476713  0.786358597
November 17, 2004.....  0.000000000  0.083428705  0.190698413  0.301496448  0.416074531  0.534712773  0.657724144  0.785459873
December 17, 2004.....  0.000000000  0.083332532  0.190478584  0.301148896  0.415594899  0.534096381  0.656965950  0.784554432
January 17, 2005......  0.000000000  0.083235641  0.190257113  0.300798747  0.415111682  0.533475380  0.656202088  0.783642221
February 17, 2005.....  0.000000000  0.083138024  0.190033985  0.300445979  0.414624852  0.532849736  0.655432514  0.782723189
March 17, 2005........  0.000000000  0.083039678  0.189809188  0.300090573  0.414134380  0.532219413  0.654657184  0.781797283
April 17, 2005........  0.000000000  0.082940596  0.189582710  0.299732508  0.413640239  0.531584375  0.653876054  0.780864451
May 17, 2005..........  0.000000000  0.082840773  0.189354537  0.299371764  0.413142402  0.530944585  0.653089080  0.779924640
June 17, 2005.........  0.000000000  0.082740202  0.189124657  0.299008321  0.412640838  0.530300007  0.652296216  0.778977795
July 17, 2005.........  0.000000000  0.082638879  0.188893056  0.298642157  0.412135521  0.529650605  0.651497418  0.778023863
August 17, 2005.......  0.000000000  0.082536797  0.188659721  0.298273252  0.411626420  0.528996341  0.650692640  0.777062790
September 17, 2005....  0.000000000  0.082433951  0.188424639  0.297901585  0.411113507  0.528337178  0.649881836  0.776094520
October 17, 2005......  0.000000000  0.082330335  0.188187796  0.297527133  0.410596753  0.527673078  0.649064959  0.775118999
November 17, 2005.....  0.000000000  0.082225942  0.187949180  0.297149877  0.410076128  0.527004003  0.648241963  0.774136170
December 17, 2005.....  0.000000000  0.082120768  0.187708775  0.296769795  0.409551602  0.526329916  0.647412800  0.773145977
January 17, 2006......  0.000000000  0.082014805  0.187466569  0.296386864  0.409023146  0.525650777  0.646577425  0.772148364
February 17, 2006.....  0.000000000  0.081908048  0.187222547  0.296001063  0.408490728  0.524966547  0.645735787  0.771143273
March 17, 2006........  0.000000000  0.081800490  0.186976696  0.295612370  0.407954319  0.524277188  0.644887840  0.770130648
April 17, 2006........  0.000000000  0.081692126  0.186729002  0.295220762  0.407413888  0.523582660  0.644033535  0.769110429
May 17, 2006..........  0.000000000  0.081582950  0.186479450  0.294826217  0.406869404  0.522882923  0.643172823  0.768082559
June 17, 2006.........  0.000000000  0.081472954  0.186228025  0.294428712  0.406320835  0.522177937  0.642305654  0.767046978
July 17, 2006.........  0.000000000  0.081362133  0.185974715  0.294028225  0.405768150  0.521467662  0.641431978  0.766003628
August 17, 2006.......  0.000000000  0.081250481  0.185719503  0.293624733  0.405211318  0.520752056  0.640551747  0.764952448
September 17, 2006....  0.000000000  0.081137990  0.185462376  0.293218212  0.404650307  0.520031079  0.639664908  0.763893377
October 17, 2006......  0.000000000  0.081024655  0.185203319  0.292808639  0.404085083  0.519304690  0.638771412  0.762826356
November 17, 2006.....  0.000000000  0.080910469  0.184942316  0.292395991  0.403515615  0.518572846  0.637871206  0.761751323
December 17, 2006.....  0.000000000  0.080795425  0.184679353  0.291980243  0.402941871  0.517835505  0.636964240  0.760668215
January 17, 2007......  0.000000000  0.080679517  0.184414415  0.291561372  0.402363816  0.517092626  0.636050460  0.759576972
February 17, 2007.....  0.000000000  0.080562738  0.184147486  0.291139355  0.401781419  0.516344165  0.635129815  0.758477529
March 17, 2007........  0.000000000  0.080445082  0.183878551  0.290714165  0.401194644  0.515590080  0.634202251  0.757369824
April 17, 2007........  0.000000000  0.080326541  0.183607595  0.290285780  0.400603459  0.514830326  0.633267715  0.756253793
May 17, 2007..........  0.000000000  0.080207109  0.183334601  0.289854174  0.400007829  0.514064860  0.632326153  0.755129372
June 17, 2007.........  0.000000000  0.080086779  0.183059555  0.289419323  0.399407721  0.513293638  0.631377510  0.753996495
July 17, 2007.........  0.000000000  0.079965544  0.182782440  0.288981201  0.398803099  0.512516616  0.630421733  0.752855098
August 17, 2007.......  0.000000000  0.079843397  0.182503240  0.288539783  0.398193928  0.511733749  0.629458766  0.751705114
September 17, 2007....  0.000000000  0.079720331  0.182221940  0.288095044  0.397580174  0.510944991  0.628488553  0.750546477
October 17, 2007......  0.000000000  0.079596338  0.181938523  0.287646958  0.396961802  0.510150297  0.627511039  0.749379121
November 17, 2007.....  0.000000000  0.079471413  0.181652972  0.287195499  0.396338774  0.509349621  0.626526167  0.748202978
December 17, 2007.....  0.000000000  0.079345546  0.181365271  0.286740641  0.395711056  0.508542917  0.625533879  0.747017980
January 17, 2008......  0.000000000  0.079218732  0.181075404  0.286282357  0.395078610  0.507730138  0.624534120  0.745824058
February 17, 2008.....  0.000000000  0.079090963  0.180783354  0.285820622  0.394441401  0.506911238  0.623526830  0.744621144
March 17, 2008........  0.000000000  0.078962231  0.180489103  0.285355409  0.393799392  0.506086168  0.622511952  0.743409168
April 17, 2008........  0.000000000  0.078832530  0.180192636  0.284886690  0.393152545  0.505254881  0.621489426  0.742188059
May 17, 2008..........  0.000000000  0.078701850  0.179893934  0.284414438  0.392500823  0.504417329  0.620459194  0.740957747
June 17, 2008.........  0.000000000  0.078570186  0.179592980  0.283938627  0.391844189  0.503573463  0.619421196  0.739718161


     PAYMENT DATE        550% PSA
     ------------        --------
October 17, 2002......  0.942376913
November 17, 2002.....  0.941497770
December 17, 2002.....  0.940612084
January 17, 2003......  0.939719808
February 17, 2003.....  0.938820890
March 17, 2003........  0.937915279
April 17, 2003........  0.937002926
May 17, 2003..........  0.936083777
June 17, 2003.........  0.935157782
July 17, 2003.........  0.934224888
August 17, 2003.......  0.933285042
September 17, 2003....  0.932338191
October 17, 2003......  0.931384282
November 17, 2003.....  0.930423260
December 17, 2003.....  0.929455072
January 17, 2004......  0.928479662
February 17, 2004.....  0.927496975
March 17, 2004........  0.926506956
April 17, 2004........  0.925509547
May 17, 2004..........  0.924504694
June 17, 2004.........  0.923492339
July 17, 2004.........  0.922472423
August 17, 2004.......  0.921444890
September 17, 2004....  0.920409681
October 17, 2004......  0.919366737
November 17, 2004.....  0.918315999
December 17, 2004.....  0.917257407
January 17, 2005......  0.916190901
February 17, 2005.....  0.915116420
March 17, 2005........  0.914033902
April 17, 2005........  0.912943287
May 17, 2005..........  0.911844512
June 17, 2005.........  0.910737514
July 17, 2005.........  0.909622230
August 17, 2005.......  0.908498597
September 17, 2005....  0.907366550
October 17, 2005......  0.906226024
November 17, 2005.....  0.905076955
December 17, 2005.....  0.903919277
January 17, 2006......  0.902752923
February 17, 2006.....  0.901577827
March 17, 2006........  0.900393921
April 17, 2006........  0.899201138
May 17, 2006..........  0.897999410
June 17, 2006.........  0.896788666
July 17, 2006.........  0.895568839
August 17, 2006.......  0.894339858
September 17, 2006....  0.893101652
October 17, 2006......  0.891854150
November 17, 2006.....  0.890597281
December 17, 2006.....  0.889330972
January 17, 2007......  0.888055150
February 17, 2007.....  0.886769743
March 17, 2007........  0.885474676
April 17, 2007........  0.884169875
May 17, 2007..........  0.882855263
June 17, 2007.........  0.881530767
July 17, 2007.........  0.880196309
August 17, 2007.......  0.878851812
September 17, 2007....  0.877497199
October 17, 2007......  0.876132391
November 17, 2007.....  0.874757310
December 17, 2007.....  0.873371876
January 17, 2008......  0.871976009
February 17, 2008.....  0.870569628
March 17, 2008........  0.869152653
April 17, 2008........  0.867725000
May 17, 2008..........  0.866286588
June 17, 2008.........  0.864837333

                         160% PSA
     PAYMENT DATE        AND BELOW    200% PSA     250% PSA     300% PSA     350% PSA     400% PSA     450% PSA     500% PSA
     ------------        ---------    --------     --------     --------     --------     --------     --------     --------
July 17, 2008.........  0.000000000  0.078437529  0.179289757  0.283459228  0.391182603  0.502723235  0.618375372  0.738469228
August 17, 2008.......  0.000000000  0.078303871  0.178984247  0.282976213  0.390516028  0.501866595  0.617321661  0.737210877
September 17, 2008....  0.000000000  0.078169206  0.178676433  0.282489556  0.389844425  0.501003494  0.616260001  0.735943035
October 17, 2008......  0.000000000  0.078033524  0.178366297  0.281999226  0.389167756  0.500133880  0.615190333  0.734665627
November 17, 2008.....  0.000000000  0.077896819  0.178053820  0.281505197  0.388485980  0.499257705  0.614112592  0.733378580
December 17, 2008.....  0.000000000  0.077759081  0.177738985  0.281007439  0.387799058  0.498374917  0.613026717  0.732081818
January 17, 2009......  0.000000000  0.077620304  0.177421773  0.280505923  0.387106951  0.497485464  0.611932644  0.730775267
February 17, 2009.....  0.000000000  0.077480479  0.177102166  0.280000621  0.386409617  0.496589295  0.610830311  0.729458851
March 17, 2009........  0.000000000  0.077339598  0.176780145  0.279491502  0.385707018  0.495686358  0.609719652  0.728132493
April 17, 2009........  0.000000000  0.077197653  0.176455692  0.278978537  0.384999110  0.494776600  0.608600603  0.726796115
May 17, 2009..........  0.000000000  0.077054635  0.176128787  0.278461697  0.384285855  0.493859969  0.607473099  0.725449640
June 17, 2009.........  0.000000000  0.076910537  0.175799412  0.277940951  0.383567209  0.492936410  0.606337075  0.724092990
July 17, 2009.........  0.000000000  0.076765349  0.175467547  0.277416269  0.382843131  0.492005871  0.605192464  0.722726085
August 17, 2009.......  0.000000000  0.076619064  0.175133173  0.276887620  0.382113578  0.491068296  0.604039199  0.721348846
September 17, 2009....  0.000000000  0.076471672  0.174796271  0.276354973  0.381378509  0.490123632  0.602877213  0.719961193
October 17, 2009......  0.000000000  0.076323166  0.174456820  0.275818298  0.380637881  0.489171822  0.601706439  0.718563044
November 17, 2009.....  0.000000000  0.076173536  0.174114802  0.275277562  0.379891649  0.488212812  0.600526807  0.717154318
December 17, 2009.....  0.000000000  0.076022774  0.173770195  0.274732735  0.379139771  0.487246546  0.599338250  0.715734933
January 17, 2010......  0.000000000  0.075870871  0.173422981  0.274183785  0.378382202  0.486272966  0.598140697  0.714304805
February 17, 2010.....  0.000000000  0.075717818  0.173073138  0.273630679  0.377618899  0.485292017  0.596934079  0.712863851
March 17, 2010........  0.000000000  0.075563607  0.172720646  0.273073386  0.376849816  0.484303641  0.595718326  0.711411987
April 17, 2010........  0.000000000  0.075408227  0.172365485  0.272511872  0.376074909  0.483307779  0.594493365  0.709949128
May 17, 2010..........  0.000000000  0.075251671  0.172007633  0.271946104  0.375294132  0.482304374  0.593259125  0.708475189
June 17, 2010.........  0.000000000  0.075093928  0.171647071  0.271376050  0.374507440  0.481293367  0.592015534  0.706990082
July 17, 2010.........  0.000000000  0.074934990  0.171283776  0.270801677  0.373714787  0.480274698  0.590762520  0.705493721
August 17, 2010.......  0.000000000  0.074774847  0.170917727  0.270222950  0.372916125  0.479248309  0.589500008  0.703986019
September 17, 2010....  0.000000000  0.074613490  0.170548904  0.269639835  0.372111409  0.478214138  0.588227925  0.702466886
October 17, 2010......  0.000000000  0.074450910  0.170177283  0.269052299  0.371300591  0.477172126  0.586946196  0.700936234
November 17, 2010.....  0.000000000  0.074287097  0.169802844  0.268460307  0.370483623  0.476122210  0.585654746  0.699393974
December 17, 2010.....  0.000000000  0.074122041  0.169425565  0.267863823  0.369660457  0.475064330  0.584353499  0.697840013
January 17, 2011......  0.000000000  0.073955732  0.169045423  0.267262814  0.368831046  0.473998422  0.583042379  0.696274262
February 17, 2011.....  0.000000000  0.073788162  0.168662396  0.266657244  0.367995340  0.472924426  0.581721308  0.694696627
March 17, 2011........  0.000000000  0.073619319  0.168276461  0.266047077  0.367153290  0.471842277  0.580390209  0.693107017
April 17, 2011........  0.000000000  0.073449194  0.167887597  0.265432277  0.366304847  0.470751911  0.579049003  0.691505338
May 17, 2011..........  0.000000000  0.073277778  0.167495779  0.264812809  0.365449961  0.469653265  0.577697612  0.689891496
June 17, 2011.........  0.000000000  0.073105059  0.167100985  0.264188635  0.364588582  0.468546275  0.576335957  0.688265395
July 17, 2011.........  0.000000000  0.072931029  0.166703191  0.263559718  0.363720658  0.467430873  0.574963956  0.686626939
August 17, 2011.......  0.000000000  0.072755675  0.166302375  0.262926023  0.362846138  0.466306996  0.573581530  0.684976034
September 17, 2011....  0.000000000  0.072578989  0.165898512  0.262287511  0.361964972  0.465174577  0.572188596  0.683312580
October 17, 2011......  0.000000000  0.072400960  0.165491579  0.261644145  0.361077107  0.464033548  0.570785072  0.681636480
November 17, 2011.....  0.000000000  0.072221577  0.165081552  0.260995887  0.360182490  0.462883844  0.569370876  0.679947635
December 17, 2011.....  0.000000000  0.072040830  0.164668406  0.260342699  0.359281070  0.461725395  0.567945925  0.678245945
January 17, 2012......  0.000000000  0.071858707  0.164252117  0.259684541  0.358372792  0.460558133  0.566510133  0.676531311
February 17, 2012.....  0.000000000  0.071675199  0.163832661  0.259021376  0.357457603  0.459381990  0.565063417  0.674803629
March 17, 2012........  0.000000000  0.071490295  0.163410012  0.258353163  0.356535449  0.458196896  0.563605690  0.673062800
April 17, 2012........  0.000000000  0.071303983  0.162984146  0.257679864  0.355606275  0.457002780  0.562136867  0.671308718
May 17, 2012..........  0.000000000  0.071116252  0.162555038  0.257001439  0.354670027  0.455799573  0.560656860  0.669541282
June 17, 2012.........  0.000000000  0.070927091  0.162122662  0.256317847  0.353726649  0.454587203  0.559165583  0.667760385
July 17, 2012.........  0.000000000  0.070736490  0.161686992  0.255629048  0.352776085  0.453365598  0.557662946  0.665965923
August 17, 2012.......  0.000000000  0.070544437  0.161248003  0.254935002  0.351818279  0.452134686  0.556148861  0.664157790
September 17, 2012....  0.000000000  0.070350920  0.160805669  0.254235666  0.350853174  0.450894394  0.554623238  0.662335878
October 17, 2012......  0.000000000  0.070155928  0.160359964  0.253531000  0.349880713  0.449644648  0.553085987  0.660500079
November 17, 2012.....  0.000000000  0.069959449  0.159910860  0.252820962  0.348900838  0.448385375  0.551537016  0.658650284
December 17, 2012.....  0.000000000  0.069761473  0.159458332  0.252105510  0.347913491  0.447116499  0.549976233  0.656786384
January 17, 2013......  0.000000000  0.069561986  0.159002352  0.251384600  0.346918614  0.445837945  0.548403547  0.654908268
February 17, 2013.....  0.000000000  0.069360978  0.158542894  0.250658191  0.345916147  0.444549638  0.546818862  0.653015825
March 17, 2013........  0.000000000  0.069158435  0.158079930  0.249926240  0.344906031  0.443251500  0.545222086  0.651108941
April 17, 2013........  0.000000000  0.068954347  0.157613432  0.249188702  0.343888205  0.441943455  0.543613124  0.649187504
May 17, 2013..........  0.000000000  0.068748701  0.157143374  0.248445534  0.342862610  0.440625425  0.541991879  0.647251399
June 17, 2013.........  0.000000000  0.068541485  0.156669726  0.247696691  0.341829184  0.439297331  0.540358255  0.645300511
July 17, 2013.........  0.000000000  0.068332686  0.156192461  0.246942130  0.340787866  0.437959094  0.538712155  0.643334725
August 17, 2013.......  0.000000000  0.068122292  0.155711551  0.246181805  0.339738593  0.436610635  0.537053482  0.641353922
September 17, 2013....  0.000000000  0.067910291  0.155226966  0.245415670  0.338681304  0.435251873  0.535382135  0.639357985
October 17, 2013......  0.000000000  0.067696670  0.154738678  0.244643681  0.337615934  0.433882728  0.533698016  0.637346796
November 17, 2013.....  0.000000000  0.067481416  0.154246657  0.243865791  0.336542422  0.432503117  0.532001024  0.635320233
December 17, 2013.....  0.000000000  0.067264516  0.153750875  0.243081954  0.335460702  0.431112958  0.530291057  0.633278177
January 17, 2014......  0.000000000  0.067045958  0.153251302  0.242292122  0.334370710  0.429712169  0.528568015  0.631220504
February 17, 2014.....  0.000000000  0.066825727  0.152747908  0.241496250  0.333272381  0.428300666  0.526831794  0.629147094
March 17, 2014........  0.000000000  0.066603812  0.152240662  0.240694288  0.332165649  0.426878364  0.525082289  0.627057821


     PAYMENT DATE        550% PSA
     ------------        --------
July 17, 2008.........  0.863377151
August 17, 2008.......  0.861905957
September 17, 2008....  0.860423665
October 17, 2008......  0.858930191
November 17, 2008.....  0.857425447
December 17, 2008.....  0.855909346
January 17, 2009......  0.854381799
February 17, 2009.....  0.852842718
March 17, 2009........  0.851292014
April 17, 2009........  0.849729596
May 17, 2009..........  0.848155372
June 17, 2009.........  0.846569252
July 17, 2009.........  0.844971143
August 17, 2009.......  0.843360952
September 17, 2009....  0.841738585
October 17, 2009......  0.840103947
November 17, 2009.....  0.838456943
December 17, 2009.....  0.836797476
January 17, 2010......  0.835125451
February 17, 2010.....  0.833440768
March 17, 2010........  0.831743329
April 17, 2010........  0.830033036
May 17, 2010..........  0.828309788
June 17, 2010.........  0.826573484
July 17, 2010.........  0.824824022
August 17, 2010.......  0.823061300
September 17, 2010....  0.821285215
October 17, 2010......  0.819495662
November 17, 2010.....  0.817692536
December 17, 2010.....  0.815875732
January 17, 2011......  0.814045142
February 17, 2011.....  0.812200660
March 17, 2011........  0.810342176
April 17, 2011........  0.808469582
May 17, 2011..........  0.806582767
June 17, 2011.........  0.804681620
July 17, 2011.........  0.802766030
August 17, 2011.......  0.800835883
September 17, 2011....  0.798891065
October 17, 2011......  0.796931462
November 17, 2011.....  0.794956958
December 17, 2011.....  0.792967438
January 17, 2012......  0.790962782
February 17, 2012.....  0.788942873
March 17, 2012........  0.786907592
April 17, 2012........  0.784856817
May 17, 2012..........  0.782790429
June 17, 2012.........  0.780708304
July 17, 2012.........  0.778610319
August 17, 2012.......  0.776496350
September 17, 2012....  0.774366271
October 17, 2012......  0.772219957
November 17, 2012.....  0.770057281
December 17, 2012.....  0.767878112
January 17, 2013......  0.765682324
February 17, 2013.....  0.763469784
March 17, 2013........  0.761240361
April 17, 2013........  0.758993924
May 17, 2013..........  0.756730338
June 17, 2013.........  0.754449468
July 17, 2013.........  0.752151180
August 17, 2013.......  0.749835336
September 17, 2013....  0.747501798
October 17, 2013......  0.745150426
November 17, 2013.....  0.742781082
December 17, 2013.....  0.740393623
January 17, 2014......  0.737987907
February 17, 2014.....  0.735563791
March 17, 2014........  0.733121129

                         160% PSA
     PAYMENT DATE        AND BELOW    200% PSA     250% PSA     300% PSA     350% PSA     400% PSA     450% PSA     500% PSA
     ------------        ---------    --------     --------     --------     --------     --------     --------     --------
April 17, 2014........  0.000000000  0.066380199  0.151729535  0.239886191  0.331050449  0.425445179  0.523319398  0.624952560
May 17, 2014..........  0.000000000  0.066154875  0.151214496  0.239071908  0.329926713  0.424001024  0.521543014  0.622831187
June 17, 2014.........  0.000000000  0.065927825  0.150695514  0.238251391  0.328794374  0.422545814  0.519753031  0.620693574
July 17, 2014.........  0.000000000  0.065699037  0.150172558  0.237424592  0.327653365  0.421079461  0.517949341  0.618539592
August 17, 2014.......  0.000000000  0.065468497  0.149645597  0.236591460  0.326503617  0.419601878  0.516131838  0.616369114
September 17, 2014....  0.000000000  0.065236190  0.149114599  0.235751946  0.325345062  0.418112976  0.514300412  0.614182009
October 17, 2014......  0.000000000  0.065002104  0.148579533  0.234906000  0.324177630  0.416612666  0.512454953  0.611978147
November 17, 2014.....  0.000000000  0.064766224  0.148040366  0.234053571  0.323001251  0.415100857  0.510595351  0.609757394
December 17, 2014.....  0.000000000  0.064528535  0.147497066  0.233194607  0.321815854  0.413577460  0.508721495  0.607519618
January 17, 2015......  0.000000000  0.064289024  0.146949601  0.232329058  0.320621369  0.412042383  0.506833271  0.605264685
February 17, 2015.....  0.000000000  0.064047677  0.146397937  0.231456870  0.319417723  0.410495533  0.504930567  0.602992459
March 17, 2015........  0.000000000  0.063804478  0.145842041  0.230577993  0.318204845  0.408936818  0.503013268  0.600702804
April 17, 2015........  0.000000000  0.063559413  0.145281881  0.229692373  0.316982661  0.407366145  0.501081259  0.598395582
May 17, 2015..........  0.000000000  0.063312468  0.144717422  0.228799956  0.315751099  0.405783418  0.499134424  0.596070655
June 17, 2015.........  0.000000000  0.063063627  0.144148630  0.227900690  0.314510083  0.404188543  0.497172646  0.593727882
July 17, 2015.........  0.000000000  0.062812876  0.143575472  0.226994520  0.313259540  0.402581424  0.495195806  0.591367124
August 17, 2015.......  0.000000000  0.062560199  0.142997912  0.226081391  0.311999394  0.400961964  0.493203787  0.588988237
September 17, 2015....  0.000000000  0.062305582  0.142415916  0.225161250  0.310729569  0.399330065  0.491196468  0.586591079
October 17, 2015......  0.000000000  0.062049008  0.141829450  0.224234039  0.309449989  0.397685630  0.489173728  0.584175506
November 17, 2015.....  0.000000000  0.061790463  0.141238477  0.223299703  0.308160577  0.396028558  0.487135445  0.581741371
December 17, 2015.....  0.000000000  0.061529931  0.140642962  0.222358187  0.306861255  0.394358751  0.485081497  0.579288528
January 17, 2016......  0.000000000  0.061267396  0.140042868  0.221409432  0.305551944  0.392676108  0.483011759  0.576816829
February 17, 2016.....  0.000000000  0.061002842  0.139438161  0.220453383  0.304232566  0.390980526  0.480926107  0.574326125
March 17, 2016........  0.000000000  0.060736254  0.138828803  0.219489981  0.302903041  0.389271904  0.478824414  0.571816265
April 17, 2016........  0.000000000  0.060467615  0.138214758  0.218519168  0.301563289  0.387550139  0.476706555  0.569287099
May 17, 2016..........  0.000000000  0.060196910  0.137595988  0.217540885  0.300213228  0.385815126  0.474572400  0.566738473
June 17, 2016.........  0.000000000  0.059924120  0.136972456  0.216555074  0.298852778  0.384066761  0.472421821  0.564170233
July 17, 2016.........  0.000000000  0.059649231  0.136344125  0.215561675  0.297481855  0.382304938  0.470254688  0.561582224
August 17, 2016.......  0.000000000  0.059372226  0.135710955  0.214560627  0.296100378  0.380529550  0.468070870  0.558974290
September 17, 2016....  0.000000000  0.059093088  0.135072910  0.213551870  0.294708262  0.378740490  0.465870235  0.556346272
October 17, 2016......  0.000000000  0.058811799  0.134429950  0.212535343  0.293305423  0.376937650  0.463652649  0.553698011
November 17, 2016.....  0.000000000  0.058528343  0.133782037  0.211510984  0.291891776  0.375120920  0.461417978  0.551029348
December 17, 2016.....  0.000000000  0.058242703  0.133129131  0.210478732  0.290467236  0.373290191  0.459166086  0.548340120
January 17, 2017......  0.000000000  0.057954861  0.132471193  0.209438523  0.289031715  0.371445350  0.456896838  0.545630164
February 17, 2017.....  0.000000000  0.057664801  0.131808182  0.208390296  0.287585128  0.369586288  0.454610096  0.542899316
March 17, 2017........  0.000000000  0.057372503  0.131140059  0.207333985  0.286127386  0.367712890  0.452305720  0.540147411
April 17, 2017........  0.000000000  0.057077951  0.130466782  0.206269527  0.284658401  0.365825042  0.449983571  0.537374281
May 17, 2017..........  0.000000000  0.056781127  0.129788312  0.205196858  0.283178084  0.363922632  0.447643508  0.534579757
June 17, 2017.........  0.000000000  0.056482013  0.129104607  0.204115911  0.281686344  0.362005542  0.445285389  0.531763671
July 17, 2017.........  0.000000000  0.056180590  0.128415625  0.203026622  0.280183091  0.360073656  0.442909071  0.528925851
August 17, 2017.......  0.000000000  0.055876840  0.127721324  0.201928925  0.278668234  0.358126857  0.440514408  0.526066124
September 17, 2017....  0.000000000  0.055570745  0.127021662  0.200822751  0.277141680  0.356165026  0.438101256  0.523184317
October 17, 2017......  0.000000000  0.055262286  0.126316597  0.199708035  0.275603337  0.354188045  0.435669467  0.520280253
November 17, 2017.....  0.000000000  0.054951444  0.125606086  0.198584709  0.274053111  0.352195792  0.433218894  0.517353758
December 17, 2017.....  0.000000000  0.054638200  0.124890085  0.197452703  0.272490908  0.350188146  0.430749387  0.514404651
January 17, 2018......  0.000000000  0.054322536  0.124168551  0.196311949  0.270916631  0.348164986  0.428260795  0.511432753
February 17, 2018.....  0.000000000  0.054004432  0.123441440  0.195162377  0.269330186  0.346126187  0.425752968  0.508437884
March 17, 2018........  0.000000000  0.053683868  0.122708707  0.194003917  0.267731476  0.344071625  0.423225752  0.505419861
April 17, 2018........  0.000000000  0.053360826  0.121970307  0.192836500  0.266120403  0.342001175  0.420678992  0.502378499
May 17, 2018..........  0.000000000  0.053035285  0.121226197  0.191660052  0.264496869  0.339914711  0.418112534  0.499313612
June 17, 2018.........  0.000000000  0.052707225  0.120476330  0.190474503  0.262860774  0.337812105  0.415526221  0.496225015
July 17, 2018.........  0.000000000  0.052376627  0.119720660  0.189279780  0.261212019  0.335693229  0.412919895  0.493112518
August 17, 2018.......  0.000000000  0.052043470  0.118959141  0.188075810  0.259550503  0.333557954  0.410293397  0.489975930
September 17, 2018....  0.000000000  0.051707734  0.118191728  0.186862520  0.257876124  0.331406148  0.407646565  0.486815061
October 17, 2018......  0.000000000  0.051369398  0.117418371  0.185639835  0.256188781  0.329237680  0.404979238  0.483629716
November 17, 2018.....  0.000000000  0.051028442  0.116639026  0.184407680  0.254488369  0.327052418  0.402291253  0.480419701
December 17, 2018.....  0.000000000  0.050684845  0.115853643  0.183165981  0.252774784  0.324850227  0.399582446  0.477184820
January 17, 2019......  0.000000000  0.050338585  0.115062175  0.181914660  0.251047923  0.322630973  0.396852650  0.473924874
February 17, 2019.....  0.000000000  0.049989642  0.114264573  0.180653642  0.249307678  0.320394521  0.394101698  0.470639664
March 17, 2019........  0.000000000  0.049637994  0.113460788  0.179382849  0.247553944  0.318140732  0.391329422  0.467328988
April 17, 2019........  0.000000000  0.049283619  0.112650771  0.178102203  0.245786612  0.315869468  0.388535652  0.463992643
May 17, 2019..........  0.000000000  0.048926497  0.111834473  0.176811625  0.244005575  0.313580591  0.385720216  0.460630425
June 17, 2019.........  0.000000000  0.048566604  0.111011843  0.175511037  0.242210722  0.311273960  0.382882941  0.457242127
July 17, 2019.........  0.000000000  0.048203919  0.110182830  0.174200358  0.240401945  0.308949433  0.380023654  0.453827541
August 17, 2019.......  0.000000000  0.047838420  0.109347384  0.172879509  0.238579131  0.306606868  0.377142179  0.450386458
September 17, 2019....  0.000000000  0.047470083  0.108505454  0.171548407  0.236742169  0.304246120  0.374238338  0.446918666
October 17, 2019......  0.000000000  0.047098887  0.107656988  0.170206972  0.234890946  0.301867045  0.371311953  0.443423953
November 17, 2019.....  0.000000000  0.046724809  0.106801933  0.168855120  0.233025348  0.299469496  0.368362845  0.439902102
December 17, 2019.....  0.000000000  0.046347826  0.105940237  0.167492768  0.231145261  0.297053326  0.365390831  0.436352898


     PAYMENT DATE        550% PSA
     ------------        --------
April 17, 2014........  0.730659776
May 17, 2014..........  0.728179584
June 17, 2014.........  0.725680405
July 17, 2014.........  0.723162090
August 17, 2014.......  0.720624488
September 17, 2014....  0.718067447
October 17, 2014......  0.715490813
November 17, 2014.....  0.712894432
December 17, 2014.....  0.710278149
January 17, 2015......  0.707641807
February 17, 2015.....  0.704985246
March 17, 2015........  0.702308309
April 17, 2015........  0.699610833
May 17, 2015..........  0.696892658
June 17, 2015.........  0.694153619
July 17, 2015.........  0.691393551
August 17, 2015.......  0.688612289
September 17, 2015....  0.685809666
October 17, 2015......  0.682985511
November 17, 2015.....  0.680139656
December 17, 2015.....  0.677271928
January 17, 2016......  0.674382156
February 17, 2016.....  0.671470163
March 17, 2016........  0.668535775
April 17, 2016........  0.665578815
May 17, 2016..........  0.662599103
June 17, 2016.........  0.659596459
July 17, 2016.........  0.656570703
August 17, 2016.......  0.653521651
September 17, 2016....  0.650449119
October 17, 2016......  0.647352920
November 17, 2016.....  0.644232867
December 17, 2016.....  0.641088771
January 17, 2017......  0.637920442
February 17, 2017.....  0.634727686
March 17, 2017........  0.631510311
April 17, 2017........  0.628268122
May 17, 2017..........  0.625000921
June 17, 2017.........  0.621708509
July 17, 2017.........  0.618390688
August 17, 2017.......  0.615047254
September 17, 2017....  0.611678005
October 17, 2017......  0.608282736
November 17, 2017.....  0.604861240
December 17, 2017.....  0.601413308
January 17, 2018......  0.597938731
February 17, 2018.....  0.594437297
March 17, 2018........  0.590908791
April 17, 2018........  0.587353000
May 17, 2018..........  0.583769705
June 17, 2018.........  0.580158689
July 17, 2018.........  0.576519730
August 17, 2018.......  0.572852607
September 17, 2018....  0.569157094
October 17, 2018......  0.565432966
November 17, 2018.....  0.561679996
December 17, 2018.....  0.557897952
January 17, 2019......  0.554086605
February 17, 2019.....  0.550245720
March 17, 2019........  0.546375061
April 17, 2019........  0.542474392
May 17, 2019..........  0.538543474
June 17, 2019.........  0.534582064
July 17, 2019.........  0.530589921
August 17, 2019.......  0.526566798
September 17, 2019....  0.522512449
October 17, 2019......  0.518426624
November 17, 2019.....  0.514309072
December 17, 2019.....  0.510159540

                         160% PSA
     PAYMENT DATE        AND BELOW    200% PSA     250% PSA     300% PSA     350% PSA     400% PSA     450% PSA     500% PSA
     ------------        ---------    --------     --------     --------     --------     --------     --------     --------
January 17, 2020......  0.000000000  0.045967913  0.105071847  0.166119833  0.229250568  0.294618386  0.362395730  0.432776122
February 17, 2020.....  0.000000000  0.045585049  0.104196709  0.164736230  0.227341152  0.292164525  0.359377356  0.429171553
March 17, 2020........  0.000000000  0.045199209  0.103314770  0.163341874  0.225416897  0.289691594  0.356335524  0.425538971
April 17, 2020........  0.000000000  0.044810370  0.102425975  0.161936679  0.223477684  0.287199440  0.353270046  0.421878150
May 17, 2020..........  0.000000000  0.044418508  0.101530270  0.160520559  0.221523393  0.284687908  0.350180733  0.418188866
June 17, 2020.........  0.000000000  0.044023598  0.100627599  0.159093425  0.219553904  0.282156844  0.347067395  0.414470891
July 17, 2020.........  0.000000000  0.043625616  0.099717906  0.157655190  0.217569095  0.279606093  0.343929840  0.410723995
August 17, 2020.......  0.000000000  0.043224538  0.098801136  0.156205765  0.215568843  0.277035496  0.340767873  0.406947948
September 17, 2020....  0.000000000  0.042820339  0.097877231  0.154745061  0.213553026  0.274444895  0.337581301  0.403142515
October 17, 2020......  0.000000000  0.042412994  0.096946136  0.153272988  0.211521519  0.271834129  0.334369925  0.399307463
November 17, 2020.....  0.000000000  0.042002477  0.096007791  0.151789454  0.209474195  0.269203038  0.331133549  0.395442554
December 17, 2020.....  0.000000000  0.041588764  0.095062139  0.150294368  0.207410930  0.266551459  0.327871970  0.391547548
January 17, 2021......  0.000000000  0.041171828  0.094109123  0.148787637  0.205331594  0.263879228  0.324584989  0.387622207
February 17, 2021.....  0.000000000  0.040751644  0.093148681  0.147269168  0.203236060  0.261186179  0.321272401  0.383666285
March 17, 2021........  0.000000000  0.040328187  0.092180757  0.145738867  0.201124197  0.258472146  0.317934001  0.379679539
April 17, 2021........  0.000000000  0.039901429  0.091205288  0.144196640  0.198995875  0.255736961  0.314569583  0.375661722
May 17, 2021..........  0.000000000  0.039471344  0.090222216  0.142642391  0.196850962  0.252980454  0.311178938  0.371612585
June 17, 2021.........  0.000000000  0.039037906  0.089231478  0.141076023  0.194689326  0.250202455  0.307761857  0.367531877
July 17, 2021.........  0.000000000  0.038601088  0.088233014  0.139497440  0.192510831  0.247402792  0.304318127  0.363419345
August 17, 2021.......  0.000000000  0.038160862  0.087226762  0.137906543  0.190315344  0.244581290  0.300847535  0.359274733
September 17, 2021....  0.000000000  0.037717202  0.086212659  0.136303234  0.188102728  0.241737774  0.297349865  0.355097786
October 17, 2021......  0.000000000  0.037270079  0.085190642  0.134687414  0.185872845  0.238872069  0.293824901  0.350888243
November 17, 2021.....  0.000000000  0.036819467  0.084160648  0.133058981  0.183625557  0.235983997  0.290272424  0.346645844
December 17, 2021.....  0.000000000  0.036365337  0.083122613  0.131417836  0.181360725  0.233073377  0.286692212  0.342370324
January 17, 2022......  0.000000000  0.035907660  0.082076473  0.129763875  0.179078207  0.230140030  0.283084044  0.338061419
February 17, 2022.....  0.000000000  0.035446409  0.081022162  0.128096996  0.176777863  0.227183772  0.279447695  0.333718859
March 17, 2022........  0.000000000  0.034981555  0.079959614  0.126417096  0.174459548  0.224204420  0.275782939  0.329342376
April 17, 2022........  0.000000000  0.034513069  0.078888764  0.124724070  0.172123119  0.221201788  0.272089548  0.324931697
May 17, 2022..........  0.000000000  0.034040921  0.077809546  0.123017812  0.169768430  0.218175690  0.268367293  0.320486547
June 17, 2022.........  0.000000000  0.033565083  0.076721891  0.121298217  0.167395335  0.215125938  0.264615941  0.316006650
July 17, 2022.........  0.000000000  0.033085524  0.075625732  0.119565177  0.165003686  0.212052341  0.260835259  0.311491726
August 17, 2022.......  0.000000000  0.032602215  0.074521001  0.117818584  0.162593333  0.208954707  0.257025011  0.306941495
September 17, 2022....  0.000000000  0.032115125  0.073407629  0.116058330  0.160164127  0.205832845  0.253184959  0.302355673
October 17, 2022......  0.000000000  0.031624225  0.072285546  0.114284304  0.157715916  0.202686558  0.249314866  0.297733973
November 17, 2022.....  0.000000000  0.031129484  0.071154683  0.112496397  0.155248547  0.199515652  0.245414488  0.293076108
December 17, 2022.....  0.000000000  0.030630870  0.070014969  0.110694495  0.152761867  0.196319927  0.241483582  0.288381787
January 17, 2023......  0.000000000  0.030128353  0.068866333  0.108878488  0.150255720  0.193099184  0.237521904  0.283650716
February 17, 2023.....  0.000000000  0.029621901  0.067708703  0.107048261  0.147729949  0.189853223  0.233529205  0.278882601
March 17, 2023........  0.000000000  0.029111482  0.066542007  0.105203700  0.145184398  0.186581841  0.229505237  0.274077143
April 17, 2023........  0.000000000  0.028597066  0.065366171  0.103344690  0.142618906  0.183284832  0.225449747  0.269234042
May 17, 2023..........  0.000000000  0.028078618  0.064181123  0.101471115  0.140033313  0.179961992  0.221362483  0.264352995
June 17, 2023.........  0.000000000  0.027556108  0.062986788  0.099582857  0.137427458  0.176613111  0.217243188  0.259433698
July 17, 2023.........  0.000000000  0.027029503  0.061783091  0.097679798  0.134801178  0.173237981  0.213091605  0.254475841
August 17, 2023.......  0.000000000  0.026498769  0.060569958  0.095761820  0.132154308  0.169836390  0.208907474  0.249479115
September 17, 2023....  0.000000000  0.025963873  0.059347311  0.093828802  0.129486682  0.166408126  0.204690532  0.244443208
October 17, 2023......  0.000000000  0.025424782  0.058115076  0.091880622  0.126798134  0.162952973  0.200440517  0.239367802
November 17, 2023.....  0.000000000  0.024881461  0.056873173  0.089917160  0.124088494  0.159470714  0.196157161  0.234252581
December 17, 2023.....  0.000000000  0.024333878  0.055621526  0.087938291  0.121357593  0.155961133  0.191840195  0.229097224
January 17, 2024......  0.000000000  0.023781997  0.054360056  0.085943892  0.118605260  0.152424008  0.187489350  0.223901407
February 17, 2024.....  0.000000000  0.023225784  0.053088684  0.083933838  0.115831323  0.148859118  0.183104352  0.218664805
March 17, 2024........  0.000000000  0.022665204  0.051807330  0.081908002  0.113035606  0.145266239  0.178684927  0.213387088
April 17, 2024........  0.000000000  0.022100222  0.050515914  0.079866257  0.110217934  0.141645145  0.174230795  0.208067926
May 17, 2024..........  0.000000000  0.021530802  0.049214354  0.077808476  0.107378131  0.137995609  0.169741679  0.202706984
June 17, 2024.........  0.000000000  0.020956909  0.047902569  0.075734528  0.104516018  0.134317401  0.165217295  0.197303926
July 17, 2024.........  0.000000000  0.020378506  0.046580476  0.073644283  0.101631415  0.130610291  0.160657360  0.191858411
August 17, 2024.......  0.000000000  0.019795557  0.045247992  0.071537611  0.098724141  0.126874046  0.156061586  0.186370098
September 17, 2024....  0.000000000  0.019208026  0.043905033  0.069414377  0.095794013  0.123108430  0.151429685  0.180838642
October 17, 2024......  0.000000000  0.018615875  0.042551516  0.067274450  0.092840846  0.119313206  0.146761364  0.175263693
November 17, 2024.....  0.000000000  0.018019068  0.041187354  0.065117694  0.089864455  0.115488135  0.142056332  0.169644902
December 17, 2024.....  0.000000000  0.017417566  0.039812461  0.062943973  0.086864652  0.111632977  0.137314290  0.163981915
January 17, 2025......  0.000000000  0.016811331  0.038426752  0.060753150  0.083841248  0.107747489  0.132534940  0.158274374
February 17, 2025.....  0.000000000  0.016200326  0.037030139  0.058545088  0.080794053  0.103831426  0.127717982  0.152521921
March 17, 2025........  0.000000000  0.015584513  0.035622533  0.056319647  0.077722874  0.099884541  0.122863111  0.146724191
April 17, 2025........  0.000000000  0.014963851  0.034203847  0.054076686  0.074627519  0.095906586  0.117970021  0.140880821
May 17, 2025..........  0.000000000  0.014338302  0.032773989  0.051816065  0.071507791  0.091897308  0.113038404  0.134991441
June 17, 2025.........  0.000000000  0.013707827  0.031332872  0.049537641  0.068363494  0.087856456  0.108067948  0.129055680
July 17, 2025.........  0.000000000  0.013072386  0.029880402  0.047241269  0.065194429  0.083783773  0.103058340  0.123073162
August 17, 2025.......  0.000000000  0.012431938  0.028416489  0.044926805  0.062000397  0.079679004  0.098009263  0.117043511
September 17, 2025....  0.000000000  0.011786444  0.026941040  0.042594103  0.058781195  0.075541888  0.092920398  0.110966345


     PAYMENT DATE        550% PSA
     ------------        --------
January 17, 2020......  0.505977772
February 17, 2020.....  0.501763511
March 17, 2020........  0.497516498
April 17, 2020........  0.493236470
May 17, 2020..........  0.488923164
June 17, 2020.........  0.484576314
July 17, 2020.........  0.480195652
August 17, 2020.......  0.475780907
September 17, 2020....  0.471331807
October 17, 2020......  0.466848077
November 17, 2020.....  0.462329440
December 17, 2020.....  0.457775617
January 17, 2021......  0.453186326
February 17, 2021.....  0.448561282
March 17, 2021........  0.443900201
April 17, 2021........  0.439202792
May 17, 2021..........  0.434468766
June 17, 2021.........  0.429697829
July 17, 2021.........  0.424889685
August 17, 2021.......  0.420044037
September 17, 2021....  0.415160582
October 17, 2021......  0.410239019
November 17, 2021.....  0.405279041
December 17, 2021.....  0.400280342
January 17, 2022......  0.395242609
February 17, 2022.....  0.390165530
March 17, 2022........  0.385048789
April 17, 2022........  0.379892068
May 17, 2022..........  0.374695046
June 17, 2022.........  0.369457400
July 17, 2022.........  0.364178802
August 17, 2022.......  0.358858925
September 17, 2022....  0.353497437
October 17, 2022......  0.348094003
November 17, 2022.....  0.342648286
December 17, 2022.....  0.337159946
January 17, 2023......  0.331628642
February 17, 2023.....  0.326054026
March 17, 2023........  0.320435752
April 17, 2023........  0.314773468
May 17, 2023..........  0.309066820
June 17, 2023.........  0.303315451
July 17, 2023.........  0.297519000
August 17, 2023.......  0.291677107
September 17, 2023....  0.285789403
October 17, 2023......  0.279855521
November 17, 2023.....  0.273875090
December 17, 2023.....  0.267847733
January 17, 2024......  0.261773072
February 17, 2024.....  0.255650728
March 17, 2024........  0.249480315
April 17, 2024........  0.243261447
May 17, 2024..........  0.236993732
June 17, 2024.........  0.230676776
July 17, 2024.........  0.224310184
August 17, 2024.......  0.217893554
September 17, 2024....  0.211426482
October 17, 2024......  0.204908563
November 17, 2024.....  0.198339385
December 17, 2024.....  0.191718535
January 17, 2025......  0.185045596
February 17, 2025.....  0.178320147
March 17, 2025........  0.171541764
April 17, 2025........  0.164710021
May 17, 2025..........  0.157824485
June 17, 2025.........  0.150884723
July 17, 2025.........  0.143890297
August 17, 2025.......  0.136840763
September 17, 2025....  0.129735679

                         160% PSA
     PAYMENT DATE        AND BELOW    200% PSA     250% PSA     300% PSA     350% PSA     400% PSA     450% PSA     500% PSA
     ------------        ---------    --------     --------     --------     --------     --------     --------     --------
October 17, 2025......  0.000000000  0.011135861  0.025453962  0.040243015  0.055536620  0.071372164  0.087791424  0.104841279
November 17, 2025.....  0.000000000  0.010480150  0.023955160  0.037873392  0.052266466  0.067169569  0.082622016  0.098667928
December 17, 2025.....  0.000000000  0.009819269  0.022444541  0.035485085  0.048970528  0.062933837  0.077411848  0.092445900
January 17, 2026......  0.000000000  0.009153176  0.020922008  0.033077943  0.045648596  0.058664699  0.072160590  0.086174802
February 17, 2026.....  0.000000000  0.008481828  0.019387465  0.030651812  0.042300460  0.054361886  0.066867909  0.079854236
March 17, 2026........  0.000000000  0.007805184  0.017840816  0.028206541  0.038925908  0.050025125  0.061533470  0.073483804
April 17, 2026........  0.000000000  0.007123200  0.016281961  0.025741973  0.035524728  0.045654142  0.056156937  0.067063100
May 17, 2026..........  0.000000000  0.006435833  0.014710802  0.023257952  0.032096702  0.041248659  0.050737967  0.060591719
June 17, 2026.........  0.000000000  0.005743040  0.013127240  0.020754322  0.028641614  0.036808397  0.045276217  0.054069251
July 17, 2026.........  0.000000000  0.005044777  0.011531174  0.018230923  0.025159244  0.032333076  0.039771342  0.047495281
August 17, 2026.......  0.000000000  0.004340999  0.009922504  0.015687596  0.021649373  0.027822410  0.034222992  0.040869393
September 17, 2026....  0.000000000  0.003631662  0.008301126  0.013124178  0.018111776  0.023276114  0.028630814  0.034191167
October 17, 2026......  0.000000000  0.002916721  0.006666938  0.010540508  0.014546231  0.018693900  0.022994455  0.027460178
November 17, 2026.....  0.000000000  0.002196130  0.005019837  0.007936421  0.010952510  0.014075475  0.017313557  0.020676000
December 17, 2026.....  0.000000000  0.001469844  0.003359717  0.005311752  0.007330384  0.009420548  0.011587758  0.013838201
January 17, 2027......  0.000000000  0.000737816  0.001686474  0.002666335  0.003679625  0.004728823  0.005816694  0.006946347
February 17, 2027.....  0.000000000  0.000000000  0.000000000  0.000000000  0.000000000  0.000000000  0.000000000  0.000000000
March 17, 2027........  0.000000000  0.000000000  0.000000000  0.000000000  0.000000000  0.000000000  0.000000000  0.000000000
April 17, 2027........  0.000000000  0.000000000  0.000000000  0.000000000  0.000000000  0.000000000  0.000000000  0.000000000
May 17, 2027..........  0.000000000  0.000000000  0.000000000  0.000000000  0.000000000  0.000000000  0.000000000  0.000000000
June 17, 2027.........  0.000000000  0.000000000  0.000000000  0.000000000  0.000000000  0.000000000  0.000000000  0.000000000


     PAYMENT DATE        550% PSA
     ------------        --------
October 17, 2025......  0.122574593
November 17, 2025.....  0.115357054
December 17, 2025.....  0.108082605
January 17, 2026......  0.100750785
February 17, 2026.....  0.093361132
March 17, 2026........  0.085913176
April 17, 2026........  0.078406447
May 17, 2026..........  0.070840468
June 17, 2026.........  0.063214761
July 17, 2026.........  0.055528841
August 17, 2026.......  0.047782221
September 17, 2026....  0.039974411
October 17, 2026......  0.032104913
November 17, 2026.....  0.024173229
December 17, 2026.....  0.016178855
January 17, 2027......  0.008121282
February 17, 2027.....  0.000000000
March 17, 2027........  0.000000000
April 17, 2027........  0.000000000
May 17, 2027..........  0.000000000
June 17, 2027.........  0.000000000

     PAYMENT DATE        600% PSA     650% PSA     700% PSA     750% PSA     800% PSA     850% PSA     900% PSA     950% PSA
     ------------        --------     --------     --------     --------     --------     --------     --------     --------
July 17, 1997.........  0.132024403  0.147309216  0.162653261  0.178057022  0.193520986  0.209045648  0.224631507  0.240279070
August 17, 1997.......  0.165185141  0.184402462  0.203714217  0.223121382  0.242624947  0.262225921  0.281925325  0.301724198
September 17, 1997....  0.198457565  0.221660627  0.245002517  0.268484983  0.292109807  0.315878806  0.339793832  0.363856774
October 17, 1997......  0.231867881  0.259114654  0.286554447  0.314190140  0.342024681  0.370061086  0.398302439  0.426751899
November 17, 1997.....  0.265443131  0.296796571  0.328407682  0.360280933  0.392420908  0.424832320  0.457520004  0.490488933
December 17, 1997.....  0.299211266  0.334739581  0.370601405  0.406803354  0.443352243  0.480255096  0.517519160  0.555151905
January 17, 1998......  0.333201219  0.372978155  0.413176427  0.453805475  0.494875065  0.536395305  0.578376660  0.620829969
February 17, 1998.....  0.367442978  0.411548141  0.456175325  0.501337618  0.547048613  0.593322437  0.640173777  0.687617913
March 17, 1998........  0.401967678  0.450486866  0.499642584  0.549452546  0.599935227  0.651109910  0.702996728  0.755616724
April 17, 1998........  0.436807684  0.489833260  0.543624755  0.598205672  0.653600630  0.709835434  0.766937156  0.824934219
May 17, 1998..........  0.471996689  0.529627978  0.588170621  0.647655281  0.708114220  0.769581410  0.832092661  0.895685756
June 17, 1998.........  0.507569816  0.569913541  0.633331382  0.697862775  0.763549402  0.830435369  0.898567395  0.967995026
July 17, 1998.........  0.543563727  0.610734480  0.679160851  0.748892939  0.819983951  0.892490464  0.966472720  1.041994951
August 17, 1998.......  0.580016742  0.652137495  0.725715670  0.800814237  0.877500406  0.955846011  1.035927955  1.117828697
September 17, 1998....  0.616968964  0.694171628  0.773055542  0.853699127  0.936186510  1.020608093  1.107061205  1.195650825
October 17, 1998......  0.654462415  0.736888446  0.821243489  0.907624414  0.996135697  1.086890239  1.180010305  1.275628598
November 17, 1998.....  0.692541183  0.780342245  0.870346124  0.962671636  1.057447633  1.154814175  1.254923879  1.357943478
December 17, 1998.....  0.731251579  0.824590264  0.920433960  1.018927489  1.120228811  1.224510677  1.331962548  1.442792845
January 17, 1999......  0.770642309  0.869692925  0.971581738  1.076484296  1.184593221  1.296120522  1.411300302  1.530391969
February 17, 1999.....  0.810764653  0.915714090  1.023868794  1.135440525  1.250663095  1.369795570  1.493126066  1.620976306
March 17, 1999........  0.851672669  0.962721340  1.077379455  1.195901366  1.318569744  1.445699985  1.577645503  1.714804157
April 17, 1999........  0.893423407  1.010786280  1.132203481  1.257979369  1.388454494  1.524011624  1.665083084  1.812159779
May 17, 1999..........  0.936077139  1.059984877  1.188436551  1.321795158  1.460469746  1.604923625  1.755684491  1.913357046
June 17, 1999.........  0.979697618  1.110397822  1.246180795  1.387478221  1.534780169  1.688646223  1.849719403  2.018743770
July 17, 1999.........  1.024352347  1.162110932  1.305545389  1.455167803  1.611564054  1.775408841  1.947484764  2.128706845
August 17, 1999.......  1.070112884  1.215215588  1.366647209  1.525013907  1.691014861  1.865462502  2.049308608  2.243678410
September 17, 1999....  1.117055163  1.269809224  1.429611565  1.597178412  1.773342973  1.959082638  2.155554597  2.364143276
October 17, 1999......  1.116285457  1.268934263  1.428626493  1.596077877  1.772121053  1.957732734  2.154069314  2.362514265
November 17, 1999.....  1.115510062  1.268052834  1.427634139  1.594969208  1.770890100  1.956372851  2.152573052  2.360873213
December 17, 1999.....  1.114728934  1.267164890  1.426634449  1.593852343  1.769650048  1.955002916  2.151065729  2.359220029
January 17, 2000......  1.113942031  1.266270380  1.425627367  1.592727220  1.768400826  1.953622851  2.149547261  2.357554622
February 17, 2000.....  1.113149308  1.265369255  1.424612837  1.591593776  1.767142367  1.952232580  2.148017563  2.355876898
March 17, 2000........  1.112350722  1.264461464  1.423590804  1.590451948  1.765874598  1.950832026  2.146476551  2.354186765
April 17, 2000........  1.111546228  1.263546958  1.422561209  1.589301673  1.764597451  1.949421111  2.144924138  2.352484129
May 17, 2000..........  1.110735782  1.262625686  1.421523997  1.588142887  1.763310854  1.947999756  2.143360239  2.350768894
June 17, 2000.........  1.109919337  1.261697595  1.420479108  1.586975526  1.762014736  1.946567883  2.141784766  2.349040966
July 17, 2000.........  1.109096850  1.260762635  1.419426486  1.585799524  1.760709024  1.945125411  2.140197632  2.347300248
August 17, 2000.......  1.108268274  1.259820753  1.418366071  1.584614816  1.759393646  1.943672261  2.138598748  2.345546644
September 17, 2000....  1.107433563  1.258871898  1.417297804  1.583421336  1.758068529  1.942208351  2.136988026  2.343780055
October 17, 2000......  1.106592670  1.257916015  1.416221626  1.582219018  1.756733598  1.940733599  2.135365375  2.342000383
November 17, 2000.....  1.105745549  1.256953053  1.415137477  1.581007794  1.755388779  1.939247924  2.133730705  2.340207530
December 17, 2000.....  1.104892152  1.255982956  1.414045296  1.579787597  1.754033998  1.937751244  2.132083926  2.338401395
January 17, 2001......  1.104032431  1.255005671  1.412945023  1.578558359  1.752669178  1.936243473  2.130424944  2.336581877
February 17, 2001.....  1.103166340  1.254021144  1.411836595  1.577320012  1.751294244  1.934724528  2.128753668  2.334748875
March 17, 2001........  1.102293829  1.253029320  1.410719952  1.576072485  1.749909119  1.933194325  2.127070004  2.332902286
April 17, 2001........  1.101414849  1.252030142  1.409595031  1.574815710  1.748513724  1.931652777  2.125373858  2.331042008
May 17, 2001..........  1.100529352  1.251023556  1.408461768  1.573549616  1.747107984  1.930099799  2.123665136  2.329167935
June 17, 2001.........  1.099637288  1.250009505  1.407320101  1.572274132  1.745691818  1.928535304  2.121943741  2.327279965
July 17, 2001.........  1.098738607  1.248987932  1.406169965  1.570989188  1.744265147  1.926959205  2.120209578  2.325377990
August 17, 2001.......  1.097833259  1.247958780  1.405011297  1.569694711  1.742827893  1.925371412  2.118462549  2.323461905
September 17, 2001....  1.096921193  1.246921992  1.403844032  1.568390628  1.741379973  1.923771838  2.116702557  2.321531602
October 17, 2001......  1.096002358  1.245877509  1.402668103  1.567076867  1.739921308  1.922160393  2.114929504  2.319586974
November 17, 2001.....  1.095076703  1.244825273  1.401483446  1.565753355  1.738451816  1.920536986  2.113143289  2.317627911
December 17, 2001.....  1.094144175  1.243765225  1.400289994  1.564420016  1.736971413  1.918901526  2.111343813  2.315654303
January 17, 2002......  1.093204723  1.242697305  1.399087679  1.563076777  1.735480018  1.917253922  2.109530975  2.313666040
February 17, 2002.....  1.092258294  1.241621455  1.397876435  1.561723561  1.733977546  1.915594082  2.107704673  2.311663011
March 17, 2002........  1.091304834  1.240537612  1.396656194  1.560360294  1.732463914  1.913921912  2.105864805  2.309645102
April 17, 2002........  1.090344291  1.239445717  1.395426887  1.558986897  1.730939036  1.912237319  2.104011267  2.307612202
May 17, 2002..........  1.089376610  1.238345708  1.394188445  1.557603296  1.729402826  1.910540207  2.102143956  2.305564194
June 17, 2002.........  1.088401736  1.237237524  1.392940798  1.556209410  1.727855199  1.908830482  2.100262766  2.303500966
July 17, 2002.........  1.087419616  1.236121102  1.391683877  1.554805163  1.726296068  1.907108047  2.098367592  2.301422399
August 17, 2002.......  1.086430193  1.234996378  1.390417610  1.553390476  1.724725344  1.905372805  2.096458327  2.299328379
September 17, 2002....  1.085433413  1.233863291  1.389141927  1.551965268  1.723142939  1.903624660  2.094534864  2.297218786
October 17, 2002......  1.084429219  1.232721777  1.387856755  1.550529459  1.721548765  1.901863512  2.092597095  2.295093503
November 17, 2002.....  1.083417554  1.231571770  1.386562023  1.549082970  1.719942731  1.900089262  2.090644910  2.292952409
December 17, 2002.....  1.082398362  1.230413206  1.385257657  1.547625717  1.718324747  1.898301812  2.088678199  2.290795384
January 17, 2003......  1.081371586  1.229246021  1.383943584  1.546157620  1.716694723  1.896501058  2.086696853  2.288622306
February 17, 2003.....  1.080337166  1.228070147  1.382619730  1.544678595  1.715052565  1.894686902  2.084700758  2.286433054
March 17, 2003........  1.079295046  1.226885520  1.381286020  1.543188559  1.713398182  1.892859239  2.082689803  2.284227503
April 17, 2003........  1.078245165  1.225692071  1.379942379  1.541687428  1.711731480  1.891017967  2.080663874  2.282005529

     PAYMENT DATE       1,000% PSA
     ------------       ----------
July 17, 1997.........  0.255988850
August 17, 1997.......  0.321623598
September 17, 1997....  0.388069556
October 17, 1997......  0.455412697
November 17, 1997.....  0.523744212
December 17, 1997.....  0.593161042
January 17, 1998......  0.663766463
February 17, 1998.....  0.735670747
March 17, 1998........  0.808991898
April 17, 1998........  0.883856488
May 17, 1998..........  0.960400596
June 17, 1998.........  1.038770870
July 17, 1998.........  1.119125742
August 17, 1998.......  1.201636809
September 17, 1998....  1.286490419
October 17, 1998......  1.373889494
November 17, 1998.....  1.464055637
December 17, 1998.....  1.557231582
January 17, 1999......  1.653684050
February 17, 1999.....  1.753707101
March 17, 1999........  1.857626092
April 17, 1999........  1.965802370
May 17, 1999..........  2.078638891
June 17, 1999.........  2.196586972
July 17, 1999.........  2.320154487
August 17, 1999.......  2.449915895
September 17, 1999....  2.586524606
October 17, 1999......  2.584742363
November 17, 1999.....  2.582946947
December 17, 1999.....  2.581138258
January 17, 2000......  2.579316195
February 17, 2000.....  2.577480658
March 17, 2000........  2.575631543
April 17, 2000........  2.573768750
May 17, 2000..........  2.571892173
June 17, 2000.........  2.570001709
July 17, 2000.........  2.568097251
August 17, 2000.......  2.566178696
September 17, 2000....  2.564245934
October 17, 2000......  2.562298859
November 17, 2000.....  2.560337362
December 17, 2000.....  2.558361334
January 17, 2001......  2.556370665
February 17, 2001.....  2.554365243
March 17, 2001........  2.552344956
April 17, 2001........  2.550309692
May 17, 2001..........  2.548259337
June 17, 2001.........  2.546193776
July 17, 2001.........  2.544112893
August 17, 2001.......  2.542016573
September 17, 2001....  2.539904698
October 17, 2001......  2.537777149
November 17, 2001.....  2.535633808
December 17, 2001.....  2.533474555
January 17, 2002......  2.531299268
February 17, 2002.....  2.529107825
March 17, 2002........  2.526900103
April 17, 2002........  2.524675979
May 17, 2002..........  2.522435328
June 17, 2002.........  2.520178023
July 17, 2002.........  2.517903938
August 17, 2002.......  2.515612945
September 17, 2002....  2.513304915
October 17, 2002......  2.510979719
November 17, 2002.....  2.508637224
December 17, 2002.....  2.506277301
January 17, 2003......  2.503899814
February 17, 2003.....  2.501504631
March 17, 2003........  2.499091617
April 17, 2003........  2.496660634

     PAYMENT DATE        600% PSA     650% PSA     700% PSA     750% PSA     800% PSA     850% PSA     900% PSA     950% PSA
     ------------        --------     --------     --------     --------     --------     --------     --------     --------
May 17, 2003..........  1.077187466  1.224489735  1.378588731  1.540175117  1.710052366  1.889162982  2.078622857  2.279767006
June 17, 2003.........  1.076121888  1.223278442  1.377225000  1.538651541  1.708360743  1.887294179  2.076566637  2.277511809
July 17, 2003.........  1.075048371  1.222058124  1.375851109  1.537116614  1.706656518  1.885411453  2.074495096  2.275239810
August 17, 2003.......  1.073966854  1.220828713  1.374466979  1.535570249  1.704939592  1.883514697  2.072408119  2.272950881
September 17, 2003....  1.072877276  1.219590139  1.373072534  1.534012358  1.703209871  1.881603805  2.070305588  2.270644891
October 17, 2003......  1.071779577  1.218342332  1.371667693  1.532442854  1.701467254  1.879678667  2.068187382  2.268321712
November 17, 2003.....  1.070673692  1.217085221  1.370252378  1.530861648  1.699711645  1.877739176  2.066053384  2.265981210
December 17, 2003.....  1.069559561  1.215818735  1.368826508  1.529268650  1.697942944  1.875785221  2.063903471  2.263623255
January 17, 2004......  1.068437119  1.214542803  1.367390003  1.527663770  1.696161050  1.873816692  2.061737522  2.261247712
February 17, 2004.....  1.067306304  1.213257352  1.365942781  1.526046917  1.694365862  1.871833476  2.059555415  2.258854446
March 17, 2004........  1.066167050  1.211962309  1.364484760  1.524417999  1.692557279  1.869835463  2.057357025  2.256443323
April 17, 2004........  1.065019295  1.210657601  1.363015858  1.522776925  1.690735199  1.867822538  2.055142229  2.254014205
May 17, 2004..........  1.063862972  1.209343154  1.361535991  1.521123601  1.688899517  1.865794587  2.052910900  2.251566954
June 17, 2004.........  1.062698015  1.208018894  1.360045075  1.519457932  1.687050130  1.863751496  2.050662911  2.249101433
July 17, 2004.........  1.061524360  1.206684744  1.358543026  1.517779826  1.685186933  1.861693148  2.048398136  2.246617500
August 17, 2004.......  1.060341938  1.205340630  1.357029759  1.516089186  1.683309820  1.859619426  2.046116445  2.244115015
September 17, 2004....  1.059150683  1.203986474  1.355505186  1.514385916  1.681418684  1.857530213  2.043817710  2.241593835
October 17, 2004......  1.057950528  1.202622201  1.353969222  1.512669920  1.679513418  1.855425390  2.041501798  2.239053818
November 17, 2004.....  1.056741403  1.201247732  1.352421780  1.510941100  1.677593913  1.853304836  2.039168580  2.236494818
December 17, 2004.....  1.055523241  1.199862989  1.350862771  1.509199357  1.675660061  1.851168433  2.036817921  2.233916690
January 17, 2005......  1.054295971  1.198467894  1.349292106  1.507444592  1.673711751  1.849016057  2.034449688  2.231319288
February 17, 2005.....  1.053059524  1.197062367  1.347709697  1.505676707  1.671748872  1.846847586  2.032063746  2.228702464
March 17, 2005........  1.051813830  1.195646328  1.346115453  1.503895599  1.669771312  1.844662897  2.029659960  2.226066068
April 17, 2005........  1.050558817  1.194219696  1.344509282  1.502101167  1.667778959  1.842461865  2.027238192  2.223409950
May 17, 2005..........  1.049294415  1.192782389  1.342891095  1.500293309  1.665771700  1.840244366  2.024798304  2.220733959
June 17, 2005.........  1.048020550  1.191334327  1.341260797  1.498471922  1.663749418  1.838010271  2.022340157  2.218037943
July 17, 2005.........  1.046737150  1.189875426  1.339618297  1.496636902  1.661712001  1.835759455  2.019863611  2.215321747
August 17, 2005.......  1.045444142  1.188405603  1.337963501  1.494788144  1.659659330  1.833491787  2.017368525  2.212585216
September 17, 2005....  1.044141452  1.186924774  1.336296313  1.492925543  1.657591289  1.831207140  2.014854755  2.209828194
October 17, 2005......  1.042829006  1.185432854  1.334616639  1.491048992  1.655507759  1.828905382  2.012322159  2.207050523
November 17, 2005.....  1.041506728  1.183929759  1.332924383  1.489158384  1.653408622  1.826586381  2.009770591  2.204252045
December 17, 2005.....  1.040174543  1.182415402  1.331219448  1.487253611  1.651293757  1.824250006  2.007199906  2.201432600
January 17, 2006......  1.038832375  1.180889696  1.329501736  1.485334564  1.649163044  1.821896122  2.004609957  2.198592027
February 17, 2006.....  1.037480147  1.179352555  1.327771149  1.483401132  1.647016360  1.819524595  2.002000595  2.195730162
March 17, 2006........  1.036117781  1.177803890  1.326027588  1.481453206  1.644853583  1.817135289  1.999371671  2.192846842
April 17, 2006........  1.034745200  1.176243612  1.324270954  1.479490674  1.642674589  1.814728067  1.996723034  2.189941902
May 17, 2006..........  1.033362325  1.174671633  1.322501145  1.477513423  1.640479252  1.812302791  1.994054533  2.187015175
June 17, 2006.........  1.031969076  1.173087861  1.320718059  1.475521340  1.638267448  1.809859323  1.991366014  2.184066494
July 17, 2006.........  1.030565374  1.171492207  1.318921596  1.473514310  1.636039048  1.807397521  1.988657324  2.181095689
August 17, 2006.......  1.029151138  1.169884578  1.317111651  1.471492219  1.633793926  1.804917245  1.985928306  2.178102590
September 17, 2006....  1.027726287  1.168264883  1.315288121  1.469454951  1.631531952  1.802418352  1.983178805  2.175087026
October 17, 2006......  1.026290739  1.166633028  1.313450901  1.467402387  1.629252996  1.799900699  1.980408662  2.172048822
November 17, 2006.....  1.024844412  1.164988919  1.311599885  1.465334411  1.626956928  1.797364141  1.977617719  2.168987804
December 17, 2006.....  1.023387222  1.163332463  1.309734968  1.463250904  1.624643615  1.794808532  1.974805814  2.165903797
January 17, 2007......  1.021919085  1.161663563  1.307856041  1.461151746  1.622312925  1.792233726  1.971972786  2.162796623
February 17, 2007.....  1.020439918  1.159982123  1.305962997  1.459036815  1.619964723  1.789639574  1.969118472  2.159666103
March 17, 2007........  1.018949634  1.158288048  1.304055727  1.456905991  1.617598875  1.787025927  1.966242708  2.156512057
April 17, 2007........  1.017448149  1.156581239  1.302134120  1.454759150  1.615215243  1.784392634  1.963345329  2.153334303
May 17, 2007..........  1.015935376  1.154861599  1.300198067  1.452596169  1.612813691  1.781739544  1.960426166  2.150132659
June 17, 2007.........  1.014411227  1.153129027  1.298247455  1.450416923  1.610394080  1.779066503  1.957485052  2.146906940
July 17, 2007.........  1.012875615  1.151383424  1.296282173  1.448221287  1.607956271  1.776373359  1.954521818  2.143656960
August 17, 2007.......  1.011328451  1.149624690  1.294302106  1.446009134  1.605500123  1.773659954  1.951536293  2.140382531
September 17, 2007....  1.009769645  1.147852722  1.292307141  1.443780336  1.603025495  1.770926133  1.948528303  2.137083464
October 17, 2007......  1.008199109  1.146067419  1.290297162  1.441534765  1.600532243  1.768171739  1.945497676  2.133759570
November 17, 2007.....  1.006616750  1.144268678  1.288272053  1.439272290  1.598020223  1.765396611  1.942444237  2.130410655
December 17, 2007.....  1.005022478  1.142456394  1.286231698  1.436992782  1.595489291  1.762600589  1.939367809  2.127036527
January 17, 2008......  1.003416201  1.140630463  1.284175978  1.434696108  1.592939300  1.759783512  1.936268214  2.123636991
February 17, 2008.....  1.001797825  1.138790779  1.282104774  1.432382135  1.590370102  1.756945217  1.933145272  2.120211849
March 17, 2008........  1.000167257  1.136937235  1.280017966  1.430050730  1.587781550  1.754085540  1.929998805  2.116760903
April 17, 2008........  0.998524403  1.135069725  1.277915435  1.427701758  1.585173492  1.751204314  1.926828628  2.113283955
May 17, 2008..........  0.996869167  1.133188140  1.275797057  1.425335082  1.582545778  1.748301374  1.923634558  2.109780802
June 17, 2008.........  0.995201453  1.131292372  1.273662711  1.422950566  1.579898256  1.745376551  1.920416411  2.106251241
July 17, 2008.........  0.993521165  1.129382310  1.271512272  1.420548071  1.577230772  1.742429676  1.917174000  2.102695069
August 17, 2008.......  0.991828206  1.127457843  1.269345616  1.418127458  1.574543172  1.739460577  1.913907137  2.099112078
September 17, 2008....  0.990122477  1.125518860  1.267162617  1.415688587  1.571835300  1.736469082  1.910615633  2.095502061
October 17, 2008......  0.988403879  1.123565249  1.264963149  1.413231315  1.569106998  1.733455019  1.907299295  2.091864808
November 17, 2008.....  0.986672312  1.121596896  1.262747083  1.410755501  1.566358108  1.730418210  1.903957932  2.088200109
December 17, 2008.....  0.984927676  1.119613686  1.260514291  1.408261001  1.563588471  1.727358482  1.900591350  2.084507749
January 17, 2009......  0.983169870  1.117615504  1.258264644  1.405747669  1.560797925  1.724275654  1.897199353  2.080787515
February 17, 2009.....  0.981398791  1.115602235  1.255998010  1.403215359  1.557986308  1.721169549  1.893781744  2.077039191

     PAYMENT DATE       1,000% PSA
     ------------       ----------
May 17, 2003..........  2.494211547
June 17, 2003.........  2.491744217
July 17, 2003.........  2.489258504
August 17, 2003.......  2.486754268
September 17, 2003....  2.484231367
October 17, 2003......  2.481689660
November 17, 2003.....  2.479129001
December 17, 2003.....  2.476549246
January 17, 2004......  2.473950249
February 17, 2004.....  2.471331863
March 17, 2004........  2.468693939
April 17, 2004........  2.466036328
May 17, 2004..........  2.463358879
June 17, 2004.........  2.460661440
July 17, 2004.........  2.457943857
August 17, 2004.......  2.455205978
September 17, 2004....  2.452447645
October 17, 2004......  2.449668703
November 17, 2004.....  2.446868993
December 17, 2004.....  2.444048356
January 17, 2005......  2.441206632
February 17, 2005.....  2.438343657
March 17, 2005........  2.435459271
April 17, 2005........  2.432553308
May 17, 2005..........  2.429625602
June 17, 2005.........  2.426675986
July 17, 2005.........  2.423704293
August 17, 2005.......  2.420710352
September 17, 2005....  2.417693993
October 17, 2005......  2.414655043
November 17, 2005.....  2.411593329
December 17, 2005.....  2.408508675
January 17, 2006......  2.405400905
February 17, 2006.....  2.402269841
March 17, 2006........  2.399115304
April 17, 2006........  2.395937113
May 17, 2006..........  2.392735086
June 17, 2006.........  2.389509039
July 17, 2006.........  2.386258788
August 17, 2006.......  2.382984145
September 17, 2006....  2.379684924
October 17, 2006......  2.376360934
November 17, 2006.....  2.373011984
December 17, 2006.....  2.369637882
January 17, 2007......  2.366238434
February 17, 2007.....  2.362813444
March 17, 2007........  2.359362715
April 17, 2007........  2.355886048
May 17, 2007..........  2.352383244
June 17, 2007.........  2.348854100
July 17, 2007.........  2.345298413
August 17, 2007.......  2.341715977
September 17, 2007....  2.338106587
October 17, 2007......  2.334470033
November 17, 2007.....  2.330806105
December 17, 2007.....  2.327114592
January 17, 2008......  2.323395281
February 17, 2008.....  2.319647955
March 17, 2008........  2.315872400
April 17, 2008........  2.312068395
May 17, 2008..........  2.308235720
June 17, 2008.........  2.304374154
July 17, 2008.........  2.300483473
August 17, 2008.......  2.296563451
September 17, 2008....  2.292613860
October 17, 2008......  2.288634472
November 17, 2008.....  2.284625055
December 17, 2008.....  2.280585377
January 17, 2009......  2.276515202
February 17, 2009.....  2.272414295

     PAYMENT DATE        600% PSA     650% PSA     700% PSA     750% PSA     800% PSA     850% PSA     900% PSA     950% PSA
     ------------        --------     --------     --------     --------     --------     --------     --------     --------
March 17, 2009........  0.979614335  1.113573761  1.253714257  1.400663925  1.555153457  1.718039986  1.890338324  2.073262558
April 17, 2009........  0.977816401  1.111529964  1.251413253  1.398093217  1.552299207  1.714886782  1.886868892  2.069457396
May 17, 2009..........  0.976004882  1.109470725  1.249094864  1.395503086  1.549423391  1.711709754  1.883373247  2.065623485
June 17, 2009.........  0.974179673  1.107395924  1.246758954  1.392893381  1.546525843  1.708508717  1.879851185  2.061760600
July 17, 2009.........  0.972340667  1.105305440  1.244405388  1.390263950  1.543606393  1.705283484  1.876302501  2.057868517
August 17, 2009.......  0.970487759  1.103199151  1.242034029  1.387614640  1.540664871  1.702033867  1.872726988  2.053947008
September 17, 2009....  0.968620839  1.101076935  1.239644737  1.384945296  1.537701105  1.698759677  1.869124437  2.049995845
October 17, 2009......  0.966739798  1.098938668  1.237237374  1.382255762  1.534714923  1.695460723  1.865494638  2.046014798
November 17, 2009.....  0.964844527  1.096784224  1.234811799  1.379545882  1.531706150  1.692136812  1.861837379  2.042003634
December 17, 2009.....  0.962934916  1.094613479  1.232367871  1.376815497  1.528674611  1.688787750  1.858152447  2.037962119
January 17, 2010......  0.961010852  1.092426305  1.229905446  1.374064448  1.525620128  1.685413341  1.854439627  2.033890016
February 17, 2010.....  0.959072222  1.090222573  1.227424381  1.371292574  1.522542524  1.682013388  1.850698700  2.029787088
March 17, 2010........  0.957118915  1.088002157  1.224924530  1.368499712  1.519441617  1.678587693  1.846929450  2.025653094
April 17, 2010........  0.955150815  1.085764925  1.222405748  1.365685700  1.516317226  1.675136055  1.843131654  2.021487794
May 17, 2010..........  0.953167807  1.083510747  1.219867887  1.362850372  1.513169170  1.671658271  1.839305092  2.017290943
June 17, 2010.........  0.951169776  1.081239490  1.217310798  1.359993563  1.509997262  1.668154138  1.835449538  2.013062294
July 17, 2010.........  0.949156603  1.078951022  1.214734332  1.357115106  1.506801319  1.664623452  1.831564767  2.008801602
August 17, 2010.......  0.947128171  1.076645208  1.212138337  1.354214831  1.503581151  1.661066005  1.827650551  2.004508615
September 17, 2010....  0.945084362  1.074321913  1.209522662  1.351292568  1.500336571  1.657481587  1.823706661  2.000183083
October 17, 2010......  0.943025055  1.071981002  1.206887152  1.348348147  1.497067388  1.653869990  1.819732865  1.995824751
November 17, 2010.....  0.940950129  1.069622336  1.204231654  1.345381394  1.493773410  1.650231002  1.815728930  1.991433363
December 17, 2010.....  0.938859463  1.067245777  1.201556011  1.342392135  1.490454443  1.646564408  1.811694622  1.987008663
January 17, 2011......  0.936752933  1.064851186  1.198860067  1.339380195  1.487110294  1.642869993  1.807629702  1.982550389
February 17, 2011.....  0.934630417  1.062438421  1.196143662  1.336345396  1.483740765  1.639147540  1.803533933  1.978058281
March 17, 2011........  0.932491788  1.060007342  1.193406637  1.333287561  1.480345658  1.635396830  1.799407073  1.973532073
April 17, 2011........  0.930336922  1.057557804  1.190648831  1.330206509  1.476924774  1.631617643  1.795248880  1.968971500
May 17, 2011..........  0.928165692  1.055089665  1.187870082  1.327102059  1.473477912  1.627809757  1.791059109  1.964376293
June 17, 2011.........  0.925977970  1.052602778  1.185070227  1.323974028  1.470004867  1.623972946  1.786837514  1.959746182
July 17, 2011.........  0.923773626  1.050096996  1.182249099  1.320822232  1.466505437  1.620106986  1.782583845  1.955080895
August 17, 2011.......  0.921552532  1.047572174  1.179406534  1.317646485  1.462979414  1.616211648  1.778297852  1.950380155
September 17, 2011....  0.919314556  1.045028161  1.176542363  1.314446601  1.459426590  1.612286702  1.773979283  1.945643687
October 17, 2011......  0.917059566  1.042464807  1.173656418  1.311222390  1.455846758  1.608331918  1.769627883  1.940871210
November 17, 2011.....  0.914787429  1.039881962  1.170748528  1.307973662  1.452239704  1.604347062  1.765243394  1.936062444
December 17, 2011.....  0.912498011  1.037279473  1.167818522  1.304700226  1.448605216  1.600331899  1.760825560  1.931217104
January 17, 2012......  0.910191177  1.034657186  1.164866227  1.301401888  1.444943080  1.596286192  1.756374117  1.926334905
February 17, 2012.....  0.907866790  1.032014947  1.161891468  1.298078454  1.441253080  1.592209701  1.751888804  1.921415557
March 17, 2012........  0.905524714  1.029352598  1.158894070  1.294729726  1.437534996  1.588102185  1.747369356  1.916458771
April 17, 2012........  0.903164809  1.026669984  1.155873855  1.291355507  1.433788609  1.583963403  1.742815504  1.911464252
May 17, 2012..........  0.900786937  1.023966944  1.152830644  1.287955597  1.430013699  1.579793109  1.738226981  1.906431706
June 17, 2012.........  0.898390956  1.021243319  1.149764258  1.284529796  1.426210040  1.575591056  1.733603513  1.901360835
July 17, 2012.........  0.895976724  1.018498948  1.146674515  1.281077899  1.422377409  1.571356995  1.728944828  1.896251339
August 17, 2012.......  0.893544099  1.015733669  1.143561232  1.277599704  1.418515578  1.567090676  1.724250650  1.891102914
September 17, 2012....  0.891092936  1.012947317  1.140424224  1.274095003  1.414624317  1.562791846  1.719520700  1.885915256
October 17, 2012......  0.888623091  1.010139727  1.137263306  1.270563589  1.410703398  1.558460250  1.714754698  1.880688058
November 17, 2012.....  0.886134415  1.007310732  1.134078290  1.267005252  1.406752586  1.554095631  1.709952361  1.875421008
December 17, 2012.....  0.883626763  1.004460166  1.130868987  1.263419782  1.402771648  1.549697730  1.705113404  1.870113796
January 17, 2013......  0.881099985  1.001587858  1.127635206  1.259806965  1.398760347  1.545266286  1.700237541  1.864766104
February 17, 2013.....  0.878553930  0.998693638  1.124376755  1.256166587  1.394718444  1.540801035  1.695324480  1.859377617
March 17, 2013........  0.875988449  0.995777334  1.121093442  1.252498431  1.390645701  1.536301713  1.690373932  1.853948014
April 17, 2013........  0.873403387  0.992838773  1.117785070  1.248802280  1.386541874  1.531768053  1.685385600  1.848476972
May 17, 2013..........  0.870798592  0.989877779  1.114451443  1.245077914  1.382406720  1.527199783  1.680359189  1.842964165
June 17, 2013.........  0.868173908  0.986894178  1.111092362  1.241325111  1.378239993  1.522596633  1.675294400  1.837409266
July 17, 2013.........  0.865529180  0.983887790  1.107707629  1.237543647  1.374041444  1.517958329  1.670190931  1.831811945
August 17, 2013.......  0.862864249  0.980858438  1.104297040  1.233733298  1.369810824  1.513284594  1.665048478  1.826171867
September 17, 2013....  0.860178957  0.977805940  1.100860393  1.229893837  1.365547880  1.508575150  1.659866734  1.820488697
October 17, 2013......  0.857473144  0.974730115  1.097397483  1.226025034  1.361252359  1.503829717  1.654645392  1.814762095
November 17, 2013.....  0.854746649  0.971630780  1.093908104  1.222126660  1.356924004  1.499048011  1.649384139  1.808991722
December 17, 2013.....  0.851999309  0.968507748  1.090392047  1.218198481  1.352562557  1.494229746  1.644082663  1.803755478
January 17, 2014......  0.849230959  0.965360835  1.086849102  1.214240263  1.348167758  1.489374637  1.638740645  1.797280641
February 17, 2014.....  0.846441435  0.962189852  1.083279059  1.210251770  1.343739344  1.484482392  1.633357768  1.791376159
March 17, 2014........  0.843630571  0.958994610  1.079681703  1.206232763  1.339277052  1.479552720  1.627933710  1.785426497
April 17, 2014........  0.840798197  0.955774918  1.076056821  1.202183002  1.334780613  1.474585325  1.622468147  1.779431297
May 17, 2014..........  0.837944146  0.952530583  1.072404194  1.198102246  1.330249760  1.469579911  1.616960751  1.773390201
June 17, 2014.........  0.835068245  0.949261411  1.068723605  1.193990250  1.325684222  1.464536179  1.611411195  1.767302848
July 17, 2014.........  0.832170323  0.945967207  1.065014834  1.189846768  1.321083725  1.459453827  1.605819145  1.761168874
August 17, 2014.......  0.829250207  0.942647773  1.061277658  1.185671552  1.316447994  1.454332550  1.600184266  1.754987909
September 17, 2014....  0.826307722  0.939302911  1.057511853  1.181464352  1.311776751  1.449172042  1.594506223  1.748759585
October 17, 2014......  0.823342690  0.935932421  1.053717195  1.177224916  1.307069716  1.443971993  1.588784673  1.742483527
November 17, 2014.....  0.820354936  0.932536099  1.049893455  1.172952990  1.302326608  1.438732092  1.583019274  1.737601004
December 17, 2014.....  0.817344279  0.929113743  1.046040404  1.168648318  1.297547141  1.433452025  1.577209681  1.729692828

     PAYMENT DATE       1,000% PSA
     ------------       ----------
March 17, 2009........  2.268282416
April 17, 2009........  2.264119324
May 17, 2009..........  2.259924779
June 17, 2009.........  2.255698535
July 17, 2009.........  2.251440345
August 17, 2009.......  2.247149963
September 17, 2009....  2.242827137
October 17, 2009......  2.238471616
November 17, 2009.....  2.234083145
December 17, 2009.....  2.229661467
January 17, 2010......  2.225206325
February 17, 2010.....  2.220717459
March 17, 2010........  2.216194604
April 17, 2010........  2.211637498
May 17, 2010..........  2.207045873
June 17, 2010.........  2.202419460
July 17, 2010.........  2.197757989
August 17, 2010.......  2.193061186
September 17, 2010....  2.188328775
October 17, 2010......  2.183560480
November 17, 2010.....  2.178756020
December 17, 2010.....  2.173915114
January 17, 2011......  2.169037476
February 17, 2011.....  2.164122821
March 17, 2011........  2.159170859
April 17, 2011........  2.154181299
May 17, 2011..........  2.149153848
June 17, 2011.........  2.144088209
July 17, 2011.........  2.138984084
August 17, 2011.......  2.133841173
September 17, 2011....  2.128659173
October 17, 2011......  2.123437777
November 17, 2011.....  2.118176678
December 17, 2011.....  2.112875565
January 17, 2012......  2.107534125
February 17, 2012.....  2.102152043
March 17, 2012........  2.096729000
April 17, 2012........  2.091264676
May 17, 2012..........  2.085758747
June 17, 2012.........  2.080210889
July 17, 2012.........  2.074620771
August 17, 2012.......  2.069415649
September 17, 2012....  2.063281816
October 17, 2012......  2.057562360
November 17, 2012.....  2.051799294
December 17, 2012.....  2.045992274
January 17, 2013......  2.040140957
February 17, 2013.....  2.034244994
March 17, 2013........  2.028304034
April 17, 2013........  2.022317726
May 17, 2013..........  2.016285711
June 17, 2013.........  2.011247701
July 17, 2013.........  2.004008629
August 17, 2013.......  1.997835932
September 17, 2013....  1.991616046
October 17, 2013......  1.985348599
November 17, 2013.....  1.979033218
December 17, 2013.....  1.974435110
January 17, 2014......  1.966130649
February 17, 2014.....  1.959666783
March 17, 2014........  1.953153402
April 17, 2014........  1.949158570
May 17, 2014..........  1.939792494
June 17, 2014.........  1.933124687
July 17, 2014.........  1.926405705
August 17, 2014.......  1.923140162
September 17, 2014....  1.912561411
October 17, 2014......  1.910103429
November 17, 2014.....  1.898431975
December 17, 2014.....  1.891439758

     PAYMENT DATE        600% PSA     650% PSA     700% PSA     750% PSA     800% PSA     850% PSA     900% PSA     950% PSA
     ------------        --------     --------     --------     --------     --------     --------     --------     --------
January 17, 2015......  0.814310538  0.925665148  1.042157811  1.164310641  1.292731030  1.428131475  1.571355545  1.723269474
February 17, 2015.....  0.811253533  0.922190106  1.038245443  1.159939698  1.287877985  1.422770122  1.565456515  1.716796821
March 17, 2015........  0.808173078  0.918688408  1.034303066  1.155535229  1.282987714  1.417367645  1.559512235  1.710274481
April 17, 2015........  0.805068990  0.915159844  1.030330441  1.151096968  1.278059924  1.411923719  1.553522350  1.703702060
May 17, 2015..........  0.801941081  0.911604203  1.026327331  1.146624647  1.273094318  1.406438017  1.547486500  1.697079161
June 17, 2015.........  0.798789164  0.908021270  1.022293495  1.142117999  1.268090599  1.400910209  1.542224478  1.692910631
July 17, 2015.........  0.795613048  0.904410830  1.018228690  1.137576753  1.263048465  1.395339963  1.535227011  1.683517148
August 17, 2015.......  0.792412544  0.900772666  1.014132672  1.133000634  1.257967613  1.389726943  1.529050117  1.676737182
September 17, 2015....  0.789187457  0.897106558  1.010005194  1.128389368  1.252847736  1.384070811  1.522825767  1.669905050
October 17, 2015......  0.785937595  0.893412286  1.005846007  1.123742677  1.247688527  1.378371227  1.516553586  1.666675808
November 17, 2015.....  0.782662760  0.889689628  1.001654861  1.119060281  1.242489675  1.372627848  1.510233194  1.655844469
December 17, 2015.....  0.779362756  0.885938358  0.997431503  1.114341897  1.237250866  1.366840327  1.503864210  1.648848580
January 17, 2016......  0.776037384  0.882158250  0.993175678  1.109587241  1.231971784  1.361008315  1.497446250  1.641798735
February 17, 2016.....  0.772686442  0.878349077  0.988887130  1.104796026  1.226652110  1.355131460  1.490978925  1.639698915
March 17, 2016........  0.769309730  0.874510609  0.984565600  1.099967963  1.221291525  1.349209407  1.484461846  1.627209353
April 17, 2016........  0.765907042  0.870642613  0.980210827  1.095102761  1.215889704  1.343241800  1.477894617  1.619988463
May 17, 2016..........  0.762478173  0.866744857  0.975822548  1.090200125  1.210446320  1.337228277  1.471276842  1.619163567
June 17, 2016.........  0.759022917  0.862817104  0.971400497  1.085259759  1.204961045  1.331168475  1.466712678  1.604958185
July 17, 2016.........  0.755541063  0.858859117  0.966944407  1.080281364  1.199433546  1.325062027  1.457763681  1.597559825
August 17, 2016.......  0.752032402  0.854870657  0.962454009  1.075264640  1.193863491  1.318908565  1.450989314  1.598194978
September 17, 2016....  0.748496721  0.850851482  0.957929031  1.070209283  1.188250541  1.312707716  1.444162718  1.582062988
October 17, 2016......  0.744933807  0.846801349  0.953369199  1.065114986  1.182594357  1.306459104  1.437283479  1.584224299
November 17, 2016.....  0.741343442  0.842720013  0.948774236  1.059981441  1.176894596  1.300162351  1.430351177  1.566202986
December 17, 2016.....  0.737725411  0.838607226  0.944143865  1.054808338  1.171150912  1.293817075  1.423365391  1.570043004
January 17, 2017......  0.734079492  0.834462739  0.939477805  1.049595362  1.165362959  1.287422892  1.416325694  1.549960021
February 17, 2017.....  0.730405467  0.830286300  0.934775772  1.044342197  1.159530384  1.280979414  1.412990329  1.555644261
March 17, 2017........  0.726703110  0.826077657  0.930037482  1.039048525  1.153652834  1.275741930  1.401860627  1.548693339
April 17, 2017........  0.722972198  0.821836554  0.925262646  1.033714024  1.147729951  1.267875885  1.394651963  1.524315494
May 17, 2017..........  0.719212505  0.817562733  0.920450976  1.028338370  1.141761377  1.261280757  1.387387537  1.533934518
June 17, 2017.........  0.715423801  0.813255935  0.915602178  1.022921238  1.135746749  1.254634716  1.380066900  1.526749280
July 17, 2017.........  0.711605856  0.808915898  0.910715957  1.017462297  1.129685701  1.247937359  1.378315071  1.497416155
August 17, 2017.......  0.707758439  0.804542358  0.905792018  1.011961215  1.123577865  1.241188276  1.364922491  1.511600585
September 17, 2017....  0.703881315  0.800135048  0.900830060  1.006417659  1.117422869  1.234387057  1.357423434  1.504153869
October 17, 2017......  0.699974249  0.795693702  0.895829781  1.000831290  1.111220339  1.227533286  1.349866165  1.496588656
November 17, 2017.....  0.696037002  0.791218048  0.890790877  0.995201769  1.104969896  1.220626545  1.349991143  1.488898061
December 17, 2017.....  0.692069335  0.786707814  0.885713041  0.989528752  1.098671161  1.213666412  1.334117150  1.481074752
January 17, 2018......  0.688071006  0.782162725  0.880595964  0.983811895  1.092323750  1.206652463  1.326372522  1.473110925
February 17, 2018.....  0.684041771  0.777582504  0.875439334  0.978050849  1.085927275  1.199584268  1.328588220  1.464998270
March 17, 2018........  0.679981385  0.772966872  0.870242836  0.972245261  1.079481347  1.192461395  1.310108686  1.501870203
April 17, 2018........  0.675889600  0.768315547  0.865006153  0.966394779  1.072985572  1.188626881  1.302168507  1.448018583
May 17, 2018..........  0.671766166  0.763628245  0.859728966  0.960499045  1.066439554  1.177870974  1.306786818  1.439282473
June 17, 2018.........  0.667610831  0.758904680  0.854410952  0.954557699  1.059842893  1.170577508  1.285353989  1.490059664
July 17, 2018.........  0.663423341  0.754144564  0.849051787  0.948570379  1.053195187  1.163227496  1.277209114  1.420420532
August 17, 2018.......  0.659203442  0.749347605  0.843651142  0.942536717  1.046496028  1.155820485  1.284582911  1.483018922
September 17, 2018....  0.654950874  0.744513510  0.838208689  0.936456346  1.039745008  1.148356018  1.259803558  1.399901715
October 17, 2018......  0.650665377  0.739641985  0.832724094  0.930328894  1.032941714  1.140833632  1.269983073  1.475899785
November 17, 2018.....  0.646346690  0.734732730  0.827197022  0.924153985  1.026085729  1.133252863  1.241919628  1.473346828
December 17, 2018.....  0.641994548  0.729785445  0.821627133  0.917931242  1.019176634  1.131662586  1.255194241  1.364295820
January 17, 2019......  0.637608685  0.724799827  0.816014088  0.911660283  1.012214005  1.117590380  1.248331394  1.465857971
February 17, 2019.....  0.633188831  0.719775571  0.810357542  0.905340725  1.007267294  1.109824265  1.213370432  1.462888739
March 17, 2019........  0.628734716  0.714712369  0.804657148  0.898972180  0.998026590  1.101997661  1.233229003  1.459671212
April 17, 2019........  0.624246067  0.709609910  0.798912557  0.892554258  0.990898496  1.094110078  1.194024035  1.612701499
May 17, 2019..........  0.619722608  0.704467882  0.793123417  0.886086564  0.983715079  1.086161016  1.217917681  1.453435519
June 17, 2019.........  0.615164063  0.699285968  0.787289373  0.879568703  0.976475894  1.087498963  1.210703762  1.448956541
July 17, 2019.........  0.610570150  0.694063851  0.781410066  0.873000273  0.969180496  1.069575540  1.203376037  1.655405689
August 17, 2019.......  0.605940588  0.688801210  0.775485135  0.866380873  0.961828433  1.061427298  1.151012057  1.438666654
September 17, 2019....  0.601275093  0.683497722  0.769514216  0.859710094  0.954419252  1.053215207  1.187549975  1.690467576
October 17, 2019......  0.596573378  0.678153061  0.763496942  0.852987526  0.946952495  1.044938735  1.179935657  1.713088957
November 17, 2019.....  0.591835153  0.672766898  0.757432943  0.846212758  0.939427700  1.049880123  1.172178448  1.736683128
December 17, 2019.....  0.587060128  0.667338901  0.751321847  0.839385371  0.931844402  1.027478384  1.164267599  1.761233287
January 17, 2020......  0.582248007  0.661868737  0.745163276  0.832504945  0.924202130  1.018988409  1.156191548  1.786715781
February 17, 2020.....  0.577398496  0.656356069  0.738956853  0.825571058  0.916500412  1.027751014  1.147937863  1.813099213
March 17, 2020........  0.572511295  0.650800558  0.732702194  0.818583281  0.908738769  1.000877754  1.139493173  1.840343465
April 17, 2020........  0.567586103  0.645201860  0.726398914  0.811541185  0.900916721  0.992162096  1.220398870  2.422575883
May 17, 2020..........  0.562622617  0.639559632  0.720046625  0.804444335  0.893033782  1.005359672  1.121627396  1.904655012
June 17, 2020.........  0.557620530  0.633873524  0.713644935  0.797292293  0.891185798  0.973342066  1.112324624  0.000000000
July 17, 2020.........  0.552579534  0.628143187  0.707193449  0.790084619  0.876788599  0.964386559  1.102752530  0.000000000
August 17, 2020.......  0.547499318  0.622368266  0.700691769  0.782820868  0.868712653  0.982726369  1.219581684  0.000000000
September 17, 2020....  0.542379569  0.616548405  0.694139493  0.775500590  0.860573599  0.944788654  1.081289075  0.000000000
October 17, 2020......  0.537219969  0.610683245  0.687536217  0.768123335  0.852370919  0.968327334  1.222830143  0.000000000

     PAYMENT DATE       1,000% PSA
     ------------       ----------
January 17, 2015......  1.889923410
February 17, 2015.....  1.876896815
March 17, 2015........  1.876380680
April 17, 2015........  1.862039016
May 17, 2015..........  1.862621628
June 17, 2015.........  1.855869775
July 17, 2015.........  1.838796890
August 17, 2015.......  1.841756730
September 17, 2015....  1.834784344
October 17, 2015......  1.827717981
November 17, 2015.....  1.805950266
December 17, 2015.....  1.813077822
January 17, 2016......  1.805758994
February 17, 2016.....  1.798330573
March 17, 2016........  1.790787150
April 17, 2016........  1.806350013
May 17, 2016..........  1.775211757
June 17, 2016.........  1.767208692
July 17, 2016.........  1.759060625
August 17, 2016.......  1.784506208
September 17, 2016....  1.741743098
October 17, 2016......  1.773984168
November 17, 2016.....  1.769221133
December 17, 2016.....  1.764289917
January 17, 2017......  1.701967086
February 17, 2017.....  1.752895081
March 17, 2017........  1.747437895
April 17, 2017........  1.818985187
May 17, 2017..........  1.736218816
June 17, 2017.........  1.729710174
July 17, 2017.........  1.828322057
August 17, 2017.......  1.715350927
September 17, 2017....  1.836878582
October 17, 2017......  1.843259845
November 17, 2017.....  1.849763979
December 17, 2017.....  1.856344134
January 17, 2018......  1.862946744
February 17, 2018.....  1.869510846
March 17, 2018........  2.130052076
April 17, 2018........  1.885131513
May 17, 2018..........  2.208599105
June 17, 2018.........  2.257162522
July 17, 2018.........  2.308829405
August 17, 2018.......  2.363733646
September 17, 2018....  2.422011863
October 17, 2018......  2.483803069
November 17, 2018.....  1.289530482
December 17, 2018.....  0.000000000
January 17, 2019......  0.000000000
February 17, 2019.....  0.000000000
March 17, 2019........  0.000000000
April 17, 2019........  0.000000000
May 17, 2019..........  0.000000000
June 17, 2019.........  0.000000000
July 17, 2019.........  0.000000000
August 17, 2019.......  0.000000000
September 17, 2019....  0.000000000
October 17, 2019......  0.000000000
November 17, 2019.....  0.000000000
December 17, 2019.....  0.000000000
January 17, 2020......  0.000000000
February 17, 2020.....  0.000000000
March 17, 2020........  0.000000000
April 17, 2020........  0.000000000
May 17, 2020..........  0.000000000
June 17, 2020.........  0.000000000
July 17, 2020.........  0.000000000
August 17, 2020.......  0.000000000
September 17, 2020....  0.000000000
October 17, 2020......  0.000000000

     PAYMENT DATE        600% PSA     650% PSA     700% PSA     750% PSA     800% PSA     850% PSA     900% PSA     950% PSA
     ------------        --------     --------     --------     --------     --------     --------     --------     --------
November 17, 2020.....  0.532020200  0.604772423  0.680881532  0.760688645  0.844104093  0.924530397  1.057137013  0.000000000
December 17, 2020.....  0.526779941  0.598815574  0.674175028  0.753196062  0.835772595  0.915121043  1.226901679  0.000000000
January 17, 2021......  0.521498868  0.592812329  0.667416290  0.745645122  0.827375892  0.945369508  1.231531640  0.000000000
February 17, 2021.....  0.516176653  0.586762317  0.660604899  0.738035358  0.830227694  0.893930316  1.236242004.. 0.000000000
March 17, 2021........  0.510812968  0.580665163  0.653740434  0.730366299  0.809837120  0.930801855  1.240994270  0.000000000
April 17, 2021........  0.505407480  0.574520491  0.646822470  0.722637470  0.801227087  0.924711224  0.973420936  0.000000000
May 17, 2021..........  0.499959855  0.568327918  0.639850578  0.714848392  0.792549177  0.859159154  1.246524777  0.000000000
June 17, 2021.........  0.494469755  0.562087063  0.632824326  0.711107960  0.783802811  0.910049541  1.580595122  0.000000000
July 17, 2021.........  0.488936840  0.555797537  0.625743279  0.698909117  0.774987400  0.835581836  1.259457925  0.000000000
August 17, 2021.......  0.483360766  0.549458952  0.618606998  0.690931515  0.766102351  0.895335337  1.263639364  0.000000000
September 17, 2021....  0.477741188  0.543070912  0.611415040  0.682891535  0.775524459  0.889086087  1.267501058  0.000000000
October 17, 2021......  0.472077756  0.536633023  0.604166958  0.674788672  0.747230171  0.882746921  1.757989586  0.000000000
November 17, 2021.....  0.466370120  0.530144884  0.596862303  0.666622413  0.738107643  0.780508162  1.275438452  0.000000000
December 17, 2021.....  0.460617925  0.523606093  0.589500621  0.658392241  0.728912095  0.867865464  1.872832929  0.000000000
January 17, 2022......  0.454820813  0.517016242  0.582081455  0.650097637  0.719642846  0.861345983  0.000000000  0.000000000
February 17, 2022.....  0.448978423  0.510374923  0.574604342  0.641738074  0.737015881  0.854697143  0.000000000  0.000000000
March 17, 2022........  0.443090394  0.503681723  0.567068819  0.633313021  0.699583901  0.847902591  0.000000000  0.000000000
April 17, 2022........  0.437156358  0.496936224  0.559474416  0.624821942  0.690051357  0.840944319  0.000000000  0.000000000
May 17, 2022..........  0.431175945  0.490138008  0.551820661  0.616264296  0.680440755  0.833802499  0.000000000  0.000000000
June 17, 2022.........  0.425148785  0.483286651  0.544107077  0.607639537  0.707186024  0.826455306  0.000000000  0.000000000
July 17, 2022.........  0.419074500  0.476381726  0.536333185  0.598947113  0.659211816  0.818878711  0.000000000  0.000000000
August 17, 2022.......  0.412952714  0.469422803  0.528498498  0.590186467  0.649307933  0.811046262  0.000000000  0.000000000
September 17, 2022....  0.406783044  0.462409448  0.520602530  0.581357036  0.686394729  0.802928831  0.000000000  0.000000000
October 17, 2022......  0.400565105  0.455341224  0.512644788  0.572458252  0.626958355  0.794494338  0.000000000  0.000000000
November 17, 2022.....  0.394298510  0.448217690  0.504624775  0.577038001  0.616727617  1.053878586  0.000000000  0.000000000
December 17, 2022.....  0.387982868  0.441038402  0.496541991  0.553859207  0.666169037  0.775020692  0.000000000  0.000000000
January 17, 2023......  0.381617783  0.433802911  0.488395932  0.544729771  0.593084315  0.764939626  0.000000000  0.000000000
February 17, 2023.....  0.375202860  0.426510765  0.480186088  0.535527779  0.582483274  1.106512764  0.000000000  0.000000000
March 17, 2023........  0.368737697  0.419161510  0.471911947  0.526252573  0.646724739  0.739641017  0.000000000  0.000000000
April 17, 2023........  0.362221889  0.411754685  0.463572991  0.516903488  0.557329012  1.152470855  0.000000000  0.000000000
May 17, 2023..........  0.355655031  0.404289827  0.455168699  0.507479842  0.636363819  0.708626757  0.000000000  0.000000000
June 17, 2023.........  0.349036710  0.396766470  0.446698546  0.497980943  0.530766620  1.204733132  0.000000000  0.000000000
July 17, 2023.........  0.342366512  0.389184142  0.438162002  0.488406082  0.519359069  1.239871704  0.000000000  0.000000000
August 17, 2023.......  0.335644021  0.381542370  0.429558531  0.478754537  0.619005089  0.643399095  0.000000000  0.000000000
September 17, 2023....  0.328868816  0.373840674  0.420887596  0.497736302  0.490733687  0.000000000  0.000000000  0.000000000
October 17, 2023......  0.322040470  0.366078573  0.412148654  0.457959958  0.610586106  0.000000000  0.000000000  0.000000000
November 17, 2023.....  0.315158558  0.358255579  0.403341156  0.448026824  0.610088795  0.000000000  0.000000000  0.000000000
December 17, 2023.....  0.308222648  0.350371203  0.394464550  0.438011327  0.440274338  0.000000000  0.000000000  0.000000000
January 17, 2024......  0.301232304  0.342424949  0.385518280  0.427912435  0.603450534  0.000000000  0.000000000  0.000000000
February 17, 2024.....  0.294187087  0.334416320  0.376501785  0.417729063  0.405453464  0.000000000  0.000000000  0.000000000
March 17, 2024........  0.287086557  0.326344813  0.379183417  0.407460074  0.598215548  0.000000000  0.000000000  0.000000000
April 17, 2024........  0.279930267  0.318209920  0.357794288  0.447653755  0.599622711  0.000000000  0.000000000  0.000000000
May 17, 2024..........  0.272717767  0.310011132  0.348544410  0.384433874  0.341526240  0.000000000  0.000000000  0.000000000
June 17, 2024.........  0.265448604  0.301747933  0.339220776  0.373805461  0.597094469  0.000000000  0.000000000  0.000000000
July 17, 2024.........  0.258122322  0.293419803  0.329822686  0.363079877  0.600013639  0.000000000  0.000000000  0.000000000
August 17, 2024.......  0.250738460  0.285026219  0.320349418  0.352254954  0.603445365  0.000000000  0.000000000  0.000000000
September 17, 2024....  0.243296553  0.276566653  0.310800227  0.420518263  0.607418699  0.000000000  0.000000000  0.000000000
October 17, 2024......  0.235796134  0.268040572  0.301174345  0.326792255  0.192887226  0.000000000  0.000000000  0.000000000
November 17, 2024.....  0.228236729  0.259447441  0.291470972  0.315485280  0.611407119  0.000000000  0.000000000  0.000000000
December 17, 2024.....  0.220617863  0.250786717  0.281689276  0.304054809  0.617633642  0.000000000  0.000000000  0.000000000
January 17, 2025......  0.212939056  0.242057856  0.271828386  0.292495696  0.624617645  0.000000000  0.000000000  0.000000000
February 17, 2025.....  0.205199825  0.233260307  0.261887382  0.403287908  0.632416522  0.000000000  0.000000000  0.000000000
March 17, 2025........  0.197399680  0.224393515  0.251865291  0.263508246  0.000000000  0.000000000  0.000000000  0.000000000
April 17, 2025........  0.189538131  0.215456922  0.241761076  0.251218744  0.000000000  0.000000000  0.000000000  0.000000000
May 17, 2025..........  0.181614682  0.206449964  0.231573616  0.238742524  0.000000000  0.000000000  0.000000000  0.000000000
June 17, 2025.........  0.173628832  0.197372072  0.221301695  0.406613312  0.000000000  0.000000000  0.000000000  0.000000000
July 17, 2025.........  0.165580077  0.188222673  0.210943978  0.205057024  0.000000000  0.000000000  0.000000000  0.000000000
August 17, 2025.......  0.157467909  0.179001190  0.200498977  0.191390871  0.000000000  0.000000000  0.000000000  0.000000000
September 17, 2025....  0.149291816  0.169707039  0.189965012  0.429852581  0.000000000  0.000000000  0.000000000  0.000000000
October 17, 2025......  0.141051280  0.160339634  0.242607875  0.151601962  0.000000000  0.000000000  0.000000000  0.000000000
November 17, 2025.....  0.132745781  0.150898383  0.166059243  0.135960788  0.000000000  0.000000000  0.000000000  0.000000000
December 17, 2025.....  0.124374794  0.141382687  0.155041907  0.477112862  0.000000000  0.000000000  0.000000000  0.000000000
January 17, 2026......  0.115937789  0.131791946  0.143896029  0.086374436  0.000000000  0.000000000  0.000000000  0.000000000
February 17, 2026.....  0.107434231  0.122125551  0.132610753  0.067087334  0.000000000  0.000000000  0.000000000  0.000000000
March 17, 2026........  0.098863583  0.112382892  0.121171826  0.567025044  0.000000000  0.000000000  0.000000000  0.000000000
April 17, 2026........  0.090225302  0.102563351  0.109560056  0.000000000  0.000000000  0.000000000  0.000000000  0.000000000
May 17, 2026..........  0.081518841  0.092666306  0.097748847  0.000000000  0.000000000  0.000000000  0.000000000  0.000000000
June 17, 2026.........  0.072743647  0.082691130  0.085700088  0.000000000  0.000000000  0.000000000  0.000000000  0.000000000
July 17, 2026.........  0.063899165  0.072637190  0.073356961  0.000000000  0.000000000  0.000000000  0.000000000  0.000000000
August 17, 2026.......  0.054984833  0.062503849  0.060630578  0.000000000  0.000000000  0.000000000  0.000000000  0.000000000

     PAYMENT DATE       1,000% PSA
     ------------       ----------
November 17, 2020.....  0.000000000
December 17, 2020.....  0.000000000
January 17, 2021......  0.000000000
February 17, 2021.....  0.000000000
March 17, 2021........  0.000000000
April 17, 2021........  0.000000000
May 17, 2021..........  0.000000000
June 17, 2021.........  0.000000000
July 17, 2021.........  0.000000000
August 17, 2021.......  0.000000000
September 17, 2021....  0.000000000
October 17, 2021......  0.000000000
November 17, 2021.....  0.000000000
December 17, 2021.....  0.000000000
January 17, 2022......  0.000000000
February 17, 2022.....  0.000000000
March 17, 2022........  0.000000000
April 17, 2022........  0.000000000
May 17, 2022..........  0.000000000
June 17, 2022.........  0.000000000
July 17, 2022.........  0.000000000
August 17, 2022.......  0.000000000
September 17, 2022....  0.000000000
October 17, 2022......  0.000000000
November 17, 2022.....  0.000000000
December 17, 2022.....  0.000000000
January 17, 2023......  0.000000000
February 17, 2023.....  0.000000000
March 17, 2023........  0.000000000
April 17, 2023........  0.000000000
May 17, 2023..........  0.000000000
June 17, 2023.........  0.000000000
July 17, 2023.........  0.000000000
August 17, 2023.......  0.000000000
September 17, 2023....  0.000000000
October 17, 2023......  0.000000000
November 17, 2023.....  0.000000000
December 17, 2023.....  0.000000000
January 17, 2024......  0.000000000
February 17, 2024.....  0.000000000
March 17, 2024........  0.000000000
April 17, 2024........  0.000000000
May 17, 2024..........  0.000000000
June 17, 2024.........  0.000000000
July 17, 2024.........  0.000000000
August 17, 2024.......  0.000000000
September 17, 2024....  0.000000000
October 17, 2024......  0.000000000
November 17, 2024.....  0.000000000
December 17, 2024.....  0.000000000
January 17, 2025......  0.000000000
February 17, 2025.....  0.000000000
March 17, 2025........  0.000000000
April 17, 2025........  0.000000000
May 17, 2025..........  0.000000000
June 17, 2025.........  0.000000000
July 17, 2025.........  0.000000000
August 17, 2025.......  0.000000000
September 17, 2025....  0.000000000
October 17, 2025......  0.000000000
November 17, 2025.....  0.000000000
December 17, 2025.....  0.000000000
January 17, 2026......  0.000000000
February 17, 2026.....  0.000000000
March 17, 2026........  0.000000000
April 17, 2026........  0.000000000
May 17, 2026..........  0.000000000
June 17, 2026.........  0.000000000
July 17, 2026.........  0.000000000
August 17, 2026.......  0.000000000

     PAYMENT DATE        600% PSA     650% PSA     700% PSA     750% PSA     800% PSA     850% PSA     900% PSA     950% PSA
     ------------        --------     --------     --------     --------     --------     --------     --------     --------
September 17, 2026....  0.046000086  0.052290464  0.357396973  0.000000000  0.000000000  0.000000000  0.000000000  0.000000000
October 17, 2026......  0.036944353  0.041996386  0.019136354  0.000000000  0.000000000  0.000000000  0.000000000  0.000000000
November 17, 2026.....  0.027817061  0.031620963  0.000000000  0.000000000  0.000000000  0.000000000  0.000000000  0.000000000
December 17, 2026.....  0.018617628  0.021163534  0.000000000  0.000000000  0.000000000  0.000000000  0.000000000  0.000000000
January 17, 2027......  0.009345471  0.010623437  0.000000000  0.000000000  0.000000000  0.000000000  0.000000000  0.000000000
February 17, 2027.....  0.000000000  0.000000000  0.000000000  0.000000000  0.000000000  0.000000000  0.000000000  0.000000000
March 17, 2027........  0.000000000  0.000000000  0.000000000  0.000000000  0.000000000  0.000000000  0.000000000  0.000000000
April 17, 2027........  0.000000000  0.000000000  0.000000000  0.000000000  0.000000000  0.000000000  0.000000000  0.000000000
May 17, 2027..........  0.000000000  0.000000000  0.000000000  0.000000000  0.000000000  0.000000000  0.000000000  0.000000000
June 17, 2027.........  0.000000000  0.000000000  0.000000000  0.000000000  0.000000000  0.000000000  0.000000000  0.000000000

     PAYMENT DATE       1,000% PSA
     ------------       ----------
September 17, 2026....  0.000000000
October 17, 2026......  0.000000000
November 17, 2026.....  0.000000000
December 17, 2026.....  0.000000000
January 17, 2027......  0.000000000
February 17, 2027.....  0.000000000
March 17, 2027........  0.000000000
April 17, 2027........  0.000000000
May 17, 2027..........  0.000000000
June 17, 2027.........  0.000000000

==========================================================

THIS SUPPLEMENT, TOGETHER WITH THE MULTICLASS SECURITIES OFFERING CIRCULAR, CONSTITUTES AN OFFER TO SELL ONLY THE SECURITIES OFFERED HEREBY. FREDDIE MAC HAS NOT AUTHORIZED ANY BROKER, DEALER OR SALESPERSON, OR ANYONE ELSE, TO MAKE ANY STATEMENTS, WRITTEN OR ORAL, IN CONNECTION WITH THE OFFER, EXCEPT FOR THOSE CONTAINED IN THIS SUPPLEMENT AND IN THE OTHER DOCUMENTS AND SOURCES OF INFORMATION PREPARED BY FREDDIE MAC THAT ARE LISTED UNDER "AVAILABLE INFORMATION" IN THIS SUPPLEMENT. INVESTORS MUST NOT RELY ON ANY OTHER STATEMENTS AS HAVING BEEN AUTHORIZED BY EITHER FREDDIE MAC OR THE UNDERWRITER. THIS SUPPLEMENT AND THE MULTICLASS SECURITIES OFFERING CIRCULAR DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES BY ANYONE IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL, OR WHERE THE PERSON MAKING SUCH AN OFFER OR SOLICITATION WOULD NOT BE QUALIFIED TO DO SO, OR TO ANYONE TO WHOM IT WOULD BE UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. FREDDIE MAC MAKES NO REPRESENTATION THAT THE STATEMENTS IN THIS SUPPLEMENT OR ANY OTHER DOCUMENT WILL BE CORRECT AT ANY TIME AFTER THE DATE OF SUCH DOCUMENT, EVEN THOUGH DELIVERY OF THE DOCUMENT AND THE SALE OF THE SECURITIES TAKE PLACE ON A LATER DATE.
                            ------------------------

                               TABLE OF CONTENTS

                     DESCRIPTION                         PAGE
                     -----------                         ----
                 OFFERING CIRCULAR SUPPLEMENT
Certain Risk Considerations..........................     S-2
Terms Sheet..........................................     S-3
Available Information................................     S-7
General Information..................................     S-7
    Multiclass Security Agreement....................     S-7
    Form of Securities...............................     S-7
    Holders..........................................     S-8
    Structure of Transaction.........................     S-8
    The Mortgages....................................     S-8
Payment Exchange Certificates........................     S-9
    General..........................................     S-9
    Conversion.......................................     S-9
    Procedures.......................................     S-9
Payments.............................................    S-10
    Payment Dates; Record Dates......................    S-10
    Method of Payment................................    S-10
    Class Factors....................................    S-10
    Interest.........................................    S-11
    Principal........................................    S-12
    Guarantees.......................................    S-13
    Optional Redemption..............................    S-13
    Residual Proceeds................................    S-13
Prepayment and Yield Analysis........................    S-13
    General..........................................    S-13
    Prepayment and Weighted Average Life
      Considerations.................................    S-15
    Yield Considerations.............................    S-17
Final Payment Dates..................................    S-32
Certain Federal Income Tax Consequences..............    S-32
    General..........................................    S-32
    Regular Classes..................................    S-32
    Residual Classes.................................    S-33
    PECs Classes.....................................    S-33
    MACR Classes.....................................    S-36
Legal Investment Considerations; ERISA
  Considerations.....................................    S-36
Plan of Distribution.................................    S-37
Legal Matters........................................    S-37
Appendix 1 -- Available Combinations.................     A-1
Appendix 2 -- Premium Table..........................     A-2
            MULTICLASS SECURITIES OFFERING CIRCULAR
Offering Circular Summary............................       3
Federal Home Loan Mortgage Corporation...............       9
Availability of Information and Incorporation by
  Reference..........................................       9
Description of Multiclass Securities.................       9
MACR Certificates....................................      26
The Multiclass Security Agreement....................      29
Certain Federal Income Tax Consequences..............      31
ERISA Considerations.................................      42
Legal Investment Considerations......................      43
Plan of Distribution.................................      43
Increase in Size of Offering.........................      43
Accounting Considerations............................      43

==========================================================
==========================================================
                                  $337,000,000

                               FEDERAL HOME LOAN
                              MORTGAGE CORPORATION

                              MULTICLASS MORTGAGE
                              SECURITIES, PAYMENT
                             EXCHANGE CERTIFICATES
                         AND MODIFIABLE AND COMBINABLE
                              REMIC CERTIFICATES,
                                  SERIES G063

                               [FREDDIE MAC LOGO]

                            BEAR, STEARNS & CO. INC.

                          OFFERING CIRCULAR SUPPLEMENT
                               DATED JUNE 2, 1997

==========================================================

OFFERING CIRCULAR SUPPLEMENT
(TO OFFERING CIRCULARS DATED JANUARY 1, 1997)

$609,094,428

FREDDIE MAC
MULTICLASS MORTGAGE PARTICIPATION CERTIFICATES, MULTICLASS MORTGAGE SECURITIES AND MODIFIABLE AND COMBINABLE REMIC CERTIFICATES, SERIES 2008

                                                              [FREDDIE MAC LOGO]

Offered Securities:    Classes of Multiclass PCs and Multiclass Securities listed below; MACR Classes listed on Appendix 1 to this
                         Supplement
Guarantee:             Principal and interest guaranteed by Freddie Mac, as
                         described in this Supplement
Tax Status:            REMIC (Single-Tier)
Underlying Assets:     Five Asset Groups, consisting of one Group of Freddie Mac
                         6.5% PCs (Gold PCs and Gold Giant PCs), three Groups of
                         Freddie Mac Multiclass PCs and one Group of 7.0%
                         GNMA-Related Securities (GNMA Certificates and Giant
                         Securities)
Payment Dates:         Monthly, beginning in December 1997, as described in this
                         Supplement
Form of Securities:    Regular Classes of Multiclass PCs and MACR Classes:
                         Book-entry (Federal Reserve Banks)
                       Regular Classes of Multiclass Securities: Book-entry
                         (Participants Trust Company)
                       Residual Class (R): Certificated
Offering Terms:        Classes offered in negotiated transactions at varying prices through Bear, Stearns & Co. Inc. (the "Underwriter")
Closing Date:          November 28, 1997

THE RISKS ASSOCIATED WITH THE SECURITIES MAY MAKE THEM UNSUITABLE FOR SOME INVESTORS. SEE "CERTAIN RISK CONSIDERATIONS" AND "PREPAYMENT AND YIELD ANALYSIS" IN THIS SUPPLEMENT.

INVESTORS SHOULD READ THIS SUPPLEMENT IN CONJUNCTION WITH THE DOCUMENTS LISTED UNDER "AVAILABLE INFORMATION" IN THIS SUPPLEMENT.

THE OBLIGATIONS OF FREDDIE MAC UNDER ITS GUARANTEES OF THE SECURITIES ARE OBLIGATIONS OF FREDDIE MAC ONLY. THE SECURITIES, INCLUDING ANY INTEREST THEREON, ARE NOT GUARANTEED BY THE UNITED STATES AND DO NOT CONSTITUTE DEBTS OR OBLIGATIONS OF THE UNITED STATES OR ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OTHER THAN FREDDIE MAC. INCOME ON THE SECURITIES HAS NO EXEMPTION UNDER FEDERAL LAW FROM FEDERAL, STATE OR LOCAL TAXATION. THE SECURITIES ARE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 AND ARE "EXEMPTED SECURITIES" WITHIN THE MEANING OF THE SECURITIES EXCHANGE ACT OF 1934.
================================================================================

                              ORIGINAL     PRINCIPAL OR                                                      WEIGHTED
  CLASS OF MULTICLASS PCS    PRINCIPAL        OTHER      CLASS    INTEREST    CUSIP      FINAL PAYMENT       AVERAGE
OR MULTICLASS SECURITIES(1)    AMOUNT        TYPE(2)     COUPON   TYPE(2)     NUMBER        DATE(3)          LIFE(4)
---------------------------  ---------     ------------  ------   --------    ------     -------------       --------
GROUP 1
A ........................  $201,381,000       SEQ        6.5%      FIX      3133TC6A1   November 15, 2023    4.5Yrs
B ........................    38,619,000       SEQ        6.5       FIX      3133TC6B9     August 15, 2025   12.2
D ........................    30,000,000       SEQ        6.5       FIX      3133TC6D5    October 15, 2026   16.5
E ........................    30,000,000       SEQ        6.5       FIX      3133TC6E3   November 15, 2027   22.9
GROUP 2
F ........................    19,686,076      SC/PT       (5)     FLT/DLY    3133TC6F0   November 15, 2023   17.1
S ........................     6,057,255      SC/PT       (5)     INV/DLY    3133TC6U7   November 15, 2023   17.1
GROUP 3
FA........................    17,723,160      SC/PT       (5)       FLT      3133TC6G8   February 15, 2024    5.0
SA........................     6,801,140      SC/PT       (5)       INV      3133TC6V5   February 15, 2024    5.0
SB........................     2,114,695      SC/PT       (5)       INV      3133TC6W3   February 15, 2024    5.0
GROUP 4
FE........................    17,681,261      SC/SUP      (5)       FLT      3133TC6H6   December 15, 2023   13.7
G ........................    25,242,000      SC/PAC      7.0       FIX      3133TC6J2   December 15, 2023   11.0
SE........................     3,788,841      SC/SUP      (5)       INV      3133TC6Z6   December 15, 2023   13.7
GROUP 5
J ........................   119,294,156       SEQ       6.75       FIX      3133TC6L7   November 20, 2022    5.0
K ........................    11,929,400       SEQ        9.5       FIX      3133TC6M5   November 20, 2022    5.0
L ........................    25,156,444       SEQ        7.0       FIX      3133TC6N3    October 20, 2024   11.9
M ........................    53,620,000       SEQ        7.0       FIX      3133TC6P8   November 20, 2027   19.7
RESIDUAL
R ........................             0       NPR        0.0       NPR      3133TC6T0   November 20, 2027     --

================================================================================

(1) The Group 1, Group 2, Group 3 and Group 4 Classes are Multiclass PCs; the Group 5 and Residual Classes are Multiclass Securities.
(2) See "Description of Multiclass PCs -- Standard Definitions and Abbreviations for Classes" in the Multiclass PC Offering Circular and "Description of Multiclass Securities -- Standard Definitions and Abbreviations for Classes" in the Multiclass Securities Offering Circular.
(3) See "Final Payment Dates" in this Supplement.
(4) Determined as described under "Prepayment and Yield Analysis" in this Supplement, and subject to the assumptions and qualifications in that section. Weighted average lives are calculated at 145% PSA for the Group 1, Group 2 and Group 5 Classes, 205% PSA for the Group 3 Classes and 195% PSA for the Group 4 Classes. Prepayments will not occur at the rates assumed, and the actual weighted average lives of the Classes may differ significantly from those shown.
(5) Calculated as shown under "Terms Sheet -- Class Coupons" in this Supplement.

                            ----------------------------

                              BEAR, STEARNS & CO. INC.
                OFFERING CIRCULAR SUPPLEMENT DATED OCTOBER 15, 1997

                          CERTAIN RISK CONSIDERATIONS

     THE SECURITIES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS. IN PARTICULAR, NO INVESTOR SHOULD PURCHASE SECURITIES OF ANY CLASS UNLESS THE INVESTOR UNDERSTANDS AND IS ABLE TO BEAR THE PREPAYMENT, YIELD, LIQUIDITY AND MARKET RISKS ASSOCIATED WITH THAT CLASS.
                            ------------------------

     THE SECURITIES ARE COMPLEX SECURITIES AND IT IS IMPORTANT THAT EACH INVESTOR IN ANY CLASS POSSESS, EITHER ALONE OR TOGETHER WITH AN INVESTMENT ADVISOR, THE EXPERTISE NECESSARY TO EVALUATE THE INFORMATION CONTAINED AND INCORPORATED IN THIS SUPPLEMENT IN THE CONTEXT OF THAT INVESTOR'S FINANCIAL SITUATION.
                            ------------------------

     The yield of each Class will depend upon its purchase price, the rate of principal payments on the related Assets (which will be sensitive to the rate of principal payments on the related Mortgages) and the actual characteristics of the related Mortgages. The yields of the Floating Rate and Inverse Floating Rate Classes will also be sensitive to the level of LIBOR. The Mortgages are subject to prepayment at any time without penalty. Mortgage prepayment rates are likely to fluctuate significantly from time to time, as is the level of LIBOR. In addition, payments on the Mortgages underlying the Group 2, Group 3 and Group 4 Assets will be allocated among the various classes of the related Series, and the manner of such allocations will affect the sensitivity of the yield of each related Class of this Series to Mortgage prepayment rates generally. Investors should consider the associated risks, including:

       - Fast prepayment rates on the related Mortgages can reduce the yields of the Interest Only Classes and any other Classes purchased at a premium over their principal amounts. Under some prepayment scenarios, investors in the Interest Only Classes could fail to fully recover their investments.

       - Slow prepayment rates on the related Mortgages can reduce the yields of the Principal Only Classes and any other Classes purchased at a discount to their principal amounts.

       - Small differences in the characteristics of the Mortgages can have a significant effect on the weighted average lives and yields of the related Classes.

       - Low levels of LIBOR can reduce the yields of the Floating Rate
         Classes.

       - High levels of LIBOR can significantly reduce the yields of the Inverse Floating Rate Classes and (especially in combination with fast Mortgage prepayment rates) may result in the failure of investors in the SC and SD Classes to fully recover their investments.

       - In general, principal payment rates on the Support Classes are likely to exhibit a higher sensitivity to prepayments on the related Mortgages than is the principal payment rate on the PAC Class.

       - The Group 2 and Group 4 Assets are Support Classes. In general, principal payment rates on the Group 2 and Group 4 Assets (and, therefore, on the related Classes of this Series) are likely to exhibit a high degree of sensitivity to Mortgage prepayment rates.

       - The Group 3 Assets were structured as Type II PAC Classes. However, such Type II PAC Classes have not received principal payments in accordance with their schedules and they will not do so in the future.

See "Prepayment and Yield Analysis" in this Supplement.
                            ------------------------

     THE UNDERWRITER INTENDS TO MAKE A MARKET FOR THE PURCHASE AND SALE OF THE SECURITIES AFTER THEIR INITIAL ISSUANCE BUT HAS NO OBLIGATION TO DO SO. THERE IS NO ASSURANCE THAT SUCH A SECONDARY MARKET WILL DEVELOP OR, IF IT DEVELOPS, THAT IT WILL CONTINUE. CONSEQUENTLY, INVESTORS MAY NOT BE ABLE TO SELL THEIR SECURITIES READILY OR AT PRICES THAT WILL ENABLE THEM TO REALIZE THEIR DESIRED YIELD. THE MARKET VALUES OF THE SECURITIES ARE LIKELY TO FLUCTUATE; SUCH FLUCTUATIONS MAY BE SIGNIFICANT AND COULD RESULT IN SIGNIFICANT LOSSES TO INVESTORS.
                            ------------------------

     THE SECONDARY MARKETS FOR MORTGAGE-RELATED SECURITIES HAVE EXPERIENCED PERIODS OF ILLIQUIDITY AND CAN BE EXPECTED TO DO SO IN THE FUTURE. ILLIQUIDITY CAN HAVE A SEVERELY ADVERSE EFFECT ON THE PRICES OF SECURITIES THAT ARE ESPECIALLY SENSITIVE TO PREPAYMENT OR INTEREST RATE RISK OR THAT HAVE BEEN STRUCTURED TO MEET THE INVESTMENT REQUIREMENTS OF LIMITED CATEGORIES OF INVESTORS.

     FREDDIE MAC'S MULTICLASS MORTGAGE PARTICIPATION CERTIFICATES OFFERING CIRCULAR DATED JANUARY 1, 1997 (THE "MULTICLASS PC OFFERING CIRCULAR") AND ITS MULTICLASS MORTGAGE SECURITIES OFFERING CIRCULAR DATED JANUARY 1, 1997 (THE "MULTICLASS SECURITIES OFFERING CIRCULAR" AND, TOGETHER WITH THE MULTICLASS PC OFFERING CIRCULAR, THE "MULTICLASS OFFERING CIRCULARS") ACCOMPANY THIS SUPPLEMENT. CAPITALIZED TERMS THAT ARE USED IN THIS SUPPLEMENT WITHOUT FURTHER DEFINITION HAVE THE MEANINGS GIVEN THEM IN THE MULTICLASS OFFERING CIRCULARS. INVESTORS SHOULD PURCHASE SECURITIES ONLY IF THEY HAVE READ AND UNDERSTOOD THIS SUPPLEMENT, THE MULTICLASS OFFERING CIRCULARS AND THE DOCUMENTS LISTED UNDER "AVAILABLE INFORMATION" IN THIS SUPPLEMENT.

                                  TERMS SHEET

     THIS TERMS SHEET CONTAINS SELECTED INFORMATION ABOUT THIS SERIES. INVESTORS SHOULD REFER TO THE REMAINDER OF THIS SUPPLEMENT FOR FURTHER INFORMATION.

MACR CERTIFICATES

     This Series provides for the issuance of Classes (each, a "MACR Class") of Modifiable and Combinable REMIC Certificates ("MACR Certificates") in exchange for certain Classes of Multiclass PCs. Holders of such Multiclass PCs will be entitled to exchange all or a portion of their Multiclass PCs for related MACR Certificates, and Holders of MACR Certificates will be entitled to exchange all or a portion of their MACR Certificates for related Multiclass PCs. Appendix 1 to this Supplement shows the characteristics of the MACR Classes and the "Combinations" of Classes of Multiclass PCs and related MACR Certificates. As used in this Supplement, unless the context requires otherwise, the term "Securities" includes Multiclass PCs and MACR Certificates and the term "Classes" includes Classes of Multiclass PCs and MACR Certificates.

     See "MACR Certificates" in the Multiclass PC Offering Circular for a description of MACR Certificates and procedures for effecting exchanges. The fee payable to Freddie Mac in connection with each exchange will equal 2/32 of 1% of the outstanding principal amount (exclusive of any notional principal amount) of the Securities submitted for exchange (but not less than $5,000).

CLASS COUPONS

     The Fixed Rate Classes will bear interest at the Class Coupons shown on the cover page of this Supplement or on Appendix 1 to this Supplement.

     The PC and PD Classes are Principal Only Classes and will not bear interest.

     The Floating Rate and Inverse Floating Rate Classes will bear interest as follows:

     MULTICLASS PCS

                                                                               CLASS COUPON SUBJECT TO
                                                                             ---------------------------
         CLASS            INITIAL RATE(1)            CLASS COUPON            MINIMUM RATE   MAXIMUM RATE
         -----            ---------------   -------------------------------  ------------   ------------
F(2)....................     6.575%         LIBOR + 0.95%                       0.95%          8.5%
FA......................     6.075          LIBOR + 0.45%                       0.45           9.0
FE......................     6.575          LIBOR + 0.95%                       0.95           8.5
S(2)....................     6.25625        24.5375% - (LIBOR X 3.25)           0             24.5375
SA......................     4.88607        19.54432% - (LIBOR X 2.60591)       0             19.54432
SB......................     8.8            71.65713% - (LIBOR X 8.380952)      0              8.8
SE......................     8.983328       35.23333% - (LIBOR X 4.666667)      0             35.23333

    MACR CLASSES

                                                                               CLASS COUPON SUBJECT TO
                                                                             ---------------------------
         CLASS            INITIAL RATE(1)            CLASS COUPON            MINIMUM RATE   MAXIMUM RATE
         -----            ---------------   -------------------------------  ------------   ------------
SC......................     4.88607%       19.54432% - (LIBOR X 2.60591)       0%            19.54432%
SD(2)...................     6.25625        24.5375% - (LIBOR X 3.25)           0             24.5375

---------------

(1) Initial Rate will be in effect during the first Accrual Period; Class Coupon will adjust monthly thereafter.
(2) Delay Classes.

See "Payments -- Interest" in this Supplement and "Description of Multiclass PCs -- Interest Rate Indices" in the Multiclass PC Offering Circular.

NOTIONAL CLASSES

        ORIGINAL NOTIONAL
CLASS   PRINCIPAL AMOUNT    REDUCES PROPORTIONATELY WITH
-----   -----------------   ----------------------------
SC         $6,801,140         SA (Pass-Through Class)
SD          6,057,255          S (Pass-Through Class)

See "Payments -- Interest -- Notional Classes" in this Supplement.

ALLOCATION OF PRINCIPAL

     On each Payment Date, Freddie Mac will pay:

     MULTICLASS PCS

SEQUENTIAL   - The "Group 1 Asset Principal Amount" for that Payment Date to
PAY            A, B, D and E, in that order, until retired

PASS-        - The "Group 2 Asset Principal Amount" for that Payment Date to
THROUGH        F and S, pro rata, until retired

PASS-        - The "Group 3 Asset Principal Amount" for that Payment Date to
THROUGH        FA, SA and SB, pro rata, until retired

             - The "Group 4 Asset Principal Amount" for that Payment Date to the
               Classes shown below in the following order of priority:

PAC            1. Beginning May 15, 2005, to G, until reduced to its "Targeted
                  Balance" for that Payment Date

SUPPORT        2. To FE and SE, pro rata, until retired

PAC            3. To G, until retired

     MULTICLASS SECURITIES

             - The "Group 5 Asset Principal Amount" for that Payment Date to the
               Classes shown below in the following order of priority:

SEQUENTIAL     1. To J and K, pro rata, until retired
PAY
               2. To L and M, in that order, until retired




     The Targeted Balances for the PAC Class (shown under
"Payments -- Principal -- Targeted Balances Schedule") were structured using a structuring range of 165% PSA through 225% PSA.

     MACR CLASSES

     On any Payment Date when payments of principal are to be allocated from Multiclass PCs to related MACR Certificates, such payments will be allocated from the applicable Class or Classes of Multiclass PCs to the related MACR Class that is entitled to payments of principal.

See "Payments -- Principal" and "Prepayment and Yield Analysis" in this Supplement.

GUARANTEE

     Freddie Mac guarantees to each Holder of a Security (i) the timely payment of interest at the applicable Class Coupon and (ii) the payment of the principal amount of the Holder's Security as described in this Supplement. The Government National Mortgage Association ("GNMA") guarantees the payment of interest and principal on GNMA Certificates.

REMIC STATUS

     Freddie Mac will form a single "REMIC Pool" for this Series. An election will be made to treat the REMIC Pool as a "real estate mortgage investment conduit" ("REMIC") pursuant to the Internal Revenue Code. The R Class will be the "Residual Class" and the other Classes of Multiclass PCs and Multiclass

Securities will be "Regular Classes." The Residual Class will be subject to transfer restrictions. See "Certain Federal Income Tax Consequences" in this Supplement and in the Multiclass Offering Circulars.

WEIGHTED AVERAGE LIVES (IN YEARS)*

     Group 1

                                    PSA PREPAYMENT ASSUMPTION
                                ---------------------------------
                                 0%     75%   145%   250%   400%
                                 --     ---   ----   ----   ----
A.............................   14.9    7.2    4.5    2.8    1.8
B.............................   24.5   18.0   12.2    7.7    4.9
C.............................   26.9   24.0   19.7   14.0    9.1
D.............................   26.2   22.0   16.5   10.8    6.9
E.............................   27.5   26.0   22.9   17.1   11.4
Group 1 Assets................   18.5   12.0    8.5    5.7    3.7

     Group 2

                                    PSA PREPAYMENT ASSUMPTION
                                ---------------------------------
                                 0%     75%   145%   250%   400%
                                 --     ---   ----   ----   ----
F, PD, S and Group 2 Assets...   23.5   21.1   17.1    9.7    2.5

     Group 3

                                    PSA PREPAYMENT ASSUMPTION
                                ---------------------------------
                                 0%    100%   205%   350%   500%
                                 --    ----   ----   ----   ----
FA, PC, SA, SB and Group 3
  Assets......................   19.5   11.0    5.0    1.6    0.8

     Group 4

                                    PSA PREPAYMENT ASSUMPTION
                                ---------------------------------
                                 0%    165%   195%   225%   450%
                                 --    ----   ----   ----   ----
FE and SE.....................   23.9   17.2   13.7   10.4    1.1
G.............................   21.5   11.0   11.0   11.0    4.6
H and Group 4 Assets..........   22.6   13.8   12.3   10.7    3.0

     Group 5

                                    PSA PREPAYMENT ASSUMPTION
                                ---------------------------------
                                 0%     75%   145%   250%   400%
                                 --     ---   ----   ----   ----
J and K.......................   15.9    7.7    5.0    3.4    2.5
L.............................   25.5   17.7   11.9    7.7    5.2
M.............................   28.2   24.6   19.7   13.9    9.3
Group 5 Assets................   20.2   13.2    9.6    6.6    4.6

     --------------------
      * Determined as described under "Prepayment and Yield Analysis" in this Supplement, and subject to the assumptions and qualifications in that section. Prepayments will not occur at any assumed rate shown or any other constant rate and the actual weighted average lives of any or all of the Classes and of the Assets are likely to differ from those shown, perhaps significantly.

THE ASSETS

     The Assets will consist of:

       (i) $300,000,000 of Freddie Mac 6.5% per annum PCs (the "Group 1 Assets")

      (ii) $210,000,000 of 7.0% per annum GNMA-Related Securities (the "Group 5 Assets")

      (iii) the Group 2, Group 3 and Group 4 Assets, which will have the following characteristics:

                                      PRINCIPAL AMOUNT IN
                                          REMIC POOL
ASSET           PERCENTAGE OF CLASS        AS OF THE        NOVEMBER 1997   CLASS    PRINCIPAL TYPE/
GROUP   CLASS      IN REMIC POOL         CLOSING DATE       CLASS FACTOR    COUPON   INTEREST TYPE(1)  FINAL PAYMENT DATE
-----  -------  -------------------   -------------------   -------------   ------   ----------------  ------------------
       1619-FE     82.2949357408%         $18,592,406         1.0000000     (2)        SUP/FLT/DLY     November 15, 2023
  2    1619-SE     82.2949353355            5,498,267         1.0000000     (2)        SUP/INV/DLY     November 15, 2023
       1619-SG     82.2949147850            1,652,658         1.0000000     (2)        SUP/INV/DLY     November 15, 2023

       1686-FC     66.6666666667           16,777,774         0.9244896     (2)        PAC II/FLT      February 15, 2024
  3    1686-SC     66.6666666667            9,244,896         0.9244896     (2)      PAC II/INV/DLY    February 15, 2024
       1686-SG     66.6666000000              616,326         0.9244896     (2)      PAC II/INV/DLY    February 15, 2024

       1644-S      17.1917639001           36,331,635         0.9841349     (2)        SUP/FLT/DLY     December 15, 2023
  4    1644-T      17.1917639209            8,382,227         0.9841349     (2)        SUP/INV/DLY     December 15, 2023
       1644-U      17.1917676111            1,998,240         0.9841349     (2)        SUP/INV/DLY     December 15, 2023

---------------

(1) See "Description of Multiclass PCs -- Standard Definitions and Abbreviations for Classes" in the Multiclass PC Offering Circular. The Group 3 Assets were structured as Type II PAC Classes, but they do not have any constant range of Mortgage prepayments at which they would adhere to their schedules.
(2) Calculated as shown in the related Asset Offering Circular. See Exhibits I, II and III to this Supplement.

See "General Information -- Structure of Transaction" and "Prepayment and Yield Analysis -- Prepayment and Weighted Average Life Considerations -- The Assets" in this Supplement and Exhibits I through III to this Supplement.

MORTGAGE CHARACTERISTICS (AS OF NOVEMBER 1, 1997)

     GROUP 1 AND GROUP 5 ASSETS -- ASSUMED MORTGAGE CHARACTERISTICS

                                                                             PER ANNUM
                                                                           INTEREST RATE
                                                                           OF RELATED PCS
                            REMAINING TERM                                    OR GNMA-
ASSET                        TO MATURITY      LOAN AGE       PER ANNUM        RELATED
GROUP   PRINCIPAL BALANCE    (IN MONTHS)     (IN MONTHS)   INTEREST RATE     SECURITIES
-----   -----------------   --------------   -----------   -------------   --------------
  1       $300,000,000           338             17            7.125%           6.5%
  5        210,000,000           358              1            7.750            7.0

     GROUP 2, GROUP 3 AND GROUP 4 ASSETS -- MORTGAGE CHARACTERISTICS

            WEIGHTED                          WEIGHTED
             AVERAGE           WEIGHTED        AVERAGE       PER ANNUM
         REMAINING TERM        AVERAGE        PER ANNUM    INTEREST RATE
ASSET      TO MATURITY         LOAN AGE       INTEREST      OF RELATED
GROUP      (IN MONTHS)       (IN MONTHS)        RATE            PCS
-----   -----------------   --------------   -----------   -------------
  2            297                49            7.120%          6.5%
  3            293                52            7.927           7.5*
  4            297                49            7.437           7.0

     --------------------
     * The Group 3 Assets are backed by Freddie Mac Stripped Giant Mortgage Participation Certificates issued as part of Freddie Mac's Gold MACS (Modifiable And Combinable Securities), Series 162 (the "Stripped Giant PCs"). The Stripped Giant PCs have a weighted average interest rate of 5% per annum.

     The actual remaining terms to maturity, loan ages and interest rates of most of the Mortgages differ from those shown above, in some cases significantly. See "General Information -- Structure of Transaction" and "-- The Mortgages" in this Supplement.

                             AVAILABLE INFORMATION

     Investors should purchase Securities only if they have read and understood this Supplement, the Multiclass Offering Circulars and the following documents:

        - Freddie Mac's Offering Circular Supplement for its Series 1619, 1644 and 1686 Multiclass PCs, the cover pages and Terms Sheets from which are attached to this Supplement (the "Asset Offering Circulars").

        - Freddie Mac's Mortgage Participation Certificates Offering Circular dated September 1, 1995 (the "PC Offering Circular"), which describes Gold PCs generally.

        - Freddie Mac's Giant Participation Certificates and Other Pass-Through Participation Certificates Offering Circular dated January 1, 1997 (the "Giant PC Offering Circular"), which describes Gold Giant PCs generally.

        - Freddie Mac's Gold MACS (Modifiable And Combinable Securities), Series 162, Offering Circular Supplement dated January 10, 1994, which describes the Stripped Giant PCs.

        - Freddie Mac's Giant GNMA-Backed Securities and Other Pass-Through Securities Offering Circular dated January 1, 1997 (the "Giant Securities Offering Circular"), which describes Giant Securities generally.

        - Freddie Mac's Information Statement dated March 31, 1997, its Information Statement Supplements dated May 15, 1997, August 14, 1997 and November 14, 1997 and any other Information Statement Supplements published by Freddie Mac through the time of purchase.

     This Supplement incorporates by reference the documents listed above. Investors can order these documents: from Freddie Mac, by writing or calling its Investor Inquiry Department at 8200 Jones Branch Drive, McLean, Virginia 22102 (outside Washington, D.C. metropolitan area, phone 800/336-FMPC; within Washington, D.C. metropolitan area, phone 703/450-3777); or from the Underwriter, by writing or calling its Prospectus Department at One MetroTech Center North, Brooklyn, New York 11201-3859 (phone 212/272-1581).

     Freddie Mac will publish a Supplemental Statement applicable to this Series (which will contain a schedule of the Assets and other information) shortly after the Closing Date. Investors can obtain the Supplemental Statement, any offering materials for specific PCs, Stripped Giant PCs and Giant Securities and historic and current information concerning specific PCs, Stripped Giant PCs, Giant Securities and Securities from Freddie Mac's Investor Inquiry Department.

     Freddie Mac's Internet Web-Site (http://www.freddiemac.com) will display this Supplement, the Supplemental Statement, a schedule of the Assets and information, updated monthly, regarding each Class of this Series.

                              GENERAL INFORMATION

MULTICLASS AGREEMENT

     Freddie Mac will create the Securities under the Multiclass Mortgage Participation Certificate Agreement and the Multiclass Mortgage Security Agreement, each dated as of January 1, 1997, and a Terms Supplement, to be dated the Closing Date (collectively, the "Multiclass Agreement"). Investors can order copies of the Multiclass Agreement by writing or calling the Investor Inquiry Department at Freddie Mac at the address or phone numbers shown under "Available Information" in this Supplement. The Multiclass Agreement is incorporated by reference in this Supplement.

     Holders and anyone having a beneficial interest in the Securities should refer to the Multiclass Agreement for a complete description of their rights and obligations and the rights and obligations of Freddie Mac. Holders and beneficial owners of Securities will acquire their Securities subject to all terms and conditions of the Multiclass Agreement, including the Terms Supplement.

FORM OF SECURITIES

     The Regular Classes of Multiclass PCs and the MACR Classes will be issued and may be held of record and transferred only on the book-entry system of the Federal Reserve Banks by entities eligible to maintain book-entry accounts with a Federal Reserve Bank ("Fed Participants").

     The Regular Classes of Multiclass Securities will be maintained and transferred through the book-entry facilities of Participants Trust Company or its successor (the "Depository") subject to the rules and procedures of the Depository in effect from time to time. The Depository is a New York-chartered limited purpose trust company registered with the Securities and Exchange Commission as a clearing agency pursuant to Section 17A of the Securities Exchange Act of 1934. The Depository performs services for its participants, principally brokerage firms and other financial institutions ("Depository Participants"), some of which own the Depository.

     Each Regular Class of Multiclass Securities will be represented by one or more certificates held by or on behalf of the Depository. Neither Holders nor beneficial owners of such a Class will receive certificates. Beneficial ownership will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary where the beneficial owner maintains an account for that purpose. In turn, the financial intermediary's interest in such a Class will be recorded on the records of the Depository (or of a Depository Participant that acts as agent for the financial intermediary, if the intermediary is not itself a Depository Participant).

     The R Class will be issued and may be held of record only in certificated form and will be transferable at Texas Commerce Bank National Association or its successor (the "Registrar").

     The Classes will be issued in the denominations specified under "Description of Multiclass PCs -- Form of Multiclass PCs, Holders, Minimum Principal Amounts and Transfers" in the Multiclass PC Offering Circular or "Description of Multiclass Securities -- Form of Multiclass Securities, Holders, Minimum Principal Amounts and Transfers" in the Multiclass Securities Offering Circular.

HOLDERS

     The term "Holders" means (i) in the case of a Regular Class of Multiclass PCs or a MACR Class, the Fed Participants that appear on the book-entry records of a Federal Reserve Bank as holders of that Class, (ii) in the case of a Regular Class of Multiclass Securities, the Depository Participants that appear on the book-entry records of the Depository as registered holders of that Class and (iii) in the case of the R Class, the entities or individuals that appear on the records of the Registrar as the registered holders of that Class. The beneficial owner of a Security is not necessarily the Holder.

STRUCTURE OF TRANSACTION

     General

     This Series will be a "Single-Tier Series." The Classes of Multiclass PCs and Multiclass Securities and the R Class will represent beneficial ownership interests in the REMIC Pool. The REMIC Pool will consist of the Assets and the rights of the REMIC Pool under a Guaranteed Investment and Fee Contract to be executed by Freddie Mac in its corporate capacity and dated the Closing Date, and pursuant to which payments on the Group 5 Assets are invested with Freddie Mac from the date of receipt by the REMIC Pool at a rate of return guaranteed by Freddie Mac. Such investments will be at Freddie Mac's discretion and for its own risk and benefit. See "Description of Multiclass Securities -- General" and "-- REMIC Pool Assets" in the Multiclass Securities Offering Circular.

     The Underwriter currently holds, or will acquire, the Assets and intends to deliver them to Freddie Mac on the Closing Date. On the Closing Date, Freddie Mac expects to acquire the Assets from the Underwriter in exchange for the Multiclass PCs and Multiclass Securities.

     The Group 1 Assets

     The Group 1 Assets are PCs, which may include Gold PCs and/or Gold Giant PCs. Gold PCs represent undivided interests in discrete pools consisting of specified Mortgages. Gold Giant PCs represent beneficial ownership interests in discrete pools consisting of specified Gold PCs (or, in some cases, other Gold Giant PCs).

     The Group 2, Group 3 and Group 4 Assets

     The Group 2, Group 3 and Group 4 Assets consist of Classes of Freddie Mac Multiclass PCs and are described generally under "Terms Sheet -- The Assets" in this Supplement. For additional information about such Assets, see the Asset Offering Circulars and "Prepayment and Yield Analysis -- Prepayment and Weighted Average Life Considerations -- The Assets" in this Supplement. The cover pages and terms sheets from the Asset Offering Circulars are reproduced as Exhibits I through III to this Supplement.

     It should be noted that there have been material changes in facts and circumstances since the dates of the Asset Offering Circulars, including changes in prepayment rates, prevailing interest rates and other economic factors, which may limit the usefulness of, and be directly contrary to the assumptions used in preparing the information set forth in, such documents.

     The Group 5 Assets

     The Group 5 Assets are GNMA-Related Securities, which may include GNMA Certificates and/or Giant Securities. GNMA Certificates represent ownership interests in pools consisting of specified Mortgages. Giant Securities represent beneficial ownership interests in discrete pools consisting of specified GNMA Certificates (or, in some cases, other Giant Securities). All of the GNMA-Related Securities included in the Group 5 Assets are "GNMA II Certificates" or Giant Securities that are backed by GNMA II Certificates. See "Description of Multiclass Securities -- GNMA Certificates" in the Multiclass Securities Offering Circular.

THE MORTGAGES

     The Mortgages underlying the Assets are fixed-rate, first lien residential mortgages and mortgage participations. For purposes of this Supplement, Freddie Mac has made certain assumptions regarding the remaining terms to maturity, loan ages and interest rates of the Mortgages underlying the Group 1 and Group 5 Assets. See "Terms Sheet -- Mortgage Characteristics" in this Supplement. The weighted average remaining term to maturity, weighted average loan age and weighted average interest rate of the Mortgages underlying the Group 2, Group 3 and Group 4 Assets, as of November 1, 1997, are shown under "Terms
Sheet -- Mortgage Characteristics" in this Supplement. However, the characteristics of most of the Mortgages differ from those assumed or shown, in some cases significantly. This is the case even if the weighted average characteristics of the Mortgages are the same as those of mortgages having the characteristics assumed or shown. Small differences in the characteristics of the Mortgages can have a significant effect on the weighted average lives and yields of the related Classes. See "Prepayment and Yield Analysis" in this Supplement.

                                    PAYMENTS

PAYMENT DATES; RECORD DATES

     Freddie Mac will make payments of principal and interest on the Securities to Holders entitled to such payments on each Payment Date, beginning in the month following the Closing Date. A "Payment Date" means (i) in the case of the Group 1, Group 2, Group 3 and Group 4 Classes, the 15th of each month or, if the 15th is not a "Business Day" (as defined under "Offering Circular
Summary -- Payment Dates" in the Multiclass PC Offering Circular), the next Business Day or (ii) in the case of the Group 5 and R Classes, the 20th of each month or, if the 19th or 20th is not a "Business Day" (as defined under "Offering Circular

Summary -- Payment Dates" in the Multiclass Securities Offering Circular), the first Business Day following the 20th.

     On each Payment Date, any payment on a Security will be made to the Holder of record as of the end of the preceding calendar month (each, a "Record Date").

METHOD OF PAYMENT

     A Federal Reserve Bank will credit payments on the Group 1, Group 2, Group 3 and Group 4 Classes to the accounts of Holders of these Classes monthly on each Payment Date.

     The Depository will act as Freddie Mac's paying agent for the Group 5 Classes. The Depository will credit payments on such Classes in immediately available funds to the accounts of Holders of these Classes monthly on each Payment Date in accordance with the rules and procedures of the Depository.

     The Registrar will mail any payments on the R Class by check to the addresses of the Holders of that Class as they appear on the Registrar's records, not later than the applicable Payment Date. A Holder of the R Class will be required to present the Holder's certificate to the Registrar for payment under the circumstances described under "Description of Multiclass Securities -- Form of Multiclass Securities, Holders, Minimum Principal Amounts and Transfers" in the Multiclass Securities Offering Circular.

INTEREST

     Freddie Mac will pay interest on each Payment Date to the Holders of each Class of Securities on which interest has accrued.

     Categories of Classes

     For purposes of interest payments, the Classes of Multiclass PCs and Multiclass Securities will be categorized as shown under "Interest Type" on the cover page of this Supplement, and the MACR Classes will be categorized as shown under "Interest Type" on Appendix 1 to this Supplement. The abbreviations used on the cover page and Appendix 1 are explained under "Description of Multiclass PCs -- Standard Definitions and Abbreviations for Classes" in the Multiclass PC Offering Circular and "Description of Multiclass Securities -- Standard Definitions and Abbreviations for Classes" in the Multiclass Securities Offering Circular.

     Accrual Periods

     The Accrual Period for the Fixed Rate and Delay Classes will be the calendar month preceding the related Payment Date. The Accrual Period for the Floating Rate and Inverse Floating Rate Classes other than the Delay Classes (the "Non-Delay Classes") will be from the 15th of the month preceding the related Payment Date to the 15th of the month of that Payment Date. In each case, interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest payable on any Class on any Payment Date will consist of 30 days' interest on its balance as of the related Record Date.

     Fixed Rate Classes

     The Fixed Rate Classes will bear interest at the Class Coupons shown on the cover page of this Supplement or on Appendix 1 to this Supplement.

     Principal Only Classes

     The PC and PD Classes will be Principal Only Classes and will not bear interest.

     Notional Classes

     The Notional Classes will not receive principal payments. For convenience in describing interest payments, the Notional Classes will have notional principal amounts. The table under "Terms Sheet --

Notional Classes" in this Supplement shows the original notional principal amounts of the Notional Classes and the Classes with which their notional principal amounts will reduce proportionately.

     Floating Rate and Inverse Floating Rate Classes

     The Floating Rate and Inverse Floating Rate Classes will bear interest as shown under "Terms Sheet -- Class Coupons" in this Supplement. The Class Coupons for the Floating Rate and Inverse Floating Rate Classes will be based on the arithmetic mean of the London interbank offered quotations for one-month Eurodollar deposits ("LIBOR").

     For information regarding the manner in which Freddie Mac determines LIBOR and calculates the Class Coupons for the Floating Rate and Inverse Floating Rate Classes, see "Description of Multiclass PCs -- Interest Rate Indices" in the Multiclass PC Offering Circular.

     Freddie Mac's determination of LIBOR and its calculation of the Class Coupons will be final, except in the case of clear error. Investors can get the level of LIBOR and the Class Coupons for the current and preceding Accrual Periods from Freddie Mac's Internet Web-Site or by writing or calling Freddie Mac's Investor Inquiry Department at the address or phone numbers shown under "Available Information" in this Supplement.

PRINCIPAL

     Freddie Mac will pay principal on each Payment Date to the Holders of the Classes on which principal is then due. The Holders of each such Class will receive principal payments on a pro rata basis among the Securities of that Class.

     Categories of Classes

     For purposes of principal payments, the Classes of Multiclass PCs and Multiclass Securities will be categorized as shown under "Principal or Other Type" on the cover page of this Supplement, and the MACR Classes will be categorized as shown under "Principal or Other Type" on Appendix 1 to this Supplement. The abbreviations used on the cover page and Appendix 1 are explained under "Description of Multiclass PCs -- Standard Definitions and Abbreviations for Classes" in the Multiclass PC Offering Circular and "Description of Multiclass Securities -- Standard Definitions and Abbreviations for Classes" in the Multiclass Securities Offering Circular.

     Amount of Payments

     The total amount of principal payments that will be made on the Securities on each Payment Date will equal the sum of:

        - the amount of principal payments required to be made on that Payment Date on the Group 1 Assets (the "Group 1 Asset Principal Amount");

        - the amount of principal payments, if any, required to be made on that Payment Date on the Group 2 Assets (the "Group 2 Asset Principal Amount");

        - the amount of principal payments, if any, required to be made on that Payment Date on the Group 3 Assets (the "Group 3 Asset Principal Amount");

        - the amount of principal payments, if any, required to be made on that Payment Date on the Group 4 Assets (the "Group 4 Asset Principal Amount"); and

        - the "Group 5 Asset Principal Amount" (as defined under "Class Factors -- Group 5 Classes" below) for that Payment Date.

     Allocation of Payments

     On each Payment Date, Freddie Mac will pay the Group 1 through Group 5 Asset Principal Amounts as described under "Terms Sheet -- Allocation of Principal" in this Supplement. Principal that is allocable to the Classes receiving payments from a particular Asset Group will be allocated only to those Classes and will not be available for Classes receiving payments from the other Asset Group.

     Targeted Balances Schedule

     The schedule of "Targeted Balances" for the PAC Class is shown below.

                               TARGETED BALANCES*

                                   PAC CLASS

    PAYMENT DATE
    ------------
                            G
April 15, 2005
  and before........  $25,242,000.00
May 15, 2005........   25,238,012.19
June 15, 2005.......   24,852,948.49
July 15, 2005.......   24,470,555.40
August 15, 2005.....   24,090,859.92
September 15,
  2005..............   23,713,887.23
October 15, 2005....   23,339,660.68
November 15, 2005...   22,968,201.94
December 15, 2005...   22,599,530.99
January 15, 2006....   22,233,666.19
February 15, 2006...   21,870,624.34
March 15, 2006......   21,510,420.73
April 15, 2006......   21,153,069.21
May 15, 2006........   20,798,582.19
June 15, 2006.......   20,446,970.75
July 15, 2006.......   20,098,244.64
August 15, 2006.....   19,752,412.33
September 15,
  2006..............   19,409,481.08
October 15, 2006....   19,069,456.96
November 15, 2006...   18,732,344.90
December 15, 2006...   18,398,148.73
January 15, 2007....   18,066,871.22
February 15, 2007...   17,738,514.10
March 15, 2007......   17,413,078.14
April 15, 2007......   17,090,563.13
May 15, 2007........   16,770,967.96
June 15, 2007.......   16,454,290.64
July 15, 2007.......   16,140,528.34
August 15, 2007.....   15,829,677.37
September 15,
  2007..............   15,521,733.32
October 15, 2007....   15,216,690.95
November 15, 2007...   14,914,544.35
December 15, 2007...   14,615,286.89
January 15, 2008....   14,318,911.27
February 15, 2008...   14,025,409.55

    PAYMENT DATE
    ------------

                            G
                        CONTINUED
March 15, 2008......  $13,734,773.18
April 15, 2008......   13,446,992.99
May 15, 2008........   13,162,059.27
June 15, 2008.......   12,879,961.76
July 15, 2008.......   12,600,689.67
August 15, 2008.....   12,324,231.72
September 15,
  2008..............   12,050,576.15
October 15, 2008....   11,779,710.75
November 15, 2008...   11,511,622.87
December 15, 2008...   11,246,299.44
January 15, 2009....   10,983,727.00
February 15, 2009...   10,723,891.72
March 15, 2009......   10,466,779.39
April 15, 2009......   10,212,375.48
May 15, 2009........    9,960,665.13
June 15, 2009.......    9,711,633.16
July 15, 2009.......    9,465,264.11
August 15, 2009.....    9,221,542.25
September 15,
  2009..............    8,980,451.57
October 15, 2009....    8,741,975.81
November 15, 2009...    8,506,098.51
December 15, 2009...    8,272,802.96
January 15, 2010....    8,042,072.26
February 15, 2010...    7,813,889.30
March 15, 2010......    7,588,236.80
April 15, 2010......    7,365,097.32
May 15, 2010........    7,144,453.25
June 15, 2010.......    6,926,286.83
July 15, 2010.......    6,710,580.18
August 15, 2010.....    6,497,315.28
September 15,
  2010..............    6,286,474.01
October 15, 2010....    6,078,038.13
November 15, 2010...    5,871,989.31
December 15, 2010...    5,668,309.16
January 15, 2011....    5,466,979.16

    PAYMENT DATE
    ------------

                            G
                        CONTINUED
February 15, 2011...  $ 5,267,980.76
March 15, 2011......    5,071,295.35
April 15, 2011......    4,876,904.24
May 15, 2011........    4,684,788.74
June 15, 2011.......    4,494,930.06
July 15, 2011.......    4,307,309.44
August 15, 2011.....    4,121,908.07
September 15,
  2011..............    3,938,707.12
October 15, 2011....    3,757,687.75
November 15, 2011...    3,578,831.13
December 15, 2011...    3,402,118.43
January 15, 2012....    3,227,530.81
February 15, 2012...    3,055,049.47
March 15, 2012......    2,884,655.59
April 15, 2012......    2,716,330.43
May 15, 2012........    2,550,055.22
June 15, 2012.......    2,385,811.27
July 15, 2012.......    2,223,579.89
August 15, 2012.....    2,063,342.46
September 15,
  2012..............    1,905,080.41
October 15, 2012....    1,748,775.19
November 15, 2012...    1,594,408.34
December 15, 2012...    1,441,961.43
January 15, 2013....    1,291,416.11
February 15, 2013...    1,142,754.09
March 15, 2013......      995,957.15
April 15, 2013......      851,007.14
May 15, 2013........      707,885.99
June 15, 2013.......      566,575.70
July 15, 2013.......      427,058.34
August 15, 2013.....      289,316.10
September 15,
  2013..............      153,331.23
October 15, 2013....       19,086.05
November 15, 2013
  and after.........            0.00

---------------

* The Targeted Balances were calculated using, among other things, the "structuring range" shown under "Terms Sheet -- Allocation of Principal" in this Supplement. See "Prepayment and Yield Analysis" in this Supplement.

CLASS FACTORS

     Description of Factors

     On or about the first business day of each month after the Closing Date in the case of the Group 1 through Group 4 Classes, and on or about the ninth business day of each month after the Closing Date in the case of the Group 5 Classes, Freddie Mac will make available (including on its Internet Web-Site) a Class Factor for each Class having a principal amount. The Class Factor for any Class for any month will be a truncated seven-digit decimal which, when multiplied by the original principal amount of a Security of that Class (assuming such Class was issued on the Closing Date), will equal its remaining principal amount, after giving effect to any principal payment to be made on the Payment Date in the same month. For example, the January Class Factor for any Class will reflect the remaining principal amount of a Security of that Class, after giving effect to any principal payment to be made on January 15 or January 20, as applicable. Freddie Mac will also make available a Class Factor for each Notional Class, which will reflect the remaining notional principal amount of a Security of that Class in an analogous manner. The Class Factor for each Class for the month of the Closing Date is 1.0000000.

     Group 5 Classes

     Freddie Mac will calculate the amount of principal to be paid on, and the Class Factor for, each Group 5 Class in each month based in part on GNMA Certificate "factors" reported on or about the sixth business day of the same month. Freddie Mac will determine the remaining principal balance to which each underlying GNMA Certificate in the REMIC Pool would be reduced in that month on the basis of those reported factors.

     Currently such reported factors are preliminary and subject to revision. In addition, there may not be reported factors for some GNMA Certificates. For any GNMA Certificate for which a factor has not been reported, Freddie Mac (or its agent) will calculate the remaining principal balance to which the applicable GNMA Certificate would be reduced on the basis of assumed Mortgage amortization schedules. Freddie Mac (or its agent) will create those schedules by using available remaining term to maturity and interest rate information and adjusting such remaining term to maturity to the current month. Such calculations will reflect payment factor information previously reported to Freddie Mac and estimated subsequent scheduled amortization (but not prepayments) on the related Mortgages. In the event that GNMA makes available additional information that may be useful in determining assumed Mortgage amortization schedules, Freddie Mac (or its agent) may create such schedules using that information.

     In the case of Giant Securities, Freddie Mac will determine the applicable remaining principal balances using the published factors for those securities.

     Freddie Mac will then calculate the aggregate of the remaining principal balances described above (the "Aggregate Remaining Balance"). Principal payments on the Group 5 Classes on any Payment Date will be based in part on the difference between (i) the Aggregate Remaining Balance of the underlying GNMA-Related Securities for the preceding month (or their aggregate principal balance on the Closing Date, in the case of the first Payment Date) and (ii) their Aggregate Remaining Balance for the current month. Such difference is called the "Group 5 Asset Principal Amount." See "Terms Sheet -- Allocation of Principal" and "Principal -- Amount of Payments" above.

     Because the Aggregate Remaining Balance is based on factors that may be preliminary, or on Freddie Mac's (or its agent's) calculations when reported factors are not available, there may be variances between the principal payments actually received by Freddie Mac in any month and the Group 5 Asset Principal Amount for that month. However, the Group 5 Asset Principal Amount for any month will reconcile any variances that occurred in the preceding month. Freddie Mac's determination of the Class Factors and principal payments by the methodology described above will be final.

     Use of Factors

     For any Payment Date, investors can calculate the reduction in the principal amount of a Security of any Class entitled to principal payments by multiplying the original principal amount of that Security by the difference between its Class Factors for the preceding and current months. The amount of interest to be paid on a Security of any Class on each Payment Date will equal 30 days' interest on its outstanding principal amount (or notional principal amount) as determined by its Class Factor for the preceding month.

     For example, the reduction in the principal amount of any Security entitled to principal payments in February will reflect the difference between its January and February Class Factors. The amount of interest to be paid on any Security in February will equal 30 days' interest at its Class Coupon, accrued during the month of January (in the case of a Fixed Rate or Delay Class) or from January 15 to February 15 (in the case of a Non-Delay Class), on the principal amount or notional principal amount of such Security determined by its January Class Factor. If the outstanding balance of any Fixed Rate or Delay Class is reduced on the Payment Date that falls within an Accrual Period, that Class will accrue interest during such Accrual Period on its reduced balance, even though its balance had been higher for approximately the first 15 or 20 days of the Accrual Period. No interest at all will be paid on any Class after its balance has been reduced to zero.

GUARANTEES

     Freddie Mac guarantees to each Holder of a Security (i) the timely payment of interest at the applicable Class Coupon and (ii) the payment of the principal amount of the Holder's Security as described in this Supplement. See "Description of Multiclass PCs -- Guarantees" in the Multiclass PC Offering Circular and "Description of Multiclass Securities -- Guarantees" in the Multiclass Securities Offering Circular.

     Freddie Mac also guarantees the payment of interest and principal on the Group 2 Assets, Group 3 Assets, Group 4 Assets, Gold PCs, Gold Giant PCs, Stripped Giant PCs and Giant Securities. See "PC Security
Structure -- Guarantees" in the PC Offering Circular, "Description of Pass-Through PCs -- Guarantees" in the Giant PC Offering Circular and "Description of Pass-Through Securities -- Guarantees" in the Giant Securities Offering Circular.

     GNMA guarantees the timely payment of principal and interest on the GNMA Certificates. The obligations of GNMA under its guarantees of the GNMA Certificates are backed by the full faith and credit of the United States.

OPTIONAL REDEMPTION

     Freddie Mac may redeem the Multiclass PCs and Multiclass Securities, in whole but not in part, on any Payment Date when their aggregate outstanding principal amount would be less than 1% of their aggregate original principal amount. Any outstanding MACR Classes will be retired from the proceeds of any redemption of their related Regular Classes. The Group 2, Group 3 and Group 4 Assets may become subject to the similar optional redemption provisions applicable to their Series. The PCs, Stripped Giant PCs and GNMA-Related Securities are not redeemable. See "Description of Multiclass PCs -- Optional Redemption" in the Multiclass PC Offering Circular and "Description of Multiclass Securities -- Optional Redemption" in the Multiclass Securities Offering Circular.

RESIDUAL PROCEEDS

     Upon surrender of their certificates to the Registrar, the Holders of the R Class will receive the proceeds of the remaining assets of the REMIC Pool, if any, after all required principal and interest payments on the Securities have been made. Any such remaining assets are not likely to be significant.

                         PREPAYMENT AND YIELD ANALYSIS

GENERAL

     Mortgage Prepayments

     The rates of principal payments on the Group 1 and Group 5 Assets will depend directly, and the rates of principal payments on the Group 2, Group 3 and Group 4 Assets and the Securities will depend indirectly, on the rates of principal payments on the related Mortgages. Mortgage principal payments may be in the form of scheduled amortization or partial or full prepayments. "Prepayments" include prepayments by the borrower, liquidations resulting from default, casualty or condemnation and payments made by Freddie Mac or GNMA, as applicable, pursuant to its guarantee of principal (other than scheduled amortization) on PCs or GNMA Certificates. The Mortgages are subject to prepayment at any time without penalty.

     Mortgage prepayment rates are likely to fluctuate significantly. In general, when prevailing mortgage interest rates decline significantly below the interest rates on the Mortgages, the prepayment rate on the Mortgages is likely to increase, although a number of other factors also may influence the prepayment rate. See "Prepayments, Yields and Suitability" in the PC Offering Circular.

     Acceleration of mortgage payments as a result of transfers of mortgaged properties is an important factor affecting prepayment rates. The Mortgages underlying the Group 1 through Group 4 Assets generally provide that, in the event of the transfer or prospective transfer of the underlying mortgaged property, the full unpaid principal balance is due and payable at the option of the holder. Freddie Mac, in most cases, requires mortgage servicers to enforce such "due-on-transfer" provisions where permitted by applicable law. See "The Mortgages -- Mortgage Purchase and Servicing Standards -- Mortgage Servicing -- Assumption and Due-on-Transfer Policies" in the PC Offering Circular.

     None of the Mortgages underlying the Group 5 Assets includes a "due-on-transfer" clause. Consequently, the holder of such a Mortgage generally may not demand the payment in full of the remaining principal balance of that Mortgage on the sale or other transfer of the mortgaged property to a creditworthy transferee.

     Information on the principal payment history of the PCs and Giant Securities is available from the Investor Inquiry Department at Freddie Mac at the address or phone numbers shown under "Available Information" in this Supplement. However, historical payment experience is not likely to be indicative of future payment experience on the PCs and Giant Securities and related Mortgages.

     PSA Model

     Prepayments on pools of mortgages are commonly measured relative to a variety of prepayment models. The particular model used in this Supplement, "PSA," is the standard prepayment model of PSA The Bond Market Trade Association. This model assumes that mortgages will prepay at an annual rate of 0.2% in the first month after origination, that the prepayment rate increases at an annual rate of 0.2% per month up to the 30th month after origination and that the prepayment rate is constant at 6% per annum in the 30th and later months (this assumption is called "100% PSA"). For example, at 100% PSA, mortgages with a loan age of three months (i.e., mortgages in their fourth month after origination) are assumed to prepay at an annual rate of 0.8%. "0% PSA" assumes no prepayments; "50% PSA" assumes prepayment rates equal to 0.50 times 100% PSA; "200% PSA" assumes prepayment rates equal to 2.00 times 100% PSA; and so forth. PSA is not a description of historical prepayment experience or a prediction of the rate of prepayment of the Mortgages.

     Weighted Average Life

     The weighted average life of a security refers to the average amount of time that will elapse from the date of its issuance until each dollar of principal has been repaid to the investor. The weighted average lives of the Classes will depend primarily on the rates at which principal is paid on the related Mortgages and, in the case of the Group 2, Group 3 or Group 4 Classes, on the manner in which principal is allocated to their related Assets. This Supplement shows weighted average lives under various Mortgage prepayment assumptions. In each case, Freddie Mac has calculated the weighted average life by (i) multiplying the assumed net reduction, if any, in the principal amount on each Payment Date by the number of years from the Closing Date to such Payment Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount.

     Yield

     The yield of each Class will depend upon its purchase price, the rate of principal payments on the related Assets (which will be sensitive to the rate of principal payments on the related Mortgages), the manner in which principal is allocated to the Assets and the actual characteristics of the related Mortgages. The yield of each Floating Rate or Inverse Floating Rate Class will also depend on its sensitivity to the level of LIBOR. This Supplement shows pre-tax yields to maturity under various scenarios. In each case, Freddie Mac has calculated the pre-tax yield by (i) determining the monthly discount rate (whether positive or negative) that, when applied to an assumed stream of cash flows to be paid on the applicable Class, would cause the discounted present value of such assumed stream of cash flows to equal an assumed purchase price (including accrued interest, if any) of that Class and (ii) converting such monthly rate to a corporate bond equivalent (i.e., semiannual payment) rate. The yield calculations do not take into account any variations in the interest rates at which investors may be able to reinvest payments received. Consequently, they do not reflect the return on any investment when reinvestment rates other than the discount rate are considered.

     Modeling Assumptions

     In order to prepare the various tables and other statistical information in this Supplement, Freddie Mac has made certain assumptions regarding the Assets and underlying Mortgages. Unless otherwise noted, each table is based on the following assumptions (the "Modeling Assumptions"), among others:

        - The Mortgages underlying the Group 1 and Group 5 Assets have the assumed characteristics shown under "Terms Sheet -- Mortgage Characteristics" in this Supplement;

        - As of November 1, 1997, each Mortgage underlying the Group 2, Group 3 or Group 4 Assets has a remaining term to maturity equal to the weighted average remaining term to maturity, a loan age equal to the weighted average loan age, and an interest rate equal to the weighted average interest rate, of all the Mortgages underlying the same PC;

        - As of the Closing Date, the Group 2, Group 3 and Group 4 Assets have the principal balances shown under "Terms Sheet -- The Assets" in this Supplement;

        - Payments on the Group 2, Group 3 and Group 4 Assets are made as described in the related Asset Offering Circulars;

        - Payments on the Group 1 through Group 4 Classes and their underlying Assets are always received on the 15th of the month, whether or not a Business Day;

        - Payments on the Group 5 Classes and their underlying Assets are always received on the 20th of the month, whether or not a Business Day;

        - Freddie Mac does not make an optional redemption; and

        - Each Class is held from the Closing Date to retirement and is not exchanged in whole or in part.

     When reading the tables and the related text, investors should bear in mind that the Modeling Assumptions, like any other stated assumptions, are unlikely to be entirely consistent with actual experience. For example, most of the Mortgages do not have the characteristics assumed, many Payment Dates will occur on the first Business Day after the 15th or 20th of the month and Freddie Mac may make an optional redemption as described under "Payments -- Optional Redemption" above.

     In addition, payments on the Group 5 Classes will depend in part on preliminary GNMA Certificate factors and, in some cases, on Freddie Mac's own calculations of assumed Mortgage amortization schedules, both of which may not reflect payments actually received on the GNMA Certificates in a given month. See "Payments -- Class Factors -- Group 5 Classes" in this Supplement and "Description of Multiclass Securities -- Class Factors" in the Multiclass Securities Offering Circular.

     Principal Payment Stability

     Mortgages and mortgage securities, such as the Assets and Securities, are subject to prepayment uncertainty. The rates of principal payments on the Group 1 and Group 5 Assets will depend directly, and the rates of principal payments on the Group 2, Group 3 and Group 4 Assets and the Securities will depend indirectly, on the rates of principal payments on their related Mortgages. However, within certain limits, some Classes of Securities, such as the PAC Class, are expected to exhibit a lower level of prepayment uncertainty than the related Mortgages and Assets. Such Classes are said to have a degree of "stability." Stability in one Class or group of Classes is necessarily offset by instability in other Classes, such as the Support Classes, which are said to "support" the more stable Classes.

     Suitability

     The Securities, especially the Inverse Floating Rate, Interest Only, Principal Only and Residual Classes, are not suitable investments for all investors. The Securities are not appropriate investments for any investor that requires a single lump sum payment on a predetermined date or an otherwise certain payment stream. In addition, although the Underwriter intends to make a market for the purchase and sale of the Securities after their initial issuance, it has no obligation to do so. There is no assurance that such a secondary market will develop, that any secondary market will continue, or that the price at which an investor can sell an investment in any Class will enable the investor to realize a desired yield on that investment. The market values of the

Classes are likely to fluctuate; such fluctuations may be significant and could result in significant losses to investors. The secondary markets for mortgage-related securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of Classes that are especially sensitive to prepayment or interest rate risk or that have been structured to meet the investment requirements of limited categories of investors. Investors are encouraged to consult their own advisors regarding the financial, legal, tax and other aspects of an investment in the Securities. The flexibility created by the ability to modify and combine certain Classes of Multiclass PCs and related MACR Classes may affect the liquidity of the Classes and the prices that potential purchasers are willing to pay in the secondary market. No investor should purchase Securities of any Class unless the investor understands and is able to bear the prepayment, yield, liquidity and market risks associated with that Class.

PREPAYMENT AND WEIGHTED AVERAGE LIFE CONSIDERATIONS

     PAC Class

     Payments of principal on the G Class are likely to be relatively stable because it will receive principal payments in accordance with its schedule of Targeted Balances, so long as prepayments on the related Mortgages occur at rates that are neither too fast nor too slow to support its schedule. Moreover, the G Class will have a cumulative priority for future payments if it falls behind its schedule. There is a range of constant Mortgage prepayment rates (an "Effective Range") at which the G Class would adhere to its schedule of Targeted Balances. The Effective Range at any time depends on the actual or assumed characteristics of the Mortgages at that time. Based on the Modeling Assumptions, the G Class would adhere to its Targeted Balances schedule if the Mortgages were to prepay at any constant percentage of PSA from 165% PSA through 225% PSA, until that Class has been retired.

     The Mortgages will have characteristics that differ from those of the Modeling Assumptions. The initial Effective Range, if calculated using the actual characteristics of the Mortgages, could differ from that stated above. Therefore, even if the Mortgages were to prepay at a constant rate within the initial Effective Range for the G Class, but near its upper or lower end, the G Class could fail to adhere to its Targeted Balances schedule.

     Moreover, the Mortgages will not prepay at any constant rate. Non-constant prepayment rates can cause the G Class not to adhere to its Targeted Balances schedule, even if such rates remain within its initial Effective Range. The Effective Range for the G Class can narrow or "drift" upward or downward over time.

     The principal payment stability of the G Class will be supported in part by the Support Classes. When the Support Classes are retired, the G Class, if outstanding, will no longer have an Effective Range and will become more sensitive to Mortgage prepayments.

     If the underlying Mortgages prepay at rates that are generally below the Effective Range for the G Class, the Group 4 Asset Principal Amount may be insufficient to reduce that Class to its Targeted Balance and its weighted average life may be extended, perhaps significantly. If the Mortgages prepay at rates that are generally above the Effective Range for the G Class, its weighted average life may be shortened, perhaps significantly. However, the weighted average life of the G Class could be extended under certain scenarios involving Mortgage prepayments at rates that are generally above its Effective Range.

     The entire Group 4 Asset Principal Amount will be distributed monthly on each Payment Date and will not be retained for distribution on subsequent Payment Dates. Thus, the likelihood that the G Class will adhere to its Targeted Balances schedule will not be enhanced by averaging high and low principal payments in different months.

     Support Classes

     The Support Classes will support the principal payment stability of the G Class. Thus, the Support Classes are likely to be much more sensitive to Mortgage prepayments than the G Class. The Support Classes may receive principal payments that vary widely from period to period. Relatively fast Mortgage prepayments may significantly shorten, and relatively slow Mortgage prepayments may significantly extend, the weighted average lives of the Support Classes.

     Sequential Pay Classes

     As described above, the Sequential Pay Classes will receive payments of principal from the Group 1 or Group 5 Assets, as applicable, in a prescribed sequence. While it is receiving such principal payments, the sensitivity of each Sequential Pay Class to prepayments on the underlying Mortgages will be approximately the same as that of the related Assets.

     Pass-Through Classes

     Each Pass-Through Class will receive all or a specified portion of the principal payments made on its related Assets on each Payment Date. The sensitivity of each Pass-Through Class to prepayments on the related Mortgages will be the same as that of the related Assets. See "The Assets" below.

     The Assets

     The Group 2 and Group 4 Assets are Support Classes which support certain other classes of their related Series. Consequently, the Group 2 and Group 4 Assets and the related Classes of this Series are likely to be much more sensitive to Mortgage prepayments than the classes in their related Series supported by the Group 2 and Group 4 Assets. The Group 2 and Group 4 Assets and such related Classes may receive no principal payments for extended periods of time, and may receive principal payments that vary widely from period to period.

     The Group 3 Assets were structured as Type II PAC Classes to receive principal payments in accordance with schedules. However, such Assets will not adhere to their schedules.

     See "Prepayment and Yield Analysis -- Prepayment and Weighted Average Life Considerations" in the Asset Offering Circulars.

     MACR Classes

     The principal payment characteristics of a MACR Class will reflect the principal payment characteristics of the Classes of Multiclass PCs which are combined to form such MACR Class.

     Declining Balances Table

     The following table shows, for the indicated Classes of Securities and the underlying Assets, (i) the percentages of their original principal amounts (or, in the case of the Assets, their outstanding principal amounts as of the Closing
Date) that would be outstanding after each of the dates shown at various constant percentages of PSA and (ii) their corresponding weighted average lives. Freddie Mac has prepared this table using the Modeling Assumptions. The Mortgages do not have the characteristics assumed, and Mortgage prepayment rates may differ from the constant rates shown. These differences may affect the actual payment behavior and weighted average life of any Class or Asset. For example, because of the diverse remaining terms to maturity, loan ages and interest rates of the Mortgages, principal payments on any Class or Asset may be faster or slower than indicated, even if the Mortgages were to prepay at the constant rates shown. This may be the case even if the weighted average remaining term to maturity, weighted average loan age and weighted average interest rate of the Mortgages are the same as those of mortgages having the characteristics assumed.

  PERCENTAGES OF ORIGINAL PRINCIPAL AMOUNTS OUTSTANDING* AND WEIGHTED AVERAGE
                                     LIVES

                                    Group 1

                                                 A                                       B
                               -------------------------------------   -------------------------------------
                                     PSA PREPAYMENT ASSUMPTION               PSA PREPAYMENT ASSUMPTION
                               -------------------------------------   -------------------------------------
             DATE               0%      75%    145%    250%    400%     0%      75%    145%    250%    400%
------------------------------ -----   -----   -----   -----   -----   -----   -----   -----   -----   -----
Closing Date..................   100     100     100     100     100     100     100     100     100     100
November 15, 1998.............    98      93      88      81      71     100     100     100     100     100
November 15, 1999.............    96      85      75      60      41     100     100     100     100     100
November 15, 2000.............    94      77      62      42      18     100     100     100     100     100
November 15, 2001.............    92      70      51      28       1     100     100     100     100     100
November 15, 2002.............    90      63      41      15       0     100     100     100     100      41
November 15, 2003.............    88      56      32       5       0     100     100     100     100       0
November 15, 2004.............    85      49      23       0       0     100     100     100      77       0
November 15, 2005.............    82      43      16       0       0     100     100     100      38       0
November 15, 2006.............    79      37       9       0       0     100     100     100       5       0
November 15, 2007.............    76      31       2       0       0     100     100     100       0       0
November 15, 2008.............    72      25       0       0       0     100     100      82       0       0
November 15, 2009.............    69      19       0       0       0     100     100      55       0       0
November 15, 2010.............    65      14       0       0       0     100     100      30       0       0
November 15, 2011.............    60       9       0       0       0     100     100       7       0       0
November 15, 2012.............    56       4       0       0       0     100     100       0       0       0
November 15, 2013.............    51       0       0       0       0     100      96       0       0       0
November 15, 2014.............    45       0       0       0       0     100      72       0       0       0
November 15, 2015.............    40       0       0       0       0     100      48       0       0       0
November 15, 2016.............    33       0       0       0       0     100      26       0       0       0
November 15, 2017.............    27       0       0       0       0     100       4       0       0       0
November 15, 2018.............    20       0       0       0       0     100       0       0       0       0
November 15, 2019.............    12       0       0       0       0     100       0       0       0       0
November 15, 2020.............     4       0       0       0       0     100       0       0       0       0
November 15, 2021.............     0       0       0       0       0      75       0       0       0       0
November 15, 2022.............     0       0       0       0       0      26       0       0       0       0
November 15, 2023.............     0       0       0       0       0       0       0       0       0       0
November 15, 2024.............     0       0       0       0       0       0       0       0       0       0
November 15, 2025.............     0       0       0       0       0       0       0       0       0       0
November 15, 2026.............     0       0       0       0       0       0       0       0       0       0
November 15, 2027.............     0       0       0       0       0       0       0       0       0       0
Weighted Average
 Life (Years).................  14.9     7.2     4.5     2.8     1.8    24.5    18.0    12.2     7.7     4.9

                                                  C
                                -------------------------------------
                                      PSA PREPAYMENT ASSUMPTION
                                -------------------------------------
             DATE                0%      75%    145%    250%    400%
------------------------------  -----   -----   -----   -----   -----
Closing Date..................    100     100     100     100     100
November 15, 1998.............    100     100     100     100     100
November 15, 1999.............    100     100     100     100     100
November 15, 2000.............    100     100     100     100     100
November 15, 2001.............    100     100     100     100     100
November 15, 2002.............    100     100     100     100     100
November 15, 2003.............    100     100     100     100      94
November 15, 2004.............    100     100     100     100      70
November 15, 2005.............    100     100     100     100      52
November 15, 2006.............    100     100     100     100      39
November 15, 2007.............    100     100     100      86      29
November 15, 2008.............    100     100     100      71      21
November 15, 2009.............    100     100     100      58      16
November 15, 2010.............    100     100     100      48      11
November 15, 2011.............    100     100     100      39       8
November 15, 2012.............    100     100      92      32       6
November 15, 2013.............    100     100      80      26       4
November 15, 2014.............    100     100      69      21       3
November 15, 2015.............    100     100      59      17       2
November 15, 2016.............    100     100      50      13       2
November 15, 2017.............    100     100      42      10       1
November 15, 2018.............    100      89      35       8       1
November 15, 2019.............    100      75      28       6       1
November 15, 2020.............    100      62      22       4       0
November 15, 2021.............    100      50      17       3       0
November 15, 2022.............    100      37      12       2       0
November 15, 2023.............     82      25       8       1       0
November 15, 2024.............     46      13       4       1       0
November 15, 2025.............      7       2       1       0       0
November 15, 2026.............      0       0       0       0       0
November 15, 2027.............      0       0       0       0       0
Weighted Average
 Life (Years).................   26.9    24.0    19.7    14.0     9.1

                                                 D                                       E
                               -------------------------------------   -------------------------------------
                                     PSA PREPAYMENT ASSUMPTION               PSA PREPAYMENT ASSUMPTION
                               -------------------------------------   -------------------------------------
             DATE               0%      75%    145%    250%    400%     0%      75%    145%    250%    400%
------------------------------ -----   -----   -----   -----   -----   -----   -----   -----   -----   -----
Closing Date..................   100     100     100     100     100     100     100     100     100     100
November 15, 1998.............   100     100     100     100     100     100     100     100     100     100
November 15, 1999.............   100     100     100     100     100     100     100     100     100     100
November 15, 2000.............   100     100     100     100     100     100     100     100     100     100
November 15, 2001.............   100     100     100     100     100     100     100     100     100     100
November 15, 2002.............   100     100     100     100     100     100     100     100     100     100
November 15, 2003.............   100     100     100     100      89     100     100     100     100     100
November 15, 2004.............   100     100     100     100      41     100     100     100     100     100
November 15, 2005.............   100     100     100     100       5     100     100     100     100     100
November 15, 2006.............   100     100     100     100       0     100     100     100     100      78
November 15, 2007.............   100     100     100      71       0     100     100     100     100      58
November 15, 2008.............   100     100     100      42       0     100     100     100     100      43
November 15, 2009.............   100     100     100      17       0     100     100     100     100      31
November 15, 2010.............   100     100     100       0       0     100     100     100      96      23
November 15, 2011.............   100     100     100       0       0     100     100     100      78      17
November 15, 2012.............   100     100      83       0       0     100     100     100      64      12
November 15, 2013.............   100     100      59       0       0     100     100     100      52       9
November 15, 2014.............   100     100      38       0       0     100     100     100      41       6
November 15, 2015.............   100     100      18       0       0     100     100     100      33       5
November 15, 2016.............   100     100       0       0       0     100     100     100      26       3
November 15, 2017.............   100     100       0       0       0     100     100      84      20       2
November 15, 2018.............   100      77       0       0       0     100     100      70      16       2
November 15, 2019.............   100      50       0       0       0     100     100      57      12       1
November 15, 2020.............   100      24       0       0       0     100     100      45       9       1
November 15, 2021.............   100       0       0       0       0     100      99      34       6       0
November 15, 2022.............   100       0       0       0       0     100      74      24       4       0
November 15, 2023.............    65       0       0       0       0     100      50      16       3       0
November 15, 2024.............     0       0       0       0       0      92      27       8       1       0
November 15, 2025.............     0       0       0       0       0      14       4       1       0       0
November 15, 2026.............     0       0       0       0       0       0       0       0       0       0
November 15, 2027.............     0       0       0       0       0       0       0       0       0       0
Weighted Average
 Life (Years).................  26.2    22.0    16.5    10.8     6.9    27.5    26.0    22.9    17.1    11.4

                                           GROUP 1 ASSETS
                                -------------------------------------
                                      PSA PREPAYMENT ASSUMPTION
                                -------------------------------------
             DATE                0%      75%    145%    250%    400%
------------------------------  -----   -----   -----   -----   -----
Closing Date..................    100     100     100     100     100
November 15, 1998.............     99      95      92      87      80
November 15, 1999.............     98      90      83      73      60
November 15, 2000.............     96      85      75      61      45
November 15, 2001.............     95      80      67      51      34
November 15, 2002.............     93      75      60      43      25
November 15, 2003.............     92      70      54      36      19
November 15, 2004.............     90      66      49      30      14
November 15, 2005.............     88      62      43      25      10
November 15, 2006.............     86      57      39      21       8
November 15, 2007.............     84      53      34      17       6
November 15, 2008.............     81      50      31      14       4
November 15, 2009.............     79      46      27      12       3
November 15, 2010.............     76      42      24      10       2
November 15, 2011.............     73      39      21       8       2
November 15, 2012.............     70      36      18       6       1
November 15, 2013.............     67      32      16       5       1
November 15, 2014.............     63      29      14       4       1
November 15, 2015.............     59      26      12       3       0
November 15, 2016.............     55      23      10       3       0
November 15, 2017.............     51      20       8       2       0
November 15, 2018.............     46      18       7       2       0
November 15, 2019.............     41      15       6       1       0
November 15, 2020.............     36      12       4       1       0
November 15, 2021.............     30      10       3       1       0
November 15, 2022.............     23       7       2       0       0
November 15, 2023.............     16       5       2       0       0
November 15, 2024.............      9       3       1       0       0
November 15, 2025.............      1       0       0       0       0
November 15, 2026.............      0       0       0       0       0
November 15, 2027.............      0       0       0       0       0
Weighted Average
 Life (Years).................   18.5    12.0     8.5     5.7     3.7

---------------

* Rounded to nearest whole percentage.

                                    Group 2

                                    F, PD, S AND GROUP 2 ASSETS
                               -------------------------------------
                                     PSA PREPAYMENT ASSUMPTION
                               -------------------------------------
             DATE               0%      75%    145%    250%    400%
------------------------------ -----   -----   -----   -----   -----
Closing Date..................   100     100     100     100     100
November 15, 1998.............   100     100     100     100     100
November 15, 1999.............   100     100     100     100      58
November 15, 2000.............   100     100     100     100      27
November 15, 2001.............   100     100     100      96      10
November 15, 2002.............   100     100     100      84       0
November 15, 2003.............   100     100     100      73       0
November 15, 2004.............   100     100     100      63       0
November 15, 2005.............   100     100     100      54       0
November 15, 2006.............   100     100     100      46       0
November 15, 2007.............   100     100     100      39       0
November 15, 2008.............   100     100     100      33       0
November 15, 2009.............   100     100      95      27       0
November 15, 2010.............   100     100      85      23       0
November 15, 2011.............   100     100      74      19       0
November 15, 2012.............   100     100      65      15       0
November 15, 2013.............   100     100      56      12       0
November 15, 2014.............   100     100      47      10       0
November 15, 2015.............   100      94      39       7       0
November 15, 2016.............   100      79      32       6       0
November 15, 2017.............   100      65      25       4       0
November 15, 2018.............   100      51      19       3       0
November 15, 2019.............   100      37      13       2       0
November 15, 2020.............    68      23       8       1       0
November 15, 2021.............    32      10       3       0       0
November 15, 2022.............     2       1       0       0       0
November 15, 2023.............     0       0       0       0       0
Weighted Average
  Life (Years)................  23.5    21.1    17.1     9.7     2.5

                                    Group 3

                                 FA, PC, SA, SB AND GROUP 3 ASSETS
                               -------------------------------------
                                     PSA PREPAYMENT ASSUMPTION
                               -------------------------------------
             DATE               0%     100%    205%    350%    500%
------------------------------ -----   -----   -----   -----   -----
Closing Date..................   100     100     100     100     100
November 15, 1998.............   100     100     100      68      31
November 15, 1999.............   100     100      92      35       0
November 15, 2000.............   100     100      81      10       0
November 15, 2001.............   100     100      67       0       0
November 15, 2002.............   100     100      51       0       0
November 15, 2003.............   100     100      34       0       0
November 15, 2004.............   100     100      18       0       0
November 15, 2005.............   100      94       3       0       0
November 15, 2006.............   100      79       0       0       0
November 15, 2007.............   100      64       0       0       0
November 15, 2008.............   100      50       0       0       0
November 15, 2009.............   100      35       0       0       0
November 15, 2010.............   100      21       0       0       0
November 15, 2011.............   100       7       0       0       0
November 15, 2012.............   100       0       0       0       0
November 15, 2013.............   100       0       0       0       0
November 15, 2014.............   100       0       0       0       0
November 15, 2015.............    86       0       0       0       0
November 15, 2016.............    63       0       0       0       0
November 15, 2017.............    37       0       0       0       0
November 15, 2018.............     9       0       0       0       0
November 15, 2019.............     0       0       0       0       0
November 15, 2020.............     0       0       0       0       0
November 15, 2021.............     0       0       0       0       0
November 15, 2022.............     0       0       0       0       0
November 15, 2023.............     0       0       0       0       0
November 15, 2024.............     0       0       0       0       0
Weighted Average
  Life (Years)................  19.5    11.0     5.0     1.6     0.8

                                    Group 4

                                             FE AND SE                                   G
                               -------------------------------------   -------------------------------------
                                     PSA PREPAYMENT ASSUMPTION               PSA PREPAYMENT ASSUMPTION
                               -------------------------------------   -------------------------------------
             DATE               0%     165%    195%    225%    450%     0%     165%    195%    225%    450%
------------------------------ -----   -----   -----   -----   -----   -----   -----   -----   -----   -----
Closing Date..................   100     100     100     100     100     100     100     100     100     100
November 15, 1998.............   100     100     100     100      58     100     100     100     100     100
November 15, 1999.............   100     100     100     100       0     100     100     100     100      91
November 15, 2000.............   100     100     100     100       0     100     100     100     100      58
November 15, 2001.............   100     100     100      95       0     100     100     100     100      41
November 15, 2002.............   100     100     100      84       0     100     100     100     100      34
November 15, 2003.............   100     100     100      68       0     100     100     100     100      29
November 15, 2004.............   100     100      76      45       0     100     100     100     100      20
November 15, 2005.............   100      99      64      34       0     100      91      91      91      13
November 15, 2006.............   100      97      63      34       0     100      74      74      74       9
November 15, 2007.............   100      94      61      34       0     100      59      59      59       6
November 15, 2008.............   100      90      59      34       0     100      46      46      46       4
November 15, 2009.............   100      85      57      34       0     100      34      34      34       3
November 15, 2010.............   100      81      55      34       0     100      23      23      23       2
November 15, 2011.............   100      76      52      34       0     100      14      14      14       1
November 15, 2012.............   100      71      50      34       0     100       6       6       6       1
November 15, 2013.............   100      66      47      34       0     100       0       0       0       0
November 15, 2014.............   100      55      39      27       0     100       0       0       0       0
November 15, 2015.............   100      45      31      21       0     100       0       0       0       0
November 15, 2016.............   100      36      24      16       0     100       0       0       0       0
November 15, 2017.............   100      27      18      12       0     100       0       0       0       0
November 15, 2018.............   100      20      13       8       0      70       0       0       0       0
November 15, 2019.............   100      14       9       6       0      33       0       0       0       0
November 15, 2020.............    92       8       5       3       0       0       0       0       0       0
November 15, 2021.............    44       4       2       1       0       0       0       0       0       0
November 15, 2022.............     7       0       0       0       0       0       0       0       0       0
November 15, 2023.............     0       0       0       0       0       0       0       0       0       0
November 15, 2024.............     0       0       0       0       0       0       0       0       0       0
Weighted Average
 Life (Years).................  23.9    17.2    13.7    10.4     1.1    21.5    11.0    11.0    11.0     4.6

                                        H AND GROUP 4 ASSETS
                                -------------------------------------
                                      PSA PREPAYMENT ASSUMPTION
                                -------------------------------------
             DATE                0%     165%    195%    225%    450%
------------------------------  -----   -----   -----   -----   -----
Closing Date..................    100     100     100     100     100
November 15, 1998.............    100     100     100     100      81
November 15, 1999.............    100     100     100     100      49
November 15, 2000.............    100     100     100     100      31
November 15, 2001.............    100     100     100      98      22
November 15, 2002.............    100     100     100      93      18
November 15, 2003.............    100     100     100      85      15
November 15, 2004.............    100     100      89      75      11
November 15, 2005.............    100      95      79      65       7
November 15, 2006.............    100      85      69      56       5
November 15, 2007.............    100      75      60      48       3
November 15, 2008.............    100      66      52      40       2
November 15, 2009.............    100      57      44      34       1
November 15, 2010.............    100      50      38      28       1
November 15, 2011.............    100      43      32      23       1
November 15, 2012.............    100      36      26      19       0
November 15, 2013.............    100      30      22      15       0
November 15, 2014.............    100      25      18      12       0
November 15, 2015.............    100      21      14      10       0
November 15, 2016.............    100      16      11       7       0
November 15, 2017.............    100      13       8       5       0
November 15, 2018.............     84       9       6       4       0
November 15, 2019.............     64       6       4       3       0
November 15, 2020.............     42       4       2       1       0
November 15, 2021.............     20       2       1       1       0
November 15, 2022.............      3       0       0       0       0
November 15, 2023.............      0       0       0       0       0
November 15, 2024.............      0       0       0       0       0
Weighted Average
 Life (Years).................   22.6    13.8    12.3    10.7     3.0

                                    Group 5

                                              J AND K                                    L
                               -------------------------------------   -------------------------------------
                                     PSA PREPAYMENT ASSUMPTION               PSA PREPAYMENT ASSUMPTION
                               -------------------------------------   -------------------------------------
             DATE               0%      75%    145%    250%    400%     0%      75%    145%    250%    400%
------------------------------ -----   -----   -----   -----   -----   -----   -----   -----   -----   -----
Closing Date..................   100     100     100     100     100     100     100     100     100     100
November 20, 1998.............    99      97      95      93      89     100     100     100     100     100
November 20, 1999.............    97      91      85      76      64     100     100     100     100     100
November 20, 2000.............    95      83      71      55      34     100     100     100     100     100
November 20, 2001.............    94      75      58      37      11     100     100     100     100     100
November 20, 2002.............    92      67      47      21       0     100     100     100     100      65
November 20, 2003.............    90      60      36       8       0     100     100     100     100       0
November 20, 2004.............    87      52      26       0       0     100     100     100      84       0
November 20, 2005.............    85      46      18       0       0     100     100     100      36       0
November 20, 2006.............    82      39      10       0       0     100     100     100       0       0
November 20, 2007.............    79      33       2       0       0     100     100     100       0       0
November 20, 2008.............    76      27       0       0       0     100     100      77       0       0
November 20, 2009.............    73      21       0       0       0     100     100      45       0       0
November 20, 2010.............    69      15       0       0       0     100     100      16       0       0
November 20, 2011.............    65       9       0       0       0     100     100       0       0       0
November 20, 2012.............    61       4       0       0       0     100     100       0       0       0
November 20, 2013.............    57       0       0       0       0     100      94       0       0       0
November 20, 2014.............    52       0       0       0       0     100      68       0       0       0
November 20, 2015.............    46       0       0       0       0     100      42       0       0       0
November 20, 2016.............    41       0       0       0       0     100      18       0       0       0
November 20, 2017.............    35       0       0       0       0     100       0       0       0       0
November 20, 2018.............    28       0       0       0       0     100       0       0       0       0
November 20, 2019.............    21       0       0       0       0     100       0       0       0       0
November 20, 2020.............    13       0       0       0       0     100       0       0       0       0
November 20, 2021.............     4       0       0       0       0     100       0       0       0       0
November 20, 2022.............     0       0       0       0       0      76       0       0       0       0
November 20, 2023.............     0       0       0       0       0      25       0       0       0       0
November 20, 2024.............     0       0       0       0       0       0       0       0       0       0
November 20, 2025.............     0       0       0       0       0       0       0       0       0       0
November 20, 2026.............     0       0       0       0       0       0       0       0       0       0
November 20, 2027.............     0       0       0       0       0       0       0       0       0       0
Weighted Average
 Life (Years).................  15.9     7.7     5.0     3.4     2.5    25.5    17.7    11.9     7.7     5.2

                                                  M                                GROUP 5 ASSETS
                                -------------------------------------   -------------------------------------
                                      PSA PREPAYMENT ASSUMPTION               PSA PREPAYMENT ASSUMPTION
                                -------------------------------------   -------------------------------------
             DATE                0%      75%    145%    250%    400%     0%      75%    145%    250%    400%
------------------------------  -----   -----   -----   -----   -----   -----   -----   -----   -----   -----
Closing Date..................    100     100     100     100     100     100     100     100     100     100
November 20, 1998.............    100     100     100     100     100      99      98      97      95      93
November 20, 1999.............    100     100     100     100     100      98      94      91      85      78
November 20, 2000.............    100     100     100     100     100      97      89      82      72      59
November 20, 2001.............    100     100     100     100     100      96      84      74      61      44
November 20, 2002.............    100     100     100     100     100      95      79      67      51      33
November 20, 2003.............    100     100     100     100      98      93      75      60      43      25
November 20, 2004.............    100     100     100     100      73      92      70      54      36      19
November 20, 2005.............    100     100     100     100      55      91      66      49      30      14
November 20, 2006.............    100     100     100      97      41      89      62      43      25      10
November 20, 2007.............    100     100     100      81      30      87      58      39      21       8
November 20, 2008.............    100     100     100      67      23      85      54      35      17       6
November 20, 2009.............    100     100     100      56      17      83      50      31      14       4
November 20, 2010.............    100     100     100      46      12      81      47      27      12       3
November 20, 2011.............    100     100      95      38       9      78      43      24      10       2
November 20, 2012.............    100     100      84      31       7      76      40      21       8       2
November 20, 2013.............    100     100      74      26       5      73      37      19       7       1
November 20, 2014.............    100     100      65      21       4      70      34      17       5       1
November 20, 2015.............    100     100      56      17       3      67      31      14       4       1
November 20, 2016.............    100     100      49      14       2      63      28      12       3       0
November 20, 2017.............    100      97      42      11       1      59      25      11       3       0
November 20, 2018.............    100      86      35       9       1      55      22       9       2       0
November 20, 2019.............    100      76      30       7       1      50      19       8       2       0
November 20, 2020.............    100      65      24       5       0      46      17       6       1       0
November 20, 2021.............    100      55      20       4       0      40      14       5       1       0
November 20, 2022.............    100      45      15       3       0      35      12       4       1       0
November 20, 2023.............    100      35      12       2       0      28       9       3       1       0
November 20, 2024.............     86      26       8       1       0      22       7       2       0       0
November 20, 2025.............     57      17       5       1       0      15       4       1       0       0
November 20, 2026.............     27       8       2       0       0       7       2       1       0       0
November 20, 2027.............      0       0       0       0       0       0       0       0       0       0
Weighted Average
 Life (Years).................   28.2    24.6    19.7    13.9     9.3    20.2    13.2     9.6     6.6     4.6

YIELD CONSIDERATIONS

     An investor seeking to maximize yield should make a decision whether to invest in any Class based on the anticipated yield of that Class resulting from its purchase price, the investor's own projection of Mortgage prepayment rates and Asset principal payment rates under a variety of scenarios and, in the case of the Floating Rate and Inverse Floating Rate Classes, the investor's own projection of levels of LIBOR under a variety of scenarios. Freddie Mac makes no representation regarding Mortgage prepayment rates, Asset principal payment rates, the level of LIBOR or the yield of any Class.

     Prepayments: Effect on Yields

     The yields to investors will be sensitive in varying degrees to the rates of prepayments on the related Mortgages. In the case of the Interest Only Classes and any other Classes purchased at a premium over their principal amounts, faster than anticipated rates of Mortgage principal payments could result in actual yields to investors that are lower than the anticipated yields. Investors in the Interest Only Classes should also consider the risk that rapid rates of Mortgage principal payments could result in the failure of investors to fully recover their investments. In the case of the Principal Only Classes and any other Classes purchased at a discount to their principal amounts, slower than anticipated rates of principal payments could result in actual yields to investors that are lower than the anticipated yields.

     Rapid rates of prepayments on the Mortgages are likely to coincide with periods of low prevailing interest rates. During such periods, the yields at which an investor may be able to reinvest amounts received as principal payments on the investor's Class may be lower than the yield on that Class. Conversely, slow rates of prepayments on the Mortgages are likely to coincide with periods of high prevailing interest rates. During such periods, the amount of principal payments available to an investor for reinvestment at such high rates may be relatively low.

     The Mortgages will not prepay at any constant rate until maturity, nor will all of the Mortgages prepay at the same rate at any one time. Moreover, a portion of the payments (including prepayments) on the Group 5 Assets are likely to be distributed in the month following the month in which they are received by Freddie Mac. The timing of changes in the rate of prepayments, and of the actual receipt of payments on the Group 5 Assets, may affect the actual yield to an investor, even if the average rate of principal prepayments is consistent with the investor's expectation. In general, the earlier a prepayment of principal on the Mortgages, the greater the effect on an investor's yield. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the Closing Date is not likely to be offset by a later equivalent reduction (or increase) in the rate of principal prepayments.

     LIBOR: Effect on Yields of the Floating Rate and Inverse Floating Rate Classes

     Investors in the Floating Rate Classes should consider the risk that lower than anticipated levels of LIBOR could result in actual yields to investors that are lower than the anticipated yields and the fact that their Class Coupons cannot exceed their specified maximum rates. Conversely, investors in the Inverse Floating Rate Classes should consider the risk that higher than anticipated levels of LIBOR could result in actual yields to investors that are significantly lower than the anticipated yields and the fact that their Class Coupons can fall as low as 0%. Further, high levels of LIBOR (especially in combination with fast Mortgage prepayment rates) may result in the failure of investors in the SC and SD Classes to fully recover their investments.

     Changes in LIBOR may not correlate with changes in mortgage interest rates. It is possible that lower prevailing mortgage interest rates (which would be expected to result in faster prepayments) could occur concurrently with a higher level of LIBOR. Conversely, higher prevailing mortgage interest rates (which would be expected to result in slower prepayments) could occur concurrently with a lower level of LIBOR.

     LIBOR will not remain constant at any level. The timing of changes in the level of LIBOR may affect the actual yield to an investor, even if the average level is consistent with the investor's expectation. In general, the earlier a change in the level of LIBOR, the greater the effect on an investor's yield. As a result, the effect on an investor's yield of a level of LIBOR that is higher (or lower) than the rate anticipated by the investor during earlier periods is not likely to be offset by a later equivalent reduction (or increase).

     Payment Delay: Effect on Yields

     The effective yield on any Fixed Rate or Delay Class will be less than the yield otherwise produced by its Class Coupon and purchase price because (i) on the first Payment Date 30 days' interest will be payable on that Class even though interest began to accrue approximately 45 or 50 days earlier and (ii) on each subsequent Payment Date the interest payable will accrue during the related Accrual Period, which will end approximately 15 or 20 days earlier.

     Yield Tables

     The following tables show the pre-tax yields to maturity (corporate bond equivalent) of the Principal Only and Inverse Floating Rate Classes (i) at various constant percentages of PSA and (ii) in the case of the Inverse Floating Rate Classes, at various constant levels of LIBOR. The tables for the Interest Only Classes also show annual and total interest payments on those Classes. Freddie Mac has prepared these tables using the Modeling Assumptions and the assumed purchase prices shown in the table captions. Where the assumed price is expressed as a dollar amount, it includes accrued interest. Where the assumed price is expressed as a percentage of original amount, it excludes accrued interest and Freddie Mac has added accrued interest, if any, in calculating the yields shown. The assumed prices are not necessarily those at which actual sales will occur.

                                 PRE-TAX YIELDS

                                    Group 2

                                    PD CLASS
                            (ASSUMED PRICE: 55.875%)

50% PSA   75% PSA   145% PSA   250% PSA   400% PSA
-------   -------   --------   --------   --------
  2.6%      2.8%      3.5%       6.6%       26.6%

                                    S CLASS
                            (ASSUMED PRICE: 71.875%)

                        LIBOR                           75% PSA   145% PSA   250% PSA   400% PSA
                        -----                           -------   --------   --------   --------
4.6250%...............................................   13.9%      14.2%      16.0%      26.8%
5.6250................................................    9.5        9.8       11.6       22.4
6.5625................................................    5.5        5.9        7.6       18.5
7.5625 and Higher.....................................    1.6        2.0        3.6       14.4

                                    SD CLASS
                          (ASSUMED PRICE: $997,582.58)
                            (PAYMENTS IN THOUSANDS)

                                           4.6250% LIBOR                           5.6250% LIBOR                 6.5625% LIBOR
                               --------------------------------------  --------------------------------------  ------------------
                                           PSA PREPAYMENT                          PSA PREPAYMENT                PSA PREPAYMENT
                                             ASSUMPTION                              ASSUMPTION                    ASSUMPTION
      TWELVE CONSECUTIVE       --------------------------------------  --------------------------------------  ------------------
        MONTHS THROUGH           75%       145%      250%      400%      75%       145%      250%      400%      75%       145%
      ------------------         ---       ----      ----      ----      ---       ----      ----      ----      ---       ----
November 15, 1998............. $    559  $    559  $    559  $    559  $    379  $    379  $    379  $    379  $    210  $    210
November 15, 1999.............      576       576       576       473       379       379       379       311       194       194
November 15, 2000.............      576       576       576       245       379       379       379       161       194       194
November 15, 2001.............      576       576       573       108       379       379       377        71       194       194
November 15, 2002.............      576       576       528        34       379       379       348        22       194       194
November 15, 2003.............      576       576       456         0       379       379       300         0       194       194
November 15, 2004.............      576       576       394         0       379       379       259         0       194       194
November 15, 2005.............      576       576       339         0       379       379       223         0       194       194
November 15, 2006.............      576       576       289         0       379       379       190         0       194       194
November 15, 2007.............      576       576       246         0       379       379       162         0       194       194
November 15, 2008.............      576       576       207         0       379       379       136         0       194       194
November 15, 2009.............      576       571       174         0       379       376       114         0       194       193
November 15, 2010.............      576       521       144         0       379       343        95         0       194       176
November 15, 2011.............      576       460       119         0       379       303        78         0       194       155
November 15, 2012.............      576       402        97         0       379       265        64         0       194       136
November 15, 2013.............      576       348        78         0       379       229        52         0       194       117
November 15, 2014.............      576       297        62         0       379       195        41         0       194       100
November 15, 2015.............      569       249        49         0       375       164        32         0       192        84
November 15, 2016.............      500       205        37         0       329       135        25         0       169        69
November 15, 2017.............      418       164        28         0       275       108        18         0       141        55
November 15, 2018.............      336       127        20         0       221        83        13         0       113        43
November 15, 2019.............      256        92        13         0       168        61         9         0        86        31
November 15, 2020.............      176        61         8         0       116        40         5         0        60        21
November 15, 2021.............       99        33         3         0        65        21         2         0        34        11
November 15, 2022.............       30         9         0         0        20         6         0         0        10         3
November 15, 2023.............        1         0         0         0         1         0         0         0         0         0
                               --------  --------  --------  --------  --------  --------  --------  --------  --------  --------
Total Payments*............... $ 12,158  $  9,857  $  5,578  $  1,419  $  8,012  $  6,498  $  3,682  $    944  $  4,126  $  3,349
                               ========  ========  ========  ========  ========  ========  ========  ========  ========  ========
Pre-Tax Yield.................    65.5%     65.4%     63.6%     28.0%     41.7%     41.6%     38.2%    (3.7)%     20.4%     19.7%

                                                              7.5625% LIBOR AND
                                  6.5625% LIBOR                     HIGHER
                                ------------------  --------------------------------------
                                  PSA PREPAYMENT                PSA PREPAYMENT
                                    ASSUMPTION                    ASSUMPTION
      TWELVE CONSECUTIVE        ------------------  --------------------------------------
        MONTHS THROUGH            250%      400%      75%       145%      250%      400%
      ------------------          ----      ----      ---       ----      ----      ----
November 15, 1998.............  $    210  $    210  $     32  $     32  $     32  $     32
November 15, 1999.............       194       160         0         0         0         0
November 15, 2000.............       194        83         0         0         0         0
November 15, 2001.............       194        36         0         0         0         0
November 15, 2002.............       178        11         0         0         0         0
November 15, 2003.............       154         0         0         0         0         0
November 15, 2004.............       133         0         0         0         0         0
November 15, 2005.............       114         0         0         0         0         0
November 15, 2006.............        98         0         0         0         0         0
November 15, 2007.............        83         0         0         0         0         0
November 15, 2008.............        70         0         0         0         0         0
November 15, 2009.............        59         0         0         0         0         0
November 15, 2010.............        49         0         0         0         0         0
November 15, 2011.............        40         0         0         0         0         0
November 15, 2012.............        33         0         0         0         0         0
November 15, 2013.............        26         0         0         0         0         0
November 15, 2014.............        21         0         0         0         0         0
November 15, 2015.............        17         0         0         0         0         0
November 15, 2016.............        13         0         0         0         0         0
November 15, 2017.............         9         0         0         0         0         0
November 15, 2018.............         7         0         0         0         0         0
November 15, 2019.............         4         0         0         0         0         0
November 15, 2020.............         3         0         0         0         0         0
November 15, 2021.............         1         0         0         0         0         0
November 15, 2022.............         0         0         0         0         0         0
November 15, 2023.............         0         0         0         0         0         0
                                --------  --------  --------  --------  --------  --------
Total Payments*...............  $  1,904  $    500  $     32  $     32  $     32  $     32
                                ========  ========  ========  ========  ========  ========
Pre-Tax Yield.................     13.9%   (37.2)%        **        **        **        **

---------------

 * Total payments may not equal sums due to rounding.
** Less than (99.9)%.

                                    Group 3

                                    PC CLASS
                             (ASSUMED PRICE: 65.0%)

50% PSA   100% PSA   205% PSA   350% PSA   500% PSA
-------   --------   --------   --------   --------
  2.9%      4.0%       9.2%       30.5%      68.5%

                                    SA CLASS
                             (ASSUMED PRICE: 81.0%)

                        LIBOR                          100% PSA   205% PSA   350% PSA   500% PSA
                        -----                          --------   --------   --------   --------
4.6250%..............................................    10.6%      13.2%      23.1%      39.7%
5.6250...............................................     7.6       10.1       19.9       36.4
6.5625...............................................     4.7        7.2       16.9       33.4
7.5000 and Higher....................................     2.0        4.4       14.0       30.4

                                    SB CLASS
                            (ASSUMED PRICE: 99.25%)

                        LIBOR                          100% PSA   205% PSA   350% PSA   500% PSA
                        -----                          --------   --------   --------   --------
7.5000% and Lower....................................    9.1%       9.2%       9.5%       10.0%
8.0625...............................................    4.2        4.3        4.8         5.4
8.5625 and Higher....................................    0.1        0.2        0.7         1.5

                                    SC CLASS
                         (ASSUMED PRICE: $1,100,182.43)
                            (PAYMENTS IN THOUSANDS)

                                           4.6250% LIBOR                           5.6250% LIBOR                 6.5625% LIBOR
                               --------------------------------------  --------------------------------------  ------------------
                                           PSA PREPAYMENT                          PSA PREPAYMENT                PSA PREPAYMENT
                                             ASSUMPTION                              ASSUMPTION                    ASSUMPTION
      TWELVE CONSECUTIVE       --------------------------------------  --------------------------------------  ------------------
        MONTHS THROUGH           100%      205%      350%      500%      100%      205%      350%      500%      100%      205%
      ------------------         ----      ----      ----      ----      ----      ----      ----      ----      ----      ----
November 15, 1998............. $    495  $    495  $    440  $    351  $    332  $    332  $    297  $    238  $    180  $    180
November 15, 1999.............      510       496       262        49       332       323       171        32       166       162
November 15, 2000.............      510       447       118         0       332       291        77         0       166       146
November 15, 2001.............      510       381        14         0       332       248         9         0       166       124
November 15, 2002.............      510       303         0         0       332       197         0         0       166        99
November 15, 2003.............      510       220         0         0       332       144         0         0       166        72
November 15, 2004.............      510       138         0         0       332        90         0         0       166        45
November 15, 2005.............      504        58         0         0       329        38         0         0       164        19
November 15, 2006.............      444         3         0         0       289         2         0         0       145         1
November 15, 2007.............      369         0         0         0       240         0         0         0       120         0
November 15, 2008.............      293         0         0         0       191         0         0         0        96         0
November 15, 2009.............      219         0         0         0       143         0         0         0        71         0
November 15, 2010.............      146         0         0         0        95         0         0         0        48         0
November 15, 2011.............       75         0         0         0        49         0         0         0        25         0
November 15, 2012.............       12         0         0         0         8         0         0         0         4         0
November 15, 2013 and after...        0         0         0         0         0         0         0         0         0         0
                               --------  --------  --------  --------  --------  --------  --------  --------  --------  --------
Total Payments*............... $  5,613  $  2,540  $    835  $    399  $  3,670  $  1,666  $    554  $    270  $  1,849  $    847
                               ========  ========  ========  ========  ========  ========  ========  ========  ========  ========
Pre-Tax Yield.................    50.6%     39.7%   (22.0)%        **     30.8%     16.6%   (47.1)%        **     10.5%    (8.5)%

                                                              7.5000% LIBOR AND
                                  6.5625% LIBOR                     HIGHER
                                ------------------  --------------------------------------
                                  PSA PREPAYMENT                PSA PREPAYMENT
                                    ASSUMPTION                    ASSUMPTION
      TWELVE CONSECUTIVE        ------------------  --------------------------------------
        MONTHS THROUGH            350%      500%      100%      205%      350%      500%
      ------------------          ----      ----      ----      ----      ----      ----
November 15, 1998.............  $    162  $    133  $     28  $     28  $     28  $     28
November 15, 1999.............        85        16         0         0         0         0
November 15, 2000.............        39         0         0         0         0         0
November 15, 2001.............         5         0         0         0         0         0
November 15, 2002.............         0         0         0         0         0         0
November 15, 2003.............         0         0         0         0         0         0
November 15, 2004.............         0         0         0         0         0         0
November 15, 2005.............         0         0         0         0         0         0
November 15, 2006.............         0         0         0         0         0         0
November 15, 2007.............         0         0         0         0         0         0
November 15, 2008.............         0         0         0         0         0         0
November 15, 2009.............         0         0         0         0         0         0
November 15, 2010.............         0         0         0         0         0         0
November 15, 2011.............         0         0         0         0         0         0
November 15, 2012.............         0         0         0         0         0         0
November 15, 2013 and after...         0         0         0         0         0         0
                                --------  --------  --------  --------  --------  --------
Total Payments*...............  $    291  $    149  $     28  $     28  $     28  $     28
                                ========  ========  ========  ========  ========  ========
Pre-Tax Yield.................   (75.7)%        **        **        **        **        **

---------------

 * Total payments may not equal sums due to rounding.
** Less than (99.9)%.

                                    Group 4

                                    SE CLASS
                             (ASSUMED PRICE: 86.0%)

                   LIBOR                     100% PSA   165% PSA   195% PSA   225% PSA   450% PSA
                   -----                     --------   --------   --------   --------   --------
4.6250%....................................    16.4%      16.5%      16.8%      17.3%      29.5%
5.6250.....................................    10.8       11.0       11.3       11.8       24.1
6.5625.....................................     5.8        6.0        6.3        6.7       19.1
7.5625 and Higher..........................     0.7        0.9        1.1        1.5       14.0

     The Mortgages will not prepay at any constant rate, nor will LIBOR remain constant at any level. Moreover, the Mortgages have characteristics that differ from those of the Modeling Assumptions. Therefore, the actual pre-tax yield of any Class may differ from any of those shown in the table for that Class, even if purchased at the assumed price shown, and the actual annual and total payments for the Interest Only Classes may also differ from those shown.

                              FINAL PAYMENT DATES

     The Final Payment Date for each Class is the latest date by which it will be retired. The assumptions used in calculating the Final Payment Dates are highly conservative, and the actual retirement of any Class may occur earlier than its Final Payment Date.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     Subject to the assumptions described in "Certain Federal Income Tax Consequences -- REMIC Election" in the Multiclass PC Offering Circular, the REMIC Pool will qualify as a REMIC for federal income tax purposes.

     The arrangement pursuant to which the MACR Classes are created, sold and administered (the "MACR Pool") will be classified as a grantor trust under subpart E, part I of subchapter J of the Internal Revenue Code. The interests in the Regular Classes that have been exchanged with Freddie Mac for the MACR Classes (including any exchanges effective on the Closing Date) will be the assets of the MACR Pool and the MACR Classes will represent beneficial ownership of these assets.

REGULAR CLASSES

     The Regular Classes will be the "regular interests" in the REMIC Pool. The Regular Classes will be treated as debt instruments for federal income tax purposes and may be issued with original issue discount ("OID") or at a premium. Based in part on the level of LIBOR as of the date of this Supplement and assumptions regarding the initial prices at which substantial portions of the Regular Classes will be sold to the public, Freddie Mac expects to report income to the Internal Revenue Service and to Holders of the Regular Classes assuming they are issued as follows:

        - OID:  S, SA and SE Classes.

        - De Minimis OID:  B, D, E, FA, G, L and SB Classes.

        - Premium:  A, F, J, K and M Classes.

OID generally will result in recognition of taxable income in advance of the receipt of cash attributable to such income. The "Prepayment Assumption" used in determining whether OID is de minimis and in computing the rate of accrual of OID or the amortization of premium is 145% PSA for the Group 1, Group 2 and Group 5 Classes, 205% PSA for the Group 3 Classes and 195% PSA for the Group 4 Classes. See "Certain Federal Income Tax Consequences -- Taxation of Regular Classes -- Original Issue Discount" and "-- Premium" in the Multiclass Offering Circulars.

     Freddie Mac intends to report any original issue or market discount or premium with respect to the Floating Rate Classes assuming that each variable rate is a fixed rate equal to the value of the variable rate as of the date of this Supplement. See "Certain Federal Income Tax Consequences -- Taxation of Regular Classes -- Floating Rate and Inverse Floating Rate Classes" in the Multiclass Offering Circulars.

RESIDUAL CLASS

     The R Class will be the "residual interest" in the REMIC Pool. Special tax considerations apply to the R Class. The taxation of the R Class can produce a significantly less favorable after-tax return than if (i) the R Class were taxable as a debt instrument or (ii) no portion of the taxable income on the R Class were treated as "excess inclusions." In certain periods, taxable income and the resulting tax liability on the R Class may exceed any payments on that Class. See "Certain Federal Income Tax Consequences -- Taxation of Residual Classes" in the Multiclass Offering Circulars. In addition, a substantial tax may be imposed on certain transferors of the R Class and certain beneficial owners of such Class that are "pass-through entities." See "Certain Federal Income Tax
Consequences -- Transfers of Interests in a Residual Class -- Disqualified Organizations" in the Multiclass Offering Circulars. Investors should not purchase the R Class before consulting their tax advisors.

     Freddie Mac intends to report accruals of original issue discount and market discount and to amortize premium with respect to the Group 2, Group 3 and Group 4 Assets using the applicable Prepayment Assumptions set forth above rather than the prepayment assumptions used in their respective Series.

     Certain Transfers of Residual Class

     The REMIC Regulations (as defined under "Certain Federal Income Tax Consequences -- Transfers of Interests in a Residual Class -- Additional Transfer Restrictions" in the Multiclass Offering Circulars) disregard:

        - A transfer of a "noneconomic residual" unless no significant purpose of the transfer is to impede the assessment or collection of tax; and

        - Except in certain cases, a transfer of a residual interest to a foreign investor or a transfer of a residual interest from a foreign investor to a U.S. investor (accordingly, the Multiclass Agreement prohibits the transfer of an interest in the R Class to or from a foreign investor without Freddie Mac's written consent).

In such cases, the transferor would continue to be treated as the owner of the residual interest and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC. See "Certain Federal Income Tax Consequences -- Transfers of Interests in a Residual Class -- Additional Transfer Restrictions" in the Multiclass Offering Circulars.

     Residual Class with Negative Fair Market Value

     The federal income tax consequences of any consideration paid to a transferee on a transfer of the R Class are unclear. The REMIC Regulations do not address whether a residual interest could have a negative basis and a negative issue price. The preamble indicates that the Internal Revenue Service is considering the tax treatment of these types of residual interests. Any transferee receiving consideration should consult its tax advisors.

     Reporting and Administrative Matters

     Freddie Mac will furnish Holders of the R Class the information it deems necessary or appropriate to enable them to prepare any reports required under the Internal Revenue Code or applicable Treasury regulations. Freddie Mac does not intend to hold the R Class for its account, and applicable law may not permit Freddie Mac to perform tax administrative functions for the REMIC Pool. Accordingly, the Holders of the R Class may have certain tax administrative obligations (for which Freddie Mac will act as attorney-in-fact and agent). See "Certain Federal Income Tax Consequences -- Reporting and Administrative Matters" in the Multiclass Offering Circulars.

MACR CLASSES

     For a discussion of certain federal income tax consequences applicable to the MACR Classes, see "Certain Federal Income Tax Consequences -- Taxation of MACR Classes," "-- Exchanges of MACR Classes and Multiclass PCs" and
"-- Taxation of Certain Foreign Investors" in the Multiclass PC Offering
Circular.

             LEGAL INVESTMENT CONSIDERATIONS; ERISA CONSIDERATIONS

     Investors should consult their legal advisors to determine whether and to what extent any Classes constitute legal investments for such investors. An institution under the jurisdiction of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the National Credit Union Administration, the Department of the Treasury or any other federal or state agency with similar authority should review any applicable regulations, policy statements and guidelines before purchasing or pledging any Class. See "Legal Investment Considerations" in the Multiclass Offering Circulars. Fiduciaries of ERISA plans should review "ERISA Considerations" in the Multiclass Offering Circulars.

                              PLAN OF DISTRIBUTION

     Subject to the terms and conditions of the Purchase Agreement between Freddie Mac and the Underwriter, Freddie Mac has agreed to sell, and the Underwriter has agreed to purchase, all of the Multiclass PCs, if any are sold and purchased.

     The Underwriter proposes to offer the Securities directly to the public from time to time for sale in negotiated transactions at varying prices to be determined at the time of sale, plus accrued interest from November 1, 1997 on the Fixed Rate and Delay Classes and from November 15, 1997 on the Non-Delay Classes. The Securities are offered by the Underwriter, subject to sale by Freddie Mac and receipt and acceptance by the Underwriter and subject to the Underwriter's right to reject any order in whole or in part. The Underwriter may effect such transactions by sales to or through certain securities dealers (which may include Freddie Mac through its Securities Sales and Trading Group). Such dealers may receive compensation in the form of discounts, concessions or commissions from the Underwriter and/or commissions from any purchasers for which they act as agents.

     The Purchase Agreement provides that Freddie Mac will indemnify the Underwriter against certain liabilities.

     It is expected that (i) the Regular Classes of Multiclass PCs and the MACR Classes will be available for deposit (in book-entry form) at any Federal Reserve Bank, (ii) the Regular Classes of Multiclass Securities will be available through the book-entry facilities of the Depository and (iii) the R Class will be available (in certificated form) at the offices of the Underwriter, on or about the Closing Date.

                                 LEGAL MATTERS

     The legality of the Securities will be passed upon for Freddie Mac by Maud Mater, Esq., Senior Vice President -- General Counsel and Secretary of Freddie Mac. Certain legal matters relating to the Securities will be passed upon for the Underwriter by Stroock & Stroock & Lavan LLP.

EXHIBIT I -- SERIES 1619 OFFERING CIRCULAR SUPPLEMENT COVER PAGE AND TERMS SHEET

                                   [PASTE-UP]

                                   [PASTE-UP]

                                   [PASTE-UP]

                                   [PASTE-UP]

                                   [PASTE-UP]

  EXHIBIT II -- SERIES 1686 OFFERING CIRCULAR SUPPLEMENT COVER PAGE AND TERMS
                                     SHEET

                                   [PASTE-UP]

                                   [PASTE-UP]

                                   [PASTE-UP]

  EXHIBIT III -- SERIES 1644 OFFERING CIRCULAR SUPPLEMENT COVER PAGE AND TERMS
                                     SHEET

                                   [PASTE-UP]

                                   [PASTE-UP]

                                   [PASTE-UP]

                                   [PASTE-UP]

                                                                      APPENDIX 1

                             AVAILABLE COMBINATIONS

                       MULTICLASS PCS                                                MACR CERTIFICATES
------------------------------------------------------------   -------------------------------------------------------------
                        ORIGINAL                                        MAXIMUM ORIGINAL
                        PRINCIPAL                              MACR   PRINCIPAL OR NOTIONAL      EXCHANGE      PRINCIPAL OR
        CLASS            AMOUNT      EXCHANGE PROPORTIONS(1)   CLASS   PRINCIPAL AMOUNT(2)    PROPORTIONS(1)   OTHER TYPE(3)
        -----          -----------   -----------------------   -----  ---------------------   --------------   -------------
COMBINATION 1
D                      $30,000,000           50%                C          $60,000,000             100%            SEQ
E                       30,000,000           50
COMBINATION 2
S                      $ 6,057,255          100%                PD         $ 6,057,255             100%           SC/PT
                                                                SD           6,057,255           (7)           SC/NTL(PT)
COMBINATION 3
SA                     $ 6,801,140          100%                PC         $ 6,801,140             100%           SC/PT
                                                                SC           6,801,140           (9)           SC/NTL(PT)
COMBINATION 4
FE                     $17,681,261        37.8515636055%        H          $46,712,102             100%           SC/PT
G                       25,242,000        54.0373884267
SE                       3,788,841         8.1110479678

                                                   MACR CERTIFICATES
                       -------------------------------------------------------------------------

                       CLASS     INTEREST      CUSIP                            WEIGHTED AVERAGE
        CLASS          COUPON    TYPE(3)      NUMBER    FINAL PAYMENT DATE(4)       LIFE(5)
        -----          ------   ----------   ---------  ---------------------   ----------------
COMBINATION 1
D                      6.5%        FIX       3133TC6C7    November 15, 2027         19.7 Yrs
E
COMBINATION 2
S                      0.0%       PO(6)      3133TC6R4    November 15, 2023         17.1 Yrs
                       (8)      INV/IO/DLY   3133TC6Y9    November 15, 2023       --
COMBINATION 3
SA                     0.0%       PO(6)      3133TC6Q6    February 15, 2024          5.0 Yrs
                       (8)        INV/IO     3133TC6X1    February 15, 2024       --
COMBINATION 4
FE                     7.0%        FIX       3133TC6K9    December 15, 2023         12.3 Yrs
G
SE

---------------

(1) Exchange proportions shown are constant proportions of the original principal amounts or notional principal amounts of the Classes of Multiclass PCs or MACR Certificates. In accordance with the exchange proportions, Multiclass PCs may be exchanged for MACR Certificates, and vice versa.
(2) The amount shown for a Notional Class is its original notional principal amount and does not represent principal that will be paid; see
    "Payments -- Interest" in this Supplement.
(3) See "Description of Multiclass PCs -- Standard Definitions and Abbreviations for Classes" in the Multiclass PC Offering Circular. The type of Class with which a Notional Class will reduce is indicated in parentheses.
(4) See "Final Payment Dates" in this Supplement.
(5) Determined as described under "Prepayment and Yield Analysis" in this Supplement, and subject to the assumptions and qualifications in that section. Weighted average lives are calculated at 145% PSA for the C and PD Classes, 205% PSA for the PC Class and 195% PSA for the H Class. Prepayments will not occur at the rates assumed, and the actual weighted average lives of the MACR Classes may differ from those shown.
(6) Solely for purposes of facilitating trading, the PC and PD Classes are "Delay" Classes.
(7) The notional principal amount of the SD Class being exchanged equals the principal amount of the PD Class being exchanged.
(8) Calculated as shown under "Terms Sheet -- Class Coupons" in this Supplement.
(9) The notional principal amount of the SC Class being exchanged equals the principal amount of the PC Class being exchanged.

==========================================================

THIS SUPPLEMENT, TOGETHER WITH THE MULTICLASS OFFERING CIRCULARS, CONSTITUTES AN OFFER TO SELL ONLY THE SECURITIES OFFERED HEREBY. FREDDIE MAC HAS NOT AUTHORIZED ANY BROKER, DEALER OR SALESPERSON, OR ANYONE ELSE, TO MAKE ANY STATEMENTS, WRITTEN OR ORAL, IN CONNECTION WITH THE OFFER, EXCEPT FOR THOSE CONTAINED IN THIS SUPPLEMENT AND IN THE OTHER DOCUMENTS AND SOURCES OF INFORMATION PREPARED BY FREDDIE MAC THAT ARE LISTED UNDER "AVAILABLE INFORMATION" IN THIS SUPPLEMENT. INVESTORS MUST NOT RELY ON ANY OTHER STATEMENTS AS HAVING BEEN AUTHORIZED BY EITHER FREDDIE MAC OR THE UNDERWRITER. THIS SUPPLEMENT AND THE MULTICLASS OFFERING CIRCULARS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES BY ANYONE IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL, OR WHERE THE PERSON MAKING SUCH AN OFFER OR SOLICITATION WOULD NOT BE QUALIFIED TO DO SO, OR TO ANYONE TO WHOM IT WOULD BE UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. FREDDIE MAC MAKES NO REPRESENTATION THAT THE STATEMENTS IN THIS SUPPLEMENT OR ANY OTHER DOCUMENT WILL BE CORRECT AT ANY TIME AFTER THE DATE OF SUCH DOCUMENT, EVEN THOUGH DELIVERY OF THE DOCUMENT AND THE SALE OF THE SECURITIES TAKE PLACE ON A LATER DATE.

                            ------------------------

                               TABLE OF CONTENTS

                        DESCRIPTION                             PAGE
                        -----------                             ----
                     OFFERING CIRCULAR SUPPLEMENT
Certain Risk Considerations.................................     S-2
Terms Sheet.................................................     S-3
Available Information.......................................     S-7
General Information.........................................     S-7
   Multiclass Agreement.....................................     S-7
   Form of Securities.......................................     S-8
   Holders..................................................     S-8
   Structure of Transaction.................................     S-8
   The Mortgages............................................     S-9
Payments....................................................     S-9
   Payment Dates; Record Dates..............................     S-9
   Method of Payment........................................    S-10
   Interest.................................................    S-10
   Principal................................................    S-11
   Class Factors............................................    S-12
   Guarantees...............................................    S-14
   Optional Redemption......................................    S-14
   Residual Proceeds........................................    S-14
Prepayment and Yield Analysis...............................    S-14
   General..................................................    S-14
   Prepayment and Weighted Average Life Considerations......    S-17
   Yield Considerations.....................................    S-23
Final Payment Dates.........................................    S-27
Certain Federal Income Tax Consequences.....................    S-27
   General..................................................    S-27
   Regular Classes..........................................    S-27
   Residual Class...........................................    S-27
   MACR Classes.............................................    S-28
Legal Investment Considerations; ERISA Considerations.......    S-29
Plan of Distribution........................................    S-29
Legal Matters...............................................    S-29
Exhibit I -- Series 1619 Offering Circular Supplement Cover
 Page and Terms Sheet.......................................    S-30
Exhibit II -- Series 1686 Offering Circular Supplement Cover
 Page and Terms Sheet.......................................    S-35
Exhibit III -- Series 1644 Offering Circular Supplement
 Cover Page and Terms Sheet.................................    S-38
Appendix 1--Available Combinations..........................     A-1
                   MULTICLASS PC OFFERING CIRCULAR
Offering Circular Summary...................................       3
Freddie Mac.................................................       8
Availability of Information and Incorporation by
 Reference..................................................       8
Description of Multiclass PCs...............................       8
MACR Certificates...........................................      22
The Multiclass PC Agreement.................................      26
Certain Federal Income Tax Consequences.....................      28
ERISA Considerations........................................      39
Legal Investment Considerations.............................      39
Plan of Distribution........................................      39
Increase in Size of Offering................................      40
Accounting Considerations...................................      40
               MULTICLASS SECURITIES OFFERING CIRCULAR
Offering Circular Summary...................................       3
Freddie Mac.................................................       9
Availability of Information and Incorporation by
 Reference..................................................       9
Description of Multiclass Securities........................       9
MACR Certificates...........................................      26
The Multiclass Security Agreement...........................      29
Certain Federal Income Tax Consequences.....................      31
ERISA Considerations........................................      42
Legal Investment Considerations.............................      43
Plan of Distribution........................................      43
Increase in Size of Offering................................      43
Accounting Considerations...................................      43

==========================================================
==========================================================
                                  $609,094,428

                                  FREDDIE MAC

                              MULTICLASS MORTGAGE
                          PARTICIPATION CERTIFICATES,
                         MULTICLASS MORTGAGE SECURITIES
                         AND MODIFIABLE AND COMBINABLE
                              REMIC CERTIFICATES,
                                  SERIES 2008

                              [FREDDIE MAC LOGO]

                            BEAR, STEARNS & CO. INC.

                          OFFERING CIRCULAR SUPPLEMENT
                             DATED OCTOBER 15, 1997

==========================================================

OFFERING CIRCULAR SUPPLEMENT
(TO BASE OFFERING CIRCULAR DATED NOVEMBER 1, 1997)

                                 $1,132,684,180

                    GOVERNMENT NATIONAL MORTGAGE ASSOCIATION

                                   GINNIE MAE

                    GUARANTEED REMIC PASS-THROUGH SECURITIES
                               AND MX SECURITIES
                         GINNIE MAE REMIC TRUST 1998-14

                            ------------------------
[LOGO]

    The Ginnie Mae REMIC Trust 1998-14 Guaranteed REMIC Pass-Through Securities (the "Securities") represent interests in Ginnie Mae REMIC Trust 1998-14 (the "Trust"). The assets of the Trust (the "Trust Assets") consist primarily of (i) Ginnie Mae Certificates guaranteed pursuant to Ginnie Mae programs for first lien, single-family, fixed rate, residential mortgage loans (the "Trust MBS") and (ii) a previously issued REMIC certificate (the "Underlying REMIC Certificate"), as further described in Exhibits A and B hereto, evidencing an interest in a trust consisting primarily of Ginnie Mae Certificates.

    Guaranteed REMIC Pass-Through Securities ("REMIC Securities") specified herein may, upon notice and payment of an exchange fee, be exchanged for one or more Classes (each an "MX Class") of Modifiable and Exchangeable Securities ("MX Securities") as described under "Description of the Securities--Modification and Exchange" herein. In addition, as described herein, Classes of MX Securities are exchangeable for one or more specified REMIC Classes and MX Classes. Unless the context requires otherwise, the term "Securities" includes REMIC Securities and MX Securities and the term "Classes" includes Classes of REMIC Securities and MX Securities.

    The Classes listed in the table below and the MX Classes are offered pursuant to this Offering Circular Supplement and the Base Offering Circular. The Regular and MX Classes comprise two Security Groups. Payments on Security Group 1 will be based solely on payments on the Group 1 Trust Assets, and payments on Security Group 2 will be based solely on payments on the Group 2 Trust Assets. Unless indicated otherwise, capitalized terms used herein shall have the meanings assigned to them in the glossary attached as Appendix III to the Base Offering Circular. FOR A DISCUSSION OF CERTAIN MATERIAL RISKS IN CONNECTION WITH THE PURCHASE OF THE SECURITIES, SEE "RISK FACTORS--CLASS INVESTMENT CONSIDERATIONS" ON PAGE S-16 OF THIS SUPPLEMENT.

                            ------------------------

   GINNIE MAE GUARANTEES THE TIMELY PAYMENT OF PRINCIPAL AND INTEREST ON THE SECURITIES. THE GINNIE MAE GUARANTY IS BACKED BY THE FULL FAITH AND CREDIT OF THE UNITED STATES OF AMERICA. THE SECURITIES ARE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 AND CONSTITUTE EXEMPTED SECURITIES
                   UNDER THE SECURITIES EXCHANGE ACT OF 1934.
================================================================================

                                                                                                   WEIGHTED
        CLASS                                                                                      AVERAGE
         OF              ORIGINAL                                                    FINAL           LIFE
        REMIC           PRINCIPAL       INTEREST       PRINCIPAL     INTEREST     DISTRIBUTION    (IN YEARS)     CUSIP
     SECURITIES         BALANCE(2)        RATE          TYPE(3)      TYPE(3)        DATE(4)          (5)        NUMBER
------------------------------------------------------------------------------------------------------------------------
SECURITY GROUP 1
BA(1)................  $ 24,883,765       0.000%        AD/SUP          PO       November 2025        5.2      3837H1NY3
F(1) ................    46,864,088      (6)            AD/SUP         FLT       November 2025        6.0      3837H1NZ0
FA(1)................    80,872,235      (6)            AD/SUP         FLT       November 2025        5.2      3837H1PA3
FB(1) ...............    21,456,352      (6)            AD/SUP         FLT       November 2025        6.0      3837H1PB1
FC(1) ...............    20,000,000      (6)            AD/SUP         FLT       November 2025        6.0      3837H1PC9
FD(1)................    21,000,000      (6)            AD/SUP         FLT       November 2025        6.0      3837H1PD7
PA  .................    14,067,338       6.500        NTL(PAC)       FIX/IO     November 2026        5.8      3837H1PE5
PB  .................    25,000,000       6.500           PAC          FIX         June 2023          4.0      3837H1PF2
PC  .................    41,857,000       6.000           PAC          FIX       September 2021       4.0      3837H1PG0
PD  .................    88,266,000       6.000           PAC          FIX         June 2023          6.0      3837H1PH8
PE  .................    84,132,000       6.250           PAC          FIX        October 2024        8.0      3837H1PJ4
PG(1)................   147,086,000       6.375           PAC          FIX       November 2026       11.0      3837H1PK1
PH(1)................   149,766,750       6.500           PAC          FIX         June 2028         18.3      3837H1PL9
PJ  .................    94,795,000       6.000           PAC          FIX         July 2019          2.0      3837H1PM7
PK  .................     9,940,998       6.500        NTL(PAC)       FIX/IO     November 2026        5.1      3837H1PN5

                                                                                                   WEIGHTED
        CLASS                                                                                      AVERAGE
         OF              ORIGINAL                                                    FINAL           LIFE
        REMIC           PRINCIPAL       INTEREST       PRINCIPAL     INTEREST     DISTRIBUTION    (IN YEARS)     CUSIP
     SECURITIES         BALANCE(2)        RATE          TYPE(3)      TYPE(3)        DATE(4)          (5)        NUMBER
------------------------------------------------------------------------------------------------------------------------
PL  .................  $ 50,226,000       6.500%          PAC          FIX       September 2021       4.0      3837H1PP0
PM ..................    49,714,500       6.500           PAC          FIX        January 2025        5.0      3837H1PQ8
PN ..................    16,705,750       6.250           PAC          FIX       November 2026       11.2      3837H1PR6
S(1) ................    33,637,060      (6)            AD/SUP         INV       November 2025        6.0      3837H1PS4
SB(1) ...............    18,662,824      (6)          NTL(AD/SUP)     INV/IO     November 2025        5.2      3837H1PT2
SC(1) ...............     6,220,941      (6)          NTL(AD/SUP)     INV/IO     November 2025        5.2      3837H1PU9
VA ..................    25,558,750       6.500       AD/SUP/CPT       FIX         June 2005          3.8      3837H1PV7
VB  .................    15,187,250       6.500       AD/SUP/CPT       FIX         June 2008          8.5      3837H1PW5
VC ..................    43,233,500       6.500       AD/SUP/CPT       FIX       February 2016       13.5      3837H1PX3
Z  ..................     6,400,000       6.500         AD/SUP        FIX/Z        June 2018         16.1      3837H1PY1
ZA ..................    38,358,000       6.500           SUP         FIX/Z        June 2028         22.9      3837H1PZ8
SECURITY GROUP 2
EM ..................     7,684,180       0.000          PT/SC          PO        October 2022        4.7      3837H1QA2
SM ..................     7,684,180      (6)          NTL/(PT/SC)   INV/IO/DLY    October 2022        4.7      3837H1QB0
RESIDUAL
RR ..................             0       0.000           NPR          NPR         June 2028           --      3837H1QC8

================================================================================

(1) Denotes a Class which is exchangeable for an MX Class. See Schedule II to this Supplement for a description of the MX Classes.
(2) Subject to increase as described under "Increase in Size" in this Supplement. The amount shown for each Notional Class (indicated by "NTL" under Principal Type) is its original Class Notional Balance and does not represent principal that will be paid.
(3) As defined under "Class Types" in Appendix I to the Base Offering Circular. The type of Class with which the Class Notional Balance of each Notional Class will be reduced is indicated in parentheses.
(4) See "Yield, Maturity and Prepayment Considerations--Final Distribution Date" in this Supplement.
(5) The Weighted Average Lives of Security Groups 1 and 2 are calculated at 135% PSA and 325% PSA, respectively, in each case, as described under "Yield, Maturity and Prepayment Considerations" in this Supplement. Prepayments will not occur at any assumed rate shown or at any other constant rate and the actual Weighted Average Lives of any or all of the Classes are likely to differ from those shown, perhaps significantly.
(6) The Floating Rate and Inverse Floating Rate Classes will bear interest as described under "Terms Sheet--Interest Rates" in this Supplement.

                            ---------------------------

    The Securities are being offered by Bear, Stearns & Co. Inc. (the "Sponsor") and The Williams Capital Group, L.P. (the "Co-Sponsor") from time to time in negotiated transactions at varying prices to be determined at the time of sale, plus accrued interest from June 1, 1998, in the case of all interest bearing classes other than Classes F, FA, FB, FC, FD, S, SB, SC, FE, SA, SD, SE and SG and from June 20, 1998 in the case of Classes F, FA, FB, FC, FD, S, SB, SC, FE, SA, SD, SE and SG .

    The Securities are offered subject to prior sale and to the Sponsor's right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that the Regular Securities will be ready for delivery in Book-Entry Form through the facilities of Participants Trust Company and that the Residual Securities will be delivered in certificated form to the offices of Bear, Stearns & Co. Inc. in New York, New York, on or about June 30, 1998.

                            ------------------------

BEAR, STEARNS & CO. INC.                        THE WILLIAMS CAPITAL GROUP, L.P.
        The date of this Offering Circular Supplement is June 24, 1998.

   Investors should consider the following general investment characteristics of Securities backed by single-family mortgage loans such as the Mortgage Loans:

   - The Mortgage Loans generally are assumable and may be prepaid at any time without penalty. Accordingly, the rate of prepayments on the Mortgage Loans is likely to vary considerably over time. Rapid rates of prepayments on the Mortgage Loans are likely to coincide with periods of low prevailing interest rates. During such periods, the yields at which an investor may be able to reinvest amounts received as principal payments on the investor's Class of Securities may be lower than the yield on that Class. Slow rates of prepayments on the Mortgage Loans are likely to coincide with periods of high prevailing interest rates. During such periods, the amount of principal payments available to an investor for reinvestment at such high rates may be relatively low.

   - Slight variations in Mortgage Loan characteristics could substantially affect the Weighted Average Lives and yields of some or all of the Classes, particularly the Support Classes.

   - In the case of Principal Only Securities or other Securities purchased at a discount, a slower than anticipated rate of principal payments is likely to result in a lower than anticipated yield.

   - In the case of Interest Only Securities or other Securities purchased at a premium, a faster than anticipated rate of principal payments is likely to result in a lower than anticipated yield.

   - Low levels of LIBOR could reduce the yield of the Floating Rate Classes. Conversely, high levels of LIBOR or COFI, as applicable, could significantly reduce the yields of the Inverse Floating Rate Classes (especially, in the case of the Interest Only Inverse Floating Rate Classes, in combination with fast prepayments on the related Mortgage Loans) and may result in the failure of an investor in the Interest Only Inverse Floating Rate Classes to fully recover its investment.

   - The rate of principal distributions of the Securities is uncertain. The actual final payment of any Class may occur earlier, and could occur much earlier, than the Final Distribution Date for that Class.

   - Investors whose investment activities are subject to legal investment laws and regulations or to review by regulatory authorities may be subject to restrictions on investment in certain Classes. Investors should consult their legal advisors to determine whether and to what extent any Class may constitute a legal investment or is subject to restrictions on investment.

   - The secondary markets for mortgage-related securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of Classes that are especially sensitive to prepayment or interest rate risk or that have been structured to meet the investment requirements of limited categories of investors.

   As described herein, the Group 2 Trust Assets consist of an Underlying REMIC Certificate. Investors in the Group 2 Securities are urged to review the information set forth in Exhibits A and B hereto describing the Underlying REMIC Certificate and the discussion under "Risk Factors -- Class Investment Considerations" of significant factors that should be considered by prospective investors in the Group 2 Securities.

   THE YIELDS TO INVESTORS IN THE GROUP 1 SECURITIES WILL BE SENSITIVE IN VARYING DEGREES TO, AMONG OTHER THINGS, THE RATE OF PRINCIPAL DISTRIBUTIONS ON THE TRUST MBS, WHICH IN TURN WILL BE SENSITIVE TO THE RATE OF PRINCIPAL PAYMENTS OF THE RELATED MORTGAGE LOANS. THE YIELDS TO INVESTORS IN THE GROUP 2 SECURITIES WILL BE SENSITIVE IN VARYING DEGREES TO, AMONG OTHER THINGS, THE RATE OF PRINCIPAL DISTRIBUTIONS ON THE UNDERLYING REMIC CERTIFICATE, WHICH IN TURN WILL BE SENSITIVE TO THE RATE OF PRINCIPAL PAYMENTS OF THE RELATED MORTGAGE LOANS AND THE PRIORITIES FOR DISTRIBUTION OF PRINCIPAL AMONG THE CLASSES OF THE RELATED UNDERLYING REMIC SERIES. SEE "YIELD, MATURITY AND PREPAYMENT CONSIDERATIONS" HEREIN.

   The Securities may not be suitable investments for all investors, in particular, certain individual investors. The Sponsor has expressed its intention to make a market in the Securities, but has no obligation to do so. There can be no assurance that such a market will develop or, if developed, that it will continue. Thus, investors may not be able to sell their Securities readily or at prices that will enable them to realize their anticipated yield. The market values of the Securities are likely to fluctuate. The fluctuations may be significant and could result in significant losses to investors. NO INVESTOR SHOULD PURCHASE ANY SECURITY UNLESS THE INVESTOR UNDERSTANDS AND IS ABLE TO BEAR (i) THE PREPAYMENT AND YIELD RISKS ASSOCIATED WITH THAT CLASS AND
(ii) THE RISK THAT THE VALUE OF SUCH SECURITIES WILL FLUCTUATE OVER TIME AND THAT SUCH SECURITIES MAY NOT BE READILY SALABLE. Each investor is urged to consult with its investment advisor regarding whether the Securities are an appropriate investment and suitable for such investor.

                             AVAILABLE INFORMATION

    The Chase Manhattan Bank will act as Information Agent for the Trust. Following the issuance of the Securities, a Final Data Statement will be prepared setting forth information regarding the Trust Assets. The contents of the Final Data Statement and other data specific to the Trust Assets and the Securities are available in electronic form on gREX or by calling (800) 234-GNMA. The Trustee will calculate current Class Factors for each Class of the Securities as described in "Description of the Securities--Distributions" in the Base Offering Circular and report the Class Factors to the Information Agent. Current Class Factors will be available to investors each month, beginning in July 1998, on gREX. Investors should purchase the Securities offered hereby only if they have read and understood this Offering Circular Supplement, the Base Offering Circular, and, in the case of the Group 2 Securities, the disclosure document pursuant to which the Underlying REMIC Certificate was offered (the "Underlying REMIC Disclosure Document"). By request, investors may order copies of the Underlying REMIC Disclosure Document from the Information Agent by calling (800) 234-GNMA.

                               TABLE OF CONTENTS

                                                     PAGE
                                                     ----
GINNIE MAE REMIC TRUST 1998-14 TERMS SHEET........  S-4
THE TRUST ASSETS..................................  S-9
  General.........................................  S-9
  The Trust MBS (Group 1).........................  S-9
  The Underlying REMIC Certificate (Group 2)......  S-9
  The Mortgage Loans..............................  S-9
GINNIE MAE GUARANTY...............................  S-10
DESCRIPTION OF THE SECURITIES.....................  S-10
  General.........................................  S-10
  Form of Securities..............................  S-10
  Distributions...................................  S-11
  Interest Distributions..........................  S-11
  Principal Distributions.........................  S-12
  Residual Securities.............................  S-13
  Class Factors...................................  S-13
  Termination.....................................  S-13
  Modification and Exchange.......................  S-14
RISK FACTORS--CLASS INVESTMENT CONSIDERATIONS.....  S-16
  The Group 2 Securities..........................  S-16
  Interest Only Classes and Other Securities
    Purchased at a Premium........................  S-16
  Principal Only Classes and Other Securities
    Purchased at a Discount.......................  S-17
  Floating Rate and Inverse Floating Rate
    Classes.......................................  S-17
  PAC Classes.....................................  S-17
  Accrual Classes.................................  S-19
  Support Classes and Accretion Directed Classes..  S-19
  MX Classes......................................  S-19
  Residual Securities.............................  S-19

                                                     PAGE
                                                     ----
  Additional Information..........................  S-19
  Suitability.....................................  S-20
YIELD, MATURITY AND PREPAYMENT CONSIDERATIONS.....  S-20
  General.........................................  S-20
  Assumability....................................  S-21
  Final Distribution Date.........................  S-21
  Modeling Assumptions............................  S-21
  Decrement Tables................................  S-22
  Yield Considerations............................  S-27
  Yield Tables....................................  S-28
CERTAIN FEDERAL INCOME TAX CONSEQUENCES...........  S-33
  REMIC Elections.................................  S-33
  Regular Securities..............................  S-33
  Residual Securities.............................  S-34
  MX Securities...................................  S-35
ERISA MATTERS.....................................  S-37
LEGAL INVESTMENT CONSIDERATIONS...................  S-37
PLAN OF DISTRIBUTION..............................  S-37
INCREASE IN SIZE..................................  S-38
LEGAL MATTERS.....................................  S-38
SCHEDULE I: SCHEDULED PRINCIPAL BALANCES..........  S-I-1
SCHEDULE II: AVAILABLE COMBINATIONS...............  S-II-1
EXHIBIT A: UNDERLYING REMIC CERTIFICATE...........  A- 1
EXHIBIT B: COVER PAGE FROM UNDERLYING REMIC
  DISCLOSURE DOCUMENT.............................  B- 1

                         GINNIE MAE REMIC TRUST 1998-14
                                  TERMS SHEET

     This terms sheet (the "Terms Sheet") contains selected information for quick reference only. Prospective investors should read this Supplement, particularly "Risk Factors--Class Investment Considerations," and the Base Offering Circular for further information. Prospective investors in the Group 2 Securities are also urged to read the information included in Exhibits A and B hereto relating to the Underlying REMIC Certificate.

SPONSOR:  Bear, Stearns & Co. Inc.

TRUSTEE:  State Street Bank and Trust Company

TAX ADMINISTRATOR:  The Trustee

CLOSING DATE:  June 30, 1998

DISTRIBUTION DATE: For the Group 1 Securities, the 20th day of each month or, if the 19th day or 20th day is not a Business Day, the first Business Day following the 20th day, commencing in July 1998. For the Group 2 Securities, the first Business Day following each Underlying REMIC Distribution Date, commencing in July 1998. The "Underlying REMIC Distribution Date" for the Group 2 Securities is the 25th day of each month or, if the 25th is not a business day, the first business day following the 25th day. For purposes of the definition of Underlying REMIC Distribution Date, "business day" will have the meaning assigned thereto in the Underlying REMIC Disclosure Document.

TRUST ASSETS:

                                                              ORIGINAL TERM
TRUST ASSET                                                    TO MATURITY
   GROUP            TRUST ASSET TYPE        CERTIFICATE RATE   (IN YEARS)
-----------         ----------------        ----------------  -------------
     1               Ginnie Mae II               6.50%           30
     2        Underlying REMIC Certificate         *             *

     ----------
     * Information regarding the Underlying REMIC Certificate and the related Mortgage Loans is set forth in Exhibits A and B hereto. See "Risk Factors -- Class Investment Considerations -- The Group 2 Securities" for a discussion of the Underlying REMIC Certificate.

SECURITY GROUPS:

    Group 1 Securities:     Classes BA, F, FA, FB, FC, FD, PA, PB, PC, PD, PE, PG, PH,
                            PJ, PK, PL, PM, PN, S, SB, SC, VA, VB, VC, Z and ZA (REMIC
                            Securities); AB, AC, AD, AE, AF, AG, AH, AI, AJ, AK, AL, AM,
                            AN, AO, AP, AY, AR, AS, AT, AU, A, B, FE, SA, SD, SE and SG
                            (MX Securities)
    Group 2 Securities:     Classes EM and SM (REMIC Securities)

TRUSTEE FEE: 210,000/1,125,210,000 of all principal and interest distributions on the Group 1 Trust Assets.

ASSUMED MORTGAGE LOAN CHARACTERISTICS OF THE MORTGAGE LOANS UNDERLYING THE GROUP 1 TRUST ASSETS (AS OF JUNE 1, 1998):

                          WEIGHTED AVERAGE     WEIGHTED AVERAGE
         PRINCIPAL       REMAINING TERM TO         LOAN AGE       WEIGHTED AVERAGE
GROUP     BALANCE       MATURITY (IN MONTHS)     (IN MONTHS)       MORTGAGE RATE*
-----    ---------      --------------------   ----------------   ----------------
  1    $1,125,210,000           356                4                   7.30%

     ----------
     * The Mortgage Loans underlying the Group 1 Trust Assets may bear interest at rates varying from 7.00% to 8.00% per annum.

The actual remaining terms to maturity, loan ages and Mortgage Rates of many of the Mortgage Loans underlying the Group 1 Trust Assets will differ from the weighted averages shown above, perhaps significantly. See "The Trust Assets--The Mortgage Loans" in this Supplement. See Exhibit A hereto for information regarding the characteristics of the Mortgage Loans included in the Underlying REMIC Trust.

MODELING ASSUMPTIONS: Set forth under "Yield, Maturity and Prepayment Considerations" in this Supplement.

MODIFICATION AND EXCHANGE: Beneficial Owners of certain Classes of REMIC Securities will be entitled, upon notice and payment of an exchange fee, to exchange all or a portion of such Classes for a proportionate interest in the related MX Class as shown on Schedule II to this Supplement. Similarly, Beneficial Owners of an MX Class will be entitled, upon like notice and payment of an exchange fee, to exchange all or a portion of such Class for proportionate interests in the related Classes of REMIC Securities or, in some cases, other related MX Classes. Each MX Security will represent a proportionate beneficial ownership interest in, and will entitle the Holder thereof to receive a proportionate share of the distributions on, the related Classes of REMIC Securities. See "Description of the Securities--Modification and Exchange" in this Supplement. Schedule II to this Supplement sets forth the available combinations of the Classes of REMIC Securities and the related MX Classes.

INCREASED MINIMUM DENOMINATION CLASSES: Each REMIC Class that is an Interest Only Security, Principal Only Security, Inverse Floating Rate Security or Interest Only Inverse Floating Rate Security and each MX Class.

INTEREST RATES: The Interest Rates for the Fixed Rate Classes are shown on the cover page of this Supplement or on Schedule II to this Supplement.

The Floating Rate Classes and the Inverse Floating Rate Classes will bear interest at per annum rates based on one-month LIBOR (hereafter referred to as "LIBOR") or COFI, as follows:

                                  INTEREST                INITIAL       MINIMUM   MAXIMUM       DELAY
        CLASS                   RATE FORMULA           INTEREST RATE*    RATE       RATE      (IN DAYS)
        -----                   ------------           --------------   -------   -------     ---------
F, FB, FC, FD and FE+          LIBOR + 0.45%             6.10625%        0.45%        8.50%       0
         FA                    LIBOR + 0.40%             6.05625%        0.40%        8.50%       0
          S             26.162499% - (LIBOR X 3.25)      7.779687%       0.00%   26.162499%       0
     SA+ and SD+          26.325% - (LIBOR X 3.25)       7.942187%       0.00%      26.325%       0
     SB and SE+          32.5% - (LIBOR X 4.333333)      7.98958%        0.00%        32.5%       0
     SC and SG+            105.3% - (LIBOR X 13)           7.8%          0.00%         7.8%       0
         SM             20.76666% - (COFI X 2.33334)    9.32629%**       0.00%    20.76666%      25

---------------
* The initial Interest Rate will be in effect during the first Accrual Period; the Interest Rate will adjust monthly thereafter.

** The initial interest rate for this Class is an assumed rate. The actual initial interest rate for this Class will be calculated on the basis of the applicable formula for the calculation of such interest rate on the Floating Rate Adjustment Date occurring on June 23, 1998.
+  MX Class.

ALLOCATION OF PRINCIPAL: On each Distribution Date for a Security Group the following distributions will be made to the related Securities:

SECURITY GROUP 1

     210,000/1,125,210,000 of the Group 1 Principal Distribution Amount (as defined below) will be applied to the Trustee Fee, and the remaining 1,125,000,000/1,125,210,000 of the Group 1 Principal Distribution Amount (the "Group 1 Adjusted Principal Distribution Amount") and the Accrual Amount (as defined below) will be allocated as follows:

        - The Accrual Amount as follows:

              1. The Z Accrual Amount and 44.4444444444% of the ZA Accrual
                 Amount as follows:

                a. To VA1, VB1 and VC1, in that order, until retired

                b. To Z, until retired

                c. To BA and FA, pro rata, until retired

                d. To ZA, until retired

              2. 55.5555555556% of the ZA Accrual Amount as follows:

                a. To VA2, VB2 and VC2, in that order, until retired

                b. To F, FB, FC, FD and S, pro rata, until retired

                c. to ZA, until retired

        - The Group 1 Adjusted Principal Distribution Amount in the following order of priority:

              1. Concurrently,

                a. 7.4038535577% to PB, until reduced to its Scheduled Principal Balance

                b. 11.1111111111% to PM, until reduced to its Scheduled Principal Balance and

                c. 81.4850353312%, in the following order of priority:

                    (i)   To PJ, until reduced to its Scheduled Principal
                          Balance

                    (ii) To PC and PL, pro rata, until reduced to their Scheduled Principal Balances; and

                    (iii) To PD, until reduced to its Scheduled Principal
                          Balance

              2. Concurrently, 88.8888888889% to PE and PG, in that order, and
                 11.1111111111% to PM, until PM is reduced to its Scheduled Principal Balance

              3. Concurrently, 88.8888888889% to PG and 11.1111111111% to PN,
                 until reduced to their Scheduled Principal Balances

              4. To PH, until reduced to its Scheduled Principal Balance

              5. Concurrently,

                a. 44.4444444444%, in the following order of priority:

                    (i)   To BA and FA, pro rata, until retired

                    (ii)  VA1, VB1, VC1 and Z, in that order, until retired

                b. 55.5555555556%, in the following order of priority:

                    (i)   To F, FB, FC, FD and S, pro rata, until retired

                    (ii)  To VA2, VB2 and VC2, in that order, until retired

              6. To ZA, until retired

              7. Concurrently,

                a. 7.4038535577% to PB, until retired

                b 11.1111111111% to PM, until retired and

                c. 81.4850353312%, in the following order of priority:

                    (i)   To PJ, until retired

                    (ii)  To PC and PL, pro rata, until retired

                    (iii) To PD, until retired

             8. Concurrently, 88.8888888889% to PE and PG, in that order, until retired, and 11.1111111111% to PM, until PE and PM are retired

             9. Concurrently, 88.8888888889% to PG, until retired, and
                11.1111111111% to PN, until retired

             10. To PH, until retired

SECURITY GROUP 2

     The Group 2 Principal Distribution Amount to EM until retired

As to any Distribution Date, the "Group 1 Principal Distribution Amount" and "Group 2 Principal Distribution Amount" mean that portion of the Principal Distribution Amount for such date attributable to the Group 1 and Group 2 Trust Assets, respectively.

ACCRUAL CLASSES: Class Z and Class ZA are Accrual Classes. Interest will accrue on the Accrual Classes at the per annum rate set forth on the cover page of this Supplement. However, no interest will be distributed thereon as interest. Interest so accrued on the Accrual Classes on each Distribution Date will constitute in the aggregate the Accrual Amount or in the case of Class Z, the "Z Accrual Amount," and in the case of Class ZA, the "ZA Accrual Amount," which will be added to the Class Principal Balance of the respective Classes on each Distribution Date and will be distributable as principal as set forth in this Terms Sheet under "Allocation of Principal."

MX CLASSES: On any Distribution Date when distributions of principal are to be allocated from REMIC Securities to MX Securities (or from MX Securities to other MX Securities), such distributions will be allocated from the applicable Classes of REMIC Securities to the related MX Classes (or from the applicable Classes of MX Securities to the related MX Classes).

NOTIONAL CLASSES: The Notional Classes will not receive distributions of principal but have Class Notional Balances for convenience in describing their entitlement to interest. The Class Notional Balance of each Notional Class represents the percentage indicated below of, and reduces to that extent with, the Class Principal Balance indicated:

                            APPROXIMATE
                           ORIGINAL CLASS
         CLASS            NOTIONAL BALANCE         REPRESENTS APPROXIMATELY
         -----            ----------------    -----------------------------------
PA......................    $  3,219,769      7.6923076923% of PC (PAC Class)
                               3,086,385      3.4966864923% of PD (PAC Class)
                               3,314,684      3.4966864923% of PJ (PAC Class)
                               1,617,923      1.9230769231% of PE (PAC Class)
                               2,828,577      1.9230769231% of PG (PAC Class)
                            ------------
                            $ 14,067,338
                            ============
PK......................    $  3,703,307      4.1956212% of PD (PAC Class)
                               3,977,239      4.1956212% of PJ (PAC Class)
                               1,617,923      1.9230769231% of PE (PAC Class)
                                 642,529      3.8461538462% of PN (PAC Class)
                            ------------
                            $  9,940,998
                            ============
AB+.....................    $147,086,000            100% of PG (PAC Class)
AL+.....................    $149,766,750            100% of PH (PAC Class)
SB......................    $ 18,662,824      75.0000010047% of BA (AD/SUP Class)
SC......................    $  6,220,941      24.9999989953% of BA (AD/SUP Class)
SD+.....................    $ 24,883,765           100% of BA (AD/SUP Class)
SM......................    $  7,684,180           100% of EM (PT/SC Class)

     --------------------
     + MX Class

COMPONENT CLASSES: For purposes of calculating distributions of principal, Classes VA, VB and VC are each comprised of multiple components having the designations and characteristics set forth below. Components are not separately transferable from the related Class of Securities.

                   PRINCIPAL                   ORIGINAL PRINCIPAL
CLASS  COMPONENTS    TYPE      INTEREST RATE        BALANCE
-----  ----------  ---------   -------------   ------------------
 VA       VA1       AD/SUP         6.5%           $13,390,000
          VA2       AD/SUP         6.5%            12,168,750
 VB       VB1       AD/SUP         6.5%             7,956,000
          VB2       AD/SUP         6.5%             7,231,250
 VC       VC1       AD/SUP         6.5%            17,206,000
          VC2       AD/SUP         6.5%            26,027,500

STRUCTURING RANGE. The PAC Classes were structured using, among other things, the following Structuring Range:

                        CLASS                                    RANGE
                        -----                                    -----
PAC...................................................  80% PSA through 220% PSA

The Effective Range for a Class may differ from its Structuring Range. The initial Effective Range for each PAC Class is set forth under "Risk Factors--Class Investment Considerations--PAC Classes" in this Supplement.

SCHEDULED PRINCIPAL BALANCES: The Scheduled Principal Balances for each PAC Class are included as Schedule I to this Supplement.

WEIGHTED AVERAGE LIVES (YEARS)*

                                      PSA PREPAYMENT ASSUMPTION
            CLASS               -------------------------------------
            -----                0%      80%    135%    220%    400%
       SECURITY GROUP 1          --      ---    ----    ----    ----
A+, BA, FA, SA+, SB**, SC**,
  SD+**, SE+ and SG+..........   24.6    15.8     5.2     1.9     1.1
B+, F, FB, FC, FD, FE+ and
  S...........................   24.2    16.1     6.0     2.1     1.2
PA**..........................   14.1     5.8     5.8     5.8     4.0
PB  ..........................   11.0     4.0     4.0     4.0     3.1
PC and PL.....................   11.9     4.0     4.0     4.0     3.3
PD ...........................   16.0     6.0     6.0     6.0     4.0
PE  ..........................   18.8     8.0     8.0     8.0     4.9
AB+**, AC+, AD+, AE+, AF+,
  AG+, AH+, AI+, AJ+, AK+ and
  PG..........................   21.6    11.0    11.0    11.0     6.5
AL+**, AM+, AN+, AO+, AP+,
  AY+, AR+, AS+, AT+, AU+ and
  PH..........................   24.6    18.3    18.3    18.3    11.2
PJ  ..........................    5.6     2.0     2.0     2.0     2.0
PK**..........................   12.7     5.1     5.1     5.1     3.5
PM ...........................   13.0     5.0     5.0     5.0     3.6
PN ...........................   21.8    11.2    11.2    11.2     6.6
VA ...........................    3.8     3.8     3.8     3.0     1.8
VB ...........................    8.5     8.5     8.5     4.3     2.2
VC ...........................   13.5    13.5    13.5     5.0     2.4
Z   ..........................   17.6    17.6    16.1     5.4     2.5
ZA ...........................   28.8    25.9    22.9     7.0     2.8

                                      PSA PREPAYMENT ASSUMPTION
                                -------------------------------------
                                 0%     150%    325%    450%    600%
       SECURITY GROUP 2          --     ----    ----    ----    ----
EM and SM**...................   15.3     7.2     4.7     3.7     2.8

     ----------
      * Determined as described under "Yield, Maturity and Prepayment Considerations" in this Supplement. Prepayments will not occur at any assumed rate shown or at any other constant rate and the actual Weighted Average Lives of any or all of the Classes are likely to differ from those shown, perhaps significantly.
     ** The information shown for each Notional Class is for illustrative purposes only.
      + MX Class.

TAX STATUS: Double REMIC Series. See "Certain Federal Income Tax Consequences" in this Supplement and in the Base Offering Circular.

REGULAR AND RESIDUAL CLASSES: Class RR is a Residual Class and includes the Residual Interests of the Issuing REMIC and the Pooling REMIC; all other Classes of REMIC Securities are Regular Classes.

SUITABILITY: The Securities of any Class may not be suitable investments for all investors. The Sponsor intends to make a market for the Securities but is not obligated to do so. There can be no assurance that such a secondary market will develop or, if developed, that it will continue. Thus, investors may not be able to sell their Securities readily or at prices that will enable them to realize their anticipated yield. The market values of the Securities are likely to fluctuate. The fluctuations may be significant and could result in significant losses to investors. NO INVESTOR SHOULD PURCHASE SECURITIES OF ANY CLASS UNLESS THE INVESTOR UNDERSTANDS AND IS ABLE TO BEAR (i) THE PREPAYMENT AND YIELD RISKS ASSOCIATED WITH THAT CLASS AND (ii) THE RISK THAT THE VALUE OF SUCH SECURITIES WILL FLUCTUATE OVER TIME AND THAT SUCH SECURITIES MAY NOT BE READILY SALABLE. Each investor is urged to consult with its investment advisor regarding whether the Securities are an appropriate investment for such investor.

                                THE TRUST ASSETS

GENERAL

     The Sponsor intends to acquire the Trust Assets in privately negotiated transactions prior to the Closing Date and to sell them to the Trust pursuant to a Trust Agreement between the Sponsor and the Trustee, dated as of the Closing Date. The Sponsor will make certain representations and warranties with respect to the Trust Assets. All Trust Assets, regardless of whether such assets consist of Trust MBS or the Underlying REMIC Certificate, will evidence directly or indirectly, Ginnie Mae Certificates.

THE TRUST MBS (GROUP 1)

     The Group 1 Trust Assets are either Ginnie Mae II MBS Certificates guaranteed by Ginnie Mae pursuant to its Ginnie Mae II Program or Ginnie Mae Platinum Certificates backed by Ginnie Mae II MBS Certificates and guaranteed by Ginnie Mae pursuant to its Ginnie Mae Platinum Program. Each Mortgage Loan underlying a Ginnie Mae II MBS Certificate bears interest at a Mortgage Rate 0.50% to 1.50% per annum greater than the related Certificate Rate. Ginnie Mae receives a fee (the "Ginnie Mae Certificate Guaranty Fee") for its guaranty of each Ginnie Mae II MBS Certificate of 0.06% per annum of the outstanding principal balance of each related Mortgage Loan. The difference between (a) the Mortgage Rate and (b) the sum of the Certificate Rate and the Ginnie Mae Certificate Guaranty Fee is used to pay the related servicers of the Mortgage Loans a monthly servicing fee.

THE UNDERLYING REMIC CERTIFICATE (GROUP 2)

     The Group 2 Trust Assets are an Underlying REMIC Certificate that represents a beneficial ownership interest in a separate trust, (the "Underlying REMIC Trust"), the assets of which evidence direct or indirect beneficial ownership interests in certain Ginnie Mae Certificates. The Underlying REMIC Certificate constitutes a portion of a class of a separate series of certificates (the "Underlying REMIC Series") described in the related Underlying REMIC Disclosure Document, the cover page of which is attached as Exhibit B hereto. The Underlying REMIC Disclosure Document is incorporated by reference herein and may be obtained from the Information Agent as described under "Available Information." Investors are cautioned that material changes in facts and circumstances may have occurred since the date of the Underlying REMIC Disclosure Document, including changes in prepayment rates, prevailing interest rates and other economic factors, which may limit the usefulness of, and be directly contrary to the assumptions used in preparing the information included in, such offering document. See "Underlying REMIC Certificates" in the accompanying Base Offering Circular.

     The Underlying REMIC Certificate provides for monthly distributions and is further described in the table contained in Exhibit A hereto. The table also sets forth information regarding approximate weighted average remaining term to maturity, loan age and Mortgage Rate of the Mortgage Loans underlying the related Ginnie Mae Certificates.

THE MORTGAGE LOANS

     The Mortgage Loans underlying the Group 1 Trust Assets are expected to have, on a weighted average basis, the characteristics set forth in the Terms Sheet under "Assumed Mortgage Loan Characteristics of Mortgage Loans Underlying the Trust Assets (as of June 1, 1998)" and the general characteristics described in the Base Offering Circular. The Mortgage Loans underlying the Underlying REMIC Certificate are expected to have, on a weighted average basis, the characteristics set forth in Exhibit A hereto. The Mortgage Loans will consist of first lien, single-family, fixed rate, residential mortgage loans that are insured or guaranteed by the Federal Housing Administration, the United States Department of Veterans Affairs, the Rural

Housing Service (formerly the Farmers Home Administration) or the United States Department of Housing and Urban Development ("HUD"). See "The Ginnie Mae Certificates--General" in the Base Offering Circular.

     Specific information regarding the characteristics of the Mortgage Loans is not available. For purposes of this Supplement, certain assumptions have been made regarding the remaining terms to maturity, loan ages and Mortgage Rates of the Mortgage Loans underlying the Trust MBS. However, the actual remaining terms to maturity, loan ages and Mortgage Rates of many of the Mortgage Loans underlying the Trust MBS will differ from the characteristics assumed, perhaps significantly. This will be the case even if the weighted average characteristics of the Mortgage Loans underlying the Trust MBS are the same as those of mortgage loans having the characteristics assumed. Small differences in the characteristics of the Mortgage Loans can have a significant effect on the weighted average lives and yields of the Classes. See "Risk Factors--Class Investment Considerations" and "Yield, Maturity and Prepayment Considerations" in this Supplement.

                              GINNIE MAE GUARANTY

     The Government National Mortgage Association ("Ginnie Mae"), a wholly-owned corporate instrumentality of the United States of America within HUD, guarantees the timely payment of principal and interest on the Securities (the "Ginnie Mae Guaranty"). The General Counsel of HUD has provided an opinion to the effect that Ginnie Mae has the authority to guarantee multiclass securities and that such Ginnie Mae guaranties will constitute general obligations of the United States, for which the full faith and credit of the United States is pledged. See "Ginnie Mae Guaranty" in the Base Offering Circular.

                         DESCRIPTION OF THE SECURITIES

GENERAL

     The description of the Securities contained in this Supplement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Trust Agreement. See "Description of the Securities" in the Base Offering Circular.

FORM OF SECURITIES

     Each Class of Regular Securities and MX Securities initially will be issued and maintained in Book-Entry Form and may be transferred only on the book-entry system of Participants Trust Company ("PTC," and, together with any successor, the "Book-Entry Depository"). Beneficial Owners of Securities in Book-Entry Form will ordinarily hold such Securities through one or more financial intermediaries, such as banks, brokerage firms and securities clearing organizations. By request accompanied by the payment of a transfer fee of $25,000 per physical certificate to be issued, a Beneficial Owner may receive a Regular Security in certificated form.

     The Residual Securities will not be issued in Book-Entry Form but will be issued in fully registered, certificated form and may be transferred or exchanged (subject to the transfer restrictions applicable to Residual Securities set forth in the Trust Agreement) at the Corporate Trust Office of the Trustee in Boston, Massachusetts. Beneficial Owners of Certificated Securities other than the Residual Securities may exchange such Securities for Securities in Book-Entry Form, subject to compliance with procedures established by the Book-Entry Depository and payment of any expenses in connection with the exchange. See "Description of the Securities--Forms of Securities; Book-Entry Procedures" in the Base Offering Circular.

     Each Class (other than the Increased Minimum Denomination Classes) will be issued in the denominations specified under "Description of the Securities--Minimum Denominations" in the Base Offering Circular. The Increased Minimum Denomination Classes will be issued in the following minimum denominations: Class Principal Balances of $100,000 for Class F, Class FA, Class FB, Class FC and Class FD, $126,000 for Class BA, $109,000 for Class S and $128,000 for Class EM and Class Notional Balances of $388,000 for Class PA, $434,000 for Class PK, $640,000 for Class SB, $1,096,000 for Class SC and $371,000 for Class SM. See Schedule II to this Supplement for the minimum denominations of the MX Classes.

DISTRIBUTIONS

     Distributions on each Class of Securities will be made on each Distribution Date for such Class, as specified under "Terms Sheet--Distribution Date" herein. On each Distribution Date, the Trustee will distribute the Distribution Amount to Holders of record as of the close of business on the last Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs (each, a "Record Date"). For Book-Entry Securities, the Trustee will distribute principal and interest to the Book-Entry Depository, and Beneficial Owners will receive distributions through credits to accounts maintained for their benefit on the books and records of appropriate financial intermediaries. See "Description of the Securities--Distributions" and "--Method of Distributions" in the Base Offering Circular.

INTEREST DISTRIBUTIONS

     The Interest Distribution Amount will be distributed to the Holders of all Classes of Securities (other than the Accrual Classes) on which interest has accrued. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest distributable on any Class on any Distribution Date will consist of 30 days' interest on its Class Principal Balance (or Class Notional Balance). Investors can calculate the amount of interest to be distributed on each Class of Regular Securities (other than the Accrual Classes) on any Distribution Date by using the Class Factors published in the preceding month. See "--Class Factors" below.

  Categories of Classes

     For purposes of interest distributions, the Classes will be categorized as shown under "Interest Type" on the cover page of this Supplement and on Schedule II to this Supplement. The abbreviations used on the cover page and on Schedule II are explained under "Class Types" in Appendix I to the Base Offering Circular.

  Accrual Periods

     The Accrual Period for the F, FA, FB, FC, FD, S, SB, SC, FE, SA, SD, SE and SG Securities will be from the 20th of the month preceding the related Distribution Date through the 19th of the month of that Distribution Date. The Accrual Period for all other Classes will be the calendar month preceding the related Distribution Date.

  Fixed Rate Classes

     Each Fixed Rate Class will bear interest on its Class Principal Balance or Class Notional Balance at the per annum Interest Rate shown on the cover page of this Supplement or on Schedule II to this Supplement.

  Accrual Classes

     Class Z and Class ZA are Accrual Classes. Interest will accrue and be distributed on the Accrual Classes as described under "Terms Sheet--Accrual Classes" in this Supplement.

  Floating Rate and Inverse Floating Rate Classes

     The Floating Rate and Inverse Floating Rate Classes will bear interest as shown under "Terms Sheet--Interest Rates" in this Supplement. The Interest Rates for Classes F, FA, FB, FC, FD, S, SB, SC, FE, SA, SD, SE and SG will be based on LIBOR and the interest rate for Class SM will be based on COFI.

     Notwithstanding the Base Offering Circular, LIBOR will be determined on the basis of the British Bankers' Association ("BBA") "Interest Settlement Rate" for one-month deposits in U.S. dollars reported by publicly available financial news services as of 11:00 a.m. London time on each Floating Rate Adjustment Date. Interest Settlement Rates currently are based on rates quoted by sixteen BBA designated banks as being, in the view of such banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. Such Interest Settlement Rates are calculated by eliminating the four highest rates and the four lowest rates, averaging the eight remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places.

     If on any Floating Rate Adjustment Date, the Trustee is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next Accrual Period shall be calculated in accordance with the LIBOR method described under "Description of the Securities--Interest Rate Indices--Determination of LIBOR" in the Base Offering Circular.

     Notwithstanding the Base Offering Circular, the Trustee will determine COFI for Class SM for the applicable Accrual Period to be equal to COFI as determined by Fannie Mae for the corresponding accrual period with respect to the Underlying REMIC Certificate, as described in the Underlying REMIC Disclosure Document.

     The Trustee's determination of LIBOR and COFI and its calculation of Interest Rates will be final, except in the case of clear error. Investors can obtain LIBOR and COFI levels and Interest Rates for the current and preceding Accrual Periods from gREX or by calling the Information Agent at (800) 234-GNMA. The historical levels of LIBOR set forth in Appendix II to the Base Offering Circular have been prepared in the manner described in the Base Offering Circular and are not based on the BBA's Interest Settlement Rates. See "Description of the Securities--Interest Rate Indices--Determination of LIBOR" in the Base Offering Circular.

PRINCIPAL DISTRIBUTIONS

     The Group 1 Adjusted Principal Distribution Amount and the Group 2 Principal Distribution Amount and the Accrual Amount will be distributed to the Holders entitled thereto as described above under "Terms Sheet--Allocation of Principal." Investors can calculate the amount of principal to be distributed with respect to any Distribution Date by using the Class Factors published in the preceding and current months. See "--Class Factors" below.

  Categories of Classes and Components

     For purposes of principal distributions, the Classes will be categorized as shown under "Principal Type" on the cover page of this Supplement and on
Schedule II to this Supplement and Components will be categorized as shown above under "Terms Sheet--Component Classes" in this Supplement. The abbreviations used on the cover page, in the Terms Sheet and on Schedule II are explained under "Class Types" in Appendix I to the Base Offering Circular.

  Component Classes

     Each of Class VA, VB and VC will be a Component Class and will have the characteristics shown under "Terms Sheet--Component Classes" in this Supplement. Components will not be separately issued or transferable.

  Notional Classes

     The Notional Classes will not receive principal distributions. For convenience in describing interest distributions, the Notional Classes will have the original Class Notional Balances shown on the cover page of this Supplement and on Schedule II to this Supplement. The Class Notional Balances will be reduced as shown under "Terms Sheet--Notional Classes" in this Supplement.

  Scheduled Principal Balances for PAC Classes

     The Scheduled Principal Balances for each PAC Class are included on
Schedule I to this Supplement.

RESIDUAL SECURITIES

     The Class RR Securities will represent the beneficial ownership of the Residual Interest in the Issuing REMIC and the beneficial ownership of the Residual Interest in the Pooling REMIC, as described under "Certain Federal Income Tax Consequences" in the Base Offering Circular. The Class RR Securities have no Class Principal Balance and do not accrue interest. The Class RR Securities will be entitled to receive the proceeds of the disposition of any assets remaining in the related Trust REMIC after the Class Principal Balance (or Class Notional Balance) of each Class of Regular Securities has been reduced to zero. However, any remaining proceeds are not likely to be significant. The Residual Securities may not be transferred to (i) a Plan Investor, (ii) a Non-U.S. Person or (iii) a Disqualified Organization.

CLASS FACTORS

     The Trustee will calculate and make available for each Class of Securities, no later than the day preceding the applicable Distribution Date, the factor (carried out to eight decimal places) that when multiplied by the Original Class Principal Balance (or Original Class Notional Balance) of that Class, determines the Class Principal Balance (or Class Notional Balance) after giving effect to the distribution of principal to be made on the Securities and any addition to the Class Principal Balance of an Accrual Class on that Distribution Date (each, a "Class Factor"). For example, the July 1998 Class Factor for any Class of Securities will reflect its remaining Class Principal Balance (or Class Notional Balance) after giving effect to any principal distribution or addition to principal to be made on the Distribution Date occurring in July 1998. The Class Factors for the MX Classes and the Classes of REMIC Securities that are exchangeable for the MX Classes will be calculated assuming that the maximum possible amount of such Class is outstanding at all times, regardless of any exchanges that may occur. The June 1998 Class Factor for each Class is
1.00000000. Based on the Class Factors published each month (and Interest Rates), investors in any Class (other than the Accrual Classes) can calculate the amount of principal and interest to be distributed to that Class, and investors in each Accrual Class can calculate the total amount of principal to be distributed to (and interest to be added to the Class Principal Balance of) that Class. See "Description of the Securities--Distributions" in the Base Offering Circular. Investors may obtain current Class Factors on gREX.

TERMINATION

     The Trustee, at its option, may purchase or cause the sale of the Trust Assets and thereby terminate the Trust on any Distribution Date on which the aggregate of the Class Principal Balances of the Securities is less than 1% of the aggregate Original Class Principal Balances of the Securities. The Trustee will terminate the Trust and retire the Securities on any Distribution Date upon the Trustee's determination that the REMIC status of any Trust REMIC has been lost or that a substantial risk exists that this status will be lost for the then current taxable year.

     Upon any termination of the Trust, the Holder of any outstanding Security will be entitled to receive that Holder's allocable share of the Class Principal Balance of that Class plus any accrued and unpaid interest thereon at the applicable Interest Rate and any Holder of any Notional Class will be entitled to receive that Holder's allocable share of any accrued and unpaid interest thereon at the applicable Interest Rate. The Residual Holders will be entitled to their pro rata share of any assets remaining in the related Trust REMIC after payment in full of the amounts described in the foregoing sentence. However, any such assets are not likely to be significant.

MODIFICATION AND EXCHANGE

     Subject to the rules, regulations and procedures of the Book-Entry Depository, all or a portion of specified Classes of REMIC Securities may be exchanged for a proportionate interest in the related MX Class or Classes shown on Schedule II to this Supplement. Similarly, all or a portion of the related MX Class or Classes may be exchanged for proportionate interests in the related Class or Classes of REMIC Securities or, in certain cases, other related MX Classes. This process may occur repeatedly.

     Each MX Security issued in an exchange will represent a beneficial ownership interest in, and will be entitled to receive a proportionate share of the distributions on, the related REMIC Securities and the Beneficial Owners of the MX Classes will be treated as the beneficial owners of proportionate interests in the related Classes of REMIC Securities.

     The Classes of REMIC Securities and MX Securities that are outstanding at any given time, and the outstanding Class Principal Balances (or Class Notional Balances) of such Classes, will depend upon principal distributions of such Classes as well as any exchanges that occur.

     Each exchange of REMIC Securities for MX Securities, MX Securities for REMIC Securities or MX Securities for other MX Securities shown on Schedule II to this Supplement must meet the following criteria:

     - The exchange must be made in the proportions specified under "Exchange Proportions" shown on Schedule II to this Supplement (or, in the case of Combination 1 or 2, as described below), which are based on the original Class Principal Balances (or original Class Notional Balances) of the Classes being exchanged.

     - The aggregate principal balance (exclusive of any notional balance) of the Securities received must equal that of the Securities surrendered (except for de minimis differences due to rounding).

     - The aggregate monthly interest entitlement on the Securities received must equal that of the Securities surrendered (except for de minimis differences due to rounding).

     In the case of Combination 1 or 2 set forth on Schedule II to this Supplement, interests in the Class PG or the Class PH Securities may be exchanged for proportionate interests in various subcombinations of MX Classes. Similarly, all or a portion of such MX Classes may be exchanged for such REMIC Securities or other subcombinations of such MX Classes. Each subcombination may be effected only in such proportions that result in the principal and interest entitlements of the Securities received being equal to such entitlements of the Securities surrendered. The following tables illustrate certain subcombinations (and the applicable exchange proportions) of MX Classes under Combination 1 or 2 that may be exchanged for the other subcombinations of MX Classes included in such Combination. A holder could, for example, exchange any of the three subcombinations of Classes shown in each of the following tables for any other such subcombination in that table. Numerous subcombinations are possible.

                                SUBCOMBINATIONS

COMBINATION 1

                         ORIGINAL PRINCIPAL
                         OR ORIGINAL CLASS                       ANNUAL
SUBCOMBINATION   CLASS    NOTIONAL BALANCE    CLASS COUPON   INTEREST AMOUNT
--------------   -----   ------------------   ------------   ---------------
      1           AB        $147,086,000(NTL)    6.375%        $9,376,733
                  AC        $147,086,000         0.000%        $        0
                            ------------                       ----------
                            $147,086,000                       $9,376,733
                            ============                       ==========
      2           AB        $ 31,724,432(NTL)    6.375%        $2,022,433
                  AF        $147,086,000         5.000%        $7,354,300
                            ------------                       ----------
                            $147,086,000                       $9,376,733
                            ============                       ==========
      3           AF        $ 73,543,000         5.000%        $3,677,150
                  AH        $ 73,543,000         5.500%        $4,044,865
                  AB        $ 25,956,354(NTL)    6.375%        $1,654,718
                            ------------                       ----------
                            $147,086,000                       $9,376,733
                            ============                       ==========

COMBINATION 2

                         ORIGINAL PRINCIPAL
                         OR ORIGINAL CLASS                       ANNUAL
SUBCOMBINATION   CLASS    NOTIONAL BALANCE    CLASS COUPON   INTEREST AMOUNT
--------------   -----   ------------------   ------------   ---------------
      1           AL        $149,766,750(NTL)    6.500%        $9,734,839
                  AM        $149,766,750         0.000%        $        0
                            ------------                       ----------
                            $149,766,750                       $9,734,839
                            ============                       ==========
      2           AL        $ 34,561,558(NTL)    6.500%        $2,246,501
                  AP        $149,766,750         5.000%        $7,488,338
                            ------------                       ----------
                            $149,766,750                       $9,734,839
                            ============                       ==========
      3           AN        $ 74,883,375         4.500%        $3,369,752
                  AS        $ 74,883,375         5.750%        $4,305,794
                  AL        $ 31,681,428(NTL)    6.500%        $2,059,293
                            ------------                       ----------
                            $149,766,750                       $9,734,839
                            ============                       ==========

     AT ANY GIVEN TIME, A BENEFICIAL OWNER'S ABILITY TO EXCHANGE REMIC SECURITIES FOR MX SECURITIES, MX SECURITIES FOR REMIC SECURITIES OR MX SECURITIES FOR OTHER MX SECURITIES WILL BE LIMITED BY A NUMBER OF FACTORS. A BENEFICIAL OWNER MUST, AT THE TIME OF THE PROPOSED EXCHANGE, OWN THE APPROPRIATE CLASSES IN THE APPROPRIATE PROPORTIONS IN ORDER TO EFFECT A DESIRED EXCHANGE. A BENEFICIAL OWNER THAT DOES NOT OWN THE APPROPRIATE CLASSES OR THE APPROPRIATE PROPORTIONS OF SUCH CLASSES MAY NOT BE ABLE TO OBTAIN THE NECESSARY CLASS OR CLASSES OF REMIC SECURITIES OR MX SECURITIES. THE BENEFICIAL OWNER OF A NEEDED CLASS MAY REFUSE OR BE UNABLE TO SELL AT A REASONABLE PRICE OR ANY PRICE, OR CERTAIN CLASSES MAY HAVE BEEN PURCHASED AND PLACED INTO OTHER FINANCIAL STRUCTURES. PRINCIPAL DISTRIBUTIONS WILL, OVER TIME, DIMINISH THE AMOUNTS AVAILABLE FOR EXCHANGE. ONLY THE COMBINATIONS CONTEMPLATED BY SCHEDULE II TO THIS SUPPLEMENT ARE PERMITTED. IN ADDITION, REMIC SECURITIES OR MX SECURITIES ISSUED IN EXCHANGE FOR THE RELATED MX SECURITIES MAY BE ISSUED ONLY IN DENOMINATIONS NOT LESS THAN THE MINIMUM DENOMINATIONS SPECIFIED HEREIN.

     A Beneficial Owner proposing to effect an exchange must so notify the Trustee through the Beneficial Owner's PTC Participant. Such notice must be received by the Trustee not later than two Business Days before the proposed exchange date. The exchange date can be any Business

Day other than the last Business Day of the month. The notice must contain the outstanding principal balance (or notional balance) of both the REMIC Securities, if any, and the MX Securities to be included in the exchange and the proposed exchange date. Any such notice is required to be delivered to the Trustee in writing at its Corporate Trust Office, Two International Place, 4th Floor, Bond Operations Department, Boston, Massachusetts 02110. The Trustee may be contacted by telephone at (617) 664-5439 and by fax at (617) 664-5368.

     The Securities to be exchanged must be in the correct exchange proportions. The Trustee will verify that the proper proportions are being exchanged and, in the case of any subcombinations, that the proposed proportions ensure that the principal and interest entitlements of the securities received equal such entitlements of the securities surrendered. If there is an error, the Trustee will notify the PTC Participant of the error and will not process the exchange until such error is corrected. Unless rejected for error, the notice of exchange will become irrevocable two Business Days prior to the proposed exchange.

     A fee will be payable to the Trustee in connection with each exchange equal to 1/32 of 1% of the outstanding principal balance (or notional balance) of the Securities surrendered for exchange (but not less than $2,000 or greater than $25,000); provided, however that no fee will be payable in respect of an interest only security, unless all securities involved in an exchange are interest only securities. The fee must be paid not later than two Business Days prior to the exchange.

     The first distribution on a REMIC Security or an MX Security received in an exchange will be made on the Distribution Date in the month following the month of the exchange. Such distribution will be made to the Holder of record as of the Record Date in the month of exchange.

                 RISK FACTORS--CLASS INVESTMENT CONSIDERATIONS

     Prospective investors in any Class of Securities should consider the following in connection with the purchase of such Class. Classes are categorized as shown under "Principal Type" and "Interest Type" on the cover page of this Supplement and on Schedule II to this Supplement.

THE GROUP 2 SECURITIES

     The rate of distributions of principal (or reductions of the Class Notional Balances) of the Group 2 Securities will be directly related to the rate of principal distributions of the Underlying REMIC Certificate which, in turn, will be sensitive to the rate of payments of principal (including prepayments) of the related Mortgage Loans and the priorities for the distribution of principal among the classes of the Underlying REMIC Series.

     The principal entitlement of the Underlying REMIC Certificate in Trust Asset Group 2 on any payment date is calculated on the basis of a schedule; no assurance can be given that the Underlying REMIC Certificate will adhere to its schedule. Further, prepayments on the related Mortgage Loans may have occurred at rates faster or slower than those initially assumed. This Offering Circular Supplement contains no information as to whether the Underlying REMIC Certificate has adhered to its principal balance schedule or has generally performed as originally anticipated. Additional information as to the Underlying REMIC Certificate may be obtained by performing an analysis of the current principal factor of the Underlying REMIC Certificate in light of applicable information contained in the Underlying REMIC Disclosure Document.

INTEREST ONLY CLASSES AND OTHER SECURITIES PURCHASED AT A PREMIUM

     Prepayments on the related Mortgage Loans that occur at faster than anticipated rates can reduce the anticipated Weighted Average Lives of and, thus, the anticipated yields on the Interest Only Classes and other Classes purchased at premiums to their principal balances.

Because distributions on the Interest Only Classes consist entirely of interest, the yield to maturity on such Classes will be extremely sensitive to the timing and amount of principal prepayments on the related Mortgage Loans. INVESTORS IN THE INTEREST ONLY CLASSES SHOULD CONSIDER FULLY THE ASSOCIATED RISKS, INCLUDING THE RISK THAT RAPID RATES OF PRINCIPAL PREPAYMENTS ON THE RELATED MORTGAGE LOANS COULD RESULT IN THE FAILURE OF INVESTORS IN THOSE CLASSES TO RECOVER FULLY THEIR INVESTMENTS.

PRINCIPAL ONLY CLASSES AND OTHER SECURITIES PURCHASED AT A DISCOUNT

     Prepayments on the related Mortgage Loans that occur at slower than anticipated rates can increase the anticipated Weighted Average Lives of and, thus, reduce the yields on the Principal Only Classes and other Classes purchased at discounts to their principal balances. Because distributions on Principal Only Classes will consist solely of principal, the yield to maturity of such Classes will be particularly sensitive to the timing and amount of principal prepayments on the related Mortgage Loans.

FLOATING RATE AND INVERSE FLOATING RATE CLASSES

     Investors in the Floating Rate Classes should consider the risk that lower than anticipated levels of LIBOR could result in actual yields to investors that are lower than anticipated yields. In addition, such investors should consider the fact that the Interest Rate cannot exceed its specified maximum rate, regardless of the level of LIBOR.

     Investors in the Inverse Floating Rate Classes should consider the risks that higher than anticipated levels of LIBOR or COFI, as applicable, could result in actual yields to investors that are significantly lower than anticipated yields and that at levels of LIBOR of 8.05% or above, 7.50% or above or 8.10% or above, the Interest Rate on Class S, or Classes SB and SE or Classes SC, SA, SD and SG, respectively, will be 0% and that at levels of COFI of 8.90% or above, the Interest Rate on Class SM will be 0%. In addition, investors in the Inverse Floating Rate Classes should consider the fact that the respective Interest Rate cannot exceed its specified maximum rate, regardless of the level of LIBOR or COFI. Further, high levels of LIBOR or COFI, as applicable, (especially in combination with fast prepayment rates on the related Mortgage Loans, in the case of the Interest Only Inverse Floating Rate Classes) may result in the failure of investors in the Inverse Floating Rate Classes to recover fully their investment.

     Changes in LIBOR or COFI may not correlate with changes in fixed mortgage interest rates. A higher level of LIBOR or COFI could occur concurrently with lower prevailing fixed mortgage interest rates.

     It is highly unlikely that LIBOR or COFI will remain constant at any level. The timing of changes in the level of LIBOR or COFI may affect the actual yield to an investor, even if the average level is consistent with the investor's expectation. In general, the earlier a change in the level of LIBOR or COFI, the greater the effect on an investor's yield. As a result, the effect on an investor's yield of a LIBOR or COFI level that is higher (or lower) than the rate anticipated by the investor during earlier periods is not likely to be offset by a later equivalent reduction (or increase).

PAC CLASSES

  Effective Ranges

     Each PAC Class exhibits an Effective Range, which is a range of constant Mortgage Loan prepayment rates within which such Class would adhere to its Scheduled Principal Balances. At any time, the Effective Range of any PAC Class depends on the then current characteristics of the related Mortgage Loans. Based on the Modeling Assumptions, the initial Effective Range for each PAC Class (each of which is a Group 1 Security) is as follows:

               PAC CLASSES                    INITIAL EFFECTIVE RANGES
               -----------                    ------------------------
PG, PM and PN.............................      80% PSA through 220% PSA
PB and PD.................................      80% PSA through 233% PSA
PC and PL.................................      80% PSA through 273% PSA
PE........................................      80% PSA through 221% PSA
PH........................................      73% PSA through 220% PSA
PJ........................................      80% PSA through 389% PSA

     The principal payment stability of the PAC Classes will be supported by the Support Classes. If all of the Classes supporting a given Class are retired before the Class being supported is retired, the outstanding Class will no longer have an Effective Range and will become more sensitive to prepayments on the related Mortgage Loans.

  General Investment Considerations

     There is no assurance that the Mortgage Loans underlying the Group 1 Trust Assets will have the characteristics assumed in the Modeling Assumptions, which were used to determine the initial Effective Ranges. If the initial Effective Ranges were calculated using the actual characteristics of such Mortgage Loans, the initial Effective Ranges could differ from those shown in the table. Therefore, even if such Mortgage Loans were to prepay at a constant rate within the initial Effective Range shown for any Class in the above table, that Class could fail to adhere to its respective Scheduled Principal Balances.

     Moreover, the related Mortgage Loans will not prepay at any constant rate. Non-constant prepayment rates can cause any PAC Class not to adhere to its Scheduled Principal Balances, even if such rates remain within the initial Effective Range for that Class. Further, the Effective Range for any Class can shift over time depending on the actual characteristics of the related Mortgage Loans.

     If the related Mortgage Loans prepay at rates that are generally below the Effective Range for a PAC Class, the Group 1 Adjusted Principal Distribution Amount may be insufficient to reduce such PAC Class to its Scheduled Principal Balance, and its Weighted Average Life may be extended, perhaps significantly. If the related Mortgage Loans prepay at rates that are generally above the Effective Range for a PAC Class, the Weighted Average Life of such PAC Class may be shortened, perhaps significantly. Notwithstanding these general principles, there are circumstances in which the Weighted Average Life of a PAC Class might be (a) extended, despite related Mortgage Loan prepayment rates that are generally above the Effective Range for such Class if prepayment rates are low at particular times and (b) shortened, despite prepayment rates that are generally below the Effective Range for such Class, if prepayment rates are high at particular times.

     The entire Group 1 Adjusted Principal Distribution Amount will be distributed monthly on each Distribution Date and will not be retained for distribution on subsequent Distribution Dates. Therefore, the likelihood that the PAC Classes will adhere to their Scheduled Principal Balances will not be enhanced by averaging high and low principal payments in different months.

ACCRUAL CLASSES

     Class Z and Class ZA are Accrual Classes. No interest as such will be paid on Class Z or Class ZA at any time. Interest accrued on Class Z and Class ZA will be applied to make principal distributions on the related Accretion Directed Classes until they are retired, and then to make principal distributions on Classes Z and ZA. Interest accrued on Class Z and Class ZA will be added to the respective Class Principal Balances of such Classes on each Distribution Date and will accrue interest at the Class Z and Class ZA Interest Rates, respectively.

SUPPORT CLASSES AND ACCRETION DIRECTED CLASSES

     The Support Classes will support the principal payment stability of the PAC Classes. If principal prepayments result in a Group 1 Adjusted Principal Distribution Amount for any Distribution Date which is equal to or less than the amount needed to reduce the related PAC Classes to their respective Scheduled Principal Balances for that Distribution Date, the related Support Classes will not receive any distribution from the related Group 1 Adjusted Principal Distribution Amount in reduction of their Class Principal Balances on that Distribution Date. If prepayments result in a Group 1 Adjusted Principal Distribution Amount on any Distribution Date greater than the amount needed to reduce the PAC Classes to their respective Scheduled Principal Balances for that Distribution Date, such excess will be distributed to the related Support Classes to reduce their Class Principal Balances.

     Thus, the Weighted Average Lives (and, to the extent purchased at a discount or a premium, the yields to maturity) of the Support Classes are likely to be much more sensitive to the timing and amount of prepayments on the related Mortgage Loans than the PAC Classes. The Support Classes may receive no principal payments from the Group 1 Adjusted Principal Distribution Amounts for extended periods of time and may receive principal payments that vary widely from period to period. Relatively fast prepayments on the related Mortgage Loans may significantly shorten, and relatively slow prepayments on the related Mortgage Loans may significantly extend, the Weighted Average Lives of the Support Classes.

     Classes BA, F, FA, FB, FC, FD, S, VA, VB, VC and Z have also been classified as Accretion Directed Classes because they are entitled to receive principal payments from interest accrued on Classes Z and ZA, as applicable. They will be somewhat more stable under slow prepayment scenarios than would be the case if they were not entitled to receive such principal payments. However, they will not have all of the principal payment stability usually associated with Accretion Directed Classes, especially under relatively fast prepayment scenarios.

MX CLASSES

     The characteristics of each MX Class will reflect a combination of the characteristics of its related Classes of REMIC Securities (or related MX Classes).

RESIDUAL SECURITIES

     The Residual Securities may experience significant adverse tax timing consequences. Accordingly, prospective investors are urged to consult their own tax advisors and consider the after-tax effect of ownership of a Residual Security and the suitability of the Residual Securities to their investment objectives. See "Certain Federal Income Tax Consequences" in this Supplement and in the Base Offering Circular.

ADDITIONAL INFORMATION

     For a more complete discussion of the factors affecting mortgage loan prepayments and the effect of prepayments and other factors on the Weighted Average Lives and yields of the Securities, see "Yield, Maturity and Prepayment Considerations" in this Supplement and in the Base Offering Circular.

      PERCENTAGES OF ORIGINAL CLASS PRINCIPAL (OR CLASS NOTIONAL) BALANCES
                           AND WEIGHTED AVERAGE LIVES

                               SECURITY GROUP 1
                        PSA PREPAYMENT ASSUMPTION RATES
                     -------------------------------------
                          A+, BA, FA, SA+, SB*, SC*,
                           SD+*, SE+ AND SG+ CLASSES
                     -------------------------------------
 DISTRIBUTION DATE    0%      80%    135%    220%    400%
 -----------------    --      ---    ----    ----    ----
Initial Percent.....   100     100     100     100     100
June 1999...........    96      89      83      75      57
June 2000...........    96      89      73      48       0
June 2001...........    96      89      60      17       0
June 2002...........    96      89      49       0       0
June 2003...........    96      89      40       0       0
June 2004...........    96      89      33       0       0
June 2005...........    96      89      27       0       0
June 2006...........    96      89      23       0       0
June 2007...........    96      89      20       0       0
June 2008...........    96      89      18       0       0
June 2009...........    96      88      15       0       0
June 2010...........    96      85      12       0       0
June 2011...........    96      81       9       0       0
June 2012...........    96      75       5       0       0
June 2013...........    96      69       0       0       0
June 2014...........    96      62       0       0       0
June 2015...........    96      54       0       0       0
June 2016...........    96      46       0       0       0
June 2017...........    96      38       0       0       0
June 2018...........    96      28       0       0       0
June 2019...........    92      16       0       0       0
June 2020...........    88       2       0       0       0
June 2021...........    83       0       0       0       0
June 2022...........    79       0       0       0       0
June 2023...........    74       0       0       0       0
June 2024...........    52       0       0       0       0
June 2025...........    16       0       0       0       0
June 2026...........     0       0       0       0       0
June 2027...........     0       0       0       0       0
June 2028...........     0       0       0       0       0
Weighted Average
 Life (years).......  24.6    15.8     5.2     1.9     1.1

                                SECURITY GROUP 1
                         PSA PREPAYMENT ASSUMPTION RATES
                      -------------------------------------
                               B+, F, FB, FC, FD,
                                FE+ AND S CLASSES
                      -------------------------------------
 DISTRIBUTION DATE     0%      80%    135%    220%    400%
 -----------------     --      ---    ----    ----    ----
Initial Percent.....    100     100     100     100     100
June 1999...........     97      90      85      77      60
June 2000...........     97      90      75      52       5
June 2001...........     97      90      63      24       0
June 2002...........     97      90      53       1       0
June 2003...........     97      90      45       0       0
June 2004...........     97      90      38       0       0
June 2005...........     97      90      33       0       0
June 2006...........     97      90      29       0       0
June 2007...........     97      90      26       0       0
June 2008...........     97      90      24       0       0
June 2009...........     97      89      22       0       0
June 2010...........     97      86      19       0       0
June 2011...........     97      82      16       0       0
June 2012...........     97      77      12       0       0
June 2013...........     97      71       8       0       0
June 2014...........     97      65       4       0       0
June 2015...........     97      58       0       0       0
June 2016...........     95      49       0       0       0
June 2017...........     92      38       0       0       0
June 2018...........     89      26       0       0       0
June 2019...........     85      14       0       0       0
June 2020...........     81       2       0       0       0
June 2021...........     77       0       0       0       0
June 2022...........     73       0       0       0       0
June 2023...........     68       0       0       0       0
June 2024...........     48       0       0       0       0
June 2025...........     14       0       0       0       0
June 2026...........      0       0       0       0       0
June 2027...........      0       0       0       0       0
June 2028...........      0       0       0       0       0
Weighted Average
 Life (years).......   24.2    16.1     6.0     2.1     1.2

                                SECURITY GROUP 1
                         PSA PREPAYMENT ASSUMPTION RATES
                      -------------------------------------

                                    PA* CLASS
                      -------------------------------------
 DISTRIBUTION DATE     0%      80%    135%    220%    400%
 -----------------     --      ---    ----    ----    ----
Initial Percent.....    100     100     100     100     100
June 1999...........    100      99      99      99      99
June 2000...........     98      89      89      89      89
June 2001...........     96      77      77      77      75
June 2002...........     93      65      65      65      43
June 2003...........     91      53      53      53      24
June 2004...........     88      42      42      42      14
June 2005...........     85      32      32      32       6
June 2006...........     81      26      26      26       0
June 2007...........     78      20      20      20       0
June 2008...........     74      14      14      14       0
June 2009...........     70       9       9       9       0
June 2010...........     65       5       5       5       0
June 2011...........     60       1       1       1       0
June 2012...........     55       0       0       0       0
June 2013...........     49       0       0       0       0
June 2014...........     43       0       0       0       0
June 2015...........     36       0       0       0       0
June 2016...........     30       0       0       0       0
June 2017...........     25       0       0       0       0
June 2018...........     20       0       0       0       0
June 2019...........     14       0       0       0       0
June 2020...........      8       0       0       0       0
June 2021...........      1       0       0       0       0
June 2022...........      0       0       0       0       0
June 2023...........      0       0       0       0       0
June 2024...........      0       0       0       0       0
June 2025...........      0       0       0       0       0
June 2026...........      0       0       0       0       0
June 2027...........      0       0       0       0       0
June 2028...........      0       0       0       0       0
Weighted Average
 Life (years).......   14.1     5.8     5.8     5.8     4.0

                                SECURITY GROUP 1
                         PSA PREPAYMENT ASSUMPTION RATES
                      -------------------------------------

                                    PB CLASS
                      -------------------------------------
 DISTRIBUTION DATE     0%      80%    135%    220%    400%
 -----------------     --      ---    ----    ----    ----
Initial Percent.....    100     100     100     100     100
June 1999...........    100      99      99      99      99
June 2000...........     97      84      84      84      84
June 2001...........     93      66      66      66      63
June 2002...........     90      48      48      48      17
June 2003...........     86      32      32      32       0
June 2004...........     82      16      16      16       0
June 2005...........     77       0       0       0       0
June 2006...........     73       0       0       0       0
June 2007...........     67       0       0       0       0
June 2008...........     62       0       0       0       0
June 2009...........     55       0       0       0       0
June 2010...........     49       0       0       0       0
June 2011...........     42       0       0       0       0
June 2012...........     34       0       0       0       0
June 2013...........     25       0       0       0       0
June 2014...........     16       0       0       0       0
June 2015...........      6       0       0       0       0
June 2016...........      0       0       0       0       0
June 2017...........      0       0       0       0       0
June 2018...........      0       0       0       0       0
June 2019...........      0       0       0       0       0
June 2020...........      0       0       0       0       0
June 2021...........      0       0       0       0       0
June 2022...........      0       0       0       0       0
June 2023...........      0       0       0       0       0
June 2024...........      0       0       0       0       0
June 2025...........      0       0       0       0       0
June 2026...........      0       0       0       0       0
June 2027...........      0       0       0       0       0
June 2028...........      0       0       0       0       0
Weighted Average
 Life (years).......   11.0     4.0     4.0     4.0     3.1

---------------
+ MX Class.
* The information shown for a Notional Class is for illustrative purposes only, as a Notional Class is not entitled to distributions of principal and has no weighted average life. Because the Class Notional Balance of a Notional Class will be determined by reference to the Class Principal Balance of the Class or Classes with which that Class Notional Balance is reduced, reductions in the aggregate Class Notional Balance of a Notional Class will occur concurrently with reductions in the Class Principal Balance of such Class or Classes as described herein. The weighted average life shown for a Notional Class has been calculated on the assumption that a reduction in the Class Notional Balance thereof is a distribution of principal.

ASSUMABILITY

     Each Mortgage Loan is subject to assumption upon the sale of the related Mortgaged Property. See "Yield, Maturity and Prepayment
Considerations--Assumability of Government Loans" in the Base Offering Circular.

FINAL DISTRIBUTION DATE

     The Final Distribution Date for each Class, which is set forth on the cover page of this Supplement or on Schedule II to this Supplement, is the latest date on which the related Class Principal Balance or Class Notional Balance will be reduced to zero. The actual retirement of any Class may occur earlier than its Final Distribution Date. Pursuant to the Ginnie Mae Guaranty, Ginnie Mae will guaranty payment in full of the Class Principal Balance of each Class of Securities no later than its Final Distribution Date.

MODELING ASSUMPTIONS

     Unless otherwise indicated, the various tables that follow have been prepared on the basis of the characteristics of the Mortgage Loans underlying the Trust Assets, the characteristics of the Underlying REMIC Certificate, the priorities for distributions on the Underlying REMIC Certificate and the following assumptions (the "Modeling Assumptions"), among others:

          1. The Mortgage Loans underlying the Group 1 Trust Assets have the assumed characteristics shown under "Assumed Mortgage Loan Characteristics of the Mortgage Loans

     Underlying the Group 1 Trust Assets (as of June 1, 1998)" in the Terms Sheet, except in the case of information set forth under the 0% PSA Prepayment Assumption Rate, for which each Mortgage Loan is assumed to have an original and a remaining term to maturity of 360 months and a Mortgage Rate of 8.0% per annum.

          2. The Mortgage Loans prepay at the constant percentages of PSA (described below) shown in the related table.

          3. Distributions are always received on the 20th day of the month, in the case of the Group 1 Securities, and on the 26th day of the month, in the case of the Group 2 Securities whether or not a Business Day, commencing in July 1998.

          4. A termination of the Trust and the Underlying REMIC Trust does not occur.

          5. The Closing Date for the Securities is June 30, 1998.

          6. The only expense of the Trust is the monthly payment of the Trustee Fee in the manner described under "Terms Sheet--Trustee Fee" in this Supplement.

          7. Distributions on the Underlying REMIC Certificate are made as described in the Underlying REMIC Disclosure Document.

          8. Each class is held from the Closing Date and is not exchanged in whole or in part.

     When reading the tables and the related text, investors should bear in mind that the Modeling Assumptions, like any other stated assumptions, are unlikely to be entirely consistent with actual experience. For example, most of the Mortgage Loans will not have the characteristics assumed, many Distribution Dates will occur on a Business Day after the 20th or 26th of the month, and the Trustee may cause a termination of the Trust as described under "Description of the Securities--Termination" in this Supplement. In addition, distributions on the Securities are based on Certificate Factors and Calculated Certificate Factors, which may not reflect actual receipts on the Ginnie Mae Certificates. See "Description of the Securities--Distributions" in the Base Offering Circular.

DECREMENT TABLES

     Prepayments of mortgage loans are commonly measured by a prepayment standard or model. The model used in this Supplement ("PSA") is the standard prepayment assumption model of The Bond Market Trade Association. PSA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of the Mortgage Loans to which the model is applied. See "Yield, Maturity and Prepayment Considerations--Standard Prepayment Assumption Models" in the Base Offering Circular. The decrement tables set forth below are based on the assumption that the Mortgage Loans prepay at the indicated percentages of PSA (the "PSA Prepayment Assumption Rates"). As used in the table, each of the PSA Prepayment Assumption Rates reflects a percentage of the 100% PSA assumed prepayment rate. The Mortgage Loans will not prepay at any of the PSA Prepayment Assumption Rates and the timing of changes in the rate of prepayments actually experienced on the Mortgage Loans will not follow the pattern described for the PSA assumption.

     The decrement tables set forth below illustrate the percentage of the Original Class Principal Balance (or in the case of a Notional Class, the original Class Notional Balance) that would remain outstanding following the distribution made each June for each Regular or MX Class, based on the assumption that the Mortgage Loans prepay at the PSA Prepayment Assumption Rates. The percentages set forth in the following decrement tables have been rounded to the nearest whole percentage (including rounding down to zero).

     The decrement tables also indicate the Weighted Average Life of each Regular or MX Class under each PSA Prepayment Assumption Rate. The Weighted Average Life of each Regular or MX Class is calculated by (a) multiplying the net reduction, if any, of the Class Principal Balance (or the net reduction of the Class Notional Balance, in the case of any Notional Class) from one Distribution Date to the next Distribution Date thereon by the number of years from the date of issuance thereof to the related Distribution Date, (b) summing the results, and (c) dividing the sum by (i) in the case of a Regular or MX Class other than a Notional Class or an Accrual Class, the related Original Class Principal Balance thereof or (ii) in the case of each Notional Class, the original Class Notional Balance thereof or (iii) in the case of each Accrual Class, the aggregate amount of the assumed net reductions in principal balance referred to in clause (a).

     The Weighted Average Lives are likely to vary, perhaps significantly, from those set forth in the tables below based upon the differences between the actual characteristics of the Mortgage Loans underlying the related Trust Assets and the Modeling Assumptions.

      PERCENTAGES OF ORIGINAL CLASS PRINCIPAL (OR CLASS NOTIONAL) BALANCES
                           AND WEIGHTED AVERAGE LIVES

                               SECURITY GROUP 1
                        PSA PREPAYMENT ASSUMPTION RATES
                     -------------------------------------
                          A+, BA, FA, SA+, SB*, SC*,
                           SD+*, SE+ AND SG+ CLASSES
                     -------------------------------------
 DISTRIBUTION DATE    0%      80%    135%    220%    400%
 -----------------    --      ---    ----    ----    ----
Initial Percent.....   100     100     100     100     100
June 1999...........    96      89      83      75      57
June 2000...........    96      89      73      48       0
June 2001...........    96      89      60      17       0
June 2002...........    96      89      49       0       0
June 2003...........    96      89      40       0       0
June 2004...........    96      89      33       0       0
June 2005...........    96      89      27       0       0
June 2006...........    96      89      23       0       0
June 2007...........    96      89      20       0       0
June 2008...........    96      89      18       0       0
June 2009...........    96      88      15       0       0
June 2010...........    96      85      12       0       0
June 2011...........    96      81       9       0       0
June 2012...........    96      75       5       0       0
June 2013...........    96      69       0       0       0
June 2014...........    96      62       0       0       0
June 2015...........    96      54       0       0       0
June 2016...........    96      46       0       0       0
June 2017...........    96      38       0       0       0
June 2018...........    96      28       0       0       0
June 2019...........    92      16       0       0       0
June 2020...........    88       2       0       0       0
June 2021...........    83       0       0       0       0
June 2022...........    79       0       0       0       0
June 2023...........    74       0       0       0       0
June 2024...........    52       0       0       0       0
June 2025...........    16       0       0       0       0
June 2026...........     0       0       0       0       0
June 2027...........     0       0       0       0       0
June 2028...........     0       0       0       0       0
Weighted Average
 Life (years).......  24.6    15.8     5.2     1.9     1.1

                                SECURITY GROUP 1
                         PSA PREPAYMENT ASSUMPTION RATES
                      -------------------------------------
                               B+, F, FB, FC, FD,
                                FE+ AND S CLASSES
                      -------------------------------------
 DISTRIBUTION DATE     0%      80%    135%    220%    400%
 -----------------     --      ---    ----    ----    ----
Initial Percent.....    100     100     100     100     100
June 1999...........     97      90      85      77      60
June 2000...........     97      90      75      52       5
June 2001...........     97      90      63      24       0
June 2002...........     97      90      53       1       0
June 2003...........     97      90      45       0       0
June 2004...........     97      90      38       0       0
June 2005...........     97      90      33       0       0
June 2006...........     97      90      29       0       0
June 2007...........     97      90      26       0       0
June 2008...........     97      90      24       0       0
June 2009...........     97      89      22       0       0
June 2010...........     97      86      19       0       0
June 2011...........     97      82      16       0       0
June 2012...........     97      77      12       0       0
June 2013...........     97      71       8       0       0
June 2014...........     97      65       4       0       0
June 2015...........     97      58       0       0       0
June 2016...........     95      49       0       0       0
June 2017...........     92      38       0       0       0
June 2018...........     89      26       0       0       0
June 2019...........     85      14       0       0       0
June 2020...........     81       2       0       0       0
June 2021...........     77       0       0       0       0
June 2022...........     73       0       0       0       0
June 2023...........     68       0       0       0       0
June 2024...........     48       0       0       0       0
June 2025...........     14       0       0       0       0
June 2026...........      0       0       0       0       0
June 2027...........      0       0       0       0       0
June 2028...........      0       0       0       0       0
Weighted Average
 Life (years).......   24.2    16.1     6.0     2.1     1.2

                                SECURITY GROUP 1
                         PSA PREPAYMENT ASSUMPTION RATES
                      -------------------------------------

                                    PA* CLASS
                      -------------------------------------
 DISTRIBUTION DATE     0%      80%    135%    220%    400%
 -----------------     --      ---    ----    ----    ----
Initial Percent.....    100     100     100     100     100
June 1999...........    100      99      99      99      99
June 2000...........     98      89      89      89      89
June 2001...........     96      77      77      77      75
June 2002...........     93      65      65      65      43
June 2003...........     91      53      53      53      24
June 2004...........     88      42      42      42      14
June 2005...........     85      32      32      32       6
June 2006...........     81      26      26      26       0
June 2007...........     78      20      20      20       0
June 2008...........     74      14      14      14       0
June 2009...........     70       9       9       9       0
June 2010...........     65       5       5       5       0
June 2011...........     60       1       1       1       0
June 2012...........     55       0       0       0       0
June 2013...........     49       0       0       0       0
June 2014...........     43       0       0       0       0
June 2015...........     36       0       0       0       0
June 2016...........     30       0       0       0       0
June 2017...........     25       0       0       0       0
June 2018...........     20       0       0       0       0
June 2019...........     14       0       0       0       0
June 2020...........      8       0       0       0       0
June 2021...........      1       0       0       0       0
June 2022...........      0       0       0       0       0
June 2023...........      0       0       0       0       0
June 2024...........      0       0       0       0       0
June 2025...........      0       0       0       0       0
June 2026...........      0       0       0       0       0
June 2027...........      0       0       0       0       0
June 2028...........      0       0       0       0       0
Weighted Average
 Life (years).......   14.1     5.8     5.8     5.8     4.0

                                SECURITY GROUP 1
                         PSA PREPAYMENT ASSUMPTION RATES
                      -------------------------------------

                                    PB CLASS
                      -------------------------------------
 DISTRIBUTION DATE     0%      80%    135%    220%    400%
 -----------------     --      ---    ----    ----    ----
Initial Percent.....    100     100     100     100     100
June 1999...........    100      99      99      99      99
June 2000...........     97      84      84      84      84
June 2001...........     93      66      66      66      63
June 2002...........     90      48      48      48      17
June 2003...........     86      32      32      32       0
June 2004...........     82      16      16      16       0
June 2005...........     77       0       0       0       0
June 2006...........     73       0       0       0       0
June 2007...........     67       0       0       0       0
June 2008...........     62       0       0       0       0
June 2009...........     55       0       0       0       0
June 2010...........     49       0       0       0       0
June 2011...........     42       0       0       0       0
June 2012...........     34       0       0       0       0
June 2013...........     25       0       0       0       0
June 2014...........     16       0       0       0       0
June 2015...........      6       0       0       0       0
June 2016...........      0       0       0       0       0
June 2017...........      0       0       0       0       0
June 2018...........      0       0       0       0       0
June 2019...........      0       0       0       0       0
June 2020...........      0       0       0       0       0
June 2021...........      0       0       0       0       0
June 2022...........      0       0       0       0       0
June 2023...........      0       0       0       0       0
June 2024...........      0       0       0       0       0
June 2025...........      0       0       0       0       0
June 2026...........      0       0       0       0       0
June 2027...........      0       0       0       0       0
June 2028...........      0       0       0       0       0
Weighted Average
 Life (years).......   11.0     4.0     4.0     4.0     3.1

---------------
+ MX Class.
* The information shown for a Notional Class is for illustrative purposes only, as a Notional Class is not entitled to distributions of principal and has no weighted average life. Because the Class Notional Balance of a Notional Class will be determined by reference to the Class Principal Balance of the Class or Classes with which that Class Notional Balance is reduced, reductions in the aggregate Class Notional Balance of a Notional Class will occur concurrently with reductions in the Class Principal Balance of such Class or Classes as described herein. The weighted average life shown for a Notional Class has been calculated on the assumption that a reduction in the Class Notional Balance thereof is a distribution of principal.

                               SECURITY GROUP 1
                        PSA PREPAYMENT ASSUMPTION RATES
                     -------------------------------------

                               PC AND PL CLASSES
                     -------------------------------------
 DISTRIBUTION DATE    0%      80%    135%    220%    400%
 -----------------    --      ---    ----    ----    ----
Initial Percent.....   100     100     100     100     100
June 1999...........   100     100     100     100     100
June 2000...........   100     100     100     100     100
June 2001...........   100     100     100     100      92
June 2002...........   100      48      48      48       0
June 2003...........   100       0       0       0       0
June 2004...........   100       0       0       0       0
June 2005...........   100       0       0       0       0
June 2006...........   100       0       0       0       0
June 2007...........   100       0       0       0       0
June 2008...........    88       0       0       0       0
June 2009...........    70       0       0       0       0
June 2010...........    50       0       0       0       0
June 2011...........    28       0       0       0       0
June 2012...........     5       0       0       0       0
June 2013...........     0       0       0       0       0
June 2014...........     0       0       0       0       0
June 2015...........     0       0       0       0       0
June 2016...........     0       0       0       0       0
June 2017...........     0       0       0       0       0
June 2018...........     0       0       0       0       0
June 2019...........     0       0       0       0       0
June 2020...........     0       0       0       0       0
June 2021...........     0       0       0       0       0
June 2022...........     0       0       0       0       0
June 2023...........     0       0       0       0       0
June 2024...........     0       0       0       0       0
June 2025...........     0       0       0       0       0
June 2026...........     0       0       0       0       0
June 2027...........     0       0       0       0       0
June 2028...........     0       0       0       0       0
Weighted Average
 Life (years).......  11.9     4.0     4.0     4.0     3.3

                                SECURITY GROUP 1
                         PSA PREPAYMENT ASSUMPTION RATES
                      -------------------------------------

                                    PD CLASS
                      -------------------------------------
 DISTRIBUTION DATE     0%      80%    135%    220%    400%
 -----------------     --      ---    ----    ----    ----
Initial Percent.....    100     100     100     100     100
June 1999...........    100     100     100     100     100
June 2000...........    100     100     100     100     100
June 2001...........    100     100     100     100     100
June 2002...........    100     100     100     100      52
June 2003...........    100      98      98      98       0
June 2004...........    100      48      48      48       0
June 2005...........    100       1       1       1       0
June 2006...........    100       0       0       0       0
June 2007...........    100       0       0       0       0
June 2008...........    100       0       0       0       0
June 2009...........    100       0       0       0       0
June 2010...........    100       0       0       0       0
June 2011...........    100       0       0       0       0
June 2012...........    100       0       0       0       0
June 2013...........     79       0       0       0       0
June 2014...........     50       0       0       0       0
June 2015...........     19       0       0       0       0
June 2016...........      0       0       0       0       0
June 2017...........      0       0       0       0       0
June 2018...........      0       0       0       0       0
June 2019...........      0       0       0       0       0
June 2020...........      0       0       0       0       0
June 2021...........      0       0       0       0       0
June 2022...........      0       0       0       0       0
June 2023...........      0       0       0       0       0
June 2024...........      0       0       0       0       0
June 2025...........      0       0       0       0       0
June 2026...........      0       0       0       0       0
June 2027...........      0       0       0       0       0
June 2028...........      0       0       0       0       0
Weighted Average
 Life (years).......   16.0     6.0     6.0     6.0     4.0

                                SECURITY GROUP 1
                         PSA PREPAYMENT ASSUMPTION RATES
                      -------------------------------------

                                    PE CLASS
                      -------------------------------------
 DISTRIBUTION DATE     0%      80%    135%    220%    400%
 -----------------     --      ---    ----    ----    ----
Initial Percent.....    100     100     100     100     100
June 1999...........    100     100     100     100     100
June 2000...........    100     100     100     100     100
June 2001...........    100     100     100     100     100
June 2002...........    100     100     100     100     100
June 2003...........    100     100     100     100      36
June 2004...........    100     100     100     100       0
June 2005...........    100     100     100     100       0
June 2006...........    100      48      48      48       0
June 2007...........    100       0       0       0       0
June 2008...........    100       0       0       0       0
June 2009...........    100       0       0       0       0
June 2010...........    100       0       0       0       0
June 2011...........    100       0       0       0       0
June 2012...........    100       0       0       0       0
June 2013...........    100       0       0       0       0
June 2014...........    100       0       0       0       0
June 2015...........    100       0       0       0       0
June 2016...........     83       0       0       0       0
June 2017...........     41       0       0       0       0
June 2018...........      0       0       0       0       0
June 2019...........      0       0       0       0       0
June 2020...........      0       0       0       0       0
June 2021...........      0       0       0       0       0
June 2022...........      0       0       0       0       0
June 2023...........      0       0       0       0       0
June 2024...........      0       0       0       0       0
June 2025...........      0       0       0       0       0
June 2026...........      0       0       0       0       0
June 2027...........      0       0       0       0       0
June 2028...........      0       0       0       0       0
Weighted Average
 Life (years).......   18.8     8.0     8.0     8.0     4.9

                                SECURITY GROUP 1
                         PSA PREPAYMENT ASSUMPTION RATES
                      -------------------------------------
                            AB+*, AC+, AD+, AE+, AF+,
                               AG+, AH+, AI+, AJ+,
                               AK+ AND PG CLASSES
                      -------------------------------------
 DISTRIBUTION DATE     0%      80%    135%    220%    400%
 -----------------     --      ---    ----    ----    ----
Initial Percent.....    100     100     100     100     100
June 1999...........    100     100     100     100     100
June 2000...........    100     100     100     100     100
June 2001...........    100     100     100     100     100
June 2002...........    100     100     100     100     100
June 2003...........    100     100     100     100     100
June 2004...........    100     100     100     100      68
June 2005...........    100     100     100     100      28
June 2006...........    100     100     100     100       0
June 2007...........    100      99      99      99       0
June 2008...........    100      71      71      71       0
June 2009...........    100      47      47      47       0
June 2010...........    100      26      26      26       0
June 2011...........    100       7       7       7       0
June 2012...........    100       0       0       0       0
June 2013...........    100       0       0       0       0
June 2014...........    100       0       0       0       0
June 2015...........    100       0       0       0       0
June 2016...........    100       0       0       0       0
June 2017...........    100       0       0       0       0
June 2018...........     98       0       0       0       0
June 2019...........     70       0       0       0       0
June 2020...........     39       0       0       0       0
June 2021...........      7       0       0       0       0
June 2022...........      0       0       0       0       0
June 2023...........      0       0       0       0       0
June 2024...........      0       0       0       0       0
June 2025...........      0       0       0       0       0
June 2026...........      0       0       0       0       0
June 2027...........      0       0       0       0       0
June 2028...........      0       0       0       0       0
Weighted Average
 Life (years).......   21.6    11.0    11.0    11.0     6.5

                               SECURITY GROUP 1
                        PSA PREPAYMENT ASSUMPTION RATES
                     -------------------------------------
                             AL+*, AM+, AN+, AO+,
                           AP+, AY+, AR+, AS+, AT+,
                              AU+ AND PH CLASSES
                     -------------------------------------
 DISTRIBUTION DATE    0%      80%    135%    220%    400%
 -----------------    --      ---    ----    ----    ----
Initial Percent.....   100     100     100     100     100
June 1999...........   100     100     100     100     100
June 2000...........   100     100     100     100     100
June 2001...........   100     100     100     100     100
June 2002...........   100     100     100     100     100
June 2003...........   100     100     100     100     100
June 2004...........   100     100     100     100     100
June 2005...........   100     100     100     100     100
June 2006...........   100     100     100     100      98
June 2007...........   100     100     100     100      73
June 2008...........   100     100     100     100      54
June 2009...........   100     100     100     100      40
June 2010...........   100     100     100     100      30
June 2011...........   100     100     100     100      22
June 2012...........   100      91      91      91      16
June 2013...........   100      76      76      76      12
June 2014...........   100      63      63      63       9
June 2015...........   100      53      53      53       6
June 2016...........   100      43      43      43       5
June 2017...........   100      36      36      36       3
June 2018...........   100      29      29      29       2
June 2019...........   100      23      23      23       2
June 2020...........   100      18      18      18       1
June 2021...........   100      14      14      14       1
June 2022...........    68      11      11      11       1
June 2023...........    26       8       8       8       0
June 2024...........     6       6       6       6       0
June 2025...........     4       4       4       4       0
June 2026...........     2       2       2       2       0
June 2027...........     1       1       1       1       0
June 2028...........     0       0       0       0       0
Weighted Average
 Life (years).......  24.6    18.3    18.3    18.3    11.2

                                SECURITY GROUP 1
                         PSA PREPAYMENT ASSUMPTION RATES
                      -------------------------------------

                                    PJ CLASS
                      -------------------------------------
 DISTRIBUTION DATE     0%      80%    135%    220%    400%
 -----------------     --      ---    ----    ----    ----
Initial Percent.....    100     100     100     100     100
June 1999...........     99      97      97      97      97
June 2000...........     91      54      54      54      54
June 2001...........     81       1       1       1       0
June 2002...........     71       0       0       0       0
June 2003...........     60       0       0       0       0
June 2004...........     48       0       0       0       0
June 2005...........     35       0       0       0       0
June 2006...........     21       0       0       0       0
June 2007...........      5       0       0       0       0
June 2008...........      0       0       0       0       0
June 2009...........      0       0       0       0       0
June 2010...........      0       0       0       0       0
June 2011...........      0       0       0       0       0
June 2012...........      0       0       0       0       0
June 2013...........      0       0       0       0       0
June 2014...........      0       0       0       0       0
June 2015...........      0       0       0       0       0
June 2016...........      0       0       0       0       0
June 2017...........      0       0       0       0       0
June 2018...........      0       0       0       0       0
June 2019...........      0       0       0       0       0
June 2020...........      0       0       0       0       0
June 2021...........      0       0       0       0       0
June 2022...........      0       0       0       0       0
June 2023...........      0       0       0       0       0
June 2024...........      0       0       0       0       0
June 2025...........      0       0       0       0       0
June 2026...........      0       0       0       0       0
June 2027...........      0       0       0       0       0
June 2028...........      0       0       0       0       0
Weighted Average
 Life (years).......    5.6     2.0     2.0     2.0     2.0

                                SECURITY GROUP 1
                         PSA PREPAYMENT ASSUMPTION RATES
                      -------------------------------------

                                    PK* CLASS
                      -------------------------------------
 DISTRIBUTION DATE     0%      80%    135%    220%    400%
 -----------------     --      ---    ----    ----    ----
Initial Percent.....    100     100     100     100     100
June 1999...........    100      99      99      99      99
June 2000...........     96      81      81      81      81
June 2001...........     92      60      60      60      60
June 2002...........     88      60      60      60      42
June 2003...........     84      59      59      59      12
June 2004...........     79      41      41      41       5
June 2005...........     74      23      23      23       2
June 2006...........     68      14      14      14       0
June 2007...........     62       6       6       6       0
June 2008...........     60       5       5       5       0
June 2009...........     60       3       3       3       0
June 2010...........     60       2       2       2       0
June 2011...........     60       1       1       1       0
June 2012...........     60       0       0       0       0
June 2013...........     52       0       0       0       0
June 2014...........     41       0       0       0       0
June 2015...........     30       0       0       0       0
June 2016...........     20       0       0       0       0
June 2017...........     13       0       0       0       0
June 2018...........      6       0       0       0       0
June 2019...........      5       0       0       0       0
June 2020...........      3       0       0       0       0
June 2021...........      0       0       0       0       0
June 2022...........      0       0       0       0       0
June 2023...........      0       0       0       0       0
June 2024...........      0       0       0       0       0
June 2025...........      0       0       0       0       0
June 2026...........      0       0       0       0       0
June 2027...........      0       0       0       0       0
June 2028...........      0       0       0       0       0
Weighted Average
 Life (years).......   12.7     5.1     5.1     5.1     3.5

                                SECURITY GROUP 1
                         PSA PREPAYMENT ASSUMPTION RATES
                      -------------------------------------

                                    PM CLASS
                      -------------------------------------
 DISTRIBUTION DATE     0%      80%    135%    220%    400%
 -----------------     --      ---    ----    ----    ----
Initial Percent.....    100     100     100     100     100
June 1999...........    100      99      99      99      99
June 2000...........     98      88      88      88      88
June 2001...........     95      74      74      74      72
June 2002...........     92      61      61      61      37
June 2003...........     90      48      48      48      11
June 2004...........     86      36      36      36       0
June 2005...........     83      25      25      25       0
June 2006...........     79      14      14      14       0
June 2007...........     75       3       3       3       0
June 2008...........     71       0       0       0       0
June 2009...........     66       0       0       0       0
June 2010...........     61       0       0       0       0
June 2011...........     56       0       0       0       0
June 2012...........     50       0       0       0       0
June 2013...........     44       0       0       0       0
June 2014...........     37       0       0       0       0
June 2015...........     29       0       0       0       0
June 2016...........     21       0       0       0       0
June 2017...........     12       0       0       0       0
June 2018...........      3       0       0       0       0
June 2019...........      0       0       0       0       0
June 2020...........      0       0       0       0       0
June 2021...........      0       0       0       0       0
June 2022...........      0       0       0       0       0
June 2023...........      0       0       0       0       0
June 2024...........      0       0       0       0       0
June 2025...........      0       0       0       0       0
June 2026...........      0       0       0       0       0
June 2027...........      0       0       0       0       0
June 2028...........      0       0       0       0       0
Weighted Average
 Life (years).......   13.0     5.0     5.0     5.0     3.6

---------------
+ MX Class.
* The information shown for a Notional Class is for illustrative purposes only, as a Notional Class is not entitled to distributions of principal and has no weighted average life. Because the Class Notional Balance of a Notional Class will be determined by reference to the Class Principal Balance of the Class or Classes with which that Class Notional Balance is reduced, reductions in the aggregate Class Notional Balance of a Notional Class will occur concurrently with reductions in the Class Principal Balance of such Class or Classes as described herein. The weighted average life shown for a Notional Class has been calculated on the assumption that a reduction in the Class Notional Balance thereof is a distribution of principal.

                               SECURITY GROUP 1
                        PSA PREPAYMENT ASSUMPTION RATES
                     -------------------------------------
                                   PN CLASS
                     -------------------------------------
 DISTRIBUTION DATE    0%      80%    135%    220%    400%
 -----------------    --      ---    ----    ----    ----
Initial Percent.....   100     100     100     100     100
June 1999...........   100     100     100     100     100
June 2000...........   100     100     100     100     100
June 2001...........   100     100     100     100     100
June 2002...........   100     100     100     100     100
June 2003...........   100     100     100     100     100
June 2004...........   100     100     100     100      74
June 2005...........   100     100     100     100      31
June 2006...........   100     100     100     100       0
June 2007...........   100     100     100     100       0
June 2008...........   100      79      79      79       0
June 2009...........   100      51      51      51       0
June 2010...........   100      28      28      28       0
June 2011...........   100       8       8       8       0
June 2012...........   100       0       0       0       0
June 2013...........   100       0       0       0       0
June 2014...........   100       0       0       0       0
June 2015...........   100       0       0       0       0
June 2016...........   100       0       0       0       0
June 2017...........   100       0       0       0       0
June 2018...........   100       0       0       0       0
June 2019...........    77       0       0       0       0
June 2020...........    43       0       0       0       0
June 2021...........     7       0       0       0       0
June 2022...........     0       0       0       0       0
June 2023...........     0       0       0       0       0
June 2024...........     0       0       0       0       0
June 2025...........     0       0       0       0       0
June 2026...........     0       0       0       0       0
June 2027...........     0       0       0       0       0
June 2028...........     0       0       0       0       0
Weighted Average
 Life (years).......  21.8    11.2    11.2    11.2     6.6

                                SECURITY GROUP 1
                         PSA PREPAYMENT ASSUMPTION RATES
                      -------------------------------------
                                    VA CLASS
                      -------------------------------------
 DISTRIBUTION DATE     0%      80%    135%    220%    400%
 -----------------     --      ---    ----    ----    ----
Initial Percent.....    100     100     100     100     100
June 1999...........     88      88      88      88      88
June 2000...........     76      76      76      76      65
June 2001...........     62      62      62      62       0
June 2002...........     48      48      48      23       0
June 2003...........     33      33      33       0       0
June 2004...........     17      17      17       0       0
June 2005...........      0       0       0       0       0
June 2006...........      0       0       0       0       0
June 2007...........      0       0       0       0       0
June 2008...........      0       0       0       0       0
June 2009...........      0       0       0       0       0
June 2010...........      0       0       0       0       0
June 2011...........      0       0       0       0       0
June 2012...........      0       0       0       0       0
June 2013...........      0       0       0       0       0
June 2014...........      0       0       0       0       0
June 2015...........      0       0       0       0       0
June 2016...........      0       0       0       0       0
June 2017...........      0       0       0       0       0
June 2018...........      0       0       0       0       0
June 2019...........      0       0       0       0       0
June 2020...........      0       0       0       0       0
June 2021...........      0       0       0       0       0
June 2022...........      0       0       0       0       0
June 2023...........      0       0       0       0       0
June 2024...........      0       0       0       0       0
June 2025...........      0       0       0       0       0
June 2026...........      0       0       0       0       0
June 2027...........      0       0       0       0       0
June 2028...........      0       0       0       0       0
Weighted Average
 Life (years).......    3.8     3.8     3.8     3.0     1.8

                                SECURITY GROUP 1
                         PSA PREPAYMENT ASSUMPTION RATES
                      -------------------------------------
                                    VB CLASS
                      -------------------------------------
 DISTRIBUTION DATE     0%      80%    135%    220%    400%
 -----------------     --      ---    ----    ----    ----
Initial Percent.....    100     100     100     100     100
June 1999...........    100     100     100     100     100
June 2000...........    100     100     100     100     100
June 2001...........    100     100     100     100       0
June 2002...........    100     100     100      96       0
June 2003...........    100     100     100       0       0
June 2004...........    100     100     100       0       0
June 2005...........     99      99      99       0       0
June 2006...........     68      68      68       0       0
June 2007...........     35      35      35       0       0
June 2008...........      0       0       0       0       0
June 2009...........      0       0       0       0       0
June 2010...........      0       0       0       0       0
June 2011...........      0       0       0       0       0
June 2012...........      0       0       0       0       0
June 2013...........      0       0       0       0       0
June 2014...........      0       0       0       0       0
June 2015...........      0       0       0       0       0
June 2016...........      0       0       0       0       0
June 2017...........      0       0       0       0       0
June 2018...........      0       0       0       0       0
June 2019...........      0       0       0       0       0
June 2020...........      0       0       0       0       0
June 2021...........      0       0       0       0       0
June 2022...........      0       0       0       0       0
June 2023...........      0       0       0       0       0
June 2024...........      0       0       0       0       0
June 2025...........      0       0       0       0       0
June 2026...........      0       0       0       0       0
June 2027...........      0       0       0       0       0
June 2028...........      0       0       0       0       0
Weighted Average
 Life (years).......    8.5     8.5     8.5     4.3     2.2

                               SECURITY GROUP 1
                        PSA PREPAYMENT ASSUMPTION RATES
                     -------------------------------------
                                   VC CLASS
                     -------------------------------------
 DISTRIBUTION DATE    0%      80%    135%    220%    400%
 -----------------    --      ---    ----    ----    ----
Initial Percent.....   100     100     100     100     100
June 1999...........   100     100     100     100     100
June 2000...........   100     100     100     100     100
June 2001...........   100     100     100     100       0
June 2002...........   100     100     100     100       0
June 2003...........   100     100     100      41       0
June 2004...........   100     100     100       0       0
June 2005...........   100     100     100       0       0
June 2006...........   100     100     100       0       0
June 2007...........   100     100     100       0       0
June 2008...........   100     100     100       0       0
June 2009...........    87      87      87       0       0
June 2010...........    72      72      72       0       0
June 2011...........    57      57      57       0       0
June 2012...........    41      41      41       0       0
June 2013...........    24      24      24       0       0
June 2014...........    15      15      15       0       0
June 2015...........     6       6       3       0       0
June 2016...........     0       0       0       0       0
June 2017...........     0       0       0       0       0
June 2018...........     0       0       0       0       0
June 2019...........     0       0       0       0       0
June 2020...........     0       0       0       0       0
June 2021...........     0       0       0       0       0
June 2022...........     0       0       0       0       0
June 2023...........     0       0       0       0       0
June 2024...........     0       0       0       0       0
June 2025...........     0       0       0       0       0
June 2026...........     0       0       0       0       0
June 2027...........     0       0       0       0       0
June 2028...........     0       0       0       0       0
Weighted Average
 Life (years).......  13.5    13.5    13.5     5.0     2.4

                                SECURITY GROUP 1
                         PSA PREPAYMENT ASSUMPTION RATES
                      -------------------------------------
                                     Z CLASS
                      -------------------------------------
 DISTRIBUTION DATE     0%      80%    135%    220%    400%
 -----------------     --      ---    ----    ----    ----
Initial Percent.....    100     100     100     100     100
June 1999...........    107     107     107     107     107
June 2000...........    114     114     114     114     114
June 2001...........    121     121     121     121       0
June 2002...........    130     130     130     130       0
June 2003...........    138     138     138     138       0
June 2004...........    148     148     148       0       0
June 2005...........    157     157     157       0       0
June 2006...........    168     168     168       0       0
June 2007...........    179     179     179       0       0
June 2008...........    191     191     191       0       0
June 2009...........    204     204     204       0       0
June 2010...........    218     218     218       0       0
June 2011...........    232     232     232       0       0
June 2012...........    248     248     248       0       0
June 2013...........    264     264     264       0       0
June 2014...........    217     217     146       0       0
June 2015...........    167     167      19       0       0
June 2016...........    113     113       0       0       0
June 2017...........     56      56       0       0       0
June 2018...........      0       0       0       0       0
June 2019...........      0       0       0       0       0
June 2020...........      0       0       0       0       0
June 2021...........      0       0       0       0       0
June 2022...........      0       0       0       0       0
June 2023...........      0       0       0       0       0
June 2024...........      0       0       0       0       0
June 2025...........      0       0       0       0       0
June 2026...........      0       0       0       0       0
June 2027...........      0       0       0       0       0
June 2028...........      0       0       0       0       0
Weighted Average
 Life (years).......   17.6    17.6    16.1     5.4     2.5

                                SECURITY GROUP 1
                         PSA PREPAYMENT ASSUMPTION RATES
                      -------------------------------------
                                    ZA CLASS
                      -------------------------------------
 DISTRIBUTION DATE     0%      80%    135%    220%    400%
 -----------------     --      ---    ----    ----    ----
Initial Percent.....    100     100     100     100     100
June 1999...........    107     107     107     107     107
June 2000...........    114     114     114     114     114
June 2001...........    121     121     121     121       0
June 2002...........    130     130     130     130       0
June 2003...........    138     138     138     138       0
June 2004...........    148     148     148     123       0
June 2005...........    157     157     157      64       0
June 2006...........    168     168     168      26       0
June 2007...........    179     179     179       5       0
June 2008...........    191     191     191       0       0
June 2009...........    204     204     204       0       0
June 2010...........    218     218     218       0       0
June 2011...........    232     232     232       0       0
June 2012...........    248     248     248       0       0
June 2013...........    264     264     264       0       0
June 2014...........    282     282     282       0       0
June 2015...........    301     301     301       0       0
June 2016...........    321     321     279       0       0
June 2017...........    343     343     250       0       0
June 2018...........    366     366     222       0       0
June 2019...........    390     390     194       0       0
June 2020...........    416     416     167       0       0
June 2021...........    444     374     141       0       0
June 2022...........    474     317     117       0       0
June 2023...........    506     260      93       0       0
June 2024...........    539     204      71       0       0
June 2025...........    576     147      50       0       0
June 2026...........    468      92      30       0       0
June 2027...........    244      36      12       0       0
June 2028...........      0       0       0       0       0
Weighted Average
 Life (years).......   28.8    25.9    22.9     7.0     2.8

                               SECURITY GROUP 2
                        PSA PREPAYMENT ASSUMPTION RATES
                     -------------------------------------
                              EM AND SM* CLASSES
                     -------------------------------------
 DISTRIBUTION DATE    0%     150%    325%    450%    600%
 -----------------    --     ----    ----    ----    ----
Initial Percent.....   100     100     100     100     100
June 1999...........   100      99      98      97      96
June 2000...........   100      98      96      80      62
June 2001...........   100      97      73      55      37
June 2002...........   100      92      55      37      21
June 2003...........    99      77      40      24      11
June 2004...........    99      63      28      14       5
June 2005...........    99      50      18       7       1
June 2006...........    98      38      10       2       0
June 2007...........    98      28       4       0       0
June 2008...........    98      18       0       0       0
June 2009...........    96      10       0       0       0
June 2010...........    87       1       0       0       0
June 2011...........    78       0       0       0       0
June 2012...........    68       0       0       0       0
June 2013...........    57       0       0       0       0
June 2014...........    45       0       0       0       0
June 2015...........    32       0       0       0       0
June 2016...........    19       0       0       0       0
June 2017...........     4       0       0       0       0
June 2018...........     0       0       0       0       0
June 2019...........     0       0       0       0       0
June 2020...........     0       0       0       0       0
June 2021...........     0       0       0       0       0
June 2022...........     0       0       0       0       0
June 2023...........     0       0       0       0       0
June 2024...........     0       0       0       0       0
June 2025...........     0       0       0       0       0
June 2026...........     0       0       0       0       0
June 2027...........     0       0       0       0       0
June 2028...........     0       0       0       0       0
Weighted average
 Life (years).......  15.3     7.2     4.7     3.7     2.8

---------------
* The information shown for a Notional Class is for illustrative purposes only, as a Notional Class is not entitled to distributions of principal and has no weighted average life. Because the Class Notional Balance of a Notional Class will be determined by reference to the Class Principal Balance of the Class or Classes with which that Class Notional Balance is reduced, reductions in the aggregate Class Notional Balance of a Notional Class will occur concurrently with reductions in the Class Principal Balance of such Class or Classes as described herein. The weighted average life shown for a Notional Class has been calculated on the assumption that a reduction in the Class Notional Balance thereof is a distribution of principal.

YIELD CONSIDERATIONS

     An investor seeking to maximize yield should make a decision whether to invest in any Class based on (i) the anticipated yield of that Class resulting from its purchase price, (ii) the investor's own projection of Mortgage Loan prepayment rates under a variety of scenarios, (iii) in the case of the Group 2 Securities, the investor's own projection of payment rates on the Underlying REMIC Certificate under a variety of scenarios, and (iv) in the case of a Floating Rate or Inverse Floating Rate Class, the investor's own projection of levels of LIBOR or COFI, as applicable, under a variety of scenarios. No representation is made regarding Mortgage Loan prepayment rates, Underlying REMIC Certificate payment rates, LIBOR or COFI levels or the yield of any Class.

  Prepayments: Effect on Yields

     The yields to investors will be sensitive in varying degrees to the rate of prepayments on the related Mortgage Loans. In the case of Securities (especially the Interest Only Classes) purchased at a premium, faster than anticipated rates of principal payments could result in actual yields to investors that are lower than the anticipated yields. Investors in the Interest Only Classes should also consider the risk that rapid rates of principal payments could result in the failure of investors to recover fully their investments. In the case of Securities purchased at a discount (especially the Principal Only Classes), slower than anticipated rates of principal payments could result in actual yields to investors that are lower than the anticipated yields. See "Risk Factors--Class Investment Considerations" in this Supplement.

     Rapid rates of prepayments on the Mortgage Loans are likely to coincide with periods of low prevailing interest rates. During such periods, the yields at which an investor may be able to reinvest amounts received as principal payments on the investor's Class of Securities may be lower than the yield on that Class. Slow rates of prepayments on the Mortgage Loans are likely to coincide with periods of high prevailing interest rates. During such periods, the amount of principal payments available to an investor for reinvestment at such high rates may be relatively low.

     The Mortgage Loans will not prepay at any constant rate until maturity, nor will all of the Mortgage Loans underlying any Group of Trust Assets prepay at the same rate at any one time. The timing of changes in the rate of prepayments may affect the actual yield to an investor, even if the average rate of principal prepayments is consistent with the investor's expectation. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on an investor's yield. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the Closing Date is not likely to be offset by a later equivalent reduction (or increase) in the rate of principal prepayments.

  LIBOR and COFI: Effect on Yields of the Floating Rate and Inverse Floating Rate Classes

     Low levels of LIBOR can reduce the yield of the Floating Rate Classes. High levels of LIBOR or COFI, as applicable, can significantly reduce the yield of the applicable Inverse Floating Rate Classes. See "Risk Factors--Class Investment Considerations" in this Supplement.

  Payment Delay: Effect on Yields of the Fixed Rate and Delay Classes

     The effective yield on any Fixed Rate or Delay Class will be less than the yield otherwise produced by its Interest Rate and purchase price because (i) on the first Distribution Date, 30 days' interest will be payable on that Class even though interest began to accrue approximately (x) 50 days earlier in the case of the Group 1 Securities and (y) 56 days earlier in the case of the Group 2 Securities (ii) on each subsequent Distribution Date, the interest payable will accrue during the related Accrual Period, which will end approximately (x) 20 days earlier in the case of the Group 1 Securities and (y) 26 days earlier in the case of the Group 2 Securities.

YIELD TABLES

     The following tables show the pre-tax yields to maturity on a corporate bond equivalent basis of the specified Classes at various constant percentages of PSA and, in the cases indicated, at various constant levels of LIBOR or COFI.

     The Mortgage Loans will not prepay at any constant rate until maturity, and it is unlikely that LIBOR or COFI will remain constant. Moreover, the Mortgage Loans will have characteristics that differ from those of the Modeling Assumptions. Therefore, the actual pre-tax yield of the specified Classes may differ from those shown in the tables below for those Classes even if those Classes are purchased at the assumed prices shown.

     The yields set forth in the tables below were calculated by determining the monthly discount rates that, when applied to the applicable assumed streams of cash flows to be paid on the applicable Classes, would cause the discounted present value of such assumed streams of cash flows to equal each assumed purchase price of those Classes plus accrued interest (in the case of interest bearing classes) and converting such monthly rates to corporate bond equivalent rates. Such calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on such Classes and consequently do not purport to reflect the return on any investment in those Classes when such reinvestment rates are considered.

     For additional information regarding yield and other investment considerations relating to various Classes of the Securities, see "Risk Factors--Class Investment Considerations" in this Supplement.

  Interest Only Fixed Rate Securities

     As indicated in the table below, the yields to investors in Classes PA, PK, AB and AL will be sensitive in varying degrees to the rate of principal payments (including prepayments) of the related Mortgage Loans, which generally can be repaid at any time. On the basis of the assumptions described below, and assuming that the purchase price for each such Class is as indicated in the applicable table below (expressed in each case as a percentage of its respective original Class Notional Balance) plus accrued interest, the pre-tax yield to maturity on Classes PA, PK, AB and AL would be 0% if prepayments were to occur at a constant rate of approximately 395%, 391%, 425% and 607% PSA respectively. If the actual prepayment rate of the related Mortgage Loans were to exceed the foregoing level for any such Class for as little as one month while equaling that level for the remaining months, the investors in the applicable Class would not recover fully their investments.

     The information set forth in the following tables was prepared on the basis of the Modeling Assumptions and the assumption that the purchase price of each of Class PA, PK, AB and AL (expressed as a percentage of its respective original Class Notional Balance) is as indicated in such table. The assumed purchase price is not necessarily that at which actual sales will occur.

                     SENSITIVITY OF CLASS PA TO PREPAYMENTS
                          (PRE-TAX YIELDS TO MATURITY)
                            ASSUMED PRICE 25.8125%*

                                                                PSA PREPAYMENT ASSUMPTION RATES
                                                           -----------------------------------------
                          CLASS                              80%        135%       220%       400%
                          -----                            --------   --------   --------   --------
PA.......................................................     11.1%      11.1%      11.1%     (0.3)%

---------------
* The price does not include accrued interest. Accrued interest has been added to such price in calculating the yields set forth in the table.

                     SENSITIVITY OF CLASS PK TO PREPAYMENTS
                          (PRE-TAX YIELDS TO MATURITY)
                           ASSUMED PRICE 23.046875%*

                                                                PSA PREPAYMENT ASSUMPTION RATES
                                                           -----------------------------------------
                          CLASS                              80%        135%       220%       400%
                          -----                            --------   --------   --------   --------
PK.......................................................     11.5%      11.5%      11.5%     (0.7)%

---------------
* The price does not include accrued interest. Accrued interest has been added to such price in calculating the yields set forth in the table.

                     SENSITIVITY OF CLASS AB TO PREPAYMENTS
                          (PRE-TAX YIELDS TO MATURITY)
                            ASSUMED PRICE 38.8125%*

                                                                  PSA PREPAYMENT ASSUMPTION RATES
                                                             -----------------------------------------
                           CLASS                               80%        135%       220%       400%
                           -----                             --------   --------   --------   --------
AB.........................................................     12.0%      12.0%      12.0%       1.7%

---------------
* The price does not include accrued interest. Accrued interest has been added to such price in calculating the yields set forth in the table.

                     SENSITIVITY OF CLASS AL TO PREPAYMENTS
                          (PRE-TAX YIELDS TO MATURITY)
                            ASSUMED PRICE 47.96875%*

                                                              PSA PREPAYMENT ASSUMPTION RATES
                                                              --------------------------------
                           CLASS                               80%      135%     220%    400%
                           -----                              ------   ------   ------   -----
AL..........................................................  12.0%    12.0%    12.0%    7.6%

---------------
* The price does not include accrued interest. Accrued interest has been added to such price in calculating the yields set forth in the table.

  Inverse Floating Rate Securities

     As indicated in the tables below, the yields to investors in Class S, SA, SE and SG will be highly sensitive to the level of LIBOR and to the rate of principal payments (including prepayments) of the related Mortgage Loans, which generally can be prepaid at any time. In addition, a high level of LIBOR alone will have a negative effect on the yields to investors in Classes S, SA, SE and SG.

     The information set forth in the following tables was prepared on the basis of the Modeling Assumptions and the assumptions that (i) the Interest Rate applicable to Classes S, SA, SE and SG for each Accrual Period subsequent to their initial Accrual Period will be based on the indicated level of LIBOR and
(ii) the purchase price of each such Class (expressed as a percentage of its Original Class Principal Balance) is as indicated below. The assumed purchase price is not necessarily that at which actual sales will occur.

                     SENSITIVITY OF CLASS S TO PREPAYMENTS
                          (PRE-TAX YIELDS TO MATURITY)
                             ASSUMED PRICE 92.25%*

                                                               PSA PREPAYMENT ASSUMPTION RATES
                                                              ---------------------------------
                           LIBOR                               80%      135%     220%     400%
                           -----                              ------   ------   ------   ------
4.65625%....................................................  12.5%    13.6%    16.0%    19.0%
5.65625%....................................................   8.9%    10.0%    12.5%    15.6%
6.65625%....................................................   5.4%     6.4%     9.0%    12.1%
8.0500% and above...........................................   0.5%     1.5%     4.3%     7.4%

---------------
* The price does not include accrued interest. Accrued interest has been added to such price in calculating the yields set forth in the table.

                     SENSITIVITY OF CLASS SA TO PREPAYMENTS
                          (PRE-TAX YIELDS TO MATURITY)
                              ASSUMED PRICE 93.5%*

                                                               PSA PREPAYMENT ASSUMPTION RATES
                                                              ---------------------------------
                           LIBOR                               80%      135%     220%     400%
                           -----                              ------   ------   ------   ------
4.65625%....................................................  12.5%    13.5%    15.7%    18.2%
5.65625%....................................................   8.9%    10.0%    12.2%    14.8%
6.65625%....................................................   5.4%     6.4%     8.7%    11.4%
8.1000% and above...........................................   0.5%     1.4%     3.9%     6.6%

---------------
* The price does not include accrued interest. Accrued interest has been added to such price in calculating the yields set forth in the above table.

                     SENSITIVITY OF CLASS SE TO PREPAYMENTS
                          (PRE-TAX YIELDS TO MATURITY)
                             ASSUMED PRICE 91.625*

                                                               PSA PREPAYMENT ASSUMPTION RATES
                                                              ---------------------------------
                           LIBOR                               80%      135%     220%     400%
                           -----                              ------   ------   ------   ------
4.65625%....................................................  14.1%    15.5%    18.2%    21.6%
5.65625%....................................................   9.2%    10.6%    13.5%    17.0%
6.65625%....................................................   4.5%     5.8%     8.8%    12.3%
7.5000% and above...........................................   0.6%     1.8%     5.0%     8.5%

---------------
* The price does not include accrued interest. Accrued interest has been added to such price in calculating the yields set forth in the above tables.

                     SENSITIVITY OF CLASS SG TO PREPAYMENTS
                          (PRE-TAX YIELDS TO MATURITY)
                             ASSUMED PRICE 99.125%*

                                                               PSA PREPAYMENT ASSUMPTION RATES
                                                              ---------------------------------
                           LIBOR                               80%      135%     220%     400%
                           -----                              ------   ------   ------   ------
7.50% and below.............................................   8.0%     8.2%     8.5%     8.8%
7.80%.......................................................   4.0%     4.2%     4.5%     5.0%
8.10% and above.............................................   0.1%     0.3%     0.7%     1.2%

---------------
* The price does not include accrued interest. Accrued interest has been added to such price in calculating the yields set forth in the above tables.

  Interest Only Inverse Floating Rate Securities

     As indicated in the tables below, the yields to investors in Classes SB, SC, SM and SD will be highly sensitive to the level of LIBOR or COFI, as applicable, and to the rate of principal payments (including prepayments) of the related Mortgage Loans, which generally can be prepaid at any time. On the basis of the assumptions described below, and assuming (i) that the purchase price for each Class is as indicated in the applicable table below (expressed as a percentage of its original Class Notional Balance) plus accrued interest, and (ii) LIBOR of 5.65625% for Class SB, SC and SD and COFI of 4.903% for Class SM, the pre-tax yield to maturity on Classes SB, SC, SM and SD would be 0% if prepayments were to occur at a constant rate of approximately 215% PSA, 378% PSA, 574% PSA and 236% PSA, respectively. If the actual prepayment rate of the related Mortgage Loans were to exceed the applicable foregoing level for as little as one month while equaling such level for the remaining months, the investors in Classes SB, SC, SM and SD would not recover fully their investments. In addition, a high level of LIBOR alone will have a negative effect on the yield to investors in Classes SB, SC and SD and a high level of COFI alone will have a negative effect on the yield to investors in Class SM. As indicated in the tables below, at a constant rate of LIBOR higher than or equal to 7.50% for Class SB, 8.10% for Classes SC and SD and at a constant rate of COFI higher than or equal to 8.90% for Class SM, investors would not recover any of their investment after the first Distribution Date.

     Changes in LIBOR or COFI may not correlate with changes in prevailing fixed mortgage interest rates. A high level of LIBOR or COFI could occur concurrently with low prevailing fixed mortgage interest rates (which would be expected to result in faster prepayments), thereby compounding the negative effects of each factor on the yield of the Interest Only Inverse Floating Rate Classes.

     An investor considering the purchase of an Interest Only Inverse Floating Rate Class in the expectation that LIBOR or COFI, as applicable, will decline over time, thus increasing the Interest Rate on such Class, should consider the risk that if mortgage interest rates decline concurrently with LIBOR or COFI, as applicable, the related Mortgage Loans may experience a rapid rate of prepayments which may result in a significant reduction in the weighted average life of an Interest Only Inverse Floating Rate Class.

     The information set forth in each of the following tables was prepared on the basis of the Modeling Assumptions and the assumptions that (i) the Interest Rate applicable to each Class for each Accrual Period subsequent to the initial Accrual Period will be based on the indicated level of LIBOR or COFI, as applicable, and (ii) the purchase price of each Class (expressed as a percentage of its original Class Notional Balance) is as indicated in such table. The assumed purchase price is not necessarily that at which actual sales will occur.

                     SENSITIVITY OF CLASS SB TO PREPAYMENTS
                          (PRE-TAX YIELDS TO MATURITY)
                             ASSUMED PRICE 15.625%*

                                                          PSA PREPAYMENT ASSUMPTION RATES
                                                         ---------------------------------
                         LIBOR                            80%    135%     220%      400%
                         -----                           -----   -----   -------   -------
4.65625%...............................................  83.2%   68.8%     37.4%   (17.6)%
5.65625%...............................................  51.3%   36.1%    (2.1)%   (58.0)%
6.65625%...............................................  21.6%    5.2%   (47.1)%        **
7.50000% and above.....................................     **      **        **        **

---------------
 * The price does not include accrued interest. Accrued interest has been added to such price in calculating the yields set forth in the table.
** Indicates that investors will suffer a loss of virtually all of their investment.

                     SENSITIVITY OF CLASS SC TO PREPAYMENTS
                          (PRE-TAX YIELDS TO MATURITY)
                             ASSUMED PRICE 9.125%*

                                                          PSA PREPAYMENT ASSUMPTION RATES
                                                         ---------------------------------
                         LIBOR                            80%    135%     220%      400%
                         -----                           -----   -----   -------   -------
7.50% and below........................................  93.1%   79.0%     48.9%    (5.7)%
7.80%..................................................  43.1%   27.6%   (13.3)%   (69.4)%
8.10% and above........................................     **      **        **        **

---------------
 * The price does not include accrued interest. Accrued interest has been added to such price in calculating the yields set forth in the table.
** Indicates that investors will suffer a loss of virtually all of their investment.

                     SENSITIVITY OF CLASS SM TO PREPAYMENTS
                          (PRE-TAX YIELDS TO MATURITY)
                              ASSUMED PRICE 27.0%*

                                                        PSA PREPAYMENT ASSUMPTION RATES
                                                      -----------------------------------
                        COFI                          150%     325%      450%      600%
                        ----                          -----   -------   -------   -------
2.903%..............................................  51.1%     42.2%     33.9%     21.8%
4.903%..............................................  29.4%     19.1%     10.2%    (2.2)%
6.903%..............................................   5.4%    (6.9)%   (16.5)%   (29.5)%
8.90% and above.....................................     **        **        **        **

---------------
 * The price does not include accrued interest. Accrued interest has been added to such price in calculating the yields set forth in the table.
** Indicates that investors will suffer a loss of virtually all of their investment.

                     SENSITIVITY OF CLASS SD TO PREPAYMENTS
                          (PRE-TAX YIELDS TO MATURITY)
                              ASSUMED PRICE 14.0%*

                                                         PSA PREPAYMENT ASSUMPTION RATES
                                                         --------------------------------
                         LIBOR                            80%    135%     220%     400%
                         -----                           -----   -----   -------  -------
4.65625%...............................................  84.7%   70.4%     39.2%  (15.7)%
5.65625%...............................................  57.7%   42.7%      6.4%  (49.4)%
6.65625%...............................................  32.5%   16.6%   (29.1)%  (85.5)%
8.1000% and above......................................     **      **        **       **

---------------
 * The price does not include accrued interest. Accrued interest has been added to such price in calculating the yields set forth in the table.
** Indicates that investors will suffer a loss of virtually all of their investment.

  Principal Only Securities

     Classes BA, EM, AC and AM are Principal Only Classes and will not bear interest. As indicated in the tables below, a low rate of principal payments (including prepayments) will have a negative effect on the yield to investors in the Class BA, EM, AC and AM Securities.

     The information set forth in the following tables was prepared on the basis of the Modeling Assumptions and the assumption that the aggregate purchase price of each Class (expressed as a percentage of its Original Class Principal Balance) is as indicated below. The assumed purchase price is not necessarily that at which actual sales will occur.

                     SENSITIVITY OF CLASS BA TO PREPAYMENTS
                          (PRE-TAX YIELDS TO MATURITY)
                              ASSUMED PRICE 79.5%

                                                                   PSA PREPAYMENT ASSUMPTION RATES
                                                              -----------------------------------------
                           CLASS                                80%        135%       220%       400%
                           -----                              --------   --------   --------   --------
BA..........................................................    1.5%       4.9%      12.9%      22.2%

                     SENSITIVITY OF CLASS EM TO PREPAYMENTS
                          (PRE-TAX YIELDS TO MATURITY)
                              ASSUMED PRICE 78.25%

                                                                      PSA PREPAYMENT ASSUMPTION
                                                                                RATES
                                                              -----------------------------------------
                           CLASS                                150%       325%       450%       600%
                           -----                              --------   --------   --------   --------
EM..........................................................    3.5%       5.4%       7.0%       9.2%

                     SENSITIVITY OF CLASS AC TO PREPAYMENTS
                          (PRE-TAX YIELDS TO MATURITY)
                             ASSUMED PRICE 60.0625%

                                                                      PSA PREPAYMENT ASSUMPTION
                                                                                RATES
                                                              -----------------------------------------
                           CLASS                                80%        135%       220%       400%
                           -----                              --------   --------   --------   --------
AC..........................................................    4.7%       4.7%       4.7%       8.0%

                     SENSITIVITY OF CLASS AM TO PREPAYMENTS
                          (PRE-TAX YIELDS TO MATURITY)
                              ASSUMED PRICE 51.25%

                                                                      PSA PREPAYMENT ASSUMPTION
                                                                                RATES
                                                              -----------------------------------------
                           CLASS                                80%        135%       220%       400%
                           -----                              --------   --------   --------   --------
AM..........................................................    3.7%       3.7%       3.7%       6.2%

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following tax discussion, when read in conjunction with the discussion of "Certain Federal Income Tax Consequences" in the Base Offering Circular, describes the material federal income tax considerations for investors in the Securities. However, these two tax discussions do not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Securities.

REMIC ELECTIONS

     In the opinion of Stroock & Stroock & Lavan LLP, for federal income tax purposes, the Trust will constitute a Double REMIC Series. Separate REMIC elections will be made for the Pooling REMIC and the Issuing REMIC.

REGULAR SECURITIES

     The Regular Securities will be treated as debt instruments issued by the Issuing REMIC for federal income tax purposes. Income on the Regular Securities must be reported under an accrual method of accounting.

     The Class BA and EM Securities are Principal Only Securities. Principal Only Securities are treated for federal income tax purposes as having been issued with an amount of original issue discount ("OID") equal to the difference between their principal balance and their issue price.

     The Class Z and ZA Securities are Accrual Securities. Holders of Accrual Securities are required to accrue all income from such Securities (other than income attributable to market discount or de minimis market discount) under the OID rules based on the expected payments on such Securities at the prepayment assumption described below.

     The Class PA, PK, SB, SC and SM Securities are "Interest Weighted Securities" as described in "Certain Federal Income Tax Consequences--Tax Treatment of Regular Securities--Interest Weighted Securities and Non-VRDI Securities" in the Base Offering Circular. Although the tax treatment of Interest Weighted Securities is not entirely certain, Holders of such Securities should expect to accrue all income on such Securities (other than income attributable to market discount or de minimis market discount) under the OID rules based on the expected payments on such securities at the prepayment assumptions described below.

     Based on anticipated prices (including accrued interest), the assumed Mortgage Loan characteristics, the prepayment assumptions described below and, in the case of the Floating Rate Classes and Inverse Floating Rate Classes the constant LIBOR or COFI value, as applicable described below, the Regular Securities are expected to be issued with OID, with de minimis OID, or with a premium as follows:

With OID: Classes: BA, PA, PK, S, SB, SC, Z, ZA, EM and SM

With de minimis OID: Classes PC, PD, PE, PG, PH, PN and VC

With a premium: Classes F, FB, FC, FD, PB, PJ, PL, PM, VA and VB

     Prospective investors in the Securities should be aware, however, that the foregoing expectations about OID, de minimis OID, or premium could change because of differences (i) between anticipated purchase prices and actual purchase prices or (ii) between the assumed characteristics of the Trust Assets and the characteristics of the Trust Assets actually delivered to the Trust. The prepayment assumption that should be used in determining the rates of accrual of OID and that may be used in determining the amortization of premium, if any, on the Regular Securities is 135% PSA in the case of Security Group 1 and 325% PSA in the case of Security Group 2 (as described in "Yield, Maturity and Prepayment Considerations" in this Supplement). The value of LIBOR to be used for such determinations is 5.65625% in the case of the Floating Rate and Inverse Floating Rate Securities (other than the Class SM Securities) and the value of COFI to be used for such determination is 4.903% in the case of the Class SM Securities. No representation is made, however, about the rate at which prepayments on the Mortgage Loans underlying any Group of Trust Assets actually will occur or the level of LIBOR or COFI at any time after the date of this Supplement. See "Certain Federal Income Tax Consequences" in the Base Offering Circular.

     The Regular Securities generally will be treated as "regular interests" in a REMIC for domestic building and loan associations, "permitted assets" for financial asset securitization investment trusts ("FASITs"), and "real estate assets" for real estate investment trusts ("REITs") as described in "Certain Federal Income Tax Consequences" in the Base Offering Circular. Similarly, interest on the Regular Securities will be considered "interest on obligations secured by mortgages on real property" for REITs.

RESIDUAL SECURITIES

     The Class RR Securities will represent the beneficial ownership of the Residual Interest in the Pooling REMIC and the beneficial ownership of the Residual Interest in the Issuing REMIC. The Residual Securities, i.e., the Class RR Securities, generally will be treated as "residual interests" in a REMIC for domestic building and loan associations and as "real estate assets" for REITS, as described in "Certain Federal Income Tax Consequences" in the Base Offering

Circular, but will not be treated as debt for federal income tax purposes. Instead, the Holders of the Residual Securities will be required to report, and will be taxed on, their pro rata shares of the taxable income or loss of the related Trust REMIC, and such requirements will continue until there are no outstanding Regular Interests in the respective Trust REMICs. Thus, Residual Holders will have taxable income attributable to the Residual Securities even though they will not receive principal or interest distributions with respect to such Securities, which could result in a negative after-tax return for such Holders. It is not expected that the Pooling REMIC will have a substantial amount of such income or loss in any period. However, even though the Holders of the Class RR Securities are not entitled to any stated principal or interest payments on such Securities, the Issuing REMIC may have substantial taxable income in certain periods, and offsetting tax losses may not occur until much later periods. Accordingly, a Holder of the Class RR Securities may experience substantial adverse tax timing consequences. Prospective investors are urged to consult their own tax advisors and consider the after-tax effect of ownership of the Residual Securities and the suitability of the Residual Securities to their investment objectives.

     OID accruals on the Underlying REMIC Certificates will be computed using the same prepayment assumption as set forth above under the caption "--Regular Securities."

     Prospective Holders of Residual Securities should be aware that, at issuance, based on the expected prices of the Regular and Residual Securities and the prepayment assumptions described above, the residual interests represented by the Residual Securities will be treated as "noneconomic residual interests" as that term is defined in the Base Offering Circular under "Certain Federal Income Tax Consequences--Tax Treatment of Residual Securities--Non-Recognition of Certain Transfers for Federal Income Tax Purposes."

MX SECURITIES

  General

     The arrangement pursuant to which the MX Classes are created, sold and administered (an "MX Pool") will be classified as a grantor trust under subpart E, part I of subchapter J of the Code. The interests in the Regular Classes that have been exchanged for MX Classes (including any exchanges effective on the date of issuance of the Regular Classes) will be the assets of the MX Pool and the MX Classes will represent beneficial ownership of these interests in the Regular Classes.

  Tax Status

     The MX Classes should be considered to represent "real estate assets" within the meaning of section 856(c)(4)(A) of the Code and assets described in section 7701(a)(19)(C) of the Code. Original issue discount and interest accruing on the MX Classes should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Code. MX Classes will be "qualified mortgages" under section 860G(a)(3) of the Code for a REMIC.

  Tax Accounting for MX Securities

     An MX Class will represent beneficial ownership of an interest in one or more related Regular Classes. If it represents an interest in more than one Regular Class, a purchaser must allocate its basis in an MX Class among the interests in the Regular Classes in accordance with their relative fair market values as of the time of acquisition. Similarly, on the sale of such an MX Class, the Owner must allocate the amount received on the sale among the interests in the Regular Classes in accordance with their relative fair market values as of the time of sale.

     The Holder of an MX Class must account separately for each interest in a Regular Class (there may be only one such interest). Where the interest represents a pro rata part of a Regular Class, the Holder of an MX Class should account for such interest as described under "Regular

Securities" above and "Certain Federal Income Tax Consequences -- Tax Treatment of Regular Securities" in the Base Offering Circular. Where the interest represents beneficial ownership of a disproportionate part of the principal and interest payments on a Regular Class (a "Strip"), the Holder will be treated as owning, pursuant to section 1286 of the Code, "stripped bonds" to the extent of its share of principal payments and "stripped coupons" to the extent of its share of interest payments on such Regular Class (except as described below in the case of a Holder that acquires in one transaction a combination of MX Classes that may be exchanged for a Regular Class). Although the tax treatment of a Strip is unclear, the Tax Administrator intends to treat each Strip as a single debt instrument for purposes of information reporting. The Internal Revenue Service, however, could take a different position. For example, the Internal Revenue Service could contend that a Strip should be treated as a pro rata part of the Regular Class to the extent that the Strip represents a pro rata portion thereof, and "stripped bonds" or "stripped coupons" with respect to the remainder. An investor should consult its tax advisor regarding this matter.

     A Holder of an MX Class should calculate original issue discount with respect to each Strip and, if such original issue discount is more than de minimis, include it in ordinary income as it accrues, which may be prior to the receipt of cash attributable to such income, in accordance with a constant interest method that takes into account the compounding of interest. The Holder should determine its yield to maturity based on its purchase price allocated to the Strip and on a schedule of payments projected using a prepayment assumption, and then make periodic adjustments to take into account actual prepayment experience. With respect to a particular Holder, it is not clear whether the prepayment assumption used to calculate original issue discount would be determined at the time of purchase of the Strip or would be the original prepayment assumption with respect to the related Regular Class.

     If original issue discount accruing with respect to a Strip, computed as described above, is negative for any period, the MX Holder will be entitled to offset such amount only against future positive original issue discount accruing from such Strip, and the Tax Administrator intends to report income in all cases in this manner. Although not entirely free from doubt, such a Holder may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which the Holder is entitled with respect to such Strip, assuming no further prepayments of the Mortgages (or, perhaps, assuming prepayments at a rate equal to the prepayment assumption with respect to the related Regular Class). Although the issue is not free from doubt, all or a portion of such loss may be treated as a capital loss if the Strip is a capital asset in the hands of the Holder. An investor should consult its tax advisor regarding this matter.

     An MX Holder will realize gain or loss on the sale of a Strip in an amount equal to the difference between the amount realized and its adjusted basis in such Strip. The seller's adjusted basis generally is equal to the seller's allocated cost of the Strip, increased by income previously included, and reduced (but not below zero) by distributions previously received. Except as described below, any gain or loss on such sale will be capital gain or loss if the MX Holder has held its interest as a capital asset and will be long-term if the interest has been held for the long-term capital gain holding period (more than one year). Such gain or loss will be ordinary income or loss (i) for a bank or thrift institution or (ii) to the extent income recognized by the Holder is less than the income that would have been recognized if the yield on such interest (or perhaps, to the extent a Strip is treated as representing (i) a pro-rata portion of a Regular Class and, (ii) a stripped bond or a stripped coupon, the yields, as separately computed, on such pro rata portion and such stripped bond or stripped coupon) were 110% of the applicable federal rate under section 1274(d) of the Code.

     If an investor exchanges a Regular Class for two MX Classes and then sells one of such MX Classes, the sale will subject the investor to the coupon stripping rules of section 1286 of the Code. The investor must allocate its basis in the exchanged Regular Class between the part of the

Regular Class underlying the MX Class sold and the part of the Regular Class underlying the MX Class retained in proportion to their relative fair market values as of the date of such sale. The investor is treated as purchasing the interest retained for the amount of basis allocated to such interest. The investor must calculate original issue discount with respect to the retained interest as described above.

     Although the matter is not free from doubt, an investor that acquires in one transaction a combination of MX Classes that may be exchanged for a Regular Class should be treated as owning the Regular Class.

  Exchanges

     An exchange, as described under "Description of the Securities -- Modification and Exchange" herein, by a beneficial owner of (i) REMIC Securities for MX Securities, (ii) MX Securities for the related REMIC Securities or (iii) MX Securities for other MX Securities will not be a taxable exchange. Such owner will be treated as continuing to own after the exchange the same combination of interests in the related REMIC Securities that it owned immediately prior to the exchange.

                                 ERISA MATTERS

     Ginnie Mae guarantees distributions of principal and interest with respect to the Securities. The Ginnie Mae Guaranty is supported by the full faith and credit of the United States of America. The Regular and MX Securities will qualify as "guaranteed governmental mortgage pool certificates" within the meaning of a Department of Labor regulation, the effect of which is to provide that mortgage loans underlying a "guaranteed governmental mortgage pool certificate" will not be considered assets of an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), solely by reason of the Plan's purchase and holding of that certificate. Plan investors should consult with their advisors, however, to determine whether the acquisition, holding or disposition of a Security could give rise to a transaction that is prohibited or is not otherwise permissible under either ERISA or the Code. See "ERISA Considerations" in the Base Offering Circular. The Residual Securities are not offered to, and may not be transferred to, Plans.

                        LEGAL INVESTMENT CONSIDERATIONS

     Institutions whose investment activities are subject to legal investment laws and regulations or to review by certain regulatory authorities may be subject to restrictions on investment in the Securities. No representation is made about the proper characterization of any Class for legal investment or other purposes, or about the permissibility of the purchase by particular investors of any Class under applicable legal investment restrictions. Investors should consult their own legal advisors regarding applicable investment restrictions and the effect of any restrictions on the liquidity of the Securities prior to investing in the Securities. See "Legal Investment Considerations" in the Base Offering Circular.

                              PLAN OF DISTRIBUTION

     Subject to the terms and conditions of the Sponsor Agreement, the Sponsor has agreed to purchase all of the Securities if any are sold and purchased. The Sponsor proposes to offer each Class to the public from time to time for sale in negotiated transactions at varying prices to be determined at the time of sale, plus accrued interest, if any, from June 1, 1998 on each interest bearing class other than Classes F, FA, FB, FC, FD, S, SB, SC, FE, SA, SD, SE and SG and from June 20, 1998 on Classes F, FA, FB, FC, FD, S, SB, SC, FE, SA, SD, SE and SG. The Sponsor may effect these transactions by sales to or through certain securities dealers. These dealers may receive compensation in the form of discounts, concessions or commissions from the Sponsor and/or commissions from any purchasers for which they act as agents. Some of the Securities may be sold through dealers in relatively small sales. In the usual case, the commission charged on a relatively small sale of securities will be a higher percentage of the sales price than that charged on a large sale of securities.

                                INCREASE IN SIZE

     Before the Closing Date, Ginnie Mae, the Trustee and the Sponsor may agree to increase the size of this offering. In that event, the Securities will have the same characteristics as described in this Supplement, except that (i) the Original Class Principal Balance (or original Class Notional Balance) of each Class receiving (or based upon Classes receiving) principal distributions from the same Trust Asset Group and (ii) the Scheduled Principal Balances will increase by the same proportion. The Trust Agreement, the Final Data Statement and the Supplemental Statement, if any, will reflect any increase in the size of the transaction.

                                 LEGAL MATTERS

     Certain legal matters will be passed upon for Ginnie Mae by Brown & Wood LLP, Washington, DC; for the Trust by Stroock & Stroock & Lavan LLP, New York, New York and the Law Offices of Joseph C. Reid, P.A. Baltimore, Maryland; and for the Trustee by Peabody & Arnold LLP, Boston, Massachusetts.

                    SCHEDULE I: PRINCIPAL BALANCE SCHEDULES

    DISTRIBUTION
        DATE                PB               PC               PD               PE               PG
    ------------      --------------   --------------   --------------   --------------   ---------------
Initial Balance.....  $25,000,000.00   $41,857,000.00   $88,266,000.00   $84,132,000.00   $147,086,000.00
July 1998...........   25,000,000.00    41,857,000.00    88,266,000.00    84,132,000.00    147,086,000.00
August 1998.........   25,000,000.00    41,857,000.00    88,266,000.00    84,132,000.00    147,086,000.00
September 1998......   25,000,000.00    41,857,000.00    88,266,000.00    84,132,000.00    147,086,000.00
October 1998........   25,000,000.00    41,857,000.00    88,266,000.00    84,132,000.00    147,086,000.00
November 1998.......   25,000,000.00    41,857,000.00    88,266,000.00    84,132,000.00    147,086,000.00
December 1998.......   25,000,000.00    41,857,000.00    88,266,000.00    84,132,000.00    147,086,000.00
January 1999........   25,000,000.00    41,857,000.00    88,266,000.00    84,132,000.00    147,086,000.00
February 1999.......   25,000,000.00    41,857,000.00    88,266,000.00    84,132,000.00    147,086,000.00
March 1999..........   25,000,000.00    41,857,000.00    88,266,000.00    84,132,000.00    147,086,000.00
April 1999..........   25,000,000.00    41,857,000.00    88,266,000.00    84,132,000.00    147,086,000.00
May 1999............   25,000,000.00    41,857,000.00    88,266,000.00    84,132,000.00    147,086,000.00
June 1999...........   24,754,931.22    41,857,000.00    88,266,000.00    84,132,000.00    147,086,000.00
July 1999...........   24,499,049.32    41,857,000.00    88,266,000.00    84,132,000.00    147,086,000.00
August 1999.........   24,232,439.54    41,857,000.00    88,266,000.00    84,132,000.00    147,086,000.00
September 1999......   23,955,191.53    41,857,000.00    88,266,000.00    84,132,000.00    147,086,000.00
October 1999........   23,667,399.36    41,857,000.00    88,266,000.00    84,132,000.00    147,086,000.00
November 1999.......   23,369,161.42    41,857,000.00    88,266,000.00    84,132,000.00    147,086,000.00
December 1999.......   23,060,580.42    41,857,000.00    88,266,000.00    84,132,000.00    147,086,000.00
January 2000........   22,741,763.29    41,857,000.00    88,266,000.00    84,132,000.00    147,086,000.00
February 2000.......   22,412,821.11    41,857,000.00    88,266,000.00    84,132,000.00    147,086,000.00
March 2000..........   22,073,869.10    41,857,000.00    88,266,000.00    84,132,000.00    147,086,000.00
April 2000..........   21,725,026.52    41,857,000.00    88,266,000.00    84,132,000.00    147,086,000.00
May 2000............   21,366,416.58    41,857,000.00    88,266,000.00    84,132,000.00    147,086,000.00
June 2000...........   20,998,166.43    41,857,000.00    88,266,000.00    84,132,000.00    147,086,000.00
July 2000...........   20,620,407.02    41,857,000.00    88,266,000.00    84,132,000.00    147,086,000.00
August 2000.........   20,233,273.07    41,857,000.00    88,266,000.00    84,132,000.00    147,086,000.00
September 2000......   19,847,580.46    41,857,000.00    88,266,000.00    84,132,000.00    147,086,000.00
October 2000........   19,463,323.02    41,857,000.00    88,266,000.00    84,132,000.00    147,086,000.00
November 2000.......   19,080,494.59    41,857,000.00    88,266,000.00    84,132,000.00    147,086,000.00
December 2000.......   18,699,089.06    41,857,000.00    88,266,000.00    84,132,000.00    147,086,000.00
January 2001........   18,319,100.31    41,857,000.00    88,266,000.00    84,132,000.00    147,086,000.00
February 2001.......   17,940,522.27    41,857,000.00    88,266,000.00    84,132,000.00    147,086,000.00
March 2001..........   17,563,348.88    41,857,000.00    88,266,000.00    84,132,000.00    147,086,000.00
April 2001..........   17,187,574.12    41,857,000.00    88,266,000.00    84,132,000.00    147,086,000.00
May 2001............   16,813,191.98    41,857,000.00    88,266,000.00    84,132,000.00    147,086,000.00
June 2001...........   16,440,196.48    41,857,000.00    88,266,000.00    84,132,000.00    147,086,000.00
July 2001...........   16,068,581.66    40,265,119.09    88,266,000.00    84,132,000.00    147,086,000.00
August 2001.........   15,698,341.59    38,412,901.11    88,266,000.00    84,132,000.00    147,086,000.00
September 2001......   15,329,470.35    36,567,531.05    88,266,000.00    84,132,000.00    147,086,000.00
October 2001........   14,961,962.07    34,728,979.53    88,266,000.00    84,132,000.00    147,086,000.00
November 2001.......   14,595,810.87    32,897,217.13    88,266,000.00    84,132,000.00    147,086,000.00
December 2001.......   14,231,010.92    31,072,214.71    88,266,000.00    84,132,000.00    147,086,000.00
January 2002........   13,867,556.41    29,253,943.18    88,266,000.00    84,132,000.00    147,086,000.00
February 2002.......   13,505,441.53    27,442,373.48    88,266,000.00    84,132,000.00    147,086,000.00
March 2002..........   13,144,660.53    25,637,476.85    88,266,000.00    84,132,000.00    147,086,000.00
April 2002..........   12,785,207.64    23,839,224.43    88,266,000.00    84,132,000.00    147,086,000.00
May 2002............   12,427,077.16    22,047,587.68    88,266,000.00    84,132,000.00    147,086,000.00
June 2002...........   12,070,263.37    20,262,538.00    88,266,000.00    84,132,000.00    147,086,000.00
July 2002...........   11,714,760.61    18,484,047.08    88,266,000.00    84,132,000.00    147,086,000.00
August 2002.........   11,360,563.20    16,712,086.49    88,266,000.00    84,132,000.00    147,086,000.00
September 2002......   11,007,665.53    14,946,628.17    88,266,000.00    84,132,000.00    147,086,000.00

                                      S-I-1

    DISTRIBUTION
        DATE                PB               PC               PD               PE               PG
    ------------      --------------   --------------   --------------   --------------   ---------------
October 2002........  $10,656,061.98   $13,187,644.02   $88,266,000.00   $84,132,000.00   $147,086,000.00
November 2002.......   10,305,746.97    11,435,106.10    88,266,000.00    84,132,000.00    147,086,000.00
December 2002.......    9,956,714.92     9,688,986.51    88,266,000.00    84,132,000.00    147,086,000.00
January 2003........    9,608,960.29     7,949,257.54    88,266,000.00    84,132,000.00    147,086,000.00
February 2003.......    9,262,477.56     6,215,891.56    88,266,000.00    84,132,000.00    147,086,000.00
March 2003..........    8,917,261.24     4,488,861.11    88,266,000.00    84,132,000.00    147,086,000.00
April 2003..........    8,573,305.84     2,768,138.73    88,266,000.00    84,132,000.00    147,086,000.00
May 2003............    8,230,605.91     1,053,697.14    88,266,000.00    84,132,000.00    147,086,000.00
June 2003...........    7,889,156.01             0.00    86,826,157.63    84,132,000.00    147,086,000.00
July 2003...........    7,548,950.74             0.00    83,081,940.08    84,132,000.00    147,086,000.00
August 2003.........    7,209,984.69             0.00    79,351,361.09    84,132,000.00    147,086,000.00
September 2003......    6,872,252.51             0.00    75,634,361.77    84,132,000.00    147,086,000.00
October 2003........    6,535,748.84             0.00    71,930,883.14    84,132,000.00    147,086,000.00
November 2003.......    6,200,468.35             0.00    68,240,866.53    84,132,000.00    147,086,000.00
December 2003.......    5,866,405.75             0.00    64,564,253.73    84,132,000.00    147,086,000.00
January 2004........    5,533,555.74             0.00    60,900,986.40    84,132,000.00    147,086,000.00
February 2004.......    5,201,913.07             0.00    57,251,006.77    84,132,000.00    147,086,000.00
March 2004..........    4,871,472.48             0.00    53,614,256.94    84,132,000.00    147,086,000.00
April 2004..........    4,542,228.77             0.00    49,990,679.69    84,132,000.00    147,086,000.00
May 2004............    4,214,176.72             0.00    46,380,217.56    84,132,000.00    147,086,000.00
June 2004...........    3,887,311.16             0.00    42,782,813.66    84,132,000.00    147,086,000.00
July 2004...........    3,561,626.93             0.00    39,198,411.19    84,132,000.00    147,086,000.00
August 2004.........    3,237,118.88             0.00    35,626,953.48    84,132,000.00    147,086,000.00
September 2004......    2,913,781.91             0.00    32,068,384.39    84,132,000.00    147,086,000.00
October 2004........    2,591,610.90             0.00    28,522,647.58    84,132,000.00    147,086,000.00
November 2004.......    2,270,600.79             0.00    24,989,687.35    84,132,000.00    147,086,000.00
December 2004.......    1,950,746.52             0.00    21,469,448.02    84,132,000.00    147,086,000.00
January 2005........    1,632,043.04             0.00    17,961,874.00    84,132,000.00    147,086,000.00
February 2005.......    1,314,485.34             0.00    14,466,910.16    84,132,000.00    147,086,000.00
March 2005..........      998,068.43             0.00    10,984,501.59    84,132,000.00    147,086,000.00
April 2005..........      682,787.32             0.00     7,514,593.36    84,132,000.00    147,086,000.00
May 2005............      368,637.05             0.00     4,057,130.89    84,132,000.00    147,086,000.00
June 2005...........       55,612.69             0.00       612,059.91    84,132,000.00    147,086,000.00
July 2005...........            0.00             0.00             0.00    81,055,035.50    147,086,000.00
August 2005.........            0.00             0.00             0.00    77,323,797.92    147,086,000.00
September 2005......            0.00             0.00             0.00    73,605,901.22    147,086,000.00
October 2005........            0.00             0.00             0.00    69,901,287.06    147,086,000.00
November 2005.......            0.00             0.00             0.00    66,209,897.29    147,086,000.00
December 2005.......            0.00             0.00             0.00    62,531,674.04    147,086,000.00
January 2006........            0.00             0.00             0.00    58,866,559.62    147,086,000.00
February 2006.......            0.00             0.00             0.00    55,214,496.60    147,086,000.00
March 2006..........            0.00             0.00             0.00    51,575,427.76    147,086,000.00
April 2006..........            0.00             0.00             0.00    47,949,296.13    147,086,000.00
May 2006............            0.00             0.00             0.00    44,336,044.95    147,086,000.00
June 2006...........            0.00             0.00             0.00    40,735,617.67    147,086,000.00
July 2006...........            0.00             0.00             0.00    37,147,957.99    147,086,000.00
August 2006.........            0.00             0.00             0.00    33,573,009.81    147,086,000.00
September 2006......            0.00             0.00             0.00    30,010,717.28    147,086,000.00
October 2006........            0.00             0.00             0.00    26,461,024.75    147,086,000.00
November 2006.......            0.00             0.00             0.00    22,923,876.79    147,086,000.00
December 2006.......            0.00             0.00             0.00    19,399,218.19    147,086,000.00
January 2007........            0.00             0.00             0.00    15,886,993.98    147,086,000.00

                                      S-I-2

    DISTRIBUTION
        DATE                PB               PC               PD               PE               PG
    ------------      --------------   --------------   --------------   --------------   ---------------
February 2007.......  $         0.00   $         0.00   $         0.00   $12,387,149.36   $147,086,000.00
March 2007..........            0.00             0.00             0.00     8,899,629.80    147,086,000.00
April 2007..........            0.00             0.00             0.00     5,424,380.96    147,086,000.00
May 2007............            0.00             0.00             0.00     1,961,348.70    147,086,000.00
June 2007...........            0.00             0.00             0.00             0.00    145,596,479.11
July 2007...........            0.00             0.00             0.00             0.00    142,157,718.51
August 2007.........            0.00             0.00             0.00             0.00    138,731,013.40
September 2007......            0.00             0.00             0.00             0.00    135,316,310.51
October 2007........            0.00             0.00             0.00             0.00    131,913,556.78
November 2007.......            0.00             0.00             0.00             0.00    128,522,699.34
December 2007.......            0.00             0.00             0.00             0.00    125,143,685.55
January 2008........            0.00             0.00             0.00             0.00    121,776,462.97
February 2008.......            0.00             0.00             0.00             0.00    118,420,979.38
March 2008..........            0.00             0.00             0.00             0.00    115,077,182.73
April 2008..........            0.00             0.00             0.00             0.00    111,745,021.21
May 2008............            0.00             0.00             0.00             0.00    108,424,443.20
June 2008...........            0.00             0.00             0.00             0.00    105,139,172.76
July 2008...........            0.00             0.00             0.00             0.00    101,895,016.86
August 2008.........            0.00             0.00             0.00             0.00     98,691,478.54
September 2008......            0.00             0.00             0.00             0.00     95,528,066.76
October 2008........            0.00             0.00             0.00             0.00     92,404,296.32
November 2008.......            0.00             0.00             0.00             0.00     89,319,687.79
December 2008.......            0.00             0.00             0.00             0.00     86,273,767.44
January 2009........            0.00             0.00             0.00             0.00     83,266,067.19
February 2009.......            0.00             0.00             0.00             0.00     80,296,124.53
March 2009..........            0.00             0.00             0.00             0.00     77,363,482.45
April 2009..........            0.00             0.00             0.00             0.00     74,467,689.38
May 2009............            0.00             0.00             0.00             0.00     71,608,299.13
June 2009...........            0.00             0.00             0.00             0.00     68,784,870.82
July 2009...........            0.00             0.00             0.00             0.00     65,996,968.84
August 2009.........            0.00             0.00             0.00             0.00     63,244,162.73
September 2009......            0.00             0.00             0.00             0.00     60,526,027.20
October 2009........            0.00             0.00             0.00             0.00     57,842,141.98
November 2009.......            0.00             0.00             0.00             0.00     55,192,091.85
December 2009.......            0.00             0.00             0.00             0.00     52,575,466.51
January 2010........            0.00             0.00             0.00             0.00     49,991,860.56
February 2010.......            0.00             0.00             0.00             0.00     47,440,873.42
March 2010..........            0.00             0.00             0.00             0.00     44,922,109.31
April 2010..........            0.00             0.00             0.00             0.00     42,435,177.13
May 2010............            0.00             0.00             0.00             0.00     39,979,690.48
June 2010...........            0.00             0.00             0.00             0.00     37,555,267.53
July 2010...........            0.00             0.00             0.00             0.00     35,161,531.03
August 2010.........            0.00             0.00             0.00             0.00     32,798,108.22
September 2010......            0.00             0.00             0.00             0.00     30,464,630.79
October 2010........            0.00             0.00             0.00             0.00     28,160,734.80
November 2010.......            0.00             0.00             0.00             0.00     25,886,060.68
December 2010.......            0.00             0.00             0.00             0.00     23,640,253.13
January 2011........            0.00             0.00             0.00             0.00     21,422,961.10
February 2011.......            0.00             0.00             0.00             0.00     19,233,837.72
March 2011..........            0.00             0.00             0.00             0.00     17,072,540.27
April 2011..........            0.00             0.00             0.00             0.00     14,938,730.11
May 2011............            0.00             0.00             0.00             0.00     12,832,072.64

                                      S-I-3

    DISTRIBUTION
        DATE                PB               PC               PD               PE               PG
    ------------      --------------   --------------   --------------   --------------   ---------------
June 2011...........  $         0.00   $         0.00   $         0.00   $         0.00   $ 10,752,237.27
July 2011...........            0.00             0.00             0.00             0.00      8,698,897.34
August 2011.........            0.00             0.00             0.00             0.00      6,671,730.09
September 2011......            0.00             0.00             0.00             0.00      4,670,416.63
October 2011........            0.00             0.00             0.00             0.00      2,694,641.86
November 2011.......            0.00             0.00             0.00             0.00        744,094.45
December 2011 and
  thereafter........            0.00             0.00             0.00             0.00              0.00

                                      S-I-4

    DISTRIBUTION
        DATE                PH                PJ               PL               PM               PN
    ------------      ---------------   --------------   --------------   --------------   --------------
Initial Balance.....  $149,766,750.00   $94,795,000.00   $50,226,000.00   $49,714,500.00   $16,705,750.00
July 1998...........   149,766,750.00    94,795,000.00    50,226,000.00    49,714,500.00    16,705,750.00
August 1998.........   149,766,750.00    94,795,000.00    50,226,000.00    49,714,500.00    16,705,750.00
September 1998......   149,766,750.00    94,795,000.00    50,226,000.00    49,714,500.00    16,705,750.00
October 1998........   149,766,750.00    94,795,000.00    50,226,000.00    49,714,500.00    16,705,750.00
November 1998.......   149,766,750.00    94,795,000.00    50,226,000.00    49,714,500.00    16,705,750.00
December 1998.......   149,766,750.00    94,795,000.00    50,226,000.00    49,714,500.00    16,705,750.00
January 1999........   149,766,750.00    94,795,000.00    50,226,000.00    49,714,500.00    16,705,750.00
February 1999.......   149,766,750.00    94,795,000.00    50,226,000.00    49,714,500.00    16,705,750.00
March 1999..........   149,766,750.00    94,795,000.00    50,226,000.00    49,714,500.00    16,705,750.00
April 1999..........   149,766,750.00    94,795,000.00    50,226,000.00    49,714,500.00    16,705,750.00
May 1999............   149,766,750.00    94,795,000.00    50,226,000.00    49,714,500.00    16,705,750.00
June 1999...........   149,766,750.00    92,097,831.82    50,226,000.00    49,346,720.38    16,705,750.00
July 1999...........   149,766,750.00    89,281,657.04    50,226,000.00    48,962,713.29    16,705,750.00
August 1999.........   149,766,750.00    86,347,413.78    50,226,000.00    48,562,606.66    16,705,750.00
September 1999......   149,766,750.00    83,296,088.73    50,226,000.00    48,146,535.03    16,705,750.00
October 1999........   149,766,750.00    80,128,717.18    50,226,000.00    47,714,639.57    16,705,750.00
November 1999.......   149,766,750.00    76,846,381.98    50,226,000.00    47,267,067.93    16,705,750.00
December 1999.......   149,766,750.00    73,450,213.56    50,226,000.00    46,803,974.25    16,705,750.00
January 2000........   149,766,750.00    69,941,388.75    50,226,000.00    46,325,519.01    16,705,750.00
February 2000.......   149,766,750.00    66,321,130.07    50,226,000.00    45,831,868.90    16,705,750.00
March 2000..........   149,766,750.00    62,590,705.60    50,226,000.00    45,323,196.84    16,705,750.00
April 2000..........   149,766,750.00    58,751,427.88    50,226,000.00    44,799,681.80    16,705,750.00
May 2000............   149,766,750.00    54,804,652.94    50,226,000.00    44,261,508.69    16,705,750.00
June 2000...........   149,766,750.00    50,751,780.17    50,226,000.00    43,708,868.33    16,705,750.00
July 2000...........   149,766,750.00    46,594,250.76    50,226,000.00    43,141,957.23    16,705,750.00
August 2000.........   149,766,750.00    42,333,547.41    50,226,000.00    42,560,977.57    16,705,750.00
September 2000......   149,766,750.00    38,088,707.12    50,226,000.00    41,982,160.96    16,705,750.00
October 2000........   149,766,750.00    33,859,661.96    50,226,000.00    41,405,498.14    16,705,750.00
November 2000.......   149,766,750.00    29,646,344.13    50,226,000.00    40,830,979.86    16,705,750.00
December 2000.......   149,766,750.00    25,448,686.40    50,226,000.00    40,258,596.95    16,705,750.00
January 2001........   149,766,750.00    21,266,621.41    50,226,000.00    39,688,340.23    16,705,750.00
February 2001.......   149,766,750.00    17,100,082.37    50,226,000.00    39,120,200.60    16,705,750.00
March 2001..........   149,766,750.00    12,949,002.56    50,226,000.00    38,554,168.95    16,705,750.00
April 2001..........   149,766,750.00     8,813,315.74    50,226,000.00    37,990,236.25    16,705,750.00
May 2001............   149,766,750.00     4,692,955.76    50,226,000.00    37,428,393.49    16,705,750.00
June 2001...........   149,766,750.00       587,856.80    50,226,000.00    36,868,631.68    16,705,750.00
July 2001...........   149,766,750.00             0.00    48,315,834.19    36,310,941.89    16,705,750.00
August 2001.........   149,766,750.00             0.00    46,093,278.82    35,755,315.21    16,705,750.00
September 2001......   149,766,750.00             0.00    43,878,940.54    35,201,742.76    16,705,750.00
October 2001........   149,766,750.00             0.00    41,672,784.14    34,650,215.73    16,705,750.00
November 2001.......   149,766,750.00             0.00    39,474,774.30    34,100,725.30    16,705,750.00
December 2001.......   149,766,750.00             0.00    37,284,876.03    33,553,262.72    16,705,750.00
January 2002........   149,766,750.00             0.00    35,103,054.45    33,007,819.27    16,705,750.00
February 2002.......   149,766,750.00             0.00    32,929,274.69    32,464,386.23    16,705,750.00
March 2002..........   149,766,750.00             0.00    30,763,502.22    31,922,954.97    16,705,750.00
April 2002..........   149,766,750.00             0.00    28,605,702.41    31,383,516.83    16,705,750.00
May 2002............   149,766,750.00             0.00    26,455,841.04    30,846,063.25    16,705,750.00
June 2002...........   149,766,750.00             0.00    24,313,883.79    30,310,585.66    16,705,750.00
July 2002...........   149,766,750.00             0.00    22,179,796.65    29,777,075.56    16,705,750.00
August 2002.........   149,766,750.00             0.00    20,053,545.55    29,245,524.42    16,705,750.00
September 2002......   149,766,750.00             0.00    17,935,096.80    28,715,923.83    16,705,750.00

                                      S-I-5

    DISTRIBUTION
        DATE                PH                PJ               PL               PM               PN
    ------------      ---------------   --------------   --------------   --------------   --------------
October 2002........  $149,766,750.00   $         0.00   $15,824,416.66   $28,188,265.35   $16,705,750.00
November 2002.......   149,766,750.00             0.00    13,721,471.65    27,662,540.61    16,705,750.00
December 2002.......   149,766,750.00             0.00    11,626,228.27    27,138,741.23    16,705,750.00
January 2003........   149,766,750.00             0.00     9,538,653.25    26,616,858.90    16,705,750.00
February 2003.......   149,766,750.00             0.00     7,458,713.46    26,096,885.34    16,705,750.00
March 2003..........   149,766,750.00             0.00     5,386,375.95    25,578,812.30    16,705,750.00
April 2003..........   149,766,750.00             0.00     3,321,607.75    25,062,631.55    16,705,750.00
May 2003............   149,766,750.00             0.00     1,264,376.15    24,548,334.91    16,705,750.00
June 2003...........   149,766,750.00             0.00             0.00    24,035,914.22    16,705,750.00
July 2003...........   149,766,750.00             0.00             0.00    23,525,361.37    16,705,750.00
August 2003.........   149,766,750.00             0.00             0.00    23,016,668.24    16,705,750.00
September 2003......   149,766,750.00             0.00             0.00    22,509,826.80    16,705,750.00
October 2003........   149,766,750.00             0.00             0.00    22,004,829.01    16,705,750.00
November 2003.......   149,766,750.00             0.00             0.00    21,501,666.87    16,705,750.00
December 2003.......   149,766,750.00             0.00             0.00    21,000,332.45    16,705,750.00
January 2004........   149,766,750.00             0.00             0.00    20,500,817.78    16,705,750.00
February 2004.......   149,766,750.00             0.00             0.00    20,003,114.99    16,705,750.00
March 2004..........   149,766,750.00             0.00             0.00    19,507,216.19    16,705,750.00
April 2004..........   149,766,750.00             0.00             0.00    19,013,113.57    16,705,750.00
May 2004............   149,766,750.00             0.00             0.00    18,520,799.30    16,705,750.00
June 2004...........   149,766,750.00             0.00             0.00    18,030,265.62    16,705,750.00
July 2004...........   149,766,750.00             0.00             0.00    17,541,504.78    16,705,750.00
August 2004.........   149,766,750.00             0.00             0.00    17,054,509.06    16,705,750.00
September 2004......   149,766,750.00             0.00             0.00    16,569,270.80    16,705,750.00
October 2004........   149,766,750.00             0.00             0.00    16,085,782.32    16,705,750.00
November 2004.......   149,766,750.00             0.00             0.00    15,604,036.03    16,705,750.00
December 2004.......   149,766,750.00             0.00             0.00    15,124,024.33    16,705,750.00
January 2005........   149,766,750.00             0.00             0.00    14,645,739.64    16,705,750.00
February 2005.......   149,766,750.00             0.00             0.00    14,169,174.45    16,705,750.00
March 2005..........   149,766,750.00             0.00             0.00    13,694,321.27    16,705,750.00
April 2005..........   149,766,750.00             0.00             0.00    13,221,172.60    16,705,750.00
May 2005............   149,766,750.00             0.00             0.00    12,749,721.01    16,705,750.00
June 2005...........   149,766,750.00             0.00             0.00    12,279,959.09    16,705,750.00
July 2005...........   149,766,750.00             0.00             0.00    11,811,879.46    16,705,750.00
August 2005.........   149,766,750.00             0.00             0.00    11,345,474.76    16,705,750.00
September 2005......   149,766,750.00             0.00             0.00    10,880,737.67    16,705,750.00
October 2005........   149,766,750.00             0.00             0.00    10,417,660.90    16,705,750.00
November 2005.......   149,766,750.00             0.00             0.00     9,956,237.18    16,705,750.00
December 2005.......   149,766,750.00             0.00             0.00     9,496,459.27    16,705,750.00
January 2006........   149,766,750.00             0.00             0.00     9,038,319.97    16,705,750.00
February 2006.......   149,766,750.00             0.00             0.00     8,581,812.09    16,705,750.00
March 2006..........   149,766,750.00             0.00             0.00     8,126,928.49    16,705,750.00
April 2006..........   149,766,750.00             0.00             0.00     7,673,662.04    16,705,750.00
May 2006............   149,766,750.00             0.00             0.00     7,222,005.64    16,705,750.00
June 2006...........   149,766,750.00             0.00             0.00     6,771,952.23    16,705,750.00
July 2006...........   149,766,750.00             0.00             0.00     6,323,494.77    16,705,750.00
August 2006.........   149,766,750.00             0.00             0.00     5,876,626.25    16,705,750.00
September 2006......   149,766,750.00             0.00             0.00     5,431,339.68    16,705,750.00
October 2006........   149,766,750.00             0.00             0.00     4,987,628.11    16,705,750.00
November 2006.......   149,766,750.00             0.00             0.00     4,545,484.62    16,705,750.00
December 2006.......   149,766,750.00             0.00             0.00     4,104,902.30    16,705,750.00
January 2007........   149,766,750.00             0.00             0.00     3,665,874.27    16,705,750.00

                                      S-I-6

    DISTRIBUTION
        DATE                PH                PJ               PL               PM               PN
    ------------      ---------------   --------------   --------------   --------------   --------------
February 2007.......  $149,766,750.00   $         0.00   $         0.00   $ 3,228,393.69   $16,705,750.00
March 2007..........   149,766,750.00             0.00             0.00     2,792,453.75    16,705,750.00
April 2007..........   149,766,750.00             0.00             0.00     2,358,047.65    16,705,750.00
May 2007............   149,766,750.00             0.00             0.00     1,925,168.62    16,705,750.00
June 2007...........   149,766,750.00             0.00             0.00     1,493,809.92    16,705,750.00
July 2007...........   149,766,750.00             0.00             0.00     1,063,964.85    16,705,750.00
August 2007.........   149,766,750.00             0.00             0.00       635,626.71    16,705,750.00
September 2007......   149,766,750.00             0.00             0.00       208,788.85    16,705,750.00
October 2007........   149,766,750.00             0.00             0.00             0.00    16,489,194.63
November 2007.......   149,766,750.00             0.00             0.00             0.00    16,065,337.45
December 2007.......   149,766,750.00             0.00             0.00             0.00    15,642,960.73
January 2008........   149,766,750.00             0.00             0.00             0.00    15,222,057.91
February 2008.......   149,766,750.00             0.00             0.00             0.00    14,802,622.46
March 2008..........   149,766,750.00             0.00             0.00             0.00    14,384,647.88
April 2008..........   149,766,750.00             0.00             0.00             0.00    13,968,127.69
May 2008............   149,766,750.00             0.00             0.00             0.00    13,553,055.44
June 2008...........   149,766,750.00             0.00             0.00             0.00    13,142,396.64
July 2008...........   149,766,750.00             0.00             0.00             0.00    12,736,877.15
August 2008.........   149,766,750.00             0.00             0.00             0.00    12,336,434.86
September 2008......   149,766,750.00             0.00             0.00             0.00    11,941,008.39
October 2008........   149,766,750.00             0.00             0.00             0.00    11,550,537.09
November 2008.......   149,766,750.00             0.00             0.00             0.00    11,164,961.02
December 2008.......   149,766,750.00             0.00             0.00             0.00    10,784,220.98
January 2009........   149,766,750.00             0.00             0.00             0.00    10,408,258.45
February 2009.......   149,766,750.00             0.00             0.00             0.00    10,037,015.62
March 2009..........   149,766,750.00             0.00             0.00             0.00     9,670,435.36
April 2009..........   149,766,750.00             0.00             0.00             0.00     9,308,461.23
May 2009............   149,766,750.00             0.00             0.00             0.00     8,951,037.45
June 2009...........   149,766,750.00             0.00             0.00             0.00     8,598,108.91
July 2009...........   149,766,750.00             0.00             0.00             0.00     8,249,621.16
August 2009.........   149,766,750.00             0.00             0.00             0.00     7,905,520.40
September 2009......   149,766,750.00             0.00             0.00             0.00     7,565,753.46
October 2009........   149,766,750.00             0.00             0.00             0.00     7,230,267.81
November 2009.......   149,766,750.00             0.00             0.00             0.00     6,899,011.54
December 2009.......   149,766,750.00             0.00             0.00             0.00     6,571,933.37
January 2010........   149,766,750.00             0.00             0.00             0.00     6,248,982.63
February 2010.......   149,766,750.00             0.00             0.00             0.00     5,930,109.24
March 2010..........   149,766,750.00             0.00             0.00             0.00     5,615,263.73
April 2010..........   149,766,750.00             0.00             0.00             0.00     5,304,397.21
May 2010............   149,766,750.00             0.00             0.00             0.00     4,997,461.38
June 2010...........   149,766,750.00             0.00             0.00             0.00     4,694,408.51
July 2010...........   149,766,750.00             0.00             0.00             0.00     4,395,191.45
August 2010.........   149,766,750.00             0.00             0.00             0.00     4,099,763.60
September 2010......   149,766,750.00             0.00             0.00             0.00     3,808,078.92
October 2010........   149,766,750.00             0.00             0.00             0.00     3,520,091.92
November 2010.......   149,766,750.00             0.00             0.00             0.00     3,235,757.66
December 2010.......   149,766,750.00             0.00             0.00             0.00     2,955,031.72
January 2011........   149,766,750.00             0.00             0.00             0.00     2,677,870.22
February 2011.......   149,766,750.00             0.00             0.00             0.00     2,404,229.80
March 2011..........   149,766,750.00             0.00             0.00             0.00     2,134,067.62
April 2011..........   149,766,750.00             0.00             0.00             0.00     1,867,341.35
May 2011............   149,766,750.00             0.00             0.00             0.00     1,604,009.17

                                      S-I-7

    DISTRIBUTION
        DATE                PH                PJ               PL               PM               PN
    ------------      ---------------   --------------   --------------   --------------   --------------
June 2011...........  $149,766,750.00   $         0.00   $         0.00   $         0.00   $ 1,344,029.75
July 2011...........   149,766,750.00             0.00             0.00             0.00     1,087,362.26
August 2011.........   149,766,750.00             0.00             0.00             0.00       833,966.35
September 2011......   149,766,750.00             0.00             0.00             0.00       583,802.17
October 2011........   149,766,750.00             0.00             0.00             0.00       336,830.32
November 2011.......   149,766,750.00             0.00             0.00             0.00        93,011.89
December 2011.......   148,437,525.16             0.00             0.00             0.00             0.00
January 2012........   146,298,886.85             0.00             0.00             0.00             0.00
February 2012.......   144,187,603.49             0.00             0.00             0.00             0.00
March 2012..........   142,103,341.28             0.00             0.00             0.00             0.00
April 2012..........   140,045,770.41             0.00             0.00             0.00             0.00
May 2012............   138,014,564.99             0.00             0.00             0.00             0.00
June 2012...........   136,009,403.05             0.00             0.00             0.00             0.00
July 2012...........   134,029,966.46             0.00             0.00             0.00             0.00
August 2012.........   132,075,940.89             0.00             0.00             0.00             0.00
September 2012......   130,147,015.78             0.00             0.00             0.00             0.00
October 2012........   128,242,884.26             0.00             0.00             0.00             0.00
November 2012.......   126,363,243.16             0.00             0.00             0.00             0.00
December 2012.......   124,507,792.91             0.00             0.00             0.00             0.00
January 2013........   122,676,237.55             0.00             0.00             0.00             0.00
February 2013.......   120,868,284.64             0.00             0.00             0.00             0.00
March 2013..........   119,083,645.25             0.00             0.00             0.00             0.00
April 2013..........   117,322,033.90             0.00             0.00             0.00             0.00
May 2013............   115,583,168.53             0.00             0.00             0.00             0.00
June 2013...........   113,866,770.46             0.00             0.00             0.00             0.00
July 2013...........   112,172,564.35             0.00             0.00             0.00             0.00
August 2013.........   110,500,278.14             0.00             0.00             0.00             0.00
September 2013......   108,849,643.05             0.00             0.00             0.00             0.00
October 2013........   107,220,393.50             0.00             0.00             0.00             0.00
November 2013.......   105,612,267.10             0.00             0.00             0.00             0.00
December 2013.......   104,025,004.61             0.00             0.00             0.00             0.00
January 2014........   102,458,349.89             0.00             0.00             0.00             0.00
February 2014.......   100,912,049.85             0.00             0.00             0.00             0.00
March 2014..........    99,385,854.48             0.00             0.00             0.00             0.00
April 2014..........    97,879,516.71             0.00             0.00             0.00             0.00
May 2014............    96,392,792.48             0.00             0.00             0.00             0.00
June 2014...........    94,925,440.64             0.00             0.00             0.00             0.00
July 2014...........    93,477,222.91             0.00             0.00             0.00             0.00
August 2014.........    92,047,903.89             0.00             0.00             0.00             0.00
September 2014......    90,637,251.01             0.00             0.00             0.00             0.00
October 2014........    89,245,034.48             0.00             0.00             0.00             0.00
November 2014.......    87,871,027.25             0.00             0.00             0.00             0.00
December 2014.......    86,515,005.03             0.00             0.00             0.00             0.00
January 2015........    85,176,746.20             0.00             0.00             0.00             0.00
February 2015.......    83,856,031.80             0.00             0.00             0.00             0.00
March 2015..........    82,552,645.49             0.00             0.00             0.00             0.00
April 2015..........    81,266,373.56             0.00             0.00             0.00             0.00
May 2015............    79,997,004.84             0.00             0.00             0.00             0.00
June 2015...........    78,744,330.70             0.00             0.00             0.00             0.00
July 2015...........    77,508,145.02             0.00             0.00             0.00             0.00
August 2015.........    76,288,244.16             0.00             0.00             0.00             0.00
September 2015......    75,084,426.90             0.00             0.00             0.00             0.00

                                      S-I-8

    DISTRIBUTION
        DATE                PH                PJ               PL               PM               PN
    ------------      ---------------   --------------   --------------   --------------   --------------
October 2015........  $ 73,896,494.49   $         0.00   $         0.00   $         0.00   $         0.00
November 2015.......    72,724,250.52             0.00             0.00             0.00             0.00
December 2015.......    71,567,500.97             0.00             0.00             0.00             0.00
January 2016........    70,426,054.13             0.00             0.00             0.00             0.00
February 2016.......    69,299,720.63             0.00             0.00             0.00             0.00
March 2016..........    68,188,313.33             0.00             0.00             0.00             0.00
April 2016..........    67,091,647.39             0.00             0.00             0.00             0.00
May 2016............    66,009,540.16             0.00             0.00             0.00             0.00
June 2016...........    64,941,811.19             0.00             0.00             0.00             0.00
July 2016...........    63,888,282.23             0.00             0.00             0.00             0.00
August 2016.........    62,848,777.15             0.00             0.00             0.00             0.00
September 2016......    61,823,121.93             0.00             0.00             0.00             0.00
October 2016........    60,811,144.68             0.00             0.00             0.00             0.00
November 2016.......    59,812,675.56             0.00             0.00             0.00             0.00
December 2016.......    58,827,546.78             0.00             0.00             0.00             0.00
January 2017........    57,855,592.55             0.00             0.00             0.00             0.00
February 2017.......    56,896,649.12             0.00             0.00             0.00             0.00
March 2017..........    55,950,554.68             0.00             0.00             0.00             0.00
April 2017..........    55,017,149.37             0.00             0.00             0.00             0.00
May 2017............    54,096,275.29             0.00             0.00             0.00             0.00
June 2017...........    53,187,776.40             0.00             0.00             0.00             0.00
July 2017...........    52,291,498.57             0.00             0.00             0.00             0.00
August 2017.........    51,407,289.53             0.00             0.00             0.00             0.00
September 2017......    50,534,998.83             0.00             0.00             0.00             0.00
October 2017........    49,674,477.85             0.00             0.00             0.00             0.00
November 2017.......    48,825,579.75             0.00             0.00             0.00             0.00
December 2017.......    47,988,159.48             0.00             0.00             0.00             0.00
January 2018........    47,162,073.72             0.00             0.00             0.00             0.00
February 2018.......    46,347,180.91             0.00             0.00             0.00             0.00
March 2018..........    45,543,341.16             0.00             0.00             0.00             0.00
April 2018..........    44,750,416.30             0.00             0.00             0.00             0.00
May 2018............    43,968,269.83             0.00             0.00             0.00             0.00
June 2018...........    43,196,766.88             0.00             0.00             0.00             0.00
July 2018...........    42,435,774.22             0.00             0.00             0.00             0.00
August 2018.........    41,685,160.23             0.00             0.00             0.00             0.00
September 2018......    40,944,794.89             0.00             0.00             0.00             0.00
October 2018........    40,214,549.73             0.00             0.00             0.00             0.00
November 2018.......    39,494,297.86             0.00             0.00             0.00             0.00
December 2018.......    38,783,913.91             0.00             0.00             0.00             0.00
January 2019........    38,083,274.04             0.00             0.00             0.00             0.00
February 2019.......    37,392,255.88             0.00             0.00             0.00             0.00
March 2019..........    36,710,738.57             0.00             0.00             0.00             0.00
April 2019..........    36,038,602.70             0.00             0.00             0.00             0.00
May 2019............    35,375,730.31             0.00             0.00             0.00             0.00
June 2019...........    34,722,004.88             0.00             0.00             0.00             0.00
July 2019...........    34,077,311.27             0.00             0.00             0.00             0.00
August 2019.........    33,441,535.78             0.00             0.00             0.00             0.00
September 2019......    32,814,566.04             0.00             0.00             0.00             0.00
October 2019........    32,196,291.07             0.00             0.00             0.00             0.00
November 2019.......    31,586,601.24             0.00             0.00             0.00             0.00
December 2019.......    30,985,388.24             0.00             0.00             0.00             0.00
January 2020........    30,392,545.06             0.00             0.00             0.00             0.00

                                      S-I-9

    DISTRIBUTION
        DATE                PH                PJ               PL               PM               PN
    ------------      ---------------   --------------   --------------   --------------   --------------
February 2020.......  $ 29,807,966.02   $         0.00   $         0.00   $         0.00   $         0.00
March 2020..........    29,231,546.70             0.00             0.00             0.00             0.00
April 2020..........    28,663,183.94             0.00             0.00             0.00             0.00
May 2020............    28,102,775.87             0.00             0.00             0.00             0.00
June 2020...........    27,550,221.81             0.00             0.00             0.00             0.00
July 2020...........    27,005,422.33             0.00             0.00             0.00             0.00
August 2020.........    26,468,279.20             0.00             0.00             0.00             0.00
September 2020......    25,938,695.40             0.00             0.00             0.00             0.00
October 2020........    25,416,575.07             0.00             0.00             0.00             0.00
November 2020.......    24,901,823.51             0.00             0.00             0.00             0.00
December 2020.......    24,394,347.19             0.00             0.00             0.00             0.00
January 2021........    23,894,053.72             0.00             0.00             0.00             0.00
February 2021.......    23,400,851.81             0.00             0.00             0.00             0.00
March 2021..........    22,914,651.30             0.00             0.00             0.00             0.00
April 2021..........    22,435,363.12             0.00             0.00             0.00             0.00
May 2021............    21,962,899.29             0.00             0.00             0.00             0.00
June 2021...........    21,497,172.90             0.00             0.00             0.00             0.00
July 2021...........    21,038,098.09             0.00             0.00             0.00             0.00
August 2021.........    20,585,590.06             0.00             0.00             0.00             0.00
September 2021......    20,139,565.03             0.00             0.00             0.00             0.00
October 2021........    19,699,940.25             0.00             0.00             0.00             0.00
November 2021.......    19,266,633.97             0.00             0.00             0.00             0.00
December 2021.......    18,839,565.46             0.00             0.00             0.00             0.00
January 2022........    18,418,654.94             0.00             0.00             0.00             0.00
February 2022.......    18,003,823.63             0.00             0.00             0.00             0.00
March 2022..........    17,594,993.69             0.00             0.00             0.00             0.00
April 2022..........    17,192,088.27             0.00             0.00             0.00             0.00
May 2022............    16,795,031.40             0.00             0.00             0.00             0.00
June 2022...........    16,403,748.09             0.00             0.00             0.00             0.00
July 2022...........    16,018,164.24             0.00             0.00             0.00             0.00
August 2022.........    15,638,206.65             0.00             0.00             0.00             0.00
September 2022......    15,263,803.04             0.00             0.00             0.00             0.00
October 2022........    14,894,882.00             0.00             0.00             0.00             0.00
November 2022.......    14,531,372.98             0.00             0.00             0.00             0.00
December 2022.......    14,173,206.31             0.00             0.00             0.00             0.00
January 2023........    13,820,313.18             0.00             0.00             0.00             0.00
February 2023.......    13,472,625.59             0.00             0.00             0.00             0.00
March 2023..........    13,130,076.41             0.00             0.00             0.00             0.00
April 2023..........    12,792,599.31             0.00             0.00             0.00             0.00
May 2023............    12,460,128.78             0.00             0.00             0.00             0.00
June 2023...........    12,132,600.10             0.00             0.00             0.00             0.00
July 2023...........    11,809,949.36             0.00             0.00             0.00             0.00
August 2023.........    11,492,113.43             0.00             0.00             0.00             0.00
September 2023......    11,179,029.95             0.00             0.00             0.00             0.00
October 2023........    10,870,637.33             0.00             0.00             0.00             0.00
November 2023.......    10,566,874.72             0.00             0.00             0.00             0.00
December 2023.......    10,267,682.04             0.00             0.00             0.00             0.00
January 2024........     9,972,999.94             0.00             0.00             0.00             0.00
February 2024.......     9,682,769.78             0.00             0.00             0.00             0.00
March 2024..........     9,396,933.67             0.00             0.00             0.00             0.00
April 2024..........     9,115,434.42             0.00             0.00             0.00             0.00
May 2024............     8,838,215.53             0.00             0.00             0.00             0.00

                                     S-I-10

    DISTRIBUTION
        DATE                PH                PJ               PL               PM               PN
    ------------      ---------------   --------------   --------------   --------------   --------------
June 2024...........  $  8,565,221.21   $         0.00   $         0.00   $         0.00   $         0.00
July 2024...........     8,296,396.35             0.00             0.00             0.00             0.00
August 2024.........     8,031,686.52             0.00             0.00             0.00             0.00
September 2024......     7,771,037.97             0.00             0.00             0.00             0.00
October 2024........     7,514,397.59             0.00             0.00             0.00             0.00
November 2024.......     7,261,712.94             0.00             0.00             0.00             0.00
December 2024.......     7,012,932.22             0.00             0.00             0.00             0.00
January 2025........     6,768,004.27             0.00             0.00             0.00             0.00
February 2025.......     6,526,878.57             0.00             0.00             0.00             0.00
March 2025..........     6,289,505.20             0.00             0.00             0.00             0.00
April 2025..........     6,055,834.88             0.00             0.00             0.00             0.00
May 2025............     5,825,818.92             0.00             0.00             0.00             0.00
June 2025...........     5,599,409.25             0.00             0.00             0.00             0.00
July 2025...........     5,376,558.38             0.00             0.00             0.00             0.00
August 2025.........     5,157,219.39             0.00             0.00             0.00             0.00
September 2025......     4,941,345.99             0.00             0.00             0.00             0.00
October 2025........     4,728,892.41             0.00             0.00             0.00             0.00
November 2025.......     4,519,813.47             0.00             0.00             0.00             0.00
December 2025.......     4,314,064.55             0.00             0.00             0.00             0.00
January 2026........     4,111,601.58             0.00             0.00             0.00             0.00
February 2026.......     3,912,381.04             0.00             0.00             0.00             0.00
March 2026..........     3,716,359.92             0.00             0.00             0.00             0.00
April 2026..........     3,523,495.79             0.00             0.00             0.00             0.00
May 2026............     3,333,746.70             0.00             0.00             0.00             0.00
June 2026...........     3,147,071.26             0.00             0.00             0.00             0.00
July 2026...........     2,963,428.56             0.00             0.00             0.00             0.00
August 2026.........     2,782,778.23             0.00             0.00             0.00             0.00
September 2026......     2,605,080.36             0.00             0.00             0.00             0.00
October 2026........     2,430,295.58             0.00             0.00             0.00             0.00
November 2026.......     2,258,384.97             0.00             0.00             0.00             0.00
December 2026.......     2,089,310.12             0.00             0.00             0.00             0.00
January 2027........     1,923,033.09             0.00             0.00             0.00             0.00
February 2027.......     1,759,516.40             0.00             0.00             0.00             0.00
March 2027..........     1,598,723.06             0.00             0.00             0.00             0.00
April 2027..........     1,440,616.51             0.00             0.00             0.00             0.00
May 2027............     1,285,160.68             0.00             0.00             0.00             0.00
June 2027...........     1,132,319.92             0.00             0.00             0.00             0.00
July 2027...........       982,059.04             0.00             0.00             0.00             0.00
August 2027.........       834,343.27             0.00             0.00             0.00             0.00
September 2027......       689,138.31             0.00             0.00             0.00             0.00
October 2027........       546,410.24             0.00             0.00             0.00             0.00
November 2027.......       406,125.61             0.00             0.00             0.00             0.00
December 2027.......       268,251.35             0.00             0.00             0.00             0.00
January 2028........       132,754.83             0.00             0.00             0.00             0.00
February 2028 and
  thereafter........             0.00             0.00             0.00             0.00             0.00

                                     S-I-11

                                                                     SCHEDULE II

                                     AVAILABLE COMBINATIONS
------------------------------------------------------------------------------------------------
                REMIC SECURITIES                                   MX SECURITIES
-------------------------------------------------   --------------------------------------------
                     ORIGINAL                                  MAXIMUM ORIGINAL
                    PRINCIPAL                                    PRINCIPAL OR
                    BALANCE OR                                     NOTIONAL
                  CLASS NOTIONAL      EXCHANGE      RELATED       PRINCIPAL          EXCHANGE
    CLASS            BALANCE       PROPORTIONS(1)   MX CLASS      AMOUNT(2)       PROPORTIONS(1)
--------------    --------------   --------------   --------   ----------------   --------------
COMBINATION 1
PG                 $147,086,000         100%         AB          $147,086,000          N/A
                                                     AC          $147,086,000          N/A
                                                     AD          $147,086,000          N/A
                                                     AE          $147,086,000          N/A
                                                     AF          $147,086,000          N/A
                                                     AG          $147,086,000          N/A
                                                     AH          $147,086,000          N/A
                                                     AI          $147,086,000          N/A
                                                     AJ          $147,086,000          N/A
                                                     AK          $147,086,000          N/A
COMBINATION 2
PH                  149,766,750         100%         AL          $149,766,750          N/A
                                                     AM          $149,766,750          N/A
                                                     AN          $149,766,750          N/A
                                                     AO          $149,766,750          N/A
                                                     AP          $149,766,750          N/A
                                                     AY          $149,766,750          N/A
                                                     AR          $149,766,750          N/A
                                                     AS          $149,766,750          N/A
                                                     AT          $149,766,750          N/A
                                                     AU          $149,766,750          N/A
COMBINATION 3
FA                   80,872,235    76.4705879572%     A          $105,756,000         100%
SA(7)                24,883,765    23.5294120428%
COMBINATION 4
F                    46,864,088    32.7818323628%     B          $142,957,500         100%
FB                   21,456,352    15.0089026459%
FC                   20,000,000    13.9901719042%
FD                   21,000,000    14.6896804994%
S                    33,637,060    23.5294125877%
COMBINATION 5
F                    46,864,088    42.8685504742%    FE          $109,320,440         100%
FB                   21,456,352    19.6270267482%
FC                   20,000,000    18.2948403793%
FD                   21,000,000    19.2095823983%
COMBINATION 6
BA                   24,883,765         100%         SA          $ 24,883,765         100%
SB                   18,662,824         (9)
SC                    6,220,941         (10)
COMBINATION 7
SB                   18,662,824    75.0000010047%    SD          $ 24,883,765         100%
SC                    6,220,941    24.9999989953%

                                            AVAILABLE COMBINATIONS
---------------------------------------------------------------------------------------------------------------
                                                      MX SECURITIES
                -----------------------------------------------------------------------------------------------
                                                                                 WEIGHTED
                                                                                  AVERAGE
                PRINCIPAL OR                                        FINAL         LIFE @          INCREASED
                   OTHER       CLASS    INTEREST     CUSIP         PAYMENT       135% PSA          MINIMUM
    CLASS         TYPE(3)      COUPON   TYPE(3)     NUMBER         DATE(4)     (IN YEARS)(5)   DENOMINATIONS(6)
--------------  ------------   ------   -------   ---------     -------------  -------------   ----------------
COMBINATION 1
PG               NTL (PAC)     6.375%   FIX/IO    3837H1QD6     November 2026      11.0            $258,000
                    PAC        0.000%     PO      3837H1QE4     November 2026      11.0            $167,000
                    PAC        4.500%    FIX      3837H1QF1     November 2026      11.0            $115,000
                    PAC        4.750%    FIX      3837H1QG9     November 2026      11.0            $113,000
                    PAC        5.000%    FIX      3837H1QH7     November 2026      11.0            $111,000
                    PAC        5.250%    FIX      3837H1QJ3     November 2026      11.0            $109,000
                    PAC        5.500%    FIX      3837H1QK0     November 2026      11.0            $108,000
                    PAC        5.750%    FIX      3837H1QL8     November 2026      11.0            $106,000
                    PAC        6.000%    FIX      3837H1QM6     November 2026      11.0            $104,000
                    PAC        6.250%    FIX      3837H1QN4     November 2026      11.0            $102,000
COMBINATION 2
PH               NTL (PAC)     6.500%   FIX/IO    3837H1QP9       June 2028        18.3            $209,000
                    PAC        0.000%     PO      3837H1QQ7       June 2028        18.3            $196,000
                    PAC        4.500%    FIX      3837H1QR5       June 2028        18.3            $119,000
                    PAC        4.750%    FIX      3837H1QS3       June 2028        18.3            $116,000
                    PAC        5.000%    FIX      3837H1QT1       June 2028        18.3            $114,000
                    PAC        5.250%    FIX      3837H1QU8       June 2028        18.3            $112,000
                    PAC        5.500%    FIX      3837H1QV6       June 2028        18.3            $109,000
                    PAC        5.750%    FIX      3837H1QW4       June 2028        18.3            $107,000
                    PAC        6.000%    FIX      3837H1QX2       June 2028        18.3            $105,000
                    PAC        6.250%    FIX      3837H1QY0       June 2028        18.3            $103,000
COMBINATION 3
FA                 AD/SUP      6.500%    FIX      3837H1QZ7     November 2025       5.2            $102,000
SA(7)
COMBINATION 4
F                  AD/SUP      6.500%    FIX      3837H1RA1     November 2025       6.0            $102,000
FB
FC
FD
S
COMBINATION 5
F                  AD/SUP       (8)      FLT      3837H1RB9     November 2025       6.0            $100,000
FB
FC
FD
COMBINATION 6
BA                 AD/SUP       (8)      INV      3837H1RC7     November 2025       5.2            $107,000
SB
SC
COMBINATION 7
SB              NTL (AD/SUP)    (8)     INV/IO    3837H1RD5     November 2025       5.2            $715,000
SC

                                     S-II-1

                                     AVAILABLE COMBINATIONS
------------------------------------------------------------------------------------------------
                REMIC SECURITIES                                   MX SECURITIES
-------------------------------------------------   --------------------------------------------
                     ORIGINAL                                  MAXIMUM ORIGINAL
                    PRINCIPAL                                    PRINCIPAL OR
                    BALANCE OR                                     NOTIONAL
                  CLASS NOTIONAL      EXCHANGE      RELATED       PRINCIPAL          EXCHANGE
    CLASS            BALANCE       PROPORTIONS(1)   MX CLASS      AMOUNT(2)       PROPORTIONS(1)
--------------    --------------   --------------   --------   ----------------   --------------
COMBINATION 8
BA                 $ 18,662,824         100%         SE          $ 18,662,824         100%
SB                   18,662,824         (11)
COMBINATION 9
BA                 $  6,220,941         100%         SG          $  6,220,941         100%
SC                    6,220,941         (12)

                                                AVAILABLE COMBINATIONS
---------------------------------------------------------------------------------------------------------------
                                                         MX SECURITIES
                -----------------------------------------------------------------------------------------------
                                                                                 WEIGHTED
                                                                                  AVERAGE
                PRINCIPAL OR                                        FINAL         LIFE @          INCREASED
                   OTHER       CLASS    INTEREST    CUSIP          PAYMENT       135% PSA          MINIMUM
    CLASS         TYPE(3)      COUPON   TYPE(3)    NUMBER          DATE(4)     (IN YEARS)(5)   DENOMINATIONS(6)
--------------  ------------   ------   -------   ---------     -------------  -------------   ----------------
COMBINATION 8
BA                 AD/SUP       (8)      INV      3837H1RE3     November 2025       5.2            $110,000
SB
COMBINATION 9
BA                 AD/SUP       (8)      INV      3837H1RF0     November 2025       5.2            $101,000
SC

---------------

 (1) Exchange proportions shown are constant proportions of the original Class Principal Balances (or original Class Notional Balances) of the related Classes of REMIC Securities or MX Securities, as applicable, assuming each such Classes were to be issued on the Closing Date. In accordance with the exchange proportions, Classes of REMIC Securities may be exchanged for the related MX Class and MX Classes for the related REMIC Securities and, in certain cases, MX Securities.
 (2) The amount shown for each MX Class represents the maximum original Class Principal Balance (or original Class Notional Balance) of that Class, assuming it were to be issued on the Closing Date.
 (3) As defined under "Class Types" in Appendix 1 to the Base Offering Circular.
 (4) See "Yield, Maturity and Prepayment Considerations -- Final Distribution Date" in this Supplement
 (5) Determined as described under "Yield, Maturity and Prepayment Considerations" in this Supplement. Prepayments will not occur at the assumed rate shown or at any other constant rate and the actual Weighted Average Life of the MX Class is likely to differ from that shown, perhaps significantly.
 (6) Each Class will be issued in the denominations specified. If no denomination is indicated for a Class, that Class will be issued in the denomination specified under "Description of the Securities -- Minimum Denominations" in the Base Offering Circular.
 (7) MX Class.
 (8) See "Terms Sheet -- Interest Rates".
 (9) The original Class Notional Balance of Class SB being exchanged is equal to approximately 75.0000010047% of the original Class Principal Balance of BA being exchanged.
(10) The original Class Notional Balance of Class SC being exchanged is equal to approximately 24.9999989953% of the original Class Principal Balance of BA being exchanged.
(11) The original Class Notional Balance of Class SB being exchanged is equal to the original Class Principal Balance of BA being exchanged.
(12) The original Class Notional Balance of Class SC being exchanged is equal to the original Class Principal Balance of BA being exchanged.

                                     S-II-2

                                                                       EXHIBIT A

                          UNDERLYING REMIC CERTIFICATE

 TRUST          UNDERLYING
 ASSET             REMIC                       ISSUE           CUSIP     INTEREST
 GROUP             TRUST          CLASS         DATE          NUMBER       RATE
--------    -------------------   -----   ----------------   ---------   --------
   2        Fannie Mae 1992-G61    SJ     October 30, 1992   31358RAC7     (3)


                                                 ORIGINAL
 TRUST                   FINAL                   PRINCIPAL
 ASSET    INTEREST   DISTRIBUTION    PRINCIPAL    BALANCE       CLASS
 GROUP    TYPE(1)        DATE         TYPE(1)    OF CLASS     FACTOR(2)
--------  --------   -------------   ---------  -----------   ----------
   2        INV      October 2022       TAC     $36,000,000   0.81877252

                                                      APPROXIMATE
                                                       WEIGHTED
                                                        AVERAGE     APPROXIMATE
                                        APPROXIMATE    REMAINING     WEIGHTED
                                         WEIGHTED       TERM TO       AVERAGE
                                          AVERAGE     MATURITY OF    LOAN AGE
 TRUST    PRINCIPAL      PERCENTAGE      COUPON OF     MORTGAGE     OF MORTGAGE
 ASSET    BALANCE IN      OF CLASS       MORTGAGE        LOANS         LOANS
 GROUP    THE TRUST       IN TRUST         LOANS      (IN MONTHS)   (IN MONTHS)
--------  ----------   --------------   -----------   -----------   -----------
   2      $7,684,180   26.0694444444%     9.003%          274           75

---------------

(1) As defined under "Class Types" in Appendix I to the accompanying Base Offering Circular.
(2) Underlying REMIC Certificate Factor is as of June 1998.
(3) Calculated as shown in the related Underlying REMIC Disclosure Document.

                                                                       EXHIBIT B
                      COVER PAGE FROM FANNIE MAE 1992-G61
PROSPECTUS
                                  $998,284,000
                     FEDERAL NATIONAL MORTGAGE ASSOCIATION

                               [FANNIE MAE LOGO]

                   GUARANTEED REMIC PASS-THROUGH CERTIFICATES
                        FANNIE MAE REMIC TRUST 1992-G61

    The Guaranteed REMIC Pass-Through Certificates offered hereby (the "REMIC Certificates") represent beneficial ownership interests in one of two trust funds. The REMIC Certificates, other than the Class 61-RL Certificate, represent beneficial ownership interests in Fannie Mae REMIC Trust 1992-G61 (the "Trust"). The assets of the Trust consist of the "regular interests" in a separate trust fund (the "Lower Tier REMIC"). The assets of the Lower Tier REMIC consist of "fully modified pass-through" mortgage-backed securities ("GNMA Certificates") guaranteed as to timely payment of principal and interest by the Government National Mortgage Association ("GNMA"). Each GNMA Certificate is based on and backed by a pool of first lien, single-family, fixed-rate residential mortgage loans (the "Mortgage Loans") which are either insured by the Federal Housing Administration ("FHA") or partially guaranteed by the Department of Veterans Affairs ("VA"). See "GNMA and the GNMA Programs" herein. Bear, Stearns & Co. Inc. ("Bear Stearns") is to receive the REMIC Certificates in exchange for the GNMA Certificates pursuant to a Fannie Mae commitment and will sell the REMIC Certificates to the public as described below and under "Plan of Distribution" herein.

    Elections will be made to treat the Lower Tier REMIC and the Trust as "real estate mortgage investment conduits" ("REMICs") pursuant to the Internal Revenue Code of 1986, as amended (the "Code"). The REMIC Certificates (other than the Class 61-R and Class 61-RL REMIC Certificates) will be designated as the "regular interests," and the Class 61-R REMIC Certificate will be designated as the "residual interest," in the REMIC constituted by the Trust. The interests in the Lower Tier REMIC other than the Class 61-RL REMIC Certificate (the "Lower Tier Regular Interests") will be designated as the "regular interests," and the Class 61-RL REMIC Certificate will be designated as the "residual interest," in the Lower Tier REMIC. See "certain Federal Income Tax Consequences" herein.
                                                  (Cover continued on next page)
                            ------------------------

 THE OBLIGATIONS OF FANNIE MAE UNDER ITS GUARANTY OF THE REMIC CERTIFICATES ARE OBLIGATIONS OF FANNIE MAE ONLY AND ARE NOT BACKED BY THE FULL FAITH AND CREDIT OF THE UNITED STATES. THE REMIC CERTIFICATES ARE EXEMPT FROM THE REGISTRATION
REQUIREMENTS OF THE SECURITIES ACT OF 1933 AND ARE "EXEMPTED SECURITIES" WITHIN
              THE MEANING OF THE SECURITIES EXCHANGE ACT OF 1934.
================================================================================

                       ORIGINAL                  FINAL
                      PRINCIPAL    INTEREST   DISTRIBUTION
                       BALANCE       RATE         DATE
Class 61-F.........  $103,769,000     (1)      July 2022
Class 61-FA........     3,178,000     (1)     October 2022
Class 61-S.........           (2)     (1)     October 2022
Class 61-FB........    13,167,000     (3)     October 2005
Class 61-SB........     3,762,000     (3)     October 2005
Class 61-A.........     5,269,000   7.000%    October 2005
Class 61-FC........   103,136,000     (4)     October 2022
Class 61-SC........           (5)     (4)     October 2022
Class 61-B.........   341,092,000   6.250%    October 2022
Class 61-C.........    50,000,000   6.250%    October 2022
Class 61-D.........    21,452,000   6.250%    October 2022
Class 61-E.........    57,761,000   7.000%    October 2022
Class 61-FJ........    84,000,000     (6)     October 2022

                       ORIGINAL                  FINAL
                      PRINCIPAL    INTEREST   DISTRIBUTION
                       BALANCE       RATE         DATE
Class 61-SJ........  $ 36,000,000     (6)     October 2022
Class 61-G.........    41,233,000   7.000%    October 2022
Class 61-Z.........    34,095,000   7.000%    October 2022
Class 61-FD........    11,004,000     (1)     October 2022
Class 61-SD........     4,716,000     (1)     October 2022
Class 61-FE........    25,000,000     (6)     October 2022
Class 61-SE........     5,280,639     (6)     October 2022
Class 61-FG........    33,005,000     (6)     October 2022
Class 61-SG........    16,750,361     (6)     October 2022
Class 61-SH........     4,614,000     (6)     October 2022
Class 61-IO........           (7)   8.500%    October 2022
Class 61-R.........           (8)     (8)     October 2022
Class 61-RL........           (9)     (9)     October 2022

================================================================================

(1) The interest rate is subject to monthly adjustment by reference to the London interbank offered rate for one-month U.S. dollar deposits ("LIBOR"), as described herein under "Description of the REMIC
    Certificates -- Distributions of Interest."
(2) The Class 61-S REMIC Certificates are interest only certificates, have no principal balance and will bear interest on a notional principal balance (initially $42,358,352) as described herein under "Description of the REMIC Certificates -- Distributions of Interest."
(3) The interest rate is subject to monthly adjustment by reference to the average level of the 3-month Treasury Index (the "Treasury Index"), as described herein under "Description of the REMIC
    Certificate -- Distributions of Interest."
(4) The interest rate will be fixed for the first twelve Interest Accrual Periods, as described herein under "Description of the REMIC
    Certificates -- Distributions of Interest." Subsequent to the initial twelve Interest Accrual Periods, the interest rate is subject to monthly adjustment by reference to LIBOR.
(5) The Class 61-SC REMIC Certificates are interest only certificates, have no principal balance and will bear interest on a notional principal balance (initially $44,201,142) as described herein under "Description of the REMIC Certificates -- Distributions of Interest."
(6) The interest rate is subject to monthly adjustment by reference to the Monthly Weighted Average Cost of Funds for Eleventh District Savings Institutions as published by the Federal Home Loan Bank of San Francisco or, in certain events, an alternative index determined as specified herein ("COFI") under "Description of the REMIC Certificates -- Distributions of Interest."
(7) The Class 61-IO Certificates are interest only certificates, have no principal balance and will bear interest on a notional principal balance (initially $138,421,764) as described herein under "Description of the REMIC Certificates -- Distributions of Interest."
(8) The Class 61-R REMIC Certificate has no principal balance and does not bear interest. The Holder of the Class 61-R REMIC Certificate will be entitled to receive the proceeds of the remaining assets of the Trust, if any, after the principal balances of the "regular interests" therein have been reduced to zero. It is not anticipated that there will be any material assets remaining in such circumstance.
(9) The Class 61-RL REMIC certificate has no principal balance and does not bear interest. The Holder of the Class 61-RL REMIC Certificate will be entitled to receive the proceeds of the remaining assets of the Lower Tier REMIC, if any, after the principal balances of the "regular interests" therein have been reduced to zero. It is not anticipated that there will be any material assets remaining in such circumstance.
                            ------------------------

    The REMIC Certificates are being offered by Bear Stearns from time to time in negotiated transactions, at varying prices to be determined at the time of sale.

    The REMIC Certificates are offered by Bear Stearns, subject to issuance by Fannie Mae, to prior sale or to withdrawal or modification of the offer without notice, when, as and if delivered to and accepted by Bear Stearns, and subject to the approval of certain legal matters by counsel. It is expected that the REMIC Certificates, except for the Class 61-R and Class 61-RL REMIC Certificates, will be available through the book-entry system of the Federal Reserve Banks on or about October 30, 1992. It is expected that the Class 61-R and Class 61-RL REMIC Certificates in registered, certificated form will be available for delivery at the offices of Bear Stearns, 245 Park Avenue, New York, New York 10167, on or about October 30, 1992.
                            ------------------------

                            BEAR, STEARNS & CO. INC.

                               SEPTEMBER 16, 1992

================================================================================

NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THE OFFERING CIRCULAR SUPPLEMENT AND THE ACCOMPANYING BASE OFFERING CIRCULAR AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRUST, THE SPONSOR OR THE CO-SPONSOR. THIS OFFERING CIRCULAR SUPPLEMENT AND THE ACCOMPANYING BASE OFFERING CIRCULAR DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY STATE OR OTHER JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION IN SUCH STATE OR JURISDICTION. NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR SUPPLEMENT AND THE ACCOMPANYING BASE OFFERING CIRCULAR NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THE INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION.

                            ------------------------

                               TABLE OF CONTENTS

                          OFFERING CIRCULAR SUPPLEMENT

                                                       PAGE
                                                       ----
Ginnie Mae REMIC Trust 1998-14 Terms Sheet..........    S- 4
The Trust Assets....................................    S- 9
Ginnie Mae Guaranty.................................    S-10
Description of the Securities.......................    S-10
Risk Factors--Class Investment Considerations.......    S-16
Yield, Maturity and Prepayment Considerations.......    S-20
Certain Federal Income Tax Consequences.............    S-33
ERISA Matters.......................................    S-37
Legal Investment Considerations.....................    S-37
Plan of Distribution................................    S-37
Increase in Size....................................    S-38
Legal Matters.......................................    S-38
Schedule I: Scheduled Principal Balances............   S-I-1
Schedule II: Available Combinations.................  S-II-1
Exhibit A: Underlying REMIC Certificate.............    A- 1
Exhibit B: Cover Page from Underlying REMIC
 Disclosure Document................................    B- 1

                  BASE OFFERING CIRCULAR

Offering Circular Supplement........................       2
Defined Terms.......................................       2
Description of the Securities.......................       4
The Government National Mortgage Association........      10
Ginnie Mae Guaranty.................................      11
The Ginnie Mae Certificates.........................      11
Underlying REMIC Certificates.......................      14
Yield, Maturity and Prepayment Considerations.......      14
The Trusts..........................................      17
Certain Federal Income Tax Consequences.............      18
State Tax Considerations............................      42
ERISA Considerations................................      42
Legal Investment Considerations.....................      42
Secondary Market....................................      43
Appendix I-Class Types..............................      44
Appendix II-Indices.................................      47
Appendix III-Glossary...............................      52

                                     [LOGO]

                                 $1,132,684,180

                              GOVERNMENT NATIONAL
                              MORTGAGE ASSOCIATION

                                   GINNIE MAE

                                GUARANTEED REMIC
                            PASS-THROUGH SECURITIES
                               AND MX SECURITIES
                         GINNIE MAE REMIC TRUST 1998-14

             ------------------------------------------------------
                          OFFERING CIRCULAR SUPPLEMENT
             ------------------------------------------------------

                            BEAR, STEARNS & CO. INC.
                        THE WILLIAMS CAPITAL GROUP, L.P.

                                 JUNE 24, 1998

================================================================================

PROSPECTUS SUPPLEMENT
(To Prospectus dated October 10, 1996)

                                   $54,672,353


                      BEAR STEARNS MORTGAGE SECURITIES INC.

                           PASS-THROUGH CERTIFICATES,

                                  SERIES 1997-3

     The Pass-Through Certificates, Series 1997-3 (the "Certificates"), consist of the Class identified in the chart below. It is a condition to their issuance that the Certificates receive a rating of "Aaa" from Moody's Investors Service, Inc. ("Moody's") and a rating of "AAA" from Fitch Investors Service, L.P. ("Fitch"). See "Summary of Terms -- Certificate Rating".

     Prospective investors should consider the factors set forth on page S-3 and under "Yield and Prepayment Considerations."

                                                (cover continued on next page)

    THE CERTIFICATES DO NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BSMSI, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. THE CERTIFICATES ARE NOT
     INSURED OR GUARANTEED BY ANY GOVERNMENTAL ENTITY, BSMSI OR ANY OF THEIR AFFILIATES, OR ANY OTHER PERSON. DISTRIBUTIONS ON THE CERTIFICATES WILL BE
     PAYABLE SOLELY FROM ASSETS TRANSFERRED OR PLEDGED TO THE TRUST FOR THE
                       BENEFIT OF THE CERTIFICATEHOLDERS.

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
   COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
     OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                      INITIAL PRINCIPAL AMOUNT              PASS-THROUGH RATE
 Class A-1                $54,672,353                               (1)
 Certificates

- ---------------
 (1) The effective per annum interest rate borne by the Certificates during each Interest Accrual Period (as defined herein) with respect to a Distribution Date (as defined herein) will equal a fraction, expressed as a percentage truncated at the fourth decimal place, the numerator of which is equal to the aggregate amount in respect of interest paid to the Certificateholders for the related Interest Accrual Period multiplied by 12, and the denominator of which is the principal amount of the Certificates immediately prior to such Distribution Date. Under certain circumstances, the principal amount of the Certificates could be paid in full while interest would remain payable, in which case, the calculation of the effective per annum interest rate borne by the Certificates would not be meaningful. The effective per annum interest rate borne by the Certificates during the first Interest Accrual Period is projected to be approximately 11.5328%.

     The Certificates will be purchased by Bear, Stearns & Co. Inc. (the "Underwriter") from Bear Stearns Mortgage Securities, Inc. ("BSMSI") and will be offered by the Underwriter from time to time in negotiated transactions at varying prices to be determined at the time of sale. Proceeds to BSMSI from the sale of the Certificates are expected to be approximately 100.4% of the aggregate principal balance of the Certificates, plus accrued interest thereon from March 25, 1997 to but not including the Closing Date, but before deducting expenses payable by BSMSI, estimated to be $200,000.

     The Certificates are offered by the Underwriter when, as and if issued, delivered to and accepted by the Underwriter and subject to certain other conditions. Delivery of the Certificates is expected to be made in book entry form only, through the same day funds settlement system of The Depository Trust Company on or about March 27, 1997.

                            BEAR, STEARNS & CO. INC.
            THE DATE OF THIS PROSPECTUS SUPPLEMENT IS MARCH 25, 1997

       (cover continued from previous page)

     The Certificates will represent, in the aggregate, the entire beneficial ownership interest in a trust (the "Trust") consisting primarily of all or a portion of (i) three classes of Guaranteed REMIC Pass-Through Certificates issued by the Federal National Mortgage Association ("FNMA") representing beneficial ownership interests in three separate FNMA REMIC Trusts (the "FNMA REMIC Certificates"), (ii) one class of Stripped Mortgage-Backed Securities issued by FNMA (the "FNMA SMBS" and together with the FNMA REMIC Certificates, the "Pooled FNMA Certificates") and (iii) seven classes of Multiclass Mortgage Securities, Multiclass Mortgage Participation Certificates, or Modifiable and Combinable REMIC Certificates ("MACRs") issued by the Federal Home Loan Mortgage Corporation ("FHLMC") as part of six separate series of such securities or certificates (the "Pooled FHLMC Certificates" and together with the Pooled FNMA Certificates, the "Pooled Certificates"). The designations used herein for each Pooled Certificate is set forth under "Description of the Pooled Certificates - General" and the characteristics of the Pooled Certificates are described herein under "Description of the Pooled Certificates" and in Annex 1 and Annex 2 attached hereto.

     The Pooled FNMA Certificates are guaranteed as to timely distribution of principal and interest by FNMA, except to the extent set forth under "Description of the Pooled Certificates - Pooled FNMA 93-246/F Certificates." The Pooled FHLMC Certificates are guaranteed as to the timely payment of interest at the rates described herein and the payment of the principal amount of the Pooled FHLMC Certificates.

     The Pooled FNMA Certificates are each one class of four separate series of FNMA SMBS or FNMA REMIC Certificates (each, an "Underlying FNMA Series") which represent beneficial ownership interests in separate trusts established by FNMA (the "Underlying FNMA Trusts"). The assets of the Underlying FNMA Trusts consist of direct or indirect beneficial ownership interests in certain FNMA MBS and/or certain "fully modified pass-through" mortgage backed securities ("GNMA Certificates") guaranteed as to timely payment of principal and interest by the Government National Mortgage Association. Each FNMA MBS represents a beneficial ownership interest in a pool of first lien, single-family, fixed rate residential mortgage loans having the characteristics described herein. Each GNMA Certificate is based on and backed by a pool of first lien, single-family, fixed-rate residential mortgage loans (together with the mortgage loans underlying the FNMA MBS, the "FNMA Mortgages") which are either insured by the Federal Housing Administration or partially guaranteed by the Department of Veterans Affairs.

     The Pooled FHLMC Certificates are each one class of six separate series of FHLMC Multiclass Mortgage Securities, Multiclass Mortgage Participation Certificates, or MACRs (each, an "Underlying FHLMC Series" and together with the Underlying FNMA Series, each an "Underlying Series") which receive payments from the cash flows provided by separate groups of FHLMC Gold Mortgage Participation Certificates ("Gold PCs") and/or FHLMC Gold Giant Mortgage Participation Certificates ("Gold Giant PCs") or by GNMA Certificates. Underlying the Gold PCs and Gold Giant PCs are pools of fixed-rate, first lien, residential mortgages and mortgage participations ("FHLMC Mortgages").

     Four classes of the Pooled Certificates are entitled to receive distributions of or accrue interest on the principal balance or notional principal balance thereof at fixed rates of interest ("Pooled Fixed Rate Certificates"). One class of the Pooled Certificates is entitled to receive distributions of interest on the principal balance thereof based on a formula that varies directly with the London interbank offered quotations for one-month Euro dollar deposits ("LIBOR"), subject to minimum and maximum rates and to cash flows from the securities included in the applicable Underlying FNMA Trust ("Pooled Floating Rate Certificates"). Six classes of the Pooled Certificates are entitled to receive distributions of interest on the principal or notional principal balance thereof based on separate formulae that vary inversely with LIBOR, subject to minimum and maximum rates ("Pooled Inverse Floating Rate Certificates"). Four of the classes of the Pooled Certificates are "interest only" certificates ("Pooled IO Certificates"). Two of the classes of the Pooled FNMA Certificates are accrual classes ("Z Classes").

     Distributions of principal and interest on the Certificates with respect to a month will be made on the 25th day of such month (each, a "Distribution Date") or, if such day is not a Business Day (as defined herein), then on the next succeeding Business Day. A "Business Day" means a day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York or the city in which the corporate trust office of the Trustee is located are authorized or obligated by law or executive order to be closed. On each Distribution Date, holders of Certificates will be entitled to receive interest from funds received as interest on the Pooled Certificates and principal from funds received as principal on the Pooled Certificates, as more fully described herein under "Description of the Certificates".

     THE CERTIFICATES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS. IN PARTICULAR, NO INVESTOR SHOULD PURCHASE CERTIFICATES UNLESS THE INVESTOR UNDERSTANDS AND IS ABLE TO BEAR THE PREPAYMENT, YIELD, LIQUIDITY AND MARKET RISKS ASSOCIATED WITH THE CERTIFICATES.

     The Certificates are complex securities and it is important that each investor in the Certificates possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained and incorporated in this Prospectus Supplement in the context of that investor's financial situation.

     The yield to maturity on the Certificates will depend on the purchase price and the rate and timing of principal payments on the Pooled Certificates which in turn will be affected by the rate and timing of principal payments (including prepayments, repurchases, defaults and liquidations) on the FNMA Mortgages and the FHLMC Mortgages (collectively, the "Mortgage Loans" and with respect to any Pooled Certificates, the "Underlying Mortgage Loans" or a "Mortgage Pool"). Generally, the Mortgage Loans may be prepaid at any time without penalty. The yield to maturity on the Certificates will also be sensitive to the level of LIBOR. Mortgage Loan prepayment rates are likely to fluctuate significantly from time to time as is the level of LIBOR. Investors should consider the associated risks, including:

             . Low levels of LIBOR can reduce the interest due on the Pooled Floating Rate Certificates. High levels of LIBOR can significantly reduce the interest due on the Pooled Inverse Floating Rate Certificates. Generally, a high level of LIBOR will have a negative effect on the yield to investors in the Certificates.

             . If the notional principal balances of the Pooled IO Certificates are reduced to zero (or, alternatively, in the case of the Pooled Inverse Floating Rate Certificates, if increased LIBOR levels reduce the interest rate payable on such certificates to zero), interest payments on the Certificates will be significantly reduced.

             . Slight variations in Mortgage Loan characteristics could substantially affect the weighted average lives and yields of the Certificates.

             . The Pooled Certificates were issued as parts of different Underlying Series and the rates of prepayments on the Underlying Mortgage Loans will be different. Under various circumstances, including differing prepayment rates of the Underlying Mortgage Loans, the Pooled FNMA Certificates or the Pooled FHLMC Certificates could mature at times other than expected by investors and the Certificates could take on a cash flow profile different from that expected by investors. For example, if the Pooled Fixed Rate Certificates and the Pooled Floating Rate Certificates were to mature prior to the maturity of one or more of the Pooled Inverse Floating Rate Certificates, the Certificates would at that point have the yield characteristics of an inverse floating rate security.

             . If, on any Distribution Date, the amount by which the Z Classes have accreted exceeds the aggregate distributions of principal on the other Pooled Certificates, the Class Balance of the Certificates will be increased by the amount of such excess.

             . The yield to investors in the Certificates can be expected to decrease to the extent that the notional principal balances of the Pooled IO Certificates reduce faster than anticipated.

             . The yield to maturity of Certificates purchased at a discount or premium will be more sensitive to the rate and timing of payments thereon. Holders of Certificates purchased at a discount (or premium) should consider the risk that a slower (or faster) than anticipated rate of principal payments to the Certificates could result in an actual yield that is lower than the anticipated yield.

     To the extent statements contained herein do not relate to historic or current information, this Prospectus Supplement may be deemed to contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "1933 Act"), and Section 21E of the Securities and Exchange Act of 1934, as amended (the "1934 Act"). Actual results could differ materially from those projected in such statements as a result of the matters set forth below, under "Summary of Terms -- Yield and Prepayment Considerations" and "Yield and Prepayment Considerations" and elsewhere in this Prospectus Supplement.

     There is currently no secondary market for the Certificates and there can be no assurance that one will develop. The Underwriter intends to establish a market in the Certificates, but is not obligated to do so. There is no assurance that any such market, if established, will continue.

     No election will be made to treat the Trust or any of its assets as a "real estate mortgage investment conduit" ("REMIC") for Federal income tax purposes.

     Certificates offered by this Prospectus Supplement constitute a separate series of Certificates being offered by BSMSI pursuant to its Prospectus dated October 10, 1996, of which this Prospectus Supplement is a part and which accompanies this Prospectus Supplement. The Prospectus contains important information regarding this offering which is not contained herein and prospective investors are urged to read the Prospectus and this Prospectus Supplement in full. Prospective investors are also urged to read the documents relating to the Pooled Certificates described under "Description of the Pooled Certificates -- Additional Information."

                                SUMMARY OF TERMS

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying prospectus dated October 10, 1996 (the "Prospectus"). A description of the Pooled Certificates being deposited into the Trust is set forth under "Description of the Pooled Certificates -- General". Unless otherwise specified herein, references herein to an amount or percentage of Pooled Certificates refers to the amount or percentage calculated based on the aggregate outstanding principal balance or notional principal balance as reported by the Federal National Mortgage Association ("FNMA") and the Federal Home Loan Mortgage Corporation ("FHLMC") with respect to the Underlying Series (in the case of the Pooled Certificates, other than the Pooled IO Certificates, "Pooled Certificate Principal Balance") of such Pooled Certificates as of March 25, 1997 in the case of the Pooled FNMA Certificates, except for the Pooled FNMA 97-G2/Z Certificates, which is as of March 17, 1997, and March 15, 1997 in the case of the Pooled FHLMC Certificates , except for the Pooled FHLMC G003/SA Certificates, which is as of March 25, 1997, in each case, after giving effect to distributions made on the Pooled Certificates on or prior to such dates.


Title of Series..................... Pass-Through Certificates, Series
                                         1997-3, Class A-1 (the "Certificates").

Trust................................The Certificates will represent the entire beneficial ownership
                                         interest in a trust (the "Trust")
                                         formed pursuant to a Pooling Agreement
                                         (the "Agreement") between Bear Stearns
                                         Mortgage Securities Inc., as depositor
                                         ("BSMSI" or the "Depositor"), and First
                                         Trust National Association, as trustee
                                         (the "Trustee"). BSMSI is an affiliate
                                         of Bear, Stearns & Co. Inc. (the
                                         "Underwriter"). See "The Seller" in the
                                         Prospectus.

Book-Entry;
Denominations.........................The Certificates will be registered as a single Certificate held
                                         by a nominee of The Depository Trust
                                         Company ("DTC"), and beneficial
                                         interests will be held by investors
                                         through the book-entry facilities of
                                         DTC in minimum denominations of $25,000
                                         and increments of $1 in excess thereof.
                                         Notwithstanding the foregoing, one
                                         Certificate may be held by investors in
                                         a different denomination to accommodate
                                         the remainder of the initial principal
                                         amount of the Certificates. See
                                         "Description of the Certificates --
                                         Book Entry; Physical Certificates"
                                         herein.

Pooled Certificates..................The Trust will include primarily the
                                         Pooled Certificates, which will consist
                                         of all or a portion of (i) three
                                         classes of Guaranteed REMIC
                                         Pass-Through Certificates issued by
                                         FNMA representing beneficial ownership
                                         interests in three separate FNMA REMIC
                                         Trusts (the "FNMA REMIC Certificates"),
                                         (ii) one class of Stripped Mortgage-
                                         Backed Securities issued by FNMA (the
                                         "FNMA SMBS" and together with the FNMA
                                         REMIC Certificates, the "Pooled FNMA
                                         Certificates") and (iii) seven classes
                                         of Multiclass Mortgage Securities,
                                         Multiclass Mortgage Participation
                                         Certificates, or MACRs issued by FHLMC
                                         as part of six separate series of such
                                         securities or certificates (the "Pooled
                                         FHLMC Certificates" and together with
                                         the Pooled FNMA Certificates, the
                                         "Pooled Certificates"). The
                                         designations used herein for each
                                         Pooled Certificate is set forth under
                                         "Description of the Pooled Certificates
                                         - General" and the characteristics of
                                         the Pooled Certificates are described
                                         herein under "Description of the Pooled
                                         Certificates" and in Annex 1 and Annex
                                         2 attached hereto.

                                         The Pooled FNMA Certificates are
                                         guaranteed as to timely distribution of
                                         principal and interest by FNMA, except
                                         to the extent set forth under
                                         "Description of the Certificates Pooled
                                         FNMA 93- 246/F Certificates." FHLMC
                                         guarantees to the record holder of the
                                         Pooled FHLMC Certificates the timely
                                         payment of interest at the rates
                                         described herein and the payment of the
                                         principal amount of the Pooled FHLMC
                                         Certificates. See "Description of the
                                         Pooled Certificates -- Pooled FHLMC
                                         Certificates - General."

                                     The Pooled FNMA Certificates are each
                                         one class of four separate series of
                                         FNMA SMBS or FNMA REMIC Certificates
                                         (each, an "Underlying FNMA Series")
                                         which represent beneficial ownership
                                         interests in separate trusts
                                         established by FNMA (the "Underlying
                                         FNMA Trusts"). The assets of the
                                         Underlying FNMA Trusts are direct or
                                         indirect beneficial ownership interests
                                         in certain FNMA MBS and certain "fully
                                         modified pass-through" mortgage backed
                                         securities ("GNMA Certificates")
                                         guaranteed as to timely payment of
                                         principal and interest by the
                                         Government National Mortgage
                                         Association ("GNMA"). Each FNMA MBS
                                         represents a beneficial ownership
                                         interest in a pool of first lien,
                                         single-family, fixed rate residential
                                         mortgage loans having the
                                         characteristics described herein. Each
                                         GNMA Certificate is based on and backed
                                         by a Pool of first lien, single-family,
                                         fixed-rate residential mortgage loans
                                         (together with the mortgage loans
                                         underlying the MBS, the "FNMA
                                         Mortgages") which are either insured by
                                         the Federal Housing Administration
                                         ("FHA") or partially guaranteed by the
                                         Department of Veterans Affairs ("VA").
                                         See "Description of the Pooled
                                         Certificates" herein for additional
                                         information concerning the FNMA Pooled
                                         Certificates.

                                     The Pooled FHLMC Certificates are
                                         each one class of six separate series
                                         of FHLMC Multiclass Mortgage
                                         Securities, Multiclass Mortgage
                                         Participation Certificates, or MACRs
                                         (each, an "Underlying FHLMC Series"
                                         and, with the Underlying FNMA Series,
                                         each an "Underlying Series") will
                                         receive payments from the cash flows
                                         provided by separate groups of FHLMC
                                         Gold Mortgage Participation
                                         Certificates ("Gold PCs") and/or FHLMC
                                         Gold Giant Mortgage Participation
                                         Certificates ("Gold Giant PCs" ) or by
                                         GNMA Certificates. Underlying the Gold
                                         PCs and Gold Giant PCs are pools of
                                         fixed-rate, first lien, residential
                                         mortgages and mortgage participations
                                         (the "FHLMC Mortgages").

                                      Each Underlying Series was issued
                                         pursuant to a separate agreement (each,
                                         an "Underlying Agreement").

                                      In the case of the Pooled FNMA
                                         Certificates, the distribution date is
                                         the 25th day of each month and, in the
                                         case of the Pooled FNMA 97- G2/Z
                                         Certificates, the distribution date is
                                         the 17th day of each month (in each
                                         case, the "FNMA Pooled Certificate
                                         Distribution Date") and, in the case of
                                         the Pooled FHLMC Certificates, the
                                         distribution date is the 15th day of
                                         each month and, in the case of the
                                         Pooled FHLMC G003/SA Certificates, the
                                         distribution date is the 25th day of
                                         each month (in each case, the "FHLMC
                                         Pooled Certificate Distribution Date"
                                         and, with the FNMA Pooled Certificate
                                         Distribution Date, a "Pooled
                                         Certificate Distribution Date") or if,
                                         in each case, such day is not a
                                         business day as defined in the
                                         applicable Underlying Agreement then
                                         the next succeeding business day, as so
                                         defined in each case.

                                     Four classes of the Pooled
                                         Certificates are entitled to receive
                                         distributions of or accrue interest on
                                         the principal balance or notional
                                         principal balance thereof at fixed
                                         rates of interest ("Pooled Fixed Rate
                                         Certificates"). One class of the Pooled
                                         Certificates is entitled to receive
                                         distributions of interest on the
                                         principal balance thereof based on a
                                         formula that varies directly with the
                                         London interbank offered quotations for
                                         one-month Euro dollar deposits
                                         ("LIBOR"), subject to minimum and
                                         maximum rates and to cash flows from
                                         the securities included in the
                                         applicable Underlying FNMA Trust
                                         ("Pooled Floating Rate Certificates").
                                         Six classes of the Pooled Certificates
                                         are entitled to receive distributions
                                         of interest on the principal or
                                         notional principal balance thereof
                                         based on separate formulae that vary
                                         inversely with LIBOR, subject to
                                         minimum and maximum rates ("Pooled
                                         Inverse Floating Rate Certificates").
                                         Four of the classes of the Pooled
                                         Certificates are "interest only"
                                         certificates ("Pooled IO
                                         Certificates"). Two of the classes of
                                         Pooled Certificates are Z Classes (as
                                         defined herein).

                                     Annex 2 hereto contains the
                                         Prospectus Supplements for each of the
                                         Pooled FNMA Certificates, except for
                                         the Pooled FNMA 97-G2/Z Certificates,
                                         for which it contains the cover page
                                         and the reference sheet (the
                                         "Underlying FNMA Prospectus
                                         Information"), and the cover page and
                                         terms sheet from the Offering Circular
                                         Supplements for each of the Pooled
                                         FHLMC Certificates (the "Underlying
                                         FHLMC Offering Circular Term Sheets"
                                         and together with the Underlying FNMA
                                         Prospectus Information, the "Underlying
                                         Prospectus Information"). The
                                         Prospectuses underlying the Prospectus
                                         Supplements for each of the Pooled FNMA
                                         Certificates are incorporated herein by
                                         reference, and the Offering Circular
                                         Supplements and the related Offering
                                         Circulars for each of the Pooled FHLMC
                                         Certificates are incorporated herein by
                                         reference. The related Prospectuses and
                                         Offering Circulars are hereinafter
                                         referred to as the "Underlying
                                         Prospectuses." Investors should
                                         purchase Certificates only if they have
                                         read and understood this Supplement,
                                         the Prospectus, the Underlying
                                         Prospectus Information and the other
                                         documents described under "Description
                                         of the Pooled Certificates--Additional
                                         Information."

                                     It should be noted that there have
                                         been material changes in facts and
                                         circumstances since the dates of the
                                         Underlying Prospectus Information,
                                         including changes in prepayment rates,
                                         prevailing interest rates and other
                                         economic factors, which may limit the
                                         usefulness of, and be directly contrary
                                         to the assumptions used in preparing
                                         the information set forth in, such
                                         documents.

                                     Annex 1 hereto sets forth approximate
                                         information for each of the Pooled
                                         Certificates. The tables and the
                                         descriptions of the Pooled Certificates
                                         herein are subject to and qualified by
                                         reference to the provisions of the
                                         Underlying Prospectus Information and
                                         the other documents related to the
                                         Pooled Certificates or the other
                                         mortgage- backed securities issued as
                                         part of the Underlying Series. THE
                                         INFORMATION SET FORTH IN THE TABLES AND
                                         ELSEWHERE HEREIN HAS BEEN DERIVED FROM
                                         FNMA AND FHLMC, BUT SUCH INFORMATION
                                         HAS NOT BEEN INDEPENDENTLY VERIFIED.
                                         THIS INFORMATION COMPRISES ALL MATERIAL
                                         INFORMATION ON THE SUBJECT THAT THE
                                         DEPOSITOR AND THE UNDERWRITER POSSESS
                                         OR CAN ACQUIRE WITHOUT UNREASONABLE
                                         EFFORT AND EXPENSE.

Closing Date......................... On or about March 27, 1997 (the "Closing
                                         Date").

Distribution Dates................... Distributions of principal and interest on the Certificates with
                                         respect to a month will be made on the
                                         25th day of such month (each, a
                                         "Distribution Date") or, if such day is
                                         not a Business Day (as defined herein),
                                         then on the next succeeding Business
                                         Day. A "Business Day" means a day other
                                         than a Saturday, a Sunday or a day on
                                         which banking institutions in New York,
                                         New York or the city in which the
                                         corporate trust office of the Trustee
                                         is located are authorized or obligated
                                         by law or executive order to be closed.
                                         The first Distribution Date is expected
                                         to be April 25, 1997. In addition, if
                                         the Trustee has not received a
                                         distribution on, or distribution
                                         information with respect to, any of the
                                         Pooled Certificates by noon on the
                                         Distribution Date (the "Determination
                                         Time"), the distribution allocable to
                                         such Pooled Certificates will not be
                                         made on the Distribution Date, but, (i)
                                         if such distribution and such
                                         distribution information are received
                                         by noon on the third Business Day after
                                         the Determination Time, it will be made
                                         on the third Business Day after the
                                         Determination Time (a "Supplemental
                                         Distribution Date") or (ii) if received
                                         after noon on the third Business Day
                                         after the Determination Time, it will
                                         be made on the next succeeding
                                         Distribution Date, and in neither case
                                         will additional interest be paid
                                         thereon.

Record Date..........................Distributions will be made on each
                                         Distribution Date to holders of record
                                         as of the close of business on the last
                                         Business Day of the calendar month
                                         preceding the month in which such
                                         Distribution Date occurs; provided that
                                         for this purpose the Distribution Date
                                         is deemed to occur on the 25th of each
                                         month, without regard to whether such
                                         day is a Business Day (the "Record
                                         Date"). See "Description of the
                                         Certificates -- Distributions of
                                         Interest and Principal."

Original Principal Amount............The initial aggregate principal amount of the Certificates (the
                                         "Original Principal Balance") will be
                                         equal to the Pooled Certificate
                                         Principal Balance of the Pooled
                                         Certificates following the March 1997
                                         Pooled Certificate Distribution Date.

Distributions of Interest
and Principal........................The effective per annum interest rate borne by the Certificates during
                                         the one month period beginning on the
                                         25th day of the month preceding the
                                         month of the Distribution Date and
                                         ending on the 24th day of the month of
                                         the Distribution Date (each, an
                                         "Interest Accrual Period") will equal a
                                         fraction, expressed as a percentage
                                         truncated at the fourth decimal place,
                                         the numerator of which is equal to the
                                         aggregate amount in respect of interest
                                         paid to the Certificateholders for the
                                         related Interest Accrual Period
                                         multiplied by 12, and the denominator
                                         of which is the principal amount of the
                                         Certificates immediately prior to such
                                         Distribution Date. Under certain
                                         circumstances, the principal amount of
                                         the Certificates could be paid in full
                                         while interest would remain payable, in
                                         which case, the calculation of the
                                         effective per annum interest rate borne
                                         by the Certificates would not be
                                         meaningful. The effective per annum
                                         interest rate borne by the Certificates
                                         during the first Interest Accrual
                                         Period is projected to be approximately
                                         11.5328%.

                                     On each Distribution Date, holders of
                                         the Certificates will be entitled to
                                         receive interest from funds received as
                                         interest on the Pooled Certificates and
                                         principal from funds received as
                                         principal on the Pooled Certificates,
                                         as more fully described herein under
                                         "Description of the Certificates."

Optional Termination by
  the Depositor......................The Trust may be terminated, at the option of the Depositor on any
                                         Distribution Date on or after the date
                                         on which the aggregate Pooled
                                         Certificate Principal Balance has
                                         declined to 10% or less of the
                                         aggregate Pooled Certificate Principal
                                         Balance on the Closing Date. In such
                                         event, the Certificateholders will
                                         receive the unpaid principal balance of
                                         the Certificates plus accrued interest
                                         thereon [plus, in the case of the
                                         Pooled FNMA 93-246/F Certificates, any
                                         Interest Deficiency (as defined herein)
                                         and interest thereon as described under
                                         "Description of the Pooled Certificates
                                         -- Pooled FNMA 93-246/F Certificates."
                                         See "Description of the Certificates --
                                         Optional Termination."

  Mandatory Termination..............The Trust will be terminated on the
                                         Distribution Date following the first
                                         Distribution Date on which the
                                         principal balance or the notional
                                         principal balance of all but one of the
                                         Pooled Certificates has been reduced to
                                         zero and, in the case of the Pooled
                                         FNMA 93- 246/F Certificates, if the
                                         principal balance of such Pooled FNMA
                                         93-246/F Certificates has been reduced
                                         to zero and no further amount is
                                         payable in respect of any Interest
                                         Deficiency and interest thereon. See
                                         "Description of the Certificates --
                                         Mandatory Termination."

  Exchange of Certificates...........Beginning on the Distribution Date
                                         in April 1998, holders of a minimum of
                                         10% of the outstanding principal amount
                                         of the Certificates will be entitled to
                                         exchange such Certificates for a pro
                                         rata portion of each of the Pooled
                                         Certificates. Holders of Certificates
                                         to be exchanged will be charged an
                                         exchange fee by the Trustee equal to
                                         the greater of (i) $500 and (ii) 0.02%
                                         of the outstanding principal amount of
                                         such Certificates.

Yield and Prepayment
Considerations.......................General Considerations.  The yield to maturity and weighted average life
                                         of the Certificates will be affected
                                         by, among other things, the amount and
                                         timing of principal and interest
                                         payments, the level of LIBOR, the
                                         payment priorities and other
                                         characteristics of the Pooled
                                         Certificates, the occurrence of an
                                         optional or mandatory termination with
                                         respect to the Pooled Certificates and
                                         the purchase price paid for the
                                         Certificates. In addition to the
                                         discussion below, prospective investors
                                         should review the discussion under
                                         "Yield and Prepayment Considerations"
                                         herein.

                                     Mortgage Loan Prepayments.  If
                                         prevailing mortgage rates fall
                                         significantly below the mortgage rates
                                         on the FNMA Mortgages or the FHLMC
                                         Mortgages (collectively, the "Mortgage
                                         Loans" and with respect to any Pooled
                                         Certificates, the "Underlying Mortgage
                                         Loans" or a "Mortgage Pool"), the
                                         Mortgage Loans are likely to be subject
                                         to higher prepayment rates than if
                                         prevailing rates remain at or above the
                                         mortgage rates on the Mortgage Loans.
                                         Other factors affecting prepayments of
                                         Mortgage Loans include changes in
                                         mortgagors' housing needs, job
                                         transfers, unemployment, net equity in
                                         the mortgaged properties and servicing
                                         decisions. The Mortgage Loans may be
                                         prepaid at any time without penalty and
                                         usually have due-on-sale clauses. Since
                                         FNMA and FHLMC guarantee the timely
                                         payment of installments of principal of
                                         and interest on the respective
                                         Underlying Mortgage Loans, losses in
                                         respect of the respective Underlying
                                         Mortgage Loans will have the effect of
                                         a prepayment.

                                     Timing of Payments.  The timing and
                                         amount of payments on the Mortgage
                                         Loans may significantly affect an
                                         investor's yield. In general, the
                                         earlier a prepayment of principal on a
                                         Mortgage Loan, the greater will be the
                                         effect on an investor's yield to
                                         maturity. As a result, the effect on an
                                         investor's yield of principal
                                         prepayments occurring at a rate higher
                                         (or lower) than the rate anticipated
                                         during the period immediately following
                                         the issuance of the Certificates will
                                         not be offset by a subsequent like
                                         reduction (or increase) in the rate of
                                         principal prepayments.

                                     Underlying Securities. The Trust
                                         contains Pooled Certificates which were
                                         issued at different times, are backed
                                         by different Mortgage Pools, have
                                         different allocations of principal and
                                         interest among various classes and will
                                         perform differently in various interest
                                         and prepayment rate environments. In
                                         addition, certain of the Pooled
                                         Certificates are backed by underlying
                                         securities that are also unrelated. The
                                         performance characteristics of the
                                         Certificates will reflect a combination
                                         of the performance characteristics of
                                         the Pooled Certificates. As a result,
                                         it may be more difficult to analyze the
                                         likely yield and payment experience of
                                         the Certificates.

                                     Discounts and Premiums.  In the case
                                         of any Certificates purchased at a
                                         discount, a slower than anticipated
                                         rate of principal payments to the
                                         Certificates, other things being equal,
                                         could result in an actual yield that is
                                         lower than the anticipated yield. In
                                         the case of any Certificates purchased
                                         at a premium, a faster than anticipated
                                         rate of principal payments to the
                                         Certificates, other things being equal,
                                         could result in an actual yield that is
                                         lower than the anticipated yield.

                                     Reinvestment Risk.  Since prevailing
                                         interest rates are subject to
                                         fluctuation, there can be no assurance
                                         that investors in the Certificates will
                                         be able to reinvest the distributions
                                         thereon at yields equaling or exceeding
                                         the yield on the Certificates. Yields
                                         on any such reinvestments may be lower,
                                         and may even be significantly lower,
                                         than the yield on the Certificates.
                                         Generally, when prevailing interest
                                         rates increase, prepayment rates on
                                         mortgage loans tend to decrease,
                                         resulting in a reduced return of
                                         principal to investors at a time when
                                         reinvestment at such higher prevailing
                                         rates would be desirable. Conversely,
                                         when prevailing interest rates decline,
                                         prepayment rates on mortgage loans tend
                                         to increase, resulting in a greater
                                         return of principal to investors at a
                                         time when reinvestment at comparable
                                         yields may not be possible. Prospective
                                         investors in the Certificates should
                                         consider the related reinvestment risks
                                         in light of other investments that may
                                         be available to such investors.

                                     Pooled FNMA 93-246/F Certificates. The
                                         amount of interest distributions on the
                                         Pooled FNMA 93-246/F Certificates is
                                         dependent on the level of LIBOR and on
                                         amounts available from cash flows on
                                         the securities held in the Underlying
                                         FNMA REMIC Trust of which the Pooled
                                         FNMA 93-246/F Certificates represent a
                                         beneficial interest. There can be no
                                         assurance as to whether holders of the
                                         Pooled FNMA 93-246/F Certificates will
                                         in the future receive full
                                         distributions of interest at the rate
                                         calculated according to their interest
                                         rate formula on a timely basis or as to
                                         the payment of any of the Interest
                                         Deficiency (as defined herein).

                                     Notional Balances.  Four classes of
                                         Pooled Certificates have notional
                                         principal balances which reduce
                                         proportionately with the aggregate
                                         outstanding principal balances of
                                         certain related classes in the same
                                         Underlying Series (the "Related
                                         Certificates"). Accordingly, the amount
                                         and timing of payments on such Pooled
                                         Certificates, and accordingly the yield
                                         on the Certificates, will be sensitive
                                         to the rate and timing of principal
                                         payments on such Related Certificates.

                                     Relatively fast prepayments of the
                                         underlying Mortgages may significantly
                                         shorten, and relatively slow underlying
                                         Mortgage prepayments may significantly
                                         extend, the life of the Related
                                         Certificates and therefore the Pooled
                                         IO Certificates. Generally, a rapid
                                         rate of principal prepayments on the
                                         Mortgages will have a negative effect
                                         on the yield on the Certificates.
                                         Similarly, the exercise of any optional
                                         redemption rights with respect to the
                                         Underlying Series of which any of the
                                         Pooled Certificates are a part may have
                                         a negative effect on the yield on the
                                         Certificates. If the life of any of the
                                         Related Certificates is significantly
                                         shortened, the life of the related
                                         Pooled IO Certificates will be
                                         significantly shortened and the yield
                                         to investors in the Certificates can be
                                         expected to decrease.

                                   LIBOR. The amount of interest payable on the
                                         Pooled Floating Rate Certificates will
                                         be sensitive, and the amount of
                                         interest payable on the Pooled Inverse
                                         Floating Rate Certificates will be
                                         highly sensitive, to the level of
                                         LIBOR. In general, a high level of
                                         LIBOR will reduce the yield to
                                         investors in the Certificates. In
                                         addition, a high rate of principal
                                         payments (including prepayments) on the
                                         Mortgage Loans underlying the Pooled
                                         Inverse Floating Rate Certificates
                                         and/or a high level of LIBOR will have
                                         a materially negative effect on the
                                         amount of interest payable on the
                                         Pooled Inverse Floating Rate
                                         Certificates.

                                     Unrelated Underlying Securities. The assets
                                         of the Trust consist of only the Pooled
                                         FNMA Certificates and the Pooled FHLMC
                                         Certificates. Because each of the
                                         Pooled Certificates were issued as
                                         parts of different Underlying Series,
                                         the rates of prepayment of each of the
                                         Pooled Certificates will be different
                                         from the rates of prepayment on each of
                                         the other Pooled Certificates. Under
                                         various circumstances, the principal
                                         balance or the notional principal
                                         balance of one or more of the Pooled
                                         Certificates could be reduced to zero
                                         prior to the other Pooled Certificates.
                                         In addition, either one or more of the
                                         Pooled Certificates could be
                                         repurchased as described under "The
                                         Pooling Agreement -- Assignment of
                                         Pooled Certificates" or any of the
                                         Underlying Agreements could be
                                         terminated. In such event, the Trust
                                         might consist solely of one or more of
                                         the Pooled FNMA Certificates or one or
                                         more of the Pooled FHLMC Certificates,
                                         or a combination thereof, and investors
                                         would be exposed to the risk that the
                                         Certificates could take on a cash flow
                                         profile different from that expected by
                                         investors. For example, if the Pooled
                                         Fixed Rate Certificates and the Pooled
                                         Floating Rate Certificates were to
                                         mature prior to the maturity of one or
                                         more of the Pooled Inverse Floating
                                         Rate Certificates, the Certificates
                                         would at that point have the yield
                                         characteristics of an inverse floating
                                         rate security.

Liquidity............................There is currently no secondary market for the Certificates, and there
                                         can be no assurance that one will
                                         develop. The Underwriter intends to
                                         establish a market in the Certificates,
                                         but it is not obligated to do so. There
                                         is no assurance that any such market,
                                         if established, will continue. Each
                                         Certificateholder will receive monthly
                                         reports pertaining to the Certificates
                                         as described under "The Pooling
                                         Agreement -- Reports to
                                         Certificateholders" herein. There are a
                                         limited number of sources which provide
                                         certain information about mortgage
                                         pass-through certificates in the
                                         secondary market; however, there can be
                                         no assurance that any of these sources
                                         will provide information about the
                                         Certificates. Investors should consider
                                         the effect of limited information on
                                         the liquidity of the Certificates.

Certain Federal Income Tax
Consequences.........................No election will be made to treat the Trust as a real estate mortgage
                                         investment conduit (a "REMIC") for
                                         federal income tax purposes. For
                                         federal income tax purposes, the Trust
                                         will be classified as a grantor trust
                                         under Subpart E, part I of Subchapter J
                                         of the Code and not as a partnership or
                                         as an association taxable as a
                                         corporation. See "Federal Income Tax
                                         Considerations" herein and "Certain
                                         Federal Income Tax Consequences --
                                         Non-REMIC Certificates" in the
                                         Prospectus.

ERISA Considerations.................Fiduciaries of employee benefit plans subject to Title I of the
                                         Employee Retirement Income Security Act
                                         of 1974, as amended ("ERISA"), should
                                         consider the ERISA fiduciary investment
                                         standards before authorizing an
                                         investment by a plan in the
                                         Certificates. In addition, fiduciaries
                                         of employee benefit plans or other
                                         retirement arrangements (such as
                                         individual retirement accounts or
                                         certain Keogh plans) which are subject
                                         to Title I of ERISA, and/or Section
                                         4975 of the Code, as well as any
                                         entity, including an insurance company
                                         general account, whose underlying
                                         assets include plan assets by reason of
                                         a plan or account investing in such
                                         entity (collectively, "Plan(s)"),
                                         should consult with their legal counsel
                                         to determine whether an investment in
                                         the Certificates will cause the assets
                                         of the Trust ("Trust Assets") to be
                                         considered plan assets pursuant to the
                                         plan asset regulations set forth in 29
                                         C.F.R. ' 2510.3-101, thereby subjecting
                                         the Plan to the prohibited transaction
                                         rules with respect to the Trust Assets
                                         and the Trustee to the fiduciary
                                         investment standards of ERISA, or cause
                                         the excise tax provisions of Section
                                         4975 of the Internal Revenue Code of
                                         1986, as amended (the "Code") to apply
                                         to the Trust Assets, unless some
                                         exemption granted by the Department of
                                         Labor applies to the acquisition,
                                         holding or transfer of the
                                         Certificates.

                                     Subject to the considerations set
                                         forth under "ERISA Considerations"
                                         herein and in the Prospectus, the
                                         purchase or holding of the Certificates
                                         by, on behalf of, or with plan assets
                                         of, a Plan may qualify for exemptive
                                         relief under Prohibited Transaction
                                         Exemption 90-30.

Legal Investment.....................Institutions whose investment activities are subject to legal
                                         investment laws and regulations or to
                                         review by certain regulatory
                                         authorities may be subject to
                                         restrictions on investment in the
                                         Certificates. Any such institution
                                         should consult its legal advisors in
                                         determining whether and to what extent
                                         there may be restrictions on its
                                         ability to invest in the Certificates.
                                         The Certificates will constitute
                                         "mortgage related securities" for
                                         purposes of the Secondary Mortgage
                                         Market Enhancement Act of 1984
                                         ("SMMEA"). See "Legal Investment"
                                         herein and in the Prospectus.

Rating...............................As a condition of their issuance, the Certificates will be rated "Aaa" by
                                         Moody's and "AAA" by Fitch. Moody's and
                                         Fitch are referred to herein as the
                                         "Rating Agencies."

                                     The ratings of the Certificates should
                                         be evaluated independently from similar
                                         ratings on other types of securities. A
                                         rating is not a recommendation to buy,
                                         sell or hold securities and may be
                                         subject to revision or withdrawal at
                                         any time by the rating Agencies. See
                                         "Ratings" herein.

                                     BSMSI has not requested a rating
                                         of the Certificates by any rating
                                         agency other than the Rating Agencies.
                                         However, there can be no assurance as
                                         to whether any other rating agency will
                                         rate the Certificates or, if it does,
                                         what rating would be assigned by such
                                         other rating agency. The rating
                                         assigned by such other rating agency to
                                         the Certificates could be lower than
                                         the respective ratings assigned by the
                                         Rating Agencies.

                         DESCRIPTION OF THE CERTIFICATES

     The following summaries describing certain provisions of the Certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the Prospectus and the provisions of the Agreement relating to the Certificates offered hereby.

BOOK ENTRY; PHYSICAL CERTIFICATES

     The Certificates will be represented by a single certificate registered in the name of Cede & Co. ("Cede") as the nominee of DTC, and beneficial interests therein will be held by investors through the book-entry facilities of DTC, in minimum denominations of $25,000 and increments of $1 in excess thereof, except that one Certificate may be held by investors in a different denomination. The Certificate registered in the name of Cede can be held in physical certificate form by investors only if (i) BSMSI advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Certificates and BSMSI is unable to locate a qualified successor within 30 days or (ii) BSMSI, at its option, elects to terminate the book-entry system through DTC.

     With respect to the Certificate registered in the name of Cede, all references herein to actions by holders of the Certificates shall refer to actions taken by DTC upon instructions from its participants, and all references herein to distributions, notices, reports and statements to holders of the Certificates shall refer to distributions, notices, reports and statements to DTC or Cede, as the case may be, for distribution to the beneficial owners of the Certificates in accordance with DTC procedures. Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a beneficial owner of a Certificate to pledge such Certificate to persons or entities who do not participate in the DTC system may be limited. In addition, beneficial owners of Certificates held through DTC may experience delays in the receipt of distributions on such Certificates. The book entry procedures of DTC are more fully described under "Description of the Certificates -- Book-Entry Registration" in the Prospectus.

     Certificates in physical certificate form will be transferable and exchangeable on a "Certificate Register" to be maintained by the Trustee at the office or agency of the Trustee maintained for that purpose in St. Paul, Minnesota. Certificates surrendered to the Trustee for registration of transfer or exchange must be accompanied by a written instrument of transfer in form satisfactory to the Trustee. No service charge will be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or other governmental charge may be required. Such office or agency of the Trustee is currently located at 180 East 5th Street, St. Paul, Minnesota 55101.

PAYMENTS OF INTEREST AND PRINCIPAL

     Distributions of principal and interest on the Certificates with respect to a month will be made on the 25th day of such month (each, a "Distribution Date") or, if such day is not a Business Day (as defined below) then on the next succeeding Business Day. A "Business Day" means a day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York or St. Paul, Minnesota, the city in which the corporate trust office of the Trustee is located, are authorized or obligated by law or executive order to be closed. The first Distribution Date is expected to be April 25, 1997. In addition, if the Trustee has not received a distribution on, or distribution information with respect to, any of the Pooled Certificates by noon on the Distribution Date (the "Determination Time"), the distribution allocable to such Pooled Certificates will not be made on such Distribution Date, but (i) if such distribution and such distribution information are received by noon on the third Business Day after the Determination Time, it will be made on the third Business Day after the Determination Time (a "Supplemental Distribution Date") or (ii) if received after noon on the third Business Day after the Determination Time, it will be made on the next succeeding Distribution Date, and in neither case will additional interest be paid thereon. Notwithstanding the foregoing, for accounting purposes, each Distribution Date is deemed to occur in the same month as the concurrent or immediately preceding Pooled Certificate Distribution Date.

     Distributions will be made on each Distribution Date to holders of record as of the close of business on the last Business Day of the calendar month preceding the month in which such Distribution Date occurs; provided that for this purpose the Distribution Date is deemed to occur on the 25th of each month, without regard to whether such day is a Business Day (the "Record Date").

     The effective per annum interest rate borne by the Certificates during the one month period beginning on the 25th day of the month preceding the month of the Distribution Date and ending on the 24th day of the month of the Distribution Date (each, an "Interest Accrual Period") will equal a fraction, expressed as a percentage truncated at the fourth decimal place, the numerator of which is equal to the aggregate amount in respect of interest paid to Certificateholders for the related Interest Accrual Period, multiplied by 12, and the denominator of which is the principal amount of the Certificates immediately prior to such Distribution Date. Under certain circumstances, the principal amount of the Certificates could be paid in full while interest would remain payable, in which case, the calculation of the effective per annum interest rate borne by the Certificates would not be meaningful. The effective per annum interest rate borne by the Certificates during the first Interest Accrual Period is projected to be approximately 11.5328%.

     On each Distribution Date, holders of the Certificates will be entitled to receive interest from funds received as interest and, to the extent described below, principal on the Pooled Certificates, and principal from funds received as principal on the Pooled Certificates.

     The Trustee will cause all distributions received on the Pooled Certificates by the Trustee in its capacity as holder of the Pooled Certificates, from whatever source, to be deposited directly into one or more accounts held in trust by the Trustee for the benefit of the Certificateholders (such accounts referred to collectively herein as the "Certificate Account").

     On each Distribution Date, the Trustee will apply the Available Funds (as defined herein) on deposit in the Certificate Account as of such Distribution Date, in the following manner and order of priority:

     first, from amounts with respect to interest received on the Pooled Certificates, to the Trustee, to pay the portion of the Trustee Fee not being covered by a withdrawal from the Trustee Fee Escrow Account (as defined herein) and, after payment of the Trustee Fee, to deposit the Escrow Amount (as defined herein) in the Trustee Fee Escrow Account;

     second, from amounts with respect to principal received on the Pooled Certificates, to the Certificateholders, an amount with respect to principal, if any, such that the principal balance of the Certificates after such distribution is equal to the aggregate balance of the Pooled Certificates; and
     third, from the remaining Available Funds, to the Certificateholders as interest.

         "Available Funds" means, as of any Distribution Date, the aggregate amount on deposit in the Certificate Account.

         The "Trustee Fee" means, with respect to any Distribution Date, the monthly fee equal to 1/12th of the product of 0.0175% and the Certificate Balance immediately prior to the Distribution Date, but not less than $300 with respect to any Distribution Date. In addition, an amount equal to 1/12th of the product of .0025% and the Certificate Balance immediately prior to each Distribution Date (the "Escrow Amount") will be deposited by the Trustee in a separate escrow account (the "Trustee Fee Escrow Account'). The Trustee Fee Escrow Account will not be part of the Trust. Any amount deposited in the Trustee Fee Escrow Account will be permitted to be invested as described in the Agreement. If on any Distribution Date, the Trustee Fee exceeds the amount of interest received on the Pooled Certificates for such Distribution Date, the Trustee shall withdraw the amount of the excess from the Trustee Fee Escrow Account. If the Trustee resigns or is removed and a successor trustee is appointed, any amounts on deposit in the Trustee Fee Escrow Account shall thereafter be held by and for the benefit of the successor trustee. Any funds remaining in the Trustee Fee Escrow Account upon the termination of the Trust will be remitted to the Depositor or any successor thereto.

     The full name of each abbreviated Underlying Series is set forth under "Description of the Pooled Certificates -- General." Copies of the Underlying Agreements are available from the Underwriter, at 245 Park Avenue New York, New York, Attention: Mortgage Department.

     Notwithstanding the foregoing, if, as described under the "The Pooling Agreement -- Assignment of Pooled Certificates," the Depositor breaches a representation or warranty with respect to the Pooled Certificates which materially and adversely affects the interests of the Certificateholders and the Depositor repurchases, or in the case of any Pooled Certificates which are not IO Certificates elects to substitute one or more mortgage related securities for, a Pooled Certificate, the foregoing definition will be modified with respect to the related Distribution Date to delete the portion thereof relating to the Pooled Certificate being repurchased or in the case of any Pooled Certificates which are not IO Certificates substituted for and to reflect, in the case of a repurchase, the repurchase price received with respect thereto as described under "The Pooling Agreement -- Assignment of Pooled Certificates" or in the case of a substitution, the addition of a comparable provision with respect to the new mortgage related security or securities

     The "Class Balance" of the Certificates means the principal amount of the Certificates outstanding as of any date of determination, which is equal to the Original Principal Balance of the Certificates minus all amounts received as principal on the Pooled Certificates plus all amounts of accreted interest added to the outstanding principal balance of the Z Classes.

     If, on any Distribution Date, the amount by which the Z Classes have accreted exceeds the aggregate distributions of principal on the other Pooled Certificates, the Class Balance of the Certificates will be increased by the amount of such excess.

     The sole source of payment on the Certificates will be distributions on the Pooled Certificates. The Certificates will not be guaranteed by the Depositor, Bear, Stearns & Co. Inc., the Trustee or any other person.

OPTIONAL TERMINATION

     The Trust may be terminated at the option of the Depositor on any Distribution Date on or after the date on which the aggregate Pooled Certificate Principal Balance has declined to 10% or less of the aggregate Pooled Certificate Principal Balance on the Closing Date. In such event, the Certificateholders will receive the unpaid principal balance of the Certificate plus accrued interest thereon, plus, in the case of the Pooled FNMA 93-246/F Certificates, any Interest Deficiency (as defined herein) and interest thereon as described under "Description of the Pooled Certificates - Pooled FNMA 93-246/F Certificates." Following such purchase, the Available Funds then on deposit in the Certificate Account will be disbursed to the Trustee, Certificateholders and other persons entitled thereto, in accordance with the terms of the Agreement.

MANDATORY TERMINATION

     The Trust will be terminated on the Distribution Date following the first Distribution Date on which the principal balance or the notional principal balance of all but one of the Pooled Certificates has been reduced to zero and, in the case of the Pooled FNMA 93-246/F Certificates, if the principal balance of such Pooled FNMA 93-246/F Certificates has been reduced to zero and no further amount is payable in respect of any Interest Deficiency and interest thereon.

EXCHANGE OF CERTIFICATES

     Beginning on the Distribution Date in April 1998, holders of a minimum of 10% of the outstanding principal amount of the Certificates will be entitled to exchange such Certificates for a pro rata portion of each of the Pooled Certificates. Holders of Certificates to be exchanged will be charged an exchange fee by the Trustee equal to the greater of (i) $500 and (ii) .02% of the outstanding principal amount of such Certificates. Holders will be required to provide the Trustee with irrevocable written notice, accompanied by the exchange fee, of any proposed exchange of Certificates at least five Business Days prior to the proposed date of such exchange, which must be a Business Day.


                     DESCRIPTION OF THE POOLED CERTIFICATES

GENERAL

     The Certificates will represent, in the aggregate, the entire beneficial ownership interest in the Trust containing primarily the Pooled Certificates. The following is a list of the Pooled Certificates with the designations used herein for such Pooled Certificates and other related information.

Pooled FNMA Certificates

         Guaranteed REMIC Pass-Through Certificates,
         Fannie Mae REMIC Trust 1992-45, Class 45-Z

         Designation:                       Pooled FNMA 92-45/Z Certificates
         Class % in Trust:                  35.29%
         Principal Type:                    Sequential Pay
         Principal Amount:                  $7,893,773
         Interest Type:                     Fixed; Accrual
         Interest Rate or Formula:          6.0%

         Stripped Mortgage Backed Securities
         Trust Number 000252-CL, Class 2

         Designation:                       Pooled FNMA 252-CL/2 Certificates
         Class % in Trust:                  0.30%
         Principal Type:                    Notional Strip
         Notional Principal Amount:         $4,314,176
         Interest Type:                     Fixed; Interest Only
         Interest Rate or Formula:          7.5%

         Guaranteed REMIC Pass-Through Certificates,
         Fannie Mae REMIC Trust, 1993-246, Class F

         Designation:                       Pooled FNMA 93-246/F Certificates
         Class % in Trust:                  48.90%
         Principal Type:                    Cash Flow
         Principal Amount:                  $38,190,967
         Interest Type:                     Floating
         Interest Rate or Formula:          LIBOR + 1.75%; Minimum Rate:
                                            1.75%; Maximum Rate: 11.00%

         Guaranteed REMIC Pass-Through Certificates,
         Fannie Mae REMIC Trust, 1997-G2, Class Z

         Designation:                       Pooled FNMA 97-G2/Z Certificates
         Class % in Trust:                  13.96%
         Principal Type:                    Targeted Amortization
         Principal Amount:                  $2,809,532
         Interest Type:                     Fixed; Accrual
         Interest Rate or Formula:          8.5%

Pooled FHLMC Certificates

         Multiclass Mortgage Securities, Series G003, Class SA

         Designation:                       Pooled FHLMC G003/SA Certificates
         Class % in Trust:                  42.45%
         Principal Type:                    Support
         Principal Amount:                  $958,958
         Interest Type:                     Inverse Floating
         Interest Rate or Formula:          35% - (LIBOR x 4); Minimum
                                            Rate: 0%; Maximum Rate: 35.0%

         Multiclass Mortgage Participation Certificates
         Series 1505, Class QB

         Designation:                       Pooled FHLMC 1505/QB Certificates
         Class % in Trust:                  23.60%
         Principal Type:                    Component/Scheduled
         Principal Amount:                  $2,280,000
         Interest Type:                     Inverse Floating
         Interest Rate or Formula:          20.76666% - (LIBOR x 2.333333);
                                            Minimum Rate: 0%; Maximum Rate:
                                            20.76666 %

         Multiclass Mortgage Participation Certificates
         Series 1603, Class SB

         Designation:                       Pooled FHLMC 1603/SB Certificates
         Class % in Trust:                  36.37%
         Principal Type:                    Support
         Principal Amount:                  $2,104,653
         Interest Type:                     Inverse Floating
         Interest Rate of Formula:          28.7% - (LIBOR x 3.5); Minimum Rate:
                                            0%; Maximum Rate: 28.7%

         Multiclass Mortgage Participation Certificates
         Series 1723, Class SB

         Designation:                       Pooled FHLMC 1723/SB Certificates
         Class % in Trust:                  20.53%
         Principal Type:                    Support
         Principal Amount:                  $434,470
         Interest Type:                     Inverse Floating
         Interest Rate or Formula:          43.7499853% - (LIBOR x 6.9999972);
                                            Minimum Rate: 0%; Maximum Rate:
                                            43.7499853%

         Multiclass Mortgage Participation Certificates
         Series 1869, Class TG

         Designation:                       Pooled FHLMC 1869/TG Certificates
         Class % in Trust:                  47.05%
         Principal Type:                    Notional/Targeted Amortization
         Notional Principal
         Amount:                            $10,548,406
         Interest Type:                     Fixed; Interest Only
         Interest Rate or Formula:          8.0%

         Multiclass Mortgage Participation Certificates
         Series 1933, Class SA

         Designation:                       Pooled FHLMC 1933/SA Certificates
         Class % in Trust:                  100.00%
         Principal Type:                    Notional/Planned Amortization
         Notional Principal
         Amount:                            $43,803,029
         Interest Type:                     Inverse Floating; Interest Only
         Interest Rate or Formula:          7.0% - LIBOR;  Minimum Rate:
                                            0%; Maximum Rate: 7.0%

         Modifiable and Combinable REMIC Certificates
         Series 1933, Class SG

         Designation:                       Pooled FHLMC 1933/SG Certificates
         Class % in Trust:                  10.44%
         Principal Type:                    Modifiable and Combinable/Notional/
                                            Targeted Amortization
         Notional Principal
         Amount:                            $21,927,728
         Interest Type:                     Inverse Floating; Interest Only
         Interest Rate or Formula:          7.5% - LIBOR; Minimum Rate:
                                            0%; Maximum Rate:7.5%

     The Pooled FNMA Certificates are guaranteed as to timely distribution of principal and interest by FNMA, except to the extent set forth under "Description of the Pooled Certificates Pooled FNMA 93-246/F." FHLMC guarantees to each holder of the Pooled FHLMC Certificates the timely payment of interest at the rates described above and the payment of the principal amount of the Pooled FHLMC Certificates.

     The Pooled FNMA Certificates are each one class of four separate Underlying FNMA Series which represent beneficial ownership interests in separate Underlying FNMA Trusts. The assets of the Underlying FNMA REMIC Trusts consist of direct or indirect beneficial ownership interests in certain FNMA MBS and GNMA Certificates. Each FNMA MBS represents a beneficial ownership interest in a pool of first lien, single-family, fixed rate residential mortgage loans having the characteristics described herein. Each GNMA Certificate is based on and backed by a pool of first lien, single- family, fixed-rate residential mortgage loans which are either insured by the FHA or partially guaranteed by the VA.

     The Underlying FHLMC Series will receive payments from the cash flows provided by separate groups of Gold PCs and/or Gold Giant PCs or by GNMA Certificates. Underlying the Gold PCs and Gold Giant PCs are pools of fixed-rate, first lien, residential mortgages and mortgage participations.

     The Pooled FHLMC 1933/SG Certificates are MACRs. In the Agreement, the Trustee has agreed not to exchange all or a portion of the Pooled FLHMC 1933/SG Certificates for a related class or classes of Multiclass Mortgage Participation Certificates pursuant to the relevant Underlying Agreement.

     The distribution date for the FNMA Pooled Certificates is the 25th day of each month (except for the Pooled FNMA 97-G2/Z Certificates, for which the distribution date is the 17th day of each month) and the distribution date for the FHLMC Pooled Certificates is the 15th day of each month (except for the Pooled FHLMC G003/SA Certificates, for which the distribution date is the 25th day of each month) or if, in each case, such day is not a business day as defined in the applicable Underlying Agreement, then the next succeeding business day, as so defined in each case.

     Additional characteristics of the Pooled Certificates are described below and in Annex 1 and Annex 2.

POOLED CERTIFICATES - PRINCIPAL TYPES

     Certain of the Pooled Certificates were structured as planned amortization classes ("PAC Classes"), targeted amortization classes ("TAC Classes"), scheduled amortization classes ("Scheduled Classes") or support or companion classes ("Support Classes").

     A PAC Class is designed to receive principal payments using a predetermined principal balance schedule (a "Planned Balance") derived by assuming two constant prepayment rates for the underlying Mortgage Loans. These two rates are the endpoints for the "structuring range" for the PAC Classes. A TAC Class is designed to receive principal payments using a predetermined principal balance schedule (a "Targeted Balance") derived by assuming a single constant prepayment rate for the underlying Mortgage Loans. A Scheduled Class is designed to receive principal payments using a predetermined principal balance schedule (a "Scheduled Balance") but is not designated as a PAC or TAC Class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying Mortgage Loans. These two rates are the endpoints for the "structuring range" for the Scheduled Class. A Support Class receives principal payments on a distribution date only if scheduled payments have been made on specified PAC, TAC and/or Scheduled Classes and receives all excess distributions of principal to the extent not required to make scheduled payments on the related PAC, TAC or Scheduled Classes.

     In general, since PAC, TAC or Scheduled Classes will receive distributions of principal on a given distribution date in a pre-determined amount if prepayments on the underlying mortgage loans occur within a certain range or at a certain rate, distributions of principal should in such cases be relatively stable. If prepayments on the underlying mortgage loans occur at different rates, principal payments will be received at a greater or lesser rate. As a result of receiving principal payments at a different rate, the weighted average life of the PAC, TAC or Scheduled Classes will be shortened or extended. No assurance can be given that any of the PAC, TAC or Scheduled Classes have paid in accordance with their respective schedules or, to the extent that any such class has done so, that such class will continue to do so in the future. No assurance can be given that prepayments on the related underlying Mortgage Loans will occur at a constant rate within any particular range in the future.

     A sequential pay class receives principal payments in a prescribed sequence, does not have a predetermined schedule and, in most cases, receives payments of principal continuously from the first payment date on which it receives principal until it retires.

     A cash flow class (i) is entitled to receive the entire amount of principal distributions on the underlying securities until it is retired and (ii) excess interest above the amount payable under the stated formula will be applied to principal.

POOLED CERTIFICATES - INTEREST TYPES

     Four classes of the Pooled Certificates are entitled to receive distributions of or accrue interest on the principal balance or notional principal balance thereof at fixed rates of interest. One class of the Pooled Certificates is entitled to receive distributions of interest on the principal balance thereof based on a formula that varies directly with LIBOR, subject to minimum and maximum rates and to cash flows from the securities included in the applicable Underlying FNMA Trust. Six classes of the Pooled Certificates are entitled to receive distributions of interest on the principal or notional principal balance thereof based on separate formulae that vary inversely with LIBOR, subject to minimum and maximum rates. Four of the classes of the Pooled Certificates are "interest only" certificates.

     Two classes of the Pooled FNMA Certificates are Z Classes. Z Classes accrete all of their interest, which is added to the outstanding principal balance. This accretion may continue until the class begins receiving principal payments, until some other event has occurred or until the class is retired. In the case of Pooled FNMA 92-45/Z Certificates, the accretion continues until the principal balance of another specified class of the same Underlying FNMA Series (Class H) has been reduced to zero. In the case of the Pooled FNMA 97-G2/Z Certificates, the accretion continues so long as such class remains outstanding and the accreted interest is paid as principal.

POOLED FNMA 93-246/F CERTIFICATES

     The assets of the Underlying FNMA REMIC Trust of which the Pooled FNMA 93-246/F Certificates represent a beneficial interest include (i) a single "principal only" FNMA Stripped Mortgage-Backed Security and (ii) five separate FNMA Guaranteed REMIC Pass-Through Certificates evidencing beneficial ownership interests in four separate FNMA REMIC Trusts. The REMIC Pass-Through Certificates underlying Pooled FNMA 93-246/F include two principal only TAC Classes, one floating rate class and two "interest only" inverse floating rate classes.

     The Pooled FNMA 93-256/F Certificates have several important features. First, the interest payable is subject to the cash flows from the underlying securities. Accordingly, the interest payable on any distribution date in respect of the Pooled FNMA 93-246/F Certificates may be less than the amount calculated accordingly to their interest rate formula (an "Interest Deficiency"). Second, any excess interest payments will be used to pay principal. Third, Interest Deficiencies may be payable after the principal balance of the Pooled FNMA 92-246/F Certificate has been reduced to zero.

     FNMA guarantees to the holders of the Pooled FNMA 93-246/F Certificates the distribution of the principal distribution amount and the interest distribution amount calculated as set forth in the applicable Underlying FNMA Prospectus Supplement. The guaranty of FNMA does not cover any unpaid Interest Deficiency carried forward once the principal balances or notional principal balances of the underlying securities have been reduced to zero.

THE UNDERLYING MORTGAGE LOANS

     The Mortgage Loans consist of conventional, fixed rate, one- to four-family, fully-amortizing, level monthly payment, first mortgage loans with original maturities of up to approximately 30 years.

ADDITIONAL INFORMATION

     The descriptions of the Pooled Certificates and the Mortgage Loans do not purport to be complete. Documents relevant to the Pooled FNMA 92-45/Z Certificates include the following:

      .  FNMA Prospectus for Guaranteed REMIC Pass-Through Certificates dated
              January 4, 1990.

      .   FNMAProspectus for Guaranteed Mortgage Pass-Through Certificates
              dated January 1, 1992.

      .  FNMA Information Statement dated November 21, 1991.

Documents relevant to the Pooled FNMA 252-CL/Z Certificates include the following:

      .  FNMA Prospectus dated December 1, 1992.

Documents relevant to the Pooled FNMA 93-246/F Certificates include the following:

      .  FNMA Prospectus for Guaranteed REMIC Pass-Through Certificates.

      .  FNMA Prospectus for Guaranteed Mortgage Pass-Through Certificates dated
              October 1, 1993.

      .  FNMA Prospectus for Stripped Mortgage-Backed Securities dated December
              1, 1992.

      .  FNMA Prospectus for Guaranteed MBS Pass-Through Certificates dated
              December 1, 1992.

      .  FNMA Prospectus Supplements for Trust 1992-50, Trust 1992-150, Trust
              1993-21 and Trust 1993-216 and the Information Statement dated February 16, 1993 and any supplements thereto.

Documents relevant to the Pooled FNMA 97-G2/Z Certificates include the following:

      .  FNMA Prospectus for Guaranteed REMIC Pass-Through Certificates dated
              June 14, 1996.

      .  FNMA Prospectus for Guaranteed REMIC Pass-Through Certificates dated
              June 14, 1996.

      .  FNMA Prospectus for Guaranteed Mortgage Pass-Through Certificates dated
              January 1, 1997.

      .  FNMA Information Statement dated February 22, 1996.

Documents relevant to the Pooled FHLMC G003/SA Certificates include the following:

      . FHLMC Multiclass Mortgage Securities Offering Circular dated September 1, 1992.

      .  FHLMCGiant GNMA-Backed Securities Offering Circular dated September 1,
              1992.

      .  FHLMC Information Statement dated March 19, 1992, its Information
              Statement Supplements dated April 28, 1992, July 30, 1992 and November 13, 1992 and any other Information Statement Supplements published by Freddie Mac through the time of purchase.

Documents relevant to the Pooled FHLMC 1505/QB Certificate include the following:

      . FHLMC Multiclass Mortgage Participation Certificates Offering Circular dated January 1, 1993.

      .  FHLMC Mortgage Participation Certificates Offering Circular dated June
              30, 1992 and its Mortgage Participation Certificates Offering Circular Supplements dated August 3, 1992, November 2, 1992 and April 30, 1993.

      .  FHLMC Giant Mortgage Participation Certificates Offering
              Circular dated December 23, 1991 and its Giant Mortgage Participation Certificates Offering Circular Supplement dated December 3, 1992.

      .  FHLMC Information Statement dated April 9, 1993, its Information
              Statement Supplement dated April 30, 1993 and any other Information Statement Supplements published by FHLMC through the time of purchase.

 Documents relevant to the Pooled FHLMC 1603/SB Certificates include the following:

      . FHLMC Multiclass Mortgage Participation Certificates Offering Circular dated August 1, 1993.

      .  FHLMC Mortgage Participation Certificates Offering Circular dated June
              30, 1992 and its Mortgage Participation Certificates Offering Circular Supplements dated August 3, 1992, November 2, 1992, April 30, 1993 and August 17, 1993.

      .  FHLMC Giant Mortgage Participation Certificates Offering
              Circular dated December 23, 1991 and its Giant Mortgage Participation Certificates Offering Circular Supplement dated December 3, 1992.

      .  FHLMC Information Statement dated April 9, 1993, its Information
              Statement Supplements dated April 30, 1993 and August 2, 1993 and any other Information Statement Supplements published by FHLMC through the time of purchase.

Documents relevant to the Pooled FHLMC 1723/SB Certificates include the following:

      . FHLMC Multiclass Mortgage Participation Certificates Offering Circular dated January 18, 1994.

      . FHLMC Mortgage Participation Certificates Offering Circular dated February 15, 1994.

      .  FHLMC Giant Mortgage Participation Certificates Offering Circular dated
              December 23, 1991, its Giant Mortgage Participation Certificates Offering Circular Supplement dated December 3, 1992 and its Stripped Giant Mortgage Participation Certificates, Series 165 Offering Circular Supplement dated March 29, 1994.

      .  FHLMC Information Statement dated March 31, 1994 and any Information
              Statement Supplements published by FHLMC through the time of purchase.

Documents relevant to the Pooled FHLMC 1869/TG Certificates include the following:

      .  FHLMC Offering Circular Supplement dated July 12, 1996 to Offering
              Circular dated October 1, 1995.

      .  FHLMC Offering Circular Supplement dated August 31, 1993 to Offering
              Circular dated August 1, 1993 and FHLMC Offering Circular Supplement dated February 17, 1994 to Offering Circular Dated January 18, 1994.

      . FHLMC Mortgage Participation Certificates Offering Circular dated September 1, 1995.

      .  FHLMC Giant Participation Certificates and Other Structured
              Pass-Through Participation Certificates  Offering
              Circular dated September 1, 1995.

      .  FHLMC Information Statement dated March 29, 1996, its Information
              Statement Supplements dated May 15, 1996 and August 14, 1996 and any other Information Statement Supplements published subsequently by FHLMC.

Documents relevant to the Pooled FHLMC 1933/SA Certificates and the Pooled FHLMC 1933/SG Certificates include the following:

      .  FHLMC Offering Circular Supplement dated January 16, 1997 to Offering
              Circular dated January 1, 1997.

      .  FHLMC Offering Circular Supplement dated February 6, 1997 to Offering
              Circular dated January 1, 1997 and FHLMC Offering Circular Supplement dated January 4, 1994 to Offering Circular dated August 1, 1993.

      . FHLMC Mortgage Participation Certificates Offering Circular dated September 1, 1995.

      .   FHLMC Giant Participation Certificates and Other
              Pass-Through Certificates Offering Circular dated  January 1,
              1997.

      .  FHLMC Information Statement dated March 29, 1996, its Information
              Statement Supplements dated May 15, 1996, august 14, 1996, November 14, 1996 and January 30, 1997 and any other Information Statement Supplements published subsequently by FHLMC.


Copies of the respective Prospectus Supplements, Prospectuses and the other documents set forth above relating to the Pooled Certificates may be obtained from the Underwriter by writing Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167, Attention: Mortgage Department.


                       YIELD AND PREPAYMENT CONSIDERATIONS

GENERAL CONSIDERATIONS

     The yield to maturity and weighted average life of the Certificates will be affected by, among other things, the amount and timing of principal payments, including prepayments (for this purpose the term "prepayments" includes payments resulting from refinancing, liquidations, purchases by the original transferors or others), and interest payments on the Mortgage Loans, the level of LIBOR, the payment priorities and other characteristics of the Pooled Certificates, the purchase price paid for the Certificates and the occurrence of an optional termination with respect to the Certificates or the Pooled Certificates. No representation is made as to the anticipated rate of prepayments on the Mortgage Loans or the anticipated yield to maturity of the Certificates. Prospective investors are urged to consider their own estimates as to the anticipated rate of future prepayments on the Mortgage Loans and the suitability of the Certificates to their investment objectives. If prevailing mortgage rates fall significantly below the mortgage rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the mortgage rates on the Mortgage Loans. Other factors affecting prepayments of Mortgage Loans include changes in mortgagors' housing needs, job transfers, unemployment, net equity in the mortgaged properties and servicing decisions. The Mortgage Loans may be prepaid at any time without penalty and generally have due-on-sale clauses. Since FNMA and FHLMC guarantee the timely payment of installments of principal of and interest on the respective Underlying Mortgage Loans, liquidations resulting from default, casualty or condemnation in respect of the respective Underlying Mortgage Loans will have the effect of a prepayment.

     The timing and amount of payments, including prepayments, on the Mortgage Loans may significantly affect an investor's yield. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments.

     The Pooled Certificates were issued at different times, are backed by different Mortgage Pools, have different allocations of principal and interest and payment priorities among various classes, are subject to optional termination to the extent described herein and in the Underlying Agreements and will perform differently in various interest and prepayment rate environments. In addition, certain of the Pooled Certificates are backed by underlying securities that are also unrelated. The performance characteristics of the Certificates will reflect a combination of the performance characteristics of the Pooled Certificates. As a result, it will be difficult to predict the likely yield and payment experience of the Certificates.

     Since interest generally will be due on each Mortgage Loan on the first day of the month, but the distribution of such interest will not be made until the Pooled Certificate Distribution Dates and then the amounts received with respect to a Pooled Certificate Distribution Date will not be distributed until the related Distribution Date, the yield to investors in the Certificates will be lower than the yield produced without such delays. Since the amount of the distributions on the Certificates is based on information in respect of the Underlying Series, if such information is not received in a timely manner, payments will not be made until the following Distribution Date and the yield to investors may be lower than the yield produced if such information had been received in a timely manner.

     In the case of any Certificates purchased at a discount, a slower than anticipated rate of principal payments to the Certificates, other things being equal, could result in an actual yield that is lower than the anticipated yield. In the case of any Certificates purchased at a premium, a faster than anticipated rate of principal payments to the Certificates, other things being equal, could result in an actual yield that is lower than the anticipated yield.

     Since prevailing interest rates are subject to fluctuation, there can be no assurance that investors in the Certificates will be able to reinvest the payments thereon at yields equaling or exceeding the yields on the Certificates. Yields on any such reinvestments may be lower, and may even be significantly lower, than yields on the Certificates. Prospective investors in the Certificates should consider the related reinvestment risks in light of other investments that may be available to such investors.

     The amount of interest distributions on the Pooled FNMA 93-246/F Certificates is dependent on the level of LIBOR and on amounts available from cash flows on the securities held in the Underlying FNMA REMIC Trust of which the Pooled FNMA 93-246/F Certificates represent a beneficial interest. There can be no assurance as to whether holders of the Pooled FNMA 93-246/F Certificates will in the future receive full distributions of interest at the rate calculated according to their interest rate formula on a timely basis or as to the payment of any of the Interest Deficiency (as defined herein).

     Four classes of Pooled Certificates have notional principal balances which reduce proportionately with the principal balance of certain related classes in the same Underlying Series. Accordingly, the amount and timing of payments on the such Pooled Certificates, and accordingly the yield on the Certificates, will be sensitive to the rate and timing of principal payments on such Related Certificates.

     Relatively fast prepayments of underlying Mortgages may significantly shorten, and relatively slow prepayments of underlying Mortgages may significantly extend, the life of the Related Certificates and therefore the Pooled IO Certificates. Generally, a rapid rate of principal prepayments on the Mortgage Loans underlying the Pooled IO Certificates will have a negative effect on the yield on the Certificates. Similarly, the exercise of any optional redemption rights with respect to the Underlying Series of which any of the Pooled IO Certificates are a part may have a negative effect on the yield on the Certificates. If the life of any of the Related Certificates is significantly shortened, the life of the related Pooled IO Certificates will be significantly shortened and the yield to investors in the Certificates can be expected to decrease.

     The yield to investors in the Certificates will also be affected by changes in LIBOR. In general, a high level of LIBOR will reduce the yield to investors in the Certificates. Changes in LIBOR may not correlate with changes in mortgage interest rates. It is possible that lower mortgage interest rates could occur concurrently with a decrease in the level of LIBOR. Conversely, higher mortgage interest rates could occur concurrently with a decrease in the level of LIBOR.

     The amount of interest payable on the Pooled Floating Rate Certificates will be sensitive, and the amount of interest payable on the Pooled Inverse Floating Rate Certificates will be highly sensitive, to the level of LIBOR. In addition, a high rate of principal payments (including prepayments) on the Mortgage Loans underlying the Pooled Inverse Floating Rate Certificates and/or a high level of LIBOR will have a materially negative effect on the amount of interest payable on the Pooled Inverse Floating Rate Certificates.

     The assets of the Trust consist of only the Pooled FNMA Certificates and the Pooled FHLMC Certificates. Because each of the Pooled Certificates were issued as parts of different Underlying Series, the rates of prepayment of each of the Pooled Certificates will be different from the rates of prepayment on each of the other Pooled Certificates. Under various circumstances, the principal balance of the notional principal balance of one or more of the Pooled Certificates could be reduced to zero prior to the other Pooled Certificates. In addition, either one or more of the Pooled Certificates could be repurchased as described under "The Pooling Agreement - Assignment of Pooled Certificates" or any of the Underlying Agreements could be terminated. In such an event, the Trust might consist solely of one or more of the Pooled FNMA Certificates or one or more of the Pooled FHLMC Certificates, or a combination thereof, and investors would be exposed to the risk that the Certificates could take on a cash flow profile different from that expected by investors. For example, if the Pooled Fixed Rate Certificates and the Pooled Floating Rate Certificates were to mature prior to the maturity of one or more of the Pooled Inverse Floating Rate Certificates, the Certificates would at that point have the yield characteristics of an inverse floating rate security.

ASSUMED FINAL DISTRIBUTION DATE

     The "Assumed Final Distribution Date" for distributions on the Certificates is the Distribution Date on April 25, 2025. The Assumed Final Distribution Date is the Distribution Date one month after the latest final distribution date of any of the Pooled Certificates. Since the rate of payment of principal on the Mortgage Loans can be expected to exceed the rate of payments used in calculating such final distribution date, the date of the final distribution on the Certificates is expected to be earlier, and could be substantially earlier, than the Assumed Final Distribution Date.

WEIGHTED AVERAGE LIVES

     The weighted average life of a security refers to the average amount of time that will elapse from the applicable settlement date until each dollar of principal of such security will be distributed to the investor. The weighted average life of a Certificate is determined by (i) multiplying the [amount of payments made] in respect of principal on such Certificate on each Distribution Date by the number of years from the Closing Date to such Distribution Date;
(ii) summing the results and (iii) dividing the sum by the aggregate amount of the principal [payments on such Certificate] referred to in clause (i). The weighted average lives of the Certificates will be influenced by, among other factors, the rate at which principal is paid on the Mortgage Loans.

SPA MODEL

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The standard prepayment assumption model used in this Memorandum ("SPA") represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. SPA does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans underlying the Pooled Certificates. 100% SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 0.2% per annum in each month thereafter (for example 0.4% per annum in the second month) until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the mortgage loans, 100% SPA assumes a constant prepayment rate of 6% per annum. Multiples will be calculated from this prepayment rate series; for example, 125% SPA assumes prepayment rates will be 0.25% per annum in month one, 0.5% per annum in month two, reaching 7.5% per annum in month 30 and remaining constant at 7.5% per annum thereafter. 0% SPA assumes no prepayments.

PRICING ASSUMPTION

     The Certificates were structured assuming, among other things, a prepayment assumption of 200% SPA with respect to the Pooled Certificates. The prepayment assumptions to be used for pricing purposes for the Certificates may vary as determined at the time of sale. The actual prepayment rates may vary considerably from the rates used for any pricing assumption.

DECREMENT AND WEIGHTED AVERAGE LIFE TABLE


     The following tables indicate the percentages of the Original Principal Balance of the Certificates outstanding after certain dates and the weighted average lives (in years), assuming various constant percentages of SPA and LIBOR levels.

     For each of the following tables it was assumed, among other things, that
(i) the Trust consists of the Pooled Certificates in the principal and/or notional amounts described in Annex 1 hereto; (ii) the Original Principal Balance of the Certificates will be $54,672,353; (iii) Distribution Dates on the Certificates occur on the 25th of each month commencing in April 1997; (iv) each Mortgage Loan underlying a mortgage backed security issued by FNMA or GNMA or a participation certificate issued by FHLMC has a mortgage rate, remaining term to maturity and loan age equal to the weighted average mortgage rate, weighted average remaining term to maturity and weighted average loan age, respectively, of all of the Mortgage Loans underlying such mortgage backed security or participation certificate; (v) the Mortgage Loans prepay at the constant percentages of SPA specified in the tables; (vi) all amounts due with respect to the Mortgage Loans underlying the Pooled Certificates are applied to the payment of the respective Pooled Certificates on the 25th day of each month; (vii) there are no optional terminations of the Certificates or the Pooled Certificate and the mandatory termination is assumed not to occur; (viii) the settlement date is the Closing Date, which is March 27, 1997; (ix) each month consists of 30 days;
(x) any reinvestment income on funds in the Certificate Account will be paid to the Trustee and will not be available to make principal and interest payments on the Certificates; (xi) the only expenses to be paid on any Distribution Date by the Trust will be the monthly payment of the Trustee Fee and the Escrow Payment, the sum of which is assumed to equal 1/12 of the product of 0.02% and the Certificate Balance immediately prior to the applicable Distribution Date, but without giving effect to the minimum Trustee Fee of $300 for any Distribution Date; (xii) the effective interest rate borne by the Certificates during the first Interest Accrual Period is 11.5328% per annum; (xiii) interest rates applicable to the Certificates for each Interest Accrual Period subsequent to the first Interest Accrual Period will be calculated based on the indicated level of LIBOR; (xiv) there will be no substitution of Pooled Certificates; and
(xv) no Certificates will be exchanged for pro rata portions of each of the Pooled Certificates.

              PERCENTAGE OF ORIGINAL PRINCIPAL BALANCE OUTSTANDING
                               OF THE CERTIFICATES

                                  LIBOR = 2.5%
                                    % of SPA

                       50%                100%                200%               350%              500%
Initial Balance        100                100                 100                100               100
March 25, 1998          97                 95                  90                 82                69
March 25, 1999          94                 90                  83                 65                51
March 25, 2000          91                 86                  76                 53                42
March 25, 2001          89                 83                  72                 45                31
March 25, 2002          87                 80                  67                 38                22
March 25, 2003          86                 78                  63                 29                 8
March 25, 2004          85                 77                  59                 23                 6
March 25, 2005          84                 75                  51                 14                 4
March 25, 2006          84                 75                  43                  7                 3
March 25, 2007          84                 72                  36                  6                 2
March 25, 2008          82                 67                  29                  4                 1
March 25, 2009          80                 62                  21                  3                 1
March 25, 2010          75                 57                  14                  2                 0
March 25, 2011          70                 50                   7                  2                 0
March 25, 2012          65                 42                   6                  1                 0
March 25, 2013          60                 32                   4                  1                 0
March 25, 2014          51                 22                   3                  0                 0
March 25, 2015          39                 14                   2                  0                 0
March 25, 2016          27                  6                   1                  0                 0
March 25, 2017          18                  1                   1                  0                 0
March 25, 2018          10                  1                   0                  0                 0
March 25, 2019           2                  0                   0                  0                 0
March 25, 2020           0                  0                   0                  0                 0
March 25, 2021           0                  0                   0                  0                 0
March 25, 2022           0                  0                   0                  0                 0
March 25, 2023           0                  0                   0                  0                 0

Weighted Average
  Life (in years)     15.1               12.2                 7.8                4.3               2.9

              PERCENTAGE OF ORIGINAL PRINCIPAL BALANCE OUTSTANDING
                               OF THE CERTIFICATES


                                  LIBOR = 3.5%
                                    % of SPA
                                       50%               100%                200%               350%                500%
Initial Balance                         100                100                 100                100                100
March 25, 1998                          97                 95                  91                 82                 70
March 25, 1999                          95                 91                  84                 66                 52
March 25, 2000                          93                 88                  78                 54                 42
March 25, 2001                          91                 85                  73                 46                 32
March 25, 2002                          90                 83                  69                 39                 23
March 25, 2003                          89                 81                  65                 31                  9
March 25, 2004                          88                 79                  61                 24                  6
March 25, 2005                          88                 78                  53                 15                  4
March 25, 2006                          87                 77                  45                  7                  3
March 25, 2007                          87                 74                  38                  6                  2
March 25, 2008                          86                 69                  31                  4                  1
March 25, 2009                          83                 65                  23                  3                  1
March 25, 2010                          79                 60                  16                  2                  0
March 25, 2011                          74                 53                   9                  2                  0
March 25, 2012                          69                 45                   6                  1                  0
March 25, 2013                          64                 35                   4                  1                  0
March 25, 2014                          55                 25                   3                  0                  0
March 25, 2015                          43                 16                   2                  0                  0
March 25, 2016                          31                  8                   1                  0                  0
March 25, 2017                          21                  1                   1                  0                  0
March 25, 2018                          14                  1                   0                  0                  0
March 25, 2019                           5                  0                   0                  0                  0
March 25, 2020                           0                  0                   0                  0                  0
March 25, 2021                           0                  0                   0                  0                  0
March 25, 2022                           0                  0                   0                  0                  0
March 25, 2023                           0                  0                   0                  0                  0

Weighted                              15.8               12.7                 8.0                4.4                3.0
Average
Life (in
years)

              PERCENTAGE OF ORIGINAL PRINCIPAL BALANCE OUTSTANDING
                               OF THE CERTIFICATES

                                                            LIBOR = 4.5%
                                                              % OF SPA

                                       50%                100%               200%                350%               500%
Initial Balance                        100                100                 100                100                100
March 25, 1998                          98                 96                  92                 83                 70
March 25, 1999                          96                 92                  85                 67                 52
March 25, 2000                          94                 89                  79                 55                 43
March 25, 2001                          93                 87                  75                 47                 33
March 25, 2002                          92                 85                  70                 40                 23
March 25, 2003                          91                 83                  66                 32                 10
March 25, 2004                          91                 81                  62                 25                  6
March 25, 2005                          90                 80                  54                 16                  4
March 25, 2006                          90                 79                  46                  8                  3
March 25, 2007                          90                 76                  39                  6                  2
March 25, 2008                          88                 71                  32                  4                  1
March 25, 2009                          86                 66                  24                  3                  1
March 25, 2010                          81                 62                  17                  2                  0
March 25, 2011                          77                 55                  10                  2                  0
March 25, 2012                          71                 47                   6                  1                  0
March 25, 2013                          66                 37                   4                  1                  0
March 25, 2014                          57                 27                   3                  0                  0
March 25, 2015                          45                 18                   2                  0                  0
March 25, 2016                          33                 10                   1                  0                  0
March 25, 2017                          24                  3                   1                  0                  0
March 25, 2018                          16                  1                   0                  0                  0
March 25, 2019                           7                  0                   0                  0                  0
March 25, 2020                           0                  0                   0                  0                  0
March 25, 2021                           0                  0                   0                  0                  0
March 25, 2022                           0                  0                   0                  0                  0
March 25, 2023                           0                  0                   0                  0                  0

Weighted                              16.3               13.0                 8.2                4.4                3.0
Average
Life (in years)

              PERCENTAGE OF ORIGINAL PRINCIPAL BALANCE OUTSTANDING
                               OF THE CERTIFICATES




                                                       LIBOR 5.50% and higher

                                       50%               100%                200%               350%                500%
Initial Balance                        100                100                 100                100                100
March 25, 1998                          98                 96                  92                 83                 70
March 25, 1999                          97                 93                  85                 67                 53
March 25, 2000                          95                 90                  80                 55                 43
March 25, 2001                          94                 88                  75                 47                 33
March 25, 2002                          93                 85                  71                 41                 24
March 25, 2003                          92                 83                  67                 32                 10
March 25, 2004                          92                 82                  63                 25                  6
March 25, 2005                          91                 81                  54                 17                  4
March 25, 2006                          91                 80                  47                  8                  3
March 25, 2007                          91                 77                  40                  6                  2
March 25, 2008                          89                 72                  33                  4                  1
March 25, 2009                          87                 67                  24                  3                  1
March 25, 2010                          82                 63                  17                  2                  0
March 25, 2011                          78                 56                  11                  2                  0
March 25, 2012                          72                 48                   6                  1                  0
March 25, 2013                          67                 38                   4                  1                  0
March 25, 2014                          58                 27                   3                  0                  0
March 25, 2015                          46                 19                   2                  0                  0
March 25, 2016                          34                 11                   1                  0                  0
March 25, 2017                          25                  4                   1                  0                  0
March 25, 2018                          17                  1                   0                  0                  0
March 25, 2019                           8                  0                   0                  0                  0
March 25, 2020                           0                  0                   0                  0                  0
March 25, 2021                           0                  0                   0                  0                  0
March 25, 2022                           0                  0                   0                  0                  0
March 25, 2023                           0                  0                   0                  0                  0

Weighted                              16.5               13.1                 8.3                4.5                3.0
Average
Life (in years)

PRE-TAX YIELD TABLE

     The significance of the effects of prepayments and changes in LIBOR on the Certificates is illustrated in the following table entitled "Sensitivity of the Certificates to Prepayments and LIBOR," which shows the pre-tax yield (on a corporate bond equivalent basis) to the holders of such Certificates under different constant percentages of SPA and levels of LIBOR. The yields of such Certificates set forth in the following table were calculated using the assumptions specified above under "---Decrement and Weighted Average Life Tables" and assuming that (i) on each LIBOR determination date LIBOR will be at the level shown, (ii) the aggregate purchase price (expressed as a percentage of the Original Principal Balance) of the Certificates is 100.1% (including accrued interest from March 25, 1997) and (iii) the Certificates are purchased on March 27, 1997.

     THE YIELD TO INVESTORS IN THE CERTIFICATES WILL BE SENSITIVE TO THE LEVEL OF LIBOR AND TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) OF THE MORTGAGE LOANS, WHICH GENERALLY CAN BE PREPAID AT ANY TIME. GENERALLY, A HIGH LEVEL OF LIBOR WILL HAVE A MATERIAL NEGATIVE EFFECT ON THE YIELD TO INVESTORS IN THE CERTIFICATES.

     Changes in LIBOR may not correlate with changes in prevailing mortgage interest rates. It is possible that lower prevailing mortgage interest rates, which might be expected to result in faster prepayments, could occur concurrently with an increased level of LIBOR.


                         SENSITIVITY OF THE CERTIFICATES
                            TO PREPAYMENTS AND LIBOR
                           (PRE-TAX YIELD TO MATURITY)


                                    % of SPA

         LIBOR                      50%             100%              200%             350%              500%

         2.5%                       11.6            11.2              11.3             11.6              12.4
         3.5%                       10.8            10.4              10.5             11.0              11.6
         4.5%                        9.9             9.5               9.6             10.4              10.9
         5.5%                        9.0             8.6               8.6              9.5              10.3
         6.5%                        8.1             7.8               7.7              8.6               9.5
         7.5%                        7.5             7.1               7.0              7.9               8.7


     The yields set forth in the above table were calculated by determining the monthly discount rates which when applied to the assumed stream of cash flows to be paid on the Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of the Certificates indicated, and converting such monthly rates to corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as payments of principal of and interest on the Certificates and consequently does not purport to reflect the return of any investment in the Certificates when such reinvestment rates are considered.

ACTUAL EXPERIENCE WILL VARY FROM ASSUMPTIONS

     Discrepancies will exist between the characteristics of the actual Pooled Certificates and Mortgage Loans and characteristics of the Pooled Certificates and Mortgage Loans assumed in preparing the tables contained herein. To the extent that the Pooled Certificates and Mortgage Loans have characteristics which differ from those assumed in preparing the tables, the Certificates may mature earlier or later than indicated by the tables, and the weighted average lives and pre-tax yields and the cash flows on the Certificates may also differ. In addition, it is unlikely that the Mortgage Loans will prepay at any constant rate. The timing of changes in the rate of prepayment may significantly affect the yield realized by a holder of the Certificates.


                              THE POOLING AGREEMENT

GENERAL

     The Certificates will be issued pursuant to a Pooling Agreement between BSMSI, as the depositor, and First Trust National Association as the Trustee (the "Agreement" ). BSMSI will provide to a prospective or actual Certificateholder without charge, upon written request, a copy (without exhibits) of the Agreement. Requests should be addressed to Bear Stearns Mortgage Securities Inc., 245 Park Avenue, New York, New York 10167.

ASSIGNMENT OF POOLED CERTIFICATES

     At the time of issuance of the Certificates, the Depositor will cause the Pooled Certificates to be assigned to the Trustee. The Depositor will represent, among other things, that as of the Closing Date (i) it is the owner of the Pooled Certificates free and clear of any lien or adverse interests of any person and (ii) that it has acquired its ownership in the Pooled Certificates in good faith without notice of any adverse claim.

     Upon discovery or receipt of notice by either the Depositor or the Trustee of a breach of any of the representations and warranties regarding the Pooled Certificates which materially and adversely affects the interests of the Certificateholders, the Depositor or the Trustee, the party discovering such breach will give prompt notice to the other. Within thirty days of the earlier of either discovery by or notice to the Depositor of any such breach, the Depositor shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Depositor shall, at the election of the Majority Certificateholders, repurchase each Pooled Certificate affected by the breach at a repurchase price equal to (i) with respect to any Pooled Certificate that is not a Pooled IO Certificate, the outstanding Pooled Certificate Principal Balance thereof as of the date of repurchase plus accrued interest thereon plus any Interest Deficiency and interest thereon as described under "Description of the Pooled Certificates - Distributions of Interest", and (ii) with respect to any Pooled IO Certificates, the highest bid obtained from three dealers then active in the market for such Pooled IO Certificates (or such lesser number as may then be active). In the event the Trustee is able to obtain a bid from only one active dealer, then the Trustee may obtain an opinion (a "FMV Opinion") of an investment banking firm of national reputation (other than an affiliate of the Depositor) to determine whether such bid is at least equal to the fair market value of such Pooled IO Certificates and the repurchase price shall be the higher of the bid or the fair market value as stated in any such FMV Opinion. If the Trustee is unable to obtain a bid from any active dealer, then the Trustee shall obtain a FMV Opinion and the repurchase price shall be equal to the fair market value of such Pooled IO Certificates as stated in such FMV Opinion.

     Notwithstanding the foregoing, in the case of any Pooled Certificates, that are not IO Certificates, for a period of two years following the Closing Date, in lieu of repurchasing Pooled Certificates as described above, the Depositor may substitute therefor one or more mortgage related securities issued by GNMA, FNMA or FHLMC (each a "Substitute Pooled Certificate") which meet the following criteria: (i) such substitution shall be (a) in the case of the Pooled FNMA 93-246/F Certificates, with at least one floating rate certificate which is entitled to receive interest based on LIBOR and which has a formula of LIBOR plus a minimum of 175 basis points, (b) in the case of the Pooled FNMA 92-45/Z Certificates and the Pooled FNMA 97-G2/Z Certificates, with one or more fixed rate or accrual certificates bearing a coupon no less than the coupon of the Pooled Certificate being substituted for, or (c) in the case of the Pooled Inverse Floating Rate Certificates, one or more inverse floating rate certificates based on LIBOR whose combined coupon will be at least equal to the coupon of the Pooled Certificates being substituted for at all levels of LIBOR,
(ii) the sum of the outstanding principal amounts of the Substitute Pooled Certificates equals or exceeds the sum of the outstanding principal amounts of the Pooled Certificates being substituted for and (iii) the Substitute Pooled Certificates as of the date of substitution (a) ultimately are backed by mortgage loans (I) with a weighted average pass-through rate no more than 50 basis points below or no more than 50 basis points above the weighted average pass-through rate of the FNMA Mortgages and (II) which are conventional, fixed rate, one- to four-family, fully amortizing, level payments, first mortgage loans with original maturities of up to 30 years, (b) the inclusion of which in the Trust Fund will not result in a withdrawal or downgrading in the ratings assigned to the Certificates by the Rating Agencies, written confirmation of which shall be provided by the Rating Agencies to the Trustee and (c) will not cause the Trust to lose its status as a grantor trust for federal income tax purposes as indicated in an opinion of counsel to be provided to the Trustee.

 ACCOUNTS

     The Trustee shall establish and maintain the Certificate Account in the name of the Trustee for the benefit of the Certificateholders. The Certificate Account shall be an Eligible Account as defined in the Agreement. The Trustee will cause all distributions received on the Pooled Certificates by the Trustee in its capacity as holder of the Pooled Certificates, from whatever source, to be deposited directly into the Certificate Account. Amounts on deposit in the Certificate Account will be invested in certain investments permitted by the Agreement ("Permitted Investments"). Any income on such investments will be paid to the Trustee as additional compensation and losses on such investments shall be reimbursed by the Trustee from its own funds.

REPORTS TO CERTIFICATEHOLDERS

     On each Distribution Date, the Trustee will prepare, and will forward by mail, a statement to each Certificateholder and to the Depositor stating:

            (i)   the Available Funds for such Distribution Date;

           (ii) the interest distribution amount and the principal distribution amount for such Distribution Date and, with respect to each, the components thereof as described in the definitions of such terms and as reported in the related distribution information;

          (iii) the Certificate Balance before and after applying payments on such Distribution Date;

           (iv) the effective interest rate on the Certificates for such Distribution Date;

            (v) the outstanding principal and/or notional amount, as the case may be, immediately prior to and after taking into account distributions made on such Distribution Date of, and the current interest rate, on each of the Pooled Certificates on such Distribution Date; and

           (vi)   the amount of the Trustee Fee for such
                  Distribution Date.

     In the case of the information furnished pursuant to clauses (ii) and (iii) above, the amounts shall also be expressed as a dollar amount per $1000 of principal face amount.

         In addition, the Trustee promptly will furnish to the Depositor and, upon request, to the Certificateholders, copies of any notices, statements, reports or other information, including, without limitation, the Pooled Certificate Distribution Date Statements received by the Trustee in its capacity as the holder of the Pooled Certificates.

         On or before March 31st of each calendar year, commencing in 1998, the Trustee will prepare and deliver by first class mail to the Depositor and each person who at any time during the prior calendar year was a Certificateholder of record a statement containing the information required to be contained in the regular monthly report to Certificateholders, as set forth in clauses (ii) and
(v) above aggregated for such prior calendar year or in the case of a Certificateholder, the applicable portion thereof during which such person was a Certificateholder. Such obligation of the Trustee will be satisfied to the extent that substantially comparable information is provided by the Trustee pursuant to any requirements of the Code and regulations thereunder as from time to time are in force.

AMENDMENTS

     The Agreement may be amended by the Depositor and the Trustee, without the prior written consent of any Certificateholder (i) to cure any ambiguity or mistake, (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein, (iii) to make any other provisions with respect to matters or questions arising under the Agreement that are not materially inconsistent with other provisions of the Agreement and (iv) to make such modifications as may be required in connection with a substitution or repurchase of a Pooled Certificate permitted under the Agreement; provided, however, that such amendment will not, as evidenced by an opinion of counsel delivered to the Trustee, adversely affect in any material respect the interests of any Certificateholder. The Agreement may also be amended by the Depositor and the Trustee and the holders of Certificates evidencing more than 50% of the aggregate Class Balance of the Certificates (the "Majority Certificateholders") for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or modifying in any manner the rights of Certificateholders; provided, however, that no such amendment may
(i) reduce in any manner the amount of, or delay the timing of, amounts required to be distributed on any Certificate without the consent of the holder of such Certificate; (ii) modify the provisions of the Section of the Agreement governing amendments of the Agreement, without the consent of the holders of all Certificates; or (iii) be made unless the Trustee has received an opinion of counsel (at the expense of the party seeking such amendment) that such amendment will not adversely affect the status of the Trust as a grantor trust for federal income tax purposes.

CERTIFICATEHOLDER ACTION

     No Certificateholder will have any right to institute any action, suit or proceeding in equity or at law upon or under or with respect to the Agreement unless such holder previously has given to the Trustee and the Depositor a written notice of default and unless also the Majority Certificateholders have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee thereunder and have offered to the Trustee such reasonable indemnity as each may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 30 days after its receipt of such notice, request and offer of indemnity, will have neglected or refused to institute any such action, suit or proceeding.

TERMINATION

     The respective obligations and responsibilities of the Depositor and the Trustee created by the Agreement will terminate upon the final distribution to Certificateholders by the Trustee of all amounts required to be distributed pursuant to the Agreement. Such distribution will occur, among other circumstances, if the Depositor exercises its option to purchase the Pooled Certificates as described herein under "Description of the Certificates -- Optional Termination."

INDEMNIFICATION OF THE TRUSTEE

     The Trustee and its directors, officers, employees and agents, will be indemnified by the Trust against any loss, liability or expense arising out of or incurred in connection with, the exercise and performance of any powers and duties of the Trustee under the Agreement, with certain exceptions described in the Agreement. The Trustee and its directors, officers, employees and agents will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the obligations and duties of the Trustee.

CERTAIN MATTERS REGARDING THE TRUSTEE

     The Trustee for the Certificates will be First Trust National Association. The Trustee's corporate office is located at 180 East 5th Street, St. Paul, Minnesota 55101, Attention: Structured Finance Department, and its Bondholder Services telephone number is (612) 973-6700.

     The Trustee may at any time resign and be discharged from the trust by giving 30 days' written notice thereof to the Depositor and the Certificateholders. Upon receiving such notice of resignation, the Depositor shall (in the latter case, with the written consent of the Certificate Insurer) promptly appoint a successor trustee. If no successor trustee has been so appointed and has accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee. If at any time the Trustee fails to meet the eligibility requirements or is incapable of acting, or certain insolvency events occur, then the Depositor shall remove the Trustee and appoint a successor trustee. The Majority Certificateholders may at any time remove the Trustee and appoint a successor trustee. No resignation, discharge or removal of the Trustee will become effective until a successor trustee shall have assumed the Trustee's responsibilities and obligations under the Agreement.

                        FEDERAL INCOME TAX CONSIDERATIONS

     The following discussion represents the opinion of Stroock & Stroock & Lavan LLP, special tax counsel to the Trust ("Tax Counsel"), as to the material Federal income tax consequences of the purchase, ownership and disposition of Certificates. However, the discussion does not purport to deal with Federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of Certificateholders that are insurance companies, regulated investment companies or dealers in securities. Prospective investors are urged to consult their own tax advisors in determining the Federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of Certificates.

     The following discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. No ruling on any of the issues discussed below will be sought from the Internal Revenue Service (the "IRS"). As a result, the IRS may disagree with all or part of the discussion below.

TAX CHARACTERIZATION OF THE TRUST

     Tax counsel is of the opinion that the Trust will be classified for Federal income tax purposes as a grantor trust and not as an association taxable as a corporation or a taxable mortgage pool taxable as a corporation. Accordingly, each holder of a Certificate will be treated for Federal income tax purposes as the owner of an undivided interest in the Pooled Certificates included in the Trust. As further described below, each holder of a Certificate therefore must report on its Federal income tax return the gross income from the portion of the Pooled Certificates that is allocable to such Certificate and may deduct the portion of the expenses incurred by the Trust that is allocable to such Certificate, at the same time and to the same extent as such items would be reported by such holder if it had purchased and held directly such interest in the Pooled Certificates and incurred directly its share of expenses incurred by the Trust.

     A Certificateholder that is an individual, estate or trust will be allowed deductions for such expenses only to the extent that the sum of those expenses and the holder's other miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, in the case of a Certificateholder who is an individual, certain otherwise allowable itemized deductions will be reduced, but not by more than 80%, by an amount equal to 3% of such Certificateholder's adjusted gross income in excess of a statutorily defined threshold. Moreover, a Certificateholder that is not a corporation cannot deduct such expenses for purposes of the alternative minimum tax (if applicable). Such deductions will include servicing and administrative fees paid to the Trustee.

TAXATION OF CERTIFICATEHOLDERS

     A Certificateholder must allocate the purchase price of its Certificates among its share of the Pooled Certificates based upon the relative fair market value of the Pooled Certificates as of the date such Certificateholder purchased its Certificates.

     The tax consequences to a Certificateholder of ownership of an undivided interest in each Pooled Certificate are described in the Underlying Prospectuses. The Underlying Prospectuses for each of the Pooled Certificates (other than the Underlying Prospectus for the Pooled FNMA 252-CL/2 Certificates) state that such Pooled Certificates are REMIC Regular Interests or beneficial ownership of REMIC Regular Interests (a MACR class). The Underlying Prospectus for the Pooled FNMA 252-CL/2 Certificates states that such Pooled Certificates are stripped bonds or stripped coupons. A general discussion of the tax consequences to a holder of REMIC Regular Interests can be found in "Certain Federal Income Tax Consequences" in the Prospectus.

 TAXABLE MORTGAGE POOLS

     Entities classified as "taxable mortgage pools" are subject to corporate level tax on their net income. A "taxable mortgage pool" is generally defined as an entity or a portion of an entity that meets the following requirements: (i) the entity is not a REMIC, (ii) substantially all of the assets of the entity are debt obligations, and more than 50 percent of such debt obligations consist of real estate mortgages (or interests therein), (iii) the entity is the obligor under debt obligations with two or more maturities, and (iv) payments on the debt obligations on which the entity is the obligor bear a relationship to the payments on the debt obligations which the entity holds as assets. With respect to requirement (iii), the Code authorizes the IRS to provide by regulations that equity interests may be treated as debt for purposes of determining whether there are two or more maturities. If the Certificates were treated as obligations of a taxable mortgage pool, the Trust would be ineligible to file consolidated returns with any other corporation and could be liable for corporate tax.

     The legislative history of the taxable mortgage pool provisions states that entities treated as grantor trusts will not be considered to be taxable mortgage pools. Based in part on the legislative history, Tax Counsel is of the opinion that the Trust is not a taxable mortgage pool taxable as a corporation.

                        CERTAIN STATE TAX CONSIDERATIONS

     Because the income tax laws of the states vary, it is impossible to predict the income tax consequences to the Certificateholders in all of the state taxing jurisdictions in which they are subject to tax. Certificateholders are urged to consult their own advisors with respect to state income and franchise taxes.


                              ERISA CONSIDERATIONS

     Fiduciaries of employee benefit plans subject to Title I of ERISA should consider the ERISA fiduciary investment standards before authorizing an investment by a plan in the Certificates. In addition, fiduciaries of employee benefit plans subject to Title I of ERISA, as well as certain plans or other retirement arrangements not subject to ERISA, but which are subject to Section 4975 of the Code (such as individual retirement accounts and Keogh plans covering only a sole proprietor, or partners), or any entity whose underlying assets include plan assets by reason of a plan or account investing in such entity, including an insurance company general account (collectively, "Plan(s)"), should consult with their legal counsel to determine whether an investment in the Certificates will cause the assets of the Trust ("Trust Assets") to be considered plan assets pursuant to the plan asset regulations set forth at 29 C.F.R. ' 2510.3-101 (the "Plan Asset Regulations"), thereby subjecting the Plan to the prohibited transaction rules with respect to the Trust Assets and the Trustee to the fiduciary investments standards of ERISA, or cause the excise tax provisions of Section 4975 of the Code to apply to the Trust Assets, unless an exemption granted by the Department of Labor applies to the purchase, sale, transfer or holding of the Certificates and the operation and management of the Trust and its assets. In particular, investors that are insurance companies should consult with their legal counsel with respect to the United States Supreme Court case John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 114 S. Ct. 517 (1993). In John Hancock, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be plan assets under certain circumstances. Investors should analyze whether that decision or federal legislation recently enacted affecting insurance company general accounts (see Section 1460 of the Small Business Job Protection Act of 1996) may have an impact with respect to purchases of Certificates.

     Prohibited Transaction Exemption 90-30 ("PTE 90-30") may be applicable to the purchase, sale or transfer of the Certificates and the operation and management of the Trust and its assets. The definition of an allowable "Trust" under PTE 90-30 requires that the corpus of the Trust contain only three categories of obligations: certain direct obligations (not here applicable), "guaranteed governmental mortgage pool certificates" as defined in the Plan Asset Regulations and fractional, undivided interests in either of the above types of obligations. Both the Prospectuses pursuant to which the Pooled FNMA Certificates were offered and the Offering Circulars relating to the Pooled FHLMC Certificates state that FNMA and FHLMC, respectively, had been advised by their respective counsel that each such respective class of Pooled Certificates should qualify as "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulations. Accordingly, such Pooled Certificates should qualify as an allowable type of Trust obligation under PTE 90- 30. However, any Plan fiduciary which proposes to cause a Plan to purchase Certificates should consult with its own counsel and should make its own determination as to the availability of exemptive relief under PTE 90-30, both with respect to whether the Pooled Certificates qualify as "guaranteed governmental mortgage pool certificates" and whether all of the specific and general conditions of PTE 90-30 are satisfied with respect to any potential prohibited transaction relating to the purchase, sale and transfer of the Certificates and the operation and management of the Trust and its assets.

     A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA, or Code Section 4975. However, such governmental plan may be subject to Federal, state and local law, which is, to a material extent, similar to the provisions of ERISA or Code Section 4975 ("Similar Law"). A fiduciary of a governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for the availability of any exemptive relief under any Similar Law.


                                LEGAL INVESTMENT

     Institutions whose investment activities are subject to legal investment laws and regulations or to review by certain regulatory authorities may be subject to restrictions on investment in the Certificates. Any such institution should consult its legal advisors in determining whether and to what extent there may be restrictions on its ability to invest in the Certificates. The Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.


                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the Underwriting Agreement, the Certificates are being purchased from BSMSI by the Underwriter, an affiliate of BSMSI, upon issuance. Distribution of such Certificates will be made from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the purchase and sale of the Certificates, the Underwriter may be deemed to have received compensation from BSMSI in the form of underwriting discounts. BSMSI will indemnify the Underwriter against certain civil liabilities, including liabilities under the 1933 Act, or will contribute to payments the Underwriter may be required to make in respect thereof. BSMSI will acquire the Pooled Certificates from the Underwriter.

                                  LEGAL MATTERS

     Certain legal matters relating to the Certificates will be passed upon for BSMSI and the Underwriter by Stroock & Stroock & Lavan LLP, New York, New York.

                               CERTIFICATE RATING

     As a condition to their issuance, the Certificates will be rated "Aaa" by Moody's and "AAA" by Fitch.

     The rating assigned by Moody's to the Certificates address the likelihood of the receipt by Certificateholders of all distributions to which such Certificateholders are entitled. The rating is based principally on the guarantees of FNMA and FHLMC on the Pooled Certificates. Moody's ratings do not represent any assessment of the likelihood that prepayments will be made by borrowers or the degree to which such prepayments will differ from that originally anticipated. The rating does not address the possibility that, as a result of prepayments, Certificateholders may suffer a lower than anticipated yield on the Certificates.

     The rating by Fitch on the Certificates addresses the likelihood of the receipt by Certificateholders of all distributions to which such Certificateholders are entitled. Fitch takes into consideration the credit quality of the Mortgage Loans, structural and legal aspects associated with the Certificates and the extent to which the payment stream on the Pooled Certificates is adequate to make payments required under the Certificates. The rating of Fitch does not constitute a statement regarding frequency of prepayments on the Mortgage Loans or the corresponding effects on yield to investors, and does not represent any assessment of the likelihood or rate of prepayments.

     The yield of the certificates is sensitive to principal prepayments on the mortgage loans backing underlying interest-only securities, which the rating on the certificates does not address. If prepayments are faster than anticipated, investors may fail to receive interest payments on certain payment dates.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the Certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the Certificates.

     BSMSI has not requested a rating of the Certificates by any rating agency other than Moody's and Fitch. However, there can be no assurance as to whether any other rating agency will rate the Certificates or, in such event, what rating would be assigned to the Certificates by such other rating agency. The rating assigned by such other rating agency to the Certificates may be lower than the rating assigned by or Moody's or Fitch.

                                    GLOSSARY

The abbreviations used for each Pooled Certificate are set forth under "Description of the Pooled Certificates -- General"

Agreement......................................................S-4
Assumed Final Distribution Date................................S-24
Available Funds................................................S-14
BSMSI..........................................................S-1
Business Day ..................................................S-2
Cede...........................................................S-13
Certificates...................................................S-1
Certificate Account............................................S-14
Certificate Register...........................................S-13
Class Balance..................................................S-15
Closing Date...................................................S-7
Code...........................................................S-12
Depositor......................................................S-4
Determination Time.............................................S-7
Distribution Date..............................................S-2
DTC............................................................S-4
ERISA..........................................................S-11
Escrow Amount .................................................S-14
FHA............................................................S-5
FHLMC..........................................................S-2
FHLMC Pooled Certificate Distribution Date.....................S-5
FHLMC Mortgages................................................S-2
Fitch..........................................................S-1
FMV Opinion....................................................S-31
FNMA...........................................................S-2
FNMA Mortgages.................................................S-2
FNMA Pooled Certificate Distribution Date......................S-5
FNMA REMIC Certificates........................................S-4
FNMA SMBS......................................................S-2
FNMA Trust.....................................................S-2
GNMA...........................................................S-5
GNMA Certificates..............................................S-2
Gold Giant PC's................................................S-5
Gold PC's......................................................S-2
Interest Accrual Period........................................S-7
Interest Deficiency............................................S-19
LIBOR..........................................................S-2
IRS............................................................S-34
MACRs..........................................................S-2
Majority Certificateholders....................................S-33
MBS............................................................S-2
Moody's........................................................S-1
Mortgage Loans.................................................S-2
Mortgage Pool..................................................S-3
Original Principal Balance.....................................S-7
Permitted Investments..........................................S-32
Plan/s.........................................................S-11
Plan Asset Regulations.........................................S-35
Pooled Certificates............................................S-2
Pooled Certificate Distribution Date...........................S-5
Pooled Certificate Principal Balance...........................S-4
Pooled FHLMC Certificates......................................S-2
Pooled FNMA Certificates.......................................S-2
Pooled Fixed Rate Certificates.................................S-2
Pooled Floating Rate Certificates..............................S-2
 Pooled Inverse Floating Rate Certificates.....................S-2
Prospectus.....................................................S-4
PTE 90-30......................................................S-35
Rating Agencies................................................S-12
Record Date....................................................S-7
Related Certificate............................................S-10
REMIC..........................................................S-3
Similar Law....................................................S-36
SMMEA..........................................................S-12
SPA............................................................S-24
Supplemental Distribution Date.................................S-4
Support Classes................................................S-18
Tax Counsel....................................................S-34
Trust..........................................................S-2
Trust Assets...................................................S-11
Trustee........................................................S-4
Trustee Fee....................................................S-14
Trustee Fee Escrow Account.....................................S-14
Underlying Agreement...........................................S-5
Underlying FHLMC Offering Circular ............................S-6
Underlying FHLMC Series........................................S-2
Underlying FNMA Prospectus Information ........................S-6
Underlying FNMA Series.........................................S-2
Underlying FNMA Trusts.........................................S-2
Underlying Mortgage Loans......................................S-3
Underlying Prospectuses........................................S-6
Underlying Series..............................................S-2
Underwriter....................................................S-1
VA.............................................................S-5
1933 Act.......................................................S-3
1934 Act.......................................................S-3
Z Classes......................................................S-2

                      [This Page Intentionally Left Blank]

                                                                         ANNEX 1

                     POOLED CERTIFICATE CURRENT INFORMATION

     The table in this Annex 1 sets forth information for each of the Pooled Certificates concerning such Pooled Certificates and the related Mortgage Loans. The table and the descriptions of the Pooled Certificates herein are subject to and qualified by reference to the information with respect to the provisions of the Underlying Agreements and Underlying Prospectuses and the other prospectuses related to the Pooled Certificates. The information set forth in the table and elsewhere herein has been derived from information provided by FNMA and FHLMC, but such information has not been independently verified by the Depositor or the Underwriter. This information comprises all material information on the subject that the Depositor and the Underwriter possess or can acquire without unreasonable expense or effort.

     "Weighted average" numbers are calculated based on the loan balances as of March 1, 1997.

     The issue dates for the Pooled FNMA Certificates 1992-45/Z, 252-CL-2, 1993-246/F and 1997-GS/Z were April 30, 1992, November 1, 1993, November 30,
1993 and February 28, 1997, respectively. The issue dates for the Pooled FHLMC Certificates G003/SA, 1505/QB, 1603/SB, 1723/SB, 1869/TG, 1933/SA and 1933/SG
were November 30, 1992, May 28, 1993, October 29, 1993, May 27, 1994, August 30,
1996, February 28, 1997 and February 28, 1997, respectively.

     The following is a description of each item reported in the following table. The table should be read in conjunction with these descriptions and the additional information contained in Annex 2.

      1. ISSUER AND SERIES/CLASS. These first two columns indicate, collectively, and the "issuer" name and series designation of each Underling Series. For the full name of each Pooled Certificate, see "Description of the Pooled Certificates - General".

      2. CERTIFICATE TYPE. NTL/INV indicates that the Pooled Certificates have a notional principal balance and bear interest at rates that are based on an index (in this case, LIBOR) and that vary inversely with changes in the index. FLT indicates that the Pooled
               Certificates bear interest at rates that are based on an index (in this case, LIBOR) and that vary directly with changes in the index. FIX indicates that the Pooled Certificates bear interest at a fixed rate. Z indicates that the Pooled Certificates accrete the amount of accrual interest otherwise distributable on such Pooled Certificates, which amount will be added as principal to the principal balance of such Pooled Certificates on each applicable distribution date. Such accretion will continue until some specified event has occurred or until such Pooled Certificates are retired.

      3. CURRENT COUPON. This column indicates the interest rates applicable to the April 1997 distribution on the Pooled Certificates.

      4. CLASS ORIGINAL PRINCIPAL OR NOTIONAL PRINCIPAL BALANCE. This column lists the original principal balance of the Pooled Certificates.

      5. CLASS % IN TRUST. This is the percentage which the respective Pooled Certificates constitute of its class.

      6. CLASS CURRENT PRINCIPAL OR NOTIONAL PRINCIPAL BALANCE. This column shows the principal balance of the Pooled Certificates after the distribution made in March 1997.

      7. ORIGINAL MORTGAGE LOAN BALANCE. This is the original aggregate scheduled principal balance of the Mortgage Loans underlying each Pooled Certificate.

      8. CURRENT MORTGAGE LOAN BALANCE. This is the aggregate scheduled principal balance of the Mortgage Loans underlying each Pooled Certificate as of March 1, 1997.

      9. WAC. Under this heading is the current weighted average of the note rates on the Mortgage Loans underlying each Pooled Certificate.

      10. CNWAC. Under this heading is the current weighted average of the net rates (that is, note rate less any servicing fee and any other administrative fees) on the Mortgage Loans underlying each Pooled Certificate.

      11. WAM. Under this heading is the current weighted average of the remaining terms to maturity of the Mortgage Loans underlying each Pooled Certificate (in months).

       12. WALA/CAGE. Under this heading is the weighted average months since origination for the Mortgage
               Loans underlying each Pooled Certificate.


                                     CLASS                  CLASS        ORIGINAL
                                     ORIGINAL               CURRENT      MORTGAGE      CURRENT
                                     PRINCIPAL    CLASS %   PRINCIPAL OR LOAN          MORTGAGE                             WALA/
                            CURRENT  OR NOTIONAL  IN TRUST  NOTIONAL     BALANCE       LOAN BALANCE    WAC     CNWAC   WAM  CAGE
ISSUER  SERIES/ CERTIFICATE COUPON   PRINCIPAL              PRINCIPAL
         CLASS     TYPE              BALANCE IN             BALANCE
                                     TRUST


FNMA   1992-45/Z  FIX/Z    6.000   6,000,000   35.29412%  7,893,773   244,864,334      101,328,790    8.500    8.000    230   120
FNMA    252-CL/2  NTL/FIX  7.500   6,000,000    0.30380%  4,314,176 2,085,043,178    1,420,082,766    7.936    7.500    304    47
FNMA  1993-246/F  FLT      7.406  52,725,397   48.89887% 38,190,967   107,825,397(1)    78,101,948(1) 7.599(2) 7.121(2) 307(2) 44(2)
FNMA   1997-G2/Z  FIX/Z    8.500   3,000,000   13.95868%  2,809,532   358,381,687      347,098,583    9.000    8.500    354     5
FHLMC    G003/SA  INV     12.250   1,800,000   42.45283%    958,958   440,267,407      181,260,001    8.500    8.000    231   120
FHLMC    1505/QB  INV      7.933   2,280,000   23.60248%  2,280,000   500,084,848      365,220,468    7.647    7.000    299    47
FHLMC    1603/SB  INV      9.450   3,000,000   36.37387%  2,104,653 1,899,879,250     1,470,936,106   7.538    7.000    306    43
FHLMC    1723/SB  INV      5.250     440,000   20.53333%    434,470   605,141,713       286,508,376   8.540    8.000    293    53
FHLMC  1869/TG(3) NTL/FIX  8.000  11,000,000   47.05265% 10,548,406   408,708,768       385,024,956   8.505    8.000    346    10
FHLMC  1933/SA(3) NTL/INV  1.500  44,233,880  100.00000% 43,803,029   583,508,423       579,987,433   8.107    7.500    356     3
FHLMC  1933/SG(3) NTL/INV  2.000  22,000,000   10.44466% 21,927,728 1,218,400,197     1,191,499,392   8.515    8.000    355     4

---------------------------

(1) Based on original and current principal balances of the underlying securities, respectively, rather than the balance of the Mortgage
           Loans underlying such securities.

(2) The weighted average calculations are based on the current principal balance (excluding notional balances) of each of the underlying securities as of the March distribution date.

(3) In cases where the Pooled Certificates receive payment from a specified collateral group, only the characteristics of the group relating to the Pooled Certificates has been used in calculating the above information.

PROSPECTUS

                      COLLATERALIZED MORTGAGE OBLIGATIONS
                           PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)
                      AND CERTAIN NON-AGENCY CERTIFICATES
                     AND PRIVATE MORTGAGE-BACKED SECURITIES

                     FUND AMERICA INVESTORS CORPORATION II
          AND CERTAIN TRUSTS, ALL OF THE BENEFICIAL OWNERSHIP INTEREST
           IN WHICH IS OWNED BY FUND AMERICA INVESTORS CORPORATION II

     This Prospectus relates to Collateralized Mortgage Obligations (the "Bonds") and Asset-Backed Certificates (the "Certificates" and, together with the Bonds, the "Securities"), which may be sold from time to time in one or more series (a "Series") by Fund America Investors Corporation II (the "Company") on terms determined at the time of sale and described in this Prospectus and the related Prospectus Supplement (a "Prospectus Supplement"). As specified in the related Prospectus Supplement, the Securities of each Series, which will include one or more series of Bonds and/or Certificates, will be issued by either the Company or a separate entity (each a "Trust") formed by the Company solely for the purpose of issuing the Securities of the related Series (either such entity, as applicable, the "Issuer"). If a Series of Securities includes Bonds, such Bonds will be issued pursuant to an Indenture, and will represent indebtedness of the related Issuer. If a Series of Securities includes Certificates, such Certificates will evidence a beneficial ownership interest in the related Trust.

     The Securities of each Series will be secured by or will represent a beneficial interest in certain mortgage-related assets (the "Mortgage Assets") and may also be secured by, represent beneficial interests in, or have the benefits of certain other assets (together with the Mortgage Assets, the "Assets") which may include reinvestment income, reserve funds, cash accounts, insurance policies, guarantees, letters of credit or other credit enhancement ("Credit Enhancement") as described in the related Prospectus Supplement. The Mortgage Assets with respect to a Series of Bonds will consist of one or more of the following: (i) mortgage-backed certificates, mortgage pass-through certificates, or mortgage participation certificates ("Agency Securities") issued or guaranteed by the Government National Mortgage Association ("GNMA"), the Federal National Mortgage Association ("FNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC"); (ii) pass-through certificates or participation certificates, formed by the Company in connection with the issuance of the related Series of Securities for purposes of ease of administration, which are neither issued nor guaranteed by any agency or instrumentality of the United States ("Non-Agency Certificates") and which evidence undivided interests in (a) Agency Securities, (b) one or more pools of single family (one- to four-unit) residential mortgage loans or loans for which the related proceeds were used to finance property improvements, acquisition of personal property such as home appliances or furnishings, debt consolidation, or a combination of property improvements, debt consolidation and other consumer purposes, or participation interests therein (collectively, "Mortgage Loans"), (c) conditional sales contracts and installment sales or loan agreements or participation interests therein either secured by manufactured housing ("Secured Contracts") or unsecured ("Unsecured Contracts" and, together with the Secured Contracts, the "Contracts") or (d) multifamily mortgage loans secured by rental apartment buildings or projects containing five or more residential units, or cooperative apartment building loans ("Multifamily

                                                  (Cover continued on next page)

     SEE "RISK FACTORS" BEGINNING ON PAGE 28 HEREIN FOR A DESCRIPTION OF CERTAIN RISKS AND OTHER FACTORS WHICH SHOULD BE CONSIDERED IN EVALUATING AN INVESTMENT IN THE SECURITIES.
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR ANY RELATED PROSPECTUS SUPPLEMENT.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     Offers of the Securities of a Series may be made through one or more different methods, including offerings through underwriters, as more fully described under "Plan of Distribution" herein and in the related Prospectus Supplement.

     There will have been no public market for any Securities prior to the offering thereof. There can be no assurance that a secondary market will develop for the Securities of any Series or, if it does develop, that such market will continue.

     Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of Securities unless accompanied by a Prospectus Supplement.

                 THE DATE OF THIS PROSPECTUS IS JUNE 24, 1998.

(Cover continued from previous page)

Loans"); (iii) mortgage pass-through or participation certificates representing beneficial interests in certain mortgage loans or certain mortgage-backed securities, collateralized mortgage obligations secured by certain mortgage loans or certain mortgage-backed securities, and residual interest securities relating to issuances of mortgage pass-through certificates or collateralized mortgage obligations (collectively, "Private Mortgage-Backed Securities") and
(iv) participation or other interests in any of the foregoing. Private Mortgage-Backed Securities may include securities formed or issued by the Company (or an Owner Trust beneficially owned by the Company), an affiliate of the Company, or by third parties. The Mortgage Assets with respect to a Series of Certificates will consist of one or more of the following: (i) Agency Securities, (ii) Non-Agency Certificates, (iii) Mortgage Loans, (iv) Contracts,
(v) Multifamily Loans, (vi) Private Mortgage-Backed Securities, and (vii) participation or other interests in any of the foregoing. To the extent specified in the related Prospectus Supplement, Mortgage Loans, Contracts and Multifamily Loans may be secured by junior liens on the related mortgaged properties, and may include Title I Loans.

     Each Series will be issued in one more Classes, one or more of which may be Principal Only Securities, Interest Only Securities, Compound Interest Securities, Variable Interest Rate Securities, Scheduled Amortization Securities, Companion Securities, Special Allocation Securities, or any other Class of Securities, if any, included in such Series and described in the related Prospectus Supplement. Principal Only Securities will not accrue, and will not be entitled to receive, any interest. Payments or distributions of interest on each Class of Securities other than Principal Only Securities and Compound Interest Securities will be made on each Payment Date or Distribution Date as specified in the Prospectus Supplement. Interest will not be paid or distributed on Compound Interest Securities on a current basis until the date or period specified in the related Prospectus Supplement. Prior to such time, interest on such Class of Compound Interest Securities will accrue and the amount of interest so accrued will be added to the principal thereof on each Payment Date or Distribution Date. The amount of principal and interest available and payable on each Series on each Payment Date or Distribution Date will be applied to the Classes of such Series in the order and as otherwise specified in the related Prospectus Supplement. Principal payments or distributions on each Class of a Series will be made on a pro rata, random lot or other selection basis among Securities of such Class, as specified in the related Prospectus Supplement. Securities of a Series will be subject to redemption or repurchase only under the circumstances and according to the priorities described herein and in the related Prospectus Supplement. The Company or its affiliates may retain or hold for sale from time to time all or a portion of one or more Classes of a Series.

     Bonds of a Series will constitute non-recourse obligations of the related Issuer and Certificates of a Series will evidence an interest in the related Trust only. Neither the Bonds nor the Certificates will be insured or guaranteed by GNMA, FNMA, FHLMC, any governmental entity or, unless otherwise specified in the related Prospectus Supplement, by any other person. Unless otherwise specified in the related Prospectus Supplement, the Company's only obligations, if any, with respect to a Series will be to obtain certain representations and warranties from each Seller of the related Mortgage Assets and to assign to the related Trustee (or, in the case of Bonds issued by a Trust, to such Trust) the Company's rights with respect thereto, and its obligations pursuant to certain representations and warranties made by it. Unless otherwise specified in the Prospectus Supplement relating to a Series, no affiliate of the Company will have any obligations with respect to such Series.

     The yield on each Class of a Series will be affected by the rate of payment of principal (including prepayments) on the related Trust Estate or Mortgage Assets and the timing of receipt of such payments as described herein and in the related Prospectus Supplement.

     Each Private Mortgage-Backed Security and each participation or other interest therein securing a Series of Bonds or underlying a Series of Certificates (including Private Mortgage-Backed Securities formed or issued by the Company or an affiliate of the Company) will have been acquired by the Company, in a secondary market transaction, from a seller other than the issuer thereof and any of its affiliates, and will have been (i) issued in an offering registered under the Securities Act of 1933, as amended (the "Securities Act") or (ii) issued in an offering exempt from the registration requirements of the Securities Act and will have been held by persons other than the issuer of such securities and its affiliates for at least three years.

     If specified in the Prospectus Supplement for a Series, one or more elections may be made to treat all or specified portions of the related Trust Estate or Trust Fund as a "real estate mortgage investment conduit" ("REMIC") or to treat the arrangement by which such Series is issued as a REMIC, for federal income tax purposes. See "Certain Federal Income Tax Consequences".

              PROSPECTUS SUPPLEMENT AND CURRENT REPORT ON FORM 8-K

         The Prospectus Supplement and Current Report on Form 8-K relating to a Series to be offered hereunder will, among other things, set forth all of the following with respect to such Series:

             (i) whether the Securities of such Series are Bonds or Certificates;

            (ii) information as to the Assets, included in the related Trust Property, or otherwise available for such Series including (A) the certain characteristics of the Mortgage Assets included therein and (B) a description of the Credit Enhancement, if any, with respect to such Series;

           (iii) the aggregate original principal balance of each Class of such Series entitled to payments or distributions allocable to principal and, if a fixed rate of interest, the interest rate for each Class of such Series entitled to distributions allocable to interest;

            (iv) information as to any Class of such Series that has a rate of interest that is subject to change from time to time and the basis on which such interest rate will be determined;

             (v) information as to any Class of such Series on which interest will accrue and be added to the principal or, if applicable, notional principal balance thereof;

            (vi) information as to the method used to calculate the amount of interest to be paid on any Class of such Series entitled to payments or distributions of interest only;

           (vii) information as to the nature and extent of subordination with respect to any Class of such Series that is subordinate in right of payment to any other Class of such Series;

          (viii) the Stated Maturity of each Class of Bonds or the Assumed Final Distribution Date of each Class of Certificates;

            (ix) the circumstances, if any, under which the Securities of such Series are subject to redemption or repurchase;

             (x) the Payment Dates or Distribution Dates, as applicable, for each Class of such Securities;

            (xi) the method used to calculate the aggregate amounts of principal and interest available and required to be applied to the Securities of such Series on each Payment Date or Distribution Date, as applicable, and with respect to a Series consisting of more than one Class, the basis on which such amounts will be allocated among the Classes of such Series;

           (xii) the identity of the Trustee for such Series;

          (xiii) whether one or more elections will be made to treat all or specified portions of the Assets securing such Series or included in the related Trust Property as a REMIC and, if applicable, the designation of the regular interests and residual interests therein; and

           (xiv) information with respect to the plan of distribution of such Series.

           The actual characteristics of the Mortgage Assets relating to a Series will not deviate in any material respect from the parameters specified in the related Prospectus Supplement; provided, however, that if the characteristics described in the initial related Prospectus Supplement materially differ from the actual characteristics, a supplement to the related Prospectus Supplement will be distributed.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith is required to file reports and other information (the "Reports") with the Securities and Exchange Commission (the "Commission"). The Company has filed with the Commission a Registration Statement under the Securities Act of 1933, as amended, with respect to the Securities. This Prospectus, which forms a part of the Registration Statement, and the Prospectus Supplement relating to each Series of Securities contain summaries of the material documents referred to herein and therein, but do not contain all of the information contained in such Registration Statement pursuant to the rules and regulations of the Commission. The Registration Statement can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street N.W., 1st Floor, Room 1024, Washington, D.C. 20549, and at the following regional offices of the
Commission: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov.

         The Company does not plan to send any financial information to holders of Securities. The Trustee, however, will include with each payment or distribution on Securities of a Series a statement containing certain payment information with respect to such Securities.

         The Company's principal executive offices are located at 6400 S. Fiddler's Green Circle, Suite 1200B, Englewood, Colorado 80111. Its telephone number is (303) 290-6025.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Company with the Commission under the Exchange Act are incorporated by reference in this Prospectus:

         (1) the Company's Annual Report on Form 10-K for its fiscal year ended December 31, 1997; and

         (2) the Company's Quarterly Report on Form 10-Q for its fiscal quarter ended March 31, 1998.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in an other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into any such document). Requests for such copies should be directed to Helen M. Dickens, Vice President, Fund America Investors Corporation II, 6400 S. Fiddler's Green Circle, Suite 1200B, Englewood, Colorado 80111 (303/290-6025).

                                TABLE OF CONTENTS


                                                                                       Page
                                                                                       ----

PROSPECTUS SUPPLEMENT AND CURRENT REPORT ON FORM 8-K....................................3

AVAILABLE INFORMATION...................................................................4

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.........................................4

TABLE OF CONTENTS.......................................................................5

INDEX OF PRINCIPAL TERMS................................................................9

SUMMARY OF PROSPECTUS..................................................................13

RISK FACTORS...........................................................................28
         General  .....................................................................28
         Prepayment and Yield Considerations...........................................28
         Risks Associated with Certain Loan Assets.....................................29
                  No Hazard Insurance for Title I Mortgage Loans.......................29
                  Contracts Secured by Manufactured Homes..............................29
                  Unsecured Contracts..................................................29
                  Consumer Protection Laws related to Contracts........................30
                  Reliance on Management of Timeshare Units............................30
                  Mortgaged Properties Not Located in the United States................30
         Limited Liquidity.............................................................30
         Limited Assets................................................................30
         Limitations, Reduction and Substitution of Credit Enhancement.................31
         Limitations on FHA Insurance for Title I Loans................................32
         Limited Nature of Ratings.....................................................33
         Original Issue Discount; Residual Certificates................................33
         Funds Available for Redemptions or Repurchases at the Request of Holders......34
         Book Entry Registration.......................................................34
         Nature of Direct or Indirect Backing for Securities...........................34
         Insurance Considerations for Certain Non-Agency Certificates and
                  Private Mortgage-Backed Securities...................................35
         Certain Matters Relating to Insolvency........................................35
         Junior Lien Mortgage Loans; Liquidation of Mortgage Loans.....................35
         Geographic Concentration......................................................36
         Remedies Following Default....................................................36
         Deposits, Substitutions and Withdrawals of Assets.............................36
         Other Legal Considerations....................................................36

DESCRIPTION OF THE SECURITIES..........................................................37
         General  .....................................................................37
         The Bonds - General...........................................................37
         The Certificates - General....................................................38
         Form of Securities; Transfer and Exchange.....................................38
         REMIC Election................................................................39
         Classes of Securities.........................................................39
         Payments or Distributions of Principal and Interest...........................41

                  General  ............................................................41
                  Payments or Distributions of Interest................................41
                  Payments or Distributions of Principal...............................42
                  Unscheduled Payments or Distributions................................43
         Redemption of Bonds; Termination or Repurchase with Respect to Certificates...43
         Book Entry Registration.......................................................43

ASSETS SECURING OR UNDERLYING THE SECURITIES...........................................44
         Mortgage Loans................................................................44
         Agency Securities.............................................................46
                  Government National Mortgage Association (GNMA)......................46
                  Federal National Mortgage Association (FNMA).........................48
                  Federal Home Loan Mortgage Corporation (FHLMC).......................49
                  Stripped Agency Securities...........................................51
                  Other Agency Securities..............................................51
         Non-Agency Certificates.......................................................51
         Multifamily Loans.............................................................52
         Contracts.....................................................................53
         Private Mortgage-Backed Securities............................................54
         Characteristics of Agency Securities and Private Mortgage-Backed Securities...55
         Deposit, Substitution and Withdrawal of Assets................................56
         Pre-Funding Arrangements......................................................56

CREDIT ENHANCEMENT.....................................................................57
         General  .....................................................................57
         Subordination.................................................................57
         Overcollateralization.........................................................58
         Cross-Support.................................................................58
         Pool Insurance................................................................58
         Special Hazard Insurance......................................................59
         FHA Insurance on the Multifamily Loans........................................59
         Bankruptcy Bond...............................................................60
         Reserve Funds.................................................................60
         Other Insurance, Guarantees and Similar Instruments or Agreements.............60

SERVICING OF THE MORTGAGE LOANS, MULTIFAMILY LOANS AND CONTRACTS.......................61
         Servicing Agreements..........................................................61
         Payments on Mortgage Loans....................................................62
         Advances .....................................................................63
         Servicing Procedures..........................................................63
         Primary Mortgage Insurance....................................................65
         Standard Hazard Insurance.....................................................66
                  Mortgage Loans.......................................................66
                  Secured Contracts....................................................66
                  Multifamily Loans....................................................67
         Title Insurance Policies......................................................67
         Claims Under Primary Mortgage Insurance Policies and Standard Hazard
                  Insurance Policies; Other Realization Upon Defaulted Loans...........67
         Administration and Servicing Compensation and Payment of Expenses.............68

THE INDENTURE..........................................................................69
         Modification of Indenture.....................................................69
         Events of Default.............................................................69
         Rights Upon Event of Default..................................................70

         List of Holders of Bonds.......................................................70
         Issuer's Annual Compliance Statement...........................................70
         Trustee's Annual Report........................................................71
         Satisfaction and Discharge of Indenture........................................71
         Reports by Trustee to Bondholders..............................................71
         Limitation on Suits............................................................71

THE POOLING AGREEMENT AND DEPOSIT TRUST AGREEMENT.......................................71
         Assignment of Mortgage Assets..................................................72
                  Assignment of Mortgage Loans..........................................72
                  Assignment of Contracts...............................................73
                  Assignment of Multifamily Loans.......................................73
                  Assignment of Agency Securities, Non-Agency Certificates,
                           and Private Mortgage-Backed Securities.......................74
         Repurchase or Substitution of Mortgage Loans, Contracts and Multifamily Loans..75
         Evidence as to Compliance......................................................75
         List of Certificateholders.....................................................76
         Administration of the Certificate Account......................................76
         Reports to Holders of Certificates.............................................77
         Events of Default..............................................................78
         Rights Upon Event of Default...................................................78
         Amendment......................................................................78
         Termination....................................................................79

USE OF PROCEEDS.........................................................................79

THE ISSUER..............................................................................79
         The Company....................................................................79
         Owner Trust Issuer.............................................................80
         Management Agreement...........................................................80

THE TRUSTEE.............................................................................81

CERTAIN LEGAL ASPECTS OF THE MORTGAGE ASSETS............................................81
         The Mortgage Loans and Multifamily Loans.......................................82
                  General  .............................................................82
                  Foreclosure...........................................................83
                  Junior Liens; Rights of Senior Mortgagees or Beneficiaries............85
                  Right of Redemption...................................................85
                  Anti-Deficiency Legislation and Other Limitations on Lenders..........85
                  Enforceability of Certain Provisions..................................86
                  Adjustable Rate Loans.................................................87
                  Environmental Legislation.............................................88
                  Applicability of Usury Laws...........................................88
                  Soldiers' and Sailors' Civil Relief Act...............................88
         Consumer Protection Laws with respect to Contracts.............................89
         The Title I Program............................................................89
                  General  .............................................................89
                  Requirements for Title I Loans........................................90
                  Requirements for Title I Contracts....................................91
                  FHA Insurance Coverage................................................92
                  Claims Procedures Under Title I.......................................93

LEGAL INVESTMENT MATTERS................................................................95

ERISA CONSIDERATIONS....................................................................95

CERTAIN FEDERAL INCOME TAX CONSEQUENCES.................................................97
         Federal Income Tax Consequences for REMIC Securities...........................98
                  General  .............................................................98
                  Status of REMIC Securities............................................98
                  Qualification as a REMIC..............................................99
                  Taxation of Regular Securities........................................99
                  Taxation of Residual Securities......................................106
                  Limitations on Deduction of Certain Expenses.........................113
                  Taxation of Certain Foreign Investors................................113
                  Backup Withholding...................................................114
                  Reporting Requirements...............................................114
         Federal Income Tax Consequences for Securities as to
                  Which No REMIC Election Is Made......................................115
                  Non-REMIC Bonds......................................................115
                  Taxable Mortgage Pools...............................................115
                  Standard Certificates................................................116
                  Stripped Certificates................................................119
                  Reporting Requirements and Backup Withholding........................121
                  Taxation of Certain Foreign Investors................................122

PLAN OF DISTRIBUTION...................................................................122

LEGAL MATTERS..........................................................................122

FINANCIAL INFORMATION AND ADDITIONAL INFORMATION.......................................122

EXPERTS  ..............................................................................123

                            INDEX OF PRINCIPAL TERMS

                                                                                               Page
                                                                                               ----
"Accrued Value".................................................................................36
"Adjustable Multifamily Loan Rates".............................................................23
"Adjustable Rate Multifamily Loans".............................................................23
"Administrator".................................................................................15
"Advance Account" ..............................................................................68
"Agency Securities".............................................................................19
"Annual Reduction"..............................................................................92
"Applicable Accounting Standards"...............................................................75
"APR".......................................................................................23, 53
"Assumed Final Distribution Date"...............................................................18
"Bankruptcy Bond" ..............................................................................60
"Beneficial Owners".........................................................................25, 44
"BIF"...........................................................................................76
"Bond Interest Rate"............................................................................15
"Book Entry Securities".....................................................................25, 43
"Certificate Account"...........................................................................41
"Certificate Interest Rate".....................................................................15
"Certificate Trustee"...........................................................................51
"Certificates of Beneficial Ownership"..........................................................80
"Class".........................................................................................13
"Clearing Agency Participants"..............................................................25, 43
"Clearing Agency" ..........................................................................25, 43
"Code"......................................................................................25, 97
"Collateral Value"..............................................................................54
"Collection Account"............................................................................41
"Commission".....................................................................................4
"Committee Report"..............................................................................99
"Companion Securities"..........................................................................40
"Company" ..................................................................................14, 79
"Compound Interest Securities"..............................................................14, 40
"Contract Loan Schedule"........................................................................73
"Contract Pool".............................................................................19, 53
"Contracts".................................................................................19, 53
"Conventional Multifamily Loans"................................................................23
"Cooperative Loans".............................................................................44
"Cooperatives"..............................................................................22, 44
"CPTs" .........................................................................................55
"Credit Enhancement"....................................................................24, 33, 57
"Custodial Account".............................................................................62
"Cut-off Date"..................................................................................39
"Deposit Date"..................................................................................75
"Deposit Trust Agreement"...................................................................13, 38
"Disqualified Organization"....................................................................109
"Distribution Date".............................................................................15
"DOL"...........................................................................................96
"ERISA".....................................................................................26, 95
"Event of Default"..............................................................................69
"Exchange Act"...................................................................................4
"FAMC"..........................................................................................80
"FDIC"..................................................................................62, 76, 95

"FHA Loans".....................................................................................46
"FHA"...........................................................................................23
"FHA-Insured Multifamily Loans".................................................................23
"FHLMC Certificate Group".......................................................................49
"FHLMC Certificates"............................................................................20
"FHLMC".........................................................................................19
"FLTs"..........................................................................................55
"FmHA Loans"....................................................................................46
"FNMA Certificates".........................................................................20, 52
"FNMA"..........................................................................................19
"Funding Agreement Trustee".....................................................................51
"Funding Agreement".............................................................................51
"Garn-St. Germain Act"..........................................................................86
"GNMA Certificates".............................................................................20
"GNMA Issuer"...................................................................................46
"GNMA"..........................................................................................19
"Guaranty Agreement"............................................................................47
"Indenture".....................................................................................13
"Initial Depositor".............................................................................80
"Insurance Proceeds"............................................................................62
"Interest Accrual Period".......................................................................15
"Interest Only Securities"..................................................................13, 40
"INVs"..........................................................................................55
"IOs"...........................................................................................55
"IRS"..........................................................................................100
"Issuer"........................................................................................38
"Liquidation Proceeds"..........................................................................62
"Loan-to-Value Ratio"...........................................................................46
"Management Agreement"..........................................................................80
"Manager".......................................................................................80
"Manufactured Home Loans".......................................................................89
"Manufactured Home".............................................................................53
"Manufacturer's Invoice Price"..................................................................54
"Market Discount" ...................................................................103, 104, 105
"Maximum Variable Interest Rate"................................................................16
"Minimum Variable Interest Rate"................................................................16
"Monthly Advance"...............................................................................63
"Mortgage Loans" ...........................................................................19, 98
"Mortgage Notes" ...............................................................................44
"Mortgage Pool Insurance Policy"................................................................58
"Mortgage Pool" ................................................................................19
"Mortgage Rates" ...............................................................................45
"Mortgaged Properties"..........................................................................44
"Mortgages".....................................................................................44
"Mortgagors"....................................................................................61
"Multifamily Loan Pool".....................................................................19, 52
"Multifamily Loan Schedule".....................................................................73
"Multifamily Loan Seller".......................................................................73
"Multifamily Loans".............................................................................19
"NCUA"......................................................................................62, 95
"Non-Agency Administrator"......................................................................51
"Non-Agency Certificates".......................................................................19
"Non-Agency Pooling and Administration Agreement"...............................................51
"Non-Agency Servicers"..........................................................................52

"Non-Priority Securities".......................................................................40
"Non-REMIC Bonds" .............................................................................115
"Notional Principal Balance"....................................................................38
"OID Regulations" .............................................................................100
"Original Issue Discount"........................................................36, 100, 105, 106
"Original Value"................................................................................46
"OTS".......................................................................................87, 95
"Owner Trustee".............................................................................13, 38
"Owner Trust"...................................................................................14
"Owner".........................................................................................88
"PACs"..........................................................................................55
"Parties in Interest"...........................................................................96
"Pass-Through Entity".....................................................................109, 110
"Payment Date"..................................................................................15
"Permitted Instruments".........................................................................57
"Plan Asset Regulations"........................................................................96
"Plans".........................................................................................96
"PMBS Agreement"................................................................................54
"PMBS Issuer"...................................................................................54
"PMBS Servicer".................................................................................54
"PMBS Trustee" .................................................................................54
"Pool Insurer" .................................................................................59
"Pooling Agreement".............................................................................13
"POs"...........................................................................................55
"Prepayment Assumption"........................................................................100
"Pre-Funding Account"...........................................................................56
"Pre-Funding Arrangement"...................................................................24, 56
"Principal Only Securities".................................................................13, 40
"Principal Prepayments".........................................................................42
"Priority Securities"...........................................................................40
"Private Mortgage-Backed Securities"............................................................20
"Prohibited Transactions"...................................................................39, 96
"Property Improvement Loans"....................................................................89
"PTC"...........................................................................................47
"Record Date"...................................................................................41
"Registrar" ....................................................................................38
"Regular Securityholder"........................................................................99
"REIT"..........................................................................................98
"Relief Act"....................................................................................88
"REMIC Pool"....................................................................................98
"REMIC Securities"..............................................................................98
"REMIC".....................................................................................25, 98
"Remittance Date" ..............................................................................62
"Remittance Rate" ..............................................................................62
"Reports"........................................................................................4
"Residual Holders"..............................................................................33
"Residual Securities"...................................................................25, 33, 98
"Residual Securityholders".....................................................................106
"Residuals".....................................................................................55
"Retail Class Security"........................................................................100
"SAIF"..........................................................................................76
"Scheduled Amortization Securities".............................................................40
"Scheduled Principal"...........................................................................50
"Secured Contract"..........................................................................23, 53

"Seller"........................................................................................44
"Senior Securities".............................................................................57
"Servicers".....................................................................................61
"Servicing Agreement"...........................................................................61
"SMMEA".....................................................................................27, 95
"Special Hazard Insurance Policy"...............................................................59
"Standard Indenture Provisions".................................................................13
"Stated Maturity" ..............................................................................18
"Stripped Certificateholder"...................................................................120
"Stripped Certificates"...................................................................116, 118
"Subordinated Securities".......................................................................57
"Subsequent Loan Assets"........................................................................56
"TACs"..........................................................................................55
"Thrift Institution"............................................................................98
"Title I Contracts".............................................................................89
"Title I Loans" ................................................................................89
"Title I Program" ..............................................................................89
"Title V" ......................................................................................88
"TMP" ..........................................................................................99
"Trust Estate" .................................................................................13
"Trust Property"................................................................................20
"Trustee"...................................................................................13, 61
"Trust" ....................................................................................15, 38
"U.S. Person" .................................................................................111
"UCC" ..........................................................................................84
"Underlying Mortgage Loans".....................................................................28
"Underwriters".................................................................................122
"Unsecured Contract"........................................................................23, 53
"VA Loans"......................................................................................46
"Variable Interest Rate Securities".............................................................14
"VA"............................................................................................23
"Window Period Loans"...........................................................................87
"Zs"............................................................................................55

                              SUMMARY OF PROSPECTUS

         The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the Prospectus Supplement with respect to the Series offered thereby and to the related Indenture, Pooling Agreement or Deposit Trust Agreement, as applicable. Unless otherwise specified, initially capitalized terms used and not defined in this Summary of Prospectus have the meanings given to them in this Prospectus and in the related Prospectus Supplement. See "Index of Principal Terms" herein.

Securities Offered...............   Bonds and/or Certificates issuable in
                                    Series. Bonds of a Series will be issued pursuant to an indenture (the "Indenture") between the respective Issuer (as defined below) and the Trustee (the "Trustee") for such Series, and will be secured by the Assets included in a trust estate (the
                                    "Trust Estate") and pledged to secure such Series. Such Indenture may be in the form of a Terms Indenture incorporating by reference the Standard Indenture Provisions (the
                                    "Standard Indenture Provisions") of the
                                    Issuer. Certificates of a Series will be issued pursuant to either (i) a pooling agreement or a pooling and administration agreement (each, a "Pooling Agreement") between the Company, the Administrator, if any, and the Trustee for such Series or (ii) a Deposit Trust Agreement (the "Deposit
                                    Trust agreement") between the Company,
                                    acting as depositor, and a bank, trust
                                    company or any other fiduciary, acting or owner trustee (the "Owner Trustee").
                                    Certificates of a Series will evidence
                                    beneficial interests in the related Trust
                                    (as defined below). With respect to each Series, a bank, trust company or other fiduciary acting as a trustee and named in the Prospectus Supplement with respect to such Series (the "Trustee" with respect to such Series) will enter into the related
                                    Indenture, Pooling Agreement, and/or Deposit
                                    Trust Agreement, as indicated above. Holders of Securities are referred to herein as "Holders" or "Securityholders."

                                    The Securities of any Series may be issued in one or more classes (each a "Class"), as specified in the related Prospectus Supplement. One or more Classes of Securities of each Series

                                    (i)   may be entitled to receive payments or
                                    distributions allocable only to principal
                                    ("Principal Only Securities"), only to
                                    interest ("Interest Only Securities") or to any combination thereof;

                                    (ii)  may be entitled to receive payments or
                                    distributions only of prepayments of
                                    principal throughout the lives of the
                                    Securities of such Series or during
                                    specified periods;

                                    (iii) may be subordinated in the right to receive payments or distributions of scheduled payments of principal, prepayments of principal, interest or any combination thereof to one or more other Classes of such Series throughout the lives of the Securities of such Series or during specified periods;

                                    (iv) may be entitled to receive such
                                    payments or distributions only after the occurrence of events specified in the Prospectus Supplement;

                                    (v) may be entitled to receive payments or distributions in accordance with a schedule or formula or on the basis of collections from designated portions of the Assets securing such Series or included in the related Trust Property (as defined below);

                                    (vi) as to Securities entitled to payments or distributions allocable to interest, may be entitled to receive interest at a rate that is subject to change from time to time ("Variable Interest Rate Securities") or at a fixed rate;

                                    (vii) may accrue interest, with such accrued interest added to the principal amount of the Securities of such Class and no payments being made thereon until such time as is specified in the related Prospectus Supplement ("Compound Interest Securities").

                                    The timing and amounts of such distributions may vary among Classes, over time, or otherwise as specified in the related Prospectus Supplement.

                                    The Company or its affiliates may retain or hold for sale from time to time all or a portion of one or more Classes of a Series.

                                    The Securities of each Class of a Series will be issued either in fully registered form or in book entry form in the authorized denominations specified in the Prospectus Supplement. The Securities will not be guaranteed or insured by GNMA, FNMA, FHLMC, any governmental entity or, unless otherwise specified in the related Prospectus Supplement, by any other person and, except as otherwise specified in the related Prospectus Supplement, the Mortgage Assets (other than Agency Securities) relating to a Series will not be guaranteed or insured by any governmental agency or instrumentality or any other insurer.

The Company........................ Fund America Investors Corporation II (the
                                    "Company") is a limited purpose Delaware corporation formed on December 14, 1992. The Company's principal executive offices are located at 6400 S. Fiddler's Green Circle, Suite 1200B, Englewood, Colorado 80111; telephone number (303) 290-6025. See "The Issuer -- The Company."

Issuer............................. The Issuer with respect to a Series of Bonds will be either the Company or a separate entity (each, an "Owner Trust") formed by the Company solely for the purpose of issuing the Securities of one or more Series. Each Series of Bonds will be non-recourse obligations of the related Issuer. The Issuer with respect to a Series of Bonds will not have, nor be expected in the future to have, any significant assets available for payments on such Series of Bonds, other than the Assets included in the related Trust Estate.

                                    The Issuer with respect to a Series of
                                    Certificates will be the trust established by the Company pursuant to a Pooling Agreement or the Owner Trust established by the Company pursuant to a Deposit Trust Agreement (each a "Trust").

                                    Unless otherwise specified in a related
                                    Prospectus Supplement (i) each Series of
                                    Bonds will be separately secured by the
                                    related Trust Estate, which will constitute the only significant assets available to make payments on the Bonds of such Series and (ii) each Series of Certificates will be entitled to distributions only from the Assets included in the related Trust and any other Assets pledged or otherwise available for the benefit of Holders of such Series as specified in the related Prospectus Supplement.

The Administrator;
Non-Agency Administrator........... With respect to a Series of Certificates for which the related Trust includes Mortgage
                                    Loans, Multifamily Loans, and Contracts, the entity or entities named as the Administrator in the related Prospectus Supplement (the "Administrator"), will act as administrator, and may act as a servicer, with respect to such Mortgage Loans, Multifamily Loans, and Contracts. The Administrator may be an affiliate of the Company. With respect to a Series of Certificates for which the Trust does not include Mortgage Loans, Multifamily Loans or Contracts, there will be no Administrator unless otherwise specified in the related Prospectus Supplement.

                                    With respect to a Non-Agency Certificate, the entity named as the Non-Agency Administrator will act as administrator, and may act as servicer, with respect to the underlying Mortgage Loans, Multifamily Loans, and Contracts. The Non-Agency Administrator may be an affiliate of the Company.

Payments or Distributions of
Interest .......................... Each Class of a Series (other than a Class of Principal Only Securities) will accrue interest at the rate set forth in (or, in the case of Variable Interest Securities, as determined as provided in) the related Prospectus Supplement (the "Bond Interest Rate" with respect to a Class of Bonds and the "Certificate Interest Rate" with respect to a Class of Certificates). One or more Classes may be entitled to receive payments or distributions of interest only to the extent of amounts available to make such payments or distributions. Interest on each Class will accrue during the respective periods and be paid or distributed on the respective dates specified in the related Prospectus Supplement (each such period an "Interest Accrual Period" and each such date a "Payment Date" with respect to a Class of Bonds and a "Distribution Date" with respect to a Class of Certificates). Interest on all Securities which bear or receive interest, other than Compound Interest Securities, will be due and payable on the Payment Dates, or distributed on the Distribution Dates, as applicable, specified in the related Prospectus Supplement. However, failure to pay or distribute interest on a current basis may not necessarily be an Event of Default with respect to a particular Series or Class of Securities. Interest on any Class of Compound Interest Securities will not be paid or distributed currently, but will accrue and the amount of the interest so accrued will be added to the principal thereof on each Payment Date or Distribution Date, as applicable, until such time as is specified in the related Prospectus Supplement. Principal Only Securities will not accrue, and will not be entitled to receive, any interest. Upon maturity or earlier redemption of the Securities of any Class, interest will be paid to the date specified in the related Prospectus Supplement.

                                    Each payment of interest on each Class of Securities (or addition to principal of a Class of Compound Interest Securities) on a Payment Date or Distribution Date, as applicable, will include all interest accrued during the related Interest Accrual Period. If the Interest Accrual Period for a Series ends on a date other than a Payment Date or Distribution Date, as applicable, for such Series, the yield realized by the Holders of such Securities may be lower than the yield that would result if the Interest Accrual Period ended on such Payment Date or Distribution Date. Additionally, if so specified in the related Prospectus Supple ment, interest accrued for an Interest Accrual Period for one or more Classes may be calculated on the assumption that principal payments or distributions (and additions to principal of the Securities), and allocations of losses on the Mortgage Assets (if so specified in the related Prospectus Supplement), are made on the first day of the preceding Interest Accrual Period and not on the Payment Date or Distribution Date, as applicable, for such preceding Interest Accrual Period when actually made or added. Such method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding.

                                    With respect to each Class of Variable
                                    Interest Rate F Securities of a Series, the related Prospectus Supplement will set forth: (i) the initial Bond Interest Rate or Certificate Interest Rate, as applica ble, (or the manner of determining the initial Bond Interest Rate or Certificate Interest
                                    Rate); (ii) the formula, index or other
                                    method by which the Bond Interest Rate or Certificate Interest Rate, as applicable, will be determined from time to time; (iii) the periodic intervals at which such determination will be made; (iv) the interest rate cap (the "Maximum Variable Interest Rate") if any, and the interest rate floor (the "Minimum Variable Interest Rate"), if any, on the Bond Interest Rate or Certificate Interest Rate for such Variable Interest Rate Securities; and any other terms relevant to such Class of Securities. See "Description of the Securities -- Payments or Distributions of Principal and Interest -- Payments or Distributions of Interest."

Payments or Distributions
of Principal .....................  Principal payments and/or distributions on the Securities of a Series will be made from amounts available therefor on each Payment Date or Distribution Date, as applicable, in an aggregate amount determined as set forth in the related Prospectus Supplement and will be allocated among the respective Classes of a Series of Securities at the times, in the manner and in the priority set forth in the related Prospectus Supplement.

                                    Except with respect to Compound Interest
                                    Securities and Interest Only Securities, unless specified otherwise in the related Prospectus Supplement, on each Payment Date or Distribution Date, as applicable, principal payments and/or distributions will be made on the Securities of a Series in an aggregate amount determined in the related Prospectus Supplement. If a Series has a Class of Compound Interest Securities, additional principal payments on the Securities of such Series will be made on each Payment Date or Distribution Date, as applicable, in an amount equal to the interest accrued, but not then payable or distributable, on such Class of Compound Interest Securities for the related Interest Accrual Period. See "Description of the Securities -- Payments or Distributions of Principal and Interest -- Payments or Distributions of Principal."

Unscheduled Payments or
Distributions...................... If specified in the related Prospectus
                                    Supplement, the Securities of a Series will be subject to receipt of payments and/or distributions before the next scheduled Payment Date or Distribution Date as described under "Description of Securities-- Payments or Distributions of Principal and Interest -- Unscheduled Payments or Distributions."

Allocation of Losses............... If so specified in the related Prospectus
                                    Supplement, on any Payment Date or
                                    Distribution Date, as applicable, on which the principal balance of the Mortgage Assets relating to a Series is reduced due to losses on such Mortgage Assets, (i) the amount of such losses will be allocated first, to reduce the aggregate outstanding principal balance of the Subordinate Securities of such Series or other subordination, if any, and, thereafter, to reduce the aggregate outstanding principal balance of the remaining Securities of such Series in the priority and manner specified in such Prospectus Supplement until the aggregate outstanding principal balance of each Class of such Securities so specified has been reduced to zero or paid in full, thus reducing the amount of principal payable or distributable on each such Class of Securities or (ii) such losses may be allocated in any other manner set forth in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, such reductions of principal of a Class or Classes of Securities will be allocated to the Holders of the Securities of such Class or Classes pro rata in the proportion which the outstanding principal of each Security of such Class or Classes bears to the aggregate outstanding principal balance of all Securities of such

                                    Class. See "Description of the Securities --
                                    Payments or Distributions of Principal and Interest -- Payments or Distributions of Principal."

Stated Maturity and Assumed
Final Distribution Date............ The "Stated Maturity" for each Class of
                                    Bonds of a Series will be the date specified in the related Prospectus Supplement no later than which all the Bonds of such Class will be fully paid, as determined on the basis of the assumptions set forth in the related Prospectus Supplement. The "Assumed Final Distribution Date" for each Class of Certificates of a Series will be the date specified in the related Prospectus Supplement after which no Certificates of such Class will remain outstanding, as determined on the basis of the assumptions set forth in the related Prospectus Supplement. The Assumed Final Distribution Date of a Class of Certificates may equal the maturity date of the Mortgage Asset in the related Trust which has the latest stated maturity or will be determined as described herein and in the related Prospectus Supplement.

                                    The actual maturity date of the Securities of a Series will depend primarily upon the level of prepayments with respect to the Mortgage Assets (including the Underlying Mortgage Loans if such Mortgage Assets consist of Mortgage Certificates) securing or underlying such Series of Securities. The actual maturity of any Securities is likely to occur earlier and may occur substantially earlier than its Stated Maturity or Assumed Final Distribution Date, as applicable, as a result of the application of prepayments to the reduction of the principal balances of the Securities. The rate of prepayments on the Mortgage Assets securing or underlying a Series will depend on a variety of factors, including certain characteristics of such Mortgage Loans and the prevailing level of interest rates from time to time, as well as on a variety of economic, demographic, tax, legal, social and other factors. No assurance can be given as to the actual prepayment experience with respect to a Series. See "Special Considerations."

Redemption of Bonds................ To the extent provided in the related
                                    Prospectus Supplement, the Bonds of any
                                    Class of Series may be (i) redeemed at the request of holders of such Bonds; (ii) redeemed at the option of the Company or another party specified in the related Prospectus Supplement; or (iii) subject to special redemption under certain circumstances. The circumstances and terms under which the Bonds of a Series may be redeemed will be described in the related Prospectus Supplement.


Termination or Repurchase with
Respect to Certificates............ To the extent provided in the related
                                    Prospectus Supplement, the Certificates of any Class of a Series may be (i) repurchased at the request of holders of such Certificates; (ii) repurchased at the option of the Company, the Administrator, if any, or another party specified in the related Prospectus Supplement; or (iii) subject to special repurchase under certain circumstances. In addition, if so specified in the Prospectus Supplement for a Series of Certificates, the Company, the Administrator, if any, or another party specified in the related Prospectus Supplement may, at its option, cause an early termination of the Trust for such Series by repurchasing all of the Mortgage Assets from such Trust, under the circumstances specified in such Prospectus Supplement. The circumstances and terms under which the Certificates of a Series may be repurchased and the circumstances and terms under which the related Trust may be terminated will be described in the related Prospectus Supplement.

Assets Securing or
Underlying the Securities.......... Each Series of Bonds will be separately secured by a Trust Estate. The Mortgage
                                    Assets included in the Trust Estate with respect to a Series of Bonds will include Mortgage Assets consisting of one or more of the following, as specified in the related Prospectus Supplement:

                                    (i)      mortgage-backed certificates,
                                             mortgage pass-through certificates
                                             or mortgage participation
                                             certificates, including residual
                                             interests ("Agency Securities")
                                             issued or guaranteed by the
                                             Government National Mortgage
                                             Association ("GNMA"), the Federal
                                             National Mortgage Association
                                             ("FNMA") or the Federal Home Loan
                                             Mortgage Corporation ("FHLMC");

                                    (ii)     non-publicly offered pass-through
                                             certificates or participation
                                             certificates which are neither
                                             issued nor guaranteed by any agency
                                             or instrumentality of the United
                                             States ("Non-Agency Certificates")
                                             and which evidence undivided
                                             interests in (a) Agency Securities,
                                             (b) a pool (a "Mortgage Pool") of
                                             single family (one- to four-unit)
                                             residential mortgage loans or loans
                                             for which the related proceeds were
                                             used to finance property
                                             improvements, acquisition of
                                             personal property such as home
                                             appliances or furnishings, debt
                                             consolidation or a confirmation of
                                             property improvements, debt
                                             consolidation and other consumer
                                             purposes, or participation
                                             interests therein (collectively,
                                             "Mortgage Loans"), (c) a pool (a
                                             "Contract Pool") of conditional
                                             sales contracts and installment
                                             sales or loan agreements or
                                             participation interests therein
                                             secured by manufactured housing
                                             ("Contracts") or (d) a pool (a
                                             "Multifamily Loan Pool") of
                                             multifamily mortgage loans
                                             including cooperative apartment
                                             building loans ("Multifamily
                                             Loans");

                                    (iii)    mortgage pass-through certificates
                                             representing beneficial interests
                                             in certain mortgage loans or
                                             certain mortgage-backed securities,
                                             collateralized mortgage obligations
                                             secured by certain mortgage loans
                                             or certain mortgage-backed
                                             securities, and residual interest
                                             securities relating
                                             to issuances of mortgage pass-
                                             through certificates or
                                             collateralized mortgage obligations
                                             (collectively, "Private
                                             Mortgage-Backed Securities"); and

                                    (iv)     participation or other interests in
                                             any of the foregoing.

                                    Each Series of Certificates will represent beneficial ownership interests in a Trust. The Mortgage Assets included in the related Trust with respect to a Series of Certificates will include Mortgage Assets consisting of one or more of the following, as specified in the related Prospectus
                                    Supplement:

                                    (i)      Agency Securities,

                                    (ii)     Non-Agency Certificates,

                                    (iii)    a Mortgage Pool,

                                    (iv)     a Contract Pool,

                                    (v)      a Multifamily Loan Pool,

                                    (vi)     Private Mortgage-Backed Securities,
                                             and

                                    (vii)    participation or other interests in
                                             any of the foregoing.

                                    Trust Property may also include, or the
                                    related Securities may also have the
                                    benefits of, certain other Assets, including but not limited to: reinvestment income, reserve funds, cash accounts, insurance policies, guarantees, letters of credit or other credit enhancement as described in the related Prospectus Supplement, intended to decrease the likelihood that holders of Securities will experience delays in payments or distributions of scheduled payments on, or losses in respect of, the assets included in such Trust Estate or Trust (together with the Trust Estate or the assets of the Trust, as applicable, the "Trust Property"). The Securities of any Series will be entitled to payment only from the Trust Property.

A. Agency Securities..............  Agency Securities will consist of:

                                    (i)      "fully modified pass-through"
                                             mortgage-backed certificates
                                             guaranteed as to timely payment of
                                             principal and interest by the GNMA
                                             ("GNMA Certificates"),

                                    (ii)     guaranteed mortgage pass-through
                                             certificates issued and guaranteed
                                             as to timely payment of principal
                                             and interest by the FNMA ("FNMA
                                             Certificates"),

                                    (iii)    mortgage participation certificates
                                             issued and guaranteed as to timely
                                             payment of interest and, unless
                                             otherwise specified in the related
                                             Prospectus Supplement, ultimate
                                             payment of principal by the FHLMC
                                             ("FHLMC Certificates"),

                                    (iv)     stripped mortgage-backed securities
                                             representing an undivided interest
                                             in all or a part of either the
                                             principal distributions (but not
                                             the interest distributions) or the
                                             interest distributions (but not the
                                             principal distributions) or in some
                                             specified portion of the principal
                                             and interest distributions (but not
                                             all of such distributions) on
                                             certain GNMA, FNMA or FHLMC
                                             Certificates and, unless otherwise
                                             specified in the Prospectus
                                             Supplement, guaranteed to the same
                                             extent as the underlying
                                             securities,

                                    (v)      other types of mortgage-backed
                                             certificates, mortgage pass-through
                                             certificates or mortgage
                                             participation certificates issued
                                             or guaranteed by GNMA, FNMA or
                                             FHLMC, such as FNMA Guaranteed
                                             REMIC Pass-Through Certificates
                                             and FHLMC Multiclass Mortgage
                                             Participation Certificates, and
                                             including residual interest
                                             securities, as described in the
                                             related Prospectus Supplement or

                                    (vi)     a combination of such Agency
                                             Securities.

                                    All GNMA Certificates will be backed by the full faith and credit of the United States. No FHLMC or FNMA Certificates will be backed, directly or indirectly, by the full faith and credit of the United States.

                                    The Prospectus Supplement for a Series will describe any Agency Securities to be included in the related Trust Property, and will specify certain characteristics of the mortgage loans underlying such Agency Securities. See "Assets Securing or Underlying the Securities -- Agency Securities."

B.  Non-Agency Certificates........ Non-Agency Certificates will evidence an undivided interest in Agency Securities, a Mortgage Loan Pool, a Contract Pool, or a Multifamily Loan Pool. Non-Agency Certificates themselves will have been formed by the Company in connection with the issuance of the related Series of Securities for purposes of ease of administration, and will not be insured or guaranteed by the United States or any agency or instrumentality thereof. Unless otherwise specified in the related Prospectus Supplement relating to a Series, payments on the Non-Agency Certificates to be included in the related Trust Property will be distributed directly to the related Trustee as registered owner of such Non-Agency Certificates. The Prospectus Supplement for a Series will describe any Non-Agency Certificates to be included in the related Trust Property, and will specify certain characteristics of the Agency Securities, Mortgage Loans, Contracts or Multifamily Loans underlying such Non-Agency Certificates. See "Assets Securing or Underlying the Securities -- Non-Agency Certificates."

C.  Private Mortgage-Backed
     Securities...................  Private Mortgage-Backed Securities may
                                    include (a) mortgage pass-through
                                    certificates representing beneficial
                                    interests in certain mortgage loans or
                                    certain mortgage-backed securities, (b)
                                    collateralized mortgage obligations secured by certain mortgage loans or certain mortgage-backed securities or (c) residual interest securities relating to an issuance of securities of the type referred to in clause (a) or (b). Private Mortgage-Backed Securities may include stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain mortgage loans. Private Mortgage-Backed Securities may include securities formed or issued by the Company (or an Owner Trust beneficially owned by it), by an affiliate of the Company, or by third parties. Although individual mortgage loans underlying a Private Mortgage-Backed Security may be insured or guaranteed by the United States or an agency or instrumentality thereof, they need not be, and the Private Mortgage-Backed Securities themselves will not be so insured or guaranteed. The mortgage loans underlying Private Mortgage-Backed Securities may be secured by single-family property, multifamily property, manufactured homes, or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a Cooperative and the related shares issued by such Cooperative. Unless otherwise specified in the related Prospectus Supplement relating to a Series, payments on the Private Mortgage-Backed Securities relating to a Series will be distributed directly to the related Trustee as registered owner of such Private Mortgage-Backed Securities. The Prospectus Supplement for a Series will describe any Private Mortgage-Backed Securities to be included in the related Trust Property, and will specify certain characteristics of the mortgage loans underlying such Private Mortgage-Backed Securities. See "Assets Securing or Underlying the Securities -- Private Mortgage-Backed Securities."

D.  Mortgage Loans...............   Unless otherwise specified in the related
                                    Prospectus Supplement, the Mortgage Loans underlying the Non-Agency Certificates included in the Trust Property for a Series, or the Mortgage Loans included in the Trust
                                    Property for a Series of Securities will be conventional mortgage loans originated or acquired by the Company, either directly or through an affiliate. The residential properties securing the Mortgage Loans may be located in or outside of the United
                                    States. If so specified in the related
                                    Prospectus Supplement, the Mortgage Loans relating to a Series may include cooperative apartment loans with respect to individual units in cooperative apartment complexes, which loans are secured by security interests in shares issued by private, non-profit, cooperative housing corporations
                                    ("Cooperatives") and in the related
                                    proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such
                                    Cooperatives' buildings. In addition, the
                                    Mortgage Loans may be secured by junior
                                    liens on the related mortgaged properties.
                                    Mortgage Loans may include Title I Loans.

                                    The related Prospectus Supplement for a
                                    Series will describe any Mortgage Loans
                                    underlying the Non-Agency Certificates to be included in the related Property, or the Mortgage Loans included in the Trust Property for a Series of Securities, and will specify certain information regarding the payment terms of such Mortgage Loans. See "Assets Securing or Underlying the Securities -- Mortgage Loans."

E.  Contracts...................    The Contracts underlying the Non-Agency
                                    Certificates included in the Trust Property, for a Series, or the Contracts included in the Trust Property for a Series of Certificates will consist of conditional sales contracts and installment sales or loan agreements or participation interests therein secured by new or used Manufactured
                                    Homes (as defined herein). As specified in the related Prospectus Supplement, Contracts may either be secured by new or used
                                    Manufactured Homes (as defined herein) (a
                                    "Secured Contract") or unsecured (an
                                    "Unsecured Contract"). Contracts may be
                                    conventional (i.e., not insured or
                                    guaranteed by any government agency),
                                    insured by the Federal Housing
                                    Administration ("FHA"), including Title I
                                    Contracts, or partially guaranteed by the Veterans Administration ("VA"), as specified in the related Prospectus Supplement. Unless otherwise specified in the related
                                    Prospectus Supplement, each Contract will be fully amortizing and will bear interest at a fixed annual percentage rate ("APR"). The related Prospectus Supplement for a Series will describe any Contracts underlying the Non-Agency Certificates included in the related Trust Property for a Series, or the Contracts included in the Trust Property for a Series of Securities. The Unsecured
                                    Contracts included in the Trust Property for a Series will not constitute a material concentration of the assets of such Trust
                                    Property. See "Assets Securing or Underlying the Securities -- Contracts."

F.  Multifamily Loans.............. Multifamily Loans underlying the Non-Agency
                                    Certificates included in the Trust Property, for a Series or the Multifamily Loans included in the Trust Property for a Series of Certificates may, as specified in the related Prospectus Supplement, include fixed rate or adjustable rate Multifamily Loans. Multifamily Loans may be conventional multifamily mortgage loans ("Conventional Multifamily Loans") or mortgage loans insured by the FHA ("FHA-Insured Multifamily Loans") in each case secured by rental apartment buildings or projects containing five or more residential units or may be mortgage loans with respect to apartment buildings owned by Cooperatives. Multifamily Loans may include Title I Loans. Adjustable rate Multifamily Loans ("Adjustable Rate Multifamily Loans") may, as described in the related Prospectus Supplement, permit or require periodic changes in the interest rates borne by the Multifamily Loans ("Adjustable Multifamily Loan Rates") and in the monthly payments made on the Multifamily Loans. Multifamily Loans relating to a Series may, as described in the related Prospectus Supplement, provide for no amortization of the principal amount of such loans prior to maturity or for a specified period after origination, and require the entire unpaid principal balance to be paid in a lump sum at maturity or may provide for full amortization of principal over the term of the Multifamily Loan. Multifamily Loans may provide for negative amortization as specified in the related Prospectus Supplement.

                                    The related Prospectus Supplement for a
                                    Series will describe any Multifamily Loans underlying the Non-Agency Certificates to be included in the related Trust Property, for a Series, or the Multifamily Loans included in the Trust Property for a Series of Certificates. See "Assets Securing or Underlying the Securities -- Multifamily Loans."

G. Pre-Funding Arrangements........ If so specified in the related Prospectus
                                    Supplement, the Trust Property may include a pre-funding account which will be used to acquire additional Trust Property for a specified period of time following the date on which the related Securities are issued. Any such pre-funding arrangement (a "Pre-Funding Arrangement") will require that any Trust Property to be so acquired will conform to the requirements specified in the related Indenture or Pooling Agreement. See "Assets Securing or Underlying the Securities -- Pre-Funding Arrangements."

Advances........................... Unless otherwise specified in the Prospectus
                                    Supplement for a Series, the Servicers (in the case of a Series of Certificates) and the Non-Agency Servicers (in the case of Non-Agency Certificates) of the related Mortgage Loans, Contracts and Multifamily Loans will be obligated to advance delinquent installments of principal and interest (less applicable servicing fees) on such Mortgage Loans, Contracts and Multifamily Loans. Unless otherwise specified in the related Prospectus Supplement, in the event a Servicer or Non-Agency Servicer fails to make such advances, the related Administrator (in the case of a Series of Certificates) and the related Non-Agency Administrator (in the case of Non-Agency Certificates) shall be obligated to make the advance. Any such obligation to make advances may be limited to amounts due holders of the related Certificates or Non-Agency Certificates, as applicable, to amounts deemed to be recoverable from late payments or liquidation proceeds, to specified periods or any combination thereof, in each case as specified in the related Prospectus Supplement. Any such advance will be recoverable by the applicable Servicer (or the related Administrator) as specified in the related Prospectus Supplement.

Credit Enhancement................  If specified in the related Prospectus
                                    Supplement, a Series, or certain Classes within such Series, may have the benefit of one or more types of credit enhancement ("Credit Enhancement") including but not limited to subordination, cross support, mortgage pool insurance, special hazard insurance, a bankruptcy bond, reserve funds, other insurance, guarantees and similar instruments and arrangements. The protection against losses afforded by any such Credit Enhancement will be limited. See "Credit Enhancement."

Book Entry Registration..........   If the Prospectus Supplement for a Series
                                    so provides, Securities of one or more
                                    Classes Of such Series may be issued in
                                    book entry form ("Book Entry Securities") in which case a single Bond or Certificate, as applicable, will be issued in the name of a clearing agency (a "Clearing Agency") registered with the Securities and Exchange
                                    Commission, or its nominee. Transfers and pledges of Book Entry Securities may be made only through entries on the books of the Clearing Agency in the name of brokers, dealers, banks and other organizations eligible to maintain accounts with the Clearing Agency ("Clearing Agency
                                    Participants") or their nominees. Transfers and pledges by purchasers and other beneficial owners of Book Entry Securities
                                    ("Beneficial Owners") other than Clearing
                                    Agency Participants may be effected only through Clearing Agency Participants.
                                    Beneficial Owners will receive payments or distributions of principal and interest, and, if applicable, may tender Securities for redemption or repurchase to the related
                                    Trustee, only through the Clearing Agency and Clearing Agency Participants. Except as otherwise specified in this Prospectus or a related Prospectus Supplement, the terms
                                    "Securityholders" and "holders" shall be deemed to include Beneficial Owners. See
                                    "Special Considerations-- Book Entry
                                    Registration" and "Description of the
                                    Securities-- Book Entry Registration."

Certain Federal Income Tax
Consequences......................  The federal income tax consequences to
                                    Holders of a Series will depend on, among other factors, whether one or more elections are made to treat the related Trust Property or specified portions thereof as a "real estate mortgage investment conduit" ("REMIC") under the provisions of the Internal Revenue Code of 1986, as amended (the "Code"). The Prospectus Supplement for each Series will specify whether such an election will be made.

                                    If the applicable Prospectus Supplement so specifies with respect to a Series of Securities, one or more REMIC elections will be made with respect F to such Series of Securities. Securities of such Series will be designated as "regular interests" in a REMIC ("Regular Securities") or as "residual interests" in a REMIC ("Residual Securities").

                                    If the applicable Prospectus Supplement so specifies with respect to a Series of Securities, the Securities of such Series will not be treated as regular or residual interests in a REMIC for federal income tax purposes but instead will be treated as (i) indebtedness of the Issuer, (ii) an undivided beneficial ownership interest in the Mortgage Assets (and the arrangement pursuant to which the Mortgage Assets will be held and the Securities will be issued will be treated as a grantor trust under

                                    Subpart E, part I of subchapter J of Chapter
                                    1 of Subtitle A of the Code and not as an association taxable as a corporation for federal income tax purposes); (iii) equity interests in an association that will satisfy the requirements for qualification as a real estate investment trust; or (iv) interests in an entity that will satisfy the requirements for qualification as a partnership for federal income tax purposes. The federal income tax consequences to Holders of any such Series will be described in the related Prospectus Supplement to the extent not described herein.

                                    Compound Interest Securities and Principal
                                    Only Securities will, and certain other
                                    Classes of F Securities may, be issued with original issue discount that is not de minimis. In such cases, the Holder will be required to include the original issue discount in gross income as it accrues, which may be prior to the receipt of cash, or a portion of the cash, attributable to such income. If a Security is issued at a premium, the Holder will be entitled to make an election to amortize such premium on a constant yield method. Securities constituting regular or residual interests in a REMIC will generally represent "qualifying real property loans" for mutual savings banks and domestic building and loan associations, "loans secured by an interest in real property" for domestic building and loan associations and "real estate assets" for real estate investment trusts to the extent that the underlying mortgage loans and interest thereon qualify for such treatment. Non-REMIC Securities will not qualify for such treatment.

                                    A Holder of a Residual Security will be
                                    required to include in its income its pro rata share of the taxable income of the REMIC. In certain circumstances, the Holder of a Residual Security may have REMIC taxable income or tax liability attributable to REMIC taxable income for a particular period in excess of cash distributions for such period or have an after-tax return that is less than the after-tax return on comparable debt instruments. In addition, a portion (or, in some cases, all) of the income from a Residual Security (i) except in certain circumstances with respect to a Holder classified as a thrift institution under the Code, may not be subject to offset by losses from other activities, (ii) for a Holder that is subject to tax under the Code on unrelated business taxable income, may be treated as unrelated business taxable income and (iii) for a foreign Holder, may not qualify for exemption from or reduction of withholding. Further, individual Holders are subject to limitations on the deductibility of expenses of the REMIC. See "Certain Federal Income Tax Consequences."

ERISA Considerations............... A fiduciary of any employee benefit plan subject to the Employee Retirement Income
                                    Security Act of 1974, as amended ("ERISA"), or the Code should carefully review with its own legal advisors whether the purchase or holding of Securities could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Code. See "ERISA Considerations." To the extent described in the Prospectus

                                    Supplement for a Series, certain Classes of Securities of such Series may not be transferred unless the Trustee and the Company are furnished with a letter of representation or an opinion of counsel to the effect that such transfer will not result in a violation of the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Company or the Administrator, if any, to additional obligations. Additionally, unless otherwise specified in the related Prospectus Supplement, Securities representing an "equity" interest in a Mortgage Pool consisting of multifamily mortgage loans may not be transferred to an employee benefit plan or other retirement plan or arrangement subject to ERISA. See "Description of the Securities -- General" and "ERISA Considerations."

Legal Investment Matters........... Unless otherwise specified in the related
                                    Prospectus Supplement, Securities of each
                                    Series will constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") and, as such, will be legal investments for certain types of institutional investors to the extent provided in SMMEA, subject, in any case, to any other regulations which may govern investments by such institutional investors. See "Legal Investment Matters."

Use of Proceeds.................... Substantially all of the net proceeds from the sale of a Series will be applied to the simultaneous purchase of the Mortgage Assets included in the related Trust Property or to reimburse the amounts previously used to effect such purchase, the costs of carrying the Mortgage Assets until sale of such Series and to pay other expenses connected with pooling the Mortgage Assets and issuing such Series. See "Use of Proceeds."

Rating............................. It is a condition to the issuance of each
                                    Class of a Series specified as being offered by the related Prospectus Supplement that the Securities of such Class be rated in one of the four highest rating categories established for such Securities by a nationally recognized statistical rating agency.

                                  RISK FACTORS

         Prospective investors in the Securities should consider, among other things, the following factors in connection with the purchase of the
Certificates:

GENERAL

         An investment in Securities secured by or evidencing interests in a Mortgage Pool may be affected by, among other things, a decline in real estate values or a decline in mortgage interest rates. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans, and any secondary financing on the related Mortgaged Properties, in a particular Mortgage Pool become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. To the extent that such losses are not covered by applicable insurance policies, if any, or by any Credit Enhancement as described herein, Holders of Securities secured by or evidencing interests in such Mortgage Pool will bear all risk of loss resulting from default by Mortgagors and will have to look primarily to the value of the related Mortgaged Properties for recovery of the outstanding principal and unpaid interest of the defaulted Mortgage Loans. See "Assets Securing or Underlying the Securities -- Mortgage Loans."

         An investment in Securities secured by or evidencing interests in a Multifamily Loan Pool may also be affected, among other things, by a decline in real estate values or a decline in mortgage interest rates. The actual rates of delinquencies, foreclosures and losses on Multifamily Loans could be affected by adverse changes in general economic conditions and by local conditions including excessive building resulting in an oversupply of rental housing stock or a decrease in employment reducing the demand for rental units in the area, by federal, state or local regulations and controls affecting rents, prices of goods, fuel and energy consumption and prices, water and environmental restrictions affecting new construction, by increasing labor and materials costs, and by the relative attractiveness to tenants of the multifamily rental projects securing such Multifamily Loans and their neighborhoods. Repayment of a Multifamily Loan secured by an apartment building owned by a cooperative will depend primarily on the receipt of payments from the tenant-stockholders of the cooperative and its ability to refinance the loan at maturity. To the extent that such losses are not covered by applicable insurance policies, if any, or by any Credit Enhancement, Holders of Securities secured by or evidencing interests in a Multifamily Loan Pool will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the multifamily projects for recovery of the outstanding principal and unpaid interest of the defaulted Multifamily Loans. See "Assets Securing or Underlying the Securities -- Multifamily Loans."

         An investment in Securities secured by or evidencing interests in Contracts may be affected by, among other things, a downturn in regional or local economic conditions. These regional or local economic conditions are often volatile, and historically have affected the delinquency, loan loss and repossession experience of Contracts. To the extent that losses on Contracts are not covered by applicable insurance policies, if any, or by any Credit Enhancement, Holders of the Securities secured by or evidencing interests in such Contracts will bear all risk of loss resulting from default by obligors and will have to look primarily to the value of the Manufactured Homes for recovery of the outstanding principal and unpaid interest of the defaulted Contracts. See "Assets Securing or Underlying the Securities -- Contracts."

PREPAYMENT AND YIELD CONSIDERATIONS

         The prepayment experience on the Mortgage Loans, the Multifamily Loans, and the Contracts included in the Trust Property or underlying the Non-Agency Certificates included in the Trust Property, and on the mortgage loans underlying the Agency Securities and the Private Mortgage-Backed Securities (the "Underlying Mortgage Loans") will affect the average life of each Class of Securities relating to the Trust Property including such Mortgage Assets. Prepayments on the Mortgage Loans, the Multifamily Loans, the Contracts and the Underlying Mortgage Loans may be influenced by a variety of economic, geographic, social and other factors, including the difference between the interest rates on the Mortgage Loans, the Multifamily Loans, the Contracts or the Underlying Mortgage Loans (giving consideration to the cost of refinancing) and prevailing mortgage rates. In general, if mortgage interest rates fall below the interest rates on the Mortgage Loans, the Multifamily Loans, the Contracts or the Underlying Mortgage Loans relating to a Series, the rate of prepayment would be expected to increase and Securityholders of such Series may be unable to reinvest such payments in securities of comparable quality having interest rates similar to those borne by the Securities of such Series. Conversely, if mortgage interest rates rise above the interest rates on the Mortgage Loans, the Multifamily Loans, the Contracts or the Underlying Mortgage Loans, the rate of prepayment would be expected to decrease. Prepayments on Multifamily Loans may also be influenced by a variety of economic factors affecting project sale or refinancing, including, without limitation, the relative tax benefits of continued ownership of the property as a result of changes in federal tax law, among other factors. Prepayments may be influenced by a variety of economic, geographic, social and other factors, including aging, seasonality and interest rate fluctuations. Other factors affecting prepayment of mortgage loans include changes in housing needs, job transfers, unemployment and servicing decisions.

         Additional prepayment, yield and weighted average life considerations with respect to a Series of Securities will be set forth in the related Prospectus Supplement.

RISKS ASSOCIATED WITH CERTAIN LOAN ASSETS

         NO HAZARD INSURANCE FOR TITLE I MORTGAGE LOANS. With respect to any Title I Loans, the FHA Regulations do not require that a borrower obtain title or fire and casualty insurance as a condition to obtaining a property improvement loan. With respect to both manufactured home contracts that are Title I Contracts and property improvement loans that are Title I Loans, if the related Mortgage Property is located in a flood hazard area, however, flood insurance in an amount at least equal to the loan amount is required. In addition, the FHA Regulations do not require that the borrower obtain insurance against physical damage arising from earth movement (including earthquakes, landslides and mudflows) as a condition to obtaining a property improvement loan insured under the Title I Program. Accordingly, if a Mortgaged Property that secures a Title I Loan suffers any uninsured hazard or casualty losses, holders of any Securities secured in whole or in part by Title I Loans may bear the risk of loss resulting from a default by the borrower to the extent such losses are not recovered by foreclosure on the defaulted loans or from any FHA claims payments. Such loss may be otherwise covered by amounts available from the credit enhancement provided for the Securities, as specified in the related Prospectus Supplement.

         CONTRACTS SECURED BY MANUFACTURED HOMES. The Contracts will be secured by security interests in Manufactured Homes that are not considered to be real property because they are not permanently affixed to real estate. Perfection of security interests in such Manufactured Homes and enforcement of rights to realize upon the value of such Manufactured Homes as collateral for the Secured Contracts are subject to a number of Federal and state laws, including the Uniform Commercial Code as adopted in each state and each state's certificate of title statutes. The steps necessary to perfect the security interest in a Manufactured Home will vary from state to state. Because of the expense and administrative inconvenience involved, the Servicer of a Secured Contract will not amend any certificate of title to change the lienholder specified therein from such Servicer to the Issuer or the applicable Trustee and will not deliver any certificate of title to such Issuer or Trustee or note thereon such Issuer's or Trustee's interest. Consequently, in some states, in the absence of such an amendment, the assignment to such Issuer or Trustee of the security interest in the Manufactured Home may not be effective or such security interest may not be perfected and, in the absence of such notation or delivery to such Issuer or Trustee, the assignment of the security interest in the Manufactured Home may not be effective against creditors of the Servicer or a trustee in bankruptcy of the Servicer. If any related Credit Enhancement is exhausted and a Secured Contract is in default, then recovery of amounts due on such Secured Contracts is dependent on repossession and resale of the Manufactured Home securing such Secured Contract. Certain other factors may limit the ability of the Servicer to realize upon the Manufactured Homes or may limit the amount realized to less than the amount due.

         UNSECURED CONTRACTS. The obligations of the borrower under any Unsecured Contract included as part of the related Trust Property will not be secured by an interest in the related real estate or otherwise, and the related Issuer, as the owner of such Unsecured Contract and the related Trustee, as assignee for the benefit of the Holders of Bonds, of the Issuer's interest in such Unsecured Contract, will be a general unsecured creditor as to such obligations. As a consequence, in the event of a default under an Unsecured Contract, the related Issuer or Trustee, as applicable, will have recourse only against the borrower's assets generally, along with all other general unsecured creditors of the borrower. In a bankruptcy or insolvency proceeding relating to an borrower on an Unsecured Contract, the obligations of the borrower under such Unsecured Contract may be discharged in their entirety, notwithstanding the fact that the portion of such borrower's assets made available to the related Trustee as a general unsecured creditor to pay amounts due and owing thereunder are insufficient to pay all such amounts. A borrower on an Unsecured Contract may not demonstrate the same degree of concern over performance of its obligations under such Unsecured Contract as if such obligations were secured by a single family residence owned by such borrower.

         CONSUMER PROTECTION LAWS RELATED TO CONTRACTS. Numerous federal and state consumer protection laws impose requirements on lending under retail installment sales contracts and installment loan agreements such as the Contracts, and the failure by the lender or seller of goods to comply with such requirements could give rise to liabilities of assignees for amounts due under such agreements and claims by such assignees may be subject to set-off as a result of such lender's or seller's noncompliance. These laws would apply to a Trustee as an assignee of Contracts. The Company will warrant that each Contract complies with all requirements of law and, with respect to any Secured Contract, will make certain warranties relating to the validity, subsistence, perfection and priority of the security interest in each Manufactured Home securing such Secured Contract. A breach of any such warranty that materially adversely affects the interests of the Securityholders in any Contract would create an obligation of the Seller to repurchase or replace such Contract unless such breach is cured.

         RELIANCE ON MANAGEMENT OF TIMESHARE UNITS. Unlike most conventional single-family residential properties, the value of a timeshare unit is substantially dependent on the management of the resort property in which it is located. Management of timeshare resort properties includes operation of a reservation system, maintenance of the physical structure, refurbishing of individual units, maintenance and management of common areas and recreational facilities, and facilitating the rental of individual units on behalf of timeshare owners. In addition, timeshare units, which are purchased for intervals of one or more specified weeks each year, are marketed as the owner's purchase of future vacation opportunities rather than as a primary residence, a second home or an investment. Accordingly, while borrowers are obligated to make payments under their Mortgage Loans irrespective of any defect in, damage to or change in conditions (such as poor management, faulty construction or physical, social or environmental conditions) relating to the timeshare properties, any such defect, damage or change in conditions could result in delays in payment or in defaults by borrowers whose timeshare units are affected.

         MORTGAGED PROPERTIES NOT LOCATED IN THE UNITED STATES. If so provided in the related Prospectus Supplement, the Trust Property with respect to a Series may include Mortgage Loans or Multifamily Loans that are, or Non-Agency Certificates backed by Mortgage Loans or Multifamily Loans that are, secured by Mortgaged Properties not located in the United States. The related Prospectus Supplement will set forth certain material risks associated with such Mortgage Loans or Multifamily Loans which are different and additional to those associated with similar properties in the United States, including restrictions on enforcement of the rights of the holder of the debt secured by such properties, currency exchange rate fluctuations, currency exchange controls and general trends or conditions in the related real estate market.

LIMITED LIQUIDITY

         There will be no market for the Securities of any Series prior to the issuance thereof, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide the related Holders with liquidity of investment or will continue for the life of such Series. The market value of the Securities will fluctuate with changes in prevailing rates of interest. Consequently, the sale of Securities by a Holder in any market that may develop may be at a discount from par value or their purchase price. Unless otherwise specified in the Prospectus Supplement for a Series, Holders of the Securities of such Series will have no right to request redemption or repurchase of such Securities, and such Securities will be subject to redemption only under the limited circumstances described in such Prospectus Supplement.

LIMITED ASSETS

         The Issuer with respect to a Series will not have, nor will it be expected in the future to have, any significant assets available for payments on such Series other than the related Trust Property. The Bonds will be non-recourse obligations of the related Issuer and each Series of Bonds will be separately secured. Unless otherwise specified in the related Prospectus Supplement, no Series of Bonds will have any claim against or any security interest in the Mortgage Assets or other Assets pledged to secure any other Series. If the Mortgage Assets and other Assets securing a Series of Bonds is insufficient to make payments on such Bonds, no other assets of an Issuer will be available for payment of the deficiency. In addition, unless otherwise set forth in the Prospectus Supplement for a Series of Certificates, the Trust Property for such Series will be the only available source of funds to make distributions on the Certificates of such Series.

         The only obligations, if any, of the Company with respect to a Series will be to obtain certain representations and warranties from each Seller of the related Mortgage Assets and to assign to the related Trustee (or, in the case of Bonds issued by an Owner Trust, to such Owner Trust) the Company's rights with respect thereto, and its obligations pursuant to certain representations and warranties made by it. The Company does not have, and is not expected in the future to have, any significant assets. If the Company were required to repurchase a Mortgage Asset included in the Trust Property for a Series, its only sources of funds to make such repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the Seller of such Mortgage Asset or the related Servicer (if any), as the case may be, or from a Reserve Fund, if any, established to provide funds for such repurchases.

         Immediately after each required payment or distribution of principal of, and interest on, a Series has been paid in full, funds held in one or more accounts maintained pursuant to the related Indenture or Pooling Agreement, as applicable, if not required to be deposited in any related Reserve Fund or otherwise applied pursuant to the related Indenture or Pooling Agreement, may be withdrawn under certain circumstances and conditions described in the related Prospectus Supplement, or may be distributed to a party specified in such Indenture or Pooling Agreement. In addition, certain amounts remaining in related Reserve Funds with respect to a Series may likewise be withdrawn or distributable to a party specified in the related Indenture or Pooling Agreement after such Reserve Funds reach certain prescribed balances, or after the principal balances of the Securities of such Series have been reduced to a prescribed level, in which cases such amounts would no longer be available to make payments on such Securities.

         Because payments or distributions of principal on the Securities of a Series may, if so provided in the related Prospectus Supplement, be applied to outstanding Classes of such Series in the priority specified in the related Prospectus Supplement, a deficiency that arises after Securities of a Class of any such Series having higher priority in payment have been fully or partially repaid will have a disproportionately greater effect on the Securities of Classes of such Series having lower priority in payment. The disproportionate effect of any such deficiency is further increased in the case of Classes of Compound Interest Securities of any Series because, prior to the retirement of all Classes of such Series having higher priority in payment than such Compound Interest Securities, interest is not payable, unless otherwise provided in the related Prospectus Supplement, but is accrued and added to the principal of such Compound Interest Securities.

         In addition, due to the priority of payments and the allocation of losses, defaults experienced on the Mortgage Assets included in the Trust Property for a Series of Special Allocation Securities may have a disproportionate effect on a specified Class or Classes within such Series. If so specified in the Prospectus Supplement for a Series of Special Allocation Securities, on any Payment Date or Distribution Date, as applicable, for such Series on which the principal balance of the related Mortgage Assets is reduced due to losses on such Mortgage Assets (i) the amount of such losses shall be allocated first to reduce the aggregate outstanding principal balance of the Subordinate Securities and thereafter to reduce the aggregate outstanding principal balance of the remaining Securities in the priority and manner specified in such Prospectus Supplement until the aggregate outstanding principal balance of each Class of Securities so specified has been reduced to zero or paid in full, thereby reducing the amount of principal payable on each such Class of Securities or (ii) such losses may be allocated in any other manner set forth in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, such reductions of principal of a Class of a Series will be allocated to the Holders of the Securities of such Class pro rata in their proportion which the outstanding principal balance of each Security of such Class bears to the aggregate outstanding principal balance of all Securities of such Class.

LIMITATIONS, REDUCTION AND SUBSTITUTION OF CREDIT ENHANCEMENT

         As specified in the related Prospectus Supplement with respect to each Series, Credit Enhancement will be provided to the extent required by the rating agencies requested to rate any Securities of such Series of Certificates. Credit Enhancement with respect to a Series will be provided in one or more of the forms described in the related Prospectus Supplement, including, but not limited to, prioritization as to payments of one or more Classes of such Series, a Mortgage Pool Insurance Policy, a Special Hazard Insurance Policy, a bankruptcy bond, one or more Reserve Funds, other insurance, guarantees and similar instruments and agreements, or any combination thereof. Regardless of the form of Credit Enhancement provided with respect to a Series, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. Furthermore, such Credit Enhancement may provide only very limited coverage as to certain types of losses, and may provide no coverage as to certain other types of losses. The related Trustee will generally be permitted to reduce, terminate or substitute all or a portion of the Credit Enhancement for a Series, if the applicable rating agencies indicate that the then-current rating of the Securities of such Series will not be adversely affected.

LIMITATIONS ON FHA INSURANCE FOR TITLE I LOANS.

         The related Prospectus Supplement will specify the number and percentage of the Title I Loans and/or Title I Contracts, if any, included in the related Trust Property that are partially insured by the FHA pursuant to Title I Program. Since the FHA Insurance Amount for the Title I Loans and Title I Contracts is limited as described herein and in the related Prospectus Supplement, and since the adequacy of such FHA Insurance Amount is dependent upon future events, including reductions for the payment of FHA claims, no assurance can be given that the FHA insurance amount is or will be adequate to cover 90% of all potential losses on the Title I Loans and Title I Contracts included in the related Trust Property. If the FHA insurance amount for the Title I Loans and Title I Contracts is reduced to zero, such loans and contracts will be effectively uninsured from and after the date of such reduction. Under the Title I Program, until a claim for insurance reimbursement is submitted to the FHA, the FHA does not review or approve for qualification for insurance the individual Title I Loan or Title I Contract insured thereunder (as is typically the case with other federal loan insurance programs). Consequently, the FHA has not acknowledged that any of the Title I Loans and Title I Contracts are eligible for FHA insurance, nor has the FHA reviewed or approved the underwriting and qualification by the originating lenders of any individual Title I Loans and Title I Contracts. See "Certain Legal Aspects of the Loan Assets -- The Title I Program".

         The availability of FHA Insurance reimbursement following a default on a Title I Loan or Title I Contract is subject to a number of conditions, including strict compliance by the originating lender of such loan, the Company, the FHA Claims Administrator, the Servicer and any subservicer with the FHA Regulations in originating and servicing such Title I Loan or Title I Contract, and limits on the aggregate insurance coverage available in the Company's FHA Reserve. For example, the FHA Regulations provide that, prior to originating a Title I Loan or Title I Contract, a Title I lender must exercise prudence and diligence in determining whether the borrower and any co-maker or co-signer is solvent and an acceptable credit risk with a reasonable ability to make payments on the loan. Although the related Seller will represent and warrant that the Title I Loans and Title I Contracts have been originated and serviced in compliance with all FHA Regulations, these regulations are susceptible to substantial interpretation. Failure to comply with all FHA Regulations may result in a denial of FHA Claims, and there can be no assurance that the FHA's enforcement of the FHA Regulations will not become stricter in the future. See "Certain Legal Aspects of the Loan Assets -- The Title I Program -- General".

         The FHA will not recognize any Issuer or any Securityholders as the owners of the Title I Loans or Title I Contracts, or any portion thereof, entitled to submit FHA Claims. Accordingly, neither the Issuer nor the Securityholders will have a direct right to receive insurance payments from the FHA. The Company will contract with a Servicer specified in the Prospectus Supplement to serve as the Administrator for FHA Claims (the "FHA Claims Administrator") pursuant to an FHA claims administration agreement (the "FHA Claims Administration Agreement"), which will provide for the FHA Claims Administrator to handle all aspects of administering, processing and submitting FHA Claims with respect to the Title I Loans or Title I Contracts, in the name and on behalf of the Company. The Securityholders will be dependent on the FHA Claims Administrator to (i) make claims on the Title I Loans or Title I Contracts in accordance with FHA Regulations and (ii) remit all FHA Insurance proceeds received from the FHA in accordance with the related Pooling Agreement. The Securityholders' rights relating to the receipt of payment from and the administration, processing and submission of FHA Claims by the Company or any FHA Claims Administrator are limited and governed by the related Pooling Agreement, and the FHA Claims Administration Agreement and these functions are obligations of the Company and the FHA Claims Administrator, but not the FHA. See "Certain Legal Aspects of the Loan Assets -- The Title I Program -- Claims Procedures under Title I".

LIMITED NATURE OF RATINGS

         Any rating assigned by a rating agency to a Class of Securities will reflect only its assessment of the likelihood that holders of such Securities will receive payments or distributions to which such Securityholders are entitled under the related Indenture, Deposit Trust Agreement or Pooling Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the Mortgage Assets will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional redemption or termination of the Securities. Furthermore, such rating will not address the possibility that prepayment of the Mortgage Assets at a higher or lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor that purchases a Security at a significant premium might fail to recover its initial investment under certain prepayment scenarios. Hence, a rating assigned by a rating agency does not guarantee or ensure the realization of any anticipated yield on a Class of Securities.

         The amount, type and nature of credit enhancement, if any, provided with respect to a Series of Securities will be determined on the basis of criteria established by each rating agency rating a Class of Securities of such Series. Those criteria are sometimes based upon an actuarial analysis of the behavior of similar types of loans in a larger group. However, there can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of similar types of assets will accurately predict the delinquency, default or loss experience of any particular pool of Mortgage assets. In other cases, such criteria may be based upon determination of the values of the Mortgaged Properties or other properties, if any, that provide security for the Mortgage Assets. However, no assurance can be given that those values will not decline in the future. As a result, the Credit Enhancement required in respect of the Securities of any Series may be insufficient to fully protect the holders thereof from losses on the related Mortgage Assets. See "-- Limitations, Reductions and Substitutions of Credit Enhancement" and "Credit Enhancement".

ORIGINAL ISSUE DISCOUNT; RESIDUAL CERTIFICATES

         All of the Compound Interest Securities and Principal Only Securities will be, and certain of the other Securities may be, issued with original issue discount for federal income tax purposes. A Holder of a Security issued with original issue discount will be required to include original issue discount in ordinary gross income for federal income tax purposes as it accrues, in advance of receipt of the cash, or a portion of the cash, attributable to such income. Accrued but unpaid interest on the Compound Interest Securities generally will be treated as original issue discount for this purpose. At certain rapid Mortgage Asset prepayment rates, original issue discount may accrue on certain Classes of Securities, including certain variable rate Regular Securities, that may never be received as cash, resulting in a subsequent loss on such Securities. See "Certain Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Securities -- Taxation of Regular Securities -- Original Issue Discount" and "Certain Federal Income Tax Consequences -- Federal Income Tax Consequences for Securities as to Which No REMIC Election Is Made -- Non-REMIC Bonds" and "-- Standard Certificates -- Premium and Discount -- Original Issue Discount" and "-- Stripped Certificates -- Taxation of Stripped Certificates -- Original Issue Discount."

         An election may be made to treat all or the Trust Property with respect to a Series as a REMIC for federal income tax purposes. Holders ("Residual Holders") of Securities representing the residual interests in the related REMIC ("Residual Securities") must report on their federal income tax returns their pro rata share of REMIC taxable income or loss. All or a portion of the REMIC taxable income reportable by Residual Holders may be treated as such holders' "excess inclusion" subject to special rules for federal income tax purposes. The REMIC taxable income, and possibly the tax liabilities of the Residual Holders, may exceed the cash distributions on the Residual Securities during certain periods. Residual Holders who are individuals may be subject to limitations on the deductibility of servicing fees on the related Mortgage Assets and other REMIC administrative expenses. Hence, Residual Holders may experience an after-tax return that is significantly lower than would be anticipated based upon the stated interest rate, if any, of their Residual Securities. See "Certain Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Securities -- Taxation of Residual Securities."


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FUNDS AVAILABLE FOR REDEMPTIONS OR REPURCHASES AT THE REQUEST OF HOLDERS

         With respect to any Series for which the related Prospectus Supplement provides for redemptions or repurchases of the Securities of such Series at the request of Holders, there can be no assurance that amounts available for such redemptions or repurchases, if any, for such Securities will be sufficient to permit such Securities to be redeemed or repurchased within a reasonable time after redemption or repurchase is requested, for reasons including the following:

         1. Scheduled principal payments on the related Mortgage Assets generally will be minimal in the early years and will increase in the later years of such Mortgage Assets. As a result, funds available to be applied to redemptions or repurchases at the request of Holders, may be expected to be limited in the early years and to increase during the later years of each Series. Accordingly, the availability of funds for redemptions or repurchases of Securities of any Series at the request of Holders will depend largely upon the rates of prepayment of the related Mortgage Assets. See "Certain Yield, Prepayment and Weighted Average Life Considerations" in the related Prospectus Supplement.

         2. Prepayments of principal on Mortgage Assets are less likely to occur during periods of higher interest rates when it is more likely that requests for redemption by Holders will be made. During periods in which prevailing interest rates are higher than the interest rate paid on Securities that may be redeemed at the request of Holders, greater numbers of such Securities are expected to be tendered for redemption in order to take advantage of the higher interest rates payable on other investments then available. During such periods, there will likely also be a reduction in the rate of prepayments on the related Mortgage Assets, thus limiting the funds available to satisfy requested redemption by Holders.

         3. As specified in the related Prospectus Supplement, certain Holders, such as personal representatives of deceased Holders, may have certain priorities as to redemption at the request of Holders.

BOOK ENTRY REGISTRATION

         Because transfers and pledges of Book Entry Securities can be effected only through book entries at a Clearing Agency through Clearing Agency Participants, the liquidity of the secondary market for Book Entry Securities may be reduced to the extent that some investors are unwilling to hold Securities in book entry form in the name of Clearing Agency Participants and the ability to pledge Book Entry Securities may be limited due to lack of a physical certificate. Beneficial Owners of Book Entry Securities may, in certain cases, experience delay in the receipt of payments of principal and interest since such payments will be forwarded by the related Trustee to the Clearing Agency who will then forward payment to the Clearing Agency Participants who will thereafter forward payment to Beneficial Owners. In the event of the insolvency of the Clearing Agency or of a Clearing Agency Participant in whose name Securities are recorded, the ability of Beneficial Owners to obtain timely payment and (if the limits of applicable insurance coverage by the Securities Investor Protection Corporation are exceeded, or if such coverage is otherwise unavailable) ultimate payment of principal and interest on Book Entry Securities may be impaired.

NATURE OF DIRECT OR INDIRECT BACKING FOR SECURITIES

         Only Agency Securities are guaranteed by an agency or instrumentality of the United States and only the guarantee by GNMA of GNMA Certificates is entitled to the full faith and credit of the United States. The guaranteed by FNMA and FHLMC of FNMA Certificates and FHLMC Certificates, respectively, are backed only by the credit of FNMA, a federally chartered privately owned corporation, or by the credit of FHLMC, a federally chartered corporation controlled by the Federal Home Loan Banks. See "Assets Securing or Underlying the Securities -- Agency Securities." Although payment of principal of, and interest on, any Agency Security securing or underlying a Series will be guaranteed by either GNMA, FNMA or FHLMC, such guarantee will run only to such Agency Security and will not guarantee the payment of principal or interest on the Securities of such Series. The Prospectus Supplement for a Series with respect to which the related Trust Property includes Non-Agency Certificates or Private Mortgage-Backed Securities may describe certain arrangements through which such Non-Agency Certificates or Private Mortgage-Backed Securities and/or the related Underlying Mortgage Loans are insured, guaranteed or otherwise backed, but any such guarantee will inure only to the benefit of such Non-Agency Certificates or Private Mortgage-Backed Securities or

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



Underlying Mortgage loans, as the case may be, and will not guarantee the payment of principal or interest on the Securities of such Series. Any such backing may be subject to contingencies described in the applicable Prospectus Supplement and will be limited to the credit and assets of the particular specified insurer or guarantor and will not be entitled to the full faith and credit of the United States or to any agency or instrumentality thereof.

INSURANCE CONSIDERATIONS FOR CERTAIN NON-AGENCY CERTIFICATES AND PRIVATE MORTGAGE-BACKED SECURITIES

         Potential investors should be aware that (a) any decline in the value of a property securing an Underlying Mortgage Loan with respect to Non-Agency Certificate or Private Mortgage-Backed Security may result in a loss on such Non-Agency Certificate or Private Mortgage-Backed Security if the Mortgagor on such Underlying Mortgage Loan defaults and the loss is not covered by any insurance policy, guarantee or comparable instrument, and (b) any hazard loss not covered by a standard hazard insurance policy or any applicable special hazard insurance policy or comparable instrument covering a defaulted Underlying Mortgage Loan with respect to a Non-Agency Certificate or Private Mortgage-Backed Security will result in a loss on such Non-Agency Certificate or Private Mortgage-Backed Security. Any such loss on a Non-Agency Certificate or Private Mortgage-Backed Security, if not covered by funds available in the Reserve Fund, if any, or Collection Account, or by a guarantee, will result in a loss to Holders.

CERTAIN MATTERS RELATING TO INSOLVENCY

         The Sellers of the Mortgage Assets to the Company and the Company will intend that the transfers of such Mortgage Assets to the Company and, in turn to the applicable Issuers (if other than the Company), constitute sales rather than pledges to secure indebtedness of the Seller. However, if a Seller of Mortgage Assets were to become a debtor under the federal bankruptcy code, it is possible that a creditor or trustee-in-bankruptcy of such Seller may argue that the sale thereof by such Seller is a pledge rather than a sale. This position, if argued or accepted by a court, could result in a delay in or reduction of distributions to the related Holders.

JUNIOR LIEN MORTGAGE LOANS; LIQUIDATION OF MORTGAGE LOANS

         An overall decline in the residential real estate market could adversely affect the values of the properties securing the Mortgage Loans, including Title I Loans, with junior liens such that the outstanding principal balances, together with any senior financing thereon, exceeds the value of the Mortgaged Properties. Since Mortgage Loans secured by junior (i.e. second, third, etc.) liens are subordinate to the rights of the beneficiaries under the related senior deeds of trust or senior mortgages, such a decline would adversely affect the position of the related junior beneficiary or junior mortgagee before having such an effect on the position of the related senior beneficiaries or senior mortgagees. A rise in interest rates over a period of time, the general condition of a Mortgaged Property and other factors may also have the effect of reducing the value of the Mortgaged Property from the value at the time the junior lien Mortgage Loan was originated. As a result, the ratio of the amount of the Mortgage Loan to the value of the Mortgaged Property may exceed the ratio in effect at the time the Mortgage Loan was originated. Such an increase may reduce the likelihood that, in the event of a default by the borrower, liquidation or other proceeds will be sufficient to satisfy the junior lien Mortgage Loan after satisfaction of any senior liens and the payment of any liquidation expenses.

         Even assuming that the Mortgaged Property provides adequate security for the junior lien Mortgage Loan, substantial delay could be encountered in connection with the liquidation of a defaulted Mortgage Loan and corresponding delays in the receipt of related proceeds by Holders could occur. Further, liquidation expenses (such as legal fees, real estate taxes, and maintenance and preservation expenses) could reduce the proceeds available for payment to Holders and thereby reduce the security for the junior lien Mortgage Loan. In the event that any Mortgaged Properties fail to provide adequate security for the related junior lien Mortgage Loan and any related Credit Enhancement has been exhausted, Holders would experience a loss.

         Liquidation expenses with respect to defaulted Mortgage Loans do not vary directly with the outstanding principal balance of the Mortgage Loans at the time of default. Therefore, assuming that a Servicer took the same steps in realizing upon defaulted Mortgage Loans having small remaining principal balances as in the case of defaulted Mortgage Loans having larger principal balances, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the smaller Mortgage Loans. To the extent the average outstanding principal balances of the Mortgage Loans in the related Trust Property are relatively small, realizations net of liquidation expenses may also be relatively small as a percentage of the principal amount of the Mortgage Loans.

GEOGRAPHIC CONCENTRATION

          Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency on mortgage loans generally. Any concentration of Mortgage Assets in such a region may present risk considerations in addition to those generally present for similar mortgage-backed or asset-backed securities without such concentration.

REMEDIES FOLLOWING DEFAULT

         The market value of the Mortgage Assets securing or underlying a Series will fluctuate as general interest rates fluctuate. Following an Event of Default with respect to a Series of Bonds, there is no assurance that the market value of the Mortgage Assets securing such Series of Bonds will be equal to or greater than the unpaid principal and accrued interest due on the Bonds of such Series, together with any other expenses or liabilities payable thereon. If the Mortgage Assets securing a Series of Bonds are sold by the Trustee following an Event of Default, the proceeds of such sale may be insufficient to pay in full the principal of and interest on such Bonds, and any Classes on which principal payments have previously been made may have, in the aggregate, a greater proportion of their principal repaid than will Classes on which principal payments have not previously been made. However, in certain events the Trustee may be restricted from selling the Mortgage Assets securing a Series of Bonds. See "The Indenture -- Events of Default."

         In the event the principal of the Securities of a Series is declared due and payable, the Holders of any such Securities issued at a discount from par ("original issue discount") may be entitled, under applicable provisions of the federal Bankruptcy Code, to receive no more than an amount equal to the unpaid principal amount thereof less unamortized original issue discount ("accrued value"). There is no assurance as to how such accrued value would be determined if such event occurred.

DEPOSITS, SUBSTITUTIONS AND WITHDRAWALS OF ASSETS

         To the extent provided in the Prospectus Supplement for a Series, the related Issuer or the Company may, subsequent to the issuance of such Series, deposit additional Assets and withdraw Assets previously included in the related Trust Property or Assets deposited in a Reserve Fund for such Series. The effect of deposit or substitution of other Assets (i) for a Series of Bonds may be to overcollateralize such Series, thus limiting the amount of funds available for application to payments of principal on such Series and (ii) for a Series of Bonds or Certificates, may be to alter the characteristics of the Assets securing or underlying such Series, either of which may alter the timing and amount of principal and/or interest payments or distributions on, and the maturity of, or the date of the final distribution on, the Securities of such Series. See "Assets Securing or Underlying the Securities -- Deposit, Substitution and Withdrawal of Assets."

OTHER LEGAL CONSIDERATIONS

         Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of the originators of the Mortgage Loans and Contracts. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt recollection practices may apply to the origination, servicing and collection of the Mortgage Loans and Contracts. Depending on the provisions of the applicable law and the specified facts and circumstances involved, violations of these laws, policies and principles may limit collection of all or part of the principal of or interest on the Mortgage Loans and Contracts, and may entitle the borrower to a refund of amounts previously paid. See "Certain Legal Aspects of the Mortgage Assets."


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



         The Mortgage Loans and Contracts are also subject to federal laws, including:

         (i) the Federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms thereof.

         (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, martial status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

         (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience. Violations of certain provisions of these federal laws may limit the ability of the Servicer or the Administrator to collect all or part of the principal of or interest on the Mortgage Loans and Contracts and in addition could subject the Servicer or the Administrator to damages and administrative enforcement.

         Unless otherwise specified in the related Prospectus Supplement, the related Seller or the Company will be required to repurchase any Mortgage Loan or Contract which, at the time of origination, did not comply with applicable federal and state laws or regulations.

                          DESCRIPTION OF THE SECURITIES

GENERAL

         The following summaries describe certain features common to each Series. Such summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indenture or Pooling Agreement, as applicable, and the Prospectus Supplement relating to each Series. When particular provisions or terms used or referred to in an Indenture or Pooling Agreement are referred to herein, such provisions or terms shall be as used or referred to in such Indenture or Pooling Agreement.

         Neither the Bonds nor the Certificates will be insured or guaranteed by GNMA, FNMA, FHLMC, any governmental entity or, unless otherwise specified in the related Prospectus Supplement by any other person. Unless otherwise specified in the related Prospectus Supplement, the Company's only obligations with respect to a Series will be to obtain certain representations and warranties from each Seller and to assign to the related Trustee the Company's rights with respect thereto, and its obligations pursuant to certain representations and warranties made by it. Unless otherwise specified in the Prospectus Supplement relating to a Series, no affiliate of the Company will have any obligations with respect to such Series.

         The Mortgage Assets relating to a Series, other than the Agency Securities, will not be, insured or guaranteed by any governmental entity or, unless otherwise specified in the related Prospectus Supplement, by any other person. With respect to a Series for which the related Trust Property includes Mortgage Loans, Contracts or Multifamily Loans, to the extent that delinquent payments on or losses in respect of defaulted Mortgage Loans, Contracts or Multifamily Loans, are not advanced by the related Servicer, the Administrator, if any, or any other entity or paid from any applicable Credit Enhancement, such delinquencies may result in delays in payments or distributions to the Holders of one or more Classes of such Series, and such losses will be borne by the Holders of one or more Classes of such Series.

         In addition, with respect to a Series for which the related Trust Property includes Mortgage Assets other than Mortgage Loans, late payments on such Mortgage Assets may result in delays in payments and/or distributions to the Holders of one or more Classes of such Series, and losses on such Mortgage Assets will be borne by the Holders of one or more Classes of such Series, to the extent such late payments and losses are not advanced or paid from any applicable Credit Enhancement.

THE BONDS - GENERAL

         The Bonds will be issued in Series pursuant to an Indenture between the applicable Issuer and the related Trustee named in the related Prospectus Supplement, each such Indenture as supplemented by or is incorporated by reference by a Series Supplement with respect to each Series. A form of Indenture has been filed with the Commission as an Exhibit to the Registration Statement of which Prospectus forms a part. A copy of the Series Supplement for a Series, if any, will be filed with the Commission as an Exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of such Series of Bonds.

         The "Issuer" with respect to a Series of Bonds will be the Company or a trust beneficially owned by the Company (each, a "Trust"). Each such Trust will be created by an agreement (the "Deposit Trust Agreement") between the Company, acting as depositor, and a bank, trust company or other fiduciary, acting as owner trustee (the "Owner Trustee"), solely for the purpose of issuing one or more Series of Bonds. The Company may sell or assign its beneficial ownership interest in any Trust, in whole or in part, to another entity or entities at the time of, or subsequent to, the issuance of any Bonds by such Trust. Each Series of Bonds will be non-recourse obligations of the related Issuer. The Issuer with respect to a Series of Bonds will not have, nor be expected in the future to have, any significant assets available for payments on such Series of Bonds other than the Assets included in the related Trust Estate. Unless otherwise specified in the related Prospectus Supplement, each Series of Bonds will be separately secured by the related Trust Estate, which will constitute the only significant assets available to make payments on the Bonds of such Series. Accordingly, the investment characteristics of a Series of Bonds will be determined by the Assets included in the related Trust Estate and will not be affected by the identity of the obligor with respect to such Series of Bonds.

THE CERTIFICATES - GENERAL

         The Certificates will be issued in Series pursuant to a Deposit Trust Agreement or a Pooling Agreement a form of each of which has been filed as an Exhibit to the Registration Statement of which this Prospectus forms a part. The Deposit Trust Agreement or Pooling Agreement relating to a Series of Certificates will be filed as an Exhibit to a Report on Form 8-K to be filed with the Commission within 15 days following the issuance of such Series of Certificates.

         The "Issuer" with respect to a Series of Certificates will be the related Trust established by the Company pursuant to the related Deposit Trust Agreement or Pooling Agreement. Each Series of Certificates will be entitled to distributions only from the Assets included in the related Trust Property and any other Assets pledged or otherwise available for the benefit of the Holders of such Series as specified in the related Prospectus Supplement. Accordingly, the investment characteristics of a Series of Certificates will be determined by the Assets included in the related Trust Property. The Certificates of a Series will not represent obligations of the Company, any Administrator, any Servicer or any affiliate thereof.

FORM OF SECURITIES; TRANSFER AND EXCHANGE

         As specified in the related Prospectus Supplement, the Securities of each Series will be issued either in book entry form or fully registered certificated form in the minimum denominations for each Class specified in the related Prospectus Supplement. Unless otherwise specified in the Prospectus Supplement, the original Principal Balance of each Security will equal the aggregate payments or distributions allocable to principal to which such Security is entitled. Unless otherwise specified in the related Prospectus Supplement, payments or distributions allocable to interest on each Security of a Series that is not entitled to payments or distributions allocable to principal will be calculated based on the Notional Principal Balance of such Security. The "Notional Principal Balance" of a Security will be a notional amount assigned to such security and will not evidence an interest in or entitlement to payments or distributions allocable to principal, but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

         Except as described below under "Book Entry Registration" with respect to Book Entry Securities, the Securities of each Series will be transferable and exchangeable on a register to be maintained at the corporate trust office of the related Trustee or such other office or agency maintained for such purposes by the Trustee in New York City. Unless otherwise specified in the Prospectus Supplement with respect to a Series, under the related Indenture or Pooling Agreement, the Trustee will be appointed initially as the "Registrar" for such Series for purposes of maintaining books and records of the ownership and transfer of the Securities of such Series. Unless otherwise specified in the Prospectus Supplement with respect to a Series, no service change will be made for any registration of transfer or exchange of Securities of such Series, but payment of a sum sufficient to cover any tax or other governmental charge may be required.

         Under current law the purchase and holding of a Class of Securities entitled only to a specified percentage of payments or distributions of either interest or principal or a notional amount of either interest or principal on the related Mortgage Assets or a Class of Securities entitled to receive payments or distributions of interest and principal on the Mortgage Assets only after payments or distributions to other Classes or after the occurrence of certain specified events by or on behalf of any employee benefit plan or other retirement arrangement (including individual retirement accounts and annuities, Keogh plans and collective investment funds in which such plans, accounts or arrangements are invested) subject to provisions of ERISA or the Code, may result in "prohibited transactions" within the meaning of ERISA and the Code. See "ERISA Considerations." Unless otherwise specified in the related Prospectus Supplement, transfer of Securities of such a Class will not be registered unless the transferee (i) executes a representation letter stating that it is not, and is not purchasing on behalf of, any such plan, account or arrangement or (ii) provides an opinion of counsel satisfactory to the related Trustee and the Company that the purchase of Securities of such a Class by or on behalf of such plan, account or arrangement is permissible under applicable law and will not subject the related Trustee, the Administrator, if any, or the Company to any obligation or liability in addition to those undertaken in the Pooling Agreement.

REMIC ELECTION

         As to each Series, one or more elections may be made to treat all or specified portions of the related Trust Property as a REMIC for federal income tax purposes. The related Prospectus Supplement will specify whether a REMIC election is to be made. Alternatively, the Indenture or Pooling Agreement for a Series may provide that a REMIC election may be made at the discretion of the Company, the Administrator, if any, or another entity and may only be made if certain conditions are satisfied. As to any such Series, the terms and provisions applicable to the making of a REMIC election, as well as any material federal income tax consequences to Holders of such Series not otherwise described herein, will be set forth in the related Prospectus Supplement. If such an election is made with respect to a Series, one or more of the Classes of such Series will be designated as evidencing the "residual interests" in the related REMIC or REMICs, as defined in the Code. All other Classes of such Series will constitute "regular interests" in the related REMIC or REMICs, as defined in the Code. As to each Series with respect to which a REMIC election is to be made, the Administrator, if any, the related Trustee, a Residual Holder or another person as specified in the related Prospectus Supplement will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The person so specified, unless otherwise provided in the related Prospectus Supplement, will be entitled to reimbursement for any such payment from the assets of the related Trust Property or, if applicable, from any Residual Holder.

CLASSES OF SECURITIES

         Each Series will be issued in one or more Classes. If specified in the Prospectus Supplement, one or more Classes of a Series may be secured by (in the case of Bonds), or evidence beneficial ownership interests in (in the case of Certificates), separate groups of Assets included in the related Trust Property or otherwise available for the benefit of such Series.

         If specified in the related Prospectus Supplement, the Certificates of a Series will have an aggregate original principal balance equal to the aggregate unpaid principal balance of the Mortgage Assets included in the related Trust Property as of the close of business on the first day of the month of creation of the related Trust (the "Cut-off Date") after deducting payments of principal due on or before the Cut-off Date and, unless otherwise specified in the related Prospectus Supplement, will bear interest in the aggregate equal to the Pass-Through Rate for such Series. The "Pass-Through Rate" for a Series will equal the rate of interest borne by the related Mortgage Assets, net of the aggregate servicing fees and any other amounts (including fees payable to the Administrator, if any, for such Series) as are specified in the Prospectus Supplement. The original principal balance of the Certificates of a Series and the Certificate Interest Rate on the Classes of such Certificates will be determined in the manner specified in the Prospectus Supplement.

         Each Class of Securities that is entitled to payments or distributions allocable to interest will bear interest at the applicable Bond Interest Rate or Certificate Interest Rate, which in either case may be a fixed rate (which may be zero) or, in the case of Variable Interest Securities, may be a rate that is subject to change from time to time (a) in

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



accordance with a schedule, (b) in reference to an index, or (c) otherwise in each case as specified in the related Prospectus Supplement. Notwithstanding the foregoing, if so specified in the related Prospectus Supplement, one or more Classes of a Series may be entitled to receive payments or distributions of interest only to the extent of amounts available to make such payments or distributions. One or more Classes of Securities may provide for interest that accrues, but is not currently payable ("Compound Interest Securities"). With respect to any Class of Compound Interest Securities, if specified in the related Prospectus Supplement, any interest that has accrued but is not paid on a given Payment Date or Distribution Date will be added to the aggregate principal balance of such Class on that Payment Date or Distribution Date.

         A Series may include one or more Classes entitled only to payments or distributions (i) allocable to interest ("Interest Only Securities"), (ii) allocable to principal ("Principal Only Securities"), and allocable as between scheduled payments of principal and Principal Prepayments, as defined below under "Payments or Distributions of Principal and Interest" or (iii) allocable to both principal (and allocable as between scheduled payments of principal and Principal Prepayments) and interest. A Series may include one or more classes as to which payments or distributions will be allocated (i) on the basis of collections from designated portions of the Assets included in the related Trust Property, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or (iv) otherwise, in each case as specified in the related Prospectus Supplement. The timing and amounts of such payments or distributions may vary among Classes, over time or otherwise, in each case as specified in the related Prospectus Supplement.

         A Series of Securities may include one or more Classes of Scheduled Amortization Securities and Companion Securities. "Scheduled Amortization Securities" are Securities with respect to which payments or distributions of principal are to be made in specified amounts on specified Payment Dates or Distribution Dates, to the extent of funds available on such Payment Date or Distribution Date. "Companion Securities" are Securities which receive payments or distributions of all or a portion of any funds available on a given Payment Date or Distribution Date which are in excess of amounts required to be applied to payments or distributions on Scheduled Amortization Securities on such Payment Date or Distribution Date. Because of the manner of application of payments or distributions of principal to Companion Securities, the weighted average lives of Companion Securities of a Series may be expected to be more sensitive to the actual rate of prepayments on the Mortgage Assets in the related Trust Property than will the Scheduled Amortization Securities of such Series.

         One or more Series of Securities may constitute Series of "Special Allocation Securities," which may include Senior Securities, Subordinated Securities, Priority Securities and Non-Priority Securities. As more fully described in the related Prospectus Supplement for a Series of Special Allocation Securities, Special Allocation Securities are Securities for which the timing and/or priority of payments or distributions of principal and/or interest may favor one or more Classes of such Securities over one or more other Classes of such Securities. Such timing and/or priority may be modified or reordered upon the occurrence of one or more specified events. Unless otherwise specified in the related Prospectus Supplement for a Series of Special Allocation Securities, losses on the Assets included in the related Trust Property may be disproportionately borne by one or more Classes of such Series, and the proceeds and distributions from such Assets may be applied to the payment in full of one or more Classes of such Series before the balance, if any, of such proceeds are applied to one or more other Classes within such Series. For example, Special Allocation Securities in a Series may be comprised of one or more Classes of Senior Securities having a priority in right to payments or distributions of principal and interest over one or more Classes of Subordinated Securities, to the extent described in the related Prospectus Supplement, as a form of Credit Enhancement. See "Credit Enhancement -- Subordination". Typically, Subordinated Securities of a Series will carry a rating by the rating agencies rating the Securities of such Series lower than that of the Senior Securities of such Series. In addition, one or more Classes of Securities of a Series ("Priority Securities") may be entitled to a priority of payments or distributions of principal or interest from Assets included in the related Trust Property over another Class of Securities of such Series ("Non-Priority Securities"), but only after the exhaustion of other Credit Enhancement applicable to such Series. Priority Securities and Non-Priority Securities nonetheless may be within the same rating category.


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



PAYMENTS OR DISTRIBUTIONS OF PRINCIPAL AND INTEREST

         General

         Payments or distributions of principal and interest on the Securities of a Series will be made by the related Trustee, to the extent of funds available therefor, on the related Payment Date or Distribution Date. Payments or distributions will be made to the persons in whose names the Securities of such Series are registered at the close of business on the dates specified in the related Prospectus Supplement (each, a "Record Date"). With respect to Securities other than Book Entry Securities, payments or distributions will be made by check or money order mailed to Securityholders of such Series at their addresses appearing in the books and records maintained by or on behalf of the Issuer of such Series or, if specified in the related Prospectus Supplement, in the case of Securities that are of a certain minimum denomination as specified in the related Prospectus Supplement, upon written request by a holder of such Series, by wire transfer or by such other means as are agreed upon with such Securityholder; provided, however, that the final payment or distribution in retirement of a Series (other than Book Entry Securities) will be made only upon presentation and surrender of such Securities at the office or agency of the related Trustee specified in the notice to Securityholders of such final distribution. With respect to Book Entry Securities, such payments or distributions will be made as described below under "Book Entry Registration" and in the related Prospectus Supplement.

         Unless otherwise specified in the related Prospectus Supplement, payments or distributions allocable to principal and interest on the Securities of a Series will be made by the related Trustee out of, and only to the extent of, funds in a separate account established and maintained under the related Indenture or Pooling Agreement for the benefit of Securityholders of such Series (the "Collection Account" with respect to a Series of Bonds and the "Certificate Account" with respect to a Series of Certificates), including any funds transferred from any related Reserve Fund. As between Securities of different Classes of a Series and as between payments or distributions of principal (and, if applicable, between payments or distributions of Principal Prepayments and scheduled payments of principal) and interest, payments or distributions made on any Payment Date or Distribution Date will be applied as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, payments or distributions to any Class of Securities will be made pro rata to all Securityholders of that Class. If so specified in the related Prospectus Supplement, the amounts received by the Trustee as described below under "Assets Securing or Underlying the Securities" will be invested in the Permitted Instruments specified herein and in the related Prospectus Supplement and all income or other gain from such investments will be deposited in the related Collection Account or Certificate Account and will be available to make payments or distributions on the Securities of the applicable Series on the next succeeding Payment Date or Distribution Date in the manner specified in the related Prospectus Supplement.

         Payments or Distributions of Interest

         Each Class of a Series (other than a Class of Principal Only Securities) will accrue interest at the applicable Bond Interest Rate or Certificate Interest Rate. One or more Classes may be entitled to receive payments or distributions of interest only to the extent of amounts available to make such payments or distributions. Interest on each Class will accrue during the related Interest Accrual Period and will be paid or distributed on the related Payment Date or Distribution Date. Interest on all Securities which bear or receive interest, other than Compound Interest Securities, will be due and payable on the Payment Dates, or distributed on the Distribution Dates, as applicable, specified in the related Prospectus Supplement. However, failure to pay or distribute interest on a current basis may not necessarily be an Event of Default with respect to a particular Series or Class of Securities. Interest on any Class of Compound Interest Securities will not be paid or distributed currently, but will accrue and the amount of the interest so accrued will be added to the principal thereof on each Payment Date or Distribution Date, as applicable, until the date specified in the related Prospectus Supplement. Principal Only Securities will not accrue, and will not be entitled to receive, any interest. Upon maturity or earlier redemption of the Securities of any Class, interest will be paid to the date specified in the related Prospectus Supplement.

         Each payment of interest on each Class of Securities (or addition to principal of a Class of Compound Interest Securities) on a Payment Date or Distribution Date, as applicable, will include all interest accrued during the related Interest Accrual Period. If the Interest Accrual Period for a Series ends on a date other than a Payment Date or Distribution Date, as applicable, for such Series, the yield realized by the Holders of such Securities may be lower than the yield that would result if the Interest Accrual Period ended on such Payment Date or Distribution Date. Additionally, if so specified in the related Prospectus Supplement, interest accrued for an Interest Accrual Period for one or more Classes may be calculated on the assumption that principal payments or distributions (and additions to principal of the Securities), and allocations of losses on the Mortgage Assets (if so specified in the related Prospectus Supplement), are made on the first day of the preceding Interest Accrual Period and not on the Payment Date or Distribution Date, as applicable, for such preceding Interest Accrual Period when actually made or added. Such method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding.

         A Series may include one or more Classes of Variable Interest Rate Securities. With respect to each Class of Variable Interest Securities of a Series, the related Prospectus Supplement will set forth: (i) the initial Bond Interest Rate or Certificate Interest Rate, as applicable (or the manner of determining the initial Bond Interest Rate or Certificate Interest Rate); (ii) the formula, index or other method by which the Bond Interest Rate or Certificate Interest Rate, as applicable, will be determined from time to time;
(iii) the periodic intervals at which such determination will be made; (iv) the Maximum Variable Interest Rate, if any, and the Minimum Variable Interest Rate; and (v) any other terms relevant to such Class of Securities.

         Payments or Distributions of Principal

         Principal payments or distributions on the Securities of a Series will be made from amounts available therefor on each Payment Date or Distribution Date, as applicable, in an aggregate amount determined as set forth in the related Prospectus Supplement and will be allocated among the respective Classes of a Series of Securities at the times, in the manner and in the priority set forth in the related Prospectus Supplement.

         Except with respect to Compound Interest Securities and Interest Only Securities, unless specified otherwise in the related Prospectus Supplement, on each Payment Date or Distribution Date, as applicable, principal payments or distributions will be made on the Securities of a Series in an aggregate amount determined in the related Prospectus Supplement. If a Series of Securities has a Class of Compound Interest Securities, additional principal payments on the Securities of such Series will be made on each Payment Date or Distribution Date, as applicable, in an amount equal to the interest accrued, but not then payable or distributable, on such Class of Compound Interest Securities for the related Interest Accrual Period.

         If so specified in the related Prospectus Supplement, on any Payment Date or Distribution Date, as applicable, on which the principal balance of the Mortgage Assets relating to a Series is reduced due to losses on such Mortgage Assets, (i) the amount of such losses will be allocated first, to reduce the aggregate outstanding principal balance of the Subordinate Securities of such Series or other subordination, if any, and, thereafter, to reduce the aggregate outstanding principal balance of the remaining Securities of such Series in the priority and manner specified in such Prospectus Supplement until the aggregate outstanding principal balance of each Class of such Securities of such Series so specified has been reduced to zero or paid in full, thus reducing the amount of principal payable or distributable on each such Class of Securities or (ii) such losses may be allocated in any other manner set forth in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, such reductions of principal of a Class or Classes of Securities will be allocated to the Holders of the Securities of such Class or Classes pro rata in the proportion which the outstanding principal of each Security of such Class or Classes bears to the aggregate outstanding principal balance of all Securities of such Class.

         If so provided in the related Prospectus Supplement, one or more Classes of Senior Certificates of a Series will be entitled to receive all or a disproportionate percentage of the payments of principal which are received on the related Mortgage Assets in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of such payments ("Principal Prepayments") in the percentages and under the circumstances or for the periods specified in the Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, any such allocation of principal prepayments to such Class or Classes will have the effect of accelerating the amortization of such Senior Securities while increasing the interests evidenced by the Subordinated Securities in rights to the benefit of the Assets in the related Trust Property. Increasing the interests of the Subordinated Securities relative to that of the Senior Securities is intended to preserve the availability of the subordination credit enhancement provided to the Priority Securities by the Subordinated Securities. See "Credit Enhancement -- Subordination."

         Unscheduled Payments or Distributions

         If specified in the related Prospectus Supplement, the Securities of a Series will be subject to receipt of payments or distributions before the next scheduled Payment Date or Distribution Date under the circumstances and in the manner described below and in the related Prospectus Supplement. If applicable, the related Trustee will be required to make such unscheduled payments or distributions on the Securities of a Series on the date and in the amount specified in the related Prospectus Supplement if, due to substantial payments of principal (including Principal Prepayments) on the related Mortgage Assets, low rates then available for reinvestment of such payments or both, the Trustee determines, based on the assumptions specified in the related Indenture or Pooling Agreement, that the amount anticipated to be on deposit in the Collection Account or Certificate Account for such Series on the next related Payment Date or Distribution Date, together with, if applicable, any amounts available to be withdrawn from any related Reserve Fund or from any other Credit Enhancement provided for such Series, may be insufficient to make required payments or distributions on the Securities of such Series on such Payment Date or Distribution Date. Unless otherwise specified in the related Prospectus Supplement, the amount of any such unscheduled payment or distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be paid or distributed as principal on the Securities of such Series on the next Payment Date or Distribution Date. Unless otherwise specified in the related Prospectus Supplement, all unscheduled payments or distributions will include interest at the applicable Bond Interest Rate or Certificate Interest Rate (if any) on the amount of the unscheduled payment or distribution allocable to principal for the period and to the date specified in such Prospectus Supplement.

         Unless otherwise specified in the related Prospectus Supplement, all payments or distributions allocable to principal in any unscheduled payment or distribution made on the Securities of a Series will be made in the same priority and manner as payments or distributions of principal on such Securities would have been made on the next Payment Date or Distribution Date, and with respect to Securities of the same Class, unscheduled payments or distributions of principal will be made on a pro rata basis. Notice of any unscheduled payment or distribution will be given by the Trustee prior to the date of such payment or distribution.

REDEMPTION OF BONDS; TERMINATION OR REPURCHASE WITH RESPECT TO CERTIFICATES

         To the extent provided in the related Prospectus Supplement, the Bonds of any Class of a Series may be (i) redeemed at the request of holders of such Bonds; (ii) redeemed at the option of the Company or another party specified in the related Prospectus Supplement; or (iii) subject to special redemption under certain circumstances. The circumstances and terms under which the Bonds of a Series may be redeemed will be described in the related Prospectus Supplement.

         To the extent provided in the related Prospectus Supplement, the Certificates of any Class of a Series may be (i) repurchased at the request of holders of such Certificates; (ii) repurchased at the option of the Company, the Administrator, if any, or another party specified in the related Prospectus Supplement; or (iii) subject to special repurchase under certain circumstances. In addition, if so specified in the Prospectus Supplement for a Series of Certificates, the Company, the Administrator, if any, or another party specified in the related Prospectus Supplement may, at its option, cause an early termination of the Trust for such Series by repurchasing all of the Mortgage Assets from such Trust, under the circumstances specified in such Prospectus Supplement. The circumstances and terms under which the Certificates of a Series may be repurchased and the circumstances and terms under which the related Trust may be terminated will be described in the related Prospectus Supplement.

BOOK ENTRY REGISTRATION

         If the Prospectus Supplement for a Series so provides, Securities of any Class of such Series may be issued in book entry form ("Book Entry Securities") and held in the form of a single bond or certificate issued in the name of a Clearing Agency ("Clearing Agency") registered with the Securities and Exchange Commission or its nominee. Transfers and pledges of Book Entry Securities may be made only through entries on the books of the Clearing Agency in the name of brokers, dealers, banks and other organizations eligible to maintain accounts with the Clearing Agency ("Clearing Agency Participants") or their nominees. Clearing Agency Participants may also be Beneficial Owners (as defined below) of Book Entry Securities.

         Purchasers and other Beneficial Owners of Book Entry Securities ("Beneficial Owners") may not hold Book Entry Securities directly, but may hold, transfer or pledge their ownership interest in the Book Entry Securities only through Clearing Agency Participants. Additionally, Beneficial Owners will receive all payments or distributions of principal and interest with respect to Book Entry Securities, and, if applicable, may request redemption or repurchase of Book Entry Securities, only through the Clearing Agency and the Clearing Agency Participants. Beneficial Owners will not be registered holders of Securities or be entitled to receive definitive certificates representing their ownership interest in the Securities except under the limited circumstances, if any, described in the related Prospectus Supplement. See "Special Considerations -- Book Entry Registration."

         If Securities of a Series are issued as Book Entry Securities, the Clearing Agency will be required to make book entry transfers among Clearing Agency Participants, to receive and transmit payments or distributions of principal and interest with respect to the Securities of such Series, and to receive and transmit requests for redemption or repurchase with respect to such Securities. Clearing Agency Participants with whom Beneficial Owners have accounts with respect to such Book Entry Securities will be similarly required to make book entry transfers and receive and transmit payments or distributions and redemption or repurchase requests on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not be registered holders of Securities and will not possess physical certificates, a method will be provided whereby Beneficial Owners may receive payments or distributions, transfer their interests, and submit redemption or repurchase requests.

                  ASSETS SECURING OR UNDERLYING THE SECURITIES

         Each Series of Bonds will be secured by a pledge by the related Issuer to the related Trustee of the Assets included in the related Trust Estate, and each Series of Certificates will represent a beneficial interest in the Assets included in the related Trust and transferred to the related Trustee by the Company. Such Assets may include (i) Mortgage Assets and payments or distributions thereon (subject, if specified in the Prospectus Supplement, to certain exclusions); (ii) if specified in the Prospectus Supplement, reinvestment income on such payments or distributions; (iii) with respect to Property that includes Mortgage Loans, Contracts or Multifamily Loans, all property acquired by foreclosure or deed in lieu of foreclosure with respect to any such Mortgage Loan, Contract or Multifamily Loan and certain rights of the Administrator, if any, and the Servicers under any policies required to be maintained in respect of the related Mortgage Assets; and (iv) if so specified in the Prospectus Supplement, one or more forms of Credit Enhancement. The primary Assets of any Trust Estate or Trust will consist of Mortgage Assets. The Company expects to acquire Mortgage Assets from various sellers (each, a "Seller"), which may be affiliates of the Company, in open market or privately negotiated transactions. Such acquisitions may be made through an affiliate of the Company.

         Mortgage Assets may be acquired by the Company from affiliates of the Company. The following is a brief description of the Mortgage Assets expected to be included in the Trust Property of each Series. If specific information respecting the Mortgage Assets is not known at the time a Series is initially offered, more general information of the nature described below will be provided in the related Prospectus Supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of such Series. A copy of the related Indenture or Pooling Agreement with respect to each Series will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the related Trustee specified in the related Prospectus Supplement. A schedule of the Mortgage Assets relating to each Series, will be attached to the related Indenture or Pooling Agreement delivered to the Trustee upon delivery of such Series.

MORTGAGE LOANS

         The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages or deeds of trust (the "Mortgages") creating liens on residential properties (the "Mortgaged Properties"). Such Mortgage Loans will be within the broad classification of single family mortgage loans, defined generally as loans on residences containing one to four dwelling units. If so specified in the Prospectus Supplement, the Mortgage Loans may include cooperative apartment loans ("Cooperative Loans") secured by security interests in shares issued by private, non-profit, cooperative housing corporations ("Cooperatives") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such Cooperatives' buildings, or the Mortgage Loans may be secured by junior liens on the related mortgaged properties, including Title I Loans. The Mortgaged Properties securing the Mortgage Loans may be located in or outside of the United States, and may include investment properties and vacation and second homes. Each Mortgage Loan will be selected by the Company for inclusion in the Trust Property of a Series from among those acquired by the Company or originated or acquired by one or more affiliates of the Company, including newly originated loans.

         Unless otherwise specified in the related Prospectus Supplement, the Mortgage Loans included in the Trust Property for a Series or underlying a Non-Agency Certificate included in the Trust Property for a Series will be "conventional" mortgage loans, that is, they will not be insured or guaranteed by any governmental agency, the principal and interest on such Mortgage Loans will be payable on the first day of each month, and the interest will be calculated based on a 360-day year of twelve 30-day months. When full payment is made on a Mortgage Loan during a month, the mortgagor is charged interest only on the days of the month actually elapsed up to the date of such prepayment, at a daily interest rate that is applied to the principal amount of the loan so prepaid.

         The payment terms of the Mortgage Loans to be included in the Trust Property for a Series or underlying a Non-Agency Certificate included in the Trust Property for a Series will be described in the related Prospectus Supplement and may include any of the following features or combinations thereof or other features described in the related Prospectus Supplement:

         (a) Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index, a rate that is fixed for period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. Mortgage Loans may provide for the payment of interest at a rate lower than the specified mortgage rate for a period of time or for the life of the Mortgage Loan with the amount of any difference contributed from funds supplied by the seller of the Mortgaged Property or another source.

         (b) Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the interest rate on the Mortgage Loan or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity. Principal may include interest that has been deferred and added to the principal balance of the Mortgage Loan.

         (c) Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period. Mortgage Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

         (d) Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for certain periods ("lockout periods"). Certain loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due-on-sale" clauses which permit the mortgagee to demand payment of the entire mortgage loan in connection with the sale or certain transfers of the related mortgaged property. Other Mortgage Loans may be assumable by persons meeting the then applicable underwriting standards of the Company.

         With respect to a Series for which the related Trust Property includes Mortgage Loans, or for which Mortgage Loans underlie the Non-Agency Certificates included in the related Trust Property, the related Prospectus Supplement may specify, among other things, information regarding the interest rates (the "Mortgage Rates"), the average principal balance and the aggregate principal balance of such Mortgage Loans, the years of origination and original principal balances and the original loan-to-value ratios of such Mortgage Loans.


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



         Unless otherwise specified in the Prospectus Supplement, the "Loan-to-Value Ratio" of any Mortgage Loan will be determined by dividing the amount of the loan by the "Original Value" of the related mortgaged property. The principal amount of the "loan," for purposes of computation of the Loan-to-Value Ratio of any Mortgage Loan, will include any part of an origination fee that has been financed. In some instances, it may also include amounts which the seller or some other party to the transaction has paid to the mortgagor, such as minor reductions in the purchase price made at the closing. The "Original Value" of a mortgaged property is (a) in the case of any newly originated mortgage loan, the lesser of (i) the value of the mortgaged property, based on an appraisal thereof acceptable to the Company and (ii) the selling price, and (b) in the case of any mortgage loan used to retire a previous mortgage loan, the value of the mortgaged property, based on an appraisal thereof acceptable to the Company.

         There can be no assurance that the Original Value will reflect actual real estate values during the term of a Mortgage Loan. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans become equal to or greater than the values of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be significantly higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions (which may or may not affect real estate values) may affect the timely and ultimate payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the Mortgage Loans.

AGENCY SECURITIES

         Government National Mortgage Association (GNMA)

         GNMA is a wholly-owned corporate instrumentality of the United States within the United States Department of Housing and Urban Development. Section 306(g) of Title III of the National Housing Act of 1934, as amended (the "Housing Act"), authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates which represent an interest in a pool of mortgage loans insured by the Federal Housing Administration ("FHA Loans"), or guaranteed by the Farmers Home Administration ("FmHA Loans") or partially guaranteed by the Veterans' Administration ("VA Loans").

         Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any such guarantee, GNMA may, under Section 306(d) of the Housing Act, borrow from the United States Treasury in an amount which is at any time sufficient to enable GNMA, with no limitations as to amount, to perform its obligations under its guarantee.

         GNMA Certificates. Each GNMA Certificate relating to a series (which may be issued under either the GNMA I program or the GNMA II program, as referred to by GNMA) will be a "fully modified pass-through" mortgage-backed certificate issued and serviced by a mortgage banking company or other financial concern ("GNMA Issuer") approved by GNMA or approved by FNMA as a seller-servicer of FHA Loans, FmHA Loans and/or VA Loans. Each GNMA Certificate will represent a fractional undivided interest in a pool of mortgage loans which may include FHA Loans, FmHA Loans and/or VA Loans. Each such mortgage loan is secured by a one- to four-family residential property. Each such GNMA Certificate will provide for the payment by or on behalf of the GNMA Issuer to the registered holder of such GNMA Certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan, FmHA Loan or VA Loan underlying such GNMA Certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA Loan, FmHA Loan or VA Loan and the pass-through rate on the GNMA Certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA Loans, FmHA Loans or VA Loans underlying such GNMA Certificate and liquidation proceeds in the event of a foreclosure or other disposition of any such FHA Loans, FmHA Loans or VA Loans.

         The full and timely payment of principal of and interest on each GNMA Certificate will be guaranteed by GNMA, which obligation is backed by the full faith and credit of the United States.

         Each such GNMA Certificate will have an original maturity of not more than 30 years (but may have an original maturity of substantially less than 30 years). GNMA will approve the issuance of each such GNMA Certificate in accordance with a guarantee agreement (a "Guaranty Agreement") between GNMA and the GNMA Issuer. Pursuant to its Guaranty Agreement, a GNMA Issuer will be required to advance its own funds in order to make timely payments of all amounts due on the GNMA Certificate, even if the payments received by the GNMA Issuer on the mortgage loans underlying each such GNMA Certificate are less than the amounts due on such GNMA Certificate.

         If a GNMA Issuer is unable to make payments on a GNMA Certificate as such payments become due, it is required promptly to notify GNMA and request GNMA to make such payments. Upon such notification and request, GNMA will make such payments directly to the registered holder of the GNMA Certificate. In the event no payment is made by a GNMA Issuer and the GNMA Issuer fails to notify and request GNMA to make such payment, the holder of the GNMA Certificate will have recourse only against GNMA to obtain such payment. In the case of GNMA Certificates issued in definitive form, the Trustee, as registered holder of the GNMA Certificates pledged to secure a series of Bonds, will have the right to proceed directly against GNMA under the terms of the Guaranty Agreements relating to such GNMA Certificates for any amounts that are not paid when due. In the case of GNMA Certificates issued in book-entry form, The Participants Trust Corporation ("PTC"), or its nominee, will have the right to proceed against GNMA in such event.

         All mortgage loans underlying a particular GNMA I Certificate must have the same interest rate (except for pools of mortgage loans secured by manufactured homes) over the term of the loan. The interest rate on each GNMA I Certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA I Certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

         Mortgage loans underlying a particular GNMA II Certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II Certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA II Certificate (except for pools of mortgage loans secured by manufactured homes).

         Regular monthly installment payments on each GNMA Certificate relating to a series will be comprised of interest due as specified on such GNMA Certificate plus the scheduled principal payments on the FHA Loans of VA Loans underlying such GNMA Certificate due on the first day of the month in which the scheduled monthly installment on such GNMA Certificate is due. Such regular monthly installments on each such GNMA Certificate are required to be paid to the Trustee as registered holder by the 15th day of each month in the case of a GNMA I Certificate and are required to be mailed to the Trustee by the 20th day of each month in the case of a GNMA II Certificate. Any principal prepayments on any FHA Loans, FmHA Loans or VA Loans underlying a GNMA Certificate relating to a series or any other early recovery of principal on such loan will be passed through to the Trustee as the registered holder of such GNMA Certificate.

         GNMA Certificates may be backed by graduated payment mortgage loans or by "buydown" mortgage loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers' monthly payments during the early years of such mortgage loan. Payments due the registered holders of GNMA Certificates backed by pools containing "buydown" mortgage loans will be computed in the same manner as payments derived from non-"buydown" GNMA Certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of such mortgage loans, will be less than the amount of stated interest on such mortgage loans. The interest not so paid will be added to the principal of such graduated payment mortgage loans and, together with interest thereon, will be paid in subsequently years. The obligations of GNMA and of a GNMA Issuer will be the same irrespective of whether the GNMA Certificates relating to a series of Certificates are backed by graduated payment mortgage loans or "buydown" mortgage loans. No statistics comparable to the FHA's prepayment experience on level payment, non-"buydown" mortgage loans are available in respect of graduated payment or "buydown" mortgages. GNMA Certificates included in the Trust Property for a Series or underlying a Non-Agency Certificate included in the Trust Property for a Series may be held in book-entry form.


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         If specified in the related Prospectus Supplement, GNMA Certificates included in the Trust Property for a Series or underlying a Non-Agency Certificate included in the Trust Property for a Series may be held on deposit at PTC, a limited purpose trust company organized under the banking law of the State of New York. PTC operates a private sector, industry-owned depository and settlement facility for the book-entry transfer of interests in GNMA Certificates. Distributions of principal of and interest on each GNMA Certificate held through PTC will be credited by PTC to the PTC participant on whose account the GNMA Certificate is credited.

         If specified in the related Prospectus Supplement, GNMA Certificates included in the Trust Property for a Series or underlying a Non-Agency Certificate included in the Trust Property for a Series may be backed by multifamily mortgage loans having the characteristics specified in such Prospectus Supplement.

         Federal National Mortgage Association (FNMA)

         FNMA is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act (the "Charter Act"). FNMA was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately-managed corporation by legislation enacted in 1968.

         FNMA provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. FNMA acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, FNMA helps to redistribute mortgage funds from capital surplus to capital-short areas.

         FNMA Certificates. FNMA Certificates are Guaranteed Mortgage Pass-Through Certificates representing fractional undivided interests in a pool of mortgage loans formed by FNMA. Each mortgage loan must meet the applicable standards of the FNMA purchase program. Mortgage loans comprising a pool are either provided by FNMA from its own portfolio or purchased pursuant to the criteria of the FNMA purchase program.

         Mortgage loans underlying FNMA Certificates relating to a series will consist of conventional mortgage loans, FHA Loans or VA Loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a FNMA Certificate are expected to be between either 8 to 15 years or 20 to 30 years. The original maturities of substantially all of the fixed rate level payment FHA Loans or VA Loans are expected to be 30 years.

         Mortgage loans underlying a FNMA Certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a FNMA Certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and FNMA's guaranty fee. Thus, the annual interest rates on the mortgage loans underlying a FNMA Certificate will generally be between 50 basis points and 250 points greater than the annual FNMA Certificate pass-through rate. If specified in the related Prospectus Supplement, FNMA Certificates included in the Trust Property with respect to a Series or underlying a Non-Agency Certificate included in the Trust Property for a Series may be backed by adjustable rate mortgages.

         Regular monthly installment payments on each FNMA Certificate will be comprised of interest due as specified by such FNMA Certificate plus the scheduled principal payments on the Mortgage Loans underlying such FNMA Certificate due during the period beginning on the second day of the month prior to the month in which the scheduled monthly installment on such FNMA Certificate is due and ending on the first day of such month in which the scheduled monthly installment on such FNMA Certificate is due. Such regular monthly installments on each such FNMA Certificate will be distributed to the holder of record on the 25th day of each month. Any principal prepayments on the mortgage loans underlying any FNMA Certificate included in the Trust Property with respect to a Series or underlying a Non-Agency Certificate included in the Trust Property for a Series or any other early recovery of principal on such mortgage loans will be passed through to the holder of record of such FNMA Certificate on the 25th day of the month next following such prepayment or recovery and, in turn, a portion of such amounts will be paid or distributed to Holders of such Series, secured thereby, as additional principal payments.


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         FNMA guarantees to each registered holder of a FNMA Certificate that it will distribute amounts representing such holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by such FNMA Certificate on the underlying mortgage loans, whether or not received, and such holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of FNMA under its guarantees are obligations solely of FNMA and are not backed by, nor entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend FNMA up to $2.25 billion outstanding at any time, neither the United States nor any agency thereof is obligated to finance FNMA's operations or to assist FNMA in any other manner. If FNMA were unable to satisfy its obligations, distributions to holders of FNMA Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FNMA Certificates would be affected by delinquent payments and defaults on such mortgage loans.

         If specified in the related Prospectus Supplement, FNMA Certificates included in the Trust Property for a Series or underlying a Non-Agency Certificate included in the Trust Property for a Series may be backed by multifamily mortgage loans having the characteristics specified in such Prospectus Supplement.

         Federal Home Loan Mortgage Corporation (FHLMC)

         FHLMC is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended (the "FHLMC Act"). The common stock of FHLMC is owned by the Federal Home Loan Banks. FHLMC was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of FHLMC currently consists of the purchase of first lien conventional mortgage loans or participation interests in such mortgage loans and the sale of the mortgage loans or participations so purchased in the form of mortgage securities, primarily FHLMC Certificates. FHLMC is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

         FHLMC Certificates. Each FHLMC Certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA Loans or VA Loans (a "FHLMC Certificate group"). FHLMC Certificates are sold under the terms of a Mortgage Participation Certificate Agreement. A FHLMC Certificate may be issued under either FHLMC's Cash Program or Guarantor Program.

         Unless otherwise described in the related Prospectus Supplement, mortgage loans underlying the FHLMC Certificates relating to a series will consist of mortgage loans with original terms to maturity of between 10 and 30 years. Each such mortgage loan must meet the applicable standards set forth in FHLMC Act. A FHLMC Certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another FHLMC Certificate group. Under the Guarantor Program any such FHLMC Certificate group may include only whole loans or participation interests in whole loans.

         FHLMC guarantees to each registered holder of a FHLMC Certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable Certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the FHLMC Certificate group represented by such FHLMC Certificate, whether or not received. FHLMC also guarantees to each registered holder of a FHLMC Certificate collection by such holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share thereof, but does not, except if and to the extent specified in the Prospectus Supplement for a Series, guarantee the timely payment of scheduled principal. Under FHLMC's Gold PC Program, FHLMC guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in such month of distribution. Pursuant to its guarantees, FHLMC indemnifies holders of FHLMC Certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. FHLMC may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (i) 30

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days following foreclosure sale, (ii) 30 days following payment of the claim by any mortgage insurer, or (iii) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying FHLMC Certificates, including the timing of demand for acceleration, FHLMC reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for FHLMC to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and FHLMC has not adopted standards which require that the demand be made within any specified period.

         FHLMC Certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of FHLMC under its guarantee are obligations solely of FHLMC and are not backed by, nor entitled to, the full faith and credit of the United States. If FHLMC were unable to satisfy such obligations, distributions to holders of FHLMC Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FHLMC Certificates would be affected by delinquent payments and defaults on such mortgage loans.

         In addition to FHLMC's guarantees of timely payment of interest and ultimate collection of principal, FHLMC guarantees with respect to FHLMC Certificates representing certain qualifying mortgage loans the timely payment by each mortgagor of the monthly principal scheduled to be paid under the amortization schedule applicable to each such mortgage loan ("Scheduled Principal"). Servicers of the mortgage loans comprising these FHLMC Certificates are required to pay Scheduled Principal to FHLMC whether or not received from the mortgagors. FHLMC, in turn, guarantees to pay Scheduled Principal to each registered holder of such FHLMC Certificates whether or not received from the servicers. FHLMC monthly payments of Scheduled Principal are computed based upon the servicer's monthly report to FHLMC of the amount of Scheduled Principal due to be paid on the related mortgage loans. The Prospectus Supplement for each Series for which the related Trust Property includes FHLMC Certificates or for which the related Trust Property includes Non-Agency Certificates backed by FHLMC Certificates will set forth the nature of FHLMC's guarantee with respect to scheduled principal payments on the mortgage loans in the pools represented by such FHLMC Certificates.

         Requests for registration of ownership of FHLMC Certificates made on or before the last business day of a month are made effective as of the first day of that month. With respect to FHLMC Certificates sold by FHLMC on or after January 2, 1985, a Federal Reserve Bank which maintains book-entry accounts with respect thereto will make payments of interest and principal each month to holders in accordance with the holders' instructions. The first payment to a holder of a FHLMC Certificate will normally be received by the 15th day of the second month following the month in which the purchaser became recognized as the holder of such FHLMC Certificate. Thereafter, payments will normally be received by the 15th day of each month.

         A FHLMC Certificate may be issued under programs created by FHLMC, including its Cash Program or Guarantor Program. Under FHLMC's Cash Program, the pooled mortgage loans underlying a FHLMC Certificate are purchased for cash from a number of sellers. With respect to FHLMC Certificate Pools formed prior to June 1, 1987, under the Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a FHLMC Certificate may exceed the interest rate on the FHLMC Certificate. Under such program, FHLMC purchases groups of whole mortgage loans at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which, when applied to the interest rate of the mortgage loans purchased, results in the yield (expressed as a percentage) required by FHLMC. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance of the mortgage loans, an assumed term and a prepayment period as determined by FHLMC. No mortgage loan is purchased by FHLMC at greater than 100% of its outstanding principal balance. Thus, the range of interest rates on the mortgage loans in a FHLMC Certificate Pool formed prior to June 1987 under the Cash Program will vary since mortgage loans are purchased and identified to a FHLMC Certificate Pool based upon their yield to FHLMC rather than on the interest rates on the mortgage loans. With respect to FHLMC Certificate Pools formed on or after June 1, 1987, the range of interest rates on the mortgage loans and participations in a FHLMC Certificate Pool which is comprised of 15- or 30-year fixed-rate single family mortgage loans bought by FHLMC under the Cash Program will be restricted to one percentage point. In addition, the minimum interest

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



rate on any mortgage loan in a FHLMC Certificate Pool will be greater than or equal to the annual pass-through rate on the related FHLMC Certificate, and the maximum interest rate will not be more than two percentage points above such pass-through rate.

         Under FHLMC's Guarantor Program, the mortgage loans underlying a FHLMC Certificate are purchased from a single seller in exchange for such FHLMC Certificate. The interest rate on a FHLMC Certificate under such program is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of FHLMC's management and guaranty income as agreed upon between the seller and FHLMC. Under the Guarantor Program, the range between the lowest and highest annual interest rates on the mortgage loans in a FHLMC Certificate Pool may not exceed two percentage points. For some FHLMC Certificates issued pursuant to purchase contracts under the Guarantor Program on or after September 1, 1987, the range of the interest rates on the mortgage loans in a FHLMC Certificate Pool will not exceed one percentage point.

         If specified in the related Prospectus Supplement, FHLMC Certificates included in the Trust Property for a Series or underlying a Non-Agency Certificate included in the Trust Property for a Series may be backed by multifamily mortgage loans having the characteristics specified in such Prospectus Supplement.

         Stripped Agency Securities

         Agency Securities may consist of one or more stripped mortgage-backed securities, each as described herein and in the related Prospectus Supplement. Each such Agency Security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain GNMA Certificates, FNMA Certificates, FHLMC Certificates, or other Agency Securities. The underlying securities will be held under a trust agreement by GNMA, FNMA or FHLMC each as trustee, or by another trustee named in the related Prospectus Supplement. FHLMC, FNMA or GNMA will guarantee each stripped Agency Security to the same extent as such entity guarantees the underlying securities backing such stripped Agency Security, unless otherwise specified in the related Prospectus Supplement.

         Other Agency Securities

         If specified in the related Prospectus Supplement, the Trust Property of a Series may include, or Non-Agency Certificates included in the Trust Property of a Series may be backed by, other mortgage pass-through or participation certificates issued or guaranteed by GNMA, FNMA or FHLMC, such as FNMA Guaranteed REMIC Pass-Through Certificates and FHLMC Multiclass Mortgage Participation Certificates. The characteristics of any such mortgage pass-through or participation certificates will be described in such Prospectus Supplement. If so specified, a combination of different types of Agency Securities may be included in the Trust Property of a Series or may back Non-Agency Certificates.

NON-AGENCY CERTIFICATES

         Each Non-Agency Certificate will evidence an undivided interest in Agency Securities, a Mortgage Pool, a Contract Pool or a Multifamily Loan Pool. Unless otherwise specified in the Prospectus Supplement, the Non-Agency Certificates will have the characteristics described herein. Non-Agency Certificates backed directly by Mortgage Loans, Contracts, or Multifamily Loans will be issued pursuant to a pooling and administration agreement (the "Non-Agency Pooling and Administration Agreement") between the Company, as the entity forming such Non-Agency Certificates, an administrator (the "Non-Agency Administrator") and a trustee acting under such Non-Agency Pooling and Administration Agreement (the "Certificate Trustee"). Non-Agency Certificates backed by Agency Securities may be issued pursuant to a Funding Agreement (the "Funding Agreement") between the Company, as the entity forming such Non-Agency Certificates and a trustee acting under such Funding Agreement (the "Funding Agreement Trustee"). Non-Agency Certificates will be formed by the Company in connection with the issuance of the related Series of Securities for purposes of ease of administration of the assets underlying such Non-Agency Certificates. Non-Agency Certificates themselves will not have been and will not be publicly offered. It is expected that Non-Agency Certificates will primarily be used by the Company to back Series of Bonds, as opposed to Certificates.

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         The Mortgage Loans, Contracts, and Multifamily Loans directly backing the Non-Agency Certificates issued under a Non-Agency Pooling and Administration Agreement will be serviced by one or more loan servicing institutions (the "Non-Agency Servicers") pursuant to servicing agreements between each Servicer and the Company (each a "Non-Agency Servicing Agreement"). All of the Company's right, title and interest in the Servicing Agreements with respect to the Mortgage Loans, Contracts, and Multifamily Loans will be assigned to the Certificate Trustee. Pursuant to the Non-Agency Pooling and Administration Agreement, the Servicers of the Mortgage Loans, Contracts, and Multifamily Loans covered thereby will be required to deposit with the Certificate Trustee all collections received by such Servicers on the Mortgage Loans, Contracts, and Multifamily Loans (net of a servicing fee to be retained by the Non-Agency Servicers). Monthly distributions of the principal and interest (adjusted to the pass-through rate borne by such Non-Agency Certificate) components of such collections will be made to the Trustee for the Bonds of the applicable Series for deposit into the Collection Account. The Mortgage Loans, Contracts, and Multifamily Loans underlying any such Non-Agency Certificates may be covered by

                  (i) individual policies of primary mortgage insurance insuring against all or a portion of any foreclosure losses on the particular Mortgage Loans, Contracts, and Multifamily Loans covered thereby;

                  (ii) a pool insurance policy insuring against foreclosure losses on all of the Mortgage Loans, Contracts, and Multifamily Loans in the underlying pool up to a specified limit of liability;

                  (iii) a policy of special hazard insurance insuring against losses from causes not covered by standard fire and extended coverage policies of insurance, and/or

                  (iv) such other policies of insurance or other forms of support (including, without limitation, obligations to advance delinquent payments and overcollateralization) as shall be specified in the Prospectus Supplement for a Series which is secured or backed by Non-Agency Certificates backed directly by Mortgage Loans, Contracts, or Multifamily Loans, including, if applicable, any insurance for Title I Loans under the Title I Program.

         All of the Company's rights, title and interest in the Agency Securities directly backing Non-Agency Certificates issued under a Funding Agreement will be assigned to the Funding Agreement Trustee. Pursuant to the Funding Agreement, distributions on the Agency Securities will be collected by the Funding Agreement Trustee, and monthly payments of the principal and interest (adjusted to the pass-through rate borne by the Non-Agency Certificates) components of such distributions will be made to the Trustee for the applicable Series for deposit into the Collection Account. Each of the Agency Securities sold or assigned to the Funding Agreement Trustee will have the benefit of the applicable guarantees and other attributes described hereinabove under "GNMA Certificates," "FNMA Certificates" and "FHLMC Certificates," as the case may be, and in the related Prospectus Supplement for the Series which is secured or backed by Non-Agency Certificates backed by Agency Securities.

         Any default by any insurer under a policy of insurance covering a Mortgage Loan, Contracts, or Multifamily Loans, any loss or losses in excess of policy limits, any failure by a Non-Agency Servicer or other obligor to make advances in respect of delinquent payments or any loss occasioned by an uninsured cause will adversely affect distributions to the Trustee for the related Series and, as a consequence, may result in there being insufficient funds in the related Collection Account with which to make required payments or distributions of principal and interest on the Securities of such Series.

MULTIFAMILY LOANS

         Each pool of Multifamily Loans included in the Trust Property with respect to a Series or underlying a Non-Agency Certificate included in the Trust Property for a Series (the "Multifamily Loan Pool") will consist of Conventional Multifamily Loans or FHA-Insured Multifamily Loans secured by mortgages or deeds of trust or other similar security instruments creating a first lien on rental apartment buildings or projects containing five or more units, including, but not limited to, high-rise, mid-rise and garden apartments or Multifamily Loans secured by apartment buildings owned by cooperative housing corporations. The Company expects that these loans will have been originated by mortgagees in the ordinary course of their real estate lending activities. Each Multifamily Loan Pool will be composed of

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Multifamily Loans bearing interest at the annual fixed or adjustable rates of interest specified in the Prospectus Supplement.

         The related Prospectus Supplement may specify for the Multifamily Loans contained in the related Multifamily Loan Pool, among other things, the dates of origination of the Multifamily Loans; the interest rates on the Multifamily Loans, if fixed rate, and in the case of Adjustable Multifamily Loans, the initial Adjustable Multifamily Rates, the index or formula, if any, used to determine the Adjustable Multifamily Rate, the margin or margins, if any, to be added or subtracted from the Index to calculate the Multifamily Loan Rate, and the maximum and minimum percentage adjustment, if any, for the life of the Multifamily Loan and on any annual basis, and the frequency of adjustment; the number of Multifamily Loans in the Multifamily Loan Pool; the original loan amounts or range of original loan amounts of Multifamily Loans contained in the Multifamily Loan Pool; the original Loan-to-Value Ratio on a weighted average basis of the Multifamily Loans contained in the Multifamily Loan Pool; and the original and remaining terms of the loans on a weighted average basis. The related Prospectus Supplement may also specify the number and type of units contained in each property secured by a Multifamily Loan contained in a Multifamily Loan Pool, the loan amount per unit for each project, the percentage of units in each property occupied as a specified date, the appraised value of each property and whether each property is subject to local rent control ordinances. The related Prospectus Supplement may set forth the types and locations of properties securing the Multifamily Loans, the balloon, principal amortization or interest only terms, if any, and whether the Multifamily Loan financed the acquisition or rehabilitation of the underlying properties or refinanced prior indebtedness. Unless otherwise specified in the related Prospectus Supplement, the properties securing the Multifamily Loans will be located in one or more states in the United States, the District of Columbia, or Puerto Rico.

         Certain of the Multifamily Loans may be secured by apartment buildings owned by Cooperatives. The Cooperative apartment building and the land under the building will be owned by a private, non-profit cooperative. The Cooperative owns all of the apartment units in the building and all common areas. The Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific apartments or units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its mortgage loan, real property taxes, maintenance expenses and other capital or ordinary expenses. Such payments to the Cooperative are in addition to any payments of principal and interest the tenant-stockholder must make on any loans of the tenant-stockholder secured by its shares in the Cooperative. The Cooperative will be directly responsible for building management and, in most cases, payment of real estate taxes and hazard and liability insurance. The Cooperative's ability to meet debt service obligations on the Multifamily Loans, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units or commercial assessments on the tenant-stockholders. The Cooperative's ability to pay the principal amount of the Multifamily Loan at maturity depends primarily on its ability to pay the principal amount of the Multifamily Loan. The Company, the Seller and the Administrator or Non-Agency Administrator, if any, will have no obligation to provide refinancing for the Multifamily Loans.

CONTRACTS

         Each pool of Contracts included in the Trust Property with respect to a Series or underlying a Non-Agency Certificate included in the Trust Property for a Series (the "Contract Pool") will consist of manufactured housing conditional sales contracts and installment loan agreements or participation interests therein (collectively, "Contracts"). As specified in the related Prospectus Supplement, Contracts may either be secured by a Manufactured Home (a "Secured Contract") or unsecured (an "Unsecured Contract"). The Contracts may be conventional manufactured housing contracts or contracts insured by the FHA, including Title I Contracts, or partially guaranteed by the VA. Each Contract is secured by a Manufactured Home. Unless otherwise specified in the related Prospectus Supplement, the Contracts included in the Trust Property with respect to a Series will be fully amortizing and will bear interest at a fixed annual percentage rate ("APR").

         The Manufactured Homes securing the Secured Contracts consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "Manufactured Home" as "a structure, transportable in one

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or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without permanent foundation when connected to the required utilities, and includes the plumbing, heating, air-conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requires of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter." Moreover, if an election is made to treat a Trust Estate or Trust including Contracts as a REMIC as described in "Certain Federal Income Tax Consequences -- Certain Income Tax Consequences for REMIC Securities," the related Manufactured Homes will have a minimum of 400 square feet of living space and a minimum width in excess of 102 inches.

         Unless otherwise specified in the Prospectus Supplement with respect to a Series for which the related Trust Property includes Contracts or with respect to which the related Trust Property includes Non-Agency Certificates backed by Contracts, for purposes of calculating the loan-to-value ratio of a Secured Contract relating to a new Manufactured Home, the "Collateral Value" is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site) including "accessories" identified in the invoice (the "Manufacturer's Invoice Price"), plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. Unless otherwise specified in the related Prospectus Supplement, the Collateral Value of a used Manufactured Home is the least of the sales price, the appraised value, and the National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a Manufactured Home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

         The related Prospectus Supplement may specify for the Contracts contained in the related Contract Pool, among other things, the date of origination of the Contracts; the APRs on the Contracts; the Contract Loan-to-Value Ratios; the minimum and maximum outstanding principal balance as of the Cut-off Date and the average outstanding principal balance; the outstanding principal balances of the Contracts included in the Contract Pool; and the original maturities of the Contracts and the last maturity date of any Contract.

         The Unsecured Contracts included in the Trust Property for a Series of Securities will not constitute a material concentration of the assets of such Trust Property.

PRIVATE MORTGAGE-BACKED SECURITIES

         Private Mortgage-Backed Securities may consist of (a) mortgage pass-through certificates evidencing an undivided interest in a pool of Underlying Mortgage Loans or certain mortgage-backed securities, or (b) collateralized mortgage obligations secured by Underlying Mortgage Loans or certain mortgage-backed securities. Private Mortgage-Backed Securities may include stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain Underlying Mortgage Loans or on certain underlying mortgage-backed securities. Private Mortgage-Backed Securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement (a "PMBS Agreement"). Generally, the seller/servicer of the Underlying Mortgage Loans will have entered into the PMBS Agreement with the trustee under such PMBS Agreement (the "PMBS Trustee"). The PMBS Trustee or its agent, or a custodian, will possess the Underlying Mortgage Loans relating to such Private Mortgage-Backed Security. Underlying Mortgage Loans relating to a Private Mortgage-Backed Security will be serviced by a servicer (the "PMBS Servicer") directly or by one or more subservicers who may be subject to the supervision of the PMBS Servicer.

         The issuer of the Private Mortgage-Backed Securities (the "PMBS Issuer") will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to such trusts and selling beneficial interests in such trusts. If so specified in the related Prospectus Supplement, the PMBS Issuer may be the Company or an affiliate of the Company. The

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



obligations of the PMBS Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related Prospectus Supplement, neither the PMBS Issuer nor any agency or instrumentality of the United States nor any other person will have guaranteed any of the assets conveyed to the related trust or any of the Private Mortgage-Backed Securities issued under the PMBS Agreement.

         Distributions of principal and interest will be made on the Private Mortgage-Backed Securities on the dates specified in the related Prospectus Supplement. The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Mortgage-Backed Securities by the PMBS Trustee or the PMBS Servicer. The PMBS Issuer or the PMBS Servicer may have the right to repurchase assets underlying the Private Mortgage-Backed Securities after a certain date or under other circumstances specified in the related Prospectus Supplement.

         The Underlying Mortgage Loans relating to the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans, or loans having balloon or other special payment features. Such Underlying Mortgage Loans may be secured by single family property, multifamily property, manufactured homes or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a Cooperative and the related shares issued by such Cooperative.

         Credit support in the form of reserve funds, subordination of other private mortgage certificates issued under the PMBS Agreement, letters of credit, surety bonds, insurance policies or other types of credit support may be provided with respect to the Underlying Mortgage Loans relating to the Private Mortgage-Backed Securities or with respect to the Private Mortgage-Backed Securities themselves.

         The Prospectus Supplement for a Series for which the related Trust Property includes Private Mortgage-Backed Securities will describe such Private Mortgage-Backed Securities and will specify certain characteristics of the mortgage loans underlying the Private Mortgage-Backed Securities.

CHARACTERISTICS OF AGENCY SECURITIES AND PRIVATE MORTGAGE-BACKED SECURITIES

         The Agency Securities and the Private Mortgage-Backed Securities may include component securities ("CPTs"), floaters ("FLTs"), inverse floaters ("INVs"), interest only securities ("IOs"), principal only securities ("POs"), planned amortization classes ("PACs"), targeted amortization classes ("TACs"), residual interest securities ("Residuals"), accrual securities ("Zs"), and other types of securities, including securities which combine the characteristics of two or more of such types of securities. The exact types and characteristics of such securities will be set forth in the related Prospectus Supplement for a Series for which the related Trust Property includes such securities.

         A CPT is a security that consists of multiple payment components which have differing principal and/or interest characteristics. The payment characteristics of a CPT will reflect a combination of the payment characteristics of such components.

         An FLT has an interest rate that varies directly with an objective index such as LIBOR, i.e., as LIBOR increases, the FLT interest rate will increase.

         An INV has an interest rate that varies inversely with an objective index such as LIBOR, i.e., as LIBOR increases, the INV interest rate will decrease. The interest rate on a INV might be expressed as a multiple of the index, such as 35% - (3 x LIBOR).

         An IO pays only interest or primarily interest and pays no disproportionately small amount of principal. A PO pays principal only and no interest.

         A PAC is a security with respect to which principal payments are made in predetermined amounts on specified payment dates to the extent funds are available on such payment dates. Generally, a PAC will adhere to its payment

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schedule if the underlying mortgage loans prepay at a constant prepayment assumption in the "planned range" between certain specified prepayment rates. The cash flow of a PAC is thus relatively stable if prepayments are within such "planned range." Payment stability in a PAC is necessarily offset by instability in other classes of related mortgage-backed securities, which are said to "support" the more stable classes. Such "support classes" are likely to be much more sensitive to prepayments on the underlying mortgage loans than the classes they support or such mortgage loans.

         A TAC, like a PAC, is designed to provide more stable cash flows, but is more likely than a PAC to have the expected maturity extended or shortened.

         A Residual generally represents an interest in the residual cash flows from the collateral relating to an issuance of mortgage-backed securities after the other classes of securities supported by such collateral are paid on a payment date. Residuals include both securities with stated principal and interest and those without stated principal and interest.

         A Z is a security that accretes all of interest, which is added to the outstanding principal balance of such security. This accretion may continue until such security begins receiving principal payments, until such other events has occurred or until the security is retired.

DEPOSIT, SUBSTITUTION AND WITHDRAWAL OF ASSETS

         With respect to a Series, to the extent provided in the related Indenture or Pooling Agreement and the related Prospectus Supplement, the related Issuer or the Company may deposit or withdraw Assets or substitute new Mortgage Assets for Mortgage Assets previously included in the related Trust Property or for Assets deposited in a Reserve Fund for such Series.

PRE-FUNDING ARRANGEMENTS

         To the extent provided in the related Prospectus Supplement for a Series, the related Pooling Agreement will provide for a commitment by the related Issuer to subsequently purchase additional Loan Assets ("Subsequent Loan Assets") following the date on which the related Securities are issued (a "Pre-Funding Arrangement"). With respect to a Series, the Pre-Funding Arrangement will require that any Subsequent Loan Assets included in the Trust Property conform to the requirements and conditions provided in the related Pooling Agreement. If a Pre-Funding Arrangement is utilized in connection with the issuance of the Series of Securities, on the closing date for the issuance of such Series the related Trustee will be required to deposit in a segregated account (a "Pre-Funding Account") all or a portion of the proceeds received by such Trustee in connection with the sale of one or more Classes of Securities of such Series; and, subsequently, the Issuer will acquire Subsequent Loan Assets in exchange for the release of money from the Pre-Funding Account for such Series. In addition, the Pre-Funding Arrangement will be limited to a specified period, not to exceed three months, during which time any transfers of Subsequent Loan Assets must occur and to a maximum deposit to the related Pre-Funding Account of no more than twenty-five percent (25%) of the aggregate proceeds received from the sale of all Classes of Securities of such Series.

         If all of the funds originally deposited in the such Pre-Funding Account are not used by the end of such specified period, then any remaining amount of such funds will be applied as a mandatory prepayment of a Class or Classes of Securities as specified in the related Prospectus Supplement. Although it is intended that the principal amount of Subsequent Loan Assets to be included as Trust Property after the closing date for the issuance of any particular Series will require application of substantially all of the Pre-Funding Account, and it is not anticipated that there will be any material amount of principal distributions from amounts remaining on deposit in the Pre-Funding Account in reduction of the principal balances of any Securities, no assurance can be given that such a distribution with respect to the Securities will not occur on the Distribution Date or Payment Date following the termination of the Pre-Funding Arrangement. In any event, it is unlikely that the Issuer will be able to deliver Subsequent Loan Assets with aggregate principal balances that exactly equal the Pre-Funding Account, and the portion of the Pre-Funding Account remaining at the end of the Pre-Funding Arrangement, if any, will be distributed in reduction of the principal balance of the Securities of the related Series, as set forth in related Prospectus Supplement.

         As may be further specified in the related Prospectus Supplement, amounts on deposit in the Pre-Funding Account will be invested in short-term debt obligations of, or debt obligations guaranteed by, the United States, repurchase agreements that satisfy the criteria specified in the applicable Indenture or Pooling Agreement, certificates of deposit, time deposits and bankers acceptances of any United States depository institution or trust company, FDIC insured deposits, including deposits with the related Trustee, commercial paper, debt obligations, and money market funds; provided such investments are acceptable to each rating agency rating the Series of Securities at the time at which the investments are made (collectively "Permitted Instruments"); and provided further that an investment in such Permitted Instruments will not require the Issuer for a Series to be registered as an "investment company" under the Investment Company Act of 1940, as amended. Permitted Instruments will consist of short term investments that convert into cash or mature within a short period of time, have minimal or no exposure to fluctuations in value as a result of market changes in prevailing interest rates and are acceptable to each rating agency rating the applicable Series of Securities.

         The utilization of a Pre-Funding Arrangement is intended to improve the efficiency of the issuance of a Series of Securities and the sale and assignment of the Loan Assets to the related Issuer through the incremental delivery of the Loan Assets on the closing date and during the three month period following the closing date for such Series, which allows for a more even accumulation of the Assets by the Issuer and the issuance of a larger principal amount of Securities for such Series than would be the case without a Pre-Funding Arrangement.

                               CREDIT ENHANCEMENT

GENERAL

         Various forms of credit enhancement ("Credit Enhancement") may be provided with respect to one or more Classes of a Series or with respect to the Assets in the related Trust Property. Credit Enhancement may be in the form of the subordination of one or more Classes of such Series, the establishment of one or more Reserve Funds, the use of a cross-support feature, use of a Mortgage Pool Insurance Policy, Special Hazard Insurance Policy, bankruptcy bond, or another form of Credit Enhancement described in the related Prospectus Supplement, or any combination of the foregoing. Unless otherwise specified in the related Prospectus Supplement, any Credit Enhancement with respect to a Series will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Securities of such Series and interest thereon. If losses occur which exceed the amount covered by such Credit Enhancement or which are not covered by the Credit Enhancement, Holders will bear their allocable share of deficiencies.

SUBORDINATION

         If so specified in the related Prospectus Supplement, payments or distributions in respect of scheduled principal, interest or any combination thereof that otherwise would have been payable or distributable to one or more Classes of a Series (the "Subordinated Securities") will instead be payable to one or more other Classes of such Series (the "Senior Securities") under the circumstances and to the extent provided in such Prospectus Supplement. If specified in the Prospectus Supplement, delays in receipt of scheduled payments on the Mortgage Assets and losses on defaulted Mortgage Assets will be borne first by the various Classes of Subordinated Securities and thereafter by the various Classes of Senior Securities, in each case under the circumstances and subject to the limitations specified in the Prospectus Supplement. The aggregate payments or distributions in respect of delinquent payments or distributions on the Mortgage Assets over the lives of the Securities of a Series or at any time, the aggregate losses in respect of defaulted Mortgage Assets which must be borne by the Subordinated Securities by virtue of subordination and the amount of the payments or distributions otherwise payable or distributable to the Subordinated Securities that will be distributable to Holders of Senior Securities on any Payment Date or Distribution Date may be limited as specified in the related Prospectus Supplement. If aggregate payments or distributions in respect of delinquent payments or distributions on the Mortgage Assets or aggregate losses in respect of such Mortgage Assets were to exceed the total amounts payable or distributable and available for payment or distribution to Holders of Subordinated Securities of, if applicable, were to exceed the specified maximum amount, Holders of Senior Securities could experience losses on their Securities.

         In addition to or in lieu of the foregoing, if so specified in the related Prospectus Supplement, all or any portion of payments or distributions otherwise payable or distributable to Holders of Subordinated Securities on any Payment Date or Distribution Date may instead be deposited into one or more Reserve Fund (as defined below) established by the related Trustee. If so specified in the related Prospectus Supplement, such deposits may be made on each Payment Date or Distribution Date, on each Distribution Date for specified periods, or on each Distribution Date until the balance in the Reserve Fund has reached a specified amount and, following payments from the Reserve Fund to Holders of

Senior Securities or otherwise, thereafter to the extent necessary to restore the balance in the Reserve Fund to required levels, in each case as specified in such Prospectus Supplement. If so specified in the related Prospectus Supplement, amounts on deposit in the Reserve Fund may be released to the Company or the Holders of any Class of Securities at the times and under the circumstances specified in such Prospectus Supplement.

         If specified in the related Prospectus Supplement, various Classes of Senior Securities and Subordinated Securities may themselves be subordinate in their right to receive certain distributions to other Classes of Senior and Subordinated Securities, respectively, through a cross-support mechanism or otherwise.

         As between Classes of Senior Securities and as between Classes of Subordinated Securities, payments or distributions may be allocated among such Classes (i) in the order of their Stated Maturities or Assumed Final Distribution Dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or (iv) otherwise, in each case as specified in the related Prospectus Supplement. As between Classes of Subordinated Securities, payments or distributions to Holders of Senior Securities on account of delinquencies or losses and payments to any Reserve Fund will be allocated as specified in the related Prospectus Supplement.

OVERCOLLATERALIZATION

         If provided in the related Prospectus Supplement, the aggregate principal balance of the Mortgage Assets included in the Trust Property may exceed the aggregate original principal balance of the Securities of a Series thereby creating "Excess Collateral" on each Distribution Date or Payment Date. If provided in the related Prospectus Supplement, such Excess Collateral may be distributed to holders of Senior Securities to produce and maintain a specified level of overcollateralization. With respect to a Series of Securities, the overcollateralization level may be fixed or may increase or decrease over time, subject to certain floors, caps and triggers, as set forth in the related Prospectus Supplement and the related Indenture or Pooling Agreement.

CROSS-SUPPORT

         If specified in the related Prospectus Supplement, separate Classes of related Series of Securities may represent the beneficial ownership of or be separately secured by, separate groups of Assets included in the Trust Property for a Series or otherwise available for the benefit of such Securities. In such case, Credit Enhancement may be provided by a cross-support feature which may require that distributions or payments be made with respect to Securities evidencing beneficial ownership of or secured by one or more asset groups prior to distributions to Subordinated Securities evidencing a beneficial ownership interest in or secured by other asset groups within the same Trust Estate or Trust. The Prospectus Supplement for a Series which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

         If specified in the Prospectus Supplement, the coverage provided by one or more forms of Credit Enhancement may apply concurrently to two or more separate Trust Estates or Trusts for a separate Series of Securities. If applicable, the Prospectus Supplement will identify the Trusts to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified Trusts.

POOL INSURANCE

         With respect to a Series for which the related Trust Property includes Mortgage Loans (and, if specified in the related Prospectus Supplement, a Series for which the related Trust Property includes Contracts), in order to decrease the likelihood that Holders of the Securities of such Series will experience losses in respect of such Mortgage Loans, if specified in the related Prospectus Supplement, one or more mortgage pool insurance policies (each, a "Mortgage Pool Insurance Policy") will be obtained. Such Mortgage Pool Insurance Policy will, subject to the limitations described below and in the Prospectus Supplement, cover loss by reason of default in payments on such Mortgage Loans up to the amounts specified in the Prospectus Supplement or report on Form 8-K and for the periods specified in the Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Administrator under the related Indenture or Pooling Agreement will agree to use its best reasonable efforts to cause to be maintained in effect any such Mortgage Pool Insurance Policy and to file claims thereunder to the issuer of such Mortgage Pool Insurance

Policy (the "Pool Insurer"). A Mortgage Pool Insurance Policy, however, is not a blanket policy against loss, since claims thereunder may only be made respecting particular defaulted Mortgage Loans and only upon satisfaction of certain conditions precedent set forth in such policy as described in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Mortgage Pool Insurance Policies, if any, will not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy, irrespective of the reason therefor. The related Prospectus Supplement will describe the terms of any applicable Mortgage Pool Insurance Policy and will set forth certain information with respect to the related Pool Insurer.

SPECIAL HAZARD INSURANCE

         With respect to a Series for which the related Trust Property includes Mortgage Loans (and, if specified in the related Prospectus Supplement, each Series for which the related Trust Property includes Contracts), in order to decrease the likelihood that Holders of the Securities of such Series will experience losses in respect of such Mortgage Loans, if specified in the related Prospectus Supplement, one or more Special Hazard Insurance Policies will be obtained. Such a "Special Hazard Insurance Policy" with respect to a Series will, subject to limitations described below and in the related Prospectus Supplement, protect Holders of the Securities of such Series from (i) loss by reason of damage to Mortgaged Properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage) not covered by the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located or under flood insurance policies, if any, covering the Mortgaged Properties, and (ii) loss caused by reason of the application of the coinsurance clause contained in hazard insurance policies. See "Servicing of the Mortgage Loans, Multifamily Loans and Contracts -- Standard Hazard Insurance." Any Special Hazard Insurance Policy may not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the Mortgaged Property is located in a federally designated flood area), chemical contamination and certain other risks. Aggregate claims under each Special Hazard Insurance Policy will be limited as described in the related Prospectus Supplement. Any Special Hazard Insurance Policy may also provide that no claim may be paid unless hazard and if applicable, flood insurance on the Mortgaged Property has been kept in force and other protection and preservation expenses have been paid.

         The related Prospectus Supplement will describe the terms of any applicable Special Hazard Insurance Policy and will set forth certain information with respect to the related Special Hazard Insurer.

FHA INSURANCE ON THE MULTIFAMILY LOANS

         There are two primary FHA insurance programs that are available for Multifamily Loans. Sections 221(d)(3) and (d)(4) of the Housing Act allow HUD to insurance mortgage loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for coinsurance of such mortgage loans made under Sections 221(d)(3) and (d)(4) by HUD/FHA and a HUD-approved coinsurer. Generally the term of such a mortgage loan can be up to 40 years and the ratio of loan amount to property replacement cost can be up to 90%.

         Section 223(f) of the Housing Act allows HUD to insure mortgage loans made for the purchase or refinancing of existing apartment projects which are at least three years old. Section 244 also provides for coinsurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work, but repairs may be made for up to, in general, the greater of 15% of the value of the project or a dollar amount per apartment unit established from time to time by HUD. In general the loan term may not exceed 35 years and a loan to value ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.

         FHA insurance is generally payable in cash or at the option of the mortgagee in debentures. Such insurance does not cover 100% of the mortgage loan but is instead subject to certain deductions and certain losses of interest from the date of the default.


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



BANKRUPTCY BOND

         In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the property securing the related Mortgage Loan at an amount less than the then outstanding principal balance of such Mortgage Loan. The amount of the secured debt could be reduced to such value, and the holder of such Mortgage Loan thus would become an unsecured creditor to the extent the outstanding principal balance of such Mortgage Loan exceeds the value so assigned to the property by the bankruptcy court. In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction in monthly payments required to be made by the borrower. See "Certain Legal Aspects of the Mortgage Assets" herein. If so provided in the related Prospectus Supplement, the Company will obtain a bankruptcy bond or similar insurance contract (the "bankruptcy bond") for proceedings with respect to borrowers under the Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a Mortgage Loan or a reduction by such court of the principal amount of a Mortgage Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition.

         A bankruptcy bond with respect to a Series will provide coverage in the aggregate amount specified in the related Prospectus Supplement. Such amount will be reduced by payments made under such bankruptcy bond in respect of the related Mortgage Loans, unless otherwise specified in the related Prospectus Supplement, and will not be restored.

         If specified in the related Prospectus Supplement, other forms of Credit Enhancement may be provided to cover such bankruptcy-related losses. Any bankruptcy bond or other form of Credit Enhancement provided to cover bankruptcy-related losses will be described in the related Prospectus Supplement.

RESERVE FUNDS

         If specified in the Prospectus Supplement with respect to a Series, assets such as cash, U.S. Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in such Prospectus Supplement will be deposited by the related Issuer or the Company in one or more accounts (each, a "Reserve Fund") established and maintained with the related Trustee. Such cash and the payments on such other assets will be used to enhance the likelihood of timely payment or distribution of principal of, and interest on, or, if so specified in the related Prospectus Supplement, to provide additional protection against losses in respect of, the Assets in the related Trust Property, to pay the expenses of the related Trust Estate or Trust or for such other purposes specified in such Prospectus Supplement. Whether or not the related Issuer or the Company has any obligation to make such a deposit, certain amounts to which the Holders of the Subordinated Securities of such Series, if any, the related Issuer or the Company would otherwise be entitled may instead be deposited into the Reserve Fund from time to time and in the amounts as specified in the related Prospectus Supplement. Any cash in any Reserve Fund and the proceeds of any other instrument upon maturity will be invested in Permitted Instruments. If a letter of credit is deposited with the Trustee, such letter of credit will be irrevocable. Unless otherwise specified in the Prospectus Supplement with respect to a Series, any instrument deposited therein will name the related Trustee, in its capacity as trustee for the Holders of the Securities of such Series, as beneficiary and will be issued by an entity acceptable to each rating agency that rates such Securities. Additional information with respect to such instruments deposited in the Reserve Funds may be set forth in the Prospectus Supplement.

OTHER INSURANCE, GUARANTEES AND SIMILAR INSTRUMENTS OR AGREEMENTS

         If specified in the Prospectus Supplement with respect to a Series, the related Trust Property may also include or the Securities of such Series may also have the benefits of, assets such as insurance, guarantees, surety bonds, letters of credit, guaranteed investment contracts, swap agreements, option agreements or similar arrangements for the purpose of (i) maintaining timely payments or providing additional protection against losses on the Assets included in such Trust Property, (ii) paying administrative expenses, (iii) establishing a minimum reinvestment rate on the payments or distributions made in respect of such Assets, (iv) guaranteeing timely payment or distribution of principal and interest on the Securities of such Series, or (v) for such other purpose as is specified in such Prospectus Supplement. Such arrangements may include agreements under which Holders of the Securities of a Series are entitled to receive amounts deposited in various accounts held by the related Trustee upon the terms specified in the related Prospectus Supplement.

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



Such arrangements may be in lieu of any obligation of the Servicers or the Administrator, if any, to advance delinquent installments in respect of the Mortgage Loans. See "Servicing of Mortgage Loans, Multifamily Loans and Contracts -- Advances".

                        SERVICING OF THE MORTGAGE LOANS,
                         MULTIFAMILY LOANS AND CONTRACTS

         Except as otherwise noted, the description set forth below of the servicing of Mortgage Loans and Multifamily Loans is applicable to Mortgage Loans and Multifamily Loans (i) included in the Trust Property with respect to a Series of Securities that includes Certificates and (ii) underlying Non-Agency Certificates. Accordingly, except as otherwise noted, references under the heading "Servicing of the Mortgage Loans, Multifamily Loans and Contracts" to the "Administrator," the "Servicers," a "Servicing Agreement," and the "Trustee" should be read as applying to the related Non-Agency Servicers, the Non-Agency Servicing Agreements and the Certificate Trustees with respect to Non-Agency Certificates.

         Unless otherwise provided in the related Prospectus Supplement, with respect to a Series of Certificates for which the related Trust Property includes Mortgage Loans, Multifamily Loans and Contracts included in the Trust Property for a Series of Certificates and Mortgage Loans and Multifamily Loans underlying Non-Agency Certificates will be serviced either (i) by the related Administrator as sole servicer, (ii) by the related Administrator as administrator or master servicer, (iii) by one or more loan servicing institutions as servicers or (iv) by another institution as master servicer. If an institution other than the Administrator acts as the sole servicer or as the master servicer for a Series or with respect to a Non-Agency Certificate, the Administrator may have no servicing obligations with respect to such Series or such Non-Agency Certificate. Generally, the discussion in this section of the Prospectus is applicable under circumstances when the Administrator is an affiliate of the Company. If the Administrator is not an affiliate of the Company, the discussion relating to the servicing of the Mortgage Loans, Multifamily Loans and Contracts as set forth below may be modified or superseded by any discussion relating to the servicing of the Mortgage Loans, Multifamily Loans and Contracts set forth in the Prospectus Supplement.

         The Prospectus Supplement for each Series of Certificates for which the related Trust Property includes Mortgage Loans, Multifamily Loans or Contracts, and for each Series for which the related Trust Property includes Non-Agency Certificates, will specify whether the Administrator or another institution will act as sole servicer or master servicer. If the Administrator acts as master servicer or administrator, all references to the Servicer under the heading "Servicing of the Mortgage Loans, Multifamily Loans and Contracts" (and in the case of a Series of Certificates, under the heading "The Pooling Agreement and Deposit Trust Agreement") should be read to refer to the direct Servicers of such series, acting under the supervision of the Administrator as master servicer or administrator. If an institution other than the Administrator acts as sole Servicer for a series, or acts as master servicer for such series, all references to the Servicer herein and under the headings "Servicing of the Mortgage Loans, Multifamily Loans and Contracts" and "The Pooling Agreement and Deposit Trust Agreement" should be read to refer to such institution as sole or master servicer, as appropriate.

         Unless otherwise specified in the related Prospectus Supplement, the Mortgage Loans, Multifamily Loans and Contracts will be serviced by one or more loan servicing institutions (the "Servicers"), which may include the Administrator, pursuant to servicing agreements between each Servicer and the Administrator (each, a "Servicing Agreement").

SERVICING AGREEMENTS

         Unless otherwise specified in the related Prospectus Supplement, each Servicer must be a FNMA- or FHLMC-approved servicer of conventional mortgage loans. In addition, the Administrator will require adequate servicing experience, where appropriate, and financial stability, generally including a net worth of at least $1,000,000, as well as satisfaction of certain other criteria.

         Each Servicer will be required to perform the customary functions of a mortgage loan servicer, including collection of payments from borrowers (the "Mortgagors") and remittance of such collections to the Trustee,

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maintenance of applicable standard hazard insurance and primary mortgage insurance policies, maintenance of escrow or impoundment accounts of Mortgagors for payment of taxes, insurance, and other items required to be paid by the Mortgagor pursuant to the Mortgage Loan, Multifamily Loan and Contract, attempting to cure delinquencies, supervising foreclosures, management of Mortgaged Properties under certain circumstances, and maintaining accounting records relating to the Mortgage Loans, Multifamily Loans and Contracts, as applicable. Unless otherwise specified in the related Prospectus Supplement, each Servicer will also be obligated to make advances in respect of delinquent installments of principal and interest on Mortgage Loans, Multifamily Loans and Contracts, as applicable, as described more fully under " -- Payments on Mortgage Loans" and " -- Advances," and in respect of certain taxes and insurance premiums not paid on a timely basis by Mortgagors.

         The Servicers will be entitled to a monthly servicing fee as specified in the related Prospectus Supplement. The Servicers will also generally be entitled to collect and retain, as part of their servicing compensation, late payment charges and assumption underwriting fees. The Servicers will be reimbursed from proceeds of one or more of the insurance policies described herein ("Insurance Proceeds") or from proceeds received in connection with the liquidation of defaulted Mortgage Loans ("Liquidation Proceeds") for certain expenditures. See " -- Advances" and " -- Administration and Servicing Compensation and Payment of Expenses" herein.

         Each Servicer will be required to service each Mortgage Loan, Multifamily Loan and Contract, as applicable, pursuant to the terms of its Servicing Agreement for the entire term of such Mortgage Loan, Multifamily Loan and Contract, as applicable, unless such Servicing Agreement is earlier terminated by the Trustee, or in the event of a monetary default, by the Administrator, on behalf of the Trustee. Upon termination of a Servicing Agreement, the Administrator will act as Servicer of the related Mortgage Loans pursuant to a Servicing Agreement on the same terms and conditions applicable to any other Servicer.

PAYMENTS ON MORTGAGE LOANS

         Each Servicer will establish and maintain a separate account (each, a "Custodial Account"). Subject to the following paragraph, each Custodial Account must be an account the deposits in which are fully insured by either the Federal Deposit Insurance Corporation ("FDIC") or the National Credit Union Administration ("NCUA") or are, to the extent such deposits are in excess of the coverage provided by such insurance, continuously secured by certain obligations issued or guaranteed by the United States of America. If at any time the amount on deposit in such Custodial Account shall exceed the amount so insured or secured, the applicable Servicer must remit to the Trustee the amount on deposit in such Custodial Account which exceeds the amount so insured or secured, less any amount such Servicer may retain for its own account pursuant to its Servicing Agreement.

         Notwithstanding the foregoing, the deposits in a Servicer's Custodial Account will not be required to be fully insured or secured as described above, and such Servicer will not be required to remit amounts on deposit therein in excess of the amount so insured or secured, so long as such Servicer meets certain requirements established by the rating agencies requested to rate the Securities of the applicable Series.

         Each Servicer is required to deposit into its Custodial Account on a daily basis all amounts in respect of each Mortgage Loan received by such Servicer, with interest adjusted to a rate (the "Remittance Rate") equal to the related Mortgage Rate less the Servicer's servicing fee rate. On the 18th day of each month, or such other day specified in the related Prospectus Supplement (the "Remittance Date"), each Servicer of the Mortgage Loans will remit to the Trustee all funds held in its Custodial Account with respect to each Mortgage Loan; provided, however, that Principal Prepayments may be remitted on the Remittance Date in the month following the month of such prepayment. Each Servicer will be required, pursuant to the terms of the related Servicing Agreement and as specified in the Related Prospectus Supplement, to remit with each Principal Prepayment interest thereon at the Remittance Rate through the last day of the month in which such Principal Prepayment is made. Each Servicer is also required to advance its own funds as described below.


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ADVANCES

         Unless otherwise specified in the related Prospectus Supplement, with respect to a delinquent Mortgage Loan, Multifamily Loan or Contract, the related Servicer will be obligated to advance its own funds or funds from its Custodial Account equal to the aggregate amount of payments of principal and interest (adjusted to the applicable Remittance Rate) which were due on a due date and which are delinquent as of the close of business on the business day preceding the Remittance Date ("Monthly Advance"). Such advances are required to be made by the Servicer unless the Servicer, with the concurrence of the Administrator, determines that such advance ultimately would not be reimbursable under any applicable insurance policy, from the proceeds of liquidation of the related Mortgaged Properties, or from any other source (any amount not so reimbursable being referred to herein as a "Nonrecoverable Advance"). Such advance obligation will continue through the month following the month of final liquidation of such Mortgage Loan, Multifamily Loan or Contract. Any Servicer funds thus advanced will be reimbursable to such Servicer out of recoveries on the Mortgage Loans, Multifamily Loans or Contracts with respect to which such amounts were advanced. The Servicers will also be obligated to make advances with respect to certain taxes and insurance premiums not paid by Mortgagors on a timely basis. Funds so advanced are reimbursable to the Servicers out of recoveries on the related Mortgage Loans, Multifamily Loans or Contracts. Each Servicer's right of reimbursement for any advance will be prior to the rights of the Holders of the Securities of the applicable Series to receive any related Insurance Proceeds or Liquidation Proceeds.

         Unless otherwise specified in the Prospectus Supplement with respect to a Series, the Administrator will be obligated pursuant to the related Indenture or Pooling Agreement to advance on or before the applicable Payment Date or Distribution Date an amount equal to any Monthly Advance which a Servicer fails to remit, but will not be obligated to make such advance if the Administrator determines it to be a Nonrecoverable Advance. Failure by a Servicer to make a required Monthly Advance will be grounds for termination under the related Servicing Agreement.

SERVICING PROCEDURES

         Unless otherwise specified in the related Prospectus Supplement, each Servicer will service the Mortgage Loans, Multifamily Loans and Contracts pursuant to written guidelines promulgated by the Company or the Administrator. The Administrator will exercise its best reasonable efforts to insure that the Servicers service the Mortgage Loans, Multifamily Loans and Contracts in compliance with such guidelines and in a manner consistent with industry standards.

         Mortgage Loans. The Servicer will be responsible for making reasonable efforts to collect all payments called for under the Mortgage Loans. The Servicer will be obligated to follow such normal practices and procedures as it deems necessary or advisable to realize upon a defaulted Mortgage Loan. In this regard, the Servicer may (directly or through a local assignee) sell the property at a foreclosure or trustee's sale, negotiate with the Mortgagor for a deed in lieu of foreclosure or, in the event a deficiency judgment is available against the Mortgagor or other person (see "Certain Legal Aspects of the Mortgage Assets -- The Mortgage Loans and Multifamily Loans -- Anti-Deficiency Legislation and Other Limitations on Lenders" for a description of the limited availability of deficiency judgments), foreclose against such property and proceed for the deficiency against the appropriate person. The amount of the ultimate net recovery (including the proceeds of any Mortgage Pool Insurance Policy or other applicable Credit Enhancement), after reimbursement to the Servicer of its expenses incurred in connection with the liquidation of any such defaulted Mortgage Loan and prior unreimbursed advances of principal and interest with respect thereto will be deposited in the Certificate Account for the applicable Series (or, in the case of a Mortgage Loan underlying a Non-Agency Certificate in an account maintained by the related Certificate Trustee) when realized, and will be paid or distributed to Holders of the Securities of such Series on the next Payment Date or Distribution Date following the month of receipt (or, in the case of a Mortgage Loan underlying a Non-Agency Certificate, will be distributed to the Trustee for the related Series in accordance with the terms of such Non-Agency Certificate).

         With respect to Cooperative Loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant Cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See "Certain Legal Aspects of the Mortgage Assets" herein. This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the Cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the ability to sell and realize the value of those shares.

         In general, a "tenant-stockholder" (as defined in Code Section 216(b)(2)) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which such items are allowable as a deduction to the corporation, such Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code Section 216(b)(2). By virtue of this requirement, the status of a corporation for purposes of Code
Section 216(b)(1) must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under such Section for any particular year. In the event that such a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that such a failure would be permitted to continue over a period of years appears remote.

         The Servicer will expend its own funds to restore property securing a Mortgage Loan which has sustained uninsured damage only if it determines that such restoration will increase the proceeds to Holders of liquidation of the Mortgage Loan after the reimbursement to the Servicer of its expenses.

         If a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Servicer will be obligated (to the extent it has knowledge of such conveyance) to exercise its right to accelerate the maturity of the Mortgage Loan, unless it reasonably believes it is unable to enforce that Mortgage Loan's "due-on-sale" clause under the applicable law. If it reasonably believes it may be restricted by law, for any reason, from enforcing such a "due-on-sale" clause, the Servicer may enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note, provided such person satisfies the criteria required to maintain the coverage provided by applicable insurance policies (unless otherwise restricted by applicable law). Any fee collected by the Servicer for entering into an assumption agreement will be retained by the Servicer as additional servicing compensation. For a description of circumstances in which the Servicer may be unable to enforce "due-on-sale" clauses, see "Certain Legal Aspects of the Mortgage Assets -- The Mortgage Loans and Multifamily Loans -- Enforceability of Certain Provisions." In connection with any such assumption, the Mortgage Rate borne by the related Mortgage Note may not be decreased.

         The Servicer will maintain with one or more depository institutions one or more accounts into which it will deposit all payments of taxes, insurance premiums, assessments or comparable items received for the account of the mortgagors. Withdrawals from such account or accounts may be made only to effect payment of taxes, insurance premiums, assessments or comparable items, to reimburse the Servicer out of related collections for any cost incurred in paying taxes, insurance premiums and assessments or otherwise preserving or protecting the value of the Mortgages, to refund to mortgagors any amounts determined to be overages and to pay interest to mortgagors on balances in such account or accounts to the extent required by law.

         So long as it acts as servicer of the Mortgage Loans, the Servicer will be required to maintain certain insurance covering errors and omissions in the performance of its obligations as servicer and certain fidelity bond coverage ensuring against losses through wrongdoing of its officers, employees and agents.

         Contracts. With respect to Trust Property that includes Contracts, pursuant to each Servicing Agreement, the Servicer will service and administer the Contracts assigned to the Trustee as more fully set forth below. The Administrator, either directly or through Servicers subject to general supervision by the Administrator, will perform diligently all services and duties specified in each Pooling Agreement, in the same manner as prudent lending institutions of manufactured housing installment sales contracts of the same type as the Contracts in those jurisdictions where the related Manufactured Homes are located. The Administrator will monitor the performance of each Servicer, if any, and, unless the related Prospectus Supplement states otherwise, will remain liable for the servicing of the

Contracts in accordance with the terms of the Pooling Agreement. The duties to be performed by the Servicer will include collection and remittance of principal and interest payments, collection of insurance claims and, if necessary, repossession.

         Each Servicing Agreement will provide that, when any Manufactured Home securing a Secured Contract is about to be conveyed by the borrower, the Servicer (to the extent it has knowledge of such prospective conveyance and prior to the time of the consummation of such conveyance) may exercise its rights to accelerate the maturity of such Contract under the applicable "due-on-sale" clause, if any, unless the Servicer reasonably believes it is unable to enforce such "due-on-sale" clause under applicable law. In such case, the Servicer is authorized to take or enter into an assumption agreement from or with the person to whom such Manufactured Home has been or is about to be conveyed, pursuant to which such person becomes liable under the related Secured Contract, provided such person satisfies the criteria required to maintain the coverage provided by applicable insurance policies (unless otherwise restricted by applicable law). Where authorized by the Contract the APR may be increased, upon assumption, to the then-prevailing market rate, but will not be decreased.

         Under each Servicing Agreement, the Servicer will repossess or otherwise comparably convert the ownership of properties securing such of the related Contracts as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such repossession or other conversion, the Servicer will follow such practices and procedures as it deems necessary or advisable and as shall be normal and usual in its general servicing activities. The Servicer, however, will not be required to expend its own funds in connection with any repossession or towards the restoration of any property unless it determines (i) that such restoration or repossession will increase the proceeds of liquidation of the related Contract to the Holders after reimbursement to itself for such expenses and (ii) that such expenses will be recoverable to it either through liquidation proceeds or through insurance proceeds.

PRIMARY MORTGAGE INSURANCE

         Generally, Mortgage Loans that the Company acquires do not have Loan-to-Value Ratios in excess of 80% of their Original Value. Unless otherwise specified in the Prospectus Supplement, Mortgage Loans that the Company acquires that have an original principal amount exceeding 80% of Original Value usually will have primary mortgage insurance. The Company generally requires such coverage to continue until the Loan-to-Value Ratio drops below 80%.

         The primary mortgage insurance policies will not insure against certain losses which may be sustained in the event of a personal bankruptcy of the mortgagor under a Mortgage Loan.

         The primary mortgage insurance policies generally provide that no claim may be validly presented thereunder unless (i) certain cash advances have been made, and (ii) where there has been physical loss or damage to the Mortgaged Property, it has been restored to its condition as of the date it was insured, reasonable wear and tear excepted. Assuming the satisfaction of these conditions, the issuer of a primary mortgage insurance policy will be required, within the applicable policy limits, to pay either (a) an amount equal to the principal balance of the defaulted Mortgage Loan covered thereby, plus accrued and unpaid interest thereon to the date of claim, property preservation expenses, certain other costs and other advances made by the insured, against receipt of good and marketable title to the Mortgaged Property or (b) the product of the amount described in clause (a), subject to certain exceptions, multiplied by the applicable percentage of insurance coverage.

         Any primary mortgage insurance relating to a pool of Contracts will be described in the related Prospectus Supplement.

         Claim payments, if any, under each primary mortgage insurance policy will be required to be remitted by the Servicers to the Administrator and will be treated in the same manner as a prepayment of a Mortgage Loan.


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STANDARD HAZARD INSURANCE

         Mortgage Loans

         Unless otherwise specified in the Prospectus Supplement, the Servicer will be required pursuant to a Servicing Agreement to cause to be maintained for each Mortgage Loan a standard hazard insurance policy. The coverage of such policy is required to be in an amount not less than the maximum insurable value of the improvements securing such Mortgage Loan from time to time or the principal balance owing on such Mortgage Loan from time to time, whichever is less. In all events, such coverage shall be in an amount sufficient to ensure avoidance of the applicability of the co-insurance provisions under the terms and conditions of the applicable policy. The ability of each Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any standard hazard insurance policy and under any flood insurance policy referred to below, or upon the extent to which information in this regard is furnished to such Servicer by Mortgagors. All amounts collected by a Servicer under a standard hazard insurance policy will be deposited in such Servicer's Custodial Account. Unless otherwise specified in the related Prospectus Supplement, each Servicing Agreement will provide that the related Servicer may satisfy its obligation to cause hazard insurance policies to be maintained by maintaining a blanket policy insuring against hazard losses on the Mortgage Loans serviced by such Servicer.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Mortgage Loans will be under written by different insurers and, therefore, will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flow), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. If the property securing a Mortgage Loan is located in a federally designated flood area, the Pooling Agreement will require that flood insurance be maintained in such amounts as would be required by the Federal National Mortgage Association in connection with its mortgage loan purchase program. The Administrator may also purchase special hazard insurance against certain of the uninsured risks described above. See "Credit Enhancement -- Special Hazard Insurance".

         Since the amount of hazard insurance the Administrator is required to cause to be maintained on the improvements securing the Mortgage Loans declines as the principal balances owing thereon decrease, if the residential properties securing the Mortgage Loans appreciate in value over time, the effect of coinsurance in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property.

         The Administrator will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any Cooperative Loan. Generally, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the Cooperative and the tenant-stockholders of that Cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to such borrower's cooperative dwelling or such Cooperative's building could significantly reduce the value of the collateral securing such Cooperative Loan to the extent not covered by other credit support.

         Secured Contracts

         Unless otherwise specified in the Prospectus Supplement, the terms of each Servicing Agreement will require the Servicer to cause to be maintained with respect to each Secured Contract one or more hazard insurance policies which provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue such policies in the state in which the Manufactured Home is locate, and in an amount which is not less than the maximum insurable value of such Manufactured Home or the principal balance due from the borrower on the related Secured Contract, whichever is less.

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When a Manufactured Home's location was, at the time of origination of the related Secured Contract, within a federally designated special flood hazard area, the Administrator also shall cause such flood insurance to be maintained, which coverage shall be at least equal to the minimum amount specified in the preceding sentence or such lesser amount as may be available under the federal flood insurance program.

         The Servicer may maintain, in lieu of causing individual hazard insurance policies to be maintained with respect to each Manufactured Home, and shall maintain, to the extent that the related Secured Contract does not require the borrower to maintain a hazard insurance policy with respect to the related Manufactured Home, one or more blanket insurance policies covering losses on the borrowers' interests in the Secured Contracts resulting from the absence or insufficiency of individual hazard insurance policies.

         The Servicer, to the extent practicable, will cause the borrowers to pay all taxes and similar governmental charges when and as due. To the extent that nonpayment of any taxes or charges would result in the creation of a lien upon any Manufactured Home having a priority equal or senior to the lien of the related Secured Contract, the Servicer will pay any such delinquent tax or charge.

         If the Servicer repossesses a Manufactured Home on behalf of the Trustee, the Servicer will either (i) maintain at its expense hazard insurance with respect to such Manufactured Home, or (ii) indemnify the Trustee against any damage to such Manufactured Home prior to resale or other disposition.

         Multifamily Loans

         Unless otherwise provided in the Prospectus Supplement relating to a Series of Certificates for which the related Trust Property includes Multifamily Loans or relating to a Series for which the related Trust Property includes Non-Agency Certificates backed by Multifamily Loans, the Servicer will be required to be maintained, for each Multifamily Loan, a standard hazard insurance policy with extended coverage in an amount which is at least equal to the lesser of the original principal balance of the Multifamily Loan, or the replacement cost of the related Multifamily Project. Where any part of any improvement to the Multifamily Project is located in an area identified by the Flood Emergency Management Agency as having special flood hazards and flood insurance has been made available, the Master Servicer is required to cause to be maintained with a generally acceptable insurance carrier a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration, providing coverage in an amount not less than (i) the original principal balance of the Multifamily Loan, (ii) the insurable value of the Multifamily Project, or (iii) the maximum amount of insurance available under the Flood Disaster Protection Act of 1973, as amended, which ever is less.

         Additional insurance coverage for specific properties in a Multifamily Loan Pool included in the Trust Property for a Series will be described in the related Prospectus Supplement.

TITLE INSURANCE POLICIES

         The Servicing Agreements will require that a title insurance policy be in effect on each of the Mortgaged Properties and that such title insurance policy contain no coverage exceptions, except those permitted pursuant to the guidelines heretofore established by FNMA.

CLAIMS UNDER PRIMARY MORTGAGE INSURANCE POLICIES AND STANDARD HAZARD INSURANCE POLICIES; OTHER REALIZATION UPON DEFAULTED LOANS

         Each Servicer will present claims to any primary insurer under any related primary mortgage insurance policy and to the hazard insurer under any related Standard Hazard Insurance Policy. All collections under any related primary mortgage insurance policy or any related standard hazard insurance policy (less any proceeds to be applied to the restoration or repair of the related Mortgaged Property) will be remitted to the Trustee.

         If any Mortgage Property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related standard hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any applicable Mortgage Pool Insurance Policy or any related primary mortgage insurance policy, each Servicer will be required to expend its own funds to restore the damaged property. In the event that a Servicer fails to make a required expenditure, the Administrator will be required to make such expenditure. In either case, the Servicer and the Administrator will be required to make such expenditures only to the extent it determines such expenditures are recoverable from Insurance Proceeds or Liquidation Proceeds.

         If recovery under any applicable Mortgage Pool Insurance Policy or any related primary mortgage insurance policy is not available, the Servicer or the Administrator, as the case may be, will nevertheless be obligated to attempt to realize upon the defaulted Mortgage Loan. Foreclosure proceedings will be conducted by the Servicer with the concurrence of the Administrator. If the proceeds of any liquidation of the Mortgaged Property securing the defaulted Mortgage Loan are less than the principal balance of the defaulted Mortgage Loan plus interest accrued thereon, a loss will be realized on such Mortgage Loan, to the extent the applicable Credit Enhancement is not sufficient, in the amount of such difference plus the aggregate of expenses incurred by the Servicer in connection with such proceedings and which are reimbursable under the Pooling Agreement. Consequently, any default by an insurer under any insurance policy or bankruptcy bond, any losses in excess of any insurance policy or bankruptcy limits, any uninsured loss and any interest shortfalls not otherwise covered as described herein or in the Prospectus Supplement will likely result in losses being borne by one or more Holders of the affected Series.

         Because Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the Servicer, no payments under the related Mortgage Pool Insurance Policy, if any, will result in a recovery on the Mortgage Loans which exceeds the principal balance of the defaulted Mortgage Loan together with accrued interest thereon. In addition, where a Mortgaged Property securing a defaulted Mortgage Loan can be resold for an amount exceeding the principal balance of the related Mortgage Loan together with accrued interest and expenses, it may be expected that, where retention of any such amount is legally permissible, the Pool Insurer will exercise its right under the related Mortgage Pool Insurance Policy, if any, to purchase such Mortgaged Property and realize for itself any excess proceeds.

         Liquidation Proceeds and Insurance Proceeds may initially be credited to a separate account (the "Advance Account") in order to facilitate the reimbursement of advances made by Servicers, the Administrator or an insurer. Such proceeds will be held in the Advance Account until the earlier of the date of final reimbursement to the appropriate parties and the second Remittance Date after the date on which they were deposited in the Advance Account. Interest shortfalls may be suffered on Securities if and to the extent that Liquidation Proceeds and Insurance Proceeds are retained in the Advance Account during a period in which Servicers are not making Monthly Advances.

ADMINISTRATION AND SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         With respect to each Mortgage Loan, Multifamily Loan and Contract, the Administrator may receive compensation with respect to each interest payment thereon in an amount specified in the related Prospectus Supplement. As compensation for its servicing duties, each Servicer will be entitled to a monthly servicing fee in the amount specified in the related Prospectus Supplement. In addition to the primary compensation, each Servicer will retain all assumption underwriting fees and late payment charges, to the extent collected from Mortgagors.

         The Administrator and each Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Mortgage Loans, Multifamily Loans and Contracts. No loss will be suffered on the Certificates by reason of such expenses to the extent claims for such expenses are paid directly under any applicable Mortgage Pool Insurance Policy, a primary mortgage insurance policy, the special hazard insurance policy or from other forms of Credit Enhancement. In the event, however, that the defaulted Mortgage Loans are not covered by a Mortgage Pool Insurance Policy, Primary Mortgage Insurance Policies, Special Hazard Insurance Policy, Standard Hazard Insurance Policies or another form of Credit Enhancement, or claims are either not made or not paid under such policies or Credit Enhancement, or if coverage thereunder has ceased, a loss will occur on the Securities of the affected Series to the extent that the proceeds from the liquidation of a defaulted Mortgage Loan, Multifamily Loan or Contract, after reimbursement of the Administrator's and the Servicer's expenses, are less than the principal balance of such defaulted Mortgage Loan, Multifamily Loan or Contract.


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



                                  THE INDENTURE

         The following summaries describe certain provisions of the Indenture not described elsewhere in this Prospectus. Where particular provisions or terms used in the Indenture are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summaries. The description set forth below is subject to modification in the Prospectus Supplement for a Series of Bonds to describe the terms and provisions of the particular Indenture relating to such Series of Bonds.

MODIFICATION OF INDENTURE

         With the consent of the holders of not less than two-thirds of the then aggregate principal amount of the outstanding Bonds of any Series issued under an Indenture, the related Trustee and the related Issuer may execute a supplemental indenture to add provisions to, or change in any manner or eliminate any provisions of, the Indenture with respect to such Series or modify (except as provided below) in any manner the rights of the holders of such Bonds.

         Without the consent of the Holder of each outstanding Bond of such Series affected thereby, however, no supplemental indenture shall (a) change the Stated Maturity of the principal of, or any installment of interest on, any Bond of such Series or reduce the principal amount thereof, the interest rate specified thereon (except as provided in the related Indenture with respect to any Class of Bonds which are Variable Interest Rate Securities), the redemption price with respect thereto or the earliest date on which any Bonds of such Series may be redeemed at the option of the Issuer, or change any place of payment where, or the coin or currency in which, any Bond of such Series or any interest thereon is payable, or impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment, (b) reduce the percentage of the aggregate principal amount of the outstanding Bonds of such Series, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture, (c) modify the provisions of the Indenture specifying the circumstances under which such a supplemental indenture may not change the provisions of the Indenture without the consent of the Holders of each outstanding Bond of such Series affected thereby, or the provisions of the Indenture with respect to certain remedies available in an Event of Default (as described below), except to increase any percentage specified therein or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding Bond affected thereby, (d) modify or alter the provisions of the Indenture regarding the voting of Bonds held by the Issuer or an affiliate of the Issuer, (e) permit the creation of any lien ranking prior to or on the parity with the lien of the Indenture with respect to any part of the property subject to a lien under the Indenture or terminate the lien of the Indenture on any property at any time subject thereto or deprive the Holder of any Bond of such Series of the security afforded by the lien of the Indenture, or (f) modify any of the provisions of the Indenture in such manner as to affect the rights of the Holders of Bonds of such Series to the benefits of any provisions for the redemption at the request of Holders of Bonds of such Series contained therein.

         Each Issuer and the respective Trustee may also enter into supplemental indentures, without obtaining the consent of Holders of such Series, to cure ambiguities or make minor corrections, to provide for the issuance of Bonds in bearer or registered form or for the conversion of any outstanding Bonds to or from bearer form and to do such other things as would not adversely affect the interests of the Holders of such Series.

EVENTS OF DEFAULT

         An "Event of Default" with respect to any Series of Bonds is defined in the respective Indenture under which such Bonds are issued as being: (a) unless otherwise specified in the Prospectus Supplement for such Series, a default in the payment of principal of any Bond of such Series or a default for ten days or more in the payment of any interest on any Bond of such Series; (b) a default in the observance of certain negative covenants in the Indenture or in the observance of certain covenants relating to redemptions of Bonds of such Series;
(c) a default in the observance of any other covenant of the Indenture, and the continuation of any such default for a period of sixty days after notice to the Issuer by the Trustee or to the Issuer and the Indenture Trustee by the Holders of at least 25% in principal amount of the Bonds of such Series then outstanding; (d) the failure of the lien of the Indenture to constitute a valid first priority security interest in the Trust Estate, (e) any representation or warranty made by the Issuer in the Indenture or in any

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certificate delivered pursuant thereto having been incorrect in a material respect as of the time made, and the circumstance in respect of which such representation or warranty is incorrect not having been cured within thirty days after notice thereof is given to the Issuer by the Trustee or by the Holders of at least 25% in principal amount of the Bonds of such Series then outstanding; or (f) certain events of bankruptcy, insolvency, receivership or reorganization of the Issuer.

RIGHTS UPON EVENT OF DEFAULT

         In case an Event of Default should occur and be continuing with respect to a Series of Bonds, the Trustee may, and on request of Holders of more than 50% in principal amount of the Bonds of such Series then outstanding shall, declare the principal of such Series of Bonds to be due and payable. Such declaration may under certain circumstances be rescinded by the Holders of a majority in principal amount of the Bonds of such Series then outstanding.

         If, following an Event of Default, a Series of Bonds has been declared to be due and payable, the Trustee may, in its discretion (provided that the Holders of the Bonds of such Series have not directed the Trustee to sell the Assets included in the related Trust Estate), refrain from selling such Assets and continue to apply all amounts received on such Assets to payments due on the Bonds of such Series in accordance with their terms, notwithstanding the acceleration of the maturity of such Bonds. The Trustee, however, must sell the Assets included in the related Trust Estate for such Series if collections in respect of such Assets are determined to be insufficient to make all scheduled payments on Bonds of such Series, in which case payments will be made on the Bonds in the same manner as described in the next sentence with regard to instances in which such Assets are sold. In addition, upon an Event of Default the Trustee may, in its discretion (provided that, unless the Event of Default relates to a default in payment of principal or interest, the Trustee must receive the consent of the Holders of all outstanding Bonds of such Series, and certain other conditions must be met), sell the Assets included in the related Trust Estate for such Series, in which event the Bonds of such Series will be payable pro rata, without regard to their Stated Maturities, out of the collections on, or the proceeds from the sale of, such Assets and any overdue installments of interest on the Bonds will, to the extent permitted by applicable law, bear interest at the highest stated interest rate borne by any Bond of such Series.

         Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing, the Trustee shall be under no obligation to exercise any of the rights and powers under the Indenture at the request or direction of any of the Holders of Bonds, unless such Holders have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the Holders of a majority in principal amount of the outstanding Bonds of a Series shall have the right to direct the time, method, and place of conducting any proceeding or any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Bonds of such Series; and the Holders of a majority in principal amount of the Bonds of a Series then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of the Holder of each outstanding Bond affected thereby.

LIST OF HOLDERS OF BONDS

         Three or more Holders of the Bonds of any Series (each of whom has owned a Bond of such Series for at least six months) may, by written request to the Trustee, obtain access to the list of all Holders of the Bonds of such Series maintained by the Trustee for the purpose of communicating with other Holders with respect to their rights under the Indenture. The Trustee may elect not to afford the requesting Holders access to the list of Holders if it agrees to mail the desired communication or proxy, on behalf of the requesting Holders, to all Holders.

ISSUER'S ANNUAL COMPLIANCE STATEMENT

         The Issuer will be required to file annually with the Trustee a written statement as to the fulfillment of its obligations under the Indenture.


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TRUSTEE'S ANNUAL REPORT

         The Trustee will be required to mail each year to all Holders a brief report relating to its eligibility and qualifications to continue as the Trustee under the Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the Issuer to it in the Trustee's individual capacity, the property and funds physically held by the Trustee as such, any release, or release and substitution, of property subject to the lien of the Indenture which has not been previously reported, any additional Series of Bonds not previously reported and any action taken by it which materially affects the Bonds and which has not been previously reported.

SATISFACTION AND DISCHARGE OF INDENTURE

         The Indenture will be discharged with respect to the Assets securing the Bonds of a Series upon the delivery to the Trustee for cancellation of all of the Bonds of such Series or, with certain limitations, upon deposit with the Trustee of funds sufficient for the payment in full of all of the Bonds of such Series.

REPORTS BY TRUSTEE TO BONDHOLDERS

         On each Principal Payment Date or Special Redemption Date, the Trustee will send a report to each Holder setting forth, among other things, the amount of such payment representing interest, the amount thereof, if any, representing principal and the outstanding principal amount of an individual Bond of each Class (or the aggregate principal amount of the Bonds of each Class in the case of Holders of Bonds on which payments of interest only are then being made) after giving effect to the payments made on such Principal Payment Date or Special Redemption Date.

LIMITATION ON SUITS

         No Holder of a Bond of any Series will have any right to institute any proceedings with respect to the Indenture unless (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to such Series; (2) the Holders of at least 25% in principal amount of the Bonds of such Series then outstanding have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee; (3) such Holders have offered to the Trustee reasonable indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (4) for 60 days after its receipt of such notice, request and offer of indemnity the Trustee has failed to institute any such proceedings; and (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of at least 50% in principal amount of the Bonds of such Series then outstanding.

                            THE POOLING AGREEMENT AND
                             DEPOSIT TRUST AGREEMENT

         The following summaries describe certain provisions of the Pooling Agreement and the Deposit Trust Agreement not described elsewhere in this Prospectus. Where particular provisions or terms used in the Pooling Agreement or Deposit Trust Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference as a part of such summaries. The description set forth below is subject to modification in the Prospectus Supplement for a Series of Certificates to describe the terms and provisions of the particular Pooling Agreement or Deposit Trust Agreement relating to such Series of Certificates.

         Generally, the discussion in this section of the Prospectus is applicable under circumstances when the Administrator is an affiliate of the Company. If the Administrator is not an affiliate of the Company, the discussion relating to pooling and administration (or master servicing) as set forth below may be modified or superseded by any discussion relating to the pooling and administration (or master servicing) set forth in the Prospectus Supplement. In addition, certain of the following summaries only apply to a Pooling Agreement relating to series of Certificates for which the related Trust Property includes Mortgage Loans, Multifamily Loans or Contracts. Provisions of Pooling Agreements or Deposit Trust Agreements relating to series of Certificates for which the related Trust Property includes other types of Mortgage Assets will be summarized and described in the related Prospectus Supplement.

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



ASSIGNMENT OF MORTGAGE ASSETS

         Assignment of Mortgage Loans

         At the time of issuance of the Certificates of a Series, the Issuer will assign the Mortgage Loans to the related Trustee, together with all principal and interest (subject to exclusions or adjustments specified in the related Prospectus Supplement received by the Issuer on or with respect to such Mortgage Loans on or after the Cut-off Date) other than principal and interest due and payable on or before the Cut-off Date. The Trustee will, concurrently with such assignment, execute, countersign and deliver the Certificates to the Issuer in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related pooling or sale agreement.

         In addition, as to each Mortgage Loan, the Issuer will deliver to the Trustee the Mortgage Note and Mortgage, any assumption and modification agreement, an assignment of the Mortgage in recordable form, evidence of title insurance and, if applicable, the certificate of private mortgage insurance. In instances where recorded documents cannot be delivered due to delays in connection with recording, the Issuer may deliver copies thereof and deliver the original recorded documents promptly upon receipt.

         With respect to any Mortgage Loans which are Cooperative Loans, the Issuer, as depositor, will cause to be delivered to the Trustee, the related original Cooperative note endorsed to the order of the Trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate and related blank stock powers. The Issuer will file in the appropriate office an assignment and a financing statement evidencing the Trustee's security interest in each Cooperative Loan.

         Unless otherwise specified in the related Prospectus Supplement, in the Pooling Agreement or Deposit Trust Agreement the Issuer generally will represent and warrant to the Trustee, among other things, that (i) the information set forth in the schedule of Mortgage Loans attached thereto is correct in all material respects; (ii) a lender's title insurance policy or binder for each Mortgage Loan included in the Trust Property was issued on the date of origination thereof and each such policy or binder assurance is valid and remains in full force and effect; (iii) at the date of initial issuance of the Certificates, the Issuer has good title to the Mortgage Loans and the Mortgage Loans are free of offsets, defenses or counterclaims; (iv) at the date of initial issuance of the Certificates, each Mortgage is a valid first lien on the property securing the Mortgage Note (subject only to (a) the lien of current real property taxes and assessments, (b) covenants, conditions, and restrictions, rights of way, easements and other matters of public record as of the date of the recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally in the area wherein the property subject to the Mortgage is located or specifically reflected in the appraisal obtained by the Company and (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage) and such property is free of material damage and is in good repair or, with respect to junior Lien Mortgage Loans, that such Mortgage is a valid junior lien Mortgage, as the case may be, and specifying the percentage of the Mortgage Loan Pool comprised of junior Lien Mortgage Loans; (v) at the date of initial issuance of the Certificates, no Mortgage Loan is 30 or more days delinquent and there are no delinquent tax or assessment liens against the property covered by the related Mortgage; (vi) at the date of initial issuance of the Certificates, the portion of each Mortgage Loan, if any, which in the circumstances set forth above under "Servicing of the Mortgage Loans, Multifamily Loans and Contracts -- Primary Mortgage Insurance" should be insured with a private mortgage insurer is so insured; and (vii) each Mortgage Loan at the time it was made complied in all material respects with applicable state and federal laws, including, with out limitation, usury, equal credit opportunity and disclosure laws.

         In the event that the Issuer has acquired the Mortgage Loans for a Series, if so specified in the related Prospectus Supplement, the Issuer may, in lieu of making the representations set forth in the preceding paragraph, cause the entity from which such Mortgage Loans were acquired to make such representations (other than those regarding the Issuer's title to the Mortgage Loans, which will in all events be made by the Issuer), in the sales agreement pursuant to which such Mortgage Loans are acquired, or if such entity is acting as a Servicer, in its servicing agreement. In such event such representations, and the Issuer's rights against such entity in the event of a breach thereof, will be assigned to the Trustee for the benefit of the holders of the Certificates of such Series.


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



         Assignment of Contracts

         The Issuer will cause the Contracts to be assigned to the Trustee, together with principal and interest due on or with respect to the Contracts after the Cut-off Date specified in the related Prospectus Supplement. Each Contract will be identified in a loan schedule ("Contract Loan Schedule") appearing as an exhibit to the related pooling or sale agreement.

         In addition, with respect to each Contract, the Issuer will deliver or cause to be delivered to the Trustee, the original Contract and copies of documents and instruments related to each Contract and the security interest in the Manufactured Home securing each Contract. To give notice of the right, title and interest of the Certificateholders to the Contracts, the Issuer will cause a UCC-1 financing statement to be filed identifying the Trustee as the secured party and identifying all Contracts as collateral. Unless otherwise specified in the related Prospectus Supplement, the Contracts will not be stamped or otherwise marked to reflect their assignment from the Issuer to the Trustee. Therefore, if a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment, the interest of the Holders of the Certificates of the applicable Series in the Contracts could be defeated. See "Certain Legal Aspects of the Mortgage Assets."

         Unless otherwise specified in the Prospectus Supplement, the Issuer will provide limited representations and warranties to the Trustee concerning the Contracts. Such representations and warranties will include: (i) that the information contained in the Contract Loan Schedule provides an accurate listing of the Contracts and that the information respecting such Contracts set forth in such Contract Loan Schedule is true and correct in all material respects at the date or dates respecting which such information is furnished; (ii) that, immediately prior to the conveyance of the Contracts, the Issuer had good title to, and was sole owner of, each such Contract; and (iii) that there has been no other sale by it of such Contract and that the Contract is not subject to any lien, charge, security interest or other encumbrance.

         Assignment of Multifamily Loans

         The Issuer will cause the Multifamily Loans constituting the Multifamily Loan Pool to be assigned to the Trustee, together with principal and interest due on or with respect to the Multifamily Loans after the Cut-off Date specified in the related Prospectus Supplement. The Trustee will, concurrently with such assignment, authenticate and deliver the Certificates. Each Multifamily Loan will be identified in a schedule appearing as an exhibit to the pooling or sale agreement (the "Multifamily Loan Schedule").

         In addition, the Issuer, will, as to each Multifamily Loan, deliver or cause to be delivered to the Trustee, the mortgage note endorsed without recourse, the mortgage or deed of trust with evidence of recording indicated thereon and an assignment of the instrument in recordable from (but not recorded).

         The Trustee will review and hold such documents in trust for the benefit of the Holders of the Certificates of the applicable Series. Unless otherwise provided in the related Prospectus Supplement, if any such document is found to be defective in any material respect and the Issuer, the entity from which the Company acquired such Multifamily Loan (the "Multifamily Loan Seller") or the Administrator, as the case may be, does not cure such a defect with 60 days, or within such other period specified in the related Prospectus Supplement, the Company, the Multifamily Loan Seller or the Administrator, as the case may be, will, not later than 90 days or within such other period specified in the related Prospectus Supplement, after the Trustee's notice to the Company, the Multifamily Loan Seller or the Administrator of the defect, repurchase the related Multifamily Loan or any property acquired in respect thereof from the Trustee. Unless otherwise specified in the related Prospectus Supplement, such repurchase shall be at a price equal to the remaining unpaid principal balance of such Multifamily Loan (or, in the case of a foreclosed Multifamily Loan, the unpaid principal balance of such Multifamily Loan immediately prior to foreclosure), plus accrued but unpaid interest to the date of the next scheduled payment on such Multifamily Loan at the related Remittance Rate, less any unreimbursed Advances made with respect to such Multifamily Loan. Unless otherwise provided in the related Prospectus Supplement, the repurchase obligation constitutes the sole remedy available to the Holders of the applicable Series of Certificates or the Trustee for material defect in a Multifamily Loan document.

         Unless otherwise specified in the related Prospectus Supplement, the Issuer will, at the time of delivery of the Certificates of a Series, cause the assignment to the Trustee of the Multifamily Loans constituting a Multifamily Loan Pool to be recorded in the appropriate public office for real property records. If specified in the related Prospectus Supplement, the Issuer will cause such assignments to be so recorded within the time after delivery of the Certificates as is specified in the related Prospectus Supplement, in which event, the Pooling Agreement or Deposit Trust Agreement may, as specified in the Prospectus Supplement, require the Multifamily Loan Seller or the Administrator to repurchase from the Trustee any Multifamily Loan required to be recorded but not recorded within such time, at the price described above with respect to repurchase by any reason of defective documentation. Unless otherwise provided in the related Prospectus Supplement, the repurchase obligation would constitute the sole remedy to the Holders of the applicable Series of Certificates or the Trustee for the failure of a Multifamily Loan to be recorded.

         Unless otherwise specified in the related Prospectus Supplement, each Multifamily Loan Seller will have represented, among other things, that (i) immediately prior to the transfer and assignment of the Multifamily Loans, such Multifamily Loan Seller had good title to, and was the sole owner of, each Multifamily Loan and there has been no other sale or assignment thereof, (ii) as of the date of such transfer, the Multifamily Loans are subject to no offsets, defenses or counterclaims, (iii) each Multifamily Loan at the time it was made complied in all material respects with applicable state and federal laws, including usury, and disclosure laws, (iv) a lender's policy of title insurance was issued on the date of the origination of each Multifamily Loan and each such policy is valid and remains in full force and effect, (v) as of the date of such transfer, each mortgage note subject to the agreement is a valid first lien on the related Multifamily Project (subject only to (a) the lien of current real property taxes and assessments, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such instrument of indebtedness, such exceptions appearing of record and either being acceptable to mortgage lending institutions generally or specifically reflected in the appraisal made in connection with the origination of the related Multifamily Loan and (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the instrument of indebtedness) and such property is free of material damage and is in good repair, (vi) as of the date of such transfer, no Multifamily Loan is more than 30 days delinquent in payment and there are no delinquent tax or assessment liens against the related apartment project, and (vii) with respect to each Multifamily Loan, if the Multifamily Project is located in an area identified by the Secretary of Housing and Urban Development as having special flood hazards and subject in certain circumstances to the availability of flood insurance under the National Flood Insurance Act of 1968, as amended, such Multifamily Project is covered by flood insurance if applicable regulations at the time such Multifamily Loan was originated required that such flood insurance coverage be obtained.

         All of the representations and warranties of a Multifamily Loan Seller in respect of a Multifamily Loan will have been made as of the date on which such Multifamily Loan Seller sold the Multifamily Loan to the Company or its affiliate; the date as of which such representations and warranties were made may be a date prior to the date of the initial issuance of the related Series of Certificates. A substantial period of time may have elapsed between the date as of which the representations and warranties were made and the later date of initial issuance of the related Series of Certificates. Since the representations and warranties referred to in the preceding paragraph, unless otherwise specified in the related Prospectus Supplement, are the only representations and warranties that will be made by a Multifamily Loan Seller, the Multifamily Loan Seller's repurchase obligations described below will not arise if, during the period commencing on a date of sale of a Multifamily Loan by the Multifamily Loan Seller to the Company or its affiliate, the relevant event occurs that would have given rise to such an obligation had the event occurred prior to the sale of the affected Multifamily Loan. Nothing, however, has come to the Company's attention that would cause it to believe that the representations and warranties referred to in the preceding paragraph will not be accurate and complete in all material respects in respect of Multifamily Loans as of the date of initial issuance of the related Series of Certificates.

         Assignment of Agency Securities, Non-Agency Certificates, and Private Mortgage-Backed Securities

         With respect to each Series, unless otherwise specified in the related Prospectus Supplement, the Issuer will cause any Agency Securities, Non-Agency Certificates, and Private Mortgage-Backed Securities included in the related Trust Property to be registered in the name of the Trustee. The Trustee (or its custodian) will have possession of any certificated Agency Securities and Private Mortgage-Backed Securities. Unless otherwise specified in the related Prospectus Supplement, the Trustee will not be in possession of or be assignee of record of any underlying assets for an Agency Security, Non-Agency Certificate, or Private Mortgage-Backed Security. Each Agency Security, Non-Agency Certificate, and Private Mortgage-Backed Security will be identified in a schedule appearing as an exhibit to the related pooling or sale agreement. The Issuer will represent and warrant to the Trustee, among other things, the information contained in such schedule is true and correct and that immediately prior to the transfer of the related securities to the Trustee, the Issuer had good title to, and was the sole owner of, each such security.

REPURCHASE OR SUBSTITUTION OF MORTGAGE LOANS, CONTRACTS AND MULTIFAMILY LOANS

         The Trustee will review the documents delivered to it with respect to the Mortgage Loans, Contracts and Multifamily Loans included in the related Trust Property. Unless otherwise specified in the related Prospectus Supplement, if any document is not delivered or is found to be defective in any material respect and the Issuer cannot deliver such document or cure such defect within 90 days after notice thereof (which the Trustee will undertake to give within 45 days of the delivery of such documents), and if any other party obligated to deliver such document or cure such defect has not done so and has not substituted or repurchased the affected Mortgage Loan, Multifamily Loan or Contract, then the Issuer will, not later than the first date designated for the deposit of payments into the Certificate Account (a "Deposit Date") which is more than ten days after such 90-day period, (a) if so provided in the Prospectus Supplement remove the affected Mortgage Loan, Multifamily Loan or Contract from the Trust Property and substitute one or more other Mortgage Loans, Multifamily Loans or Contracts therefor or (b) repurchase the Mortgage Loan, Multifamily Loan or Contract from the Trustee for a price equal to 100% of its principal balance plus one month's interest thereon at the applicable Remittance Rate. Such purchase price will be deposited in the Certificate Account on such Deposit Date. Unless otherwise specified in the Prospectus Supplement, this repurchase and, if applicable, substitution obligation constitutes the sole remedy available to Holders of the Certificates of the applicable Series or the Trustee against the Issuer for a material defect in a document relating to a Mortgage Loan, Multifamily Loan or Contract.

         Unless otherwise specified in the related Prospectus Supplement, the Issuer will agree to either (a) cure any breach of any representation or warranty that materially and adversely affects the interests of the Holders of the Certificates of the applicable Series in a Mortgage Loan, Multifamily Loan or Contract within 90 days of its discovery by the Company or its receipt of notice thereof from the Trustee, (b) repurchase such Mortgage Loan, Multifamily Loan or Contract not later than the first Deposit Date which is more than ten days after such 90-day period for a price equal to 100% of its principal balance plus one month's interest thereon at the applicable Remittance Rate, or (c) if so specified in the Prospectus Supplement, remove such Mortgage Loan, Multifamily Loan or Contract from the Trust Property and substitute one or more other mortgage loans or contracts therefor. Such purchase price will be deposited in the Certificate Account on such Deposit Date. Unless otherwise specified in the related Prospectus Supplement, this repurchase and, if applicable, substitution obligation will constitute the sole remedies available to Holders of the Certificates of the applicable Series or the Trustee for any such breach.

         If the Prospectus Supplement for a Series of Certificates so provides, then in lieu of agreeing to repurchase or substitute Mortgage Loans, Contracts or Multifamily Loans as described above, the Issuer may obtain such an agreement from the entity which sold such Mortgage Loans, Contracts or Multifamily Loans to the Issuer, which agreement will be assigned to the Trustee for the benefit of the holders of the Certificates of such series.

         If a REMIC election is to be made with respect to all or a portion of the Trust Property, there may be federal income tax limitations on the right to substitute Mortgage Loans, Multifamily Mortgage Loans or Contracts as described above.

EVIDENCE AS TO COMPLIANCE

         On or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, based on an examination of certain specified documents and records relating to the servicing of the Administrator's mortgage loan portfolio conducted substantially in compliance with the audit program for mortgages serviced for FNMA or FHLMC, the United States Department of Housing and Urban Development Mortgage Audit Standards or the Uniform Single Audit Program for Mortgage Bankers (the "Applicable Accounting Standards"), such firm is of the opinion that such servicing has been conducted in compliance with the Applicable Accounting Standards except for (a) such expenses as such firm shall believe to be immaterial and (b) such other exceptions as shall be set forth in such statement.

LIST OF CERTIFICATEHOLDERS

         Upon written request of the Trustee, the Registrar for a Series of Certificates will provide to the Trustee, within fifteen days after receipt of such request, a list of the names and addresses of all Holders of record of such Series as of the most recent Record Date for payment of distributions to Holders of that Series. Upon written request of three or more Holders of record of a Series of Certificates for purposes of communicating with other Holders with respect to their rights under the Pooling Agreement or the Deposit Trust Agreement for such Series, the Trustee will afford such Holders access during business hours to the most recent list of Holders of that Series held by the Trustee. With respect to Book Entry Certificates, the only named Holder on the Certificate Register will be the Clearing Agency.

         Neither the Pooling Agreement or the Deposit Trust Agreement will provide for the holding of any annual or other meetings of Holders of Certificates.

ADMINISTRATION OF THE CERTIFICATE ACCOUNT

         The Pooling Agreement or the Deposit Trust Agreement with respect to a Series will require that the Certificate Account be any of the following: (i) an account maintained with a depository institution the debt obligations of which (or, in the case of a depository institution which is a part of a holding company structure, the debt obligations of the holding company of which) have a long-term or short-term rating acceptable to each rating agency that rated the Certificates, (ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund (the "BIF") or the Federal Deposit Insurance Corporation (the "FDIC") or the Savings Association Insurance Fund (as successor to the Federal Savings and Loan Insurance Corporation) ("SAIF") of the FDIC, (iii) an account maintained with and in the name of the Trustee, in trust, and in respect of which the amounts from time to time on deposit therein are insured by the BIF or the SAIF (to the limits established by the FDIC), provided that all funds in such account are invested in Permitted Instruments (as defined below) within one business day of receipt or are remitted to the Holders within one business day of receipt therein; (iv) a trust account maintained with the corporate trust department of a federal or state chartered depository institution or trust company with trust powers and acting in its fiduciary capacity for the benefit of the Trustee, or (v) an account which will not cause any rating agency rating the Certificates of such Series to downgrade or withdraw its then-current rating assigned to the Certificates. The instruments in which amounts in the Certificate Account may be invested are limited to Permitted Instruments. Unless otherwise specified in the related Prospectus Supplement, a Certificate Account may be maintained as an interest bearing account, or the funds held therein may be invested pending each succeeding Distribution Date in Permitted Instruments. Unless otherwise specified in the related Prospectus Supplement, the Administrator or the Trustee will be entitled to receive any such interest or other income earned on funds in the Certificate Account as additional compensation. Unless otherwise specified in the related Prospectus Supplement, the following payments and collections received or made subsequent to the Cut-off Date (including scheduled payments of principal and interest due after the Cut-off Date but received on or before the Cut-off Date) will be deposited in the Certificate Account:

            (i) all Mortgagor payments on account of principal, including Principal Prepayments and, if specified in the related Prospectus Supplement, prepayment penalties;

           (ii) all Mortgagor payments on account of interest, subject to exclusions or adjustments as described in the related Prospectus Supplement adjusted to the Remittance Rate;

          (iii) all Liquidation Proceeds net of certain amounts reimbursed to the Servicers or the Administrator, as described above;

           (iv) all Insurance Proceeds, other than proceeds to be applied to the restoration or repair of the related property or released to the Mortgagor and net of certain amounts reimbursed to the Servicers or the Administrator, as described above;

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



            (v) all condemnation awards or settlements which are not released to the Mortgagor in accordance with normal servicing procedures;

           (vi) any Advances made as described under "Servicing of the Mortgage Loans, Multifamily Loans and Contracts -- Advances" and certain other amounts required to be deposited in the Certificate Account;

          (vii) all proceeds of any Mortgage Loan, Multifamily Loan or Contract or property acquired in respect thereof repurchased by the Administrator, the Company, the Seller or the Servicer or otherwise as described above or under "Termination" below;

         (viii) all amounts, if any, required to be transferred to the Certificate Account from any Credit Enhancement for the related Series; and

           (ix) all other amounts required to be deposited in the Certificate Account pursuant to the related Pooling Agreement or Deposit Trust Agreement.

REPORTS TO HOLDERS OF CERTIFICATES

         Concurrently with each distribution on the Certificates of a Series, unless otherwise specified in the related Prospectus Supplement, the Trustee will furnish to Holders of such Certificates a statement generally setting forth, to the extent applicable to such Series, among other things:

            (i) the aggregate amount of such distribution allocable to principal, separately identifying the amount allocable to each Class;

           (ii) the amount of such distribution allocable to interest, separately identifying the amount allocable to each Class;

          (iii) the aggregate principal balance of each Class of the Certificates after giving effect to distributions on such Distribution Date;

           (iv) the aggregate principal balance of any Class Certificates which are Compound Interest Securities after giving effect to any increase in such principal balance that results from the accrual of interest that is not yet distributable thereon;

            (v) if applicable, the amount otherwise distributable to Holders of any Class of Certificates that was distributed to Holders of other Classes of Certificates;

           (vi) if any Class of Certificates has priority in the right to receive Principal Prepayments, the amount of Principal Prepayments in respect of the related Mortgage Assets;

          (vii) the aggregate principal balance and number of Mortgage Loans, Multifamily Loans and Contracts which were delinquent as to a total of two installments of principal and interest; and

         (viii) as of the most recent date for which information was available, the aggregate principal balances of Mortgage Loans, Multifamily Loans and Contracts which (a) were delinquent 30-59 days, 60-89 days, and 90 days or more, and (b) were in foreclosure; and

           (ix) the amount of coverage then remaining under any Credit Enhancement.

         The Administrator or the Trustee will also furnish annually customary information deemed necessary for Holders of such Certificates to prepare their tax returns.


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



EVENTS OF DEFAULT

         "Events of Default" with respect to a Series will consist of (i) any failure by the Administrator to duly observe or perform in any material respect any of its covenants or agreements in the Pooling Agreement or Deposit Trust Agreement materially affecting the rights of Holders of the Certificates of such Series which continues unremedied for 60 days after the giving of written notice of such failure to the Company by the Trustee or to the Administrator and the Trustee by the Holders of such Certificates evidencing interests aggregating not less than 25% of the affected Class of Certificates; and (ii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by the Administrator indicating its insolvency, reorganization or inability to pay its obligations.

RIGHTS UPON EVENT OF DEFAULT

         As long as an Event of Default remains unremedied by the Administrator, the Trustee, or Holders of Certificates of each Class of Certificates affected thereby evidencing, as to each such Class interests aggregating not less than 51%, may terminate all of the rights and obligations of the Administrator, whereupon the Trustee, or a new Administrator appointed pursuant to the Pooling Agreement or Deposit Trust Agreement, will succeed to all the responsibilities, duties and liabilities of the Administrator under the Pooling Agreement or Deposit Trust Agreement, as applicable, and will be entitled to similar compensation arrangements. Notwithstanding its termination as Administrator, the Administrator will be entitled to receive amounts earned by it under the Pooling Agreement or Deposit Trust Agreement prior to such termination. Following such termination, the Company shall appoint any established housing finance institution having a net worth of not less than $10,000,000 to act as successor to the Administrator. If no such successor shall have been appointed within 30 days following such termination, then either the Company or the Trustee may petition a court of competent jurisdiction for the appointment of a successor Administrator. Pending the appointment of a successor Administrator, the Trustee shall act as Administrator. The Trustee, the Company and such successor Administrator may agree upon the compensation to be paid to such successor Administrator, which in no event may be greater than the compensation previously paid to the terminated Administrator under such Pooling Agreement or Deposit Trust Agreement.

         No Holder of Certificates will have any right under the Pooling Agreement or Deposit Trust Agreement to institute any proceeding with respect to the Pooling Agreement or Deposit Trust Agreement, unless such Holder previously has given to the Trustee written notice of default and unless the Holders of Certificates as specified in the Prospectus Supplement have made written request to the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute any such proceedings. However, the Trustee is under no obligation to exercise any of the trusts or powers vested in it by the Pooling Agreement or Deposit Trust Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

         The Pooling Agreement or Deposit Trust Agreement with respect to a Series may be amended by the Company, the Administrator and the Trustee without the consent of the Holder of the Certificates of such Series, to cure any ambiguity, to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein or to add any other provisions with respect to matters or questions arising under the Pooling Agreement or Deposit Trust Agreement provided that such amendment is not materially inconsistent with the provisions of the Pooling Agreement or Deposit Trust Agreement and that in each case, subject as stated in the next sentence, such action will not adversely affect in any material respect the interests of any Holders of that Series. An amendment described above shall not be deemed to adversely affect in any material respect the interests of the Holders of that Series if either (a) an opinion of counsel satisfactory to the Trustee is obtained to such effect, or (b) the person requesting the amendment obtains a letter from the rating agency then rating the Certificates of that Series that the amendment would not result in a downgrading or withdrawal of the rating then assigned by it to such Certificates. Notwithstanding the foregoing, the Company, the Administrator and the Trustee may amend each Pooling Agreement and Deposit Trust

Agreement without the consent of the Holders of the Certificates of the relevant Series in order to modify, eliminate or add to any of its provisions to such extent as may be appropriate or necessary to maintain REMIC status of all or any portion of the Trust Property as to which a REMIC election has been made with respect to the applicable Certificates or to avoid or minimize the risk of the imposition of any tax on the Trust created by such agreement that would be a claim against the Trustee at any time prior to final redemption of the Certificates, provided that the Trustee has obtained the opinion of independent counsel to the effect that such action is necessary or appropriate to maintain REMIC status or to avoid or minimize the risk of the imposition of such a tax. Unless otherwise specified in the Prospectus Supplement, the Pooling Agreement and Deposit Trust Agreement may also be amended by the Company, the Administrator, and the Trustee with the consent of the Holders of Certificates evidencing interests aggregating not less than 66% of the aggregate principal balance of the Certificates of the applicable Series for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such agreement or of modifying in any manner the rights of Holders of Certificates of that Series; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, collections of payments received on the related Mortgage Assets or distributions which are required to be made on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in any manner other than as described in clause (i), without the consent of the Holders of Certificates of such Class evidencing at least 66% of the interests of such Class or (iii) reduce the aforesaid percentage of Certificates of any Class required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding.

TERMINATION

         Unless otherwise specified in the related Prospectus Supplement, the obligations of the Company, as depositor, the Administrator, as servicer, and the Trustee created by the Pooling Agreement or Deposit Trust Agreement with respect to a Series will terminate upon the payment to Holders of the Certificates of such series of all amounts held by the Administrator or in the Certificate Account and required to be paid to them pursuant to the Pooling Agreement or Deposit Trust Agreement after the later of (i) the maturity or other liquidation of the last Mortgage Loan, Multifamily Loan or Contract subject thereto or the disposition of all property acquired upon foreclosure of any such Mortgage Loan, Multifamily Loan or Contract or (ii) the repurchase by the Company from the Trust of all the outstanding Certificates or all remaining Assets in the Trust Property. The pooling or sales agreement will establish the repurchase price for the Assets in the Trust and the allocation of such purchase price among the Classes of Certificates. The exercise of such right will effect early retirement of the Certificates of that Series, but the Company's right so to repurchase will be subject to the conditions set forth in the related Prospectus Supplement. If a REMIC election is to be made with respect to all or a portion of Trust Property, there may be additional conditions to the termination of such Trust which will be described in the related Prospectus Supplement. In no event, however, will the Trust created by the Pooling Agreement or Deposit Trust Agreement continue beyond the expiration of 21 years from the death of the survivor of certain persons named in such agreement. The Trustee will give written notice of termination of the Trust to each Holder of Certificates of the applicable Certificates, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency of the Trustee specified in such notice of termination.

                                 USE OF PROCEEDS

         Unless otherwise specified in an applicable Prospectus Supplement, substantially all of the net proceeds to be received from the sale of each Series of Securities will be applied to the simultaneous purchase of the Mortgage Assets related to such Series or to reimburse the amounts previously used to effect such a purchase, the costs of carrying such Mortgage Assets until sale of the Certificates and other expenses connected with pooling the Mortgage Assets and issuing the Securities.

                                   THE ISSUER

THE COMPANY

         Fund America Investors Corporation II (the "Company") was incorporated in the State of Delaware on December 14, 1992 as a limited purpose finance corporation. All of its outstanding capital stock is owned by Steven B.

Chotin. The Company maintains its principal office at 6400 S. Fiddler's Green Circle, Suite 1200B, Englewood, Colorado 80111. Its telephone number is (303) 290-6025.

         As specified in the related Prospectus Supplement, the Administrator with respect to any series of Certificates evidencing interests in Mortgage Loans, Multifamily Loans or Contracts, and the Non-Agency Administrator with respect to any Non-Agency Certificate, may be an affiliate of the Company. The Company anticipates that it will acquire Mortgage Loans, Multifamily Loans, Agency Securities, Non-Agency Certificates, Private Mortgage-Backed Securities and Contracts in the open market or in privately negotiated transactions, which may be through or from an affiliate.

         Neither the Company nor any of its affiliates will insure or guarantee the Securities of any Series. See "Special Considerations -- Limited Assets."

OWNER TRUST ISSUER

         Any Owner Trust established to act as an Issuer of one or more Series of Securities will be created pursuant to a Deposit Trust Agreement between Steven B. Chotin or the Company (the "Initial Depositor"), acting as depositor, and the related Owner Trustee. The Initial Depositor (if Steven B. Chotin) will transfer all of the certificates representing beneficial ownership of each such Owner Trust ("Certificates of Beneficial Ownership") to the Company prior to any issuance of Securities by such Owner Trust. The Company may sell or assign such Certificates of Beneficial Ownership, in whole or in part, to another entity or entities at the time of, or subsequent to, the issuance of any Securities by such Owner Trust.

         The Owner Trust issuing a Series of Bonds will pledge the Assets securing such Series of Bonds to the Trustee under the Indenture for such Series. Each Indenture will prohibit such Owner Trust from incurring debt obligations other than Bonds and similar Series of Bonds unless (i) the debtholder's sole recourse with respect to such obligations is to collateral other than the Assets pledged to secure such Bonds or (ii) such obligations are subordinate to the Bonds.

         Each Deposit Trust Agreement will provide that the Owner Trust created under such agreement may not engage in any activities other than (i) issuing and selling one or more series of Securities and other similar series of securities,
(ii) purchasing, owning, holding, pledging, or selling Mortgage Assets; provided, however, that any indebtedness incurred in connection with such transactions shall be secured only by collateral other than the Assets pledged to secure the Securities or shall be subordinate to the Securities, and (iii) other activities which are necessary or convenient to accomplish the foregoing and are incidental thereto.

         No Deposit Trust Agreement will be subject to amendment without the prior written consent of the related Owner Trustee and holders representing 50% of the Certificates of Beneficial Ownership of the Owner Trust. In addition, the amendment of certain provisions of a Deposit Trust Agreement may require the consent of the Owner Trustee with respect to each Series of Securities issued by the related Owner Trust. The holders of Certificates of Beneficial Ownership of an Owner Trust will not be liable for payment of principal or interest on the Bonds of any series issued by such Owner Trust and each of the holders of the Bonds of such series will be deemed to have released such holders of Certificates of Beneficial Ownership from any such claim, liability or obligation on or with respect to such Bonds.

         Each Deposit Trust Agreement will provide that the holders of Certificates of Beneficial Ownership of the Owner Trust created under such agreement shall indemnify the related Owner Trustee against all losses and liability suffered by it in acting upon the holders' instructions, except in the case of willful misconduct or gross negligence on the part of such Owner Trustee. The Owner Trustee will have no liability for action taken by it in good faith in reliance upon direction to it for the disposition of monies or collateral pursuant to a Deposit Trust Agreement.

MANAGEMENT AGREEMENT

         The Issuer with respect to a Series of Bonds may enter into a management agreement (the "Management Agreement") with Fund America Management Corporation ("FAMC") or another entity (FAMC or such other entity which has entered into a Management Agreement with the Issuer being referred to herein as the "Manager"), pursuant

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



to which the Manager will, among other things, prepare and make such reports as are required to be delivered by the Issuer to the Trustee and provide advisory, accounting, administrative, clerical and other services required in the conduct of the Issuer's business. As compensation for its services, the Issuer will pay the Manager a management fee. The Manager will not assume any responsibility under the Management Agreement other than to render services called for thereunder and may subcontract to a third party all or a portion of its duties thereunder. The Manager and its affiliates, shareholders, directors, officers and employees will not be liable to the Issuer, the Holders of Bonds or others, except by reason of acts constituting bad faith, gross negligence or willful misconduct. The Manager and its affiliates will be indemnified with respect to all expenses, losses, damages, liabilities, demands, charges and claims of any nature in respect of acts or omissions performed or omitted by it in accordance with the standards set forth in the preceding sentence.

         All of the outstanding common stock of FAMC is owned by Steven B. Chotin, who also owns all of the outstanding common stock of the Company and who may act as Initial Depositor with respect to the formation of any Trust Issuers. See "The Issuer -- The Company" and "-- Owner Trust Issuer."

                                   THE TRUSTEE

         Any commercial bank or trust company serving as Trustee may have normal banking relationships with the Company or the Administrator. In addition, the Trustee will have the power and the responsibility for appointing co-trustees or separate trustees of all or any part of the Trust Property relating to a particular Series of Securities. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Indenture or Pooling Agreement, as applicable, shall be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

         The Trustee will make no representations as to the validity or sufficiency of the applicable Indenture or Pooling Agreement, the related Securities or of any Mortgage Loan, Agency Security, Contract, Multifamily Loan or related document, and will not be accountable for the use or application by the Company or an Issuer of any funds paid to the Company or such Issuer in respect of the Securities or the related Assets, or amounts deposited in the related Collection Account, Certificate Account or deposited into any other account for purposes of making payments or distributions to Holders. If no Event of Default has occurred, the Trustee will be required to perform only those duties specifically required of it under the applicable Indenture or Pooling Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee will be required to examine them to determine whether they conform to the requirements of the applicable Indenture or Pooling Agreement.

         The Trustee may resign at any time and the Company or the Issuer, as applicable, may remove the Trustee if the Trustee ceases to be eligible to continue as such under the applicable Indenture or Pooling Agreement, if the Trustee becomes insolvent or in such other instances, if any, as are set forth in the applicable Indenture or Pooling Agreement. Following any resignation or removal of the Trustee, the Company, the Issuer or Administrator, as applicable, will be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee does not become effective until acceptance of the appointment by the successor Trustee.

         Pursuant to the Trust Indenture Act of 1939, as amended, the Trustee may have a "conflicting interest" if any Event of Default occurs with respect to one or more Classes of Bonds which are Special Allocation Securities issued under the Indenture. In such event, the Trustee may be required to resign its trusteeship with respect to one or more Classes of such Bonds and a successor Trustee would be appointed for such Classes.

                  CERTAIN LEGAL ASPECTS OF THE MORTGAGE ASSETS

         The following discussion contains summaries of certain legal aspects of residential and multi-family mortgage loans which are general in nature. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans or Multifamily Loans is situated. The summaries are qualified in their entirety be reference to the applicable federal and state laws governing the Mortgage Loans and Multifamily Loans.

         In addition, the following discussion also contains a summary of the Title I Program, which may be applicable to certain of the Mortgage Loans, Multifamily Loans and Contracts. With respect to each Series for which the related Trust Property includes Non-Agency Certificates backed by Contracts or for which the related Trust includes Contracts, the related Prospectus Supplement will contain a discussion of certain legal aspects of manufactured housing contracts.

THE MORTGAGE LOANS AND MULTIFAMILY LOANS

         General

         Mortgages. The Mortgage Loans and Multifamily Loans will be secured either by deeds of trust or mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage. It is not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of filing with a state or county office. There are two parties to a mortgage: the mortgagor, who is the borrower and homeowner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/homeowner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-homeowner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure payment of the obligation. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by law, the express provisions of the deed of trust or mortgage and, in some cases, the directions of the beneficiary.

         Cooperative Loans. Certain of the Mortgage Loans may be Cooperative Loans. The private, non-profit, cooperative apartment corporation owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative apartment building and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a pool of Mortgage Loans including Cooperative Loans, the collateral securing the Cooperative Loans.

         The cooperative is owned by tenant-stockholders who, through ownership of stock shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

         Foreclosure

         Mortgages. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property to a third party upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest in the real property, including any junior lien holders. The borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

         Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties defendant. Judicial foreclosure proceedings are often not protested by any of the parties defendant. However, when the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of judicial foreclosure, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property.

         In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount equal to the principal amount of the mortgage or deed of trust, accrued and unpaid interest and expenses of foreclosure. Thereafter, the lender will assume the burdens of ownership, including obtaining casualty insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage insurance proceeds.

         When the beneficiary under a junior deed of trust cures the default and state law allows the beneficiary to reinstate or redeem by paying the full amount of the senior deed of trust, then in those states the amount paid by the beneficiary to so cure or redeem generally becomes a part of the indebtedness secured by the junior deed of trust. See "Junior Liens; Rights of Senior Mortgagors or Beneficiaries" below.

         A sale conducted in accordance with the terms of the power of sale contained in a mortgage or deed of trust is generally presumed to be conducted regularly and fairly, and a conveyance of the real property by the trustee confers, in most states, legal title to the real property to the purchaser, free of all junior mortgages or deeds of trust and free of all other liens and claims subordinate to the mortgage or deed of trust under which the sale is made (with the exception of certain governmental liens). The purchaser's title is, however, subject to all senior liens, encumbrances and mortgages and may be subject to mechanic's and materialman's liens in some states. Thus, if the mortgage or deed of trust being foreclosed is a junior mortgage or deed of trust, the sheriff or trustee will convey title to the purchaser of the real property, subject to any existing first mortgages or deed of trust and any other prior liens and claims. The foreclosure

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of a junior mortgage or deed of trust, generally, will have an effect on the first mortgage or deed of trust, if the senior mortgage or deed of trust grants to the senior mortgagee or beneficiary the right to accelerate its indebtedness under a "due-on-sale" clause or "due on further encumbrance" clause contained in the senior mortgage or deed of trust. See "Anti-Deficiency Legislation and Other Limitations on Lenders" below.

         The proceeds received by the sheriff or trustee from the sale are applied pursuant to the terms of the deed of trust, which may require application first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. In some states, any surplus money remaining may be available to satisfy claims of the holders of junior mortgages or deeds of trust and other junior liens and claims in order of their priority, whether or not the mortgagor or trustee is in default, while in some states, any surplus money remaining may be payable directly to the mortgagor or trustor. Any balance remaining is generally payable to the mortgagor or trustor. Following the sale, in some states the mortgagee or beneficiary following a foreclosure of a mortgage or deed of trust may not obtain a deficiency judgment against the mortgagor or trustor. A junior lienholder whose rights in the property are terminated by the foreclosure by a senior lienholder will not share in the proceeds from the subsequent disposition of the property.

         Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's Certificate of Incorporation and Bylaws, as well as the proprietary lease or occupancy agreement, and may be canceled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owned by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

         The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from a sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

         Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

         In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares.
Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of

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the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Lenders" below.

         Junior Liens; Rights of Senior Mortgagees or Beneficiaries

         Certain of the Mortgage Loans, including Title I Loans, may be secured by mortgages or deeds of trust providing for junior (i.e. second, third, etc.) liens on the related Mortgaged Properties which are junior to the other mortgages or deeds of trust held by other lenders or institutional investors. The rights of the beneficiary under a junior deed of trust or as mortgagee under a junior mortgage are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive hazard insurance and condemnation proceeds and to cause the property securing the Mortgage Loans to be sold upon default of the mortgagor or trustor. As discussed more fully below, a junior mortgagee or beneficiary in some states may satisfy a defaulted senior loan in full and in some states may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee or beneficiary.

         The forms of the mortgage or deed of trust used by most institutional lenders generally confer on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the underlying first mortgage or deed of trust may have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the first mortgage or deed of trust. In those situations, proceeds in excess of the amount of first mortgage indebtedness generally may be applied to the indebtedness of a junior mortgage or trust deed.

         Other provisions typically found in the form of the mortgagee or deed of trust generally used by most institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary typically is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the trustor. All sums so expended by the mortgagee or beneficiary generally become part of the indebtedness secured by the mortgage or deed of trust.

         Right of Redemption

         In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

         Anti-Deficiency Legislation and Other Limitations on Lenders

         Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment

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would be a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

         In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular fact of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

         Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan.

         The Internal Revenue Code of 1986, as amended, provides priority to certain tax liens over the lien of the mortgage. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

         Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

         Enforceability of Certain Provisions

         Certain of the Mortgage Loans will contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of a loan if the borrower sells, transfers, or conveys the property. The enforceability of these clauses was the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act") preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. The Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

         Exempted from the general rule of enforceability of due-on-sale clauses were mortgage loans (originated other than by federal savings and loan associations and federal savings banks) that were made or assumed during the period beginning on the date a state, by statute or final appellate court decision having statewide effect, prohibited the exercise

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of due-on-sale clauses and ending on October 15, 1982 ("Window Period Loans").
However, this exception applied only to transfers of property underlying Window Period Loans occurring between October 15, 1982 and October 15, 1985 and does not restrict enforcement of a due-on-sale clause in connection with current transfers of property underlying Window Period Loans. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the Office of Thrift Supervision (the "OTS"), as successor to the Federal Home Loan Bank Board which preempt state law restrictions on the enforcement of due-on-sale clauses.

         The Garn-St. Germain Act also sets forth nine instances in which a mortgage lender covered by the Garn-St. Germain Act (including federal savings and loan associations and federal savings banks) may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St. German Act by the Federal Home Loan Bank Board as succeeded by the OTS, also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. If interest rates were to rise above the interest rates on the Mortgage Loans, then any inability of the Administrator to enforce due-on-sale clauses may result in the Trust Property including a greater number of loans bearing below-market interest rates than would otherwise be the case, since a transferee of the property underlying a Mortgage Loan would have a greater incentive in such circumstances to assume the transferor's Mortgage Loan. Any inability to enforce due-on-sale clauses may affect the average life of the Mortgage Loans and the number of Mortgage Loans that may be outstanding until maturity.

         Upon foreclosure, courts have imposed general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

         The standard forms of note, mortgage and deed of trust generally contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges (to the extent permitted by law and not waived) will be retained by the Administrator , the Non-Agency Administrator, the Servicer or the Non-Agency Servicer as additional servicing compensation.

         Adjustable Rate Loans

         The laws of certain states may provide that mortgage notes relating to adjustable rate loans are not negotiable instruments under the Uniform Commercial Code. In such event, the Trustee will not be deemed to be a "holder in due course" within the meaning of the Uniform Commercial Code and may take such a mortgage note subject to certain restrictions on its ability to foreclose and to certain contractual defenses available to a mortgagor.


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         Environmental Legislation

         Certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien will generally have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens including the lien of a mortgage. In addition, under federal environmental legislation and under state law in a number of states, a secured party which takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale or assumes active control over the operation or management of a property so as to be deemed an "owner" or "operator" of the property may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a secured lender (such as a Certificate Trustee, a PMBS Trustee, or a Trust) to homeowners. In the event that title to a property securing a Mortgage Loan or Multifamily Loan in a pool of Mortgage Loans was acquired by a Certificate trustee, a PMBS Trustee, or a Trust and cleanup costs were incurred in respect of the property, the Holders of the related Securities might realize a loss if such costs were required to be paid. In addition, the presence of certain environmental contamination, including, but not limited to, lead-based paint, asbestos and leaking underground storage tanks could result in the holders of the related Securities realizing a loss if associated costs were required to be paid. The Company, the Administrator, the Underwriters, the Sellers, the Servicers, the Non-Agency Administrator, the Non-Agency Servicers and any of their respective affiliates (i) have not caused any environmental site assessments or evaluations to be conducted with respect to any properties securing the Mortgage Loans or Multifamily Loans, (ii) are not required to make any such assessments or evaluations and (iii) make no representations or warranties and assume no liability with respect to the absence or effect of hazardous wastes or hazardous substances on any property or any casualty resulting from the presence or effect of hazardous wastes or hazardous substances.

         Applicability of Usury Laws

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The OTS, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. Certain states have enacted legislation rejecting the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

         With respect to Title I Loans, Section 529 of the National Housing Act (12 U.S.C. ss. 1735f-7) provides that state usury limitations are not applicable to any loan, mortgage or advance which is insured under Title I. The statute authorized any state to reimpose interest rate limits by adopting a provision of law. No state has enacted any reported statute to reimpose interest rate limits with respect to any loan, mortgage or advance that is insured under Title I.

         Soldiers' and Sailors' Civil Relief Act

         Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's Mortgage Loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation or similar limitations under state law could have an effect, for an indeterminate period of time, on the ability of the Servicers to collect full amounts of interest on certain of the Mortgage Loans. In addition, the Relief Act imposes limitations which would impair the ability of the Servicers to foreclose on an affected Mortgage Loan during the borrower's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default there may be delays and losses occasioned by the inability to realize upon the related Mortgaged Property in a timely fashion.


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



         Unless otherwise specified in the Prospectus Supplement for a Series of Securities, any shortfalls in interest collections resulting from application of the Relief Act to the related Mortgage Loans would result in losses to the holders of such Certificates.

CONSUMER PROTECTION LAWS WITH RESPECT TO CONTRACTS

         Numerous Federal and state consumer protection laws impose substantial requirements upon creditors involved in consumer finance. These laws include the Federal Truth-in-Lending Act, Regulation "Z", the Equal Credit Opportunity Act, Regulation "B", the Fair Credit Reporting Act, and related statutes. These laws can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the contract.

         Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

         In several cases, consumers have asserted that the remedies provided secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

         The so-called "Holder-in-Due Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of a Contract to all claims and defenses which the debtor could assert against the related contractor. Liability under this rule is limited to amounts paid under a Contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trust against such obligor.

         The obligations of the obligor under each Unsecured Contract are not secured by an interest in the related real estate or otherwise, and the related Issuer, as the owner of an Unsecured Contract, will be a general unsecured creditor as to such obligations. As a consequence, in the event of a default under an Unsecured Contract, the related Issuer will have recourse only against the obligor's assets generally, along with all other general unsecured creditors of the obligor. In a bankruptcy or insolvency proceeding relating to an obligor on an Unsecured Contract, the obligations of the obligor under such Unsecured Contract may be discharged in their entirety, notwithstanding the fact that the portion of such obligor's assets made available to the Issuer as a general unsecured creditor to pay amounts due and owing thereunder are insufficient to pay all such amounts.

THE TITLE I PROGRAM

         General

         Certain of the Mortgage Loans or Contracts contained in Trust Property with respect to a Series may be loans insured under the FHA Title I credit insurance program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934 (the "Title I Program"). Under the Title I Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I Program operates as a coinsurance program in which the FHA insures up to 90% of certain losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender's FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

         The types of loans, which are eligible for insurance by the FHA under the Title I Program, include property improvement loans ("Property Improvement Loans" or "Title I Loans") and manufactured home loans ("Manufactured Home Loans" or "Title I Contracts"). A Property Improvement Loan or Title I Loan is a loan made to finance actions or items that substantially protect or improve the basic livability or utility of a property and includes: (1) single family, multifamily and nonresidential property improvement loans; (2) manufactured home improvement loans, where the home is classified as personalty; (3) historic preservation loans; and (4) fire safety equipment loans in existing health care facilities. A Manufactured Home Loan or Title I Contract is a loan for the purchase or refinancing of a manufactured home and/or the lot on which to place such home and includes: (1) manufactured home purchase loans; (2) manufactured home lot loans; and (3) combination loans.

         In addition to these types of loans, there are two basic methods of lending or originating loans which include a "direct loan" or a "dealer loan". With respect to a direct loan, the borrower makes application directly to a lender without any assistant from a dealer, which application may be filled out by the borrower or by a person acting at the direction of the borrower who does not have a financial interest in the loan transaction, and the lender may disburse the loan proceeds solely to the borrower or jointly to the borrower and other parties to the transaction. With respect to a dealer loan, the dealer, who has a direct or indirect financial interest in the loan transaction, assists the borrower in preparing the loan application or otherwise assists the borrower in obtaining the loan from the lender and the lender may disburse proceeds solely to the dealer or the borrower or jointly to the borrower and the dealer or other parties. With respect to a dealer Title I Loan, a dealer may include a seller, a contractor or supplier of goods or services, and with respect to a dealer Title I Contract, a dealer is a person engaged in the business of manufactured home retail sales.

         Loans insured under the Title I Program are required to have fixed interest rates and, generally, provide for equal installment payments due weekly, biweekly, semi-monthly, or monthly, except that a loan may be payable quarterly or semi-annually in order to correspond with the borrower's irregular flow of income. The first or last payments (or both) may vary in amount but may not exceed 150% of the regular installment payment, and the first payment may be due no later than two months from the date of the loan. The note must contain a provision permitting full or partial prepayment of the loan. The interest rate may be established by the lender and must be fixed for the term of the loan and recited in the note. Interest on an insured loan must accrue from the date of the loan and be calculated according to the actuarial method. The lender must assure that the note and all other documents evidencing the loan are in compliance with applicable Federal, state and local laws.

         Each insured lender is required to use prudent lending standards in underwriting individual loans and to satisfy the applicable loan underwriting requirements under the Title I Program prior to its approval of the loan and disbursement of loan proceeds. Generally, the lender must exercise prudence and diligence to determine whether the borrower and any co-maker is solvent and an acceptable credit risk, with a reasonable ability to make payments on the loan obligation. The lender's credit application and review must determine whether the borrower's income will be adequate to meet the periodic payments required by the loan, as well as the borrower's other housing and recurring expenses, which determination must be made in accordance with the expense-to-income ratios published by the Secretary of HUD.

         Under the Title I Program, the FHA does not review or approve for qualification for insurance the individual loans insured thereunder at the time of approval by the lending institution (as is typically the case with other federal loan programs). If, after a loan has been made and reported for insurance under the Title I Program, the lender discovers any material misstatement of fact or that the loan proceeds have been misused by the borrower, dealer or any other party, it shall promptly report this to the FHA. In such case, provided that the validity of any lien on the property has not been impaired, the insurance of the loan under the Title I Program will not be affected unless such material misstatement of fact or misuse of loan proceeds was caused by (or was knowingly sanctioned by) the lender or its employees.

         Requirements for Title I Loans

         The maximum principal amounts for Title I Loans must not exceed the actual cost of the project plus any applicable fees and charges allowed under the Title I Program; provided that such maximum principal amount does not exceed the following loan amounts: (i) $25,000 for a single family property improvement loan and nonresidential property improvement loans; (ii) the lesser of $60,000 or an average of $12,000 per dwelling unit for multifamily property improvement loans; and (iii) $17,500 for a manufactured home improvement loan when the manufactured home qualifies as real property. Generally, the term of a Title I Loan may not be less than six months nor greater than 20 years and 32 days, except that the maximum term of a single family property improvement loan on a manufactured

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



home is limited to 15 years and 32 days and the maximum term of a manufactured home improvement loan is limited to 12 years and 32 days. A borrower may obtain multiple Title I Loans with respect to multiple properties, and a borrower may obtain more than one Title I Loan with respect to a single property, in each case as long as the total outstanding balance of all Title I Loans on the same property does not exceed the maximum loan amount for the type of Title I Loan thereon having the highest permissible loan amount.

         Borrower eligibility for a Title I Loan requires that the borrower have at least a one-half interest in either fee simple title to the real property, a lease thereof for a term expiring at least six months after the final maturity of the Title I Loan or a recorded land installment contract for the purchase of the real property, and that the borrower have equity in the property being improved at least equal to the amount of the Title I Loan if such loan amount exceeds $15,000. Any Title I Loan in excess of $5,000 must be secured by a recorded lien on the improved property which is evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple.

         The proceeds from a Title I Loan may be used only to finance property improvements which substantially protect or improve the basic livability or utility of the property as disclosed in the loan application. The Secretary of HUD has published a list of items and activities which cannot be financed with proceeds from any Title I Loan and from time to time the Secretary of HUD may amend such list of items and activities. With respect to any dealer Title I Loan, before the lender may disburse funds, the lender must have in its possession a completion certificate on a HUD-approved form, signed by the borrower and the dealer. With respect to any direct Title I Loan, the lender is required to obtain, promptly upon completion of the improvements but not later than six months after disbursement of the loan proceeds with one six month extension if necessary, a completion certificate, signed by the borrower. The lender is required to conduct an on-site inspection on any Title I Loan where the principal obligation is $7,500 or more, and on any direct Title I Loan where the borrower fails to submit a completion certificate.

         Requirements for Title I Contracts

         The maximum principal amount for any Title I Contract must not exceed the sum of certain itemized amounts, which include a specified percentage of the purchase price of the manufactured home depending on whether it is a new or existing home; provided that such maximum amount does not exceed the following loan amounts: (i) $48,600 for a new or existing manufactured home purchase loan;
(ii) $16,200 for a manufactured home lot purchase; and (iii) $64,800 for a combination loan (i.e. a loan to purchase a new or existing manufactured home and the lot for such home). Generally, the term of a Title I Contract may not be less than six months nor greater than 20 years and 32 days, except that the maximum term of a manufactured home lot loan is limited to 15 years and 32 days and the maximum term of a multimodule manufactured home and lot in combination is limited to 25 years and 32 days.

         Borrower eligibility for a Title I Contract requires that the borrower become the owner of the property to be financed with such loan and occupy the manufactured home as the borrower's principal residence, except for a manufactured home lot loan which allows six months from the date of the loan to occupy the home as the borrower's principal residence. If a manufactured home is classified as realty, then ownership of the home must be in fee simple, and also, the ownership of the manufactured home lot must be in fee simple, except for a lot which consists of a share in a cooperative association that owns and operates a manufactured home park. The borrower's minimum cash down payment requirement to obtain financing through a Title I Contract is as follows: (i) at least 5% of the first $5,000 and 10% of the balance of the purchase price of a new manufactured home and at least 10% of the purchase price of an existing manufactured home for a manufactured home purchase loan, or in lieu of a full or partial cash down payment, the trade-in of the borrower's equity in an existing manufactured home; (ii) at least 10% of the purchase price and development costs of a lot for a manufactured home lot loan; and (iii) at least 5% of the first $5,000 and 10% of the balance of the purchase price of the manufactured home and lot for a combination loan.

         Any manufactured home financed by a Title I Contract must be certified by the manufacturer to have been constructed in compliance with the National Manufactured Housing Construction and Safety Standards Act of 1974 (42 U.S.C. ss.ss. 5401-5426), so as to conform to all applicable Federal construction and safety standards, and with respect to the purchase of a new manufactured home, the manufacturer must furnish the borrower with a one year written warranty on a HUD approved form which obligates the manufacturer to correct any nonconformity with all applicable Federal construction and safety standards or any defects in materials or workmanship which become evident within one

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year after the date of delivery. The regulations under the Title I Program set forth certain additional requirements relating to the construction, transportation and installation of any manufactured home and standards for the manufactured homesite financed by any Title I Contract. The proceeds from a Title I Contract may be used as follows: the purchase or refinancing of a manufactured home, a suitably developed lot for a manufactured home already owned by the borrower or a manufactured home and suitably developed lot for the home in combination; or the refinancing of an existing manufactured home already owned by the borrower in connection with the purchase of a manufactured home lot or an existing lot already owned by the borrower in connection with the purchase of a manufactured home. In addition, the proceeds for a Title I Contract which is a manufactured home purchase loan may be used for the purchase, construction or installation of a garage, carport, patio or other comparable appurtenance to the manufactured home, and the proceeds for a Title I Contract which is a combination loan may be used for the purchase, construction or installation of a foundation, garage, carport, patio or other comparable appurtenance to the manufactured home. The proceeds from a Title I Contract cannot be used for the purchase of furniture or the financing of any items and activities which are set forth on the list published by the Secretary of HUD as amended from time to time.

         Any Title I Contract must be secured by a recorded lien on the manufactured home (or lot or home and lot, as appropriate), its furnishings, equipment, accessories and appurtenance, which lien must be a first lien, superior to any other lien on the property which is evidenced by a properly recorded financing statement, a properly recorded security instrument executed by the borrower and any other owner of the property or other acceptable instrument. With respect to any Title I Contract involving a manufactured home purchase loan or combination loan and the sale of the manufactured home by a dealer, the lender or its agent (other than a manufactured home dealer) must conduct a site-of-placement inspection within 60 days after the date of the loan to verify that the terms and conditions of the purchase contract have been met, the manufactured home and any options and appurtenances included in the purchase price or financed with the loan have been delivered and installed and the placement certificate executed by the borrower and the dealer is in order.

         FHA Insurance Coverage

         Under the Title I Program the FHA establishes an insurance coverage reserve account for each lender which has been granted a Title I insurance contract. The amount of insurance coverage in this account is a maximum of 10% of the amount disbursed, advanced or expended by the lender in originating or purchasing eligible loans registered with the FHA for Title I insurance, with certain adjustments permitted or required by the Title I regulations. The balance in the insurance coverage reserve account is the maximum amount of insurance claims the FHA is required to pay to the related lender. Loans to be insured under the Title I Program will be registered for insurance by the FHA, and the increase in Title I insurance coverage to which the lender is entitled by reason of the reporting of such loans under the lender's contract of insurance will be included in the insurance coverage reserve account for the originating or purchasing lender following the receipt and acknowledgment by the FHA of a loan report on the prescribed form pursuant to the Title I regulations. The FHA charges a fee, which is the equivalent of an insurance premium, of 0.50% of the related loan amount, multiplied by the number of years of the loan term. Although the total insurance premium charged by the FHA is 0.50%, the annual installment varies depending upon the type and maturity of the loan. Thus, the effective cost of the insurance premium charge may vary between 0.50% and 1.0% per annum, unless the loan is held to maturity. The FHA bills the related lender in advance for the applicable insurance premium charge on each loan insured under the Title I Program, on approximately the anniversary date of the date the Secretary of HUD acknowledges the loan report. If a loan insured under the Title I Program is prepaid during the year, the FHA will not refund or abate the insurance premium.

         Under the Title I Program the FHA will reduce the insurance coverage available in the lender's FHA insurance coverage reserve account with respect to loans insured under the lender's contract of insurance by (i) the amount of the FHA insurance claims approved for payment relating to such insured loans, (ii) prior to October 1, 1995, the amount of the Annual Reductions attributable to the contract of insurance and (iii) the amount of reduction of the lender's FHA insurance coverage reserve account by reason of the sale, assignment or transfer of loans registered under the lender's contract of insurance. Such insurance coverage also may be reduced for any FHA insurance claims previously disbursed to the lender that are subsequently rejected by the FHA. After a lender has held its Title I contract of insurance for five years, the lender's FHA insurance coverage reserve account is subject to an annual reduction (the "Annual Reduction") on each October 1 in an amount equal to 10% of the insurance coverage reserves available on such date with respect

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



to such contract of insurance; provided that such Annual Reduction shall not reduce the insurance coverage to an amount less than $50,000. On June 5, 1995 the FHA announced the elimination of such annual reductions, effective as of October 1, 1995.

         Upon the receipt and acknowledgment by the FHA of a loan report, originations of new loans will increase a lender's insurance coverage reserve account balance by 10% of the amount disbursed, advanced or expended in originating such loans registered with the FHA for insurance under the Title I Program. A lender is permitted to sell or otherwise transfer loans reported for insurance under the Title I Program only to another lender. Upon any such transfer, except a transfer with recourse or under a guaranty or repurchase agreement, the seller is required to file a transfer report with the FHA reporting the transfer of such loans. Upon notification and approval of such transfer, the insurance coverage reserve account of the selling lender is reduced, and the insurance coverage reserve account of the purchasing lender is increased, by an amount equal to the lesser of 10% of the actual purchase price of the loans or the net unpaid principal balance of the loans, up to the total amount of the selling lender's insurance coverage reserve account. Thus, in the event the selling lender's insurance coverage reserve account was less than 10% of the unpaid principal balance of its portfolio of loans reported for insurance under the Title I Program prior to the sale, the seller's insurance coverage reserve account may be exhausted as the result of a sale of only a portion of its total portfolio, with the result that its remaining Title I Program portfolio may be ineligible for Title I Program benefits until the lender originates or otherwise acquires additional loans reported for insurance under the Title I Program. Accordingly, the insurance coverage reserves transferred to the purchasing lender in such case will be less than 10% of the lesser of the purchase price or the principal balance of the portfolio of loans purchased. Additionally, pursuant to FHA regulations, not more than $5,000 in insurance coverage shall be transferred to or from a lender's insurance coverage reserve account during any October 1 to September 30 fiscal year without the approval of the Secretary of HUD. Such HUD approval is generally viewed as automatic, provided the formal requirements for transfer are satisfied, but HUD does have the right under FHA regulations to withhold approval.

         Unlike most other FHA insurance programs, the obligation of the FHA to reimburse a lender for losses in the portfolio of insured loans held by such lender is limited to the amount in an insurance coverage reserve account maintained on a lender-by-lender basis and not on a loan-by-loan basis. Except when to do so would be in HUD's best interest (for instance, to prevent HUD from paying out claims in excess of 10% of the aggregate original loan balance for a pool of poorly underwritten loans), the FHA does not track or "earmark" the loans within a lender's portfolio to determine whether the lender's insurance coverage reserve account, reduced as the result of an insurance claim by the lender, are, in fact, attributable to the insured loan with respect to which the claim was made. For this reason, if a lender is holding insured loans as a fiduciary on behalf of multiple non-affiliated beneficiaries, in order for such a lender to cause its insurance coverage reserve account to be reduced only by an amount to which a particular beneficiary is entitled by reason of the insured loans beneficially held by it, the lender must segregate or "earmark" its insurance coverage reserve account on its own books and records according to which beneficiary is entitled to what portion of the insurance coverage in the lender's insurance coverage reserve account as if the insurance coverage were not commingled by the FHA in such insurance coverage reserve account. In this way the lender can determine at what point the portion of insurance coverage in such insurance coverage reserve account "earmarked" for a given beneficiary has been exhausted and stop submitting additional insurance claims on behalf of such beneficiary. In the event that, for any reason, such lender continues to submit claims with respect to loans held on behalf of a beneficiary whose portion of insurance coverage in its insurance coverage reserve account has been exhausted, the FHA will continue to honor such claims until all insurance coverage in such lender's insurance coverage reserve account has been exhausted, even though such insurance coverage reserve account may, in fact, be held by the lender for the benefit of a different beneficiary than the beneficiary of the insured loans to which the claims relate under a separate contractual agreement.

         Claims Procedures Under Title I

         The term "default" is defined under FHA regulations as the failure of the borrower to make any payment due under the note for a period of 30 days after such payment is due. The "date of default" is considered to be the date 30 days after the borrower's first failure to make an installment payment on the note that is not covered by subsequent payments applied to overdue installments in the order they became due. When a loan reported for insurance under the Title I Program goes into default, the lender is required to contact the borrower and any co-maker and co-signer by telephone or in person to determine the reasons for the default and to seek a cure. If such lender is not able to effect

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



a cure after diligent efforts, it may provide the borrower with a notice of default stating that the loan will be accelerated in 30 days if the loan is not brought current or the borrower does not enter into a loan modification agreement or repayment plan. The notice of default must meet certain requirements set forth in the FHA regulations and must conform to applicable state law provisions. Such lender is permitted to rescind the acceleration of maturity of the loan only if the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan.

         Following acceleration of maturity of a secured property improvement loan, the lender has the option to proceed against the security or make a claim under its contract of insurance. If the lender chooses to proceed against the mortgaged property under a security instrument (or if it accepts a voluntary conveyance or surrender of the mortgaged property), (i) the lender must proceed against the loan security by foreclosure and acquire good, marketable title to the property securing the loan and (ii) the lender must take all actions necessary under applicable law to preserve its rights, if any, to obtain a deficiency judgment against the borrower, provided however, the lender may still file an FHA insurance claim, but only with the prior approval of the Secretary of HUD.

         If a lender files an insurance claim with the FHA under the Title I Program, the FHA reviews the claim, the complete loan file, certification of compliance with applicable state and local laws in carrying out any foreclosure or repossession and, where the borrower is in bankruptcy or deceased, evidence that the lender has properly filed proofs of claims. Generally, a lender must file its claim of insurance with the FHA no later than (i) for any Title I Loan, nine months after the date of default of such loan or (ii) for any Title I Contract, three months after the date of sale of the property securing the loan, but not to exceed 18 months after the date of default of such loan. Concurrently with filing the insurance claim, the lender is required to assign to the United States of America it's entire interest in the note (or a judgment in lieu of the note), in any securities held and in any claims filed in any legal proceedings. If, at the time the note is assigned to the United States, the Secretary of HUD has reason to believe that the note is not valid or enforceable against the borrower, the FHA may deny the claim and reassign the note to the lender. If either such defect is discovered after the FHA has paid a claim, the FHA may require the lender to repurchase the paid claim and to accept an assignment of the loan note. If the lender subsequently obtains a valid and enforceable judgment against the borrower, the lender may resubmit a new insurance claim with an assignment of the judgment. The FHA may contest any insurance claim previously paid by it and make a demand for repurchase of the loan with respect to which the claim was paid at any time up to two years from the date the claim was certified for payment and may do so thereafter in the event of fraud or misrepresentation on the part of the lender.

         A claim for reimbursement of loss with respect to a loan eligible for insurance under the Title I Program is required to be made on an FHA-approved form executed by a duly qualified officer of the lender and must be accompanied by copies of certain relevant documents and documentation specified in the FHA regulations to support the claim. The lender is required, among other things, to document its efforts to effect recourse against any dealer in accordance with any recourse agreement with such dealer. If the loan is subject to an unsatisfied dealer recourse agreement claim, the lender is also required to assign its rights under such recourse agreement. The FHA has the right to deny any claim for insurance in whole or in part based upon a violation of the FHA regulations unless a waiver of compliance is granted. The lender is permitted to appeal any such claim denial and resubmit the claim within six months of the date of the claim denial, subject to a reprocessing fee.

         Under the Title I Program the amount of an FHA insurance claim payment, when made, is equal to the Claimable Amount, up to the amount of insurance coverage in the lender's insurance coverage reserve account. The "Claimable Amount" is equal to 90% of the sum of: (a) the unpaid loan obligation (net unpaid principal and the uncollected interest earned to the date of default) with adjustments thereto if the lender has proceeded against property securing such loan; (b) the interest on the unpaid amount of the loan obligation from the date of default to the date of the claim's initial submission for payment plus 15 calendar days (the total period not to exceed nine months from the date of default), calculated at the rate of 7% per annum; (c) the uncollected court costs; (d) the attorneys' fees not to exceed $500; (e) the expenses for recording the assignment of the security to the United States; and (f) if the loan is a Title I Contract, certain costs incurred in connection with the foreclosure or repossession of the manufactured home and/or lot.


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                            LEGAL INVESTMENT MATTERS

         Unless otherwise specified in the related Prospectus Supplement, the Securities of a Series constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") so long as they are rated in one of the two highest rating categories established for such Securities by at least one nationally recognized statistical rating organization. As "mortgage related securities," such Securities will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including but not limited to state-chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or any State (including the District of Columbia and Puerto Rico) whose authorized investments are subject to State regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, Alaska, Arkansas, Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Kansas, Louisiana, Maryland, Michigan, Missouri, Nebraska, New Hampshire, New York, North Carolina, Ohio, South Dakota, Utah, Virginia, and West Virginia each enacted legislation prior to the October 4, 1991 deadline for such enactments, limiting to varying extends the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities," in most cases by requiring the affected investors to rely upon existing state law, and not SMMEA. Accordingly, the investors affected by such legislation will be authorized to invest in the Securities only to the extent provided in such legislation.

         Institutions whose investment activities are subject to legal investment laws or regulations or review by certain regulatory authorities may be subject to restrictions on investment in certain Classes of the Securities. Any financial institution which is subject to the jurisdiction of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation ("FDIC"), the Office of Thrift Supervision ("OTS"), the National Credit Union Administration ("NCUA"), or other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing the Securities.

         Notwithstanding SMMEA, there may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Securities or to purchase Securities representing more than a specified percentage of the investors' assets.

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying", or in securities which are issued in book-entry form.

         If specified in the related Prospectus Supplement, other Classes of Securities offered pursuant to this Prospectus will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of those Securities under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Securities, may be subject to significant interpretive uncertainties. No representation is made as to the proper characterization of Securities not qualifying as "mortgage related securities" for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase such Securities under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determination concerning legal investment or financial institution regulatory characteristics of such Certificates) may adversely affect the liquidity of such Securities.

         Investors should consult their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors.

                              ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code impose requirements on employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested) (collectively, "Plans") subject to ERISA and Section 4975 of the Code and on persons who are fiduciaries with respect to such Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA prohibits a broad range of transactions ("Prohibited Transactions") involving Plan assets and persons ("Parties in Interest") having certain specified relationships to a Plan and imposes additional prohibitions where Parties in Interest are fiduciaries with respect to such Plan. Section 4975 of the Code provides many requirements and prohibitions similar to those under ERISA and applies excise taxes on persons engaged in Prohibited Transactions.

         The United States Department of Labor (the "DOL") has issued regulations concerning the definition of what constitutes the assets of a Plan (DOL Reg. Section 2510.3-101, the "Plan Asset Regulations") Under the Plan Asset Regulations, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. In such case, the fiduciary making such an investment for the Plan could be deemed to have delegated his or her asset management responsibility, and the underlying assets and properties could be subject to ERISA reporting and disclosure. The Certificates of a Series will, and the Bonds of a Series could, be treated as "equity" for purposes of ERISA. Certain exceptions to the regulation may apply in the case of a Plan's investment in the Securities that constitute "equity" investments, but the Company cannot predict in advance whether such exceptions apply due to the factual nature of the conditions to be met. Accordingly, because the Mortgage Loans or Agency Securities may be deemed Plan assets of each Plan that purchases such Securities, an investment in such Securities by a Plan might give rise to a prohibited transaction under ERISA Sections 406 and 407 and be subject to an excise tax under Code Section 4975 unless a statutory or administrative exemption applies.

         DOL Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1") exempts from ERISA's prohibited transaction rules certain transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of "mortgage pool pass-through certificates" in the initial issuance of such certificates. PTCE 83-1 permits, subject to certain conditions, transactions which might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans involving the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in such mortgage pools by Plans.

         PTCE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption: (i) the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying certificateholders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan; (ii) the existence of a pool trustee who is not an affiliate of the pool sponsor; and (iii) a limitation on the amount of the payments retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the Mortgage Pool.

         Although the Trustee for any series of Certificates will be unaffiliated with the Company, there can be no assurance that the system of insurance or subordination will meet the general or specific conditions referred to above. In addition, the nature of a Trust's assets or the characteristics of one or more classes of the related series of Certificates may not be included within the scope of PTCE 83-1 or any other class exemption under ERISA. The Prospectus Supplement will provide additional information with respect to the application of ERISA and the Code to the related Certificates.

         Several underwriters of mortgage-backed securities have applied for and obtained ERISA prohibited transactions exemptions which are in some respects broader than PTCE 83-1. Such exemptions can only apply to mortgage-backed securities which, among other conditions, are sold in an offering with respect to which such underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. Several other underwriters have applied for similar exemptions. If such an exemption might be applicable to a Series of Securities, the related Prospectus Supplement will refer to such possibility.

         Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Securities must make its own determination as to whether the general and the specific conditions of PTCE 83-1 have been satisfied, or as to the availability of any other prohibited transaction exemptions. Each Plan fiduciary should also determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

         Any Plan proposing to invest in Securities should consult with its counsel to confirm that such investment will not result in a Prohibited Transaction and will satisfy the other requirements of ERISA and the Code.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Securities of any Series, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the Company with respect to that Series on the material matters associated with such consequences, subject to any qualifications set forth herein. Counsel to the Company for each Series will be Andrews & Kurth L.L.P. or Hunton & Williams, as specified in the Prospectus Supplement ("Counsel to the Company"). The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. The discussion focuses primarily on investors who will hold the Securities as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"), although much of the discussion is applicable to other investors as well. Investors should note that, although the Treasury has issued final regulations under the REMIC provision of the Code (the "REMIC Regulations"), no currently effective regulations or other administrative guidance has been issued with respect to certain provisions of the Code that are or may be applicable to Securityholders, particularly the provisions dealing with market discount and stripped debt securities. Although the Treasury has issued final regulations dealing with original issue discount and premium, those regulations do not address directly the treatment of REMIC Regular Securities and certain other types of securities. Furthermore, the REMIC Regulations do not address many of the issues that arise in connection with the formation and operation of a REMIC. Hence, definitive guidance cannot be provided with respect to many aspects of the tax treatment of Securityholders, particularly Residual Securityholders (as described below).

         Moreover, this summary and the opinion referred to below are based on current law, and there can be no assurance that the Service will not take positions that would be materially adverse to investors. Finally, the summary does not purport to address the anticipated state income tax consequences to investors of owning and disposing of the Securities. Consequently, investors should consult their own tax advisors in determining the federal, state, foreign, and any other tax consequences to them of the purchase, ownership, and disposition of the Securities.

         For purposes of this discussion, where the applicable Prospectus Supplement provides for a fixed retained yield with respect to the Mortgage Loans, Agency Securities, Private Mortgage-Backed Securities, Multifamily Loans or Contracts underlying a Series of Securities, references to the Mortgage Loans, Agency Securities, Private Mortgage-Backed Securities, Multifamily Loans or Contracts will be deemed to refer to that portion of the Mortgage Loans, Agency Securities, Private Mortgage-Backed Securities, Multifamily Loans or Contracts held by the Trust Fund or Trust Estate which does not include the fixed retained yield.


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



              FEDERAL INCOME TAX CONSEQUENCES FOR REMIC SECURITIES

GENERAL

         With respect to a particular Series of Securities, an election may be made to treat the Trust Fund, Trust Estate or one or more trusts or segregated pools of assets therein as one or more REMICs within the meaning of Code Section 860D. A Trust Fund, Trust Estate or a portion or portions thereof as to which a REMIC election will be made will be referred to as a "REMIC Pool." For purposes of this discussion, Securities of a Series as to which one or more REMIC elections are made are referred to as "REMIC Securities" and will consist of one or more Classes of "Regular Securities" and one Class of "Residual Securities" in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. Upon the issuance of each Series of REMIC Securities, counsel to the Company will give its opinion generally to the effect that, assuming (I) the making of an appropriate election, (ii) compliance with the Agreement or Indenture, as applicable, and (iii) continuing compliance with the applicable provisions of the Code, as it may be amended from time to time, and any applicable Treasury regulations adopted thereunder, each REMIC Pool will qualify as a REMIC. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of REMIC Securities, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the Company, subject to any qualifications set forth herein. In addition, counsel to the Company has prepared or reviewed the statements in this Prospectus under the heading "Certain Federal Income Tax Consequences - Federal Income Tax Consequences for REMIC Securities," and is of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of any Trust Fund or Trust Estate (or applicable portion thereof) as a REMIC for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in REMIC Securities. With respect to each Series of REMIC Securities, the Regular Securities will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as debt instruments, and the Residual Securities will be considered to be "residual interests" in the REMIC Pool. The Prospectus Supplement for each Series of Securities will indicate whether one or more REMIC elections with respect to the related Trust Fund or Trust Estate will be made, in which event references to "REMIC" or "REMIC Pool" herein shall be deemed to refer to each such REMIC Pool. For purposes of this discussion, unless otherwise specified herein or in the applicable Prospectus Supplement, the term "Mortgage Loans" will be used to refer to Mortgage Loans, Agency Securities, Private Mortgage-Backed Securities (other than residual interests and collateralized mortgage loans), Multifamily Loans and Contracts.

STATUS OF REMIC SECURITIES

         REMIC Securities held by a thrift institution taxed as a mutual savings bank or a domestic building and loan association (a "Thrift Institution") would be treated as "loans . . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code
Section 7701(a)(19)(C) in the same proportion that the assets of the related REMIC Pool would so qualify. REMIC Securities held by a real estate investment trust (a "REIT") will constitute "real estate assets" within the meaning of Code
Section 856(c)(4)(A), and interest on the REMIC Securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. However, if at all times 95% or more of the assets of the REMIC Pool constitute qualifying assets for Thrift Institutions and REITs, the REMIC Securities will be treated entirely as qualifying assets for such entities (and the income will be treated entirely as qualifying income). Moreover, the REMIC Regulations provide that, for purposes of Code Section 856(c)(4)(A), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of REMIC Securities constitute qualifying assets for such entities. Where two REMIC Pools are part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Notwithstanding the foregoing, however, REMIC income received by a REIT owning a residual interest in a REMIC Pool could be treated in part as non-qualifying REIT income if the REMIC Pool holds Mortgage Loans with respect to which income is contingent on mortgagor profits or property appreciation. In addition, if the assets of the REMIC include buy-down Mortgage Loans, it is possible that the percentage of such assets constituting "loans . . . secured by an interest in real property" for purposes of Code Section 7701(a)(19)(C)(v), may be required to be reduced by the amount of the related buy-down funds. REMIC Securities held by a regulated investment company or a REIT will not constitute "Government securities." REMIC Securities held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1). However, Regular Securities acquired by another REMIC on its Startup Day (as defined below) in exchange for regular or residual interests in the REMIC generally will constitute "qualified mortgages" within the meaning of Code Section 860G(a)(3). Regular Securities held by a financial asset securitization investment trust (a "FASIT") generally will qualify for treatment as "permitted assets" within the meaning of Section 8606(c)(1)(a) of the Code.

QUALIFICATION AS A REMIC

         In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis amount of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Securities) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a "safe harbor" pursuant to which the de minimis requirement will be met if at all times the aggregate adjusted basis of any nonqualified assets (i.e., assets other than qualified mortgages and permitted investments) is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets.

         If a REMIC Pool fails to comply with one or more of the requirements of the Code for REMIC status during any taxable year, the REMIC Pool will not be treated as a REMIC for such year and thereafter. In this event, the classification of the REMIC for federal income tax purposes is uncertain. The REMIC Pool might be entitled to treatment as a grantor trust under the rules described in "Federal Income Tax Consequences for Securities as to Which No REMIC Election Is Made" herein. In that case, no entity-level tax would be imposed on the REMIC Pool. Alternatively, the Regular Securities may continue to be treated as debt instruments for federal income tax purposes, but the REMIC Pool could be treated as a taxable mortgage pool (a "TMP"). If the REMIC Pool is treated as a TMP, any residual income of the REMIC Pool (i.e. , income from the Mortgage Loans less interest and original issue discount expense allocable to the Regular Securities and any administrative expenses of the REMIC Pool) would be subject to corporate income tax at the REMIC Pool level. On the other hand, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Securities may be treated as equity interests therein. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the 1986 Act (the "Committee Report") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

TAXATION OF REGULAR SECURITIES

         General

         Payments received by holders of Regular Securities generally should be accorded the same tax treatment under the Code as payments received on ordinary taxable corporate debt instruments. In general, interest, original issue discount and market discount on a Regular Security will be treated as ordinary income to a holder of the Regular Security (the "Regular Securityholder") as they accrue, and principal payments on a Regular Security will be treated as a return of capital to the extent of the Regular Securityholder's basis in the Regular Security allocable thereto. Regular Securityholders must use the accrual method of accounting with regard to Regular Securities, regardless of the method of accounting otherwise used by such Regular Securityholders.

         Original Issue Discount

         Regular Securities may be issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any class of Regular Securities having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash or a portion of the cash attributable to such income. Based in part on Treasury regulations governing original issue discount (the "OID Regulations") and in part on the provisions of the 1986 Act, the Company anticipates that the amount of original issue discount required to be included in a Regular Securityholder's income in any taxable year will be computed in a manner substantially as described below. Regular Securityholders should be aware, however, that the OID Regulations either do not address, or are subject to varying interpretations with regard to, several issues relevant to securities, such as the Regular Securities, that are subject to prepayment. The 1986 Act requires that the amount and rate of accrual of original issue discount be calculated based on a reasonable assumed prepayment rate for the Mortgage Loans in a manner prescribed by regulations not yet issued ("Prepayment Assumption") and provides for adjusting the amount and rate of accrual of such discount where the actual prepayment rate differs from the Prepayment Assumption. The Committee Report indicates that the regulations will require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such Securities. The Prospectus Supplement for each Series of such Securities will specify the Prepayment Assumption determined by the Company for the purposes of determining the amount and rate of accrual of original issue discount. No representation is made that the Securities will prepay at the Prepayment Assumption or at any other rate. Moreover, the OID Regulations include an anti-abuse rule allowing the Internal Revenue Service ("IRS") to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion herein and the appropriate method for reporting interest and original issue discount with respect to the Regular Securities.

         Under the OID Regulations, each Regular Security (except to the extent described below with respect to a Regular Security on which distributions of principal are made in a single installment or upon an earlier distribution by lot of a specified principal amount upon the request of a Regular Securityholder or by random lot (a "Retail Class Security")) will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Securityholder's income. The total amount of original issue discount on a Regular Security is the excess of the "stated redemption price at maturity" of the Regular Security over its "issue price." The issue price of a Regular Security is the first price at which a substantial amount of Regular Securities of that class are first sold (other than to bond houses, brokers, underwriters and wholesalers). Unless specified otherwise in the Prospectus Supplement, the Company will determine original issue discount by including the amount paid by an initial Regular Securityholder for accrued interest that relates to a period prior to the issue date of the Regular Security in the issue price of a Regular Security and will include in the stated redemption price at maturity any interest paid on the first Distribution Date (or Payment Date) to the extent such interest is attributable to a period in excess of the number of days between the issue date and such first Distribution Date (or Payment Date). The stated redemption price at maturity of a Regular Security always includes the original principal amount of the Regular Security, but generally will not include distributions of stated interest if such interest distributions constitute "qualified stated interest." Under the OID Regulations, qualified stated interest generally means stated interest that is unconditionally payable in cash or in property (other than debt instruments of the issuer), or that will be constructively received, at least annually at a single fixed rate or at a permissible variable rate. The special rules applicable to variable rate Regular Securities are described below. Any stated interest in excess of the qualified stated interest is included in the stated redemption price at maturity. If the amount of original issue discount is "de minimis" as described below, the amount of original issue discount is treated as zero, and all stated interest is treated as qualified stated interest. Distributions of interest on Regular Securities with respect to which deferred interest will accrue may not constitute qualified stated interest, in which case the stated redemption price at maturity of such Regular Securities includes all distributions of interest as well as principal thereon. Moreover, if the interval between the issue date and the first Distribution Date (or Payment
Date) on a Regular Security is longer than the interval between subsequent Distribution Dates (or Payment Dates) (and interest paid on the first Distribution Date (or Payment Date) is less than would have been earned if the stated interest rate were applied to outstanding principal during each day in such interval), the stated interest distributions on such Regular Security technically do not constitute qualified stated interest. The OID Regulations provide that in such case a special rule, applying solely for the purpose of determining whether original issue discount is de minimis, provides that the interest shortfall for the long first period (i.e., the interest that would have been earned if interest had been paid on the first Distribution Date (or Payment Date) for each day the Regular Security was outstanding) is treated as original issue discount assuming the stated interest would otherwise be qualified stated interest. Also in such case the stated redemption price at maturity is treated as equal to the issue price plus the greater of the amount of foregone interest or the excess, if any, of the Security's stated principal amount over its issue price. The OID Regulations indicate that all interest on a long first period Regular Security that is issued with non-de minimis original issue discount will be included in the Regular Security's stated redemption price at maturity. Regular Securityholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Regular Security.

         Under a de minimis rule, original issue discount on a Regular Security will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Security multiplied by the weighted average maturity of the Regular Security. For this purpose, the weighted average maturity of the Regular Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Security and the denominator of which is the stated redemption price at maturity of the Regular Security. Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the Prepayment Assumption. In addition, if the original issue discount is de minimis, all stated interest (including stated interest that would otherwise be treated as original issue discount) is treated as qualified stated interest. Unless the Holder of a Regular Security elects to accrue all discount under a constant yield to maturity method, as described below, the holder of a Regular Security will include any de minimis original issue discount in income on a pro rata basis as stated principal payments on the Regular Security are made, or, if earlier, upon anticipation of the Regular Security. If a subsequent Holder of a Regular Security issued with de minimis original issue discount purchases the Regular Security at a premium, the subsequent Holder does not include any original issue discount in income. If a subsequent Holder purchases such Regular Security at a discount, all discount is reported as market discount, as described below.

         Of the total amount of original issue discount on a Regular Security, the Regular Securityholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Security accrued during an accrual period for each day on which he holds the Regular Security, including the date of purchase but excluding the date of disposition. With respect to each Regular Security, a calculation will be made of the original issue discount that accrues during each full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date or Payment Date for the Regular Security. In the case of an original holder of a Regular Security, the daily portions of original issue discount with respect to such Regular Security generally will be determined by allocating to each day in any accrual period the Regular Security's ratable portion of the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Security as of the end of that accrual period that are included in the Regular Security's stated redemption price at maturity and (b) the distributions made on the Regular Security during the accrual period that are included in the Regular Security's stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Security at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Security at the issue date giving effect to the Prepayment Assumption, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the Prepayment Assumption. The effect of these rules is to adjust the rate of original issue discount accrual to correspond to the actual prepayment experience. For these purposes, the adjusted issue price of a Regular Security at the beginning of any accrual period equals the issue price of the Regular Security, increased by the aggregate amount of original issue discount with respect to the Regular Security that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Security's stated redemption price at maturity that were made on the Regular Security in such prior periods.

         Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Securityholder generally will increase to take into account prepayments on the Regular Securities as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. To the extent specified in the applicable Prospectus Supplement, an increase in prepayments on the Mortgage Loans with respect to a Series of Regular Securities can result in both a change in the priority of principal payments with respect to certain Classes of Regular Securities and either an increase or decrease in the daily portions of original issue discount with respect to such Regular Securities.

         In the case of a Retail Class Security, the yield to maturity of such Security will be determined based upon the anticipated payment characteristics of the Class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Retail Class Security in a full accrual period would be its allocable share of the original issue discount with respect to the entire Class, as determined in accordance with the preceding paragraph. However, in the case of a distribution of the entire principal amount of any Retail Class Security (or portion thereof), (a) the remaining unaccrued original issue discount allocable to such Security (or to such portion) will accrue at the time of such distribution, and (b) the accrual of original issue discount allocable to each remaining Security of such Class (or the remaining principal amount of a Retail Class Security after a distribution in reduction of a portion of its principal amount has been received) will be adjusted by reducing the present value of the remaining payments on such Class and the adjusted issue price of such Class to the extent attributable to the portion of the principal amount thereof that was distributed.

         In many cases, Regular Securities will be subject to optional redemption before their stated maturity dates. Under the OID Regulations, the Company will be presumed to exercise its option to redeem for purposes of computing the accrual of original issue discount if, and only if, by using the optional redemption date as the maturity date and the optional redemption price as the stated redemption price at maturity, the yield to maturity of the Security is lower than it would be if the Security were not redeemed early. If the Company is presumed to exercise its option to redeem the Securities, original issue discount on such Securities will be calculated as if the redemption date were the maturity date and the optional redemption price were the stated redemption price at maturity. In cases in which all of the Securities of a particular Series are issued at par or at a discount, the Company will not be presumed to exercise its option to redeem the Securities because a redemption by the Company would not lower the yield to maturity of the Securities. If, however, some Securities of a particular Series are issued at a premium, the Company may be able to lower the yield to maturity of the Securities by exercising its redemption option. In determining whether the Company will be presumed to exercise its option to redeem Securities when one or more Classes of the Securities is issued at a premium, the Trustee will take into account all Classes of Securities that are subject to the optional redemption to the extent that they are expected to remain outstanding as of the optional redemption date, based on the Prepayment Assumption. If, determined on a combined weighted average basis, the Securities of such Classes were issued at a premium, the Trustee will presume that the Company will exercise its option. However, the OID Regulations are unclear as to how the redemption presumption rules should apply to instruments such as the Securities, and there can be no assurance that the IRS will agree with the Trustee's position.

         A subsequent holder of a Regular Security issued with original issue discount who purchases the Regular Security at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of original issue discount on the Regular Security. In computing the daily portions of original issue discount for a subsequent purchaser (as well as an initial purchaser who purchases a Regular Security at a price higher than the issue price but less than the stated redemption price at maturity), however, the daily portion for any day is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such purchaser for the Regular Security exceeds the excess of (i) the sum of its issue price and the aggregate amount of original issue discount that would have been includible in the gross income of an original holder of the Regular Security who purchased the Regular Security at its issue price, over (ii) the amount of any prior distributions included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for such Regular Security (computed in accordance with the rules set forth above) for all days beginning on the date after the date of purchase and ending on the date on which the remaining principal amount of such Regular Security is expected to be reduced to zero under the Prepayment Assumption. Alternatively, such a subsequent holder may accrue original issue discount by treating the purchase as a purchase at original issuance and applying the constant yield to maturity method.

         The OID Regulations provide that a holder that acquires a Regular Security may elect to include in gross income all stated interest, original issue discount, de minimis original issue discount, market discount (as described below under "Market Discount"), de minimis market discount and unstated interest (as adjusted for any amortizable bond premium or acquisition premium) currently as it accrues using the constant yield to maturity method. If such an election were made with respect to a Regular Security with market discount, the Regular Securityholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Regular Securityholder acquires during the year of the election or thereafter. Similarly, a Regular Securityholder that makes this election for a Regular Security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Regular Securityholder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Regular Security can not be revoked without the consent of the IRS.

         Regular Securities may provide for interest based on a variable rate. The OID Regulations provide special rules for variable rate instruments that meet three requirements. First, the issue price must not exceed the noncontingent principal payments by more than the lesser of (i) 1.5% of the product of the noncontingent principal payments and the weighted average maturity or (ii) 15% of the noncontingent principal payments. Second, the instrument must provide for stated interest (compounded or paid at least annually) at (i) one or more qualified floating rates, (ii) a single fixed rate and a single objective rate that is a qualified inverse floating rate, (iii) a single fixed rate and one or more qualified floating rates; or (iv) a single objective rate. Third, the instrument must provide that each qualified floating rate or objective rate in effect during the term of the Regular Security is set at a current value of that rate (one occurring in the interval beginning three months before and ending one year after the rate is first in effect on the Regular Security). If interest on a Regular Security is stated at a fixed rate for an initial period of less than 1 year followed by a variable rate that is either a qualified floating rate or an objective rate and the value of the variable rate on the issue date is intended to approximate the fixed rate, the fixed rate and the variable rate together constitute a single qualified floating rate or objective rate. A rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the Regular Security's currency denomination. A multiple of a qualified floating rate is not a qualified floating rate unless it is a rate equal to (i) the product of a qualified floating rate as described in the previous sentence and a fixed multiple that is greater than 0.65 but no greater than 1.35, or (ii) a product described in clause (i) increased or decreased by a fixed rate. A variable rate is not a qualified floating rate if it is subject to a cap, floor or a restriction on the amount of increase or decrease in stated interest rate (governor) unless: (i) the cap, floor or governor is fixed throughout the Regular Security's term, (ii) the cap or floor is not reasonably expected to cause the yield on the Regular Security to be significantly less or more, respectively, than the expected yield without the cap or floor, or (iii) the governor is not reasonably expected to cause the yield to be significantly more or less than the expected yield without the governor. An objective rate is a rate (other than a qualified floating rate) that (i) is determined using a single fixed formula, (ii) is based on objective financial or economic information, and (iii) is not based on information that either is within the control of the issuer (or a related party) or is unique to the circumstances of the issuer (or related party), such as dividends, profits, or the value of the issuer's (or related party's) stock. That definition would include, in addition to a rate that is based on one or more qualified floating rates or on the yield of actively traded personal property, a rate that is based on changes in a general inflation index. In addition, a rate would not fail to be an objective rate merely because it is based on the credit quality of the issuer.

         If a variable rate Regular Security provides for stated interest at a single qualified floating rate or objective rate that is unconditionally payable in cash or property at least annually, (i) all stated interest is qualified stated interest, (ii) the amount of original issue discount, if any, is determined as if the Regular Security had a fixed rate equal to (A) in the case of a qualified floating rate or qualified inverse floating rate, the value on the issue date of the qualified floating rate or qualified inverse floating rate or (B) in the case of any other objective rate, a fixed rate that reflects the yield that is reasonably expected for the Regular Security. If a variable rate Regular Security is not described in the previous sentence, the Regular Security is treated as a fixed rate Regular Security with a fixed rate substitute or substitutes equal to the value of the qualified floating rates or qualified inverse floating rate at the date of issue or, in the case of a Regular Security having an objective rate at a fixed rate that reflects the yield reasonably expected for the Regular Security.

Qualified stated interest or original issue discount allocable to an accrual period is adjusted to reflect differences in the interest actually accrued or paid compared to the interest accrued or paid at the fixed rate substitute. If a variable rate Regular Security provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate and also provides for interest at an initial fixed rate that is not intended to approximate the related floating rate or is fixed for a period of one year or more, original issue discount is determined as described in the previous two sentences except that the Regular Security is treated as if it provided for a qualified floating rate or qualified inverse floating rate, as applicable, rather than a fixed rate. The substitute rate must be one such that the fair market value of the Regular Security would be approximately the same as the fair market value of the hypothetical security.

         A variable rate Regular Security not qualifying for treatment under the variable rate rules described above (a "Contingent Payment Obligation") is subject to the contingent payment provisions of the OID Regulations (the "Contingent Payment Regulations"). The Contingent Payment Regulations, by their terms do not apply to REMIC regular interests and other instruments that are subject to section 1272(a)(6) of the Code. However, in the absence of further guidance, the Administrator will account for securities that are Contingent Payment Obligations in accordance with Code section 1272(a)(6) and the accounting methodology described in this paragraph. Income will be accrued on such securities based on a constant yield that is derived from a projected payment schedule as of the Closing Date. The projected payment schedule will take into account the Prepayment Assumption and the interest payments that are expected to be made based on the value of any relevant indices on the issue date. To the extent that actual payments differ from projected payments for a particular taxable year, appropriate adjustments to interest income and expense accruals will be made for that year.

         The method described in the foregoing paragraph for accounting for Contingent Payment Obligations is consistent with Code section 1272(a)(6) and the legislative history thereto. Because of the uncertainty with respect to the treatment of such securities under the OID Regulations, however, there can be no assurance that the Service will not assert successfully that a method less favorable to Regular Securityholders should apply. In view of the complexities and the current uncertainties as to income inclusions with respect to Contingent Payment obligations, each investor should consult his or her own tax advisor to determine the appropriate amount and method of income inclusion on such securities for federal income tax purposes.

         Market Discount

         A purchaser of a Regular Security also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which a subsequent purchaser's initial basis in the Regular Security (i) is exceeded by the stated redemption price at maturity of the Regular Security or (ii) in the case of a Regular Security having original issue discount, is exceeded by the sum of the issue price of such Regular Security plus any original issue discount that would have previously accrued thereon if held by an original Regular Securityholder (who purchased the Regular Security at its issue price), in either case less any prior distributions included in the stated redemption price at maturity of such Regular Security. Such purchaser generally will be required to recognize accrued market discount as ordinary income as distributions includible in the stated redemption price at maturity of such Regular Security are received, in an amount not exceeding any such distribution. That recognition rule would apply regardless of whether the purchaser is a cash-basis or accrual-basis taxpayer. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Committee Report provides that until such regulations are issued, such market discount would accrue either (i) on the basis of a constant interest rate or
(ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a Regular Security issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount as of the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Security as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Security over the interest distributable thereon. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Security for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Security is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Securityholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Securityholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. In Revenue Procedure 92-67, the IRS set forth the manner in which an election may be made to accrue market discount on the basis of a constant interest rate.

         By analogy to the OID Regulations, market discount with respect to a Regular Security will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Security multiplied by the weighted average maturity of the Regular Security (determined as described above under "Original Issue Discount") remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect thereto.

         Premium

         A Regular Security purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Securityholder holds such Regular Security as a "capital asset" within the meaning of Code Section 1221, the Regular Securityholder may elect under Code Section 171 to amortize such premium under a constant yield method that reflects compounding based on the interval between payments on the Regular Securities. The Committee Report indicates a Congressional intent that the same rules that apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Securities, although it is unclear whether the alternatives to the constant interest method described above under "Market Discount" are available. Under Treasury regulations, such amortizable bond premium generally will be treated as an offset to interest income on a Regular Security rather than as a separate deduction item. This election, once made, applies to all taxable obligations held by the taxpayer at the beginning of the first taxable year to which such election applies and to all taxable debt obligations thereafter acquired and is binding on such taxpayer in all subsequent years. Purchasers who pay a premium for their Regular Securities should consult their tax advisors regarding the election to amortize premium and the method to be employed.

         Amortizable premium on a Regular Security that is subject to redemption at the option of the Trust generally must be amortized as if the optional redemption price and date were the Security's principal amount and maturity date if doing so would result in a smaller amount of premium amortization during the period ending with the optional redemption date. Thus, a Securityholder would not be able to amortize any premium on a Regular Security that is subject to optional redemption at a price equal to or greater than the Securityholder's acquisition price unless and until the redemption option expires. In cases where premium must be amortized on the basis of the price and date of an optional redemption, the Security will be treated as having matured on the redemption date for the redemption price and then having been reissued on that date for that price. Any premium remaining on the Security at the time of the deemed reissuance will be amortized on the basis of (I) the original principal amount and maturity date or (ii) the price and date of any succeeding optional redemption, under the principles described above.

         Sale or Exchange of Regular Securities

         If a Regular Securityholder sells or exchanges a Regular Security, the Regular Securityholder will recognize gain or loss equal to the difference, if any, between the amount received and his adjusted basis in the Regular Security. The adjusted basis of a Regular Security generally will equal the cost of the Regular Security to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Security and reduced by amounts included in the stated redemption price at maturity of the Regular Security that were previously received by the seller and by any amortized premium.

         Except as described in this paragraph, under "Original Issue Discount" and under "Market Discount," any gain or loss on the sale or exchange of a Regular Security realized by an investor who holds the Regular Security as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Security has been held for the applicable long-term capital gain holding period. Gain from the disposition of a Regular Security that might otherwise be capital gain will be treated as ordinary income
(I) if a Regular Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), generally up to the amount of interest that would have accrued on the Regular Securityholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction,
(ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates, or (iii) in the case of a Regular Security (issued by a REMIC) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if his yield on such Regular Security were 110% of the applicable Federal rate under Code Section 1274(d) as of the date of purchase, over (b) the amount of income actually includible in the gross income of such holder with respect to the Regular Security. Although the legislative history to the 1986 Act indicates that the portion of the gain from disposition of a Regular Security that will be recharacterized as ordinary income under clause
(iii) is limited to the amount of original issue discount (if any) on the Regular Security that was not previously includible in income, the applicable Code provision contains no such limitation. In addition, gain or loss recognized from the sale of a Regular Security by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

         The Taxpayer Relief Act of 1997 reduces the maximum rates on long-term capital gains recognized on capital assets held by individual taxpayers for more than eighteen months as of the date of disposition (and would further reduce the maximum rates on such gains in the year 2001 and thereafter for certain individual taxpayers who meet specified conditions). Prospective investors should consult their own tax advisors concerning these tax law changes.

TAXATION OF RESIDUAL SECURITIES

         Taxation of REMIC Income

         Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Securities ("Residual Securityholders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Securityholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Securityholders in proportion to their respective holdings of Residual Securities in the REMIC Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using a calendar year and the accrual method of accounting, except that (I) the limitation on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. REMIC taxable income generally means the REMIC Pool's gross income, including interest, original issue discount income and market discount income, if any, on the Mortgage Loans, plus income on reinvestment of cash flows and reserve assets, minus deductions, including interest and original issue discount expense on the Regular Securities, servicing fees on the Mortgage Loans and other administrative expenses of the REMIC Pool, amortization of premium, if any, with respect to the Mortgage Loans, and any tax imposed on the REMIC's income from foreclosure property. The requirement that Residual Securityholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Securities of any Class of the related Series outstanding.

         The taxable income recognized by a Residual Securityholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the Mortgage Loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Securities, on the other hand. Because of the way REMIC taxable income is calculated, a Residual Securityholder may recognize "phantom" income (i.e., income recognized for tax purposes in excess of income as determined under financial accounting or economic principles) which will be matched in later years by a corresponding tax loss or reduction in taxable income, but which could lower the yield to Residual Securityholders due to the lower present value of such loss or reduction. For example, if an interest in the Mortgage Loans is acquired by the REMIC Pool at a discount, and one or more of such Mortgage Loans is prepaid, the Residual Securityholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (I) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Securities and (ii) the discount income on the Mortgage Loans which is includible in the REMIC's taxable income may exceed the interest and discount deduction allowed to the REMIC upon such distributions on the Regular Securities. When there is more than one class of Regular Securities that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Securities when distributions in reduction of principal are being made in respect of earlier maturing classes of Regular Securities to the extent that such classes are not issued with substantial discount. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Securities are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a Series of Regular Securities, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Securities, whereas interest income with respect to any given Mortgage Loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Securityholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income. Prospective investors should be aware, however, that a portion of such income may be ineligible for offset by such investor's unrelated deductions. See the discussion of "excess inclusions" below under "Limitations on Offset or Exemption of REMIC Income; Excess Inclusions." The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a Series of Securities, may have a significant adverse effect upon the Residual Securityholder's after-tax rate of return. In addition, a Residual Securityholder's taxable income during certain periods may exceed the income reflected by such Residual Securityholder for such periods in accordance with generally accepted accounting principles. Investors should consult their own advisors concerning the proper tax and accounting treatment of their investment in Residual Securities.

         Basis and Losses

         The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Securityholder is limited to the adjusted basis of the Residual Security as of the close of the quarter (or time of disposition of the Residual Security if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Security is the amount paid for such Residual Security. Such adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Securityholder and decreased by the amount of loss of the REMIC Pool reportable by the Residual Securityholder. A cash distribution from the REMIC Pool also will reduce such adjusted basis (but not below zero). Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Securityholder as to whom such loss was disallowed and may be used by such Residual Securityholder only to offset any income generated by the same REMIC Pool. The ability of a Residual Securityholder to deduct net losses with respect to a Residual Security may be subject to additional limitations under the Code, as to which Residual Securityholders should consult their tax advisors. Although the law is unclear in certain respects, a Residual Securityholder effectively should be able to recover some or all of the basis in his Residual Security as the related REMIC recovers the basis of its assets through either the amortization of premium on such assets or the allocation of basis to principal payments received on such assets. A REMIC's initial aggregate basis in its assets generally will equal the sum of the issue prices of its Regular Securities and Residual Securities. In general, the issue price of a Regular Security of a particular Class is the initial price at which a substantial amount of the securities of such Class is sold to the public. In the case of a Regular Security of a Class not offered to the public in substantial amounts, the issue price is either the price paid by the first purchaser of such Securities or the fair market value of the property received in exchange for such Security, as appropriate. The REMIC's aggregate basis will be allocated among its assets in proportion to their respective fair market values.

         Treatment of Certain Items of REMIC Income and Expense

         Original Issue Discount. Generally, the REMIC Pool's deductions for original issue discount will be determined in the same manner as original issue discount income on Regular Securities as described above under "Taxation of Regular Securities -- Original Issue Discount", without regard to the de minimis rule described therein.

         Market Discount. The REMIC Pool will have market discount income in respect of Mortgage Loans if, in general, the basis of the REMIC Pool in such Mortgage Loans is exceeded by their unpaid principal balances.

The REMIC Pool's basis in such Mortgage Loans is generally the fair market value of the Mortgage Loans immediately after the transfer thereof to the REMIC Pool. The REMIC Regulations provide that such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool. In respect of Mortgage Loans that have market discount to which Code Section 1276 applies, the accrued portion of such market discount would be recognized currently by the REMIC as an item of ordinary income. Market discount income generally should accrue in the manner described above under "Taxation of Regular Securities -- Market Discount."

         Premium. Generally, if the basis of the REMIC Pool in the Mortgage Loans exceeds the unpaid principal balances thereof, the REMIC Pool will be considered to have acquired such Mortgage Loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool's basis in Mortgage Loans is the fair market value of the Mortgage Loans, based on the aggregate of the issue prices of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under "Taxation of Regular Securities -- Premium," a person that holds a Mortgage Loan as a capital asset under Code Section 1221 may elect under Code
Section 171 to amortize premium on Mortgage Loans originated after September 27, 1985 under a constant yield method. Amortizable bond premium will be treated as an offset to interest income on the Mortgage Loans, rather than as a separate deduction item. Because substantially all of the mortgagors with respect to the Mortgage Loans are expected to be individuals, Code Section 171 will not be available for premium on Mortgage Loans originated on or prior to September 27, 1985. Premium with respect to such Mortgage Loans may be deductible in accordance with a reasonable method regularly employed by the holder thereof. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.

         Limitations on Offset or Exemption of REMIC Income; Excess Inclusions

         A portion of the income allocable to a Residual Security (referred to in the Code as an "excess inclusion") for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion (I) cannot be offset by any unrelated losses or loss carryovers of a Residual Securityholder, (ii) will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the Residual Securityholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income and (iii) is not eligible for any reduction in the rate of withholding tax in the case of a Residual Securityholder that is a foreign investor, as further discussed in "Taxation of Certain Foreign Investors -- Residual Securities" below.

         For any Residual Securityholder, the excess inclusion for any calendar quarter is the excess, if any, of (I) the income of such Residual Securityholder for that calendar quarter from its Residual Security, over (ii) the sum of the "daily accruals" (as defined below) for all days during the calendar quarter on which the Residual Securityholder holds such Residual Security. For this purpose, the daily accruals with respect to a Residual Security are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" (as defined below) of the Residual Security at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the Residual Security is issued. For this purpose, the "adjusted issue price" of a Residual Security at the beginning of any calendar quarter equals the issue price of the Residual Security (adjusted for contributions), increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the Residual Security before the beginning of such quarter.

         Under Treasury regulations to be promulgated, a portion of the dividends paid by a REIT which owns a Residual Security are to be designated as excess inclusions in an amount corresponding to the Residual Security's allocable share of the excess inclusions. Similar rules apply in the case of regulated investment companies, common trust funds and cooperatives. Thus, investors in such entities which own a Residual Security will be subject to the limitations on excess inclusions described above. The REMIC Regulations do not provide guidance on this issue.

         Mark to Market Rules

         Residual Securityholders that are dealers in securities should be aware that, under Treasury regulations (the "Mark-to-Market Regulations") relating to the requirement under section 475 of the Code that dealers in securities use mark-to-market accounting for federal income tax purposes, dealers in securities are not permitted to mark to market any REMIC residual interests acquired on or after January 4, 1995. Prospective purchasers of Residual Certificates should consult with their tax advisors regarding the possible application of the Mark-to-Market Regulations to such Certificates.

         Tax-Related Restrictions on Transfer of Residual Securities

         Disqualified Organizations. If legal title or beneficial interest in a Residual Security is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (I) the present value of the total anticipated excess inclusions with respect to such Residual Security for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value discount rate equals the applicable Federal rate under Code Section 1274(d) that would apply to a debt instrument that was issued on the date the Disqualified Organization acquired the Residual Security and whose term ended on the close of the last quarter in which excess inclusions were expected to accrue with respect to the Residual Security. Such a tax generally would be imposed on the transferor of the Residual Security, except that where such transfer is through an agent (including a broker, nominee, or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Security would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the Residual Security and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Security is actually held by the Disqualified Organization.

         In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income with respect to a Residual Security during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (I) the amount of excess inclusions that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization, and (ii) the highest marginal federal corporate income tax rate. Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that (I) states under penalty of perjury that it is not a Disqualified Organization or (ii) furnishes a social security number and states under penalties of perjury that the social security number is that of the transferee, provided that during the period such person is the record holder of the Residual Security, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

         For these purposes, (I) "Disqualified Organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511, and (ii)

"Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations yet to be issued, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity.

         The Agreement or the Indenture, as applicable, with respect to a Series of Securities will provide that neither legal title nor beneficial interest in a Residual Security may be transferred or registered unless (I) the proposed transferee provides to the Company and the Trustee an affidavit to the effect that such transferee is not a Disqualified Organization, is not purchasing such Residual Securities on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof) and is not an entity that holds REMIC residual securities as nominee to facilitate the clearance and settlement of such securities through electronic book-entry changes in accounts of participating organizations and (ii) the transferor provides a statement in writing to the Company and the Trustee that it has no actual knowledge that such affidavit is false. Moreover, the Agreement or Indenture, as applicable, will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Security with respect to a Series will bear a legend referring to such restrictions on transfer, and each Residual Securityholder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Agreement or Indenture, as applicable, required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the Company or the Trustee may charge a fee for computing and providing such information.

         Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Securities, in which case the transferor would continue to be treated as the owner of the Residual Securities and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (defined below) to a Residual Securityholder (other than a Residual Securityholder who is not a U.S. Person, as defined below under "Foreign Investors") is disregarded for all federal income tax purposes unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "Disqualified Organizations." A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known (had "improper knowledge") that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC Regulations, a transferor is presumed not to have improper knowledge if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor found that the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future; and (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the residual interest and that the transferee intends to pay taxes associated with holding of residual interest as they become due. The Agreement or Indenture, as applicable, will require the transferee of a Residual Security to state as part of the affidavit described above under the heading "Disqualified Organizations" that such transferee (i) has historically paid its debts as they come due, (ii) intends to continue to pay its debts as they come due in the future, (iii) understands that, as the holder of a noneconomic Residual Security, it may incur tax liabilities in excess of any cash flows generated by the Residual Security, and (iv) intends to pay any and all taxes associated with holding the Residual Security as they become due. The transferor must have no reason to believe that such statement is untrue.

        Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Security that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a "U.S. Person" (as defined below), unless such transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Security is deemed to have tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that, for each excess inclusion, (i) the REMIC Pool will distribute to the transferee residual interest holder an amount that will equal at least 30% of the excess inclusions and (ii) that each such amount will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. If the non-U.S. Person transfers the Residual Security back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

         The Prospectus Supplement relating to a Series of Securities may provide that a Residual Security may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which such a transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more U.S. Persons have the authority to control all substantial decisions of such trust.

         Sale or Exchange of a Residual Security

         Upon the sale or exchange of a Residual Security, the Residual Securityholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under "Basis and Losses") of such Residual Securityholder in such Residual Security at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Securityholder will have taxable income to the extent that any cash distribution to him from the REMIC Pool exceeds such adjusted basis on that Distribution Date or Payment Date. Such income will be treated as gain from the sale or exchange of the Residual Security. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Securityholder's Residual Security, in which case, if the Residual Securityholder has an adjusted basis in his Residual Security remaining when his interest in the REMIC Pool terminates, and if he holds such Residual Security as a capital asset under Code Section 1221, then he will recognize a capital loss at that time in the amount of such remaining adjusted basis. In the case of banks, thrifts, and certain other financial institutions, however, gain or loss on the disposition of a Residual Security generally will be treated as ordinary gain or loss.

         A special version of the wash sale rules of Code Section 1091 will apply to dispositions of Residual Securities. Consequently, losses on dispositions of Residual Securities will be disallowed where the seller of the Residual Security, during the period beginning six months before the sale or disposition of the Residual Security and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Security. In the event, any loss realized by a Residual Securityholder on the sale will not be deductible, but, instead, will increase such Residual Securityholder's adjusted basis in the newly acquired assets.

         Taxes That May Be Imposed on the REMIC Pool

         Prohibited Transactions. Net income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Securityholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Securities as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the Securities is outstanding). The REMIC Regulations indicate that the modification of a Mortgage Loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the Mortgage Loan, the waiver of a due-on-sale or encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate Mortgage Loan.

         Contributions to the REMIC Pool After the Startup Day. In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (I) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Securityholder,
(iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call and (v) as otherwise permitted in Treasury regulations yet to be issued.

         Net Income from Foreclosure Property. The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by the REMIC Pool through foreclosure or deed in lieu of foreclosure would be treated as "foreclosure property" for the period ending with the close of the third taxable year following the taxable year of acquisition of the property, with possible extensions. Net income from foreclosure property generally means (I) gain from the sale of a foreclosure property that is inventory property and (ii) gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

         Liquidation of the REMIC Pool

         If a REMIC Pool and the Trustee adopt a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(I) and sell all of the REMIC Pool's assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, any gain on the sale of its assets will not result in a prohibited transaction tax, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims against the REMIC Pool) to holders of Regular Securities and Residual Securityholders within the 90-day period.

         Administrative Matters

         The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for such income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. Treasury regulations provide that, except where there is a single Residual Securityholder for an entire taxable year, the REMIC Pool generally will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. Generally, the Company or the Trustee will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool, in its capacity as either Residual Securityholder or agent of the Residual Securityholders. If the Code or applicable Treasury regulations do not permit the Company or the Trustee to act as tax matters person in its capacity as agent of the Residual Securityholders, the Residual Securityholder chosen by the Residual Securityholders or such other person specified pursuant to Treasury regulations will be required to act as tax matters person.

         Treasury regulations provide that a holder of a Residual Security is not required to treat items on its return consistently with their treatment on the REMIC Pool's return if a holder owns 100% of the Residual Securities for the entire calendar year. Otherwise, each holder of a Residual Security is required to treat items on its return consistently with their treatment on the REMIC Pool's return, unless the holder of a Residual Security either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC Pool. The IRS may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC Pool level.

LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

         An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that such itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (I) 3% of the excess, if any, of adjusted gross income over $121,200 for 1997 and adjusted yearly for inflation ($60,600 for 1997 and adjusted yearly for inflation, in the case of a married individual filing a separate return), or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. In the case of a REMIC Pool, such deductions may include deductions under Code Section 212 for servicing fees and all administrative and other expenses relating to the REMIC Pool or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Such investors who hold REMIC Securities either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Securities in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, such additional gross income and limitation on deductions will apply to the allocable portion of such expenses to holders of Regular Securities, as well as holders of Residual Securities, where such Regular Securities are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, such allocable portion will be determined based on the ratio that a REMIC Securityholder's income, determined on a daily basis, bears to the income of all holders of Regular Securities and Residual Securities with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Securities (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate or Bond interest rate on Regular Securities that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Securities.

TAXATION OF CERTAIN FOREIGN INVESTORS

         Regular Securities

         Interest, including original issue discount, distributable to Regular Securityholders who are nonresident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), will be considered "portfolio interest" and therefore, generally will not be subject to 30% United States withholding tax, provided that (I) such interest is not effectively connected with a trade or business in the United States of the security holder and (ii) such Non-U.S. Person provides the Trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Security is a Non-U.S. Person. If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Security is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Security. The term "Non-U.S. Person" means any person who is not a U.S. Person. Payments on Regular Securities may subject a Non-U.S. Person to U.S. federal income and withholding tax where such foreign person also owns, actually or constructively, Residual Securities issued by the same REMIC, notwithstanding compliance with the certification requirements discussed above. After December 31, 1999, any foreign investor that seeks the protection of an income tax treaty with respect to the imposition of United States withholding tax generally will be required to obtain a taxpayer identification number from the IRS in advance and provide verification that such investor is entitled to the protection of the relevant income tax treaty. Foreign tax-exempt investors generally will be required to provide verification of their tax-exempt status. Foreign investors are urged to consult with their tax advisors with respect to those new withholding rules.

         Residual Securities

         The Committee Report indicates that amounts paid to Residual Securityholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Securityholders qualify as "portfolio interest," subject to the conditions described in "Regular Securities" above, but only to the extent that (I) the Mortgage Loans were issued after July 18, 1984 and (ii) the Trust Fund, Trust Estate or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Security relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1). Generally, Mortgage Loans will not be, but certificated regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Securityholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "Taxation of Residual Securities -- Limitations on Offset or Exemption of REMIC Income; Excess Inclusions." If the amounts paid to Residual Securityholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, such amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Security is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "Taxation of Residual Securities -- Tax-Related Restrictions on Transfer of Residual Securities -- Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Securities.

BACKUP WITHHOLDING

         Distributions made on the Regular Securities, and proceeds from the sale of the Regular Securities to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 of 31% on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Securityholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the Trustee, its agent or the broker who effected the sale of the Regular Security, or such Securityholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Securities would be refunded by the IRS or allowed as a credit against the Regular Securityholder's federal income tax liability.

REPORTING REQUIREMENTS

         Reports of accrued interest and original issue discount will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Securities or beneficial owners who own Regular Securities through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Securities (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular Series of Regular Securities. Holders through nominees must request such information from the nominee. Treasury regulations provide that information necessary to compute the accrual of any market discount on the Regular Securities must also be furnished.

         The IRS's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Securityholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

         Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Securityholders, furnished annually, if applicable, to holders of Regular Securities, and filed annually with the IRS concerning Code Section 67 expenses (see "Limitations on Deduction of Certain Expenses" above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Securityholders, furnished annually to holders of Regular Securities, and filed annually with the IRS concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "Status of REMIC Securities."

              FEDERAL INCOME TAX CONSEQUENCES FOR SECURITIES AS TO
                         WHICH NO REMIC ELECTION IS MADE

NON-REMIC BONDS

         With respect to each Series of Bonds for which the Issuer does not make a REMIC election, ("Non-REMIC Bonds"), no regulations, published rulings, or judicial decisions exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the Non-REMIC Bonds. Counsel to the Company, however, will deliver their opinion that the Non-REMIC Bonds will be treated for federal income tax purposes as indebtedness, and not as an ownership interest in the Mortgage Assets, or as an equity interest in the Issuer or in a separate association taxable as a corporation. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of Non-REMIC Bonds, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the Company, subject to any qualifications set forth herein. In addition, counsel to the Company has prepared or reviewed the statements in this Prospectus under the heading "Certain Federal Income Tax Consequences - Federal Income Tax Consequences for Securities as to Which No REMIC Election Is Made - Non-REMIC Bonds," and is of the opinion that such statements are correct in all material respects. Such statements do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in Non-REMIC Bonds.

         For federal income tax purposes, (I) Non-REMIC Bonds held by a thrift institution taxed as a "mutual savings bank" or "domestic building and loan association" will not represent interests in "qualifying real property loans" within the meaning of Code Section 593(d)(1); (ii) Non-REMIC Bonds held by a thrift institution taxed as a domestic building and loan association will not constitute "loans . . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v); (iii) interest on Non-REMIC Bonds held by a real estate investment trust will not be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B); (iv) Non-REMIC Bonds held by a real estate investment trust will not constitute "real estate assets" or "Government securities" within the meaning of Code Section 856(c)(4)(A); and
(v) Non-REMIC Bonds held by a regulated investment company will not constitute "Government securities" within the meaning of Code Section 851(b)(4)(A)(I).

         Non-REMIC Bonds will be subject to the same rules of taxation as Regular Securities issued by a REMIC, as described above, except that (I) income reportable on Non-REMIC Bonds is not required to be reported under the accrual method unless the Holder otherwise uses the accrual method and (ii) the special rule treating a portion of the gain on sale or exchange of a Regular Security as ordinary income is not applicable to Non-REMIC Bonds.

TAXABLE MORTGAGE POOLS

         Corporate income tax can be imposed on the net income of certain entities issuing non-REMIC debt obligations secured by real estate mortgages ("Taxable Mortgage Pools"). Any entity other than a REMIC, a FASIT or a REIT will be considered to be a Taxable Mortgage Pool if (I) substantially all of the assets of the entity consist of debt obligations and more than 50% of such obligations consist of real estate mortgages, (ii) such entity is the obligor under debt obligations with two or more maturities, and (iii) under the terms of the debt obligations on which the entity is obligor, payments on such obligations bear a relationship to payment on the obligations held by the entity. Furthermore, a group of assets held by an entity can be treated as a separate Taxable Mortgage Pool if the assets are expected to produce significant cash flow that will support one or more of the entity's issues of debt obligations. The Depositor generally will structure offerings of non-REMIC Bonds to avoid the application of the Taxable Mortgage Pool rules.

STANDARD CERTIFICATES

         General

         With respect to a Series of Certificates issued under an Agreement for which no election is made to treat the related Trust Fund (or a segregated pool of assets therein) as a REMIC, counsel to the Company will deliver its opinion to the effect that, assuming compliance with all provisions of the related Agreement, the related Trust Fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of Chapter 1 of Subtitle A of the Code and not as an association taxable as a corporation. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of Standard Certificates, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the Company, subject to any qualifications set forth herein. In addition, counsel to the Company has prepared or reviewed the statements in this Prospectus under the heading "Certain Federal Income Tax Consequences - Federal Income Tax Consequences for Securities as to Which No REMIC Election is Made - Standard Certificates," and is of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of any Trust Fund as a grantor trust for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in Standard Certificates. Where there is no fixed retained yield with respect to the Mortgage Loans underlying the Certificates of such a Series, and where such Certificates are not designated as "Stripped Securities," the holder of each such Certificates in such Series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Trust Fund represented by his Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the Mortgage Loans, subject to the discussion below under "Premium and Discount -- Recharacterization of Servicing Fees." Accordingly, the holder of a Certificate of a particular Series will be required to report on its federal income tax return its pro rata share of the entire income from the Mortgage Loans represented by its Certificate, including interest at the coupon rate on such Mortgage Loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the Company or another service provider, in accordance with such Certificateholder's method of accounting. A Certificateholder generally will be able to deduct its share of servicing fees and all administrative and other expenses of the Trust Fund in accordance with his method of accounting, provided that such amounts are reasonable compensation for services rendered to that Trust Fund. However, investors who are individuals, estates or trusts who own Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for servicing fees and all such administrative and other expenses of the Trust Fund, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (I) 3% of the excess, if any, of adjusted gross income over $121,200 for 1997, adjusted yearly for inflation ($60,600 for 1997, adjusted yearly for inflation, in the case of a married individual filing a separate return), or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. As a result such investors holding Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such Certificates with respect to interest at the pass-through rate on such Certificates or discount thereon. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the Mortgage Loans underlying a Series of Certificates or where the servicing fees are in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described below under "Stripped Certificates" and "Premium and Discount -- Recharacterization of Servicing Fees," respectively.

         Tax Status

         Unless otherwise described in the related Prospectus Supplement, Certificates described under this subsection "Standard Certificates" generally will be treated as follows:

         1. A Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property" within the meaning of Code
Section 7701(a)(19)(C)(v), provided that the real property securing the Mortgage Loans represented by that Certificate is of the type described in such section of the Code.

         2. A Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) to the extent that the assets of the related Trust Fund consist of qualified assets, and interest income on such assets will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B).

         3. A Certificate owned by a REMIC will be considered to represent an "obligation (including any participation or certificate of beneficial ownership therein) which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Trust Fund consist of "qualified mortgages" within the meaning of Code
Section 860G(a)(3).

         Premium and Discount

         Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Certificates or thereafter.

         Premium. The treatment of premium incurred upon the purchase of a Certificate will be determined generally as described above under "Federal Income Tax Consequences for REMIC Securities -- Taxation of Residual Securities -- Treatment of Certain Items of REMIC Income and Expense -- Premium."

         Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described herein, the original issue discount rules will be applicable to a Certificateholder's interest in those Mortgage Loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, to the extent that the points are not for services provided by the lender. It is generally not anticipated that adjustable rate Mortgage Loans will be treated as issued with original issue discount. However, the application of the OID Regulations to adjustable rate mortgage loans with incentive interest rates or annual or lifetime interest rate caps may result in original issue discount.

         Original issue discount must generally be reported as ordinary gross income as it accrues under a constant yield method that takes into account the compounding of interest, in advance of the cash attributable to such income. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Mortgage Loans acquired by a Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Loans, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Loans (i.e., points) will be includible by such holder.

         Market Discount. Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the Mortgage Loans will be determined and will be reported as ordinary income generally in the manner described above under "Federal Income Tax Consequences for REMIC Securities -- Taxation of Residual Securities -- Treatment of Certain Items of REMIC Income and Expense --Market Discount."

         Recharacterization of Servicing Fees. If the servicing fees paid to Servicers were deemed to exceed reasonable servicing compensation, the amount of such excess would be nondeductible under Code Section 162 or 212. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Certificates, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the Mortgage Loans would be increased. Recently issued IRS guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the Mortgage Loans to be treated under the "stripped bond" rules. Such guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.

         Accordingly, if the IRS's approach is upheld, a servicer that receives a servicing fee in excess of such amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the Mortgage Loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such Mortgage Loans as "stripped coupons" and "stripped bonds." While Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of such trust could be viewed as excluding the portion of the Mortgage Loans the ownership of which is attributed to a servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, such a recharacterization should not have any significant effect upon the timing or amount of income reported by a Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See "Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

         In the alternative, the amount, if any, by which the servicing fees paid to the servicers are deemed to exceed reasonable compensation for servicing could be treated as deferred payments of purchase price by the Certificateholders to purchase an undivided interest in the Mortgage Loans. In such event, the present value of such additional payments might be included in the Certificateholder's basis in such undivided interests for purposes of determining whether the Certificate was acquired at a discount, at par, or at a premium. Under this alternative, Certificateholders may also be entitled to a deduction for unstated interest with respect to each deferred payment. The Internal Revenue Service may take the position that the specific statutory provisions of Code Section 1286 described above override the alternative described in this paragraph. Certificateholders are advised to consult their tax advisors as to the proper treatment of the amounts paid to the servicers as set forth herein as servicing compensation or under either of the alternatives set forth above.

         Sale or Exchange of Certificates

         Upon sale or exchange of a Certificate, a Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the Mortgage Loans and other assets represented by the Certificate. In general, the aggregate adjusted basis will equal the Certificateholder's cost for the Certificate, increased by the amount of any income previously reported with respect to the Certificate and decreased by the amount of any losses previously reported with respect to the Certificate and the amount of any distributions received thereon. Except as provided above with respect to original issue discount and market discount on any Mortgage Loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any such gain or loss generally would be capital gain or loss if the Certificate was held as a capital asset.

STRIPPED CERTIFICATES

         General

         The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of Stripped Certificates, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the Company, subject to any qualifications set forth herein. In addition, counsel to the Company has prepared or reviewed the statements in this Prospectus under the heading "Certain Federal Income Tax Consequences - Federal Income Tax Consequences for Securities as to Which No REMIC Election is Made - Stripped Certificates," and is of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of any Trust Fund as a grantor trust for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in Stripped Certificates.

         Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, Certificates for which no REMIC election is made and that are subject to those rules will be referred to as "Stripped Certificates." The Certificates will be subject to those rules if (i) the Company or any of its affiliates retains (for its own account or for purposes of resale), in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the Mortgage Loans, (ii) the Company, any of its affiliates or a servicer is treated as having an ownership interest in the Mortgage Loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the Mortgage Loans (see "Standard Certificates -- Premium and Discount -- Recharacterization of the Servicing Fees" above) or
(iii) Classes of Certificates are issued in two or more Classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the Mortgage Loans.

         In general, a holder of a Stripped Certificate will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each Mortgage Loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each Mortgage Loan, including the Stripped Certificate's allocable share of the servicing fees paid, to the extent that such fees represent reasonable compensation for services rendered. See discussion above under "Standard Certificates -- Premium and Discount -- Recharacterization of Servicing Fees." For this purpose the servicing fees will be allocated to the Stripped Certificates in proportion to the respective offering price of each class (or subclass) of Stripped Certificates. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "Standard Certificates -- General," subject to the limitation described therein.

         Code Section 1286 treats a stripped bond or a stripped coupon generally as a new obligation issued (i) on the date that the stripped interest is purchased and (ii) at a price equal to its purchase price or, if more than one stripped interest is purchased, the share of the purchase price allocable to such stripped interest. Each stripped interest generally will have original issue discount equal to the excess of its stated redemption price at maturity (or, in the case of a stripped coupon, the amount payable on the due date of such coupon) over its issue price. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where such Stripped Certificates are issued with respect to a Trust Fund containing variable-rate Mortgage Loans. Each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286 and the regulations thereunder, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described below under "Taxation of Stripped Certificates -- Possible Alternative Characterizations," the OID Regulations state, in general, that all debt instruments issued in connection with the same transaction must be treated as a single debt instrument. The Trustee will make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

         Furthermore, Treasury regulations support the treatment of a Stripped Certificate as a single debt instrument issued on the date it is originated for purposes of calculating any original issue discount. The preamble to such regulations states that such regulations are premised on the assumption that an aggregation approach is appropriate in determining whether original issue discount on a stripped bond or stripped coupon is de minimis. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. The preamble to such regulations also provide that such regulations are premised on the assumption that generally the interest component of such a Stripped Certificate would be treated as stated interest under the OID Regulations.

         Status of Stripped Certificates

         Even if Stripped Certificates evidence an interest in a Trust Fund consisting of Mortgage Loans that are "real estate assets" within the meaning of Code Section 856(c)(A), and "loans . . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v), and the interest (including original issue discount) income on which is an "interest on obligations secured by mortgages on real property" within the meaning of Code
Section 856(c)(3)(B), it is unclear whether the Stripped Certificates, and the income therefrom, will be so characterized. However, the policies underlying such sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that such characterization is appropriate. Counsel to the Company will not deliver any opinion on these questions. Prospective purchasers to which such characterization of an investment in Stripped Certificates in material should consult their tax advisors regarding whether the Stripped Certificates, and the income therefrom, will be so characterized.

         The Stripped Certificates will be "obligations] (including any participation or Certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Code.

         Taxation of Stripped Certificates

         Original Issue Discount. Except as described above under "General," each Stripped Certificate will be considered to have been issued (i) on the date that the stripped interest is purchased and (ii) at a price equal to its purchase price or, if more than one stripped interest is purchased, the share of the purchase price allocable to such stripped interest. Each stripped interest generally will have original issue discount equal to the excess of its stated redemption price at maturity (or, in the case of a stripped coupon, the amount payable on the due date of such coupon) over its issue price. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to such income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the 1986 Act, it appears that the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a "Stripped Certificateholder") in any taxable year likely will be computed generally as described above under "Federal Income Tax Consequences for REMIC Securities -- Taxation of Regular Securities -- Original Issue Discount." However, with the apparent exception of a Stripped Certificate issued with de minimis original issue discount, as described above under "General," the issue price of a Stripped Certificate will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the aggregate amount of the payments to be made on the Stripped Certificate to such Stripped Certificateholder, presumable under the Prepayment Assumption, other than amounts treated as qualified stated interest.

         If the Mortgage Loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of such original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each Mortgage Loan represented by such Stripped Certificateholder's Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in such Stripped Certificate to recognize an ordinary loss equal to such portion of unrecoverable basis.

         Possible Alternative Characterizations. As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the Mortgage Loans are prepaid could lead to the interpretation that such interest payments are "contingent" within the meaning of the OID Regulations. Under the rules of the OID Regulations relating to contingent payments, a projected payment schedule for the Stripped Certificates would be constructed by the Company. Interest accrual and adjustments relating to the Stripped Certificates would be determined under the general rules of the noncontingent bond method described above.


While not free from doubt, counsel for the Company believes that uncertainty as to the payment of interest arising as a result of the possibility of prepayment of the Mortgage Loans should not cause the contingent payment rules under the OID Regulations to apply to interest with respect to the Stripped Certificates.

         Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder's adjusted basis in such Stripped Certificate, as described above under "Federal Income Tax Consequences for REMIC Securities -- Taxation of Regular Securities -- Sale or Exchange of Regular Securities." To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates, such subsequent purchaser will be required for federal income tax purposes to accrue and report such excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

         Purchase of Complementary Classes of Stripped Certificates. Stripped Certificates of certain Classes of the same Series ("Complementary Certificates"), when held in combination, may provide an aggregate economic effect equivalent to that of a pass-through security based upon the same assets in the Trust. When an investor purchases Complementary Certificates, it appears that, for federal income tax purposes, each Certificate should be treated separately and should be subject to the rules described above. The IRS could assert, however, that Complementary Certificates held in combination should be treated as a single pass-through type instrument, with the result that the rules governing stripped bonds and stripped coupons under Section 1286 of the Code would not be applied. Consequently, investors who acquire Complementary Certificates should consult their own tax advisors as to the proper treatment of such Certificates.

         Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

         The Trustee will furnish, within a reasonable time after the end of each calendar year, to each Certificateholder or Stripped Certificateholder at any time during such year, such information (prepared on the basis described above) as the Trustee deems to be necessary or desirable to enable such Certificateholders to prepare their federal income tax returns. Such information will include the amount of original issue discount accrued on Certificates held by persons other than Certificateholders exempted from the reporting requirements. The amounts required to be reported by the Trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a Certificateholder, other than an original Certificateholder. The Trustee will also file such original issue discount information with the IRS. If a Certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a Certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, 31% backup withholding may be required in respect of any reportable payments, as described above under "Federal Income Tax Consequences for REMIC Securities -- Backup Withholding."

TAXATION OF CERTAIN FOREIGN INVESTORS

         To the extent that a Certificate evidences ownership in Mortgage Loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Certificateholder on the sale or exchange of such a Certificate also will be subject to federal income tax at the same rate.

         Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in Mortgage Loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and such persons will be subject to the same certification requirements described above under "Federal Income Tax Consequences for REMIC Securities -- Taxation of Certain Foreign Investors -- Regular Securities."

                              PLAN OF DISTRIBUTION

         Certificates are being offered hereby in series through one or more underwriters or groups of underwriters (the "Underwriters"). The related Prospectus Supplement will set forth the terms of offering of a Series of Securities, including the public offering or purchase price of each Class of Securities of such Series being offered thereby or the method by which such price will be determined and the net proceeds to the Issuer (in the case of a Series of Bonds) or to the Company (in the case of a Series of Certificates) from the sale of each such Class. Such Securities will be acquired by the Underwriters for their own account and may be resold from time to time in one or more transactions including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing Underwriter or Underwriters with respect to the offer and sale of a particular Series of Securities will be set forth on the cover of the Prospectus Supplement relating to such Series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.

         In connection with the Sale of the Securities, Underwriters may receive compensation from the related Issuer or the Company or from purchasers of the Securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Securities may be deemed to be Underwriters in connection with such Certificates, and any discounts or commissions received by them from the related Issuer or the Company and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended. The Prospectus Supplement will describe any such compensation paid by the related Issuer or the Company.

         It is anticipated that the underwriting agreement pertaining to the sale of any Series of Securities will provide that the obligations of the Underwriters will be subject to certain conditions precedent, that the Underwriters will be obligated to purchase all such Securities if any are purchased and that the related Issuer or the Company will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended.

                                  LEGAL MATTERS

         The legality of the Securities and certain federal income tax matters will be passed upon for the Company by Andrews & Kurth L.L.P., Dallas, Texas.

                FINANCIAL INFORMATION AND ADDITIONAL INFORMATION

         A new Trust will be formed with respect to each Series of Certificates and, unless otherwise specified in the Prospectus Supplement, a new Owner Trust will be formed with respect to each Series of Bonds issued by an Owner Trust. Unless otherwise specified in the Prospectus Supplement for a Series of Securities, no Trust will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Securities. Accordingly, no financial statements with respect to any Trust will be included in this Prospectus or in the related Prospectus Supplement.

         Copies of the Registration Statement to which this Prospectus forms a part and the exhibits thereto are on file at the offices of the Securities and Exchange Commission in Washington, D.C., and may be obtained at rates prescribed by the Commission upon request to the Commission and inspected, without charge, at the offices of the Commission.

         Copies of FHLMC's most recent Offering Circular for FHLMC Certificates, FHLMC's Information Statement and most recent Supplement thereto and any quarterly report made available by FHLMC can be obtained in writing or calling FHLMC's Investor Relations Department at 8200 Jones Branch Drive, McLean, Virginia 22102 (800-336-FMPC). The Company did not participate in the preparation of FHLMC's Offering Circular, Information Statement or any Supplement thereto or any such quarterly report.

         Copies of FNMA's most recent Prospectus for FNMA Certificates and FNMA's annual report and quarterly financial statements as well as other financial information are available from the Vice President for Investor Relations of FNMA, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (202-752-7585). The Company did not participate in the preparation of FNMA's Prospectus or any such report, financial statement or other financial information.

                                     EXPERTS

         The financial statements incorporated in this prospectus by reference from the Company's Annual Report (Form 10-K) for the year ended December 31, 1997, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated herein by reference and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

================================================================================

   NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND PROSPECTUS SUPPLEMENT, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS AND PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES DESCRIBED IN THIS PROSPECTUS OR PROSPECTUS SUPPLEMENT OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS OR PROSPECTUS SUPPLEMENT, NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION.

                         ------------------------------

                               TABLE OF CONTENTS

                                                       PAGE
                                                       ----
                PROSPECTUS SUPPLEMENT
Table of Contents....................................  S- 1
Summary of Terms.....................................  S- 2
Risk Factors.........................................  S-14
Description of the Certificates......................  S-15
Description of the Pooled Certificates...............  S-19
Yield and Prepayment Considerations..................  S-28
Pooling Agreement....................................  S-35
Federal Income Tax Considerations....................  S-38
ERISA Considerations.................................  S-40
Legal Investment.....................................  S-41
Underwriting.........................................  S-41
Legal Matters........................................  S-42
Ratings..............................................  S-42
Index of Terms.......................................  S-43
Annex 1
Annex 2
                     PROSPECTUS
Prospectus Supplement and Current Report on Form
  8-K................................................     3
Available Information................................     4
Incorporation of Certain Documents by Reference......     4
Table of Contents....................................     5
Index of Principal Terms.............................     9
Summary of Prospectus................................    13
Risk Factors.........................................    28
Description of the Securities........................    37
Assets Securing or Underlying the Securities.........    44
Credit Enhancement...................................    57
Servicing of the Mortgage Loans, Multifamily Loans
  and Contracts......................................    61
The Indenture........................................    69
The Pooling Agreement and Deposit Trust Agreement....    71
Use of Proceeds......................................    79
The Issuer...........................................    79
The Trustee..........................................    81
Certain Legal Aspects of the Mortgage Assets.........    81
Legal Investment Matters.............................    95
ERISA Considerations.................................    95
Certain Federal Income Tax Consequences..............    97
Plan of Distribution.................................   122
Legal Matters........................................   122
Financial Information and Additional Information.....   122
Experts..............................................   123

Until September 24, 1998, all dealers effecting transactions in the Certificates, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and the Prospectus to which it relates. This is an addition to the obligation of dealers to deliver a Prospectus Supplement and Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

================================================================================

================================================================================

                                  $50,703,106
                                 (APPROXIMATE)

                                    FAIC II

                           PASS-THROUGH CERTIFICATES
                                 SERIES 1998-B



                                  FUND AMERICA
                            INVESTORS CORPORATION II
                                     ISSUER



              ----------------------------------------------------

                             PROSPECTUS SUPPLEMENT
              ----------------------------------------------------



                           -------------------------
                            BEAR, STEARNS & CO. INC.
                           -------------------------


                                 JUNE 26, 1998

================================================================================